Form 10-K, Exhibit 13
period 1997-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 1998-03-31
CIK 1050743

FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

                                            1997           1996           1995
                                            ----           ----           ----
SELECTED YEAR-END DATA:
NET INCOME .........................      $  4,492       $  3,579       $ 3,907
TOTAL ASSETS .......................       363,665        327,404       300,076
TOTAL DEPOSITS .....................       328,473        295,190       269,504
TOTAL SECURITIES ...................       145,558        139,794       136,430
TOTAL LOANS ........................       174,374        149,874       122,432
STOCKHOLDERS' EQUITY ...............        33,639         30,208        28,376
TRUST DEPARTMENT ASSETS (BOOK VALUE)       453,671        378,879       251,254

FINANCIAL RATIOS:
RETURN ON AVERAGE ASSETS ...........          1.30%          1.13%         1.37%
RETURN ON AVERAGE EQUITY ...........         14.22%         12.41%        15.05%
CAPITAL LEVERAGE RATIO .............          9.40%          9.43%         9.63%
RISK BASED CAPITAL:
TIER I .............................         20.25%         24.06%        23.63%
TOTAL ..............................         21.43%         25.37%        24.68%

PER SHARE:
EARNINGS-BASIC .....................      $   1.93       $   1.53      $   1.67
EARNINGS-DILUTED ...................          1.90           1.52          1.67
BOOK VALUE .........................         14.47          12.97         12.15

                                                                      EXHIBIT 13

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION

                               1997 ANNUAL REPORT

To Our Shareholders and Friends:

     This is the first annual report of Peapack-Gladstone Financial Corporation. Shareholders overwhelmingly approved the formation of our holding company at the special meeting on December 11, 1997. Peapack-Gladstone Bank shareholders received Peapack-Gladstone Financial Corporation stock in a tax free exchange.

     The Board of Peapack-Gladstone Financial Corporation immediately voted to pay a 2X1 stock split to shareholders on December 29, 1997. The timing enabled us to pay the split as the new holding company stock certificates were being distributed. The end result was that shareholders received two shares of Peapack-Gladstone Financial Corporation stock for each share of Peapack-Gladstone Bank stock. It was an exciting month that ended a very productive year.

     As Mr. Hill has said, we felt that forming the holding company was an important step for our future. It was not in response to or in anticipation of any particular transaction. However, when we contemplate new services for our customers, the structure may best be accommodated in a holding company format. It just made sense to address this issue at this time.

     In my talk at the special meeting in December, I said, "There is no question in anyone's mind that the financial services industry is undergoing tremendous change. Barely does a day go by when there isn't another announcement of a consolidation or a new financial product or a better way to provide it. All these changes caused us to take a long, hard look at what we do and how we do it. The Board and virtually every officer in the Bank has spent endless hours in strategic planning sessions to be sure that our mission is still viable in this consolidating industry. We emerged from these sessions with renewed confidence that an independent community bank, particularly in our community, not only can be successful but can thrive in this rapidly changing environment.

     We are convinced that technology is the key to efficient, better, and more convenient service for our customers. Great use of technology and great service to the customer do not have to be exclusive of each other. We are excited about this, and we will move ahead with implementing new technology as quickly as practicable and as soon as budgets will bear."

     Planning for and implementing new technologies has been a major focus for the Bank. An upgrade of our mainframe computer took place in the Fall. It is extraordinary that the new machine has more than twenty times the "horsepower" for 20% less cost than the machine purchased just four years ago. Imagine how productive we could all be if those sorts of efficiencies were found in everything we do.

     During 1998 we will upgrade many of our main software systems which will enable us to provide better, faster service for customers. We will also be offering three important new services during the course of 1998. A new, comprehensive phone banking system will enable customers to gain access to information about their accounts, specifically, and the Bank in general, 24 hours a day, seven days a week. This system is targeted for late spring or early summer. Later in the year we will put in a new call center which will give us the opportunity to provide customers more complete information about their accounts and other services that are available to them. It is our belief that both of these new services will make banking at Peapack-Gladstone Bank even more convenient for our customers.

     We are also planning to offer THE CHAIRMAN'S CLUB to our senior customers. THE CHAIRMAN'S CLUB will combine discounted banking services with special newsletters and activities for this important segment of our customer base. This will not only be fun and informative for the members, but good business for the Bank as well.

     One highlight of 1997 was our stock performance. The price of shares at the beginning of 1997 was $56.50. Adjusted for the 2X1 stock split, shares traded at $40.50 by the end of the year. This represents a 43% increase during that period. That is in addition to the 31% increase recorded in our letter for the year 1996. Nobody should believe that stock prices only go in one direction forever, however, I do believe that the strong performance of our stock is a reflection of the outstanding support we have traditionally had from our shareholders. We thank you for that.

     Net income increased from $3,579,000 to $4,492,000, a record for our company, representing a 26% rise in earnings for the year. Return on average assets and equity also improved to 1.30% and 14.22%, respectively. We look forward to further improvement in the future.

     I am pleased to report that our Trust and Investment Department continues to grow rapidly as more and more customers take advantage of the services provided there. Market value of assets held in the Department at year end grew to over $676,000,000. I encourage each of you to visit this Department. We can be a valuable resource to you and your family regarding investment management, custody accounts, trusts, wills, bequests, mutual funds, and retirement account services.

     As we explore ways to be more valuable to you and all our customers, the concept of what a top notch financial services company should be continues to evolve. We are excited about the opportunities that the future will bring.

We want to thank our shareholders, our Board and all the employees who have made 1997 such an important year. We wish each of you a happy and prosperous 1998.

MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS: Peapack-Gladstone Financial Corporation's performance in its inaugural year of 1997 was highlighted by sharply higher net interest income, which resulted from strong loan growth which was funded by equally strong core deposit growth. Assimilation of our new branches opened in 1996 in Chester and Fellowship Village was a strong factor in our success.

     Another significant factor during 1997 was the continued growth in the Trust and Investment Department, as total fees generated increased 16% to nearly $1.5 million. Fee generation has become a vital area of importance for financial institutions as increased competition erodes traditional community bank profit margins.

     As a result of sustained earnings and capital growth, the Board of Directors declared a two-for-one stock split effective December 29, 1997. This constituted the third consecutive year that the Corporation has either declared a stock split or a stock dividend.

     Net income for the year ended December 31, 1997 amounted to $4,492,000 as compared to $3,579,000 and $3,907,000 earned for the comparable periods in 1996 and 1995, respectively. The resulting diluted earnings per share amounted to $1.90 for 1997 as compared to $1.52 and $1.67 earned in 1996 and 1995, respectively. These figures have been restated to reflect the two-for-one stock splits effective in 1997 and 1995 and the five percent stock dividend in 1996.

     Key performance ratios reflected the strong results as the return on average assets during 1997 was 1.30% as compared to 1.13% for the previous year, while the return on average equity was 14.22% versus 12.41% for 1996.

     The operating results of the Corporation depend primarily on net interest income, which is the difference between interest income on interest-earning assets, consisting primarily of loans and securities and interest expense on interest-bearing deposits. The performance is also affected by the provision for loan losses, resulting from management's assessment of the adequacy of the allowance for loan losses, the level of noninterest income, including fees from Trust Department operations, noninterest expense and income tax expense. Each of these principal categories of net income are discussed below.

     EARNING ASSETS: Total earning assets, consisting primarily of loans, securities, and federal funds sold, increased approximately 10% from $305,468,000 at December 31, 1996 to $335,432,000 at year-end 1997.

     LOANS: The loan portfolio represents the Corporation's largest earning asset balance and is a significant source of interest and fee income.

Total loans increased $24,500,000 or 16% from year-end 1996 levels. This growth was focused primarily in the real estate sector, as loans secured by real estate increased $24,926,000. The increase related primarily to the Corporation's intent to lend within its geographic market areas to customers seeking residential first mortgages on their primary residence. Total loans at year-end were $174,374,000 and $149,874,000 in 1997 and 1996, respectively.

The following table presents an analysis of outstanding loans as of December 31,


(In thousands)                                      1997            1996           1995            1994           1993
                                                    ----            ----           ----            ----           ----
Real Estate - Construction                       $  4,213        $  4,703        $  1,686        $  1,865         $ 2,371
Real Estate - Mortgage
    1-4 Family Residential:
         First Liens                               99,168          77,365          59,410          47,993          47,904
         Junior Liens                              10,914          11,147           9,804           9,035           8,591
         Home Equity                                6,238           4,817           4,757           4,110           4,317
Real Estate - Commercial                           29,151          26,726          22,882          19,484          18,139
Commercial Loans                                   10,332          11,832          10,396           9,682           6,369
Consumer Loans                                     13,462          11,219          10,882          11,374          10,138
Other Loans                                           896           2,065           2,615           1,841           1,944
---------------------------------------------------------------------------------------------------------------------------
         TOTAL LOANS                             $174,374        $149,874        $122,432        $105,384         $99,773
===========================================================================================================================



The following table sets forth the maturity distribution of the Corporation's loan portfolio as of December 31, 1997. The table excludes real estate loans (other than construction loans) and installment loans:

                                          Due After
                             Due in        One Year
                           One Year        Through       Due After      Years
(In thousands)              or Less       Five Years    Five Years      Total
--------------             --------      ----------     ----------      -----
Commercial Loans            $ 2,741        $4,542         $3,049       $10,332
Construction Loans            3,434           356            423         4,213

-------------------------------------------------------------------------------
         TOTAL              $ 6,175        $4,898         $3,472       $14,545
===============================================================================


The following table sets forth, as of December 31, 1997, the sensitivity of the loan amounts due after one year to changes in interest rates. The table excludes real estate loans (other than construction loans) and installment loans:

                                              Due After
                                               One Year                 Due
                                               Through               After Five
(In thousands)                               Five Years                Years
                                             ----------             -----------
Fixed Interest Rates                           $2,912                 $3,346
Variable Interest Rates                         1,986                    126
--------------------------------------------------------------------------------

         TOTAL                                 $4,898                 $3,472
================================================================================



INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to be held to maturity. These securities are carried at amortized cost. The portfolio consists of U.S. Treasury and U.S. government agency and municipal obligations. The Corporation's investment securities amounted to $53,978,000 at December 31, 1997, compared with $55,198,000 at year-end 1996.

The following table presents the contractual maturities of investment securities at amortized cost, as of December 31, 1997:


                                                            After 1          After 5
                                           Within         But Within       But Within      After
(In thousands)                             1 Year           5 Years         10 Years      10 Years      Total
                                           ------         ----------       ----------     ---------     -----
U.S. Treasury                              $6,998           $12,999          $   --         $ --        $19,997
U.S. Government Agencies                       --            21,558           3,002           --         24,560
State and Political Subdivisions            1,282             4,083           3,608           448         9,421
---------------------------------------------------------------------------------------------------------------
     TOTAL                                 $8,280           $38,640          $6,610         $ 448       $53,978
===============================================================================================================

SECURITIES AVAILABLE FOR SALE: Securities available for sale are used as a part of the Corporation's interest rate risk management strategy, and they may be sold in response to changes in interest rates, liquidity needs, and other factors. These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of stockholders' equity, net of income taxes. Realized gains and losses are recognized in income at the time the securities are sold.

At December 31, 1997, the Corporation had securities available for sale with a market value of $91,580,000, compared with $84,596,000 at year-end 1996. A $476,000 and $329,000 unrealized gain (net of income tax) was included in stockholders' equity at December 31, 1997 and December 31, 1996, respectively.

The following table presents the contractual maturities of debt securities available for sale, stated at market value, as of December 31, 1997:


                                                                        After 1          After 5
                                                     Within           But Within        But Within       After
In thousands)                                        1 Year            5 Years           10 Years      10 Years      Total
--------------                                       -------          ----------        ----------     --------      -----
U.S. Treasury                                       $ 10,044           $39,682          $    --         $   --      $49,726
U.S. Government Agencies                                  --            23,998           13,075             --       37,073
Other Debt Securities Available for Sale               1,002               996               --             --        1,998
---------------------------------------------------------------------------------------------------------------------------
     TOTAL                                           $11,046           $64,676          $13,075         $   --      $88,797
===========================================================================================================================

Federal funds sold are an integral part of the Corporation's investment and liquidity strategies. The average balance of federal funds sold during 1997 and 1996 was $15.7 million and $16.6 million, respectively.

DEPOSITS: Total deposits increased $33,283,000 or 11% to $328,473,000 at December 31, 1997, compared to $295,190,000 at year-end 1996. Noninterest-bearing demand deposits increased $20,173,000 or 37%, reflecting marketing promotions and strong growth in new and existing market areas. Super NOW accounts and certificates of deposits also grew at a steady pace, up $8,847,000 and $8,484,000, respectively.

The Corporation does not participate in the brokered deposit market, and certificates of deposit over $100,000 are generally purchased by local municipal governments or individual depositors for periods of one year or less. These factors translate into a stable customer oriented cost-effective funding source.

The following table shows remaining maturity for certificates of deposit over $100,000 as of December 31, 1997 (in thousands):


       Three months or less.................................$ 9,032
       Over three months through twelve months..............  2,818
       Over twelve months...................................  6,393
                                                            -------
       Total................................................$18,243
                                                            =======

The following table sets forth information concerning the composition of the Corporation's average deposit base and average interest rates paid for the following years:


                                                   1997                              1996                      1995
                                                   ----                              ----                      ----
(In thousands)                                      $               %             $          %            $           %
                                                    -               -             -          -            -           -
Noninterest-Bearing Demand Deposits            $ 61,508             --       $ 50,861        --       $ 43,493         --
Super NOW Deposits                               67,097           1.29         59,950      1.74         53,533       2.08
Savings Deposits                                 71,624           2.46         72,799      2.89         71,418       2.94
Money Market Deposits                            27,919           2.89         26,512      2.99         27,792       2.97
Certificates of Deposit                          82,358           5.17         75,322      5.24         61,223       5.21
-------------------------------------------------------------------------------------------------------------------------
         TOTAL DEPOSITS                        $310,506                      $285,444                 $257,459
===========================================================================================================================


NET INTEREST INCOME: Net interest income on a tax-equivalent basis, the largest component of operating income, equaled $15,323,000 for 1997, an increase of 16% over the $13,208,000 for 1996. This increase in net interest income was primarily due to the $25,776,000 increase in average interest-earning assets, lower cost of funds and strong growth in demand deposits, up $10,647,000 on average. The net interest margin for 1997 was 4.83%, an increase of 29 basis points from 4.54% for 1996.

In 1997, the higher volume of interest-earning assets increased interest income by $2,103,000 offset in part by lower rates earned which lowered interest income by $179,000. When the effects of volume and rate are combined, total interest income increased $1,924,000 compared to 1996, on a tax-equivalent basis.

The higher level of interest-bearing liabilities increased total interest expense by $501,000 while lower interest rates paid reduced total interest expense by $692,000. The combined effects of the volume and rate changes reduced total interest expense by $191,000 which, when coupled with the $1,924,000 increase in total interest income, increased net interest income by $2,115,000 on a tax-equivalent basis.

The net interest rate spread, defined as the yield on total interest-earning assets on a tax-equivalent basis less the cost of funds on total interest-bearing liabilities, rose 28 basis points to 4.17% for 1997 from 3.89% from 1996.

Tax-equivalent net interest income equaled $13,208,000 for 1996, an increase of $760,000 from the $12,448,000 earned in 1995. The net interest margin of 4.54% for 1996 resulted in a decrease of 20 basis points compared to 4.74% for 1995.

The following table compares the average balance sheet, net interest spreads and net interest margins for the periods ended December 31, 1997, 1996, and 1995 (fully tax-equivalent - FTE): (in thousands, except yield information)


                                                                               YEAR ENDED DECEMBER 31, 1997
                                                                ---------------------------------------------------------
                                                                  Average                Income/                  Yield
                                                                  Balance              Expense(FTE)               (FTE)
                                                                ----------             ------------               ------
ASSETS:
INTEREST-EARNING ASSETS:
 Investments
   Taxable                                                       $132,547                $ 8,497                   6.41%
   Tax-Exempt                                                      10,495                    655                   6.24%
  Loans                                                           158,232                 13,025                   8.23%
  Federal Funds Sold                                               15,681                    844                   5.38%
                                                                 --------                -------                   ----
    TOTAL INTEREST-EARNING ASSETS                                 316,955                 23,021                   7.26%
                                                                 --------                -------                   ----
NONINTEREST-EARNING ASSETS:
    Cash and Due from Banks                                        16,713
    Allowance for Loan Losses                                      (1,773)
    Premises and Equipment                                          8,508
    Other Assets                                                    4,373
                                                                 --------
         TOTAL NONINTEREST- EARNING ASSETS                         27,821
                                                                 --------
         TOTAL ASSETS                                            $344,776
                                                                 ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
    Super NOW                                                    $ 67,097                 $  867                   1.29%
    Money Market                                                   27,919                    807                   2.89%
    Savings                                                        71,624                  1,765                   2.46%
    Certificates of Deposit                                        82,358                  4,259                   5.17%
                                                                 --------                 ------                   ----
    TOTAL INTEREST-BEARING DEPOSITS                               248,998                  7,698                   3.09%
                                                                 --------                 ------                   ----
NON-INTEREST BEARING LIABILITIES:
    Demand Deposits                                                61,508
    Accrued Expenses and Other Liabilities                          2,686
                                                                 --------
         TOTAL NONINTEREST- BEARING LIABILITIES                    64,194
                                                                 --------
STOCKHOLDERS' EQUITY                                               31,584
TOTAL LIABILITIES AND STOCKHOLDERS'                              --------

         EQUITY                                                  $344,776
                                                                 ========
         NET INTEREST INCOME                                                             $15,323
                                                                                         =======
         NET INTEREST SPREAD                                                                                      4.17%
                                                                                                                  ----
         NET INTEREST MARGIN                                                                                      4.83%
                                                                                                                  ----



                                                                               YEAR ENDED DECEMBER 31, 1996
                                                                ---------------------------------------------------------
                                                                  Average                Income/                  Yield
                                                                  Balance              Expense(FTE)               (FTE)
                                                                ----------             ------------               ------
ASSETS:
INTEREST-EARNING ASSETS:
  Investments
    Taxable                                                      $129,028                $ 8,363                    6.48%
    Tax-exempt                                                     10,682                    715                    6.69%
    Loans                                                         134,825                 11,150                    8.27%
  Federal Funds Sold                                               16,644                    869                    5.22%
                                                                 --------                -------                    ----
    TOTAL INTEREST-EARNING ASSETS                                 291,179                 21,097                    7.25%
                                                                 --------                -------                    ----
NONINTEREST- EARNING ASSETS:
  Cash and Due from Banks                                          14,404
  Allowance for Loan Losses                                       (1,446)
  Premises and Equipment                                            8,218
  Other Assets                                                      4,549
                                                                 --------
    TOTAL NONINTEREST- EARNING ASSETS                              25,725
    TOTAL ASSETS                                                 $316,904
                                                                 ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
  Super NOW                                                       $59,950                $ 1,042                    1.74%
  Money Market                                                     26,512                    793                    2.99%
  Savings                                                          72,799                  2,107                    2.89%
  Certificates of Deposit                                          75,322                  3,947                    5.24%
                                                                 --------                -------                    ----
      TOTAL INTEREST-BEARING DEPOSITS                             234,583                  7,889                    3.36%
                                                                 --------                -------                    ----
NONINTEREST- BEARING LIABILITIES:
  Demand Deposits                                                  50,861
  Accrued Expenses and Liabilities                                  2,617
                                                                 --------
    TOTAL NONINTEREST- BEARING LIABILITIES                         53,478
STOCKHOLDERS' EQUITY                                               28,843
                                                                 --------
TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                                                       $316,904
                                                                 ========
    NET INTEREST INCOME                                                                  $13,208
                                                                                         ========
    NET INTEREST SPREAD                                                                                             3.89%
                                                                                                                    -----
    NET INTEREST MARGIN                                                                                             4.54%
                                                                                                                    -----



                                                    YEAR ENDED DECEMBER 31, 1995

                                                                   Average                   Income/                 Yield
                                                                   Balance                 Expense(FTE)              (FTE)
                                                                   -------                 ------------              -----

ASSETS:
INTEREST-EARNING ASSETS:
  Investments
    Taxable                                                        $120,506                     $ 8,084              6.71%
    Tax Exempt                                                       14,981                       1,245              8.31%
  Loans                                                             111,382                       9,455              8.49%
  Federal Funds Sold                                                 15,550                         895              5.76%
                                                                   --------                     -------              -----
      TOTAL INTEREST-EARNING ASSETS                                 262,419                      19,679              7.50%
                                                                   --------                     -------              -----
NONINTEREST-EARNING ASSETS:
  Cash and Due from Banks                                            12,109
  Allowance for Loan Losses                                          (1,365)
  Premises and Equipment                                              6,943
  Other Assets                                                        5,694
                                                                   --------
    TOTAL NONINTEREST- EARNING ASSETS                                23,381
                                                                   --------
    TOTAL ASSETS                                                   $285,800
                                                                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
  Super NOW                                                        $ 53,533                   $   1,111              2.08%
  Money Market                                                       27,792                         826              2.97%
  Savings                                                            71,418                       2,102              2.94%
  Certificates of Deposit                                            61,223                       3,192              5.21%
                                                                   --------                       -----              -----
      TOTAL INTEREST-BEARING DEPOSITS                               213,966                       7,231              3.38%
                                                                   --------                       -----              -----
NONINTEREST-BEARING LIABILITIES:
  Demand Deposits                                                    43,493
  Accrued Expenses and Liabilities                                    2,384
                                                                   --------
    TOTAL NONINTEREST- BEARING LIABILITIES                           45,877
                                                                   --------
STOCKHOLDERS' EQUITY                                                 25,957
                                                                   --------
TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                                                         $285,800
                                                                   ========

    NET INTEREST INCOME                                                                        $ 12,448
                                                                                               ========
    NET INTEREST SPREAD                                                                                              4.12%
                                                                                                                     -----
    NET INTEREST MARGIN                                                                                              4.74%
                                                                                                                     -----

1.   Average loan balances include non-accrual and restructured loans.

2. The tax-equivalent adjustment was computed based on a federal tax rate of 34%.

3. Investments consist of investment securities and securities available for sale.

RATE/VOLUME ANALYSIS (fully tax-equivalent basis):

The effect of volume and rate changes on net interest income for the year ended December 31, 1997 and 1996 are shown below: (In thousands)



                                  YEAR ENDED 1997 COMPARED WITH 1996                YEAR ENDED 1996 COMPARED WITH 1995
                                    NET DIFFERENCE DUE TO CHANGE IN:                 NET DIFFERENCE DUE TO CHANGE IN:
                                                 INCOME/                                           INCOME/
                                  -------------------------------------             --------------------------------------
                                  VOLUME         RATE           EXPENSE             VOLUME          RATE           EXPENSE
                                  -------        -----          -------             -------         ----           -------
ASSETS
Investments                         $217       $(143)              $74              $(161)       $ (90)           $ (251)
Loans                              1,936         (61)            1,875              1,990         (295)            1,695
Federal Funds Sold                   (50)         25               (25)                63          (89)              (26)
                                --------      -------            ------            -------       -------           ------

TOTAL INTEREST
  INCOME                         $2,103       $ (179)            $1,924             $1,892       $(474)            $1,418
                                ========      =======            ======            =======       =======           ======

LIABILITIES
Super NOW                          $124        $(299)            $(175)              $ 133      $ (202)             $ (69)
Money Market                         42          (28)               14                 (38)          5                (33)
Savings                             (34)        (308)             (342)                 41         (36)                 5
Certificates of
  Deposit                           369          (57)              312                 735          20                755
                                --------      -------            ------            -------       -------           ------

TOTAL INTEREST
  EXPENSE                          $501        $(692)            $(191)               $871       $(213)              $658
                                ========      =======            ======            =======       =======           ======

PROVISION FOR LOAN LOSSES: The provision for loan losses represents management's determination of the amount necessary to bring the allowance for loan losses to a level that management considers adequate to reflect the risk of losses inherent in the Corporation's loan portfolio. In its evaluation of the adequacy of the allowance for loan losses, management considers past loan loss experience, changes in the composition of non-performing loans, the condition of borrowers facing financial pressure, the relationship of the current level of the allowance to the credit portfolio and to non-performing loans and existing economic conditions. The process of determining the adequacy of the allowance is necessarily judgmental and subject to changes in external conditions.

The total provision for loan losses for 1997 was $400,000 as compared to $642,000 in 1996 and $75,000 in 1995. Net charge-offs for 1997, 1996 and 1995 were $143,000, $227,000 and $327,000, respectively. Additionally, non-performing loans (consisting of all non-accrual loans and loans over 90 days past due and still accruing interest) were $846,000 in 1997, $1,305,000 in 1996 and $1,177,000 in 1995. Other real estate owned at year-end 1997 totaled $340,000, representing a 21% decrease from the $432,000 level of 1996. Other real estate owned on December 31, 1995 was $999,000. The allowance for loan losses was $1,893,000 at December 31, 1997 as compared to $1,636,000 at December 31, 1996.
The allowance for loan losses currently provides 224% coverage of all non-performing loans. At December 31, 1997, the allowance for loan losses as a percentage of total loans outstanding was 1.09% compared to 1.09% at year-end 1996 and 1.00% at year-end 1995.

The following table presents the loan loss experience during the periods ended December 31:


(In thousands)                                   1997              1996       1995               1994                1993
                                                 ----              ----       ----               ----                ----

Allowance for Loan Losses at
      beginning of year                        $1,636            $1,221     $1,473             $1,538               $1,101


Loans charged off during the period:
      Real Estate                                 150               202        190                 --                  805
      Consumer                                     97                49         34                286                   26
      Commercial and Other                         35                25        153                 --                  173
---------------------------------------------------------------------------------------------------------------------------
           TOTAL LOANS CHARGED-OFF                282               276        377                286                1,004
---------------------------------------------------------------------------------------------------------------------------

Recoveries during the period:
      Real Estate                                 105                19         --                 94                    4
      Consumer                                     25                 8          8                  7                   16
      Commercial and Other                          9                22         42                 60                   11
---------------------------------------------------------------------------------------------------------------------------
           TOTAL RECOVERIES                       139                49         50                161                   31
---------------------------------------------------------------------------------------------------------------------------

Net Charge-offs                                   143               227        327                125                  973
---------------------------------------------------------------------------------------------------------------------------

Provision charged to expense                      400               642         75                 60                1,410
---------------------------------------------------------------------------------------------------------------------------

Allowance for Loan Losses at end of year       $1,893            $1,636     $1,221             $1,473               $1,538
===========================================================================================================================


The following table shows the allocation of the allowance for loan losses as of December 31:

(In thousands)                              1997         %              1996           %                  1995           %
                                            ----         -              ----           -                  ----           -

Real Estate                                $ 946        50            $  818          50                $  611          50
Consumer                                      95         5                82           5                    61           5
Commercial and Other                         852        45               736          45                   549          45
---------------------------------------------------------------------------------------------------------------------------
           TOTAL                          $1,893       100            $1,636         100                $1,221         100
===========================================================================================================================


NON-PERFORMING ASSETS

The following table presents for the years indicated the components of non-performing assets: (In thousands)

                                                                                YEARS ENDED DECEMBER 31,
                                                                 --------------------------------------------------------
                                                                 1997         1996          1995         1994        1993
                                                                 ----         ----          ----         ----        ----

Loans past due 90 days or more
      and still accruing interest                             $   104      $   122      $    636      $   161   $      --
Non-accrual loans                                                 742        1,183           541          697       1,215
       Total non-performing loans                                 846        1,305         1,177          858       1,215
---------------------------------------------------------------------------------------------------------------------------

Other real estate owned                                           340          432           999        1,592       2,436
       Total non-performing assets                              1,186        1,737         2,176        2,450       3,651
---------------------------------------------------------------------------------------------------------------------------
Loan charge-offs                                                  282          276           377          286       1,004
Loan recoveries                                                   139           49            50          161          31
      Net loan charge-offs                                        143          227           327          125         973
---------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses                                      $1,893       $1,636        $1,221       $1,473      $1,538
===========================================================================================================================

RATIOS:

Total non-performing loans/Total loans                          0.49%        0.87%         0.96%        0.81%       1.22%
Total non-performing loans/Total assets                         0.23%        0.40%         0.39%        0.31%       0.43%
Total non-performing assets/Total assets                        0.33%        0.53%         0.73%        0.88%       1.30%
Allowance for loan losses/Total loans                           1.09%        1.09%         1.00%        1.40%       1.54%
Allowance for loan losses/Total
      non-performing loans                                    223.76%      125.36%       103.74%      171.68%     126.58%


Interest income of $47,000, $82,000 and $44,000 would have been recognized during 1997, 1996, and 1995, respectively, if non-accrual loans had been current in accordance with their original terms.

OTHER INCOME: Other income before gains on securities was $3,219,000 in 1997, representing a 12% increase from 1996 and a 37% increase from 1995. This increase was primarily due to higher service charges and higher trust fees. Service charges on deposit accounts increased to just over $1.3 million in 1997, representing a 9% gain over 1996 and a 30% gain over 1995. Trust department fees for 1997 were $1,474,000, 16% higher than 1996 and 46% higher than 1995. For the year ended December 31, 1997, securities gains were $29,000 as compared to gains of $118,000 and $62,000 for 1996 and 1995, respectively.

The following table presents the major components of other income:


(in thousands)                                                                               YEARS ENDED DECEMBER 31,
                                                                                        ---------------------------------
                                                                                        1997         1996           1995
                                                                                        ----         ----           ----

Service charges on deposit accounts                                                   $1,307       $1,202       $ 1,002
Trust Department fees                                                                  1,474        1,270         1,009
Safe deposit rental fees                                                                 164          157           145
Other fee income                                                                         180          145           103
Check printing fees                                                                       49           36            40
Other non-interest income                                                                 45           59            58
---------------------------------------------------------------------------------------------------------------------------
  Other income before gain on securities                                               3,219        2,869         2,357
Securities gains                                                                          29          118            62
---------------------------------------------------------------------------------------------------------------------------

      TOTAL OTHER INCOME                                                              $3,248      $2,987         $2,419
===========================================================================================================================



OTHER EXPENSE: Other expense during 1997 was $10,726,000 as compared with $10,072,000 in 1996 and $9,108,000 in 1995. The increase in 1996 versus 1995 was primarily attributable to the addition of a new administration building and two new branch offices.

     As in most financial institutions, the largest components of other expense are salaries and employee benefits. Normal merit and promotional raises plus the addition of several well-qualified individuals contributed to a 7% increase in salary expense which was $4,639,000 in 1997, $4,327,000 in 1996 and $3,849,000
in 1995. Contributions to the employee savings and profit sharing plan were approximately $198,000 in 1997, $146,000 in 1996 and $118,000 in 1995. The
Corporation sponsors
a noncontributory defined benefit pension plan for its employees. The net periodic pension cost was $348,000, $337,000 and $309,000 for 1997, 1996 and
1995, respectively.

     Total other expense, excluding salaries and employee benefits, increased $149,000 or 3% over 1996 levels. This modest increase reflects efforts by management and staff to control expenses and maximize operating efficiencies.

     The Corporation's efficiency/overhead ratio (other expense as a percentage of the sum of net interest income on a tax-equivalent basis and other income) improved to 57.76% from 62.19% in 1996.

The following table presents the major components of other expense:


(in thousands)                                                                               YEARS ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                         1997          1996        1995
                                                                                         ----          ----        ----

Salaries                                                                               $4,639        $4,327      $3,849
Retirement, health and other benefits                                                   1,454         1,261       1,340
Premises and equipment                                                                  2,231         2,124       1,491
FDIC insurance assessment                                                                  37             1         288
Stationery and Supplies                                                                   279           245         163
Check printing expense                                                                     60            46          40
Postage                                                                                   218           259         207
Telephone                                                                                 187           163         136
Other expense                                                                           1,621         1,646       1,594
---------------------------------------------------------------------------------------------------------------------------
    TOTAL OTHER EXPENSE                                                               $10,726       $10,072      $9,108
===========================================================================================================================



INCOME TAXES: Income tax expense for the year ended December 31, 1997 was $2,822,000 as compared to $1,760,000 and $1,518,000 for the years 1996 and 1995, respectively. The increased income tax expense reflects changes in the levels of taxable income relative to tax-exempt income and certain deferred tax adjustments.

CAPITAL RESOURCES: The solid capital base of the Bank provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Bank's goal of providing shareholders an attractive and stable long-term return on investment. At $33,639,000, total stockholders' equity grew 11% or $3,431,000 as compared with $30,208,000 at year-end 1996. At year-end 1997, unrealized gains net of taxes were $476,000 as compared to unrealized gains of $329,000 at December 31, 1996. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4% and 8%, respectively. At 20.25% and 21.43%, the Bank's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Bank's capital leverage ratio was 9.40% at December 31, 1997.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and investment securities.

     Management feels the Corporation's liquidity position is sufficient to meet any future needs. Cash and cash equivalents, including federal funds sold, averaged over $32 million in 1997. In addition, the Corporation has over $91 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 1997, investment securities and securities available for sale maturing within one year amounted to $21,324,000 and cash and cash equivalents totaled $33,240,000.

     Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including federal funds purchased from correspondent banks, sales of securities under repurchase agreements, loan participation or sales of loans and sales of securities available for sale. The Corporation also generates liquidity from the regular principal payments made on its loan portfolio.

INTEREST RATE SENSITIVITY: Interest rate sensitivity is a measure of the relationship between interest-earning assets and supporting funds which are susceptible to changes in interest rates during comparable time periods. Interest rate movements and deregulation of interest rates on deposits have made managing the Corporation's interest rate sensitivity increasingly more important as a means of managing net interest income. The Corporation's Asset/Liability Committee is responsible for managing the exposure to changes in market interest rates. The "sensitivity" gap quantifies the repricing mismatch between assets and supporting funds over various time intervals. The cumulative gap position as a percentage of total rate-sensitive assets provides one relative measure of the Corporation's interest rate exposure.

     The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately .36 on December 31, 1997 based on contractual maturities for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread.

     For purposes of calculating the gap position, interest-earning demand deposits, money market deposits and savings deposits are included in the 0-3 month category. The Corporation recognizes that certain of these deposits are more stable with an effective maturity greater than their repricing frequency. Assets with daily floating rates are included in the 0-3 month category. Assets and liabilities are included based on their maturities or period to first repricing, subject to the foregoing assumptions.

The table below presents the maturity and repricing relationships between interest-earning assets and interest-bearing deposits as of December 31, 1997. (In thousands)


Repricing or                                    0 - 3           3 - 12             1 - 5           Over 5
Maturity Date                                  Months           Months             Years            Years           Total
                                               ------           ------             -----           ------          ----------

ASSETS
  Securities                                 $ 12,228          $ 9,575          $103,317         $ 20,438          $145,558
  Federal Funds Sold                           15,500               --                --               --            15,500
  Loans (1)                                    28,936           10,833            51,112           82,751           173,632
---------------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST-
     SENSITIVE ASSETS                        $ 56,664          $20,408          $154,429         $103,189          $334,690
===========================================================================================================================

DEPOSITS
  Certificates of Deposit                    $ 22,405          $28,012          $ 37,556         $     --          $ 87,973
  Savings                                      70,419               --                --               --            70,419
  Money Market Accounts                        24,624               --                --               --            24,624
  Super NOW                                    70,745               --                --               --            70,745
  Noninterest-Bearing Demand Deposits              --               --                --           74,712            74,712
---------------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST-
     SENSITIVE DEPOSITS                      $188,193          $28,012          $ 37,556         $ 74,712          $328,473
===========================================================================================================================


ASSETS/DEPOSITS                                  0.30             0.73              4.11             1.38              1.02

ASSETS/DEPOSITS (CUMULATIVE)                     0.30             0.36              0.91             1.02


(1)  Loan balances do not include non-accrual loans.

EFFECTS OF INFLATION AND CHANGING PRICES: The financial statements and related financial data presented herein have been prepared in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same magnitude as the prices of goods and services.

The Corporation believes residential real estate values have stabilized, however, if real estate prices in the Corporation's trade area decrease, the values of real estate collateralizing the Corporation's loans and real estate held by the Corporation as other real estate owned could also be adversely affected.

MARKET RISK SENSITIVE INSTRUMENTS: A derivative financial instrument includes futures, forwards, interest rate swaps, option contracts and other financial instruments with similar characteristics. The Corporation currently does not enter into futures, forwards, swaps or options. However, the Corporation is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of the customers of the Corporation. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require collateral from the borrower if deemed necessary by the Corporation. Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party up to a stipulated amount and with specified terms and conditions.

     Commitments to extend credit and standby letters of credit are not recorded as an asset or liability by the Corporation until the instrument is exercised.

     The Corporation's exposure to market risk is reviewed on a regular basis by the Asset/Liability Committee. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the statement of condition to minimize the inherent risk while at the same time maximize income. Management realizes certain risks are inherent and that the goal is to identify and minimize the risks. Tools used by management include the standard GAP report and a recently instituted interest rate shock simulation report. The Corporation has no market risk sensitive instruments held for trading purposes. It appears the Corporation's market risk is reasonable at this time.

The following table presents the scheduled maturity of market risk sensitive instruments as December 31, 1997:

(In thousands)
                                               Within              1-5              Over
Maturing in:                                   1 Year            Years           5 Years            Total
---------------------------------------------------------------------------------------------------------

ASSETS
Securities                                   $ 21,803         $103,317          $ 20,438         $145,558
Loans                                          39,769           51,112            82,751          173,632
---------------------------------------------------------------------------------------------------------
Total                                        $ 61,572         $154,429          $103,189         $319,190
=========================================================================================================

LIABILITIES
Savings, Super NOW
and Money Market                             $165,788          $    --          $      --        $165,788
CD's                                           50,417           37,556                 --          87,973
---------------------------------------------------------------------------------------------------------
Total                                        $216,205          $37,556          $     --         $253,761
=========================================================================================================

                                                                                 Average        Estimated
                                                Total                      Interest Rate       Fair Value
---------------------------------------------------------------------------------------------------------

ASSETS
Securities                                   $145,558                              6.43%         $146,032
Loans                                         173,632                              8.01%          173,588

LIABILITIES
Savings, Super NOW
and Money Market                             $165,788                              2.06%         $165,823
---------------------------------------------------------------------------------------------------------
CD's                                           87,973                              5.17%           87,992
---------------------------------------------------------------------------------------------------------

CHANGES IN ACCOUNTING PRINCIPLES: In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

     In June 1997, the FASB issued Statement of Financial Accounting Standards NO. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997.

YEAR 2000 CONSIDERATION: Senior management has initiated an intensive study to prepare the Corporation's computer systems and application software for the year 2000. The Corporation expects to incur internal staff costs as well as costs to upgrade, replace or enhance existing software to conform for the year 2000. These efforts in most instances would be addressed in the normal course of evaluating the Corporation's future technology needs. Accordingly, the Corporation does not expect the expense required to have a material effect on its financial results.

TRUST AND INVESTMENT DEPARTMENT: The Trust and Investment Department continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, the Trust and Investment Department has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement, and financial services to its growing client base.

     The book value of assets under management in the Trust and Investment Department increased from $378.9 million in 1996 to $453.7 million in 1997, an increase of 20%. The corresponding market value is now in excess of $676.1 million. Fee income generated by the Trust Department was $1,474,000, $1,270,000 and $1,009,000 in 1997, 1996 and 1995, respectively.

The following table presents the total book value of assets under management in the Trust Department for the years ended December 31:

(In thousands)                            1997           1996             1995           1994            1993
                                          ----           ----             ----           ----            ----

TRUST ASSETS                            $453,671       $378,879         $251,254       $246,526        $202,754

SELECTED CONSOLIDATED FINANCIAL DATA:

The following is selected consolidated financial data for the Corporation and its subsidiaries for the years indicated. This information is derived from the historical consolidated financial statements and should be read in conjunction with the Consolidated Financial Statements and Notes.

(In thousands, except per share data)                                            Years Ended December 31,
                                                           ---------------------------------------------------------------------
                                                             1997        1996             1995              1994            1993
                                                             ----        ----             ----              ----            ----


SUMMARY EARNINGS:
  Interest Income                                         $22,890      $20,955         $19,420          $17,739          $17,507
  Interest Expense                                          7,698        7,889           7,231            5,619            6,051
    Net Interest Income                                    15,192       13,066          12,189           12,120           11,456
  Provision for Loan Losses                                   400          642              75               60            1,410
--------------------------------------------------------------------------------------------------------------------------------
    Net Interest Income after
     Provision for Loan Losses                             14,792       12,424          12,114           12,060           10,046
--------------------------------------------------------------------------------------------------------------------------------
  Other Income, Exclusive
    of Securities Gains (Losses)                            3,219        2,869           2,357            2,174            2,132
  Other Expenses                                           10,726       10,072           9,108            8,506            8,091
  Securities Gains (Losses)                                    29          118              62             (392)             134
--------------------------------------------------------------------------------------------------------------------------------
    Income Before Income Tax Expense
     and Cumulative Effect of Change
     in Accounting Principles                               7,314        5,339           5,425            5,336            4,221
================================================================================================================================
  Income Tax Expense                                        2,822        1,760           1,518            1,465            1,095
--------------------------------------------------------------------------------------------------------------------------------
    Income Before Cumulative Effect
     of Change in Accounting Principles                     4,492        3,579           3,907            3,871            3,126
--------------------------------------------------------------------------------------------------------------------------------
  Cumulative Effect of Change
    in Accounting for Income Taxes                             --           --              --               --              816
  Cumulative Effect of Change in
    Accounting for Postretirement
    Benefits Other Than Pensions, Net of Taxes                 --           --              --               --             (112)
---------------------------------------------------------------------------------------------------------------------------------
    NET INCOME                                             $4,492    $   3,579          $3,907           $3,871           $3,830
=================================================================================================================================


PER SHARE DATA: (Reflects 2:1 stock split in December, 1997; 5% stock dividend paid in 1996; and 2:1 stock split in April, 1995.)

  Income Before Cumulative Effect of Change
    in Accounting Principles                                $1.90       $ 1.52          $ 1.67           $ 1.66           $ 1.34
  Cumulative Effect of Change
    in Accounting Principles                                   --           --              --               --             0.30
  Earnings per Share-Basic                                   1.93         1.53            1.67             1.66             1.64
  Earnings per Share-Diluted                                 1.90         1.52            1.67             1.66             1.64
  Cash Dividends Declared                                    0.41         0.40            0.37             0.32             0.31
  Book Value End-of-Period                                 $14.47       $12.97          $12.15           $10.09            $9.05

Weighted Average Shares Outstanding                     2,327,731    2,332,620       2,335,238         2,335,238       2,335,238
Common Stock Equivalents                                   42,196       27,850           6,315                --              --

CONSOLIDATED STATEMENTS OF CONDITION

                                                                                           DECEMBER 31,
                                                                                  -----------------------------
(Dollars in thousands)                                                            1997                     1996
                                                                                  ----                     ----

ASSETS
CASH AND DUE FROM BANKS                                                         $ 17,740                 $ 10,962
FEDERAL FUNDS SOLD                                                                15,500                   15,800
-------------------------------------------------------------------------------------------------------------------
       TOTAL CASH AND CASH EQUIVALENTS                                            33,240                   26,762
INVESTMENT SECURITIES (APPROXIMATE
    MARKET VALUE $54,452 IN 1997 AND
    $55,486 IN 1996)
    U.S. TREASURY AND GOVERNMENT AGENCIES                                         44,557                   44,543
    STATES AND POLITICAL SUBDIVISIONS                                              9,421                   10,655
-------------------------------------------------------------------------------------------------------------------
       TOTAL INVESTMENT SECURITIES                                                53,978                   55,198
SECURITIES AVAILABLE FOR SALE (AMORTIZED COST
    $90,817 IN 1997 AND $84,072 IN 1996)
    U.S. TREASURY AND GOVERNMENT AGENCIES                                         86,799                   75,745
    OTHER SECURITIES AVAILABLE FOR SALE                                            4,781                    8,851
-------------------------------------------------------------------------------------------------------------------
       TOTAL SECURITIES AVAILABLE FOR SALE                                        91,580                   84,596
LOANS:
    LOANS SECURED BY REAL ESTATE                                                 149,684                  124,758
    OTHER LOANS                                                                   24,690                   25,116
-------------------------------------------------------------------------------------------------------------------
       TOTAL LOANS                                                               174,374                  149,874
       LESS:  ALLOWANCE FOR LOAN LOSSES                                            1,893                    1,636
-------------------------------------------------------------------------------------------------------------------
       NET LOANS                                                                 172,481                  148,238
PREMISES AND EQUIPMENT                                                             8,595                    8,600
OTHER REAL ESTATE OWNED                                                              340                      432
ACCRUED INTEREST RECEIVABLE                                                        3,006                    2,915
OTHER ASSETS                                                                         445                      663
-------------------------------------------------------------------------------------------------------------------
         TOTAL ASSETS                                                           $363,665                 $327,404
===================================================================================================================

LIABILITIES
DEPOSITS:
    NONINTEREST-BEARING DEMAND DEPOSITS                                         $ 74,712                 $ 54,539
    INTEREST-BEARING DEPOSITS:
       SUPER NOW                                                                  70,745                   61,898
       SAVINGS                                                                    70,419                   71,831
       MONEY MARKET ACCOUNTS                                                      24,624                   27,433
       CERTIFICATES OF DEPOSIT OVER $100,000                                      18,243                   16,728
       CERTIFICATES OF DEPOSIT LESS THAN $100,000                                 69,730                   62,761
-------------------------------------------------------------------------------------------------------------------
       TOTAL DEPOSITS                                                            328,473                  295,190
ACCRUED EXPENSES AND OTHER LIABILITIES                                             1,553                    2,006
-------------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                       330,026                  297,196
-------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $1 2/3
    PER SHARE; AUTHORIZED 10,000,000 SHARES;
    ISSUED 2,335,238 SHARES;  REFLECTS 2:1 STOCK
    SPLIT OF DECEMBER 1997)                                                        3,892                    3,892
SURPLUS                                                                            6,218                    6,205
TREASURY STOCK AT COST, 11,178 SHARES IN 1997
    AND 5,446 SHARES IN 1996                                                        (367)                    (142)
RETAINED EARNINGS                                                                 23,420                   19,924
NET UNREALIZED GAINS ON SECURITIES
    AVAILABLE FOR SALE (NET OF INCOME TAX)                                           476                      329
-------------------------------------------------------------------------------------------------------------------
         TOTAL STOCKHOLDERS' EQUITY                                               33,639                   30,208
-------------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $363,665                 $327,404
===================================================================================================================

See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts)                               YEAR ENDED DECEMBER 31,

                                                                1997                     1996                 1995
                                                                ----                    -----                 ----

INTEREST INCOME
INTEREST AND FEES ON LOANS                                   $ 13,025                 $11,150             $ 9,455
INTEREST ON INVESTMENT SECURITIES:
     TAXABLE                                                    2,800                   2,465               3,871
     TAX-EXEMPT                                                   524                     573                 986
INTEREST ON SECURITIES AVAILABLE FOR SALE:
     TAXABLE                                                    5,697                   5,898               4,213
INTEREST ON FEDERAL FUNDS SOLD                                    844                     869                 895
--------------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST INCOME                                     22,890                  20,955              19,420
--------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
INTEREST ON SAVINGS ACCOUNT DEPOSITS                            3,439                   3,942               4,039
INTEREST ON CERTIFICATES OF DEPOSIT
     OVER $100,000                                                965                     802                 488
INTEREST ON OTHER TIME DEPOSITS                                 3,294                   3,145               2,704
--------------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST EXPENSE                                     7,698                   7,889               7,231
--------------------------------------------------------------------------------------------------------------------------
        NET INTEREST INCOME                                    15,192                  13,066              12,189
--------------------------------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                         400                     642                  75
--------------------------------------------------------------------------------------------------------------------------
        NET INTEREST INCOME AFTER PROVISION
          FOR LOAN LOSSES                                      14,792                  12,424              12,114
--------------------------------------------------------------------------------------------------------------------------

OTHER INCOME
SERVICE CHARGES AND FEES FOR OTHER SERVICES                     3,125                   2,774               2,259
SECURITIES GAINS                                                   29                     118                  62
OTHER INCOME                                                       94                      95                  98
--------------------------------------------------------------------------------------------------------------------------
     TOTAL OTHER INCOME                                         3,248                   2,987               2,419
--------------------------------------------------------------------------------------------------------------------------

OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                                  6,093                   5,588               5,189
PREMISES AND EQUIPMENT                                          2,231                   2,124               1,491
FDIC INSURANCE ASSESSMENT                                          37                       1                 288
OTHER EXPENSE                                                   2,365                   2,359               2,140
--------------------------------------------------------------------------------------------------------------------------
     TOTAL OTHER EXPENSES                                      10,726                  10,072               9,108
--------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX  EXPENSE                               7,314                   5,339               5,425
INCOME TAX EXPENSE                                              2,822                   1,760               1,518
--------------------------------------------------------------------------------------------------------------------------
          NET INCOME                                         $  4,492                 $ 3,579             $ 3,907
==========================================================================================================================

EARNINGS PER SHARE (REFLECTS A 2:1 STOCK SPLIT
     IN DECEMBER, 1997; 5% STOCK DIVIDEND
     IN 1996 AND 2:1 STOCK SPLIT IN APRIL, 1995)
     BASIC                                                  $    1.93                $   1.53             $  1.67
--------------------------------------------------------------------------------------------------------------------------
     DILUTED                                                $    1.90                $   1.52             $  1.67
==========================================================================================================================


See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Dollars in thousands, except per share amounts)

                                                                                                     NET
                                                                                              UNREALIZED
                                                                                                   GAINS
                                                                                             (LOSSES) ON
                                                                                              SECURITIES
                                            COMMON                  TREASURY     RETAINED      AVAILABLE
                                             STOCK      SURPLUS        STOCK     EARNINGS       FOR SALE           TOTAL
--------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994                $3,707      $3,486       $    --     $17,112         $ (745)           $23,560
--------------------------------------------------------------------------------------------------------------------------
NET INCOME 1995                                                                    3,907                             3,907
DIVIDENDS DECLARED ($0.37 per share)                                                (823)                             (823)
NET UNREALIZED GAINS ON
     TRANSFER OF INVESTMENT
     SECURITIES TO SECURITIES
     AVAILABLE FOR SALE                                                                             177                177
CHANGE IN NET UNREALIZED
     GAINS ON SECURITIES
     AVAILABLE FOR SALE                                                                           1,555              1,555
--------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                $3,707      $3,486       $    --     $20,196         $  987            $28,376
--------------------------------------------------------------------------------------------------------------------------
NET INCOME 1996                                                                    3,579                             3,579
DIVIDENDS DECLARED ($0.40 per share)                                                (911)                             (911)
COMMON STOCK DIVIDEND
     (Five Percent)                            185       2,755                    (2,940)                               --
COMMON STOCK OPTIONS
     EXERCISED                                             (36)                                                        (36)
PURCHASE OF TREASURY STOCK
     5,446 SHARES                                                       (142)                                         (142)
CHANGE IN NET UNREALIZED
     GAINS ON SECURITIES
     AVAILABLE FOR SALE                                                                            (658)              (658)
--------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                $3,892      $6,205       $  (142)     $19,924        $  329            $30,208
--------------------------------------------------------------------------------------------------------------------------
NET INCOME 1997                                                                     4,492                            4,492
DIVIDENDS DECLARED ($0.41 per share)                                                 (978)                            (978)
COMMON STOCK OPTIONS
     EXERCISED AND RELATED
     TAX BENEFITS                                           13            56          (18)                              51
PURCHASE OF TREASURY STOCK
     7,892 SHARES                                                       (281)                                         (281)
CHANGE IN NET UNREALIZED
     GAINS IN SECURITIES
     AVAILABLE FOR SALE                                                                             147                147
--------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                $3,892      $6,218       $  (367)    $23,420         $  476            $33,639
---------------------------------------------------------------------------------------------------------------------------

Dividends declared per share reflect 2:1 stock split in December, 1997 and 2:1 stock split in April, 1995.

See accompanying notes to Consolidated Financial Statements

                                                             1997        1996             1995              1994            1993
                                                             ----        ----             ----              ----            ----
BALANCE SHEET DATA: (at period end)
  Total Assets                                           $363,665     $327,404         $300,076        $278,523        $280,166
  Investment Securities                                    53,978       55,198           45,540          81,804         146,651
  Securities Available for Sale                            91,580       84,596           90,890          55,024              --
  Loans                                                   174,374      149,874          122,432         105,384          99,773
  Allowance for Loan Losses                                 1,893        1,636            1,221           1,473           1,538
  Total Deposits                                          328,473      295,190          269,504         253,375         257,575
  Total Stockholders' Equity                               33,639       30,208           28,376          23,560          21,135
  Trust Assets (Book Value)                               453,671      378,879          251,254         246,526         202,754

SELECTED PERFORMANCE RATIOS:
  Return on Average Total Assets                            1.30%        1.13%            1.37%            1.38%           1.42%
  Return on Average Total Stockholders' Equity             14.22%       12.41%           15.05%           17.09%          19.25%
  Dividend Payout Ratio                                    21.77%       25.45%           21.06%           18.10%          18.00%
  Average Total Stockholders' Equity
  to Average Assets                                         9.16%        9.10%            9.08%            8.09%           7.39%
  Non-interest Expenses to Average Assets                   3.11%        3.18%            3.19%            3.04%           3.00%
  Non-interest Income to Average Assets                     0.93%        0.91%            0.82%            0.78%           0.79%

ASSET QUALITY RATIOS: (at period end)
  Non-accrual Loans to Total Loans                          0.43%        0.79%            0.44%            0.66%           1.22%
  Non-performing Assets to Total Assets                     0.33%        0.53%            0.73%            0.88%           1.30%
  Allowance for Loan Losses to
    Non-performing Loans                                  223.76%      125.36%          103.74%          171.68%         126.58%
  Allowance for Loan Losses to Total Loans                  1.09%        1.09%            1.00%            1.40%           1.54%
  Net Charge-Offs (Recoveries) to Average
    Loans Plus Other Real Estate Owned                      0.09%        0.17%            0.29%            0.12%           0.97%

LIQUIDITY AND CAPITAL RATIOS:
  Average Loans to Average Deposits                        50.96%       47.23%           43.26%           39.72%          39.87%
  Total Stockholders' Equity to Total Assets                9.25%        9.23%            9.46%            8.46%           7.54%
  Tier 1 Capital to Risk Weighted Assets                   20.25%       24.06%           23.63%           20.62%          16.90%
  Total Capital to Risk Weighted Assets                    21.43%       25.37%           24.68%           21.87%          18.13%
  Tier 1 Leverage Ratio                                     9.40%        9.43%            9.63%            8.68%           7.85%

CONSOLIDATED STATEMENTS OF CASH FLOWS


 (Dollars in thousands)                                                                    YEAR ENDED DECEMBER 31,
                                                                                    -----------------------------------
                                                                                       1997          1996          1995
                                                                                       ----          ----          ----

OPERATING ACTIVITIES:
NET INCOME                                                                         $  4,492       $ 3,579      $  3,907
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
     PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                                                            694           670           475
AMORTIZATION OF PREMIUM AND ACCRETION
     OF DISCOUNT ON SECURITIES, NET                                                      43            75           112
PROVISION FOR LOAN LOSSES                                                               400           642            75
PROVISION FOR DEFERRED TAXES                                                            399           (96)           23
GAIN ON  SECURITIES                                                                     (29)         (118)          (62)
(INCREASE) DECREASE  IN INTEREST RECEIVABLE                                             (91)          (48)           39
(INCREASE) DECREASE  IN OTHER ASSETS                                                   (270)           46           412
(DECREASE) INCREASE  IN ACCRUED EXPENSES AND OTHER LIABILITIES                         (453)         (190)            3
--------------------------------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                        5,185         4,560         4,984
--------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES                                    14,671        12,852         7,180
PROCEEDS FROM MATURITIES OF SECURITIES
     AVAILABLE FOR SALE                                                              11,000        25,000         5,500
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES                                          2,000        10,207        20,542
PROCEEDS FROM SALES AND CALLS OF SECURITIES
     AVAILABLE FOR SALE                                                               6,840        10,025        12,267
PURCHASE OF INVESTMENT SECURITIES                                                   (15,466)      (32,664)      (19,524)
PURCHASE OF SECURITIES AVAILABLE FOR SALE                                           (24,625)      (33,814)      (20,558)
NET DECREASE (INCREASE) IN SHORT-TERM INVESTMENTS                                        38         4,018        (2,317)
NET INCREASE IN LOANS                                                               (24,903)      (27,957)      (17,375)
NET DECREASE IN OTHER REAL ESTATE OWNED                                                 352           855           593
PURCHASES OF PREMISES AND EQUIPMENT                                                    (689)       (2,376)         (386)
--------------------------------------------------------------------------------------------------------------------------
     NET CASH USED IN INVESTING ACTIVITIES                                          (30,782)      (33,854)      (14,078)
--------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE  IN DEPOSITS                                                            33,283        25,686        16,129
DIVIDENDS PAID                                                                         (978)         (911)         (823)
EXERCISE OF STOCK OPTIONS                                                                51           (36)           --
PURCHASE OF TREASURY STOCK                                                             (281)         (142)           --
--------------------------------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                       32,075        24,597        15,306
--------------------------------------------------------------------------------------------------------------------------
     NET INCREASE (DECREASE) IN CASH
        AND CASH EQUIVALENTS                                                          6,478        (4,697)        6,212
--------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     26,762        31,459        25,247
--------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $33,240      $ 26,762      $ 31,459
--------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
     INTEREST ON DEPOSITS                                                            $8,836      $  8,163        $6,618
     INCOME TAXES                                                                     2,487         1,885         1,495
NONCASH INVESTING ACTIVITIES:
     TRANSFER OF LOANS TO OTHER REAL ESTATE                                             260           288            --
     TRANSFER OF INVESTMENT SECURITIES TO
        SECURITIES AVAILABLE FOR SALE                                                    --            --        28,020

See accompanying notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION: Effective December 12, 1997 all of the then outstanding common shares of the Peapack-Gladstone Bank (the Bank) were exchanged on a one-for-one basis for shares of Peapack-Gladstone Financial Corporation (the Corporation), which was organized as a New Jersey Bank Holding Company on August 19, 1997. This exchange of shares has been accounted for as a "pooling-of-interests," and as a result, the Corporation reports on a combined basis the values of the assets, liabilities and stockholders' equity of the Bank and the Holding Company.

     The consolidated financial statements of the Corporation are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank and its wholly-owned subsidiary, Peapack-Gladstone Investment Company. While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank's activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.

BUSINESS: The Peapack-Gladstone Bank, the subsidiary of the Corporation, provides a full range of banking services to individual and corporate customers through its branch operations in northwestern New Jersey. The Bank is subject to competition from other financial institutions, is regulated by certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

BASIS OF FINANCIAL STATEMENT PRESENTATION: The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statement of condition and revenues and expenses for that period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

INVESTMENT SECURITIES: Investment securities are composed of debt securities that the Corporation has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount over the term of the investments.

SECURITIES AVAILABLE FOR SALE: Debt securities that cannot be categorized as investment securities are classified as securities available for sale. Such securities include debt securities to be held for indefinite periods of time and not intended to be held to maturity, as well as marketable equity securities. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. In November 1995, the Financial Accounting Standards Board issued "Special Report - A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" within which there was offered transition guidance permitting an enterprise to reassess the appropriateness of the classifications of all of its securities before December 31, 1995. The Corporation reassessed its classifications and in December 1995 transferred $28.0 million (amortized cost) of its securities previously classified as held to maturity, to the available for sale classification. The related unrealized gain as of the transfer date was $177,000 which has been recognized and reported as a separate component of stockholders' equity. Securities available for sale are carried at fair value and unrealized holding gains and losses (net of related tax effects) on such securities are excluded from earnings, but are included in stockholders' equity. Upon realization, such gains or losses are included in earnings using the specific identification method.

LOANS: Loans are stated at the principal amount outstanding. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment to the loan's yield. The accrual of income on loans is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent. A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist. The majority of the loans are secured by real estate located within the Corporation's market area in Northwestern New Jersey.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses inherent in the portfolio. The allowance is based on management's evaluation of the loan portfolio considering economic conditions, the volume and nature of the loan portfolio, historical loan loss experience, and individual credit situations. The allowance is increased by provisions charged to expense and reduced by net charge-offs.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Corporation to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.

     Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a loan to be impaired when it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the fair value of the collateral. Impairment losses are included in the allowance for loan losses through provisions charged to operations.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation. Depreciation charges are computed using the straight-line method. Premises and equipment are depreciated over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed as incurred. The cost of major renewals and improvements are capitalized. Gains or losses realized on routine dispositions are recorded as other income or other expense.

OTHER REAL ESTATE OWNED: Other real estate owned is carried at fair value minus estimated costs to sell, based on an independent appraisal. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the valuation allowance on other real estate owned or to other expense.

INCOME TAXES: The Corporation files a consolidated Federal income tax return. Separate State income tax returns are filed for each subsidiary based on current laws and regulations.

     The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the enacted tax rates applicable to taxable income for the years in which these temporary differences are expected to be recovered or settled. Such tax assets and liabilities are adjusted for the effect of a change in tax rates in the period of enactment.


STOCK OPTION PLAN: Prior to January 1, 1996, the Corporation accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Corporation adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant.

Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Corporation has elected to continue to apply the provisions of APB Opinion No. 25 and to provide the pro forma disclosure provisions of SFAS No. 123.

EARNINGS PER SHARE: In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 established standards for computing and presenting earnings per share (EPS) by simplifying the standards for computing EPS previously found in APB Opinion No. 15, "Earnings per Share." Under the new requirements, the Corporation is required to present both basic and diluted EPS on the face of the income statement. Basic EPS replaced the current EPS terminology and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. Diluted EPS includes any additional common shares as if all potentially dilutive common shares were issued (e.g. stock options). The Corporation was required to adopt SFAS 128 for the period ended December 31, 1997. All prior-period EPS data is restated as required.

     The Board of Directors approved a 2 for 1 stock split effective December 29, 1997. In addition, per share data reflects the 5 percent stock dividend paid in November 1996. As a result, the average number of shares outstanding was 2,369,927, 2,360,470 and 2,341,553 for 1997, 1996 and 1995, respectively, and included common stock equivalents of 42,196, 27,850 and 6,315 for 1997, 1996 and 1995, respectively.

TRANSFERS AND SERVICING OF FINANCIAL ASSETS: In June 1996, the (FASB) issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS
125). SFAS 125 amends portions of SFAS 115, amends and extends to all servicing assets and liabilities the accounting standards for mortgage servicing rights now in SFAS 65, and supersedes SFAS 122. The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. Those standards are based upon consistent application of a financial components approach that focuses on control. The Statement also defines the accounting treatment for servicing assets and other retained interest in the assets that are transferred. SFAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The adoption of the Statement did not have a material effect on the Corporation's financial condition or results of operation.

RECLASSIFICATION: Certain reclassifications have been made in the 1995 and 1996 financial statements in order to conform to the 1997 presentation.

2. INVESTMENT SECURITIES

A summary of amortized cost and approximate market value of investment securities included in the consolidated statement of condition as of December 31, 1997 and 1996 follows:


                                                                                1997
                                                                                ----
                                                           GROSS            GROSS     APPROXIMATE
                                                       AMORTIZED       UNREALIZED      UNREALIZED             MARKET
(In thousands)                                              COST            GAINS          LOSSES              VALUE
                                                       ---------       ----------     -----------             ------

U.S. TREASURY & GOVERNMENT AGENCIES                      $44,557             $174         $  (48)           $ 44,683
STATES AND POLITICAL SUBDIVISIONS                          9,421              348              --              9,769
==========================================================================================================================
                                                         $53,978             $522         $  (48)           $ 54,452
==========================================================================================================================


                                                                                1996
                                                                                ----
                                                                            GROSS           GROSS        APPROXIMATE
                                                       AMORTIZED       UNREALIZED      UNREALIZED             MARKET
(In thousands)                                              COST            GAINS          LOSSES              VALUE
                                                       ---------       ----------      ----------        -----------

U.S. TREASURY & GOVERNMENT AGENCIES                      $44,543             $173        $  (156)           $ 44,560
STATES AND POLITICAL SUBDIVISIONS                         10,655              289            (18)             10,926
==========================================================================================================================
                                                         $55,198             $462        $  (174)           $ 55,486
==========================================================================================================================


The amortized cost and approximate market value of investment securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:

                                                                                                         APPROXIMATE
(In thousands)                                                     AMORTIZED COST                       MARKET VALUE
                                                                   --------------                       -------------
ONE YEAR OR LESS                                                          $ 8,280                            $ 8,298
AFTER ONE YEAR THROUGH FIVE YEARS                                          38,640                             38,806
AFTER FIVE YEARS THROUGH TEN YEARS                                          6,610                              6,798
AFTER TEN YEARS                                                               448                                550
==========================================================================================================================
                                                                          $53,978                            $54,452
==========================================================================================================================

     Securities having an approximate carrying value of $5,000,000 and $3,000,000 as of December 31, 1997 and 1996, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains of $5,000, $95,000 and $40,000 were realized in 1997, 1996 and 1995 respectively. There were no gross realized losses in 1997, 1996 and 1995. There were no sales of investment securities in 1997, 1996 or 1995 except for securities called by issuers.

3. SECURITIES AVAILABLE FOR SALE

A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statement of condition as of December 31, 1997 and 1996 follows:

                                                                                  1997
                                                                                 ------
                                                                            GROSS           GROSS        APPROXIMATE
                                                       AMORTIZED       UNREALIZED      UNREALIZED             MARKET
(In thousands)                                              COST            GAINS          LOSSES              VALUE
                                                      ----------       ----------      ----------        -----------
U.S. TREASURY & GOVERNMENT AGENCIES                      $86,035           $  838       $    (74)            $86,799
OTHER SECURITIES AVAILABLE FOR SALE                        4,782                2             (3)              4,781
==========================================================================================================================
                                                         $90,817           $  840       $    (77)            $91,580
==========================================================================================================================


                                                                                  1996
                                                                                 ------
                                                                            GROSS           GROSS        APPROXIMATE
                                                       AMORTIZED       UNREALIZED      UNREALIZED             MARKET
(In thousands)                                              COST            GAINS          LOSSES              VALUE
                                                       ---------       ----------      ----------        -----------
U.S. TREASURY & GOVERNMENT AGENCIES                      $75,254             $680       $   (189)            $75,745
OTHER SECURITIES AVAILABLE FOR SALE                        8,818               45            (12)              8,851
==========================================================================================================================
                                                         $84,072             $725       $   (201)            $84,596
==========================================================================================================================


The amortized cost and approximate market value of debt securities available for sale as of December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:

(In thousands)                                                                                           APPROXIMATE
                                                                   AMORTIZED COST                       MARKET VALUE
                                                                   --------------                       ------------
ONE YEAR OR LESS                                                          $11,008                            $11,046
AFTER ONE YEAR THROUGH FIVE YEARS                                          63,985                             64,676
AFTER FIVE YEARS THROUGH TEN YEARS                                         13,042                             13,075
==========================================================================================================================
                                                                          $88,035                            $88,797
==========================================================================================================================

Gross gains of $24,000, $23,000 and $29,000 were realized in 1997, 1996 and 1995, respectively. There were no gross realized losses in 1997 or 1996. Gross realized losses of $7,000 were incurred in 1995.

4. LOANS

Loans outstanding as of December 31, 1997 and 1996 consisted of the following:

(In thousands)                                                               1997                               1996
                                                                             ----                               ----

LOANS SECURED BY REAL ESTATE                                             $145,471                          $ 120,055
CONSTRUCTION LOANS                                                          4,213                              4,703
COMMERCIAL LOANS                                                           10,332                             11,832
CONSUMER LOANS                                                             13,462                             11,219
OTHER LOANS                                                                   896                              2,065
==========================================================================================================================
      TOTAL LOANS                                                        $174,374                           $149,874
==========================================================================================================================


Non-accrual loans totaled $742,000 and $1,183,000 at December 31, 1997 and 1996, respectively. Loans past due 90 days or more and still accruing interest totaled $104,000 and $122,000 at December 31, 1997 and 1996, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $25,000, $18,000 and $9,000 in 1997, 1996 and 1995, respectively. Interest income of $47,000, $82,000 and $44,000 would have been recognized during 1997, 1996 and 1995, respectively, under contractual terms for such non-accrual loans.

Loans that met the criteria of troubled debt restructuring totaled $261,000 and $265,000 at December 31, 1997 and 1996, respectively. The amount of interest income recognized on troubled debt restructurings in 1997, 1996 and 1995 totaled $18,000, $16,000 and $4,000, respectively. Interest income of approximately $26,000, $27,000 and $28,000 would have been recognized during 1997, 1996 and 1995, based on original terms. There are no commitments to lend additional amounts on troubled debt restructurings.

The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100,000. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, are excluded. There was no recorded investment in impaired loans as of December 31, 1997 and 1996 and no investments in impaired loans during 1997 and 1996.

5. ALLOWANCE FOR LOAN LOSSES

A summary of changes in the allowance for loan losses for the years indicated follows:


                                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------------------------------------
(In thousands)                                             1997                       1996                     1995
                                                           ----                       ----                     ----

BALANCE, BEGINNING OF YEAR                               $1,636                     $1,221                   $1,473
PROVISION CHARGED TO EXPENSE                                400                        642                       75
LOANS CHARGED- OFF                                         (282)                      (276)                    (377)
RECOVERIES                                                  139                         49                       50
==========================================================================================================================
BALANCE, END OF YEAR                                     $1,893                     $1,636                   $1,221
==========================================================================================================================


6. PREMISES AND EQUIPMENT

Premises and equipment for the years indicated follows:

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------
(In thousands)                                                                        1997                    1996
                                                                                      ----                    ----

LAND                                                                               $ 2,259                  $ 2,259
BUILDINGS                                                                            4,703                    4,703
FURNITURE AND EQUIPMENT                                                              3,818                    3,706
LEASEHOLD IMPROVEMENTS                                                               2,577                    2,551
--------------------------------------------------------------------------------------------------------------------------
                                                                                    13,357                   13,219
LESS: ACCUMULATED DEPRECIATION                                                       4,762                    4,619
==========================================================================================================================
      TOTAL                                                                        $ 8,595                  $ 8,600
==========================================================================================================================


Depreciation expense amounted to $694,000, $670,000 and $475,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Corporation discloses estimated fair values for its significant financial instruments. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of significant financial instruments:

CASH AND SHORT-TERM INVESTMENTS - For short-term instruments, the carrying amount is a reasonable estimate of fair value.

SECURITIES - For securities, fair values are based upon quoted market prices or dealer quotes.

LOANS - The fair values of loans is estimated by discounting the future cash flows using the build-up approach consisting of four components: the risk-free rate, credit quality, operating expense and prepayment option price.

DEPOSIT LIABILITIES - The fair value of deposits with no stated maturity, such as demand deposits, Super NOW accounts, savings and money market accounts, is equal to the carrying amount. The fair value of certificates of deposit is based on the discounted value of contractual cash flows.

The following table summarizes carrying amounts and fair values for financial instruments at December 31, 1997 and 1996:

  (In thousands)                                                    1997                               1996
                                                                    ----                               ----

                                                        CARRYING             FAIR         CARRYING              FAIR
                                                          AMOUNT            VALUE           AMOUNT             VALUE
                                                        --------            -----         --------             -----

FINANCIAL ASSETS:
  CASH AND CASH EQUIVALENTS                             $ 33,240         $ 33,240         $ 26,762          $ 26,762
  INVESTMENT SECURITIES                                   53,978           54,452           55,198            55,486
  SECURITIES AVAILABLE FOR SALE                           91,580           91,580           84,596            84,596
  LOANS, NET OF ALLOWANCE
    FOR LOAN LOSSES                                      172,481          172,437          148,238           145,450
FINANCIAL LIABILITIES:
  DEPOSITS                                               328,473          328,543          295,190           295,365

8. INCOME TAXES

The income tax expense included in the consolidated financial statements for the years ended December 31, 1997, 1996 and 1995, is allocated as follows:

(In thousands)                                                              1997            1996               1995
--------------                                                              ----            ----               ----

INCOME TAX EXPENSE FROM OPERATIONS:
FEDERAL:
  CURRENT EXPENSE                                                         $2,178          $1,655             $1,461
-------------------------------------------------------------------------------------------------------------------
DEFERRED EXPENSE (BENEFIT)                                                   309             (83)                27
-------------------------------------------------------------------------------------------------------------------
STATE:
  CURRENT EXPENSE                                                            245             201                 34
-------------------------------------------------------------------------------------------------------------------
  DEFERRED EXPENSE (BENEFIT)                                                  90             (13)                (4)
-------------------------------------------------------------------------------------------------------------------
      TOTAL INCOME TAX EXPENSE
      FROM OPERATIONS                                                      2,822           1,760              1,518
-------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY:
DEFERRED EXPENSE:
  UNREALIZED GAIN ON SECURITIES
   AVAILABLE FOR SALE                                                        153             383              1,007
===================================================================================================================


Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% in 1997, 1996 and 1995 to income before taxes as a result of the following:


(In thousands)                                                              1997            1996               1995
--------------                                                              ----            ----               ----

COMPUTED "EXPECTED" TAX EXPENSE                                           $2,487          $1,815             $1,844
INCREASE (DECREASE) IN TAXES RESULTING FROM:
  TAX-EXEMPT INCOME                                                         (161)           (176)              (342)
STATE INCOME TAXES                                                           221             124                 20
  DEFERRED TAX ADJUSTMENT-TAX BAD DEBT                                       210              --                 --
  OTHER                                                                       65              (3)                (4)
==========================================================================================================================
                                                                          $2,822          $1,760             $1,518
==========================================================================================================================


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1996 are as follows:

(In thousands)                                                    1997      1996
--------------                                                    ----      ----

DEFERRED TAX ASSETS:
  LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
   LOAN LOSSES AND DEFERRED FEE INCOME                            $462      $741
--------------------------------------------------------------------------------
  OTHER REAL ESTATE OWNED, PRINCIPALLY DUE TO
   RESERVES FOR WRITEDOWNS                                          28        31
--------------------------------------------------------------------------------
   POST RETIREMENT BENEFITS OTHER THAN PENSIONS                     50        54
--------------------------------------------------------------------------------
   CAPITAL LOSS CARRYOVER                                           25        33
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED ASSETS                                        565       859
--------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
  UNREALIZED GAIN ON SECURITIES
   AVAILABLE FOR SALE                                               43       196
--------------------------------------------------------------------------------
  INVESTMENT SECURITIES, PRINCIPALLY DUE TO
   THE ACCRETION OF BOND DISCOUNT                                   45        38
--------------------------------------------------------------------------------
  PREMISES AND EQUIPMENT
   PRINCIPALLY DUE TO DIFFERENCES IN DEPRECIATION                  365       267
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED LIABILITIES                                   453       501
--------------------------------------------------------------------------------
NET DEFERRED TAX ASSET                                            $112      $358
================================================================================

9. BENEFIT PLANS

The Corporation sponsors a non-contributory defined benefit pension plan that covers substantially all salaried employees. The benefits are based on an employee's compensation, age at retirement and years of service. It is the policy of the Corporation to fund not less than the minimum funding amount required by the Employee Retirement Income Security Act (ERISA).

The following table sets forth the plan's estimated status on December 31,

(In thousands)                                                 1997         1996
                                                               ----         ----

ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATION:
  ACCUMULATED BENEFIT OBLIGATION, INCLUDING VESTED
   BENEFITS OF $2,183 IN 1997 AND $1,787 IN 1996            $ 2,336     $ 1,938
================================================================================
  PROJECTED BENEFIT OBLIGATION                                3,178       2,644
================================================================================
PLAN ASSETS AT FAIR VALUE, PRIMARILY STOCKS AND
  FIXED INCOME SECURITIES                                     3,635       2,720
================================================================================
  PLAN ASSETS IN EXCESS OF PROJECTED BENEFIT
   OBLIGATION                                                   456          76
  UNRECOGNIZED PRIOR SERVICE COST                                (5)          9
  UNRECOGNIZED NET GAIN                                        (296)         (5)
  UNRECOGNIZED NET TRANSITION ASSET                             (77)        (84)
--------------------------------------------------------------------------------
PREPAID (ACCRUED) PENSION COST                              $    78     $    (4)
================================================================================


NET PERIODIC EXPENSE FOR THE YEARS ENDED DECEMBER 31 INCLUDED THE FOLLOWING
COMPONENTS:

(In thousands)                                   1997         1996          1995
                                                 ----         ----          ----

SERVICE COST - BENEFITS
  EARNED DURING THE PERIOD                      $ 430        $ 405        $ 356
INTEREST COST ON PROJECTED
  BENEFIT OBLIGATION                              157          148          130
ACTUAL RETURN
  ON PLAN ASSETS                                 (545)        (292)        (326)
--------------------------------------------------------------------------------
NET  GAIN ON ASSETS
  DURING THE PERIOD DEFERRED
  FOR LATER RECOGNITION                           313           83          155
NET AMORTIZATION                                   (7)          (7)          (6)
================================================================================
NET PERIODIC PENSION COST                       $ 348        $ 337        $ 309
================================================================================


For December 31, 1997 and 1996 the weighted average discount rate and rate of increase in future compensation used in determining the actuarial present value of the projected benefit obligation were 6.0 percent and 3.0 percent, respectively. The related expected long-term rate of return on plan assets was
7.5 percent.

SAVINGS AND PROFIT SHARING PLANS:

In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(K) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $23,000, $21,000 and $18,000 in 1997, 1996 and 1995, respectively.
Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $175,000 in 1997, $125,000 in 1996 and $100,000 in 1995.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

The Corporation provides certain health care and life insurance benefits to eligible retired employees. Accordingly, the cost of retiree health care and other benefits is accrued during the employees active service. Expense for the years ended December 31, 1997, 1996 and 1995 is not material.

10. STOCK OPTION PLAN

The Corporation's incentive stock option plan allows the granting of up to 115,500 shares of the Corporation's common stock to certain key employees. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                  OPTION PRICE
                                                 SHARES             PER SHARE
                                                 ------           -------------

BALANCE, DECEMBER 31, 1994                           --                      --
GRANTED DURING 1995                              66,360           $18.00-$19.80
FORFEITED DURING 1995                             1,680                   18.00
BALANCE, DECEMBER 31, 1995                       64,680             18.00-19.80
--------------------------------------------------------------------------------
GRANTED DURING 1996                               4,830                   25.00
EXERCISED DURING 1996                             3,696                   18.00
FORFEITED DURING 1996                             2,688                   18.00
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                       63,126             18.00-25.00
--------------------------------------------------------------------------------
GRANTED DURING 1997                              43,600             28.75-39.63
EXERCISED DURING 1997                             2,160                   18.00
FORFEITED DURING 1997                               400                   18.00
================================================================================
BALANCE, DECEMBER 31, 1997                      104,166           $18.00-$39.63
================================================================================

At December 31, 1997, the number of options exercisable was 22,910 and the weighted-average price of those options was $18.78 per share. At December 31, 1996, the number of options exercisable was 11,360 and the weighted-average price of those options was $18.00 per share.

The Corporation has a non-qualified stock option plan for non-employee directors. The plan allows the granting of up to 63,000 shares of the Corporation's common stock. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                    SHARES            PER SHARE
                                                    ------          ------------

BALANCE, DECEMBER 31, 1994                              --                    --
GRANTED DURING 1995                                 51,450         $18.00-$21.88
BALANCE, DECEMBER 31, 1995                          51,450           18.00-21.88
--------------------------------------------------------------------------------
EXERCISED DURING 1996                                1,050                 18.00
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                          50,400           18.00-21.88
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                          50,400         $18.00-$21.88
================================================================================


At December 31, 1997, the number of options exercisable was 19,530 and the weighted-average price of those options was $18.00. At December 31, 1996, the number of options exercisable was 8,800 and the weighted-average price of those options was $18.00.

     At December 31, 1997, there were 17,428 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 1997 and 1996 was $8.64 and $5.45 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1997 - expected dividend yield 0.88%, expected volatility of 11%, risk-free interest rate of 6.13%, and an expected life of 5 years; 1996 - expected dividend yield of 1.50%, expected volatility of 11%, risk-free interest rate of 6.48%, and an expected life of 5 years.

     The Corporation applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Corporation determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Corporation's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

(In thousands except per share data)                   1997             1996
                                                       ----             ----

NET INCOME:
   AS REPORTED                                     $   4,492           $   3,579
   PRO FORMA                                       $   4,389           $   3,516

EARNINGS PER SHARE:
   AS REPORTED
    BASIC                                          $    1.93           $    1.53
    DILUTED                                        $    1.90           $    1.52
   PRO FORMA
    BASIC                                          $    1.89           $    1.51
    DILUTED                                        $    1.85           $    1.49

11. COMMITMENTS AND REGULATORY MATTERS

     The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that its actions depart from routine legal proceedings and such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $29,077,000 and $19,891,000 and letters of credit of $1,261,000 and $1,276,000 at December 31, 1997 and 1996, respectively, which are not included in the accompanying consolidated financial statements. For commitments to originate loans, the Corporation's maximum exposure to credit risk is represented by the contractual amount of those instruments. Those commitments represent ultimate exposure to credit risk only to the extent that they are subsequently drawn upon by customers. The Corporation uses the same credit policies and underwriting standards in making loan commitments as it does for on-balance-sheet instruments. For loan commitments, the Corporation would generally be exposed to interest rate risk from the time a commitment is issued with a defined contractual interest rate.

     At year-end 1997 and 1996, the Bank was required to maintain balances of $7,291,000 and $4,805,000, respectively, at the Federal Reserve Bank of New York in satisfaction of statutory reserve requirements.

     At December 31, 1997, the Bank was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $579,000, $607,000 and $316,000 for the years ended December 31, 1997, 1996 and 1995, respectively, which is included in premises and equipment expense in the consolidated statements of income.

The minimum annual lease payments under the terms of the lease agreements, as of December 31, 1997, were as follows:

(In thousands)

1998 ..................................................................   $  478
1999 ..................................................................      361
2000 ..................................................................      345
2001 ..................................................................      445
2002 ..................................................................      445
Thereafter ............................................................    3,589
                                                                          ------
TOTAL .................................................................   $5,663
                                                                          ======

12. REGULATORY CAPITAL

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                              TO BE WELL
                                                                           CAPITALIZED UNDER          FOR CAPITAL
                                                                           PROMPT CORRECTIVE           ADEQUACY
(In thousands)                                       ACTUAL                ACTION PROVISIONS           PURPOSES
                                               AMOUNT       RATIO          AMOUNT      RATIO       AMOUNT      RATIO
                                               ------       -----          ------      -----       ------      -----

AS OF DECEMBER 31, 1997:
  TOTAL CAPITAL
   (TO RISK-WEIGHTED ASSETS)                  $34,313       21.4%         $16,010      10.0%     $ 12,808       8.0%
  TIER I CAPITAL
   (TO RISK-WEIGHTED ASSETS)                   32,420       20.3%           9,606       6.0%        6,404       4.0%
  TIER I CAPITAL
   (TO AVERAGE ASSETS)                         32,420        9.4%          17,239       5.0%       10,343       3.0%
--------------------------------------------------------------------------------------------------------------------------

AS OF DECEMBER 31, 1996:
  TOTAL CAPITAL
   (TO RISK-WEIGHTED ASSETS)                  $31,515       25.4%         $12,415      10.0%       $9,932       8.0%
  TIER I CAPITAL
   (TO RISK-WEIGHTED ASSETS)                   29,879       24.1%           7,449       6.0%        4,966       4.0%
  TIER I CAPITAL
   (TO AVERAGE ASSETS)                         29,879        9.4%          15,845       5.0%        9,507       3.0%
--------------------------------------------------------------------------------------------------------------------------

13. FINANCIAL INFORMATION OF PARENT COMPANY

Peapack-Gladstone Financial Corporation (the parent company) was incorporated on August 19, 1997 for the purpose of acquiring the Bank in a one-for-one stock exchange. The following information of the parent company only financial statements as of December 31, 1997 should be read in conjunction with the notes to the consolidated financial statements.

                        CONDENSED STATEMENT OF CONDITION

                                                               December 31, 1997
                                                               -----------------
(DOLLARS IN THOUSANDS)

ASSETS:
Cash                                                                   $    947
Investment in Subsidiary                                                 32,897
Other Assets                                                                 52
                                                                       --------

        TOTAL ASSETS                                                   $ 33,896
                                                                       ========

LIABILITIES:
Other Liabilities                                                      $    257
                                                                       --------
        TOTAL LIABILITIES                                                   257
STOCKHOLDERS' EQUITY:
Common Stock                                                              3,892
Surplus                                                                   6,218
Treasury Stock                                                             (367)
Net Unrealized Gains on Securities Available For
   Sale (Net of Income Tax)                                                 476
Retained Earnings                                                        23,420
                                                                       --------
        TOTAL STOCKHOLDERS' EQUITY                                       33,639
                                                                       --------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 33,896
                                                                       ========

                          CONDENSED STATEMENT OF INCOME

                                                             For the period from
                                                            December 12, 1997 to
                                                               December 31, 1997
                                                            --------------------

(DOLLARS IN THOUSANDS)

INCOME:
Equity in Undistributed Earnings of Bank                                  $  140
Dividend from Bank                                                         1,000
                                                                        --------
        TOTAL INCOME                                                       1,140
                                                                        --------

EXPENSES:
Other Expenses                                                                 1
                                                                        --------
        TOTAL EXPENSES                                                         1
                                                                        --------
       NET INCOME                                                        $1,139
                                                                        ========


                        CONDENSED STATEMENT OF CASH FLOWS

                                                             For the period from
                                                            December 12, 1997 to
                                                               December 31, 1997
                                                            --------------------
(DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                              $ 1,139
Less Equity in Undistributed Earnings                                      (140)
Increase in Other Assets                                                    (52)
Increase in Other Liabilities                                               257
                                                                        -------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                         1,204

CASH FLOWS FROM INVESTING ACTIVITIES                                       --
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid                                                             (257)
                                                                        -------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                          (257)

        Net Increase in Cash and Cash Equivalents                           947
                                                                        -------
Cash and Cash Equivalents at Beginning of Period                              0
                                                                        -------
Cash and Cash Equivalents at End of Period                              $   947
                                                                        =======

STOCK PRICES:

The following table shows the 1997 and 1996 range of prices paid on known trades of Corporation stock.*

                                                                        DIVIDEND
1997                                      HIGH              LOW        PER SHARE
----                                      ----              ---        ---------

1ST QUARTER                             $   28.25       $   28.25       $   0.10
--------------------------------------------------------------------------------
2ND QUARTER                                 28.75           28.75           0.10
--------------------------------------------------------------------------------
3RD QUARTER                                 37.50           35.00           0.10
--------------------------------------------------------------------------------
4TH QUARTER                                 40.50           37.50           0.11
--------------------------------------------------------------------------------

                                                                        DIVIDEND
1996                                       HIGH             LOW        PER SHARE
----                                       ----             ---        ---------

1st Quarter                             $   25.00       $   22.50       $   0.10
--------------------------------------------------------------------------------
2nd Quarter                                 26.00           25.00           0.10
--------------------------------------------------------------------------------
3rd Quarter                                 26.50           26.00           0.10
--------------------------------------------------------------------------------
4th Quarter                                 28.00           27.50           0.10
--------------------------------------------------------------------------------


*    Prices from 10/19/96 auction of fractional shares not included in table.

OFFICERS


--------------------------------------------------------------------------------
GLADSTONE                  T. LEONARD HILL         Chairman of the Board*
LOAN AND ADMINISTRATION    FRANK A. KISSEL         President & CEO*
BUILDING                   ROBERT M. ROGERS        Senior Vice President & COO*
                           PAUL W. BELL            Senior Vice President
                           ARTHUR F. BIRMINGHAM    Senior Vice President &
                                                     Comptroller *
                           GARRETT P. BROMLEY      Senior Vice President &
                                                     Chief Credit Officer
                           BARBARA A. GRECO        Senior Vice President
                           ELIZABETH B. BOOCOCK    Vice President
                           TODD T. BRUNGARD        Vice President & Auditor
                           RICHARD CIMO            Vice President
                           TERESA P. GARRUTO       Vice President
                           V. SHERRI LiCATA        Vice President
                           DENNIS A. LONGO         Vice President
                           PAUL A. SMITH           Vice President
                           JAMES STADTMUELLER      Vice President
                           MARIA FORNARO           Assistant Vice President
                           PATRICIA J. MORSCH      Assistant Vice President
                           PAULA A. PHILHOWER      Assistant Vice President
                           CATHERINE A. McCATHARN  Secretary*
                           MARJORIE DZWONCZYK      Assistant Cashier
                           JOHN G. HARITON         Assistant Cashier
                           KATHRYN M. NEIGH        Assistant Cashier
                           CHRISTOPHER POCQUAT     Assistant Cashier
                           DIANE M. RIDOLFI        Assistant Cashier
                           KENNETH M. SELMER       Assistant Cashier
                           MARCIA A. TRETHAWAY     Assistant Cashier
                           FRANK C. WALDRON        Assistant Cashier

--------------------------------------------------------------------------------
TRUST DEPARTMENT           CRAIG C. SPENGEMAN      Senior Vice President &
GLADSTONE                                            Senior Trust Officer*
                           BRYANT K. ALFORD        Vice President & Trust
                                                     Officer
                           JOHN M. BONK            Vice President & Trust
                                                     Officer
                           GRETA N. DAWSON         Vice President & Trust
                                                     Officer
                           RICHARD K. DONNELLY     Vice President & Trust
                                                     Officer
                           JOHN C. KAUTZ           Vice President & Trust
                                                     Officer
                           KURT G. TALKE           Assistant Vice President &
                                                     Trust Officer
                           CATHERINE A. McCATHARN  Assistant Trust Officer
--------------------------------------------------------------------------------
BERNARDSVILLE              DONNA IORIO-GISONE      Vice President
--------------------------------------------------------------------------------
CALIFON                    CAROL L. BEHLER         Assistant Cashier
--------------------------------------------------------------------------------

CHESTER                    DONNA M. WHRITENOUR     Assistant Vice President
                           JAMES CICCONE           Assistant Cashier
--------------------------------------------------------------------------------
GLADSTONE                  PATRICIA A. STUMP       Assistant Vice President
--------------------------------------------------------------------------------
FAR HILLS                  MARK L. PETERSON        Assistant Cashier
--------------------------------------------------------------------------------
LONG VALLEY                DONALD R. GOLDENBAUM    Vice President
--------------------------------------------------------------------------------
MENDHAM                    ELIZABETH RAHN          Vice President
--------------------------------------------------------------------------------
PEAPACK/FELLOWSHIP         JANET E. BATTAGLIA      Assistant Cashier
--------------------------------------------------------------------------------
PLUCKEMIN                  PAMELA W. STONE         Vice President
                           MARILYN M. MORROW       Assistant Cashier
                           MARY ANN THOMSON        Assistant Cashier
--------------------------------------------------------------------------------
POTTERSVILLE               PHYLLIS HERZOG          Assistant Cashier

*    Denotes a Holding Company Officer


DIRECTORS                  OFFICES
--------------------------------------------------------------------------------
PAMELA HILL                LOAN & ADMINISTRATION        TRUST & INVESTMENT
President                   BUILDING                     DEPARTMENT
Ferris Corp.                158 Route 206 North          190 Main Street
Gladstone, NJ               Gladstone, NJ 07934          Gladstone, NJ 07934
                            (908)234-0700                (908)234-9500
T. LEONARD HILL
Chairman of the Board
Gladstone, NJ               GLADSTONE (Main Office)      BERNARDSVILLE
                            190 Main Street              36 Morristown Road
FRANK A. KISSEL             Gladstone, NJ 07934          Bernardsville, NJ 07924
President & CEO             (908)234-0700                (908)766-1711

JOHN D. KISSEL
Turpin Realty, Inc.         CALIFON                      CHESTER
Far Hills, NJ               438 Route 513                350 Main Street
                            Califon, NJ 07830            Chester, NJ 07930
JAMES R. LAMB, ESQ.         (908)832-5131                (908)879-8115
James R. Lamb, P.C.
Morristown, NJ
                            FAR HILLS                    FELLOWSHIP VILLAGE
GEORGE R. LAYTON            26 Dumont Road               8000 Fellowship Road
Director                    Far Hills, NJ 07931          Basking Ridge, NJ 07920
Layton Funeral Home         (908)781-1018                (908)719-4332
Bedminster, NJ
                            LONG VALLEY                  MENDHAM
EDWARD A. MERTON            59 East Mill Road            17 East Main Street
President                     (Route 24)                 Mendham, NJ 07945
Merton Excavating           Long Valley, NJ 07853        (973)543-9630
  & Paving Co.              (908)876-3300
Chester, NJ

F. DUFFIELD MEYERCORD       PLUCKEMIN                    POTTERSVILLE
Managing Director           468 Route 206 North          11 Pottersville Rd.
Meyercord Advisors, Inc.    Bedminster, NJ 07921         Pottersville, NJ 07979
Bedminster, NJ              (908)658-4500                (908)439-2265

JOHN R. MULCAHY
Basking Ridge, NJ

PHILIP W. SMITH III
President
Phillary Management Inc.
Far Hills, NJ

JACK D. STINE
Chairman
Bridgewater Community Services
Bridgewater, NJ

WILLIAM TURNBULL
Gladstone, NJ