Form 10-K, Exhibit 13
period 1998-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 1999-03-31
CIK 1050743

================================================================================
                              FINANCIAL HIGHLIGHTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


SELECTED YEAR-END DATA:                     1998        1997        1996
--------------------------------------------------------------------------------
  NET INCOME                             $  5,319    $  4,492    $  3,579
--------------------------------------------------------------------------------
  TOTAL ASSETS                            402,796     363,665     327,404
--------------------------------------------------------------------------------
  TOTAL DEPOSITS                          362,833     328,473     295,190
--------------------------------------------------------------------------------
  TOTAL SECURITIES                        135,836     145,558     139,794
--------------------------------------------------------------------------------
  TOTAL LOANS                             213,856     174,374     149,874
--------------------------------------------------------------------------------
  STOCKHOLDERS' EQUITY                     37,955      33,639      30,208
--------------------------------------------------------------------------------
  TRUST DEPARTMENT ASSETS (BOOK VALUE)    549,321     453,671     378,879
--------------------------------------------------------------------------------

FINANCIAL RATIOS:
--------------------------------------------------------------------------------
  RETURN ON AVERAGE ASSETS                   1.42%       1.30%       1.13%
--------------------------------------------------------------------------------
  RETURN ON AVERAGE EQUITY                  14.79       14.22       12.41
--------------------------------------------------------------------------------
  CAPITAL LEVERAGE RATIO                     9.60        9.40        9.43
--------------------------------------------------------------------------------
  RISK BASED CAPITAL
--------------------------------------------------------------------------------
       TIER 1                               20.25       20.25       24.06
--------------------------------------------------------------------------------
       TOTAL                                21.50       21.43       25.37
--------------------------------------------------------------------------------

PER SHARE:
--------------------------------------------------------------------------------
  EARNINGS - BASIC                       $   2.18    $   1.84    $   1.46
--------------------------------------------------------------------------------
  EARNING - DILUTED                          2.11        1.81        1.45
--------------------------------------------------------------------------------
  BOOK VALUE                                15.57       13.78       12.35

================================================================================



                [THE FOLLOWING TABLE WAS REPRESENTED BY A SERIES
                     OF BAR CHARTS IN THE PRINTED DOCUMENT.]


                   1998        1997       1996           1995             1994
                   ----        ----       ----           ----             ----
                                     IN MILLIONS

NET INCOME        $5.32       $4.49      $3.58           $3.91           $3.87
TOTAL ASSETS       $403        $364       $327            $300            $279
TRUST ASSETS       $549        $454       $379            $251            $247
EQUITY CAPITAL    $37.9       $33.6      $30.2           $28.4           $23.6

TO OUR SHAREHOLDERS
AND FRIENDS

[LOGO]

1998 was not only the first full year of operation for Peapack-Gladstone Financial Corporation, it was also the best year ever in the 78 year history of Peapack-Gladstone Bank.

As we enter the last 1% of the century and prepare for the next millennium, we are excited about the future and the prospects it presents. Y2K issues aside, the calendar turning to 2000 is not going to be the catalyst for any miraculous change in the way we live or do business. The evolution of the banking business will continue. Seventy-eight years ago there were green eye shades, big ledger books with beautiful penmanship and so called bankers' hours. Those are all gone now, replaced by technologies that permit us to serve more customers more efficiently and with greater accuracy than ever imagined. There is no question in our minds that we will look back ten years from now and wonder how we ever made do with what we think are wonderful technologies today.

     Things are changing quickly in our business, and in fact, most of the businesses in the world. Like our predecessors who managed the Bank off of ledger books and onto typewriters, we are prepared to manage the Bank with whatever the next wonderful technologies are.

     Whether we are talking about 1921, the present or ten years from now there are two great constants at Peapack-Gladstone Financial Corporation. The first is that we are always guided by the desire to provide more services more conveniently to our customers. The second is that we never lose sight that the key to our success has always been our employees. We train and motivate them to take the extra step to be sure we have a happy customer. Without these two things, we are just another bank. We are always impressed by the hard work and determination of our employees to reach their goals. We thank them for it.

     Details of our financial results are reviewed in the Management Discussion and Analysis section of this report. There are, however, a few highlights we want to touch on.

     Total assets of your corporation grew 10.8% from $363,665,000 to $402,796,000. Crossing $400,000,000 for the first time pushed us past another mile marker, but more importantly, we were very pleased with 10.8% growth in this very competitive market.

     For the second year in a row, we are reporting record earnings for shareholders. Net income rose 18.4% to $5,319,000. Net interest income remained very strong by industry standards, while our concerted efforts toward cost controls have achieved some real efficiencies. We will continue to look for ways to contain costs without compromising service to our customers.

     Our return on average equity improved nicely from 14.22% in 1997 to 14.79% in 1998. While just below our short term target of 15%, the trends in asset growth, earnings and traditional ratios are all very positive.

     The Trust and Investment Department also performed very well in 1998. Total market value of assets held in the Department grew to over $840,000,000 during the year. This is a reflection of outstanding market performance and the steady flow of new customers. We have an outstanding staff of people ready to help you with investment management, custody accounts, trust, wills, bequests, mutual funds, retirement accounts and tax preparation. As your world of investing and asset preservation becomes more complicated, we can be a great help to you and your family.

     On November 2, 1998 shareholders received a 5% stock dividend which traditionally enhances shareholder value. For the year, share prices rose from $40.50 to $55.00 representing a 35.8% increase. When added to the 43% reported in the last Annual Report and 31% reported in the year prior, we have had several years of strong performance. Stock prices don't always go in one direction. We believe our recent stock performance is a reflection of our growing business and wonderful shareholder support for the type of business we are trying to run.

     We introduced several new services during 1998. Among them is our new Access 24 which gives our customers the ability to check on existing accounts, transfer funds between accounts, learn about other services, loans, interest rates and a wealth of other information seven days a week, 24 hours a day. This has proven to be a great convenience for many customers.

     We also introduced our new Chairman's Club for customers who are sixty or better. Members enjoy discounted banking services, newsletters, seminars and special activities. As an example, many of our members went to New York City to see the tree at Rockefeller Center and the Christmas show at Radio City Music Hall.

     During 1998 we completed a scheduled major upgrade to our core computer software systems. Combined with the hardware updates completed in 1997, we have seen major improvements in the flexibility of our information systems. It puts us in position to offer new technology based customer services. We plan to install a new call center during 1999 which will enable us to respond quickly and more thoroughly to customer needs.

     Y2K is a very important issue that is on everyone's mind. Peapack-Gladstone Financial Corporation has been working on Y2K preparation for almost three years. We are pleased to report that we have upgraded all of our systems in anticipation of the year 2000. All core systems have been tested and we are confident that our Bank is ready. Our attorneys tell us that no business should proclaim to the world that they are absolutely positively ready and that there can be nothing that causes problems. The odds are each and everyone of us will experience some minor effect from Y2K. I can assure you, however, that we started early, have been very thorough, having done more than was probably necessary to ensure a seamless new year for your Bank. We truly believe that financial businesses in general and your Bank in particular are among the best prepared industries in the country.

     We are pleased to report that we have recently signed a contract to purchase property for a new branch in Oldwick at the intersection of Main Street and Lamington Road. The contract is contingent upon satisfactory approvals from the required land use boards. We are excited about the prospects of providing more convenient access to existing customers and the opportunity to serve the residents of Tewksbury Township. We will continue to look for locations to expand into new contiguous markets where our type of high service banking should be most effective.

     Finally, Mr. William Turnbull has decided not to stand for re-election to our Board at the end of this current term. All shareholders should know how valuable Mr. Turnbull has been to the Bank since he joined in 1959. At that time total assets of the Bank were $5,540,000, approximately what we were able to earn last year. He has provided great leadership throughout his 40 year term. He has most recently led the change into new technologies. He is an extraordinary man and we are delighted that he will continue to attend meetings as Director Emeritus. Mr. Turnbull, we salute you and thank you for all you have done.

     Our Directors and Staff also want to thank our Shareholders for their continuing support. Our doors are always open for questions, ideas and new banking opportunities. Please stop in.



    /s/T. Leonard Hill                       /s/Frank A. Kissel

       T. Leonard Hill                          Frank A. Kissel
       CHAIRMAN                                 PRESIDENT & CEO

MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS: The following discussion and analysis is intended to provide information about the financial condition and results of operations of Peapack-Gladstone Financial Corporation and its subsidiaries on a consolidated basis and should be read in conjunction with the Consolidated Financial Statements and the related notes and supplemental financial information appearing elsewhere in this report.

     Peapack-Gladstone Financial Corporation's (the "Corporation") successful results for 1998 reflect our commitment to maintaining and establishing strong banking relationships with our customers. Strong growth in loans and deposits highlighted 1998 which resulted in significantly higher net interest income.

     This growth also extended to the Trust and Investment Department as total fees increased 52% to $2,241,000. Noninterest income is a significant factor in maintaining profitability in the fast changing financial services marketplace.

     The Corporation's net income was $5,319,000 or diluted earnings per share of $2.11 in 1998, compared to net income of $4,492,000 or diluted earnings per share of $1.81 in 1997, and net income of $3,579,000 or diluted earnings per share of $1.45 in 1996. The per share figures have been restated to reflect the five percent stock dividends in 1998 and 1996 and the two-for-one stock split in 1997.

     Return on average shareholders' equity increased to 14.79% in 1998 compared to 14.22% in 1997 and 12.41% in 1996. Return on average assets increased to 1.42% in 1998 compared to 1.30% in 1997 and 1.13% in 1996.

     The operating results of the Corporation depend primarily on net interest income, which is the difference between interest income on interest-earning assets, consisting primarily of loans and securities and interest expense on interest-bearing deposits. The performance is also affected by the provision for loan losses, resulting from management's assessment of the adequacy of the allowance for loan losses, the level of noninterest income, including fees from the Trust and Investment Department operations, noninterest expense and income tax expense. Each of these principal categories of net income are discussed below.


                     [THE FOLLOWING TABLE WAS REPRESENTED BY
                      BAR CHARTS IN THE PRINTED DOCUMENT.]


                                  1998     1997     1996     1995     1994
                                  ----     ----     ----     ----     ----
RETURN ON AVERAGE EQUITY         14.79%   14.22%   12.41%   15.05%   17.09%
RETURN ON AVERAGE ASSETS          1.42%    1.30%    1.13%    1.37%    1.38%

EARNING ASSETS: Total earning assets, consisting primarily of loans, securities, and federal funds sold, increased approximately 13% from $335,432,000 at December 31, 1997 to $379,292,000 at December 31, 1998.

Loans: The loan portfolio represents the Corporation's largest earning asset balance and is a significant source of interest and fee income.

     Total loans increased $39,482,000 or 23% from year-end 1997 levels. This growth was focused primarily in the real estate sector, as loans secured by real estate increased $40,846,000. The increase related primarily to the Corporation's increased lending within its geographic market areas to customers seeking residential first mortgages on their primary residence. Total loans at year-end were $213,856,000 and $174,374,000 in 1998 and 1997, respectively.




THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,

(IN THOUSANDS)                 1998       1997       1996       1995       1994
--------------------------------------------------------------------------------
REAL  ESTATE--CONSTRUCTION  $  1,946   $  4,213   $  4,703   $  1,686   $  1,865
--------------------------------------------------------------------------------
REAL ESTATE--MORTGAGE
  1-4 FAMILY RESIDENTIAL:
    FIRST LIENS              141,782     99,168     77,365     59,410     47,993
--------------------------------------------------------------------------------
    JUNIOR LIENS               9,082     10,914     11,147      9,804      9,035
--------------------------------------------------------------------------------
    HOME EQUITY                4,820      6,238      4,817      4,757      4,110
--------------------------------------------------------------------------------
REAL ESTATE--COMMERCIAL       32,900     29,151     26,726     22,882     19,484
--------------------------------------------------------------------------------
COMMERCIAL LOANS               9,833     10,332     11,832     10,396      9,682
--------------------------------------------------------------------------------
CONSUMER LOANS                12,830     13,462     11,219     10,882     11,374
--------------------------------------------------------------------------------
OTHER LOANS                      663        896      2,065      2,615      1,841
--------------------------------------------------------------------------------
    TOTAL LOANS             $213,856   $174,374   $149,874   $122,432   $105,384
================================================================================

THE FOLLOWING TABLE SETS FORTH THE MATURITY DISTRIBUTION OF THE CORPORATION'S LOAN PORTFOLIO AS OF DECEMBER 31, 1998. THE TABLE EXCLUDES REAL ESTATE LOANS (OTHER THAN CONSTRUCTION LOANS) AND INSTALLMENT LOANS:

                                             DUE AFTER
                                   DUE IN     ONE YEAR    DUE AFTER
                                 ONE YEAR      THROUGH         FIVE
(IN THOUSANDS)                    OR LESS   FIVE YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------
COMMERCIAL LOANS                  $ 7,181      $ 1,836      $   816      $ 9,833
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                    559        1,063          324        1,946
--------------------------------------------------------------------------------
  TOTAL                           $ 7,740      $ 2,899      $ 1,140      $11,779
================================================================================

THE FOLLOWING TABLE SETS FORTH, AS OF DECEMBER 31, 1998, THE SENSITIVITY OF THE LOAN AMOUNTS DUE AFTER ONE YEAR TO CHANGES IN INTEREST RATES. THE TABLE EXCLUDES REAL ESTATE LOANS (OTHER THAN CONSTRUCTION LOANS) AND INSTALLMENT LOANS:

                                 DUE AFTER
                                  ONE YEAR                 DUE AFTER
                                   THROUGH                      FIVE
(IN THOUSANDS)                  FIVE YEARS                     YEARS
--------------------------------------------------------------------------------
FIXED INTEREST RATES                $  448                    $  719
--------------------------------------------------------------------------------
VARIABLE INTEREST RATES              2,451                       421
--------------------------------------------------------------------------------
  TOTAL                             $2,899                    $1,140
================================================================================

Investment Securities: Investment securities are those securities that the Corporation has both the ability and intent to be held to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.
S.  Treasury  and  U.  S.  government  agency  and  municipal  obligations.  The
Corporation's investment securities amounted to $43,581,000 at December 31, 1998, compared with $53,978,000 at December 31, 1997.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES OF INVESTMENT SECURITIES ATAMORTIZED COST, AS OF DECEMBER 31, 1998:

                                              AFTER 1       AFTER 5
                                  WITHIN    BUT WITHIN    BUT WITHIN   AFTER
(IN THOUSANDS)                    1 YEAR      5 YEARS      10 YEARS   10 YEARS    TOTAL
----------------------------------------------------------------------------------------
U.S. TREASURY                    $13,003      $ 4,004      $    --    $    --    $17,007
----------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES              --       11,591        2,000         --     13,591
----------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS  1,556        5,075        5,391        450     12,472
----------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                 --          511           --         --        511
----------------------------------------------------------------------------------------
 TOTAL                           $14,559      $21,181      $ 7,391    $   450    $43,581
========================================================================================

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

     At December 31, 1998, the Corporation had securities available for sale with a market value of $92,255,000, compared with $91,580,000 at December 31, 1997. A $926,000 and $476,000 unrealized gain (net of income tax) was included in stockholders' equity at December 31, 1998 and December 31, 1997, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES OF DEBT SECURITIES AVAILABLE FORSALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 1998:

                                              AFTER 1       AFTER 5
                                  WITHIN    BUT WITHIN    BUT WITHIN   AFTER
(IN THOUSANDS)                    1 YEAR      5 YEARS      10 YEARS   10 YEARS    TOTAL
----------------------------------------------------------------------------------------
U.S. TREASURY                    $ 6,069      $29,526      $    --    $    --    $35,595
----------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES              --       12,189       36,870      2,015     51,074
----------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS     --           --           --        254        254
----------------------------------------------------------------------------------------
OTHER DEBT SECURITIES
 AVAILABLE FOR SALE                   --        2,027           --         --      2,027
----------------------------------------------------------------------------------------
 TOTAL                           $ 6,069      $43,742      $36,870    $ 2,269    $88,950
========================================================================================

     Federal funds sold are an integral part of the Corporation's investment and liquidity strategies. The average balance of federal funds sold during 1998 and 1997 was $17.0 million and $15.7 million, respectively.

DEPOSITS: Total deposits increased $34,360,000 or 10% to $362,833,000 at December 31, 1998, compared to $328,473,000 at December 31, 1997. Noninterest-bearing demand deposits increased $11,169,000 or 15%, reflecting marketing efforts and the strong economic conditions in existing market areas. Certificates of deposits increased $11,876,000 or 14%. Competitively priced certificates of deposit were an important factor in funding loan growth throughout the year.

     The Corporation does not participate in the brokered deposit market, and certificates of deposit over $100,000 are generally purchased by local municipal governments or individual depositors for periods of one year or less. These factors translate into a stable customer oriented cost-effective funding source.


THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 as of December 31, 1998 (in thousands):

THREE  MONTHS OR LESS                                                    $18,834
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                    6,403
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                         2,371
--------------------------------------------------------------------------------
  TOTAL                                                                  $27,608
================================================================================

THE FOLLOWING  TABLE SETS FORTH  INFORMATION  CONCERNING THE  COMPOSITION OF THE
CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:

                                1998               1997              1996
(IN THOUSANDS)                     $      %           $      %          $      %
--------------------------------------------------------------------------------
NONINTEREST-BEARING DEMAND
 DEPOSITS                   $ 72,424     --    $ 61,508     --   $ 50,861     --
--------------------------------------------------------------------------------
CHECKING DEPOSITS             71,973   1.12      67,097   1.29     59,950   1.74
--------------------------------------------------------------------------------
SAVINGS DEPOSITS              69,641   2.45      71,624   2.46     72,799   2.89
--------------------------------------------------------------------------------
MONEY MARKET DEPOSITS         23,882   3.19      27,919   2.89     26,512   2.99
--------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT       97,808   5.28      82,358   5.17     75,322   5.24
--------------------------------------------------------------------------------
  TOTAL  DEPOSITS           $335,728           $310,506          $285,444
================================================================================

NET INTEREST INCOME: Net interest income, the Corporation's largest component of operating income, is the difference between interest and fees earned on loans and other interest-earning assets and interest paid on deposits. The dynamics of the changes in interest rates, as well as the mix and volume of interest-earning assets and interest-bearing liabilities, combine to affect net interest income.

     Net interest income on a tax-equivalent basis totaled $16,466,000 for 1998, an increase of 7.5% or $1,143,000 over the $15,323,000 reported in 1997. The improvement was primarily due to an 11% increase in interest-earning assets and an 18% increase in demand deposits, offset in part by higher interest-bearing liabilities and a lower net interest spread, down 26 basis points from 1997 levels.

     Interest income on interest-earning assets increased $1,883,000 or 8% to $24,904,000. This increase was due to a significant increase in the loan portfolio, primarily residential mortgage loans, offset in part by generally lower interest rates earned.

     The increase in interest expense was primarily attributable to increased certificates of deposits, which increased $15,450,000 or 19% on average while rates paid on certificates rose to 5.28% from 5.17% in the prior year, offset in part by lower interest rates paid on checking and savings. The net interest margin in 1998 was 4.70%, a decline of 13 basis points from 4.83% in 1997.

     Tax-equivalent net interest income equaled $15,323,000 for 1997, an increase of $2,115,000 or 16% from the $13,208,000 earned in 1996. The net interest margin in 1997 was 4.83%, an increase of 29 basis points from 4.54% for 1996.


                    [THE FOLLOWING TABLE WAS REPRESENTED BY A
                       BAR CHART IN THE PRINTED DOCUMENT.]

                         1998      1997      1996      1995      1994
                         ----      ----      ----      ----      ----
                                        (IN MILLIONS)

NET INTEREST INCOME     $16.4     $15.2     $13.1     $12.2     $12.1

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEET, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (FULLY TAX-EQUIVALENT - FTE):

                                                      YEAR ENDED DECEMBER 31, 1998
                                                               INCOME/
                                                AVERAGE         EXPENSE          YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)        BALANCE          (FTE)           (FTE)
---------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
 INVESTMENTS:
  TAXABLE                                      $129,353         $ 7,999          6.18%
---------------------------------------------------------------------------------------
  TAX-EXEMPT                                      9,375             595          6.34%
---------------------------------------------------------------------------------------
 LOANS                                          194,588          15,418          7.92%
---------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD                              16,972             892          5.26%
---------------------------------------------------------------------------------------
  TOTAL INTEREST-EARNING ASSETS                 350,288          24,904          7.11%
---------------------------------------------------------------------------------------

NONINTEREST-EARNING ASSETS:
 CASH AND DUE FROM BANKS                         11,939
---------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES                       (2,036)
---------------------------------------------------------------------------------------
 PREMISES AND EQUIPMENT                           9,049
---------------------------------------------------------------------------------------
 OTHER ASSETS                                     5,098
---------------------------------------------------------------------------------------
  TOTAL NONINTEREST-EARNING ASSETS               24,050
---------------------------------------------------------------------------------------
  TOTAL ASSETS                                 $374,338
=======================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
 CHECKING                                      $ 71,973         $   805          1.12%
---------------------------------------------------------------------------------------
 MONEY MARKET                                    23,882             763          3.19%
---------------------------------------------------------------------------------------
 SAVINGS                                         69,641           1,709          2.45%
---------------------------------------------------------------------------------------
 CERTIFICATES OF DEPOSIT                         97,808           5,161          5.28%
---------------------------------------------------------------------------------------
  TOTAL INTEREST-BEARING DEPOSITS               263,304           8,438          3.20%
---------------------------------------------------------------------------------------

NONINTEREST-BEARING LIABILITIES:
 DEMAND DEPOSITS                                 72,424
---------------------------------------------------------------------------------------
 ACCRUED EXPENSES AND OTHER LIABILITIES           2,647
---------------------------------------------------------------------------------------
  TOTAL NONINTEREST-BEARING LIABILITIES          75,071
---------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY                             35,963
---------------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $374,338
=======================================================================================
  NET INTEREST INCOME                                           $16,466
=======================================================================================


  NET INTEREST SPREAD                                                            3.91%
---------------------------------------------------------------------------------------
  NET INTEREST MARGIN                                                            4.70%
---------------------------------------------------------------------------------------


                                                     YEAR ENDED DECEMBER 31, 1997
                                                               INCOME/
                                                AVERAGE         EXPENSE          YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)        BALANCE          (FTE)           (FTE)
---------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
 INVESTMENTS:
  TAXABLE                                      $132,547         $ 8,497          6.41%
---------------------------------------------------------------------------------------
  TAX-EXEMPT                                     10,495             655          6.24%
---------------------------------------------------------------------------------------
 LOANS                                          158,232          13,025          8.23%
---------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD                              15,681             844          5.38%
---------------------------------------------------------------------------------------
  TOTAL INTEREST-EARNING ASSETS                 316,955          23,021          7.26%
---------------------------------------------------------------------------------------

NONINTEREST-EARNING ASSETS:
 CASH AND DUE FROM BANKS                         16,713
---------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES                       (1,773)
---------------------------------------------------------------------------------------
 PREMISES AND EQUIPMENT                           8,508
---------------------------------------------------------------------------------------
 OTHER ASSETS                                     4,373
---------------------------------------------------------------------------------------
  TOTAL NONINTEREST-EARNING ASSETS               27,821
---------------------------------------------------------------------------------------
  TOTAL ASSETS                                 $344,776
=======================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
 CHECKING                                      $ 67,097         $   867          1.29%
---------------------------------------------------------------------------------------
 MONEY MARKET                                    27,919             807          2.89%
---------------------------------------------------------------------------------------
 SAVINGS                                         71,624           1,765          2.46%
---------------------------------------------------------------------------------------
 CERTIFICATES OF DEPOSIT                         82,358           4,259          5.17%
---------------------------------------------------------------------------------------
  TOTAL INTEREST-BEARING DEPOSITS               248,998           7,698          3.09%
---------------------------------------------------------------------------------------

NONINTEREST-BEARING LIABILITIES:
 DEMAND DEPOSITS                                 61,508
---------------------------------------------------------------------------------------
 ACCRUED EXPENSES AND OTHER LIABILITIES           2,686
---------------------------------------------------------------------------------------
  TOTAL NONINTEREST-BEARING LIABILITIES          64,194
---------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY                             31,584
---------------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $344,776
=======================================================================================
  NET INTEREST INCOME                                           $15,323
=======================================================================================


  NET INTEREST SPREAD                                                            4.17%
---------------------------------------------------------------------------------------
  NET INTEREST MARGIN                                                            4.83%
---------------------------------------------------------------------------------------



                                                    YEAR ENDED DECEMBER 31, 1996
                                                               INCOME/
                                                AVERAGE         EXPENSE           YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)        BALANCE          (FTE)            (FTE)
---------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
 INVESTMENTS:
  TAXABLE                                      $129,028         $ 8,363           6.48%
---------------------------------------------------------------------------------------
  TAX-EXEMPT                                     10,682             715           6.69%
---------------------------------------------------------------------------------------
 LOANS                                          134,825          11,150           8.27%
---------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD                              16,644             869           5.22%
---------------------------------------------------------------------------------------
  TOTAL INTEREST-EARNING ASSETS                 291,179          21,097           7.25%
---------------------------------------------------------------------------------------

NONINTEREST-EARNING ASSETS:
 CASH AND DUE FROM BANKS                         14,404
---------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES                       (1,446)
---------------------------------------------------------------------------------------
 PREMISES AND EQUIPMENT                           8,218
---------------------------------------------------------------------------------------
 OTHER ASSETS                                     4,549
---------------------------------------------------------------------------------------
  TOTAL NONINTEREST-EARNING ASSETS               25,725
---------------------------------------------------------------------------------------
  TOTAL ASSETS                                 $316,904
=======================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
 CHECKING                                      $ 59,950         $ 1,042           1.74%
---------------------------------------------------------------------------------------
 MONEY MARKET                                    26,512             793           2.99%
---------------------------------------------------------------------------------------
 SAVINGS                                         72,799           2,107           2.89%
---------------------------------------------------------------------------------------
 CERTIFICATES OF DEPOSIT                         75,322           3,947           5.24%
---------------------------------------------------------------------------------------
  TOTAL INTEREST-BEARING DEPOSITS               234,583           7,889           3.36%
---------------------------------------------------------------------------------------

NONINTEREST-BEARING LIABILITIES:
 DEMAND DEPOSITS                                 50,861
---------------------------------------------------------------------------------------
 ACCRUED EXPENSES AND OTHER LIABILITIES           2,617
---------------------------------------------------------------------------------------
  TOTAL NONINTEREST-BEARING LIABILITIES          53,478
---------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY                             28,843
---------------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $316,904
=======================================================================================
  NET INTEREST INCOME                                           $13,208
=======================================================================================


  NET INTEREST SPREAD                                                             3.89%
---------------------------------------------------------------------------------------
  NET INTEREST MARGIN                                                             4.54%
---------------------------------------------------------------------------------------

1.   Average loan balances include non-accrual and restructured loans.

2. The tax-equivalent adjustment was computed based on a federal tax rate of 34%.

3. Investments consist of investment securities and securities available for sale.


10                                                                            11

RATE/VOLUME ANALYSIS (fully tax-equivalent basis):

THE EFFECT OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 ARE SHOWN BELOW: (IN THOUSANDS)


                       YEAR ENDED 1998 COMPARED WITH 1997    YEAR ENDED 1997 COMPARED WITH 1996
-----------------------------------------------------------------------------------------------
                                                      NET                                   NET
                             DIFFERENCE DUE TO   CHANGE IN         DIFFERENCE DUE TO  CHANGE IN
                                 CHANGE IN:       INCOME/              CHANGE IN:       INCOME/
                             VOLUME      RATE     EXPENSE          VOLUME      RATE     EXPENSE
-----------------------------------------------------------------------------------------------
ASSETS
 INVESTMENTS               $  (276)   $  (282)   $  (558)         $   217    $  (143)   $    74
-----------------------------------------------------------------------------------------------
 LOANS                       2,993       (600)     2,393            1,936        (61)     1,875
-----------------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD             69        (21)        48              (50)        25        (25)
-----------------------------------------------------------------------------------------------
  TOTAL INTEREST INCOME    $ 2,786    $  (903)   $ 1,883          $ 2,103    $  (179)   $ 1,924
===============================================================================================

LIABILITIES
 CHECKING                  $    63    $  (125)   $   (62)         $   124    $  (299)   $  (175)
-----------------------------------------------------------------------------------------------
 MONEY MARKET                 (117)        73        (44)              42        (28)        14
-----------------------------------------------------------------------------------------------
 SAVINGS                       (49)        (7)       (56)             (34)      (308)      (342)
-----------------------------------------------------------------------------------------------
 CERTIFICATES OF DEPOSIT       799        103        902              369        (57)       312
-----------------------------------------------------------------------------------------------
  TOTAL INTEREST EXPENSE   $   696    $    44    $   740          $   501    $  (692)   $  (191)
===============================================================================================

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

     The total provision for loan losses for 1998 was $465,000 as compared to $400,000 in 1997 and $642,000 in 1996. Net charge-offs for 1998, 1997 and 1996 were $134,000, $143,000 and $227,000, respectively. There was no other real estate owned at December 31, 1998 as compared to $340,000 and $432,000 at December 31, 1997 and 1996, respectively. Non-performing assets consist of non-performing loans and other real estate owned. Non-performing loans are composed of loans on nonaccrual status or loans which are contractually past due 90 days or more as to interest and principal payments but have not been classified as nonaccrual. Non-performing assets were $807,000 in 1998,
$1,186,000 in 1997 and $1,737,000 in 1996. The allowance for loan losses was $2,224,000 at December 31, 1998 as compared to $1,893,000 at December 31, 1997.
The allowance for loan losses currently provides 276% coverage of all non-performing assets. At December 31, 1998, the allowance for loan losses as a percentage of total loans outstanding was 1.04% compared to 1.09% at December 31, 1997 and 1.09% at December 31, 1996.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE YEARS ENDED DECEMBER 31:

(IN THOUSANDS)                          1998     1997     1996     1995     1994
--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
 BEGINNING OF YEAR                    $1,893   $1,636   $1,221   $1,473   $1,538
--------------------------------------------------------------------------------

LOANS CHARGED OFF DURING THE PERIOD:
 REAL ESTATE                              --      150      202      190       --
--------------------------------------------------------------------------------
 CONSUMER                                152       97       49       34      286
--------------------------------------------------------------------------------
 COMMERCIAL AND OTHER                     35       35       25      153       --
--------------------------------------------------------------------------------
  TOTAL LOANS CHARGED-OFF                187      282      276      377      286
--------------------------------------------------------------------------------

RECOVERIES DURING THE PERIOD:
 REAL ESTATE                               5      105       19       --       94
--------------------------------------------------------------------------------
 CONSUMER                                 12       25        8        8        7
--------------------------------------------------------------------------------
 COMMERCIAL AND OTHER                     36        9       22       42       60
--------------------------------------------------------------------------------
  TOTAL RECOVERIES                        53      139       49       50      161
--------------------------------------------------------------------------------

NET CHARGE-OFFS                          134      143      227      327      125
--------------------------------------------------------------------------------

PROVISION CHARGED TO EXPENSE             465      400      642       75       60
--------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES AT
 END OF YEAR                          $2,224   $1,893   $1,636   $1,221   $1,473
================================================================================

THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AS OF DECEMBER 31:

(IN THOUSANDS)          1998       %        1997       %         1996        %
--------------------------------------------------------------------------------
 REAL ESTATE          $1,223      55      $  946      50       $  818       50
--------------------------------------------------------------------------------
 CONSUMER                111       5          95       5           82        5
--------------------------------------------------------------------------------
 COMMERCIAL AND OTHER    890      40         852      45          736       45
--------------------------------------------------------------------------------
  TOTAL               $2,224     100      $1,893     100       $1,636      100
================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:

                                                      YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                          1998       1997        1996        1995       1994
------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
 AND STILL ACCRUING INTEREST          $    1     $  104      $  122      $  636     $  161
------------------------------------------------------------------------------------------
NON-ACCRUAL LOANS                        806        742       1,183         541        697
------------------------------------------------------------------------------------------
  TOTAL NON-PERFORMING LOANS             807        846       1,305       1,177        858
------------------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                   --        340         432         999      1,592
------------------------------------------------------------------------------------------
  TOTAL NON-PERFORMING ASSETS            807      1,186       1,737       2,176      2,450
==========================================================================================
LOAN CHARGE-OFFS                         187        282         276         377        286
------------------------------------------------------------------------------------------
LOAN RECOVERIES                           53        139          49          50        161
------------------------------------------------------------------------------------------
  NET LOAN CHARGE-OFFS                   134        143         227         327        125
==========================================================================================
ALLOWANCE FOR LOAN LOSSES             $2,224     $1,893      $1,636      $1,221     $1,473
==========================================================================================
RATIOS:
TOTAL NON-PERFORMING LOANS/
 Total loans                           0.38%      0.49%       0.87%       0.96%      0.81%
------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
 Total assets                          0.20%      0.23%       0.40%       0.39%      0.31%
------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/
 Total assets                          0.20%      0.33%       0.53%       0.73%      0.88%
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
 Total loans                           1.04%      1.09%       1.09%       1.00%      1.40%
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
 Total non-performing loans          275.59%    223.76%     125.36%     103.74%    171.68%
------------------------------------------------------------------------------------------

     Interest income of $68,000, $47,000 and $82,000 would have been recognized during 1998, 1997, and 1996, respectively, if non-accrual loans had been current in accordance with their original terms.

OTHER INCOME: Other income before gains on securities was $4,095,000 in 1998, representing a 27% increase from 1997 and a 43% increase from 1996. This increase was primarily due to higher service charges and higher trust fees. Service charges on deposit accounts increased to just over $1,351,000 in 1998, representing a 3% gain over 1997 and a 12% gain over 1996. Trust and Investment Department fees for 1998 were $2,241,000, 52% higher than 1997 and 76% higher than 1996. For the year ended December 31, 1998, securities gains were $178,000 as compared to gains of $29,000 and $118,000 for 1997 and 1996, respectively.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER INCOME:

                                                YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                             1998           1997          1996
--------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS      $1,351         $1,307        $1,202
--------------------------------------------------------------------------------
TRUST DEPARTMENT FEES                     2,241          1,474         1,270
--------------------------------------------------------------------------------
SAFE DEPOSIT RENTAL FEES                    173            164           157
--------------------------------------------------------------------------------
OTHER FEE INCOME                            226            180           145
--------------------------------------------------------------------------------
CHECK PRINTING FEES                          46             49            36
--------------------------------------------------------------------------------
OTHER NON-INTEREST INCOME                    58             45            59
--------------------------------------------------------------------------------
 OTHER INCOME BEFORE GAIN ON SECURITIES   4,095          3,219         2,869
--------------------------------------------------------------------------------
SECURITIES GAINS                            178             29           118
--------------------------------------------------------------------------------
  TOTAL OTHER INCOME                     $4,273         $3,248        $2,987
================================================================================

OTHER EXPENSE: Other expense totaled $11,761,000 in 1998, an increase of $1,035,000 or 9.6%, compared to $10,726,000 in 1997. Other expense in 1997 increased 6.5% from $10,072,000 in 1996. The increase in other expense in 1998 compared to 1997 was primarily the result of increases in employee salaries, professional fees and data processing related expense.

     Salaries and employee benefits, which represents the largest portion of other expense, increased $475,000 in 1998 or 8% over 1997. This increase in 1998 resulted from staffing enhancements throughout the organization due to growth and normal salary merit increases. Salaries and employee benefits as a percentage of average assets were 1.7% in 1998, 1.8% in 1997 and 1.8% in 1996, respectively.

     Higher professional fees and data processing related expenses were, in part, attributable to continued hardware and software upgrades related to Year 2000 issues. Management continues to proactively address these issues which will serve the organization well into the next decade. In addition, increases experienced in the postage, telephone and premises and equipment were directly related to our growing customer base at both the Bank and Trust and Investment Department.

     The Corporation's efficiency/overhead ratio (other expense as a percentage of the sum of net interest income on a tax-equivalent basis and other income) improved to 56.71% in 1998 from 57.76% in 1997 and 62.19% in 1996.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSE:

                                               YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                             1998           1997          1996
--------------------------------------------------------------------------------
SALARIES                                $ 5,169        $ 4,639       $ 4,327
--------------------------------------------------------------------------------
RETIREMENT, HEALTH AND OTHER BENEFITS     1,399          1,454         1,261
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                    2,363          2,231         2,124
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                     240            279           245
--------------------------------------------------------------------------------
POSTAGE                                     270            218           259
--------------------------------------------------------------------------------
TELEPHONE                                   227            187           163
--------------------------------------------------------------------------------
FDIC INSURANCE ASSESSMENT                    38             37             1
--------------------------------------------------------------------------------
OTHER EXPENSE                             2,055          1,681         1,692
--------------------------------------------------------------------------------
 TOTAL OTHER EXPENSE                    $11,761        $10,726       $10,072
================================================================================

INCOME TAXES: Income tax expense for the year ended December 31, 1998 was $3,092,000 as compared to $2,822,000 and $1,760,000 for the years 1997 and 1996, respectively. The increased income tax expense in 1998 reflects higher levels of taxable income offset, in part, by certain deferred tax adjustments recorded in 1997.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. At $37,955,000, total stockholders' equity grew 13% or $4,316,000 as compared with $33,639,000 at December 31, 1997. At December 31, 1998, unrealized gains net of taxes were $926,000 as compared to unrealized gains net of taxes of $476,000 at December 31, 1997. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4% and 8%, respectively. At 20.25% and 21.50%, the Bank's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Bank's capital leverage ratio was 9.60% at December 31, 1998.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests and deposit withdrawals. Principal sources of liquidity include cash, temporary investments and investment securities.

     Management feels the Corporation's liquidity position is sufficient to meet any future needs. Cash and cash equivalents, including federal funds sold, averaged over $28 million in 1998. In addition, the Corporation has over $92 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 1998, investment securities and securities available for sale maturing within one year amounted to $23,628,000 and cash and cash equivalents totaled $42,679,000.

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

INTEREST RATE SENSITIVITY: Interest rate sensitivity is a measure of the relationship between interest-earning assets and supporting funds which are susceptible to changes in interest rates during comparable time periods. Interest rate movements on deposits have made managing the Corporation's interest rate sensitivity increasingly more important as a means of managing net interest income. The Corporation's Asset/Liability Committee is responsible for managing the exposure to changes in market interest rates. The "sensitivity" gap quantifies the repricing mismatch between assets and supporting funds over various time intervals. The cumulative gap position as a percentage of total rate-sensitive assets provides one relative measure of the Corporation's interest rate exposure.

     The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately .31 on December 31, 1998 based on contractual maturities for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread.

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

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER31, 1998. (IN THOUSANDS)

REPRICING OR                        0 - 3       3 - 12        1 - 5     Over 5
MATURITY DATE                      Months       Months        Years      Years       Total
------------------------------------------------------------------------------------------
ASSETS
 SECURITIES                      $  7,667      $15,454     $ 64,923   $ 47,792    $135,836
------------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD                29,600           --           --         --      29,600
------------------------------------------------------------------------------------------
 LOANS (1)                         21,461        6,021       60,276    125,292     213,050
------------------------------------------------------------------------------------------
 TOTAL INTEREST-SENSITIVE
  ASSETS                         $ 58,728      $21,475     $125,199   $173,084    $378,486
==========================================================================================
DEPOSITS
 CERTIFICATES OF DEPOSIT         $ 42,780      $37,161     $ 19,908   $     --    $ 99,849
------------------------------------------------------------------------------------------
 SAVINGS                           70,962           --           --         --      70,962
------------------------------------------------------------------------------------------
 MONEY MARKET ACCOUNTS             26,363           --           --         --      26,363
------------------------------------------------------------------------------------------
 CHECKING                          79,778           --           --         --      79,778
 NONINTEREST-BEARING
 DEMAND DEPOSITS                       --           --           --     85,881      85,881
------------------------------------------------------------------------------------------
 TOTAL INTEREST-SENSITIVE
  DEPOSITS                       $219,883      $37,161     $ 19,908   $ 85,881    $362,833
==========================================================================================
 ASSETS/DEPOSITS                     0.27         0.58         6.29       2.02        1.04
------------------------------------------------------------------------------------------
 ASSETS/DEPOSITS (CUMULATIVE)        0.27         0.31         0.74       1.04
------------------------------------------------------------------------------------------

(1)  Loan balances do not include non-accrual loans.

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

     The Corporation's exposure to market risk is reviewed on a regular basis by the Asset/Liability Committee. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the statement of condition to minimize the inherent risk while at the same time maximize income. Management realizes certain risks are inherent and that the goal is to identify and minimize the risks. Tools used by management include the standard GAP report and interest rate shock simulation report. The Corporation has no market risk sensitive instruments held for trading purposes. Management believes the Corporation's market risk is reasonable at this time.

THE FOLLOWING TABLE PRESENTS THE SCHEDULED MATURITY OF MARKET RISK SENSITIVE INSTRUMENTS AS OF DECEMBER 31, 1998:

                                             Average          Within             1-5            Over                       Estimated
(IN THOUSANDS)                         Interest Rate          1 Year           Years         5 Years           Total      Fair Value
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
 SECURITIES                                    6.33%        $ 23,121        $ 64,923        $ 47,792        $135,836        $136,582
------------------------------------------------------------------------------------------------------------------------------------
 LOANS                                         7.24%          27,482          60,276         125,292         213,050         215,804
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL                                                     $ 50,603        $125,199        $173,084        $348,886        $352,386
====================================================================================================================================

LIABILITIES
 SAVINGS, CHECKING
  AND MONEY MARKET                             1.98%        $177,103        $     --        $     --        $177,103        $177,103
------------------------------------------------------------------------------------------------------------------------------------
 CD'S                                          5.28%          79,941          19,908              --        $ 99,849        $100,886
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL                                                     $257,044        $ 19,908        $     --        $276,952        $277,989
====================================================================================================================================

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

CHANGES IN ACCOUNTING PRINCIPLES: In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 standardizes the accounting for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS 133, entities are required to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding it. SFAS 133 is effective for fiscal years beginning after June 30, 1999, and is not expected to have a material impact on the Corporation's financial condition or results of operations.

YEAR 2000 CONSIDERATION: During fiscal 1998, the Corporation adopted a Year 2000 Compliance Plan (the "Plan") and established a Year 2000 Compliance Committee (the "Committee"). The objectives of the Plan and the Committee are to prepare the Corporation for the new millennium. As recommended by the Federal Financial Institutions Examination Council, the Plan encompasses the following phases:
Awareness, Assessment, Renovation, Validation and Implementation. These phases will enable the Corporation to identify risks, develop an action plan, perform adequate testing and complete certification that its processing systems will be Year 2000 ready. Execution of the Plan is currently on target. The Corporation is currently in Phase 4, Validation, for our core processing software. This phase involvestesting of changes to hardware and software, accompanied by monitoring and testing with vendors. Concurrently, the Corporation is also addressing some issues related to subsequent phases. Prioritization of the most critical applications has been addressed, along with contract and service agreements. The primary operating software for the Corporation is obtained and maintained by an external provider of software (the "External Provider"). The readiness is a top priority and is expected to be accomplished. The Corporation has contacted all other material vendors and suppliers regarding their Year 2000 state of readiness. Each of these third parties has delivered written assurance to the Corporation that they expect to be Year 2000 compliant prior to the Year 2000. The Corporation is in the process of contacting all material customers and non-information technology suppliers (i.e., utility systems, telephone systems and security systems), regarding their Year 2000 state of readiness. The Validation Phase is targeted for completion by June 30, 1999. The Implementation Phase is to certify that systems are Year 2000 ready, and to assure that any new systems are compliant on a going-forward basis. The Implementation Phase is targeted for completion by September 30, 1999.

     Costs will be incurred due to the replacement of non-compliant hardware and software. The Corporation does not anticipate that the related overall costs will be material in any single year. In total, the Corporation estimates that its cost for compliance will amount to approximately $200,000 over the two-year period from 1998-1999, of which approximately $100,000 was incurred as of December 31, 1998. No assurance can be given that the Year 2000 Compliance Plan will be completed successfully by the Year 2000, in which event the Corporation could incur significant costs. If the External Provider is unable to resolve the potential problem in time, the Corporation would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial statements of the Corporation.

     Successful and timely completion of the Year 2000 project is based on management's best estimates derived from various assumptions of future events, which are inherently uncertain, including the progress and results of the Corporation's External Provider, testing plans, and all vendors, suppliers and customer readiness.

TRUST AND INVESTMENT DEPARTMENT: The Trust and Investment Department continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, the Trust and Investment Department has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base.

     The book value of assets under management in the Trust and Investment Department increased from $453,700,000 at December 31, 1997 to $549,300,000 at December 31, 1998, an increase of 21%. The corresponding market value at December 31, 1998 is now in excess of $840,800,000. Fee income generated by the Trust and Investment Department was $2,241,000, $1,474,000 and $1,270,000 in 1998, 1997 and 1996, respectively.

THE FOLLOWING TABLE PRESENTS THE TOTAL BOOK VALUE OF ASSETS UNDER MANAGEMENT IN THE TRUST AND INVESTMENT DEPARTMENT FOR THE YEARS ENDED DECEMBER 31:

(IN THOUSANDS)       1998        1997         1996       1995         1994
--------------------------------------------------------------------------------
TRUST ASSETS     $549,321    $453,671     $378,879   $251,254     $246,526
--------------------------------------------------------------------------------

SELECTED CONSOLIDATED FINANCIAL DATA:

THE FOLLOWING IS SELECTED CONSOLIDATED FINANCIAL DATA FOR THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEARS INDICATED. THIS INFORMATION IS DERIVED FROM THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES.

(IN THOUSANDS, EXCEPT PER SHARE DATA)                                           YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                           1998             1997             1996             1995             1994
-----------------------------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
 INTEREST INCOME                                  $      24,802    $      22,890    $      20,955    $      19,420    $      17,739
-----------------------------------------------------------------------------------------------------------------------------------
 INTEREST EXPENSE                                         8,438            7,698            7,889            7,231            5,619
-----------------------------------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME                                    16,364           15,192           13,066           12,189           12,120
-----------------------------------------------------------------------------------------------------------------------------------
 PROVISION FOR LOAN LOSSES                                  465              400              642               75               60
-----------------------------------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSEs                                      15,899           14,792           12,424           12,114           12,060
-----------------------------------------------------------------------------------------------------------------------------------
 OTHER INCOME, EXCLUSIVE OF SECURITIES
    GAINS (LOSSES)                                        4,095            3,219            2,869            2,357            2,174
-----------------------------------------------------------------------------------------------------------------------------------
 OTHER EXPENSES                                          11,761           10,726           10,072            9,108            8,506
-----------------------------------------------------------------------------------------------------------------------------------
 SECURITIES GAINS (LOSSES)                                  178               29              118               62             (392)
-----------------------------------------------------------------------------------------------------------------------------------
  INCOME BEFORE INCOME TAX EXPENSE                        8,411            7,314            5,339            5,425            5,336
-----------------------------------------------------------------------------------------------------------------------------------
 INCOME TAX EXPENSE                                       3,092            2,822            1,760            1,518            1,465
-----------------------------------------------------------------------------------------------------------------------------------
  NET INCOME                                      $       5,319    $       4,492    $       3,579    $       3,907    $       3,871
===================================================================================================================================


PER SHARE DATA:  (REFLECTS 5% STOCK  DIVIDEND  PAID IN 1998;  2:1 STOCK SPLIT IN
DECEMBER,  1997; 5% STOCK  DIVIDEND PAID IN 1996;  AND 2:1 STOCK SPLIT IN APRIL,
1995.)


EARNINGS PER SHARE-BASIC                          $        2.18    $        1.84    $        1.46    $        1.59    $        1.58
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                                 2.11             1.81             1.45             1.59             1.58
-----------------------------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                                    0.46             0.41             0.40             0.37             0.32
-----------------------------------------------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                          $       15.57    $       13.78    $       12.35    $       11.57    $        9.61
-----------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                   2,441,358        2,444,118        2,449,251        2,452,000        2,452,000
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS                                 82,543           44,306           29,242            6,631               --
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
                                                           1998             1997             1996             1995             1994
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA: (AT PERIOD END)
 TOTAL ASSETS                                     $     402,796    $     363,665    $     327,404    $     300,076    $     278,523
-----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT SECURITIES                                   43,581           53,978           55,198           45,540           81,804
-----------------------------------------------------------------------------------------------------------------------------------
 SECURITIES AVAILABLE FOR SALE                           92,255           91,580           84,596           90,890           55,024
-----------------------------------------------------------------------------------------------------------------------------------
 LOANS                                                  213,856          174,374          149,874          122,432          105,384
-----------------------------------------------------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES                                2,224            1,893            1,636            1,221            1,473
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL DEPOSITs                                         362,833          328,473          295,190          269,504          253,375
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL STOCKHOLDERS' EQUITY                              37,955           33,639           30,208           28,376           23,560
-----------------------------------------------------------------------------------------------------------------------------------
 TRUST ASSETS (BOOK VALUE)                              549,321          453,671          378,879          251,254          246,526
-----------------------------------------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:
 RETURN ON AVERAGE TOTAL ASSETS                            1.42%            1.30%            1.13%            1.37%            1.38%
-----------------------------------------------------------------------------------------------------------------------------------
 RETURN ON AVERAGE TOTAL STOCKHOLDERS' EQUITY             14.79            14.22            12.41            15.05            17.09
-----------------------------------------------------------------------------------------------------------------------------------
 DIVIDEND PAYOUT RATIO                                    20.62            21.77            25.45            21.06            18.10
-----------------------------------------------------------------------------------------------------------------------------------
 AVERAGE TOTAL STOCKHOLDERS' EQUITY
  TO AVERAGE ASSETS                                        9.61             9.16             9.10             9.08             8.09
-----------------------------------------------------------------------------------------------------------------------------------
 NON-INTEREST EXPENSES TO AVERAGE ASSETS                   3.14             3.11             3.18             3.19             3.04
-----------------------------------------------------------------------------------------------------------------------------------
 NON-INTEREST INCOME TO AVERAGE ASSETS                     1.09             0.93             0.91             0.82             0.78
-----------------------------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS: (AT PERIOD END)
 NON-ACCRUAL LOANS TO TOTAL LOANS                          0.38%            0.43%            0.79%            0.44%            0.66%
-----------------------------------------------------------------------------------------------------------------------------------
 NON-PERFORMING ASSETS TO TOTAL ASSETS                     0.20             0.33             0.53             0.73             0.88
-----------------------------------------------------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES TO
  NON-PERFORMING LOANS                                   275.59           223.76           125.36           103.74           171.68
-----------------------------------------------------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS                  1.04             1.09             1.09             1.00             1.40
-----------------------------------------------------------------------------------------------------------------------------------
 NET CHARGE-OFFS (RECOVERIES) TO AVERAGE
  LOANS PLUS OTHER REAL ESTATE OWNED                       0.07             0.09             0.17             0.29             0.12
-----------------------------------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
 AVERAGE LOANS TO AVERAGE DEPOSITS                        57.96%           50.96%           47.23%           43.26%           39.72%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL STOCKHOLDERS' EQUITY TO TOTAL ASSETS                9.42             9.25             9.23             9.46             8.46
-----------------------------------------------------------------------------------------------------------------------------------
 TIER 1 Capital to Risk Weighted Assets                   20.25            20.25            24.06            23.63            20.62
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL CAPITAL TO RISK WEIGHTED ASSETS                    21.50            21.43            25.37            24.68            21.87
-----------------------------------------------------------------------------------------------------------------------------------
 TIER 1 Leverage Ratio                                     9.60             9.40             9.43             9.63             8.68
-----------------------------------------------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED:

SELECTED 1998 QUARTERLY DATA:

(IN THOUSANDS EXCEPT PER SHARE DATA)   MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
-----------------------------------------------------------------------------------------
INTEREST INCOME                         $ 5,997    $ 6,080          $6,373        $6 ,352
-----------------------------------------------------------------------------------------
INTEREST EXPENSE                          1,998      2,044           2,195          2,201
-----------------------------------------------------------------------------------------
 NET INTEREST INCOME                      3,999      4,036           4,178          4,151
-----------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                    91         91              91            192
-----------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
 SECURITIES GAINS                         1,279        928             934            954
-----------------------------------------------------------------------------------------
SECURITIES GAINS                             67         46               5             60
-----------------------------------------------------------------------------------------
OTHER EXPENSE                             2,861      2,926           2,912          3,062
-----------------------------------------------------------------------------------------
INCOME TAX EXPENSE                          903        697             798            694
-----------------------------------------------------------------------------------------
 NET INCOME                              $1,490     $1,296          $1,316         $1,217
=========================================================================================
EARNINGS PER SHARE-BASIC                 $ 0.61     $ 0.53          $ 0.53         $ 0.51
-----------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED               $ 0.59     $ 0.51          $ 0.52         $ 0.49
-----------------------------------------------------------------------------------------



SELECTED 1997 QUARTERLY DATA:

(IN THOUSANDS EXCEPT PER SHARE DATA)   MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
-----------------------------------------------------------------------------------------
INTEREST INCOME                          $5,443     $5,707          $5,764         $5,976
-----------------------------------------------------------------------------------------
INTEREST EXPENSE                          1,887      1,881           1,905          2,025
-----------------------------------------------------------------------------------------
 NET INTEREST INCOME                      3,556      3,826           3,859          3,951
-----------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                   100        100             100            100
-----------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
 SECURITIES GAINS                           963        804             735            717
-----------------------------------------------------------------------------------------
SECURITIES GAINS                             --         15               9              5
-----------------------------------------------------------------------------------------
OTHER EXPENSE                             2,700      2,754           2,589          2,683
-----------------------------------------------------------------------------------------
INCOME TAX EXPENSE                          616        631             718            857
-----------------------------------------------------------------------------------------
 NET INCOME                              $1,103     $1,160          $1,196         $1,033
=========================================================================================
EARNINGS PER SHARE-BASIC                 $ 0.44     $ 0.47          $ 0.48         $ 0.45
-----------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED               $ 0.44     $ 0.47          $ 0.47         $ 0.43
-----------------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Peapack-Gladstone Financial Corporation:

     We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.



/s/ KPMG LLP

Short Hills, New Jersey
February 2, 1999

CONSOLIDATED STATEMENTS OF CONDITION

                                                                 DECEMBER 31,
(DOLLARS IN THOUSANDS)                                       1998          1997
--------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                 $  13,079     $  17,740
--------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                         29,600        15,500
--------------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                          42,679        33,240
--------------------------------------------------------------------------------
INVESTMENT SECURITIES: (APPROXIMATE MARKET VALUE
 $44,327 IN 1998 AND $54,452 IN 1997)                      43,581        53,978
--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE (AMORTIZED COST
 $90,781 IN 1998 AND $90,817 IN 1997)                      92,255        91,580
--------------------------------------------------------------------------------
LOANS:                                                    213,856       174,374
--------------------------------------------------------------------------------
  LESS: ALLOWANCE FOR LOAN LOSSES                           2,224         1,893
--------------------------------------------------------------------------------
  NET LOANS                                               211,632       172,481
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                      9,170         8,595
--------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                                        --           340
--------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                 2,963         3,006
--------------------------------------------------------------------------------
OTHER ASSETS                                                  516           445
--------------------------------------------------------------------------------
   TOTAL ASSETS                                         $ 402,796     $ 363,665
================================================================================
LIABILITIES
DEPOSITS:
 NONINTEREST-BEARING DEMAND DEPOSITS                    $  85,881     $  74,712
--------------------------------------------------------------------------------
 INTEREST-BEARING DEPOSITS:
  CHECKING                                                 79,778        70,745
--------------------------------------------------------------------------------
  SAVINGS                                                  70,962        70,419
--------------------------------------------------------------------------------
  MONEY MARKET ACCOUNTS                                    26,363        24,624
--------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT OVER $100,000                    27,608        18,243
--------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT LESS THAN $100,000               72,241        69,730
--------------------------------------------------------------------------------
  TOTAL DEPOSITS                                          362,833       328,473
--------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                      2,008         1,553
--------------------------------------------------------------------------------
   TOTAL LIABILITIES                                      364,841       330,026
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
COMMON  STOCK (NO PAR  VALUE;  Stated  Value
 $1 2/3 PER SHARE; AUTHORIZED 10,000,000
 SHARES; ISSUED 2,451,244 SHARES;
 REFLECTS 2:1 STOCK  SPLIT OF
 DECEMBER 1997)                                             4,085         3,892
--------------------------------------------------------------------------------
SURPLUS                                                    12,483         6,218
--------------------------------------------------------------------------------
TREASURY STOCK AT COST, 13,562 SHARES IN 1998
 AND 11,178 SHARES IN 1997                                   (791)         (367)
--------------------------------------------------------------------------------
RETAINED EARNINGS                                          21,252        23,420
--------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE
 INCOME, NET OF INCOME TAX                                    926           476
--------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                              37,955        33,639
--------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 402,796     $ 363,665
================================================================================

See accompanying notes to Consolidated Financial Statements

 CONSOLIDATED STATEMENTS OF INCOME

                                                         YEAR ENDED DECEMBER 31,

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)        1998      1997      1996
--------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                           $15,418   $13,025   $11,150
--------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES:
 TAXABLE                                               2,540     2,800     2,465
--------------------------------------------------------------------------------
 TAX-EXEMPT                                              469       524       573
--------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
 AVAILABLE FOR SALE:
 TAXABLE                                               5,478     5,697     5,898
--------------------------------------------------------------------------------
 TAX-EXEMPT                                                5        --        --
--------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                           892       844       869
--------------------------------------------------------------------------------
  TOTAL INTEREST INCOME                               24,802    22,890    20,955
--------------------------------------------------------------------------------

INTEREST EXPENSE
INTEREST ON SAVINGS ACCOUNT DEPOSITS                   3,277     3,439     3,942
--------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT OVER $100,000      1,411       965       802
--------------------------------------------------------------------------------
INTEREST ON OTHER TIME DEPOSITS                        3,750     3,294     3,145
--------------------------------------------------------------------------------
  TOTAL INTEREST EXPENSE                               8,438     7,698     7,889
--------------------------------------------------------------------------------
   NET INTEREST INCOME                                16,364    15,192    13,066
--------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                465       400       642
--------------------------------------------------------------------------------
   NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                   15,899    14,792    12,424
--------------------------------------------------------------------------------
OTHER INCOME
SERVICE CHARGES AND FEES                               1,750     1,651     1,504
--------------------------------------------------------------------------------
TRUST FEES                                             2,241     1,474     1,270
--------------------------------------------------------------------------------
SECURITIES GAINS                                         178        29       118
--------------------------------------------------------------------------------
OTHER INCOME                                             104        94        95
--------------------------------------------------------------------------------
  TOTAL OTHER INCOME                                   4,273     3,248     2,987
--------------------------------------------------------------------------------
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                         6,567     6,093     5,588
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                 2,291     2,231     2,124
--------------------------------------------------------------------------------
OTHER EXPENSES                                         2,903     2,402     2,360
--------------------------------------------------------------------------------
  TOTAL OTHER EXPENSES                                11,761    10,726    10,072
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE                       8,411     7,314     5,339
--------------------------------------------------------------------------------
INCOME TAX EXPENSE                                     3,092     2,822     1,760
--------------------------------------------------------------------------------
   NET INCOME                                        $ 5,319   $ 4,492   $ 3,579
================================================================================
EARNINGS PER SHARE (REFLECTS a 5% STOCK
 DIVIDEND IN 1998; A 2:1 STOCK SPLIT IN DECEMBER,
 1997; AND A 5% STOCK DIVIDEND IN 1996)

 Basic                                               $  2.18   $  1.84   $  1.46
--------------------------------------------------------------------------------
 Diluted                                             $  2.11   $  1.81   $  1.45
================================================================================

See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES
IN STOCKHOLDERS' EQUITY

                                                                                 ACCUMULATED
                                                                                       OTHER
(DOLLARS IN THOUSANDS, EXCEPT           COMMON             TREASURY  RETAINED  COMPREHENSIVE
PER SHARE AMOUNTS)                       STOCK   SURPLUS      STOCK  EARNINGS         INCOME      TOTAL
-------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995            $3,707    $3,486      $  --   $20,196          $ 987    $28,376
-------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
 NET INCOME 1996                                                        3,579                     3,579
 UNREALIZED HOLDING LOSSES ON
  SECURITIES ARISING DURING THE
   PERIOD (NET OF TAX OF ($284))                                                        (579)
 LESS: RECLASSIFICATION ADJUSTMENT
  FOR GAINS INCLUDED IN NET INCOME
  (NET OF INCOME TAX OF $39)                                                              79
                                                                                       -----
 NET UNREALIZED HOLDING LOSSES ON
  SECURITIES ARISING DURING THE
  PERIOD (NET OF INCOME TAX OF ($323))                                                  (658)      (658)
                                                                                                -------
TOTAL COMPREHENSIVE INCOME                                                                        2,921
DIVIDENDS DECLARED ($0.40 PER SHARE)                                     (911)                     (911)
COMMON STOCK DIVIDEND
 (FIVE PERCENT)                            185     2,755               (2,940)                       --
COMMON STOCK OPTIONS EXERCISED                       (36)                                           (36)
PURCHASE OF TREASURY STOCK
 5,446 SHARES                                                  (142)                               (142)
-------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996            $3,892    $6,205      $(142)  $19,924          $ 329    $30,208
-------------------------------------------------------------------------------------------------------

COMPREHENSIVE INCOME:
 NET INCOME 1997                                                        4,492                     4,492
 UNREALIZED HOLDING GAINS ON
   SECURITIES ARISING DURING THE
   PERIOD (NET OF INCOME TAX OF $103)                                                    165
 LESS: RECLASSIFICATION ADJUSTMENT
  FOR GAINS INCLUDED IN NET INCOME
  (NET OF INCOME TAX OF $11)                                                              18
                                                                                       -----
 NET UNREALIZED HOLDING GAINS ON
  SECURITIES ARISING DURING THE
  PERIOD (NET OF INCOME TAX OF $92)                                                      147        147
                                                                                                -------
TOTAL COMPREHENSIVE INCOME                                                                        4,639
DIVIDENDS DECLARED ($0.41 PER SHARE)                                     (978)                     (978)
COMMON STOCK OPTIONS
 EXERCISED AND RELATED TAX BENEFITS                   13         56       (18)                       51
PURCHASE OF TREASURY STOCK
 7,892 SHARES                                                  (281)                               (281)
-------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997            $3,892    $6,218      $(367)  $23,420          $ 476    $33,639
-------------------------------------------------------------------------------------------------------

                                                   (Continued on following page)

                                                                                 ACCUMULATED
                                                                                       OTHER
(DOLLARS IN THOUSANDS, EXCEPT           COMMON             TREASURY  RETAINED  COMPREHENSIVE
PER SHARE AMOUNTS)                       STOCK   SURPLUS      STOCK  EARNINGS         INCOME      TOTAL
-------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
 NET INCOME 1998                                                        5,319                     5,319
 UNREALIZED HOLDING GAINS ON
  SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME TAX OF $327)                                                   563
 LESS: RECLASSIFICATION ADJUSTMENT
  FOR GAINS INCLUDED IN NET INCOME
  (NET OF INCOME TAX OF $65)                                                             113
                                                                                       -----
 NET UNREALIZED HOLDING GAINS ON
  SECURITIES ARISING DURING THE
  PERIOD (NET OF INCOME TAX OF $262)                                                     450        450
                                                                                                -------
TOTAL COMPREHENSIVE INCOME                                                                        5,769
DIVIDENDS DECLARED ($0.46 PER SHARE)                                   (1,097)                   (1,097)
COMMON STOCK OPTIONS EXERCISED AND
 RELATED TAX BENEFITS                                 68        459                                 527
COMMON STOCK DIVIDEND (FIVE PERCENT)       193     6,197               (6,390)                       --
PURCHASE OF TREASURY STOCK
 15,339 SHARES                                                 (883)                               (883)
-------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998            $4,085   $12,483      $(791)  $21,252          $ 926    $37,955
-------------------------------------------------------------------------------------------------------

DIVIDENDS DECLARED PER SHARE REFLECT 2:1 STOCK SPLIT IN DECEMBER, 1997. See accompanying notes to Consolidated Financial Statements


  [THE FOLLOWING TABLE WAS REPRESENTED BY BAR CHARTS IN THE PRINTED DOCUMENT.]

                              1998      1997      1996      1995      1994
                                              IN DOLLARS
--------------------------------------------------------------------------------
DIVIDENDS PER SHARE         $ 0.46    $ 0.41    $ 0.40    $ 0.37     $0.32
--------------------------------------------------------------------------------
BOOK VALUE PER SHARE        $15.57    $13.78    $12.35    $11.57     $9.61
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED DECEMBER 31,

(DOLLARS IN THOUSANDS)                                1998       1997      1996
--------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                        $  5,319   $  4,492  $  3,579
--------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                           817        694       670
--------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION
 OF DISCOUNT ON SECURITIES, NET                        117         43        75
--------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                              465        400       642
--------------------------------------------------------------------------------
(Benefit) PROVISION FOR DEFERRED TAXES                (138)       399       (96)
--------------------------------------------------------------------------------
GAIN ON SECURITIES                                    (178)       (29)     (118)
--------------------------------------------------------------------------------
DECREASE (INCREASE) IN INTEREST RECEIVABLE              43        (91)      (48)
--------------------------------------------------------------------------------
(INCREASE) DECREASE IN OTHER ASSETS                   (195)      (270)       46
--------------------------------------------------------------------------------
INCREASE (DECREASE) IN ACCRUED EXPENSES
 AND OTHER LIABILITIES                                 455       (453)     (190)
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES          6,705      5,185     4,560
--------------------------------------------------------------------------------
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES    8,280     14,671    12,852
--------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES AVAILABLE
 FOR SALE                                           10,000     11,000    25,000
--------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES        17,220      2,000    10,207
--------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
 AVAILABLE FOR SALE                                 42,335      6,840    10,025
--------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES                  (15,132)   (15,466)  (32,664)
--------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE
 FOR SALE                                          (52,192)   (24,625)  (33,814)
--------------------------------------------------------------------------------
NET DECREASE (INCREASE) IN SHORT-TERM INVESTMENTS      (16)        38     4,018
--------------------------------------------------------------------------------
NET INCREASE IN LOANS                              (39,616)   (24,903)  (27,957)
--------------------------------------------------------------------------------
NET DECREASE IN OTHER REAL ESTATE Owned                340        352       855
--------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                 (1,392)      (689)   (2,376)
--------------------------------------------------------------------------------
  NET CASH USED IN INVESTING ACTIVITIES            (30,173)   (30,782)  (33,854)
--------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                            34,360     33,283    25,686
--------------------------------------------------------------------------------
DIVIDENDS PAID                                      (1,097)      (978)     (911)
--------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                9         51       (36)
--------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                            (365)      (281)     (142)
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES         32,907     32,075    24,597
--------------------------------------------------------------------------------
  NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                              9,439      6,478    (4,697)
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD    33,240     26,762    31,459
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD        $ 42,679   $ 33,240  $ 26,762
================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
CASH PAID DURING THE YEAR FOR:
 INTEREST ON DEPOSITS                             $  8,288   $  8,836  $  8,163
--------------------------------------------------------------------------------
 INCOME TAXES                                        3,146      2,487     1,885
--------------------------------------------------------------------------------
NONCASH INVESTING ACTIVITIES:
 TRANSFER OF LOANS TO OTHER REAL ESTATE                 --        260       288
--------------------------------------------------------------------------------

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

SECURITIES AVAILABLE FOR SALE: Debt securities that cannot be categorized as investment securities are classified as securities available for sale. Such securities include debt securities to be held for indefinite periods of time and not intended to be held to maturity, as well as marketable equity securities. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at fair value and unrealized holding gains and losses (net of related tax effects) on such securities are excluded from earnings, but are included in stockholders' equity as Accumulated Other Comprehensive Income. Upon realization, such gains or losses are included in earnings using the specific identification method.

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

STOCK OPTION PLANS: Prior to January 1, 1996, the Corporation accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Corporation adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Corporation has elected to continue to apply the provisions of APB Opinion No. 25 and to provide the pro forma disclosure provisions of SFAS No. 123.

EARNINGS PER SHARE: Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding including common stock equivalents utilizing the treasury stock method.

     The Board of Directors approved a 2 for 1 stock split effective December 29, 1997. In addition, per share data reflects 5 percent stock dividends paid in November 1998 and 1996. As a result, the average number of shares outstanding was 2,523,901, 2,488,424 and 2,478,493 for 1998, 1997 and 1996, respectively, and included common stock equivalents of 82,543, 44,306 and 29,242 for 1998, 1997 and 1996, respectively.

COMPREHENSIVE INCOME: On January 1, 1998, the Corporation adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This Statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Prior period amounts have been restated.

RECLASSIFICATION: Certain reclassifications have been made in the 1996 and 1997 financial statements in order to conform to the 1998 presentation.

2.   INVESTMENT SECURITIES

     A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 1998 and 1997 follows:

                                                               1998
------------------------------------------------------------------------------------------
                                                           GROSS       GROSS   APPROXIMATE
                                           AMORTIZED  UNREALIZED  UNREALIZED        MARKET
(IN THOUSANDS)                                  COST       GAINS      LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $30,598        $344       $ (13)      $30,929
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             12,472         417          (2)       12,887
------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                            511          --          --           511
------------------------------------------------------------------------------------------
                                             $43,581        $761       $ (15)      $44,327
==========================================================================================

                                                               1997
------------------------------------------------------------------------------------------
                                                           GROSS       GROSS   APPROXIMATE
                                           AMORTIZED  UNREALIZED  UNREALIZED        MARKET
(IN THOUSANDS)                                  COST       GAINS      LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $44,557        $174       $ (48)      $44,683
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS              9,421         348          --         9,769
------------------------------------------------------------------------------------------
                                             $53,978        $522       $ (48)      $54,452
==========================================================================================

     The amortized cost and approximate market value of investment securities as of December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:
                                                                 APPROXIMATE
(IN THOUSANDS)                         AMORTIZED COST           MARKET VALUE
----------------------------------------------------------------------------
ONE YEAR OR LESS                              $14,559                $14,650
----------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS              21,181                 21,498
----------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS              7,391                  7,610
----------------------------------------------------------------------------
AFTER TEN YEARS                                   450                    569
----------------------------------------------------------------------------
                                              $43,581                $44,327
============================================================================

     Securities having an approximate carrying value of $5,169,000 and $5,000,000 as of December 31, 1998 and 1997, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains of $8,000, $5,000 and $95,000 were realized in 1998, 1997 and 1996, respectively. There were no gross realized losses in 1998, 1997 and 1996. There were no sales of investment securities in 1998, 1997 or 1996 except for securities called by issuers.

3. SECURITIES AVAILABLE FOR SALE

     A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 1998 and 1997 follows:

                                                               1998
------------------------------------------------------------------------------------------
                                                         GROSS         GROSS   APPROXIMATE
                                         AMORTIZED  UNREALIZED    UNREALIZED        MARKET
(IN THOUSANDS)                                COST       GAINS        LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES        $85,232      $1,567         $(130)      $86,669
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS              240          14             --          254
------------------------------------------------------------------------------------------
OTHER SECURITIES AVAILABLE FOR SALE          5,309          23             --        5,332
------------------------------------------------------------------------------------------
                                           $90,781      $1,604         $(130)      $92,255
==========================================================================================


                                                               1997
------------------------------------------------------------------------------------------
                                                         GROSS         GROSS   APPROXIMATE
                                         AMORTIZED  UNREALIZED    UNREALIZED        MARKET
(IN THOUSANDS)                                COST       GAINS        LOSSES         VALUE
------------------------------------------------------------------------------------------

U.S. TREASURY & GOVERNMENT AGENCIES        $86,035      $  838         $ (74)      $86,799
------------------------------------------------------------------------------------------
OTHER SECURITIES AVAILABLE FOR SALE          4,782           2            (3)        4,781
------------------------------------------------------------------------------------------
                                           $90,817      $  840         $ (77)      $91,580
==========================================================================================

     The amortized cost and approximate market value of debt securities available for sale as of December31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:
                                                             APPROXIMATE
(IN THOUSANDS)                        AMORTIZED COST        MARKET VALUE
------------------------------------------------------------------------
ONE YEAR OR LESS                             $ 6,000             $ 6,069
------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS             42,624              43,742
------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS            36,612              36,870
------------------------------------------------------------------------
AFTER TEN YEARS                                2,258               2,269
------------------------------------------------------------------------
                                             $87,494             $88,950
========================================================================

     Gross gains of $170,000,  $24,000 and $23,000 were  realized in 1998,  1997 and 1996, respectively. There were no gross realized losses in 1998, 1997 and 1996.

4.   LOANS

     Loans outstanding as of December 31, 1998 and 1997 consisted of the following:

(IN THOUSANDS)                                  1998                1997
------------------------------------------------------------------------
LOANS SECURED BY REAL ESTATE                $188,584            $145,471
------------------------------------------------------------------------
CONSTRUCTION LOANS                             1,946               4,213
------------------------------------------------------------------------
COMMERCIAL LOANS                               9,833              10,332
------------------------------------------------------------------------
CONSUMER LOANS                                12,830              13,462
------------------------------------------------------------------------
OTHER LOANS                                      663                 896
------------------------------------------------------------------------
 TOTAL LOANS                                $213,856            $174,374
========================================================================

     Non-accrual loans totaled $806,000 and $742,000 at December 31, 1998 and 1997, respectively. Loans past due 90 days or more and still accruing interest totaled $1,000 and

$104,000 at December 31, 1998 and 1997, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $17,000, $25,000 and $18,000 in 1998, 1997 and 1996, respectively. Interest income of $68,000, $47,000 and $82,000 would have been recognized during 1998, 1997 and 1996, respectively, under contractual terms for such non-accrual loans.

     Loans that met the criteria of troubled debt restructuring totaled $457,000 and $261,000 at December 31, 1998 and 1997, respectively. The amount of interest income recognized on troubled debt restructurings in 1998, 1997 and 1996 totaled $23,000, $18,000 and $16,000, respectively. Interest income of approximately
$43,000, $26,000 and $27,000 would have been recognized during 1998, 1997 and 1996, based on original terms. There are no commitments to lend additional amounts on troubled debt restructurings.

     The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100,000. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, are excluded. There was no recorded investment in impaired loans as of December 31, 1998 and 1997 and no investments in impaired loans during 1998 and 1997.

5.   ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses for the years indicated follows:

                                                   YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                 1998          1997          1996
--------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                  $ 1,893       $ 1,636       $ 1,221
--------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                    465           400           642
--------------------------------------------------------------------------------
LOANS CHARGED-OFF                              (187)         (282)         (276)
--------------------------------------------------------------------------------
RECOVERIES                                       53           139            49
--------------------------------------------------------------------------------
BALANCE, END OF YEAR                        $ 2,224       $ 1,893       $ 1,636
================================================================================

6. PREMISES AND EQUIPMENT

 Premises and equipment for the years indicated follows:

                                                        YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                           1998            1997
-----------------------------------------------------------------------------

LAND                                                  $ 2,440         $ 2,259
-----------------------------------------------------------------------------
BUILDINGS                                               4,714           4,703
-----------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                                 4,938           3,818
-----------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                                  2,657           2,577
-----------------------------------------------------------------------------
                                                       14,749          13,357
-----------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                          5,579           4,762
-----------------------------------------------------------------------------
 TOTAL                                                $ 9,170         $ 8,595
=============================================================================

     Depreciation expense amounted to $817,000, $694,000 and $670,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

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

     The following methods and assumptions were used to estimate the fair value of each class of significant financial instruments:

CASH AND SHORT-TERM INVESTMENTS - The carrying amount of cash and short-term investments is considered to be fair value.

SECURITIES - The fair value of securities is based upon quoted market prices or dealer quotes.

LOANS - The fair value of loans is estimated by discounting the future cash flows using the build-up approach consisting of four components: the risk-free rate, credit quality, operating expense and prepayment option price.

DEPOSITS - The fair value of deposits with no stated maturity, such as demand deposits, checking accounts, savings and money market accounts, is equal to the carrying amount. The fair value of certificates of deposit is based on the discounted value of contractual cash flows.

     The following table summarizes carrying amounts and fair values for financial instruments at December 31, 1998 and 1997:

(IN THOUSANDS)                                 1998                  1997
--------------------------------------------------------------------------------
                                       CARRYING       FAIR   CARRYING       FAIR
                                         AMOUNT      VALUE     AMOUNT      VALUE
--------------------------------------------------------------------------------
FINANCIAL ASSETS:
 CASH AND CASH EQUIVALENTS             $ 42,679   $ 42,679   $ 33,240   $ 33,240
--------------------------------------------------------------------------------
 INVESTMENT SECURITIES                   43,581     44,327     53,978     54,452
--------------------------------------------------------------------------------
 SECURITIES AVAILABLE FOR SALE           92,255     92,255     91,580     91,580
--------------------------------------------------------------------------------
 LOANS, NET OF ALLOWANCE
  FOR LOAN LOSSES                       211,632    215,804    172,481    172,437
--------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
 DEPOSITS                               362,833    364,299    328,473    328,543
--------------------------------------------------------------------------------

8.   INCOME TAXES

     The income tax expense included in the consolidated financial statements for the years ended December31, 1998, 1997 and 1996, is allocated as follows:

(IN THOUSANDS)                                    1998         1997        1996
--------------------------------------------------------------------------------
INCOME TAX EXPENSE FROM OPERATIONS:
FEDERAL:
 CURRENT EXPENSE                               $ 2,850      $ 2,178     $ 1,655
--------------------------------------------------------------------------------
 DEFERRED (BENEFIT) EXPENSE                       (107)         309         (83)
--------------------------------------------------------------------------------
STATE:
 CURRENT EXPENSE                                   380          245         201
--------------------------------------------------------------------------------
 DEFERRED (BENEFIT) EXPENSE                        (31)          90         (13)
--------------------------------------------------------------------------------
 TOTAL INCOME TAX EXPENSE
  FROM OPERATIONS                              $ 3,092      $ 2,822     $ 1,760
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
DEFERRED EXPENSE:
 UNREALIZED GAIN ON SECURITIES
  AVAILABLE FOR SALE                           $   261      $   153     $   383
================================================================================

     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% in 1998, 1997 and 1996 to income before taxes as a result of the following:

(IN THOUSANDS)                                       1998       1997       1996
--------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE                   $ 2,860    $ 2,487    $ 1,815
--------------------------------------------------------------------------------
INCREASE (DECREASE) IN TAXES RESULTING FROM:
 TAX-EXEMPT INCOME                                   (170)      (161)      (176)
--------------------------------------------------------------------------------
 STATE INCOME TAXES                                   230        221        124
--------------------------------------------------------------------------------
 DEFERRED TAX ADJUSTMENT-TAX BAD DEBT                  --        210         --
--------------------------------------------------------------------------------
 OTHER                                                172         65         (3)
--------------------------------------------------------------------------------
                                                  $ 3,092    $ 2,822    $ 1,760
================================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 are as follows:

(IN THOUSANDS)                                                  1998        1997
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
 LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
  LOAN LOSSES AND DEFERRED FEE INCOME                          $ 674       $ 462
--------------------------------------------------------------------------------
 OTHER REAL ESTATE OWNED, PRINCIPALLY DUE TO
  RESERVES FOR WRITEDOWNS                                          5          28
--------------------------------------------------------------------------------
 POST RETIREMENT BENEFITS OTHER THAN PENSIONS                     46          50
--------------------------------------------------------------------------------
 CAPITAL LOSS CARRYOVER                                           --          25
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED ASSETS                                    $ 725       $ 565
--------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
 UNREALIZED GAIN ON SECURITIES
  AVAILABLE FOR SALE                                           $ 548       $  43
--------------------------------------------------------------------------------
 INVESTMENT SECURITIES, PRINCIPALLY DUE TO
  THE ACCRETION OF BOND DISCOUNT                                  37          45
--------------------------------------------------------------------------------
 PREMISES AND EQUIPMENT
  PRINCIPALLY DUE TO DIFFERENCES IN DEPRECIATION                 396         365
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED LIABILITIES                               $ 981       $ 453
--------------------------------------------------------------------------------
NET DEFERRED TAX (LIABILITY) ASSET                             $(256)      $ 112
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

     The following table shows the change in benefit obligation, the change in plan assets andthe funded status for the plan at December 31,

(IN THOUSANDS)                                                1998         1997
--------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION:
BENEFIT OBLIGATION AT Beginning of Year                    $ 3,178      $ 2,645
--------------------------------------------------------------------------------
SERVICE COST                                                   484          430
--------------------------------------------------------------------------------
INTEREST COST                                                  189          157
--------------------------------------------------------------------------------
ACTUARIAL LOSS                                                   7            7
--------------------------------------------------------------------------------
BENEFITS PAID                                                 (144)         (61)
--------------------------------------------------------------------------------
BENEFIT OBLIGATION AT END OF YEAR                          $ 3,714      $ 3,178
================================================================================

CHANGE IN PLAN ASSETS:
--------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR             $ 3,635      $ 2,721
--------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                                   718          545
--------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                          345          430
--------------------------------------------------------------------------------
BENEFITS PAID                                                 (144)         (61)
--------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                   $ 4,554      $ 3,635
================================================================================

FUNDED STATUS                                              $   840      $   457
--------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                  (71)         (78)
--------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                 (4)          (5)
--------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL (Gain)                             (713)        (296)
--------------------------------------------------------------------------------
 PREPAID BENEFIT COST                                      $    52      $    78
================================================================================

     Net periodic expense for the years ended December 31 included the following components:

(IN THOUSANDS)                                     1998        1997        1996
--------------------------------------------------------------------------------
SERVICE COST                                      $ 484       $ 430       $ 405
--------------------------------------------------------------------------------
INTEREST COST                                       189         157         148
--------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                     (718)       (545)       (292)
--------------------------------------------------------------------------------
AMORTIZATION OF:
 NET GAIN                                           424         313          83
--------------------------------------------------------------------------------
 UNRECOGNIZED PRIOR SERVICE COST                      1           1           1
--------------------------------------------------------------------------------
 UNRECOGNIZED REMAINING NET ASSETS                   (8)         (8)         (8)
--------------------------------------------------------------------------------
NET PERIODIC PENSION COST                         $ 372       $ 348       $ 337
================================================================================

     For December 31, 1998 and 1997 the weighted average discount rate and rate of increase in future compensation used in determining the actuarial present value of the projected benefit obligation were 6.0 percent and 3.0 percent, respectively. The related expected long-term rate of return on plan assets was
7.5 percent.

SAVINGS AND PROFIT SHARING PLANS:

     In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(K) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $24,000, $23,000 and $21,000 in 1998, 1997 and 1996, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $200,000 in 1998, $175,000 in 1997 and $125,000 in 1996.

POST RETIREMENT BENEFITS OTHER THAN PENSIONS:

     The Corporation provides certain health care and life insurance benefits to eligible retired employees. Accordingly, the cost of retiree health care and other benefits is accrued during the employees active service. Expense for the years ended December31, 1998, 1997 and 1996 is not material.

10. STOCK OPTION PLAN

     The Corporation's incentive stock option plans allows the granting of up to 189,525 shares of the Corporation's common stock to certain key employees. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                  OPTION PRICE
                                              SHARES                 PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                    69,678             $16.32-$17.95
--------------------------------------------------------------------------------
GRANTED DURING 1996                            3,308                     22.68
--------------------------------------------------------------------------------
EXERCISED DURING 1996                          3,881                     16.32
--------------------------------------------------------------------------------
FORFEITED DURING 1996                          2,822                     16.32
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                    66,283               16.32-22.68
--------------------------------------------------------------------------------
GRANTED DURING 1997                           45,360               27.38-37.73
--------------------------------------------------------------------------------
EXERCISED DURING 1997                          2,268                     16.32
--------------------------------------------------------------------------------
FORFEITED DURING 1997                            420                     16.32
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                   108,955               16.32-37.73
--------------------------------------------------------------------------------
GRANTED DURING 1998                            1,730               51.43-56.25
--------------------------------------------------------------------------------
EXERCISED DURING 1998                          3,793                     34.76
--------------------------------------------------------------------------------
FORFEITED DURING 1998                          1,285               16.32-34.76
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                   105,607             $16.32-$56.25
================================================================================

     At December 31, 1998, the number of options exercisable was 41,903 and the weighted-average price of those options was $20.52 per share. At December 31, 1997, the number of options exercisable was 24,056 and the weighted-average price of those options was $17.89 per share.

     The Corporation has non-qualified stock option plans for non-employee directors. The plans allow the granting of up to 102,900 shares of the Corporation's common stock. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                  OPTION PRICE
                                              SHARES                 PER SHARE
-------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                    54,027             $16.32-$19.84
-------------------------------------------------------------------------------
EXERCISED DURING 1996                          1,103                     16.32
-------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                    52,924               16.32-19.84
-------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                    52,924               16.32-19.84
-------------------------------------------------------------------------------
GRANTED DURING 1998                           26,250                     51.43
-------------------------------------------------------------------------------
EXERCISED DURING 1998                          1,050                     51.43
-------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                    78,124             $16.32-$51.43
================================================================================

     At December 31, 1998, the number of options exercisable was 30,256 and the weighted-average price of those options was $16.63. At December 31, 1997, the number of options exercisable was 20,506 and the weighted-average price of those options was $17.14.

     At December 31, 1998, there were 96,599 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 1998 and 1997 was $10.98 and $8.64 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1998--expected dividend yield 0.82%, expected volatility of 9%, risk-free interest rate of 5.65%, and an expected life of 5 years; 1997--expected dividend yield of 0.88%, expected volatility of 11%, risk-free interest rate of 6.13%, and an expected life of 5 years.

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

(IN  THOUSANDS  EXCEPT  PER SHARE  DATA)                1998                1997
--------------------------------------------------------------------------------
NET INCOME:
 AS REPORTED                                       $   5,319           $   4,492
--------------------------------------------------------------------------------
 PRO FORMA                                         $   5,174           $   4,389
--------------------------------------------------------------------------------
EARNINGS PER SHARE:
 AS REPORTED
 BASIC                                             $    2.18           $    1.84
--------------------------------------------------------------------------------
 DILUTED                                           $    2.11           $    1.81
--------------------------------------------------------------------------------
 PRO FORMA
 BASIC                                             $    2.12           $    1.80
--------------------------------------------------------------------------------
 DILUTED                                           $    2.05           $    1.76
--------------------------------------------------------------------------------

11. COMMITMENTS AND REGULATORY MATTERS

     The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that its actions depart from routine legal proceedings and such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $37,131,000 and $29,077,000 and letters of credit of $1,232,000 and $1,261,000 at December 31, 1998 and 1997, respectively, which are not included in the accompanying consolidated financial statements.

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

     At year-end 1998 and 1997, the Bank was required to maintain balances of $365,000 and $7,291,000, respectively, at the Federal Reserve Bank of New York in satisfaction of statutory reserve requirements.

     At December 31, 1998, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $478,000, $579,000 and $607,000 for the years ended December 31, 1998, 1997 and 1996, respectively, which is included in premises and equipment expense in the consolidated statements of income.

     The minimum annual lease payments under the terms of the lease agreements, as of December 31, 1998, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
1999                                                                      $  560
--------------------------------------------------------------------------------
2000                                                                         524
--------------------------------------------------------------------------------
2001                                                                         637
--------------------------------------------------------------------------------
2002                                                                         633
--------------------------------------------------------------------------------
2003                                                                         633
--------------------------------------------------------------------------------
Thereafter                                                                 3,144
--------------------------------------------------------------------------------
 TOTAL                                                                    $6,131
================================================================================

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

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are also presented in the table.

                                                         TO BE WELL
                                                      CAPITALIZED UNDER      FOR CAPITAL
                                                      PROMPT CORRECTIVE       ADEQUACY
(IN THOUSANDS)                         ACTUAL         ACTION PROVISIONS       PURPOSES
-----------------------------------------------------------------------------------------
                                  AMOUNT    RATIO      AMOUNT   RATIO      AMOUNT   RATIO
-----------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1998:
 TOTAL CAPITAL
  (TO RISK-WEIGHTED ASSETS)      $38,070     21.5%    $17,705   10.0%     $14,164    8.0%
-----------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO RISK-WEIGHTED ASSETS)       35,846     20.3%     10,623    6.0%       7,082    4.0%
-----------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO AVERAGE ASSETS)             35,846      9.6%     18,670    5.0%      11,202    3.0%
-----------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1997:
 TOTAL CAPITAL
  (TO RISK-WEIGHTED ASSETS)      $34,313     21.4%    $16,010   10.0%     $12,808    8.0%
-----------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO RISK-WEIGHTED ASSETS)       32,420     20.3%      9,606    6.0%       6,404    4.0%
-----------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO AVERAGE ASSETS)             32,420      9.4%     17,239    5.0%      10,343    3.0%
-----------------------------------------------------------------------------------------

13. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY):

     The following information of the parent company only financial statements as of December 31, 1998 and 1997 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION
                                                                 DECEMBER 31,
(IN THOUSANDS)                                               1998          1997
--------------------------------------------------------------------------------
ASSETS
CASH                                                     $    429      $    947
--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                               1,014            --
--------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                   36,757        32,897
--------------------------------------------------------------------------------
OTHER ASSETS                                                  116            52
--------------------------------------------------------------------------------
 TOTAL ASSETS                                            $ 38,316      $ 33,896
================================================================================
LIABILITIES
OTHER LIABILITIES                                        $    361      $    257
--------------------------------------------------------------------------------
 TOTAL LIABILITIES                                            361           257
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
COMMON STOCK                                                4,085         3,892
--------------------------------------------------------------------------------
SURPLUS                                                    12,483         6,218
--------------------------------------------------------------------------------
TREASURY STOCK                                               (791)         (367)
--------------------------------------------------------------------------------
RETAINED EARNINGS                                          21,252        23,420
--------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME (NET OF
 INCOME TAX)                                                  926           476
--------------------------------------------------------------------------------
 TOTAL STOCKHOLDERS' EQUITY                                37,955        33,639
--------------------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 38,316      $ 33,896
================================================================================

STATEMENTS OF INCOME

                                                                 YEAR ENDED
                                                                 DECEMBER 31,
(IN THOUSANDS)                                               1998          1997*
--------------------------------------------------------------------------------
INCOME
DIVIDEND FROM BANK                                        $ 2,000        $ 1,000
--------------------------------------------------------------------------------
OTHER INCOME                                                   24             --
--------------------------------------------------------------------------------
 TOTAL INCOME                                               2,024          1,000
--------------------------------------------------------------------------------
EXPENSES
OTHER EXPENSES                                                184              1
--------------------------------------------------------------------------------
 TOTAL EXPENSES                                               184              1
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX BENEFIT AND
 EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                   1,840            999
--------------------------------------------------------------------------------
INCOME TAX BENEFIT                                            (54)            --
--------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN UNDISTRIBUTED
 EARNINGS OF BANK                                           1,894            999
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                    3,425            140
--------------------------------------------------------------------------------
 NET INCOME                                               $ 5,319        $ 1,139
================================================================================

STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED
                                                                 DECEMBER 31,
(IN THOUSANDS)                                               1998          1997*
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                  $ 5,319     $ 1,139
--------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                (3,425)       (140)
--------------------------------------------------------------------------------
INCREASE IN OTHER ASSETS                                        (74)        (52)
--------------------------------------------------------------------------------
INCREASE IN OTHER LIABILITIES                                   104         257
--------------------------------------------------------------------------------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                    1,924       1,204
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES OF SECURITIES AVAILABLE FOR SALE            201          --
--------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                    (1,190)         --
--------------------------------------------------------------------------------
 NET CASH PROVIDED BY INVESTING ACTIVITIES                     (989)         --
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                               (1,097)       (257)
--------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                         9          --
--------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                    (365)         --
--------------------------------------------------------------------------------
 NET CASH PROVIDED BY FINANCING ACTIVITIES                   (1,453)       (257)
--------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      (518)        947
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                947          --
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $   429     $   947
================================================================================

*    1997  amounts are for the period  from  December  12, 1997 to December  31,
     1997.
--------------------------------------------------------------------------------

STOCK PRICES:

     The following table shows the 1998 and 1997 range of prices paid on known trades of Corporation stock.

                                                                       DIVIDEND
1998                      HIGH                        LOW             PER SHARE
--------------------------------------------------------------------------------
1st QUARTER             $54.00                     $46.25                 $0.11
--------------------------------------------------------------------------------
2nd QUARTER              60.00                      54.00                  0.11
--------------------------------------------------------------------------------
3rd QUARTER              65.00                      58.00                  0.12
--------------------------------------------------------------------------------
4th QUARTER              56.75                      54.75                  0.12
--------------------------------------------------------------------------------

                                                                       DIVIDEND
1997                      HIGH                        LOW             PER SHARE
--------------------------------------------------------------------------------
1st QUARTER             $28.25                     $28.25                 $0.10
--------------------------------------------------------------------------------
2nd QUARTER              28.75                      28.75                  0.10
--------------------------------------------------------------------------------
3rd QUARTER              37.50                      35.00                  0.10
--------------------------------------------------------------------------------
4th QUARTER              40.50                      37.50                  0.11
--------------------------------------------------------------------------------

OFFICERS
--------------------------------------------------------------------------------
GLADSTONE          T. LEONARD HILL                        Chairman of the Board*
LOAN AND           -------------------------------------------------------------
ADMINISTRATION     FRANK A. KISSEL                              President & CEO*
BUILDING           -------------------------------------------------------------
                   ROBERT M. ROGERS                 Senior Vice President & COO*
                   -------------------------------------------------------------
                   PAUL W. BELL                            Senior Vice President
                   -------------------------------------------------------------
                   ARTHUR F. BIRMINGHAM                  Senior Vice President &
                                                                    Comptroller*
                   -------------------------------------------------------------
                   GARRETT P. BROMLEY                    Senior Vice President &
                                                            Chief Credit Officer
                   -------------------------------------------------------------
                   BARBARA A. GRECO                        Senior Vice President
                   -------------------------------------------------------------
                   ELIZABETH B. BOOCOCK                           Vice President
                   -------------------------------------------------------------
                   TODD T. BRUNGARD                               Vice President
                   -------------------------------------------------------------
                   RICHARD CIMO                                   Vice President
                   -------------------------------------------------------------
                   KAREN M. CHIARELLO                   Vice President & Auditor
                   -------------------------------------------------------------
                   TERESA A. PETERS                               Vice President
                   -------------------------------------------------------------
                   V. SHERRI LiCATA                               Vice President
                   -------------------------------------------------------------
                   DENNIS A. LONGO                                Vice President
                   -------------------------------------------------------------
                   PAUL A. SMITH                                  Vice President
                   -------------------------------------------------------------
                   JAMES STADTMUELLER                             Vice President
                   -------------------------------------------------------------
                   MARIA FORNARO                        Assistant Vice President
                   -------------------------------------------------------------
                   PATRICIA J. MORSCH                   Assistant Vice President
                   -------------------------------------------------------------
                   PAULA A. PHILHOWER                   Assistant Vice President
                   -------------------------------------------------------------
                   CHRISTOPHER POCQUAT                  Assistant Vice President
                   -------------------------------------------------------------
                   PATRICIA A. STUMP                    Assistant Vice President
                   -------------------------------------------------------------
                   EDWARD J. SWEENEY                    Assistant Vice President
                   -------------------------------------------------------------
                   FRANK C. WALDRON                     Assistant Vice President
                   -------------------------------------------------------------
                   MARY M. WOOD                         Assistant Vice President
                   -------------------------------------------------------------
                   CATHERINE A. McCATHARN                             Secretary*
                   -------------------------------------------------------------
                   MARJORIE DZWONCZYK                          Assistant Cashier
                   -------------------------------------------------------------
                   JOHN G. HARITON                             Assistant Cashier
                   -------------------------------------------------------------
                   KATHRYN M. NEIGH        Assistant Cashier/Assistant Secretary
                   -------------------------------------------------------------
                   DIANE M. RIDOLFI        Assistant Cashier/Assistant Secretary
--------------------------------------------------------------------------------
TRUST DEPARTMENT   CRAIG C. SPENGEMAN                    Senior Vice President &
GLADSTONE                                                  Senior Trust Officer*
                   -------------------------------------------------------------
                   BRYANT K. ALFORD               Vice President & Trust Officer
                   -------------------------------------------------------------
                   JOHN M. BONK                   Vice President & Trust Officer
                   -------------------------------------------------------------
                   GRETA N. DAWSON                Vice President & Trust Officer
                   -------------------------------------------------------------
                   RICHARD K. DONNELLY            Vice President & Trust Officer
                   -------------------------------------------------------------
                   JOHN C. KAUTZ                  Vice President & Trust Officer
                   -------------------------------------------------------------
                   KURT G. TALKE                      Assistant Vice President &
                                                                   Trust Officer
                   -------------------------------------------------------------
                   RICHARD E. PURTELL                   Assistant Vice President
                   -------------------------------------------------------------
                   CATHERINE A. McCATHARN                Assistant Trust Officer
                   -------------------------------------------------------------
                   WENDY KONTIR                          Assistant Trust Officer
                   -------------------------------------------------------------
                   EDWARD NICOLICCHIA                    Assistant Trust Officer
--------------------------------------------------------------------------------
BERNARDSVILLE      DONNA IORIO-GISONE                             Vice President
--------------------------------------------------------------------------------
CALIFON            CAROL L. BEHLER         Assistant Cashier/Assistant Secretary
--------------------------------------------------------------------------------
CHESTER            DONNA M. WHRITENOUR                  Assistant Vice President
--------------------------------------------------------------------------------
GLADSTONE          THOMAS N. KASPER                     Assistant Vice President
--------------------------------------------------------------------------------
FAR HILLS          JAMES CICCONE                               Assistant Cashier
--------------------------------------------------------------------------------
LONG VALLEY        DONALD R. GOLDENBAUM                           Vice President
                   SHERRI HALLETT                               Assitant Cashier
--------------------------------------------------------------------------------
MENDHAM            ELIZABETH RAHN                                 Vice President
--------------------------------------------------------------------------------
FELLOWSHIP         JANET E. BATTAGLIA                          Assistant Cashier
--------------------------------------------------------------------------------
PLUCKEMIN          PAMELA W. STONE                                Vice President
                   MARILYN M. MORROW                           Assistant Cashier
--------------------------------------------------------------------------------
POTTERSVILLE       PHYLLIS HERZOG                              Assistant Cashier
                   -------------------------------------------------------------

*    Denotes a Holding Company Officer

DIRECTORS
-------------------------
PAMELA HILL
President
Ferris Corp.
Gladstone, NJ

T. LEONARD HILL
Chairman of the Board
Gladstone, NJ

FRANK A. KISSEL
President & CEO

JOHN D. KISSEL
Turpin Realty, Inc.
Far Hills, NJ

JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ

GEORGE R. LAYTON
Director
Layton Funeral Home
Bedminster, NJ

EDWARD A. MERTON
President
Merton Excavating & Paving Co.
Chester, NJ

F. DUFFIELD MEYERCORD
Managing Director
Meyercord Advisors, Inc.
Bedminster, NJ

JOHN R. MULCAHY
Basking Ridge, NJ

PHILIP W. SMITH III
President
Phillary Management, Inc.
Far Hills, NJ

JACK D. STINE
Chairman
Bridgewater Community Services
Bridgewater, NJ

WILLIAM TURNBULL
Gladstone, NJ


OFFICES
-------------------------------

LOAN & ADMINISTRATION  BUILDING
158 Route 206 North
Gladstone, NJ 07934
(908) 234-0700

-------------------------------
GLADSTONE (Main Office)
190 Main Street
Gladstone, NJ 07934
(908) 234-0700

-------------------------------
CALIFON
438 Route 513
Califon, NJ 07830
(908) 832-5131

-------------------------------
FAR HILLS
26 Dumont Road
Far Hills, NJ 07931
(908) 781-1018

-------------------------------
LONG VALLEY
59 East Mill Road (Route 24)
Long Valley, NJ 07853
(908) 876-3300

-------------------------------
PLUCKEMIN
468 Route 206 North
Bedminster, NJ 07921
(908) 658-4500

-------------------------------
TRUST & INVESTMENT  DEPARTMENT
190 Main Street
Gladstone, NJ 07934
(908) 719-4360

-------------------------------
BERNARDSVILLE
36 Morristown Road
Bernardsville, NJ 07924
(908) 766-1711

-------------------------------
CHESTER
350 Main Street
Chester, NJ 07930
(908) 879-8115

-------------------------------
FELLOWSHIP VILLAGE
8000 Fellowship Road
Basking Ridge, NJ 07920
(908) 719-4332

-------------------------------
MENDHAM
17 East Main Street
Mendham, NJ 07945
(973) 543-9630

-------------------------------
POTTERSVILLE
11 Pottersville Rd.
Pottersville, NJ 07979
(908) 439-2265