Form 10-K, Exhibit 13
period 1999-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2000-03-24
CIK 1050743

PEAPACK-GLADSTONE
                             FINANCIAL CORPORATION
                               1999 ANNUAL REPORT

                          FINANCIAL HIGHLIGHTS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SELECTED YEAR-END DATA:             1999            1998            1997
--------------------------------------------------------------------------------
  NET INCOME                   $   6,621       $   5,319       $   4,492
--------------------------------------------------------------------------------
  TOTAL ASSETS                   423,021         402,796         363,665
--------------------------------------------------------------------------------
  TOTAL DEPOSITS                 380,163         362,833         328,473
--------------------------------------------------------------------------------
  TOTAL SECURITIES               133,077         135,836         145,558
--------------------------------------------------------------------------------
  TOTAL LOANS                    242,391         213,856         174,374
--------------------------------------------------------------------------------
  STOCKHOLDERS' EQUITY            40,715          37,955          33,639
--------------------------------------------------------------------------------
  TRUST DEPARTMENT ASSETS
     (BOOK VALUE)                651,469         549,321         453,671
--------------------------------------------------------------------------------

FINANCIAL RATIOS:
--------------------------------------------------------------------------------
  RETURN ON AVERAGE ASSETS          1.62%           1.42%           1.30%
--------------------------------------------------------------------------------
  RETURN ON AVERAGE EQUITY         16.91           14.79           14.22
--------------------------------------------------------------------------------
  CAPITAL LEVERAGE RATIO            9.75            9.60            9.40
--------------------------------------------------------------------------------
  RISK BASED CAPITAL:
        TIER 1                     21.66           20.25           20.25
--------------------------------------------------------------------------------
        TOTAL                      23.08           21.50           21.43
--------------------------------------------------------------------------------
PER SHARE:
--------------------------------------------------------------------------------
  EARNINGS - BASIC              $   2.58        $   2.08        $   1.75
--------------------------------------------------------------------------------
  EARNINGS - DILUTED                2.50            2.01            1.72
--------------------------------------------------------------------------------
  BOOK VALUE                       15.87           14.83           13.12
--------------------------------------------------------------------------------


                             NET INCOME(in millions)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
           $3.91        $3.58        $4.49        $5.32        $6.62


                            TOTAL ASSETS(in millions)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
            $300         $327         $364         $403         $423


                            TRUST ASSETS(book value in millions)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
            $251         $379         $454         $549         $651


                           EQUITY CAPITAL(in millions)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
           $28.4        $30.2        $33.6        $37.9        $40.7

DEAR SHAREHOLDERS
AND FRIENDS


[PICTURE]


     Welcome to the new millennium! Now that Y2K worries are gone, we can be thankful for the good fortune and prosperity that blessed so many at the end of the last century. We look forward to the future and all the promise and opportunities that are there for all of us and our Organization. There is so much to be excited about. For example, fabulous new technologies will continue to make our lives easier and more efficient. Just as new medicines will enable us to live healthier, happier and longer, new technologies will enable us to service more customers more conveniently. Things such as these are mutually beneficial to us all and the Bank. We are fortunate to live in such a time.

     Our challenge is to continue to manage our business in this fast changing world, positioning ourselves to provide the best financial services to our customers. At the same time we are always mindful that economic indicators do not always go in just one direction. There will always be challenges to manage our way through.

     1999 is now in the books and we are pleased with the results. Details of our financial results are reviewed in the Management Discussion and Analysis section of this report. There are, however, a few highlights we want to touch on.

     We are reporting record earnings for the third straight year. Net income for 1999 increased 24.5% from $5,319,000 to $6,621,000. Net interest income, loan growth, Trust and Investment fees, and cost controls all contributed to the bottom line.

     Higher income pushed diluted earnings per share (EPS) to $2.50, up 24.4% since last year. Similarly, return on average equity (ROE) grew from 14.79% in 1998 to 16.91% in 1999. This ratio level is very strong in the banking industry.

     The Board paid a 5% stock dividend to our shareholders in November of last year. This followed a 5% stock dividend in 1998, a 2 for 1 split in 1997, a 5% stock dividend in 1996 and a 2 for 1 split in 1995. In addition, the cash dividend rate was increased 8% during 1999. We believe our strong earnings and capital growth give us an outstanding platform for the future. Our stock symbol is PGFC if you wish to follow more closely.

     In the interest of balance, we also must report that our stock price did not follow all the good financial results. Interest rate concerns and the popularity of other equity sectors have put pressure on the entire banking sector. Our stock, being part of that group, ended the year at about $45.00 per share down 22% from a year ago. The price of our shares had increased 31% in 1996, 43% in 1997 and 35% in 1998. We continue to believe that strong financial results will ultimately reward our shareholders.

     The biggest news of the year was that your Board agreed to acquire Chatham Savings, FSB through merger. We have exchanged 305,730 of our shares for all the outstanding shares of Chatham Savings, FSB as of the closing date on January 7, 2000.

     When the merger was announced last August, I said in the press release that "This is an important and exciting step for our organization. We believe that the long-term growth potential in this market justifies a break from our traditional de novo branching strategy. We anticipate we will achieve cost savings and new revenues sufficient to be earnings accretive in the first full year of operation. Beyond that, we will apply our customer service ethic and commercial banking background to grow our market share." Since that was written we are even more convinced that we made the right decision and that our type of high service banking and Trust and Investment Department will do well in the Chatham Borough and Township markets.

     As this letter is being written in February 2000 the two Chatham branches are being renovated, ATMs will be installed and we will be ready to serve existing and new customers with our full line-up of products.

     As announced in our January 7, 2000 press release, we are delighted to report that Mr. Anthony J. Consi II has been elected to our Board. Mr. Consi was Chairman of Chatham Savings, FSB and is Chief Financial Officer of Weichert Co. Realtors. We welcome Mr. Consi to the Board and look forward to working with him as our business continues to grow.

     In addition to the two new Chatham branches, we have signed a lease for a new branch in the "Old Barn" on Main Street, New Vernon. New Vernon is situated half way between our Bernardsville branch and the Chatham branches and will give us continuity in that area. New Vernon is a wonderful community that deserves a community bank committed to the residents and businesses in the area. We anticipate being open early in March.

     Our Trust and Investment Department also had an outstanding year. Assets in this area continue to grow at a much faster pace than deposits in the Bank, and we believe that trend will continue. The market value of assets in the Trust and Investment Department were $981,000,000 at year-end. As our market area continues to grow, so does the demand for asset management, trust administration, estate planning services, tax preparation, retirement accounts and mutual funds. I encourage each of you to meet with one of our

Trust and Investment officers to discuss how we can help you achieve personal and family financial objectives.

     Our stated goal in the Bank and the Trust and Investment Department is to provide the finest financial services available to our customers. We are also well aware that virtually all our competitors are saying the same thing. The difference is that our employees and officers are committed to our customers and will take the extra step to be sure that the service is delivered.

     While on this subject, there is a tremendous amount of discussion in the press and with our legislators about privacy of information. It is an unfortunate side effect of the information age. There is more access to the details of our lives than most of us want. Our advice has always been to be careful with what information you divulge to whom. That advice holds true whether you're in a store, on the phone or at your computer. Privacy needs to be managed. We believe that financial information can be secure even as we all use the fabulous new technologies that are available.

     Privacy of customer information is of paramount importance to us at Peapack-Gladstone Bank. Compromising the privacy of a customer is a cardinal sin here. Without the consent of the customer we have never, and we will never, divulge customer names or information to a third party.

     All of us at Peapack-Gladstone Bank welcome our new customers, employees and shareholders from Chatham Savings and we look forward to working with each of you.

     We thank our Board for their efforts, and our officers and employees for making it happen.


            By: /s/ T. LEONARD HILL           By: /s/ FRANK A. KISSEL
                    ---------------               ---------------------
                    T. Leonard Hill                   Frank A. Kissel
                    Chairman                          President & CEO

MANAGEMENT DISCUSSION AND ANALYSIS

OVERVIEW: The following discussion and analysis is intended to provide information about the financial condition and results of operations of Peapack-Gladstone Financial Corporation and its subsidiaries on a consolidated basis and should be read in conjunction with the consolidated Financial Statements and the related notes and supplemental financial information appearing elsewhere in this report.

     Peapack-Gladstone Financial Corporation (the "Corporation") formed in 1997, is the parent holding company for the Peapack-Gladstone Bank, formed in 1921, a commercial bank operating eleven branches in Somerset, Hunterdon, and Morris counties. An additional branch in New Vernon, Morris County opened during the first quarter of 2000.

     On January 7, 2000, the Corporation completed its merger with Chatham Savings, FSB. Under terms of the merger agreement, each outstanding share of Chatham common stock was exchanged for 2.18379 shares of Corporation common stock. As a result, a total of 305,730 shares of Corporation common stock were exchanged. This merger added branches in Chatham Borough and Chatham Township. Merger-related charges incurred upon consummation of the merger on January 7, 2000 amounted to $254,931 and have been expensed in the first quarter of the year 2000. As of December 31, 1999, Peapack also incurred $244,591 of merger-related charges which have been capitalized and will be expensed in the first quarter of the year 2000. On an after tax basis, these charges totaled $422,703 or $0.14 per diluted share. These charges include only identified direct and incremental costs associated with this acquisition. Items included in these charges include the following: personnel expenses which include severance payments and benefits for terminated employees, principally, senior executives of Chatham; professional fees which include investment banking, accounting and legal fees; and other expenses which include data processing and the write-off of supplies and other assets not considered useful in the operation of the combined entity.

FORWARD LOOKING STATEMENTS: In addition to historical information, this annual report contains or may contain certain forward-looking statements and information that are based on beliefs of, and information currently available to management. When using this report and in oral statements by management the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," and similar expressions as they relate to the Corporation, identify forward-looking statements.

     Such statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the Corporation's operations and results of operations, competitive factors and pricing pressures, shifts in market demand, the performance and needs of customers served by the Corporation and other risks and uncertainties. These include uncertainties specifically identified in the text surrounding such statements and uncertainties with respect to changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, competitors, and legislative, regulatory, judicial and other governmental authorities and officials.

     Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

RESULTS OF OPERATIONS: For the year ended December 31, 1999 the Corporation's net income increased 24% to $6,621,000 compared to $5,319,000 earned in 1998. Diluted earnings per share increased 24% to $2.50 per share from $2.01 per share earned in 1998. All share and per share amounts have been restated to reflect the 5% stock dividend issued in November 1999.

     The increase in net income for 1999 was primarily due to growth in net interest income, strong performance in Trust income and a lower effective income tax rate. Higher costs were incurred in growing and maintaining staff positions, higher consulting and professional fees, and increased technology costs accounted for the majority of the increase in noninterest expense.

     Return on average stockholders' equity increased to 16.91% in 1999 compared to 14.79% in 1998, and return on average assets increased to 1.62% in 1999 compared to 1.42% in 1998.

     EARNING ASSETS: Total earning assets, consisting primarily of loans, securities, and federal funds sold, increased approximately 4% from $379,292,000 at December 31, 1998 to $395,715,000 at December 31, 1999.

     LOANS: The loan portfolio represents the Corporation's largest earning asset balance and is a significant source of interest and fee income.

     Total loans increased $28,535,000 or 13% from 1998 levels. This growth was focused primarily in the real estate sector, as loans secured by real estate increased $26,190,000. The increase related primarily to the Corporation's increased lending within its geographic market areas to customers seeking residential first mortgages and home equity loans on their primary residence. Total loans at year-end were $242,391,000 and $213,856,000 in 1999 and 1998, respectively.


                      RETURN ON AVERAGE EQUITY(in percent)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
           15.05        12.41        14.22        14.79        16.91


                      RETURN ON AVERAGE ASSETS(in percent)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
            1.37         1.13         1.30         1.42         1.62

THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER
31, (IN THOUSANDS)              1999      1998      1997      1996      1995
----------------------------------------------------------------------------
REAL ESTATE--MORTGAGE
  1-4 FAMILY RESIDENTIAL:
    FIRST LIENS             $152,619  $141,782  $ 99,168  $ 77,365  $ 59,410
----------------------------------------------------------------------------
    JUNIOR LIENS              14,002     9,082    10,914    11,147     9,804
----------------------------------------------------------------------------
    HOME EQUITY                6,643     4,820     6,238     4,817     4,757
----------------------------------------------------------------------------
REAL ESTATE--COMMERCIAL       42,303    32,900    29,151    26,726    22,882
----------------------------------------------------------------------------
REAL ESTATE--CONSTRUCTION      1,153     1,946     4,213     4,703     1,686
----------------------------------------------------------------------------
COMMERCIAL LOANS              12,226     9,833    10,332    11,832    10,396
----------------------------------------------------------------------------
CONSUMER LOANS                12,096    12,830    13,462    11,219    10,882
----------------------------------------------------------------------------
OTHER LOANS                    1,349       663       896     2,065     2,615
----------------------------------------------------------------------------
    TOTAL LOANS             $242,391  $213,856  $174,374  $149,874  $122,432
============================================================================

THE FOLLOWING TABLE SETS FORTH THE MATURITY DISTRIBUTION OF THE
CORPORATION'S LOAN PORTFOLIO AS OF DECEMBER 31, 1999. THE TABLE EXCLUDES REAL ESTATE LOANS (OTHER THAN CONSTRUCTION LOANS) AND INSTALLMENT LOANS:

                               DUE AFTER
                      DUE IN    ONE YEAR  DUE AFTER
                    ONE YEAR     THROUGH       FIVE
(IN THOUSANDS)       OR LESS  FIVE YEARS       YEARS      TOTAL
---------------------------------------------------------------
COMMERCIAL LOANS      $5,273      $4,944      $2,009    $12,226
---------------------------------------------------------------
CONSTRUCTION LOANS       636         201         316      1,153
---------------------------------------------------------------
    TOTAL             $5,909      $5,145      $2,325    $13,379
===============================================================

THE FOLLOWING TABLE SETS FORTH, AS OF DECEMBER 31, 1999, THE SENSITIVITY OF THE LOAN AMOUNTS DUE AFTER ONE YEAR TO CHANGES IN INTEREST RATES. THE TABLE EXCLUDES REAL ESTATE LOANS (OTHER THAN CONSTRUCTION LOANS) AND INSTALLMENT LOANS:

                              DUE AFTER
                                ONE YEAR            DUE AFTER
                                 THROUGH                 FIVE
(IN THOUSANDS)                FIVE YEARS                YEARS
-------------------------------------------------------------
FIXED INTEREST RATES              $2,238               $  795
-------------------------------------------------------------
VARIABLE INTEREST RATES            2,907                1,530
-------------------------------------------------------------
    TOTAL                         $5,145               $2,325
=============================================================

INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to be held to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. Treasury and U.S. Government Agency and municipal obligations. The Corporation's investment securities amounted to $46,222,000 at December 31, 1999, compared with $43,581,000 at December 31, 1998.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES OF INVESTMENT SECURITIES AT AMORTIZED COST, AS OF DECEMBER 31, 1999:

                                              AFTER 1     AFTER 5
                                   WITHIN  BUT WITHIN  BUT WITHIN     AFTER
(IN THOUSANDS)                     1 YEAR     5 YEARS    10 YEARS  10 YEARS     TOTAL
-------------------------------------------------------------------------------------
U.S. TREASURY                    $  2,001     $ 2,002       $  --      $ --   $ 4,003
-------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES           12,171      10,035       2,450        --    24,656
-------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS    2,366      10,382       1,847        --    14,595
-------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                 504       2,464          --        --     2,968
-------------------------------------------------------------------------------------
  TOTAL                           $17,042     $24,883      $4,297     $  --   $46,222
=====================================================================================


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

     At December 31, 1999, the Corporation had securities available for sale with a market value of $86,855,000, compared with $92,255,000 at December 31, 1998. A $1,740,000 unrealized loss and $926,000 unrealized gain (net of income tax) was included in stockholders' equity at December 31, 1999 and December 31, 1998, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES OF DEBT SECURITIES AVAILABLE FOR SALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 1999:

                                              AFTER 1     AFTER 5
                                   WITHIN  BUT WITHIN  BUT WITHIN     AFTER
(IN THOUSANDS)                     1 YEAR     5 YEARS    10 YEARS  10 YEARS    TOTAL
------------------------------------------------------------------------------------
U.S. TREASURY                     $11,518     $14,977       $  --     $  --  $26,495
------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES           20,486      32,933          --        --   53,419
------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS       --          --         225        --      225
------------------------------------------------------------------------------------
OTHER DEBT SECURITIES
  AVAILABLE FOR SALE                1,453       5,263          --        --    6,716
------------------------------------------------------------------------------------
  TOTAL                           $33,457     $53,173       $  225    $  --  $86,855
====================================================================================


     Federal funds sold are an integral part of the Corporation's investment and liquidity strategies. The average balance of federal funds sold during 1999 and 1998 was $25.2 million and $17.0 million, respectively.

DEPOSITS: Total deposits increased $17,330,000 or 5% to $380,163,000 at December 31, 1999, compared to $362,833,000 at December 31, 1998. Noninterest-bearing demand deposits increased $2,075,000 or 3%. Certificates of deposits increased $10,660,000 or 11%. Competitively priced certificates of deposit were an important factor in funding loan growth throughout the year.

     The Corporation does not participate in the brokered deposit market, and certificates of deposit over $100,000 are generally purchased by local municipal governments or individual depositors for periods of one year or less. These factors translate into a stable customer oriented cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 1999 (IN THOUSANDS):

THREE MONTHS OR LESS                                                     $18,512
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                    9,337
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                         2,519
--------------------------------------------------------------------------------
    TOTAL                                                                $30,368
================================================================================

THE FOLLOWING TABLE SETS FORTH INFORMATION CONCERNING THE COMPOSITION OF THE CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:

                                  1999             1998            1997
(IN THOUSANDS)                      $     %          $     %         $      %
-----------------------------------------------------------------------------
NONINTEREST-BEARING
  DEMAND DEPOSITS           $  74,318    --  $  66,711    --  $  60,741    --
-----------------------------------------------------------------------------
CHECKING DEPOSITS              85,729  1.05     77,686  1.04     67,864  1.28
-----------------------------------------------------------------------------
SAVINGS DEPOSITS               71,074  1.97     69,641  2.45     71,624  2.46
-----------------------------------------------------------------------------
MONEY MARKET DEPOSITS          29,714  2.54     23,882  3.19     27,919  2.89
-----------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT       105,273  4.88     97,808  5.28     82,358  5.17
-----------------------------------------------------------------------------
    TOTAL DEPOSITS           $366,108         $335,728         $310,506
=============================================================================

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

     Net interest income on a tax-equivalent basis totaled $18,537,000 for 1999, an increase of 13% or $2,071,000 over the $16,466,000 recorded in 1998. The improvement was primarily due to a 10% increase in average interest-earning assets, an 11% increase in average demand deposits, and a higher net interest spread, up 16 basis points from 1998 levels. The net interest margin in 1999 was 4.82%, an increase of 12 basis points from 4.70% in 1998.

     Interest income on interest-earning assets (on a tax-equivalent basis) increased $1,823,000 or 7% to $26,727,000. This increase was primarily due to higher average loans, up $28,995,000 or 15% over 1998 levels and higher average federal funds sold, up $8,198,000 over year ago levels, offset in part by lower rates earned on earning assets, down 17 basis points to 6.94% from 7.11% in 1998.

     The decline in interest expense was primarily attributable to lower rates paid. The interest rates paid on interest-bearing deposits dropped to 2.81% in 1999 from 3.14% in 1998. Offsetting lower rates paid was higher average balance in each of the interest-bearing deposit categories. Overall, the average balances of interest-bearing deposits increased $22,773,000 over the 1998 levels.

     Tax-equivalent net interest income equaled $16,466,000 for 1998 an increase of $1,143,000 or 7% from the $15,323,000 earned in 1997. The net interest margin in 1998 was 4.70%, a decrease of 13 basis points from 4.83% in 1997.

                        NET INTEREST INCOME(in millions)

            1995         1996         1997         1998         1999
            ----         ----         ----         ----         ----
           $12.2        $13.1        $15.2        $16.4        $18.4

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEET, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (FULLY TAX-EQUIVALENT - FTE) (IN THOUSANDS, EXCEPT YIELD INFORMATION):


                                       YEAR ENDED DECEMBER 31, 1999   YEAR ENDED DECEMBER 31, 1998   YEAR ENDED DECEMBER 31, 1997
                                                   INCOME/                        INCOME/                        INCOME/
                                          AVERAGE  EXPENSE  YIELD        AVERAGE  EXPENSE  YIELD        AVERAGE  EXPENSE  YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)  BALANCE   (FTE)   (FTE)        BALANCE   (FTE)   (FTE)        BALANCE   (FTE)   (FTE)
---------------------------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
  INVESTMENTS:
    TAXABLE                              $123,924  $ 7,564  6.10%       $129,353  $ 7,999  6.18%       $132,547  $ 8,497  6.41%
    TAX-EXEMPT                             12,260      779  6.36%          9,375      595  6.34%         10,495      655  6.24%
---------------------------------------------------------------------------------------------------------------------------------
  LOANS                                   223,583   17,159  7.67%        194,588   15,418  7.92%        158,232   13,025  8.23%
---------------------------------------------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD                       25,170    1,225  4.87%         16,972      892  5.26%         15,681      844  5.38%
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST-EARNING ASSETS         384,937   26,727  6.94%        350,288   24,904  7.11%        316,955   23,021  7.26%
---------------------------------------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
  CASH AND DUE FROM BANKS                  12,179                         11,939                         16,713
---------------------------------------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES                (2,397)                        92,036)                        (1,773)
---------------------------------------------------------------------------------------------------------------------------------
  PREMISES AND EQUIPMENT                    9,189                          9,049                          8,508
---------------------------------------------------------------------------------------------------------------------------------
  OTHER ASSETS                              3,861                          5,098                          4,373
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL NONINTEREST-EARNING ASSETS       22,832                         24,050                         27,821
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL ASSETS                         $407,769                       $374,338                       $344,776
=================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
---------------------------------------------------------------------------------------------------------------------------------
  CHECKING                               $ 85,729   $  900  1.05%       $ 77,686   $  805  1.04%       $ 67,864   $  867  1.28%
---------------------------------------------------------------------------------------------------------------------------------
  MONEY MARKET                             29,714      754  2.54%         23,882      763  3.19%         27,919      807  2.89%
---------------------------------------------------------------------------------------------------------------------------------
  SAVINGS                                  71,074    1,401  1.97%         69,641    1,709  2.45%         71,624    1,765  2.46%
---------------------------------------------------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT                 105,273    5,135  4.88%         97,808    5,161  5.28%         82,358    4,259  5.17%
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST-BEARING DEPOSITS       291,790    8,190  2.81%        269,017    8,438  3.14%        249,765    7,698  3.08%
---------------------------------------------------------------------------------------------------------------------------------

NONINTEREST-BEARING LIABILITIES:
  DEMAND DEPOSITS                          74,318                         66,711                         60,741
---------------------------------------------------------------------------------------------------------------------------------
  ACCRUED EXPENSES AND OTHER LIABILITIES    2,509                          2,647                          2,686
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL NONINTEREST-BEARING LIABILITIES  76,827                         69,358                         63,427
---------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY                       39,152                         35,963                         31,584
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                $407,769                       $374,338                       $344,776
=================================================================================================================================
    NET INTEREST INCOME                            $18,537                        $16,466                        $15,323
=================================================================================================================================

    NET INTEREST SPREAD                                     4.13%                          3.97%                         4.18%
---------------------------------------------------------------------------------------------------------------------------------
    NET INTEREST MARGIN                                     4.82%                          4.70%                         4.83%
---------------------------------------------------------------------------------------------------------------------------------

1. Average loan balances include nonaccrual and restructured loans.

2. The tax-equivalent adjustment was computed based on a federal tax rate of 34%.

3. Investments consist of investment securities and securities available for sale.


12                                                                            13

RATE/VOLUME  ANALYSIS (fully tax-equivalent basis):

THE EFFECT OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 ARE SHOWN BELOW: (IN THOUSANDS)


                      YEAR ENDED 1999 COMPARED WITH 1998      YEAR ENDED 1998 COMPARED WITH 1997
------------------------------------------------------------------------------------------------
                                                     NET                                     NET
                           DIFFERENCE DUE TO   CHANGE IN           DIFFERENCE DUE TO   CHANGE IN
                              CHANGE IN:         INCOME/              CHANGE IN:         INCOME/
                           VOLUME       RATE     EXPENSE           VOLUME       RATE     EXPENSE
------------------------------------------------------------------------------------------------
ASSETS
  INVESTMENTS              $ (158)     $ (93)     $ (251)          $ (276)    $ (282)     $ (558)
------------------------------------------------------------------------------------------------
  LOANS                     2,297       (556)      1,741            2,993       (600)      2,393
------------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD          431        (98)        333               69        (21)         48
------------------------------------------------------------------------------------------------
  TOTAL INTEREST INCOME    $2,570     $ (747)     $1,823           $2,786     $ (903)     $1,883
================================================================================================

LIABILITIES
  CHECKING                  $  83     $   12       $  95            $  63     $ (125)      $ (62)
------------------------------------------------------------------------------------------------
  MONEY MARKET                186       (195)         (9)            (117)        73         (44)
------------------------------------------------------------------------------------------------
  SAVINGS                      35       (343)       (308)             (49)        (7)        (56)
------------------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT     394       (420)        (26)             799        103         902
------------------------------------------------------------------------------------------------
  TOTAL INTEREST EXPENSE   $  698     $ (946)     $ (248)          $  696      $  44      $  740
================================================================================================


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

     The total provision for loan losses for 1999 was $400,000 as compared to $465,000 in 1998 and $400,000 in 1997. Net charge-offs for 1999, 1998 and 1997 were $43,000, $134,000 and $143,000, respectively. There was no other real estate owned at December 31, 1999 and 1998 as compared to $340,000 at December 31, 1997. Non-performing assets consist of non-performing loans and other real estate owned. Non-performing loans are composed of loans on nonaccrual status or loans which are contractually past due 90 days or more as to interest and principal payments but have not been classified as nonaccrual. Non-performing assets were $284,000 in 1999, $807,000 in 1998 and $1,186,000 in 1997. The
allowance for loan losses was $2,581,000 at December 31, 1999 as compared to $2,224,000 at December 31, 1998. The allowance for loan losses currently provides 909% coverage of all non-performing assets. At December 31, 1999, the allowance for loan losses as a percentage of total loans outstanding was 1.06% compared to 1.04% at December 31, 1998 and 1.09% at December 31, 1997.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE YEARS ENDED DECEMBER 31:

(IN THOUSANDS)                              1999    1998    1997    1996    1995
--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
  BEGINNING OF YEAR                       $2,224  $1,893  $1,636  $1,221  $1,473
--------------------------------------------------------------------------------

LOANS CHARGED OFF DURING THE PERIOD:
  REAL ESTATE                                 --      --     150     202     190
--------------------------------------------------------------------------------
  CONSUMER                                    70     152      97      49      34
--------------------------------------------------------------------------------
  COMMERCIAL AND OTHER                        52      35      35      25     153
--------------------------------------------------------------------------------
    TOTAL LOANS CHARGED-OFF                  122     187     282     276     377
--------------------------------------------------------------------------------


RECOVERIES DURING THE PERIOD:
--------------------------------------------------------------------------------
  REAL ESTATE                                 --       5     105      19      --
--------------------------------------------------------------------------------
  CONSUMER                                    63      12      25       8       8
--------------------------------------------------------------------------------
  COMMERCIAL AND OTHER                        16      36       9      22      42
--------------------------------------------------------------------------------
    TOTAL RECOVERIES                          79      53     139      49      50
--------------------------------------------------------------------------------

NET CHARGE-OFFS                               43     134     143     227     327
--------------------------------------------------------------------------------

PROVISION CHARGED TO EXPENSE                 400     465     400     642      75
--------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES AT
  END OF YEAR                             $2,581  $2,224  $1,893  $1,636  $1,221
================================================================================



THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AS OF DECEMBER 31:

(IN THOUSANDS)                      1999      %      1998     %     1997       %
--------------------------------------------------------------------------------
  REAL ESTATE                     $1,420     55    $1,223    55   $  946      50
--------------------------------------------------------------------------------
  CONSUMER                           129      5       111     5       95       5
--------------------------------------------------------------------------------
  COMMERCIAL AND OTHER             1,032     40       890    40      852      45
--------------------------------------------------------------------------------
    TOTAL                         $2,581    100    $2,224   100   $1,893     100
================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS: YEARS ENDED DECEMBER 31,

(IN THOUSANDS)                         1999        1998        1997       1996        1995
------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
  AND STILL ACCRUING INTEREST         $  22         $ 1      $  104     $  122      $  636
------------------------------------------------------------------------------------------
NONACCRUAL LOANS                        262         806         742      1,183         541
------------------------------------------------------------------------------------------
    TOTAL NON-PERFORMING LOANS          284         807         846      1,305       1,177
------------------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                   0           0         340        432         999
------------------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS         284         807       1,186      1,737       2,176
------------------------------------------------------------------------------------------
LOAN CHARGE-OFFS                        122         187         282        276         377
------------------------------------------------------------------------------------------
LOAN RECOVERIES                          79          53         139         49          50
------------------------------------------------------------------------------------------
    NET LOAN CHARGE-OFFS                 43         134         143        227         327
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES            $2,581      $2,224      $1,893     $1,636      $1,221
==========================================================================================

     In addition, the Bank had restructured loans of $255,000 and $457,000 at December 31, 1999 and December 31, 1998, respectively.

RATIOS:
TOTAL NON-PERFORMING LOANS/
  TOTAL LOANS                         0.12%       0.38%       0.49%      0.87%       0.96%
------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
  TOTAL ASSETS                        0.07%       0.20%       0.23%      0.40%       0.39%
------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/
  TOTAL ASSETS                        0.07%       0.20%       0.33%      0.53%       0.73%
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
  TOTAL LOANS                         1.06%       1.04%       1.09%      1.09%       1.00%
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
  TOTAL NON-PERFORMING LOANS        908.80%     275.59%     223.76%    125.36%     103.74%
------------------------------------------------------------------------------------------

     Interest income of $39,000, $68,000 and $47,000 would have been recognized during 1999, 1998, and 1997, respectively, if nonaccrual loans had been current in accordance with their original terms.

OTHER INCOME: Other income before gains on securities was $4,789,000 in 1999, representing a 17% increase from 1998 and a 49% increase from 1997 levels. This increase was primarily due to higher trust fees. Trust and Investment Department fees for 1999 were $3,002,000, 34% higher than 1998 and 104% higher than 1997. Service charges on deposit accounts declined to $1,200,000 in 1999 from $1,351,000 in 1998. This decline was primarily due to "free checking" promotions and reduced overdraft fees. For the year ended December 31, 1999, securities gains were $16,000 as compared to gains of $178,000 and $29,000 for 1998 and 1997, respectively.

The following table presents the major components of other income:

                                                     Years Ended December 31,
(In thousands)                                 1999           1998          1997
--------------------------------------------------------------------------------
Trust Department fees                        $3,002         $2,241        $1,474
--------------------------------------------------------------------------------
Service charges on deposit accounts           1,200          1,351         1,307
--------------------------------------------------------------------------------
Safe deposit rental fees                        176            173           164
--------------------------------------------------------------------------------
Other fee income                                282            226           180
--------------------------------------------------------------------------------
Check printing fees                              74             46            49
--------------------------------------------------------------------------------
Other non-interest income                        55             58            45
--------------------------------------------------------------------------------
  Other income before gain on securities      4,789          4,095         3,219
--------------------------------------------------------------------------------
Securities gains                                 16            178            29
--------------------------------------------------------------------------------
    TOTAL OTHER INCOME                       $4,805         $4,273        $3,248
================================================================================


OTHER EXPENSE: Other expense totaled $12,967,000 in 1999, an increase of $1,206,000 or 10%, compared to $11,761,000 in 1998. Other expense in 1998 increased 10% from $10,726,000 in 1997. The increase in other expense in 1999 was primarily the result of increases in employee salaries and benefits, consulting and professional fees, and expenses related to enhancing the organization's technology capabilities.

     Salaries and benefits expense, the largest component of other expense, increased 5% to $6,877,000 from $6,568,000 in 1998, due primarily to increased staff positions and higher incentive compensation.

     Higher professional and consulting fees were primarily attributable to the formation of a real estate investment trust subsidiary. These one time expenditures will enhance the profitability and improve the overall liquidity of the Corporation in future years.

     The increase in data processing related costs were primarily due to upgrades in technology and automation, higher costs for equipment depreciation and increased costs for telecommunications and computer maintenance.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSE:

                                                 YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                            1999              1998          1997
--------------------------------------------------------------------------------
SALARIES AND BENEFITS                  $ 6,877           $ 6,568       $ 6,093
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                   2,607             2,363         2,231
--------------------------------------------------------------------------------
TRUST DEPARTMENT EXPENSE                   330               336           270
--------------------------------------------------------------------------------
ADVERTISING                                261               198           223
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                    218               240           279
--------------------------------------------------------------------------------
POSTAGE                                    221               270           218
--------------------------------------------------------------------------------
TELEPHONE                                  258               227           187
--------------------------------------------------------------------------------
FDIC INSURANCE ASSESSMENT                   43                38            37
--------------------------------------------------------------------------------
OTHER EXPENSE                            2,152             1,521         1,188
--------------------------------------------------------------------------------
    TOTAL OTHER EXPENSE                $12,967           $11,761       $10,726
================================================================================

INCOME TAXES: Income tax expense for the year ended December 31, 1999 was $3,194,000 as compared to $3,092,000 and $2,822,000 for the years 1998 and 1997, respectively. The increased income tax expense in 1999 reflects higher levels of taxable income offset, in part, by a lower effective tax rate. The lower tax rate is attributable to the formation of a real estate investment trust subsidiary in 1999.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. At $40,715,000, total stockholders' equity grew 7% or $2,760,000 as compared with $37,955,000 at December 31, 1998. At December 31, 1999, unrealized losses net of taxes were $1,740,000 as compared to unrealized gains net of taxes of $926,000 at December 31, 1998. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4% and 8%, respectively. At 21.66% and 23.08%, the Bank's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Bank's capital leverage ratio was 9.75% at December31, 1999.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and investment securities.

     Management feels the Corporation's liquidity position is sufficient to meet any future needs. Cash and cash equivalents, including federal funds sold, averaged over $37 million in 1999. In addition, the Corporation has over $86 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 1999, investment securities and securities available for sale maturing within one year amounted to over $50 million and cash and cash equivalents totaled over $35 million.

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

     The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately .32 on December 31, 1999 based on contractual maturities for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread.

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

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER 31, 1999. (IN THOUSANDS)


REPRICING OR                        0 - 3       3 - 12        1 - 5     OVER 5
MATURITY DATE                      MONTHS       MONTHS        YEARS      YEARS       TOTAL
------------------------------------------------------------------------------------------
ASSETS
  SECURITIES                     $ 16,581     $ 33,918    $  78,057   $  4,521    $133,077
------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD               15,247           --           --         --      15,247
------------------------------------------------------------------------------------------
  LOANS (1)                        21,752        3,963       65,470    150,944     242,129
------------------------------------------------------------------------------------------
    TOTAL INTEREST-SENSITIVE
     ASSETS                      $ 53,580     $ 37,881     $143,527   $155,465    $390,453
==========================================================================================
DEPOSITS
  CERTIFICATES OF DEPOSIT        $ 37,846     $ 57,785    $  14,884   $     --    $110,515
------------------------------------------------------------------------------------------
  SAVINGS                          69,345           --           --         --      69,345
------------------------------------------------------------------------------------------
  MONEY MARKET ACCOUNTS            31,158           --           --         --      31,158
------------------------------------------------------------------------------------------
  CHECKING                         91,304           --           --         --      91,304
------------------------------------------------------------------------------------------
  NONINTEREST-BEARING
  DEMAND DEPOSITS                      --           --           --     77,841      77,841
------------------------------------------------------------------------------------------
    TOTAL INTEREST-SENSITIVE
    DEPOSITS                     $229,653     $ 57,785    $  14,884   $ 77,841    $380,163
==========================================================================================
  ASSETS/DEPOSITS                    0.23         0.66         9.64       2.00        1.03
------------------------------------------------------------------------------------------
  ASSETS/DEPOSITS (CUMULATIVE)       0.23         0.32         0.78       1.03
------------------------------------------------------------------------------------------

(1) Loan balances do not include nonaccrual loans.

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


The following table presents the scheduled maturity of market risk sensitive instruments as of December 31, 1999:

                         AVERAGE      WITHIN         1-5       OVER              ESTIMATED
(IN THOUSANDS)     INTEREST RATE      1 YEAR       YEARS    5 YEARS      TOTAL  FAIR VALUE
------------------------------------------------------------------------------------------
ASSETS
SECURITIES                 6.15%    $ 50,499    $ 78,057   $  4,521   $133,077    $132,435
------------------------------------------------------------------------------------------
LOANS                      7.46%      25,715      65,470    150,944    242,129     231,901
------------------------------------------------------------------------------------------
TOTAL                               $ 76,214    $143,527   $155,465   $375,206    $364,336
==========================================================================================

LIABILITIES
SAVINGS, CHECKING
AND MONEY MARKET           1.93%    $191,807    $     --   $     --   $191,807    $191,807
------------------------------------------------------------------------------------------
CD'S                       4.91%      95,631      14,884         --    110,515     110,089
------------------------------------------------------------------------------------------
TOTAL                               $287,438    $ 14,884   $     --   $302,322    $301,896
==========================================================================================

(1) Loan balances do not include nonaccrual loans.

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

CHANGES IN ACCOUNTING PRINCIPLES: In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 standardizes the accounting for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS 133, entities are required to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding it. SFAS 133 is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, an amendment of SFAS No. 133 which defers the effective date to periods beginning after June 15, 2000. The Company does not expect the adoption of SFAS No. 133 to have a material impact on its consolidated financial statements.

TRUST AND INVESTMENT DEPARTMENT: The Trust and Investment Department continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, the Trust and Investment Department has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement, and financial services to its growing client base.

     The book value of assets under management in the Trust and Investment Department increased from $549,321,000 at December 31, 1998 to $651,469,000 at December 31, 1999, an increase of 19%. The corresponding market value at December 31, 1999 is now in excess of $981,964,000. Fee income generated by the Trust and Investment Department was $3,002,000, $2,241,000 and $1,474,000 in 1999, 1998 and 1997, respectively.

THE FOLLOWING TABLE PRESENTS THE TOTAL BOOK VALUE OF ASSETS UNDER MANAGEMENT IN THE TRUST AND INVESTMENT DEPARTMENT FOR THE YEARS ENDED DECEMBER 31:


(IN THOUSANDS)             1999        1998        1997        1996         1995
--------------------------------------------------------------------------------
TRUST ASSETS           $651,469    $549,321    $453,671    $378,879     $251,254
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

(IN THOUSANDS, EXCEPT PER SHARE DATA)                   YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------
                                              1999      1998        1997        1996       1995
-----------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
  INTEREST INCOME                          $26,567   $24,802     $22,890     $20,955    $19,420
-----------------------------------------------------------------------------------------------
  INTEREST EXPENSE                           8,190     8,438       7,698       7,889      7,231
-----------------------------------------------------------------------------------------------
    NET INTEREST INCOME                     18,377    16,364      15,192      13,066     12,189
-----------------------------------------------------------------------------------------------
  PROVISION FOR LOAN LOSSES                    400       465         400         642         75
-----------------------------------------------------------------------------------------------
    NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                     17,977    15,899      14,792      12,424     12,114
-----------------------------------------------------------------------------------------------
  OTHER INCOME, EXCLUSIVE OF SECURITIES
        GAINS                                4,789     4,095       3,219       2,869      2,357
-----------------------------------------------------------------------------------------------
  OTHER EXPENSES                            12,967    11,761      10,726      10,072      9,108
-----------------------------------------------------------------------------------------------
  SECURITIES GAINS                              16       178          29         118         62
-----------------------------------------------------------------------------------------------
    INCOME BEFORE INCOME TAX EXPENSE         9,815     8,411       7,314       5,339      5,425
-----------------------------------------------------------------------------------------------
  INCOME TAX EXPENSE                         3,194     3,092       2,822       1,760      1,518
-----------------------------------------------------------------------------------------------
    NET INCOME                             $ 6,621   $ 5,319     $ 4,492     $ 3,579    $ 3,907
===============================================================================================

PER SHARE DATA: (REFLECTS 5% STOCK DIVIDENDS PAID IN 1999 AND 1998; 2:1 STOCK
SPLIT IN DECEMBER, 1997; 5% STOCK DIVIDEND PAID IN 1996; AND 2:1 STOCK SPLIT IN
APRIL, 1995.)

EARNINGS PER SHARE-BASIC                    $ 2.58    $ 2.08      $ 1.75      $ 1.39     $ 1.52
-----------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                    2.50      2.01        1.72        1.38       1.51
-----------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                       0.50      0.46        0.41        0.40       0.37
-----------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                     15.87     14.83       13.12       11.76      11.02
-----------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING      2,563,110 2,562,926   2,566,324   2,571,714  2,574,600
-----------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS                    82,332    86,670      46,521      30,704      6,963
-----------------------------------------------------------------------------------------------

                                              1999      1998        1997        1996       1995
------------------------------------------------------------------------------------------------
BALANCE SHEET DATA: (AT PERIOD END)
  TOTAL ASSETS                            $423,021  $402,796    $363,665    $327,404   $300,076
------------------------------------------------------------------------------------------------
  INVESTMENT SECURITIES                     46,222    43,581      53,978      55,198     45,540
------------------------------------------------------------------------------------------------
  SECURITIES AVAILABLE FOR SALE             86,855    92,255      91,580      84,596     90,890
------------------------------------------------------------------------------------------------
  LOANS                                    242,391   213,856     174,374     149,874    122,432
------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES                  2,581     2,224       1,893       1,636      1,221
------------------------------------------------------------------------------------------------
  TOTAL DEPOSITS                           380,163   362,833     328,473     295,190    269,504
------------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY                40,715    37,955      33,639      30,208     28,376
------------------------------------------------------------------------------------------------
  TRUST ASSETS (BOOK VALUE)                651,469   549,321     453,671     378,879    251,254
------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:
  RETURN ON AVERAGE TOTAL ASSETS              1.62%     1.42%       1.30%       1.13%      1.37%
------------------------------------------------------------------------------------------------
  RETURN ON AVERAGE TOTAL
    STOCKHOLDERS' EQUITY                     16.91     14.79       14.22       12.41      15.05
------------------------------------------------------------------------------------------------
  DIVIDEND PAYOUT RATIO                      19.51     20.62       21.77       25.45      21.06
------------------------------------------------------------------------------------------------
  AVERAGE TOTAL STOCKHOLDERS' EQUITY
    TO AVERAGE ASSETS                         9.60      9.61        9.16        9.10       9.08
------------------------------------------------------------------------------------------------
  NON-INTEREST EXPENSES TO AVERAGE ASSETS     3.18      3.14        3.11        3.18       3.19
------------------------------------------------------------------------------------------------
  NON-INTEREST INCOME TO AVERAGE ASSETS       1.18      1.09        0.93        0.91       0.82
------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS: (AT PERIOD END)
  NON-ACCRUAL LOANS TO TOTAL LOANS            0.11%     0.38%       0.43%       0.79%      0.44%
------------------------------------------------------------------------------------------------
  NON-PERFORMING ASSETS TO TOTAL ASSETS       0.07      0.20        0.33        0.53       0.73
------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES TO
    NON-PERFORMING LOANS                    908.80    275.59      223.76      125.36     103.74
------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS    1.06      1.04        1.09        1.09       1.00
------------------------------------------------------------------------------------------------
  NET CHARGE-OFFS (RECOVERIES) TO AVERAGE
    LOANS PLUS OTHER REAL ESTATE OWNED        0.02      0.07        0.09        0.17       0.29
------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
  AVERAGE LOANS TO AVERAGE DEPOSITS          61.07%    57.96%      50.96%      47.23%     43.26%
------------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY TO
   TOTAL ASSETS                               9.64      9.42        9.25        9.23       9.46
------------------------------------------------------------------------------------------------
  TIER 1 CAPITAL TO RISK WEIGHTED ASSETS     21.66     20.25       20.25       24.06      23.63
------------------------------------------------------------------------------------------------
  TOTAL CAPITAL TO RISK WEIGHTED ASSETS      23.08     21.50       21.43       25.37      24.68
------------------------------------------------------------------------------------------------
  TIER 1 LEVERAGE RATIO                       9.75      9.60        9.40        9.43       9.63
------------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED:

SELECTED 1999 QUARTERLY DATA:

(IN THOUSANDS EXCEPT PER SHARE DATA)      MARCH 31   JUNE 30    SEPTEMBER 30    DECEMBER 31
-------------------------------------------------------------------------------------------
INTEREST INCOME                             $6,447    $6,525          $6,740         $6,855
-------------------------------------------------------------------------------------------
INTEREST EXPENSE                             2,051     2,001           2,037          2,101
-------------------------------------------------------------------------------------------
  NET INTEREST INCOME                        4,396     4,524           4,703          4,754
-------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                       99        99              96            106
-------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
  SECURITIES GAINS                           1,258     1,113           1,134          1,284
-------------------------------------------------------------------------------------------
SECURITIES GAINS                                --        --              16             --
-------------------------------------------------------------------------------------------
OTHER EXPENSE                                2,948     3,101           3,396          3,522
-------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                             954       828             643            769
-------------------------------------------------------------------------------------------
  NET INCOME                                $1,653    $1,609          $1,718         $1,641
===========================================================================================
EARNINGS PER SHARE-BASIC                    $ 0.65    $ 0.63          $ 0.64         $ 0.66
-------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                  $ 0.63    $ 0.62          $ 0.62         $ 0.63
-------------------------------------------------------------------------------------------


SELECTED 1998 QUARTERLY DATA:

(IN THOUSANDS EXCEPT PER SHARE DATA)      MARCH 31   JUNE 30    SEPTEMBER 30    DECEMBER 31
-------------------------------------------------------------------------------------------
INTEREST INCOME                             $5,997    $6,080          $6,373         $6,352
-------------------------------------------------------------------------------------------
INTEREST EXPENSE                             1,998     2,044           2,195          2,201
-------------------------------------------------------------------------------------------
  NET INTEREST INCOME                        3,999     4,036           4,178          4,151
-------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                       91        91              91            192
-------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
  SECURITIES GAINS                           1,279       928             934            954
-------------------------------------------------------------------------------------------
SECURITIES GAINS                                67        46               5             60
-------------------------------------------------------------------------------------------
OTHER EXPENSE                                2,861     2,926           2,912          3,062
-------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                             903       697             798            694
-------------------------------------------------------------------------------------------
  NET INCOME                                $1,490    $1,296          $1,316         $1,217
===========================================================================================
EARNINGS PER SHARE-BASIC                    $ 0.58    $ 0.50          $ 0.50         $ 0.50
-------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                  $ 0.56    $ 0.49          $ 0.49         $ 0.47
-------------------------------------------------------------------------------------------

INDEPENDENT AUTDITORS' REPORT

THE BOARD OF DIRECTORS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

     We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based onour audits.

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

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.


KPMG LLP


Short Hills, New Jersey
February 4, 2000

CONSOLIDATED STATEMENTS OF CONDITION


                                                                         DECEMBER 31,
(DOLLARS IN THOUSANDS)                                               1999            1998
------------------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                          $ 15,386        $ 13,079
------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                                 15,247          29,600
------------------------------------------------------------------------------------------
INTEREST BEARING DEPOSITS                                           5,000              --
------------------------------------------------------------------------------------------
    TOTAL CASH AND CASH EQUIVALENTS                                35,633          42,679
------------------------------------------------------------------------------------------
INVESTMENT SECURITIES: (APPROXIMATE MARKET VALUE
    $45,580 IN 1999 AND $44,327 IN 1998)                           46,222          43,581
------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE (AMORTIZED COST
    $89,583 IN 1999 AND $90,781 IN 1998)                           86,855          92,255
------------------------------------------------------------------------------------------
LOANS:                                                            242,391         213,856
------------------------------------------------------------------------------------------
    LESS: ALLOWANCE FOR LOAN LOSSES                                 2,581           2,224
------------------------------------------------------------------------------------------
    NET LOANS                                                     239,810         211,632
------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                              9,225           9,170
------------------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                         2,905           2,963
------------------------------------------------------------------------------------------
OTHER ASSETS                                                        2,371             516
------------------------------------------------------------------------------------------
      TOTAL ASSETS                                               $423,021        $402,796
------------------------------------------------------------------------------------------
LIABILITIES
DEPOSITS:
  NONINTEREST-BEARING DEMAND DEPOSITS                            $ 77,841        $ 75,766
------------------------------------------------------------------------------------------
  INTEREST-BEARING DEPOSITS:
    CHECKING                                                       91,304          89,893
------------------------------------------------------------------------------------------
    SAVINGS                                                        69,345          70,962
------------------------------------------------------------------------------------------
    MONEY MARKET ACCOUNTS                                          31,158          26,363
------------------------------------------------------------------------------------------
    CERTIFICATES OF DEPOSIT OVER $100,000                          30,368          27,608
------------------------------------------------------------------------------------------
    CERTIFICATES OF DEPOSIT LESS THAN $100,000                     80,147          72,241
------------------------------------------------------------------------------------------
    TOTAL DEPOSITS                                                380,163         362,833
------------------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                              2,143           2,008
------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                                           382,306         364,841
------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $1-2/3
PER SHARE; AUTHORIZED 10,000,000 SHARES;
ISSUED 2,577,268 SHARES)                                            4,293           4,085
------------------------------------------------------------------------------------------
SURPLUS                                                            18,305          12,483
------------------------------------------------------------------------------------------
TREASURY STOCK AT COST, 11,898 SHARES IN 1999
 AND 14,240 SHARES IN 1998                                          (655)           (791)
------------------------------------------------------------------------------------------
RETAINED EARNINGS                                                  20,512          21,252
------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE
  (LOSS) INCOME, NET OF INCOME TAX                                 (1,740)            926
------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                   40,715          37,955
------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $423,021        $402,796
==========================================================================================

See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

                                                               YEAR ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)            1999        1998        1997
----------------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                               $17,159     $15,418     $13,025
----------------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES:
  TAXABLE                                                  1,843       2,540       2,800
----------------------------------------------------------------------------------------
  TAX-EXEMPT                                                 619         469         524
----------------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES AVAILABLE FOR SALE:
  TAXABLE                                                  5,721       5,478       5,697
----------------------------------------------------------------------------------------
  TAX-EXEMPT                                                  --           5          --
----------------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                             1,225         892         844
----------------------------------------------------------------------------------------
    TOTAL INTEREST INCOME                                 26,567      24,802      22,890
----------------------------------------------------------------------------------------

INTEREST EXPENSE
INTEREST ON CHECKING ACCOUNT DEPOSITS                        900         904         867
----------------------------------------------------------------------------------------
INTEREST ON SAVINGS ACCOUNT DEPOSITS                       2,155       2,373       2,572
----------------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT
    OVER $100,000                                          1,695       1,411         965
----------------------------------------------------------------------------------------
INTEREST ON OTHER TIME DEPOSITS                            3,440       3,750       3,294
----------------------------------------------------------------------------------------
    TOTAL INTEREST EXPENSE                                 8,190       8,438       7,698
----------------------------------------------------------------------------------------
      NET INTEREST INCOME                                 18,377      16,364      15,192
----------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                    400         465         400
----------------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                                   17,977      15,899      14,792
----------------------------------------------------------------------------------------
OTHER INCOME
SERVICE CHARGES AND FEES                                   1,658       1,750       1,651
----------------------------------------------------------------------------------------
TRUST FEES                                                 3,002       2,241       1,474
----------------------------------------------------------------------------------------
SECURITIES GAINS                                              16         178          29
----------------------------------------------------------------------------------------
OTHER INCOME                                                 129         104          94
----------------------------------------------------------------------------------------
    TOTAL OTHER INCOME                                     4,805       4,273       3,248
----------------------------------------------------------------------------------------
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                             6,877       6,568       6,093
----------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                     2,607       2,363       2,231
----------------------------------------------------------------------------------------
OTHER EXPENSES                                             3,483       2,830       2,402
----------------------------------------------------------------------------------------
    TOTAL OTHER EXPENSES                                  12,967      11,761      10,726
----------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE                           9,815       8,411       7,314
INCOME TAX EXPENSE                                         3,194       3,092       2,822
----------------------------------------------------------------------------------------
      NET INCOME                                         $ 6,621     $ 5,319     $ 4,492
========================================================================================

EARNINGS PER SHARE (REFLECTS 5% STOCK
  DIVIDENDS IN 1999 AND 1998; AND A 2:1 STOCK
  SPLIT IN DECEMBER, 1997)
  BASIC                                                   $ 2.58      $ 2.08      $ 1.75
----------------------------------------------------------------------------------------
  DILUTED                                                 $ 2.50      $ 2.01      $ 1.72
========================================================================================

see accompanying notes to Consolidated Financial Statements

                                                                                 ACCUMULATED
                                                                                       OTHER
(DOLLARS IN THOUSANDS, EXCEPT           COMMON             TREASURY  RETAINED  COMPREHENSIVE
PER SHARE AMOUNTS)                       STOCK   SURPLUS      STOCK  EARNINGS         INCOME    TOTAL
-----------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996            $3,892    $6,205     $(142)   $19,924          $329   $30,208
COMPREHENSIVE INCOME:
  NET INCOME 1997                                                       4,492                   4,492
  UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF TAX OF $103)                                                         165
LESS: RECLASSIFICATION ADJUSTMENT
  FOR GAINS INCLUDED IN NET INCOME
  (NET OF INCOME TAX OF $11)                                                             18
NET UNREALIZED HOLDING GAINS ON
  SECURITIES ARISING DURING THE
  PERIOD (NET OF INCOME TAX OF $92)                                                     147       147
                                                                                                -----
TOTAL COMPREHENSIVE INCOME                                                                      4,639
DIVIDENDS DECLARED ($0.41 PER SHARE)                                     (978)                   (978)
COMMON STOCK OPTIONS EXERCISED
AND RELATED TAX BENEFITS                              13        56        (18)                     51
PURCHASE OF TREASURY STOCK                                    (281)                              (281)
-----------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997            $3,892   $ 6,218     $(367)   $23,420          $476   $33,639
-----------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
  NET INCOME 1998                                                       5,319                   5,319
  UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF TAX OF $327)                                                         563
  LESS: RECLASSIFICATION ADJUSTMENT
    FOR GAINS INCLUDED IN NET INCOME
    (NET OF INCOME TAX OF $65)                                                          113
  NET UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME TAX OF $262)                                                  450       450
                                                                                                  ---
TOTAL COMPREHENSIVE INCOME                                                                      5,769
DIVIDENDS DECLARED ($0.46 PER SHARE)                                   (1,097)                 (1,097)
COMMON STOCK OPTIONS EXERCISED
  AND RELATED TAX BENEFITS                            68       459                                527
COMMON STOCK DIVIDEND
    (FIVE PERCENT)                         193     6,197               (6,390)                     --
PURCHASE OF TREASURY STOCK                                    (883)                              (883)
-----------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998            $4,085   $12,483     $(791)   $21,252          $926   $37,955
-----------------------------------------------------------------------------------------------------
                                                                         (continued on following page)


                                                                                 ACCUMULATED
                                                                                       OTHER
(DOLLARS IN THOUSANDS, EXCEPT           COMMON             TREASURY  RETAINED  COMPREHENSIVE
PER SHARE AMOUNTS)                       STOCK   SURPLUS      STOCK  EARNINGS         INCOME    TOTAL
-----------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
  NET INCOME 1999                                                       6,621                   6,621
  UNREALIZED HOLDING LOSSES ON
    SECURITIES ARISING DURING THE
      PERIOD (NET OF BENEFIT OF ($1,281))                                            (2,656)
  LESS: RECLASSIFICATION ADJUSTMENT
    FOR GAINS INCLUDED IN NET INCOME
    (NET OF INCOME TAX OF $6)                                                            10
                                                                                      -----
  NET UNREALIZED HOLDING LOSSES ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF BENEFIT OF ($1,287))                                             (2,666)   (2,666)
                                                                                                ------
TOTAL COMPREHENSIVE INCOME                                                                      3,955
DIVIDENDS DECLARED ($0.50 PER SHARE)                                   (1,292)                 (1,292)
COMMON STOCK OPTIONS EXERCISED AND
  RELATED TAX BENEFITS                       6        55                 (100)                    (39)
COMMON STOCK DIVIDEND
    (FIVE PERCENT)                         202     5,767               (5,969)                     --
TREASURY STOCK TRANSACTIONS                                     136                               136
------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999            $4,293   $18,305      $(655)   $20,512       $(1,740)  $40,715
------------------------------------------------------------------------------------------------------

DIVIDENDS DECLARED PER SHARE REFLECT 2:1 STOCK SPLIT IN DECEMBER, 1997.

See accompanying notes to Consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN THOUSANDS)                                         YEAR ENDED DECEMBER 31,
                                                            1999        1998        1997
------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                               $ 6,621     $ 5,319     $ 4,492
------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                                 890         817         694
------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION
  OF DISCOUNT ON SECURITIES, NET                             237         117          43
------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                    400         465         400
------------------------------------------------------------------------------------------
(BENEFIT) PROVISION FOR DEFERRED TAXES                      (144)       (138)        399
------------------------------------------------------------------------------------------
GAIN ON SALE OF SECURITIES                                   (16)       (178)        (29)
------------------------------------------------------------------------------------------
DECREASE (INCREASE) IN INTEREST RECEIVABLE                    58          43         (91)
------------------------------------------------------------------------------------------
INCREASE IN OTHER ASSETS                                  (1,711)       (195)       (270)
------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN ACCRUED EXPENSES
  AND OTHER LIABILITIES                                    1,673         455        (453)
------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES            8,008       6,705       5,185
------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES         15,375       8,280      14,671
------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
  AVAILABLE FOR SALE                                       7,000      10,000      11,000
------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES               4,600      17,220       2,000
------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
  AVAILABLE FOR SALE                                      17,663      42,335       6,840
------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES                        (22,676)    (15,132)    (15,466)
------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                (25,780)    (52,192)    (24,625)
------------------------------------------------------------------------------------------
NET DECREASE (INCREASE) IN SHORT-TERM INVESTMENTS          2,153         (16)         38
------------------------------------------------------------------------------------------
NET INCREASE IN LOANS                                    (28,578)    (39,616)    (24,903)
------------------------------------------------------------------------------------------
NET DECREASE IN OTHER REAL ESTATE OWNED                       --         340         352
------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                         (945)     (1,392)       (689)
------------------------------------------------------------------------------------------
      NET CASH USED IN INVESTING ACTIVITIES              (31,188)    (30,173)    (30,782)
------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                  17,330      34,360      33,283
------------------------------------------------------------------------------------------
DIVIDENDS PAID                                            (1,292)     (1,097)       (978)
------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                    110           9          51
------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                   (14)       (365)       (281)
------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES           16,134      32,907      32,075
------------------------------------------------------------------------------------------
      NET (DECREASE) INCREASE IN CASH
        AND CASH EQUIVALENTS                              (7,046)      9,439       6,478
------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          42,679      33,240      26,762
------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $35,633     $42,679     $33,240
==========================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
CASH PAID DURING THE YEAR FOR:
  INTEREST ON DEPOSITS                                   $ 8,016     $ 8,288     $ 8,836
------------------------------------------------------------------------------------------
  INCOME TAXES                                             3,470       3,146       2,487
------------------------------------------------------------------------------------------
NONCASH INVESTING ACTIVITIES:
  TRANSFER OF LOANS TO OTHER REAL ESTATE                      --          --         260
------------------------------------------------------------------------------------------

See accompanying notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION: The consolidated financial statements of the Corporation are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank and its wholly-owned subsidiaries, Peapack-Gladstone Investment Company and Peapack-Gladstone Mortgage Group, Inc. While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank's and its subsidiaries activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.

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

CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest bearing deposits. Generally, federal funds are sold for one-day periods.

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

LOANS: Loans are stated at the principal amount outstanding. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment to the loan's yield. The accrual of income on loans is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent. A nonaccrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist. The majority of the loans are secured by real estate located within the Corporation's market area in Northwestern New Jersey.

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

STOCK OPTION PLAN: The Corporation applies the provisions of APB Opinion No. 25 and provides pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

EARNINGS PER SHARE: Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding including common stock equivalents utilizing the treasury stock method.

     The Board of Directors approved a 2 for 1 stock split effective December 29, 1997. In addition, per share data reflects 5 percent stock dividends paid in November 1999 and November 1998. As a result, the average number of shares outstanding was 2,645,442, 2,649,596 and 2,612,845 for 1999, 1998 and 1997,
respectively, and included common stock equivalents of 82,332, 86,670 and 46,521 for 1999, 1998 and 1997, respectively.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and net unrealized gains (losses) on securities available for sale and is presented in the consolidated statements of changes in stockholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the 1997 and 1998 financial statements in order to conform to the 1999 presentation.

2. INVESTMENT SECURITIES

     A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 1999 and 1998 follows:

                                                                1999
------------------------------------------------------------------------------------------
                                                           GROSS       GROSS   APPROXIMATE
                                           AMORTIZED  UNREALIZED  UNREALIZED        MARKET
(IN THOUSANDS)                                  COST       GAINS      LOSSES         VALUE
-------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $28,659        $  3       $(700)      $27,962
-------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             14,595         159        (104)       14,650
-------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                          2,968          --          --         2,968
-------------------------------------------------------------------------------------------
                                             $46,222        $162       $(804)      $45,580
===========================================================================================
                                                               1998
-------------------------------------------------------------------------------------------


                                                           GROSS       GROSS   APPROXIMATE
                                           AMORTIZED  UNREALIZED  UNREALIZED        MARKET
(IN THOUSANDS)                                  COST       GAINS      LOSSES         VALUE
-------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $30,598        $344       $(13)       $30,929
-------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             12,472         417         (2)        12,887
-------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                            511          --          --           511
-------------------------------------------------------------------------------------------
                                             $43,581        $761       $(15)       $44,327
===========================================================================================

     The amortized cost and approximate market value of investment securities as of
December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.


MATURING IN:
                                                                               APPROXIMATE
(IN THOUSANDS)                                       AMORTIZED COST           MARKET VALUE
-------------------------------------------------------------------------------------------
ONE YEAR OR LESS                                            $17,042                $16,775
-------------------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                            24,883                 24,588
-------------------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                            4,297                  4,217
-------------------------------------------------------------------------------------------
                                                            $46,222                $45,580
===========================================================================================

     Securities having an approximate carrying value of $8,034,000 and $5,169,000 as of December 31, 1999 and 1998, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains of $8,000 and $5,000 were realized in 1998 and 1997, respectively. There were no gains in 1999. There were no gross realized losses in 1999, 1998 and 1997. There were no sales of investment securities in 1999, 1998 or 1997 except for securities called by issuers.

3. SECURITIES AVAILABLE FOR SALE

     A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 1999 and 1998 follows:


                                                              1999
------------------------------------------------------------------------------------------
                                                         GROSS         GROSS   APPROXIMATE
                                        AMORTIZED   UNREALIZED    UNREALIZED        MARKET
(IN THOUSANDS)                               COST        GAINS        LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES       $82,318         $ 56       $(2,460)      $79,914
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             240           --           (15)          225
------------------------------------------------------------------------------------------
OTHER SECURITIES                            7,025           25          (334)        6,716
------------------------------------------------------------------------------------------
                                          $89,583         $ 81       $(2,809)      $86,855
===========================================================================================


                                                             1998
------------------------------------------------------------------------------------------
                                                         GROSS         GROSS   APPROXIMATE
                                        AMORTIZED   UNREALIZED    UNREALIZED        MARKET
(IN THOUSANDS)                               COST        GAINS        LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES       $85,232       $1,567        $ (130)     $86,669
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             240           14            --          254
------------------------------------------------------------------------------------------
OTHER SECURITIES                            5,309           23            --        5,332
------------------------------------------------------------------------------------------
                                          $90,781       $1,604        $ (130)     $92,255
===========================================================================================

     The amortized cost and approximate market value of debt securities available for sale as of December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:

                                                                  APPROXIMATE
(IN THOUSANDS)                          AMORTIZED COST           MARKET VALUE
-----------------------------------------------------------------------------
ONE YEAR OR LESS                               $34,381               $ 33,457
-----------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS               54,962                 53,173
-----------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                 240                    225
=============================================================================
                                               $89,583               $ 86,855
-----------------------------------------------------------------------------

     Gross gains of $16,000, $170,000 and $24,000 were realized in 1999, 1998 and 1997, respectively. There were no gross realized losses in 1999, 1998 and 1997.

4.  LOANS

     Loans outstanding as of December 31, 1999 and 1998 consisted of the following:

(IN THOUSANDS)                                     1999                1998
---------------------------------------------------------------------------
LOANS SECURED BY 1-4 FAMILY                    $173,264            $155,684
---------------------------------------------------------------------------
COMMERCIAL REAL ESTATE                           42,303              32,900
---------------------------------------------------------------------------
CONSTRUCTION LOANS                                1,153               1,946
---------------------------------------------------------------------------
COMMERCIAL LOANS                                 12,226               9,833
---------------------------------------------------------------------------
CONSUMER LOANS                                   12,096              12,830
---------------------------------------------------------------------------
OTHER LOANS                                       1,349                 663
---------------------------------------------------------------------------
  TOTAL LOANS                                  $242,391            $213,856
===========================================================================

     Nonaccrual loans totaled $262,000 and $806,000 at December 31, 1999 and 1998, respectively. Loans past due 90 days or more and still accruing interest totaled $22,000 and $1,000 at December 31, 1999 and 1998, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end nonaccrual loans totaled $3,000, $17,000 and $25,000 in 1999, 1998 and 1997, respectively. Interest income of $39,000, $68,000 and $47,000 would have been recognized during 1999, 1998 and 1997, respectively, under contractual terms for such nonaccrual loans.

     Loans that met the criteria of troubled debt restructuring totaled $255,000 and $457,000 at December 31, 1999 and 1998, respectively. The amount of interest income recognized on troubled debt restructurings in 1999, 1998 and 1997 totaled $32,000, $23,000 and $18,000, respectively. Interest income of approximately $40,000, $43,000 and $26,000 would have been recognized during 1999, 1998 and 1997, based on original terms. There are no commitments to lend additional amounts on troubled debt restructurings.

     The Corporation defines an impaired loan as an investment in a loan that is on nonaccrual status with a principal outstanding balance in excess of $100,000. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, are excluded. There was no recorded investment in impaired loans as of December 31, 1999 and 1998 and no investments in impaired loans during 1999 and 1998.

5.  ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses for the years indicated follows:

                                                    YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                1999           1998           1997
--------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                  $2,224         $1,893         $1,636
--------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                   400            465            400
--------------------------------------------------------------------------------
LOANS CHARGED-OFF                             (122)          (187)          (282
--------------------------------------------------------------------------------
RECOVERIES                                      79             53            139
--------------------------------------------------------------------------------
BALANCE, END OF YEAR                        $2,581         $2,224         $1,893
================================================================================


6.  PREMISES AND EQUIPMENT

  Premises and equipment for the years indicated follows:

                                                  YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                      1999             1998
-------------------------------------------------------------------------
LAND                                             $ 2,440          $ 2,440
-------------------------------------------------------------------------
BUILDINGS                                          4,760            4,714
-------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                            5,348            4,938
-------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                             2,599            2,574
-------------------------------------------------------------------------
PROJECTS IN PROGRESS                                 535               83
-------------------------------------------------------------------------
                                                  15,682           14,749
-------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                     6,457            5,579
-------------------------------------------------------------------------
  TOTAL                                          $ 9,225          $ 9,170
=========================================================================

     Depreciation expense amounted to $890,000, $817,000 and $694,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

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

     The following table summarizes carrying amounts and fair values for financial instruments at December 31, 1999 and 1998:

(IN THOUSANDS)                                1999                   1998
--------------------------------------------------------------------------------
                                   CARRYING        FAIR     CARRYING       FAIR
                                     AMOUNT       VALUE       AMOUNT      VALUE
--------------------------------------------------------------------------------
FINANCIAL ASSETS:
  CASH AND CASH EQUIVALENTS        $ 35,633    $ 35,633     $ 42,679   $ 42,679
--------------------------------------------------------------------------------
  INVESTMENT SECURITIES              46,222      45,580       43,581     44,327
--------------------------------------------------------------------------------
  SECURITIES AVAILABLE FOR SALE      86,855      86,855       92,255     92,255
--------------------------------------------------------------------------------
  LOANS, NET OF ALLOWANCE
    FOR LOAN LOSSES                 239,810     232,163      211,632    215,804
--------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
  DEPOSITS                          380,163     379,737      362,833    362,833
--------------------------------------------------------------------------------

8.  INCOME TAXES

     The income tax expense included in the consolidated financial statements for the years ended December 31, 1999, 1998 and 1997, is allocated as follows:

(IN THOUSANDS)                                    1999         1998        1997
--------------------------------------------------------------------------------
INCOME TAX EXPENSE FROM OPERATIONS:
FEDERAL:
  CURRENT EXPENSE                              $ 3,180       $2,850      $2,178
--------------------------------------------------------------------------------
  DEFERRED (BENEFIT) EXPENSE                      (123)        (107)        309
--------------------------------------------------------------------------------
STATE:
  CURRENT EXPENSE                                  158          380         245
--------------------------------------------------------------------------------
  DEFERRED (BENEFIT) EXPENSE                       (21)         (31)         90
--------------------------------------------------------------------------------
  TOTAL INCOME TAX EXPENSE
    FROM OPERATIONS                            $ 3,194       $3,092      $2,822
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
DEFERRED EXPENSE:
  UNREALIZED (LOSSES) GAINs ON SECURITIES
    Available for Sale                         $(1,536)       $ 261       $ 153
================================================================================

     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% in 1999, 1998 and 1997 to income before taxes as a result of the following:


(IN THOUSANDS)                               1999           1998           1997
--------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE            $3,337         $2,860         $2,487
--------------------------------------------------------------------------------
INCREASE (DECREASE) IN TAXES
 RESULTING FROM:
  TAX-EXEMPT INCOME                          (210)          (170)          (161)
--------------------------------------------------------------------------------
  STATE INCOME TAXES                           90            230            221
--------------------------------------------------------------------------------
  DEFERRED TAX ADJUSTMENT-TAX BAD DEBT         --             --            210
--------------------------------------------------------------------------------
  OTHER                                       (23)           172             65
--------------------------------------------------------------------------------
                                           $3,194         $3,092         $2,822
================================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1999 and 1998 are as follows:

(IN THOUSANDS)                                                1999         1998
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
   LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
     LOAN LOSSES AND DEFERRED FEE INCOME                   $  832       $   674
--------------------------------------------------------------------------------
   OTHER REAL ESTATE OWNED, PRINCIPALLY DUE TO
     RESERVES FOR WRITEDOWNS                                   --             5
--------------------------------------------------------------------------------
   POST RETIREMENT BENEFITS OTHER THAN PENSIONS                50            46
--------------------------------------------------------------------------------
   START-UP & ORGANIZATION COSTS                               82            --
--------------------------------------------------------------------------------
   UNREALIZED LOSS ON SECURITIES AVAILABLE FOR SALE           988            --
--------------------------------------------------------------------------------
 TOTAL GROSS DEFERRED ASSETS                               $1,952       $   725
--------------------------------------------------------------------------------
 DEFERRED TAX LIABILITIES:
   UNREALIZED GAIN ON SECURITIES
     AVAILABLE FOR SALE                                    $   --       $   548
--------------------------------------------------------------------------------
   INVESTMENT SECURITIES, PRINCIPALLY DUE TO
     THE ACCRETION OF BOND DISCOUNT                            33            37
--------------------------------------------------------------------------------
 DEFERRED LOAN ORIGINATION COSTS AND FEES                     105            --
   PREMISES AND EQUIPMENT
     PRINCIPALLY DUE TO DIFFERENCES IN DEPRECIATION           388           396
--------------------------------------------------------------------------------
 TOTAL GROSS DEFERRED LIABILITIES                          $  526           981
--------------------------------------------------------------------------------
 NET DEFERRED TAX (LIABILITY) ASSET                        $1,426       $  (256)
================================================================================

9.  BENEFIT PLANS

     The Corporation sponsors a non-contributory defined benefit pension plan that covers substantially all salaried employees. The benefits are based on an employee's compensation, age at retirement and years of service. It is the policy of the Corporation to fund not less than the minimum funding amount required by the Employee Retirement Income Security Act (ERISA). Plan assets primarily consist of U.S. government agencies and common stock.

     The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31,

(IN THOUSANDS)                                               1999          1998
--------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION:
BENEFIT OBLIGATION AT BEGINNING OF YEAR                    $3,714        $3,178
SERVICE COST                                                  559           484
INTEREST COST                                                 225           189
ACTUARIAL LOSS                                                 65             7
BENEFITS PAID                                                (250)         (144)
                                                           ------        ------
BENEFIT OBLIGATION AT END OF YEAR                          $4,313        $3,714
                                                           ======        ======
CHANGE IN PLAN ASSETS:

FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR             $4,554        $3,635
ACTUAL RETURN ON PLAN ASSETS                                  518           718
EMPLOYER CONTRIBUTION                                          52           345
BENEFITS PAID                                                (250)         (144)
                                                           ------        ------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                   $4,874        $4,554
                                                           ======        ======
FUNDED STATUS                                              $  562        $  840
UNRECOGNIZED TRANSITION ASSET                                 (65)          (71)
UNRECOGNIZED PRIOR SERVICE COST                                (4)           (4)
UNRECOGNIZED NET ACTUARIAL GAIN                              (812)         (713)
                                                           ------        ------
(ACCRUED) PREPAID BENEFIT COST                             $ (319)       $   52
                                                           ======        ======


     Net periodic expense for the years ended December 31 included the following components:

(IN THOUSANDS)                                   1999           1998      1997
--------------------------------------------------------------------------------
SERVICE COST                                     $559           $484      $430
--------------------------------------------------------------------------------
INTEREST COST                                     225            189       157
--------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                   (518)          (718)     (545)
--------------------------------------------------------------------------------
AMORTIZATION OF:
  NET GAIN                                        174            424       313
  UNRECOGNIZED PRIOR SERVICE COST                   1              1         1
  UNRECOGNIZED REMAINING NET ASSETS               (18)            (8)       (8)
--------------------------------------------------------------------------------
NET PERIODIC PENSION COST                        $423           $372      $348
================================================================================

     For December 31, 1999, 1998 and 1997 the weighted average discount rate and rate of increase in future compensation used in determining the actuarial present value of the projected benefit obligation were 6.0 percent and 3.0 percent, respectively. The related expected long-term rate of return on plan assets was 7.5 percent for the same three year period.

SAVINGS AND PROFIT SHARING PLANS:

     In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $25,000, $24,000 and $23,000 in 1999, 1998 and 1997,
respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $250,000 in 1999, $200,000 in 1998 and $175,000 in 1997.

10. STOCK OPTION PLANS

     The Corporation's incentive stock option plans allows the granting of up to 199,002 shares of the Corporation's common stock to certain key employees. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                       SHARES          PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                             69,606     $15.54-$21.60
--------------------------------------------------------------------------------
GRANTED DURING 1997                                    47,628       26.08-35.93
--------------------------------------------------------------------------------
EXERCISED DURING 1997                                   2,381             15.54
--------------------------------------------------------------------------------
FORFEITED DURING 1997                                     441             15.54
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                            114,412        15.54-35.93
--------------------------------------------------------------------------------
GRANTED DURING 1998                                     1,817        48.98-53.57
--------------------------------------------------------------------------------
EXERCISED DURING 1998                                   3,984              33.10
--------------------------------------------------------------------------------
FORFEITED DURING 1998                                   1,349        15.54-33.10
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                            110,896        15.54-53.57
--------------------------------------------------------------------------------
GRANTED DURING 1999                                    26,976        48.57-57.35
--------------------------------------------------------------------------------
EXERCISED DURING 1999                                   5,549        15.54-33.10
--------------------------------------------------------------------------------
BALANCE, DECEMBER 1999                                132,323      $15.54-$57.35
================================================================================

     At December 31, 1999, the number of options exercisable was 63,255 and the weighted-average price of those options was $20.99 per share. At December 31, 1998, the number of options exercisable was 43,998 and the weighted-average price of those options was $19.54 per share.

     The Corporation has non-qualified stock option plans for non-employee directors. The plan allows the granting of up to 108,046 shares of the Corporation's common stock. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                       SHARES          PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                             55,571      $15.54-$18.90
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                             55,571        15.54-18.90
--------------------------------------------------------------------------------
GRANTED DURING 1998                                    27,563              48.98
--------------------------------------------------------------------------------
EXERCISED DURING 1998                                   1,103              48.98
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                             82,031        15.54-48.98
--------------------------------------------------------------------------------
EXERCISED DURING 1999                                   2,310              15.54
--------------------------------------------------------------------------------
FORFEITED DURING 1999                                   3,914        15.54-48.98
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                             75,807      $15.54-$48.98
================================================================================


     At December 31, 1999, the number of options exercisable was 45,771 and the weighted-average price of those options was $19.43. At December 31, 1998, the number of options exercisable was 31,768 and the weighted-average price of those options was $15.84.

     At December 31, 1999, there were 64,476 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 1999 and 1998 was $11.86 and $10.98 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1999--expected dividend yield of 0.96%, expected volatility of 17%, risk-free interest rate of 4.88%, and an expected life of 5 years; 1998--expected dividend yield of 0.82%, expected volatility of 9%, risk-free interest rate of 5.65%, and an expected life of 5 years; 1997--expected dividend yield of 0.88%, expected volatility of 11%, risk-free interest rate of 6.13%, and an expected life of 5 years.

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


(IN THOUSANDS EXCEPT PER SHARE DATA)            1999          1998          1997
--------------------------------------------------------------------------------
NET INCOME:
  AS REPORTED                                 $6,621        $5,319        $4,492
--------------------------------------------------------------------------------
  PRO FORMA                                   $6,423        $5,174        $4,389
--------------------------------------------------------------------------------
EARNINGS PER SHARE:
  AS REPORTED
  BASIC                                        $2.58         $2.08         $1.75
--------------------------------------------------------------------------------
  DILUTED                                      $2.50         $2.01         $1.72
--------------------------------------------------------------------------------
  PRO FORMA
  BASIC                                        $2.51         $2.02         $1.71
--------------------------------------------------------------------------------
  DILUTED                                      $2.43         $1.95         $1.68
--------------------------------------------------------------------------------

11. COMMITMENTS

     The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that its actions depart from routine legal proceedings and such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $42,961,000 and $37,131,000 and letters of credit of $1,605,000 and $1,232,000 at December 31, 1999 and 1998, respectively, which are not included in the accompanying consolidated financial statements.

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

     At December 31, 1999, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $805,000, $478,000 and $579,000 for the years ended December 31, 1999, 1998 and 1997, respectively, which is included in premises and equipment expense in the consolidated statements of income.

     The minimum annual lease payments under the terms of the lease agreements, as of December 31, 1999, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2000                                                                     $   609
--------------------------------------------------------------------------------
2001                                                                         701
--------------------------------------------------------------------------------
2002                                                                         698
--------------------------------------------------------------------------------
2003                                                                         699
--------------------------------------------------------------------------------
2004                                                                         502
--------------------------------------------------------------------------------
THEREAFTER                                                                 2,948
--------------------------------------------------------------------------------
TOTAL                                                                     $6,157
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

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital

(as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are also presented in the table.

                                                   TO BE WELL
                                                CAPITALIZED UNDER   FOR CAPITAL
                                                PROMPT CORRECTIVE    ADEQUACY
          (IN THOUSANDS)              ACTUAL    ACTION PROVISIONS    PURPOSES
--------------------------------------------------------------------------------
                                  AMOUNT   RATIO  AMOUNT  RATIO    AMOUNT  RATIO
--------------------------------------------------------------------------------
AS OF DECEMBER 31, 1999:
  TOTAL CAPITAL
    (TO RISK-WEIGHTED ASSETS)    $42,126   23.1% $18,253  10.0%   $14,603   8.0%
--------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO RISK-WEIGHTED ASSETS)     39,545   21.7%  10,952   6.0%     7,301   4.0%
--------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO AVERAGE ASSETS)           39,545    9.8%  20,281   5.0%    12,169   3.0%
--------------------------------------------------------------------------------
AS OF DECEMBER 31, 1998:
  TOTAL CAPITAL
    (TO RISK-WEIGHTED ASSETS)    $38,070   21.5% $17,705  10.0%   $14,164   8.0%
--------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO RISK-WEIGHTED ASSETS)     35,846   20.3%  10,623   6.0%     7,082   4.0%
--------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO AVERAGE ASSETS)           35,846    9.6%  18,670   5.0%    11,202   3.0%
--------------------------------------------------------------------------------

13. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY):

     The following information of the parent company only financial statements as of December 31, 1999 and 1998 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                                 DECEMBER 31,
          (IN THOUSANDS)                                    1999           1998
-------------------------------------------------------------------------------
ASSETS
CASH                                                      $  466         $  429
-------------------------------------------------------------------------------
INVESTMENT SECURITIES                                        498             --
-------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                              1,953          1,014
-------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                  37,881         36,757
-------------------------------------------------------------------------------
OTHER ASSETS                                                 368            116
-------------------------------------------------------------------------------
  TOTAL ASSETS                                           $41,166        $38,316
===============================================================================
LIABILITIES
OTHER LIABILITIES                                         $  451         $  361
-------------------------------------------------------------------------------
  TOTAL LIABILITIES                                          451            361
-------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
COMMON STOCK                                               4,293          4,085
-------------------------------------------------------------------------------
SURPLUS                                                   18,305         12,483
-------------------------------------------------------------------------------
TREASURY STOCK                                              (655)          (791)
-------------------------------------------------------------------------------
RETAINED EARNINGS                                         20,512         21,252
-------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME (NET OF
  INCOME TAX)                                             (1,740)           926
-------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY                              40,715         37,955
--------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $41,166        $38,316
===============================================================================

STATEMENTS OF INCOME

                                                                 YEAR ENDED
                                                                 DECEMBER 31,
(IN THOUSANDS)                                               1999         1998
--------------------------------------------------------------------------------
INCOME
DIVIDEND FROM BANK                                        $ 3,000      $ 2,000
--------------------------------------------------------------------------------
OTHER INCOME                                                   99           24
--------------------------------------------------------------------------------
  TOTAL INCOME                                              3,099        2,024
--------------------------------------------------------------------------------
EXPENSES
OTHER EXPENSES                                                216          184
--------------------------------------------------------------------------------
  TOTAL EXPENSES                                              216          184
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX BENEFIT AND
  EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                  2,883        1,840
--------------------------------------------------------------------------------
INCOME TAX BENEFIT                                             39          (54)
--------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN UNDISTRIBUTED
  EARNINGS OF BANK                                          2,922        1,894
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                    3,699        3,425
--------------------------------------------------------------------------------
  NET INCOME                                              $ 6,621      $ 5,319
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED
                                                                 DECEMBER 31,
(IN THOUSANDS)                                               1999         1998
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                $ 6,621      $ 5,319
--------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS                      (3,699)      (3,425)
--------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION ON SECURITIES                       (4)           --
--------------------------------------------------------------------------------
INCREASE IN OTHER ASSETS                                     (252)         (74)
--------------------------------------------------------------------------------
INCREASE IN OTHER LIABILITIES                                 150          104
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                 2,816        1,924
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------------------------------------------------
PROCEEDS FROM SALES OF SECURITIES AVAILABLE FOR SALE           --          201
--------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                  (1,583)      (1,190)
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY INVESTING ACTIVITIES                (1,583)        (989)
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                             (1,292)      (1,097)
--------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                     110            9
--------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                   (14)        (365)
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                (1,196)      (1,453)
--------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      37         (518)
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              429          947
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $  466       $  429
================================================================================

14. ACQUISITIONS

     On August 26, 1999, Peapack-Gladstone Financial Corporation ("Peapack") signed a definitive merger agreement with Chatham Savings, FSB and subsidiaries ("Chatham"), a two branch bank headquartered in Chatham, New Jersey. At December 31, 1999 Chatham had total assets of $79,589,000 and deposits of $63,926,000. The transaction closed January 7, 2000 and will be accounted for using the pooling of interest methods of accounting and, accordingly, Peapack's historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Chatham. There were 140,000 shares of Chatham common stock outstanding at December 31, 1999. The merger agreement provides for each share of common stock of Chatham to be exchanged for 2.18379 shares of Peapack common stock, and as a result 305,730 shares of Corporation common stock were exchanged.

     The following pro forma data summarizes the combined financial data of Peapack and Chatham as if the combination had been consummated on December 31, 1999:

                                                              DECEMBER 31,
(IN THOUSANDS)                                              1999            1998
--------------------------------------------------------------------------------
Total Assets                                            $497,610        $480,954
--------------------------------------------------------------------------------
Total Loans                                              287,805         246,737
--------------------------------------------------------------------------------
Total Investments                                        162,557         169,103
--------------------------------------------------------------------------------
Total Deposits                                           444,089         431,345
================================================================================


                                                  YEARS ENDED DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)          1999           1998           1997
--------------------------------------------------------------------------------
Interest Income                            $31,687        $29,949        $27,707
--------------------------------------------------------------------------------
Interest Expense                            10,340         10,844         10,193
--------------------------------------------------------------------------------
Net Interest Income                         21,347         19,105         17,514
--------------------------------------------------------------------------------
Net Income                                 $ 7,189        $ 6,038        $ 4,899
================================================================================
Earnings Per Share-Basic                   $  2.51        $  2.10        $  1.71
--------------------------------------------------------------------------------
Earnings Per Share-Diluted                    2.44           2.04           1.68
================================================================================

     As of December 31, 1999, Peapack incurred $244,591 of merger-related charges which have been capitalized and will be expensed in the first quarter of the year 2000.

STOCK PRICES:

     The following table shows the 1999 and 1998 range of prices paid on known trades of Corporation stock.
                                                                        DIVIDEND
1999                     HIGH                        LOW               PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER             $55.75                     $53.88                 $0.12
--------------------------------------------------------------------------------
2ND QUARTER              53.88                      52.50                  0.12
--------------------------------------------------------------------------------
3RD QUARTER              52.50                      50.50                  0.13
--------------------------------------------------------------------------------
4TH QUARTER              50.00                      45.00                  0.13
--------------------------------------------------------------------------------

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
--------------------------------------------------------------------------------

SHAREHOLDER INFORMATION

STOCK LISTING

     Peapack-Gladstone Financial Corporation's common stock is listed on the NASDAQ (Bulletin Board) under the symbol PGFC.

PRINCIPAL MARKET MAKERS
Ryan, Beck & Co.
220 South Orange Avenue
Livingston, NJ 07039
1 (800) 325-7926

Sandler O'Neill & Partners, L.P.
Two World Trade Center
104th Floor
New York, NY 10048
1 (800) 635-6860

McConnell, Budd & Downes, Inc.
365 South Street
Morristown, NJ 07960
1 (800) 538-6957

TRANSFER AGENT
First City Transfer Company
PO Box 170
Iselin, NJ 08830

SHAREHOLDER INQUIRIES
Arthur F. Birmingham
Senior Vice President and Treasurer
(908) 719-4308
www.birmingham@pgbank.com

OFFICERS
--------------------------------------------------------------------------------
GLADSTONE         T. LEONARD HILL                        Chairman of the Board *
LOAN AND          FRANK A. KISSEL                              President & CEO *
ADMINISTRATION    --------------------------------------------------------------
BUILDING          ROBERT M. ROGERS                 Senior Vice President & COO *
                  --------------------------------------------------------------
                  PAUL W. BELL                             Senior Vice President
                  --------------------------------------------------------------
                  ARTHUR F. BIRMINGHAM                   Senior Vice President &
                                                                   Comptroller *
                  --------------------------------------------------------------
                  GARRETT P. BROMLEY                     Senior Vice President &
                                                            Chief Credit Officer
                  --------------------------------------------------------------
                  BARBARA A. GRECO                         Senior Vice President
                  --------------------------------------------------------------
                  ELIZABETH B. BOOCOCK                            Vice President
                  --------------------------------------------------------------
                  TODD T. BRUNGARD                                Vice President
                  --------------------------------------------------------------
                  KAREN M. CHIARELLO                    Vice President & Auditor
                  --------------------------------------------------------------
                  RICHARD CIMO                                    Vice President
                  --------------------------------------------------------------
                  THOMAS COUGHLIN                                 Vice President
                  --------------------------------------------------------------
                  V. SHERRI LICATA                                Vice President
                  --------------------------------------------------------------
                  PATRICIA MORSCH                                 Vice President
                  --------------------------------------------------------------
                  TERESA A. PETERS                                Vice President
                  --------------------------------------------------------------
                  JOHN SCERBO                                     Vice President
                  --------------------------------------------------------------
                  PAUL A. SMITH                                   Vice President
                  --------------------------------------------------------------
                  JAMES STADTMUELLER                              Vice President
                  --------------------------------------------------------------
                  FLOYD S. WEINER                                 Vice President
                  --------------------------------------------------------------
                  MARIA FORNARO                         Assistant Vice President
                  --------------------------------------------------------------
                  JOHN G. HARITON                       Assistant Vice President
                  --------------------------------------------------------------
                  VALERIE L. KODAN                      Assistant Vice President
                  --------------------------------------------------------------
                  KATHRYN M. NEIGH                      Assistant Vice President
                  --------------------------------------------------------------
                  PAULA A. PHILHOWER                    Assistant Vice President
                  --------------------------------------------------------------
                  CHRISTOPHER POCQUAT                   Assistant Vice President
                  --------------------------------------------------------------
                  MARY M. RUSSELL                       Assistant Vice President
                  --------------------------------------------------------------
                  PATRICIA A. STUMP                     Assistant Vice President
                  --------------------------------------------------------------
                  EDWARD J. SWEENEY                     Assistant Vice President
                  --------------------------------------------------------------
                  FRANK C. WALDRON                      Assistant Vice President
                  --------------------------------------------------------------
                  SANDRA BORNGESSER                            Assistant Cashier
                  --------------------------------------------------------------
                  MARJORIE DZWONCZYK                           Assistant Cashier
                  --------------------------------------------------------------
                  DONNA HAMEL                                  Assistant Cashier
                  --------------------------------------------------------------
                  DAVID PETRY                                  Assistant Cashier
                  --------------------------------------------------------------
                  DIANE M. RIDOLFI                             Assistant Cashier
                  --------------------------------------------------------------
                  SHAY SCHOENBAUM                              Assistant Cashier
--------------------------------------------------------------------------------

* Denotes a Holding Company Officer


------------------------------------------------------------------------------------------
TRUST DEPARTMENT     CRAIG C. SPENGEMAN                            Senior Vice President &
GLADSTONE                                                           Senior Trust Officer *
                     ---------------------------------------------------------------------
                     BRYANT K. ALFORD                       Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     JOHN M. BONK                           Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     GRETA N. DAWSON                        Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     RICHARD K. DONNELLY                    Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     JOHN C. KAUTZ                          Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     JENNIFER DAVIS               Assistant Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     ANNE M. SMITH                Assistant Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     KURT G. TALKE                Assistant Vice President & Trust Officer
                     ---------------------------------------------------------------------
                     CATHERINE A. McCATHARN
                                                      Assistant Trust Officer& Secretary *
                     ---------------------------------------------------------------------
                     EDWARD NICOLICCHIA                            Assistant Trust Officer
------------------------------------------------------------------------------------------
BERNARDSVILLE        CHARLES STUDDIFORD, III                                Vice President
------------------------------------------------------------------------------------------
CALIFON              LAURINE HAMILTON                             Assistant Vice President
------------------------------------------------------------------------------------------
CHESTER              DONNA M. WHRITENOUR                          Assistant Vice President
------------------------------------------------------------------------------------------
GLADSTONE            THOMAS N. KASPER                                       Vice President
                     ---------------------------------------------------------------------
                     JAMES CICCONE                                       Assistant Cashier
------------------------------------------------------------------------------------------
FAR HILLS            CAROL L. BEHLER                                     Assistant Cashier
------------------------------------------------------------------------------------------
LONG VALLEY          KATHERINE M. KREMINS                         Assistant Vice President
                     ---------------------------------------------------------------------
                     SHERRI HALLETT                                      Assistant Cashier
------------------------------------------------------------------------------------------
MENDHAM              ELIZABETH RAHN                                         Vice President
                     ---------------------------------------------------------------------
                     LINDA ZIROPOLOUS                                    Assistant Cashier
------------------------------------------------------------------------------------------
FELLOWSHIP           JANET E. BATTAGLIA                                  Assistant Cashier
------------------------------------------------------------------------------------------
PLUCKEMIN            PAMELA W. STONE                                        Vice President
                     ---------------------------------------------------------------------
                     MARILYN M. MORROW                                   Assistant Cashier
------------------------------------------------------------------------------------------
POTTERSVILLE         PHYLLIS HERZOG                                      Assistant Cashier
------------------------------------------------------------------------------------------
NEW VERNON           DONNA GISONE                                           Vice President
------------------------------------------------------------------------------------------
CHATHAM MAIN STREET  VALERIE OLPP                                 Assistant Vice President
------------------------------------------------------------------------------------------
CHATHAM SHUNPIKE     MARY FOLEY                                          Assistant Cashier
------------------------------------------------------------------------------------------


DIRECTORS                        OFFICES
---------------------------      -------------------------------------------------------
ANTHONY J. CONSI, II             LOAN & ADMINISTRATION          TRUST & INVESTMENT
Senior Vice President              BUILDING                       DEPARTMENT
Weichert Realtors                158 Route 206 North            190 Main Street
Morris Plains, NJ                Gladstone, NJ 07934            Gladstone, NJ 07934
                                 (908) 234-0700                 (908) 719-4360
PAMELA HILL                      www.pgbank.com
President
Ferris Corp.                     GLADSTONE (Main Office)        BERNARDSVILLE
Gladstone, NJ                    190 Main Street                36 Morristown Road
                                 Gladstone, NJ 07934            Bernardsville, NJ 07924
T. LEONARD HILL                  (908) 719-4360                 (908) 766-1711
Chairman of the Board
Gladstone, NJ                    CALIFON                        CHESTER
                                 438 Route 513                  350 Main Street
FRANK A. KISSEL                  Califon, NJ 07830              Chester, NJ 07930
President & CEO                  (908) 832-5131                 (908) 879-8115

JOHN D. KISSEL                   FAR HILLS                      FELLOWSHIP VILLAGE
Turpin Realty, Inc.              26 Dumont Road                 8000 Fellowship Road
Far Hills, NJ                    Far Hills, NJ 07931            Basking Ridge, NJ 07920
                                 (908) 781-1018                 (908) 719-4332
JAMES R. LAMB, ESQ.
James R. Lamb, P.C.              LONG VALLEY                    MENDHAM
Morristown, NJ                   59 East Mill Road (Route 24)   17 East Main Street
                                 Long Valley, NJ 07853          Mendham, NJ 07945
GEORGE R. LAYTON                 (908) 876-3300                 (973) 543-6499
Director
Layton Funeral Home              PLUCKEMIN                      POTTERSVILLE
Bedminster, NJ                   468 Route 206 North            11 Pottersville Rd.
                                 Bedminster, NJ 07921           Pottersville, NJ 07979
EDWARD A. MERTON                 (908) 658-4500                 (908) 439-2265
President
Merton Excavating & Paving Co.   NEW VERNON                     CHATHAM MAIN STREET
Chester, NJ                      Village Road                   311 Main Street
                                 New Vernon, NJ 07976           Chatham, NJ  07928
F. DUFFIELD MEYERCORD            (973) 540-0444                 (973) 635-8500
Managing Director
Meyercord Advisors, Inc.         CHATHAM SHUNPIKE
Bedminster, NJ                   650 Shunpike Road
                                 Chatham Township, NJ 07928
JOHN R. MULCAHY                  (973) 377-0081
Far Hills, NJ

PHILIP W. SMITH III
President
Phillary Management, Inc.
Far Hills, NJ

JACK D. STINE
Trustee
Proprietary House Association
Perth Amboy, NJ

WILLIAM TURNBULL
Gladstone, NJ
Director Emeritus