Form 10-K, Exhibit 13
period 2000-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2001-03-23
CIK 1050743

FINANCIAL HIGHLIGHTS

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SELECTED YEAR-END DATA:                2000             1999              1998
--------------------------------------------------------------------------------
      NET INCOME                  $   7,708        $   7,189         $   6,034
--------------------------------------------------------------------------------
      TOTAL ASSETS                  568,413          497,535           480,929
--------------------------------------------------------------------------------
      TOTAL DEPOSITS                510,260          444,088           430,750
--------------------------------------------------------------------------------
      TOTAL SECURITIES              154,906          162,996           169,104
--------------------------------------------------------------------------------
      TOTAL LOANS                   344,299          287,933           245,804
--------------------------------------------------------------------------------
      STOCKHOLDERS' EQUITY           55,156           47,575            44,461
--------------------------------------------------------------------------------
        TRUST DEPARTMENT
          ASSETS (BOOK VALUE)       709,732          651,469           549,321
--------------------------------------------------------------------------------
FINANCIAL RATIOS:
--------------------------------------------------------------------------------
      RETURN ON AVERAGE ASSETS         1.47%            1.48%             1.33%
--------------------------------------------------------------------------------
      RETURN ON AVERAGE EQUITY        15.30            15.67             14.21
--------------------------------------------------------------------------------
      CAPITAL LEVERAGE RATIO           9.60             9.47              9.19
--------------------------------------------------------------------------------
      RISK BASED CAPITAL:
        TIER I                        19.10            19.52             18.53
--------------------------------------------------------------------------------
        TOTAL                         20.41            20.79             19.61
--------------------------------------------------------------------------------
PER SHARE:
--------------------------------------------------------------------------------
      EARNINGS - BASIC             $   2.55         $   2.39          $   2.00
--------------------------------------------------------------------------------
      EARNINGS - DILUTED               2.49             2.32              1.94
--------------------------------------------------------------------------------
      BOOK VALUE                      18.28            15.80             15.44
--------------------------------------------------------------------------------


                          [REPRESENTATION OF GRAPHIC]

                                   NET INCOME
                                 (IN MILLIONS)
                        1996                     $7.71
                        1997                     $7.19
                        1998                     $6.03
                        1999                     $4.90
                        2000                     $3.87

                                  TOTAL ASSETS
                                 (IN MILLIONS)

                        1996                     $568
                        1997                     $498
                        1998                     $481
                        1999                     $443
                        2000                     $400

                                    DEPOSITS
                                 (IN MILLIONS)
                        1996                     $510
                        1997                     $444
                        1998                     $431
                        1999                     $401
                        2000                     $362

                                    EQUITY
                                    CAPITAL
                                 (IN MILLIONS)

                        1996                     $55.2
                        1997                     $47.6
                        1998                     $44.5
                        1999                     $39.4
                        2000                     $35.6

DEAR SHAREHOLDERS
AND FRIENDS



               This is the report of results achieved in the first year of the new Century and at the beginning of our 80th year as your
[LOGO] independent, Community Bank. There are several families who own our shares that are in the fifth generation of ownership. As we all know, a community bank cannot be successful without the long-term commitment of individuals who understand the great value of a hometown bank. So whether you bought your shares last week or have 80 year old shares, thank you for believing in what we do.

                    The year 2000 was an active year. As you know we purchased
               Chatham Savings, FSB on January 7, 2000, and spent considerable time and effort to welcome and integrate their customers into our fold. We are pleased with the results as necessary cost savings were achieved.

                    In last year's annual report, we reported total assets for
               Peapack-Gladstone Financial Corporation of $423,000,000. With the Chatham merger, its two branches, the opening of the new branch on Main Street New Vernon and sustained growth within the Bank, we now report total assets of $568,000,000 as of the end of 2000, an increase of 34%.

                    We continue to feel that the extension of our market into
               New Vernon, Chatham Township and Chatham Borough will become increasingly important to us as the years go by. There are tremendous numbers of households and businesses to which we can provide our version of high touch banking service. We now have two new business calling officers and a full time new business PGB Trust and Investment officer located in our Chatham Main Street office. We will build our business there as we gain the confidence of our new customers.

                    We are also pleased to report that our 15th branch in
               Hillsborough, New Jersey will be opening in February. Hillsborough is a tremendously active community and we look forward to being a part of it. Continuing consolidation in our industry should work in our favor, particularly in Hillsborough.

                    We have reported record earnings for 2000, the fourth year in a row. Net income, excluding Chatham Savings, FSB merger related charges of $423,000, net of tax, increased to $8,131,000 a 13.1% increase over the $7,189,000 reported last year. Earnings after all merger related expenses were $7,708,000, an increase of 7% over the previous year. We are particularly pleased with this result in a merger year.

                    Peapack-Gladstone Financial Corporation listed its shares on the American Stock Exchange under the symbol of "PGC" on November 1, 2000. There were three main objectives behind this decision. First, the Board wanted to provide a more orderly market for our stock than we had seen in the recent year. Second, we wanted to close the large gap between the bid and asked prices seen during that period. Third, we wanted to raise the visibility of our Company and perhaps attract some new investors. To date, we are very pleased with the decision and the "old fashioned" auction market provided by Amex. This may be the perfect market for the stock of a growing Community Bank.

                    Also on November 1, 2000, the Board paid a 5% stock dividend and increased the quarterly cash dividend to 14(cent) per share. With the stock dividend, this effectively raised the cash dividend rate by 13%. As always, we will continue to look for ways to increase shareholder value.

                    All financial results are discussed in greater detail later in the report but there are two other areas that are of special importance to our shareholders. The first is that there has been a great deal of concern about the slowing of the economy. There is no question that it has at least leveled off. It should be remembered, however, that it has leveled at a very high point of productivity. We believe that a combination of interest rate drops and tax cuts could revive the economy as it searches for a new base on which to build. While many have been affected by the weak technology stock market, most understand that technology is here to stay and that companies with good ideas and a way to grow earnings will be fine in the long term. Our shareholders should note in our report that loan delinquencies are at an all time low as of December 31, 2000.

                    The other very important positive for our shareholders and customers is that PGB Trust and Investments, our Trust business, is thriving. They crossed the $1,000,000,000 threshold in market value of assets for the first time in 2000.

                    This Department has reached a size where it is a significant contributor to income, last year booking gross fees of over $3,600,000. We have always believed that if we do an outstanding job for our customers that we will be rewarded with more business and the resulting income. There is no question that our greatest sales tool is word of mouth and this is particularly true in the Trust and Investment area.

                    All banks are looking to grow fee income. We are fortunate to be in the right business at the right time and place. The largest transfer of wealth from one generation to next will occur over the next ten to fifteen years. We are in position and have the expertise to help our customers reach their financial goals now, and to plan for the transfer of their assets from generation to generation. You have a unique resource within our Community Bank environment.

                    In closing we want to thank our Board for their efforts and our Officers and Employees for taking the extra step to ensure a satisfied customer.


                /s/ T. LEONARD HILL                   /s/ FRANK A. KISSEL
                --------------------------------     ---------------------------
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

     Peapack-Gladstone Financial Corporation (the "Corporation") formed in 1997, is the parent holding company for the Peapack-Gladstone Bank, formed in 1921, a commercial bank operating fourteen branches in Somerset, Hunterdon, and Morris counties. An additional branch in Hillsborough, Hunterdon County opened during the first quarter of 2001.

     On January 7, 2000, the Corporation completed its merger with Chatham Savings, FSB. Under terms of the merger agreement, each outstanding share of Chatham common stock was exchanged for 2.293 shares of Corporation common stock. As a result, a total of 321,017 shares of Corporation common stock was exchanged. (All share and per share amounts have been restated to reflect the 5% stock dividend issued in November 2000). This merger added branches in Chatham Borough and Chatham Township. Merger-related charges incurred amounted to $500 thousand and were expensed in the first quarter of 2000. On an after tax basis, these charges totaled $423 thousand or $0.14 per diluted share. These charges include only identified direct and incremental costs associated with this acquisition. Items included in these charges include the following: personnel expenses which include severance payments and benefits for terminated employees, principally, senior executives of Chatham; professional fees which include investment banking, accounting and legal fees; and other expenses which include data processing and the write-off of supplies and other assets not considered useful in the operation of the combined entity.

     On November 1, 2000 the Corporation listed its common stock on the American Stock Exchange under the symbol "PGC". This action brings greater visibility to the Corporation's common stock along with greater liquidity that the AMEX's auction market orientation brings through the Corporation's floor specialist firm, AGS Specialist Partners.

     During 2000, the cash dividend rate was increased to $0.14 per share. This new rate, coupled with the 5% stock dividend paid on November 1, 2000, effectively raised the cash dividend rate by 13% over the previous rate of $0.13 per share.

RESULTS OF OPERATIONS 2000 COMPARED TO 1999: For the year ended December 31, 2000 the Corporation's net income increased 7% to a record $7.71 million compared to $7.19 million earned in 1999. Diluted earnings per share increased 7% to $2.49 per share from $2.32 per share earned in 1999. Earnings per diluted share before merger-related charges of $0.14, net of tax, were $2.63 as compared to $2.32 in 1999, an increase of 13%. All share and per share amounts have been restated to reflect the 5% stock dividends issued in November 2000 and 1999.

     These results before merger-related charges produced a return on average assets of 1.55% as compared to 1.48% in 1999 and a return on average stockholders' equity of 16.14% as compared to 15.67% in 1999.

     The increase in net income for 2000 was primarily due to growth in net interest income and Trust fees offset in part by higher other expenses. We increased spending in support of attracting and maintaining professional and clerical staff and technological initiatives to drive revenue growth and increase efficiency.

EARNING ASSETS: Total earning assets, consisting primarily of loans, securities, and federal funds sold, increased approximately 15% from $466.2 million at December 31, 1999 to $535.6 million at December 31, 2000.

                          [REPRESENTATION OF GRAPHIC]

                            RETURN OF AVERAGE EQUITY
                                   IN PERCENT

                        1996                     11.32
                        1997                     13.11
                        1998                     14.21
                        1999                     15.67
                        2000                     15.30

                            RETURN OF AVERAGE ASSETS
                                   IN PERCENT

                        1996                     00.99
                        1997                     01.16
                        1998                     01.33
                        1999                     01.48
                        2000                     0.147


     Loans: The loan portfolio represents the Corporation's largest earning asset balance and is a significant source of interest and fee income.

     Total loans increased $56.4 million or 20% from 1999 levels. This growth was focused primarily in the real estate sector, as 1-4 family residential loans secured by real estate (first liens) increased $41.6 million. The increase related primarily to increased lending within our geographic market areas to customers seeking residential first mortgages and home equity loans on their primary residence. Total loans at year-end were $344.3 million and $287.9 million in 2000 and 1999, respectively.


 THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,
(IN THOUSANDS)                       2000        1999        1998       1997        1996
------------------------------------------------------------------------------------------
REAL ESTATE--MORTGAGE
  1-4 FAMILY RESIDENTIAL:
    FIRST LIENS                    $210,547    $168,979    $153,372   $110,903    $ 88,165
------------------------------------------------------------------------------------------
    JUNIOR LIENS                     25,017      21,263      12,840     14,107      14,836
------------------------------------------------------------------------------------------
    HOME EQUITY                      15,633      14,488      12,278     12,494       8,636
------------------------------------------------------------------------------------------
REAL ESTATE--COMMERCIAl              62,161      55,747      40,152     31,090      28,335
------------------------------------------------------------------------------------------
REAL ESTATE--CONSTRUCTION             2,297       1,153       1,946      4,213       4,703
------------------------------------------------------------------------------------------
COMMERCIAL LOANS                     13,019      12,541      11,594     11,635      12,282
------------------------------------------------------------------------------------------
CONSUMER LOANS                       14,084      12,413      12,959     13,741      11,493
------------------------------------------------------------------------------------------
OTHER LOANS                           1,541       1,349         663        896       2,065
------------------------------------------------------------------------------------------
              TOTAL LOANS          $344,299    $287,933    $245,804   $199,079    $170,515
==========================================================================================

THE FOLLOWING TABLE SETS FORTH THE MATURITY DISTRIBUTION OF THE CORPORATION'S LOAN PORTFOLIO AS OF DECEMBER 31, 2000. THE TABLE EXCLUDES REAL ESTATE LOANS (OTHER THAN CONSTRUCTION LOANS) AND INSTALLMENT LOANS:

                                                           DUE AFTER
                                            DUE IN         ONE YEAR        DUE AFTER
                                           ONE YEAR         THROUGH          FIVE
(IN THOUSANDS)                              OR LESS       FIVE YEARS         YEARS            TOTAL
----------------------------------------------------------------------------------------------------
          COMMERCIAL LOANS                   $6,144           $5,636         $1,239          $13,019
----------------------------------------------------------------------------------------------------
          CONSTRUCTION LOANS                  1,247              741            309            2,297
----------------------------------------------------------------------------------------------------
              TOTAL                          $7,391           $6,377         $1,548          $15,316
====================================================================================================

THE FOLLOWING TABLE SETS FORTH, AS OF DECEMBER 31, 2000, THE SENSITIVITY OF THE LOAN AMOUNTS DUE AFTER ONE YEAR TO CHANGES IN INTEREST RATES. THE TABLE EXCLUDES REAL ESTATE LOANS (OTHER THAN CONSTRUCTION LOANS) AND INSTALLMENT LOANS:

                                          DUE AFTER
                                           ONE YEAR     DUE AFTER
                                            THROUGH          FIVE
(IN THOUSANDS)                           FIVE YEARS         YEARS
------------------------------------------------------------------
          FIXED INTEREST RATES               $5,465        $1,548
------------------------------------------------------------------
          VARIABLE INTEREST RATES               912            --
------------------------------------------------------------------
              TOTAL                          $6,377        $1,548
==================================================================

INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.
S. government agencies, municipal obligations, mortgage-backed securities, and other securities. The Corporation's investment securities amounted to $69.6 million at December 31, 2000, compared with $61.7 million at December 31, 1999.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND YIELDS OF INVESTMENT SECURITIES AT AMORTIZED COST, AS OF DECEMBER 31, 2000:

                                                AFTER 1      AFTER 5
                                    WITHIN     BUT WITHIN   BUT WITHIN   AFTER
 (IN THOUSANDS)                     1 YEAR      5 YEARS     10 YEARS     10 YEARS   TOTAL
--------------------------------------------------------------------------------------------
 U.S. TREASURY                      $1,001     $  2,997       $   --     $   --    $  3,998
                                      6.04%        6.39%          --         --        6.30%
--------------------------------------------------------------------------------------------
 U.S. GOVERNMENT AGENCIES               --       20,977       11,773         --      32,750
                                        --         6.41%        7.15%        --        6.68%
--------------------------------------------------------------------------------------------
 MORTGAGE-BACKED SECURITIES             --           --           75     11,259      11,334
                                        --           --         5.50%      7.51%       7.50%
--------------------------------------------------------------------------------------------
 STATE AND POLITICAL SUBDIVISIONS    6,042        7,994        1,038        446      15,520
                                      6.27%        6.59%        6.11%      8.92%       6.50%
--------------------------------------------------------------------------------------------
 OTHER DEBT SECURITIES                  --        5,973           --         --       5,973
                                        --         6.57%          --         --        6.57%
--------------------------------------------------------------------------------------------
   TOTAL                            $7,043      $37,941      $12,886    $11,705     $69,575
                                      6.24%        6.47%        7.05%      7.56%       6.74%
============================================================================================

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

     At December 31, 2000, the Corporation had securities available for sale with a market value of $85.3 million, compared with $101.3 million at December 31, 1999. A $476 thousand unrealized loss and $2.0 million unrealized loss (net of income tax) was included in stockholders' equity at December 31, 2000 and December 31, 1999, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES OF DEBT SECURITIES AVAILABLE FOR SALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 2000:

                                                AFTER 1      AFTER 5
                                    WITHIN   BUT WITHIN   BUT WITHIN      AFTER
 (IN THOUSANDS)                     1 YEAR      5 YEARS     10 YEARS     10 YEARS   TOTAL
-------------------------------------------------------------------------------------------
 U.S. TREASURY                    $  5,017      $ 6,076      $    --    $    --     $11,093
                                      6.51%        6.46%          --         --        6.48%
--------------------------------------------------------------------------------------------
 U.S. GOVERNMENT AGENCIES            1,400       33,030       24,885         --      59,315
                                      6.44%        5.98%        6.05%        --        6.02%
--------------------------------------------------------------------------------------------
 MORTGAGE-BACKED SECURITIES             --           --           --      1,867       1,867
                                        --           --           --       6.96%       6.96%
--------------------------------------------------------------------------------------------
 STATE AND POLITICAL SUBDIVISIONS       --           --          238         --         238
                                        --           --         6.20%        --        6.20%
--------------------------------------------------------------------------------------------
 OTHER DEBT SECURITIES               3,375        4,822           --      4,621      12,818
                                      5.08%        6.00%          --       8.05%       6.48%
--------------------------------------------------------------------------------------------
   TOTAL                          $  9,792      $43,928      $25,123     $6,488     $85,331
                                      6.00%        6.05%        6.05%      7.73%       6.17%
============================================================================================

     Federal funds sold are an integral part of the Corporation's investment and liquidity strategies. The average balance of federal funds sold during 2000 and 1999 was $17.8 million and $25.2 million, respectively.

DEPOSITS: Total deposits increased $66.2 million or 15% to $510.3 million at December 31, 2000, compared to $444.1 million at December 31, 1999. Our strategy to expand market share and fund earning asset growth with core deposits was an important factor for strong growth in net interest income.

     A combination of marketing and sales initiatives contributed to a $16.8 million increase in noninterest-bearing demand deposits and a $10.1 million increase in interest-bearing checking accounts. During 2000, we introduced a tiered money market account product which offers highly competitive interest rates. This new product was well received by our customers and contributed to the $34.4 million increase in money market accounts.

     The Corporation does not participate in the brokered deposit market, and certificates of deposit over $100,000 are generally purchased by local municipal governments or individual depositors for periods of one year or less. These factors translate into a stable customer oriented cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 2000 (IN THOUSANDS):

THREE MONTHS OR LESS                                                  $21,170
-----------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                14,818
-----------------------------------------------------------------------------
OVER TWELVE MONTHS                                                      4,076
-----------------------------------------------------------------------------
    TOTAL                                                             $40,064
=============================================================================

THE FOLLOWING TABLE SETS FORTH INFORMATION CONCERNING THE COMPOSITION OF THE CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:


                                       2000                  1999                 1998
-------------------------------------------------------------------------------------------
(IN THOUSANDS)                      $        %            $         %         $         %
--------------------------------------------------------------------------------------------
NONINTEREST-BEARING
  DEMAND DEPOSITS                $ 95,621     --     $  87,550      --    $  76,446     --
--------------------------------------------------------------------------------------------
CHECKING DEPOSITS                  97,025   1.08        93,368    1.13       86,129   1.13
--------------------------------------------------------------------------------------------
SAVINGS DEPOSITS                   80,837   2.06        83,122    2.05       81,277   2.50
--------------------------------------------------------------------------------------------
MONEY MARKET DEPOSITS              48,698   3.55        34,670    2.38       28,525   2.99
--------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT           147,076   5.49       140,743    4.80      131,268   5.32
--------------------------------------------------------------------------------------------
    TOTAL DEPOSITS               $469,257             $439,453             $403,645
============================================================================================

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

     Net interest income (on a tax-equivalent basis) totaled $23.4 million for 2000, an increase of 9% or $1.9 million over the $21.5 million recorded in 1999. The increase was primarily due to a $30.0 million increase in average earning assets and higher rates earned on interest-earning assets, which increased to 7.29% from 6.88% earned in 1999. Offsetting higher interest income in part was higher interest expense which increased $2.2 million or 21%. This increase was primarily due to a $21.7 million increase in interest-bearing deposits and higher rates paid on interest-bearing deposits, which increased to 3.35% from 2.94% in 1999. A major factor in the growth in net interest income was higher average demand deposits which increased $8.1 million or 9% on average during 2000 as compared to 1999. The net interest margin in 2000 was 4.76%, an increase of 12 basis points from 4.64% in 1999.

                          [REPRESENTATION OF GRAPHIC]

                              NET INTEREST INCOME
                                  IN MILLIONS
                          1996                    $15.3
                          1997                    $17.5
                          1998                    $19.1
                          1999                    $21.3
                          2000                    $23.2


     Interest income on interest-earning assets (on a tax-equivalent basis) increased $4.1 million or 13% to $36.0 million. This increase was primarily due to higher average loans, up $57.8 million or 22% over 1999 levels and higher rates earned on average loans, up 8 basis points to 7.79% from 7.71% in 1999, offset in part by lower average investments and federal funds sold, down $20.5 million and $7.4 million, respectively.

     The increase in interest expense was primarily due to higher average balances and higher rates paid on money market accounts and certificates of deposits. Money market account balances increased on average $14.0 million and rates paid increased 117 basis points, which was primarily due to the introduction of a tiered money market account product that offers highly competitive interest rates. Average certificates of deposits increased $6.3 million and rates paid increased 69 basis points over 1999 levels due to overall increased market interest rates.

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEET, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998 (FULLY TAX-EQUIVALENT - FTE):

                                             YEAR ENDED DECEMBER 31, 2000 YEAR ENDED DECEMBER 31, 1999 YEAR ENDED DECEMBER 31, 1998
                                             ---------------------------- ---------------------------- -----------------------------
                                                          INCOME/                       INCOME/                     INCOME/
                                                AVERAGE    EXPENSE     YIELD   AVERAGE   EXPENSE   YIELD  AVERAGE    EXPENSE   YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)        BALANCE     (FTE)      (FTE)   BALANCE    (FTE)    (FTE)  BALANCE     (FTE)    (FTE)
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
  INVESTMENTS:
    TAXABLE                                    $143,600    $ 9,097     6.33%  $164,420   $ 9,456   5.75% $172,496   $ 10,577   6.13%
------------------------------------------------------------------------------------------------------------------------------------
    TAX-EXEMPT                                   12,585        850     6.75%    12,260       785   6.35%    9,375        595   6.35%
------------------------------------------------------------------------------------------------------------------------------------
  LOANS                                         319,033     24,856     7.79%   261,191    20,129   7.71%  227,503     18,006   7.91%
------------------------------------------------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD                             17,810      1,153     6.47%    25,182     1,477   5.87%   16,972        892   5.26%
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST-EARNING ASSETS               493,028     35,956     7.29%   463,053    31,847   6.88%  426,346     30,070   7.05%
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
  CASH AND DUE FROM BANKS                        15,222                         12,570                     12,211
------------------------------------------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES                      (3,135)                        (2,653)                    (2,240)
------------------------------------------------------------------------------------------------------------------------------------
  PREMISES AND EQUIPMENT                         11,267                          9,729                      9,631
------------------------------------------------------------------------------------------------------------------------------------
  OTHER ASSETS                                    6,786                          4,070                      6,523
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL NONINTEREST-EARNING ASSETS             30,140                         23,716                     26,125
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL ASSETS                               $523,168                       $486,769                   $452,471
====================================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
   CHECKING                                    $ 97,025   $  1,048     1.08%  $ 93,368   $ 1,058   1.13%  $86,129     $  973   1.13%
------------------------------------------------------------------------------------------------------------------------------------
  MONEY MARKET                                   48,698      1,729     3.55%    34,670     1,095   3.16%   28,525        853   2.99%
------------------------------------------------------------------------------------------------------------------------------------
  SAVINGS                                        80,837      1,662     2.06%    83,122     1,977   2.38%   81,277      2,035   2.50%
------------------------------------------------------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT                       147,076      8,070     5.49%   140,743     6,211   4.41%  131,268      6,982   5.32%
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST-BEARING DEPOSITS             373,636     12,509     3.35%   351,903    10,341   2.94%  327,199     10,843   3.31%
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
  DEMAND DEPOSITS                                95,621                         87,550                     76,446
------------------------------------------------------------------------------------------------------------------------------------
  ACCRUED EXPENSES AND OTHER LIABILITIES          3,531                          4,181                      6,357
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL NONINTEREST-BEARING LIABILITIES        99,152                         91,731                     82,803
------------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY                             50,380                         43,135                     42,469
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $523,168                       $486,769                   $452,471
====================================================================================================================================
    NET INTEREST INCOME                                      $23,447                       $21,506                    $ 19,227
====================================================================================================================================

    NET INTEREST SPREAD                                                3.93%                       3.94%                       3.74%
------------------------------------------------------------------------------------------------------------------------------------
    NET INTEREST MARGIN                                                4.76%                       4.64%                       4.51%
------------------------------------------------------------------------------------------------------------------------------------

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


RATE/VOLUME ANALYSIS (fully tax-equivalent basis):

THE EFFECT OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 ARE SHOWN BELOW:


(IN THOUSANDS)      YEAR ENDED 2000 COMPARED WITH 1999 YEAR ENDED 1999 COMPARED WITH 1998
------------------------------------------------------------------------------------------
                                                    NET                              NET
                           DIFFERENCE DUE TO  CHANGE IN    DIFFERENCE DUE TO   CHANGE IN
                               CHANGE IN:       INCOME/        CHANGE IN:        INCOME/
                            VOLUME      RATE    EXPENSE     VOLUME       RATE    EXPENSE
------------------------------------------------------------------------------------------
ASSETS
  INVESTMENTS             $(1,251)    $  957     $ (294)   $  (313)   $  (618)    $  (931)
------------------------------------------------------------------------------------------
  LOANS                     4,504        223      4,727      2,607       (484)      2,123
------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD         (465)       141       (324)       472        113         585
------------------------------------------------------------------------------------------
  TOTAL INTEREST INCOME   $ 2,788     $1,321     $4,109     $2,766    $  (989)    $ 1,777
==========================================================================================
LIABILITIES

  CHECKING                $    41     $  (51)    $  (10)    $   82    $     3     $    85
------------------------------------------------------------------------------------------
  MONEY MARKET                485        149        634        192         50         242
------------------------------------------------------------------------------------------
  SAVINGS                     (53)      (262)      (315)        45       (103)        (58)
------------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT     290      1,569      1,859        478     (1,249)       (771)
------------------------------------------------------------------------------------------
  TOTAL INTEREST EXPENSE  $   763     $1,405     $2,168      $ 797    $(1,299)    $  (502)
==========================================================================================

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

     The total provision for loan losses for 2000 was $500 thousand as compared to $555 thousand in 1999 and $521 thousand in 1998. Net charge-offs for 2000, 1999 and 1998 were $27 thousand, $21 thousand and $115 thousand, respectively. There was no other real estate owned at December 31, 2000 and 1999. Non-performing assets consist of non-performing loans and other real estate owned. Non-performing loans are composed of loans on nonaccrual status or loans which are contractually past due 90 days or more as to interest and principal payments but have not been classified as nonaccrual. Non-performing assets were $400 thousand in 2000, $591 thousand in 1999 and $807 thousand in 1998. The allowance for loan losses was $3.4 million at December 31, 2000 as compared to $3.0 million at December 31, 1999. The allowance for loan losses currently provides 859% coverage of all non-performing assets. At December 31, 2000, the allowance for loan losses as a percentage of total loans outstanding was 1.00% compared to 1.03% at December 31, 1999 and 0.99% at December 31, 1998.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE PERIODS ENDED DECEMBER 31:

(IN THOUSANDS)                         2000        1999        1998       1997        1996
--------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
  BEGINNING OF YEAR                  $2,962      $2,428      $2,022     $1,721      $1,383
--------------------------------------------------------------------------------------------
LOANS CHARGED-OFF DURING THE PERIOD:
  REAL ESTATE                            27           0           0        151         287
--------------------------------------------------------------------------------------------
  CONSUMER                              119          70         152         97          49
--------------------------------------------------------------------------------------------
  COMMERCIAL AND OTHER                   28          52          35         35          25
--------------------------------------------------------------------------------------------
    TOTAL LOANS CHARGED-OFF             174         122         187        283         361
--------------------------------------------------------------------------------------------
RECOVERIES DURING THE PERIOD:
  REAL ESTATE                            75          22          24        105          19
--------------------------------------------------------------------------------------------
  CONSUMER                               53          63          12         25           8
--------------------------------------------------------------------------------------------
  COMMERCIAL AND OTHER                   19          16          36          9          22
--------------------------------------------------------------------------------------------
    TOTAL RECOVERIES                    147         101          72        139          49
--------------------------------------------------------------------------------------------
NET CHARGE-OFFS                          27          21         115        144         312
--------------------------------------------------------------------------------------------
TRANSFER TO ALLOWANCE FOR OREO            0           0           0          0        (52)
--------------------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE            500         555         521        445         702
--------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
  END OF YEAR                        $3,435      $2,962      $2,428     $2,022      $1,721
=============================================================================================



THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AS OF DECEMBER 31:

                         2000          1999           1998           1997          1996
----------------------------------------------------------------------------------------------
(IN THOUSANDS)             $      %      $       %      $      %       $      %      $      %
----------------------------------------------------------------------------------------------
  REAL ESTATE           $1,889    55   $1,629   55   $1,336    55   $1,112    55  $  947    55
----------------------------------------------------------------------------------------------
  CONSUMER                 172     5      148    5      121     5      101     5      86     5
----------------------------------------------------------------------------------------------
  COMMERCIAL AND OTHER   1,374    40    1,185   40      971    40      809    40     688    40
----------------------------------------------------------------------------------------------
    TOTAL               $3,435   100   $2,962  100   $2,428   100   $2,022   100  $1,721   100
==============================================================================================


NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:


                                                    YEARS ENDED DECEMBER 31,
------------------------------------------------------------------------------------------
(IN THOUSANDS)                         2000        1999        1998       1997        1996
------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
  AND STILL ACCRUING INTEREST         $  75      $  205      $    1    $   104      $  122
------------------------------------------------------------------------------------------
NON-ACCRUAL LOANS                       325         386         806        742       1,311
------------------------------------------------------------------------------------------
      TOTAL NON-PERFORMING LOANS        400         591         807        846       1,433
==========================================================================================
OTHER REAL ESTATE OWNED                  --          --          --        340         479
------------------------------------------------------------------------------------------
      TOTAL NON-PERFORMING ASSETS       400         591         807      1,186       1,912
==========================================================================================
LOAN CHARGE-OFFS                        174         122         187        283         361
------------------------------------------------------------------------------------------
LOAN RECOVERIES                         147         101          72        139          49
------------------------------------------------------------------------------------------
      NET LOAN CHARGE-OFFS               27          21         115        144         312
==========================================================================================
ALLOWANCE FOR LOAN LOSSES            $3,435      $2,962      $2,428     $2,022      $1,721
==========================================================================================



     In addition, the Bank had restructured loans of $325 thousand and $255 thousand at December 31, 2000 and 1999, respectively.

RATIOS:
TOTAL NON-PERFORMING LOANS/
  TOTAL LOANS                         0.12%       0.21%       0.33%      0.42%       0.84%
------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
  TOTAL ASSETS                        0.07%       0.12%       0.17%      0.19%       0.36%
------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/
  TOTAL ASSETS                        0.07%       0.12%       0.17%      0.27%       0.48%
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
  TOTAL LOANS                         1.00%       1.03%       0.99%      1.02%       1.01%
------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
  TOTAL NON-PERFORMING LOANS        858.75%     501.18%     300.87%    239.01%     120.10%
------------------------------------------------------------------------------------------

     Interest income of $22,000, $39,000 and $68,000 would have been recognized during 2000, 1999, and 1998, respectively, if non-accrual loans had been current in accordance with their original terms.

OTHER INCOME: Other income before losses on securities was $5.8 million in 2000, representing a 10% increase from 1999 levels. This increase was primarily due to higher trust fees and gain on sale of a loan servicing portfolio, partially offset by reduced other fee income. Trust fees for 2000 were 20% higher than 1999 and 61% higher than 1998. The sharp rise in Trust fees can be attributed to the increase in book value of assets under management, which increased 8.9 percent in 2000 as compared to 1999 levels. The gain on sale of servicing and the reduction in other fee income was a result of discontinuing Chatham Savings, FSB mortgage banking activities, which were not significant to Chatham's assets and which were incompatible with existing lines of business. For the years ended December 31, 2000, securities losses were $200 thousand as compared to gains of $16 thousand and $178 thousand for 1999 and 1998, respectively. The higher rate earned on the reinvestment of the proceeds of the securities sold at a loss in 2000 is expected to increase interest income in future years.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF
OTHER INCOME:

  (IN THOUSANDS)                                           2000           1999          1998
--------------------------------------------------------------------------------------------
  SERVICE CHARGES ON DEPOSIT ACCOUNTS                    $1,310         $1,265        $1,514
--------------------------------------------------------------------------------------------
  TRUST DEPARTMENT FEES                                   3,604          3,002         2,241
--------------------------------------------------------------------------------------------
  SAFE DEPOSIT RENTAL FEES                                  168            176           173
--------------------------------------------------------------------------------------------
  OTHER FEE INCOME                                          299            660           481
--------------------------------------------------------------------------------------------
  GAIN ON SALE OF LOAN SERVICING                            211             --            --
--------------------------------------------------------------------------------------------
  OTHER NON-INTEREST INCOME                                 163            144           214
--------------------------------------------------------------------------------------------
    OTHER INCOME BEFORE GAIN/(LOSS) ON SECURITIES         5,755          5,247         4,623
--------------------------------------------------------------------------------------------
  SECURITIES (LOSSES)/GAINS                                (200)            16           178
--------------------------------------------------------------------------------------------
      TOTAL OTHER INCOME                                 $5,555         $5,263        $4,801
============================================================================================

OTHER EXPENSES: Other expense totaled $16.6 million in 2000, an increase of $1.4 million or 9% compared to $15.3 million in 1999. Excluding merger-related charges of $500 thousand, the increase was $852 thousand, or 6%. The increase in other expense was primarily the result of increases in salaries and benefits and advertising, offset in part by lower equipment and data processing costs related to the consolidation of the Chatham Savings, FSB operations.

     Salaries and benefits expense, the largest component of other expense, increased 14% to $9.0 million from $7.9 million in 1999. This increase was primarily related to higher staff levels and costs associated with attracting and retaining a well-trained professional staff and the related fringe benefits.

     The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings for its shareholders.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSE:

(IN THOUSANDS)                       2000              1999          1998
--------------------------------------------------------------------------------
SALARIES AND BENEFITS             $ 9,041           $ 7,942       $ 7,536
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT              3,035             2,811         2,557
--------------------------------------------------------------------------------
MERGER-RELATED CHARGES                500                --            --
--------------------------------------------------------------------------------
TRUST DEPARTMENT EXPENSE              379               330           336
--------------------------------------------------------------------------------
ADVERTISING                           499               329           288
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES               285               277           301
--------------------------------------------------------------------------------
POSTAGE                               299               234           280
--------------------------------------------------------------------------------
TELEPHONE                             298               294           268
--------------------------------------------------------------------------------
PROFESSIONAL FEES                     248               349           283
--------------------------------------------------------------------------------
FDIC INSURANCE ASSESSMENT              93                84            81
--------------------------------------------------------------------------------
OTHER EXPENSE                       1,958             2,633         1,872
--------------------------------------------------------------------------------
    TOTAL OTHER EXPENSE           $16,635           $15,283       $13,802
================================================================================

INCOME TAXES: Income tax expense for the year ended December 31, 2000 was $3.9 million as compared to $3.6 million in 1999. The effective tax rate for the year ended December 31, 2000 was 33.84% compared to 33.26% for the year ended December 31, 1999. The increased income tax expense in 2000 reflects higher levels of taxable income as the effective tax rate remained consistent.

RESULTS OF OPERATIONS 1999 COMPARED TO 1998: For the year ended December 31, 1999, net income increased 19% to $7.2 million compared to $6.0 million in 1998. Diluted earnings per share increased 20% to $2.32 in 1999 from $1.94 in 1998. The increase in net income for 1999 was due primarily to growth in net interest income and strong growth in Trust fees offset in part by increased other expenses. Return on average stockholders' equity increased to 15.67% in 1999 compared to 14.21% in 1998 and the return on average assets increased to 1.48% in 1999 from 1.33% in 1998. All share and per share amounts have been restated to reflect the 5% stock dividend paid in November 1999.

     Net interest income on a tax equivalent basis increased $2.3 million, or 12% to $21.5 million in 1999 as compared to $19.2 million in 1998. The increase in 1999 was due primarily to growth of average interest-earning assets of $36.7 million, offset in part by growth of average interest-bearing liabilities, which increased $24.7 million on average over 1998 levels. Average demand deposits increased $11.1 million or 14.5% over average demand deposits in 1998. The net interest margin increased to 4.64% for 1999 compared to 4.51% for 1998.

     Other income in 1999 amounted to $5.3 million as compared to $4.8 million in 1998. Trust fees grew 34% to $3.0 million in 1999 as compared to $2.2 million in 1998, as the book value of assets under management grew 19% to $651.5 million from $549.3 million in 1998.

     Total other expenses increased 11% to $15.3 million in 1999 as most expense categories reflected year-over-year growth. Higher spending in support of revenue-generating staff positions, expanded technology spending, branch expansion and costs related to business volumes accounted for the majority of the increase in other expenses.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. At $55.2 million, total stockholders' equity grew 16% or $7.6 million as compared with $47.6 million at December 31, 1999. At December 31, 2000, unrealized losses net of taxes were $476 thousand as compared to unrealized losses net of taxes of $2.0 million at December 31, 1999. The decline in unrealized losses, net of taxes, was primarily due to lower interest rates during 2000 as compared to 1999. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4% and 8%, respectively. At 19.1% and 20.4%, the Bank's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Bank's capital leverage ratio was 9.6% at December 31, 2000.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

     Management feels the Corporation's liquidity position is sufficient to meet any future needs. Cash and cash equivalents, including federal funds sold, averaged over $33 million in 2000. In addition, the Corporation has over $85 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2000, investment securities and securities available for sale maturing within one year amounted to $17 million and cash and cash equivalents totaled over $54 million.

     Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including federal funds purchased from correspondent banks, short and long term borrowings from the Federal Home Loan Bank of New York, loan participation or sales of loans and sales of securities available for sale. The Corporation also generates liquidity from the regular principal payments made on its loan portfolio.

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

     The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately .33 on December 31, 2000 based on contractual maturities for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's interest-bearing liabilities, therefore decreasing the net interest spread.

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

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER 31, 2000. (IN THOUSANDS)


REPRICING OR                        0 - 3       3 - 12        1 - 5     Over 5
MATURITY DATE                      MONTHS       MONTHS        YEARS      YEARS       TOTAL
------------------------------------------------------------------------------------------
ASSETS
  SECURITIES                   $    4,672    $  12,163    $  81,869    $56,202    $154,906
------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD               36,376           --           --         --      36,376
------------------------------------------------------------------------------------------
  LOANS (1)                        28,436       43,894       84,771    186,873     343,974
------------------------------------------------------------------------------------------
    TOTAL INTEREST-SENSITIVE
      ASSETS                    $  69,484    $  56,057     $166,640   $243,075    $535,256
==========================================================================================
DEPOSITS
  CERTIFICATES OF DEPOSIT       $  40,550    $  89,210    $  25,224 $       19    $155,003
------------------------------------------------------------------------------------------
  SAVINGS                          74,657           --           --         --      74,657
------------------------------------------------------------------------------------------
  MONEY MARKET ACCOUNTS            67,962           --           --         --      67,962
------------------------------------------------------------------------------------------
  CHECKING                        108,780           --           --         --     108,780
------------------------------------------------------------------------------------------
  NONINTEREST-BEARING
  DEMAND DEPOSITS                      --           --           --    103,858     103,858
------------------------------------------------------------------------------------------
    TOTAL INTEREST-SENSITIVE
    DEPOSITS                     $291,949    $  89,210    $  25,224   $103,877    $510,260
==========================================================================================
  ASSETS/DEPOSITS                    0.24         0.63         6.61       2.34        1.05
------------------------------------------------------------------------------------------
  ASSETS/DEPOSITS (CUMULATIVE)       0.24         0.33         0.72       1.05
------------------------------------------------------------------------------------------


(1)  Loan balances do not include nonaccrual loans.

MARKET RISK SENSITIVE INSTRUMENTS: A derivative financial instrument includes futures, forwards, interest rate swaps, option contracts and other financial instruments with similar characteristics. The Corporation currently does not enter into futures, forwards, swaps or options. However, the Corporation is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of the customers of the Corporation. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require collateral from the borrower if deemed necessary by the Corporation. Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party up to a stipulated amount and with specified terms and conditions.

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

THE FOLLOWING TABLE PRESENTS THE SCHEDULED MATURITY OF MARKET RISK SENSITIVE INSTRUMENTS AS OF DECEMBER 31, 2000:

                         AVERAGE      WITHIN       1-5       OVER              ESTIMATED
(IN THOUSANDS)        INTEREST RATE   1 YEAR       YEARS    5 YEARS    TOTAL   FAIR VALUE
------------------------------------------------------------------------------------------
ASSETS
SECURITIES                6.41%     $ 16,835    $ 81,869   $ 56,202   $154,906    $155,561
------------------------------------------------------------------------------------------
LOANS (1)                 7.79        72,330      84,771    186,873    343,974     342,571
------------------------------------------------------------------------------------------
TOTAL                               $ 89,165    $166,640   $243,075   $498,880    $498,132
==========================================================================================
LIABILITIES
SAVINGS, CHECKING
AND MONEY MARKET          1.96%     $251,454    $    --     $   --    $251,454    $251,454
------------------------------------------------------------------------------------------
CD's                      5.49       129,760      25,224         19    155,003     155,605
------------------------------------------------------------------------------------------
TOTAL                               $381,214    $ 25,224    $    19   $406,457    $407,059
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

     The Corporation believes residential real estate values have stabilized; however, if real estate prices in the Corporation's trade area decrease, the values of real estate collateralizing the Corporation's loans and real estate held by the Corporation as other real estate owned could also be adversely affected.

CHANGES IN ACCOUNTING PRINCIPLES: Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), was issued by the Financial Accounting Standards Board (FASB) in June 1998. SFAS No. 133 standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under the standard, entities are required to carry all derivative instruments in the statement of financial condition at fair value. SFAS No. 137 extended the adoption of SFAS No. 133 to periods beginning after June 15, 2000. In June of 2000, the FASB issued Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 and 137," which amends the accounting and reporting standards of SFAS No. 133 for derivative instruments. Upon adoption, the provisions of SFAS No. 133 must be applied prospectively. The adoption of SFAS No. 133, SFAS No. 137 and SFAS No. 138 did not have a material impact on the financial statements.

     The FASB has issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No. 140). Statement No. 140 replaces SFAS No. 125. SFAS 140 resolves certain implementation issues, but it carries forward most of SFAS 125's provisions without change. SFAS No. 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Corporation anticipates that the adoption of SFAS No. 140 will not have a material impact on the financial statements.

TRUST AND INVESTMENT DEPARTMENT: PGB Trust and Investments, a division of the bank, continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, it has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement, and financial services to its growing client base.

                           [REPRESENTATION OF CHART]

                                      TRUST
                                     ASSETS
                                   BOOK VALUE
                                   IN MILLIONS
                            1996              $379
                            1997              $454
                            1998              $549
                            1999              $651
                            2000              $710


     The book value of assets under management in PGB Trust and Investments increased from $651.5 million at December 31, 1999 to $709.7 million at December 31, 2000, an increase of 9%. The corresponding market value at December 31, 2000 is in excess of $1 billion. Fee income generated by PGB Trust and Investments was $3.6 million, $3.0 million and $2.2 million in 2000, 1999 and 1998, respectively.

FORWARD-LOOKING STATEMENTS: In addition to historical information, this annual report contains or may contain certain forward-looking statements and information that are based on beliefs of, and information currently available to management. When using this report and in oral statements by management the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," and similar expressions as they relate to the Corporation, identify forward-looking statements.

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

     Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned. The Corporation assumes no obligation for updating any such forward-looking statements at any time.

SELECTED CONSOLIDATED FINANCIAL DATA:

THE FOLLOWING IS SELECTED CONSOLIDATED FINANCIAL DATA FOR THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEARS INDICATED. THIS INFORMATION IS DERIVED FROM THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES.

(IN THOUSANDS, EXCEPT PER SHARE DATA)                   YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------
                                            2000      1999      1998      1997     1996
-----------------------------------------------------------------------------------------
SUMMARY EARNINGS:
  INTEREST INCOME                          $35,740   $31,687   $29,949   $27,708  $25,846
-----------------------------------------------------------------------------------------
  INTEREST EXPENSE                          12,509    10,341    10,843    10,193   10,515
-----------------------------------------------------------------------------------------
    NET INTEREST INCOME                     23,231    21,346    19,106    17,515   15,331
-----------------------------------------------------------------------------------------
  PROVISION FOR LOAN LOSSES                    500       555       521       445      702
-----------------------------------------------------------------------------------------
    NET INTEREST INCOME AFTER PROVISION
      FOR LOAN LOSSES                       22,731    20,791    18,585    17,070   14,629
-----------------------------------------------------------------------------------------
  OTHER INCOME, EXCLUSIVE OF SECURITIES
      (LOSSES)/GAINS                         5,755     5,247     4,623     3,604    3,827
-----------------------------------------------------------------------------------------
  OTHER EXPENSES                            16,635    15,283    13,802    12,695   12,718
-----------------------------------------------------------------------------------------
  SECURITIES (LOSSES)/GAINS                  (200)        16       178        29      118
-----------------------------------------------------------------------------------------
    INCOME BEFORE INCOME TAX EXPENSE        11,651    10,771     9,584     8,008    5,856
-----------------------------------------------------------------------------------------
  INCOME TAX EXPENSE                         3,943     3,582     3,550     3,109    1,982
-----------------------------------------------------------------------------------------
    NET INCOME                             $ 7,708   $ 7,189   $ 6,034   $ 4,899  $ 3,874
=========================================================================================


PER SHARE DATA: (REFLECTS 5% STOCK DIVIDENDS PAID IN 2000, 1999 AND 1998, 2:1 STOCK SPLIT IN DECEMBER, 1997; AND 5% STOCK DIVIDEND PAID IN 1996.)

EARNINGS PER SHARE-BASIC                    $ 2.55       $ 2.39     $ 2.00     $ 1.62  $    1.28
------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                  $ 2.49       $ 2.32     $ 1.94     $ 1.60  $    1.27
------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                     $ 0.54       $ 0.50     $ 0.46     $ 0.41  $    0.40
------------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                    $18.28       $15.80     $15.44     $13.72  $   12.41
------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING      3,018,371    3,012,283  3,012,089  3,015,657  3,021,318
------------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS                    71,429       86,449     91,004     48,847     32,239
------------------------------------------------------------------------------------------------


                         [REPRESENTATION OF GRAPHIC]

                               DIVIDENDS PER SHARE
                                   IN DOLLARS
                        1996                     $0.54
                        1997                     $0.50
                        1998                     $0.46
                        1999                     $0.41
                        2000                     $0.40

                         [REPRESENTATION OF GRAPHIC]

                              BOOK VALUE PER SHARE
                                   IN DOLLARS
                        1996                     $18.28
                        1997                     $15.80
                        1998                     $15.44
                        1999                     $13.72
                        2000                     $12.41


                                              2000      1999     1998     1997      1996
------------------------------------------------------------------------------------------
BALANCE SHEET DATA: (AT PERIOD END)
  TOTAL ASSETS                              $568,413  $497,535 $480,929 $442,760  $400,037
------------------------------------------------------------------------------------------
  INVESTMENT SECURITIES                       69,575    61,672   65,500   84,192    93,612
------------------------------------------------------------------------------------------
  SECURITIES AVAILABLE FOR SALE               85,331   101,324  103,604   97,863    84,596
------------------------------------------------------------------------------------------
  LOANS                                      344,299   287,933  245,804  199,079   170,515
------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES                    3,435     2,962    2,428    2,022     1,721
------------------------------------------------------------------------------------------
  TOTAL DEPOSITS                             510,260   444,088  430,750  400,793   361,551
------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY                  55,156    47,575   44,461   39,426    35,588
------------------------------------------------------------------------------------------
  TRUST ASSETS (BOOK VALUE)                  709,732   651,469  549,321  453,671   378,879
------------------------------------------------------------------------------------------
  CASH DIVIDENDS DECLARED                      1,592     1,292    1,097      978       911
------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:
  RETURN ON AVERAGE TOTAL ASSETS                1.47%     1.48%    1.33%    1.16%     0.99%
------------------------------------------------------------------------------------------
  RETURN ON AVERAGE TOTAL
    STOCKHOLDERS' EQUITY                       15.30     15.67    14.21    13.11     11.32
------------------------------------------------------------------------------------------
  DIVIDEND PAYOUT RATIO                        20.65     17.97    16.21    18.59     21.24
------------------------------------------------------------------------------------------
  AVERAGE TOTAL STOCKHOLDERS' EQUITY
    TO AVERAGE ASSETS                           9.63      8.86     9.39     8.82      8.79
------------------------------------------------------------------------------------------
  NON-INTEREST EXPENSES TO AVERAGE ASSETS       3.18      3.14     3.05     3.00      3.26
------------------------------------------------------------------------------------------
  NON-INTEREST INCOME TO AVERAGE ASSETS         1.06      1.08     1.06     0.85      0.98
------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS: (AT PERIOD END)
  NON-ACCRUAL LOANS TO TOTAL LOANS              0.09%     0.13%    0.33%    0.37%     0.77%
------------------------------------------------------------------------------------------
  NON-PERFORMING ASSETS TO TOTAL ASSETS         0.07      0.12     0.17     0.27      0.48
------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES TO
    NON-PERFORMING LOANS                      858.75    501.18   300.87   239.01    120.10
------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS      1.00      1.03     0.99     1.02      1.01
------------------------------------------------------------------------------------------
  NET CHARGE-OFFS TO AVERAGE
    LOANS PLUS OTHER REAL ESTATE OWNED          0.01      0.01     0.05     0.08      0.20

LIQUIDITY AND CAPITAL RATIOS:
  AVERAGE LOANS TO AVERAGE DEPOSITS            67.99%    59.44%   56.36%   48.67%    44.61%
------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY TO TOTAL ASSETS    9.70      9.56     9.24     8.90      8.90
------------------------------------------------------------------------------------------
  TIER 1 CAPITAL TO RISK WEIGHTED ASSETS       19.10     19.52    18.53    14.65     14.91
------------------------------------------------------------------------------------------
  TOTAL CAPITAL TO RISK WEIGHTED ASSETS        20.41     20.79    19.61    15.43     15.66
------------------------------------------------------------------------------------------
  TIER 1 LEVERAGE RATIO                         9.60      9.47     9.19     8.96      8.78
------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED:

SELECTED 2000 QUARTERLY DATA:

(DOLLARS IN THOUSANDS
EXCEPT PER SHARE DATA)                MARCH 31     JUNE 30    SEPTEMBER 30      DECEMBER 31
-------------------------------------------------------------------------------------------
INTEREST INCOME                         $8,597      $8,937          $8,872         $9,334
-------------------------------------------------------------------------------------------
INTEREST EXPENSE                         2,744       2,895           3,303          3,567
-------------------------------------------------------------------------------------------
  NET INTEREST INCOME                    5,853       6,042           5,569          5,767
-------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                  126         126             126            122
-------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
  SECURITIES GAINS/(LOSSES)              1,440       1,541           1,502          1,272
-------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES)                    1       (197)             (4)             --
-------------------------------------------------------------------------------------------
OTHER EXPENSE                            4,528       4,139           3,709          4,259
-------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                         911       1,063           1,096            873
-------------------------------------------------------------------------------------------
  NET INCOME                            $1,729      $2,058          $2,136         $1,785
===========================================================================================
EARNINGS PER SHARE-BASIC                $ 0.60      $ 0.66          $ 0.70         $ 0.59
-------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED              $ 0.59      $ 0.63          $ 0.69         $ 0.58
-------------------------------------------------------------------------------------------

SELECTED 1999 QUARTERLY DATA:

(DOLLARS IN THOUSANDS
EXCEPT PER SHARE DATA)                 MARCH 31     JUNE 30      SEPTEMBER 30     DECEMBER 31
---------------------------------------------------------------------------------------------
INTEREST INCOME                         $7,660      $7,818          $8,039         $8,170
---------------------------------------------------------------------------------------------
INTEREST EXPENSE                         2,611       2,538           2,574          2,618
---------------------------------------------------------------------------------------------
  NET INTEREST INCOME                    5,049       5,280           5,465          5,552
---------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                  114         114             111            216
---------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
  SECURITIES GAINS                       1,405       1,244           1,249          1,349
---------------------------------------------------------------------------------------------
SECURITIES GAINS                            --          --              16             --
---------------------------------------------------------------------------------------------
OTHER EXPENSE                            3,498       3,721           3,954          4,110
---------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                       1,047         928             762            845
---------------------------------------------------------------------------------------------
  NET INCOME                            $1,795      $1,761          $1,903         $1,730
=============================================================================================
EARNINGS PER SHARE-BASIC                $ 0.60      $ 0.58          $ 0.59         $ 0.62
---------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED              $ 0.58      $ 0.57          $ 0.57         $ 0.60
---------------------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
PEAPACK-GLADSTONE FINANCIAL CORPORATION

     We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     The 1999 consolidated statement of condition and the statements of income, changes in stockholders' equity, and cash flows of Peapack-Gladstone Financial Corporation for the years ended December 31, 1999 and 1998, have been restated to reflect the pooling-of-interests transaction with Chatham Savings Bank, FSB as described in Note 1 to the consolidated financial statements. We did not audit the 1998 statements of income, changes in stockholders' equity, and cash flows of Chatham Savings Bank, FSB, which statements reflect total net interest income constituting 14.5 percent, in 1998, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Chatham Savings Bank, FSB for the year ended December 31, 1998, is based solely on the report of the other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2000 and 1999, and results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


                                     KPMG LLP


Short Hills, New Jersey
January 30, 2001

CONSOLIDATED STATEMENTS OF CONDITION

                                                              DECEMBER 31,
(Dollars in thousands)                                      2000       1999
--------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                   $ 17,881   $ 17,770
--------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                          36,376     15,247
--------------------------------------------------------------------------------
    TOTAL CASH AND CASH EQUIVALENTS                         54,257     33,017
--------------------------------------------------------------------------------
INVESTMENT SECURITIES (APPROXIMATE MARKET VALUE
  $70,230 IN 2000 AND $60,839 in 1999)                      69,575     61,672
--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE (AMORTIZED COST
  $86,069 IN 2000 AND $104,385 IN 1999)                     85,331    101,324
--------------------------------------------------------------------------------
LOANS:                                                     344,299    287,933
--------------------------------------------------------------------------------
    LESS: ALLOWANCE FOR LOAN LOSSES                          3,435      2,962
--------------------------------------------------------------------------------
    NET LOANS                                              340,864    284,971
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                      11,661      9,718
--------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                  4,164      3,444
--------------------------------------------------------------------------------
GOODWILL                                                       663        763
--------------------------------------------------------------------------------
OTHER ASSETS                                                 1,898      2,626
--------------------------------------------------------------------------------
    TOTAL ASSETS                                          $568,413   $497,535
================================================================================
LIABILITIES
DEPOSITS:
  NONINTEREST-BEARING DEMAND DEPOSITS                     $103,858   $ 87,034
--------------------------------------------------------------------------------
  INTEREST-bEARING DEPOSITS:
--------------------------------------------------------------------------------
    CHECKING                                               108,780     98,699
--------------------------------------------------------------------------------
    SAVINGS                                                 74,657     82,962
--------------------------------------------------------------------------------
    MONEY MARKET ACCOUNTS                                   67,962     33,605
--------------------------------------------------------------------------------
    CERTIFICATES OF DEPOSIT OVER $100,000                   40,064     33,637
--------------------------------------------------------------------------------
    CERTIFICATES OF DEPOSIT LESS THAN $100,000             114,939    108,151
--------------------------------------------------------------------------------
    TOTAL DEPOSITS                                         510,260    444,088
--------------------------------------------------------------------------------
SHORT-TERM BORROWINGS                                           --      3,000
--------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                       2,997      2,872
--------------------------------------------------------------------------------
    TOTAL LIABILITIES                                      513,257    449,960
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
COMMON STOCK (NO PAR VALUE; STATED VALUE $1 2/3
  PER SHARE; AUTHORIZED 10,000,000 SHARES;
  ISSUED 3,038,715 SHARES IN 2000 and 3,027,148 IN 1999)     5,064      4,804
--------------------------------------------------------------------------------
SURPLUS                                                     25,104     19,462
--------------------------------------------------------------------------------
TREASURY STOCK AT COST, 20,642 SHARES IN 2000
  AND 12,493 SHARES IN 1999                                   (956)      (655)
--------------------------------------------------------------------------------
RETAINED EARNINGS                                           26,420     25,918
--------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE
  LOSS, NET OF INCOME TAX                                     (476)    (1,954)
--------------------------------------------------------------------------------
    TOTAL STOCKHOLDERS' EQUITY                              55,156     47,575
--------------------------------------------------------------------------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $568,413   $497,535
================================================================================

See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

                                                     YEAR ENDED DECEMBER 31,
(Dollars in thousands, except per share amounts)   2000       1999        1998
--------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                       $24,856    $20,129     $18,006
--------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES:
  TAXABLE                                          3,469      2,921       4,229
--------------------------------------------------------------------------------
  TAX-EXEMPT                                         634        619         469
--------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
  AVAILABLE FOR SALE:
    TAXABLE                                        5,628      6,535       6,348
--------------------------------------------------------------------------------
    TAX-EXEMPT                                        --          6           5
--------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                     1,153      1,477         892
--------------------------------------------------------------------------------
    TOTAL INTEREST INCOME                         35,740     31,687      29,949
--------------------------------------------------------------------------------
INTEREST EXPENSE
INTEREST ON CHECKING ACCOUNT DEPOSITS              1,048      1,058         973
--------------------------------------------------------------------------------
INTEREST ON SAVINGS ACCOUNT DEPOSITS               3,391      3,072       2,888
--------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT
    OVER $100,000                                  1,843      1,846       1,561
--------------------------------------------------------------------------------
INTEREST ON OTHER TIME DEPOSITS                    6,227      4,365       5,421
--------------------------------------------------------------------------------
    TOTAL INTEREST EXPENSE                        12,509     10,341      10,843
--------------------------------------------------------------------------------
      NET INTEREST INCOME                         23,231     21,346      19,106
--------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                            500        555         521
--------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                           22,731     20,791      18,585
--------------------------------------------------------------------------------
OTHER INCOME
SERVICE CHARGES AND FEES                           1,777      2,101       1,913
--------------------------------------------------------------------------------
TRUST FEES                                         3,604      3,002       2,241
--------------------------------------------------------------------------------
SECURITIES (LOSSES)/GAINS                           (200)        16         178
--------------------------------------------------------------------------------
OTHER INCOME                                         374        144         469
--------------------------------------------------------------------------------
    TOTAL OTHER INCOME                             5,555      5,263       4,801
--------------------------------------------------------------------------------
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                     9,041      7,942       7,536
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                             3,035      2,811       2,557
--------------------------------------------------------------------------------
MERGER-RELATED CHARGES                               500         --          --
--------------------------------------------------------------------------------
OTHER EXPENSES                                     4,059      4,530       3,709
--------------------------------------------------------------------------------
    TOTAL OTHER EXPENSES                          16,635     15,283      13,802
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE                  11,651     10,771       9,584
INCOME TAX EXPENSE                                 3,943      3,582       3,550
--------------------------------------------------------------------------------
      NET INCOME                                 $ 7,708    $ 7,189     $ 6,034
================================================================================
EARNINGS PER SHARE (Reflects 5% STOCK
  DIVIDENDS IN 2000, 1999 AND 1998)
  BASIC                                          $  2.55    $  2.39     $  2.00
--------------------------------------------------------------------------------
  DILUTED                                        $  2.49    $  2.32     $  1.94
================================================================================

See accompanying notes to Consolidated Financial Statements


CONSOLIDATED STATEMENTS OF CHANGES
IN STOCKHOLDERS' EQUITY
                                                                                 ACCUMULATED
                                                                                       OTHER
                                                                               COMPREHENSIVE
(DOLLARS IN THOUSANDS, EXCEPT           COMMON             TREASURY  RETAINED         INCOME
PER SHARE AMOUNTS)                       STOCK   SURPLUS      STOCK  EARNINGS         (LOSS)   TOTAL
--------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997            $4,403   $ 7,375     $(367)   $27,539          $476   $39,426
--------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
  NET INCOME 1998                                                       6,034                   6,034
  UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF TAX OF $328)                                                         567
LESS: RECLASSIFICATION ADJUSTMENT
  FOR GAINS INCLUDED IN NET INCOME
  (NET OF INCOME TAX OF $65)                                                            113
                                                                                        ---
NET UNREALIZED HOLDING GAINS ON
  SECURITIES ARISING DURING THE
  PERIOD (NET OF INCOME TAX OF $263)                                                    454       454
                                                                                                -----
TOTAL COMPREHENSIVE INCOME                                                                      6,488
DIVIDENDS DECLARED ($0.46 PER SHARE)                                   (1,097)                 (1,097)
COMMON STOCK OPTIONS EXERCISED
  AND RELATED TAX BENEFITS                            68       459                                527
COMMON STOCK DIVIDEND
    (FIVE PERCENT)                         193     6,197               (6,390)                     --
PURCHASE OF TREASURY STOCK                                    (883)                              (883)
--------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998            $4,596   $13,640     $(791)   $26,086          $930   $44,461
--------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
  NET INCOME 1999                                                       7,189                   7,189
  UNREALIZED HOLDING LOSSES ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF TAX BENEFIT OF $1,352)                                            (2,874)
  LESS: RECLASSIFICATION ADJUSTMENT
    FOR GAINS INCLUDED IN NET INCOME
    (NET OF INCOME TAX OF $6)                                                            10
                                                                                         --
  NET UNREALIZED HOLDING LOSSES ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME TAX OF $1,346)                                             (2,884)   (2,884)
                                                                                               ------
TOTAL COMPREHENSIVE INCOME                                                                      4,305
DIVIDENDS DECLARED ($0.50 PER SHARE)                                   (1,292)                 (1,292)
COMMON STOCK OPTIONS EXERCISED
  AND RELATED TAX BENEFITS                   6        55                  (96)                    (35)
COMMON STOCK DIVIDEND
    (FIVE PERCENT)                         202     5,767               (5,969)                     --
TREASURY STOCK TRANSACTIONS                                    136                                136
--------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999            $4,804   $19,462     $(655)   $25,918       $(1,954)  $47,575
--------------------------------------------------------------------------------------------------------


                                                   (continued on following page)


                                                                                 ACCUMULATED
                                                                                       OTHER
                                                                               COMPREHENSIVE
(DOLLARS IN THOUSANDS, EXCEPT           COMMON             TREASURY  RETAINED         INCOME
PER SHARE AMOUNTS)                       STOCK   SURPLUS      STOCK  EARNINGS         (LOSS)   TOTAL
--------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
  NET INCOME 2000                                                       7,708                  7,708
  UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME TAX OF $775)                                                1,351
  LESS: RECLASSIFICATION ADJUSTMENT
    FOR LOSSES INCLUDED IN NET INCOME
    (NET OF INCOME TAX BENEFIT OF $73)                                                 (127)
                                                                                        ---
  NET UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME TAX OF $848)                                                1,478     1,478
                                                                                                -----
TOTAL COMPREHENSIVE INCOME                                                                      9,186
DIVIDENDS DECLARED ($0.54 PER SHARE)                                   (1,592)                 (1,592)
COMMON STOCK OPTIONS EXERCISED
  AND RELATED TAX BENEFITS                  30       265                   (7)                    288
COMMON STOCK DIVIDEND
    (FIVE PERCENT)                         230     5,377               (5,607)                     --
TREASURY STOCK TRANSACTIONS                                   (301)                              (301)
--------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000            $5,064   $25,104     $(956)   $26,420         $(476)  $55,156
--------------------------------------------------------------------------------------------------------

See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               YEAR ENDED DECEMBER 31,
(IN THOUSANDS)                                              2000        1999        1998
------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                               $ 7,708     $ 7,189     $ 6,034
------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                               1,001         981         898
------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION
  OF DISCOUNT ON SECURITIES, NET                             239         349         309
------------------------------------------------------------------------------------------
AMORTIZATION OF INTANGIBLE ASSET                             100         100         100
------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                    500         555         521
------------------------------------------------------------------------------------------
BENEFIT FOR DEFERRED TAXES                                  (185)       (255)       (164)
------------------------------------------------------------------------------------------
LOSS/(GAIN) ON SALE OF SECURITIES                            200         (16)       (178)
------------------------------------------------------------------------------------------
GAIN ON SALE OF LOANS                                         --          --        (255)
------------------------------------------------------------------------------------------
(INCREASE) DECREASE IN ACCRUED INTEREST RECEIVABLE          (720)        141           1
------------------------------------------------------------------------------------------
DECREASE (INCREASE) IN OTHER ASSETS                          813      (1,955)       (191)
INCREASE IN ACCRUED EXPENSES
  AND OTHER LIABILITIES                                      125       1,533         700
------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES            9,781       8,622       7,775
------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES         15,205      21,770      32,294
------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
  AVAILABLE FOR SALE                                      31,096       8,937      10,000
------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES                  10       4,600      17,220
------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
  AVAILABLE FOR SALE                                      13,297      17,663      42,335
------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES                        (23,176)    (22,676)    (28,126)
------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                (27,203)    (30,025)    (60,192)
------------------------------------------------------------------------------------------
NET DECREASE IN SHORT-TERM INVESTMENTS                        --       2,153       6,713
------------------------------------------------------------------------------------------
NET INCREASE IN LOANS                                    (56,393)    (41,344)    (43,970)
------------------------------------------------------------------------------------------
NET DECREASE IN OTHER REAL ESTATE OWNED                       --          --         340
------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                       (2,944)       (947)     (1,485)
      NET CASH USED IN INVESTING ACTIVITIES              (50,108)    (39,869)    (24,871)
------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                  66,172      13,338      29,958
------------------------------------------------------------------------------------------
NET (DECREASE) OF SHORT-TERM BORROWINGS                   (3,000)         --          --
------------------------------------------------------------------------------------------
DIVIDENDS PAID                                            (1,592)     (1,292)     (1,097)
------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                    288         (35)        527
------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                  (301)       (136)       (883)
      NET CASH PROVIDED BY FINANCING ACTIVITIES           61,567      11,875      28,505
------------------------------------------------------------------------------------------
      NET (DECREASE) INCREASE IN CASH
        AND CASH EQUIVALENTS                              21,240     (19,372)     11,409
------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          33,017      52,389      40,980
------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $54,257     $33,017     $52,389
==========================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
CASH PAID DURING THE YEAR FOR:
  INTEREST ON DEPOSITS                                   $12,009     $10,167     $10,695
------------------------------------------------------------------------------------------
  INCOME TAXES                                             3,984       3,697       3,591
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

     The financial statements of prior years have been restated to include Chatham Savings Bank, FSB, which was acquired on January 7, 2000, in a transaction accounted for as a pooling of interests.

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

INTANGIBLE ASSETS: Intangible assets resulting from acquisitions under the purchase method of accounting consist of goodwill. Goodwill is being amortized on a straight-line basis over 25 years.

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

EARNINGS PER SHARE: The numerator of both the Basic and Diluted EPS is equivalent to net income. The weighted average number of shares outstanding used in the denominator for Diluted EPS is increased over the denominator used for Basic EPS by the effect of potentially dilutive common stock equivalents utilizing the treasury stock method. Common stock equivalents are common stock options outstanding.

     All share and per share amounts have been restated to reflect the 5 percent stock dividends issued in 2000, 1999 and 1998.

     The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2000, 1999 and 1998:


(IN THOUSANDS, EXCEPT FOR SHARE DATA)                  2000           1999           1998
-----------------------------------------------------------------------------------------
NET INCOME                                           $7,708         $7,189         $6,034
=========================================================================================
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING         3,018,371      3,012,283      3,012,089
-----------------------------------------------------------------------------------------
PLUS: COMMON STOCK EQUIVALENTS                       71,429         86,449         91,004
-----------------------------------------------------------------------------------------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING       3,089,800      3,098,732      3,103,093
=========================================================================================
EARNINGS PER SHARE:
-----------------------------------------------------------------------------------------
BASIC                                                $ 2.55        $  2.39        $  2.00
-----------------------------------------------------------------------------------------
DILUTED                                                2.49           2.32           1.94
-----------------------------------------------------------------------------------------

TREASURY STOCK: Treasury stock is recorded using the cost method and accordingly is presented as an unallocated reduction of stockholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and net unrealized gains (losses) on securities available for sale and is presented in the consolidated statements of changes in stockholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the 1998 and 1999 financial statements in order to conform to the 2000 presentation.

ACQUISITIONS: On January 7, 2000, the Corporation acquired Chatham Savings Bank, FSB ("Chatham"). At the date of acquisition, Chatham had total assets of $74.5 million and deposits of $63.9 million, with two branch offices. The transaction was accounted for using the pooling of interests method of accounting and resulted in the issuance of approximately 321,017 shares of the Corporation's common stock. Each share of common stock of Chatham was exchanged for 2.2930 of the Corporation's common stock. (All share and per share amounts have been restated to reflect the 5% stock dividend issued in November 2000). The consolidated financial statements of Peapack-Gladstone Financial Corporation have been restated to include Chatham for all periods presented. Separate results of the combining companies for the years ended December 31, 1999 and 1998 are as follows:

 (IN THOUSANDS)                                            1999         1998
--------------------------------------------------------------------------------
 NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES
 PEAPACK-GLADSTONE                                        $17,977      $15,899
--------------------------------------------------------------------------------
 CHATHAM                                                    2,814        2,686
--------------------------------------------------------------------------------
                                                          $20,791      $18,585
================================================================================
 NET INCOME
--------------------------------------------------------------------------------
 PEAPACK-GLADSTONE                                        $ 6,621      $ 5,319
--------------------------------------------------------------------------------
 CHATHAM                                                      568          715
--------------------------------------------------------------------------------
                                                          $ 7,189      $ 6,034
================================================================================

     As of December 31, 1997, stockholders' equity as previously reported was $33.6 million and is $39.4 million as restated. During the first quarter of 2000, the Corporation recorded a merger-related charge of $500,000 related to the acquisition of Chatham. These charges include only identified direct and incremental costs associated with this acquisition. Items included in these charges include the following: personnel expenses which include severance payments and benefits for terminated employees, principally, senior executives of Chatham; professional fees which include investment banking, accounting and legal fees; and other expenses which include data processing and the write-off of supplies and other assets not considered useful in the operation of the combined entity.

2.   INVESTMENT SECURITIES

A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 2000 and 1999 follows:


                                                               2000
------------------------------------------------------------------------------------------
                                                           GROSS       GROSS   APPROXIMATE
                                           AMORTIZED  UNREALIZED  UNREALIZED        MARKET
(IN THOUSANDS)                                  COST       GAINS      LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $36,748        $525       $ (78)      $37,195
------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                    11,334         102        (148)       11,288
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             15,520         237         (36)       15,721
------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                          5,973          80         (27)        6,026
------------------------------------------------------------------------------------------
                                             $69,575        $944       $(289)      $70,230
==========================================================================================


                                                               1999
-------------------------------------------------------------------------------------------
                                                           GROSS       GROSS   APPROXIMATE
                                           AMORTIZED  UNREALIZED  UNREALIZED        MARKET
(IN THOUSANDS)                                  COST       GAINS      LOSSES         VALUE
-------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $31,455       $   3     $  (724)      $30,734
-------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                    12,654          81        (248)       12,487
-------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             14,595         159        (104)       14,650
-------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                          2,968          --          --         2,968
------------------------------------------------------------------------------------------
                                             $61,672        $243     $(1,076)      $60,839
===========================================================================================

     The amortized cost and approximate market value of investment securities as of December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:
                                                                     APPROXIMATE
(IN THOUSANDS)                             AMORTIZED COST           MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                 $  7,043               $  7,044
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                  37,941                 38,351
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                 12,886                 13,080
--------------------------------------------------------------------------------
AFTER TEN YEARS                                    11,705                 11,755
--------------------------------------------------------------------------------
                                                  $69,575                $70,230
================================================================================

Securities having an approximate carrying value of $1,697,000 and $12,716,000 as of December 31, 2000 and 1999, respectively, were pledged to secure public funds, borrowings and for other purposes required or permitted by law. Gross gains of $8,000 were realized in 1998. There were no gains in 2000 or 1999. There were no gross realized losses in 2000, 1999 and 1998. There were no sales of investment securities in 2000, 1999 or 1998 except for securities called by issuers.

3.   SECURITIES AVAILABLE FOR SALE

     A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2000 and 1999 follows:


                                                             2000
------------------------------------------------------------------------------------------
                                                         GROSS         GROSS   APPROXIMATE
                                        AMORTIZED   UNREALIZED    UNREALIZED        MARKET
(IN THOUSANDS)                               COST        GAINS        LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES       $70,883         $111         $(586)      $70,408
------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                  1,882            1           (16)        1,867
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             240           --            (2)          238
------------------------------------------------------------------------------------------
OTHER SECURITIES                           13,064           99          (345)       12,818
------------------------------------------------------------------------------------------
                                          $86,069         $211         $(949)      $85,331
==========================================================================================



                                                             1999
------------------------------------------------------------------------------------------
                                                         GROSS         GROSS   APPROXIMATE
                                        AMORTIZED   UNREALIZED    UNREALIZED        MARKET
(IN THOUSANDS)                               COST        GAINS        LOSSES         VALUE
------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES      $ 94,318          $56       $(2,766)     $ 91,608
------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                  2,364           --           (27)        2,337
------------------------------------------------------------------------------------------
STATES AND POLITICAL SUBDIVISIONS             240           --           (15)          225
------------------------------------------------------------------------------------------
OTHER SECURITIES                            7,463           25          (334)        7,154
------------------------------------------------------------------------------------------
                                         $104,385          $81       $(3,142)     $101,324
==========================================================================================

     The amortized cost and approximate market value of debt securities available for sale as of December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:
                                                                    APPROXIMATE
(IN THOUSANDS)                            AMORTIZED COST           MARKET VALUE
-------------------------------------------------------------------------------
ONE YEAR OR LESS                                $  9,788               $  9,792
-------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                 44,416                 43,928
-------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                25,387                 25,123
-------------------------------------------------------------------------------
AFTER TEN YEARS                                    6,478                  6,488
-------------------------------------------------------------------------------
                                                 $86,069                $85,331
================================================================================

     Gross gains of $16,000 and $170,000 were realized in 1999 and 1998. There were gross realized losses in 2000 of $200,000.

4.   LOANS

Loans outstanding as of December 31, 2000 and 1999 consisted of the following:

(IN THOUSANDS)                                          2000                1999
--------------------------------------------------------------------------------
LOANS SECURED BY 1-4 FAMILY                         $251,197            $208,639
--------------------------------------------------------------------------------
COMMERCIAL REAL ESTATE                                62,161              51,838
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                                     2,297               1,153
--------------------------------------------------------------------------------
COMMERCIAL LOANS                                      13,019              12,541
--------------------------------------------------------------------------------
CONSUMER LOANS                                        14,084              12,413
--------------------------------------------------------------------------------
OTHER LOANS                                            1,541               1,349
--------------------------------------------------------------------------------
  TOTAL LOANS                                       $344,299            $287,933
================================================================================

     Non-accrual loans totaled $325,000 and $386,000 at December 31, 2000 and 1999, respectively. Loans past due 90 days or more and still accruing interest totaled $75,000 and $205,000 at December 31, 2000 and 1999, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $8,000, $3,000 and $17,000 in 2000, 1999 and 1998, respectively. Interest income of $22,000, $39,000 and $68,000 would have been recognized during 2000, 1999 and 1998, respectively, under contractual terms for such non-accrual loans.

     Loans that met the criteria of troubled debt restructuring totaled $325,000 and $255,000 at December 31, 2000 and 1999, respectively. The amount of interest income recognized on troubled debt restructurings in 2000, 1999 and 1998 totaled $17,000, $32,000 and $23,000, respectively. Interest income of approximately $33,000, $40,000 and $43,000 would have been recognized during 2000, 1999 and 1998, based on original terms. There are no commitments to lend additional amounts on troubled debt restructurings.

     The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100,000. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, are excluded. There was no recorded investment in impaired loans as of December 31, 2000 and 1999 and no investments in impaired loans during 2000 and 1999.

5.   ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses for the years indicated follows:

                                             YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                          2000           1999           1998
--------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR            $2,962         $2,428         $2,022
--------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE             500            555            521
--------------------------------------------------------------------------------
LOANS CHARGED-OFF                       (174)          (122)          (187)
--------------------------------------------------------------------------------
RECOVERIES                               147            101             72
--------------------------------------------------------------------------------
BALANCE, END OF YEAR                  $3,435         $2,962         $2,428
================================================================================

6.   PREMISES AND EQUIPMENT

     Premises and equipment as of December 31, 2000 and 1999 follows:

(IN THOUSANDS)                                      2000             1999
--------------------------------------------------------------------------------
LAND                                             $ 2,554          $ 2,554
--------------------------------------------------------------------------------
BUILDINGS                                          5,994            5,232
--------------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                            6,493            5,944
--------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                             3,049            2,635
--------------------------------------------------------------------------------
PROJECTS IN PROGRESS                               1,268              535
--------------------------------------------------------------------------------
                                                  19,358           16,900
--------------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                     7,697            7,182
--------------------------------------------------------------------------------
  TOTAL                                          $11,661          $ 9,718
================================================================================

     Depreciation expense amounted to $1,001,000, $981,000 and $898,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

7.   DEPOSITS

     Interest expense on time deposits of $100,000 or more totaled $1.8 million, $1.8 million and $1.6 million in 2000, 1999 and 1998, respectively.

     The scheduled maturities of time deposits as of December 31, 2000 are as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
THREE MONTHS OR LESS                                              $ 40,550
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                             89,210
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                  25,243
--------------------------------------------------------------------------------
  TOTAL                                                           $155,003
================================================================================

8.   FAIR VALUE OF FINANCIAL INSTRUMENTS

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

     The following table summarizes carrying amounts and fair values for financial instruments at December 31, 2000 and 1999:


(IN THOUSANDS)                                 2000                         1999
-----------------------------------------------------------------------------------------
                                     CARRYING          FAIR       CARRYING           FAIR
                                       AMOUNT         VALUE         AMOUNT          VALUE
-----------------------------------------------------------------------------------------
FINANCIAL ASSETS:
  CASH AND CASH EQUIVALENTS          $ 54,257      $ 54,257       $ 33,017       $ 33,017
-----------------------------------------------------------------------------------------
  INVESTMENT SECURITIES                69,575        70,230         61,672         60,839
-----------------------------------------------------------------------------------------
  SECURITIES AVAILABLE FOR SALE        85,331        85,331        101,324        101,324
-----------------------------------------------------------------------------------------
  LOANS, NET OF ALLOWANCE
    FOR LOAN LOSSES                   340,864       339,461        284,971        277,324
-----------------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
  DEPOSITS                            510,260       510,862        444,088        444,088
-----------------------------------------------------------------------------------------


9.   INCOME TAXES

     The income tax expense included in the consolidated financial statements for the years ended December 31, 2000, 1999 and 1998, is allocated as follows:

(IN THOUSANDS)                       2000           1999           1998
--------------------------------------------------------------------------------
 FEDERAL:
   CURRENT EXPENSE                  $4,014         $3,639         $3,294
--------------------------------------------------------------------------------
   DEFERRED BENEFIT                   (180)          (225)          (131)
--------------------------------------------------------------------------------
 STATE:
   CURRENT EXPENSE                     114            198            420
--------------------------------------------------------------------------------
   DEFERRED BENEFIT                     (5)           (30)           (33)
--------------------------------------------------------------------------------
   TOTAL INCOME TAX EXPENSE         $3,943         $3,582         $3,550
================================================================================

     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% in 2000, 1999 and 1998 to income before taxes as a result of the following:


(IN THOUSANDS)                                         2000           1999           1998
--------------------------------------------------------------------------------------------
COMPUTED  "EXPECTED"  TAX EXPENSE                    $3,961         $3,662         $3,258
--------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN TAXES RESULTING FROM:
  TAX-EXEMPT INCOME                                    (217)          (210)          (170)
--------------------------------------------------------------------------------------------
 STATE INCOME TAXES                                      72            111            255
--------------------------------------------------------------------------------------------
  OTHER                                                 127             19            207
--------------------------------------------------------------------------------------------
                                                     $3,943         $3,582         $3,550
============================================================================================



     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2000 and 1999 are as follows:

(IN THOUSANDS)                                           2000          1999
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
  LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
    LOAN LOSSES AND DEFERRED FEE INCOME                 $1,171        $  995
--------------------------------------------------------------------------------
  POST RETIREMENT BENEFITS OTHER THAN PENSIONS             162            50
--------------------------------------------------------------------------------
  START-UP & ORGANIZATION COSTS                             71            81
--------------------------------------------------------------------------------
  UNREALIZED LOSS ON SECURITIES AVAILABLE FOR SALE         261         1,109
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED ASSETS                             $1,665        $2,235
--------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
  INVESTMENT SECURITIES, PRINCIPALLY DUE TO
    THE ACCRETION OF BOND DISCOUNT                          29            33
--------------------------------------------------------------------------------
DEFERRED LOAN ORIGINATION COSTS AND FEES                   263           105
--------------------------------------------------------------------------------
  BANK PREMISES AND EQUIPMENT PRINCIPALLY
    DUE TO DIFFERENCES IN DEPRECIATION                     463           524
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED LIABILITIES                           755           662
--------------------------------------------------------------------------------
NET DEFERRED TAX ASSET                                  $  910        $1,573
================================================================================

10.  BENEFIT PLANS

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

     The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31,

(IN THOUSANDS)                                          2000            1999
--------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION:
BENEFIT OBLIGATION AT BEGINNING OF YEAR               $4,313          $3,715
--------------------------------------------------------------------------------
SERVICE COST                                             474             558
--------------------------------------------------------------------------------
INTEREST COST                                            286             225
--------------------------------------------------------------------------------
ACTUARIAL (GAIN)/LOSS                                   (698)             65
--------------------------------------------------------------------------------
BENEFITS PAID                                            (56)           (250)
--------------------------------------------------------------------------------
BENEFIT OBLIGATION AT END OF YEAR                     $4,319          $4,313
================================================================================
CHANGE IN PLAN ASSETS:
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR        $4,874          $4,553
--------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                              88             519
--------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                    318              52
--------------------------------------------------------------------------------
BENEFITS PAID                                            (56)           (250)
--------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR              $5,224          $4,874
================================================================================

(IN THOUSANDS)                                          2000            1999
--------------------------------------------------------------------------------
FUNDED STATUS                                         $  905          $  562
--------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                            (58)            (65)
--------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                           (4)             (4)
--------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL GAIN                       (1,137)           (812)
--------------------------------------------------------------------------------
ACCRUED BENEFIT COST                                  $ (294)         $ (319)
================================================================================

     Net periodic expense for the years ended December 31 included the following components:

(IN THOUSANDS)                             2000           1999           1998
--------------------------------------------------------------------------------
SERVICE COST                               $474           $558           $484
--------------------------------------------------------------------------------
INTEREST COST                               286            225            189
--------------------------------------------------------------------------------
Expected RETURN on PLAN ASSETS             (412)          (343)          (295)
--------------------------------------------------------------------------------
Amortization of:
  Net Gain                                  (49)           (11)            --
--------------------------------------------------------------------------------
  UNRECOGNIZED PRIOR SERVICE COST             1              1              1
--------------------------------------------------------------------------------
  UNRECOGNIZED REMAINING NET ASSETS          (7)            (7)            (7)
--------------------------------------------------------------------------------
NET PERIODIC PENSION COST                  $293           $423           $372
================================================================================

     The following table shows the actuarial assumption applied for the plan at December 31,

(IN THOUSANDS)                                 2000        1999        1998
--------------------------------------------------------------------------------
WEIGHTED-AVERAGE DISCOUNT RATE                    8%          6%          6%
--------------------------------------------------------------------------------
WEIGHTED-AVERAGE RATE OF INCREASE
  ON FUTURE COMPENSATION                          3%          3%          3%
--------------------------------------------------------------------------------
WEIGHTED-AVERAGE EXPECTED LONG-TERM
  RATE OF RETURN ON PLAN ASSETS                   8%        7.5%        7.5%
--------------------------------------------------------------------------------

SAVINGS AND PROFIT SHARING PLANS:

     In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $30,000, $25,000 and $24,000 in 2000, 1999 and 1998,
respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $275,000 in 2000, $250,000 in 1999 and $200,000 in 1998.

11.  STOCK OPTION PLANS

     The Corporation's incentive stock option plans allow the granting of up to 208,952 shares of the Corporation's common stock to certain key employees. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                 OPTION PRICE
                                           SHARES                 PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                120,132             $14.80-$34.22
--------------------------------------------------------------------------------
GRANTED DURING 1998                         1,907               46.65-51.02
--------------------------------------------------------------------------------
EXERCISED DURING 1998                      (4,183)                    31.52
--------------------------------------------------------------------------------
FORFEITED DURING 1998                      (1,416)              14.80-31.52
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                116,440             $14.80-$51.02
--------------------------------------------------------------------------------
GRANTED DURING 1999                        28,324               46.65-54.62
--------------------------------------------------------------------------------
EXERCISED DURING 1999                      (5,826)              14.80-31.52
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                138,938             $14.80-$54.62
--------------------------------------------------------------------------------
GRANTED DURING 2000                         6,276               36.19-45.50
--------------------------------------------------------------------------------
EXERCISED DURING 2000                      (9,551)              14.80-31.52
--------------------------------------------------------------------------------
FORFEITED DURING 2000                        (896)              31.52-45.50
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                134,767             $14.80-$54.62
================================================================================

     At December 31, 2000, the number of options exercisable was 84,393 and the weighted-average price of those options was $22.49 per share. At December 31, 1999, the number of options exercisable was 66,417 and the weighted-average price of those options was $18.61 per share.

     The Corporation has non-qualified stock option plans for non-employee directors. The plan allows the granting of up to 113,448 shares of the Corporation's common stock. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                 OPTION PRICE
                                          SHARES                   PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                58,349                 $14.80-$18.00
--------------------------------------------------------------------------------
GRANTED DURING 1998                       28,941                         46.65
--------------------------------------------------------------------------------
EXERCISED DURING 1998                     (1,158)                        46.65
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                86,132                 $14.80-$46.65
--------------------------------------------------------------------------------
EXERCISED DURING 1999                     (2,425)                        14.80
--------------------------------------------------------------------------------
FORFEITED DURING 1999                     (4,109)                  14.80-46.65
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                79,598                 $14.80-$46.65
--------------------------------------------------------------------------------
GRANTED DURING 2000                        1,736                         43.81
--------------------------------------------------------------------------------
EXERCISED DURING 2000                     (2,015)                  14.80-43.33
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                79,319                 $14.80-$43.33
--------------------------------------------------------------------------------

     At December 31, 2000, the number of options exercisable was 61,949 and the weighted-average price of those options was $20.40. At December 31, 1999, the number of options exercisable was 48,059 and the weighted-average price of those options was $18.50.

     At December 31, 2000, there were 75,162 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 2000, 1999 and 1998 was $10.48, $11.30 and $10.46 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 2000 - expected dividend yield of 1.40%, expected volatility of 21%, risk-free interest rate of 5.97%, and an expected life of 5 years; 1999--expected dividend yield of 0.96%, expected volatility of 17%, risk-free interest rate of 4.88%, and an expected life of 5 years; 1998 - expected dividend yield of 0.82%, expected volatility of 9%, risk-free interest rate of 5.65%, and an expected life of 5 years; 2000--expected dividend yield of 1.40%, expected volatility of 21%, risk-free interest rate of 5.97%, and an expected life of 5 years;

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

(IN THOUSANDS EXCEPT PER SHARE DATA)     2000          1999          1998
--------------------------------------------------------------------------------
NET INCOME:
  AS REPORTED                           $7,708        $7,189        $6,034
--------------------------------------------------------------------------------
  PRO FORMA                             $7,421        $6,991        $5,889
--------------------------------------------------------------------------------
EARNINGS PER SHARE:
  AS REPORTED
--------------------------------------------------------------------------------
  BASIC                                  $2.55         $2.39         $2.00
--------------------------------------------------------------------------------
  DILUTED                                $2.49         $2.32         $1.94
--------------------------------------------------------------------------------
  PRO FORMA
--------------------------------------------------------------------------------
  BASIC                                  $2.46         $2.32         $1.96
--------------------------------------------------------------------------------
  DILUTED                                $2.40         $2.26         $1.90
--------------------------------------------------------------------------------

12.  COMMITMENTS

     The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that its actions depart from routine legal proceedings and such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $66.0 million and $43.0 million and letters of credit of $4.0 million and $1.6 million at December 31, 2000 and 1999, respectively, which are not included in the accompanying consolidated financial statements.

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

     At December 31, 2000, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $718,000, $805,000 and $478,000 for the years ended December 31, 2000, 1999 and 1998, respectively, which is included in premises and equipment expense in the consolidated statements of income.

     The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2000, were as follows:

(in thousands)
--------------------------------------------------------------------------------
2001                                                                    $ 862
--------------------------------------------------------------------------------
2002                                                                      859
--------------------------------------------------------------------------------
2003                                                                      858
--------------------------------------------------------------------------------
2004                                                                      633
--------------------------------------------------------------------------------
2005                                                                      629
--------------------------------------------------------------------------------
THEREAFTER                                                              5,695
--------------------------------------------------------------------------------
  TOTAL                                                                $9,536
================================================================================

13.  REGULATORY CAPITAL

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

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 2000, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are also presented in the table.


                                                             TO BE WELL
                                                          CAPITALIZED UNDER      FOR CAPITAL
                                                          PROMPT CORRECTIVE       ADEQUACY
          (IN THOUSANDS)                    ACTUAL        ACTION PROVISIONS       PURPOSES
--------------------------------------------------------------------------------------------------
                                        AMOUNT    RATIO     AMOUNT    RATIO      AMOUNT   RATIO
--------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2000:
  TOTAL CAPITAL
    (TO RISK-WEIGHTED ASSETS)          $53,356    20.4%    $26,139    10.0%     $20,911    8.0%
--------------------------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO RISK-WEIGHTED ASSETS)           49,921    19.1      15,683    6.0        10,455   4.0
--------------------------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO AVERAGE ASSETS)                 49,921     9.6      25,992    5.0        15,595   3.0
--------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1999:
  TOTAL CAPITAL
    (TO RISK-WEIGHTED ASSETS)          $48,815    20.8%    $23,202    10.0%     $18,562    8.0%
--------------------------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO RISK-WEIGHTED ASSETS)           45,853    19.5      13,921    6.0         9,281   4.0
--------------------------------------------------------------------------------------------------
  TIER I CAPITAL
    (TO AVERAGE ASSETS)                 45,853     9.5      24,217    5.0        14,530   3.0
--------------------------------------------------------------------------------------------------


14. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY):

     The following information of the parent company only financial statements as of and for the year ended December 31, 2000 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION
                                                                 DECEMBER 31,
(IN THOUSANDS)                                                2000         1999
--------------------------------------------------------------------------------
ASSETS:
CASH                                                       $ 1,577      $   466
--------------------------------------------------------------------------------
INVESTMENT SECURITIES                                           --          498
--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                3,719        1,953
--------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                    50,024       44,741
--------------------------------------------------------------------------------
OTHER ASSETS                                                   228          368
--------------------------------------------------------------------------------
  TOTAL ASSETS                                             $55,548      $48,026
================================================================================
LIABILITIES:
OTHER LIABILITIES                                          $   392      $   451
--------------------------------------------------------------------------------
  TOTAL LIABILITIES                                            392          451
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
COMMON STOCK                                                 5,064        4,804
--------------------------------------------------------------------------------
SURPLUS                                                     25,104       19,462
--------------------------------------------------------------------------------
TREASURY STOCK                                                (956)        (655)
--------------------------------------------------------------------------------
RETAINED EARNINGS                                           26,420       25,918
--------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF INCOME TAX       (476)      (1,954)
--------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY                                55,156       47,575
--------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $55,548      $48,026
================================================================================

STATEMENTS OF INCOME

                                                              YEAR ENDED
                                                             DECEMBER 31,
(IN THOUSANDS)                                           2000            1999
--------------------------------------------------------------------------------
INCOME:
DIVIDEND FROM BANK                                    $ 4,000         $ 3,000
--------------------------------------------------------------------------------
OTHER INCOME                                              212              99
--------------------------------------------------------------------------------
  TOTAL INCOME                                          4,212           3,099
--------------------------------------------------------------------------------
EXPENSES:
--------------------------------------------------------------------------------
OTHER EXPENSES                                            389             216
--------------------------------------------------------------------------------
  TOTAL EXPENSES                                          389             216
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX BENEFIT AND
  EQUITY IN UNDISTRIBUTED EARNINGS OF BANK              3,823           2,883
--------------------------------------------------------------------------------
INCOME TAX EXPENSE (BENEFIT)                               15             (39)
--------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN UNDISTRIBUTED
  EARNINGS OF BANK                                      3,808           2,922
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                3,900           4,267
--------------------------------------------------------------------------------
  NET INCOME                                          $ 7,708         $ 7,189
================================================================================

          STATEMENTS OF CASH FLOWS
                                                              YEAR ENDED
                                                              December 31,
(IN THOUSANDS)                                            2000          1999
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                               $ 7,708       $ 7,189
--------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS                     (3,900)       (4,267)
--------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION ON SECURITIES                      (5)           (4)
--------------------------------------------------------------------------------
(INCREASE)/DECREASE IN OTHER ASSETS                           (4)           15
--------------------------------------------------------------------------------
INCREASE IN OTHER LIABILITIES                                 32           150
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                3,831         3,083
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES OF SECURITIES AVAILABLE FOR SALE       1,001            --
--------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                 (2,116)       (1,583)
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY INVESTING ACTIVITIES               (1,115)       (1,583)
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                            (1,592)       (1,292)
--------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                    288           (35)
--------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                 (301)         (136)
--------------------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES               (1,605)       (1,463)
--------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                  1,111            37
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             466           429
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $ 1,577       $   466
================================================================================

STOCK PRICES (Unaudited):

     The following table shows the 2000 and 1999 range of prices paid on known trades of Corporation common stock.

                                                                DIVIDEND
2000                      HIGH                LOW              PER SHARE
--------------------------------------------------------------------------------
1st QUARTER              $42.85             $38.92                 $0.13
--------------------------------------------------------------------------------
2nd QUARTER               36.66              35.71                  0.13
--------------------------------------------------------------------------------
3rd QUARTER               36.90              36.66                  0.14
--------------------------------------------------------------------------------
4th QUARTER               42.94              36.90                  0.14
--------------------------------------------------------------------------------


                                                               DIVIDEND
1999                      HIGH                LOW              PER SHARE
--------------------------------------------------------------------------------
1st Quarter              $53.10             $51.31                 $0.12
--------------------------------------------------------------------------------
2nd Quarter               51.31              50.00                  0.12
--------------------------------------------------------------------------------
3rd Quarter               50.00              48.10                  0.13
--------------------------------------------------------------------------------
4th Quarter               47.62              42.86                  0.13
--------------------------------------------------------------------------------

SHAREHOLDER INFORMATION

CORPORATE ADDRESS                 STOCK LISTING                     INDEPENDENT AUDITORS
------------------------------------------------------------------------------------------
158 Route 206, North              Peapack-Gladstone                    KPMG, LLP
Gladstone, New Jersey 07934       Financial Corporation                150 John F. Kennedy Parkway
(908) 234-0700                    common stock is traded on            Short Hills, New Jersey
www.pgbank.com                    the American Stock                   07078
--------------                    Exchange under the symbol PGC and
                                  reported in the Wall Street Journal
                                  and most major newspapers.



ANNUAL MEETING                    TRANSFER AGENT                      SHAREHOLDER RELATIONS
-------------------------------------------------------------------------------------------
The annual meeting of             First City Transfer Company         Arthur F. Birmingham,
shareholders of                   PO Box 170                          Senior Vice President and
Peapack-Gladstone Financial       Iselin, New Jersey 08830            Treasurer
Corporation will be held on                                           (908) 719-4308
April 24, 2001 at 2:00 p.m.                                           birmingham@pgbank.com
                                                                      ---------------------


OFFICER
-----------------------------------------------------------------------------------------------------------------
                                             T. LEONARD HILL                               Chairman of the Board*
                                             --------------------------------------------------------------------
GLADSTONE                                    FRANK A. KISSEL                                     President & CEO*
LOAN AND                                     --------------------------------------------------------------------
ADMINISTRATION                               ROBERT M. ROGERS                       Senior Vice President & COO *
BUILDING                                     --------------------------------------------------------------------
                                             ARTHUR F. BIRMINGHAM                   Senior Vice President & CFO *
                                             --------------------------------------------------------------------
                                             GARRETT P. BROMLEY                           Senior Vice President &
                                                                                             Chief Credit Officer
                                             --------------------------------------------------------------------
                                             PAUL W. BELL                                 Senior Vice President &
                                                                                                 Security Officer
                                             --------------------------------------------------------------------
                                             BARBARA A. GRECO                             Senior Vice President &
                                                                                                Personnel Officer
                                             --------------------------------------------------------------------
                                             TODD T. BRUNGARD                                      Vice President
                                             --------------------------------------------------------------------
                                             KAREN M. CHIARELLO                          Vice President & Auditor
                                             --------------------------------------------------------------------
                                             JEREMY H. GREENMAN                                    Vice President
                                             --------------------------------------------------------------------
                                             V. SHERRI LICATA                                      Vice President
                                             --------------------------------------------------------------------
                                             RAYMOND P. MACK                                       Vice President
                                             --------------------------------------------------------------------
                                             ELIZABETH B. MATLACK                                  Vice President
                                             --------------------------------------------------------------------
                                             TERESA A. PETERS                                      Vice President
                                             --------------------------------------------------------------------
                                             ROBERT PFUNDSTEIN                                     Vice President
                                             --------------------------------------------------------------------
                                             MARY M. RUSSELL                                     Vice President &
                                                                                            Assistant Comptroller
                                             --------------------------------------------------------------------
                                             JOHN A. SCERBO                                        Vice President
                                             --------------------------------------------------------------------
                                             PATRICIA J. SCHWARTZ                                  Vice President
                                             --------------------------------------------------------------------
                                             JAMES S. STADTMUELLER                                 Vice President
                                             --------------------------------------------------------------------
                                             MARIA FORNARO                               Assistant Vice President
                                             --------------------------------------------------------------------
                                             KAREN R. HORVATH                          Assistant Vice President &
                                                                                            Assistant Comptroller
                                             --------------------------------------------------------------------
                                             VALERIE L. KODAN                            Assistant Vice President
                                             --------------------------------------------------------------------
                                             KATHRYN M. NEIGH                            Assistant Vice President
                                             --------------------------------------------------------------------
                                             PAULA A. PHILHOWER                          Assistant Vice President
                                             --------------------------------------------------------------------
                                             CHRISTOPHER P. POCQUAT                      Assistant Vice President
                                             --------------------------------------------------------------------
                                             S. SHAY SCHOENBAUM                        Assistant Vice President &
                                                                                               Marketing Director
                                             --------------------------------------------------------------------
                                             PATRICIA A. STUMP                           Assistant Vice President
                                             --------------------------------------------------------------------
                                             EDWARD J. SWEENEY                           Assistant Vice President
                                             --------------------------------------------------------------------
                                             FRANK C. WALDRON                            Assistant Vice President
                                             --------------------------------------------------------------------
                                             SANDRA BORNGESSER                                  Assistant Cashier
                                             --------------------------------------------------------------------
                                             MARJORIE A. DZWONCZYK                            Assistant Cashier &
                                                                                       CRA and Compliance Officer
                                             --------------------------------------------------------------------
                                             SHERRI L. HALLETT                                  Assistant Cashier
                                             --------------------------------------------------------------------
                                             DAVID L. PETRY                                     Assistant Cashier
                                             --------------------------------------------------------------------
                                             DIANE M. RIDOLFI                                   Assistant Cashier
                                             --------------------------------------------------------------------
                                             SCOTT T. SEARLE                                    Assistant Cashier
-----------------------------------------------------------------------------------------------------------------


*Donotes a Holding Company Officer



-----------------------------------------------------------------------------------------------------------------
TRUST DEPARTMENT                             CRAIG C. SPENGEMAN                           Senior Vice President &
GLADSTONE                                                                                  Senior Trust Officer *
                                             --------------------------------------------------------------------
                                             BRYANT K. ALFORD                      Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             JOHN M. BONK                          Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             RICHARD K. DONNELLY                   Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             JOHN C. KAUTZ                         Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             ROY C. MILLER                         Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             SUSAN K. SHEEHAN                      Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             ANNE M. SMITH                         Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             KURT G. TALKE                         Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             JENNIFER DAVIS              Assistant Vice President & Trust Officer
                                             --------------------------------------------------------------------
                                             CATHERINE A. McCATHARN                     Assistant Trust Officer &
                                                                                                      Secretary *
                                             --------------------------------------------------------------------
                                             EDWARD P. NICOLICCHIA                        Assistant Trust Officer
-----------------------------------------------------------------------------------------------------------------
BERNARDSVILLE                                CHARLES A. STUDDIFORD, III                            Vice President
                                             CAROL E. RITZER                                    Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
CALIFON                                      LAURINE J. HAMILTON                         Assistant Vice President
-----------------------------------------------------------------------------------------------------------------
CHATHAM-MAIN STREET                          VALERIE A. OLPP                             Assistant Vice President
                                             --------------------------------------------------------------------
                                             MARY M. FOLEY                                      Assistant Cashier
                                             --------------------------------------------------------------------
                                             TONYA M. FLOWERS                                   Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
CHESTER                                      DONNA M. WHRITENOUR                         Assistant Vice President
-----------------------------------------------------------------------------------------------------------------
FAR HILLS                                    LINDA ZIROPOLOUS                                   Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
FELLOWSHIP VILLAGE                           JANET E. BATTAGLIA                                 Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
GLADSTONE                                    THOMAS N. KASPER                                      Vice President
                                             --------------------------------------------------------------------
                                             CAROL L. BEHLER                                    Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
HILLSBOROUGH                                 AMY E. GLASER                               Assistant Vice President
                                             --------------------------------------------------------------------
                                             TERESA M. LAWLER                                   Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
LONG VALLEY                                  JOHN G. HARITON                             Assistant Vice President
                                             --------------------------------------------------------------------
                                             JAMES A. CICCONE                                   Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
MENDHAM                                      LINDA E. BURNS                              Assistant Vice President
-----------------------------------------------------------------------------------------------------------------
NEW VERNON                                   DONNA I. GISONE                                       Vice President
-----------------------------------------------------------------------------------------------------------------
PLUCKEMIN                                    PAMELA W. STONE                                       Vice President
                                             --------------------------------------------------------------------
                                             LEEANN HUNT                                           Vice President
                                             --------------------------------------------------------------------
                                             MARILYN M. MORROW                                  Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
POTTERSVILLE                                 PHYLLIS E. HERZOG                                  Assistant Cashier
-----------------------------------------------------------------------------------------------------------------
CHATHAM-SHUNPIKE                             KATHERINE M. KREMINS                        Assistant Vice President
-----------------------------------------------------------------------------------------------------------------



DIRECTORS                              OFFICES
--------------------------             -------------------------------------------------------------
ANTHONY J. CONSI, II                   LOAN & ADMINISTRATION  BUILDING      PGB TRUST &
Senior Vice President                  158 Route 206 North                  INVESTMENTS
Weichert Realtors                      Gladstone, NJ 07934                  190 Main Street
Morris Plains, NJ                      (908) 234-0700                       Gladstone, NJ 07934
                                       www.pgbank.com                       (908) 719-4360
PAMELA HILL                            -------------------------------------------------------------
President                              GLADSTONE (Main Office)              BERNARDSVILLE
Ferris Corp.                           190 Main Street                      36 Morristown Road
Gladstone, NJ                          Gladstone, NJ 07934                  Bernardsville, NJ 07924
                                       (908) 234-0700                       (908) 766-1711
T. LEONARD HILL                        -------------------------------------------------------------
Chairman of the Board                  CALIFON                              CHESTER
                                       438 Route 513                        350 Main Street
FRANK A. KISSEL                        Califon, NJ 07830                    Chester, NJ 07930
President & CEO                        (908) 832-5131                       (908) 879-8115
                                       -------------------------------------------------------------
JOHN D. KISSEL                         FAR HILLS                            FELLOWSHIP VILLAGE
Turpin Realty, Inc.                    26 Dumont Road                       8000 Fellowship Road
Far Hills, NJ                          Far Hills, NJ 07931                  Basking Ridge, NJ 07920
                                       (908) 781-1018                       (908) 719-4332
JAMES R. LAMB, ESQ.                    -------------------------------------------------------------
James R. Lamb, P.C.                    LONG VALLEY                          MENDHAM
Morristown, NJ                         59 East Mill Road (Route 24)         17 East Main Street
                                       Long Valley, NJ 07853                Mendham, NJ 07945
GEORGE R. LAYTON                       (908) 876-3300                       (973) 543-9630
Director                               -------------------------------------------------------------
Layton Funeral Home                    PLUCKEMIN                            POTTERSVILLE
Bedminster, NJ                         468 Route 206 North                  11 Pottersville Road
                                       Bedminster, NJ 07921                 Pottersville, NJ 07979
EDWARD A. MERTON                       (908) 658-4500                       (908) 439-2265
President                              -------------------------------------------------------------
Merton Excavating & Paving Co.         NEW VERNON                           Chatham-MAIN STREET
Chester, NJ                            Village Road                         311 Main Street
                                       New Vernon, NJ 07976                 Chatham, NJ  07928
F. DUFFIELD MEYERCORD                  (973) 540-0444                       (973) 635-8500
Managing Director                      -------------------------------------------------------------
Meyercord Advisors, Inc.               CHATHAM-SHUNPIKE                     HILLSBOROUGH
Bedminster, NJ                         650 Shunpike Road                    417 Route 206 North
                                       Chatham Township, NJ 07928           Hillsborough, NJ 08876
JOHN R. MULCAHY                        (973) 377-0081                       (908) 281-1031
Far Hills, NJ                          -------------------------------------------------------------

PHILIP W. SMITH III
President
Phillary Management, Inc.
Far Hills, NJ

JACK D. STINE
Trustee
Proprietary House Association
Perth Amboy, NJ

WILLIAM TURNBULL
Director Emeritus
Gladstone, NJ
