Form 10-K, Exhibit 13
period 2001-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2002-03-25
CIK 1050743

PEAPACK-GLADSTONE
                             FINANCIAL CORPORATION



                                     [LOGO]


                               2001 ANNUAL REPORT

                              FINANCIAL HIGHLIGHTS

                  (Dollars in Thousands, Except Per Share Data)


Selected Year-end Data:            2001       2000        1999
 -----------------------------------------------------------------
    Net Income                    $  8,924    $  7,708    $  7,189
 -----------------------------------------------------------------
    Total Assets                   704,773     567,032     497,535
 -----------------------------------------------------------------
    Total Deposits                 630,903     508,879     444,088
 -----------------------------------------------------------------
    Total Securities               221,342     153,525     162,996
 -----------------------------------------------------------------
    Total Loans                    416,933     344,299     287,933
 -----------------------------------------------------------------
    Stockholders' Equity            63,085      55,156      47,575
 -----------------------------------------------------------------
    Trust Department Assets
      (Book Value)                 766,928     709,732     651,469
 -----------------------------------------------------------------

Financial Ratios:
 -----------------------------------------------------------------
    Return On Average Assets         1.42%       1.47%       1.48%
 -----------------------------------------------------------------
    Return On Average Equity         15.03       15.30       15.67
 -----------------------------------------------------------------
    Capital Leverage Ratio            9.84       10.49       10.02
 -----------------------------------------------------------------
    Risk Based Capital:
      Tier I                         18.76       20.80       26.55
 -----------------------------------------------------------------
      Total                          19.98       22.10       28.16
 -----------------------------------------------------------------
Per Share:
 -----------------------------------------------------------------
    Earnings - Basic              $   2.68    $   2.32    $   2.17
 -----------------------------------------------------------------
    Earnings - Diluted                2.64        2.27        2.11
 -----------------------------------------------------------------
    Book Value                       18.96       16.61       14.36
 -----------------------------------------------------------------


            NET INCOME                                  TOTAL ASSETS
           (in millions)                               (in millions)
---------------------------------            ---------------------------------
 '97    '98    '99    '00    '01              '97    '98    '99    '00    '01
-----  -----  -----  -----  -----            -----  -----  -----  -----  -----
$4.90  $6.03  $7.19  $7.71  $8.92            $443   $481   $498   $567   $705



              DEPOSITS                                 EQUITY CAPITAL
           (in millions)                               (in millions)
---------------------------------            ---------------------------------
 '97    '98    '99    '00    '01              '97    '98    '99    '00    '01
-----  -----  -----  -----  -----            -----  -----  -----  -----  -----
$401   $431   $444   $509   $631             $39.4  $44.5  $47.6  $55.2  $63.1

Dear Shareholders
and Friends


          In writing this letter for our 2001 Annual Report it was immediately
PEAPACK   obvious that events in the world are intertwined even with the
[LOGO] business of your Community Bank. September 11, 2001 focuses us all on a year of great highs and terrible lows. Peapack-Gladstone Financial Corporation posted tremendous results in 2001 and we are concentrating on moving forward in a world with changing rules.

     There is no question that our economy was slowing prior to the attacks and that the decline steepened after it. We felt fear for the first time in a long while and confidence in the economy, of course, suffered. The immediate reaction to the fear was a coming together with patriotism and resolve to rid the world of some of its dangers. I doubt we have felt this strength since World War II. The confidence issue will take a little longer. It involves business orders, layoffs and corporate earnings. I'm sure we can all agree that it is a matter of "when and not if" our economy improves because Americans are at their best during adversity. We are very confident in that.

     Our local economy has remained surprisingly strong. Low interest rates have helped to maintain an already active real estate market. Businesses have seen borrowing costs decline significantly, helping to offset the effects of lower sales. Charge-offs and non-performing loans in our various loan portfolios are at an all time low. We consider this a very good indicator for our market area and Bank.

     One of the great highs of 2001 was the performance of your Bank. Earnings increased 15.8% to $8,924,000, a record for the Corporation. Even more encouraging was that fourth quarter earnings were $2,406,000, a 34.8% increase over the same period last year. These numbers translate to a 1.41% Return on Average Assets and 15.38% Return on Average Equity. These results are strong in any market.

     Details of the financials are laid out in the Management Discussion and Analysis section of this report, however, I would like to point out a few other highlights. Total assets were $705,000,000 at the end of the year, an increase of $138,000,000 or 24%. Loans grew over 21% or $73,000,000 to $416,933,000 at the end of the year. As our markets widen, we continue to attract wonderful new customers who bring solid credit needs with them. Three additional new business-calling officers joined the Bank during the year. They help us get the word out and the business in.

     Speaking of new markets, we are very pleased with our start in Hillsborough. The Grand Opening for our new office took place in April of last year and since then we have many new customers with deposits in excess of $17,000,000. As we build our base in that area this branch will be a significant profit center for the Bank.

     I would also like to report to you that we opened our new Clinton Branch on January 2, 2002. Progress and new business to date have far exceeded our expectations.

     PGB Trust & Investments also reported a very strong 2001. We have found that in a difficult market environment many new and existing clients are looking for more help and advice in managing their assets. In markets like this, assets have to work harder, more opportunities need to be found and more pitfalls need to be avoided in order that financial goals are reached. Market value of assets managed in PGB Trust & Investments now exceeds $1,050,000,000, producing in excess of $4,000,000 in fees to the Bank.

     During the course of the year, we issued new Peapack-Gladstone Bank Visa Check Cards to our customers. This has proven to be a very popular new service.

     Also during 2001, we began offering PGB NetAccess to customers. This is a fully integrated Internet banking and bill paying service. Our many customers who are using the service absolutely love it as it gives them access to their accounts 24 hours a day from virtually anywhere in the world. As time goes on, we believe this will become an increasingly important access point to all our Bank services.

     Your Officers and Staff are very proud of the financial and operating results during the past year. We think our five consecutive years of record earnings and ten consecutive years of dividend growth should continue to attract investor interest in Peapack-Gladstone Financial Corporation stock (Amex -- PGC).

     As previously reported, some of the most important changes that occurred during the year were brought about when Mr. T. Leonard Hill decided to step back as active Chairman and was elected Chairman Emeritus and active Board member as of January 1, 2002. Since 1944, Mr. Hill has served and will continue to serve, our Board, Shareholders and Customers. To put that in perspective, in 1944 we had one office and the total assets of the Bank were $2,400,000.

     When Mr. Hill became Chairman in 1989 the Bank had grown to seven locations with $129,000,000 in assets and a Trust Department with about $80,000,000 in assets. Compare that to today's $700,000,000 in the Bank and over $1,000,000,000 in PGB Trust & Investments and there is much for which Mr. Hill can be proud. With the exception of the $70,000,000 in assets acquired with our purchase of Chatham Savings Bank in 2000, all of our growth has been by word of mouth and internally generated. Measured growth and outstanding customer service is the business model we understand.

     With typical foresight, Mr. Hill recognized that succession is a very important part of business. He moved along the senior management team that has been such an important part of past successes and future planning. Effective with the new year, Frank A. Kissel was elected Chairman & CEO, Robert M. Rogers, President & COO, Craig C. Spengeman, President & Chief Investment Officer of PGB Trust & Investments, and Arthur F. Birmingham, Executive Vice President & CFO.

     I would like to quote from a letter that I sent to Mr. Hill while we were planning these changes.

     "You and your family are rightfully proud of Peapack-Gladstone Bank. Your stewardship has enabled us to continue as a community organization. We have helped countless families and businesses and by so doing have played an important role in the evolution of the towns we do business in. Thankfully, our long-term investors have been rewarded for their confidence and support.

     "You have put us in the position where we have a business formula that works and a vision for the future that is clearer now than perhaps at any time in our past.

     "If we are correct, our investors will continue to prosper. Our growing list of customers will have the modern financial services they want and need. Our employees will work for a company that is energized and moving from strength to strength. This is certainly a formula for success."

     Mr. Hill's fellow shareholders, customers and employees thank him for his fabulous leadership. We are all very pleased that he is moving just one chair to the left at the Board table.

     Our Directors and Staff also want to thank our Shareholders for their continuing support. Our doors are always open for questions, ideas and new banking opportunities. Please stop in.




                   /s/ FRANK A. KISSEL               /s/ ROBERT M. ROGERS
                   --------------------------        ---------------------------
                       Frank A. Kissel                   Robert M. Rogers
                       Chairman & CEO                    President & COO

MANAGEMENT DISCUSSION AND ANALYSIS

OVERVIEW: The following discussion and analysis is intended to provide information about the financial condition and results of operations of Peapack-Gladstone Financial Corporation and its subsidiaries on a consolidated basis and should be read in conjunction with the consolidated Financial Statements and the related notes and supplemental financial information appearing elsewhere in this report. All share and per share amounts within this discussion have been restated to reflect the 10% and 5% stock dividends issued in 2001 and 2000, respectively.

     Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for The Peapack-Gladstone Bank, formed in 1921, a commercial bank operating fifteen branches in Somerset, Hunterdon and Morris counties. An additional branch in Clinton, Hunterdon County opened during the first quarter of 2002.

     During 2001, the cash dividend rate was increased to $0.15 per share. This new rate, coupled with the 10% stock dividend paid on November 1, 2001, effectively raised the cash dividend rate by 18% over the previous rate of $0.14 per share.

     On January 7, 2000, the Corporation completed its merger with Chatham Savings, FSB. Under terms of the merger agreement, each outstanding share of Chatham common stock was exchanged for 2.522 shares of Corporation common stock. As a result, a total of 353,118 shares of Corporation common stock were exchanged. This merger added branches in Chatham Borough and Chatham Township. Merger-related charges incurred amounted to $500 thousand and were expensed in the first quarter of 2000. On an after tax basis, these charges totaled $423 thousand or $0.12 per diluted share.

     Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

EARNINGS SUMMARY: For the year ended December 31, 2001 the Corporation's net income increased 16% to a record $8.92 million compared to $7.71 million earned in 2000. Earnings per diluted share were $2.64 as compared to $2.27 in 2000, an increase of 16%. Earnings in 2000 include a $423 thousand, net of tax, or $0.12 per diluted merger-related charge recorded in connection with the first quarter of 2000 acquisition of Chatham Savings, FSB.


            RETURN ON                                   RETURN ON
          AVERAGE EQUITY                              AVERAGE ASSETS
           (in percent)                                (in percent)
---------------------------------            ---------------------------------
 '97    '98    '99    '00    '01              '97    '98    '99    '00    '01
-----  -----  -----  -----  -----            -----  -----  -----  -----  -----
13.11  14.21  15.67  15.30  15.03            1.16   1.33   1.48   1.47   1.42

     These results produced a return on average assets of 1.42% as compared to 1.47% in 2000 and a return on average stockholders' equity of 15.03% as compared to 15.30% in 2000.

     The increase in net income for 2001 was primarily due to higher net interest income, Trust fees, and other income, offset in part by higher other expenses and taxes. The Corporation in 2001 experienced strong growth in assets and deposits and the higher level of income and expense reflect these growth patterns.

NET INTEREST INCOME: Net interest income, the primary source of the Corporation's operating income, is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities. Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold. Interest-bearing liabilities include interest-bearing checking, savings and time deposits, Federal Home Loan Bank advances and other borrowings. Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities ("Net Interest Spread") and the relative amounts of earning assets and interest-bearing liabilities. The Corporation's net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets.


                            NET INTEREST INCOME
                               (in millions)
                    ---------------------------------
                     '97    '98    '99    '00    '01
                    -----  -----  -----  -----  -----
                    $17.5  $19.1  $21.2  $23.1  $25.0


     Net interest income (on a tax-equivalent basis) totaled $25.5 million for 2001, an increase of 9% or $2.1 million over the $23.4 million recorded in 2000. The increase was primarily due to a $101.2 million or 21% increase in average earning assets, offset in part by lower rates earned on earning assets, which declined to 6.89% from 7.28% earned in 2000, and higher interest expense which increased $3.0 million or 24% over the levels recorded in 2000. The increase in interest expense was primarily due to a $87.1 million increase in interest-bearing deposits while the rate paid on interest-bearing deposits was unchanged at 3.35%. Another factor in the growth of net interest income was higher average noninterest-bearing demand deposits which increased $7.2 million or 8% on average during 2001 as compared to 2000. The net interest margin in 2001 declined to 4.28% from 4.74% in 2000.

     Interest income on earning assets (on a tax-equivalent basis) increased $5.0 million or 14% to $40.9 million. This increase was primarily due to higher average loans, up $63.4 million or 20%, and higher average investment securities, interest-earning deposits and federal funds sold which grew $37.8 million or 22% over 2000 levels. Partially offsetting the growth in average earning assets were lower yields on earning assets. The average yield on the loan portfolio was 7.45% for 2001 as compared to 7.74% in 2000. Rates earned on investment securities declined to 6.15% from 6.44% in 2000, and rates on the shorter term investments of federal funds sold and interest-earning deposits declined 169 and 248 basis points, respectively.

     The increase in interest expense was primarily due to higher average balances of tiered money market accounts and certificates of deposits. Tiered money market accounts, introduced during the fourth quarter of 2000, grew $42.4 million on average while the average interest rate paid on this product declined to 3.60% from 5.78% in 2000.

Certificates of deposit grew $41.1 million or 28% on average as the average interest rate paid declined to 5.29% from 5.49% in 2000, reflecting overall declining market interest rates.

     LOANS: The loan portfolio represents the Corporation's largest earning asset and is a significant source of interest and fee income. Loan originations are a strong indication of the Corporation's willingness to serve its customers by helping them reach their financial goals.

     Total loans increased $72.6 million or 21% from 2000 levels. This growth was focused primarily in the real estate sector, as 1-4 family residential loans secured by first liens increased $35.7 million or 17% and commercial and construction loans secured by real estate increased $33.0 million or 51%. This strong growth is primarily due to loan originations within our market area to customers seeking residential mortgages and commercial mortgages on their business property. Total loans at year-end were $416.9 million, as compared to $344.3 million at December 31, 2000.

      The yield on total loans averaged 7.45% for 2001, a 29 basis point decline from the 7.74% average yield earned in 2000. The average yield on the mortgage portfolio declined in 2001 to 7.31% from 7.36% in 2000. The decline in yields earned in 2001 reflects the overall decline in market interest rates as the Federal Reserve lowered interest rates on numerous occasions.



The following table presents an analysis of outstanding loans as of December 31,

(In thousands)                      2001              2000            1999             1998             1997
--------------------------------------------------------------------------------------------------------------
Real Estate--Mortgage
  1-4 Family Residential
    First Liens                   $246,197          210,547         $168,979         $153,372         $110,903
--------------------------------------------------------------------------------------------------------------
    Junior Liens                    22,903           25,017           21,263           12,840           14,107
--------------------------------------------------------------------------------------------------------------
    Home Equity                     18,120           15,633           14,488           12,278           12,494
--------------------------------------------------------------------------------------------------------------
Real Estate--Commercial             91,129           62,161           55,747           40,152           31,090
--------------------------------------------------------------------------------------------------------------
Real Estate--Construction            6,418            2,297            1,153            1,946            4,213
--------------------------------------------------------------------------------------------------------------
Commercial Loans                    15,855           13,019           12,541           11,594           11,635
--------------------------------------------------------------------------------------------------------------
Consumer Loans                      11,237           14,084           12,413           12,959           13,741
--------------------------------------------------------------------------------------------------------------
Other Loans                          5,074            1,541            1,349              663              896
--------------------------------------------------------------------------------------------------------------
    TOTAL LOANS                   $416,933         $344,299         $287,933          $245,804        $199,079
==============================================================================================================


INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. government agencies, municipal obligations, mortgage-backed securities and other securities. The Corporation's investment securities amounted to $48.7 million at December 31, 2001, compared with $69.6 million at December 31, 2000.


The following table presents the contractual maturities and yields of investment securities at amortized cost, as of December 31, 2001:

                                                      After 1          After 5
                                      Within       But Within       But Within          After
(In thousands)                        1 Year          5 Years         10 Years       10 Years         Total
-----------------------------------------------------------------------------------------------------------
U.S. Treasury                        $ 3,000          $    --           $   --         $   --       $ 3,000
                                      6.350%               --               --             --        6.350%
-----------------------------------------------------------------------------------------------------------
U.S. Government Agencies               4,999           11,968            4,641             --        21,608
                                      6.162%           6.746%           7.311%             --        6.732%
-----------------------------------------------------------------------------------------------------------
Mortgage-Backed Securities                --               --               --          9,262         9,262
                                          --               --               --         5.044%        5.044%
-----------------------------------------------------------------------------------------------------------
State and Political Subdivisions       1,689            7,231              523            449         9,892
                                      4.423%           6.515%           6.736%         8.909%        6.278%
-----------------------------------------------------------------------------------------------------------
Other Debt Securities                  1,503            3,457               --             --         4,960
                                      5.391%           6.788%               --             --        6.365%
-----------------------------------------------------------------------------------------------------------
    Total                            $11,191          $22,656           $5,164         $9,711       $48,722
                                      5.846%           6.679%           7.253%         5.222%        6.258%
===========================================================================================================


SECURITIES AVAILABLE FOR SALE: Securities available for sale are used as a part of the Corporation's interest rate risk management strategy, and they may be sold in response to changes in interest rates, liquidity needs and other factors. These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of stockholders' equity, net of income taxes. Realized gains and losses are recognized in income at the time the securities are sold.

     At December 31, 2001, the Corporation had securities available for sale with a market value of $172.6 million, compared with $84.0 million at December 31, 2000. A $655 thousand unrealized gain and $476 thousand unrealized loss (net of income tax) was included in stockholders' equity at December 31, 2001 and December 31, 2000, respectively.



The following table presents the contractual maturities of debt securities available for sale, stated at market value, as of December 31, 2001:

                                                      After 1          After 5
                                      Within       But Within       But Within          After
(In thousands)                        1 Year          5 Years         10 Years       10 Years         Total
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
U.S. Treasury                        $1,030           $    --           $    --        $    --      $  1,030
                                     6.434%                --                --             --        6.434%
------------------------------------------------------------------------------------------------------------
U.S. Government Agencies                306            48,663            61,011          1,985       111,965
                                     7.250%            5.136%            5.746%         4.902%        5.471%
------------------------------------------------------------------------------------------------------------
Mortgage-backed Securities               --            11,516             6,904         13,565        31,985
                                         --            5.350%            5.455%         5.634%        5.494%
------------------------------------------------------------------------------------------------------------
State and Political Subdivisions         --               652             5,003          2,180         7,835
                                         --            4.908%            5.737%         6.136%        5.779%
------------------------------------------------------------------------------------------------------------
Other Debt Securities                 2,112             6,232                --         11,461        19,805
                                     4.727%            6.100%                --         5.416%        5.559%
------------------------------------------------------------------------------------------------------------
    TOTAL                            $3,448           $67,063           $72,918        $29,191      $172,620
                                     5.472%            5.259%            5.717%         5.537%        5.505%
============================================================================================================


     Federal funds sold and interest-earning deposits are an integral part of the Corporation's investment and liquidity strategies. The combined average balance of these vehicles during 2001 was $37.6 million as compared to $17.8 million in 2000.

DEPOSITS: Total deposits increased $122.0 million or 24% to $630.9 million at December 31, 2001, compared to $508.9 million at December 31, 2000. Our strategy to fund earning asset growth with core deposits was an important factor for growth in net interest income. Marketing and sales efforts contributed to a $40.5 million increase in tiered money market accounts and $60.4 million in certificates of deposits. Total average deposits increased $94.3 million or 20% over 2000 levels.


The following table sets forth information concerning the composition of the corporation's average deposit base and average interest rates paid for the following years:

                                      2001                       2000                       1999
 -------------------------------------------------------------------------------------------------------
(In thousands)                  $            %              $            %             $             %
 -------------------------------------------------------------------------------------------------------
Noninterest-Bearing
  Demand                    $102,852          --        $ 95,621          --        $ 87,550          --
--------------------------------------------------------------------------------------------------------
Checking                     100,734        0.84          97,025        1.08          93,368        1.13
--------------------------------------------------------------------------------------------------------
Savings                       77,207        1.95          80,837        2.06          83,122        2.05
--------------------------------------------------------------------------------------------------------
Money Markets                 49,869        3.04          46,276        3.43          34,670        2.38
--------------------------------------------------------------------------------------------------------
Tiered Money Markets          44,785        3.60           2,422        5.78              --          --
--------------------------------------------------------------------------------------------------------
Certificates of Deposit      188,187        5.29         147,076        5.49         140,743        4.80
--------------------------------------------------------------------------------------------------------
    TOTAL DEPOSITS          $563,634                    $469,257                    $439,453
========================================================================================================



     Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods one year or less. These factors translate into a stable customer oriented cost- effective funding source.

The following table shows remaining maturity for certificates of deposit over $100,000 as of December 31, 2001 (in thousands):

Three months or less                                                   $37,172
------------------------------------------------------------------------------
Over three months through twelve months                                 18,778
------------------------------------------------------------------------------
Over twelve months                                                       3,950
------------------------------------------------------------------------------
    TOTAL                                                              $59,900
==============================================================================

FEDERAL HOME LOAN BANK ADVANCES: At December 31, 2001, Federal Home Loan Bank ("FHLB") advances totaled $5.0 million as compared to none at December 31, 2000. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2001 have varying terms and interest rates.

     The following table compares the average balance sheet, net interest spreads and net interest margins for the years ended December 31, 2001, 2000, and 1999 (fully tax- equivalent - FTE):


                                          Year Ended December 31, 2001
                                                      Income/
                                            Average   Expense  Yield
(In thousands, except yield information)    Balance    (FTE)    (FTE)
 ----------------------------------------------------------------------
ASSETS:
Interest-Earning Assets:
  Investments:
    Taxable                                $160,191  $  9,668   6.04%
 ----------------------------------------------------------------------
    Tax-Exempt                               13,944     1,037   7.43%
 ----------------------------------------------------------------------
  Loans                                     382,430    28,476   7.45%
 ----------------------------------------------------------------------
  Federal Funds Sold                         24,660     1,143   4.64%
 ----------------------------------------------------------------------
  Interest-Earning Deposits                  12,955       612   4.72%
 ----------------------------------------------------------------------
    Total Interest-Earning Assets           594,180    40,936   6.89%
 ----------------------------------------------------------------------
Noninterest-Earning Assets:
  Cash and Due from Banks                    15,655
 ----------------------------------------------------------------------
  Allowance for Loan Losses                  (3,682)
 ----------------------------------------------------------------------
  Premises and Equipment                     12,448
 ----------------------------------------------------------------------
  Other Assets                               10,232
 ----------------------------------------------------------------------
    Total Noninterest-Earning Assets         34,653
 ----------------------------------------------------------------------
    TOTAL ASSETS                           $628,833
 ======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:

Interest-Bearing Deposits:
  Checking                                 $100,734      $849   0.84%
 ----------------------------------------------------------------------
  Money Markets                              49,869     1,514   3.04%
 ----------------------------------------------------------------------
  Tiered Money Markets                       44,785     1,611   3.60%
 ----------------------------------------------------------------------
  Savings                                    77,207     1,506   1.95%
 ----------------------------------------------------------------------
  Certificates of Deposit                   188,187     9,949   5.29%
 ----------------------------------------------------------------------
    Total Interest-Bearing Deposits         460,782    15,429   3.35%
 ----------------------------------------------------------------------
  Long-Term Debt                              1,633        57   3.49%
 ----------------------------------------------------------------------
    Total Interest-Bearing Liabilities      462,415    15,486   3.35%
 ----------------------------------------------------------------------
Noninterest-Bearing Liabilities:
  Demand Deposits                           102,852
 ----------------------------------------------------------------------
  Accrued Expenses and Other Liabilities      4,193
 ----------------------------------------------------------------------
  Total Noninterest-Bearing Liabilities     107,045
 ----------------------------------------------------------------------
Stockholders' Equity                         59,373
 ----------------------------------------------------------------------
    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                               $628,833
 ======================================================================
    NET INTEREST INCOME                              $ 25,450
 ======================================================================
    Net Interest Spread                                         3.54%
 ----------------------------------------------------------------------
    Net Interest Margin                                         4.28%
 ----------------------------------------------------------------------


1.   Average loan balances include non-accrual and restructured loans.

2. The tax-equivalent adjustment was computed based on a federal tax rate of 34%.

3. Investments consist of investment securities and securities available for sale at amortized cost.

 Year Ended December 31, 2000  Year Ended December 31, 1999
           Income/                           Income/
  Average  Expense     Yield        Average  Expense   Yield
  Balance    (FTE)     (FTE)        Balance    (FTE)   (FTE)
----------------------------------------------------------



  $143,600  $9,097      6.33%    $164,420   $ 9,456     5.75%
-------------------------------------------------------------
    12,585     957      7.60%      12,260     1,038     8.47%
-------------------------------------------------------------
   319,032   4,683      7.74%     261,191    20,029     7.67%
-------------------------------------------------------------
    16,977   1,092      6.33%      25,182     1,477     5.87%
-------------------------------------------------------------
       833       6     17.20%          --        --       --
-------------------------------------------------------------
   493,028  35,890      7.28%     463,053    32,000     6.91%
-------------------------------------------------------------

    15,222                         12,570
-------------------------------------------------------------
    (3,135)                        (2,653)
-------------------------------------------------------------
    11,267                          9,729
-------------------------------------------------------------
     6,786                          4,070
-------------------------------------------------------------
    30,140                         23,716
-------------------------------------------------------------
  $523,168                       $486,769
=============================================================




  $ 97,025 $ 1,048      1.08%     $ 93,368  $ 1,058     1.13%
-------------------------------------------------------------
    46,276   1,589      3.43%       34,670    1,095     3.16%
-------------------------------------------------------------
     2,422     140      5.78%           --       --       --
-------------------------------------------------------------
    80,837   1,662      2.06%       83,122    1,977     2.38%
-------------------------------------------------------------
   147,076   8,070      5.49%      140,743    6,211     4.41%
-------------------------------------------------------------
   373,636  12,509      3.35%      351,903   10,341     2.94%
-------------------------------------------------------------
        --      --        --            --       --       --
-------------------------------------------------------------
   373,636  12,509      3.35%      351,903   10,341     2.94%
-------------------------------------------------------------


    95,621                          87,550
-------------------------------------------------------------
     3,531                           4,181
-------------------------------------------------------------
    99,152                          91,731
-------------------------------------------------------------
    50,380                          43,135
-------------------------------------------------------------

  $523,168                        $486,769
=============================================================
          $ 23,381                          $21,659
=============================================================
                        3.93%                           3.97%
-------------------------------------------------------------
                        4.74%                           4.68%
-------------------------------------------------------------


RATE/VOLUME ANALYSIS (fully tax-equivalent basis):

The effect of volume and rate changes on net interest income for the years ended
December 31, 2001 and 2000 are shown below:


(In thousands)               Year Ended 2001 Compared With 2000                Year Ended 2000 Compared With 1999
-------------------------------------------------------------------------------------------------------------------
                                                               Net                                              Net
                                Difference Due To        Change In              Difference Due To         Change In
                                   Change In:              Income/                  Change In:              Income/
                            Volume            Rate         Expense           Volume            Rate         Expense
-------------------------------------------------------------------------------------------------------------------
ASSETS
  Investments               $1,155         $  (504)         $  651          $(1,217)         $  777         $ (440)
-------------------------------------------------------------------------------------------------------------------
  Loans                      4,905          (1,112)          3,793            4,436             218          4,654
-------------------------------------------------------------------------------------------------------------------
  Federal Funds Sold           478            (427)             51            (471)              86           (385)
-------------------------------------------------------------------------------------------------------------------
  Interest-Earning Deposits  1,131            (580)            551               61              --             61
-------------------------------------------------------------------------------------------------------------------
  Total Interest Income     $7,669         $(2,623)         $5,046          $ 2,809          $1,081         $3,890
===================================================================================================================

LIABILITIES
  Checking                  $   40         $  (239)         $ (199)         $     41         $   (51)       $  (10)
-------------------------------------------------------------------------------------------------------------------
  Money Markets                123            (198)            (75)              367             127           494
-------------------------------------------------------------------------------------------------------------------
  Tiered Money Markets       2,449            (978)          1,471              140              --            140
-------------------------------------------------------------------------------------------------------------------
  Savings                      (75)            (81)           (156)             (54)           (261)          (315)
-------------------------------------------------------------------------------------------------------------------
  Certificates of Deposit    2,256            (377)          1,879              279           1,580          1,859
-------------------------------------------------------------------------------------------------------------------
  Long-Term Debt                57               --             57               --              --             --
-------------------------------------------------------------------------------------------------------------------
  Total Interest Expense    $4,850         $(1,873)         $2,977          $   773          $1,395         $2,168
-------------------------------------------------------------------------------------------------------------------
  Net Interest Income       $2,819         $  (750)         $2,069          $ 2,036  $         (314)        $1,722
===================================================================================================================


ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $4.0 million at December 31, 2001 as compared to $3.4 million at December 31, 2000. The allowance for loan losses currently provides 12.3 times the coverage of all non-performing assets. At December 31, 2001, the allowance for loan losses as a percentage of total loans outstanding was 0.96% compared to 1.00% at December 31, 2000 and 1.03% at December 31, 1999.

     The provision for loan losses increased $100 thousand, or 20%, to $600 thousand for 2001, compared to $500 thousand for 2000. The provision was based upon management's review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans. Although management used the best information available, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or our market area in Central New Jersey area experience an adverse economic shock. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.


The following table presents the loan loss experience during the periods ended December 31,

(In thousands)                              2001             2000             1999            1998            1997
------------------------------------------------------------------------------------------------------------------
Allowance for Loan Losses at
  Beginning of Year                       $3,435           $2,962           $2,428          $2,022          $1,721
------------------------------------------------------------------------------------------------------------------

Loans Charged-off During the Period
  Real Estate                                 42               27               --              --             151
------------------------------------------------------------------------------------------------------------------
  Consumer                                    35              119               70             152              97
------------------------------------------------------------------------------------------------------------------
  Commercial and Other                        15               28               52              35              35
------------------------------------------------------------------------------------------------------------------
    Total Loans Charged-Off                   92              174              122             187             283
------------------------------------------------------------------------------------------------------------------

Recoveries During the Period
  Real Estate                                  7               75               22              24             105
------------------------------------------------------------------------------------------------------------------
  Consumer                                    65               53               63              12              25
------------------------------------------------------------------------------------------------------------------
  Commercial and Other                         8               19               16              36               9
------------------------------------------------------------------------------------------------------------------
    Total Recoveries                          80              147              101              72             139
------------------------------------------------------------------------------------------------------------------

Net Charge-Offs                               12               27               21             115             144
------------------------------------------------------------------------------------------------------------------

Provision Charged to Expense                 600              500              555             521             445
------------------------------------------------------------------------------------------------------------------

Allowance for Loan Losses at
  End of Year                             $4,023           $3,435           $2,962          $2,428          $2,022
==================================================================================================================



The following table shows the allocation of the allowance for loan losses and the percentage of each loan category to total loans as of December 31,

                                     % of                  % of                   % of                  % of                  % of
                                     Loan                  Loan                   Loan                  Loan                  Loan
                                 Category              Category               Category              Category              Category
                                 to Total              to Total               to Total              to Total              to Total
(In thousands)            2001      Loans       2000      Loans        1999      Loans       1998      Loans       1997      Loans
----------------------------------------------------------------------------------------------------------------------------------
Real Estate             $2,213       92.3     $1,889       91.7      $1,629       90.9     $1,336       89.7     $1,112       86.8
----------------------------------------------------------------------------------------------------------------------------------
Consumer                   201        2.7        172        4.1         148        4.3        121        5.3        101        6.9
----------------------------------------------------------------------------------------------------------------------------------
Commercial and Other     1,609        5.0      1,374        4.2       1,185        4.8        971        5.0        809        6.3
----------------------------------------------------------------------------------------------------------------------------------
    TOTAL               $4,023      100.0     $3,435      100.0      $2,962      100.0     $2,428      100.0     $2,022      100.0
==================================================================================================================================


                                                                                                                                13

NON-PERFORMING ASSETS:

The following table presents for the years indicated the components of non-performing assets:


                                                       YEARS ENDED DECEMBER 31,

(In thousands)                       2001          2000          1999          1998         1997
--------------------------------------------------------------------------------------------------
Loans past due 90 days or more
  and still accruing interest       $   53        $   75        $  205        $    1        $  104
--------------------------------------------------------------------------------------------------
Non-accrual loans                      274           325           386           806           742
--------------------------------------------------------------------------------------------------
    Total non-performing loans         327           400           591           807           846
--------------------------------------------------------------------------------------------------
Other real estate owned                 --            --            --            --           340
--------------------------------------------------------------------------------------------------
    Total non-performing assets        327           400           591           807         1,186
==================================================================================================
Loan charge-offs                        92           174           122           187           283
--------------------------------------------------------------------------------------------------
Loan recoveries                         80           147           101            72           139
--------------------------------------------------------------------------------------------------
    Net loan charge-offs                12            27            21           115           144
==================================================================================================
Allowance for loan losses           $4,023        $3,435        $2,962        $2,428        $2,022
==================================================================================================



     In addition, the Bank had restructured loans of $320 thousand and $325 thousand at December 31, 2001 and 2000, respectively.



RATIOS:
Total non-performing loans/
  Total loans                        0.08%        0.12%        0.21%        0.33%        0.42%
----------------------------------------------------------------------------------------------
Total non-performing loans/
  Total assets                       0.05%        0.07%        0.12%        0.17%        0.19%
----------------------------------------------------------------------------------------------
Total non-performing assets/
  Total assets                       0.05%        0.07%        0.12%        0.17%        0.27%
----------------------------------------------------------------------------------------------
Allowance for loan losses/
  Total loans                        0.96%        1.00%        1.03%        0.99%        1.02%
----------------------------------------------------------------------------------------------
Allowance for loan losses/
  Total non-performing loans         12.3X         8.6X         5.0X         3.0X         2.4X
----------------------------------------------------------------------------------------------


     Interest income of $20 thousand, $22 thousand and $39 thousand would have been recognized during 2001, 2000, and 1999, respectively, if non-accrual loans had been current in accordance with their original terms.

OTHER INCOME: Other income before gains on securities was $6.5 million in 2001, an increase of 12% over 2000 levels. This increase was primarily due to higher trust fees, additions to cash surrender value of Bank Owned Life Insurance, and service charges on deposit accounts, partially offset by a non-recurring gain on the sale of loan servicing recorded in 2000. Trust fees rose $409 thousand or 11% over the levels recorded in 2000. This increase is attributable to increased volume of business as the book value of assets under management increased $57.2 million or 8% over last year's levels. During the third quarter of 2001, the Corporation invested $12 million in Bank Owned Life Insurance (BOLI) to assist in offsetting the rising costs of employee benefits, and accordingly, realized other income of $264 thousand on increased cash surrender value on these policies. For the year ended December 31, 2001, securities gains were $189 thousand as compared to a loss of $200 thousand recorded in 2000.


The following table presents the major components of other income:


(In thousands)                                           2001            2000            1999
---------------------------------------------------------------------------------------------
Trust Department Fees                                  $4,013          $3,604          $3,002
---------------------------------------------------------------------------------------------
Service Charges On Deposit Accounts                     1,410           1,310           1,265
---------------------------------------------------------------------------------------------
Other Fee Income                                          345             299             660
---------------------------------------------------------------------------------------------
Bank Owned Life Insurance                                 264              --              --
---------------------------------------------------------------------------------------------
Other Non-Interest Income                                 248             221             176
---------------------------------------------------------------------------------------------
Safe Deposit Rental Fees                                  202             168             176
---------------------------------------------------------------------------------------------
Gain on Sale of Loan Servicing                             --             211              --
---------------------------------------------------------------------------------------------
  Other Income Before Gains/(Losses) on Securities      6,482           5,813           5,279
---------------------------------------------------------------------------------------------
Securities Gains/(Losses)                                 189            (200)             16
---------------------------------------------------------------------------------------------
    TOTAL OTHER INCOME                                 $6,671          $5,613          $5,295
=============================================================================================



OTHER EXPENSES: Other expense totaled $17.8 million in 2001, an increase of $1.3 million or 8% compared to $16.5 million in 2000. This increase is commensurate with the growth in the overall level of business activity and the addition of two branch locations.

     Salaries and benefits expense, the largest component of other expense, increased 10% to $10.0 million from $9.0 million in 2000. This increase was directly related to increased officer and staff levels and the related fringe benefit costs. The full time equivalent number of employees rose to 180 at December 31, 2001 from 167 a year ago.

     Premises and equipment expense increased to $3.6 million from $3.0 million in 2000. This increase was primarily due to higher expenses related to our new branches in Hillsborough and Clinton.

     The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.


The following table presents the major components of other expenses:

(In thousands)                       2001            2000           1999
------------------------------------------------------------------------
Salaries and Benefits             $ 9,975         $ 9,041        $ 7,942
------------------------------------------------------------------------
Premises and Equipment              3,598           3,035          2,811
------------------------------------------------------------------------
Advertising                           568             499            329
------------------------------------------------------------------------
Stationery and Supplies               490             393            395
------------------------------------------------------------------------
Professional Fees                     369             248            349
------------------------------------------------------------------------
Trust Department                      368             379            330
------------------------------------------------------------------------
Telephone                             339             298            294
------------------------------------------------------------------------
Postage                               320             299            234
------------------------------------------------------------------------
Merger-Related Charges                 --             500             --
------------------------------------------------------------------------
Other Expense                       1,796           1,828          2,531
------------------------------------------------------------------------
    TOTAL OTHER EXPENSE           $17,823         $16,520        $15,215
========================================================================

INCOME TAXES: Income tax expense for the year ended December 31, 2001 was $4.4 million as compared to $3.9 million in 2000. The effective tax rate for the year ended December 31, 2001 was 32.83% compared to 33.84% for the year ended December 31,

2000. The increased income tax expense in 2001 reflects higher levels of taxable income partially offset by a lower effective tax rate due to increases in tax-exempt income.

RESULTS OF OPERATIONS 2000 COMPARED TO 1999: For the year ended December 31, 2000, net income increased 7% to $7.7 million compared to $7.2 million earned in 1999. Diluted earnings per share increased 8% to $2.27 per share from $2.11 per share earned in 1999. Earnings per diluted share before merger-related charges of $0.12, net of tax, were $2.39 as compared to $2.11 in 1999, an increase of 14%. The increase in net income for 2000 was primarily due to growth in net interest income and Trust fees offset in part by higher other expenses. These results before merger-related charges produced a return on average assets of 1.55% as compared to 1.48% in 1999 and a return on average stockholders' equity of 16.14% as compared to 15.67% in 1999.

     Net interest income (on a tax equivalent basis) totaled $23.4 million for 2000, an increase of 8% or $1.7 million over the $21.7 million recorded in 1999. The increase was primarily due to a $30.0 million increase in average earning assets and higher rates earned on interest-earning assets, which increased to 7.28% from 6.91% earned in 1999. Offsetting higher interest income in part was higher interest expense which increased $2.2 million or 21%. This increase was primarily due to a $21.7 million increase in interest-bearing deposits and higher rates paid on interest-bearing deposits, which increased to 3.35% from 2.94% in 1999. A major factor in the growth in net interest income was higher average demand deposits which increased $8.1 million or 9% on average during 2000 as compared to 1999. The net interest margin in 2000 was 4.74%, an increase of 6 basis points from 4.68% in 1999.

     Other income before losses on securities was $5.8 million in 2000, representing a 10% increase from 1999 levels. This increase was primarily due to higher trust fees and gain on sale of a loan servicing portfolio, partially offset by reduced other fee income. Trust fees for 2000 were 20% higher than 1999. The sharp rise in Trust fees can be attributed to the increase in book value of assets under management, which increased 9% in 2000 as compared to 1999 levels in conjunction with changes in fee structure. The gain on sale of servicing and reduction in other fee income was a result of discontinuing Chatham Savings, FSB mortgage banking activities, which were not significant to Chatham's assets and which were incompatible with existing lines of business.

     Other expense totaled $16.5 million in 2000, an increase of $1.3 million or 9% compared to $15.2 million in 1999. Excluding merger- related charges of $500 thousand, the increase was $805 thousand, or 5%. The increase in other expense was primarily the result of increases in salaries and benefits and advertising, offset in part by lower equipment and data processing costs related to the consolidation of the Chatham Savings, FSB operations.

     Salaries and benefits expense, the largest component of other expense, increased 14% to $9.0 million from $7.9 million in 1999. This increase was primarily related to higher staff levels and costs associated with attracting and retaining a well-trained professional staff and related fringe benefits.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. At $63.1 million, total stockholders' equity grew 14% or $7.9 million as compared with $55.2 million at December 31, 2000. At December 31, 2001, unrealized gains net of taxes were $655 thousand as compared to unrealized losses net of taxes of $476 thousand at December 31, 2000. The change from unrealized losses to unrealized gains, net of taxes, was primarily due to lower interest rates during 2001 as compared to 2000. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4% and 8%, respectively. At 18.8% and 20.0%, the Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Corporation's capital leverage ratio was 9.8% at December 31, 2001.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

     Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold, averaged over $40 million in 2001. In addition, the Corporation has $172.6 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2001, investment securities and securities available for sale maturing within one year amounted to $14.6 million and cash and cash equivalents totaled $20.0 million.

     Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including federal funds purchased from correspondent banks, short and long term borrowings from the Federal Home Loan Bank of New York and loan participations or sales of loans. The Corporation also generates liquidity from the regular principal payments made on its loan portfolio.

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

     The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately 0.24 to 1.00 on December 31, 2001 based on contractual maturities for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread.

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


The table below presents the maturity and repricing relationships between interest-earning assets and interest-bearing deposits as of December 31, 2001.

(In thousands)

Repricing or                           0 - 3       3 - 12        1 - 5       Over 5
Maturity Date                         Months       Months        Years         Years        Total
-------------------------------------------------------------------------------------------------
ASSETS
  Securities                        $  4,301      $10,338     $ 89,719      $116,984     $221,342
-------------------------------------------------------------------------------------------------
  Federal Funds Sold                   2,543           --           --            --        2,543
-------------------------------------------------------------------------------------------------
  Interest-Earning Deposits           15,634           --           --            --       15,634
-------------------------------------------------------------------------------------------------
  Loans (1)                           29,564       55,512      122,246       209,337      416,659
-------------------------------------------------------------------------------------------------
      TOTAL INTEREST-SENSITIVE
        ASSETS                      $ 52,042      $65,850     $211,965      $326,321     $656,178
=================================================================================================
DEPOSITS
  Certificates of Deposit           $ 98,446      $93,199     $ 23,634      $    141     $215,420
-------------------------------------------------------------------------------------------------
  Savings                             82,268           --           --            --       82,268
-------------------------------------------------------------------------------------------------
  Money Markets                      109,326           --           --            --      109,326
-------------------------------------------------------------------------------------------------
  Checking                           110,878           --           --            --      110,878
-------------------------------------------------------------------------------------------------
  Long-Term Debt                          --           --        5,000            --        5,000
-------------------------------------------------------------------------------------------------
  Noninterest-Bearing
    Demand Deposits                       --           --           --       113,011      113,011
-------------------------------------------------------------------------------------------------
      TOTAL INTEREST-SENSITIVE
        DEPOSITS                    $400,918      $93,199     $ 28,634      $113,152     $635,903
=================================================================================================
  Assets/Deposits                       0.13         0.71         7.40          2.88         1.03
-------------------------------------------------------------------------------------------------
  Assets/Deposits (Cumulative)          0.13         0.24         0.63          1.03
-------------------------------------------------------------------------------------------------

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


The following table presents the scheduled maturity of market risk sensitive instruments as of December 31, 2001:

(In thousands)
                                  Average          Within           1 - 5            Over                       Estimated
Maturing In:                Interest Rate          1 Year           Years         5 Years           Total      Fair Value
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Securities                          6.15%        $ 14,639        $ 89,719        $116,984        $221,342        $223,100
-------------------------------------------------------------------------------------------------------------------------
Federal Funds Sold                  4.64%           2,543              --              --           2,543           2,543
-------------------------------------------------------------------------------------------------------------------------
Interest-Earning Deposits           4.72%          15,634              --              --          15,634          15,634
-------------------------------------------------------------------------------------------------------------------------
Loans (1)                           7.45%          85,076         122,246         209,337         416,659         420,842
-------------------------------------------------------------------------------------------------------------------------
Total                                            $117,892        $211,965        $326,321        $656,178        $662,119
=========================================================================================================================

LIABILITIES
Savings, Checking
And Money Markets                   2.01%$        302,472 $            --        $     --        $302,472        $302,472
-------------------------------------------------------------------------------------------------------------------------
CD'S                                5.29%         191,645          23,634             141         215,420         218,393
-------------------------------------------------------------------------------------------------------------------------
Long-Term Debt                      3.49%              --           5,000              --           5,000           5,018
-------------------------------------------------------------------------------------------------------------------------
Total                                            $494,117        $ 28,634         $   141        $522,892        $525,883
=========================================================================================================================


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

RECENT ACCOUNTING PRONOUNCEMENTS: Statement of Financial Accounting Standards
(SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of Financial Accounting Standards Board
(FASB) Statement No. 133 was adopted by the Corporation on January 1, 2001. The adoption of these statements did not have a material impact on the consolidated financial statements of the Corporation.

     SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (a Replacement of FASB Statement 125)" supersedes and replaces the guidance of SFAS No. 125. SFAS No. 140 provides guidance on the following topics: securitization transactions involving financial assets; sales of financial assets such as receivables, loans, and securities; factoring transactions; wash sales; servicing assets and liabilities; collateralized borrowing arrangements; securities lending transactions; repurchase agreements; loan collateralized borrowing arrangements; securities lending transactions; repurchase agreements; loan participations; and extinguishment of liabilities. The provisions of SFAS No. 140 are effective for transactions entered into after March 31, 2001. The initial adoption of SFAS No. 140 did not have a material impact on the Corporation's consolidated financial statements.

     On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 specifies the criteria acquired intangible assets must meet to be recognized and reported apart from goodwill. The Corporation adopted SFAS No. 141 effective July 1, 2001. The initial adoption of SFAS No. 141 had no significant impact on the Corporation's consolidated financial statements.

     On July 20, 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The Corporation was required to adopt SFAS No. 142 effective January 1, 2002. As of December 31, 2001, the Corporation had $563 thousand in unamortized goodwill with annual amortization of $100 thousand, which ceased upon the adoption of SFAS No. 142. The Corporation has evaluated the transitional goodwill impairment criteria of SFAS No. 142 and has determined that the goodwill recorded at December 31, 2001 has not been impaired. Therefore management has determined that the initial adoption of SFAS No. 142 had no impact on the consolidated financial statements of the Corporation.

     In August, 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires an enterprise to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets. The Corporation is required to adopt the provisions of SFAS No. 143 for fiscal years beginning after June 15, 2002. The Corporation does not anticipate that SFAS No. 143 will significantly impact the Corporation's consolidated financial statements.

     On October 3, 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", it retains many of the fundamental provisions of that Statement. The

Statement is effective for fiscal years beginning after December 15, 2001. The initial adoption of SFAS No. 144 did not have a significant impact on the Corporation's financial statements.

PGB TRUST AND INVESTMENTS: PGB Trust and Investments, a division of the bank, continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, it has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base.


                               TRUST ASSETS
                         (book value in millions)
                    ---------------------------------
                     '97    '98    '99    '00    '01
                    -----  -----  -----  -----  -----
                    $454   $549   $651   $710   $767


     The book value of assets under management in PGB Trust and Investments increased from $709.7 million at December 31, 2000 to $766.9 million at December 31, 2001, an increase of 8%. The corresponding market value at December 31, 2001 is in excess of $1 billion. Fee income generated by PGB Trust and Investments was $4.0 million, $3.6 million and $3.0 million in 2001, 2000 and 1999, respectively.

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

                                                                         Years Ended December 31,
(In thousands, except
per share data)                                     2001           2000            1999           1998           1997
---------------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
  Interest Income                                $40,523        $35,567         $31,587        $29,949        $27,708
---------------------------------------------------------------------------------------------------------------------
  Interest Expense                                15,486         12,509          10,341         10,843         10,193
---------------------------------------------------------------------------------------------------------------------
    Net Interest Income                           25,037         23,058          21,246         19,106         17,515
---------------------------------------------------------------------------------------------------------------------
  Provision for Loan Losses                          600            500             555            521            445
---------------------------------------------------------------------------------------------------------------------
    Net Interest Income after Provision
      for Loan Losses                             24,437         22,558          20,691         18,585         17,070
---------------------------------------------------------------------------------------------------------------------
  Other Income, Exclusive
    of Securities Gains/(Losses)                   6,482          5,813           5,279          4,623          3,604
---------------------------------------------------------------------------------------------------------------------
  Other Expenses                                  17,823         16,520          15,215         13,802         12,695
---------------------------------------------------------------------------------------------------------------------
  Securities Gains/(Losses)                          189           (200)             16            178             29
---------------------------------------------------------------------------------------------------------------------
    Income Before Income Tax Expense              13,285         11,651          10,771          9,584          8,008
---------------------------------------------------------------------------------------------------------------------
  Income Tax Expense                               4,361          3,943           3,582          3,550          3,109
---------------------------------------------------------------------------------------------------------------------
    NET INCOME                                    $8,924         $7,708          $7,189         $6,034         $4,899
=====================================================================================================================



Per share data: (reflects 10% stock dividend paid in 2001, 5% stock dividends paid in 2000, 1999 and 1998; and a 2:1 stock split in December, 1997.)


Earnings per Share-Basic                      $ 2.68         $ 2.32          $ 2.17         $ 1.82         $ 1.48
-----------------------------------------------------------------------------------------------------------------
Earnings per Share-Diluted                      2.64           2.27            2.11           1.77           1.45
-----------------------------------------------------------------------------------------------------------------
Cash Dividends Declared                         0.58           0.54            0.50           0.46           0.41
-----------------------------------------------------------------------------------------------------------------
Book Value End-of-Period                       18.96          16.61           14.36          14.04          12.47
-----------------------------------------------------------------------------------------------------------------
Weighted Average Shares Outstanding        3,327,836      3,320,208       3,313,511      3,313,297      3,317,222
-----------------------------------------------------------------------------------------------------------------
Common Stock Equivalents                      55,954         78,571          95,093        100,104         53,731
-----------------------------------------------------------------------------------------------------------------


            DIVIDENDS                                   BOOK VALUE
            PER SHARE                                   PER SHARE
           (in dollars)                                (in dollars)
---------------------------------         --------------------------------------
 '97    '98    '99    '00    '01           '97     '98     '99     '00     '01
-----  -----  -----  -----  -----         ------  ------  ------  ------  ------
$0.41  $0.46  $0.50  $0.51  $0.58         $12.47  $14.04  $14.36  $16.61  $18.96


                                                     2001            2000            1999            1998            1997
------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA: (at period end)
  Total Assets                                   $704,773        $567,032        $497,535        $480,929        $442,760
-------------------------------------------------------------------------------------------------------------------------
  Investment Securities                            48,722          69,575          61,672          65,500          84,192
-------------------------------------------------------------------------------------------------------------------------
  Securities Available for Sale                   172,620          83,950         101,324         103,604          97,863
-------------------------------------------------------------------------------------------------------------------------
  Loans                                           416,933         344,299         287,933         245,804         199,079
-------------------------------------------------------------------------------------------------------------------------
  Allowance for Loan Losses                         4,023           3,435           2,962           2,428           2,022
-------------------------------------------------------------------------------------------------------------------------
  Total Deposits                                  630,903         508,879         444,088         430,750         400,793
-------------------------------------------------------------------------------------------------------------------------
  Total Stockholders' Equity                       63,085          55,156          47,575          44,461          39,426
-------------------------------------------------------------------------------------------------------------------------
  Trust Assets (Book Value)                       766,928         709,732         651,469         549,321         453,671
-------------------------------------------------------------------------------------------------------------------------
  Cash Dividends Declared                           1,846           1,592           1,292           1,097             978
-------------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS:
  Return on Average Total Assets                     1.42%           1.47%           1.48%           1.33%           1.16%
-------------------------------------------------------------------------------------------------------------------------
  Return on Average Total Stockholders' Equity      15.03           15.30           15.67           14.21           13.11
-------------------------------------------------------------------------------------------------------------------------
  Dividend Payout Ratio                             20.69           20.65           17.97           16.21           18.59
-------------------------------------------------------------------------------------------------------------------------
  Average Total Stockholders' Equity
    to Average Assets                                9.44            9.63            8.86            9.39            8.82
-------------------------------------------------------------------------------------------------------------------------
  Non-interest Expenses to Average Assets            2.83            3.16            3.13            3.05            3.00
-------------------------------------------------------------------------------------------------------------------------
  Non-interest Income to Average Assets              1.06            1.07            1.09            1.06            0.85
-------------------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS: (at period end)
  Non-accrual Loans to Total Loans                   0.07%           0.09%           0.13%           0.33%           0.37%
-------------------------------------------------------------------------------------------------------------------------
  Non-performing Assets to Total Assets              0.05            0.07            0.12            0.17            0.27
-------------------------------------------------------------------------------------------------------------------------
  Allowance for Loan Losses to
    Non-performing Loans                             12.3X            8.6X            5.0X            3.0X            2.4X
-------------------------------------------------------------------------------------------------------------------------
  Allowance for Loan Losses to Total Loans           0.96%           1.00%           1.03%           0.99%           1.02%
-------------------------------------------------------------------------------------------------------------------------
  Net Charge-Offs to Average
    Loans Plus Other Real Estate Owned               0.01            0.01            0.01            0.05            0.08
-------------------------------------------------------------------------------------------------------------------------
LIQUIDITY AND CAPITAL RATIOS:
  Average Loans to Average Deposits                 67.85%          67.99%          59.44%          56.36%          48.67%
-------------------------------------------------------------------------------------------------------------------------
  Total Stockholders' Equity to Total Assets         8.95            9.73            9.56            9.24            8.90
-------------------------------------------------------------------------------------------------------------------------
  Tier 1 Capital to Risk Weighted Assets            18.76           20.80           26.55           18.97           14.91
-------------------------------------------------------------------------------------------------------------------------
  Total Capital to Risk Weighted Assets             19.98           22.10           28.16           19.06           15.66
-------------------------------------------------------------------------------------------------------------------------
  Tier 1 Leverage Ratio                              9.84           10.49           10.02            9.40            8.76
-------------------------------------------------------------------------------------------------------------------------

                                                                                                                       23

The following table sets forth certain unaudited quarterly financial data for the periods indicated:


SELECTED 2001 QUARTERLY DATA:

(Dollars in thousands
except per share data)                     March 31            June 30       September 30       December 31
-----------------------------------------------------------------------------------------------------------
Interest Income                              $9,694             $9,988            $10,372           $10,469
-----------------------------------------------------------------------------------------------------------
Interest Expense                              3,959              3,964              3,955             3,608
-----------------------------------------------------------------------------------------------------------
  Net Interest Income                         5,735              6,024              6,417             6,861
-----------------------------------------------------------------------------------------------------------
Provision for Loan Losses                       126                124                126               224
-----------------------------------------------------------------------------------------------------------
Other Income, Excluding
  Securities Gains/(Losses)                   1,634              1,530              1,504             1,814
-----------------------------------------------------------------------------------------------------------
Securities Gains/(Losses)                        --                 79                111                (1
-----------------------------------------------------------------------------------------------------------
Other Expense                                 4,217              4,236              4,447             4,923
-----------------------------------------------------------------------------------------------------------
Net Income before Income Tax Expense          3,026              3,273              3,459             3,527
-----------------------------------------------------------------------------------------------------------
Income Tax Expense                              996              1,081              1,163             1,121
-----------------------------------------------------------------------------------------------------------
  NET INCOME                                 $2,030             $2,192            $ 2,296           $ 2,406
===========================================================================================================
Earnings per Share-Basic                     $ 0.61             $ 0.66            $  0.69           $  0.72
-----------------------------------------------------------------------------------------------------------
Earnings per Share-Diluted                     0.60               0.65               0.68              0.71
-----------------------------------------------------------------------------------------------------------




SELECTED 2000 QUARTERLY DATA:

(dollars in thousands
except per share data)                     March 31            June 30       September 30       December 31
-----------------------------------------------------------------------------------------------------------
Interest Income                              $8,563             $8,861             $8,842            $9,301
-----------------------------------------------------------------------------------------------------------
Interest Expense                              2,744              2,895              3,303             3,567
-----------------------------------------------------------------------------------------------------------
  Net Interest Income                         5,819              5,966              5,539             5,734
-----------------------------------------------------------------------------------------------------------
Provision for Loan Losses                       126                126                126               122
-----------------------------------------------------------------------------------------------------------
Other Income, Excluding
  Securities Gains/(Losses)                   1,460              1,567              1,518             1,268
-----------------------------------------------------------------------------------------------------------
Securities Gains/(Losses)                         1               (197)                (4)               --
-----------------------------------------------------------------------------------------------------------
Other Expense                                 4,514              4,089              3,695             4,222
-----------------------------------------------------------------------------------------------------------
Net Income before Income Tax Expense          2,640              3,121              3,232             2,658
-----------------------------------------------------------------------------------------------------------
Income Tax Expense                              911              1,063              1,096               873
-----------------------------------------------------------------------------------------------------------
  NET INCOME                                 $1,729             $2,058             $2,136            $1,785
===========================================================================================================
Earnings per Share-Basic                     $ 0.52             $ 0.63             $ 0.63            $ 0.54
-----------------------------------------------------------------------------------------------------------
Earnings per Share-Diluted                     0.51               0.60               0.63              0.53
-----------------------------------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT


The Board of Directors
Peapack-Gladstone Financial Corporation

     We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


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


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                     KPMG LLP [LOGO]


Short Hills, New Jersey
January 17, 2002

CONSOLIDATED STATEMENTS OF CONDITION

                                                               December 31,
(Dollars in thousands)                                        2001        2000
 -----------------------------------------------------------------------------
ASSETS
Cash and Due from Banks                                   $ 17,440    $ 16,971
 -----------------------------------------------------------------------------
Federal Funds Sold                                           2,543      36,376
 -----------------------------------------------------------------------------
    Total Cash and Cash Equivalents                         19,983      53,347
 -----------------------------------------------------------------------------
Interest-Earning Deposits                                   15,634         910
 -----------------------------------------------------------------------------
Investment Securities (Approximate Market Value
  $50,480 in 2001 and $70,230 in 2000)                      48,722      69,575
 -----------------------------------------------------------------------------
Securities Available for Sale (Amortized Cost
  $171,529 in 2001 and $84,688 in 2000)                    172,620      83,950
 -----------------------------------------------------------------------------
Loans                                                      416,933     344,299
 -----------------------------------------------------------------------------
    Less: Allowance for Loan Losses                          4,023       3,435
 -----------------------------------------------------------------------------
    Net Loans                                              412,910     340,864
 -----------------------------------------------------------------------------
Premises and Equipment                                      13,474      11,661
 -----------------------------------------------------------------------------
Accrued Interest Receivable                                  5,197       4,164
 -----------------------------------------------------------------------------
Cash Surrender Value                                        12,244          --
 -----------------------------------------------------------------------------
Other Assets                                                 3,989       2,561
 -----------------------------------------------------------------------------
    TOTAL ASSETS                                          $704,773    $567,032
 =============================================================================

LIABILITIES
Deposits:
  Noninterest-Bearing Demand Deposits                     $113,011    $103,858
 -----------------------------------------------------------------------------
  Interest-Bearing Deposits:
    Checking                                               110,878     108,780
 -----------------------------------------------------------------------------
    Savings                                                 82,268      74,657
 -----------------------------------------------------------------------------
    Money Markets                                          109,326      66,581
 -----------------------------------------------------------------------------
    Certificates of Deposit Over $100,000                   59,900      40,064
 -----------------------------------------------------------------------------
    Certificates of Deposit Less Than $100,000             155,520     114,939
 -----------------------------------------------------------------------------
    Total Deposits                                         630,903     508,879
 -----------------------------------------------------------------------------
Long-Term Debt                                               5,000          --
 -----------------------------------------------------------------------------
Accrued Expenses and Other Liabilities                       5,785       2,997
 -----------------------------------------------------------------------------
    TOTAL LIABILITIES                                      641,688     511,876
 -----------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Common Stock (No Par Value; Stated Value $12/3
  Per Share; Authorized 10,000,000 Shares;
  Issued 3,368,127 Shares in 2001 and 3,038,715 in 2000)     5,608       5,064
 -----------------------------------------------------------------------------
Surplus                                                     37,838      25,104
 -----------------------------------------------------------------------------
Treasury Stock at Cost, 40,279 Shares in 2001
  and 22,706 Shares in 2000                                 (1,588)       (956)
 -----------------------------------------------------------------------------
Retained Earnings                                           20,572      26,420
 -----------------------------------------------------------------------------
Accumulated Other Comprehensive Income/
  (Loss), Net of Income Tax                                    655        (476)
 -----------------------------------------------------------------------------
    TOTAL STOCKHOLDERS' EQUITY                              63,085      55,156
 -----------------------------------------------------------------------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $704,773    $567,032
 =============================================================================


See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

                                                       Years Ended December 31,
(Dollars in thousands, except per share amounts)       2001      2000      1999
 ------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                          $28,476   $24,683  $ 20,029
 ------------------------------------------------------------------------------
Interest on Investment Securities:
  Taxable                                             3,190     3,469     2,921
 ------------------------------------------------------------------------------
  Tax-Exempt                                            523       634       619
 ------------------------------------------------------------------------------
Interest and Dividends on Securities Available for Sale:
  Taxable                                             6,498     5,628     6,535
 ------------------------------------------------------------------------------
  Tax-Exempt                                             81        --         6
 ------------------------------------------------------------------------------
Interest on Federal Funds Sold                        1,143     1,092     1,477
 ------------------------------------------------------------------------------
Interest-Earning Deposits                               612        61        --
 ------------------------------------------------------------------------------
    Total Interest Income                            40,523    35,567    31,587
 ------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Checking Accounts                           849     1,048     1,058
 ------------------------------------------------------------------------------
Interest on Savings Accounts                          4,631     3,391     3,072
 ------------------------------------------------------------------------------
Interest on Certificates of Deposit Over $100,000     2,518     1,843     1,846
 ------------------------------------------------------------------------------
Interest on Other Time Deposits                       7,431     6,227     4,365
 ------------------------------------------------------------------------------
Interest on Long-Term Debt                               57        --        --
 ------------------------------------------------------------------------------
    Total Interest Expense                           15,486    12,509    10,341
 ------------------------------------------------------------------------------
      NET INTEREST INCOME                            25,037    23,058    21,246
 ------------------------------------------------------------------------------
Provision for Loan Losses                               600       500       555
 ------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                              24,437    22,558    20,691
 ------------------------------------------------------------------------------
OTHER INCOME
Trust Fees                                            4,013     3,604     3,002
 ------------------------------------------------------------------------------
Service Charges and Fees                              1,957     1,777     2,101
 ------------------------------------------------------------------------------
Other Income                                            512       432       176
 ------------------------------------------------------------------------------
Securities Gains/(Losses)                               189     (200)        16
 ------------------------------------------------------------------------------
    Total Other Income                                6,671     5,613     5,295
 ------------------------------------------------------------------------------
OTHER EXPENSES
Salaries and Employee Benefits                        9,975     9,041     7,942
 ------------------------------------------------------------------------------
Premises and Equipment                                3,598     3,035     2,811
 ------------------------------------------------------------------------------
Merger-Related Charges                                   --       500        --
 ------------------------------------------------------------------------------
Other Expenses                                        4,250     3,944     4,462
 ------------------------------------------------------------------------------
    Total Other Expenses                             17,823    16,520    15,215
 ------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE                     13,285    11,651    10,771
Income Tax Expense                                    4,361     3,943     3,582
 ------------------------------------------------------------------------------
      NET INCOME                                    $ 8,924   $ 7,708  $  7,189
 ==============================================================================
EARNINGS PER SHARE
  Basic                                             $  2.68   $  2.32  $   2.17
 ------------------------------------------------------------------------------
  Diluted                                              2.64      2.27      2.11
 ==============================================================================


See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES
IN STOCKHOLDERS' EQUITY

                                                                                                        Accumulated
                                                                                                              Other
                                                                                                      Comprehensive
(Dollars in thousands, except          Common                            Treasury       Retained             Income
per share amounts)                      Stock             Surplus           Stock       Earnings              (Loss)          Total
 -----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998           $4,596             $13,640         $(791)       $26,086              $   930         $44,461
 -----------------------------------------------------------------------------------------------------------------------------------
Comprehensive Income
  Net Income 1999                                                                        7,189                                7,189
  Unrealized Holding Losses on
    Securities Arising During the
    Period (Net of Tax Benefit
    of ($1,352))                                                                                             (2,874)
  Less: Reclassification Adjustment
    for Gains Included in Net Income
    (Net of Income Tax of $6)                                                                                    10
  Net Unrealized Holding Losses on
    Securities Arising During the
    Period  (Net of Tax Benefit
    of ($1,358))                                                                                             (2,884)         (2,884)
Total Comprehensive Income                                                                                                    4,305
Dividends Declared ($0.50 per share)                                                    (1,292)                              (1,292)
Common Stock Options Exercised
  and Related Tax Benefits                  6                  55                          (96)                                 (35)
Common Stock Dividend
    (Five Percent)                        202               5,767                       (5,969)                                 --
Treasury Stock Transactions                                                 136                                                 136
 -----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999           $4,804             $19,462         $(655)      $ 25,918              $(1,954)        $47,575
 -----------------------------------------------------------------------------------------------------------------------------------
Comprehensive Income
  Net Income 2000                                                                        7,708                                7,708
  Unrealized Holding Gains on
    Securities Arising During the
    Period  (Net of Income Tax of
    $780)                                                                                                     1,351
  Less: Reclassification Adjustment
    For Losses Included in Net Income
    (Net of Tax Benefit of ($68))                                                                              (127)
  Net Unrealized Holding Gains on
    Securities Arising During the
    Period  (Net of Income Tax of $848)                                                                       1,478           1,478
Total Comprehensive Income                                                                                                    9,186
Dividends Declared ($0.54 per share)                                                    (1,592)                              (1,592)
Common Stock Options Exercised
  and Related Tax Benefits                 30                 265                           (7)                                 288
Common Stock Dividend
    (Five Percent)                        230               5,377                       (5,607)                                 --
Treasury Stock Transactions                                                (301)                                               (301)
 -----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000           $5,064             $25,104         $(956)      $ 26,420              $  (476)        $55,156
 -----------------------------------------------------------------------------------------------------------------------------------
                                                                    (continued on following page)



                                                                                                        Accumulated
                                                                                                              Other
                                                                                                      Comprehensive
(Dollars in thousands, except          Common                            Treasury       Retained             Income
per share amounts)                      Stock             Surplus           Stock       Earnings              (Loss)          Total
 -----------------------------------------------------------------------------------------------------------------------------------
Comprehensive Income
  Net Income 2001                                                                        8,924                                8,924
  Unrealized Holding Gains on
    Securities Arising During the
    Period  (Net of Income Tax of
    $762)                                                                                                     1,256
  Less: Reclassification Adjustment
    For Gains Included in Net Income
    (Net of Income Tax of $64)                                                                                  125
                                                                                                                ---
  Net Unrealized Holding Gains on
    Securities Arising During the
    Period  (Net of Income Tax of
    $698)                                                                                                     1,131           1,131
                                                                                                                              -----
Total Comprehensive Income                                                                                                   10,055
Dividends Declared ($0.58 per share)                                                    (1,846)                              (1,846)
Common Stock Options Exercised
    and Related Tax Benefits               34                 318                                                               352
Common Stock Dividend
      (Ten Percent)                       510              12,416                      (12,926)                                 --
Treasury Stock Transactions                                                (632)                                               (632)
 -----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001           $5,608             $37,838       $(1,588)       $20,572              $   655         $63,085
 -----------------------------------------------------------------------------------------------------------------------------------



See accompanying notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Years Ended December 31,
(Dollars in thousands)                                 2001      2000      1999
 ------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net Income                                        $   8,924  $  7,708  $  7,189
 ------------------------------------------------------------------------------
Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
Depreciation                                          1,204     1,001       981
 ------------------------------------------------------------------------------
Amortization of Premium and Accretion
  of Discount on Securities, Net                        247       239       349
 ------------------------------------------------------------------------------
Provision for Loan Losses                               600       500       555
 ------------------------------------------------------------------------------
Benefit for Deferred Taxes                             (313)     (185)     (255)
 ------------------------------------------------------------------------------
(Gain)/Loss on Sale of Securities                      (189)      200       (16)
 ------------------------------------------------------------------------------
Increase in Cash Surrender Value                       (244)       --        --
 ------------------------------------------------------------------------------
(Increase) Decrease in Accrued Interest Receivable   (1,033)     (720)      141
 ------------------------------------------------------------------------------
(Increase)/Decrease in Other Assets                  (1,813)      913    (1,855)
 ------------------------------------------------------------------------------
Increase in Accrued Expenses and Other Liabilities    2,788       125     1,533
 ------------------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES        10,171     9,781     8,622
 ------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Proceeds from Maturities of Investment Securities     8,487    15,205    21,770
 ------------------------------------------------------------------------------
Proceeds from Maturities of Securities
  Available for Sale                                 11,943    31,096     8,937
 ------------------------------------------------------------------------------
Proceeds from Calls of Investment Securities         12,831        10     4,600
 ------------------------------------------------------------------------------
Proceeds from Sales and Calls of Securities
  Available for Sale                                 68,796    13,297    17,663
 ------------------------------------------------------------------------------
Purchase of Investment Securities                    (1,494)  (23,176)  (22,676)
 ------------------------------------------------------------------------------
Purchase of Securities Available for Sale          (166,609)  (27,203)  (30,025)
 ------------------------------------------------------------------------------
Net (Increase)/Decrease in Short-Term Investments   (14,724)     (910)    2,153
 ------------------------------------------------------------------------------
Net Increase in Loans                               (72,646)  (56,393)  (41,344)
 ------------------------------------------------------------------------------
Purchases of Premises and Equipment                  (3,017)   (2,944)     (947)
 ------------------------------------------------------------------------------
Purchase of Life Insurance                          (12,000)       --        --
 ------------------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES          (168,433)  (51,018)  (39,869)
 ------------------------------------------------------------------------------
FINANCING ACTIVITIES:
Net Increase in Deposits                            122,024    66,172    13,338
 ------------------------------------------------------------------------------
Net Decrease of Short-Term Borrowings                    --    (3,000)       --
 ------------------------------------------------------------------------------
Proceeds from Long-Term Borrowings                    5,000        --        --
 ------------------------------------------------------------------------------
Dividends Paid                                       (1,846)   (1,592)   (1,292)
 ------------------------------------------------------------------------------
Exercise of Stock Options                               352       288       (35)
 ------------------------------------------------------------------------------
Purchase of Treasury Stock                             (632)     (301)     (136)
 ------------------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES       124,898    61,567    11,875
 ------------------------------------------------------------------------------
    Net (Decrease)/Increase in Cash
      and Cash Equivalents                          (33,364)   20,330   (19,372)
 ------------------------------------------------------------------------------
Cash and Cash Equivalents at Beginning of Period     53,347    33,017    52,389
 ------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period        $  19,983  $ 53,347  $ 33,017
 ==============================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
CASH PAID DURING THE YEAR FOR:
  Interest                                        $  15,725  $ 12,009  $ 10,167
 ------------------------------------------------------------------------------
  Income Taxes                                        2,197     3,984     3,697
 ------------------------------------------------------------------------------
TRANSFER OF SECURITIES FROM HELD TO
  MATURITY TO AVAILABLE FOR SALE                      1,004        --        --
 ------------------------------------------------------------------------------




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

BASIS OF FINANCIAL STATEMENT PRESENTATION: The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statement of condition and revenues and expenses for that period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

INVESTMENT SECURITIES: Investment securities are comprised of debt securities that the Corporation has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount over the term of the investments.

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

LOANS: Loans are stated at the principal amount outstanding. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment to the loan's yield. The accrual of income on loans, including impaired loans, is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent. A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist. The majority of the loans are secured by real estate located within the Corporation's market area in Northwestern New Jersey.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained at a level considered adequate to provide for probable loan losses inherent in the portfolio. The allowance is based on management's evaluation of the loan portfolio considering economic conditions, the volume and nature of the loan portfolio, historical loan loss experience and individual credit situations. The allowance is increased by provisions charged to expense and reduced by net charge-offs.

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

     All share and per share amounts have been restated to reflect the 10% stock dividend issued in 2001 and the 5% stock dividends issued in 2000 and 1999.

     The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2001, 2000 and 1999:


(In thousands, except for share data)             2001            2000            1999
-------------------------------------------------------------------------------------
Net income                                      $8,924          $7,708          $7,189
=====================================================================================
Basic weighted average shares
  outstanding                                3,327,836       3,320,208       3,313,511
-------------------------------------------------------------------------------------
Plus: Common Stock Equivalents                  55,954          78,571          95,093
-------------------------------------------------------------------------------------
Diluted weighted average shares
  outstanding                                3,383,790       3,398,779       3,408,604
=====================================================================================
Earnings per share:
-------------------------------------------------------------------------------------
Basic                                           $ 2.68          $ 2.32          $ 2.17
-------------------------------------------------------------------------------------
Diluted                                           2.64            2.27            2.11
-------------------------------------------------------------------------------------

TREASURY STOCK: Treasury stock is recorded using the cost method and accordingly is presented as an unallocated reduction of stockholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and net unrealized gains or losses on securities available for sale and is presented in the consolidated statements of changes in stockholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2001 presentation.

ACQUISITIONS: On January 7, 2000, the Corporation acquired Chatham Savings, FSB ("Chatham"). The transaction was accounted for using the pooling of interests method of accounting. The consolidated financial statements of Peapack-Gladstone Financial Corporation have been restated to include Chatham for all periods presented. Separate results of the combining companies for the year ended December 31, 1999 are as follows:

(In thousands)                                                       1999
 ------------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses
Peapack-Gladstone                                                 $17,877
------------------------------------------------------------------------
Chatham                                                             2,814
------------------------------------------------------------------------
                                                                  $20,691
========================================================================
Net Income
Peapack-Gladstone                                                 $ 6,621
------------------------------------------------------------------------
Chatham                                                               568
------------------------------------------------------------------------
                                                                  $ 7,189
========================================================================

     During the first quarter of 2000, the Corporation recorded a merger-related charge of $500 thousand related to the acquisition of Chatham. This charge was fully realized in 2000. These charges include only identified direct and incremental costs associated with this acquisition. Items included in these charges include the following: personnel expenses which include severance payments and benefits for terminated employees, principally, senior executives of Chatham; professional fees which include investment banking, accounting and legal fees; and other expenses which include data processing and the write-off of supplies and other assets not considered useful in the operation of the combined entity.

2. INVESTMENT SECURITIES

A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 2001 and 2000 follows:

                                                2001
------------------------------------------------------------------------------
                                            Gross         Gross    Approximate
                           Amortized   Unrealized    Unrealized         Market
(In thousands)                  Cost        Gains        Losses          Value
------------------------------------------------------------------------------
U.S. Treasury &
  Government Agencies        $24,608       $1,205         $  --        $25,813
------------------------------------------------------------------------------
Mortgage-Backed
  Securities                   9,262          124           (69)         9,317
------------------------------------------------------------------------------
State and Political
  Subdivisions                 9,892          317            --         10,209
------------------------------------------------------------------------------
Other Debt Securities          4,960          181            --          5,141
------------------------------------------------------------------------------
                             $48,722       $1,827         $ (69)       $50,480
==============================================================================

                                               2000
------------------------------------------------------------------------------
                                            Gross         Gross    Approximate
                           Amortized   Unrealized    Unrealized         Market
(In thousands)                  Cost        Gains        Losses          Value
-----------------------------------------------------------------------------
U.S. Treasury &
  Government Agencies        $36,748         $525        $ (78)        $37,195
-----------------------------------------------------------------------------
Mortgage-Backed
  Securities                  11,334          102         (148)         11,288
-----------------------------------------------------------------------------
State and Political
  Subdivisions                15,520          237          (36)         15,721
-----------------------------------------------------------------------------
Other Debt Securities          5,973           80          (27)          6,026
-----------------------------------------------------------------------------
                             $69,575         $944        $(289)        $70,230
=============================================================================

     The amortized cost and approximate market value of investment securities as of December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

Maturing in:
                                                                    Approximate
(In thousands)                               Amortized Cost        Market Value
------------------------------------------------------------------------------
One Year or Less                                    $11,191             $11,437
------------------------------------------------------------------------------
After One Year Through Five Years                    22,656              23,787
------------------------------------------------------------------------------
After Five Years Through Ten Years                    5,164               5,398
------------------------------------------------------------------------------
After Ten Years                                       9,711               9,858
------------------------------------------------------------------------------
                                                    $48,722             $50,480
==============================================================================

Securities having an approximate carrying value of $1.7 million as of December 31, 2001 and 2000 were pledged to secure public funds and for other purposes required or permitted by law. During 2001, the Corporation transferred one security in the amount of $1.0 million from Held to Maturity to Available for Sale. The security had a market value of $1.0 million. The transfer was made due to a significant deterioration in the issuer's credit worthiness.

3. SECURITIES AVAILABLE FOR SALE

     A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2001 and 2000 follows:

                                                  2001
------------------------------------------------------------------------------
                                            Gross         Gross    Approximate
                           Amortized   Unrealized    Unrealized         Market
(In thousands)                  Cost        Gains        Losses          Value
------------------------------------------------------------------------------
U.S. Treasury &
  Government Agencies       $111,907       $1,377        $(289)       $112,995
------------------------------------------------------------------------------
Mortgage-Backed
  Securities                  32,137           66         (218)         31,985
------------------------------------------------------------------------------
State and Political
  Subdivisions                 7,955           11         (131)          7,835
------------------------------------------------------------------------------
Other Securities              19,530          383         (108)         19,805
------------------------------------------------------------------------------
                            $171,529       $1,837        $(746)       $172,620
==============================================================================

                                                 2000
------------------------------------------------------------------------------
                                            Gross         Gross    Approximate
                           Amortized   Unrealized    Unrealized         Market
(In thousands)                  Cost        Gains        Losses          Value
------------------------------------------------------------------------------
U.S. Treasury &
  Government Agencies        $70,883         $111        $(586)        $70,408
------------------------------------------------------------------------------
Mortgage-Backed
  Securities                   1,882            1          (16)          1,867
------------------------------------------------------------------------------
State and Political
  Subdivisions                   240           --           (2)            238
------------------------------------------------------------------------------
Other Securities              11,683           99         (345)         11,437
------------------------------------------------------------------------------
                             $84,688         $211        $(949)        $83,950
==============================================================================

     The amortized cost and approximate market value of debt securities available for sale as of December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

Maturing In:
                                                                   Approximate
(In thousands)                               Amortized Cost       Market Value
------------------------------------------------------------------------------
One Year or Less                                   $  3,307          $   3,448
------------------------------------------------------------------------------
After One Year Through Five Years                    66,247             67,063
------------------------------------------------------------------------------
After Five Years Through Ten Years                   72,635             72,918
------------------------------------------------------------------------------
After Ten Years                                      29,340             29,191
------------------------------------------------------------------------------
                                                   $171,529           $172,620
==============================================================================

Securities having an approximate carrying value of $3.0 million as of December 31, 2001 were pledged to secure public funds and for other purposes required or permitted by law. There were no available for sale securities pledged as of December 31, 2000. Gross gains of $189 thousand and $16 thousand were realized in 2001 and 1999. There were gross realized losses in 2000 of $200 thousand.

4. LOANS

Loans outstanding as of December 31, 2001 and 2000 consisted of the following:

(In thousands)                                     2001                2000
---------------------------------------------------------------------------
Loans Secured By 1-4 Family                    $287,220            $251,197
---------------------------------------------------------------------------
Commercial Real Estate                           91,129              62,161
---------------------------------------------------------------------------
Construction Loans                                6,418               2,297
---------------------------------------------------------------------------
Commercial Loans                                 15,855              13,019
---------------------------------------------------------------------------
Consumer Loans                                   11,237              14,084
---------------------------------------------------------------------------
Other Loans                                       5,074               1,541
---------------------------------------------------------------------------
  TOTAL LOANS                                  $416,933            $344,299
===========================================================================

     Non-accrual loans totaled $274 thousand and $325 thousand at December 31, 2001 and 2000, respectively. Loans past due 90 days or more and still accruing interest totaled $53 thousand and $75 thousand at December 31, 2001 and 2000, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $10 thousand, $8 thousand and $3 thousand in 2001, 2000 and 1999, respectively. Interest income of $20 thousand, $22 thousand and $39 thousand would have been recognized during 2001, 2000 and 1999, respectively, under contractual terms for such non-accrual loans.

     Loans that met the criteria of troubled debt restructuring totaled $320 thousand and $325 thousand at December 31, 2001 and 2000, respectively. The amount of interest income recognized on troubled debt restructurings in 2001, 2000 and 1999 totaled $22 thousand, $17 thousand and $32 thousand, respectively. Interest income of approximately $32 thousand, $33 thousand and $40 thousand would have been recognized during 2001, 2000 and 1999, based on original terms. There are no commitments to lend additional amounts on troubled debt restructurings.

     The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100 thousand. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, are excluded. There was no recorded investment in impaired loans as of or for the years ended December 31, 2001 and 2000.

5. ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses for the years indicated follows:

                                                   Years Ended December 31,
(In thousands)                               2001            2000          1999
-------------------------------------------------------------------------------
Balance, Beginning of Year                 $3,435          $2,962        $2,428
-------------------------------------------------------------------------------
Provision Charged to Expense                  600             500           555
-------------------------------------------------------------------------------
Loans Charged-Off                             (92)           (174)         (122)
-------------------------------------------------------------------------------
Recoveries                                     80             147           101
-------------------------------------------------------------------------------
Balance, End of Year                       $4,023          $3,435        $2,962
===============================================================================

6. PREMISES AND EQUIPMENT

Premises and equipment as of December 31, follows:

(In thousands)                                      2001                   2000
-------------------------------------------------------------------------------
Land                                             $ 2,554                $ 2,554
-------------------------------------------------------------------------------
Buildings                                          7,298                  5,994
-------------------------------------------------------------------------------
Furniture and Equipment                            7,481                  6,493
-------------------------------------------------------------------------------
Leasehold Improvements                             3,360                  3,049
-------------------------------------------------------------------------------
Projects in Progress                               1,511                  1,268
-------------------------------------------------------------------------------
                                                  22,204                 19,358
-------------------------------------------------------------------------------
Less: Accumulated Depreciation                     8,730                  7,697
-------------------------------------------------------------------------------
  TOTAL                                          $13,474                $11,661
===============================================================================

     Depreciation expense amounted to $1.2 million, $1.0 million and $981 thousand for the years ended December 31, 2001, 2000 and 1999, respectively.

7. DEPOSITS

     Interest expense on time deposits of $100,000 or more totaled $2.5 million, $1.8 million and $1.8 million in 2001, 2000 and 1999, respectively.

     The scheduled maturities of time deposits are as follows:

(In thousands)
-------------------------------------------------------------------------------
2002                                                                   $191,645
-------------------------------------------------------------------------------
2003                                                                     19,300
-------------------------------------------------------------------------------
2004                                                                        653
-------------------------------------------------------------------------------
2005                                                                      1,093
-------------------------------------------------------------------------------
2006                                                                      2,729
-------------------------------------------------------------------------------
  TOTAL                                                                $215,420
===============================================================================

8. FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

     At December 31, 2001, advances from the Federal Home Loan Bank of New York
(FHLB) amounted to $5.0 million with a weighted average interest rate of 3.73%. There were no advances outstanding at December 31, 2000. These advances are secured by pledges of 1-4 family residential mortgages totaling $219.0 million at December 31, 2001. The advances have fixed maturity dates with $3.0 million scheduled to mature in 2004 and $2.0 million in 2006.

     Other borrowings consisting of overnight borrowings at FHLB had an average balance of $1.6 million for the year ended December 31, 2001. There were no borrowings outstanding at any month end during 2001. There were no overnight borrowings in 2000.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

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

     The following methods and assumptions were used to estimate the fair value of each class of significant financial instruments:

     CASH AND SHORT-TERM INVESTMENTS -- The carrying amount of cash and short-term investments is considered to be fair value.

     SECURITIES -- The fair value of securities is based upon quoted market prices or dealer quotes.

     LOANS -- The fair value of loans is estimated by discounting the future cash flows using the build-up approach consisting of four components: the risk-free rate, credit quality, operating expense and prepayment option price.

     DEPOSITS -- The fair value of deposits with no stated maturity, such as demand deposits, checking accounts, savings and money market accounts, is equal to the carrying amount. The fair value of certificates of deposit is based on the discounted value of contractual cash flows.

     LONG-TERM DEBT -- The fair value of FHLB advances is based on the discounted value of estimated cash flows. The discount rate is estimated using the rates currently offered for similar advances.

     The following table summarizes carrying amounts and fair values for financial instruments at December 31, 2001 and 2000:

(In thousands)                            2001                      2000
-------------------------------------------------------------------------------
                                  Carrying         Fair     Carrying       Fair
                                    Amount        Value       Amount      Value
-------------------------------------------------------------------------------
Financial Assets:
  Cash and Cash
    Equivalents                   $ 19,983     $ 19,983     $ 53,347   $ 53,347
-------------------------------------------------------------------------------
  Interest-Earning
    Deposits                        15,634       15,634          910        910
-------------------------------------------------------------------------------
  Investment Securities             48,722       50,480       69,575     70,230
-------------------------------------------------------------------------------
  Securities Available
    for Sale                       172,620      172,620       83,950     83,950
-------------------------------------------------------------------------------
  Loans, Net of Allowance
    for Loan Losses                412,910      420,842      340,864    339,461
-------------------------------------------------------------------------------
Financial Liabilities:
  Deposits                         630,903      633,876      510,260    510,862
-------------------------------------------------------------------------------
  Long-Term Debt                     5,000        5,018           --         --
-------------------------------------------------------------------------------

10. INCOME TAXES

     The income tax expense included in the consolidated financial statements for the years ended December 31, 2001, 2000 and 1999, is allocated as follows:

(In thousands)                             2001            2000           1999
------------------------------------------------------------------------------
Federal:
  Current Expense                        $4,493          $4,014       $  3,639
------------------------------------------------------------------------------
  Deferred Benefit                         (252)           (180)          (225)
------------------------------------------------------------------------------
State:
  Current Expense                           181             114            198
------------------------------------------------------------------------------
  Deferred Benefit                          (61)             (5)           (30)
------------------------------------------------------------------------------
    Total Income Tax Expense             $4,361          $3,943       $  3,582
------------------------------------------------------------------------------
Stockholders' Equity:
Deferred Expense/(Benefit)
Unrealized Gain (Loss) on
  Securities Available for Sale          $  698          $  848       $ (1,660)
==============================================================================

     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% in 2001, 2000 and 1999 to income before taxes as a result of the following:

(In thousands)                                       2001       2000       1999
-------------------------------------------------------------------------------
Computed "Expected" Tax
  Expense                                          $4,517     $3,961     $3,662
-------------------------------------------------------------------------------
Increase/(Decrease) in Taxes Resulting From:
  Tax-Exempt Income                                  (234)      (217)      (210)
-------------------------------------------------------------------------------
  State Income Taxes                                   79         72        111
-------------------------------------------------------------------------------
  Bank Owned Life Insurance                          (82)         --         --
-------------------------------------------------------------------------------
  Other                                                81        127         19
-------------------------------------------------------------------------------
                                                   $4,361     $3,943     $3,582
===============================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

(In thousands)                                            2001             2000
-------------------------------------------------------------------------------
Deferred Tax Assets:
  Loans, Principally Due to Allowance for
    Loan Losses and Deferred Fee Income                 $1,532           $1,171
-------------------------------------------------------------------------------
  Post Retirement Benefits Other Than
    Pensions                                               147              162
-------------------------------------------------------------------------------
  Start-up & Organization Costs                             51               70
-------------------------------------------------------------------------------
  Capital Loss Carryover                                     2               --
-------------------------------------------------------------------------------
  Unrealized Loss on Securities Available
    for Sale                                                --              262
-------------------------------------------------------------------------------
Total Gross Deferred Assets                             $1,732           $1,665
===============================================================================
Deferred Tax Liabilities:
  Investment Securities, Principally due
    to The Accretion of Bond Discount                       54               29
-------------------------------------------------------------------------------
  Unrealized Gain on Securities Available
    for Sale                                               436               --
-------------------------------------------------------------------------------
Deferred Loan Origination Costs and Fees                   300              263
-------------------------------------------------------------------------------
  Bank Premises and Equipment,
    Principally Due to Differences in
    Depreciation                                           417              463
-------------------------------------------------------------------------------
Total Gross Deferred Liabilities                         1,207              755
-------------------------------------------------------------------------------
Net Deferred Tax Asset                                  $  525           $  910
===============================================================================

11. BENEFIT PLANS

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

     The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31,

(In thousands)                                          2001             2000
-----------------------------------------------------------------------------
Change in Benefit Obligation
-----------------------------------------------------------------------------
Benefit Obligation at Beginning of Year              $4,319           $4,313
----------------------------------------------------------------------------
Service Cost                                            590              474
----------------------------------------------------------------------------
Interest Cost                                           360              286
----------------------------------------------------------------------------
Actuarial (Gain)/Loss                                   644             (698)
----------------------------------------------------------------------------
Benefits Paid                                          (271)             (56)
----------------------------------------------------------------------------
Benefit Obligation at End of Year                    $5,642           $4,319
=============================================================================

Change in Plan Assets
-----------------------------------------------------------------------------
Fair Value of Plan Assets at Beginning of Year       $5,224           $4,874
-----------------------------------------------------------------------------
Actual Return on Plan Assets                           (340)              88
-----------------------------------------------------------------------------
Employer Contribution                                   572              318
-----------------------------------------------------------------------------
Benefits Paid                                          (271)             (56)
-----------------------------------------------------------------------------
Fair Value of Plan Assets at End of Year             $5,185           $5,224
=============================================================================

Funded Status                                        $ (457)          $  905
-----------------------------------------------------------------------------
Unrecognized Transition Asset                           (51)             (58)
-----------------------------------------------------------------------------
Unrecognized Prior Service Cost                          (3)              (4)
-----------------------------------------------------------------------------
Unrecognized Net Actuarial Gain                         322           (1,137)
-----------------------------------------------------------------------------
Accrued Benefit Cost                                 $ (189)          $ (294)
=============================================================================

Net periodic expense for the years ended December 31 included the following components:

(In thousands)                                   2001          2000       1999
------------------------------------------------------------------------------
Service Cost                                     $590          $474       $558
------------------------------------------------------------------------------
Interest Cost                                     360           286        225
------------------------------------------------------------------------------
Expected Return on Plan Assets                   (459)         (412)      (343)
------------------------------------------------------------------------------
Amortization of:
------------------------------------------------------------------------------
  Net Gain                                        (19)          (49)       (11)
------------------------------------------------------------------------------
  Unrecognized Prior Service Cost                   1             1          1
------------------------------------------------------------------------------
  Unrecognized  Remaining Net Assets               (7)           (7)        (7)
------------------------------------------------------------------------------
Net Periodic Benefit Cost                        $466          $293       $423
==============================================================================

     The following table shows the actuarial assumption applied for the plan at December 31,

                                                   2001         2000       1999
 ------------------------------------------------------------------------------
Weighted-average discount rate                      7%           8%         6%
 ------------------------------------------------------------------------------
Weighted-average rate of increase
  on future compensation                            3%           3%         3%
 ------------------------------------------------------------------------------
Weighted-average expected long-term
  rate of return on plan assets                     8%           8%       7.5%
 ------------------------------------------------------------------------------

SAVINGS AND PROFIT SHARING PLANS:

     In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months of service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $30 thousand, $30 thousand and $25 thousand in 2001, 2000 and 1999, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $300 thousand in 2001, $275 thousand in 2000 and $250 thousand in 1999.

12. STOCK OPTION PLANS

     The Corporation's incentive stock option plans allow the granting of up to 229,847 shares of the Corporation's common stock to certain key employees. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                   Option Price
                                           Shares                     Per Share
-------------------------------------------------------------------------------
Balance, December 31, 1998                128,084              $13.45 -- $46.38
-------------------------------------------------------------------------------
Granted During 1999                        31,156               42.41 --  49.65
-------------------------------------------------------------------------------
Exercised During 1999                      (6,408)              13.45 --  28.65
-------------------------------------------------------------------------------
Balance, December 31, 1999                152,832              $13.45 -- $49.65
-------------------------------------------------------------------------------
Granted During 2000                         7,564               32.90 --  41.36
-------------------------------------------------------------------------------
Exercised During 2000                     (10,506)              13.45 --  28.65
-------------------------------------------------------------------------------
Forfeited During 2000                        (986)              28.65 --  41.36
-------------------------------------------------------------------------------
Balance, December 31, 2000                148,904              $13.45 -- $49.65
-------------------------------------------------------------------------------
Granted During 2001                        41,430               32.95 --  44.88
-------------------------------------------------------------------------------
Exercised During 2001                     (24,760)              13.45 --  28.65
-------------------------------------------------------------------------------
Forfeited During 2001                      (3,272)              28.65 --  40.80
-------------------------------------------------------------------------------
Balance, December 31, 2001                162,302              $13.45 -- $49.65
===============================================================================

     At December 31, 2001, the number of options exercisable was 85,306 and the weighted-average price of those options was $24.84 per share. At December 31, 2000, the number of options exercisable was 92,832 and the weighted-average price of those options was $20.45 per share.

     The Corporation has non-qualified stock option plans for non-employee directors. The plan allows the granting of up to 124,792 shares of the Corporation's common stock. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    Option Price
                                            Shares                     Per Share
--------------------------------------------------------------------------------
Balance, December 31, 1998                  94,745              $13.45 -- $42.41
--------------------------------------------------------------------------------
Exercised During 1999                       (2,668)                        13.45
--------------------------------------------------------------------------------
Forfeited During 1999                       (4,520)              13.45 --  42.41
--------------------------------------------------------------------------------
Balance, December 31, 1999                  87,557              $13.45 -- $42.41
--------------------------------------------------------------------------------
Granted During 2000                          1,909                         39.83
--------------------------------------------------------------------------------
Exercised During 2000                       (2,217)                        13.45
--------------------------------------------------------------------------------
Balance, December 31, 2000                  87,249              $13.45 -- $39.39
--------------------------------------------------------------------------------
Granted During 2001                         16,039                         37.95
--------------------------------------------------------------------------------
Exercised During 2001                         (772)                        13.45
--------------------------------------------------------------------------------
Balance, December 31, 2001                 102,516              $13.45 -- $42.41
================================================================================

     At December 31, 2001, the number of options exercisable was 73,481 and the weighted-average price of those options was $20.57. At December 31, 2000, the number of options exercisable was 68,143 and the weighted-average price of those options was $18.55.

     At December 31, 2001, there were 27,807 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 2001, 2000 and 1999 was $8.85, $9.43, and $10.14 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 2001--expected dividend yield of 1.70%, expected volatility of 20%, risk-free interest rate of 4.77%, and an expected life of 5 years; 2000--expected dividend yield of 1.40%, expected volatility of 21%, risk-free interest rate of 5.97%, and an expected life of 5 years; 1999--expected dividend yield of 0.96%, expected volatility of 17%, risk-free interest rate of 4.88%, and an expected life of 5 years.

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

(In thousands except per share data)             2001          2000         1999
--------------------------------------------------------------------------------
Net Income:
  As Reported                                  $8,924        $7,708       $7,189
--------------------------------------------------------------------------------
  Pro Forma                                    $8,630        $7,421       $6,991
--------------------------------------------------------------------------------
Earnings Per Share:
  As Reported
--------------------------------------------------------------------------------
  Basic                                         $2.68         $2.32        $2.17
--------------------------------------------------------------------------------
  Diluted                                       $2.64         $2.27        $2.11
--------------------------------------------------------------------------------
  Pro Forma
  Basic                                         $2.59         $2.24        $2.11
--------------------------------------------------------------------------------
  Diluted                                       $2.55         $2.18        $2.05
--------------------------------------------------------------------------------

13. COMMITMENTS

     The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that its actions depart from routine legal proceedings and such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $78.0 million and $66.0 million and letters of credit of $2.5 million and $4.0 million at December 31, 2001 and 2000, respectively, which are not included in the accompanying consolidated financial statements.

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

     At December 31, 2001, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $869 thousand, $718 thousand and $805 thousand for the years ended December 31, 2001, 2000 and 1999, respectively, which is included in premises and equipment expense in the consolidated statements of income.

     The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2001, were as follows:

(In thousands)
-------------------------------------------------------------------------------
2002                                                                    $ 1,124
-------------------------------------------------------------------------------
2003                                                                      1,136
-------------------------------------------------------------------------------
2004                                                                        931
-------------------------------------------------------------------------------
2005                                                                        899
-------------------------------------------------------------------------------
2006                                                                      1,010
-------------------------------------------------------------------------------
Thereafter                                                                8,235
-------------------------------------------------------------------------------
  Total                                                                 $13,335
===============================================================================

14. REGULATORY CAPITAL

     The Corporation and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's and the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of the Corporation's and the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized the Corporation and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Corporation's or the Bank's category.

     The Corporation's actual capital amounts and ratios are presented in the table.


                                                            To Be Well
                                                        Capitalized Under           For Capital
                                                        Prompt Corrective            Adequacy
(In thousands)                    Actual                Action Provisions            Purposes
--------------------------------------------------------------------------------------------------
                              Amount      Ratio        Amount       Ratio        Amount      Ratio
--------------------------------------------------------------------------------------------------
As of December 31, 2001:
  Total Capital
    (To Risk-Weighted
    Assets)                  $65,890      20.0%        $32,970      10.0%        $26,376      8.0%
--------------------------------------------------------------------------------------------------
  Tier I Capital
    (To Risk-Weighted
    Assets)                   61,867       18.8         19,782        6.0         13,188       4.0
--------------------------------------------------------------------------------------------------
  Tier I Capital
    (To Average Assets)       61,867        9.8         31,442        5.0         18,865       3.0
--------------------------------------------------------------------------------------------------
As of December 31, 2000:
  Total Capital
    (To Risk-Weighted
    Assets)                  $58,328      22.1%        $26,394      10.0%        $21,115      8.0%
--------------------------------------------------------------------------------------------------
  Tier I Capital
    (To Risk-Weighted
    Assets)                   54,893       20.8         15,836        6.0         10,557       4.0
--------------------------------------------------------------------------------------------------
  Tier I Capital
    (To Average Assets)       54,893       10.5         26,158        5.0         15,695       3.0
--------------------------------------------------------------------------------------------------

15. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY):

     The following information of the parent company only financial statements as of and for the years ended December 31, 2001 and 2000 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                              December 31,
(In thousands)                                           2001              2000
-------------------------------------------------------------------------------
ASSETS:
Cash                                                  $    53           $ 1,577
-------------------------------------------------------------------------------
Securities Available for Sale                           7,574             3,719
-------------------------------------------------------------------------------
Investment in Subsidiary                               55,952            50,024
-------------------------------------------------------------------------------
Other Assets                                               80               228
-------------------------------------------------------------------------------
  TOTAL ASSETS                                        $63,659           $55,548
===============================================================================

LIABILITIES:
Other Liabilities                                     $   574           $   392
-------------------------------------------------------------------------------
  TOTAL LIABILITIES                                       574               392
-------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY:
Common Stock                                            5,608             5,064
-------------------------------------------------------------------------------
Surplus                                                37,838            25,104
-------------------------------------------------------------------------------
Treasury Stock                                        (1,588)             (956)
-------------------------------------------------------------------------------
Retained Earnings                                      20,572            26,420
-------------------------------------------------------------------------------
Accumulated Other Comprehensive
  Income/(Loss), Net of Income Tax                        655             (476)
-------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' EQUITY                           63,085            55,156
-------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $63,659           $55,548
===============================================================================

STATEMENTS OF INCOME

                                                   Years Ended December 31,
(In thousands)                                 2001          2000          1999
-------------------------------------------------------------------------------
INCOME:
Dividend from Bank                           $4,000        $4,000        $3,000
-------------------------------------------------------------------------------
Other Income                                    300           212            99
-------------------------------------------------------------------------------
  TOTAL INCOME                                4,300         4,212         3,099
-------------------------------------------------------------------------------

EXPENSES:
Other Expenses                                  280           389           216
-------------------------------------------------------------------------------
  TOTAL EXPENSES                                280           389           216
-------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX BENEFIT/
  EXPENSE AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF BANK                            4,020         3,823         2,883
-------------------------------------------------------------------------------
Income Tax (Benefit)/Expense                     (8)           15           (39)
-------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN
  UNDISTRIBUTED EARNINGS OF BANK              4,028         3,808         2,922
-------------------------------------------------------------------------------
Equity in Undistributed
Earnings of Bank                              4,896         3,900         4,267
-------------------------------------------------------------------------------
  NET INCOME                                 $8,924        $7,708        $7,189
===============================================================================

STATEMENTS OF CASH FLOWS

                                                     Years Ended December 31,
(In thousands)                                    2001         2000       1999
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                      $8,924       $7,708      $7,189
-------------------------------------------------------------------------------
Less Equity in Undistributed Earnings           (4,896)      (3,900)     (4,267)
-------------------------------------------------------------------------------
Amortization and Accretion on Securities            (5)          (5)         (4)
-------------------------------------------------------------------------------
Increase/(Decrease) in Other Assets                148           (4)         15
-------------------------------------------------------------------------------
Increase in Other Liabilities                      116           32         150
-------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES      4,287        3,831       3,083
-------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from Sales of Securities
  Available for Sale                             3,576        1,001          --
-------------------------------------------------------------------------------
Purchase of Securities Available for Sale       (7,261)      (2,116)     (1,583)
-------------------------------------------------------------------------------
  NET CASH USED IN INVESTING ACTIVITIES         (3,685)      (1,115)     (1,583)
-------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING
ACTIVITIES:
Dividends Paid                                  (1,846)      (1,592)     (1,292)
-------------------------------------------------------------------------------
Exercise of Stock Options                          352          288         (35)
-------------------------------------------------------------------------------
Treasury Stock Transactions                       (632)        (301)       (136)
-------------------------------------------------------------------------------
  NET CASH USED IN FINANCING ACTIVITIES         (2,126)      (1,605)     (1,463)
-------------------------------------------------------------------------------
Net Increase in Cash and Cash Equivalents       (1,524)       1,111          37
-------------------------------------------------------------------------------
Cash and Cash Equivalents at
  Beginning of Period                            1,577          466         429
-------------------------------------------------------------------------------
Cash and Cash Equivalents at
  End of Period                                 $   53       $1,577      $  466
===============================================================================

COMMON STOCK PRICES (UNAUDITED)

     The following table shows the 2001 and 2000 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

                                                                     DIVIDEND
2001                            HIGH               LOW              PER SHARE
-----------------------------------------------------------------------------
1ST QUARTER                   $42.27            $35.45                  $0.14
-----------------------------------------------------------------------------
2ND QUARTER                    36.36             32.27                   0.14
-----------------------------------------------------------------------------
3RD QUARTER                    38.60             33.68                   0.15
-----------------------------------------------------------------------------
4TH QUARTER                    39.25             36.50                   0.15
-----------------------------------------------------------------------------

                                                                     Dividend
2000                            High               Low              Per Share
-----------------------------------------------------------------------------
1st Quarter                   $38.95            $35.38                  $0.13
-----------------------------------------------------------------------------
2nd Quarter                    33.33             32.46                   0.13
-----------------------------------------------------------------------------
3rd Quarter                    33.55             33.33                   0.14
-----------------------------------------------------------------------------
4th Quarter                    39.04             33.55                   0.14
-----------------------------------------------------------------------------


OFFICERS
-------------------------------------------------------------------------------------------------
GLADSTONE                  T. LEONARD HILL                                     Chairman Emeritus*
LOAN AND                   ----------------------------------------------------------------------
ADMINISTRATION             FRANK A. KISSEL                           Chairman of the Board & CEO*
BUILDING                   ----------------------------------------------------------------------
                           ROBERT M. ROGERS                                      President & COO*
                           ----------------------------------------------------------------------
                           ARTHUR F. BIRMINGHAM                   Executive Vice President & CFO*
                           ----------------------------------------------------------------------
                           GARRETT P. BROMLEY                             Senior Vice President &
                                                                             Chief Credit Officer
                           ----------------------------------------------------------------------
                           PAUL W. BELL                                   Senior Vice President &
                                                                                 Security Officer
                           ----------------------------------------------------------------------
                           HUBERT P. CLARKE                                 Senior Vice President
                                                                              Information Systems
                           ----------------------------------------------------------------------
                           BARBARA A. GRECO                               Senior Vice President &
                                                                                Personnel Officer
                           ----------------------------------------------------------------------
                           TODD T. BRUNGARD                                        Vice President
                           ----------------------------------------------------------------------
                           ROBERT A. BUCKLEY                                       Vice President
                           ----------------------------------------------------------------------
                           KAREN M. CHIARELLO                            Vice President & Auditor
                           ----------------------------------------------------------------------
                           KAREN M. FERRARO                                        Vice President
                           ----------------------------------------------------------------------
                           MICHAEL J. GIACOBELLO                                   Vice President
                           ----------------------------------------------------------------------
                           JEREMY H. GREENMAN                                      Vice President
                           ----------------------------------------------------------------------
                           V. SHERRI LICATA                                      Vice President &
                                                                               Operations Officer
                           ----------------------------------------------------------------------
                           TERESA A. PETERS                                        Vice President
                           ----------------------------------------------------------------------
                           ROBERT G. PFUNDSTEIN                                    Vice President
                           ----------------------------------------------------------------------
                           MARY M. RUSSELL                 Vice President & Assistant Comptroller
                           ----------------------------------------------------------------------
                           JOHN A. SCERBO                                          Vice President
                           ----------------------------------------------------------------------
                           PATRICIA J. SCHWARTZ                                    Vice President
                           ----------------------------------------------------------------------
                           JAMES S. STADTMUELLER                                   Vice President
                           ----------------------------------------------------------------------
                           EILEEN C. WOLFE                                         Vice President
                           ----------------------------------------------------------------------
                           SANDRA BORNGESSER                             Assistant Vice President
                           ----------------------------------------------------------------------
                           MARIA FORNARO                                 Assistant Vice President
                           ----------------------------------------------------------------------
                           JOHN G. HARITON                             Assistant Vice President &
                                                                                Corporate Trainer
                           ----------------------------------------------------------------------
                           KAREN R. HORVATH                            Assistant Vice President &
                                                                            Assistant Comptroller
                           ----------------------------------------------------------------------
                           VALERIE L. KODAN                              Assistant Vice President
                           ----------------------------------------------------------------------
                           MARY ANNE MALONEY                             Assistant Vice President
                           ----------------------------------------------------------------------
                           KATHRYN M. NEIGH                              Assistant Vice President
                           ----------------------------------------------------------------------
                           PAULA A. PHILHOWER                            Assistant Vice President
                           ----------------------------------------------------------------------
                           CHRISTOPHER P. POCQUAT                        Assistant Vice President
                           ----------------------------------------------------------------------
                           DIANE M. RIDOLFI                              Assistant Vice President
                           ----------------------------------------------------------------------
                           S. SHAY SCHOENBAUM                          Assistant Vice President &
                                                                                Marketing Officer
                           ----------------------------------------------------------------------
                           PATRICIA A. STUMP                             Assistant Vice President
                           ----------------------------------------------------------------------
                           EDWARD J. SWEENEY                             Assistant Vice President
                           ----------------------------------------------------------------------
                           FRANK C. WALDRON                              Assistant Vice President
                           ----------------------------------------------------------------------
                           SHERRI L. AMATO                                      Assistant Cashier
                           ----------------------------------------------------------------------
                           MARJORIE A. DZWONCZYK                              Assistant Cashier &
                                                                       CRA and Compliance Officer
                           ----------------------------------------------------------------------
                           DAVID L. PETRY                                       Assistant Cashier
                           ----------------------------------------------------------------------
                           KRISTIN A. ROMEO                                     Assistant Cashier
                           ----------------------------------------------------------------------
                           SCOTT T. SEARLE                                      Assistant Cashier
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
PGB TRUST AND INVESTMENTS    CRAIG C. SPENGEMAN                                 President & Chief
GLADSTONE                                                                     Investment Officer*
                             --------------------------------------------------------------------
                             BRYANT K. ALFORD                              First Vice President &
                                                                             Senior Trust Officer
                             --------------------------------------------------------------------
                             JOHN M. BONK                      First Vice President & Director of
                                                                             Business Development
                             --------------------------------------------------------------------
                             JOHN C. KAUTZ                          First Vice President & Senior
                                                                               Investment Officer
                             --------------------------------------------------------------------
                             RICHARD K. DONNELLY                   Vice President & Trust Officer
                             --------------------------------------------------------------------
                             ROBERT M. FIGURELLI                   Vice President & Trust Officer
                             --------------------------------------------------------------------
                             ROY C. MILLER                         Vice President & Trust Officer
                             --------------------------------------------------------------------
                             KATHERINE S. QUAY                     Vice President & Trust Officer
                             --------------------------------------------------------------------
                             SUSAN K. SHEEHAN                      Vice President & Trust Officer
                             --------------------------------------------------------------------
                             ANNE M. SMITH                         Vice President & Trust Officer
                             --------------------------------------------------------------------
                             KURT G. TALKE                         Vice President & Trust Officer
                             --------------------------------------------------------------------
                             LAWRENCE J. VERNY                     Vice President & Trust Officer
                             --------------------------------------------------------------------
                             JENNIFER DAVIS                              Assistant Vice President
                                                                                  & Trust Officer
                             --------------------------------------------------------------------
                             EDWARD P. NICOLICCHIA                                  Trust Officer
                             --------------------------------------------------------------------
                             CATHERINE A. MCCATHARN         Assistant Trust Officer & Secretary *
                             --------------------------------------------------------------------
                             PATRICIA K. SAWKA                            Assistant Trust Officer
-------------------------------------------------------------------------------------------------
BERNARDSVILLE                CHARLES A. STUDDIFORD III                             Vice-President
                             --------------------------------------------------------------------
                             CAROL E. RITZER                                    Assistant Cashier
-------------------------------------------------------------------------------------------------
CALIFON                      LAURINE J. HAMILTON                         Assistant Vice President
-------------------------------------------------------------------------------------------------
CHATHAM MAIN STREET          VALERIE A. OLPP                             Assistant Vice President
                             --------------------------------------------------------------------
                             TONYA M. FLOWERS                                   Assistant Cashier
                             --------------------------------------------------------------------
                             MARY M. FOLEY                                      Assistant Cashier
-------------------------------------------------------------------------------------------------
CHESTER                      DONNA M. WHRITENOUR                         Assistant Vice President
-------------------------------------------------------------------------------------------------
CLINTON                      CAROLYN I. SEPKOWSKI                        Assistant Vice President
-------------------------------------------------------------------------------------------------
FAR HILLS                    LINDA ZIROPOULOS                                   Assistant Cashier
-------------------------------------------------------------------------------------------------
FELLOWSHIP                   JANET E. BATTAGLIA                                 Assistant Cashier
-------------------------------------------------------------------------------------------------
GLADSTONE                    THOMAS N. KASPER                                      Vice President
                             --------------------------------------------------------------------
                             CAROL L. BEHLER                                    Assistant Cashier
-------------------------------------------------------------------------------------------------
HILLSBOROUGH                 AMY E. GLASER                               Assistant Vice President
-------------------------------------------------------------------------------------------------
LONG VALLEY                  KATHERINE M. KREMINS                                  Vice President
                             --------------------------------------------------------------------
                             JAMES A. CICCONE                                   Assistant Cashier
-------------------------------------------------------------------------------------------------
MENDHAM                      LINDA E. BURNS                              Assistant Vice President
                             --------------------------------------------------------------------
                             J. ANTHONY KATTERMANN                              Assistant Cashier
-------------------------------------------------------------------------------------------------
NEW VERNON                   DONNA I. GISONE                                       Vice President
-------------------------------------------------------------------------------------------------
PLUCKEMIN                    LEEANN HUNT                                           Vice President
                             --------------------------------------------------------------------
                             TERESA M. LAWLER                                   Assistant Cashier
-------------------------------------------------------------------------------------------------
POTTERSVILLE                 PHYLLIS E. HERZOG                                  Assistant Cashier
-------------------------------------------------------------------------------------------------
CHATHAM SHUNPIKE             DONNA I. GISONE                                       Vice-President
-------------------------------------------------------------------------------------------------

* Denotes a Holding Company Officer


DIRECTORS                          OFFICES
----------------------------       ----------------------------------------------------------------
ANTHONY J. CONSI II                LOAN & ADMINISTRATION                   PGB TRUST &
Senior Vice President                BUILDING                              INVESTMENTS
Weichert  Realtors                 158 Route 206 North                     190 Main Street
Morris Plains, NJ                  Gladstone, NJ 07934                     Gladstone, NJ 07934
                                   (908) 234-0700                          (908) 719-4360
PAMELA HILL                        www.pgbank.com
President                          ----------------------------------------------------------------
Ferris Corp.
Gladstone, NJ                      GLADSTONE (Main Office)                 BERNARDSVILLE
                                   190 Main Street                         36 Morristown Road
T. LEONARD HILL                    Gladstone, NJ 07934                     Bernardsville, NJ 07924
Chairman Emeritus                  (908) 719-4360                          (908) 766-1711

FRANK A. KISSEL                    ----------------------------------------------------------------
Chairman of the Board & CEO        CALIFON                                 CHESTER
                                   438 Route 513                           350 Main Street
JOHN D. KISSEL                     Califon, NJ 07830                       Chester, NJ 07930
Turpin Realty, Inc                 (908) 832-5131                          (908) 879-8115
Far Hills, NJ
                                   ----------------------------------------------------------------
JAMES R. LAMB, ESQ.                FAR HILLS                               FELLOWSHIP VILLAGE
James R. Lamb, P.C.                26 Dumont Road                          8000 Fellowship Road
Morristown, NJ                     Far Hills, NJ 07931                     Basking Ridge, NJ 07920
                                   (908) 781-1018                          (908) 719-4332
GEORGE R. LAYTON
Director                           ----------------------------------------------------------------
Layton Funeral Home                LONG VALLEY                             MENDHAM
Bedminster, NJ                     59 East Mill Road (Route 24)            17 East Main Street
                                   Long Valley, NJ 07853                   Mendham, NJ 07945
EDWARD A. MERTON                   (908) 876-3300                          (973) 543-6499
President
Merton Excavating & Paving Co.     ----------------------------------------------------------------
Chester, NJ                        PLUCKEMIN                               POTTERSVILLE
                                   468 Route 206 North                     11 Pottersville Road
F. DUFFIELD MEYERCORD              Bedminster, NJ 07921                    Pottersville, NJ 07979
Managing Director                  (908) 658-4500                          (908) 439-2265
Meyercord Advisors, Inc.
Bedminster, NJ                     ----------------------------------------------------------------
                                   NEW VERNON                              CHATHAM MAIN STREET
JOHN R. MULCAHY                    Village Road                            311 Main Street
Far Hills, NJ                      New Vernon, NJ 07976                    Chatham, NJ 07928
                                   (973) 540-0444                          (973) 635-8500
ROBERT M. ROGERS
President & COO                    ----------------------------------------------------------------
                                   CHATHAM SHUNPIKE                        HILLSBOROUGH
PHILIP W. SMITH III                650 Shunpike Road                       417 Route 206 North
President                          Chatham Township, NJ 07928              Hillsborough, NJ 08844
Phillary Management, Inc.          (973) 377-0081                          (908) 281-1031
Far Hills, NJ
                                   ----------------------------------------------------------------
CRAIG C. SPENGEMAN                 CLINTON
President, PGB Trust and           189 Center Street
Investments                        Clinton, NJ 08809
                                   (908) 238-1935
JACK D. STINE
Trustee
Proprietary House Association
Perth Amboy, NJ

WILLIAM TURNBULL
Director Emeritus

SHAREHOLDER INFORMATION



CORPORATE ADDRESS                 STOCK LISTING                       INDEPENDENT AUDITORS
------------------------------------------------------------------------------------------------------
158 Route 206, North              Peapack-Gladstone Financial         KPMG LLP
Gladstone, New Jersey             Corporation common stock is         150 John F. Kennedy Parkway
07934                             traded on the American              Short Hills, New Jersey 07078
(908) 234-0700                    Stock Exchange under the
www.pgbank.com                    symbol PGC and reported in
                                  the Wall Street Journal and
                                  most major newspapers.









ANNUAL MEETING                    TRANSFER AGENT                      SHAREHOLDER RELATIONS
------------------------------------------------------------------------------------------------------
The annual meeting of             First City Transfer Company         Arthur F. Birmingham
shareholders of Peapack-          PO Box 170                          Executive Vice President and
Gladstone Financial               Iselin, New Jersey 08830            Chief Financial Officer
Corporation will be held on                                           (908) 719-4308
April 23, 2002 at 2:00 p.m.                                           birmingham@pgbank.com

[PEAPACK-GLADSTONE BANK LOGO]