Form 10-K, Exhibit 13
PEAPACK GLADSTONE FINANCIAL CORP
filed 2003-03-26
CIK 1050743

Peapack-
                                   Gladstone
                             Financial Corporation

                               [GRAPHIC OMITTED]

                               2002 Annual Report

                              FINANCIAL HIGHLIGHTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

---------------------------------------------------------------------------------------------
SELECTED YEAR-END DATA:                                2002             2001             2000
---------------------------------------------------------------------------------------------
       NET INCOME                             $      11,925    $       8,924    $       7,708
---------------------------------------------------------------------------------------------
       TOTAL ASSETS                                 859,808          704,773          567,032
---------------------------------------------------------------------------------------------
       TOTAL DEPOSITS                               769,688          630,903          508,879
---------------------------------------------------------------------------------------------
       TOTAL SECURITIES                             380,325          221,342          153,525
---------------------------------------------------------------------------------------------
       TOTAL LOANS                                  409,760          416,933          344,299
---------------------------------------------------------------------------------------------
       SHAREHOLDERS' EQUITY                          77,158           63,085           55,156
---------------------------------------------------------------------------------------------
       TRUST DEPARTMENT ASSETS (BOOK VALUE)       1,000,272          766,928          709,732
---------------------------------------------------------------------------------------------
FINANCIAL RATIOS:
---------------------------------------------------------------------------------------------
       RETURN ON AVERAGE ASSETS                        1.53%            1.42%            1.47%
---------------------------------------------------------------------------------------------
       RETURN ON AVERAGE EQUITY                       17.06            15.03            15.30
---------------------------------------------------------------------------------------------
       CAPITAL LEVERAGE RATIO                          9.19             9.84            10.49
---------------------------------------------------------------------------------------------
       RISK BASED CAPITAL:
---------------------------------------------------------------------------------------------
           TIER I                                     19.51            18.76            20.80
---------------------------------------------------------------------------------------------
           TOTAL                                      20.81            19.98            22.10
---------------------------------------------------------------------------------------------
PER SHARE:
---------------------------------------------------------------------------------------------
         EARNINGS-BASIC                       $        1.79    $        1.34    $        1.16
---------------------------------------------------------------------------------------------
         EARNINGS-DILUTED                              1.75             1.32             1.13
---------------------------------------------------------------------------------------------
         BOOK VALUE                                   11.51             9.48             8.31
---------------------------------------------------------------------------------------------

  [THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

             NET INCOME     TOTAL ASSETS       DEPOSITS        EQUITY CAPITAL
             IN MILLIONS    IN MILLIONS        IN MILLIONS     IN MILLIONS
'98          $ 6.03         $  481             $  431          $ 44.5
'99          $ 7.19         $  498             $  444          $ 47.6
'00          $ 7.71         $  567             $  509          $ 55.2
'01          $ 8.92         $  705             $  631          $ 63.1
'02          $11.93         $  860             $  770          $ 77.2

Dear Shareholders and Friends

[GRAPHIC OMITTED]

      By almost any measure, 2002 was an outstanding year for Peapack-Gladstone Financial Corporation (Amex "PGC"), Peapack-Gladstone Bank and PGB Trust & Investments.

      We have reported record earnings of $11,925,000 for the year. This represents a 33.6% increase over 2001 and the sixth straight year of record earnings. These numbers translate into a strong 1.53% Return on Average Assets and 17.06% Return on Average Shareholders' Equity.

      The market took notice of what we have been able to achieve over the past few years and rewarded our shareholders during 2002 with an 86% increase in their investment. These results put "PGC" in the 97th percentile for relative stock performance of all companies listed on the three major exchanges according to Media General Financial Services.

      Your Board authorized a 2 for 1 stock split on November 1, 2002 to shareholders of record October 1, 2002. At the same time, they increased the regular quarterly cash dividend to $0.09 per share on the post split shares, effectively raising the cash dividend rate by 20%. Also on the stock front, we are now offering a cash dividend reinvestment program for your convenience. Shareholders who wish to enroll in or want more information regarding our Dividend Reinvestment Plan should call Mr. Edwin Carr at Registrar & Transfer Company at (800) 368-5948.

      On July 1, 2002, "PGC" became a part of the Russell 2000 index. Inclusion in this important index certainly raised the visibility of our Company and created new buyers for our shares as the index managers balanced their funds. It also means that Peapack-Gladstone Financial Corporation is among the 3,000 largest publicly traded companies in the nation based on market capitalization.

      Total assets of the Company grew 22% or $155,035,000 to $859,808,000 during 2002. All of our markets demonstrated good growth as more individuals and businesses look to us for convenient, courteous service. We strive to provide our customers with the finest services available. This includes convenient hours, a staff that will always take the extra step to ensure a happy customer, prompt credit responses and state of the art technology. During business hours a real live Bank representative will always answer the phone when you call.

      We opened branches in two wonderful new communities during 2002. Our Clinton Office officially opened in January and to date deposit and loan business has far exceeded expectations. I am pleased to report that Clinton is already a positive contributor to the Bank's bottom line.

      Our fabulous new Warren Office opened in October and is well on its way to profitability. If you have friends or associates in this or any of our markets, please do not hesitate to make a referral and we will follow up immediately. Word of mouth is still our best source of new business.

      Market value of assets managed in PGB Trust & Investments increased almost 19% to over $1,200,000,000 during the course of 2002. Book value of those assets also exceeded $1 billion for the first time at the end of the year. Many of our new clients in PGB Trust & Investments have found that the more difficult the market is, the more individuals need help and guidance with their wealth management. It is very important to have clearly defined goals and an effective plan to achieve those goals. Please call Craig Spengeman at (908) 719-3301 for an introduction to our services and to our many outstanding officers who are ready to help you and your family.

      I would be remiss in not reporting the death of Mr. William Turnbull last October. Shareholders knew him as an outstanding Director of your Company from 1958 until April 1999 when he was elected Director Emeritus. He represented the very best a Director could be and helped guide our Organization to where it is today. He was a gentleman and a friend to us all and we miss him.

      As we move ahead into 2003, we look forward to many opportunities to serve new and existing customers. We anticipate that as global issues are resolved our national economy will gain momentum and public confidence will grow. We are optimistic and we look forward to helping you reach your personal or business financial goals.


                 /s/ Frank A. Kissel                    /s/ Robert M. Rogers

                 Frank A. Kissel                        Robert M. Rogers
                 Chairman & CEO                         President & COO

MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW: The following discussion and analysis is intended to provide information about the financial condition and results of operations of Peapack-Gladstone Financial Corporation and its subsidiaries on a consolidated basis and should be read in conjunction with the consolidated Financial Statements and the related notes and supplemental financial information appearing elsewhere in this report. All share and per share amounts have been restated to reflect the 2 for 1 stock split issued in 2002 and all prior stock dividends and splits.

      Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for Peapack-Gladstone Bank, formed in 1921, a commercial bank operating sixteen branches and one mini branch in Somerset, Hunterdon, and Morris counties. These include branches in Clinton, Hunterdon County and Warren in Somerset County that were opened during 2002.

      During 2002, the cash dividend rate was increased to $0.09 per share, an increase of 20% over the previous rate of $0.075 per share.

      The year ended December 31, 2002 represented a year of record earnings and growth for the Corporation. As discussed in this Management's Discussion and Analysis section, some of the milestones reached are as follows:

      o     Diluted earnings per share increased by 33% from 2001 to 2002.

      o Assets increased 22% bringing the total assets of the Corporation to $860 million.

      o PGB Trust and Investments managed assets exceeded $1.2 billion in market value for the first time.

      o     Deposits grew 22% and surpassed the $750 million level.

      Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management's Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to the Corporation's Audited Consolidated Financial Statements for the year ended December 31, 2002, contains a summary of the Corporation's significant accounting policies. Management believes the Corporation's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application is periodically reviewed with the Audit Committee and the Board of Directors.

      The allowance for loan losses is based upon management's evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management uses the best information available, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or the Central New Jersey area experience an adverse economic downturn. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

  [THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                        RETURN ON                       RETURN ON
                        AVERAGE EQUITY                  AVERAGE ASSETS
                        IN PERCENT                      IN PERCENT
'98                     14.21                           1.33
'99                     15.67                           1.48
'00                     15.30                           1.47
'01                     15.03                           1.42
'02                     17.06                           1.53

EARNINGS SUMMARY: For the year ended December 31, 2002 the Corporation's net income increased 34% to $11.9 million compared to $8.9 million earned in 2001. Earnings per diluted share were $1.75 as compared to $1.32 in 2001, an increase of 33%.

      These results produced a return on average assets of 1.53% as compared to 1.42% in 2001 and a return on average shareholders' equity of 17.06% as compared to 15.03% in 2001.

      The increase in net income for 2002 was primarily due to higher net interest income, Trust fees, and other income, offset in part by higher salaries and benefits and other expenses and taxes. The Corporation in 2002 experienced strong growth in assets and deposits and the higher level of income and expense reflect these growth patterns.

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

      Net interest income (on a tax-equivalent basis) totaled $32.4 million for 2002, an increase of $6.9 million or 27% over the $25.5 million recorded in 2001. The increase was primarily due to a $141.9 million or 24% increase in average earning assets and lower interest expense, which declined $3.4 million or 22% over the levels recorded in 2001, offset in part by lower rates earned on earning assets, which declined to 6.04% from 6.89% earned in 2001, and higher interest-bearing liabilities, which rose $125.0 million on average. Another factor in the growth of net interest income was higher average noninterest-bearing demand deposits which increased $12.6 million or 12% during 2002 as compared to 2001. The net interest margin in 2002 increased to 4.40% from 4.28% in 2001.

  [THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

             NET INTEREST
             IN MILLIONS
'98          $19.1
'99          $21.2
'00          $23.1
'01          $25.0
'02          $31.9


      Interest income on earning assets (on a tax-equivalent basis) increased $3.5 million or 9% to $44.4 million. This increase was primarily due to higher average investment securities, up $125.4 million or 72% and increased average loans, up $42.2 million or 11%, offset in part by lower average federal funds sold and interest-earning deposits which declined $25.7 million. This change in earning assets components, started in 2001, reflects the strategic redeployment of lower yielding short-term assets into higher yielding investment securities. Partially offsetting the growth in average earning assets were lower yields on earning assets. The average tax equivalent yield on investment securities was 4.98% in 2002 as compared to 6.15% in 2001, a decline of 117 basis points. The average yield on the loan portfolio declined 56 basis points to 6.89% in 2002 as compared to 7.45% in 2001.

      The decline in interest expense was primarily due to lower rates paid on all categories of interest-bearing liabilities. The rate paid on interest-bearing liabilities declined 130 basis points to 2.05% in 2002 as compared to 3.35% in 2001. The decline in interest rates paid in 2002 reflects the overall decline in market interest rates, as rates fell to historically low levels. Partially offsetting lower rates paid was strong growth in each deposit category. Tiered money market accounts and certificates of deposits grew $36.8 million and $37.8 million on average respectively, while interest-bearing checking and savings accounts grew $20.2 million and $12.9 million on average, respectively.

      Net interest income declined in the fourth quarter of 2002 as compared to the third quarter of 2002. This net interest income compression was primarily due to accelerated pre-payments of mortgage-backed securities and loan refinancing proceeds being reinvested at lower yields. Primarily because of these factors, net interest income may continue to decline if interest rates continue to decline or remain at historically low levels.

LOANS: The loan portfolio represents the Corporation's largest earning asset and is a significant source of interest and fee income. Loan originations are primarily originated in the bank's market or surrounding areas.

      Total loans declined $7.2 million or 2% from 2001 levels. This decline was focused primarily in the real estate sector, as 1-4 family residential loans secured by first liens declined $16.5 million or 7%. The residential mortgage portfolio experienced declines as interest rates fell to historic lows and re-financing activity accelerated in the second half of 2002. Commercial real estate and commercial loans increased $20.8 million or 19% from 2001 levels. This growth was primarily due to the addition of new commercial business development officers added to the professional staff.

      The yield on total loans averaged 6.89% for 2002, a 56 basis point decline from the 7.45% average yield earned in 2001. The average yield on the mortgage portfolio declined in 2002 to 6.98% from 7.31% in 2001. The decline in yields earned in 2002 reflects the overall decline in market interest rates as the Federal Reserve lowered interest rates on numerous occasions.

THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,

(IN THOUSANDS)                 2002       2001       2000       1999       1998
-------------------------------------------------------------------------------
REAL ESTATE-MORTGAGE
  1-4 FAMILY RESIDENTIAL
  FIRST LIENS              $229,679   $246,197   $210,547   $168,979   $153,372
-------------------------------------------------------------------------------
JUNIOR LIENS                 15,211     22,903     25,017     21,263     12,840
-------------------------------------------------------------------------------
HOME EQUITY                  22,265     18,120     15,633     14,488     12,278
-------------------------------------------------------------------------------
REAL ESTATE-COMMERCIAL      109,932     91,129     62,161     55,747     40,152
-------------------------------------------------------------------------------
REAL ESTATE-CONSTRUCTION      2,063      6,418      2,297      1,153      1,946
-------------------------------------------------------------------------------
COMMERCIAL LOANS             17,859     15,855     13,019     12,541     11,594
-------------------------------------------------------------------------------
CONSUMER LOANS                8,206     11,237     14,084     12,413     12,959
-------------------------------------------------------------------------------
OTHER LOANS                   4,545      5,074      1,541      1,349        663
-------------------------------------------------------------------------------
  TOTAL LOANS              $409,760   $416,933   $344,299   $287,933   $245,804
===============================================================================

INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. government agencies, mortgage-backed securities, municipal obligations, and other securities. The Corporation's investment securities amounted to $168.1 million at December 31, 2002, compared with $48.7 million at December 31, 2001.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND YIELDS OF INVESTMENT SECURITIES AT AMORTIZED COST, AS OF DECEMBER 31, 2002:

                                                          AFTER 1         AFTER 5
                                          WITHIN       BUT WITHIN      BUT WITHIN               AFTER
(IN THOUSANDS)                            1 YEAR          5 YEARS        10 YEARS            10 YEARS               TOTAL
-------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY                           $  1,999         $     --        $     --            $     --            $  1,999
                                           1.625%              --              --                  --               1.625%
-------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES                   1,001           17,976           3,250                  --              22,227
                                           6.989%           5.054%          5.767%                 --               5.245%
-------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)                --               --          16,802             107,274             124,076
                                              --               --           4.629%              3.979%              4.067%
-------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS           5,781            9,281             819                 432              16,313
                                           2.625%           5.752%          6.528%              8.899%              4.766%
-------------------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                      1,943            1,508              --                  --               3,451
                                           6.086%           7.330%             --                  --               6.630%
-------------------------------------------------------------------------------------------------------------------------
     TOTAL                              $ 10,724         $ 28,765        $ 20,871            $107,706            $168,066
                                           3.473%           5.399%          4.881%              3.999%              4.314%
=========================================================================================================================

(1)   MORTGAGE-BACKED SECURITIES ARE SHOWN USING STATED FINAL MATURITY.

SECURITIES AVAILABLE FOR SALE: Securities available for sale are used as a part of the Corporation's interest rate risk management strategy, and they may be sold in response to changes in interest rates, liquidity needs, and other factors. These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of shareholders' equity, net of income taxes. Realized gains and losses are recognized in income at the time the securities are sold.

      At December 31, 2002, the Corporation had securities available for sale with a market value of $212.3 million, compared with $172.6 million at December 31, 2001. A $4.8 million net unrealized gain and $655 thousand net unrealized gain (net of income tax) was included in shareholders' equity at December 31, 2002 and December 31, 2001, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES OF DEBT SECURITIES AVAILABLE FOR SALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 2002:

                                                    AFTER 1           AFTER 5
                                      WITHIN     BUT WITHIN        BUT WITHIN          AFTER
(IN THOUSANDS)                        1 YEAR        5 YEARS          10 YEARS        10 YEARS              TOTAL
----------------------------------------------------------------------------------------------------------------
U.S. TREASURY                       $     --       $  1,101          $     --         $     --          $  1,101
                                          --          4.337%               --               --             4.337%
----------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES                  --        101,661            31,839            1,830           135,330
                                          --          4.464%            5.567%           4.105%            4.713%
----------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)            --          7,119            18,817           17,487            43,423
                                          --          5.019%            4.851%           4.720%            4.825%
----------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS          --          1,444             5,485            2,430             9,359
                                          --          5.292%            5.721%           6.177%            5.774%
----------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                  3,281          3,610                --           16,155            23,046
                                       5.005%         5.574%               --            4.487%            4.725%
----------------------------------------------------------------------------------------------------------------
     TOTAL                          $  3,281       $114,935          $ 56,141         $ 37,902          $212,259
                                       5.005%         4.543%            5.338%           4.679%            4.782%
================================================================================================================

(1)   Mortgage-backed securities are shown using stated final maturity.

      Federal funds sold and interest-earning deposits are an integral part of the Corporation's investment and liquidity strategies. The combined average balance of these vehicles during 2002 was $11.9 million as compared to $37.6 million in 2001.

DEPOSITS: Total deposits increased $138.8 million or 22% to $769.7 million at December 31, 2002, compared to $630.9 million at December 31, 2001. Our strategy to fund earning asset growth with core deposits was an important factor for growth in net interest income. Marketing, sales efforts, and new branch locations all contributed to the strong growth in deposits. Total average deposits increased $131.5 million or 23% over 2001 levels.

THE FOLLOWING TABLE SETS FORTH INFORMATION CONCERNING THE COMPOSITION OF THE CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:

                                           2002                          2001                         2000
--------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)                       $                 %           $                 %           $                 %
--------------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING DEMAND       $115,487             --       $102,852             --       $ 95,621             --
--------------------------------------------------------------------------------------------------------------------
CHECKING                          120,922           0.59        100,734           0.84         97,025           1.08
--------------------------------------------------------------------------------------------------------------------
SAVINGS                            90,142           1.27         77,207           1.95         80,837           2.06
--------------------------------------------------------------------------------------------------------------------
MONEY MARKETS                      61,058           1.49         49,869           3.04         46,276           3.43
--------------------------------------------------------------------------------------------------------------------
TIERED MONEY MARKETS               81,553           1.83         44,785           3.60          2,422           5.78
--------------------------------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSITS          225,965           3.34        188,187           5.29        147,076           5.49
--------------------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS              $695,127                      $563,634                      $469,257
====================================================================================================================

      Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods one year or less. These factors translate into a stable customer oriented cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 2002 (IN THOUSANDS):

THREE MONTHS OR LESS                                                     $18,629
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                   32,666
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                         8,312
--------------------------------------------------------------------------------
     TOTAL                                                               $59,607
================================================================================

FEDERAL HOME LOAN BANK ADVANCES: At December 31, 2002 and 2001, Federal Home Loan Bank ("FHLB") advances totaled $5.0 million. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2002 have varying terms and interest rates.

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEET, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000 (FULLY TAX-EQUIVALENT - FTE):

                                                        YEAR ENDED DECEMBER 31, 2002
----------------------------------------------------------------------------------------
                                                                    INCOME/
                                                      AVERAGE       EXPENSE        YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)              BALANCE         (FTE)        (FTE)
----------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
     TAXABLE                                        $ 281,329       $13,694         4.87%
----------------------------------------------------------------------------------------
     TAX-EXEMPT                                        18,207         1,208         6.63%
----------------------------------------------------------------------------------------
   LOANS                                              424,661        29,248         6.89%
----------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                   8,564           135         1.58%
----------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                            3,319           138         4.16%
========================================================================================
    TOTAL INTEREST-EARNING ASSETS                     736,080        44,423         6.04%
----------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                             17,245
----------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                           (4,380)
----------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                              13,670
----------------------------------------------------------------------------------------
   OTHER ASSETS                                        17,950
----------------------------------------------------------------------------------------
     TOTAL NONINTEREST-EARNING ASSETS                  44,485
========================================================================================
     TOTAL ASSETS                                   $ 780,565
========================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
----------------------------------------------------------------------------------------
   CHECKING                                         $ 120,922       $   718         0.59%
----------------------------------------------------------------------------------------
   MONEY MARKETS                                       61,058           908         1.49%
----------------------------------------------------------------------------------------
   TIERED MONEY MARKETS                                81,553         1,493         1.83%
----------------------------------------------------------------------------------------
   SAVINGS                                             90,142         1,149         1.27%
----------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                            225,965         7,558         3.34%
========================================================================================
      TOTAL INTEREST-BEARING DEPOSITS                 579,640        11,826         2.04%
----------------------------------------------------------------------------------------
    BORROWED FUNDS                                      7,814           229         2.93%
----------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING LIABILITIES              587,454        12,055         2.05%
----------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                    115,487
----------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES               7,730
----------------------------------------------------------------------------------------
     TOTAL NONINTEREST-BEARING LIABILITIES            123,217
----------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                   69,894
========================================================================================
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 780,565
========================================================================================
    NET INTEREST INCOME                                             $32,368
========================================================================================

    NET INTEREST SPREAD                                                             3.99%
----------------------------------------------------------------------------------------
    NET INTEREST MARGIN                                                             4.40%
----------------------------------------------------------------------------------------

1.    Average loan balances include non-accrual and restructured loans.

2. The tax-equivalent adjustment was computed based on a federal tax rate of 35% for 2002 and 34% for 2001 and 2000.

3. Investments consist of investment securities and securities available for sale at amortized cost.

                                                       YEAR ENDED DECEMBER 31, 2001               YEAR ENDED DECEMBER 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    INCOME/                                      INCOME/
                                                   AVERAGE          EXPENSE       YIELD         AVERAGE          EXPENSE      YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)           BALANCE            (FTE)       (FTE)         BALANCE            (FTE)      (FTE)
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
     TAXABLE                                     $ 160,191       $   9,668         6.04%      $ 143,600       $   9,097        6.33%
-----------------------------------------------------------------------------------------------------------------------------------
     TAX-EXEMPT                                     13,944           1,037         7.43%         12,585             957        7.60%
-----------------------------------------------------------------------------------------------------------------------------------
   LOANS                                           382,430          28,476         7.45%        319,033          24,683        7.74%
-----------------------------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                               24,660           1,143         4.64%         16,977           1,092        6.33%
-----------------------------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                        12,955             612         4.72%            833              61        7.20%
===================================================================================================================================
    TOTAL INTEREST-EARNING ASSETS                  594,180          40,936         6.89%        493,028          35,890        7.28%
===================================================================================================================================
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                          15,655                                       15,222
-----------------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                        (3,682)                                      (3,135)
-----------------------------------------------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                           12,448                                       11,267
-----------------------------------------------------------------------------------------------------------------------------------
   OTHER ASSETS                                     10,232                                        6,786
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL NONINTEREST-EARNING ASSETS               34,653                                       30,140
===================================================================================================================================
     TOTAL ASSETS                                $ 628,833                                    $ 523,168
===================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
===================================================================================================================================
   CHECKING                                      $ 100,734       $     849         0.84%      $  97,025       $   1,048        1.08%
-----------------------------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                                    49,869           1,514         3.04%         46,276           1,589        3.43%
-----------------------------------------------------------------------------------------------------------------------------------
   TIERED MONEY MARKETS                             44,785           1,611         3.60%          2,422             140        5.78%
-----------------------------------------------------------------------------------------------------------------------------------
   SAVINGS                                          77,207           1,506         1.95%         80,837           1,662        2.06%
-----------------------------------------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                         188,187           9,949         5.29%        147,076           8,070        5.49%
===================================================================================================================================
      TOTAL INTEREST-BEARING DEPOSITS              460,782          15,429         3.35%        373,636          12,509        3.35%
-----------------------------------------------------------------------------------------------------------------------------------
    BORROWED FUNDS                                   1,633              57         3.49%             --              --          --
-----------------------------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING LIABILITIES           462,415          15,486         3.35%        373,636          12,509        3.35%
-----------------------------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                 102,852                                       95,621
-----------------------------------------------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES            4,193                                        3,531
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL NONINTEREST-BEARING LIABILITIES         107,045                                       99,152
-----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                59,373                                       50,380
===================================================================================================================================
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 628,833                                    $ 523,168
===================================================================================================================================
    NET INTEREST INCOME                                          $  25,450                                    $  23,381
===================================================================================================================================

    NET INTEREST SPREAD                                                             3.54%                                      3.93%
-----------------------------------------------------------------------------------------------------------------------------------
    NET INTEREST MARGIN                                                             4.28%                                      4.74%
-----------------------------------------------------------------------------------------------------------------------------------

RATE/VOLUME ANALYSIS:

THE EFFECT OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME (ON A TAX EQUIVALENT BASIS) FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001 ARE SHOWN
BELOW:

(IN THOUSANDS):                          YEAR ENDED 2002 COMPARED WITH 2001              YEAR ENDED 2001 COMPARED WITH 2000
-------------------------------------------------------------------------------------------------------------------------------
                                                                          NET                                               NET
                                         DIFFERENCE DUE TO          CHANGE IN               DIFFERENCE DUE TO         CHANGE IN
                                            CHANGE IN:                INCOME/                  CHANGE IN:               INCOME/
                                     VOLUME             RATE          EXPENSE           VOLUME             RATE         EXPENSE
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
  INVESTMENTS                       $ 7,709          $(3,512)         $ 4,197          $ 1,155          $  (504)         $   651
--------------------------------------------------------------------------------------------------------------------------------
  LOANS                               3,144           (2,372)             772            4,905           (1,112)           3,793
--------------------------------------------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD                   (746)            (262)          (1,008)             478             (427)              51
--------------------------------------------------------------------------------------------------------------------------------
  INTEREST-EARNING DEPOSITS            (455)             (19)            (474)           1,131             (580)             551
--------------------------------------------------------------------------------------------------------------------------------
  TOTAL INTEREST INCOME             $ 9,652          $(6,165)         $ 3,487          $ 7,669          $(2,623)         $ 5,046
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  CHECKING                          $   170          $  (301)         $  (131)         $    40          $  (239)         $  (199)
--------------------------------------------------------------------------------------------------------------------------------
  MONEY MARKET                          340             (946)            (606)             123             (198)             (75)
--------------------------------------------------------------------------------------------------------------------------------
  TIERED MONEY MARKET                 1,323           (1,441)            (118)           2,449             (978)           1,471
--------------------------------------------------------------------------------------------------------------------------------
  SAVINGS                               252             (609)            (357)             (75)             (81)            (156)
--------------------------------------------------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT             1,997           (4,388)          (2,391)           2,256             (377)           1,879
--------------------------------------------------------------------------------------------------------------------------------
  BORROWED FUNDS                        216              (44)             172               57               57
--------------------------------------------------------------------------------------------------------------------------------
  TOTAL INTEREST EXPENSE            $ 4,298          $(7,729)         $(3,431)         $ 4,850          $(1,873)         $ 2,977
--------------------------------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME               $ 5,354          $ 1,564          $ 6,918          $ 2,819          $  (750)         $ 2,069
================================================================================================================================

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $4.8 million at December 31, 2002 as compared to $4.0 million at December 31, 2001. The allowance for loan losses currently provides 12.5 times the coverage of all non-performing assets. At December 31, 2002, the allowance for loan losses as a percentage of total loans outstanding was 1.17% compared to 0.96% at December 31, 2001 and 1.00% at December 31, 2000. The provision for loan losses increased $200 thousand, or 33%, to $800 thousand for 2002, compared to $600 thousand for 2001. The increase in provision was due primarily to changes in the composition of the loan portfolio. The provision was based upon management's review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans. Although management used the best information available, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or our market area in Central New Jersey experiences an adverse economic downturn. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE PERIODS ENDED DECEMBER 31,

(IN THOUSANDS)                          2002     2001     2000     1999     1998
--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
   BEGINNING OF YEAR                  $4,023   $3,435   $2,962   $2,428   $2,022

LOANS CHARGED-OFF DURING
THE PERIOD
   REAL ESTATE                            --       42       27       --       --
--------------------------------------------------------------------------------
   CONSUMER                               59       35      119       70      152
--------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                    9       15       28       52       35
--------------------------------------------------------------------------------
     TOTAL LOANS CHARGED-OFF              68       92      174      122      187
================================================================================

RECOVERIES DURING THE PERIOD
   REAL ESTATE                            --        7       75       22       24
--------------------------------------------------------------------------------
   CONSUMER                               36       65       53       63       12
--------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                    7        8       19       16       36
--------------------------------------------------------------------------------
     TOTAL RECOVERIES                     43       80      147      101       72
================================================================================

NET CHARGE-OFFS                           25       12       27       21      115
================================================================================

PROVISION CHARGED TO EXPENSE             800      600      500      555      521
================================================================================

ALLOWANCE FOR LOAN LOSSES
   AT END OF YEAR                     $4,798   $4,023   $3,435   $2,962   $2,428
================================================================================

THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AND THE PERCENTAGE OF EACH LOAN CATEGORY TO TOTAL LOANS AS OF DECEMBER 31,

                                          % OF                 % OF                 % OF                 % OF                  % OF
                                          LOAN                 LOAN                 LOAN                 LOAN                  LOAN
                                      CATEGORY             CATEGORY             CATEGORY             CATEGORY              CATEGORY
                                      TO TOTAL             TO TOTAL             TO TOTAL             TO TOTAL              TO TOTAL
(IN THOUSANDS)                 2002      LOANS      2001      LOANS      2000      LOANS       1999     LOANS       1998      LOANS
-----------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE                  $2,639       92.5    $2,213       92.3    $1,889       91.7     $1,629      90.9     $1,336       89.7
-----------------------------------------------------------------------------------------------------------------------------------
CONSUMER                        240        2.0       201        2.7       172        4.1        148       4.3        121        5.3
-----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL AND OTHER          1,919        5.5     1,609        5.0     1,374        4.2      1,185       4.8        971        5.0
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL                   $4,798      100.0    $4,023      100.0    $3,435      100.0     $2,962     100.0     $2,428      100.0
===================================================================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:

                                               YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                          2002     2001     2000     1999     1998
--------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
    AND STILL ACCRUING INTEREST       $  203   $   53   $   75   $  205   $    1
--------------------------------------------------------------------------------
NON-ACCRUAL LOANS                        180      274      325      386      806
--------------------------------------------------------------------------------
     TOTAL NON-PERFORMING LOANS          383      327      400      591      807
================================================================================
OTHER REAL ESTATE OWNED                   --       --       --       --       --
--------------------------------------------------------------------------------
     TOTAL NON-PERFORMING ASSETS         383      327      400      591      807
================================================================================
LOAN CHARGE-OFFS                          68       92      174      122      187
--------------------------------------------------------------------------------
LOAN RECOVERIES                           43       80      147      101       72
--------------------------------------------------------------------------------
     NET LOAN CHARGE-OFFS                 25       12       27       21      115
================================================================================
ALLOWANCE FOR LOAN LOSSES             $4,798   $4,023   $3,435   $2,962   $2,428
================================================================================

      In addition, restructured loans totaled $317 thousand and $320 thousand at December 31, 2002 and 2001, respectively.

RATIOS:
-------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
   TOTAL LOANS                             0.09%   0.08%   0.12%   0.21%   0.33%
-------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
   TOTAL ASSETS                            0.04%   0.05%   0.07%   0.12%   0.17%
-------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/
   TOTAL ASSETS                            0.04%   0.05%   0.07%   0.12%   0.17%
-------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
   TOTAL LOANS                             1.17%   0.96%   1.00%   1.03%   0.99%
-------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
     TOTAL NON-PERFORMING LOANS            12.5X   12.3X   8.6X    5.0X    3.0X
-------------------------------------------------------------------------------

      Interest income of $12 thousand, $20 thousand and $22 thousand would have been recognized during 2002, 2001, and 2000, respectively, if non-accrual loans had been current in accordance with their original terms.

OTHER INCOME: Other income before gains on securities was $7.9 million in 2002, an increase of 22% over 2001 levels. This increase was primarily due to higher trust fees, additions to cash surrender value of Bank Owned Life Insurance, and service charges on deposit accounts. Trust fees rose $665 thousand or 17% over the levels recorded in 2001. This increase is attributable to increased volume of business as the book value of assets under management increased $233.3 million or 30% over last year's levels. During the third quarter of 2001, the Corporation invested $12 million in Bank Owned Life Insurance (BOLI) to assist in offsetting the rising costs of employee benefits, and accordingly, realized other income of $791 thousand on increased cash surrender value on these policies in 2002, as compared to $264 thousand in 2001. Additional investments of $2.8 million were made in the fourth quarter of 2002. For the year ended December 31, 2002, securities gains were $52 thousand as compared to $189 recorded in 2001.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER INCOME:

(IN THOUSANDS)                                      2002       2001        2000
-------------------------------------------------------------------------------
TRUST DEPARTMENT FEES                             $4,678     $4,013     $ 3,604
-------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS                1,675      1,410       1,310
-------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                            791        264          --
-------------------------------------------------------------------------------
OTHER FEE INCOME                                     374        345         299
-------------------------------------------------------------------------------
SAFE DEPOSIT RENTAL FEES                             219        202         168
-------------------------------------------------------------------------------
OTHER NON-INTEREST INCOME                            199        248         221
-------------------------------------------------------------------------------
GAIN ON SALE OF LOAN SERVICING                        --         --         211
===============================================================================
   OTHER INCOME BEFORE GAINS/(LOSSES)
     ON SECURITIES                                 7,936      6,482       5,813
===============================================================================
SECURITIES GAINS/(LOSSES)                             52        189        (200)
-------------------------------------------------------------------------------
     TOTAL OTHER INCOME                           $7,988     $6,671     $ 5,613
===============================================================================

OTHER EXPENSES: Other expense totaled $21.4 million in 2002, an increase of $3.5 million or 20% compared to $17.8 million in 2001. This increase is commensurate with the growth in the overall level of bank and trust business activity and the addition of two branch locations.

      Salaries and benefits expense, which accounted for 56% of the total increase in other expenses, increased $2.0 million or 20% in 2002 as compared to 2001. This increase was directly related to increased officer and staff levels, normal merit increases, promotional raises and higher benefit costs. Within the fringe benefit costs, pension plan expenses rose $217 thousand or 44% and health insurance expenses increased $77 thousand or 16% above 2001 levels. The full time equivalent number of employees rose to 205 at December 31, 2002 from 180 a year ago.

      Premises and equipment expense increased to $4.2 million from $3.6 million in 2001. This increase was primarily due to higher expenses related to our new branches in Clinton and Warren and higher overall operating cost of facilities.

      Professional fees increased $354 thousand as compared to 2001. This increase is attributable to higher legal and consulting fees to support the expansion in business activity, as well as costs associated with internal training programs and services to enhance audit and financial controls.

      The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

THE FOLLOWING PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSES:

(IN THOUSANDS)                                  2002          2001          2000
--------------------------------------------------------------------------------
SALARIES AND BENEFITS                        $11,962       $ 9,975       $ 9,041
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                         4,150         3,598         3,035
--------------------------------------------------------------------------------
PROFESSIONAL FEES                                723           369           248
--------------------------------------------------------------------------------
ADVERTISING                                      670           568           499
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                          496           490           393
--------------------------------------------------------------------------------
TRUST DEPARTMENT                                 451           368           379
--------------------------------------------------------------------------------
TELEPHONE                                        390           339           298
--------------------------------------------------------------------------------
POSTAGE                                          332           320           299
--------------------------------------------------------------------------------
MERGER-RELATED CHARGES                            --            --           500
--------------------------------------------------------------------------------
OTHER EXPENSE                                  2,181         1,796         1,828
================================================================================
     TOTAL OTHER EXPENSE                     $21,355       $17,823       $16,520
================================================================================

INCOME TAXES: Income tax expense for the year ended December 31, 2002 was $5.8 million as compared to $4.4 million in 2001. The effective tax rate for the year ended December 31, 2002 was 32.72% compared to 32.83% for the year ended December 31, 2001. The increased income tax expense in 2002 reflects higher levels of taxable income.

RESULTS OF OPERATIONS 2001 COMPARED TO 2000: For the year ended December 31, 2001, net income increased 16% to $8.9 million compared to $7.7 million earned in 2000. Diluted earnings per share increased 17% to $1.32 per share from $1.13 per share earned in 2000. Earnings in 2000 include a $423 thousand, net of tax, or $0.06 per diluted share merger-related charge recorded in connection with the acquisition of Chatham Savings, FSB. The increase in net income for 2001 was primarily due to growth in net interest income and Trust fees offset in part by higher other expenses and taxes. These results produced a return on average assets of 1.42% as compared to 1.47% in 2000 and a return on average shareholders' equity of 15.03% as compared to 15.30% in 2000.

      Net interest income (on a tax equivalent basis) totaled $25.5 million for 2001, an increase of 9% or $2.1 million over the $23.4 million recorded in 2000. The increase was primarily due to a $101.2 million increase in average earning assets, offset in part by lower rates earned on interest-earning assets, which declined to 6.89% from 7.28% earned in 2000, and higher interest expense which increased $3.0 million or 24%. This increase was primarily due to a $87.1 million increase in interest-bearing deposits while the rate paid on interest-bearing deposits was unchanged at 3.35%. A major factor in the growth in net interest income was higher average demand deposits which increased $7.2 million or 8% on average during 2001 as compared to 2000. The net interest margin in 2001 declined to 4.28% from 4.74% in 2000.

      Other income before gains and losses on securities was $6.5 million in 2001, an increase of 12% over 2000 levels. This increase was primarily due to higher trust fees, additions to cash surrender value of Bank Owned Life Insurance, and service charges on deposit accounts, partially offset by a non-recurring gain on the sale of loan servicing recorded in 2000. Trust fees rose $409 thousand or 11% over the levels recorded in 2000. This increase is attributable to increased volume of business as the book value of assets under management increased $57.2 million or 8% over 2000 levels. During the third quarter of 2001, the Corporation invested $12 million in Bank Owned Life Insurance (BOLI) to assist in offsetting the rising costs of employee benefits, and accordingly, realized other income of $264 thousand on increased cash surrender value on these policies. For the year ended December 31, 2001, securities gains were $189 thousand as compared to losses of $200 thousand recorded in 2000.

      Other expense totaled $17.8 million in 2001, an increase of $1.3 million or 8% compared to $16.5 million in 2000. This increase is commensurate with the growth in the overall level of business activity and the addition of two branch locations.

      Salaries and benefits expense, the largest component of other expense, increased 10% to $10.0 million from $9.0 million in 2000. This increase was directly related to increased officer and staff levels and the related fringe benefit costs. The full time equivalent number of employees rose to 180 at December 31, 2001 from 167 at December 31, 2000.

      Premises and equipment expense increased to $3.6 million from $3.0 million in 2000. This increase was primarily due to higher expenses related to the new branches.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. At $77.2 million, total shareholders' equity grew 22% or $14.1 million as compared with $63.1 million at December 31, 2001. At December 31, 2002, unrealized gains on securities, net of taxes, were $4.8 million as compared to unrealized gains on securities, net of taxes, of $655 thousand at December 31, 2001. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4% and 8%, respectively. At 19.5% and 20.8%, the Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Corporation's capital leverage ratio was 9.2% at December 31, 2002.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

      Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold, averaged over $25 million in 2002. In addition, the Corporation has $212.3 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2002, investment securities and securities available for sale maturing within one year amounted to $14.0 million and cash and cash equivalents totaled $38.3 million.

      Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including short and long-term borrowings from the Federal Home Loan Bank of New York, short-term borrowings from the Federal Reserve Bank Discount Window, and loan participation or sales of loans. The Corporation also generates liquidity from the regular principal payments made on its loan portfolio.

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

      The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately .19 on December 31, 2002 based on contractual maturities for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread.

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

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER 31, 2002 (IN THOUSANDS):

REPRICING OR                                                 0-3             3-12              1-5           OVER 5
MATURITY DATE                                             MONTHS           MONTHS            YEARS            YEARS            TOTAL
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
   SECURITIES (1)                                       $  8,876         $  5,129         $143,700         $222,620         $380,325
------------------------------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                     20,400               --               --               --           20,400
------------------------------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                 549               --               --               --              549
------------------------------------------------------------------------------------------------------------------------------------
   LOANS (2)                                              28,167           51,209           85,145          245,059          409,580
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST-SENSITIVE
        ASSETS                                          $ 57,992         $ 56,338         $228,845         $467,679         $810,854
====================================================================================================================================
DEPOSITS
   CERTIFICATES OF DEPOSIT                              $ 56,620         $147,468         $ 34,405         $     17         $238,510
------------------------------------------------------------------------------------------------------------------------------------
   SAVINGS                                                94,142               --               --               --           94,142
------------------------------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                                         173,973               --               --               --          173,973
------------------------------------------------------------------------------------------------------------------------------------
   CHECKING                                              136,956               --               --               --          136,956
------------------------------------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                                             --               --            5,000               --            5,000
------------------------------------------------------------------------------------------------------------------------------------
   NONINTEREST-BEARING
     DEMAND DEPOSITS                                          --               --               --          126,107          126,107
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST-SENSITIVE
        LIABILITIES                                     $461,691         $147,468         $ 39,405         $126,124         $774,688
====================================================================================================================================
   ASSETS/LIABILITIES                                       0.13             0.38             5.81             3.71             1.05
------------------------------------------------------------------------------------------------------------------------------------
   ASSETS/LIABILITIES (CUMULATIVE)                          0.13             0.19             0.53             1.05
------------------------------------------------------------------------------------------------------------------------------------

(1)   MORTGAGE-BACKED SECURITIES ARE SHOWN USING STATED FINAL MATURITY.

(2)   LOAN BALANCES DO NOT INCLUDE NONACCRUAL LOANS.

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

THE FOLLOWING TABLE PRESENTS THE SCHEDULED MATURITY OF MARKET RISK SENSITIVE INSTRUMENTS AS OF DECEMBER 31, 2002 (IN THOUSANDS):

                              AVERAGE                                                              ESTIMATED
                             INTEREST         WITHIN            1-5         OVER                        FAIR
MATURING IN:                     RATE         1 YEAR          YEARS      5 YEARS        TOTAL          VALUE
------------------------------------------------------------------------------------------------------------
ASSETS
SECURITIES                      4.98%       $ 14,005       $143,700     $222,620      $380,325      $383,549
------------------------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD              1.58%         20,400             --           --        20,400        20,400
------------------------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS       4.16%            549             --           --           549           549
------------------------------------------------------------------------------------------------------------
LOANS (1)                       6.89%         79,376         85,145      245,059       409,580       423,090
------------------------------------------------------------------------------------------------------------
    TOTAL                                   $114,330       $228,845     $467,679      $810,854      $827,588
============================================================================================================

LIABILITIES
SAVINGS, CHECKING
AND MONEY MARKETS               1.21%       $405,071       $     --     $     --      $405,071      $405,071
------------------------------------------------------------------------------------------------------------
CD'S                            3.34%        204,088         34,405           17       238,510       241,644
------------------------------------------------------------------------------------------------------------
BORROWED FUNDS                  2.93%             --          5,000           --         5,000         5,114
------------------------------------------------------------------------------------------------------------
    TOTAL                          ~        $609,159       $ 39,405     $     17      $648,581      $651,829
============================================================================================================

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

RECENT ACCOUNTING PRONOUNCEMENTS: In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment to FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Corporation elected to remain on its historic accounting method related to stock-based awards. The Corporation has provided the expanded disclosures required by SFAS No. 148 in the December 31, 2002 consolidated financial statements. The interim reporting requirements of SFAS No. 148 are effective for interim periods beginning after December 31, 2002.

      In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions, an amendment to FASB Statements No. 72 and 144 and FASB Interpretation No. 9."

This Statement removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 147 that relate to the application of the purchase method of accounting apply to all acquisitions of financial institutions, except transactions between two or more mutual enterprises.

      SFAS No. 147 clarifies that a branch acquisition that meets the definition of a business should be accounted for as a business combination, otherwise the transaction should be accounted for as an acquisition of net assets that does not result in the recognition of goodwill. The provisions of Statement No. 147 are effective October 1, 2002. This Statement will have no effect on the accounting or amortization of the recorded intangible asset.

      In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Corporation does not anticipate that SFAS No. 146 will significantly impact the Corporation's consolidated financial statements.

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The Statement, among other things, rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishments of Debt," as amended. Under SFAS No. 4, as amended by SFAS No. 64, gains and losses from the extinguishment of debt were required to be classified as an extraordinary item, if material. Under SFAS No. 145, gains or losses from the extinguishment of debt are to be classified as a component of operating income, rather than an extraordinary item. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002, with early adoption of the provisions related to the rescission of SFAS No. 4 encouraged. Upon adoption, companies must reclassify prior period amounts previously classified as an extraordinary item. The Corporation does not anticipate that the initial adoption of SFAS 145 will have a significant impact on the Corporation's consolidated financial statements.

      On October 3, 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," it retains many of the fundamental provisions of that Statement. The Statement is effective for fiscal years beginning after December 15, 2001. The initial adoption of SFAS No. 144 did not have a significant impact on the Corporation's consolidated financial statements.

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

      On July 20, 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and periodically reviewed for impairment.

      The Corporation adopted the provisions of SFAS No. 142 on January 1, 2002. The

Corporation had $563 thousand in recorded goodwill at January 1, 2002, with amortization of $100 thousand per year. The cessation of amortization upon the adoption of SFAS No. 142 had no significant impact on reported operations for the year ended 2002 as compared to the year ended 2001. Year-to-date 2001 basic and diluted earnings per share excluding $100 thousand of year-to-date goodwill amortization were $1.36 and $1.33, respectively.

                                  TRUST ASSETS
                             BOOK VALUE IN MILLIONS
                                '98       $  549
                                '99       $  651
                                '00       $  710
                                '01       $  767
                                '02       $1,000

PGB TRUST AND INVESTMENTS: PGB Trust and Investments, a division of the bank, continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, it has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement, and financial services to its growing client base.

      The book value of assets under management in PGB Trust and Investments increased from $766.9 million at December 31, 2001 to $1.0 billion at December 31, 2002, an increase of 30%. The corresponding market value at December 31, 2002 is in excess of $1.2 billion. Fee income generated by PGB Trust and Investments was $4.7 million, $4.0 million and $3.6 million in 2002, 2001 and 2000, respectively.

FORWARD LOOKING STATEMENTS: The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "may," "will," or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of general economic conditions and legal and regulatory barriers and structure. Peapack-Gladstone Financial Corporation assumes no obligation for updating any such forward-looking statements at any time.

SELECTED CONSOLIDATED FINANCIAL DATA:

THE FOLLOWING IS SELECTED CONSOLIDATED FINANCIAL DATA FOR THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEARS INDICATED. THIS INFORMATION IS DERIVED FROM THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    YEARS ENDED DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)                      2002             2001              2000              1999             1998
------------------------------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
   INTEREST INCOME                                  $   43,947       $   40,523       $    35,567        $   31,587       $   29,949
------------------------------------------------------------------------------------------------------------------------------------
   INTEREST EXPENSE                                     12,055           15,486            12,509            10,341           10,843
------------------------------------------------------------------------------------------------------------------------------------
     NET INTEREST INCOME                                31,892           25,037            23,058            21,246           19,106
------------------------------------------------------------------------------------------------------------------------------------
   PROVISION FOR LOAN LOSSES                               800              600               500               555              521
------------------------------------------------------------------------------------------------------------------------------------
     NET INTEREST INCOME AFTER
         PROVISION FOR LOAN LOSSES                      31,092           24,437            22,558            20,691           18,585
====================================================================================================================================
   OTHER INCOME, EXCLUSIVE
     OF SECURITIES GAINS/(LOSSES)                        7,936            6,482             5,813             5,279            4,623
------------------------------------------------------------------------------------------------------------------------------------
   OTHER EXPENSES                                       21,355           17,823            16,520            15,215           13,802
------------------------------------------------------------------------------------------------------------------------------------
   SECURITIES GAINS/(LOSSES)                                52              189              (200)               16              178
------------------------------------------------------------------------------------------------------------------------------------
     INCOME BEFORE INCOME TAX EXPENSE                   17,725           13,285            11,651            10,771            9,584
------------------------------------------------------------------------------------------------------------------------------------
   INCOME TAX EXPENSE                                    5,800            4,361             3,943             3,582            3,550
------------------------------------------------------------------------------------------------------------------------------------
     NET INCOME                                     $   11,925       $    8,924       $     7,708        $    7,189       $    6,034
====================================================================================================================================

PER SHARE DATA: (REFLECTS A 2 FOR 1 STOCK SPLIT ISSUED IN 2002.)

EARNINGS PER SHARE-BASIC                            $     1.79       $     1.34       $      1.16        $     1.08       $     0.91
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                                1.75             1.32              1.13              1.05             0.88
------------------------------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                                   0.33             0.29              0.27              0.25             0.23
------------------------------------------------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                                 11.51             9.48              8.31              7.18             7.02
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE
   SHARES OUTSTANDING                                6,680,239        6,655,672         6,640,416         6,627,022        6,626,594
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS                               136,739          111,908           157,142           190,186          200,208
------------------------------------------------------------------------------------------------------------------------------------

             DIVIDENDS PER SHARE        BOOK VALUE PER SHARE
             IN DOLLARS                 IN DOLLARS

'98          $0.23                      $7.02
'99          $0.25                      $7.18
'00          $0.27                      $8.31
'01          $0.29                      $9.48
'02          $0.33                      $11.51

BALANCE SHEET DATA (AT PERIOD END):              2002             2001             2000             1999             1998
-------------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                         $     859,808    $     704,773    $     567,032    $     497,535    $     480,929
-------------------------------------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES                      168,066           48,722           69,575           61,672           65,500
-------------------------------------------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE              212,259          172,620           83,950          101,324          103,604
-------------------------------------------------------------------------------------------------------------------------
   LOANS                                      409,760          416,933          344,299          287,933          245,804
-------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                    4,798            4,023            3,435            2,962            2,428
-------------------------------------------------------------------------------------------------------------------------
   TOTAL DEPOSITS                             769,688          630,903          508,879          444,088          430,750
-------------------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                  77,158           63,085           55,156           47,575           44,461
-------------------------------------------------------------------------------------------------------------------------
   TRUST ASSETS (BOOK VALUE)                1,000,272          766,928          709,732          651,469          549,321
-------------------------------------------------------------------------------------------------------------------------
   CASH DIVIDENDS DECLARED                      2,207            1,846            1,592            1,292            1,097
-------------------------------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:
-------------------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL ASSETS                1.53%            1.42%            1.47%            1.48%            1.33%
-------------------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL
     SHAREHOLDERS' EQUITY                       17.06            15.03            15.30            15.67            14.21
-------------------------------------------------------------------------------------------------------------------------
   DIVIDEND PAYOUT RATIO                        18.51            20.69            20.65            17.97            16.21
-------------------------------------------------------------------------------------------------------------------------
   AVERAGE TOTAL SHAREHOLDERS'
     EQUITY TO AVERAGE ASSETS                    8.95             9.44             9.63             8.86             9.39
-------------------------------------------------------------------------------------------------------------------------
   NON-INTEREST EXPENSES TO
     AVERAGE ASSETS                              2.74             2.83             3.16             3.13             3.05
-------------------------------------------------------------------------------------------------------------------------
   NON-INTEREST INCOME TO
     AVERAGE ASSETS                              1.02             1.06             1.07             1.09             1.06
-------------------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS (AT PERIOD END):
-------------------------------------------------------------------------------------------------------------------------
   NON-ACCRUAL LOANS TO TOTAL LOANS              0.04%            0.07%            0.09%            0.13%            0.33%
-------------------------------------------------------------------------------------------------------------------------
   NON-PERFORMING ASSETS TO
-------------------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                0.04             0.05             0.07             0.12            0.177
-------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
     NON-PERFORMING LOANS                        12.5x            12.3x             8.6x             5.0x             3.0x
-------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
     TOTAL LOANS                                 1.17%            0.96%            1.00%            1.03%            0.99%
-------------------------------------------------------------------------------------------------------------------------
   NET CHARGE-OFFS TO AVERAGE LOANS
     PLUS OTHER REAL ESTATE OWNED                0.01             0.01             0.01             0.01             0.05
-------------------------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
-------------------------------------------------------------------------------------------------------------------------
   AVERAGE LOANS TO AVERAGE DEPOSITS            61.09%           67.85%           67.99%           59.44%           56.36%
-------------------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY TO
     TOTAL ASSETS                                8.97             8.95             9.73             9.56             9.24
-------------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL TO RISK WEIGHTED
      ASSETS                                    19.51            18.76            20.80            26.55            18.97
-------------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL TO RISK WEIGHTED
      ASSETS                                    20.81            19.98            22.10            28.16            19.06
-------------------------------------------------------------------------------------------------------------------------
   TIER 1 LEVERAGE RATIO                         9.19             9.84            10.49            10.02             9.40
-------------------------------------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED (PER SHARE DATA HAVE BEEN RESTATED FOR THE EFFECT OF THE 2 FOR 1 STOCK SPLIT ISSUED IN 2002.):

SELECTED 2002 QUARTERLY DATA:

(DOLLARS IN THOUSANDS
EXCEPT PER SHARE DATA)                            MARCH 31               JUNE 30           SEPTEMBER 30             DECEMBER 31
-------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                    $10,690               $11,174               $ 11,255                $ 10,828
-------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE                                     2,981                 3,022                  3,059                   2,993
===============================================================================================================================
    NET INTEREST INCOME                              7,709                 8,152                  8,196                   7,835
===============================================================================================================================
PROVISION FOR LOAN LOSSES                              199                   201                    199                     201
-------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
   SECURITIES GAINS/(LOSSES)                         1,950                 2,075                  1,993                   1,918
-------------------------------------------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES)                               17                     8                     (7)                     34
-------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSE                                        5,132                 5,335                  5,390                   5,498
===============================================================================================================================
NET INCOME BEFORE INCOME TAX EXPENSE                 4,345                 4,699                  4,593                   4,088
-------------------------------------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                   1,384                 1,546                  1,530                   1,340
-------------------------------------------------------------------------------------------------------------------------------
     NET INCOME                                    $ 2,961               $ 3,153               $  3,063                $  2,748
===============================================================================================================================
EARNINGS PER SHARE-BASIC                           $  0.44               $  0.47               $   0.46                $   0.41
-------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                            0.44                  0.46                   0.44                    0.40
-------------------------------------------------------------------------------------------------------------------------------

SELECTED 2001 QUARTERLY DATA:

(DOLLARS IN THOUSANDS
EXCEPT PER SHARE DATA)                            MARCH 31               JUNE 30           SEPTEMBER 30             DECEMBER 31
-------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                    $ 9,694               $ 9,988               $ 10,372                $ 10,469
-------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE                                     3,959                 3,964                  3,955                   3,608
===============================================================================================================================
    NET INTEREST INCOME                              5,735                 6,024                  6,417                   6,861
===============================================================================================================================
PROVISION FOR LOAN LOSSES                              126                   124                    126                     224
-------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
     SECURITIES GAINS/(LOSSES)                       1,634                 1,530                  1,504                   1,814
-------------------------------------------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES)                               --                    79                    111                      (1)
-------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSE                                        4,217                 4,236                  4,447                   4,923
===============================================================================================================================
NET INCOME BEFORE INCOME TAX EXPENSE                 3,026                 3,273                  3,459                   3,527
-------------------------------------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                     996                 1,081                  1,163                   1,121
-------------------------------------------------------------------------------------------------------------------------------
     NET INCOME                                    $ 2,030               $ 2,192               $  2,296                $  2,406
===============================================================================================================================
EARNINGS PER SHARE-BASIC                           $  0.31               $  0.33               $   0.34                $   0.36
-------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                            0.30                  0.32                   0.34                    0.36
-------------------------------------------------------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION

      We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

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

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                /s/ KPMG LLP

Short Hills, New Jersey
January 22, 2003

CONSOLIDATED STATEMENTS OF CONDITION

                                                                                DECEMBER 31,
(DOLLARS IN THOUSANDS)                                                     2002              2001
-------------------------------------------------------------------------------------------------
ASSETS
-------------------------------------------------------------------------------------------------
CASH AND DUE FROM BANKS                                               $  17,920         $  17,440
-------------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                                       20,400             2,543
-------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                       38,320            19,983
-------------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                                   549            15,634
-------------------------------------------------------------------------------------------------
INVESTMENT SECURITIES (APPROXIMATE MARKET VALUE
   $171,290 IN 2002 AND $50,480 IN 2001)                                168,066            48,722
-------------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                           212,259           172,620
-------------------------------------------------------------------------------------------------
LOANS                                                                   409,760           416,933
-------------------------------------------------------------------------------------------------
   LESS:  ALLOWANCE FOR LOAN LOSSES                                       4,798             4,023
-------------------------------------------------------------------------------------------------
   NET LOANS                                                            404,962           412,910
-------------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                                   14,371            13,474
-------------------------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                               4,606             5,197
-------------------------------------------------------------------------------------------------
CASH SURRENDER VALUE OF LIFE INSURANCE                                   15,747            12,244
-------------------------------------------------------------------------------------------------
OTHER ASSETS                                                                928             3,989
=================================================================================================
     TOTAL ASSETS                                                     $ 859,808         $ 704,773
=================================================================================================

LIABILITIES
DEPOSITS:
   NONINTEREST-BEARING DEMAND DEPOSITS                                $ 126,107         $ 113,011
-------------------------------------------------------------------------------------------------
   INTEREST-BEARING DEPOSITS:
     CHECKING                                                           136,956           110,878
-------------------------------------------------------------------------------------------------
     SAVINGS                                                             94,142            82,268
-------------------------------------------------------------------------------------------------
     MONEY MARKET ACCOUNTS                                              173,973           109,326
-------------------------------------------------------------------------------------------------
     CERTIFICATES OF DEPOSIT OVER $100,000                               59,607            59,900
-------------------------------------------------------------------------------------------------
     CERTIFICATES OF DEPOSIT LESS THAN $100,000                         178,903           155,520
-------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                                     769,688           630,903
-------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                            5,000             5,000
-------------------------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                                    7,962             5,785
=================================================================================================
     TOTAL LIABILITIES                                                  782,650           641,688
=================================================================================================

SHAREHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $0.83
   PER SHARE; AUTHORIZED 10,000,000 SHARES;
   ISSUED SHARES, 6,800,041 AT DECEMBER 31, 2002 AND 6,736,254
   AT DECEMBER 31, 2001; OUTSTANDING SHARES, 6,702,523 AT
   DECEMBER 31, 2002 AND 6,655,696 AT DECEMBER 31, 2001)                  5,661             5,608
-------------------------------------------------------------------------------------------------
SURPLUS                                                                  38,385            37,838
-------------------------------------------------------------------------------------------------
TREASURY STOCK AT COST, 97,518 SHARES IN 2002
   AND 80,558 SHARES IN 2001                                             (2,020)           (1,588)
-------------------------------------------------------------------------------------------------
RETAINED EARNINGS                                                        30,290            20,572
-------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME,
   NET OF INCOME TAX                                                      4,842               655
=================================================================================================
     TOTAL SHAREHOLDERS' EQUITY                                          77,158            63,085
=================================================================================================
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 859,808         $ 704,773
=================================================================================================

See Accompanying Notes To Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)               2002           2001            2000
-----------------------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                               $29,248        $28,476        $ 24,683
-----------------------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES:
   TAXABLE                                                 4,165          3,190           3,469
-----------------------------------------------------------------------------------------------
   TAX-EXEMPT                                                383            523             634
-----------------------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
   AVAILABLE FOR SALE:
   TAXABLE                                                 9,529          6,498           5,628
-----------------------------------------------------------------------------------------------
   TAX-EXEMPT                                                349             81              --
-----------------------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                               135          1,143           1,092
-----------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                    138            612              61
===============================================================================================
     TOTAL INTEREST INCOME                                43,947         40,523          35,567
===============================================================================================

INTEREST EXPENSE
INTEREST ON CHECKING ACCOUNTS                                718            849           1,048
-----------------------------------------------------------------------------------------------
INTEREST ON SAVINGS AND MONEY MARKET ACCOUNTS              3,550          4,631           3,391
-----------------------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT OVER $100,000          2,101          2,518           1,843
-----------------------------------------------------------------------------------------------
INTEREST ON OTHER TIME DEPOSITS                            5,457          7,431           6,227
-----------------------------------------------------------------------------------------------
INTEREST ON BORROWINGS                                        52             17              --
-----------------------------------------------------------------------------------------------
INTEREST ON LONG-TERM DEBT                                   177             40              --
-----------------------------------------------------------------------------------------------
   TOTAL INTEREST EXPENSE                                 12,055         15,486          12,509
===============================================================================================
     NET INTEREST INCOME                                  31,892         25,037          23,058
===============================================================================================
PROVISION FOR LOAN LOSSES                                    800            600             500
===============================================================================================
     NET INTEREST INCOME AFTER PROVISION
       FOR LOAN LOSSES                                    31,092         24,437          22,558
===============================================================================================
OTHER INCOME
TRUST FEES                                                 4,678          4,013           3,604
-----------------------------------------------------------------------------------------------
SERVICE CHARGES AND FEES                                   2,268          1,957           1,777
-----------------------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                                    791            264              --
-----------------------------------------------------------------------------------------------
OTHER INCOME                                                 199            248             432
-----------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES)                                     52            189            (200)
===============================================================================================
     TOTAL OTHER INCOME                                    7,988          6,671           5,613
===============================================================================================
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                            11,962          9,975           9,041
-----------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                     4,150          3,598           3,035
-----------------------------------------------------------------------------------------------
MERGER-RELATED CHARGES                                        --             --             500
-----------------------------------------------------------------------------------------------
OTHER EXPENSES                                             5,243          4,250           3,944
===============================================================================================
     TOTAL OTHER EXPENSES                                 21,355         17,823          16,520
===============================================================================================
INCOME BEFORE INCOME TAX EXPENSE                          17,725         13,285          11,651
INCOME TAX EXPENSE                                         5,800          4,361           3,943
===============================================================================================
       NET INCOME                                        $11,925        $ 8,924        $  7,708
===============================================================================================
EARNINGS PER SHARE
   BASIC                                                 $  1.79        $  1.34        $   1.16
-----------------------------------------------------------------------------------------------
   DILUTED                                                  1.75           1.32            1.13
===============================================================================================

 See Accompanying Notes To Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

                                                                                                            ACCUMULATED
                                                                                                                  OTHER
(DOLLARS IN THOUSANDS, EXCEPT                        COMMON                     TREASURY     RETAINED     COMPREHENSIVE
PER SHARE DATA)                                       STOCK       SURPLUS          STOCK     EARNINGS            INCOME      TOTAL
----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                        $ 4,804      $ 19,462        $  (655)     $25,918           $(1,954)  $ 47,575
----------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2000                                                                                 7,708                        7,708
UNREALIZED HOLDING GAINS ON
     SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $780)                                                                           1,351
   LESS:  RECLASSIFICATION ADJUSTMENT
     FOR LOSSES INCLUDED IN NET INCOME
     (NET OF INCOME TAX BENEFIT OF ($68))                                                                          (127)
                                                                                                            -----------
  NET UNREALIZED HOLDING GAINS ON
     SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $848)                                                                           1,478      1,478
                                                                                                                           -------
TOTAL COMPREHENSIVE INCOME                                                                                                   9,186
DIVIDENDS DECLARED ($0.27 PER SHARE)                                                           (1,592)                      (1,592)
COMMON STOCK OPTIONS
       EXERCISED AND RELATED
       TAX BENEFITS                                      30           265                          (7)                         288
COMMON STOCK DIVIDEND
      (FIVE PERCENT)                                    230         5,377                      (5,607)                          --
TREASURY STOCK TRANSACTIONS                                                         (301)                                     (301)
==================================================================================================================================
BALANCE AT DECEMBER 31, 2000                        $ 5,064      $ 25,104        $  (956)     $26,420          $   (476)   $55,156
==================================================================================================================================
COMPREHENSIVE INCOME
NET INCOME 2001                                                                                 8,924                        8,924
UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $762)                                                                           1,256
   LESS:  RECLASSIFICATION ADJUSTMENT
     FOR GAINS INCLUDED IN NET INCOME
     (NET OF INCOME TAX OF $64)                                                                                     125
                                                                                                             ----------
NET UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $698)                                                                           1,131      1,131
                                                                                                                           -------
TOTAL COMPREHENSIVE INCOME                                                                                                  10,055
DIVIDENDS DECLARED ($0.29 PER SHARE)                                                           (1,846)                      (1,846)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
       TAX BENEFITS                                      34           318                                                      352
COMMON STOCK DIVIDEND
       (TEN PERCENT)                                    510        12,416                     (12,926)                          --
TREASURY STOCK TRANSACTIONS                                                         (632)                                     (632)
==================================================================================================================================
BALANCE AT DECEMBER 31, 2001                        $ 5,608      $ 37,838        $(1,588)     $20,572          $    655    $63,085
==================================================================================================================================

                                                                                                            ACCUMULATED
                                                                                                                  OTHER
(DOLLARS IN THOUSANDS, EXCEPT                        COMMON                     TREASURY     RETAINED     COMPREHENSIVE
PER SHARE DATA)                                       STOCK       SURPLUS          STOCK     EARNINGS            INCOME      TOTAL
----------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2002                                                                                11,925                       11,925
UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX
     OF $2,775)                                                                                                   4,221
   LESS: RECLASSIFICATION ADJUSTMENT
     FOR GAINS INCLUDED IN NET INCOME
     (NET OF INCOME TAX OF $18)                                                                                      34
                                                                                                              ---------
NET UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $2,757)                                                                         4,187      4,187
                                                                                                                          --------
TOTAL COMPREHENSIVE INCOME                                                                                                  16,112
DIVIDENDS DECLARED ($0.33 PER SHARE)                                                           (2,207)                      (2,207)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
     TAX BENEFITS                                        53          547                                                       600
TREASURY STOCK TRANSACTIONS                                                         (432)                                     (432)
==================================================================================================================================
BALANCE AT DECEMBER 31, 2002                         $5,661      $38,385         $(2,020)     $30,290            $4,842   $ 77,158
==================================================================================================================================

See Accompanying Notes To Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                                         2002              2001             2000
------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                                $  11,925         $   8,924         $  7,708
------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                                  1,348             1,204            1,001
------------------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION
   OF DISCOUNT ON SECURITIES, NET                             1,346               247              239
------------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                       800               600              500
------------------------------------------------------------------------------------------------------
DEFERRED TAXES                                                3,560              (313)            (185)
------------------------------------------------------------------------------------------------------
(GAIN)/LOSS ON SALE OF SECURITIES                               (52)             (189)             200
------------------------------------------------------------------------------------------------------
INCREASE IN CASH SURRENDER VALUE OF LIFE INSURANCE             (728)             (244)              --
------------------------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN ACCRUED INTEREST RECEIVABLE              591            (1,033)            (720)
------------------------------------------------------------------------------------------------------
(INCREASE)/DECREASE IN OTHER ASSETS                            (499)           (1,813)             913
------------------------------------------------------------------------------------------------------
(DECREASE)/INCREASE IN ACCRUED EXPENSES AND OTHER
LIABILITIES                                                    (684)            2,727               89
======================================================================================================
     NET CASH PROVIDED BY OPERATING ACTIVITIES               17,607            10,110            9,745
======================================================================================================
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES            29,111             8,487           15,205
------------------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                        19,614            11,943           31,096
------------------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES                  4,170            12,831               10
------------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
   AVAILABLE FOR SALE                                        60,838            68,796           13,297
------------------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES                          (153,382)           (1,494)         (23,176)
------------------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                  (113,684)         (166,609)         (27,203)
------------------------------------------------------------------------------------------------------
NET DECREASE/(INCREASE) IN SHORT-TERM INVESTMENTS            15,085           (14,724)            (910)
------------------------------------------------------------------------------------------------------
NET DECREASE/(INCREASE) IN LOANS                              7,148           (72,646)         (56,393)
------------------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                          (2,245)           (3,017)          (2,944)
------------------------------------------------------------------------------------------------------
PURCHASE OF LIFE INSURANCE                                   (2,775)          (12,000)              --
======================================================================================================
     NET CASH USED IN INVESTING ACTIVITIES                 (136,120)         (168,433)         (51,018)
======================================================================================================
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                    138,785           122,024           66,172
------------------------------------------------------------------------------------------------------
NET DECREASE OF SHORT-TERM BORROWINGS                            --                --           (3,000)
------------------------------------------------------------------------------------------------------
PROCEEDS FROM LONG-TERM BORROWINGS                               --             5,000               --
------------------------------------------------------------------------------------------------------
DIVIDENDS PAID                                               (2,103)           (1,785)          (1,556)
------------------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                       600               352              288
------------------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                     (432)             (632)            (301)
======================================================================================================
     NET CASH PROVIDED BY FINANCING ACTIVITIES              136,850           124,959           61,603
------------------------------------------------------------------------------------------------------
     NET INCREASE/(DECREASE) IN CASH
        AND CASH EQUIVALENTS                                 18,337           (33,364)          20,330
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             19,983            53,347           33,017
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                $  38,320         $  19,983         $ 53,347
======================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION
CASH PAID DURING THE YEAR FOR:
   INTEREST                                               $  12,611         $  15,725         $ 12,009
------------------------------------------------------------------------------------------------------
   INCOME TAXES                                               6,378             2,197            3,984
------------------------------------------------------------------------------------------------------
TRANSFER OF SECURITIES FROM HELD TO
   MATURITY AVAILABLE FOR SALE                                   --             1,004               --
------------------------------------------------------------------------------------------------------

See Accompanying Notes To Consolidated Financial Statements

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION: The consolidated financial statements of the Corporation are prepared on the accrual basis and include the accounts of the Corporation and its wholly owned subsidiary, Peapack-Gladstone Bank. The consolidated statements also include the Bank's wholly owned subsidiaries, Peapack-Gladstone Investment Company and it's wholly owned subsidiary, Peapack-Gladstone Mortgage Group, Inc. While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank's and its subsidiaries' activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.

BUSINESS: Peapack-Gladstone Bank, the subsidiary of the Corporation, provides a full range of banking services to individual and corporate customers through its branch operations in central New Jersey. The Bank is subject to competition from other financial institutions, is regulated by certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

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

SECURITIES AVAILABLE FOR SALE: Debt securities that cannot be categorized as investment securities are classified as securities available for sale. Such securities include debt securities to be held for indefinite periods of time and not intended to be held to maturity, as well as marketable equity securities. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at fair value and unrealized holding gains and losses (net of related tax effects) on such securities are excluded from earnings, but are included in Shareholders' Equity as Accumulated Other Comprehensive Income. Upon realization, such gains or losses are included in earnings using the specific identification method.

LOANS: Loans are stated at the principal amount outstanding. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment to the loan's yield. The accrual of income on loans, including impaired loans, is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent. A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist. The majority of the loans are secured by real estate located within the Corporation's market area in central New Jersey.

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

INTANGIBLE ASSETS: Intangible assets resulting from acquisitions under the purchase method of accounting consist of goodwill. The Corporation adopted the provisions of SFAS No. 142 on January 1, 2002. The Corporation had $563 thousand in recorded goodwill at January 1, 2002, with amortization of $100 thousand per year. The cessation of amortization upon the adoption of SFAS No. 142 had no significant impact on reported operations for the year ended 2002 as compared to the year ended 2001. Year-to-date 2001 basic and diluted earnings per share excluding $100 thousand of year-to-date goodwill amortization were $1.36 and $1.33, respectively.

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

STOCK OPTION PLANS: At December 31, 2002, the Corporation has stock-based employee and non-employee director compensation plans, which are described more fully in Note 12. The Corporation accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income as all options granted under those plans had a exercise price equal to the market value of the underlying common stock on the date of the grant.

      The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

(IN THOUSANDS EXCEPT PER SHARE DATA)                            2002              2001              2000
--------------------------------------------------------------------------------------------------------
NET INCOME:
   AS REPORTED                                            $   11,925        $    8,924        $    7,708
========================================================================================================
   LESS:  TOTAL STOCK-BASED EMPLOYEE COMPENSATION
     EXPENSE DETERMINED UNDER THE FAIR VALUE BASED
     METHOD ON ALL STOCK OPTIONS, NET OF RELATED
     TAX EFFECTS                                                 248               294               287
--------------------------------------------------------------------------------------------------------
   PRO FORMA                                              $   11,677        $    8,630        $    7,421
========================================================================================================
EARNINGS PER SHARE:
   AS REPORTED
   BASIC                                                  $     1.79        $     1.34        $     1.16
--------------------------------------------------------------------------------------------------------
   DILUTED                                                      1.75              1.32              1.13
--------------------------------------------------------------------------------------------------------
   PRO FORMA
   BASIC                                                  $     1.75        $     1.30        $     1.12
--------------------------------------------------------------------------------------------------------
   DILUTED                                                      1.71              1.28              1.09
--------------------------------------------------------------------------------------------------------

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

      All share and per share amounts have been restated to reflect the 2 for 1 stock split issued in 2002.

THE FOLLOWING TABLE SHOWS THE CALCULATION OF BOTH BASIC AND DILUTED EARNINGS PER SHARE FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000:

(IN THOUSANDS EXCEPT PER SHARE DATA)                     2002              2001              2000
-------------------------------------------------------------------------------------------------
NET INCOME                                         $   11,925        $    8,924        $    7,708
=================================================================================================
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING           6,680,239         6,655,672         6,640,416
-------------------------------------------------------------------------------------------------
PLUS:  COMMON STOCK EQUIVALENTS                       136,739           111,908           157,142
-------------------------------------------------------------------------------------------------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING         6,816,978         6,767,580         6,797,558
=================================================================================================
EARNINGS PER SHARE:
BASIC                                              $     1.79        $     1.34        $     1.16
-------------------------------------------------------------------------------------------------
DILUTED                                                  1.75              1.32              1.13
-------------------------------------------------------------------------------------------------

TREASURY STOCK: Treasury stock is recorded using the cost method and accordingly is presented as an unallocated reduction of shareholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and net unrealized gains or losses on securities available for sale and is presented in the consolidated statements of changes in shareholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2002 presentation.

2. INVESTMENT SECURITIES

A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 2002 and 2001 follows:

                                                                    2002
                                                            GROSS        GROSS      APPROXIMATE
                                          AMORTIZED    UNREALIZED   UNREALIZED           MARKET
(IN THOUSANDS)                                 COST         GAINS       LOSSES            VALUE
-----------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES        $ 24,226        $1,102        $  --         $ 25,328
-----------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (U.S
   GOVERNMENT AGENCIES)                     124,076         1,538         (152)         125,462
-----------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS             16,313           599           (7)          16,905
-----------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                         3,451           144           --            3,595
-----------------------------------------------------------------------------------------------
    TOTAL                                  $168,066        $3,383        $(159)        $171,290
===============================================================================================

                                                                    2001
                                                            GROSS        GROSS      APPROXIMATE
                                          AMORTIZED    UNREALIZED   UNREALIZED           MARKET
(IN THOUSANDS)                                 COST         GAINS       LOSSES            VALUE
-----------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES        $ 24,608        $1,205        $  --         $ 25,813
-----------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (U.S
   GOVERNMENT AGENCIES)                       9,262           124          (69)           9,317
-----------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS              9,892           317           --           10,209
-----------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                         4,960           181           --            5,141
-----------------------------------------------------------------------------------------------
    TOTAL                                  $ 48,722        $1,827        $ (69)        $ 50,480
===============================================================================================

      The amortized cost and approximate market value of investment securities as of December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:

                                                                     APPROXIMATE
(IN THOUSANDS)                             AMORTIZED COST           MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                 $ 10,724               $ 10,775
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                  28,765                 30,171
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                  4,069                  4,332
--------------------------------------------------------------------------------
AFTER TEN YEARS                                       432                    550
--------------------------------------------------------------------------------
                                                   43,990                 45,828
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                        124,076                125,462
--------------------------------------------------------------------------------
    TOTAL                                        $168,066               $171,290
================================================================================

            There were no securities pledged as of December 31, 2002. Securities having an approximate carrying value of $1.7 million as of December 31, 2001 were pledged to secure public funds and for other purposes required or permitted by law. During 2001, the Corporation transferred one security in the amount of $1.0 million from Held to Maturity to Available for Sale. The security had a market value of $1.0 million. The transfer was made due to a significant deterioration in the issuer's credit worthiness. The security was subsequently sold at a gain of $27 thousand.

3.  SECURITIES AVAILABLE FOR SALE

A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2002 and 2001 follows:

                                                                    2002
                                                            GROSS        GROSS      APPROXIMATE
                                          AMORTIZED    UNREALIZED   UNREALIZED           MARKET
(IN THOUSANDS)                                 COST         GAINS       LOSSES            VALUE
-----------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES        $130,360        $6,241        $(170)        $136,431
-----------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (U.S
   GOVERNMENT AGENCIES)                      42,197         1,243          (17)          43,423
-----------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS              9,055           304           --            9,359
-----------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                        22,612           540         (106)          23,046
-----------------------------------------------------------------------------------------------
   TOTAL                                   $204,224        $8,328        $(293)        $212,259
===============================================================================================

                                                                    2002
                                                            GROSS        GROSS      APPROXIMATE
                                          AMORTIZED    UNREALIZED   UNREALIZED           MARKET
(IN THOUSANDS)                                 COST         GAINS       LOSSES            VALUE
-----------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES        $111,907        $1,377        $(289)        $112,995
-----------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (U.S
   GOVERNMENT AGENCIES)                      32,137            66         (218)          31,985
-----------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS              7,955            11         (131)           7,835
-----------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                        19,530           383         (108)          19,805
-----------------------------------------------------------------------------------------------
   TOTAL                                   $171,529        $1,837        $(746)        $172,620
===============================================================================================

      The amortized cost and approximate market value of debt securities available for sale as of December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:


                                                                     APPROXIMATE
(IN THOUSANDS)                             AMORTIZED COST           MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                 $  3,140               $  3,281
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                 103,298                107,817
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                 35,207                 37,323
--------------------------------------------------------------------------------
AFTER TEN YEARS                                    20,382                 20,415
--------------------------------------------------------------------------------
                                                  162,027                168,836
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                         42,197                 43,423
--------------------------------------------------------------------------------
   TOTAL                                         $204,224               $212,259
--------------------------------------------------------------------------------

      Securities having an approximate carrying value of $11.9 million and $3.0 million as of December 31, 2002 and December 31, 2001, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains of $52 thousand and $189 thousand were realized in 2002 and 2001. There were gross realized losses in 2000 of $200 thousand.

4. LOANS

      Loans outstanding as of December 31, 2002 and 2001 consisted of the following:

(IN THOUSANDS)                                      2002                    2001
--------------------------------------------------------------------------------
LOANS SECURED BY 1-4 FAMILY                     $267,155                $287,220
--------------------------------------------------------------------------------
COMMERCIAL REAL ESTATE                           109,932                  91,129
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                                 2,063                   6,418
--------------------------------------------------------------------------------
COMMERCIAL LOANS                                  17,859                  15,855
--------------------------------------------------------------------------------
CONSUMER LOANS                                     8,206                  11,237
--------------------------------------------------------------------------------
OTHER LOANS                                        4,545                   5,074
--------------------------------------------------------------------------------
   TOTAL LOANS                                  $409,760                $416,933
================================================================================

      Non-accrual loans totaled $180 thousand and $274 thousand at December 31, 2002 and 2001, respectively. Loans past due 90 days or more and still accruing interest totaled $203 thousand and $53 thousand at December 31, 2002 and 2001, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $5 thousand, $10 thousand and $8 thousand in 2002, 2001 and 2000, respectively. Interest income of $12 thousand, $20 thousand and $22 thousand would have been recognized during 2002, 2001 and 2000, respectively, under contractual terms for such non-accrual loans.

      Loans that met the criteria of troubled debt restructuring totaled $317 thousand and $320 thousand at December 31, 2002 and 2001, respectively. The amount of interest income recognized on troubled debt restructurings in 2002, 2001 and 2000 totaled $25 thousand, $22 thousand and $17 thousand, respectively. Interest income of approximately $32 thousand, $32 thousand and $33 thousand would have been recognized during 2002, 2001 and 2000, based on original terms. There are no commitments to lend additional amounts on troubled debt restructurings.

      The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100 thousand. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, and consumer loans are excluded. There was no recorded investment in impaired loans as of or for the years ended December 31, 2002 and 2001.

5. ALLOWANCE FOR LOAN LOSSES

      A summary of changes in the allowance for loan losses for the years indicated follows:

                                               YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                             2002            2001            2000
-------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR              $ 4,023         $ 3,435         $ 2,962
-------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                800             600             500
-------------------------------------------------------------------------------
LOANS CHARGED-OFF                           (68)            (92)           (174)
-------------------------------------------------------------------------------
RECOVERIES                                   43              80             147
-------------------------------------------------------------------------------
BALANCE, END OF YEAR                    $ 4,798         $ 4,023         $ 3,435
===============================================================================

6.  PREMISES AND EQUIPMENT

    Premises and equipment as of December 31, follows:

(IN THOUSANDS)                                           2002               2001
--------------------------------------------------------------------------------
LAND                                                  $ 2,554            $ 2,554
--------------------------------------------------------------------------------
BUILDINGS                                               7,298              7,298
--------------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                                 8,857              7,481
--------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                                  4,369              3,360
--------------------------------------------------------------------------------
PROJECTS IN PROGRESS                                    1,294              1,511
--------------------------------------------------------------------------------
                                                       24,372             22,204
--------------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                         10,001              8,730
--------------------------------------------------------------------------------
   TOTAL                                              $14,371            $13,474
================================================================================

      Depreciation expense amounted to $1.3 million, $1.2 million and $1.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

7. DEPOSITS

      Interest expense on time deposits of $100,000 or more totaled $2.1 million, $2.5 million and $1.8 million in 2002, 2001 and 2000, respectively.

      The scheduled maturities of time deposits are as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2003                                                                    $204,088
--------------------------------------------------------------------------------
2004                                                                      22,284
--------------------------------------------------------------------------------
2005                                                                       1,188
--------------------------------------------------------------------------------
2006                                                                       2,370
--------------------------------------------------------------------------------
2007                                                                       8,563
--------------------------------------------------------------------------------
OVER 5 YEARS                                                                  17
--------------------------------------------------------------------------------
   TOTAL                                                                $238,510
================================================================================

8. FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

      At December 31, 2002 and 2001, advances from the Federal Home Loan Bank of New York (FHLB) totaled $5.0 million with a weighted average interest rate of 3.53% and 3.73%, respectively. These advances are secured by blanket pledges of 1-4 family residential mortgages totaling $110.9 million at December 31, 2002 and $219.0 million at December 31, 2001. The advances have fixed maturity dates with $3.0 million scheduled to mature in 2004 and $2.0 million in 2006.

      Other borrowings consisting of overnight borrowings at FHLB had an average balance of $2.8 million and $1.6 million for the years ended December 31, 2002 and 2001, respectively. No amounts were outstanding as of December 31, 2002 or 2001. The maximum amount outstanding at any month end during 2002 was $18.5 million. There were no borrowings outstanding at any month end during 2001.

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

      SECURITIES - The fair value of securities is based upon quoted market prices.

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

      LONG-TERM DEBT - The fair value of FHLB advances is based on the discounted value of estimated cash flows. The discount rate is estimated using the rates currently offered for similar advances.

      The following table summarizes carrying amounts and fair values for financial instruments at December 31, 2002 and 2001:

(IN THOUSANDS)                                              2002                                          2001
----------------------------------------------------------------------------------------------------------------------------
                                               CARRYING                  FAIR               CARRYING                   FAIR
                                                 AMOUNT                 VALUE                 AMOUNT                  VALUE
----------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS:
   CASH AND CASH EQUIVALENTS                   $ 38,320               $ 38,320               $ 19,983               $ 19,983
----------------------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                        549                    549                 15,634                 15,634
----------------------------------------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES                        168,066                171,290                 48,722                 50,480
----------------------------------------------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE                212,259                212,259                172,620                172,620
----------------------------------------------------------------------------------------------------------------------------
   LOANS, NET OF ALLOWANCE FOR
     LOAN LOSSES                                404,962                423,090                412,910                420,842
----------------------------------------------------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
----------------------------------------------------------------------------------------------------------------------------
   DEPOSITS                                     769,688                772,822                630,903                633,876
----------------------------------------------------------------------------------------------------------------------------
   LONG-TERM DEBT                                 5,000                  5,114                  5,000                  5,018
----------------------------------------------------------------------------------------------------------------------------

10.  INCOME TAXES

      The income tax expense included in the consolidated financial statements for the years ended December 31, 2002, 2001 and 2000, is allocated as follows:

(IN THOUSANDS)                                       2002       2001       2000
-------------------------------------------------------------------------------
FEDERAL:
   CURRENT EXPENSE                                $ 2,010    $ 4,493    $ 4,014
-------------------------------------------------------------------------------
   DEFERRED EXPENSE/(BENEFIT)                       3,615       (252)      (180)
-------------------------------------------------------------------------------
STATE:
-------------------------------------------------------------------------------
   CURRENT EXPENSE                                    230        181        114
-------------------------------------------------------------------------------
   DEFERRED BENEFIT                                   (55)       (61)        (5)
     TOTAL INCOME TAX EXPENSE                     $ 5,800    $ 4,361    $ 3,943
-------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
   DEFERRED EXPENSE ON UNREALIZED
     GAIN ON SECURITIES AVAILABLE FOR SALE        $ 2,757    $   698    $   848
===============================================================================

      Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35% in 2002 and 34% in 2001 and 2000 to income before taxes as a result of the following:

(IN THOUSANDS)                                       2002       2001       2000
-------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE                   $ 6,204    $ 4,517    $ 3,961
-------------------------------------------------------------------------------
INCREASE/(DECREASE) IN TAXES RESULTING FROM:
   TAX-EXEMPT INCOME                                 (323)      (234)      (217)
-------------------------------------------------------------------------------
   STATE INCOME TAXES                                 114         79         72
-------------------------------------------------------------------------------
   BANK OWNED LIFE INSURANCE INCOME                  (251)       (82)        --
-------------------------------------------------------------------------------
   OTHER                                               56         81        127
-------------------------------------------------------------------------------
                                                  $ 5,800    $ 4,361    $ 3,943
===============================================================================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2002 and 2001 are as follows:

(IN THOUSANDS)                                                  2002        2001
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
   LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
     LOAN LOSSES AND DEFERRED FEE INCOME                     $ 1,814      $1,532
--------------------------------------------------------------------------------
   POST RETIREMENT BENEFITS OTHER THAN PENSIONS                  107         147
--------------------------------------------------------------------------------
   START-UP & ORGANIZATION COSTS                                  33          51
--------------------------------------------------------------------------------
   CAPITAL LOSS CARRYOVER                                         20           2
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED ASSETS                                  $ 1,974      $1,732
================================================================================

DEFERRED TAX LIABILITIES
   INVESTMENT SECURITIES, PRINCIPALLY DUE TO
     THE ACCRETION OF BOND DISCOUNT                               41          54
--------------------------------------------------------------------------------
   UNREALIZED GAIN ON SECURITIES AVAILABLE FOR SALE            3,193         436
--------------------------------------------------------------------------------
DEFERRED LOAN ORIGINATION COSTS AND FEES                         311         300
--------------------------------------------------------------------------------
DEFERRED REIT DIVIDEND                                         3,652          --
--------------------------------------------------------------------------------
   BANK PREMISES AND EQUIPMENT,
     PRINCIPALLY DUE TO DIFFERENCES IN DEPRECIATION              569         417
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED LIABILITIES                               7,766       1,207
--------------------------------------------------------------------------------
NET DEFERRED TAX (LIABILITY)/ASSET                           $(5,792)     $  525
================================================================================

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

      The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31,

(IN THOUSANDS)                                                2002         2001
-------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
-------------------------------------------------------------------------------
BENEFIT OBLIGATION AT BEGINNING OF YEAR                    $ 5,642      $ 4,319
-------------------------------------------------------------------------------
SERVICE COST                                                   744          590
-------------------------------------------------------------------------------
INTEREST COST                                                  388          360
-------------------------------------------------------------------------------
ACTUARIAL LOSS                                                 610          644
-------------------------------------------------------------------------------
BENEFITS PAID                                                 (602)        (271)
-------------------------------------------------------------------------------
BENEFIT OBLIGATION AT END OF YEAR                          $ 6,782      $ 5,642
===============================================================================

CHANGE IN PLAN ASSETS
-------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR             $ 5,185      $ 5,224
-------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                                  (485)        (340)
-------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                          846          572
-------------------------------------------------------------------------------
BENEFITS PAID                                                 (602)        (271)
-------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                   $ 4,944      $ 5,185
===============================================================================

FUNDED STATUS                                              $(1,838)     $  (457)
-------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                  (45)         (51)
-------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                 (3)          (3)
-------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL GAIN                              1,809          322
-------------------------------------------------------------------------------
ACCRUED BENEFIT COST                                       $   (77)     $  (189)
===============================================================================

      Net periodic expense for the years ended December 31 included the following components:

(IN THOUSANDS)                                      2002       2001       2000
------------------------------------------------------------------------------
SERVICE COST                                       $ 744      $ 590      $ 474
------------------------------------------------------------------------------
INTEREST COST                                        388        360        286
------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                      (392)      (459)      (412)
------------------------------------------------------------------------------
AMORTIZATION OF:
   NET GAIN                                           --        (19)       (49)
------------------------------------------------------------------------------
   UNRECOGNIZED PRIOR SERVICE COST                     1          1          1
------------------------------------------------------------------------------
   UNRECOGNIZED REMAINING NET ASSETS                  (7)        (7)        (7)
------------------------------------------------------------------------------
NET PERIODIC BENEFIT COST                          $ 734      $ 466      $ 293
==============================================================================

      The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31,

                                                    2002       2001       2000
------------------------------------------------------------------------------
WEIGHTED-AVERAGE DISCOUNT RATE                       6.5%         7%         8%
------------------------------------------------------------------------------
WEIGHTED-AVERAGE RATE OF INCREASE
   ON FUTURE COMPENSATION                              3%         3%         3%
------------------------------------------------------------------------------
WEIGHTED-AVERAGE EXPECTED LONG-TERM RATE
   OF RETURN ON PLAN ASSETS                            7%         8%         8%
------------------------------------------------------------------------------

SAVINGS AND PROFIT SHARING PLANS:

      In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $33 thousand, $30 thousand and $30 thousand in 2002, 2001 and 2000, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $350 thousand in 2002, $300 thousand in 2001 and $275 thousand in 2000.

12. STOCK OPTION PLANS

      The Corporation's incentive stock option plans allow the granting of up to 659,694 shares of the Corporation's common stock to certain key employees. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                        SHARES         PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                             305,664    $6.73 - $24.83
================================================================================
GRANTED DURING 2000                                     15,128     16.45 - 20.68
--------------------------------------------------------------------------------
EXERCISED DURING 2000                                  (21,012)     6.73 - 14.33
--------------------------------------------------------------------------------
FORFEITED DURING 2000                                   (1,972)    14.33 - 20.68
================================================================================
BALANCE, DECEMBER 31, 2000                             297,808    $6.73 - $24.83
================================================================================
GRANTED DURING 2001                                     82,860     16.48 - 22.44
--------------------------------------------------------------------------------
EXERCISED DURING 2001                                  (49,520)     6.73 - 14.33
--------------------------------------------------------------------------------
FORFEITED DURING 2001                                   (6,544)    14.33 - 20.40
================================================================================
BALANCE, DECEMBER 31, 2001                             324,604    $6.73 - $24.83
================================================================================
GRANTED DURING 2002                                      5,800     18.25 - 32.25
--------------------------------------------------------------------------------
EXERCISED DURING 2002                                  (47,159)     6.73 - 21.21
--------------------------------------------------------------------------------
FORFEITED DURING 2002                                   (9,330)     6.73 - 20.40
================================================================================
BALANCE, DECEMBER 31, 2002                             273,915    $6.73 - $32.25
================================================================================

      At December 31, 2002, the number of options exercisable was 169,219 and the weighted-average price of those options was $14.81 per share. At December 31, 2001, the number of options exercisable was 170,612 and the weighted-average price of those options was $12.42 per share.

      The Corporation has non-qualified stock option plans for non-employee directors. The plans allow the granting of up to 329,584 shares of the Corporation's common stock. The options granted under this plan are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                     SHARES            PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                          175,114       $6.73 - $21.21
================================================================================
GRANTED DURING 2000                                   3,818                19.92
--------------------------------------------------------------------------------
EXERCISED DURING 2000                                (4,434)                6.73
================================================================================
BALANCE, DECEMBER 31, 2000                          174,498       $6.73 - $19.70
================================================================================
GRANTED DURING 2001                                  32,078                18.98
--------------------------------------------------------------------------------
EXERCISED DURING 2001                                (1,544)                6.73
================================================================================
BALANCE, DECEMBER 31, 2001                          205,032       $6.73 - $21.21
================================================================================
EXERCISED DURING 2002                               (16,628)                6.73
================================================================================
BALANCE, DECEMBER 31, 2002                          188,404       $6.73 - $21.21
================================================================================

      At December 31, 2002, the number of options exercisable was 148,975 and the weighted-average price of those options was $11.95. At December 31, 2001, the number of options exercisable was 146,962 and the weighted-average price of those options was $10.29.

      At December 31, 2002, there were 339,144 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 2002, 2001 and 2000 was $8.26, $4.77, and $4.43 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 2002 - expected dividend yield of 1.79%, expected volatility of 34%, risk free interest rate of 4.12%, and an expected life of 5 years; 2001 - expected dividend yield of 1.70%, expected volatility of 20%, risk-free interest rate of 4.77%, and an expected life of 5 years; 2000 - expected dividend yield of 1.40%, expected volatility of 21%, risk-free interest rate of 5.97%, and an expected life of 5 years.

13. COMMITMENTS

      The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that its actions depart from routine legal proceedings and such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $95.0 million and $78.0 million and letters of credit of $4.0 million and $2.5 million at December 31, 2002 and 2001, respectively, which are not included in the accompanying consolidated financial statements.

      For commitments to originate loans and letters of credit, the Corporation's maximum exposure to credit risk is represented by the contractual amount of those instruments. Those commitments represent ultimate exposure to credit risk only to the extent that they are subsequently drawn upon by customers. The Corporation uses the same credit policies and underwriting standards in making loan and letter of credit commitments as it does for on-balance-sheet instruments. For loan commitments, the Corporation would generally be exposed to interest rate risk from the time a commitment is issued with a defined contractual interest rate.

      At December 31, 2002, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $1.1 million, $869 thousand and $718 thousand for the years ended December 31, 2002, 2001 and 2000, respectively, which is included in premises and equipment expense in the consolidated statements of income.

      The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2002, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2003                                                                     $ 1,141
--------------------------------------------------------------------------------
2004                                                                         919
--------------------------------------------------------------------------------
2005                                                                         905
--------------------------------------------------------------------------------
2006                                                                       1,015
--------------------------------------------------------------------------------
2007                                                                       1,005
--------------------------------------------------------------------------------
THEREAFTER                                                                 7,285
================================================================================
TOTAL                                                                    $12,270
================================================================================

14. REGULATORY CAPITAL

      The Corporation and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation and the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of the Corporation and the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2002, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

      As of December 31, 2002, the Corporation and the Bank met all requirements to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

      The Corporation's actual capital amounts and ratios are presented in the table.

                                                                                 TO BE WELL
                                                                             CAPITALIZED UNDER                  FOR CAPITAL
                                                                             PROMPT CORRECTIVE                   ADEQUACY
(IN THOUSANDS)                                            ACTUAL             ACTION PROVISIONS                   PURPOSES
--------------------------------------------------------------------------------------------------------------------------------
                                                  AMOUNT         RATIO         AMOUNT      RATIO          AMOUNT           RATIO
--------------------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2002:
   TOTAL CAPITAL
     (TO RISK-WEIGHTED ASSETS)                  $ 76,551          20.8%       $ 36,777      10.0%        $ 29,422            8.0%
--------------------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO RISK-WEIGHTED ASSETS)                    71,753          19.5          22,066       6.0           14,711            4.0
--------------------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO AVERAGE ASSETS)                          71,753           9.2          39,028       5.0           23,417            3.0
================================================================================================================================
AS OF DECEMBER 31, 2001:
   TOTAL CAPITAL
     (TO RISK-WEIGHTED ASSETS)                 $  65,890          20.0%      $  32,970      10.0%       $  26,376            8.0%
--------------------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO RISK-WEIGHTED ASSETS)                    61,867          18.8          19,782       6.0           13,188            4.0
--------------------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO AVERAGE ASSETS)                          61,867           9.8          31,442       5.0           18,865            3.0
================================================================================================================================

15. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE
FINANCIAL CORPORATION
(PARENT COMPANY ONLY)

      The following information of the parent company only financial statements as of and for the years ended December 31, 2002 and 2001 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                               DECEMBER 31,
(IN THOUSANDS)                                               2002          2001
-------------------------------------------------------------------------------
ASSETS:
CASH                                                     $    146      $     53
-------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY                                 1,999            --
-------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                               8,832         7,574
-------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                   66,913        55,952
-------------------------------------------------------------------------------
OTHER ASSETS                                                   50            80
===============================================================================
   TOTAL ASSETS                                          $ 77,940      $ 63,659
===============================================================================

LIABILITIES:
OTHER LIABILITIES                                        $    782      $    574
-------------------------------------------------------------------------------
   TOTAL LIABILITIES                                          782           574
===============================================================================

SHAREHOLDERS' EQUITY:
COMMON STOCK                                                5,661         5,608
-------------------------------------------------------------------------------
SURPLUS                                                    38,385        37,838
-------------------------------------------------------------------------------
TREASURY STOCK                                             (2,020)       (1,588)
-------------------------------------------------------------------------------
RETAINED EARNINGS                                          30,290        20,572
-------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME/(LOSS),
-------------------------------------------------------------------------------
   NET OF INCOME TAX                                        4,842           655
===============================================================================
   TOTAL SHAREHOLDERS' EQUITY                              77,158        63,085
===============================================================================
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 77,940      $ 63,659
===============================================================================

STATEMENTS OF INCOME

                                                      YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                       2002        2001       2000
--------------------------------------------------------------------------------
INCOME:
DIVIDEND FROM BANK                               $  5,000    $  4,000    $ 4,000
--------------------------------------------------------------------------------
OTHER INCOME                                          375         300        212
--------------------------------------------------------------------------------
SECURITIES GAINS                                       32          --         --
================================================================================
   TOTAL INCOME                                     5,407       4,300      4,212
================================================================================
EXPENSES:
--------------------------------------------------------------------------------
OTHER EXPENSES                                        307         280        168
--------------------------------------------------------------------------------
MERGER-RELATED EXPENSES                                --          --        221
================================================================================
   TOTAL EXPENSES                                     307         280        389
================================================================================
INCOME BEFORE INCOME TAX BENEFIT/
   EXPENSE AND EQUITY IN
   UNDISTRIBUTED EARNINGS OF BANK                   5,100       4,020      3,823
--------------------------------------------------------------------------------
INCOME TAX EXPENSE/(BENEFIT)                           15          (8)        15
================================================================================
NET INCOME BEFORE EQUITY IN
   UNDISTRIBUTED EARNINGS OF BANK                   5,085       4,028      3,808
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK            6,840       4,896      3,900
================================================================================
   NET INCOME                                    $ 11,925    $  8,924    $ 7,708
================================================================================

STATEMENTS OF CASH FLOWS

                                                           YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                             2002        2001       2000
--------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME                                             $ 11,925    $  8,924    $ 7,708
--------------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS                    (6,840)     (4,896)    (3,900)
--------------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION IN SECURITIES                     (3)         (5)        (5)
--------------------------------------------------------------------------------------
GAIN ON SECURITIES AVAILABLE FOR SALE                       (32)         --         --
--------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN OTHER ASSETS                          30         148         (4)
--------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN OTHER LIABILITIES                     74          55         (4)
======================================================================================
   NET CASH PROVIDED BY OPERATING ACTIVITIES              5,154       4,226      3,795
======================================================================================

CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES OF SECURITIES AVAILABLE FOR SALE         75          --         --
--------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                     8,700       3,576      1,001
--------------------------------------------------------------------------------------
PURCHASE OF SECURITIES HELD TO MATURITY                  (1,989)         --         --
--------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                (9,912)     (7,261)    (2,116)
======================================================================================
   NET CASH USED IN INVESTING ACTIVITIES                 (3,126)     (3,685)    (1,115)
======================================================================================

CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                           (2,103)     (1,785)    (1,556)
--------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                   600         352        288
--------------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                (432)       (632)      (301)
======================================================================================
     NET CASH USED IN FINANCING ACTIVITIES               (1,935)     (2,065)    (1,569)
======================================================================================
NET INCREASE IN CASH AND CASH EQUIVALENTS                    93      (1,524)     1,111
--------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             53       1,577        466
--------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $    146    $     53    $ 1,577
======================================================================================

COMMON STOCK PRICES (UNAUDITED)

      The following table shows the 2002 and 2001 range of prices paid on known trades of Peapack-Gladstone Financial Corporation Common Stock.

                                                                        DIVIDEND
2002                                        HIGH             LOW       PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER                               $25.00          $18.13          $0.075
--------------------------------------------------------------------------------
2ND QUARTER                                31.50           24.75           0.075
--------------------------------------------------------------------------------
3RD QUARTER                                32.50           28.83           0.090
--------------------------------------------------------------------------------
4TH QUARTER                                37.46           29.75           0.090
--------------------------------------------------------------------------------

                                                                        DIVIDEND
2001                                        HIGH             LOW       PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER                               $21.14          $17.73          $0.070
--------------------------------------------------------------------------------
2ND QUARTER                                18.18           16.14           0.070
--------------------------------------------------------------------------------
3RD QUARTER                                19.30           16.84           0.075
--------------------------------------------------------------------------------
4TH QUARTER                                19.63           18.25           0.075
--------------------------------------------------------------------------------

OFFICERS
------------------------------------------------------------------------------------------------------------------------------------
GLADSTONE                    T. LEONARD HILL                             Chairman Emeritus *
LOAN AND                     -------------------------------------------------------------------------------------------------------
ADMINISTRATION               FRANK A. KISSEL                             Chairman of the Board & CEO*
BUILDING                     -------------------------------------------------------------------------------------------------------
                             ROBERT M. ROGERS                            President & COO *
                             -------------------------------------------------------------------------------------------------------
                             ARTHUR F. BIRMINGHAM                        Executive Vice President & CFO *
                             -------------------------------------------------------------------------------------------------------
                             GARRETT P. BROMLEY                          Executive Vice President & Chief Credit Officer
                             -------------------------------------------------------------------------------------------------------
                             PAUL W. BELL                                Senior Vice President & Security Officer
                             -------------------------------------------------------------------------------------------------------
                             HUBERT P. CLARKE                            Senior Vice President Information Systems
                             -------------------------------------------------------------------------------------------------------
                             MICHAEL J. GIACOBELLO                       Senior Vice President & Senior Commercial Loan
                                                                         Officer
                             -------------------------------------------------------------------------------------------------------
                             BARBARA A. GRECO                            Senior Vice President & Personnel Officer
                             -------------------------------------------------------------------------------------------------------
                             TODD T. BRUNGARD                            Vice President
                             -------------------------------------------------------------------------------------------------------
                             ROBERT A. BUCKLEY                           Vice President
                             -------------------------------------------------------------------------------------------------------
                             KAREN M. CHIARELLO                          Vice President & Auditor
                             -------------------------------------------------------------------------------------------------------
                             KAREN M. FERRARO                            Vice President
                             -------------------------------------------------------------------------------------------------------
                             V. SHERRI LICATA                            Vice President & Bank Secrecy Act Compliance
                                                                         Officer
                             -------------------------------------------------------------------------------------------------------
                             DOUGLAS J. MOORE                            Vice President
                             -------------------------------------------------------------------------------------------------------
                             TERESA A. PETERS                            Vice President
                             -------------------------------------------------------------------------------------------------------
                             MARY M. RUSSELL                             Vice President & Comptroller
                             -------------------------------------------------------------------------------------------------------
                             JOHN A. SCERBO                              Vice President
                             -------------------------------------------------------------------------------------------------------
                             PATRICIA J. SCHWARTZ                        Vice President
                             -------------------------------------------------------------------------------------------------------
                             JAMES S. STADTMUELLER                       Vice President
                             -------------------------------------------------------------------------------------------------------
                             EILEEN C. WOLFE                             Vice President
                             -------------------------------------------------------------------------------------------------------
                             SANDRA BORNGESSER                           Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             MARIA FORNARO                               Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             JOHN G. HARITON                             Assistant Vice President & Corporate Trainer
                             -------------------------------------------------------------------------------------------------------
                             KAREN R. HORVATH                            Assistant Vice President & Assistant Comptroller
                             -------------------------------------------------------------------------------------------------------
                             VALERIE L. KODAN                            Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             KATHRYN M. NEIGH                            Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             PAULA A. PHILHOWER                          Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             CHRISTOPHER P. POCQUAT                      Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             DIANE M. RIDOLFI                            Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             S. SHAY SCHOENBAUM                          Assistant Vice President & Marketing Officer
                             -------------------------------------------------------------------------------------------------------
                             EDWARD J. SWEENEY                           Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             FRANK C. WALDRON                            Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             SHANIN BACHSTEIN                            Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             MARJORIE A. DZWONCZYK                       Assistant Cashier & CRA and Compliance Officer
                             -------------------------------------------------------------------------------------------------------
                             E. SUSAN GIANETTI                           Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             DAVID L. PETRY                              Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             KRISTIN A. ROMEO                            Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             JOSEPH J. SARDINI                           Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             SCOTT T. SEARLE                             Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             CAROL L. BEHLER                             Assistant Cashier
                             -------------------------------------------------------------------------------------------------------
                             ANTOINETTE ROSELL                           Corporate Secretary *
                             -------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PGB TRUST &                  CRAIG C. SPENGEMAN                          President & Chief Investment Officer *
INVESTMENTS                  -------------------------------------------------------------------------------------------------------
GLADSTONE                    BRYANT K. ALFORD                            First Vice President & Senior Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             JOHN M. BONK                                First Vice President & Director of Business Development
                             -------------------------------------------------------------------------------------------------------
                             JOHN C. KAUTZ                               First Vice President & Senior
                                                                         Investment Officer
                             -------------------------------------------------------------------------------------------------------
                             ROBERT M. FIGURELLI                         Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             ROY C. MILLER                               Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             KATHERINE S. QUAY                           Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             ANNE M. SMITH                               Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             KURT G. TALKE                               Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             MICHAEL T. TORMEY                           Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             LAWRENCE J. VERNY                           Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             JENNIFER CUCE                               Assistant Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             MICHAEL E. HERRMANN                         Assistant Vice President & Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             EDWARD P. NICOLICCHIA                       Trust Officer
                             -------------------------------------------------------------------------------------------------------
                             CATHERINE A. MCCATHARN                      Assistant Trust Officer & Assistant
                                                                         Corporate Secretary *
                             -------------------------------------------------------------------------------------------------------
                             R. GARY O'CONNOR                            Assistant Trust
                             -------------------------------------------------------------------------------------------------------
                             PATRICIA K. SAWKA                           Assistant Trust Officer
------------------------------------------------------------------------------------------------------------------------------------
BERNARDSVILLE                CHARLES A. STUDDIFORD, III                  Vice President
                             -------------------------------------------------------------------------------------------------------
                             CAROL E. RITZER                             Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
CALIFON                      ANN W. KALLAM                               Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
CHATHAM MAIN STREET          VALERIE A. OLPP                             Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             TONYA M. FLOWERS                            Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
CHATHAM SHUNPIKE             DONNA I. GISONE                             Vice President
------------------------------------------------------------------------------------------------------------------------------------
CHESTER                      DONNA M. WHRITENOUR                         Assistant Vice President
------------------------------------------------------------------------------------------------------------------------------------
CLINTON                      CAROLYN I. SEPKOWSKI                        Assistant Vice President
------------------------------------------------------------------------------------------------------------------------------------
FAR HILLS                    LINDA ZIROPOLOUS                            Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
FELLOWSHIP                   JANET E. BATTAGLIA                          Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
GLADSTONE                    THOMAS N. KASPER                            Vice President
                             -------------------------------------------------------------------------------------------------------
                             PENNY M. BURNS                              Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
HILLSBOROUGH                 AMY E. GLASER                               Assistant Vice President
------------------------------------------------------------------------------------------------------------------------------------
LONG VALLEY                  KATHERINE M. KREMINS                        Vice President
                             -------------------------------------------------------------------------------------------------------
                             JAMES A. CICCONE                            Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
MENDHAM                      LAURINE J. HAMILTON                         Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             J. ANTHONY KATTERMANN                       Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
NEW VERNON                   DONNA I. GISONE                             Vice President
------------------------------------------------------------------------------------------------------------------------------------
PLUCKEMIN                    MARY ANNE MALONEY                           Assistant Vice President
                             -------------------------------------------------------------------------------------------------------
                             TERESA M. LAWLER                            Assistant Cashier
------------------------------------------------------------------------------------------------------------------------------------
WARREN                       LEE ANN HUNT                                Vice President
------------------------------------------------------------------------------------------------------------------------------------

* Denotes a Holding Company Officer

DIRECTORS

ANTHONY J. CONSI, II
Senior Vice President
Weichert Realtors
Morris Plains, NJ

PAMELA HILL
President
Ferris Corp.
Gladstone, NJ

T. LEONARD HILL
Chairman Emeritus

FRANK A. KISSEL
Chairman of the Board & CEO

JOHN D. KISSEL
Turpin Realty, Inc
Far Hills, NJ

JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ

GEORGE R. LAYTON
Director
Layton Funeral Home
Bedminster, NJ

EDWARD A. MERTON
President
Merton Excavating & Paving Co.
Chester, NJ

F. DUFFIELD MEYERCORD
Managing Director
Meyercord Advisors, Inc.
Bedminster, NJ

JOHN R. MULCAHY
Far Hills, NJ

ROBERT M. ROGERS
President & COO

PHILIP W. SMITH, III
President
Phillary Management, Inc.
Far Hills, NJ

CRAIG C. SPENGEMAN
President, PGB Trust and
Investments

JACK D. STINE
Trustee
Proprietary House Association
Perth Amboy, NJ

OFFICES

LOAN & ADMINISTRATION
BUILDING
158 Route 206 North
Gladstone, NJ 07934
(908) 234-0700
www.pgbank.com

GLADSTONE (Main Office)
190 Main Street
Gladstone, NJ 07934
(908) 719-4360

CALIFON
438 Route 513
Califon, NJ 07830
(908) 832-5131

FAR HILLS
26 Dumont Road
Far Hills, NJ 07931
(908) 781-1018

LONG VALLEY
59 East Mill Road (Route 24)
Long Valley, NJ 07853
(908) 876-3300

PLUCKEMIN
468 Route 206 North
Bedminster, NJ 07921
(908) 658-4500

NEW VERNON
Village Road
New Vernon, NJ 07976
(973) 540-0444

CHATHAM SHUNPIKE
650 Shunpike Road
Chatham Township, NJ 07928
(973) 377-0081

CLINTON
189 Center Street
Clinton, NJ 08809
(908) 238-1935

PGB TRUST &
INVESTMENTS
190 Main Street
Gladstone, NJ 07934
(908) 719-4360

BERNARDSVILLE
36 Morristown Road
Bernardsville, NJ 07924
(908) 766-1711

CHESTER
350 Main Street
Chester, NJ 07930
(908) 879-8115

FELLOWSHIP VILLAGE
8000 Fellowship Road
Basking Ridge, NJ 07920
(908) 719-4332

MENDHAM
17 East Main Street
Mendham, NJ 07945
(973) 543-6499

POTTERSVILLE
11 Pottersville Road
Pottersville, NJ 07979
(908) 439-2265

CHATHAM MAIN STREET
311 Main Street
Chatham, NJ 07928
(973) 635-8500

HILLSBOROUGH
417 Route 206 North
Hillsborough, NJ 08844
(908) 281-1031

WARREN
58 Mountain Boulevard
Warren, NJ 07059
(908) 757-2805

SHAREHOLDER INFORMATION

CORPORATE ADDRESS                          STOCK LISTING                                   INDEPENDENT AUDITORS
---------------------------------------------------------------------------------------------------------------------------------
158 Route 206, North                       Peapack-Gladstone Financial                     KPMG LLP
Gladstone, New Jersey 07934                Corporation common stock is                     150 John F. Kennedy Parkway
(908) 234-0700                             traded on the American Stock                    Short Hills, New Jersey 07078
www.pgbank.com                             Exchange under the symbol PGC
                                           and reported in the Wall Street
                                           Journal and most major newspapers.

ANNUAL MEETING                             TRANSFER AGENT                                  SHAREHOLDER RELATIONS
---------------------------------------------------------------------------------------------------------------------------------
The annual meeting of                      Registrar and Transfer Company                  Arthur F. Birmingham
shareholders of                            30 Commerce Drive                               Executive Vice President and
Peapack-Gladstone Financial                Cranford, New Jersey 07016                      Chief Financial Officer
Corporation will be held on                                                                (908) 719-4308
April 22, 2003 at 2:00 p.m.                                                                birmingham@pgbank.com


52