Form 10-K, Exhibit 13
period 2003-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2004-03-12
CIK 1050743

FINANCIAL HIGHLIGHTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

---------------------------------------------------------------------------------------
SELECTED YEAR-END DATA:                             2003            2002           2001
---------------------------------------------------------------------------------------
     NET INCOME                               $   12,300      $   11,925      $   8,924
---------------------------------------------------------------------------------------
     TOTAL ASSETS                                968,126         859,808        704,773
---------------------------------------------------------------------------------------
     TOTAL DEPOSITS                              845,771         769,688        630,903
---------------------------------------------------------------------------------------
     TOTAL SECURITIES                            453,699         380,325        221,342
---------------------------------------------------------------------------------------
     TOTAL LOANS                                 427,001         409,760        416,933
---------------------------------------------------------------------------------------
     SHAREHOLDERS' EQUITY                         85,054          77,158         63,085
---------------------------------------------------------------------------------------
     TRUST DEPARTMENT ASSETS (BOOK VALUE)      1,089,447       1,000,272        766,928
---------------------------------------------------------------------------------------

FINANCIAL RATIOS:
---------------------------------------------------------------------------------------
     RETURN ON AVERAGE ASSETS                       1.34%           1.53%          1.42%
---------------------------------------------------------------------------------------
     RETURN ON AVERAGE EQUITY                      15.14           17.06          15.03
---------------------------------------------------------------------------------------
     CAPITAL LEVERAGE RATIO                         8.91            9.19           9.84
---------------------------------------------------------------------------------------
     RISK BASED CAPITAL:
         TIER I                                    20.38           19.51          18.76
---------------------------------------------------------------------------------------
         TOTAL                                     21.74           20.81          19.98
---------------------------------------------------------------------------------------
PER SHARE:
---------------------------------------------------------------------------------------
       EARNINGS-BASIC                         $     1.67      $     1.62      $    1.22
---------------------------------------------------------------------------------------
       EARNINGS-DILUTED                             1.62            1.59           1.20
---------------------------------------------------------------------------------------
       BOOK VALUE                                  11.47           10.47           8.62
---------------------------------------------------------------------------------------

   [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                                   NET INCOME
                                  IN MILLIONS

          $7.19      $7.71         $8.92       $11.93         $12.30
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

                                  TOTAL ASSETS
                                   IN MILLIONS

          $498        $567         $705         $860           $968
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

                                    DEPOSITS
                                   IN MILLIONS

          $444        $509         $631         $770           $846
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

                                 EQUITY CAPITAL
                                   IN MILLIONS

          $47.6      $55.2         $63.1        $77.2          $85.1
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

DEAR SHAREHOLDERS AND FRIENDS

* PEAPACK GLADSTONE BANK *
        [LOGO]
    FOUNDED 1921

      Confidence and optimism in our economy and way of life are growing. We are seeing it in a very strong equity market, better earnings and a general perception that it is time to come out of the bunker and look to the future for the opportunities that will be there. The last piece to the puzzle will be with the creation of new jobs which must come with an expanding economy. We should never underestimate the resilience of Americans and their resolve to move ahead.

      The historically low interest rate market in 2003 created an unusual and challenging banking environment. We are very pleased to report that the Bank posted record earnings for the seventh year in a row. Net income for the year was up 3.1% to $12,300,000. These numbers translate into a 1.34% return on average assets and a 15.14% return on average equity. Both are strong and consistent returns for our shareholders.

      Total assets grew over $108,000,000 to $968,000,000. Our branches continued to grow bringing new customers and opportunities to the Bank. We view the ongoing consolidation of our industry in our market area as a positive. We believe we have a competitive advantage when customers have a choice between us and a bank headquartered in Pittsburgh or Charlotte. Thanks to technology, we are able to offer virtually any service available at large regional or national banks. Our customers have the added advantage of a management team and Board of Directors who live and work in the communities they serve. Outstanding service is our one and only objective.

      In order to continue our steady growth pattern, we are looking forward to opening two new branches during 2004. The first is our long awaited Oldwick Branch in Tewksbury Township, which is currently under construction and should be ready to open in the late spring. The second is a fabulous building in Morristown. Located at the intersection of Headley Road, Madison Avenue and South Street, our new branch will offer customers easy access and convenience in a very busy area. We will have New Business Officers and Trust & Investment Officers on site to serve our customers. The Morristown Planning Board has just approved our application and we hope to open by early summer.

      You will find detailed financials in the Management's Discussion and Analysis section of this report, however, there are a few highlights I would like to emphasize.

      We made the decision to add a little leverage to our balance sheet in order to take advantage of the very low interest rate environment. We did this with a simple borrowing program with the Federal Home Loan Bank. We borrowed approximately $30,000,000 with an average life of six years at an average rate of 3.36%. We feel confident that during the term of this program our net interest income will benefit. In the meantime we were able to match fund some of our new longer-term fixed rate assets, which attempts to remove interest rate risk from that part of our balance sheet.

      Readers will notice that balances in some of our loan portfolios actually dropped during the course of the year. As our customers know, we portfolio most of the loans that we originate. This is because we will be able to provide better service to our customers than second or third or fourth party providers. We made the decision, because of the historically low interest rate environment, not to incur the interest rate risk of booking and holding long-term fixed rate mortgages. As anticipated, our balances did decline, however we believe we made the right decision in the long term for our Bank in this business environment.

      Another point we would like to emphasize is that our non-performing loans were at an all time low of 0.05% of total loans as of December 31, 2003. A total of $215,000 was considered non-performing out of total loan portfolios of over $420,000,000. We believe that this coupled with a balance sheet structured to benefit from gradually rising rates over the next few years, puts the Bank in a very strong position for the future.

      On November 3, 2003 your Board paid a 10% stock dividend and increased the quarterly cash dividend to 10(cent) per share. Combined, the quarterly cash dividend increased 22% with the November payout. This is on top of a 20% increase in 2002 and an 18% increase in 2001. Investor returns are a primary focus of the Board and Management. We continue to believe that the best way to create shareholder value is to post strong earnings as we did in 2003. While our stock price was flat during the year, we are pleased with the three-year average increase in market capitalization of 24% and average return on equity for the same period of 15.74%. We manage the Bank for the long term, not quarter to quarter. We believe that our focus on steady growth in assets and earnings is recognized in the market place and will ultimately continue to reward our shareholders.

      We remind our shareholders that our dividend reinvestment program is available. Information is available at the branches or you may call Mr. Edwin Carr directly at Registrar and Transfer Company at (800) 368-5948.

      PGB Trust & Investments had another outstanding year. The market value of assets held in the Department grew to over $1,400,000,000, an increase of 14.2%. Fees generated by this area grew 23% to $5,800,000.

      During 2003 we were very pleased to have formed an alliance with the Rumson-Fair Haven Bank and Trust to provide trust and investment services to their customers on a referral basis. We believe this is an exciting new business model. It works not only for the benefit of both organizations but also for the new customers who will find PGB Trust & Investments ready, willing and very able to help them and their families plan and reach their financial goals.

      It cannot be stressed often enough, that in order to reach a financial goal, you have to take the time to make a plan. We can help you grow your assets and minimize your tax expense during your lifetime. We can help you develop an estate plan that addresses your specific needs and those of your family. We will ensure that your plan is carried out generation to generation. Please call either Craig Spengeman at (908) 719-3301 or John Bonk at (908) 719-3318 to find out how our outstanding Trust & Investment Department can become part of your team.

      Finally, we would like to thank our Employees, Officers and Directors for their outstanding efforts during 2003. We especially want to thank our customers and shareholders for their confidence in us. Please refer your friends and associates to your Bank. Your referral is our best source of new business.


             /s/ Frank A. Kissel                   /s/ Robert M. Rogers

             Frank A. Kissel                       Robert M. Rogers
             Chairman & CEO                        President & COO

MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW: The following discussion and analysis is intended to provide information about the financial condition and results of operations of Peapack-Gladstone Financial Corporation and its subsidiaries on a consolidated basis and should be read in conjunction with the consolidated Financial Statements and the related notes and supplemental financial information appearing elsewhere in this report. All share and per share amounts have been restated to reflect the 10 percent stock dividend issued in 2003 and all prior stock dividends and splits.

      Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for Peapack-Gladstone Bank, formed in 1921, a commercial bank operating sixteen branches and one mini branch in Somerset, Hunterdon, and Morris counties.

      During 2003, the cash dividend rate was increased to $0.10 per share. This new rate, coupled with the 10 percent stock dividend paid on November 1, 2003, effectively raised the cash dividend rate by 22 percent over the previous rate of $0.09 per share.

      The year ended December 31, 2003 represented a year of moderate earnings growth for the Corporation. The continuing low interest rate environment negatively affected net interest income, yet deposit growth was strong. As discussed in this Management's Discussion and Analysis section some of the highlights are as follows:

o Assets increased 13 percent bringing the total assets of the Corporation to $968 million.

o PGB Trust and Investments managed assets exceeded $1.4 billion in market value for the first time.

o     Deposits grew 10 percent and surpassed the $845 million level.

      Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: "Management's Discussion and Analysis of Financial Condition and Results of Operation" is based upon the Corporation's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to the Corporation's Audited Consolidated Financial Statements for the year ended December 31, 2003, contains a summary of the Corporation's significant accounting policies. Management believes the Corporation's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors.

      The provision for loan losses is based upon management's evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management uses the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or the Central New Jersey area experience an adverse economic shock. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

   [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                            RETURN ON AVERAGE EQUITY
                                   IN PERCENT

          15.67      15.30         15.03        17.06         15.14
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

                            RETURN ON AVERAGE ASSETS
                                   IN PERCENT

           1.48       1.47          1.42         1.53          1.34
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

EARNINGS SUMMARY: The Corporation's net income increased 3 percent to $12.3 million for the year ended December 31, 2003 compared to $11.9 million earned in 2002. Earnings per diluted share were $1.62 as compared to $1.59 in 2002, an increase of 2 percent.

      These results produced a return on average assets of 1.34 percent as compared to 1.53 percent in 2002 and a return on average shareholders' equity of
15.14 percent as compared to 17.06 percent in 2002.

      The increase in net income for 2003 was primarily due to higher Trust fees, other income and net security gains offset in part by lower net interest income, higher salaries and benefits and premises and equipment expenses. In 2003, the Corporation experienced strong growth in assets and deposits; however, the historically low interest rates mitigated the impact of the growth by lowering interest income. Conversely, the low interest rate environment lowered rates paid on deposits.

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

      Net interest income (on a tax-equivalent basis) declined from $32.4 million in 2002 to $31.8 million in 2003. While average earning assets increased $126.3 million or 17 percent from the average balances in 2002, the interest earned on these assets declined. Interest expense declined $1.8 million or 15 percent over the levels recorded in 2002 on average balances of interest-bearing liabilities that increased $103.2 million or 18 percent. Lower rates were earned on earning assets in 2003, declining to 4.88 percent from 6.04 percent earned in 2002, Lower rates were paid on interest-bearing liabilities, which declined from
2.05 percent to 1.49 percent. In 2003, the net interest margin declined to 3.69 percent from 4.40 percent in 2002.

      Interest income on earning assets (on a tax-equivalent basis) declined $2.3 million or 5 percent to $42.1 million. This decrease was primarily due to lower interest rates on investment securities and loans, which earned 122 basis points less and 71 basis points less, respectively. Federal funds sold and interest-earning deposits rates earned also declined by 119 basis points. During 2003, average investments increased 50 percent to $448.0 million, while average loans declined $17.4 million or 4 percent to $407.3 million. The Corporation reduced the balances of the lower yielding federal funds sold and interest-earning deposits, by 41 percent to $7.0 million in order to invest in higher yielding investment securities.

      The decline in interest expense was primarily due to lower rates paid on all categories of interest-bearing liabilities. The rate paid on interest-bearing deposits declined 61 basis points to 1.43 percent in 2003 as compared to 2.04 percent in 2002. Rates paid on borrowings declined 42 basis points to 2.51 percent. The decline in interest rates paid in 2003 reflects the overall decline in market interest rates, as rates continued to fall to historically low levels.

   [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                               NET INTEREST INCOME
                                   IN MILLIONS

          $21.2      $23.1         $25.0        $31.9         $31.2
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

      Partially offsetting lower rates paid was strong growth in most deposit categories. Tiered money market accounts showed the strongest growth, increasing $47.9 million on average. Savings accounts and interest bearing checking grew $10.3 million and $8.3 million on average, respectively. Average noninterest-bearing demand deposits increased $24.0 million or 21 percent during 2003 as compared to 2002. During 2003, the Corporation positioned some of its borrowings to try to take advantage of the low long-term interest rate environment that existed. This strategy of extending the maturities of borrowings and matching with lower yielding fixed rate loans is intended to reduce interest rate risk if interest rates begin to rise. As a result, average borrowings increased $27.4 million to $35.2 million.

LOANS: The loan portfolio represents a significant portion of the Corporation's earning assets and is an important source of interest and fee income. Loan originations are primarily originated in the Bank's market or surrounding areas.

      Total loans increased $17.2 million, or 4 percent, to $427.0 million from 2002 levels. This increase was primarily in commercial mortgage loans, which increased $21.0 million or 19 percent. This growth was primarily due to the addition of new commercial business development officers to the professional staff. Residential loans secured by first liens on 1-4 family homes declined $2.8 million or 1 percent in 2003, while commercial loans declined $1.2 million or 7 percent from 2002 levels.

      Loans totaling $1.6 million were sold to the Federal Home Loan Bank (FHLB) during the third and fourth quarters of 2003 at a gain of $13 thousand. The loans sold represented lower yielding, longer-term mortgages. The sale of these loans will mitigate interest rate risk if interest rates rise.

      The yield on total loans averaged 6.18 percent for 2003, a 71 basis point decline from the 6.89 percent average yield earned in 2002. The average yield on the mortgage portfolio declined in 2003 to 6.26 percent from 6.98 percent in 2002. The average yield on the commercial loan portfolio declined 64 basis points to 5.74 percent. The decline in yields earned in 2003 reflects the overall decline in market interest rates as the Federal Reserve kept short-term interest rates at a historical low during the year.

THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,

(IN THOUSANDS)                          2003         2002        2001         2000        1999
----------------------------------------------------------------------------------------------
REAL ESTATE-MORTGAGE
   1-4 FAMILY RESIDENTIAL
   FIRST LIENS                     $ 226,887    $ 229,679   $ 246,197    $ 210,547   $ 168,979
----------------------------------------------------------------------------------------------
   JUNIOR LIENS                       11,163       15,211      22,903       25,017      21,263
----------------------------------------------------------------------------------------------
   HOME EQUITY                        18,251       22,265      18,120       15,633      14,488
----------------------------------------------------------------------------------------------
REAL ESTATE-COMMERCIAL               130,968      109,932      91,129       62,161      55,747
----------------------------------------------------------------------------------------------
REAL ESTATE-CONSTRUCTION               9,799        2,063       6,418        2,297       1,153
----------------------------------------------------------------------------------------------
COMMERCIAL LOANS                      16,632       17,859      15,855       13,019      12,541
----------------------------------------------------------------------------------------------
CONSUMER LOANS                        10,223        8,206      11,237       14,084      12,413
----------------------------------------------------------------------------------------------
OTHER LOANS                            3,078        4,545       5,074        1,541       1,349
==============================================================================================
     TOTAL LOANS                   $ 427,001    $ 409,760   $ 416,933    $ 344,299   $ 287,933
==============================================================================================

INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. government agencies, mortgage-backed securities and municipal obligations. The Corporation's investment securities at amortized cost amounted to $97.7 million at December 31, 2003, compared with $168.1 million at December 31, 2002.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND INTEREST RATES OF INVESTMENT SECURITIES AT AMORTIZED COST, AS OF DECEMBER 31, 2003:

                                                  AFTER 1      AFTER 5
                                      WITHIN   BUT WITHIN   BUT WITHIN        AFTER
(IN THOUSANDS)                        1 YEAR      5 YEARS     10 YEARS     10 YEARS        TOTAL
-------------------------------------------------------------------------------------------------
U.S. TREASURY                        $    --      $    --      $    --      $    --      $    --
-------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES               2,502        8,573        3,250           --       14,325
                                       6.460%       5.256%       5.767%          --        5.584%
-------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)            --           --        8,308       40,769       49,077
                                          --           --        4.637%       4.338%       4.389%
-------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS       7,788       12,786       11,785          435       32,794
                                       3.489%       3.983%       4.219%       8.602%       4.012%
-------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                     --        1,505           --           --        1,505
                                          --        7.301%          --           --        7.301%
-------------------------------------------------------------------------------------------------
     TOTAL                           $10,290      $22,864      $23,343      $41,204      $97,701
                                       4.212%       4.679%       4.583%       4.383%       4.485%
=================================================================================================

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

      At December 31, 2003, the Corporation had securities available for sale with a market value of $356.0 million, compared with $212.3 million at December 31, 2002. A $2.7 million and $4.8 million unrealized gain (net of income tax) was included in shareholders' equity at December 31, 2003 and December 31, 2002, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND INTEREST RATES OF DEBT SECURITIES AVAILABLE FOR SALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 2003:

                                                  AFTER 1     AFTER 5
                                      WITHIN   BUT WITHIN   BUT WITHIN        AFTER
(IN THOUSANDS)                        1 YEAR      5 YEARS     10 YEARS     10 YEARS        TOTAL
-------------------------------------------------------------------------------------------------
U.S. TREASURY                        $    --     $  1,074     $     --     $     --     $  1,074
                                          --        4.328%          --           --        4.328%
-------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES               1,542      129,528       48,940        1,640      181,650
                                       4.820%       3.848%       3.250%       2.600%       3.677%
-------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)            --          526       37,437       98,360      136,323
                                          --        5.140%       3.920%       4.191%       4.120%
-------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS          --        1,436        7,818          535        9,789
                                          --        5.284%       5.732%       6.069%       5.685%
-------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                  4,959          529           --       21,674       27,162
                                       4.598%       4.605%          --        3.894%       4.022%
-------------------------------------------------------------------------------------------------
     TOTAL                           $ 6,501     $133,093     $ 94,195     $122,209     $355,998
                                       4.656%       3.875%       3.713%       4.121%       3.931%
=================================================================================================

(1)   MORTGAGE-BACKED SECURITIES ARE SHOWN USING STATED FINAL MATURITY.

      Federal funds sold and interest-earning deposits are an integral part of the Corporation's investment and liquidity strategies. The combined average balance of these vehicles during 2003 was $7.0 million as compared to $11.9 million in 2002.

DEPOSITS: Total deposits at December 31, 2003 were $845.8 million, an increase of $76.1 million or 10 percent from $769.7 million at December 31, 2002. Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Marketing, sales efforts, and new branch locations all contributed to the strong growth in deposits. Total average deposits increased $99.8 million or 14 percent over 2002 levels.

THE FOLLOWING TABLE SETS FORTH INFORMATION CONCERNING THE COMPOSITION OF THE CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:

                                       2003                  2002                 2001
--------------------------------------------------------------------------------------------
(IN THOUSANDS)                     $         %           $         %           $         %
--------------------------------------------------------------------------------------------
NONINTEREST-BEARING DEMAND     $139,476       --     $115,487       --     $102,852       --
--------------------------------------------------------------------------------------------
CHECKING                        129,203     0.48      120,922     0.59      100,734     0.84
--------------------------------------------------------------------------------------------
SAVINGS                         100,451     0.76       90,142     1.27       77,207     1.95
--------------------------------------------------------------------------------------------
MONEY MARKETS                    62,607     0.88       61,058     1.49       49,869     3.04
--------------------------------------------------------------------------------------------
TIERED MONEY MARKETS            129,485     1.12       81,553     1.83       44,785     3.60
--------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSITS        233,687     2.57      225,965     3.34      188,187     5.29
--------------------------------------------------------------------------------------------
     TOTAL DEPOSITS            $794,909              $695,127              $563,634
============================================================================================

      Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods one year or less. These factors translate into a stable customer oriented cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 2003 (IN THOUSANDS):

THREE MONTHS OR LESS                                                    $16,808
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                  29,078
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                       14,487
--------------------------------------------------------------------------------
     TOTAL                                                              $60,373
================================================================================

FEDERAL HOME LOAN BANK ADVANCES: At December 31, 2003 and 2002, Federal Home Loan Bank ("FHLB") advances totaled $30.0 million and $5.0 million, respectively. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. During 2003, the Corporation extended the maturities of some of its borrowings and matched them with lower yielding fixed rate loans. This strategy is intended to reduce interest rate risk if interest rates begin to rise. The FHLB advances outstanding at December 31, 2003 have varying terms and interest rates.

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEET, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001 (FULLY TAX-EQUIVALENT - FTE):

                                                                  YEAR ENDED DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------
                                                                             INCOME/
                                                         AVERAGE             EXPENSE            YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)                 BALANCE               (FTE)            (FTE)
-----------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
     TAXABLE                                           $ 419,464           $  15,261            3.64%
-----------------------------------------------------------------------------------------------------
     TAX-EXEMPT                                           28,572               1,571            5.50%
-----------------------------------------------------------------------------------------------------
   LOANS                                                 407,261              25,175            6.18%
-----------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                      6,128                  70            1.14%
-----------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                 917                   8            0.87%
-----------------------------------------------------------------------------------------------------
    TOTAL INTEREST-EARNING ASSETS                        862,342           $  42,085            4.88%
-----------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                                18,849
-----------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                              (5,125)
-----------------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                 14,788
-----------------------------------------------------------------------------------------------------
   OTHER ASSETS                                           28,107
-----------------------------------------------------------------------------------------------------
     TOTAL NONINTEREST-EARNING ASSETS                     56,619
-----------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                      $ 918,961
=====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
-----------------------------------------------------------------------------------------------------
   CHECKING                                            $ 129,203           $     616            0.48%
-----------------------------------------------------------------------------------------------------
   MONEY MARKETS                                          62,607                 552            0.88%
-----------------------------------------------------------------------------------------------------
   TIERED MONEY MARKETS                                  129,485               1,444            1.12%
-----------------------------------------------------------------------------------------------------
   SAVINGS                                               100,451                 767            0.76%
-----------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                               233,687               5,997            2.57%
-----------------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING DEPOSITS                    655,433               9,376            1.43%
-----------------------------------------------------------------------------------------------------
    BORROWED FUNDS                                        35,248                 886            2.51%
-----------------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING LIABILITIES                 690,681              10,262            1.49%
-----------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                       139,476
-----------------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES                  7,578
-----------------------------------------------------------------------------------------------------
     TOTAL NONINTEREST-BEARING LIABILITIES               147,054
-----------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                      81,226
-----------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 918,961
-----------------------------------------------------------------------------------------------------
    NET INTEREST INCOME                                                    $  31,823
-----------------------------------------------------------------------------------------------------
    NET INTEREST SPREAD                                                                         3.39%
-----------------------------------------------------------------------------------------------------
    NET INTEREST MARGIN                                                                         3.69%
=====================================================================================================

1. Average loan balances include non-accrual and restructured loans.

2. The tax-equivalent adjustment was computed based on a federal tax rate of 35 percent for 2003, 35 percent for 2002 and 34 percent for 2001.

3. Investments consist of investment securities and securities available for sale at amortized cost.

                    YEAR ENDED DECEMBER 31, 2002                    YEAR ENDED DECEMBER 31, 2001
------------------------------------------------------------------------------------------------------
                           INCOME/                                             INCOME/
            AVERAGE        EXPENSE          YIELD              AVERAGE         EXPENSE           YIELD
            BALANCE          (FTE)          (FTE)              BALANCE           (FTE)           (FTE)
------------------------------------------------------------------------------------------------------
          $ 281,329       $ 13,694          4.87%            $ 160,191        $  9,668           6.04%
------------------------------------------------------------------------------------------------------
             18,207          1,208          6.63%               13,944           1,037           7.43%
------------------------------------------------------------------------------------------------------
            424,661         29,248          6.89%              382,430          28,476           7.45%
------------------------------------------------------------------------------------------------------
              8,564            135          1.58%               24,660           1,143           4.64%
------------------------------------------------------------------------------------------------------
              3,319            138          4.16%               12,955             612           4.72%
------------------------------------------------------------------------------------------------------
            736,080       $ 44,423          6.04%              594,180        $ 40,936           6.89%
------------------------------------------------------------------------------------------------------

             17,245                                             15,655
------------------------------------------------------------------------------------------------------
             (4,380)                                            (3,682)
------------------------------------------------------------------------------------------------------
             13,670                                             12,448
------------------------------------------------------------------------------------------------------
             17,950                                             10,232
------------------------------------------------------------------------------------------------------
             44,485                                             34,653
------------------------------------------------------------------------------------------------------
          $ 780,565                                          $ 628,833
======================================================================================================

------------------------------------------------------------------------------------------------------
          $ 120,922       $    718          0.59%            $ 100,734        $    849           0.84%
------------------------------------------------------------------------------------------------------
             61,058            908          1.49%               49,869           1,514           3.04%
------------------------------------------------------------------------------------------------------
             81,553          1,493          1,83%               44,785           1,611           3.60%
------------------------------------------------------------------------------------------------------
             90,142          1,149          1.27%               77,207           1,506           1.95%
------------------------------------------------------------------------------------------------------
            225,965          7,558          3.34%              188,187           9,949           5.29%
------------------------------------------------------------------------------------------------------
            579,640         11,826          2.04%              460,782          15,429           3.35%
------------------------------------------------------------------------------------------------------
              7,814            229          2.93%                1,633              57           3.49%
------------------------------------------------------------------------------------------------------
            587,454         12,055          2.05%              462,415          15,486           3.35%
------------------------------------------------------------------------------------------------------

            115,487                                            102,852
------------------------------------------------------------------------------------------------------
              7,730                                              4,193
------------------------------------------------------------------------------------------------------
            123,217                                            107,045
------------------------------------------------------------------------------------------------------
             69,894                                             59,373
------------------------------------------------------------------------------------------------------
          $ 780,565                                          $ 628,833
======================================================================================================
                          $ 32,368                                            $ 25,450
======================================================================================================

                                            3.99%                                                3.54%
------------------------------------------------------------------------------------------------------
                                            4.40%                                                4.28%
------------------------------------------------------------------------------------------------------

RATE/VOLUME ANALYSIS:

THE EFFECT OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME (ON A TAX-EQUIVALENT BASIS) FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 ARE SHOWN
BELOW:

                                     YEAR ENDED 2003 COMPARED WITH 2002           YEAR ENDED 2002 COMPARED WITH 2001
---------------------------------------------------------------------------------------------------------------------
                                                                    NET                                          NET
                                     DIFFERENCE DUE TO        CHANGE IN           DIFFERENCE DUE TO        CHANGE IN
                                         CHANGE IN:             INCOME/               CHANGE IN:             INCOME/
(IN THOUSANDS):                    VOLUME            RATE       EXPENSE         VOLUME           RATE        EXPENSE
---------------------------------------------------------------------------------------------------------------------
ASSETS
  INVESTMENTS                     $ 7,388        $(5,458)       $ 1,930        $ 7,709        $(3,512)       $ 4,197
---------------------------------------------------------------------------------------------------------------------
  LOANS                            (1,198)        (2,875)        (4,073)         3,144         (2,372)           772
---------------------------------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD                  (38)           (27)           (65)          (746)          (262)        (1,008)
---------------------------------------------------------------------------------------------------------------------
  INTEREST-EARNING DEPOSITS          (100)           (30)          (130)          (455)           (19)          (474)
---------------------------------------------------------------------------------------------------------------------
  TOTAL INTEREST INCOME           $ 6,052        $(8,390)       $(2,338)       $ 9,652        $(6,165)       $ 3,487
=====================================================================================================================

LIABILITIES
  CHECKING                        $    49        $  (151)       $  (102)       $   170        $  (301)       $  (131)
---------------------------------------------------------------------------------------------------------------------
  MONEY MARKET                         23           (379)          (356)           340           (946)          (606)
---------------------------------------------------------------------------------------------------------------------
  TIERED MONEY MARKET                 877           (926)           (49)         1,323         (1,441)          (118)
---------------------------------------------------------------------------------------------------------------------
  SAVINGS                             131           (513)          (382)           252           (609)          (357)
---------------------------------------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT             258         (1,819)        (1,561)         1,997         (4,388)        (2,391)
---------------------------------------------------------------------------------------------------------------------
  BORROWED FUNDS                      804           (147)           657            216            (44)           172
---------------------------------------------------------------------------------------------------------------------
  TOTAL INTEREST EXPENSE          $ 2,142        $(3,935)       $(1,793)       $ 4,298        $(7,729)       $(3,431)
---------------------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME             $ 3,910        $(4,455)       $  (545)       $ 5,354        $ 1,564        $ 6,918
=====================================================================================================================

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $5.5 million at December 31, 2003 as compared to $4.8 million at December 31, 2002. The allowance for loan losses currently provides 25.4 times the coverage of all non-performing assets. At December 31, 2003, the allowance for loan losses as a percentage of total loans outstanding was 1.28 percent compared to 1.17 percent at December 31, 2002 and 0.96 percent at December 31, 2001.

      The provision for loan losses declined $200 thousand, or 25 percent, to $600 thousand for 2003, compared to $800 thousand for 2002. The decrease in provision was due primarily to reduced levels on non-performing loans, net recoveries on loans, partially offset by increases in loans outstanding and changes in the composition of the loan portfolio. The provision was based upon management's review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans. Although management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or our market area in Central New Jersey experiences an adverse economic downturn. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE PERIODS ENDED DECEMBER 31,

(IN THOUSANDS)                        2003           2002          2001          2000          1999
---------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
   BEGINNING OF YEAR               $ 4,798        $ 4,023       $ 3,435       $ 2,962       $ 2,428
---------------------------------------------------------------------------------------------------

LOANS CHARGED-OFF DURING
THE PERIOD
   REAL ESTATE                          --             --            42            27            --
---------------------------------------------------------------------------------------------------
   CONSUMER                             42             59            35           119            70
---------------------------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                 --              9            15            28            52
---------------------------------------------------------------------------------------------------
     TOTAL LOANS CHARGED-OFF            42             68            92           174           122
---------------------------------------------------------------------------------------------------

RECOVERIES DURING THE PERIOD
   REAL ESTATE                          37             --             7            75            22
---------------------------------------------------------------------------------------------------
   CONSUMER                             40             36            65            53            63
---------------------------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                 34              7             8            19            16
---------------------------------------------------------------------------------------------------
     TOTAL RECOVERIES                  111             43            80           147           101
---------------------------------------------------------------------------------------------------

NET (RECOVERIES)/CHARGE-OFFS           (69)            25            12            27            21
---------------------------------------------------------------------------------------------------

PROVISION CHARGED TO EXPENSE           600            800           600           500           555
---------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES
   AT END OF YEAR                  $ 5,467        $ 4,798       $ 4,023       $ 3,435       $ 2,962
===================================================================================================

THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AND THE PERCENTAGE OF EACH LOAN CATEGORY TO TOTAL LOANS AS OF DECEMBER 31,

                                         % OF                 % OF                  % OF                  % OF                % OF
                                         LOAN                 LOAN                  LOAN                  LOAN                LOAN
                                     CATEGORY             CATEGORY              CATEGORY              CATEGORY            CATEGORY
                                     TO TOTAL             TO TOTAL              TO TOTAL              TO TOTAL            TO TOTAL
(IN THOUSANDS)               2003       LOANS      2002      LOANS      2001       LOANS      2000       LOANS      1999     LOANS
----------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE                $3,007        93.0    $2,639       92.5    $2,213        92.3    $1,889        91.7    $1,629      90.9
----------------------------------------------------------------------------------------------------------------------------------
CONSUMER                      273         2.4       240        2.0       201         2.7       172         4.1       148       4.3
----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL AND OTHER        2,187         4.6     1,919        5.5     1,609         5.0     1,374         4.2     1,185       4.8
----------------------------------------------------------------------------------------------------------------------------------
     TOTAL                 $5,467       100.0    $4,798      100.0    $4,023       100.0    $3,435       100.0    $2,962     100.0
==================================================================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:

                                                               YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                            2003            2002            2001            2000            1999
---------------------------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
    AND STILL ACCRUING INTEREST        $    56         $   203         $    53         $    75         $   205
---------------------------------------------------------------------------------------------------------------
NON-ACCRUAL LOANS                          159             180             274             325             386
---------------------------------------------------------------------------------------------------------------
     TOTAL NON-PERFORMING LOANS            215             383             327             400             591
---------------------------------------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                     --              --              --              --              --
---------------------------------------------------------------------------------------------------------------
     TOTAL NON-PERFORMING ASSETS           215             383             327             400             591
===============================================================================================================
LOAN CHARGE-OFFS                            42              68              92             174             122
---------------------------------------------------------------------------------------------------------------
LOAN RECOVERIES                           (111)            (43)            (80)           (147)           (101)
---------------------------------------------------------------------------------------------------------------
     NET LOAN (RECOVERIES)/
        CHARGE-OFFS                        (69)             25              12              27              21
===============================================================================================================
ALLOWANCE FOR LOAN LOSSES              $ 5,467         $ 4,798         $ 4,023         $ 3,435         $ 2,962
===============================================================================================================

RATIOS:
---------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
   TOTAL LOANS                            0.05%           0.09%           0.08%           0.12%           0.21%
---------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/
   TOTAL ASSETS                           0.02%           0.04%           0.05%           0.07%           0.12%
---------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/
   TOTAL ASSETS                           0.02%           0.04%           0.05%           0.07%           0.12%
---------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
   TOTAL LOANS                            1.28%           1.17%           0.96%           1.00%           1.03%
---------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
     TOTAL NON-PERFORMING LOANS           25.4x           12.5x           12.3x            8.6x            5.0x
---------------------------------------------------------------------------------------------------------------

      Interest income of $11 thousand, $12 thousand and $20 thousand would have been recognized during 2003, 2002, and 2001, respectively, if non-accrual loans had been current in accordance with their original terms.

CONTRACTUAL OBLIGATIONS: The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2003. Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below:

                                     LESS THAN                                       MORE THAN
(IN THOUSANDS)                        ONE YEAR        1-3 YEARS        3-5 YEARS       5 YEARS           TOTAL
---------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT OBLIGATIONS
   (NOTE 8)                            $ 6,580          $ 3,315          $ 3,533       $16,604         $30,032
OPERATING LEASE OBLIGATIONS
   (NOTE 13)                             1,750            3,598            3,716        14,685          23,749
PURCHASE OBLIGATIONS                       789              703              528            --           2,020
OTHER LONG-TERM LIABILITIES
REFLECTED ON THE BALANCE SHEET
UNDER GAAP (NOTE 11) (1)                 1,194               --               --            --           1,194
---------------------------------------------------------------------------------------------------------------
   TOTAL CONTRACTUAL OBLIGATIONS       $10,313          $ 7,616          $ 7,777       $31,289         $56,995
===============================================================================================================

(1) The Corporation does not have an estimate of the actual pension contribution for 2005 and beyond; however the Corporation anticipates that it will be at least the same annual amount as 2004 of $1.2 million.

      Long-term debt obligations include borrowings from the Federal Home Loan Bank with defined terms. The chart is based on scheduled repayments of principal.

      Operating leases represent obligations entered into by the Corporation for the use of land and premises. The leases generally have escalation terms based upon certain defined indexes. Common area maintenance charges may also apply and are adjusted annually based on the terms of the lease agreements.

      Purchase obligations represent legally binding and enforceable agreements to purchase goods and services from third parties and consist of contractual obligations under data processing service agreements, as well as the contract for the construction of a new branch in Oldwick. The Corporation also enters into various routine rental and maintenance contracts for facilities and equipment. These contracts are generally for one year and are not significant to the consolidated financial statements of the Corporation.

      Other long-term liabilities include the anticipated 2004 pension contribution.

OFF-BALANCE SHEET ARRANGEMENTS: The following table shows the amounts and expected maturities of significant commitments, as of December 31, 2003. Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

                                     LESS THAN                               MORE THAN
(IN THOUSANDS)                        ONE YEAR    1-3 YEARS    3-5 YEARS       5 YEARS     TOTAL
------------------------------------------------------------------------------------------------
FINANCIAL LETTERS OF CREDIT             $2,429         $ --          $--           $--    $2,429
PERFORMANCE LETTERS OF CREDIT            1,609           --           --            --     1,609
COMMERCIAL LETTERS OF CREDIT             1,352          116           --            --     1,468
------------------------------------------------------------------------------------------------
     TOTAL LETTERS OF CREDIT            $5,390         $116          $--           $--    $5,506
================================================================================================

      Commitments under standby letters of credit, both financial and performance do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: Other income before gains on securities was $9.0 million in 2003, an increase of 14 percent over 2002 levels. This increase was primarily due to higher trust fees and additions to cash surrender value of Bank Owned Life Insurance. Trust fees rose $1.1 million or 23 percent over the levels recorded in 2002. This increase is attributable to increased volume of business as the book value of assets under management increased $89.2 million or 9 percent over last year's levels. During the third quarter of 2001 and again in the fourth quarter of 2002, the Corporation invested in Bank Owned Life Insurance (BOLI) to assist in offsetting the rising costs of employee benefits. In 2003, other income of $880 thousand was realized on increased cash surrender value on these policies, as compared to $791 thousand in 2002. For 2003, other noninterest income includes $13 thousand of income related to the sale of loans to the Federal Home Loan Bank. For the year ended December 31, 2003, net securities gains were $1.3 million as compared to $52 thousand recorded in 2002.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER INCOME:

(IN THOUSANDS)                                           2003             2002             2001
-----------------------------------------------------------------------------------------------
TRUST DEPARTMENT FEES                                $  5,759           $4,678           $4,013
-----------------------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS                     1,646            1,675            1,410
-----------------------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                                 880              791              264
-----------------------------------------------------------------------------------------------
OTHER FEE INCOME                                          314              374              345
-----------------------------------------------------------------------------------------------
SAFE DEPOSIT RENTAL FEES                                  225              219              202
-----------------------------------------------------------------------------------------------
OTHER NON-INTEREST INCOME                                 201              199              248
-----------------------------------------------------------------------------------------------
SECURITIES GAINS                                        1,284               52              189
-----------------------------------------------------------------------------------------------
     TOTAL OTHER INCOME                               $10,309           $7,988           $6,671
===============================================================================================

OTHER EXPENSES: In 2003, other expense totaled $22.8 million, an increase of $1.4 million or 7 percent compared to $21.4 million in 2002. This increase is commensurate with the growth in the overall level of bank and trust business activity.

      Salaries and benefits expense, which accounts for the largest portion of other expenses, increased $1.3 million or 11 percent in 2003 as compared to 2002. This increase was directly related to increased officer and staff levels, normal merit increases, promotional raises and higher benefit costs. Within the fringe benefit costs, pension plan expenses rose $360 thousand or 51 percent and health insurance expenses increased $112 thousand or 20 percent above 2002 levels. The full time equivalent number of employees rose to 209 at December 31, 2003 from 205 a year ago.

      Premises and equipment expense increased to $4.8 million from $4.2 million in 2002. This increase was primarily due to the Corporation's continued investment in technology, as the Bank converted to a new core processing system in 2003. Higher occupancy expenses were attributable to costs associated with a new branch location and a new operations center scheduled to open in 2004.

      Professional and legal fees declined $155 thousand as compared to 2002. In 2002, the Corporation had higher legal and consulting fees to support the expansion in business activity, as well as costs associated with internal training programs and services to enhance audit and financial controls.

      The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSES:

(IN THOUSANDS)                               2003           2002           2001
-------------------------------------------------------------------------------
SALARIES AND BENEFITS                      $13,262       $11,962        $ 9,975
-------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                       4,836         4,150          3,598
-------------------------------------------------------------------------------
PROFESSIONAL AND LEGAL  FEES                   568           723            369
-------------------------------------------------------------------------------
ADVERTISING                                    460           670            568
-------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                        521           496            490
-------------------------------------------------------------------------------
TRUST DEPARTMENT                               487           451            368
-------------------------------------------------------------------------------
TELEPHONE                                      376           390            339
-------------------------------------------------------------------------------
POSTAGE                                        318           332            320
-------------------------------------------------------------------------------
OTHER EXPENSE                                1,958         2,181          1,796
-------------------------------------------------------------------------------
     TOTAL OTHER EXPENSE                   $22,786       $21,355        $17,823
===============================================================================

INCOME TAXES: Income tax expense for the years ended December 31, 2003 and 2002 was $5.8 million. The effective tax rate for the year ended December 31, 2003 was 32.00 percent compared to 32.72 percent for the year ended December 31, 2002. While taxable income rose from $17.7 million to $18.1 million, income tax expense in 2003 remained stable due to a lower effective tax rate from increased tax-exempt income.

RESULTS OF OPERATIONS 2002 COMPARED TO 2001: Net income for the year ended December 31, 2002 increased 34 percent to $11.9 million compared to $8.9 million earned in 2001. Diluted earnings per share increased 33 percent to $1.59 per share from $1.20 per share earned in 2001. The increase in net income for 2002 was primarily due to higher net interest income, Trust fees and other income, offset in part by higher salaries and benefits, other expenses and income taxes. These results produced a return on average assets of 1.53 percent as compared to
1.42 percent in 2001 and a return on average shareholders' equity of 17.06 percent as compared to 15.03 percent in 2001.

      Net interest income (on a tax-equivalent basis) totaled $32.4 million for 2002, an increase of $6.9 million or 27 percent over the $25.5 million recorded in 2001. The increase was primarily due to a $141.9 million or 24 percent increase in average earning assets and lower interest expense, which declined $3.4 million or 22 percent over levels recorded in 2001. This increase was offset in part by lower rates earned on earning assets, which declined to 6.04 percent from 6.89 percent earned in 2001, and higher interest-bearing liabilities, which rose $125.0 million on average. The growth of net interest income was also due to higher average noninterest-bearing demand deposits, which increased $12.6 million or 12 percent during 2002 as compared to 2001. The net interest margin in 2002 increased to 4.40 percent from 4.28 percent in 2001.

      Other income before gains and losses on securities was $7.9 million in 2002, an increase of 22 percent over 2001 levels. This increase was primarily due to higher trust fees, additions to cash surrender value of Bank Owned Life Insurance, and service charges on deposit accounts. Trust fees rose $665 thousand or 17 percent over the levels recorded in 2001. This increase is attributable to increased volume of business as the book value of assets under management increased $233.3 million or 30 percent over 2001 levels.

      During the third quarter of 2001, the Corporation invested $12 million in Bank Owned Life Insurance (BOLI) to assist in offsetting the rising costs of employee benefits, and realized other income of $791 thousand on increased cash surrender value on these policies in 2002, as compared to $264 thousand in 2001. Additional investments of $2.8 million were made in the fourth quarter of 2002. For the year ended December 31, 2002, net securities gains were $52 thousand as compared to $189 thousand recorded in 2001.

      Other expense totaled $21.4 million in 2002, an increase of $3.5 million or 20 percent compared to $17.8 million in 2001. This increase is commensurate with the level of growth in the Bank and PGB Trust and Investments and the addition of two branch locations.

      Salaries and benefits expense, the largest component of other expense, increased $2.0 million, or 20 percent, to $12.0 million from $10.0 million in 2001. This increase was related to increased officer and staff levels, normal merit increases, promotional raises and higher benefit costs. The full-time equivalent number of employees rose to 205 at December 31, 2002 from 180 at December 31, 2001.

      Premises and equipment expense increased to $4.2 million from $3.6 million in 2001. This increase was primarily due to higher expenses related to the new branches in Clinton and Warren and higher overall operating cost of facilities.

      Professional fees also increased in 2002, to $723 thousand from $369 thousand, an increase of $354 thousand. This increase is attributable to higher legal and consulting fees to support the expansion in business activity, as well as costs associated with internal training programs and services to enhance audit and financial controls.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. At $85.1 million, total shareholders' equity grew 10 percent or $7.9 million as compared with $77.2 million at December 31, 2002. At December 31, 2003, unrealized gains on securities, net of taxes, were $2.7 million as compared to unrealized gains on securities, net of taxes, of $4.8 million at December 31, 2002. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4 percent and 8 percent, respectively. At 20.38 percent and 21.74 percent, the Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums. The Corporation's capital leverage ratio was 8.91 percent at December 31, 2003.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

      Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold, averaged $25.9 million in 2003. In addition, the Corporation has $356.0 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2003, investment securities and securities available for sale maturing within one year amounted to $16.8 million and cash and cash equivalents totaled $22.7 million.

Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including short and long-term borrowings from the Federal Home Loan Bank of New York, short-term borrowings from the Federal Reserve Bank Discount Window, and loan participation or sales of loans. The Corporation also generates liquidity from the regular principal payments made on its loan portfolio and on its mortgage-backed security portfolio.

      INTEREST RATE SENSITIVITY: Interest rate sensitivity is a measure of the relationship between interest-earning assets and supporting funds, which are susceptible to changes in interest rates during comparable time periods. Interest rate movements on deposits have made managing the Corporation's interest rate sensitivity increasingly more important as a means of managing net interest income. The Corporation's Asset/Liability Committee is responsible for managing the exposure to changes in market interest rates. The "sensitivity" gap quantifies the repricing mismatch between assets and supporting funds over various time intervals. The cumulative gap position as a percentage of total rate-sensitive assets provides one relative measure of the Corporation's interest rate exposure.

      The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately .71 on December 31, 2003 for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position, which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread.

      For purposes of calculating the gap position, 25 percent of noninterest-earning demand deposits, interest-bearing checking accounts and savings deposits are included in the 0-3 month category. The remainder is decayed at 10 percent per year with the rest included in the greater than five years category. Included in the 0-3 month category are 50 percent of the money market accounts, which are then decayed at 10 percent per year with the remainder included in the greater than five years category. The Corporation recognizes that certain of these deposits are more stable with an effective maturity greater than their repricing frequency. Assets and liabilities are included based on their maturities and prepayment assumptions or period to first repricing, subject to the foregoing assumptions.

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER 31, 2003 (IN THOUSANDS):

REPRICING OR                                  0-3           3-12            1-5         OVER 5
MATURITY DATE                              MONTHS         MONTHS          YEARS          YEARS          TOTAL
-------------------------------------------------------------------------------------------------------------
ASSETS
   SECURITIES                            $ 35,906       $ 79,377       $269,474       $ 68,942       $453,699
-------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                       5,461             --             --             --          5,461
-------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS               30,949             --             --             --         30,949
-------------------------------------------------------------------------------------------------------------
   LOANS (1)                               40,653         76,458        209,889         99,842        426,842
-------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST-SENSITIVE
        ASSETS                           $112,969       $155,835       $479,363       $168,784       $916,951
=============================================================================================================
DEPOSITS
   CERTIFICATES OF DEPOSIT               $ 43,482       $113,889       $ 65,503       $     --       $222,875
-------------------------------------------------------------------------------------------------------------
   SAVINGS                                 25,363             --         62,010         14,078        101,451
-------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                          112,903             --         90,605         22,355        225,863
-------------------------------------------------------------------------------------------------------------
   CHECKING                                35,099             --         45,909         59,385        140,393
-------------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                           2,391          4,189          6,848         16,604         30,032
-------------------------------------------------------------------------------------------------------------
   NONINTEREST-BEARING
     DEMAND DEPOSITS                       38,780             --         50,856         65,554        155,189
-------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST-SENSITIVE
        LIABILITIES                      $258,018       $118,078       $321,731       $177,976       $875,803
=============================================================================================================
   ASSETS/LIABILITIES                        0.44           1.32           1.49           0.95           1.05
-------------------------------------------------------------------------------------------------------------
   ASSETS/LIABILITIES (CUMULATIVE)           0.44           0.71           1.07           1.05
-------------------------------------------------------------------------------------------------------------

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

THE FOLLOWING TABLE PRESENTS THE SCHEDULED MATURITY OF MARKET RISK SENSITIVE INSTRUMENTS AS OF DECEMBER 31, 2003 (IN THOUSANDS):

                                        AVERAGE                                                               ESTIMATED
                                       INTEREST      WITHIN            1-5           OVER                          FAIR
MATURING IN:                               RATE      1 YEAR          YEARS        5 YEARS          TOTAL          VALUE
-----------------------------------------------------------------------------------------------------------------------
ASSETS
SECURITIES                                4.05%    $ 16,791       $155,958       $280,950       $453,699       $455,513
-----------------------------------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                        1.13%       5,461             --             --          5,461          5,461
-----------------------------------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                 0.86%      30,949             --             --         30,949         30,949
-----------------------------------------------------------------------------------------------------------------------
LOANS (1)                                 6.09%      73,188        108,771        244,883        426,842        428,152
-----------------------------------------------------------------------------------------------------------------------
    TOTAL                                          $126,389       $264,729       $525,833       $916,951       $920,075
=======================================================================================================================

LIABILITIES
SAVINGS, CHECKING
AND MONEY MARKETS                         0.80%    $467,707       $     --       $     --       $467,707       $467,707
-----------------------------------------------------------------------------------------------------------------------
CD'S                                      2.57%     157,372         65,503             --        222,875        223,632
-----------------------------------------------------------------------------------------------------------------------
BORROWED FUNDS                            2.51%       3,000          4,622         22,410         30,032         29,335
-----------------------------------------------------------------------------------------------------------------------
    TOTAL                                          $628,079       $ 70,125       $ 22,410       $720,614       $720,674
=======================================================================================================================

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

RECENT ACCOUNTING PRONOUNCEMENTS: In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 (revised December
2003), "Consolidation of Variable Interest Entities," which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," which was issued in January 2003. The Corporation will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The initial adoption of FIN 46 and FIN 46R is not expected to have a significant impact on the consolidated financial statements of the Corporation.

      FASB Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Corporation, the Statement was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the Statement will be effective for the Corporation on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Corporation currently does not have any financial instruments that are within the scope of this Statement.

   [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                             TRUST ASSETS BOOK VALUE
                                   IN MILLIONS

          $615       $710          $767        $1,000         $1,089
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

      SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," was issued on April 30, 2003. The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement was effective for contracts entered into or modified after June 30, 2003. The provisions of SFAS No. 149 which relate to the commitments to originate or purchase mortgages that the Corporation intends to hold for sale or forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the Corporation's consolidated financial statements.

PGB TRUST AND INVESTMENTS: PGB Trust and Investments, a division of the Bank, continues to be an extremely important part of Peapack-Gladstone Financial Corporation. Since its inception in 1972, it has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement, and financial services to its growing client base.

      The book value of assets under management in PGB Trust and Investments increased from $1.0 billion at December 31, 2002, to $1.1 billion at December 31, 2003, an increase of 9 percent. The corresponding market value at December 31, 2003 was in excess of $1.4 billion. Fee income generated by PGB Trust and Investments was $5.8 million, $4.7 million and $4.0 million in 2003, 2002 and 2001, respectively.

FORWARD LOOKING STATEMENTS: The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, an unexpected decline or no increase in interest rates, continued unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone Financial Corporation assumes no obligation for updating any such forward-looking statements at any time.

SELECTED CONSOLIDATED FINANCIAL DATA:

THE FOLLOWING IS SELECTED CONSOLIDATED FINANCIAL DATA FOR THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEARS INDICATED. THIS INFORMATION IS DERIVED FROM THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES.

--------------------------------------------------------------------------------------------------------------------------------
                                                                            YEARS ENDED DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)               2003              2002              2001              2000               1999
--------------------------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
   INTEREST INCOME                          $    41,426       $    43,947       $    40,523       $    35,567        $    31,587
--------------------------------------------------------------------------------------------------------------------------------
   INTEREST EXPENSE                              10,262            12,055            15,486            12,509             10,341
--------------------------------------------------------------------------------------------------------------------------------
     NET INTEREST INCOME                         31,164            31,892            25,037            23,058             21,246
--------------------------------------------------------------------------------------------------------------------------------
   PROVISION FOR LOAN LOSSES                        600               800               600               500                555
--------------------------------------------------------------------------------------------------------------------------------
     NET INTEREST INCOME AFTER
         PROVISION FOR LOAN LOSSES               30,564            31,092            24,437            22,558             20,691
--------------------------------------------------------------------------------------------------------------------------------
   OTHER INCOME, EXCLUSIVE
     OF SECURITIES GAINS/(LOSSES)                 9,025             7,936             6,482             5,813              5,279
--------------------------------------------------------------------------------------------------------------------------------
   OTHER EXPENSES                                22,786            21,355            17,823            16,520             15,215
--------------------------------------------------------------------------------------------------------------------------------
   SECURITIES GAINS/(LOSSES)                      1,284                52               189              (200)                16
--------------------------------------------------------------------------------------------------------------------------------
     INCOME BEFORE INCOME TAX EXPENSE            18,087            17,725            13,285            11,651             10,771
--------------------------------------------------------------------------------------------------------------------------------
   INCOME TAX EXPENSE                             5,787             5,800             4,361             3,943              3,582
--------------------------------------------------------------------------------------------------------------------------------
     NET INCOME                             $    12,300       $    11,925       $     8,924       $     7,708        $     7,189
================================================================================================================================

PER SHARE DATA: (REFLECTS A 10% STOCK DIVIDEND IN 2003 EXCEPT FOR CASH DIVIDENDS PER SHARE.)

EARNINGS PER SHARE-BASIC                    $      1.67       $      1.62       $      1.22       $      1.05        $      0.98
--------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                         1.62              1.59              1.20              1.03               0.95
--------------------------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                            0.38              0.33              0.29              0.27               0.25
--------------------------------------------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                          11.47             10.47              8.62              7.55               6.53
--------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE
   SHARES OUTSTANDING                         7,384,030         7,348,262         7,321,239         7,304,457          7,289,724
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS (DILUTIVE)             210,057           150,412           123,098           172,856            209,204
--------------------------------------------------------------------------------------------------------------------------------

   [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                               DIVIDENDS PER SHARE
                                   IN DOLLARS

          $0.25      $0.27         $0.29        $0.33         $0.38
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

                              BOOK VALUE PER SHARE
                                   IN DOLLARS

          $6.53      $7.55         $8.62       $10.47         $11.47
          -----------------------------------------------------------
           '99        '00           '01          '02           '03

BALANCE SHEET DATA (AT PERIOD END):                  2003             2002              2001              2000              1999
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                               $   968,126       $  859,808        $  704,773        $  567,032        $  497,535
----------------------------------------------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES                           97,701          168,066            48,722            69,575            61,672
----------------------------------------------------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE                  355,998          212,259           172,620            83,950           101,324
----------------------------------------------------------------------------------------------------------------------------------
   LOANS                                          427,001          409,760           416,933           344,299           287,933
----------------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                        5,467            4,798             4,023             3,435             2,962
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL DEPOSITS                                 845,771          769,688           630,903           508,879           444,088
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                      85,054           77,158            63,085            55,156            47,575
----------------------------------------------------------------------------------------------------------------------------------
   TRUST ASSETS (BOOK VALUE)                    1,089,447        1,000,272           766,928           709,732           651,469
----------------------------------------------------------------------------------------------------------------------------------
   CASH DIVIDENDS DECLARED                          2,760            2,207             1,846             1,592             1,292
----------------------------------------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:
----------------------------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL ASSETS                    1.34%            1.53%             1.42%             1.47%             1.48%
----------------------------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL
     SHAREHOLDERS' EQUITY                           15.14            17.06             15.03             15.30             15.67
----------------------------------------------------------------------------------------------------------------------------------
   DIVIDEND PAYOUT RATIO                            22.44            18.51             20.69             20.65             17.97
----------------------------------------------------------------------------------------------------------------------------------
   AVERAGE TOTAL SHAREHOLDERS'
     EQUITY TO AVERAGE ASSETS                        8.84             8.95              9.44              9.63              8.86
----------------------------------------------------------------------------------------------------------------------------------
   NON-INTEREST EXPENSES TO
     AVERAGE ASSETS                                  2.48             2.74              2.83              3.16              3.13
----------------------------------------------------------------------------------------------------------------------------------
   NON-INTEREST INCOME TO
     AVERAGE ASSETS                                  1.12             1.02              1.06              1.07              1.09
----------------------------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS (AT PERIOD END):
----------------------------------------------------------------------------------------------------------------------------------
   NON-ACCRUAL LOANS TO TOTAL LOANS                  0.04%            0.04%             0.07%             0.09%             0.13%
----------------------------------------------------------------------------------------------------------------------------------
   NON-PERFORMING ASSETS TO
         TOTAL ASSETS                                0.02             0.04              0.05              0.07              0.12
----------------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
     NON-PERFORMING LOANS                            25.4x            12.5x             12.3x              8.6x              5.0x
----------------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
     TOTAL LOANS                                     1.28%            1.17%             0.96%             1.00%             1.03%
----------------------------------------------------------------------------------------------------------------------------------
   NET (RECOVERIES)/CHARGE-OFFS
     TO AVERAGE LOANS PLUS
     OTHER REAL ESTATE OWNED                        (0.02)            0.01              0.01              0.01              0.01
----------------------------------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
----------------------------------------------------------------------------------------------------------------------------------
   AVERAGE LOANS TO AVERAGE DEPOSITS                51.23%           61.09%            67.85%            67.99%            59.44%
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY TO
     TOTAL ASSETS                                    8.79             8.97              8.95              9.73              9.56
----------------------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL TO RISK WEIGHTED
      ASSETS                                        20.38            19.51             18.76             20.80             26.55
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL TO RISK WEIGHTED
      ASSETS                                        21.74            20.81             19.98             22.10             28.16
----------------------------------------------------------------------------------------------------------------------------------
   TIER 1 LEVERAGE RATIO                             8.91             9.19              9.84             10.49             10.02
----------------------------------------------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED (PER SHARE DATA HAVE BEEN RESTATED FOR THE EFFECT OF THE 10 PERCENT STOCK DIVIDEND ISSUED IN 2003.):

SELECTED 2003 QUARTERLY DATA:
(IN THOUSANDS
EXCEPT PER SHARE DATA)                     MARCH 31        JUNE 30     SEPTEMBER 30     DECEMBER 31
---------------------------------------------------------------------------------------------------
INTEREST INCOME                            $ 10,602       $ 10,428         $  9,947        $ 10,447
---------------------------------------------------------------------------------------------------
INTEREST EXPENSE                              2,684          2,666            2,598           2,314
---------------------------------------------------------------------------------------------------
    NET INTEREST INCOME                       7,918          7,762            7,349           8,133
---------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                       150            150              150             150
---------------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
   SECURITIES GAINS                           2,284          2,457            2,183           2,101
---------------------------------------------------------------------------------------------------
SECURITIES GAINS                                273            554              400              57
---------------------------------------------------------------------------------------------------
OTHER EXPENSE                                 5,483          5,748            5,590           5,964
---------------------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX EXPENSE          4,842          4,875            4,192           4,177
---------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                            1,582          1,592            1,308           1,304
---------------------------------------------------------------------------------------------------
     NET INCOME                            $  3,260       $  3,283         $  2,884        $  2,873
===================================================================================================
EARNINGS PER SHARE-BASIC                   $   0.44       $   0.44         $   0.39        $   0.39
---------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                     0.43           0.43             0.38            0.38
---------------------------------------------------------------------------------------------------

SELECTED 2002 QUARTERLY DATA:
(IN THOUSANDS
EXCEPT PER SHARE DATA)                     MARCH 31        JUNE 30     SEPTEMBER 30    DECEMBER 31
---------------------------------------------------------------------------------------------------
INTEREST INCOME                            $ 10,690       $ 11,174         $ 11,255        $ 10,828
---------------------------------------------------------------------------------------------------
INTEREST EXPENSE                              2,981          3,022            3,059           2,993
---------------------------------------------------------------------------------------------------
    NET INTEREST INCOME                       7,709          8,152            8,196           7,835
---------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                       199            201              199             201
---------------------------------------------------------------------------------------------------
OTHER INCOME, EXCLUDING
   SECURITIES GAINS/(LOSSES)                  1,950          2,075            1,993           1,918
---------------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES)                        17              8               (7)             34
---------------------------------------------------------------------------------------------------
OTHER EXPENSE                                 5,132          5,335            5,390           5,498
---------------------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX EXPENSE          4,345          4,699            4,593           4,088
---------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                            1,384          1,546            1,530           1,340
---------------------------------------------------------------------------------------------------
     NET INCOME                            $  2,961       $  3,153         $  3,063        $  2,748
===================================================================================================
EARNINGS PER SHARE-BASIC                   $   0.40       $   0.43         $   0.42        $   0.37
---------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                     0.40           0.42             0.40            0.36
---------------------------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION

      We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

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

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                         /s/ KPMG LLP

Short Hills, New Jersey

February 6, 2004

CONSOLIDATED STATEMENTS OF CONDITION

                                                                              DECEMBER 31,
(IN THOUSANDS)                                                            2003             2002
------------------------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                              $  17,234        $  17,920
------------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                                       5,461           20,400
------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                      22,695           38,320
------------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                               30,949              549
------------------------------------------------------------------------------------------------
INVESTMENT SECURITIES (APPROXIMATE MARKET VALUE
   $99,515 IN 2003 AND $171,290 IN 2002)                                97,701          168,066
------------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                          355,998          212,259
------------------------------------------------------------------------------------------------
LOANS                                                                  427,001          409,760
------------------------------------------------------------------------------------------------
   LESS: ALLOWANCE FOR LOAN LOSSES                                       5,467            4,798
------------------------------------------------------------------------------------------------
   NET LOANS                                                           421,534          404,962
------------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                                  15,132           14,371
------------------------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                              4,295            4,606
------------------------------------------------------------------------------------------------
CASH SURRENDER VALUE OF LIFE INSURANCE                                  16,548           15,747
------------------------------------------------------------------------------------------------
OTHER ASSETS                                                             3,274              928
------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                    $ 968,126        $ 859,808
================================================================================================

LIABILITIES
DEPOSITS:
   NONINTEREST-BEARING DEMAND DEPOSITS                               $ 155,189        $ 126,107
------------------------------------------------------------------------------------------------
   INTEREST-BEARING DEPOSITS:
     CHECKING                                                          140,393          136,956
------------------------------------------------------------------------------------------------
     SAVINGS                                                           101,451           94,142
------------------------------------------------------------------------------------------------
     MONEY MARKET ACCOUNTS                                             225,863          173,973
------------------------------------------------------------------------------------------------
     CERTIFICATES OF DEPOSIT OVER $100,000                              60,373           59,607
------------------------------------------------------------------------------------------------
     CERTIFICATES OF DEPOSIT LESS THAN $100,000                        162,502          178,903
------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                                    845,771          769,688
------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                          30,032            5,000
------------------------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                                   7,269            7,962
------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES                                                 883,072          782,650
------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $0.83
   PER SHARE; AUTHORIZED 20,000,000 SHARES;
   ISSUED SHARES, 7,535,160 AT DECEMBER 31, 2003 AND 7,480,045
   AT DECEMBER 31, 2002; OUTSTANDING SHARES, 7,416,031 AT
   DECEMBER 31, 2003 AND 7,372,775 AT DECEMBER 31, 2002)                 6,274            5,661
------------------------------------------------------------------------------------------------
SURPLUS                                                                 61,959           38,385
------------------------------------------------------------------------------------------------
TREASURY STOCK AT COST, 119,129 SHARES IN 2003
   AND 107,270 SHARES IN 2002                                           (2,391)          (2,020)
------------------------------------------------------------------------------------------------
RETAINED EARNINGS                                                       16,557           30,290
------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME,
   NET OF INCOME TAX                                                     2,655            4,842
------------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                         85,054           77,158
------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 968,126        $ 859,808
================================================================================================

See Accompanying Notes To Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

                                                               YEARS ENDED DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)                       2003          2002          2001
--------------------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                              $25,135       $29,248       $28,476
--------------------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES:
   TAXABLE                                                3,889         4,165         3,190
--------------------------------------------------------------------------------------------
   TAX-EXEMPT                                               590           383           523
--------------------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
   AVAILABLE FOR SALE:
   TAXABLE                                               11,372         9,529         6,498
--------------------------------------------------------------------------------------------
   TAX-EXEMPT                                               362           349            81
--------------------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                               70           135         1,143
--------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                     8           138           612
--------------------------------------------------------------------------------------------
     TOTAL INTEREST INCOME                               41,426        43,947        40,523
--------------------------------------------------------------------------------------------
INTEREST EXPENSE
INTEREST ON CHECKING ACCOUNTS                               616           718           849
--------------------------------------------------------------------------------------------
INTEREST ON SAVINGS AND MONEY MARKET ACCOUNTS             2,763         3,550         4,631
--------------------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT OVER $100,000         1,539         2,101         2,518
--------------------------------------------------------------------------------------------
INTEREST ON OTHER TIME DEPOSITS                           4,458         5,457         7,431
--------------------------------------------------------------------------------------------
INTEREST ON BORROWINGS                                      156            52            17
--------------------------------------------------------------------------------------------
INTEREST ON LONG-TERM DEBT                                  730           177            40
--------------------------------------------------------------------------------------------
   TOTAL INTEREST EXPENSE                                10,262        12,055        15,486
--------------------------------------------------------------------------------------------
     NET INTEREST INCOME                                 31,164        31,892        25,037
--------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                   600           800           600
--------------------------------------------------------------------------------------------
     NET INTEREST INCOME AFTER PROVISION
       FOR LOAN LOSSES                                   30,564        31,092        24,437
--------------------------------------------------------------------------------------------
OTHER INCOME
TRUST FEES                                                5,759         4,678         4,013
--------------------------------------------------------------------------------------------
SERVICE CHARGES AND FEES                                  2,185         2,268         1,957
--------------------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                                   880           791           264
--------------------------------------------------------------------------------------------
OTHER INCOME                                                201           199           248
--------------------------------------------------------------------------------------------
SECURITIES GAINS                                          1,284            52           189
--------------------------------------------------------------------------------------------
     TOTAL OTHER INCOME                                  10,309         7,988         6,671
--------------------------------------------------------------------------------------------
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                           13,262        11,962         9,975
--------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                    4,836         4,150         3,598
--------------------------------------------------------------------------------------------
OTHER EXPENSES                                            4,688         5,243         4,250
--------------------------------------------------------------------------------------------
     TOTAL OTHER EXPENSES                                22,786        21,355        17,823
--------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE                         18,087        17,725        13,285
INCOME TAX EXPENSE                                        5,787         5,800         4,361
--------------------------------------------------------------------------------------------
       NET INCOME                                       $12,300       $11,925       $ 8,924
============================================================================================
EARNINGS PER SHARE
   BASIC                                                $  1.67       $  1.62       $  1.22
--------------------------------------------------------------------------------------------
   DILUTED                                                 1.62          1.59          1.20
============================================================================================

See Accompanying Notes To Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

                                                                                                        ACCUMULATED
                                                                                                              OTHER
(IN THOUSANDS, EXCEPT                             COMMON                     TREASURY       RETAINED  COMPREHENSIVE
PER SHARE DATA)                                    STOCK        SURPLUS         STOCK       EARNINGS         INCOME/(LOSS)  TOTAL
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                     $ 5,064       $ 25,104       $  (956)       $26,420       $   (476)       $ 55,156
------------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2001                                                                                8,924                          8,924
UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $762)                                                                         1,256
   LESS: RECLASSIFICATION ADJUSTMENT
     FOR GAINS INCLUDED IN NET INCOME
     (NET OF INCOME TAX OF $64)                                                                                   125
                                                                                                             --------
NET UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD  (NET OF INCOME TAX OF $698)                                                                        1,131         1,131
                                                                                                                           --------
TOTAL COMPREHENSIVE INCOME                                                                                                   10,055
DIVIDENDS DECLARED ($0.29 PER SHARE)                                                          (1,846)                        (1,846)
COMMON STOCK OPTIONS
       EXERCISED AND RELATED
       TAX BENEFITS                                   34            318                                                         352
COMMON STOCK DIVIDEND
       (TEN PERCENT)                                 510         12,416                      (12,926)                            --
TREASURY STOCK TRANSACTIONS                                                      (632)                                         (632)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                     $ 5,608       $ 37,838       $(1,588)       $20,572         $    655      $ 63,085
------------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2002                                                                               11,925                         11,925
UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX
     OF $2,775)                                                                                                 4,221
   LESS: RECLASSIFICATION ADJUSTMENT
     FOR GAINS INCLUDED IN NET INCOME
     (NET OF INCOME TAX OF $18)                                                                                    34
                                                                                                             --------
NET UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX OF $2,757)                                                                       4,187         4,187
                                                                                                                           --------
TOTAL COMPREHENSIVE INCOME                                                                                                   16,112
DIVIDENDS DECLARED ($0.33 PER SHARE)                                                          (2,207)                        (2,207)
COMMON STOCK OPTIONS
       EXERCISED AND RELATED
       TAX BENEFITS                                   53            547                                                         600
TREASURY STOCK TRANSACTIONS                                                      (432)                                         (432)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                     $ 5,661       $ 38,385       $(2,020)       $30,290         $  4,842      $ 77,158
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     ACCUMULATED
                                                                                                           OTHER
(IN THOUSANDS, EXCEPT                        COMMON                     TREASURY       RETAINED    COMPREHENSIVE
PER SHARE DATA)                               STOCK        SURPLUS         STOCK       EARNINGS           INCOME/(LOSS) TOTAL
--------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2003                                                                          12,300                          12,300
UNREALIZED HOLDING LOSSES ON
     SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX
     BENEFIT OF $1,081)                                                                                   (1,352)
   LESS: RECLASSIFICATION ADJUSTMENT
     FOR GAINS INCLUDED IN NET INCOME
     (NET OF INCOME TAX OF $449)                                                                             835
                                                                                                          ------
  NET UNREALIZED HOLDING LOSSES ON
     SECURITIES ARISING DURING THE
     PERIOD (NET OF INCOME TAX
     BENEFIT OF $1,530)                                                                                   (2,187)        (2,187)
                                                                                                                       --------
TOTAL COMPREHENSIVE INCOME                                                                                               10,113
DIVIDENDS DECLARED ($0.38 PER SHARE)                                                     (2,760)                         (2,760)
COMMON STOCK OPTIONS
       EXERCISED AND RELATED
       TAX BENEFITS                              45            869                                                          914
COMMON STOCK DIVIDEND
      (TEN PERCENT)                             568         22,705                      (23,273)                             --
TREASURY STOCK TRANSACTIONS                                                 (371)                                          (371)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                $ 6,274       $ 61,959     $  (2,391)       $16,557           $2,655       $ 85,054
================================================================================================================================

See Accompanying Notes To Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                2003             2002             2001
-----------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                               $  12,300        $  11,925        $   8,924
-----------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                                 1,448            1,348            1,204
-----------------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION
   OF DISCOUNT ON SECURITIES, NET                            2,761            1,346              247
-----------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                      600              800              600
-----------------------------------------------------------------------------------------------------
DEFERRED TAXES                                              (1,221)           3,560             (313)
-----------------------------------------------------------------------------------------------------
GAIN ON SALE OF SECURITIES                                  (1,284)             (52)            (189)
-----------------------------------------------------------------------------------------------------
GAIN ON LOANS SOLD                                             (13)              --               --
-----------------------------------------------------------------------------------------------------
TAX BENEFIT ON STOCK OPTION EXERCISE                           379               --               --
-----------------------------------------------------------------------------------------------------
INCREASE IN CASH SURRENDER VALUE OF LIFE INSURANCE            (801)            (728)            (244)
-----------------------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN ACCRUED INTEREST RECEIVABLE             311              591           (1,033)
-----------------------------------------------------------------------------------------------------
INCREASE IN OTHER ASSETS                                    (1,125)            (499)          (1,813)
-----------------------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN ACCRUED EXPENSES AND OTHER
-----------------------------------------------------------------------------------------------------
LIABILITIES                                                    626             (684)           2,727
-----------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES              13,981           17,607           10,110
-----------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES           95,655           29,111            8,487
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                       32,110           19,614           11,943
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES                 9,170            4,170           12,831
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
   AVAILABLE FOR SALE                                      177,391           60,838           68,796
-----------------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES                          (36,073)        (153,382)          (1,494)
-----------------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                 (356,821)        (113,684)        (166,609)
-----------------------------------------------------------------------------------------------------
NET (INCREASE)/DECREASE IN SHORT-TERM
   INVESTMENTS                                             (30,400)          15,085          (14,724)
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES OF LOANS                                 1,648               --               --
-----------------------------------------------------------------------------------------------------
NET (INCREASE)/DECREASE IN LOANS                           (18,807)           7,148          (72,646)
-----------------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT`                        (2,209)          (2,245)          (3,017)
-----------------------------------------------------------------------------------------------------
PURCHASE OF LIFE INSURANCE                                      --           (2,775)         (12,000)
-----------------------------------------------------------------------------------------------------
     NET CASH USED IN INVESTING ACTIVITIES                (128,336)        (136,120)        (168,433)
-----------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                    76,083          138,785          122,024
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM LONG-TERM DEBT                                26,000               --            5,000
-----------------------------------------------------------------------------------------------------
REPAYMENTS OF LONG-TERM DEBT                                  (968)              --               --
-----------------------------------------------------------------------------------------------------
DIVIDENDS PAID                                              (2,549)          (2,103)          (1,785)
-----------------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                      535              600              352
-----------------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                    (371)            (432)            (632)
-----------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES              98,730          136,850          124,959
-----------------------------------------------------------------------------------------------------
     NET (DECREASE)/INCREASE IN CASH
        AND CASH EQUIVALENTS                               (15,625)          18,337          (33,364)
-----------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD            38,320           19,983           53,347
-----------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $  22,695        $  38,320        $  19,983
=====================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION
CASH PAID DURING THE YEAR FOR:
   INTEREST                                              $  10,902        $  12,611        $  15,725
-----------------------------------------------------------------------------------------------------
   INCOME TAXES                                              5,918            6,378            2,197
-----------------------------------------------------------------------------------------------------
TRANSFER OF SECURITIES FROM HELD TO
   MATURITY AVAILABLE FOR SALE                                  --               --            1,004
-----------------------------------------------------------------------------------------------------

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

STOCK OPTION PLANS: At December 31, 2003, the Corporation had stock-based employee and non-employee director compensation plans, which are described more fully in Note 12. The Corporation accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant.

      The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

(IN THOUSANDS EXCEPT PER SHARE DATA)                           2003             2002             2001
------------------------------------------------------------------------------------------------------
NET INCOME:
   AS REPORTED                                           $   12,300       $   11,925       $    8,924
------------------------------------------------------------------------------------------------------
   LESS: TOTAL STOCK-BASED EMPLOYEE COMPENSATION
     EXPENSE DETERMINED UNDER THE FAIR VALUE BASED
     METHOD ON ALL STOCK OPTIONS, NET OF RELATED
     TAX EFFECTS                                                193              248              294
------------------------------------------------------------------------------------------------------
   PRO FORMA                                             $   12,107       $   11,677       $    8,630
======================================================================================================
EARNINGS PER SHARE:
   AS REPORTED
   BASIC                                                 $     1.67       $     1.62       $     1.22
------------------------------------------------------------------------------------------------------
   DILUTED                                                     1.62             1.59             1.20
------------------------------------------------------------------------------------------------------
   PRO FORMA
   BASIC                                                 $     1.64       $     1.59       $     1.18
------------------------------------------------------------------------------------------------------
   DILUTED                                                     1.59             1.56             1.16
------------------------------------------------------------------------------------------------------

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

      All share and per share amounts have been restated to reflect the 10 percent stock dividend in 2003.

      The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2003, 2002 and 2001:

(IN THOUSANDS EXCEPT PER SHARE DATA)                           2003             2002             2001
------------------------------------------------------------------------------------------------------
NET INCOME                                               $   12,300       $   11,925       $    8,924
======================================================================================================
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                 7,384,030        7,348,262        7,321,239
------------------------------------------------------------------------------------------------------
PLUS: COMMON STOCK EQUIVALENTS                              210,057          150,412          123,098
------------------------------------------------------------------------------------------------------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING               7,594,087        7,498,674        7,444,337
======================================================================================================
EARNINGS PER SHARE:
BASIC                                                    $     1.67       $     1.62       $     1.22
------------------------------------------------------------------------------------------------------
DILUTED                                                        1.62             1.59             1.20
------------------------------------------------------------------------------------------------------

TREASURY STOCK: Treasury stock is recorded using the cost method and accordingly is presented as an unallocated reduction of shareholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and net unrealized gains (losses) on securities available for sale and is presented in the consolidated statements of changes in shareholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2003 presentation.

RECENTLY ADOPTED ACCOUNTING STANDARDS: In November 2003, the Emerging Issues Task Force (EITF) issued EITF Issue No. 03-1 "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." Issue 03-1 requires new tabular and narrative disclosure items effective for fiscal years ending after December 15, 2003. Companies are required to provide expanded information about their debt and marketable equity securities with market values below carrying values. The narrative information must include positive and negative information management considered in concluding the unrealized loss was not other-than-temporary and therefore was not recognized. The Corporation's disclosures in notes 2 and 3 incorporate the requirements of Issue No. 03-1.

      In December 2003, FASB Statement No. 132 (revised), "Employers' Disclosures about Pensions and Other Postretirement Benefits," was issued. Statement 132 (revised) prescribes employers' disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The Corporation's disclosures in note 11 incorporate the requirements of Statement 132 (revised).

2. INVESTMENT SECURITIES

A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 2003 and 2002 follows:

                                                                         2003
                                                                GROSS              GROSS         APPROXIMATE
                                             AMORTIZED     UNREALIZED         UNREALIZED              MARKET
(IN THOUSANDS)                                    COST          GAINS             LOSSES               VALUE
------------------------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES           $ 14,325       $    673           $     --            $ 14,998
------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                      49,077            595                (45)             49,627
------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS                32,794            578               (105)             33,267
------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                            1,505            118                 --               1,623
------------------------------------------------------------------------------------------------------------
    TOTAL                                     $ 97,701       $  1,964           $   (150)           $ 99,515
============================================================================================================

                                                                         2002
                                                                GROSS              GROSS         APPROXIMATE
                                             AMORTIZED     UNREALIZED         UNREALIZED              MARKET
(IN THOUSANDS)                                    COST          GAINS             LOSSES               VALUE
------------------------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES           $ 24,226       $  1,102           $     --            $ 25,328
------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                     124,076          1,538               (152)            125,462
------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS                16,313            599                 (7)             16,905
------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                            3,451            144                 --               3,595
------------------------------------------------------------------------------------------------------------
    TOTAL                                     $168,066       $  3,383           $   (159)           $171,290
============================================================================================================

      The amortized cost and approximate market value of investment securities as of December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:

                                                                    APPROXIMATE
(IN THOUSANDS)                                   AMORTIZED COST     MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                        $10,290          $10,407
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                        22,864           23,717
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                       15,035           15,205
--------------------------------------------------------------------------------
AFTER TEN YEARS                                             435              559
--------------------------------------------------------------------------------
                                                         48,624           49,888
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                               49,077           49,627
--------------------------------------------------------------------------------
    TOTAL                                               $97,701          $99,515
================================================================================

      There were no investment securities pledged as of December 31, 2003.

      During 2001, the Corporation transferred one security in the amount of $1.0 million from Held to Maturity to Available for Sale. The security had a market value of $1.0 million. The transfer was made due to a significant deterioration in the issuer's credit worthiness. The security was subsequently sold at a gain of $27 thousand.

      The following table presents the Corporation's investment securities with continuous unrealized losses and the approximate market value of these investments.

                                                 DURATION OF LOSS
------------------------------------------------------------------------------------------------------------------------
                                   LESS THAN 12 MONTHS             12 MONTHS OR LONGER                  TOTAL
------------------------------------------------------------------------------------------------------------------------
                             APPROXIMATE                     APPROXIMATE                    APPROXIMATE
                                  MARKET      UNREALIZED          MARKET      UNREALIZED         MARKET      UNREALIZED
(IN THOUSANDS)                     VALUE          LOSSES           VALUE          LOSSES          VALUE          LOSSES
------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY &
GOVERNMENT AGENCIES             $     --        $     --            $ --        $     --       $     --        $     --
------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED
   SECURITIES                     11,240             (45)             --              --         11,240             (45)
------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL
   SUBDIVISIONS                   11,153            (105)             --              --         11,153            (105)
------------------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                 --              --              --              --             --              --
------------------------------------------------------------------------------------------------------------------------
                                $ 22,393        $   (150)           $ --        $     --       $ 22,393        $   (150)
========================================================================================================================

      Management has determined that these unrealized losses are temporary and due to interest rate fluctuations rather than the credit ratings of the issuers. The Corporation has a policy to purchase only from issuers with an investment grade credit rating and monitors credit ratings periodically.

      The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by U.S. government agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Corporation has the intent to hold these investments until maturity, these investments are not considered other-than-temporarily impaired.

      Most of the securities issued by state and political subdivisions in the table above are issued by municipalities located in New Jersey and have had unrealized losses for six months or less. These investments represent purchases in municipal bonds, which generally have lower coupons; however many are not taxable by the Federal government and their effective yield is higher. Because the Corporation intends to hold these securities to mature at par, no loss is anticipated.

3. SECURITIES AVAILABLE FOR SALE

A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2003 and 2002 follows:

                                                                         2003
                                                                  GROSS             GROSS        APPROXIMATE
                                            AMORTIZED        UNREALIZED        UNREALIZED             MARKET
(IN THOUSANDS)                                   COST             GAINS            LOSSES              VALUE
-------------------------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $180,064          $  3,763          $ (1,103)          $182,724
-------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                    135,998               772              (447)           136,323
-------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS                9,364               425                --              9,789
-------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                          26,254               948               (40)            27,162
-------------------------------------------------------------------------------------------------------------
   TOTAL                                     $351,680          $  5,908          $ (1,590)          $355,998
=============================================================================================================

                                                                         2002
                                                                  GROSS             GROSS        APPROXIMATE
                                            AMORTIZED        UNREALIZED        UNREALIZED             MARKET
(IN THOUSANDS)                                   COST             GAINS            LOSSES              VALUE
-------------------------------------------------------------------------------------------------------------
U.S. TREASURY & GOVERNMENT AGENCIES          $130,360          $  6,241          $   (170)          $136,431
-------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                     42,197             1,243               (17)            43,423
-------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS                9,055               304                --              9,359
-------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                          22,612               540              (106)            23,046
-------------------------------------------------------------------------------------------------------------
   TOTAL                                     $204,224          $  8,328          $   (293)          $212,259
=============================================================================================================

      The amortized cost and approximate market value of debt securities available for sale as of December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:

                                                                                                APPROXIMATE
(IN THOUSANDS)                                                           AMORTIZED COST        MARKET VALUE
-------------------------------------------------------------------------------------------------------------
ONE YEAR OR LESS                                                               $  5,771            $  6,501
-------------------------------------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                                               129,074             132,567
-------------------------------------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                                               56,824              56,758
-------------------------------------------------------------------------------------------------------------
AFTER TEN YEARS                                                                  24,013              23,849
-------------------------------------------------------------------------------------------------------------
                                                                                215,682             219,675
-------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                                                      135,998             136,323
-------------------------------------------------------------------------------------------------------------
   TOTAL                                                                       $351,680            $355,998
=============================================================================================================

   Securities having an approximate carrying value of $11.8 million and $11.9 million as of December 31, 2003 and December 31, 2002, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Net security gains of $1.3 million, $52 thousand and $189 thousand were realized in 2003, 2002 and 2001.

      The following table presents the Corporation's available for sale securities with continuous unrealized losses and the approximate market value of these investments.

                                                       DURATION OF LOSS
--------------------------------------------------------------------------------------------------------------------------------
                                     LESS THAN 12 MONTHS              12 MONTHS OR LONGER                       TOTAL
--------------------------------------------------------------------------------------------------------------------------------
                               APPROXIMATE                       APPROXIMATE                       APPROXIMATE
                                    MARKET        UNREALIZED          MARKET        UNREALIZED          MARKET        UNREALIZED
(IN THOUSANDS)                       VALUE            LOSSES           VALUE            LOSSES           VALUE            LOSSES
--------------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY &
GOVERNMENT AGENCIES              $  47,299        $    (743)       $   1,640        $    (360)       $  48,939        $  (1,103)
--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED
   SECURITIES                       52,078             (447)              --               --           52,078             (447)
--------------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL
   SUBDIVISIONS                         --               --               --               --               --               --
--------------------------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                1,953              (35)              65               (5)           2,018              (40)
--------------------------------------------------------------------------------------------------------------------------------
                                 $ 101,330        $  (1,225)       $   1,705        $    (365)       $ 103,035        $  (1,590)
================================================================================================================================

      Management has determined that these unrealized losses are temporary and due to interest rate fluctuations and volatility rather than the credit ratings of the issuers. The Corporation has a policy to purchase only from issuers with an investment grade credit rating and monitors credit ratings periodically.

      The unrealized losses on investments in U.S. government agency bonds were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Corporation has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

      The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by U.S. government agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Corporation has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

      The other debt securities with unrealized losses caused by interest rate increases are adjustable and will price to par at the time of the rate reset. The Corporation has the ability and intent to hold these investments until a market price recovery or maturity; therefore these investments are not considered other-than-temporarily impaired.

4. LOANS

      Loans outstanding as of December 31, 2003 and 2002 consisted of the following:

(IN THOUSANDS)                                           2003               2002
--------------------------------------------------------------------------------
LOANS SECURED BY 1-4 FAMILY                          $256,301           $267,155
--------------------------------------------------------------------------------
COMMERCIAL REAL ESTATE                                130,968            109,932
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                                      9,799              2,063
--------------------------------------------------------------------------------
COMMERCIAL LOANS                                       16,632             17,859
--------------------------------------------------------------------------------
CONSUMER LOANS                                         10,223              8,206
--------------------------------------------------------------------------------
OTHER LOANS                                             3,078              4,545
--------------------------------------------------------------------------------
   TOTAL LOANS                                       $427,001           $409,760
================================================================================

      Non-accrual loans totaled $159 thousand and $180 thousand at December 31, 2003 and 2002, respectively. Loans past due 90 days or more and still accruing interest totaled $56 thousand and $203 thousand at December 31, 2003 and 2002, respectively. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $3 thousand, $5 thousand and $10 thousand in 2003, 2002 and 2001, respectively. Interest income of $11 thousand, $12 thousand and $20 thousand would have been recognized during 2003, 2002 and 2001, respectively, under contractual terms for such non-accrual loans.

      The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100 thousand. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, and consumer loans are excluded. There were no impaired loans as of or for the years ended December 31, 2003 and 2002.

5. ALLOWANCE FOR LOAN LOSSES

      A summary of changes in the allowance for loan losses for the years indicated follows:

                                                   YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                               2003           2002           2001
--------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                $ 4,798        $ 4,023        $ 3,435
--------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                  600            800            600
--------------------------------------------------------------------------------
LOANS CHARGED-OFF                             (42)           (68)           (92)
--------------------------------------------------------------------------------
RECOVERIES                                    111             43             80
--------------------------------------------------------------------------------
BALANCE, END OF YEAR                      $ 5,467        $ 4,798        $ 4,023
================================================================================

6.    PREMISES AND EQUIPMENT

      Premises and equipment as of December 31, follows:

(IN THOUSANDS)                                            2003              2002
--------------------------------------------------------------------------------
LAND                                                   $ 3,471           $ 2,554
--------------------------------------------------------------------------------
BUILDINGS                                                7,400             7,298
--------------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                                 10,617             8,857
--------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                                   4,335             4,369
--------------------------------------------------------------------------------
PROJECTS IN PROGRESS                                       695             1,294
--------------------------------------------------------------------------------
                                                        26,518            24,372
--------------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                          11,386            10,001
--------------------------------------------------------------------------------
   TOTAL                                               $15,132           $14,371
================================================================================

      Depreciation expense amounted to $1.4 million, $1.3 million and $1.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

7. DEPOSITS

      Interest expense on time deposits of $100,000 or more totaled $1.5 million, $2.1 million and $2.5 million in 2003, 2002 and 2001, respectively.

      The scheduled maturities of time deposits are as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2004                                                                   $ 157,372
--------------------------------------------------------------------------------
2005                                                                      38,532
--------------------------------------------------------------------------------
2006                                                                       2,416
--------------------------------------------------------------------------------
2007                                                                       8,931
--------------------------------------------------------------------------------
2008                                                                      15,624
--------------------------------------------------------------------------------
   TOTAL                                                               $ 222,875
================================================================================

8. FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

      At December 31, 2003 and 2002, advances from the Federal Home Loan Bank of New York (FHLB) totaled $30.0 million and $5.0 million, respectively, with a weighted average interest rate of 3.36 percent and 3.53 percent, respectively. These advances are secured by blanket pledges of 1-4 family residential mortgages totaling $121.6 million at December 31, 2003 and $110.9 million at December 31, 2002. Advances totaling $18.0 million at December 31, 2003, have fixed maturity dates, while advances totaling $12.0 million were amortizing advances with monthly payments of principal and interest.

THE FINAL MATURITY DATES OF THE ADVANCES ARE SCHEDULED AS FOLLOWS:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2004                                                                    $  3,000
--------------------------------------------------------------------------------
2005                                                                          --
--------------------------------------------------------------------------------
2006                                                                       2,000
--------------------------------------------------------------------------------
2007                                                                          --
--------------------------------------------------------------------------------
2008                                                                       2,622
--------------------------------------------------------------------------------
OVER 5 YEARS                                                              22,410
--------------------------------------------------------------------------------
   TOTAL                                                                $ 30,032
================================================================================

      In addition, other borrowings consisting of overnight borrowings at FHLB had an average balance of $13.4 million with a weighted average interest rate of
1.17 percent and $2.8 million with a weighted average interest rate of 1.85 percent for the years ended December 31, 2003 and 2002, respectively. No amounts were outstanding as of December 31, 2003 or 2002. The maximum amount outstanding at any month end during 2003 and 2002 was $33.6 million and $18.5 million, respectively.

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

      The following table summarizes carrying amounts and fair values for financial instruments at December 31, 2003 and 2002:

(IN THOUSANDS)                                2003                      2002
------------------------------------------------------------------------------------
                                     CARRYING         FAIR     CARRYING         FAIR
                                       AMOUNT        VALUE       AMOUNT        VALUE
-------------------------------------------------------------------------------------
FINANCIAL ASSETS:
   CASH AND CASH EQUIVALENTS         $ 22,695     $ 22,695     $ 38,320     $ 38,320
-------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS           30,949       30,949          549          549
-------------------------------------------------------------------------------------
   INVESTMENT SECURITIES               97,701       99,515      168,066      171,290
-------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE      355,998      355,998      212,259      212,259
-------------------------------------------------------------------------------------
   LOANS, NET OF ALLOWANCE FOR
     LOAN LOSSES                      421,534      422,844      404,962      423,090
-------------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
   DEPOSITS                           845,771      846,528      769,688      772,822
-------------------------------------------------------------------------------------
   LONG-TERM DEBT                      30,032       29,335        5,000        5,114
-------------------------------------------------------------------------------------

10. INCOME TAXES

      The income tax expense included in the consolidated financial statements for the years ended December 31, 2003, 2002 and 2001, is allocated as follows:

(IN THOUSANDS)                                        2003         2002         2001
-------------------------------------------------------------------------------------
FEDERAL:
   CURRENT EXPENSE                                 $ 6,939      $ 2,010      $ 4,493
-------------------------------------------------------------------------------------
   DEFERRED (BENEFIT)/EXPENSE                       (1,304)       3,615         (252)
-------------------------------------------------------------------------------------
STATE:
   CURRENT EXPENSE                                      69          230          181
-------------------------------------------------------------------------------------
   DEFERRED EXPENSE/(BENEFIT)                           83          (55)         (61)
-------------------------------------------------------------------------------------
     TOTAL INCOME TAX EXPENSE                      $ 5,787      $ 5,800      $ 4,361
-------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
   DEFERRED EXPENSE ON UNREALIZED
     GAIN ON SECURITIES AVAILABLE FOR SALE         $ 1,530      $ 2,757      $   698
=====================================================================================

      Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent in 2003 and 2002 and 34 percent in 2001 to income before taxes as a result of the following:

(IN THOUSANDS)                                        2003         2002         2001
-------------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE                    $ 6,330      $ 6,204      $ 4,517
-------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN TAXES RESULTING FROM:
   TAX-EXEMPT INCOME                                  (384)        (323)        (234)
-------------------------------------------------------------------------------------
   STATE INCOME TAXES                                   99          114           79
-------------------------------------------------------------------------------------
   BANK OWNED LIFE INSURANCE INCOME                   (279)        (251)         (82)
-------------------------------------------------------------------------------------
   OTHER                                                21           56           81
-------------------------------------------------------------------------------------
     TOTAL INCOME TAX EXPENSE                      $ 5,787      $ 5,800      $ 4,361
=====================================================================================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 are as follows:

(IN THOUSANDS)                                                2003         2002
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
   LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
     LOAN LOSSES AND DEFERRED FEE INCOME                   $ 2,178      $ 1,814
--------------------------------------------------------------------------------
   POST RETIREMENT BENEFITS OTHER THAN PENSIONS                 61          107
--------------------------------------------------------------------------------
   START-UP & ORGANIZATION COSTS                                10           33
--------------------------------------------------------------------------------
   CAPITAL LOSS CARRYOVER                                        3           20
--------------------------------------------------------------------------------
   CONTRIBUTION LIMITATION                                       5           --
--------------------------------------------------------------------------------
 TOTAL GROSS DEFERRED ASSETS                               $ 2,257      $ 1,974
--------------------------------------------------------------------------------

DEFERRED TAX LIABILITIES
   INVESTMENT SECURITIES, PRINCIPALLY DUE TO
     THE ACCRETION OF BOND DISCOUNT                             53           41
--------------------------------------------------------------------------------
   UNREALIZED GAIN ON SECURITIES AVAILABLE FOR SALE          1,663        3,193
--------------------------------------------------------------------------------
   DEFERRED LOAN ORIGINATION COSTS AND FEES                    348          311
--------------------------------------------------------------------------------
   DEFERRED REIT DIVIDEND                                    2,435        3,652
--------------------------------------------------------------------------------
   BANK PREMISES AND EQUIPMENT,
     PRINCIPALLY DUE TO DIFFERENCES IN DEPRECIATION            799          569
--------------------------------------------------------------------------------
TOTAL GROSS DEFERRED LIABILITIES                             5,298        7,766
--------------------------------------------------------------------------------
NET DEFERRED TAX LIABILITY                                 $(3,041)     $(5,792)
================================================================================

      Based upon taxes paid and projected future taxable income, management believes that it is more likely than not that the gross deferred tax assets will be realized.

11. BENEFIT PLANS

PENSION PLAN

      The Corporation has a defined benefit pension plan covering substantially all of its salaried employees. The benefits are based on an employee's compensation during the five years before retirement, age at retirement and years of service. The Corporation makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

      The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31,

(IN THOUSANDS)                                               2003          2002
--------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
--------------------------------------------------------------------------------
BENEFIT OBLIGATION AT BEGINNING OF YEAR                   $ 6,782       $ 5,642
--------------------------------------------------------------------------------
SERVICE COST                                                  978           744
--------------------------------------------------------------------------------
INTEREST COST                                                 437           388
--------------------------------------------------------------------------------
ACTUARIAL LOSS                                                726           610
--------------------------------------------------------------------------------
BENEFITS PAID                                                (475)         (602)
--------------------------------------------------------------------------------
BENEFIT OBLIGATION AT END OF YEAR                         $ 8,448       $ 6,782
================================================================================

CHANGE IN PLAN ASSETS
--------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR            $ 4,944       $ 5,185
--------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                                  980          (485)
--------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                       1,223           846
--------------------------------------------------------------------------------
BENEFITS PAID                                                (475)         (602)
--------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                  $ 6,672       $ 4,944
================================================================================

FUNDED STATUS                                             $(1,776)      $(1,838)
--------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                 (38)          (45)
--------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                (3)           (3)
--------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL GAIN                             1,895         1,809
--------------------------------------------------------------------------------
ACCRUED BENEFIT COST                                      $    78       $   (77)
================================================================================

      The accumulated benefit obligation for the pension plan was $5.7 million and $5.0 million at December 31, 2003 and 2002, respectively.

      Net periodic expense for the years ended December 31 included the following components:

(IN THOUSANDS)                                   2003         2002         2001
--------------------------------------------------------------------------------
SERVICE COST                                  $   978      $   744      $   590
--------------------------------------------------------------------------------
INTEREST COST                                     437          388          360
--------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                   (395)        (392)        (459)
--------------------------------------------------------------------------------
AMORTIZATION OF:
   NET LOSS/(GAIN)                                 55           --          (19)
--------------------------------------------------------------------------------
   UNRECOGNIZED PRIOR SERVICE COST                  1            1            1
--------------------------------------------------------------------------------
   UNRECOGNIZED REMAINING NET ASSETS               (7)          (7)          (7)
--------------------------------------------------------------------------------
NET PERIODIC BENEFIT COST                     $ 1,069      $   734      $   466
================================================================================

      The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31,

                                                  2003        2002         2001
--------------------------------------------------------------------------------
WEIGHTED-AVERAGE DISCOUNT RATE                      6%        6.5%           7%
--------------------------------------------------------------------------------
WEIGHTED-AVERAGE RATE OF INCREASE
   ON FUTURE COMPENSATION                           3%          3%           3%
--------------------------------------------------------------------------------
WEIGHTED-AVERAGE EXPECTED LONG-TERM RATE
   OF RETURN ON PLAN ASSETS                       6.5%          7%           8%
--------------------------------------------------------------------------------

      The Corporation's overall expected long-term rate of return on assets is
6.5 percent. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories.

      The weighted-average asset allocation of the Corporation's pension benefits at December 31, 2003 and 2002 were as follows:

                                            PENSION BENEFITS PLAN ASSETS
                                                    AT DECEMBER 31
--------------------------------------------------------------------------------
ASSET CATEGORY                               2003                  2002
--------------------------------------------------------------------------------
EQUITY SECURITIES                            59.8%                 54.7%
--------------------------------------------------------------------------------
DEBT SECURITIES                              29.0                  36.3
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                    11.2                   9.0
--------------------------------------------------------------------------------
     TOTAL                                  100.0%                100.0%
================================================================================

      The Corporation's investment policies and strategies for the pension benefits plan do not use target allocations for the individual asset categories. The Corporation's investment goals are to maximize returns subject to specific risk management policies. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Corporations addresses diversification by the use of mutual fund investments whose underlying investments are in domestic and international fixed income securities and domestic and international equity securities. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.

      The Corporation expects to contribute $1.2 million to its pension plan in 2004.

SAVINGS AND PROFIT SHARING PLANS:

      In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $36 thousand, $33 thousand and $30 thousand in 2003, 2002 and 2001, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Corporation stock. The contribution to the profit sharing plan was $375 thousand in 2003, $350 thousand in 2002 and $300 thousand in 2001.

12. STOCK OPTION PLANS

      The Corporation's incentive stock option plans allow the granting of up to 725,663 shares of the Corporation's common stock to certain key employees. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Options granted to officers at or above the senior vice president level are immediately exercisable at the date of grant.

      Changes in options outstanding during the past three years were as follows:

                                                                   OPTION PRICE
                                                     SHARES           PER SHARE
--------------------------------------------------------------------------------
BALANCE DECEMBER 31, 2000                           327,588      $6.12 - $22.57
--------------------------------------------------------------------------------
GRANTED DURING 2001                                  91,146       14.98 - 20.40
--------------------------------------------------------------------------------
EXERCISED DURING 2001                               (54,472)       6.12 - 13.03
--------------------------------------------------------------------------------
FORFEITED DURING 2001                                (7,198)      13.03 - 18.55
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                          357,064      $6.12 - $22.57
--------------------------------------------------------------------------------
GRANTED DURING 2002                                   6,380       16.59 - 29.32
--------------------------------------------------------------------------------
EXERCISED DURING 2002                               (51,874)       6.12 - 19.28
--------------------------------------------------------------------------------
FORFEITED DURING 2002                               (10,263)       6.12 - 18.55
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                          301,307      $6.12 - $29.32
--------------------------------------------------------------------------------
GRANTED DURING 2003                                   2,300       27.32 - 31.74
--------------------------------------------------------------------------------
EXERCISED DURING 2003                               (55,338)       6.12 - 22.57
--------------------------------------------------------------------------------
FORFEITED DURING 2003                                (2,183)      16.71 - 31.82
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                          246,086      $6.12 - $31.74
================================================================================

      At December 31, 2003, the number of options exercisable was 237,191 and the weighted-average price of those options was $15.40 per share. At December 31, 2002, the number of options exercisable was 186,140 and the weighted-average price of those options was $13.46 per share.

      The Corporation has non-qualified stock option plans for non-employee directors. The plans allow the granting of up to 362,542 shares of the Corporation's common stock. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                   OPTION PRICE
                                                     SHARES           PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                          191,947      $6.12 - $17.91
--------------------------------------------------------------------------------
GRANTED DURING 2001                                  35,285               17.25
--------------------------------------------------------------------------------
EXERCISED DURING 2001                                (1,698)               6.12
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                          225,534      $6.12 - $19.28
--------------------------------------------------------------------------------
EXERCISED DURING 2002                               (18,290)               6.12
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                          207,244      $6.12 - $19.28
--------------------------------------------------------------------------------
EXERCISED DURING 2003                               (29,051)       6.12 - 17.25
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                          178,193      $6.12 - $19.28
================================================================================

      At December 31, 2003, the number of options exercisable was 157,444 and the weighted-average price of those options was $12.54. At December 31, 2002, the number of options exercisable was 163,872 and the weighted-average price of those options was $10.86.

      At December 31, 2003, there were 372,812 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 2003, 2002 and 2001 was $10.16, $7.51, and $4.34 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 2003 - expected dividend yield of 1.29%, expected volatility of 40%, risk free interest rate of 3.27%, and an expected life of 5 years; 2002 - expected dividend yield of 1.79%, expected volatility of 34%, risk-free interest rate of 4.12%, and an expected life of 5 years; 2001 - expected dividend yield of 1.70%, expected volatility of 20%, risk-free interest rate of 4.77%, and an expected life of 5 years.

13. COMMITMENTS

      The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $69.4 million and $95.0 million at December 31, 2003 and 2002, respectively, which are not included in the accompanying consolidated financial statements.

      The Corporation issues financial standby letters of credit that are within the scope of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." These are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation. Most of the Corporation's financial standby letters of credit arise in connection with lending relationships and have terms of one year or less. The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $5.5 million and $4.0 million at December 31, 2003 and 2002, respectively. The Corporation's recognized liability for financial standby letters of credit was insignificant at December 31, 2003.

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

      At December 31, 2003, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $1.5 million, $1.1 million and $869 thousand for the years ended December 31, 2003, 2002 and 2001, respectively, which is included in premises and equipment expense in the consolidated statements of income.

      The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2003, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2004                                                                $  1,750
--------------------------------------------------------------------------------
2005                                                                   1,738
--------------------------------------------------------------------------------
2006                                                                   1,860
--------------------------------------------------------------------------------
2007                                                                   1,851
--------------------------------------------------------------------------------
2008                                                                   1,865
--------------------------------------------------------------------------------
THEREAFTER                                                            14,685
--------------------------------------------------------------------------------
   TOTAL                                                            $ 23,749
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

      Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2003, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

      As of December 31, 2003, the Corporation and the Bank met all requirements to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

      The Corporation's actual capital amounts and ratios are presented in the table.

                                                                      TO BE WELL
                                                                  CAPITALIZED UNDER                FOR CAPITAL
                                                                  PROMPT CORRECTIVE                 ADEQUACY
(IN THOUSANDS)                                ACTUAL              ACTION PROVISIONS                 PURPOSES
------------------------------------------------------------------------------------------------------------------
                                       AMOUNT       RATIO          AMOUNT       RATIO          AMOUNT       RATIO
------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2003:
   TOTAL CAPITAL
     (TO RISK-WEIGHTED ASSETS)        $87,303        21.7%        $40,150        10.0%        $32,120         8.0%
------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO RISK-WEIGHTED ASSETS)         81,836        20.4          24,090         6.0          16,060         4.0
------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO AVERAGE ASSETS)               81,836         8.9          45,948         5.0          27,569         3.0
------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2002:
   TOTAL CAPITAL
     (TO RISK-WEIGHTED ASSETS)        $76,551        20.8%        $36,777        10.0%        $29,422         8.0%
------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO RISK-WEIGHTED ASSETS)         71,753        19.5          22,066         6.0          14,711         4.0
------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
     (TO AVERAGE ASSETS)               71,753         9.2          39,028         5.0          23,417         3.0
------------------------------------------------------------------------------------------------------------------

15. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

      The following information of the parent company only financial statements as of and for the years ended December 31, 2003 and 2002 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                              DECEMBER 31,
(IN THOUSANDS)                                              2003           2002
--------------------------------------------------------------------------------
ASSETS:
CASH                                                    $    162       $    146
--------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY                                   --          1,999
--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                             14,323          8,832
--------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                  71,632         66,913
--------------------------------------------------------------------------------
OTHER ASSETS                                                  83             50
--------------------------------------------------------------------------------
   TOTAL ASSETS                                         $ 86,200       $ 77,940
================================================================================

LIABILITIES:
OTHER LIABILITIES                                       $  1,146       $    782
--------------------------------------------------------------------------------
   TOTAL LIABILITIES                                       1,146            782
--------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY:
COMMON STOCK                                               6,274          5,661
--------------------------------------------------------------------------------
SURPLUS                                                   61,959         38,385
--------------------------------------------------------------------------------
TREASURY STOCK                                            (2,391)        (2,020)
--------------------------------------------------------------------------------
RETAINED EARNINGS                                         16,557         30,290
--------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME,
   NET OF INCOME TAX                                       2,655          4,842
--------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                             85,054         77,158
--------------------------------------------------------------------------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 86,200       $ 77,940
================================================================================

STATEMENTS OF INCOME

                                                     YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                     2003        2002        2001
--------------------------------------------------------------------------------
INCOME:
DIVIDEND FROM BANK                              $ 5,250     $ 5,000     $ 4,000
--------------------------------------------------------------------------------
OTHER INCOME                                        372         375         300
--------------------------------------------------------------------------------
SECURITIES GAINS                                     90          32          --
--------------------------------------------------------------------------------
   TOTAL INCOME                                   5,712       5,407       4,300
--------------------------------------------------------------------------------
EXPENSES:
--------------------------------------------------------------------------------
OTHER EXPENSES                                      104         307         280
--------------------------------------------------------------------------------
   TOTAL EXPENSES                                   104         307         280
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX BENEFIT/
   EXPENSE AND EQUITY IN
   UNDISTRIBUTED EARNINGS OF BANK                 5,608       5,100       4,020
--------------------------------------------------------------------------------
INCOME TAX EXPENSE/(BENEFIT)                        110          15          (8)
--------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN
   UNDISTRIBUTED EARNINGS OF BANK                 5,498       5,085       4,028
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK          6,802       6,840       4,896
--------------------------------------------------------------------------------
   Net Income                                   $12,300     $11,925     $ 8,924
================================================================================

STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                               2003          2002          2001
----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME                                               $ 12,300      $ 11,925      $  8,924
----------------------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS                      (6,802)       (6,840)       (4,896)
----------------------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION IN SECURITIES                       13            (3)           (5)
----------------------------------------------------------------------------------------------
GAIN ON SECURITIES AVAILABLE FOR SALE                         (90)          (32)           --
----------------------------------------------------------------------------------------------
(INCREASE)/DECREASE IN OTHER ASSETS                           (33)           30           148
----------------------------------------------------------------------------------------------
(DECREASE)/INCREASE IN OTHER LIABILITIES                      (10)           74            55
----------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                5,378         5,154         4,226
----------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES OF SECURITIES AVAILABLE FOR SALE        1,670            75            --
----------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   HELD TO MATURITY                                         2,000            --            --
----------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                       9,692         8,700         3,576
----------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES HELD TO MATURITY                        --        (1,989)           --
----------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                 (16,339)       (9,912)       (7,261)
----------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                   (2,977)       (3,126)       (3,685)
----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                             (2,549)       (2,103)       (1,785)
----------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                     535           600           352
----------------------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                  (371)         (432)         (632)
----------------------------------------------------------------------------------------------
     NET CASH USED IN FINANCING ACTIVITIES                 (2,385)       (1,935)       (2,065)
----------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      16            93        (1,524)
----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              146            53         1,577
----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $    162      $    146      $     53
==============================================================================================

COMMON STOCK PRICES (UNAUDITED)

      The following table shows the 2003 and 2002 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

                                                                                      DIVIDEND
2003                                                     HIGH             LOW        PER SHARE
----------------------------------------------------------------------------------------------
1ST QUARTER                                           $ 31.14         $ 22.77          $ 0.090
----------------------------------------------------------------------------------------------
2ND QUARTER                                             32.99           18.18            0.090
----------------------------------------------------------------------------------------------
3RD QUARTER                                             32.73           28.89            0.100
----------------------------------------------------------------------------------------------
4TH QUARTER                                             33.10           30.10            0.100
----------------------------------------------------------------------------------------------
                                                                                      DIVIDEND
2002                                                     HIGH             LOW        PER SHARE
----------------------------------------------------------------------------------------------
1ST QUARTER                                           $ 22.73         $ 16.48          $ 0.075
----------------------------------------------------------------------------------------------
2ND QUARTER                                             28.64           22.50            0.075
----------------------------------------------------------------------------------------------
3RD QUARTER                                             29.55           26.21            0.090
----------------------------------------------------------------------------------------------
4TH QUARTER                                             34.05           27.05            0.090
----------------------------------------------------------------------------------------------

OFFICER
-------------------------------------------------------------------------------------------------------------
GLADSTONE            T. LEONARD HILL                  Chairman Emeritus *
LOAN AND             ----------------------------------------------------------------------------------------
ADMINISTRATION       FRANK A. KISSEL                  Chairman of the Board & CEO*
BUILDING             ----------------------------------------------------------------------------------------
                     ROBERT M. ROGERS                 President & COO *
                     ----------------------------------------------------------------------------------------
                     ARTHUR F. BIRMINGHAM             Executive Vice President & CFO *
                     ----------------------------------------------------------------------------------------
                     GARRETT P. BROMLEY               Executive Vice President & Chief Credit Officer
                     ----------------------------------------------------------------------------------------
                     PAUL W. BELL                     Senior Vice President & Security Officer
                     ----------------------------------------------------------------------------------------
                     HUBERT P. CLARKE                 Senior Vice President Information Systems
                     ----------------------------------------------------------------------------------------
                     MICHAEL J. GIACOBELLO            Senior Vice President & Senior Commercial Loan Officer
                     ----------------------------------------------------------------------------------------
                     BARBARA A. GRECO                 Senior Vice President & Personnel Officer
                     ----------------------------------------------------------------------------------------
                     TODD T. BRUNGARD                 Vice President
                     ----------------------------------------------------------------------------------------
                     ROBERT A. BUCKLEY                Vice President
                     ----------------------------------------------------------------------------------------
                     KAREN M. CHIARELLO               Vice President & Auditor
                     ----------------------------------------------------------------------------------------
                     MICHELE DELLAVALLE               Vice President
                     ----------------------------------------------------------------------------------------
                     KAREN M. FERRARO                 Vice President
                     ----------------------------------------------------------------------------------------
                     VALERIE L. KODAN                 Vice President
                     ----------------------------------------------------------------------------------------
                     V. SHERRI LICATA                 Vice President & Bank Secrecy Act Compliance Officer
                     ----------------------------------------------------------------------------------------
                     DOUGLAS J. MOORE                 Vice President
                     ----------------------------------------------------------------------------------------
                     TERESA A. PETERS                 Vice President
                     ----------------------------------------------------------------------------------------
                     MARY M. RUSSELL                  Vice President & Comptroller
                     ----------------------------------------------------------------------------------------
                     JOHN A. SCERBO                   Vice President
                     ----------------------------------------------------------------------------------------
                     PATRICIA J. SCHWARTZ             Vice President
                     ----------------------------------------------------------------------------------------
                     JAMES S. STADTMUELLER            Vice President
                     ----------------------------------------------------------------------------------------
                     MARGARET VOLK                    Vice President & Mortgage Officer
                     ----------------------------------------------------------------------------------------
                     FRANK C. WALDRON                 Vice President
                     ----------------------------------------------------------------------------------------
                     EILEEN C. WOLFE                  Vice President
                     ----------------------------------------------------------------------------------------
                     NANCY L. WYNANT                  Vice President
                     ----------------------------------------------------------------------------------------
                     SANDRA BORNGESSER                Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     JOHN G. HARITON                  Assistant Vice President & Corporate Trainer
                     ----------------------------------------------------------------------------------------
                     KAREN R. HORVATH                 Assistant Vice President & Assistant Comptroller
                     ----------------------------------------------------------------------------------------
                     KATHRYN M. NEIGH                 Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     CHRISTOPHER P. POCQUAT           Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     DIANE M. RIDOLFI                 Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     S. SHAY SCHOENBAUM               Assistant Vice President & Marketing Officer
                     ----------------------------------------------------------------------------------------
                     EDWARD J. SWEENEY                Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     SHANIN BACHSTEIN                 Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     CAROL L. BEHLER                  Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     ELAINE CARDOSO                   Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     LYNDA CROSS                      Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     MARJORIE A. DZWONCZYK            Assistant Cashier & CRA and Compliance Officer
                     ----------------------------------------------------------------------------------------
                     LAURA GARMS                      Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     E. SUSAN GIANETTI                Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     VITA M. PARISI                   Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     DAVID L. PETRY                   Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     KRISTIN A. ROMEO                 Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     JOSEPH J. SARDINI                Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     SCOTT T. SEARLE                  Assistant Cashier
                     ----------------------------------------------------------------------------------------
                     ANTOINETTE ROSELL                Corporate Secretary *
                     ----------------------------------------------------------------------------------------

                     ----------------------------------------------------------------------------------------
PGB TRUST &          CRAIG C. SPENGEMAN              President & Chief Investment Officer *
INVESTMENTS          ----------------------------------------------------------------------------------------
GLADSTONE            BRYANT K. ALFORD                First Vice President & Senior Trust Officer
                     ----------------------------------------------------------------------------------------
                     JOHN M. BONK                    First Vice President & Director of Business
                                                     Development
                     ----------------------------------------------------------------------------------------
                     JOHN C. KAUTZ                   First Vice President & Senior
                                                     Investment Officer
                     ----------------------------------------------------------------------------------------
                     ROY C. MILLER                   First Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     ROBERT M. FIGURELLI             Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     MICHAEL E. HERRMANN             Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     KATHERINE S. QUAY               Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     ANNE M. SMITH                   Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     KURT G. TALKE                   Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     MICHAEL T. TORMEY               Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     LAWRENCE J. VERNY               Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     JENNIFER CUCE                   Assistant Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     EDWARD P. NICOLICCHIA           Assistant Vice President & Trust Officer
                     ----------------------------------------------------------------------------------------
                     DAVID C. O'MEARA                Trust Officer
                     ----------------------------------------------------------------------------------------
                     CATHERINE A. MCCATHARN          Assistant Trust Officer & Assistant
                                                     Corporate Secretary *
                     ----------------------------------------------------------------------------------------
                     R. GARY O'CONNOR                Assistant Trust Officer
                     ----------------------------------------------------------------------------------------
                     PATRICIA K. SAWKA               Assistant Trust Officer
-------------------------------------------------------------------------------------------------------------
BERNARDSVILLE        CHARLES A. STUDDIFORD, III      Vice President
                     ----------------------------------------------------------------------------------------
                     CAROL E. RITZER                 Assistant Cashier
-------------------------------------------------------------------------------------------------------------
CALIFON              ANN W. KALLAM                   Assistant Vice President
-------------------------------------------------------------------------------------------------------------
CHATHAM
MAIN STREET          VALERIE A. OLPP                 Assistant Vice President
-------------------------------------------------------------------------------------------------------------
CHATHAM
SHUNPIKE             DONNA I. GISONE                 Vice President
-------------------------------------------------------------------------------------------------------------
CHESTER              DONNA M. WHRITENOUR             Assistant Vice President
-------------------------------------------------------------------------------------------------------------
CLINTON              CAROLYN I. SEPKOWSKI            Assistant Vice President
-------------------------------------------------------------------------------------------------------------
FAR HILLS            TONYA FLOWERS                   Assistant Cashier
-------------------------------------------------------------------------------------------------------------
FELLOWSHIP           JANET E. BATTAGLIA              Assistant Cashier
-------------------------------------------------------------------------------------------------------------
GLADSTONE            THOMAS N. KASPER                Vice President
-------------------------------------------------------------------------------------------------------------
HILLSBOROUGH         AMY E. GLASER                   Assistant Vice President
-------------------------------------------------------------------------------------------------------------
LONG VALLEY          KATHERINE M. KREMINS            Vice President
                     ----------------------------------------------------------------------------------------
                     JAMES A. CICCONE                Assistant Cashier
-------------------------------------------------------------------------------------------------------------
MENDHAM              LINDA S. ZIROPOULOS             Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     PENNY M. BURNS                  Assistant Cashier
-------------------------------------------------------------------------------------------------------------
NEW VERNON           DONNA I. GISONE                 Vice President
-------------------------------------------------------------------------------------------------------------
PLUCKEMIN            MARY ANNE MALONEY               Assistant Vice President
                     ----------------------------------------------------------------------------------------
                     TERESA M. LAWLER                Assistant Cashier
-------------------------------------------------------------------------------------------------------------
WARREN               LEE ANN HUNT                    Vice President
-------------------------------------------------------------------------------------------------------------

*     Denotes a Holding Company Officer

DIRECTORS                         OFFICES
ANTHONY J. CONSI, II              LOAN & ADMINISTRATION         PGB TRUST &
Senior Vice President             BUILDING                      INVESTMENTS
Weichert Realtors                 158 Route 206 North           190 Main Street
Morris Plains, NJ                 Gladstone, NJ 07934           Gladstone, NJ 07934
                                  (908) 234-0700                (908) 719-4360
PAMELA HILL                       www.pgbank.com
President
Ferris Corp.                      GLADSTONE (Main Office)       BERNARDSVILLE
Gladstone, NJ                     190 Main Street               36 Morristown Road
                                  Gladstone, NJ 07934           Bernardsville, NJ 07924
T. LEONARD HILL                   (908) 719-4360                (908) 766-1711
Chairman Emeritus
                                  CALIFON                       CHESTER
FRANK A. KISSEL                   438 Route 513                 350 Main Street
Chairman of the Board & CEO       Califon, NJ 07830             Chester, NJ 07930
                                  (908) 832-5131                (908) 879-8115
JOHN D. KISSEL
Turpin Realty, Inc                FAR HILLS                     FELLOWSHIP VILLAGE
Far Hills, NJ                     26 Dumont Road                8000 Fellowship Road
                                  Far Hills, NJ 07931           Basking Ridge, NJ 07920
JAMES R. LAMB, ESQ.               (908) 781-1018                (908) 719-4332
James R. Lamb, P.C.
Morristown, NJ                    LONG VALLEY                   MENDHAM
                                  59 East Mill Road (Route 24)  17 East Main Street
EDWARD A. MERTON                  Long Valley, NJ 07853         Mendham, NJ 07945
President                         (908) 876-3300                (973) 543-6499
Merton Excavating & Paving Co.
Chester, NJ                       PLUCKEMIN                     POTTERSVILLE
                                  468 Route 206 North           11 Pottersville Road
F. DUFFIELD MEYERCORD             Bedminster, NJ 07921          Pottersville, NJ 07979
Managing Director                 (908) 658-4500                (908) 439-2265
Meyercord Advisors, Inc.
Bedminster, NJ                    NEW VERNON                    CHATHAM MAIN STREET
                                  Village Road                  311 Main Street
JOHN R. MULCAHY                   New Vernon, NJ 07976          Chatham, NJ 07928
Far Hills, NJ                     (973) 540-0444                (973) 635-8500

ROBERT M. ROGERS                  CHATHAM SHUNPIKE              HILLSBOROUGH
President & COO                   650 Shunpike Road             417 Route 206 North
                                  Chatham Township, NJ 07928    Hillsborough, NJ 08844
PHILIP W. SMITH, III              (973) 377-0081                (908) 281-1031
President
Phillary Management, Inc.         CLINTON                       WARREN
Far Hills, NJ                     189 Center Street             58 Mountain Boulevard
                                  Clinton, NJ 08809             Warren, NJ 07059
CRAIG C. SPENGEMAN                (908) 238-1935                (908) 757-2805
President, PGB Trust and
Investments

JACK D. STINE
Trustee
Proprietary House Association
Perth Amboy, NJ

SHAREHOLDER INFORMATION

CORPORATE ADDRESS                     STOCK LISTING                        INDEPENDENT AUDITORS
---------------------------------------------------------------------------------------------------------
158 Route 206, North                  Peapack-Gladstone Financial          KPMG LLP
Gladstone, New Jersey 07934           Corporation common stock is          150 John F. Kennedy Parkway
(908) 234-0700                        traded on the American Stock         Short Hills, New Jersey 07078
www.pgbank.com                        Exchange under the symbol PGC
                                      and reported in the Wall Street
                                      Journal and most major newspapers.

ANNUAL MEETING                        TRANSFER AGENT                       SHAREHOLDER RELATIONS
---------------------------------------------------------------------------------------------------------
The annual meeting of shareholders    Registrar and Transfer Company       Arthur F. Birmingham
of Peapack-Gladstone Financial        10 Commerce Drive                    Executive Vice President and
Corporation will be held on           Cranford, New Jersey 07016-3572      Chief Financial Officer
April 27, 2004 at 2:00 p.m.                                                (908) 719-4308
                                                                           birmingham@pgbank.com


52