Form 10-K, Exhibit 13
period 2004-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2005-03-11
CIK 1050743

FINANCIAL HIGHLIGHTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

------------------------------------------------------------------------------------
SELECTED YEAR-END DATA:                          2004           2003           2002
------------------------------------------------------------------------------------
   NET INCOME                              $   13,109     $   12,300     $   11,925
------------------------------------------------------------------------------------
   TOTAL ASSETS                             1,067,395        968,126        859,808
------------------------------------------------------------------------------------
   TOTAL DEPOSITS                             935,666        845,771        769,688
------------------------------------------------------------------------------------
   TOTAL SECURITIES                           441,314        453,699        380,325
------------------------------------------------------------------------------------
   TOTAL LOANS                                572,164        427,001        409,760
------------------------------------------------------------------------------------
   SHAREHOLDERS' EQUITY                        94,669         85,054         77,158
------------------------------------------------------------------------------------
   TRUST DEPARTMENT ASSETS (BOOK VALUE)     1,191,186      1,089,447      1,000,272
------------------------------------------------------------------------------------

FINANCIAL RATIOS:
------------------------------------------------------------------------------------
   RETURN ON AVERAGE ASSETS                      1.30%          1.34%          1.53%
------------------------------------------------------------------------------------
   RETURN ON AVERAGE EQUITY                     14.72          15.14          17.06
------------------------------------------------------------------------------------
   CAPITAL LEVERAGE RATIO                        9.18           8.91           9.19
------------------------------------------------------------------------------------
   RISK BASED CAPITAL:
------------------------------------------------------------------------------------
      TIER I                                    19.02          20.38          19.51
------------------------------------------------------------------------------------
      TOTAL                                     20.25          21.74          20.81
------------------------------------------------------------------------------------
PER SHARE:
------------------------------------------------------------------------------------
   EARNINGS-BASIC                          $     1.60     $     1.51     $     1.48
------------------------------------------------------------------------------------
   EARNINGS-DILUTED                              1.56           1.47           1.45
------------------------------------------------------------------------------------
   BOOK VALUE                                   11.48          10.43           9.52
------------------------------------------------------------------------------------

 [THE FOLLOWING TABLES WERE REPRESENTED AS BAR CHARTS IN THE PRINTED MATERIAL.]

NET INCOME
IN MILLIONS

$ 7.71            $ 8.92             $11.93            $12.30             $13.11
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

TOTAL ASSETS
IN MILLIONS

$ 567             $ 705              $ 860             $ 968              $1,067
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

DEPOSITS
IN MILLIONS

$ 509             $ 631              $ 770             $ 846              $ 936
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

EQUITY CAPITAL
IN MILLIONS

$55.2             $63.1              $77.2             $85.1              $94.7
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

DEAR SHAREHOLDERS AND FRIENDS

[LOGO]

It is hard to comprehend how quickly we move through one year into the next. There are many explanations for this phenomenon, but we think in our case it is because we are always excited about moving on to the next project and opportunity. One door always leads to others and our energy levels are charged by the possibilities.

      We are pleased to report to our shareholders the 8th straight year of record earnings. Net income increased $809,000 to $13,109,000. Our banking environment continues to change with consolidation. Big banks have rediscovered retail banking and have committed huge marketing budgets to try to grow that side of their business. We feel confident that our business model of outstanding customer service backed by first-rate products and the most committed employees in our market translates well in the modern world of financial services.

      Growth is an important component of our future success. During 2004 we surpassed one billion in assets in the Bank. At the time, one enlightened reporter wrote that mile markers like that are unimportant; it was only the addition of one more account. Of course he was right. However, we celebrated because it reaffirmed that our type of banking is still in demand. Total assets grew 10.2% during 2004, ending the year at $1,067,000,000.

      Loan growth was particularly strong during the year. Energized officers and programs resulted in 34% growth in total loans. At the end of the year, the Bank had more than $572,000,000 in loans outstanding.

      At  the  same  time,  asset  quality  continues  at  outstanding   levels.
Non-performing loans totaled $351,000 or 0.06% of total loans at December 31, 2004, while net charge-offs for all of 2004 were $63,000.

CASH AND STOCK DIVIDEND

      In November your Board of Directors paid a 10% stock dividend and increased the quarterly cash dividend to 11(cent) per share. Combined, the effective increase in the quarterly cash dividend was 21%. This is on top of the 22% increase in 2003, 20% in 2002 and 18% in 2001. Shareholder value is always a priority of the Board and Management.

CAPITAL INVESTMENT

      We made several important investments for the future during 2004. On the technology side, we opened our new Operations Center in February. To say it was desperately needed is probably an understatement. The additional space and updated equipment will give our staff the platform to provide our customers with all the quality banking products that they require. A good example is the new check image system just brought on line. The added convenience for our customers represents an important advance.

      Our long awaited Oldwick, Tewksbury Township Branch opened in June. Our beautiful new building has become something of a landmark as travelers approach this special community. Tonya Flowers is our Manager and we have all banking services available there including drive-up ATM and safe deposit boxes. We exceeded our new business targets for the year.

      Our Morristown Branch opened with great excitement in November. This is a major commitment for us to a very important community. There are a tremendous number of businesses and households in that market and we look forward to earning their business. Kathy Becker is our Manager. She and her staff are off to a great start.

      Because of the opportunities in the Morristown market we also have on site Commercial Lenders and New Business Officers. Nancy Wynant and John Scerbo are actively seeking new business opportunities.

      The second floor of the Morristown building houses our first regional office of PGB Trust & Investments. All services provided by PGB Trust & Investments are available there. Robert Figurelli, John Lee and Mike Tormey would be pleased to meet with you at your convenience.

NEW SERVICES

      Even though it will not be effective until February 2005, we want to announce two important new services for our customers. Beginning in February our customers will be able to use any ATM in the world without any charges for their first four transactions each month. Our customers know that we do not charge a fee when they use our ATM card. However, other banks have charged our customers when they use their machines. We will now reimburse our customers when those charges occur. We believe this is an important enhancement for our customers. We are now able to give access to their accounts from any of the approximately 850,000 ATMs in the world without a fee.

      Along the same line, we will no longer charge for our on-line NetAccess bill pay service. As long as our customer is actively using the service we will absorb the fee. These are very important services for our active and mobile clientele and we have opened two more feeless access points to their money. We hope you all take advantage of it.

PGB TRUST & INVESTMENTS

      PGB Trust & Investments generated strong results during 2004. Market value of assets held grew 21% from $1,400,000,000 to $1,700,000,000. Fees generated rose $961,000 to $6,700,000. These strong patterns have continued for many years as clients find that our expertise in asset management, trust and estate administration and tax planning is important. Clients must have a plan to reach their financial goals. We are here to advise, implement a plan and ultimately move assets from generation to generation. We encourage you to take the time to meet with Craig Spengeman, John Bonk or Mike Tormey. Big financial decisions can be intimidating. Having the right team to help you is invaluable.

SARBANES-OXLEY ACT

      It is important to report to shareholders that we are in compliance with the Sarbanes-Oxley Act. Our approach to compliance was to learn from the process and hopefully have even stronger corporate governance in place at the end. We believe that mission was accomplished, but our shareholders should know we estimate our costs of compliance to exceed $500,000. We know exactly the hard cost of compliance, i.e. professional fees, hardware, software, etc. However, the largest part of the total expense has been soft cost, i.e. time and effort of staff not spent on banking business. As the full weight of Sarbanes-Oxley becomes known, I hope other companies will make similar reports to their shareholders. While the goals of Sarbanes-Oxley were laudable, some shareholders may be appalled by the true expense to Corporate America.

      We look forward to 2005. We believe we should begin to see opportunities to redeploy assets into a rising interest rate environment. It will take time for that process to occur. In the end, we believe more normal interest rate margins will return to the banking industry.

      We want to thank our employees and Directors for all their good work this year and our shareholders and customers for their continuing trust and support.


            /s/ Frank A. Kissel                /s/ Robert M. Rogers

            Frank A. Kissel                    Robert M. Rogers
            Chairman & CEO                     President & COO

MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW: The following discussion and analysis is intended to provide information about the financial condition and results of operations of Peapack-Gladstone Financial Corporation and its subsidiaries on a consolidated basis and should be read in conjunction with the consolidated Financial Statements and the related notes and supplemental financial information appearing elsewhere in this report. All share and per share amounts have been restated to reflect the 10 percent stock dividend issued in 2004 and all prior stock dividends and splits.

      Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for Peapack-Gladstone Bank, formed in 1921, a commercial bank operating eighteen branches and one mini branch in Somerset, Hunterdon, and Morris counties.

      During 2004, the cash dividend rate was increased to $0.11 per share. This new rate, coupled with the 10 percent stock dividend paid on November 1, 2004, effectively raised the cash dividend rate by 21 percent over the previous rate of $0.10 per share.

      The year ended December 31, 2004 represented a year of moderate earnings growth for the Corporation. Net interest income increased during the year and the Corporation experienced strong loan and deposit growth. As discussed in this Management's Discussion and Analysis section some of the highlights are as follows:

      o Total assets of the Corporation exceeded $1 billion this year, ending the year at $1.07 billion, over a 10 percent increase.

      o     The loan portfolio experienced growth of 34 percent.

      o PGB Trust and Investments assets exceeded $1.7 billion in market value for the first time, growing more than 20 percent.

      o Deposits surpassed the $935 million level, with greater than 10 percent growth.

      Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

 [THE FOLLOWING TABLES WERE REPRESENTED AS BAR CHARTS IN THE PRINTED MATERIAL.]

RETURN ON AVERAGE EQUITY

IN PERCENT

15.30             15.03              17.06             15.14              14.72
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

RETURN ON AVERAGE ASSETS

IN PERCENT

 1.47              1.42               1.53              1.34               1.30
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management's Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to the Corporation's Audited Consolidated Financial Statements for the year ended December 31, 2004, contains a summary of the Corporation's significant accounting policies. Management believes the Corporation's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors.

      The provision for loan losses is based upon management's evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management uses the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's provision for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or New Jersey experience an adverse economic shock. Future adjustments to the provision for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

EARNINGS SUMMARY: The Corporation's net income increased 7 percent to $13.1 million for the year ended December 31, 2004 compared to $12.3 million earned in 2003. Earnings per diluted share were $1.56 as compared to $1.47 in 2003, an increase of 6 percent.

      These results produced a return on average assets of 1.30 percent as compared to 1.34 percent in 2003 and a return on average shareholders' equity of
14.72 percent as compared to 15.14 percent in 2003. While these performance ratios are marginally lower, the results for 2004 include substantial investments in two new branch locations and a new data center. These investments and the higher expenses related to their operations will increase our capacity for future growth and profitability.

  [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

NET INTEREST INCOME

IN MILLIONS

$23.1             $25.0              $31.9             $31.2              $35.1
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

      The increase in net income for 2004 was primarily due to higher net interest income and Trust fees, offset in part by higher salaries and benefits and premises and equipment expenses. In 2004, the Corporation experienced strong growth in loans and deposits, which was accompanied by historically low cost of funds resulting in strong growth in net interest income.

NET INTEREST INCOME: The primary source of the Corporation's operating income is net interest income, which is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities. Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold. Interest-bearing liabilities include interest-bearing checking, savings and time deposits, Federal Home Loan Bank advances and other borrowings. Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities ("Net Interest Spread") and the relative amounts of earning assets and interest-bearing liabilities. The Corporation's net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets.

      Net interest income, on a fully tax-equivalent basis, increased from $31.8 million in 2003 to $35.9 million in 2004. Average earning assets increased $89.3 million or 10 percent from the average balances in 2003 and the interest earned on these assets increased despite slightly lower yields. Rates earned on earning assets declined 7 basis points in 2004. Interest expense declined $402 thousand or 4 percent over the levels recorded in 2003 on average balances of interest-bearing liabilities that increased $65.7 million or 10 percent. Lower rates were paid on interest-bearing liabilities, declining 19 basis points from
1.49 percent to 1.30 percent. In 2004, the net interest margin rose to 3.78 percent from 3.69 percent in 2003.

      On a fully tax-equivalent basis, interest income on earning assets rose $3.7 million or 9 percent to $45.8 million. This increase was primarily due to the higher average loans and investment securities, which rose $76.1 million and $13.4 million, respectively, while rates earned on investment securities rose 17 basis points. This growth was offset in part by lower rates earned on loans, which declined 48 basis points.

      Interest expense declined during the year due to lower rates paid on interest-bearing deposits. The overall rate paid on interest-bearing deposits declined 22 basis points to 1.21 percent in 2004 as compared to 1.43 percent in 2003. Rates paid on borrowings rose 17 basis points to 2.68 percent. The decline in deposit interest rates paid in 2004 reflects the market interest rates during most of the year; however, rates began to rise later in 2004 as the Federal Reserve Bank increased the Federal funds rate five times.

      Partially   offsetting  lower  rates  paid  was  growth  in  most  deposit categories. On average, interest-bearing checking and tiered money market accounts grew $29.8 million and $20.1 million, respectively. Savings accounts grew $6.1 million, on average and money market accounts, $5.8 million, while certificates of deposit declined $11.4 million, on average. Average noninterest-bearing demand deposits increased $18.7 million or 13 percent during 2004 as compared to 2003. Average borrowings increased $15.2 million to $50.4 million during 2004.

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEET, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002 (FULLY TAX-EQUIVALENT - FTE):

                                                          YEAR ENDED DECEMBER 31, 2004
------------------------------------------------------------------------------------------
                                                                        INCOME/
                                                          AVERAGE       EXPENSE      YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)                  BALANCE         (FTE)      (FTE)
------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
      TAXABLE                                         $   418,492       $15,992      3.82%
------------------------------------------------------------------------------------------
      TAX-EXEMPT                                           42,959         2,155      5.02
------------------------------------------------------------------------------------------
   LOANS                                                  483,397        27,566      5.70
------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                       5,122            58      1.13
------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                1,640            19      1.16
------------------------------------------------------------------------------------------
      TOTAL INTEREST-EARNING ASSETS                       951,610       $45,790      4.81%
------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                                 19,832
------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                               (5,710)
------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                  17,785
------------------------------------------------------------------------------------------
   OTHER ASSETS                                            26,317
------------------------------------------------------------------------------------------
      TOTAL NONINTEREST-EARNING ASSETS                     58,224
------------------------------------------------------------------------------------------
      TOTAL ASSETS                                    $ 1,009,834
==========================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
------------------------------------------------------------------------------------------
   CHECKING                                           $   159,043       $   991      0.62%
------------------------------------------------------------------------------------------
   MONEY MARKETS                                           68,582           572      0.83
------------------------------------------------------------------------------------------
   TIERED MONEY MARKETS                                   149,559         1,450      0.97
------------------------------------------------------------------------------------------
   SAVINGS                                                106,518           664      0.62
------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                                222,241         4,834      2.18
------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING DEPOSITS                     705,943         8,511      1.21
------------------------------------------------------------------------------------------
   BORROWED FUNDS                                          50,416         1,349      2.68
------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING LIABILITIES                  756,359         9,860      1.30
------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                        158,151
------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES                   6,243
------------------------------------------------------------------------------------------
      TOTAL NONINTEREST-BEARING LIABILITIES               164,394
------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                       89,081
------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 1,009,834
==========================================================================================
      NET INTEREST INCOME                                               $35,930
==========================================================================================

      NET INTEREST SPREAD                                                            3.51
------------------------------------------------------------------------------------------
      NET INTEREST MARGIN                                                            3.78%
------------------------------------------------------------------------------------------

1.    AVERAGE LOAN BALANCES INCLUDE NON-ACCRUAL AND RESTRUCTURED LOANS.

2. THE TAX-EQUIVALENT ADJUSTMENT WAS COMPUTED BASED ON A FEDERAL TAX RATE OF 35 PERCENT.

3. INVESTMENTS CONSIST OF INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE AT AMORTIZED COST.

                                                           YEAR ENDED DECEMBER 31, 2003              YEAR ENDED DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                        INCOME/                                  INCOME/
                                                        AVERAGE         EXPENSE      YIELD        AVERAGE        EXPENSE       YIELD
                                                        BALANCE           (FTE)      (FTE)        BALANCE          (FTE)       (FTE)
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
      TAXABLE                                         $ 419,464       $  15,261      3.64%      $ 281,329       $  13,694      4.87%
------------------------------------------------------------------------------------------------------------------------------------
      TAX-EXEMPT                                         28,572           1,571      5.50          18,207           1,208      6.63
------------------------------------------------------------------------------------------------------------------------------------
   LOANS                                                407,261          25,155      6.18         424,661          29,248      6.89
------------------------------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                     6,128              70      1.14           8,564             135      1.58
------------------------------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                917               8      0.87           3,319             138      4.16
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-EARNING ASSETS                     862,342       $  42,065      4.88%        736,080       $  44,423      6.04%
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                               18,849                                    17,245
------------------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                             (5,125)                                   (4,380)
------------------------------------------------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                14,788                                    13,670
------------------------------------------------------------------------------------------------------------------------------------
   OTHER ASSETS                                          28,107                                    17,950
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL NONINTEREST-EARNING ASSETS                   56,619                                    44,485
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                    $ 918,961                                 $ 780,565
====================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
------------------------------------------------------------------------------------------------------------------------------------
   CHECKING                                           $ 129,203       $     616      0.48%      $ 120,922       $     718      0.59%
------------------------------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                                         62,607             552      0.88          61,058             908      1.49
------------------------------------------------------------------------------------------------------------------------------------
   TIERED MONEY MARKETS                                 129,485           1,444      1.12          81,553           1,493      1.83
------------------------------------------------------------------------------------------------------------------------------------
   SAVINGS                                              100,451             767      0.76          90,142           1,149      1.27
------------------------------------------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                              233,687           5,997      2.57         225,965           7,558      3.34
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING DEPOSITS                   655,433           9,376      1.43         579,640          11,826      2.04
------------------------------------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                                        35,248             886      2.51           7,814             229      2.93
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-BEARING LIABILITIES                690,681          10,262      1.49         587,454          12,055      2.05
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                      139,476                                   115,487
------------------------------------------------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES                 7,578                                     7,730
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL NONINTEREST-BEARING LIABILITIES             147,054                                   123,217
------------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                     81,226                                    69,894
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 918,961                                 $ 780,565
====================================================================================================================================
      NET INTEREST INCOME                                             $  31,803                                 $  32,368
====================================================================================================================================

      NET INTEREST SPREAD                                                            3.39                                      3.99
------------------------------------------------------------------------------------------------------------------------------------
      NET INTEREST MARGIN                                                            3.69%                                     4.40%
------------------------------------------------------------------------------------------------------------------------------------

RATE/VOLUME ANALYSIS:

THE EFFECT OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME (ON A TAX EQUIVALENT BASIS) FOR THE PERIODS INDICATED ARE SHOWN BELOW:

                              YEAR ENDED 2004 COMPARED WITH 2003   YEAR ENDED 2003 COMPARED WITH 2002
-----------------------------------------------------------------------------------------------------
                                                             NET                                  NET
                                   DIFFERENCE DUE TO   CHANGE IN        DIFFERENCE DUE TO   CHANGE IN
                                      CHANGE IN:         INCOME/            CHANGE IN:        INCOME/
(IN THOUSANDS):                   VOLUME        RATE     EXPENSE       VOLUME        RATE     EXPENSE
-----------------------------------------------------------------------------------------------------
ASSETS
   INVESTMENTS                   $   397     $   918     $ 1,315      $ 7,388     $(5,458)    $ 1,930
-----------------------------------------------------------------------------------------------------
   LOANS                           2,499         (88)      2,411       (1,198)     (2,875)     (4,073)
-----------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                (12)         --         (12)         (38)        (27)        (65)
-----------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS           7           4          11         (100)        (30)       (130)
-----------------------------------------------------------------------------------------------------
   TOTAL INTEREST INCOME         $ 2,891     $   834     $ 3,725      $ 6,052     $(8,390)    $(2,338)
-----------------------------------------------------------------------------------------------------
LIABILITIES
   CHECKING                      $   165     $   210     $   375      $    49     $  (151)    $  (102)
-----------------------------------------------------------------------------------------------------
   MONEY MARKET                       68         (48)         20           23        (379)       (356)
-----------------------------------------------------------------------------------------------------
   TIERED MONEY MARKET                55         (49)          6          877        (926)        (49)
-----------------------------------------------------------------------------------------------------
   SAVINGS                            (9)        (94)       (103)         131        (513)       (382)
-----------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT          (282)       (881)     (1,163)         258      (1,819)     (1,561)
-----------------------------------------------------------------------------------------------------
   BORROWED FUNDS                    371          92         463          804        (147)        657
-----------------------------------------------------------------------------------------------------
   TOTAL INTEREST EXPENSE        $   368     $  (770)    $  (402)     $ 2,142     $(3,935)    $(1,793)
-----------------------------------------------------------------------------------------------------
   NET INTEREST INCOME           $ 2,523     $ 1,604     $ 4,127      $ 3,910     $(4,455)    $  (545)
=====================================================================================================

LOANS: The loan portfolio represents a significant portion of the Corporation's earning assets and is an important source of interest and fee income. Loan originations are primarily originated in the Bank's market or surrounding areas.

      At December 31, 2004, total loans were $572.2 million, an increase of $145.2 million, or 34 percent from 2003 levels. The growth in our portfolios is primarily the result of new business initiatives and our entry into new market areas. Residential loans secured by first liens on 1-4 family homes rose $101.1 million or 45 percent in 2004, while commercial mortgage loans rose $31.2 million or 24 percent from 2003 levels. The majority of residential real estate loan origination was primarily due to the purchase of adjustable rate loans from a third-party mortgage origination entity. All of the loans purchased are secured by properties located within the Bank's market areas. Construction loans and commercial loans also grew by $7.9 million and $4.2 million, respectively.

      The yield on total loans averaged 5.70 percent for 2004, a 48 basis point decline from the 6.18 percent average yield earned in 2003. The average yield on the mortgage portfolio declined in 2004 to 5.77 percent from 6.26 percent in 2003. The average yield on the commercial loan portfolio declined 38 basis points to 5.36 percent. The decline in yields earned in 2004 reflects asset repricing at historically low levels. Although interest rates began to rise in the latter part of the year, it did not have a significant impact on loan yields in 2004.

THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,

(IN THOUSANDS)                  2004       2003       2002       2001       2000
--------------------------------------------------------------------------------
REAL ESTATE-MORTGAGE
   1-4 FAMILY RESIDENTIAL
   FIRST LIENS              $327,974   $226,887   $229,679   $246,197   $210,547
--------------------------------------------------------------------------------
   JUNIOR LIENS               13,539     11,163     15,211     22,903     25,017
--------------------------------------------------------------------------------
   HOME EQUITY                20,078     18,251     22,265     18,120     15,633
--------------------------------------------------------------------------------
REAL ESTATE-COMMERCIAL       162,166    130,968    109,932     91,129     62,161
--------------------------------------------------------------------------------
REAL ESTATE-CONSTRUCTION      17,703      9,799      2,063      6,418      2,297
--------------------------------------------------------------------------------
COMMERCIAL LOANS              20,821     16,632     17,859     15,855     13,019
--------------------------------------------------------------------------------
CONSUMER LOANS                 7,181     10,223      8,206     11,237     14,084
--------------------------------------------------------------------------------
OTHER LOANS                    2,702      3,078      4,545      5,074      1,541
--------------------------------------------------------------------------------
      TOTAL LOANS           $572,164   $427,001   $409,760   $416,933   $344,299
================================================================================

INVESTMENT SECURITIES: Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. government agencies, mortgage-backed securities and municipal obligations. The Corporation's investment securities at amortized cost amounted to $87.1 million at December 31, 2004, compared with $97.7 million at December 31, 2003.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND RATES OF INVESTMENT SECURITIES AT AMORTIZED COST, AS OF DECEMBER 31, 2004:

                                                      AFTER 1       AFTER 5
                                                          BUT           BUT
                                         WITHIN        WITHIN        WITHIN         AFTER
(IN THOUSANDS)                           1 YEAR       5 YEARS      10 YEARS      10 YEARS         TOTAL
-------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT SPONSORED AGENCIES      $ 4,000       $ 4,506       $ 1,500       $    --       $10,006
                                          6.842%        3.807%        7.390%           --%        5.558%
-------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)          $    --       $ 3,642       $ 2,324       $27,433       $33,399
                                             --%        4.892%        4.587%        4.240%        4.336%
-------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS        $11,706       $15,650       $14,178       $   687       $42,221
                                          2.182%        2.967%        3.272%        3.701%        2.862%
-------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                   $ 1,502       $    --       $    --       $    --       $ 1,502
                                          7.281%           --%           --%           --%        7.281%
-------------------------------------------------------------------------------------------------------
   TOTAL                                $17,208       $23,798       $18,002       $28,120       $87,128
                                          3.710%        3.421%        3.785%        4.227%        3.814%
=======================================================================================================

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

      At December 31, 2004, the Corporation had securities available for sale with a market value of $354.2 million, compared with $356.0 million at December 31, 2003. A $1.4 million and $2.7 million net unrealized gain (net of income tax) was included in shareholders' equity at December 31, 2004 and December 31, 2003, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND RATES OF SECURITIES AVAILABLE FOR SALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 2004:

                                                        AFTER 1        AFTER 5
                                                            BUT            BUT
                                          WITHIN         WITHIN         WITHIN          AFTER
(IN THOUSANDS)                            1 YEAR        5 YEARS       10 YEARS       10 YEARS          TOTAL
------------------------------------------------------------------------------------------------------------
U.S. TREASURY                           $  1,026       $     --       $     --       $     --       $  1,026
                                           4.325%            --%            --%            --%         4.325%
------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT SPONSORED AGENCIES      $  8,965       $ 94,482       $ 42,303       $  1,447       $147,197
                                           4.965%         3.616%         3.188%         2.105%         3.558%
------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)          $     --       $    248       $ 57,735       $105,737       $163,720
                                              --%         5.297%         4.079%         4.312%         4.231%
------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS        $    354       $  2,799       $  6,516       $     --       $  9,669
                                           3.120%         3.997%         4.114%            --%         4.043%
------------------------------------------------------------------------------------------------------------
OTHER SECURITIES                        $  3,458       $     --       $     --       $ 29,116       $ 32,574
                                           3.530%            --%            --%         4.358%         4.254%
------------------------------------------------------------------------------------------------------------
TOTAL                                   $ 13,803       $ 97,529       $106,554       $136,300       $354,186
                                           4.483%         3.631%         3.724%         4.298%         3.948%
============================================================================================================

(1)   MORTGAGE-BACKED SECURITIES ARE SHOWN USING STATED FINAL MATURITY.

      Federal funds sold and interest-earning deposits are an integral part of the Corporation's investment and liquidity strategies. The combined average balance of these vehicles during 2004 was $6.8 million as compared to $7.0 million in 2003.

DEPOSITS: Total deposits at December 31, 2004 were $935.7 million, an increase of $89.9 million or 11 percent from $845.8 million at December 31, 2003. Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Marketing, sales efforts, and two new branch locations all contributed to the strong growth in deposits. Total average deposits increased $69.2 million or 9 percent over 2003 levels.

THE FOLLOWING  TABLE SETS FORTH  INFORMATION  CONCERNING THE  COMPOSITION OF THE
CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:

(IN THOUSANDS)                        2004                2003                2002
--------------------------------------------------------------------------------------
NONINTEREST-BEARING DEMAND    $158,151      --%   $139,476      --%   $115,487      --%
--------------------------------------------------------------------------------------
CHECKING                       159,043    0.62     129,203    0.48     120,922    0.59
--------------------------------------------------------------------------------------
SAVINGS                        106,518    0.62     100,451    0.76      90,142    1.27
--------------------------------------------------------------------------------------
MONEY MARKETS                   68,582    0.83      62,607    0.88      61,058    1.49
--------------------------------------------------------------------------------------
TIERED MONEY MARKETS           149,559    0.97     129,485    1.12      81,553    1.83
--------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSITS       222,241    2.18     233,687    2.57     225,965    3.34
--------------------------------------------------------------------------------------
   TOTAL DEPOSITS             $864,094            $794,909            $695,127
======================================================================================

      Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods one year or less. These factors translate into a stable customer oriented cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 2004 (IN THOUSANDS):

THREE MONTHS OR LESS                                                     $32,995
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                   19,011
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                        21,999
--------------------------------------------------------------------------------
   TOTAL                                                                 $74,005
================================================================================

FEDERAL HOME LOAN BANK ADVANCES: At December 31, 2004 and 2003, Federal Home Loan Bank ("FHLB") advances totaled $33.4 million and $30.0 million, respectively. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2004 have varying terms and interest rates.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $6.0 million at December 31, 2004 as compared to $5.5 million at December 31, 2003. At December 31, 2004, the allowance for loan losses as a percentage of total loans outstanding was 1.05 percent compared to 1.28 percent at December 31, 2003 and 1.17 percent at December 31, 2002. The provision for loan losses remained constant at $600 thousand for 2004 and 2003. The allowance as a percentage of total loans decreased in 2004 as compared to 2003 and the provision remained consistent with the prior year as loan growth and increases in commercial-related loans was offset by relatively low levels of delinquencies, non-performing loans and historical charge-off experience. In addition, the composition of the Bank's loan portfolio was comprised of a higher percentage of lower risk 1-4 family mortgages.

      The provision was based upon management's review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans. Although management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the
collectibility   of  a  substantial   portion  of  the  carrying  value  of  the
Corporation's   loan  portfolio  is
susceptible to changes in local market conditions and may be adversely affected should real estate values decline or New Jersey experiences an adverse economic downturn. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE PERIODS ENDED DECEMBER 31,

(IN THOUSANDS)                                 2004       2003        2002       2001       2000
------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
   BEGINNING OF YEAR                        $ 5,467    $ 4,798     $ 4,023    $ 3,435    $ 2,962
------------------------------------------------------------------------------------------------
LOANS CHARGED-OFF DURING THE PERIOD
------------------------------------------------------------------------------------------------
   REAL ESTATE                                   --         --          --         42         27
------------------------------------------------------------------------------------------------
CONSUMER                                         16         42          59         35        119
------------------------------------------------------------------------------------------------
COMMERCIAL AND OTHER                             62         --           9         15         28
------------------------------------------------------------------------------------------------
   TOTAL LOANS CHARGED-OFF                       78         42          68         92        174
------------------------------------------------------------------------------------------------

RECOVERIES DURING THE PERIOD
   REAL ESTATE                                   --         37          --          7         75
------------------------------------------------------------------------------------------------
   CONSUMER                                       6         40          36         65         53
------------------------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                           9         34           7          8         19
------------------------------------------------------------------------------------------------
   TOTAL RECOVERIES                              15        111          43         80        147
------------------------------------------------------------------------------------------------

NET CHARGE-OFFS/(RECOVERIES)                     63        (69)         25         12         27
------------------------------------------------------------------------------------------------

PROVISION CHARGED TO EXPENSE                    600        600         800        600        500
------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES AT END OF YEAR    $ 6,004    $ 5,467     $ 4,798    $ 4,023    $ 3,435
================================================================================================

THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AND THE PERCENTAGE OF EACH LOAN CATEGORY TO TOTAL LOANS AS OF DECEMBER 31,

                                % OF                  % OF                  % OF                  % OF                  % OF
                                LOAN                  LOAN                  LOAN                  LOAN                  LOAN
                            CATEGORY              CATEGORY              CATEGORY              CATEGORY              CATEGORY
                            TO TOTAL              TO TOTAL              TO TOTAL              TO TOTAL              TO TOTAL
(IN THOUSANDS)       2004      LOANS       2003      LOANS       2002      LOANS       2001      LOANS       2000      LOANS
----------------------------------------------------------------------------------------------------------------------------
REAL ESTATE        $3,302       94.6     $3,007       93.0     $2,639       92.5     $2,213       92.3     $1,889       91.7
----------------------------------------------------------------------------------------------------------------------------
CONSUMER              300        1.3        273        2.4        240        2.0        201        2.7        172        4.1
----------------------------------------------------------------------------------------------------------------------------
COMMERCIAL AND
   OTHER            2,402        4.1      2,187        4.6      1,919        5.5      1,609        5.0      1,374        4.2
----------------------------------------------------------------------------------------------------------------------------
   TOTAL           $6,004      100.0     $5,467      100.0     $4,798      100.0     $4,023      100.0     $3,435      100.0
============================================================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:

                                                                   YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                   2004           2003          2002          2001          2000
--------------------------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
   AND STILL ACCRUING INTEREST                $    --        $    56       $   203       $    53       $    75
--------------------------------------------------------------------------------------------------------------
NON-ACCRUAL LOANS                                 351            159           180           274           325
--------------------------------------------------------------------------------------------------------------
   TOTAL NON-PERFORMING LOANS                     351            215           383           327           400
--------------------------------------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                            --             --            --            --            --
--------------------------------------------------------------------------------------------------------------
   TOTAL NON-PERFORMING ASSETS                $   351        $   215       $   383       $   327       $   400
==============================================================================================================

LOAN CHARGE-OFFS                              $    78        $    42       $    68       $    92       $   174
--------------------------------------------------------------------------------------------------------------
LOAN RECOVERIES                                   (15)          (111)          (43)          (80)         (147)
--------------------------------------------------------------------------------------------------------------
   NET LOAN CHARGE-OFFS/(RECOVERIES)          $    63        $   (69)      $    25       $    12       $    27
==============================================================================================================

ALLOWANCE FOR LOAN LOSSES                     $ 6,004        $ 5,467       $ 4,798       $ 4,023       $ 3,435
==============================================================================================================

RATIOS:
--------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/TOTAL LOANS           0.06%          0.05%         0.09%         0.08%         0.12%
--------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/TOTAL ASSETS          0.03           0.02          0.04          0.05          0.07
--------------------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/TOTAL ASSETS         0.03           0.02          0.04          0.05          0.07
--------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/TOTAL LOANS            1.05           1.28          1.17          0.96          1.00
--------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
   TOTAL NON-PERFORMING LOANS                   17.1X          25.4X         12.5X         12.3X          8.6X
--------------------------------------------------------------------------------------------------------------

      Interest income of $11 thousand, $11 thousand and $12 thousand would have been recognized during 2004, 2003 and 2002, respectively, if non-accrual loans had been current in accordance with their original terms.

CONTRACTUAL OBLIGATIONS: The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2004. Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below (in thousands):

                                             LESS THAN                              MORE THAN
CONTRACTUAL OBLIGATION                        ONE YEAR    1-3 YEARS    3-5 YEARS      5 YEARS        TOTAL
----------------------------------------------------------------------------------------------------------
LONG-TERM DEBT OBLIGATIONS (NOTE 8)            $    --      $10,000      $ 4,043      $19,351      $33,394
----------------------------------------------------------------------------------------------------------
OPERATING LEASE OBLIGATIONS (NOTE 13)            1,905        4,006        3,989       14,773       24,673
----------------------------------------------------------------------------------------------------------
PURCHASE OBLIGATIONS                               585          587          178           --        1,350
----------------------------------------------------------------------------------------------------------
OTHER LONG-TERM LIABILITIES (NOTE 11) (1)        1,272           --           --           --        1,272
----------------------------------------------------------------------------------------------------------
TOTAL CONTRACTUAL OBLIGATIONS                  $ 3,762      $14,593      $ 8,210      $34,124      $60,689
==========================================================================================================

(1)   THE  CORPORATION   DOES  NOT  HAVE  AN  ESTIMATE  OF  THE  ACTUAL  PENSION
      CONTRIBUTION FOR 2006 AND BEYOND; HOWEVER IT IS ANTICIPATED TO BE AT LEAST THE SAME ANNUAL AMOUNT AS 2005 OF $1.3 MILLION.

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

      Purchase obligations represent legally binding and enforceable agreements to purchase goods and services from third parties and consist of contractual obligations under data processing service agreements. The Corporation also enters into various routine rental and maintenance contracts for facilities and equipment. These contracts are generally for one year and are not significant to the consolidated financial statements of the Corporation.

OFF-BALANCE SHEET ARRANGEMENTS: The following table shows the amounts and expected maturities of significant commitments, as of December 31, 2004. Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

                                LESS THAN                           MORE THAN
(IN THOUSANDS)                   ONE YEAR   1-3 YEARS   3-5 YEARS     5 YEARS       TOTAL
-----------------------------------------------------------------------------------------
FINANCIAL LETTERS OF CREDIT        $  600      $   50      $   --      $   --      $  650
-----------------------------------------------------------------------------------------
PERFORMANCE LETTERS OF CREDIT       1,886          --          --          --       1,886
-----------------------------------------------------------------------------------------
COMMERCIAL LETTERS OF CREDIT          417         110          --          --         527
-----------------------------------------------------------------------------------------
   TOTAL LETTERS OF CREDIT         $2,903      $  160      $   --      $   --      $3,063
=========================================================================================

      Commitments   under  standby   letters  of  credit,   both  financial  and
performance do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: Other income was $9.9 million in 2004, a decline of 1 percent over 2003 levels. This decline was primarily due to lower net gains on sales of securities, which totaled $150 thousand as compared to $1.3 million recorded in 2003. This decline was due, in part, to a $560 thousand other-than-temporary non-cash impairment charge on adjustable rate investment-grade preferred stock. These securities were subsequently sold in 2005 with no additional losses recognized. Trust fees rose $961 thousand or 17 percent over the levels recorded in 2003. This increase is attributable to increased volume of business as the book value of assets under management increased $101.7 million or 9 percent over last year's levels. In 2004, other income of $793 thousand was realized on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $880 thousand in 2003. BOLI assists in offsetting the rising costs of employee benefits.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER INCOME:

(IN THOUSANDS)                                    2004         2003         2002
--------------------------------------------------------------------------------
TRUST DEPARTMENT FEES                          $ 6,720      $ 5,759      $ 4,678
--------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS              1,743        1,646        1,675
--------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                          793          880          791
--------------------------------------------------------------------------------
SAFE DEPOSIT RENTAL FEES                           233          225          219
--------------------------------------------------------------------------------
OTHER NONINTEREST INCOME                           205          201          199
--------------------------------------------------------------------------------
SECURITIES GAINS, NET                              150        1,284           52
--------------------------------------------------------------------------------
OTHER FEE INCOME                                    83           77           80
--------------------------------------------------------------------------------
   TOTAL OTHER INCOME                          $ 9,927      $10,072      $ 7,694
================================================================================

OTHER EXPENSES: In 2004, other expenses totaled $25.2 million, an increase of $2.6 million or 12 percent compared to $22.5 million in 2003. This increase is commensurate with the growth in the overall level of bank and trust business activity.

      Salaries and benefits expense, which accounts for the largest portion of other expenses, increased $1.3 million or 10 percent in 2004 as compared to 2003. This increase was directly related to increased officer and staff levels, normal merit increases, promotional raises and higher benefit costs. The full time equivalent number of employees rose to 219 at December 31, 2004 from 209 a year ago.

      Premises and equipment expense increased to $5.7 million from $4.8 million in 2003, an increase of $832 thousand or 17 percent. In the past year, occupancy expenses have grown due to the investment in two new branches and a new data center. The Oldwick and Morristown Branches opened during 2004. New branches are our primary source of future growth and profitability. Costs also rose this year due to the Corporation's investment in its technological capacity for future growth and the expectation of increased levels of business activity. This year, the Corporation invested in the equipment necessary to image customer checks and create image statements of customer accounts. Customers now receive images of their checks with their statements and are able to access these images through internet banking. The Corporation is also positioned to comply with the Check 21 legislation.

      Advertising expenses increased $229 thousand as compared to 2003 due to additional advertising for two branch grand openings and advertising of deposit products. Stationery and supplies expense increased $84 thousand or 16 percent due to costs associated with two new branches and imaging documents. Telephone expense also increased due to the addition of branches, growing $65 thousand or 17 percent. Professional and legal fees remained relatively constant from year to year despite additional costs related to the implementation of Section 404 of the Sarbanes-Oxley Act.

      The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSES:

(IN THOUSANDS)                                  2004          2003          2002
--------------------------------------------------------------------------------
SALARIES AND BENEFITS                        $13,898       $12,638       $11,557
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                         5,668         4,836         4,150
--------------------------------------------------------------------------------
ADVERTISING                                      689           460           670
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                          605           521           496
--------------------------------------------------------------------------------
PROFESSIONAL AND LEGAL FEES                      583           568           723
--------------------------------------------------------------------------------
TELEPHONE                                        441           376           390
--------------------------------------------------------------------------------
TRUST DEPARTMENT                                 416           487           451
--------------------------------------------------------------------------------
POSTAGE                                          332           318           332
--------------------------------------------------------------------------------
OTHER EXPENSES                                 2,559         2,345         2,292
--------------------------------------------------------------------------------
   TOTAL OTHER EXPENSES                      $25,191       $22,549       $21,061
================================================================================

INCOME TAXES: Income tax expense for the years ended December 31, 2004 and 2003 was $6.1 million and $5.8 million, respectively. The effective tax rate for the year ended December 31, 2004 was 31.70 percent compared to 32.00 percent for the year ended December 31, 2003. While taxable income rose from $18.1 million to $19.2 million, the effective tax rate in 2004 declined due to increased tax-exempt income.

RESULTS OF OPERATIONS 2003 COMPARED TO 2002: Net income for the year ended December 31, 2003 increased 3 percent to $12.3 million compared to $11.9 million earned in 2002. Diluted earnings per share increased 2 percent to $1.47 per share from $1.45 per share earned in 2002. The increase in net income for 2003 was primarily due to higher Trust fees, other income and net security gains, offset in part by lower net interest income, higher salaries and benefits, and premises and equipment expense. These results produced a return on average assets of 1.34 percent as compared to 1.53 percent in 2002 and a return on average shareholders' equity of 15.14 percent as compared to 17.06 percent in 2002.

      Net interest income, on a fully tax-equivalent basis, declined from $32.4 million in 2002 to $31.8 million in 2003. While average earning assets increased $126.3 million or 17 percent from the average balances in 2002, the interest earned on these assets declined. Interest expense declined $1.8 million or 15 percent over the levels recorded in 2002 on average balances of interest-bearing liabilities that increased $103.2 million or 18 percent. Lower rates were earned on earning assets in 2003, declining to 4.88 percent from 6.04 percent earned in 2002, Lower rates were paid on interest-bearing liabilities, which declined from
2.05 percent to 1.49 percent. In 2003, the net interest margin declined to 3.69 percent from 4.40 percent in 2002.

      Other income before gains and losses on securities was $8.8 million in 2003, an increase of 15 percent over 2002 levels. This increase was primarily due to higher trust fees and additions to cash surrender value of Bank Owned Life Insurance (BOLI). Trust fees rose $1.1 million or 23 percent over the levels recorded in 2002. This increase is attributable to increased volume of business as the book value of assets under management increased $89.2 million or 9 percent over 2002 levels. In 2003, other income of $880 thousand was realized on increased cash surrender value of BOLI to assist in offsetting the rising costs of employee benefits as compared to $791 thousand in 2002. For the year ended December 31, 2003, net securities gains were $1.3 million as compared to $52 thousand recorded in 2002.

      Other expense totaled $22.5 million in 2003, an increase of $1.5 million or 7 percent compared to $21.1 million in 2002. This increase is commensurate with the level of growth in the Bank and PGB Trust and Investments business activity.

      Salaries and benefits expense increased $1.1 million, or 9 percent, to $12.6 million from $11.6 million in 2002. This increase was related to increased officer and staff levels, normal merit increases, promotional raises and higher benefit costs. The full-time equivalent number of employees rose to 209 at December 31, 2003 from 205 at December 31, 2002.

      Premises and equipment expense increased to $4.8 million from $4.2 million in 2002. This increase was primarily due to the Corporation's continued investment in technology, as the Bank converted to a new core processing system in 2003. Higher occupancy expenses were attributable to costs associated with a new branch location and a new operations center, which opened in 2004.

      Professional fees declined $155 thousand as compared to 2002. In 2002, the Corporation had higher legal and consulting fees to support the expansion in business activity, as well as costs associated with internal training programs and services to enhance audit and financial controls.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. Total shareholders' equity grew $9.6 million or 11 percent to $94.7 million as compared with $85.1 million at December 31, 2003. At December 31, 2004, net unrealized gains on securities, net of taxes, were $1.4 million as compared to net unrealized gains on securities, net of taxes, of $2.7 million at December 31, 2003. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4 percent and 8 percent, respectively. The Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums at 19.02 percent and 20.25 percent, respectively. The Corporation's capital leverage ratio was 9.18 percent at December 31, 2004.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

      Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold and interest bearing deposits, averaged $26.6 million in 2004. In addition, the Corporation has $354.2 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2004, investment securities and securities available for sale maturing within one year amounted to $31.0 million and cash and cash equivalents totaled $15.7 million.

      Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including short and long-term borrowings from the Federal Home Loan Bank of New York, short-term borrowings from the Federal Reserve Bank Discount Window, federal funds purchased from correspondent banks and loan participation or sales of loans. The Corporation also generates liquidity from the regular principal payments made on its loan portfolio and on its mortgage-backed security portfolio.

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

      The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately 0.62 on December 31, 2004 for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position, which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread. Management does not view this amount as presenting an unusually high risk potential, although no assurances can be given that the Corporation is not at risk from interest rate increases or decreases.

      Expected maturities are contractual maturities adjusted for all projected payments of principal. For investment securities, loans and long-term debt, expected maturities are based upon contractual maturity or call dates, projected repayments and prepayments of principal. The prepayment experience reflected herein is based on historical experience combined with market consensus expectations derived from independent external sources. The actual maturities of these instruments could vary substantially if future prepayments differ from historical experience. For non-maturity deposit liabilities, in accordance with standard industry practice and the Corporation's own historical experience, "decay factors" were used to estimate deposit runoff.

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER 31, 2004 (IN THOUSANDS):

REPRICING OR                                 0-3          3-12           1-5        OVER 5
MATURITY DATE                             MONTHS        MONTHS         YEARS         YEARS         TOTAL
--------------------------------------------------------------------------------------------------------
ASSETS
   SECURITIES                         $   37,583    $   78,639    $  259,457    $   65,635    $  441,314
--------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                        101            --            --            --           101
--------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                 786            --            --            --           786
--------------------------------------------------------------------------------------------------------
   LOANS (1)                              51,847       116,465       272,539       125,309       566,160
--------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-SENSITIVE
         ASSETS                       $   90,317    $  195,104    $  531,996    $  190,944    $1,008,361
========================================================================================================
DEPOSITS
   CERTIFICATES OF DEPOSIT            $   82,443    $   75,293    $   86,466    $       --    $  244,202
--------------------------------------------------------------------------------------------------------
   SAVINGS                                28,507         8,385        42,631        27,053       106,576
--------------------------------------------------------------------------------------------------------
   MONEY MARKETS                         117,854        18,241        91,809            40       227,944
--------------------------------------------------------------------------------------------------------
   CHECKING                               52,070        15,315        77,868        49,416       194,669
--------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                          2,464         1,414        16,756        12,760        33,394
--------------------------------------------------------------------------------------------------------
   NONINTEREST-BEARING
--------------------------------------------------------------------------------------------------------
      DEMAND DEPOSITS                     43,342        12,708        64,773        41,452       162,275
--------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-SENSITIVE
         LIABILITIES                  $  326,680    $  131,356    $  380,304    $  130,721    $  969,060
========================================================================================================
   ASSETS/LIABILITIES                       0.28          1.49          1.40          1.46          1.04
--------------------------------------------------------------------------------------------------------
   ASSETS/LIABILITIES (CUMULATIVE)          0.28          0.62          0.98          1.04             ~
--------------------------------------------------------------------------------------------------------

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

THE FOLLOWING TABLE PRESENTS THE SCHEDULED MATURITY OF MARKET RISK SENSITIVE INSTRUMENTS AS OF DECEMBER 31, 2004 (IN THOUSANDS):

                                AVERAGE                                                              ESTIMATED
                               INTEREST         WITHIN           1-5          OVER                        FAIR
MATURING IN:                       RATE         1 YEAR         YEARS       5 YEARS         TOTAL         VALUE
--------------------------------------------------------------------------------------------------------------
ASSETS
SECURITIES                         3.93%    $   31,011    $  121,327    $  288,976    $  441,314    $  441,730
--------------------------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                 1.13            101            --            --           101           101
--------------------------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS          1.16            786            --            --           786           786
--------------------------------------------------------------------------------------------------------------
LOANS (1)                          5.70         94,112       161,538       316,163       571,813       566,304
--------------------------------------------------------------------------------------------------------------
   TOTAL                                    $  126,010    $  282,865    $  605,139    $1,014,014    $1,008,921
==============================================================================================================

LIABILITIES
SAVINGS, CHECKING
--------------------------------------------------------------------------------------------------------------
AND MONEY MARKETS                  0.76%    $  529,189    $       --    $       --    $  529,189    $  529,189
--------------------------------------------------------------------------------------------------------------
CDS                                2.18        157,736        86,466            --       244,202       243,465
--------------------------------------------------------------------------------------------------------------
BORROWED FUNDS                     2.68             --        14,043        19,351        33,394        32,709
--------------------------------------------------------------------------------------------------------------
   TOTAL                                    $  686,925    $  100,509    $   19,351    $  806,785    $  805,363
==============================================================================================================

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

RECENT ACCOUNTING PRONOUNCEMENTS: Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment, addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b)
liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for the Corporation beginning July 1, 2005. The Corporation must use either the modified prospective or the modified retrospective transition method. Early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The Corporation is currently evaluating the transition provisions of Statement 123(R), the adoption of which will lower reported net income and earnings per share. The Corporation does not know the full impact on the consolidated financial statements at this time.

      The guidance in EITF 03-1, the Meaning of Other-than-Temporary Impairment and its Application to Certain Investments, was effective for other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004. However, the guidance contained in paragraphs 10-20 of the Issue has been delayed by FSP EITF Issue 03-1-1, The Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, posted on September 30, 2004. The disclosure requirements continue to be effective in annual financial statements for fiscal years ending after December 15, 2003. The Corporation will evaluate the impact on its consolidated financial statements, if any, when the recognition and measurement requirements for other-than-temporary impairment are finalized.

PGB TRUST AND INVESTMENTS: PGB Trust and Investments, a division of the Bank, since its inception in 1972 has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement, and financial services to its growing client base. Officers from PGB Trust and Investments are now available to provide investment services at the Bank's Morristown Branch, which opened in November 2004.

      The book value of assets under management in PGB Trust and Investments increased from $1.1 billion at December 31, 2003, to $1.2 billion at December 31, 2004, an increase of 9 percent. The corresponding market value at December 31, 2004 was in excess of $1.7 billion. Fee income generated by PGB Trust and Investments was $6.7 million, $5.8 million and $4.7 million in 2004, 2003 and 2002, respectively.

FORWARD LOOKING STATEMENTS: The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

  [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

TRUST ASSETS

BOOK VALUE IN MILLIONS

$ 710             $ 767              $1,000            $1,089             $1,191
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

SELECTED CONSOLIDATED FINANCIAL DATA:

      The following is selected consolidated financial data for the Corporation and its subsidiaries for the years indicated. This information is derived from the historical consolidated financial statements and should be read in conjunction with the Consolidated Financial Statements and Notes.

                                                                  YEARS ENDED DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)               2004          2003          2002          2001          2000
---------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
---------------------------------------------------------------------------------------------------------------
   INTEREST INCOME                           $   44,917    $   41,426    $   43,947    $   40,523    $   35,567
---------------------------------------------------------------------------------------------------------------
   INTEREST EXPENSE                               9,860        10,262        12,055        15,486        12,509
---------------------------------------------------------------------------------------------------------------
      NET INTEREST INCOME                        35,057        31,164        31,892        25,037        23,058
---------------------------------------------------------------------------------------------------------------
   PROVISION FOR LOAN LOSSES                        600           600           800           600           500
---------------------------------------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
---------------------------------------------------------------------------------------------------------------
         FOR LOAN LOSSES                         34,457        30,564        31,092        24,437        22,558
---------------------------------------------------------------------------------------------------------------
   OTHER INCOME, EXCLUSIVE
      OF SECURITIES GAINS/(LOSSES)                9,777         8,788         7,642         6,220         5,581
---------------------------------------------------------------------------------------------------------------
   OTHER EXPENSES                                25,191        22,549        21,061        17,561        16,288
---------------------------------------------------------------------------------------------------------------
   SECURITIES GAINS/(LOSSES)                        150         1,284            52           189          (200)
---------------------------------------------------------------------------------------------------------------
      INCOME BEFORE INCOME TAX EXPENSE           19,193        18,087        17,725        13,285        11,651
---------------------------------------------------------------------------------------------------------------
   INCOME TAX EXPENSE                             6,084         5,787         5,800         4,361         3,943
---------------------------------------------------------------------------------------------------------------
      NET INCOME                             $   13,109    $   12,300    $   11,925    $    8,924    $    7,708
===============================================================================================================

PER SHARE DATA: (REFLECTS A 10% STOCK DIVIDEND IN 2004 EXCEPT FOR CASH DIVIDENDS PER SHARE.)
---------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-BASIC                     $     1.60    $     1.51    $     1.48    $     1.11    $     0.96
---------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                         1.56          1.47          1.45          1.09          0.94
---------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                            0.42          0.38          0.33          0.29          0.27
---------------------------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                          11.48         10.43          9.52          7.84          6.86
---------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
   OUTSTANDING                                8,200,681     8,122,433     8,083,088     8,053,362     8,034,902
---------------------------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS (DILUTIVE)             177,412       231,062       165,453       135,407       190,141
---------------------------------------------------------------------------------------------------------------

 [THE FOLLOWING TABLES WERE REPRESENTED AS BAR CHARTS IN THE PRINTED MATERIAL.]

DIVIDENDS PER SHARE

IN DOLLARS

$ 0.27            $ 0.29             $ 0.33            $ 0.38             $ 0.42
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

BOOK VALUE PER SHARE

IN DOLLARS

$ 6.86            $ 7.84             $ 9.52            $10.43             $11.48
--------------------------------------------------------------------------------
 '00               '01                '02               '03                '04

BALANCE SHEET DATA (AT PERIOD END):                2004           2003            2002           2001           2000
--------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                              $1,067,395     $  968,126      $  859,808     $  704,773     $  567,032
--------------------------------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES                         87,128         97,701         168,066         48,722         69,575
--------------------------------------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE                354,186        355,998         212,259        172,620         83,950
--------------------------------------------------------------------------------------------------------------------
   LOANS                                        572,164        427,001         409,760        416,933        344,299
--------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                      6,004          5,467           4,798          4,023          3,435
--------------------------------------------------------------------------------------------------------------------
   TOTAL DEPOSITS                               935,666        845,771         769,688        630,903        508,879
--------------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                    94,669         85,054          77,158         63,085         55,156
--------------------------------------------------------------------------------------------------------------------
   TRUST ASSETS (BOOK VALUE)                  1,191,186      1,089,447       1,000,272        766,928        709,732
--------------------------------------------------------------------------------------------------------------------
   CASH DIVIDENDS DECLARED                        3,226          2,760           2,207          1,846          1,592
--------------------------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:
--------------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL ASSETS                  1.30%          1.34%           1.53%          1.42%          1.47%
--------------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL
      SHAREHOLDERS' EQUITY                        14.72          15.14           17.06          15.03          15.30
--------------------------------------------------------------------------------------------------------------------
   DIVIDEND PAYOUT RATIO                          24.61          22.44           18.51          20.69          20.65
--------------------------------------------------------------------------------------------------------------------
   AVERAGE TOTAL SHAREHOLDERS'
      EQUITY TO AVERAGE ASSETS                     8.82           8.84            8.95           9.44           9.63
--------------------------------------------------------------------------------------------------------------------
   NON-INTEREST EXPENSES TO
      AVERAGE ASSETS                               2.49           2.45            2.70           2.79           3.11
--------------------------------------------------------------------------------------------------------------------
   NON-INTEREST INCOME TO
      AVERAGE ASSETS                               0.98           1.10            0.99           1.02           1.03
--------------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS (AT PERIOD END):
   NON-ACCRUAL LOANS TO TOTAL LOANS                0.06%          0.04%           0.04%          0.07%          0.09%
--------------------------------------------------------------------------------------------------------------------
   NON-PERFORMING ASSETS TO
      TOTAL ASSETS                                 0.03           0.02            0.04           0.05           0.07
--------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
      NON-PERFORMING LOANS                        17.1X          25.4X           12.5X          12.3X           8.6X
--------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
      TOTAL LOANS                                  1.05%          1.28%           1.17%          0.96%          1.00%
--------------------------------------------------------------------------------------------------------------------
   NET (RECOVERIES)/ CHARGE-OFFS TO
      AVERAGE LOANS PLUS OTHER
      REAL ESTATE OWNED                            0.01          (0.02)           0.01           0.01           0.01
--------------------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
--------------------------------------------------------------------------------------------------------------------
   AVERAGE LOANS TO AVERAGE DEPOSITS              55.94%         51.23%          61.09%         67.85%         67.99%
--------------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY TO
      TOTAL ASSETS                                 8.87           8.79            8.97           8.95           9.73
--------------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL TO RISK WEIGHTED ASSETS         19.02          20.38           19.51          18.76          20.80
--------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL TO RISK WEIGHTED ASSETS          20.25          21.74           20.81          19.98          22.10
--------------------------------------------------------------------------------------------------------------------
   TIER 1 LEVERAGE RATIO                           9.18           8.91            9.19           9.84          10.49
--------------------------------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED (PER SHARE DATA HAVE BEEN RESTATED FOR THE EFFECT OF THE 10 PERCENT STOCK DIVIDEND ISSUED IN 2004.):

SELECTED 2004 QUARTERLY DATA:
(IN THOUSANDS EXCEPT PER SHARE DATA)      MARCH 31       JUNE 30    SEPTEMBER 30   DECEMBER 31
----------------------------------------------------------------------------------------------
INTEREST INCOME                           $ 10,522      $ 10,740        $ 11,547      $ 12,108
----------------------------------------------------------------------------------------------
INTEREST EXPENSE                             2,159         2,246           2,525         2,930
----------------------------------------------------------------------------------------------
   NET INTEREST INCOME                       8,363         8,494           9,022         9,178
----------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                      150           150             150           150
----------------------------------------------------------------------------------------------
TRUST FEES                                   1,683         1,791           1,666         1,580
----------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES), NET                 193           406              12          (461)
----------------------------------------------------------------------------------------------
OTHER INCOME                                   744           722             797           794
----------------------------------------------------------------------------------------------
OTHER EXPENSES                               6,039         6,503           6,142         6,507
----------------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX EXPENSE         4,794         4,760           5,205         4,434
----------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                           1,513         1,551           1,670         1,350
----------------------------------------------------------------------------------------------
   NET INCOME                             $  3,281      $  3,209        $  3,535      $  3,084
==============================================================================================
EARNINGS PER SHARE-BASIC                  $   0.40      $   0.39        $   0.43      $   0.37
----------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                    0.39          0.38            0.42          0.37
----------------------------------------------------------------------------------------------

SELECTED 2003 QUARTERLY DATA:
(IN THOUSANDS EXCEPT PER SHARE DATA)      MARCH 31       JUNE 30    SEPTEMBER 30   DECEMBER 31
----------------------------------------------------------------------------------------------
INTEREST INCOME                           $ 10,602      $ 10,428        $  9,947      $ 10,447
----------------------------------------------------------------------------------------------
INTEREST EXPENSE                             2,684         2,666           2,598         2,314
----------------------------------------------------------------------------------------------
   NET INTEREST INCOME                       7,918         7,762           7,349         8,133
----------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                      150           150             150           150
----------------------------------------------------------------------------------------------
TRUST FEES                                   1,443         1,621           1,358         1,337
----------------------------------------------------------------------------------------------
SECURITIES GAINS, NET                          273           554             400            57
----------------------------------------------------------------------------------------------
OTHER INCOME                                   766           753             756           754
----------------------------------------------------------------------------------------------
OTHER EXPENSES                               5,408         5,665           5,521         5,954
----------------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX EXPENSE         4,842         4,875           4,192         4,177
----------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                           1,582         1,592           1,308         1,304
----------------------------------------------------------------------------------------------
   NET INCOME                             $  3,260      $  3,283        $  2,884      $  2,873
==============================================================================================
EARNINGS PER SHARE-BASIC                  $   0.40      $   0.40        $   0.36      $   0.35
----------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                    0.39          0.39            0.34          0.34
----------------------------------------------------------------------------------------------

MANAGEMENT REPORT

INTERNAL CONTROL OVER FINANCIAL REPORTING

      Management of the Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Corporation's internal control system was designed to provide reasonable assurance to the Corporation's management and board of directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

      Management assessed the effectiveness of the Corporation's internal control over financial reporting as of December 31, 2004. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based upon our assessment we believe that, as of December 31, 2004, the Corporation's internal control over financial reporting is effective based upon those criteria. The Corporation's independent auditors have issued an audit report on our assessment of, and the effective operation of, the Corporation's internal control over financial reporting. This report begins on the next page.


      /s/ Frank A. Kissel                      /s/ Arthur F. Birmingham

      Frank A. Kissel                          Arthur F. Birmingham
      Chairman of the Board &                  EVP, Chief Financial Officer &
      Chief Executive Officer                  Chief Accounting Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited management's assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that Peapack-Gladstone Financial Corporation and subsidiary (the "Corporation") maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission
(COSO). Management of the Corporation is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Corporation's internal control over financial reporting based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

      A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      In our opinion, management's assessment that Peapack-Gladstone Financial Corporation and subsidiary maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by COSO. Also, in our opinion, Peapack-Gladstone Financial Corporation and subsidiary maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by COSO.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 2, 2005 expressed an unqualified opinion on those consolidated financial statements.


                                        /s/ KPMG LLP

Short Hills, New Jersey

March 2, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary (the "Corporation") as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peapack-Gladstone Financial Corporation and subsidiary's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 2, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.


                                        /s/ KPMG LLP

Short Hills, New Jersey

March 2, 2005

CONSOLIDATED STATEMENTS OF CONDITION

                                                                             DECEMBER 31,
(IN THOUSANDS)                                                           2004            2003
---------------------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                           $    15,631     $    17,234
---------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                                        101           5,461
---------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                     15,732          22,695
---------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                                 786          30,949
---------------------------------------------------------------------------------------------
INVESTMENT SECURITIES (APPROXIMATE MARKET VALUE
   $87,544 IN 2004 AND $99,515 IN 2003)                                87,128          97,701
---------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                         354,186         355,998
---------------------------------------------------------------------------------------------
LOANS                                                                 572,164         427,001
---------------------------------------------------------------------------------------------
   LESS: ALLOWANCE FOR LOAN LOSSES                                      6,004           5,467
---------------------------------------------------------------------------------------------
   NET LOANS                                                          566,160         421,534
---------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                                 20,163          15,132
---------------------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                             4,375           4,295
---------------------------------------------------------------------------------------------
CASH SURRENDER VALUE OF LIFE INSURANCE                                 17,253          16,548
---------------------------------------------------------------------------------------------
OTHER ASSETS                                                            1,612           3,274
---------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                $ 1,067,395     $   968,126
=============================================================================================

LIABILITIES
DEPOSITS:
   NONINTEREST-BEARING DEMAND DEPOSITS                            $   162,275     $   155,189
---------------------------------------------------------------------------------------------
   INTEREST-BEARING DEPOSITS:
      CHECKING                                                        194,669         140,393
---------------------------------------------------------------------------------------------
      SAVINGS                                                         106,576         101,451
---------------------------------------------------------------------------------------------
   MONEY MARKET ACCOUNTS                                              227,944         225,863
---------------------------------------------------------------------------------------------
      CERTIFICATES OF DEPOSIT OVER $100,000                            74,005          60,373
---------------------------------------------------------------------------------------------
      CERTIFICATES OF DEPOSIT LESS THAN $100,000                      170,197         162,502
---------------------------------------------------------------------------------------------
      TOTAL DEPOSITS                                                  935,666         845,771
---------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                         33,394          30,032
---------------------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                                  3,666           7,269
---------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                                               972,726         883,072
---------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $0.83
   PER SHARE; AUTHORIZED 20,000,000 SHARES;
   ISSUED SHARES, 8,393,625 AT DECEMBER 31, 2004 AND 8,288,676
   AT DECEMBER 31, 2003; OUTSTANDING SHARES, 8,246,042 AT
   DECEMBER 31, 2004 AND 8,157,634 AT DECEMBER 31, 2003)                6,994           6,274
---------------------------------------------------------------------------------------------
SURPLUS                                                                87,991          61,959
---------------------------------------------------------------------------------------------
TREASURY STOCK AT COST, 147,583 SHARES IN 2004
   AND 131,042 SHARES IN 2003                                          (2,867)         (2,391)
---------------------------------------------------------------------------------------------
RETAINED EARNINGS                                                       1,113          16,557
---------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME,
   NET OF INCOME TAX                                                    1,438           2,655
---------------------------------------------------------------------------------------------
      TOTAL SHAREHOLDERS' EQUITY                                       94,669          85,054
---------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 1,067,395     $   968,126
=============================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

                                                      YEARS ENDED DECEMBER 31,

(IN THOUSANDS, EXCEPT PER SHARE DATA)                 2004       2003       2002
--------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                         $27,542    $25,135    $29,248
--------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES:
   TAXABLE                                           2,650      3,889      4,165
--------------------------------------------------------------------------------
   TAX-EXEMPT                                          943        590        383
--------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
   AVAILABLE FOR SALE:
   TAXABLE                                          13,342     11,372      9,529
--------------------------------------------------------------------------------
   TAX-EXEMPT                                          363        362        349
--------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                          58         70        135
--------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                               19          8        138
--------------------------------------------------------------------------------
      TOTAL INTEREST INCOME                         44,917     41,426     43,947
--------------------------------------------------------------------------------
INTEREST EXPENSE
INTEREST ON CHECKING ACCOUNTS                          991        616        718
--------------------------------------------------------------------------------
INTEREST ON SAVINGS AND MONEY MARKET ACCOUNTS        2,686      2,763      3,550
--------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT OVER $100,000    1,320      1,539      2,101
--------------------------------------------------------------------------------
INTEREST ON OTHER TIME DEPOSITS                      3,514      4,458      5,457
--------------------------------------------------------------------------------
INTEREST ON BORROWINGS                                 345        156         52
--------------------------------------------------------------------------------
INTEREST ON LONG-TERM DEBT                           1,004        730        177
--------------------------------------------------------------------------------
   TOTAL INTEREST EXPENSE                            9,860     10,262     12,055
--------------------------------------------------------------------------------
      NET INTEREST INCOME                           35,057     31,164     31,892
--------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                              600        600        800
--------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
         FOR LOAN LOSSES                            34,457     30,564     31,092
--------------------------------------------------------------------------------
OTHER INCOME
TRUST FEES                                           6,720      5,759      4,678
--------------------------------------------------------------------------------
SERVICE CHARGES AND FEES                             2,059      1,948      1,974
--------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                              793        880        791
--------------------------------------------------------------------------------
OTHER INCOME                                           205        201        199
--------------------------------------------------------------------------------
SECURITIES GAINS, NET                                  150      1,284         52
--------------------------------------------------------------------------------
      TOTAL OTHER INCOME                             9,927     10,072      7,694
--------------------------------------------------------------------------------
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                      13,898     12,638     11,557
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                               5,668      4,836      4,150
--------------------------------------------------------------------------------
OTHER EXPENSES                                       5,625      5,075      5,354
--------------------------------------------------------------------------------
      TOTAL OTHER EXPENSES                          25,191     22,549     21,061
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE                    19,193     18,087     17,725
INCOME TAX EXPENSE                                   6,084      5,787      5,800
--------------------------------------------------------------------------------
         NET INCOME                                $13,109    $12,300    $11,925
================================================================================
EARNINGS PER SHARE
--------------------------------------------------------------------------------
   BASIC                                           $  1.60    $  1.51    $  1.48
--------------------------------------------------------------------------------
   DILUTED                                            1.56       1.47       1.45
================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                         ACCUMULATED
                                                                                                               OTHER
                                                     COMMON                  TREASURY      RETAINED    COMPREHENSIVE
(IN THOUSANDS, EXCEPT PER SHARE DATA)                 STOCK      SURPLUS        STOCK      EARNINGS           INCOME        TOTAL
---------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                        $ 5,608      $37,838      $(1,588)      $20,572          $   655      $63,085
---------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2002                                                                              11,925                        11,925
UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
      PERIOD (NET OF INCOME TAX OF $2,777)                                                                     4,219
   LESS: RECLASSIFICATION ADJUSTMENT
      FOR GAINS INCLUDED IN NET INCOME
      (NET OF INCOME TAX OF $20)                                                                                  32
                                                                                                             -------
NET UNREALIZED HOLDING GAINS ON
SECURITIES ARISING DURING THE
      PERIOD (NET OF INCOME TAX OF $2,757)                                                                     4,187        4,187
                                                                                                                          -------
TOTAL COMPREHENSIVE INCOME                                                                                                 16,112
DIVIDENDS DECLARED ($0.33 PER SHARE)                                                         (2,207)                       (2,207)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
         TAX BENEFITS                                    53          547                                                      600
TREASURY STOCK TRANSACTIONS                                                      (432)                                       (432)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                        $ 5,661      $38,385      $(2,020)      $30,290          $ 4,842      $77,158
---------------------------------------------------------------------------------------------------------------------------------

COMPREHENSIVE INCOME
NET INCOME 2003                                                                              12,300                        12,300
UNREALIZED HOLDING LOSSES ON
SECURITIES ARISING DURING THE
      PERIOD (NET OF INCOME TAX BENEFIT OF $1,017)                                                            (1,416)
   LESS: RECLASSIFICATION ADJUSTMENT
      FOR GAINS INCLUDED IN NET INCOME
      (NET OF INCOME TAX OF $513)                                                                                771
                                                                                                             -------
NET UNREALIZED HOLDING LOSSES ON
SECURITIES ARISING DURING THE
      PERIOD (NET OF INCOME TAX BENEFIT OF $1,530)                                                            (2,187)      (2,187)
                                                                                                                          -------
TOTAL COMPREHENSIVE INCOME                                                                                                 10,113
DIVIDENDS DECLARED ($0.38 PER SHARE)                                                         (2,760)                       (2,760)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
         TAX BENEFITS                                    45          869                                                      914
COMMON STOCK DIVIDEND
(TEN PERCENT)                                           568       22,705                    (23,273)                           --
TREASURY STOCK TRANSACTIONS                                                      (371)                                       (371)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                        $ 6,274      $61,959      $(2,391)      $16,557          $ 2,655      $85,054
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                         ACCUMULATED
                                                                                                               OTHER
                                                     COMMON                  TREASURY      RETAINED    COMPREHENSIVE
(IN THOUSANDS, EXCEPT PER SHARE DATA)                 STOCK      SURPLUS        STOCK      EARNINGS           INCOME        TOTAL
---------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME
NET INCOME 2004                                                                              13,109                        13,109
UNREALIZED HOLDING LOSSES ON
SECURITIES ARISING DURING THE
      PERIOD (NET OF INCOME TAX BENEFIT
      OF $796)                                                                                                (1,119)
   LESS: RECLASSIFICATION ADJUSTMENT
      FOR GAINS INCLUDED IN NET INCOME
      (NET OF INCOME TAX OF $52)                                                                                  98
                                                                                                             -------
NET UNREALIZED HOLDING LOSSES ON
SECURITIES ARISING DURING THE
      PERIOD (NET OF INCOME TAX BENEFIT
      OF $848)                                                                                                (1,217)      (1,217)
                                                                                                                          -------
TOTAL COMPREHENSIVE INCOME                                                                                                 11,892
DIVIDENDS DECLARED ($0.42 PER SHARE)                                                         (3,226)                       (3,226)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
         TAX BENEFITS                                    85        1,340                                                    1,425
COMMON STOCK DIVIDEND
(TEN PERCENT)                                           635       24,692                    (25,327)                           --
TREASURY STOCK TRANSACTIONS                                                      (476)                                       (476)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2004                        $ 6,994      $87,991      $(2,867)      $ 1,113          $ 1,438      $94,669
---------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                      2004          2003          2002
-------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                            $  13,109     $  12,300     $  11,925
-------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                              1,658         1,448         1,348
-------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION
   OF DISCOUNT ON SECURITIES, NET                         1,450         2,761         1,346
-------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                   600           600           800
-------------------------------------------------------------------------------------------
DEFERRED TAXES                                             (291)       (1,221)        3,560
-------------------------------------------------------------------------------------------
GAIN ON SALE OF SECURITIES, NET                            (150)       (1,284)          (52)
-------------------------------------------------------------------------------------------
GAIN ON LOANS SOLD                                           (4)          (13)           --
-------------------------------------------------------------------------------------------
TAX BENEFIT ON STOCK OPTION EXERCISES                       477           379            --
-------------------------------------------------------------------------------------------
INCREASE IN CASH SURRENDER VALUE OF LIFE INSURANCE         (705)         (801)         (728)
-------------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN ACCRUED INTEREST RECEIVABLE          (80)          311           591
-------------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN OTHER ASSETS                       1,662        (1,125)         (499)
-------------------------------------------------------------------------------------------
(DECREASE)/INCREASE IN ACCRUED EXPENSES AND
      OTHER LIABILITIES                                  (2,556)          626          (684)
-------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES          15,170        13,981        17,607
-------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
-------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES        25,669        95,655        29,111
-------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                    42,859        32,110        19,614
-------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES              2,495         9,170         4,170
-------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
   AVAILABLE FOR SALE                                   102,706       177,391        60,838
-------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES                       (18,036)      (36,073)     (153,382)
-------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE              (146,673)     (356,821)     (113,684)
-------------------------------------------------------------------------------------------
NET (INCREASE)/DECREASE IN SHORT-TERM INVESTMENTS        30,163       (30,400)       15,085
-------------------------------------------------------------------------------------------
PROCEEDS FROM SALES OF LOANS                                769         1,648            --
-------------------------------------------------------------------------------------------
PURCHASE OF LOANS                                       (74,452)           --            --
-------------------------------------------------------------------------------------------
NET (INCREASE)/DECREASE IN LOANS                        (71,539)      (18,807)        7,148
-------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                      (6,689)       (2,209)       (2,245)
-------------------------------------------------------------------------------------------
PURCHASE OF LIFE INSURANCE                                   --            --        (2,775)
-------------------------------------------------------------------------------------------
      NET CASH USED IN INVESTING ACTIVITIES            (112,728)     (128,336)     (136,120)
-------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                 89,895        76,083       138,785
-------------------------------------------------------------------------------------------
PROCEEDS FROM LONG-TERM DEBT                              8,000        26,000            --
-------------------------------------------------------------------------------------------
REPAYMENTS OF LONG-TERM DEBT                             (4,638)          968            --
-------------------------------------------------------------------------------------------
DIVIDENDS PAID                                           (3,134)       (2,549)       (2,103)
-------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                   948           535           600
-------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                 (476)         (371)         (432)
-------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES          90,595        98,730       136,850
-------------------------------------------------------------------------------------------
      NET (DECREASE)/INCREASE IN CASH
         AND CASH EQUIVALENTS                            (6,963)      (15,625)       18,337
-------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR           22,695        38,320        19,983
-------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR              $  15,732     $  22,695     $  38,320
===========================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
   INTEREST                                           $   9,578     $  10,902     $  12,611
-------------------------------------------------------------------------------------------
   INCOME TAXES                                           6,437         5,918         6,378
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION: The consolidated financial statements of the Corporation are prepared on the accrual basis and include the accounts of the Corporation and its wholly owned subsidiary, Peapack-Gladstone Bank. The consolidated statements also include the Bank's wholly owned subsidiaries, Peapack-Gladstone Investment Company and its wholly owned subsidiary, Peapack-Gladstone Mortgage Group, Inc. While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank's and its subsidiaries' activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.

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

SECURITIES: Investment securities are comprised of debt securities that the Corporation has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount on the level-yield method, over the term of the investments.

      Securities that cannot be categorized as investment securities are classified as securities available for sale. Such securities include debt securities to be held for indefinite periods of time and not intended to be held to maturity, as well as marketable equity securities. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated market value and unrealized holding gains and losses (net of related tax effects) on such securities are excluded from earnings, but are included in Shareholders' Equity as Accumulated Other Comprehensive Income. Upon realization, such gains or losses are included in earnings on a trade-date basis using the specific identification method.

      A decline in the estimated market value of any security below cost that is deemed other-than-temporary results in a reduction in the carrying amount to estimated market value. The impairment loss is charged to earnings and a new cost basis of the security is established. In determining whether an impairment is other-than-temporary, the Corporation considers, among other things, the duration of the impairment, changes in value subsequent to year end, forecasted performance of the issuer and the Corporation's intent and ability to hold the security until a market price recovery.

LOANS: Loans are stated at the principal amount outstanding. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment (on a level-yield method) to the loan's yield. The accrual of income on loans, including impaired loans, is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent. A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist. The majority of the loans are secured by real estate located within the Corporation's market area in New Jersey.

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

STOCK OPTION PLANS: At December 31, 2004, the Corporation had stock-based employee and non-employee director compensation plans, which are described more fully in Note 12. The Corporation accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.

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

      The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

(IN THOUSANDS EXCEPT PER SHARE DATA)                      2004       2003       2002
------------------------------------------------------------------------------------
NET INCOME:
   AS REPORTED                                         $13,109    $12,300    $11,925
------------------------------------------------------------------------------------
   LESS: TOTAL STOCK-BASED COMPENSATION
      EXPENSE DETERMINED UNDER THE FAIR VALUE BASED
      METHOD ON ALL STOCK OPTIONS, NET OF RELATED
      TAX EFFECTS                                        1,559        193        248
------------------------------------------------------------------------------------
   PRO FORMA                                           $11,550    $12,107    $11,677
------------------------------------------------------------------------------------
EARNINGS PER SHARE:
   AS REPORTED
   BASIC                                               $  1.60    $  1.51    $  1.48
------------------------------------------------------------------------------------
   DILUTED                                                1.56       1.47       1.45
------------------------------------------------------------------------------------
   PRO FORMA
   BASIC                                               $  1.41    $  1.49    $  1.44
------------------------------------------------------------------------------------
   DILUTED                                                1.38       1.45       1.42
------------------------------------------------------------------------------------

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

      All share and per share amounts included in this report have been restated to reflect the 10 percent stock dividend in 2004.

      The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2004, 2003 and 2002:

(IN THOUSANDS EXCEPT PER SHARE DATA)                 2004          2003          2002
-------------------------------------------------------------------------------------
NET INCOME                                     $   13,109    $   12,300    $   11,925
=====================================================================================
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING       8,200,681     8,122,433     8,083,088
-------------------------------------------------------------------------------------
PLUS: COMMON STOCK EQUIVALENTS                    177,412       231,062       165,453
-------------------------------------------------------------------------------------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     8,378,093     8,353,495     8,248,541
=====================================================================================
EARNINGS PER SHARE:

BASIC                                          $     1.60    $     1.51    $     1.48
-------------------------------------------------------------------------------------
DILUTED                                              1.56          1.47          1.45
-------------------------------------------------------------------------------------

TREASURY STOCK: Treasury stock is recorded using the cost method and is presented as an unallocated reduction of shareholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and the change during the period in net unrealized gains (losses) on securities available for sale, net of tax, and is presented in the consolidated statements of changes in shareholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2004 presentation.

2. INVESTMENT SECURITIES

      A summary of amortized cost and approximate market value of investment securities included in the consolidated statements of condition as of December 31, 2004 and 2003 follows:

                                                        2004
                                          GROSS        GROSS    APPROXIMATE
                                      AMORTIZED   UNREALIZED     UNREALIZED        MARKET
(IN THOUSANDS)                             COST        GAINS         LOSSES         VALUE
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES      $10,006      $   153        $    (1)      $10,158
-----------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               33,399          350            (75)       33,675
-----------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         42,221          192           (235)       42,177
-----------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                     1,502           32             --         1,534
-----------------------------------------------------------------------------------------
   TOTAL                                $87,128      $   727        $  (311)      $87,544
=========================================================================================

                                                        2003
                                          GROSS        GROSS    APPROXIMATE
                                      AMORTIZED   UNREALIZED     UNREALIZED        MARKET
(IN THOUSANDS)                             COST        GAINS         LOSSES         VALUE
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES      $14,325      $   673        $    --       $14,998
-----------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               49,077          595            (45)       49,627
-----------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         32,794          578           (105)       33,267
-----------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                     1,505          118             --         1,623
-----------------------------------------------------------------------------------------
   TOTAL                                $97,701      $ 1,964        $  (150)      $99,515
=========================================================================================

      The amortized cost and approximate market value of investment securities as of December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:                                                         APPROXIMATE
(IN THOUSANDS)                                  AMORTIZED COST      MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                       $17,208           $17,288
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                       20,156            20,244
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                      15,678            15,655
--------------------------------------------------------------------------------
AFTER TEN YEARS                                            687               682
--------------------------------------------------------------------------------
                                                        53,729            53,869
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                              33,399            33,675
--------------------------------------------------------------------------------
   TOTAL                                               $87,128           $87,544
================================================================================

      There were no investment securities pledged as of December 31, 2004.

      The following table presents the Corporation's  investment securities with
continuous   unrealized  losses  and  the  approximate  market  value  of  these investments as of December 31, 2004 and 2003.

                                                                             2004
                                                                  DURATION OF UNREALIZED LOSS
                                        LESS THAN 12 MONTHS            12 MONTHS OR LONGER                  TOTAL
----------------------------------------------------------------------------------------------------------------------------
                                    APPROXIMATE                    APPROXIMATE                    APPROXIMATE
                                         MARKET     UNREALIZED          MARKET     UNREALIZED          MARKET     UNREALIZED
(IN THOUSANDS)                            VALUE         LOSSES           VALUE         LOSSES           VALUE         LOSSES
----------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
   AGENCIES                             $ 3,015        $    (1)        $    --        $    --         $ 3,015        $    (1)
----------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               13,984            (75)             --             --          13,984            (75)
----------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         19,214           (191)            927            (44)         20,141           (235)
----------------------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                        --             --              --             --              --             --
----------------------------------------------------------------------------------------------------------------------------
   TOTAL                                $36,213        $  (267)        $   927        $   (44)        $37,140        $  (311)
============================================================================================================================

                                                                             2003
                                                                  DURATION OF UNREALIZED LOSS
                                        LESS THAN 12 MONTHS            12 MONTHS OR LONGER                  TOTAL
----------------------------------------------------------------------------------------------------------------------------
                                    APPROXIMATE                    APPROXIMATE                    APPROXIMATE
                                         MARKET     UNREALIZED          MARKET     UNREALIZED          MARKET     UNREALIZED
(IN THOUSANDS)                            VALUE         LOSSES           VALUE         LOSSES           VALUE         LOSSES
----------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
   AGENCIES                             $    --        $    --         $    --        $    --         $    --        $    --
----------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               11,240            (45)             --             --          11,240            (45)
----------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         11,153           (105)             --             --          11,153           (105)
----------------------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES                        --             --              --             --              --             --
----------------------------------------------------------------------------------------------------------------------------
   TOTAL                                $22,393        $  (150)        $    --        $    --         $22,393        $  (150)
============================================================================================================================

      Management has determined that these unrealized losses are temporary and due to interest rate fluctuations rather than the credit ratings of the issuers. The Corporation has a policy to purchase only from issuers with an investment grade credit rating and monitors credit ratings periodically.

      The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by U.S. government-sponsored agencies. It is expected that the securities would not be settled at a price substantially less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Corporation has the intent to hold these investments until maturity, these investments are not considered other-than-temporarily impaired.

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

3. SECURITIES AVAILABLE FOR SALE

      A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2004 and 2003 follows:

                                                          2004
                                                         GROSS          GROSS     APPROXIMATE
                                      AMORTIZED     UNREALIZED     UNREALIZED          MARKET
(IN THOUSANDS)                             COST          GAINS         LOSSES           VALUE
---------------------------------------------------------------------------------------------
U.S. TREASURY                          $  1,012       $     14       $     --        $  1,026
---------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
   AGENCIES                             146,635          1,399           (837)        147,197
---------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES              163,563            831           (674)        163,720
---------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS          9,312            360             (3)          9,669
---------------------------------------------------------------------------------------------
OTHER SECURITIES                         31,411          1,243            (80)         32,574
---------------------------------------------------------------------------------------------
   TOTAL                               $351,933       $  3,847       $ (1,594)       $354,186
=============================================================================================

                                                          2003
                                                         GROSS          GROSS     APPROXIMATE
                                      AMORTIZED     UNREALIZED     UNREALIZED          MARKET
(IN THOUSANDS)                             COST          GAINS         LOSSES           VALUE
---------------------------------------------------------------------------------------------
U.S. TREASURY                          $  1,025       $     49       $     --        $  1,074
---------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
   AGENCIES                             179,039          3,714         (1,103)       $181,650
---------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES              135,998            772           (447)        136,323
---------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS          9,364            425             --           9,789
---------------------------------------------------------------------------------------------
OTHER SECURITIES                         26,254            948            (40)         27,162
---------------------------------------------------------------------------------------------
   TOTAL                               $351,680       $  5,908       $ (1,590)       $355,998
=============================================================================================

      The amortized cost and approximate market value of debt securities available for sale as of December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:                                                         APPROXIMATE
(IN THOUSANDS)                                  AMORTIZED COST      MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                      $ 12,746          $ 13,803
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                       96,472            97,281
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                      48,862            48,819
--------------------------------------------------------------------------------
AFTER TEN YEARS                                         30,290            30,563
--------------------------------------------------------------------------------
                                                       188,370           190,466
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                             163,563           163,720
--------------------------------------------------------------------------------
   TOTAL                                              $351,933          $354,186
================================================================================

      Securities having an approximate carrying value of $14.8 million and $11.8 million as of December 31, 2004 and December 31, 2003, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains on sales of securities of $747 thousand, $1.6 million and $164 thousand and gross losses on sales of securities of $37 thousand, $363 thousand and $112 thousand were realized in 2004, 2003 and 2002. In the fourth quarter of 2004, the Corporation recognized a non-cash charge of $560 thousand related to an other-than-temporary impairment charge for Fannie Mae (FNMA) and Freddie Mac (FHLMC) preferred stock with a cost of $2 million.

      The  following  table  presents  the  Corporation's   available  for  sale
securities with continuous unrealized losses and the approximate market value of these investments.

                                                                             2004
                                                                  DURATION OF UNREALIZED LOSS
                                        LESS THAN 12 MONTHS            12 MONTHS OR LONGER                  TOTAL
                                    APPROXIMATE                    APPROXIMATE                    APPROXIMATE
                                         MARKET     UNREALIZED          MARKET     UNREALIZED          MARKET     UNREALIZED
(IN THOUSANDS)                            VALUE         LOSSES           VALUE         LOSSES           VALUE         LOSSES
----------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
   AGENCIES                            $ 64,143       $   (604)       $ 14,807       $   (233)       $ 78,950       $   (837)
----------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               57,964           (450)         13,430           (224)         71,394           (674)
----------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS            344             (3)             --             --             344             (3)
----------------------------------------------------------------------------------------------------------------------------
OTHER SECURITIES                          5,257            (80)             --             --           5,257            (80)
----------------------------------------------------------------------------------------------------------------------------
   TOTAL                               $127,747       $ (1,137)       $ 28,237       $   (457)       $155,987       $ (1,594)
============================================================================================================================

                                                                             2003
                                                                  DURATION OF UNREALIZED LOSS
                                        LESS THAN 12 MONTHS            12 MONTHS OR LONGER                  TOTAL
                                    APPROXIMATE                    APPROXIMATE                    APPROXIMATE
                                         MARKET     UNREALIZED          MARKET     UNREALIZED          MARKET     UNREALIZED
(IN THOUSANDS)                            VALUE         LOSSES           VALUE         LOSSES           VALUE         LOSSES
----------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
   AGENCIES                              47,299       $   (743)       $  1,640       $   (360)       $ 48,939       $ (1,103)
----------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               52,078           (447)             --             --          52,078           (447)
----------------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS             --             --              --             --              --             --
----------------------------------------------------------------------------------------------------------------------------
OTHER SECURITIES                          1,953            (35)             65             (5)          2,018            (40)
----------------------------------------------------------------------------------------------------------------------------
   TOTAL                               $101,330       $ (1,225)       $  1,705       $   (365)       $103,035       $ (1,590)
============================================================================================================================

      Management has determined that these unrealized losses are temporary and due to interest rate fluctuations and volatility rather than the credit ratings of the issuers. The Corporation has a policy to purchase only from issuers with an investment grade credit rating and monitors credit ratings periodically.

      The unrealized losses on investments in U.S. government-sponsored agency bonds were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Corporation has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

      The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by U.S. government-sponsored agencies. It is expected that the securities would not be settled at a price substantially less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Corporation has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

      The other securities with unrealized losses caused by interest rate increases are adjustable and will price to par at the time of the rate reset. The Corporation has the ability and intent to hold these investments until a market price recovery or maturity; therefore these investments are not considered other-than-temporarily impaired.

4. LOANS

      Loans outstanding as of December 31, consisted of the following:

(IN THOUSANDS)                                           2004               2003
--------------------------------------------------------------------------------
LOANS SECURED BY 1-4 FAMILY                          $361,591           $256,301
--------------------------------------------------------------------------------
COMMERCIAL REAL ESTATE                                162,166            130,968
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                                     17,703              9,799
--------------------------------------------------------------------------------
COMMERCIAL LOANS                                       20,821             16,632
--------------------------------------------------------------------------------
CONSUMER LOANS                                          7,181             10,223
--------------------------------------------------------------------------------
OTHER LOANS                                             2,702              3,078
--------------------------------------------------------------------------------
   TOTAL LOANS                                       $572,164           $427,001
================================================================================

      Non-accrual loans totaled $351 thousand and $159 thousand at December 31, 2004 and 2003, respectively. At December 31, 2004, there were no loans past due 90 days or more and still accruing; however, at December 31, 2003 there were $56 thousand. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $14 thousand, $3 thousand and $5 thousand in 2004, 2003 and 2002, respectively. Interest income of $11 thousand, $11 thousand and $12 thousand would have been recognized during 2004, 2003 and 2002, respectively, under contractual terms for such non-accrual loans.

      The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100 thousand. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, and consumer loans are excluded. There were no impaired loans during the years ended December 31, 2004, 2003 and 2002.

5. ALLOWANCE FOR LOAN LOSSES

      A summary of changes in the allowance for loan losses for the years indicated follows:

                                                 YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                               2004           2003           2002
-------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                $ 5,467        $ 4,798        $ 4,023
-------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                  600            600            800
-------------------------------------------------------------------------------
LOANS CHARGED-OFF                             (78)           (42)           (68)
-------------------------------------------------------------------------------
RECOVERIES                                     15            111             43
-------------------------------------------------------------------------------
BALANCE, END OF YEAR                      $ 6,004        $ 5,467        $ 4,798
===============================================================================

6. PREMISES AND EQUIPMENT

      Premises and equipment as of December 31, follows:

(IN THOUSANDS)                                             2004             2003
--------------------------------------------------------------------------------
LAND                                                    $ 3,518          $ 3,471
--------------------------------------------------------------------------------
BUILDINGS                                                 8,554            7,400
--------------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                                  13,421           10,617
--------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                                    7,251            4,335
--------------------------------------------------------------------------------
PROJECTS IN PROGRESS                                        382              695
--------------------------------------------------------------------------------
                                                         33,126           26,518
--------------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                           12,963           11,386
--------------------------------------------------------------------------------
   TOTAL                                                $20,163          $15,132
================================================================================

      Depreciation expense amounted to $1.7 million, $1.4 million and $1.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

7. DEPOSITS

      Interest expense on time deposits of $100,000 or more totaled $1.3 million, $1.5 million and $2.1 million in 2004, 2003 and 2002, respectively.

The scheduled maturities of time deposits are as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2005                                                                    $157,736
--------------------------------------------------------------------------------
2006                                                                      54,130
--------------------------------------------------------------------------------
2007                                                                       9,141
--------------------------------------------------------------------------------
2008                                                                      15,226
--------------------------------------------------------------------------------
2009                                                                       7,969
--------------------------------------------------------------------------------
   TOTAL                                                                $244,202
================================================================================

8. FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

      At December 31, 2004 and 2003, advances from the Federal Home Loan Bank of New York (FHLB) totaled $33.4 million and $30.0 million, respectively, with a weighted average interest rate of 3.39 percent and 3.36 percent, respectively. These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $160.3 million at December 31, 2004 and $121.6 million at December 31, 2003. Advances totaling $23.0 million at December 31, 2004, have fixed maturity dates, while advances totaling $10.4 million were amortizing advances with monthly payments of principal and interest.

      The final maturity dates of the advances are scheduled as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2006                                                                     $ 6,000
--------------------------------------------------------------------------------
2007                                                                       4,000
--------------------------------------------------------------------------------
2008                                                                       2,043
--------------------------------------------------------------------------------
2009                                                                       2,000
--------------------------------------------------------------------------------
OVER 5 YEARS                                                              19,351
--------------------------------------------------------------------------------
   TOTAL                                                                 $33,394
================================================================================

      In addition, other borrowings consisting of overnight borrowings at FHLB had an average balance of $20.8 million with a weighted average interest rate of
1.66 percent for the year ended December 31, 2004 and $13.4 million with a weighted average interest rate of 1.17 percent for the year ended December 31, 2003. No amounts were outstanding as of December 31, 2004 or 2003. The maximum amount outstanding at any month end during 2004 and 2003 was $48.3 million and $33.6 million, respectively.

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

LOANS - The fair value of loans is estimated by discounting the future cash flows using the buildup approach consisting of four components: the risk-free rate, credit quality, operating expense and prepayment option price.

DEPOSITS - The fair value of deposits with no stated maturity, such as demand deposits, checking accounts, savings and money market accounts, is equal to the carrying amount. The fair value of certificates of deposit is based on the discounted value of contractual cash flows.

LONG-TERM DEBT - The fair value of FHLB advances is based on the discounted value of estimated cash flows. The discount rate is estimated using the rates currently offered for similar remaining advance terms.

      The following table summarizes carrying amounts and fair values for financial instruments at December 31:

                                             2004                    2003
--------------------------------------------------------------------------------
                                    CARRYING        FAIR    CARRYING        FAIR
(IN THOUSANDS)                        AMOUNT       VALUE      AMOUNT       VALUE
--------------------------------------------------------------------------------
FINANCIAL ASSETS:
   CASH AND CASH EQUIVALENTS        $ 15,732    $ 15,732    $ 22,695    $ 22,695
--------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS             786         786      30,949      30,949
--------------------------------------------------------------------------------
   INVESTMENT SECURITIES              87,128      87,544      97,701      99,515
--------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE     354,186     354,186     355,998     355,998
--------------------------------------------------------------------------------
   LOANS, NET OF ALLOWANCE FOR
      LOAN LOSSES                    566,160     566,655     421,534     422,844
--------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
   DEPOSITS                          935,666     934,929     845,771     846,528
--------------------------------------------------------------------------------
   LONG-TERM DEBT                     33,394      32,709      30,032      29,335
--------------------------------------------------------------------------------

10. INCOME TAXES

      The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(IN THOUSANDS)                                 2004          2003          2002
-------------------------------------------------------------------------------
FEDERAL:
   CURRENT EXPENSE                          $ 6,079       $ 6,939       $ 2,010
-------------------------------------------------------------------------------
   DEFERRED (BENEFIT)/EXPENSE                  (102)       (1,304)        3,615
-------------------------------------------------------------------------------
STATE:
   CURRENT EXPENSE                              296            69           230
-------------------------------------------------------------------------------
   DEFERRED (BENEFIT)/EXPENSE                  (189)           83           (55)
-------------------------------------------------------------------------------
      TOTAL INCOME TAX EXPENSE              $ 6,084       $ 5,787       $ 5,800
===============================================================================
SHAREHOLDERS' EQUITY:
   DEFERRED (BENEFIT)/EXPENSE ON
      UNREALIZED (LOSS)/GAIN ON
      AVAILABLE FOR SALE                    $  (848)      $ 1,530       $ 2,757
===============================================================================

      Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(IN THOUSANDS)                                     2004        2003        2002
-------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE                 $ 6,717     $ 6,330     $ 6,204
-------------------------------------------------------------------------------
INCREASE/(DECREASE) IN TAXES RESULTING FROM:
   TAX-EXEMPT INCOME                               (516)       (384)       (323)
-------------------------------------------------------------------------------
   STATE INCOME TAXES                                70          99         114
-------------------------------------------------------------------------------
   BANK OWNED LIFE INSURANCE INCOME                (244)       (279)       (251)
-------------------------------------------------------------------------------
   OTHER                                             57          21          56
-------------------------------------------------------------------------------
      TOTAL INCOME TAX EXPENSE                  $ 6,084     $ 5,787     $ 5,800
===============================================================================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, are as follows:

(IN THOUSANDS)                                                 2004        2003
-------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
   LOANS, PRINCIPALLY DUE TO ALLOWANCE FOR
      LOAN LOSSES AND DEFERRED FEE INCOME                   $ 2,397     $ 2,178
-------------------------------------------------------------------------------
   POST RETIREMENT BENEFITS OTHER THAN PENSIONS                  32          61
-------------------------------------------------------------------------------
   START-UP & ORGANIZATION COSTS                                 --          10
-------------------------------------------------------------------------------
SECURITIES WRITEDOWN                                            224          --
-------------------------------------------------------------------------------
   PREPAID AMA                                                   58          --
-------------------------------------------------------------------------------
   CAPITAL LOSS CARRYOVER                                         3           3
-------------------------------------------------------------------------------
   CONTRIBUTION LIMITATION                                       13           5
-------------------------------------------------------------------------------
TOTAL GROSS DEFERRED ASSETS                                 $ 2,727     $ 2,257
-------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES
   INVESTMENT SECURITIES, PRINCIPALLY DUE TO
      THE ACCRETION OF BOND DISCOUNT                        $    70     $    53
-------------------------------------------------------------------------------
   UNREALIZED GAIN ON SECURITIES AVAILABLE FOR SALE             815       1,663
-------------------------------------------------------------------------------
DEFERRED LOAN ORIGINATION COSTS AND FEES                        947         348
-------------------------------------------------------------------------------
DEFERRED REIT DIVIDEND                                          972       2,435
-------------------------------------------------------------------------------
   BANK PREMISES AND EQUIPMENT,
      PRINCIPALLY DUE TO DIFFERENCES IN DEPRECIATION          1,825         799
-------------------------------------------------------------------------------
TOTAL GROSS DEFERRED LIABILITIES                              4,629       5,298
-------------------------------------------------------------------------------
NET DEFERRED TAX LIABILITY                                  $(1,902)    $(3,041)
===============================================================================

      Based upon taxes paid and projected future taxable income, management believes that it is more likely than not that the gross deferred tax assets will be realized.

11. BENEFIT PLANS

PENSION PLAN:

      The Corporation has a defined benefit pension plan covering substantially all of its salaried employees. The benefits are based on an employee's compensation during the five years before retirement, age at retirement and years of service. The Corporation makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

      The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31:

(IN THOUSANDS)                                               2004          2003
-------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
-------------------------------------------------------------------------------
BENEFIT OBLIGATION AT BEGINNING OF YEAR                  $  8,448      $  6,782
-------------------------------------------------------------------------------
SERVICE COST                                                1,098           978
-------------------------------------------------------------------------------
INTEREST COST                                                 504           437
-------------------------------------------------------------------------------
ACTUARIAL LOSS                                                677           726
-------------------------------------------------------------------------------
BENEFITS PAID                                                (499)         (475)
-------------------------------------------------------------------------------
BENEFIT OBLIGATION AT END OF YEAR                        $ 10,228      $  8,448
===============================================================================

CHANGE IN PLAN ASSETS
-------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR           $  6,672      $  4,944
-------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                                  675           980
-------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                       1,244         1,223
-------------------------------------------------------------------------------
BENEFITS PAID                                                (499)         (475)
-------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                 $  8,092      $  6,672
===============================================================================

FUNDED STATUS                                            $ (2,136)     $ (1,776)
-------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                 (32)          (38)
-------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                (2)           (3)
-------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL LOSS                             2,341         1,895
-------------------------------------------------------------------------------
PREPAID BENEFIT COST                                     $    171      $     78
===============================================================================

      The accumulated benefit obligation for the pension plan was $7.4 million and $6.1 million at December 31, 2004 and 2003, respectively.

      Net periodic expense for the years ended December 31, included the following components:

(IN THOUSANDS)                                   2004         2003         2002
-------------------------------------------------------------------------------
SERVICE COST                                  $ 1,098      $   978      $   744
-------------------------------------------------------------------------------
INTEREST COST                                     504          437          388
-------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                   (468)        (395)        (392)
-------------------------------------------------------------------------------
AMORTIZATION OF:
   NET LOSS                                        23           55           --
-------------------------------------------------------------------------------
   UNRECOGNIZED PRIOR SERVICE COST                  1            1            1
-------------------------------------------------------------------------------
   UNRECOGNIZED REMAINING NET ASSETS               (7)          (7)          (7)
-------------------------------------------------------------------------------
NET PERIODIC BENEFIT COST                     $ 1,151      $ 1,069      $   734
-------------------------------------------------------------------------------

      The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31:

                                                       2004      2003      2002
-------------------------------------------------------------------------------
DISCOUNT RATE                                          5.75%     6.00%     6.50%
-------------------------------------------------------------------------------
RATE OF INCREASE ON FUTURE COMPENSATION                3.00      3.00      3.00
-------------------------------------------------------------------------------
EXPECTED LONG-TERM RATE OF RETURN ON
   PLAN ASSETS                                         5.75      6.00      6.50
-------------------------------------------------------------------------------

      The following table shows the actuarial assumptions applied for the net periodic expense at December 31:

                                                       2004      2003      2002
-------------------------------------------------------------------------------
DISCOUNT RATE                                          6.00%     6.50%     7.00%
-------------------------------------------------------------------------------
RATE OF INCREASE ON FUTURE COMPENSATION                3.00      3.00      3.00
-------------------------------------------------------------------------------
EXPECTED LONG-TERM RATE OF RETURN ON
   PLAN ASSETS                                         6.00      6.50      7.00
-------------------------------------------------------------------------------

      The Corporation's  overall expected  long-term rate of return on assets is
5.75 percent. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories.

      The  weighted-average   asset  allocation  of  the  Corporation's  pension
benefits plan assets at December 31, were as follows:

                                                              2004         2003
-------------------------------------------------------------------------------
EQUITY SECURITIES                                             60.7%        59.8%
-------------------------------------------------------------------------------
DEBT SECURITIES                                               31.0         29.0
-------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                                      8.3         11.2
-------------------------------------------------------------------------------
   TOTAL                                                     100.0%       100.0%
===============================================================================

      The Plan's Trustees are granted full discretion to buy, sell, invest and reinvest in accordance with the pension plan's investment policy. The Trustees establish target asset allocations for equity and debt securities at their regular committee meetings. Cash equivalents are invested in money market funds or in other high quality investments approved by the Trustees of the Plan.

      The Corporation expects to contribute $1.3 million to its pension plan in 2005.

      The following table shows the estimated future pension benefit payments.

(IN THOUSANDS)
--------------------------------------------------------------------------------
2005                                                                      $  168
--------------------------------------------------------------------------------
2006                                                                         175
--------------------------------------------------------------------------------
2007                                                                         241
--------------------------------------------------------------------------------
2008                                                                         300
--------------------------------------------------------------------------------
2009                                                                         325
--------------------------------------------------------------------------------
2010-2014                                                                  3,222
--------------------------------------------------------------------------------

SAVINGS AND PROFIT SHARING PLANS

      In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $37 thousand, $36 thousand and $33 thousand in 2004, 2003 and 2002, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock. The contribution to the profit sharing plan was $425 thousand in 2004, $375 thousand in 2003 and $350 thousand in 2002.

12. STOCK OPTION PLANS

      The Corporation's incentive stock option plans allow the granting of up to 798,229 shares of the Corporation's common stock to certain key employees. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Options granted to officers at or above the senior vice president level are immediately exercisable at the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                      SHARES           PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                           392,770      $5.56 - $20.52
--------------------------------------------------------------------------------
GRANTED DURING 2002                                    7,018       15.08 - 26.65
EXERCISED DURING 2002                                (57,061)       5.56 - 17.53
FORFEITED DURING 2002                                (11,289)       5.56 - 16.86
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                           331,438      $5.56 - $26.65
--------------------------------------------------------------------------------
GRANTED DURING 2003                                    2,530       24.84 - 28.85
EXERCISED DURING 2003                                (60,871)       5.56 - 20.52
FORFEITED DURING 2003                                 (2,401)      15.19 - 28.93
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                           270,696      $5.56 - $28.85
--------------------------------------------------------------------------------
GRANTED DURING 2004                                  224,965       27.36 - 32.14
EXERCISED DURING 2004                                (52,680)       5.56 - 24.17
FORFEITED DURING 2004                                 (3,899)      13.68 - 28.89
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2004                           439,082      $5.56 - $32.14
================================================================================

      At December 31, 2004, the number of options exercisable was 379,624 and the weighted-average price of those options was $20.54 per share. At December 31, 2003, the number of options exercisable was 260,910 and the weighted-average price of those options was $14.00 per share.

      The Corporation has non-qualified stock option plans for non-employee directors. The plans allow the granting of up to 398,796 shares of the Corporation's common stock. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options will vest during a period of up to five years after the date of grant. Changes in options outstanding during the past three years were as follows:

                                                                    OPTION PRICE
                                                      SHARES           PER SHARE
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                           248,087      $5.56 - $17.53
--------------------------------------------------------------------------------
EXERCISED DURING 2002                                (20,119)               5.56
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                           227,968      $5.56 - $17.53
--------------------------------------------------------------------------------
EXERCISED DURING 2003                                (31,956)       5.56 - 15.68
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                           196,012      $5.56 - $17.53
--------------------------------------------------------------------------------
GRANTED DURING 2004                                   98,999               28.89
EXERCISED DURING 2004                                (52,555)       5.56 - 17.53
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2004                           242,456      $5.56 - $28.89
================================================================================

      At December 31, 2004, the number of options exercisable was 128,532 and the weighted-average price of those options was $13.72. At December 31, 2003, the number of options exercisable was 173,188 and the weighted-average price of those options was $11.40.

      At December 31, 2004, there were 90,123 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 2004, 2003 and 2002 was $10.32, $9.24, and $6.83 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 2004 - expected dividend yield of 1.18%, expected volatility of 40%, risk free interest rate of 3.26%, and an expected life of 5 years; 2003 - expected dividend yield of 1.29%, expected volatility of 40%, risk-free interest rate of 3.27%, and an expected life of 5 years; 2002
-expected dividend yield of 1.79%, expected volatility of 34%, risk-free interest rate of 4.12%, and an expected life of 5 years.

13. COMMITMENTS

      The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $71.7 million and $69.4 million at December 31, 2004 and 2003, respectively, which are not included in the accompanying consolidated financial statements.

      The Corporation issues financial standby letters of credit that are within the scope of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." These are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation. Most of the Corporation's financial standby letters of credit arise in connection with lending relationships and have terms of one year or less. The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $3.1 million and $5.5 million at December 31, 2004 and 2003, respectively. The Corporation's recognized liability for financial standby letters of credit was insignificant at December 31, 2004.

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

      At December 31, 2004, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $2.0 million, $1.5 million and $1.1 million for the years ended December 31, 2004, 2003 and 2002, respectively, which is included in premises and equipment expense in the consolidated statements of income.

      The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2004, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2005                                                                     $ 1,905
--------------------------------------------------------------------------------
2006                                                                       2,016
--------------------------------------------------------------------------------
2007                                                                       1,990
--------------------------------------------------------------------------------
2008                                                                       2,010
--------------------------------------------------------------------------------
2009                                                                       1,979
--------------------------------------------------------------------------------
THEREAFTER                                                                14,773
--------------------------------------------------------------------------------
   TOTAL                                                                 $24,673
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

      Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

      As of December 31, 2004, the Corporation and the Bank met all requirements to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

      The Corporation's actual capital amounts and ratios are presented in the table.

                                                                     TO BE WELL
                                                                  CAPITALIZED UNDER             FOR CAPITAL
                                                                  PROMPT CORRECTIVE              ADEQUACY
(IN THOUSANDS)                               ACTUAL               ACTION PROVISIONS              PURPOSES
---------------------------------------------------------------------------------------------------------------
                                      AMOUNT        RATIO        AMOUNT        RATIO        AMOUNT        RATIO
---------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2004:
   TOTAL CAPITAL
      (TO RISK-WEIGHTED ASSETS)      $98,626        20.25%      $48,707        10.00%      $38,966         8.00%
---------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
      (TO RISK-WEIGHTED ASSETS)       92,622        19.02        29,224         6.00        19,483         4.00
---------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
      (TO AVERAGE ASSETS)             92,622         9.18        50,464         5.00        30,278         3.00
---------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2003:
   TOTAL CAPITAL
      (TO RISK-WEIGHTED ASSETS)      $87,303        21.74%      $40,150        10.00%      $32,120         8.00%
---------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
      (TO RISK-WEIGHTED ASSETS)       81,836        20.38        24,090         6.00        16,060         4.00
---------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL
      (TO AVERAGE ASSETS)             81,836         8.91        45,948         5.00        27,569         3.00
---------------------------------------------------------------------------------------------------------------

15. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY):

      The following information of the parent company only financial statements as of and for the years ended December 31, 2004, 2003 and 2002 should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                              DECEMBER 31,
(IN THOUSANDS)                                              2004           2003
-------------------------------------------------------------------------------
ASSETS:
CASH                                                    $    101       $    162
-------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                     99             --
-------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                             18,186         14,323
-------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                  77,308         71,632
-------------------------------------------------------------------------------
OTHER ASSETS                                                 228             83
-------------------------------------------------------------------------------
   TOTAL ASSETS                                         $ 95,922       $ 86,200
===============================================================================
LIABILITIES:
-------------------------------------------------------------------------------
OTHER LIABILITIES                                       $  1,253       $  1,146
-------------------------------------------------------------------------------
   TOTAL LIABILITIES                                       1,253          1,146
-------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
COMMON STOCK                                               6,994          6,274
-------------------------------------------------------------------------------
SURPLUS                                                   87,991         61,959
-------------------------------------------------------------------------------
TREASURY STOCK                                            (2,867)        (2,391)
-------------------------------------------------------------------------------
RETAINED EARNINGS                                          1,113         16,557
-------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME,
   NET OF INCOME TAX                                       1,438          2,655
-------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                             94,669         85,054
-------------------------------------------------------------------------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 95,922       $ 86,200
===============================================================================

STATEMENTS OF INCOME

                                                       YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                        2004       2003       2002
--------------------------------------------------------------------------------
INCOME
DIVIDEND FROM BANK                                 $ 5,750    $ 5,250    $ 5,000
--------------------------------------------------------------------------------
OTHER INCOME                                           452        372        375
--------------------------------------------------------------------------------
SECURITIES GAINS, NET                                  236         90         32
--------------------------------------------------------------------------------
   TOTAL INCOME                                      6,438      5,712      5,407
--------------------------------------------------------------------------------
EXPENSES
OTHER EXPENSES                                         105        104        307
--------------------------------------------------------------------------------
   TOTAL EXPENSES                                      105        104        307
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE AND
   EQUITY IN UNDISTRIBUTED EARNINGS OF
--------------------------------------------------------------------------------
   BANK                                              6,333      5,608      5,100
--------------------------------------------------------------------------------
INCOME TAX EXPENSE                                     196        110         15
--------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN
   UNDISTRIBUTED EARNINGS OF BANK                    6,137      5,498      5,085
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK             6,972      6,802      6,840
--------------------------------------------------------------------------------
   NET INCOME                                      $13,109    $12,300    $11,925
================================================================================

STATEMENTS OF CASH FLOWS

                                                             YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                              2004         2003         2002
------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                              $ 13,109     $ 12,300     $ 11,925
------------------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS                     (6,972)      (6,802)      (6,840)
------------------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION ON SECURITIES                      13           13           (3)
------------------------------------------------------------------------------------------
GAIN ON SECURITIES AVAILABLE FOR SALE                       (236)         (90)         (32)
------------------------------------------------------------------------------------------
(INCREASE)/DECREASE IN OTHER ASSETS                         (145)         (33)          30
------------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN OTHER LIABILITIES                     295          (10)          74
------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES               6,064        5,378        5,154
------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES OF SECURITIES AVAILABLE
------------------------------------------------------------------------------------------
   FOR SALE                                                5,476        1,670           75
------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   HELD TO MATURITY                                           --        2,000           --
------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                     13,452        9,692        8,700
------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES HELD TO MATURITY                       --           --       (1,989)
------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                (22,292)     (16,339)      (9,912)
------------------------------------------------------------------------------------------
NET INCREASE IN SHORT-TERM INVESTMENTS                       (99)          --           --
------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                  (3,463)      (2,977)      (3,126)
------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                            (3,134)      (2,549)      (2,103)
------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                    948          535          600
------------------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                 (476)        (371)        (432)
------------------------------------------------------------------------------------------
   NET CASH USED IN FINANCING ACTIVITIES                  (2,662)      (2,385)      (1,935)
------------------------------------------------------------------------------------------
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS         (61)          16           93
------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             162          146           53
------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $    101     $    162     $    146
==========================================================================================

COMMON STOCK PRICES (UNAUDITED)

The following table shows the 2004 and 2003 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

--------------------------------------------------------------------------------
                                                                        DIVIDEND
2004                                          HIGH            LOW      PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER                                 $31.55         $27.73         $0.100
--------------------------------------------------------------------------------
2ND QUARTER                                  32.27          25.35          0.100
--------------------------------------------------------------------------------
3RD QUARTER                                  31.09          26.09          0.110
--------------------------------------------------------------------------------
4TH QUARTER                                  33.00          28.75          0.110
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        DIVIDEND
2003                                          HIGH            LOW      PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER                                 $28.35         $20.66         $0.090
--------------------------------------------------------------------------------
2ND QUARTER                                  29.99          20.67          0.090
--------------------------------------------------------------------------------
3RD QUARTER                                  30.79          25.74          0.100
--------------------------------------------------------------------------------
4TH QUARTER                                  30.23          27.06          0.100
--------------------------------------------------------------------------------

OFFICERS
----------------------------------------------------------------------------------------------
LOAN AND         T. LEONARD HILL              CHAIRMAN EMERITUS *
ADMINISTRATION   -----------------------------------------------------------------------------
GLADSTONE        FRANK A. KISSEL              CHAIRMAN OF THE BOARD & CEO*
                 -----------------------------------------------------------------------------
                 ROBERT M. ROGERS             PRESIDENT & COO *
                 -----------------------------------------------------------------------------
                 ARTHUR F. BIRMINGHAM         EXECUTIVE VICE PRESIDENT & CFO *
                 -----------------------------------------------------------------------------
                 GARRETT P. BROMLEY           EXECUTIVE VICE PRESIDENT & CHIEF CREDIT OFFICER
                 -----------------------------------------------------------------------------
                 PAUL W. BELL                 SENIOR VICE PRESIDENT & SECURITY OFFICER
                 -----------------------------------------------------------------------------
                 ROBERT A. BUCKLEY            SENIOR VICE PRESIDENT & BRANCH ADMINISTRATOR
                 -----------------------------------------------------------------------------
                 FINN M.W. CASPERSEN, JR      SENIOR VICE PRESIDENT & CHIEF CORPORATE
                                              RISK MANAGER
                 -----------------------------------------------------------------------------
                 MICHAEL J. GIACOBELLO        SENIOR VICE PRESIDENT & SENIOR COMMERCIAL
                                              LOAN OFFICER
                 -----------------------------------------------------------------------------
                 BARBARA A. GRECO             SENIOR VICE PRESIDENT & PERSONNEL OFFICER
                 -----------------------------------------------------------------------------
                 STEPHANIE ADKINS             VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 TODD T. BRUNGARD             VICE PRESIDENT & BANK SECRECY ACT
                                              COMPLIANCE OFFICER
                 -----------------------------------------------------------------------------
                 MICHELE DELLAVALLE           VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 KAREN M. FERRARO             VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 VALERIE L. KODAN             VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 DOUGLAS J. MOORE             VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 MARY M. RUSSELL              VICE PRESIDENT & COMPTROLLER
                 -----------------------------------------------------------------------------
                 PATRICIA J. SCHWARTZ         VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 JAMES S. STADTMUELLER        VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 MARGARET VOLK                VICE PRESIDENT & MORTGAGE OFFICER
                 -----------------------------------------------------------------------------
                 E. SUE GIANETTI              ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 JOHN G. HARITON              ASSISTANT VICE PRESIDENT & CORPORATE TRAINER
                 -----------------------------------------------------------------------------
                 KAREN R. HORVATH             ASSISTANT VICE PRESIDENT & ASSISTANT COMPTROLLER
                 -----------------------------------------------------------------------------
                 KATHRYN M. NEIGH             ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 CHRISTOPHER P. POCQUAT       ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 S. SHAY SCHOENBAUM           ASSISTANT VICE PRESIDENT & MARKETING OFFICER
                 -----------------------------------------------------------------------------
                 SCOTT T. SEARLE              ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 SHERYL L. CAPPA              ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 ELAINE CARDOSO               ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 LYNDA CROSS                  ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 MARJORIE A. DZWONCZYK        ASSISTANT CASHIER & CRA AND COMPLIANCE OFFICER
                 -----------------------------------------------------------------------------
                 LAURA WATT                   ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 LINDSEY A. GROVES            ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 DAVID L. PETRY               ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 ANTOINETTE ROSELL            CORPORATE SECRETARY *
----------------------------------------------------------------------------------------------
                 *     Denotes a Holding Company Officer

OPERATIONS       HUBERT P. CLARKE             SENIOR VICE PRESIDENT INFORMATION SYSTEMS
BEDMINSTER       -----------------------------------------------------------------------------
                 DIANE M. RIDOLFI             VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 FRANK C. WALDRON             VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 SANDRA BORNGESSER            ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------------
                 CAROL L. BEHLER              ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 VITA M. PARISI               ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 KRISTIN A. ROMEO             ASSISTANT CASHIER
                 -----------------------------------------------------------------------------
                 MARGARET A. TRIMMER          ASSISTANT CASHIER
----------------------------------------------------------------------------------------------
AUDIT            KAREN M. CHIARELLO           VICE PRESIDENT & AUDITOR
CHESTER          -----------------------------------------------------------------------------
                 SHANIN BACHSTEIN             ASSISTANT VICE PRESIDENT
----------------------------------------------------------------------------------------------
LOAN             JOHN A. SCERBO               VICE PRESIDENT
MORRISTOWN       -----------------------------------------------------------------------------
                 NANCY L. WYNANT              VICE PRESIDENT
----------------------------------------------------------------------------------------------
PGB TRUST &      CRAIG C. SPENGEMAN           PRESIDENT & CHIEF INVESTMENT OFFICER *
INVESTMENTS      -----------------------------------------------------------------------------
                 BRYANT K. ALFORD             FIRST VICE PRESIDENT & SENIOR TRUST OFFICER
                 -----------------------------------------------------------------------------
GLADSTONE        JOHN M. BONK                 FIRST VICE PRESIDENT & DIRECTOR
                                              OF BUSINESS DEVELOPMENT
                 -----------------------------------------------------------------------------
                 JOHN C. KAUTZ                FIRST VICE PRESIDENT &
                                              SENIOR INVESTMENT OFFICER
                 -----------------------------------------------------------------------------
                 ROY C. MILLER                FIRST VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 JOHN E. CREAMER              VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 MICHAEL E. HERRMANN          VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 KATHERINE S. QUAY            VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 ANNE M. SMITH                VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 KURT G. TALKE                VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 EDWARD P. NICOLICCHIA        ASSISTANT VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 CATHERINE A. MCCATHARN       TRUST OFFICER & ASSISTANT
                                              CORPORATE SECRETARY *
                 -----------------------------------------------------------------------------
                 DAVID C. O'MEARA             TRUST OFFICER
                 -----------------------------------------------------------------------------
                 HELEN F. PLUMMER             ASSISTANT TRUST OFFICER
                 -----------------------------------------------------------------------------
                 PATRICIA K. SAWKA            ASSISTANT TRUST OFFICER
----------------------------------------------------------------------------------------------
MORRISTOWN       ROBERT M. FIGURELLI          VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 JOHN J. LEE                  VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 MICHAEL T. TORMEY            VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------------
                 THOMAS S. DIEMAR             ASSISTANT TRUST OFFICER
----------------------------------------------------------------------------------------------
                 *     Denotes a Holding Company Officer

BRANCHES

BERNARDSVILLE    CHARLES A. STUDDIFORD, III   VICE PRESIDENT
                 ---------------------------------------------------------------
                 CAROL E. RITZER              ASSISTANT CASHIER
--------------------------------------------------------------------------------
CALIFON          ANN W. KALLAM                ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
CHATHAM
MAIN STREET      VALERIE A. OLPP              VICE PRESIDENT
--------------------------------------------------------------------------------
CHATHAM
SHUNPIKE         DONNA I. GISONE              VICE PRESIDENT
--------------------------------------------------------------------------------
CHESTER          JOAN S. WYCHULES             ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
CLINTON          CAROLYN I. SEPKOWSKI         VICE PRESIDENT
--------------------------------------------------------------------------------
FAR HILLS        MARY ANNE MALONEY            ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
FELLOWSHIP       JANET E. BATTAGLIA           ASSISTANT CASHIER
--------------------------------------------------------------------------------
GLADSTONE        THOMAS N. KASPER             VICE PRESIDENT
                 ---------------------------------------------------------------
                 TERESA M. LAWLER             ASSISTANT CASHIER
--------------------------------------------------------------------------------
HILLSBOROUGH     AMY E. GLASER                VICE PRESIDENT
--------------------------------------------------------------------------------
LONG VALLEY      KATHERINE M. KREMINS         VICE PRESIDENT
                 ---------------------------------------------------------------
                 JAMES A. CICCONE             ASSISTANT CASHIER
--------------------------------------------------------------------------------
MENDHAM          LINDA S. ZIROPOULOS          ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
MORRISTOWN       KATHLEEN T. BECKER           ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
NEW VERNON       DONNA I. GISONE              VICE PRESIDENT
--------------------------------------------------------------------------------
OLDWICK          TONYA M. FLOWERS             ASSISTANT CASHIER
                 ---------------------------------------------------------------
                 DEBORAH J. KREHELY           ASSISTANT CASHIER
--------------------------------------------------------------------------------
PLUCKEMIN        LEE ANN HUNT                 VICE PRESIDENT
--------------------------------------------------------------------------------
WARREN           RONALD F. FIELD              ASSISTANT CASHIER
--------------------------------------------------------------------------------

DIRECTORS
--------------------------------------------------------------------------------

ANTHONY J. CONSI, II
Senior Vice President, Weichert Realtors
Morris Plains, NJ
--------------------------------------------------------------------------------
PAMELA HILL
President, Ferris Corp
Gladstone, NJ
--------------------------------------------------------------------------------
T. LEONARD HILL
Chairman Emeritus
--------------------------------------------------------------------------------
FRANK A. KISSEL
Chairman of the Board & CEO
--------------------------------------------------------------------------------
JOHN D. KISSEL
Turpin Realty, Inc.
Far Hills, NJ
--------------------------------------------------------------------------------
JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ
--------------------------------------------------------------------------------
EDWARD A. MERTON
President, Merton Excavating & Paving Co.
Chester, NJ
--------------------------------------------------------------------------------
F. DUFFIELD MEYERCORD
Managing Director and Partner, Carl Marks Consulting Group, LLC
Bedminster, NJ
--------------------------------------------------------------------------------
JOHN R. MULCAHY
Far Hills, NJ
--------------------------------------------------------------------------------
ROBERT M. ROGERS
President & COO
--------------------------------------------------------------------------------
PHILIP W. SMITH, III
President, Phillary Management, Inc.
Far Hills, NJ
--------------------------------------------------------------------------------
CRAIG C. SPENGEMAN
President, PGB Trust and Investments
--------------------------------------------------------------------------------
JACK D. STINE
Trustee, Proprietary House Association
Perth Amboy, NJ
--------------------------------------------------------------------------------

OFFICES
--------------------------------------------------------------------------------

LOAN & ADMINISTRATION BUILDING
158 Route 206 North, Gladstone, NJ 07934                          (908) 234-0700
www.pgbank.com
--------------------------------------------------------------------------------
PGB TRUST & INVESTMENTS
190 Main Street, Gladstone, NJ 07934                              (908) 719-4360
--------------------------------------------------------------------------------
BERNARDSVILLE
36 Morristown Road, Bernardsville, NJ 07924                       (908) 766-1711
--------------------------------------------------------------------------------
CALIFON
438 Route 513, Califon, NJ 07830                                  (908) 832-5131
--------------------------------------------------------------------------------
CHATHAM MAIN STREET
311 Main Street, Chatham, NJ 07928                                (973) 635-8500
--------------------------------------------------------------------------------
CHATHAM SHUNPIKE
650 Shunpike Road, Chatham Township, NJ 07928                     (973) 377-0081
--------------------------------------------------------------------------------
CHESTER
350 Main Street, Chester, NJ 07930                                (908) 879-8115
--------------------------------------------------------------------------------
CLINTON
189 Center Street, Clinton, NJ 08809                              (908) 238-1935
--------------------------------------------------------------------------------
FAR HILLS
26 Dumont Road, Far Hills, NJ 07931                               (908) 781-1018
--------------------------------------------------------------------------------
FELLOWSHIP VILLAGE
8000 Fellowship Road, Basking Ridge, NJ 07920                     (908) 719-4332
--------------------------------------------------------------------------------
GLADSTONE (Main Office)
190 Main Street, Gladstone, NJ 07934                              (908) 719-4360
--------------------------------------------------------------------------------
HILLSBOROUGH
417 Route 206 North, Hillsborough, NJ 08844                       (908) 281-1031
--------------------------------------------------------------------------------
LONG VALLEY
59 East Mill Road (Route 24), Long Valley, NJ 07853               (908) 876-3300
--------------------------------------------------------------------------------
MENDHAM
17 East Main Street, Mendham, NJ 07945                            (973) 543-6499
--------------------------------------------------------------------------------
MORRISTOWN
233 South Street, Morristown, NJ 07960                            (973) 455-1118
--------------------------------------------------------------------------------
NEW VERNON
Village Road, New Vernon, NJ 07976                                (973) 540-0444
--------------------------------------------------------------------------------
OLDWICK
169 Lamington Road, Oldwick, NJ 08858                             (908) 439-2320
--------------------------------------------------------------------------------
PLUCKEMIN
468 Route 206 North, Bedminster, NJ 07921                         (908) 658-4500
--------------------------------------------------------------------------------
POTTERSVILLE
11 Pottersville Road, Pottersville, NJ 07979                      (908) 439-2265
--------------------------------------------------------------------------------
WARREN
58 Mountain Boulevard, Warren, NJ 07059                           (908) 757-2805
--------------------------------------------------------------------------------

SHAREHOLDER INFORMATION

CORPORATE ADDRESS
--------------------------------------------------------------------------------
158 Route 206, North
Gladstone, New Jersey 07934
(908) 234-0700
www.pgbank.com

STOCK LISTING
--------------------------------------------------------------------------------
Peapack-Gladstone Financial Corporation common stock is traded on the American Stock Exchange under the symbol PGC and reported in the Wall Street Journal and most major newspapers.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------
KPMG LLP
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078

TRANSFER AGENT
--------------------------------------------------------------------------------
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

SHAREHOLDER RELATIONS
--------------------------------------------------------------------------------
Arthur F. Birmingham, Executive Vice President and Chief Financial Officer
(908) 719-4308
birmingham@pgbank.com

ANNUAL MEETING
--------------------------------------------------------------------------------
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 26, 2005 at 2:00 p.m. at Fiddler's Elbow Country Club in Bedminster Township.

                                     NOTES
--------------------------------------------------------------------------------




60