Form 10-K, Exhibit 13
period 2005-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2006-03-14
CIK 1050743

Exhibit 13
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)

Selected Year-End Data:            2005             2004             2003
                              -------------    -------------    -------------
   Net Income                 $      13,130    $      13,109    $      12,300
   Total Assets                   1,255,259        1,067,395          968,126
   Total Deposits                 1,041,996          935,666          845,771
   Total Securities                 419,668          441,314          453,699
   Total Loans                      768,473          572,164          427,001
   Shareholders' Equity              99,155           94,669           85,054
   Trust Department Assets
      (Market Value)              1,761,846        1,691,860        1,414,591

Per Share:
   Earnings-Basic             $        1.58    $        1.60    $        1.51
   Earnings-Diluted                    1.56             1.56             1.47
   Book Value                         11.97            11.48            10.43

Financial Ratios:
   Return on Average Assets            1.12%            1.30%            1.34%
   Return on Average Equity           13.49            14.72            15.14
   Capital Leverage Ratio              8.66             9.18             8.91
   Risk Based Capital:
      Tier 1                          16.71            19.02            20.38
      Total                           17.78            20.25            21.74

Dear Shareholders and Friends,

     We are very pleased to report to our shareholders the 9th consecutive year of record earnings. Net income for the year ended December 31, 2005 was $13,130,000, beating 2004 by just $21,000.

     We are pleased with the results because we were able to accomplish much in an extremely competitive and unusual market. We say unusual because we are moving from a protracted, historically low interest rate environment to a flat and sometimes inverted interest rate yield curve. Fourteen interest rate increases have been made by the Federal Reserve Board in the past 21 months. The effect of the increases has been felt almost exclusively on the short end of the curve (where we borrow or pay for deposits) with very little yield expansion on the longer end where we lend (most loans and investments). The inevitable result is that our interest margin is under pressure and will probably remain so until a more normal yield curve returns. We believe it will return and have been careful not to extend the average life of our various asset portfolios which will enable us to react quickly as the market changes.

     As we wait for these changes to occur, the business of banking has been excellent. Many details are included in the Management Discussion & Analysis section, however, we would like to highlight a few areas.

     Loans
     -----

     Average loans increased 41% or $199,000,000 during the course of the year. Much of the growth occurred in the first mortgage loan portfolio where the majority of loans were of the adjustable rate variety.

     Commercial loans grew 29% or about $26,000,000 reflecting our strong effort toward more commercial lending. We have outstanding products and service levels for these very important customers.

     With this growth, we are very pleased to report that asset quality is excellent with non-performing loans totaling $386,000 or .05% of total loans as of the end of the year. We work hard to maintain our credit discipline in this very competitive market.

     Deposits
     --------

     During 2005 average deposits grew nearly $122,000,000. This represents a 14% increase and deposits now exceed $1.04 billion. There is no question that customers, like the Bank, are looking to increase the yield on their deposits. As a result, our adjustable rate money market and certificate of deposit products have been very successful.

     Branches
     --------

     We had an opportunity to open a new branch in the Finderne section of Bridgewater Township this past summer. Early growth has far exceeded all expectations. The new location enables us to win the business of customers in an entirely new market.

     We have approval from the Town of Summit to open a new branch at the corner of Woodland and Deforest. For those who know Summit, they will agree that it is a fabulous and energetic community. We are looking forward to bringing our style of banking to Summit, and will be ready to open later in the year.

     We are very pleased to have been chosen to provide banking services to the employees of Chubb Insurance Group within their Headquarters in Warren. Chubb is a world-class organization, emphasizing high levels of service to its clients. We share that approach to business and look forward to providing Chubb's employees with world-class banking services.

     PGB Trust and Investments
     -------------------------

     Fees generated by PGB Trust and Investments grew 14% to $7,600,000 while market value of assets under management grew to almost $1.8 billion by the end of the year. This steady stream of non-interest income is an important asset to our shareholders and sets us apart from almost all other community banking organizations.

     We feel privileged to be relied upon by so many families, individuals and businesses. Financial goals can only be reached if you have planned for them and then do the hard work to achieve them. We are prepared to help you achieve your goals and to ensure your assets are moved from generation to generation. We invite you to call Craig Spengeman, President of PGB Trust & Investments or John Bonk, 1st Vice President for a consultation.

     Cash Dividend
     -------------

     Shareholder value is always a priority of the Board and Management. Because cash dividends are currently tax preferred, and with our strong capital base, the Board increased the quarterly cash dividend to $0.14 per share in November. This represents a 27% increase in the quarterly payout. We have now increased the cash dividend by over 100% in the past five years.

     Every year is exciting for the challenges and opportunities that always present themselves. Our objective is to be the best banking organization available to our customers and a constant and reliable partner to the communities we serve.

     We want to thank our employees, directors and shareholders for their hard work and continuing support. Please take every opportunity to refer family, friends and associates to your Bank.



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

     Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for Peapack-Gladstone Bank, formed in 1921, a commercial bank operating twenty branches in Somerset, Hunterdon and Morris counties.

     During 2005, the cash dividend rate was increased to $0.14 per share. This new rate raised the cash dividend rate by 27 percent over the previous rate of $0.11 per share. The cash dividend rate has increased 100 percent in the past five years.

     The year ended December 31, 2005 was a challenging year for the Corporation. Although, loan and deposit growth was very strong, increasing on average over $199 million and $121 million, respectively, net interest income on a tax-equivalent basis increased only $399 thousand during the year as the Federal Reserve increased the target fed funds rate on eight occasions during the year yet the long-term interest rates remained relatively flat. Net interest income was negatively affected by the very challenging operating environment. Highly competitive loan and deposit pricing and the flat and occasionally inverted yield curve combined to put pressure on the net interest margin. Yields on interest-bearing liabilities increased 94 basis points, while yields on interest-earning assets increased only 27 basis points. The net interest margin declined 51 basis points or 13 percent over 2004 levels. As discussed in this Management's Discussion and Analysis section some of the highlights are as follows:

     o Total assets of the Corporation exceeded $1.25 billion this year, over a 17 percent increase.
     o    The loan portfolio experienced growth of 34 percent.
     o PGB Trust and Investments assets reached nearly $1.8 billion in market value, growing more than 4 percent.
     o Deposits surpassed the $1 billion level, with greater than 11 percent growth.

     Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management's Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.
Note 1 to the Corporation's Audited Consolidated Financial Statements for the year ended December 31, 2005, contains a summary of the Corporation's significant accounting policies. Management believes that the Corporation's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors.

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

EARNINGS SUMMARY: The Corporation's net income for the year ended December 31, 2005 was $13.13 million compared to $13.11 million for the year ended December 31, 2004, an increase of $21 thousand. Earnings per diluted share were $1.56 for both year end 2005 and 2004.

     These results produced a return on average assets of 1.12 percent as compared to 1.30 percent in 2004 and a return on average shareholders' equity of
13.49 percent as compared to 14.72 percent in 2004.

     In 2005, the Corporation experienced strong growth in loans and deposits; however, this was tempered by higher cost of funds and asset yields that remained relatively flat to 2004.

NET INTEREST INCOME: The primary source of the Corporation's operating income is net interest income, which is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities. Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold. Interest-bearing liabilities include interest-bearing checking, savings and time deposits, Federal Home Loan Bank advances and other borrowings. Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities ("Net Interest Spread") and the relative amounts of earning assets and interest-bearing liabilities. The Corporation's net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets. Credit quality remained excellent in 2005 as loan delinquencies and non-performing assets were at historically low levels.

     Net interest income, on a fully tax-equivalent basis, increased from $35.9 million in 2004 to $36.3 million in 2005. Average earning assets increased $160.4 million or 17 percent from the average balances in 2004 and rates earned on earning assets increased 27 basis points in 2005. Interest expense doubled over the levels recorded in 2004 on average balances of interest-bearing liabilities that increased $141.3 million or 19 percent. Rates paid in 2005 on interest-bearing liabilities rose 94 basis points over 2004 as competitive pressure and the influence of rising federal funds target rates drove rates higher. In 2005, the net interest margin declined to 3.27 percent from 3.78 percent in 2004.

     On a fully tax-equivalent basis, interest income on earning assets rose $10.7 million, or 23 percent, to $56.5 million. This increase was primarily due to higher average loans, which rose $199.3 million, offset in part by a decline of $35.1 million in average investments. Rates increased 24 basis points on investments, while rates earned on loans declined 5 basis points, reflecting the flat intermediate-term interest rate environment.

     Interest expense rose $10.3 million during the year due to higher rates paid on interest-bearing deposits. The overall rate paid on interest-bearing deposits increased 89 basis points to 2.10 percent in 2005 as compared to 1.21 percent in 2004. Rates paid on borrowings rose 89 basis points to 3.57 percent. The rise in deposit interest rates paid in 2005 reflects the market interest rates during most of the year as rates began to rise in the latter part of 2004 and continued to rise in 2005 as the Federal Reserve Bank increased the Federal funds rate a total of 13 consecutive times during this period.

     Interest expense also increased due to higher average deposit balances. On average, the Fed Tracker money market account, which was introduced in late 2004, and certificates of deposit grew $78.6 million and $50.9 million, respectively. Shifting of balances occurred between the traditional money market products, which declined $48.1 million on average, and the Fed Tracker money market accounts, which yielded higher returns. Average interest-bearing checking accounts increased $32.3 million or 20 percent over the comparable period in 2004, which includes the escrow checking products that grew $29.9 million on average over year ago levels. Average noninterest-bearing demand deposits increased $14.5 million or 9 percent during 2005 as compared to 2004. Average overnight borrowings increased $6.5 million to $27.3 million during 2005 and the Bank added short-term borrowings averaging $24.7 million for the year ended December 31, 2005. Average Federal Home Loan Bank advances increased $2.8 million.

The following table compares the average balance sheets, net interest spreads and net interest margins for the years ended December 31, 2005, 2004 and 2003 (fully tax-equivalent-FTE):

                          YEAR ENDED DECEMBER 31, 2005

                                                                  Income/
                                                   Average        Expense       Yield
(Dollars In Thousands)                             Balance         (FTE)        (FTE)
                                                 -----------    -----------   -----------
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                                 $   373,618    $    15,210          4.07%
     Tax-Exempt (1) (2)                               52,732          2,550          4.84
   Loans (2) (3)                                     682,648         38,593          5.65
   Federal Funds Sold                                  2,253             73          3.26
   Interest-Earning Deposits                             807             26          3.17
                                                 -----------    -----------   -----------
    Total Interest-Earning Assets                  1,112,058    $    56,452          5.08%
                                                 -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due From Banks                            21,411
   Allowance for Loan Losses                          (6,271)
   Premises and Equipment                             21,124
   Other Assets                                       24,154
                                                 -----------
     Total Noninterest-Earning Assets                 60,418
                                                 -----------
     TOTAL ASSETS                                $ 1,172,476
                                                 ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-Bearing Deposits:
   Checking                                      $   191,305    $     2,192          1.15%
   Money Markets                                     147,235          4,107          2.79
   Tiered Money Markets                              101,861          1,506          1.48
   Savings                                            99,594            691          0.69
   Certificates of Deposit                           273,140          8,609          3.15
                                                 -----------    -----------   -----------
      Total Interest-Bearing Deposits                813,135         17,105          2.10
    Borrowed Funds                                    84,490          3,018          3.57
                                                 -----------    -----------   -----------
      Total Interest-Bearing Liabilities             897,625         20,123          2.24
                                                 -----------    -----------   -----------
Noninterest-Bearing Liabilities:
   Demand Deposits                                   172,692
   Accrued Expenses and Other Liabilities              4,827
                                                 -----------
     Total Noninterest-Bearing Liabilities           177,519
Shareholders' Equity                                  97,332
                                                 -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 1,172,476
                                                 ===========
    NET INTEREST INCOME                                         $    36,329
                                                                ===========
    Net Interest Spread                                                              2.84
                                                                              ===========
    Net Interest Margin (4)                                                          3.27%
                                                                              ===========

                          YEAR ENDED DECEMBER 31, 2004

                                                                  Income/
                                                   Average        Expense        Yield
(Dollars In Thousands)                             Balance         (FTE)         (FTE)
                                                 -----------    -----------   -----------
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                                 $   418,492    $    15,992          3.82%
     Tax-Exempt (1) (2)                               42,959          2,155          5.02
   Loans (2) (3)                                     483,397         27,566          5.70
   Federal Funds Sold                                  5,122             58          1.13
   Interest-Earning Deposits                           1,640             19          1.16
                                                 -----------    -----------   -----------
    Total Interest-Earning Assets                    951,610    $    45,790          4.81%
                                                 -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due From Banks                            19,832
   Allowance for Loan Losses                          (5,710)
   Premises and Equipment                             17,785
   Other Assets                                       26,317
                                                 -----------
     Total Noninterest-Earning Assets                 58,224
                                                 -----------
     TOTAL ASSETS                                $ 1,009,834
                                                 ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-Bearing Deposits:
   Checking                                      $   159,043    $       991          0.62%
   Money Markets                                      68,582            572          0.83
   Tiered Money Markets                              149,559          1,450          0.97
   Savings                                           106,518            664          0.62
   Certificates of Deposit                           222,241          4,834          2.18
                                                 -----------    -----------   -----------
      Total Interest-Bearing Deposits                705,943          8,511          1.21
    Borrowed Funds                                    50,416          1,349          2.68
                                                 -----------    -----------   -----------
      Total Interest-Bearing Liabilities             756,359          9,860          1.30
                                                 -----------    -----------   -----------
Noninterest-Bearing Liabilities:
   Demand Deposits                                   158,151
   Accrued Expenses and Other Liabilities              6,243
                                                 -----------
     Total Noninterest-Bearing Liabilities           164,394
Shareholders' Equity                                  89,081
                                                 -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 1,009,834
                                                 ===========
    NET INTEREST INCOME                                         $    35,930
                                                                ===========
    Net Interest Spread                                                              3.51
                                                                              ===========
    Net Interest Margin (4)                                                          3.78%
                                                                              ===========

                          YEAR ENDED DECEMBER 31, 2003

                                                               Income/
                                                  Average      Expense      Yield
(Dollars In Thousands)                            Balance       (FTE)       (FTE)
                                                 ---------    ---------   ---------
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                                 $ 419,464    $  15,261        3.64%
     Tax-Exempt (1) (2)                             28,572        1,571        5.50
   Loans (2) (3)                                   407,261       25,155        6.18
   Federal Funds Sold                                6,128           70        1.14
   Interest-Earning Deposits                           917            8        0.87
                                                 ---------    ---------   ---------
    Total Interest-Earning Assets                  862,342    $  42,065        4.88%
                                                 ---------    ---------   ---------
Noninterest-Earning Assets:
   Cash and Due From Banks                          18,849
   Allowance for Loan Losses                        (5,125)
   Premises and Equipment                           14,788
   Other Assets                                     28,107
                                                 ---------
     Total Noninterest-Earning Assets               56,619
                                                 ---------
     TOTAL ASSETS                                $ 918,961
                                                 =========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-Bearing Deposits:
   Checking                                      $ 129,203    $     616        0.48%
   Money Markets                                    62,607          552        0.88
   Tiered Money Markets                            129,485        1,444        1.12
   Savings                                         100,451          767        0.76
   Certificates of Deposit                         233,687        5,997        2.57
                                                 ---------    ---------   ---------
      Total Interest-Bearing Deposits              655,433        9,376        1.43
    Borrowed Funds                                  35,248          886        2.51
                                                 ---------    ---------   ---------
      Total Interest-Bearing Liabilities           690,681       10,262        1.49
                                                 ---------    ---------   ---------
Noninterest-Bearing Liabilities:
   Demand Deposits                                 139,476
   Accrued Expenses and Other Liabilities            7,578
                                                 ---------
     Total Noninterest-Bearing Liabilities         147,054
Shareholders' Equity                                81,226
                                                 ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 918,961
                                                 =========
    NET INTEREST INCOME                                       $  31,803
                                                              =========
    Net Interest Spread                                                        3.39
                                                                          =========
    Net Interest Margin (4)                                                    3.69%
                                                                          =========

     1. Average balances for available-for-sale securities are based on amortized cost.
     2. Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
     3.   Loans are stated net of unearned income and include non-accrual loans.
     4. Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

RATE/VOLUME ANALYSIS:

The  effect  of  volume  and  rate  changes  on  net   interest   income  (on  a
tax-equivalent basis) for the periods indicated are shown below:

                              Year Ended 2005 Compared with 2004     Year Ended 2004 Compared with 2003
                                                          Net                                    Net
                                Difference Due To      Change In      Difference Due To       Change In
                                   Change In:           Income/           Change In:           Income/
(In Thousands):               Volume        Rate        Expense      Volume        Rate        Expense
                             ---------    ---------    ---------    ---------    ---------    ---------
ASSETS:
 Investments                 $  (1,122)   $     735    $    (387)   $     397    $     918    $   1,315
 Loans                          11,239         (212)      11,027        2,499          (88)       2,411
 Federal Funds Sold                (46)          61           15          (12)          --          (12)
 Interest-Earning Deposits         (14)          21            7            7            4           11
                             ---------    ---------    ---------    ---------    ---------    ---------
Total Interest Income        $  10,057    $     605    $  10,662    $   2,891    $     834    $   3,725
                             ---------    ---------    ---------    ---------    ---------    ---------
LIABILITIES:
 Checking                    $     899    $     302    $   1,201    $     165    $     210    $     375
 Money Market                    2,765          770        3,535           68          (48)          20
 Tiered Money Market              (554)         610           56           55          (49)           6
 Savings                           (43)          70           27           (9)         (94)        (103)
 Certificates of Deposit         1,276        2,499        3,775         (282)        (881)      (1,163)
 Borrowed Funds                  1,182          487        1,669          371           92          463
                             ---------    ---------    ---------    ---------    ---------    ---------
Total Interest Expense       $   5,525    $   4,738    $  10,263    $     368    $    (770)   $    (402)
                             ---------    ---------    ---------    ---------    ---------    ---------
Net Interest Income          $   4,532    $  (4,133)   $     399    $   2,523    $   1,604    $   4,127
                             =========    =========    =========    =========    =========    =========

LOANS: The loan portfolio represents the largest portion of the Corporation's earning assets and is an important source of interest and fee income. Loans are primarily originated in the State of New Jersey.

     At December 31, 2005, total loans were $768.5 million, an increase of $196.3 million, or 34 percent from 2004 levels. The growth in our portfolios is primarily the result of new business initiatives and our entry into new market areas. Residential loans secured by first liens on 1-4 family homes rose $137.3 million or 42 percent in 2005, while commercial mortgage loans rose $34.3 million or 21 percent from 2004 levels. The majority of residential real estate loan origination was primarily due to the purchase of adjustable rate loans from a third-party mortgage origination entity. All of the loans purchased are secured by properties located in the State of New Jersey. Construction loans and commercial loans also grew by $7.7 million and $12.5 million, respectively.

     The yield on total loans averaged 5.65 percent for 2005, a 5 basis point decline from the 5.70 percent average yield earned in 2004. The average yield on the mortgage portfolio declined in 2005 to 5.45 percent from 5.77 percent in 2004. The average yield on the commercial loan portfolio increased 79 basis points to 6.15 percent. Although short-term interest rates continued to rise during the year, it did not have a significant impact on loan yields, as long-term rates remained relatively flat.

The following table presents an analysis of outstanding loans as of December 31,

(In Thousands)               2005       2004       2003       2002        2001
                           --------   --------   --------   --------   --------
Real Estate-Mortgage
  1-4 Family Residential
  First Liens              $465,228   $327,974   $226,887   $229,679   $246,197
  Junior Liens               20,316     13,539     11,163     15,211     22,903
  Home Equity                20,760     20,078     18,251     22,265     18,120
Real Estate-Commercial      196,431    162,166    130,968    109,932     91,129
Real Estate-Construction     25,387     17,703      9,799      2,063      6,418
Commercial Loans             33,322     20,821     16,632     17,859     15,855
Consumer Loans                5,014      7,181     10,223      8,206     11,237
Other Loans                   2,015      2,702      3,078      4,545      5,074
                           --------   --------   --------   --------   --------
   Total Loans             $768,473   $572,164   $427,001   $409,760   $416,933
                           ========   ========   ========   ========   ========

INVESTMENT  SECURITIES  HELD  TO  MATURITY:   Investment  securities  are  those
securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. government agencies, mortgage-backed securities and municipal obligations. The Corporation's investment securities held to maturity at amortized cost amounted to $78.1 million at December 31, 2005, compared with $87.1 million at December 31, 2004.

The following table presents the contractual maturities and rates of investment securities held to maturity at amortized cost, as of December 31, 2005:

                                                       After 1        After 5
                                                         But            But           After
                                       Within          Within          Within          10
(In Thousands)                         1 Year          5 Years        10 Years        Years            Total
                                    ------------    ------------    ------------   ------------    ------------
U.S. Treasuries                     $         --    $        499    $         --   $         --             499
                                              --%          3.248%             --%            --%          3.248%
U.S. Government Sponsored           $      1,497    $         --    $         --   $         --           1,497
Agencies
                                           6.653%             -%              -%             --%          6.653%
Mortgage-Backed Securities (1)      $         --    $      3,571    $        505   $     17,359          21,435
                                           4.717%             --%          5.642%         4.735%          4.754%
State and Political Subdivisions (2)$     25,738    $     18,867    $     10,048   $         --          54,653
                                           4.345%          4.017%          5.086%            --%          4.366%
                                    ------------    ------------    ------------   ------------    ------------
   Total                            $     27,235    $     22,937    $     10,553   $     17,359          78,084
                                           4.472%          4.109%          5.113%         4.735%          4.510%
                                    ============    ============    ============   ============    ============

     (1)  Mortgage-backed securities are shown using stated final maturity.
     (2)  Yields presented on a fully tax-equivalent basis.

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

     At December 31, 2005, the Corporation had securities available for sale with a market value of $341.6 million, compared with $354.2 million at December 31, 2004. A $3.0 million net unrealized loss (net of income tax) and a $1.4 million net unrealized gain (net of income tax) was included in shareholders' equity at December 31, 2005 and December 31, 2004, respectively.

The following table presents the contractual maturities and rates of securities available for sale, stated at market value, as of December 31, 2005:

                                                        After 1         After 5
                                                          But             But           After
                                         Within          Within          Within           10
(In Thousands)                           1 Year          5 Years        10 Years         Years            Total
                                      ------------    ------------    ------------    ------------    ------------
U.S. Government Sponsored             $     11,392    $     92,353    $      8,876    $         --    $    112,621
Agencies
                                             3.116%          3.699%          3.632%             --%          3.636%
Mortgage-Backed Securities (1)        $         --    $      8,692    $     38,840    $    133,908    $    181,440
                                                --%          4.081%          4.184%          4.664%          4.533%
State and Political Subdivisions (2)  $        292    $      3,705    $      5,065    $         --    $      9,062
                                             5.763%          5.758%          6.158%             --%          5.980%
Other Securities                      $      3,731    $         --    $         --    $     34,730    $     38,461
                                             3.591%             --%             --%          5.590%          5.414%
                                      ------------    ------------    ------------    ------------    ------------
   Total                              $     15,415    $    104,750    $     52,781    $    168,638    $    341,584
                                             3.272%          3.803%          4.273           4.851%          4.370%
                                      ============    ============    ============    ============    ============

     (1)  Mortgage-backed securities are shown using stated final maturity.
     (2)  Yields presented on a fully tax-equivalent basis.

     Federal funds sold and interest-earning deposits are an additional part of the Corporation's investment and liquidity strategies. The combined average balance of these vehicles during 2005 was $3.1 million as compared to $6.8 million in 2004.

DEPOSITS: Total deposits at December 31, 2005 were $1.04 billion, an increase of $106.3 million or 11 percent from $935.7 million at December 31, 2004. Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Marketing, sales efforts, and three new branch locations all contributed to the strong growth in deposits. Total average deposits increased $121.7 million or 14 percent over 2004 levels.

The following table sets forth information concerning the composition of the Corporation's average deposit base and average interest rates paid for the following years:

(In Thousands)                     2005               2004             2003
Noninterest-Bearing Demand   $172,692     -%   $158,151     -%   $139,476    - %
Checking                      191,305   1.15    159,043   0.62    129,203   0.48
Savings                        99,594   0.69    106,518   0.62    100,451   0.76
Money Markets                 147,235   2.79     68,582   0.83     62,607   0.88
Tiered Money Markets          101,861   1.48    149,559   0.97    129,485   1.12
Certificates of Deposits      273,140   3.15    222,241   2.18    233,687   2.57
                             ---------------   ---------------   ---------------
   Total Deposits            $985,827          $864,094          $794,909
                             ===============   ===============   ===============

     Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods one year or less. These factors translate into a stable customer oriented cost-effective funding source.

The following table shows remaining maturity for certificates of deposit over $100,000 as of December 31, 2005 (In thousands):

Three Months or Less                                                   $  50,718
Over Three Months Through Twelve Months                                   22,965
Over Twelve Months                                                        20,220
                                                                       ---------
   Total                                                               $  93,903
                                                                       =========

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS: At December 31, 2005 and 2004, Federal Home Loan Bank (FHLB) advances totaled $31.7 million and $33.4 million, respectively, with a weighted average interest rate of 3.51 percent and
3.39 percent, respectively. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2005 have varying terms and interest rates.

     In addition, at December 31, 2005 short-term borrowings with an average maturity of 90 days or less and overnight borrowings totaled $65.0 million and $12.5 million, respectively. The Corporation had no short-term or overnight borrowings at December 31, 2004.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $6.5 million at December 31, 2005 as compared to $6.0 million at December 31, 2004. At December 31, 2005, the allowance for loan losses as a percentage of total loans outstanding was 0.85 percent compared to 1.05 percent at December 31, 2004 and 1.28 percent at December 31, 2003. The provision for loan losses was $500 thousand for 2005 and $600 thousand for 2004. The allowance as a percentage of total loans declined in 2005 as compared to 2004 and the provision also declined with the prior year as loan growth and increases in commercial-related loans was offset by relatively low levels of delinquencies, non-performing loans and historical charge-off experience. In addition, the composition of the Bank's loan portfolio was comprised of a higher percentage of lower risk 1-4 family mortgages.

     The provision was based upon management's review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans. Although management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in market conditions in the state and may be adversely affected should real estate values decline or New Jersey experiences an adverse economic downturn. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

The following table presents the loan loss experience during the periods ended December 31,


(In Thousands)                              2005       2004      2003       2002      2001
Allowance for Loan Losses At               $ 6,004   $ 5,467   $ 4,798    $ 4,023   $ 3,435
  Beginning of Year
Loans Charged-Off During the Period
  Real Estate                                   --        --        --         --        42
  Consumer                                      14        16        42         59        35
  Commercial and Other                           2        62        --          9        15
                                           -------   -------   -------    -------   -------
  Total Loans Charged-Off                       16        78        42         68        92
                                           -------   -------   -------    -------   -------

Recoveries During the Period
  Real Estate                                   --        --        37         --         7
  Consumer                                       2         6        40         36        65
  Commercial and Other                          12         9        34          7         8
                                           -------   -------   -------    -------   -------
  Total Recoveries                              14        15       111         43        80
                                           -------   -------   -------    -------   -------
Net Charge-Offs/(Recoveries)                     2        63       (69)        25        12
                                           -------   -------   -------    -------   -------
Provision Charged to Expense                   500       600       600        800       600
                                           -------   -------   -------    -------   -------
Allowance for Loan Losses at End of Year   $ 6,502   $ 6,004   $ 5,467    $ 4,798   $ 4,023
                                           =======   =======   =======    =======   =======

The following table shows the allocation of the allowance for loan losses and the percentage of each loan category to total loans as of December 31,

                                   % of              % of              % of              % of              % of
                                   Loan              Loan              Loan              Loan              Loan
                                 Category          Category          Category          Category          Category
                                 to Total          to Total          to Total          to Total          to Total
(In Thousands)            2005     Loans     2004    Loans     2003    Loans     2002    Loans     2001    Loans
                         -----------------  ----------------  ----------------  ----------------  ---------------
Residential              $ 4,448      82.0  $3,942      81.1  $3,238      80.7  $2,860      80.4  $2,377     77.9
Commercial and Other       1,891      14.9   1,865      15.5   2,016      15.7   1,716      14.2   1,410     14.3
Consumer                     163       3.1     197       3.4     213       3.6     222       5.4     236      7.8
                         -----------------  ----------------  ----------------  ----------------  ---------------
     Total               $ 6,502     100.0  $6,004     100.0  $5,467     100.0  $4,798     100.0  $4,023    100.0
                         =================  ================  ================  ================  ===============

NON-PERFORMING ASSETS:

The following table presents for the years indicated the components of non-performing assets:

                                                                      Years Ended December 31,
(In Thousands)                                          2005        2004         2003        2002       2001
                                                       -------     -------     -------     -------     -------
Loans Past Due 90 Days or More
 And Still Accruing Interest                           $    47     $    --     $    56     $   203     $    53
Non-Accrual Loans                                          339         351         159         180         274
                                                       -------     -------     -------     -------     -------
   Total Non-Performing Loans                              386         351         215         383         327
Other Real Estate Owned                                     --          --          --          --          --
                                                       -------     -------     -------     -------     -------
   Total Non-Performing Assets                         $   386     $   351     $   215     $   383     $   327
                                                       =======     =======     =======     =======     =======

Loan Charge-Offs                                       $    16     $    78     $    42     $    68     $    92
Loan Recoveries                                            (14)        (15)       (111)        (43)        (80)
                                                       -------     -------     -------     -------     -------
   Net Loan Charge-Offs/(Recoveries)                   $     2     $    63     $   (69)    $    25     $    12
                                                       =======     =======     =======     =======     =======
Allowance for Loan Losses                              $ 6,502     $ 6,004     $ 5,467     $ 4,798     $ 4,023
                                                       =======     =======     =======     =======     =======

Ratios:
Total Non-Performing Loans/Total Loans                    0.05%       0.06%       0.05%       0.09%       0.08%
Total Non-Performing Loans/Total Assets                   0.03        0.03        0.02        0.04        0.05
Total Non-Performing Assets/Total Assets                  0.03        0.03        0.02        0.04        0.05
Allowance for Loan Losses/Total Loans                     0.85        1.05        1.28        1.17        0.96
Allowance for Loan Losses/Total Non-Performing Loans      16.8X       17.1X       25.4X       12.5X       12.3X

     Interest income of $21 thousand, $11 thousand and $11 thousand would have been recognized during 2005, 2004 and 2003, respectively, if non-accrual loans had been current in accordance with their original terms.

CONTRACTUAL OBLIGATIONS:

The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2005. Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below:

                                        Less Than                           More Than
(In Thousands)                          One Year    1-3 Years   3-5 Years    5 Years      Total
                                        ---------   ---------   ---------   ---------   ---------
Overnight Borrowings                    $  12,500   $      --   $      --   $      --   $  12,500
Short-Term Borrowings                      65,000          --          --          --      65,000
Long-Term Debt Obligations (Note 8)         6,000       5,448      13,137       7,120      31,705
Operating Lease Obligations (Note 13)       2,257       4,474       4,402      12,753      23,886
Purchase Obligations                          470         644         117          --       1,231
Other Long-Term Liabilities (Note 11)(1)    1,100          --          --          --       1,100
                                        ---------   ---------   ---------   ---------   ---------
  Total Contractual Obligations         $  87,327   $  10,566   $  17,656   $  19,873   $ 135,422
                                        =========   =========   =========   =========   =========

(1) The Corporation does not have an estimate of the actual pension contribution for 2007 and beyond; however it is anticipated to be approximately $1.1 million in 2006.

     Short-term and overnight borrowings are borrowings from the Federal Home Loan Bank with defined terms. Long-term debt obligations include borrowings from the Federal Home Loan Bank with defined terms. The chart is based on scheduled repayments of principal.

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

OFF-BALANCE SHEET ARRANGEMENTS:

The following table shows the amounts and expected maturities of significant commitments, as of December 31, 2005. Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

                                            Less Than               More Than
(In Thousands)                  One Year    1-3 Years   3-5 Years    5 Years      Total
                                ---------   ---------   ---------   ---------   ---------
Financial Letters of Credit     $     863   $      --   $      --   $      --   $     863
Performance Letters of Credit       1,908          48          --          --       1,956
Commercial Letters of Credit        1,312       3,302          --          --       4,614
                                ---------   ---------   ---------   ---------   ---------
  Total Letters of Credit       $   4,083   $   3,350   $      --   $      --   $   7,433
                                =========   =========   =========   =========   =========

     Commitments under standby letters of credit, both financial and performance do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: Other income was $11.5 million in 2005, an increase of 16 percent over 2004 levels. This increase was attributable to increases in almost all categories of other income, notably a $920 thousand increase, or 14 percent, in trust fees. This increase is attributable to increased volume of business as the market value of assets under management increased to $1.76 billion.

     Net gains on sales of securities increased by $401 thousand. This increase was primarily due to a $560 thousand other-than-temporary non-cash impairment charge on adjustable rate investment-grade preferred stock in 2004 and a $253 thousand gain on the non-monetary exchange of equity securities in 2005.

     Other income of $802 thousand was realized on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $793 thousand in 2004. BOLI assists in offsetting the rising costs of employee benefits.

The following table presents the major components of other income:

(In Thousands)                                        2005      2004      2003
                                                    -------   -------   -------
Trust Fees                                          $ 7,640   $ 6,720   $ 5,759
Service Charges on Deposit Accounts                   1,877     1,743     1,646
Bank Owned Life Insurance                               802       793       880
Securities Gains, Net                                   551       150     1,284
Other Noninterest Income                                282       205       201
Safe Deposit Rental Fees                                233       233       225
Other Fee Income                                        110        83        77
                                                    -------   -------   -------
  Total Other Income                                $11,495   $ 9,927   $10,072
                                                    =======   =======   =======

OTHER EXPENSES: In 2005, other expenses totaled $27.4 million, an increase of $2.2 million or 9 percent compared to $25.2 million in 2004. This increase is commensurate with the growth in the overall level of bank and trust business activity. The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

     Salaries and benefits expense, which accounts for the largest portion of other expenses, increased $784 thousand, or 6 percent, in 2005 as compared to 2004. Normal salary increases, as well as additions to staff, branch expansion and higher group health insurance and pension plan costs accounted for the increase. These increases were offset, in part, by lower profit sharing plan contributions and a reduced bonus pool. At December 31, 2005, the Corporation's full-time equivalent staff was 228 compared with 219 at December 31, 2004.

     Premises and equipment expense increased to $6.7 million in 2005 from $5.7 million in 2004, an increase of $1.0 million, or 18 percent. Occupancy expenses continue to grow as the Corporation invests in new branches and technological capacity, both vital to the Corporation's future growth and profitability.

     Advertising expenses increased $247 thousand, or 36 percent when compared to 2004 due to additional advertising for the Bridgewater Branch and the advertising of deposit products. Stationery and supplies expense and postage expense declined $69 thousand, or 11 percent, and $46 thousand, or 14 percent, respectively, as cost savings from the implementation of check imaging of customer checks was realized. Telephone expense declined $51 thousand, or 12 percent, due to technological efficiencies created with the investment in the new data center in 2004. Professional and legal fees remained relatively constant from year to year.

The following table presents the major components of other expenses:

(In Thousands)                                       2005      2004      2003
                                                    -------   -------   -------
Salaries and Benefits                               $14,682   $13,898   $12,638
Premises and Equipment                                6,705     5,668     4,836
Advertising                                             936       689       460
Professional and Legal Fees                             565       583       568
Stationery and Supplies                                 536       605       521
Trust Department                                        408       416       487
Telephone                                               390       441       376
Postage                                                 286       332       318
Other Expenses                                        2,875     2,559     2,345
                                                    -------   -------   -------
  Total Other Expenses                              $27,383   $25,191   $22,549
                                                    =======   =======   =======

INCOME TAXES: Income tax expense for the years ended December 31, 2005 and 2004 was $5.8 million and $6.1 million, respectively. The effective tax rate for the year ended December 31, 2005 was 30.54 percent compared to 31.70 percent for the year ended December 31, 2004. Taxable income declined from $19.2 million to $18.9 million from December 31, 2004 to December 31, 2005. The effective tax rate in 2005 decreased due to increased tax-exempt income, as well as a decline in state income tax due to higher taxable income in the Real Estate Investment Trust subsidiary, which has a lower effective state tax rate.

RESULTS OF OPERATIONS 2004 COMPARED TO 2003: Net income for the year ended December 31, 2004 increased 7 percent to $13.1 million as compared to $12.3 million earned in the year ended December 31, 2003. Earnings per diluted share were $1.56 in 2004 as compared to $1.47 in 2003, an increase of 6 percent. These results produced a return on average assets of 1.30 percent as compared to 1.34 percent in 2003 and a return on average shareholders' equity of 14.72 percent as compared to 15.14 percent in 2003. The increase in net income for 2004 was primarily due to higher net interest income and trust fees, offset in part by higher salaries and benefits and premises and equipment expenses. In 2004, the Corporation experienced strong growth in loans and deposits, which, accompanied by historically low cost of funds, resulted in strong growth in net interest income. The results for 2004 also included substantial investments in two new branch locations and a new data center.

     Net interest income, on a fully tax-equivalent basis, increased from $31.8 million in 2003 to $35.9 million in 2004. Average earning assets increased $89.3 million, or 10 percent, from the average balances in 2003 and the interest earned on these assets increased despite slightly lower yields. Average interest-bearing liabilities increased $65.7 million, or 10 percent, while interest expense declined $402 thousand, or 4 percent, over the levels recorded in 2003. Deposit rates paid in 2004 reflect a decline in the market interest rates during most of the year; however, rates began to rise later in 2004 as the Federal Reserve Bank began to increase the Federal funds rate.

     Other income was $9.9 million in 2004, a decline of 1 percent over 2003 levels. This decline was primarily due to lower net gains on sales of securities, which totaled $150 thousand as compared to $1.3 million in 2003. This decline was due, in part, to a $560 thousand other-than-temporary non-cash impairment charge on adjustable rate investment-grade preferred stock. Trust fees rose $961 thousand or 17 percent over the levels recorded in 2003 and was attributable to increased volume of business as the market value of assets increased $277.3 million or 20 percent over 2003 levels. Other income of $793 thousand was realized on increased cash surrender value on BOLI policies in 2004, as compared to $880 thousand in 2003.

     Other expenses, in 2004, totaled $25.2 million, an increase of $2.6 million or 12 percent compared to $22.5 million in 2003. Salaries and benefits expense increased $1.3 million or 10 percent in 2004 as compared to 2003. This increase was directly related to increased officer and staff levels, normal merit increases, promotional raises and higher benefit costs. The full-time equivalent number of employees was 219 at December 31, 2004 as compared to 209 at December 31, 2003.

     Premises and equipment expense increased to $5.7 million from $4.8 million in 2003, an increase of $832 thousand or 17 percent. Occupancy expenses grew due to the investment in two new branches, Oldwick and Morristown, and a new data center. During 2004, the Corporation invested in the equipment necessary to image customer checks and create image statements of customer accounts and enable the Corporation to comply with the Check 21 legislation.

     Advertising expenses increased $229 thousand in 2004 due to additional advertising for two branch grand openings and advertising of deposit products. Also increasing due to the addition of two new branches was stationery and supplies expense of $84 thousand and telephone expense of $65 thousand. Professional and legal fees remained relatively constant from 2004 to 2003 despite additional costs related to the implementation of Section 404 of the Sarbanes-Oxley Act.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. Total shareholders' equity grew $4.5 million or 5 percent to $99.2 million at December 31, 2005 as compared with $94.7 million at December 31, 2004. At December 31, 2005, net unrealized losses on securities, net of taxes, were $3.0 million as compared to net unrealized gains on securities, net of taxes, of $1.4 million at December 31, 2004. Federal regulations require banks to meet target Tier 1 and total capital ratios of 4 percent and 8 percent, respectively. The Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums at 16.71 percent and 17.78 percent, respectively. The Corporation's capital leverage ratio was 8.66 percent at December 31, 2005.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

     Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold and interest-earning deposits, averaged $24.5 million in 2005. In addition, the Corporation has $341.6 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2005, investment securities and securities available for sale maturing within one year amounted to $42.7 million and cash and cash equivalents totaled $23.5 million.

     Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of short-term liquidity available, including short and long-term borrowings from the Federal Home Loan Bank of New York, short-term borrowings from the Federal Reserve Bank Discount Window, federal funds purchased from correspondent banks and loan participation or sales of loans. The Corporation also generates liquidity from the regular principal payments received on its loan portfolio and on its mortgage-backed security portfolio.

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

     The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately 0.64 on December 31, 2005 for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position, which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread. Management does not view this amount as presenting an unusually high risk potential, although no assurances can be given that the Corporation is not at risk from interest rate increases or decreases.

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

The table below presents the maturity and repricing relationships between interest-earning assets and interest-bearing deposits as of December 31, 2005 (In Thousands):


Repricing or                               0-3           3-12         1-5        Over 5
Maturity Date                             Months        Months       Years        Years       Total
--------------------------------------- ----------   ----------   ----------   ----------   ----------
Assets
  Securities                            $   38,528   $   85,976   $  225,925   $   69,239   $  419,668
  Federal Funds Sold                         2,631           --           --           --        2,631
  Interest-Earning Deposits                  1,295           --           --           --        1,295
  Loans (1)                                132,195      154,735      364,449      110,253      761,632
                                        ----------   ----------   ----------   ----------   ----------
    Total Interest-Sensitive Assets     $  174,649   $  240,711   $  590,374   $  179,492   $1,185,226
                                        ==========   ==========   ==========   ==========   ==========
Deposits
  Certificates of Deposit               $  152,499   $   84,384   $   71,272   $       --   $  308,155
  Savings                                   24,272        7,139       36,297       23,036       90,744
  Money Markets                            145,536       22,642      112,123          767      281,068
  Checking                                  47,124       13,860       70,471       44,720      176,175
  Borrowed Funds                            79,972        5,436       18,686        5,111      109,205
  Noninterest-Bearing Demand Deposits       49,604       14,546       74,136       47,568      185,854
                                        ----------   ----------   ----------   ----------   ----------
    Total Interest-Sensitive            $  499,007   $  148,007   $  382,985   $  121,202   $1,151,201
Liabilities
                                        ==========   ==========   ==========   ==========   ==========
Assets/Liabilities                            0.35         1.63         1.54         1.48         1.03
Assets/Liabilities (Cumulative)               0.35         0.64         0.98         1.03

     (1)  Loan balances do not include nonaccrual loans.

MARKET RISK SENSITIVE INSTRUMENTS: A derivative financial instrument includes futures, forwards, interest rate swaps, option contracts and other financial instruments with similar characteristics. The Corporation currently does not enter into futures, forwards, swaps or options. However, the Corporation is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of the customers of the Corporation. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates and may require collateral from the borrower if deemed necessary by the Corporation. Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party up to a stipulated amount and with specified terms and conditions.

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

The following table presents the scheduled maturity of market risk sensitive instruments as of December 31, 2005 (In Thousands):


                          Average                                                        Estimated
                          Interest    Within         1-5         Over                      Fair
Maturing In:                Rate      1 Year        Years      5 Years        Total        Value
                           ------   ----------   ----------   ----------   ----------   ----------
Assets
Securities                   4.17%  $   42,650   $  127,687   $  249,331   $  419,668   $  418,870
Federal Funds Sold           3.26        2,631           --           --        2,631        2,631
Interest-Earning Deposits    3.17        1,295           --           --        1,295        1,295
Loans (1)                    5.65      115,615      291,225      361,294      768,134      760,085
                           ------   ----------   ----------   ----------   ----------   ----------
  Total                             $  162,191   $  418,912   $  610,625   $1,191,728   $1,182,881
                                    ==========   ==========   ==========   ==========   ==========
Liabilities
Savings, Checking
And Money Markets            1.57%  $  547,987   $       --   $       --   $  547,987   $  547,987
CDs                          3.15      236,875       71,280           --      308,155      305,818
Borrowed Funds               3.57       83,500       18,585        7,120      109,205      107,932
                           ------   ----------   ----------   ----------   ----------   ----------
  Total                             $  868,362   $   89,865   $    7,120   $  965,347   $  961,737
                                    ==========   ==========   ==========   ==========   ==========

     (1)  Loan balances do not include nonaccrual loans

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

RECENT ACCOUNTING PRONOUNCEMENTS: Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment, addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. Statement 123(R) generally requires that an entity account for those transactions using the fair-value-based method, and eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. Statement 123(R) requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for the Corporation beginning January 1, 2006. The Corporation must use either the modified prospective or the modified retrospective transition method. The Corporation is currently evaluating the transition provisions of Statement 123(R), the adoption of which will lower reported net income and earnings per share. The Corporation anticipates expensing approximately $114 thousand in 2006 based on options outstanding at December 31, 2005.

     FASB Statement No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3, changes the requirements for the accounting for and reporting of a change in accounting principle. The Statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The Corporation does not expect FAS No. 154 to impact on the consolidated financial statements at this time.

     The American Institute of Certified Public Accountants (AICPA) Accounting Standards Executive Committee (AcSEC) Statements of Position (SOP) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, issued in December 2003, effective for loans acquired in fiscal years beginning after December 15, 2004, with early adoption encouraged. SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investors initial investments in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations and applies to all nongovernmental entities, including not-for-profit organizations, but does not apply to loans originated by the entity. A transition provision applies for certain aspects of loans currently within the scope of Practice Bulletin 6, Amortization of Discounts on Certain Acquired Loans. The Corporation does not expect SOP 03-3 to have an impact on the consolidated financial statements at this time.

     FASB Staff Position No. FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" (the "FSP"), was issued on November 3, 2005 and addresses the determination of when an investment is considered impaired; whether the impairment is other than temporary; and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of an other-than-temporary  impairment  on  a  debt  security,  and  requires  certain
disclosures   about   unrealized
losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance in EITF Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations (principally Statement of Financial Accounting Standards No. 115 and SEC Staff Accounting Bulletin 59). Under the FSP, impairment losses must be recognized in earnings equal to the entire difference between the security's cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also requires that an investor recognize an other-than-temporary impairment loss when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP is effective for reporting periods beginning after December 15, 2005. The Corporation does not expect that the application of the FSP will have a material impact on its financial condition, results of operations or financial statement disclosures.

     In November 2005, the FASB Emerging Issues Task Force (EITF) stated that it would review employer accounting for deferred compensation or postretirement benefit aspects of split-dollar life insurance arrangements at its March 2006 meeting. The Corporation's accounting for the Bank owned life insurance and the existing terms of the split-dollar insurance arrangements with executives and senior officers could change as a result of actions taken by the EITF. At this time the Corporation is unable to determine the impact, if any, of any changes in the accounting in this area.

PGB TRUST AND INVESTMENTS: PGB Trust and Investments, a division of the Bank, since its inception in 1972 has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base. Officers from PGB Trust and Investments are available to provide investment services at the Bank's Morristown and Gladstone Branches.

     The book value of assets under management in PGB Trust and Investments increased from $1.2 billion at December 31, 2004 to $1.3 billion at December 31, 2005, an increase of 9 percent. The corresponding market value at December 31, 2005 reached almost $1.8 billion. Fee income generated by PGB Trust and Investments was $7.6 million, $6.7 million and $5.8 million in 2005, 2004 and 2003, respectively.

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


                                                                 Years Ended December 31,
(In Thousands, Except Per Share Data)          2005           2004           2003            2002           2001
                                            -----------    -----------    -----------     -----------    -----------
Summary Earnings:
  Interest Income                           $    55,414    $    44,917    $    41,426     $    43,947    $    40,523
  Interest Expense                               20,123          9,860         10,262          12,055         15,486
                                            -----------    -----------    -----------     -----------    -----------
    Net Interest Income                          35,291         35,057         31,164          31,892         25,037
                                            -----------    -----------    -----------     -----------    -----------
  Provision for Loan Losses                         500            600            600             800            600
    Net Interest Income After
Provision
     For Loan Losses                             34,791         34,457         30,564          31,092         24,437
                                            -----------    -----------    -----------     -----------    -----------
  Other Income, Exclusive of
Securities
    Gains, net                                   10,944          9,777          8,788           7,642          6,220
  Other Expenses                                 27,383         25,191         22,549          21,061         17,561
  Securities Gains, net                             551            150          1,284              52            189
                                            -----------    -----------    -----------     -----------    -----------
    Income Before Income Tax Expense             18,903         19,193         18,087          17,725         13,285
                                            -----------    -----------    -----------     -----------    -----------
  Income Tax Expense                              5,773          6,084          5,787           5,800          4,361
                                            -----------    -----------    -----------     -----------    -----------
    Net Income                              $    13,130    $    13,109    $    12,300     $    11,925    $     8,924
                                            ===========    ===========    ===========     ===========    ===========

Per Share Data:
Earnings Per Share-Basic                    $      1.58    $      1.60    $      1.51     $      1.48    $      1.11
Earnings Per Share-Diluted                         1.56           1.56           1.47            1.45           1.09
Cash Dividends Declared                            0.50           0.42           0.38            0.33           0.29
Book Value End-Of-Period                          11.97          11.48          10.43            9.52           7.84
Weighted Average Shares Outstanding           8,286,926      8,200,681      8,122,433       8,083,088      8,053,362
Common Stock Equivalents (Dilutive)             116,348        177,412        231,062         165,453        135,407

Balance Sheet Data (At Period End):            2005           2004           2003            2002           2001
                                            -----------    -----------    -----------     -----------    -----------
  Total Assets                              $ 1,255,259    $ 1,067,395    $   968,126     $   859,808    $   704,773
  Investment Securities                          78,084         87,128         97,701         168,066         48,722
  Securities Available for Sale                 341,584        354,186        355,998         212,259        172,620
  Loans                                         768,473        572,164        427,001         409,760        416,933
  Allowance for Loan Losses                       6,502          6,004          5,467           4,798          4,023
  Total Deposits                              1,041,996        935,666        845,771         769,688        630,903
  Total Shareholders' Equity                     99,155         94,669         85,054          77,158         63,085
  Trust Assets (Market Value)                 1,761,846      1,691,860      1,414,591       1,238,754      1,024,795
  Cash Dividends Declared                         4,143          3,226          2,760           2,207          1,846

Selected Performance Ratios:
  Return on Average Total Assets                   1.12%          1.30%          1.34%           1.53%          1.42%
  Return on Average Total Shareholders'           13.49          14.72          15.14           17.06          15.03
Equity
  Dividend Payout Ratio                           31.56          24.61          22.44           18.51          20.69
  Average Total Shareholders' Equity to
    Average Assets                                 8.30           8.82           8.84            8.95           9.44
  Non-Interest Expenses to Average Assets          2.34           2.49           2.45            2.70           2.79
  Non-Interest Income to Average Assets            0.98           0.98           1.10            0.99           1.02

Asset Quality Ratios (At Period End):
  Non-Accrual Loans to Total Loans                 0.04%          0.06%          0.04%           0.04%          0.07%
  Non-Performing Assets to Total Assets            0.03           0.03           0.02            0.04           0.05
  Allowance For Loans Losses to
    Non-Performing Loans                          16.8X          17.1X          25.4X           12.5X          12.3X
  Allowance For Loans Losses to
    Total Loans                                    0.85%          1.05%          1.28%           1.17%          0.96%
  Net (Recoveries)/Charge-Offs to Average
    Loans Plus Other Real Estate Owned             0.00           0.01          (0.02)           0.01           0.01

Liquidity and Capital Ratios:
  Average Loans to Average Deposits               69.25%         55.94%         51.23%          61.09%         67.85%
  Total Shareholders' Equity to Total              7.90           8.87           8.79            8.97           8.95
Assets
  Tier 1 Capital to Risk Weighted Assets          16.71          19.02          20.38           19.51          18.76
  Total Capital to Risk Weighted Assets           17.78          20.25          21.74           20.81          19.98
  Tier 1 Leverage Ratio                            8.66           9.18           8.91            9.19           9.84

                                       24

The following table sets forth certain unaudited quarterly financial data for the periods indicated:


Selected 2005 Quarterly Data:             March 31      June 30      September 30   December 31
                                       ------------   ------------   ------------   ------------
(In Thousands Except Per Share Data)
Interest Income                        $     12,656   $     13,400   $     14,266   $     15,092
Interest Expense                              3,629          4,455          5,504          6,535
                                       ------------   ------------   ------------   ------------
  Net Interest Income                         9,027          8,945          8,762          8,557
                                       ------------   ------------   ------------   ------------
Provision for Loans Losses                      150            200            150             --
Trust Fees                                    2,013          1,906          1,895          1,826
Securities Gains, Net                           298             37            216             --
Other Income                                    839            818            828            819
Other Expenses                                6,555          7,017          6,861          6,950
                                       ------------   ------------   ------------   ------------
Net Income Before Income Tax Expense          5,472          4,489          4,690          4,252
Income Tax Expense                            1,769          1,271          1,475          1,258
                                       ------------   ------------   ------------   ------------
  Net Income                           $      3,703   $      3,218   $      3,215   $      2,994
                                       ============   ============   ============   ============
Earnings Per Share-Basic               $       0.45   $       0.39   $       0.39   $       0.36
Earnings Per Share-Diluted                     0.44           0.38           0.38           0.36

Selected 2004 Quarterly Data:            March 31       June 30      September 30    December 31
                                       ------------   ------------   ------------   ------------
(In Thousands Except Per Share Data)
Interest Income                        $     10,522   $     10,740   $     11,547   $     12,108
Interest Expense                              2,159          2,246          2,525          2,930
                                       ------------   ------------   ------------   ------------
  Net Interest Income                         8,363          8,494          9,022          9,178
                                       ------------   ------------   ------------   ------------
Provision for Loans Losses                      150            150            150            150
Trust Fees                                    1,683          1,791          1,666          1,580
Securities Gains/(Losses), Net                  193            406             12           (461)
Other Income                                    744            722            797            794
Other Expenses                                6,039          6,503          6,142          6,507
                                       ------------   ------------   ------------   ------------
Net Income Before Income Tax Expense          4,794          4,760          5,205          4,434
Income Tax Expense                            1,513          1,551          1,670          1,350
                                       ------------   ------------   ------------   ------------
  Net Income                           $      3,281   $      3,209   $      3,535   $      3,084
                                       ============   ============   ============   ============
Earnings Per Share-Basic               $       0.40   $       0.39   $       0.43   $       0.37
Earnings Per Share-Diluted                     0.39           0.38           0.42           0.37


         Management Report on Internal Control over Financial Reporting
         --------------------------------------------------------------


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

Management assessed the effectiveness of the Corporation's internal control over financial reporting as of December 31, 2005. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based upon our assessment we believe that, as of December 31, 2005, the Corporation's internal control over financial reporting is effective based upon those criteria. The Corporation's independent auditors have issued an audit report on our assessment of, and the effective operation of, the Corporation's internal control over financial reporting. This report begins on the next page.



/s/ Frank A. Kissel                         /s/ Arthur F. Birmingham
--------------------------                  ----------------------------
Frank A. Kissel                             Arthur F. Birmingham
Chairman of the Board and                   Executive Vice President,
Chief Executive Officer                     Chief Financial Officer and
                                            Chief Accounting Officer

February 28, 2006

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


The Board of Directors and Shareholders
Peapack-Gladstone Financial Corporation:

We have audited management's assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that Peapack-Gladstone Financial Corporation and subsidiary (the "Corporation") maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control -Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Management of the Corporation is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Corporation's internal control over financial reporting based on our audit.

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

In our opinion, management's assessment that Peapack-Gladstone Financial Corporation and subsidiary maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also, in our opinion, Peapack-Gladstone Financial Corporation and subsidiary maintained, in all material respects, effective internal control over financial reporting as of

December 31, 2005, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and our report dated February 28, 2006 expressed an unqualified opinion on those consolidated financial statements.


/s/ KPMG LLP

Short Hills, New Jersey
February 28, 2006

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

The Board of Directors and Shareholders
Peapack-Gladstone Financial Corporation:

We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary (the "Corporation") as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

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

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peapack-Gladstone Financial Corporation and subsidiary's internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2006 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.


/s/ KPMG LLP

Short Hills, New Jersey
February 28, 2006

CONSOLIDATED STATEMENTS OF CONDITION


                                                                         December 31,
(In Thousands)                                                        2005           2004
                                                                  -----------    -----------
Assets
Cash and Due From Banks                                           $    19,573    $    15,631
Federal Funds Sold                                                      2,631            101
Interest-Earning Deposits                                               1,295            786
                                                                  -----------    -----------
  Total Cash and Cash Equivalents                                      23,499         16,518
Investment Securities Held to Maturity (Approximate
  Market Value $77,286 in 2005 and $87,544 in 2004)                    78,084         87,128
Securities Available for Sale                                         341,584        354,186
Loans                                                                 768,473        572,164
  Less: Allowance for Loan Losses                                       6,502          6,004
                                                                  -----------    -----------
  Net Loans                                                           761,971        566,160
Premises and Equipment                                                 21,412         20,163
Accrued Interest Receivable                                             4,828          4,375
Cash Surrender Value of Life Insurance                                 17,957         17,253
Other Assets                                                            5,924          1,612
                                                                  -----------    -----------
    Total Assets                                                  $ 1,255,259    $ 1,067,395
                                                                  ===========    ===========

Liabilities
Deposits:
  Noninterest-Bearing Demand Deposits                             $   185,854    $   162,275
  Interest-Bearing Deposits:
    Checking                                                          176,175        194,669
    Savings                                                            90,744        106,576
    Money Market Accounts                                             281,068        227,944
    Certificates of Deposit over $100,000                              93,903         74,005
    Certificates of Deposit less than $100,000                        214,252        170,197
                                                                  -----------    -----------
     Total Deposits                                                 1,041,996        935,666
Short-Term Borrowings                                                  77,500             --
Long-Term Debt                                                         31,705         33,394
Accrued Expenses and Other Liabilities                                  4,903          3,666
                                                                  -----------    -----------
    Total Liabilities                                               1,156,104        972,726
Shareholders' Equity
Common Stock (No Par Value; Stated Value $0.83
  Per Share; Authorized 20,000,000 shares;
  Issued  Shares,  8,473,718 at December 31, 2005 and 8,393,625
  At December 31, 2004; Outstanding shares, 8,284,715 at
  December 31, 2005 and 8,246,042 at December 31, 2004)                 7,061          6,994
Surplus                                                                88,973         87,991
Treasury Stock at Cost, 189,003 shares in 2005
  And 147,583 shares in 2004                                           (4,022)        (2,867)
Retained Earnings                                                      10,100          1,113
Accumulated Other Comprehensive (Loss)/Income,
  Net of Income Tax (Benefit)/Expense                                  (2,957)         1,438
                                                                  -----------    -----------
    Total Shareholders' Equity                                         99,155         94,669
                                                                  -----------    -----------
    Total Liabilities and Shareholders' Equity                    $ 1,255,259    $ 1,067,395
                                                                  ===========    ===========

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

                                                      Years Ended December 31,
(In Thousands, Except Per Share Data)                 2005      2004      2003
                                                    -------   -------   -------
Interest Income
Interest and Fees on Loans                          $38,559   $27,542   $25,135
Interest on Investment Securities
  Held to Maturity:
  Taxable                                             1,591     2,650     3,889
  Tax-Exempt                                          1,188       943       590
Interest and Dividends on Securities
  Available for Sale:
  Taxable                                            13,619    13,342    11,372
  Tax-Exempt                                            358       363       362
Interest on Federal Funds Sold                           73        58        70
Interest-Earning Deposits                                26        19         8
                                                    -------   -------   -------
    Total Interest Income                            55,414    44,917    41,426
Interest Expense
Interest on Checking Accounts                         2,192       991       616
Interest on Savings and Money Market Accounts         6,304     2,686     2,763
Interest on Certificates of Deposit Over $100,000     2,678     1,320     1,539
Interest on Other Certificates of Deposit             5,931     3,514     4,458
Interest on Short-Term Borrowings                     1,879       345       156
Interest on Long-Term Debt                            1,139     1,004       730
                                                    -------   -------   -------
    Total Interest Expense                           20,123     9,860    10,262
                                                    -------   -------   -------
     Net Interest Income Before Provision
      For Loan Losses                                35,291    35,057    31,164
                                                    -------   -------   -------
Provision for Loan Losses                               500       600       600
                                                    -------   -------   -------
     Net Interest Income After Provision
      For Loan Losses                                34,791    34,457    30,564
Other Income
Trust Fees                                            7,640     6,720     5,759
Service Charges and Fees                              2,220     2,059     1,948
Bank Owned Life Insurance                               802       793       880
Other Income                                            282       205       201
Securities Gains, Net                                   551       150     1,284
                                                    -------   -------   -------
    Total Other Income                               11,495     9,927    10,072
Other Expenses
Salaries and Employee Benefits                       14,682    13,898    12,638
Premises and Equipment                                6,705     5,668     4,836
Other Expenses                                        5,996     5,625     5,075
                                                    -------   -------   -------
    Total Other Expenses                             27,383    25,191    22,549
Income Before Income Tax Expense                     18,903    19,193    18,087
Income Tax Expense                                    5,773     6,084     5,787
                                                    -------   -------   -------
     Net Income                                     $13,130   $13,109   $12,300
                                                    =======   =======   =======
Earnings Per Share
  Basic                                             $  1.58   $  1.60   $  1.51
  Diluted                                              1.56      1.56      1.47

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                          Accumulated
                                                                                             Other
    (In Thousands, Except              Common                   Treasury      Retained   Comprehensive
       Per Share Data)                 Stock        Surplus      Stock        Earnings   Income/(Loss)    Total
----------------------------------   ----------   ----------   ----------    ----------   ----------    ----------
Balance at December 31,
2002, 6,702,523 Shares Outstanding   $    5,661   $   38,385   $   (2,020)   $   30,290   $    4,842    $   77,158
Comprehensive Income
Net Income 2003                                                                  12,300                     12,300
Unrealized Holding Losses on
  Securities Arising During the
  Period (Net of Income
  Tax Benefit of $1,017)                                                                      (1,416)
 Less: Reclassification
   Adjustment for Gains
   Included in Net Income
   (Net of Income Tax of $513)                                                                   771
                                                                                          ----------
Net Unrealized Holding
  Losses on Securities
Arising
  During the Period (Net of
  Income Tax Benefit of $1,530)                                                               (2,187)       (2,187)
                                                                                                        ----------
Total Comprehensive Income                                                                                  10,113
Dividends Declared
  ($0.38 Per Share)                                                              (2,760)                    (2,760)
Common Stock Options
Exercised and Related
  Tax Benefits, 42,304 shares                45          869                                                   914
Common Stock Dividend
  (Ten Percent), 671,204                    568       22,705                    (23,273)                        --
shares
Treasury Stock Transactions                                          (371)                                    (371)
                                     ----------   ----------   ----------    ----------   ----------    ----------
Balance at December 31, 2003
  7,416,031 Shares  Outstanding      $    6,274       61,959   $   (2,391)   $   16,557   $    2,655    $   85,054
                                     ----------   ----------   ----------    ----------   ----------    ----------
Comprehensive Income
Net Income 2004                                                                  13,109                     13,109
Unrealized Holding Losses on
  Securities Arising During
the
  Period (Net of Income
  Tax Benefit of $796)                                                                        (1,119)
 Less: Reclassification
   Adjustment for Gains
   Included in Net Income
   (Net of Income Tax of $52)                                                                     98
                                                                                          ----------
Net Unrealized Holding
  Losses on Securities
Arising
  During the Period (Net of
  Income Tax Benefit of $848)                                                                 (1,217)       (1,217)
                                                                                                        ----------
Total Comprehensive Income                                                                                  11,892
Dividends Declared
  ($0.42 Per Share)                                                              (3,226)                    (3,226)
Common Stock Options
Exercised and Related
  Tax Benefits, 83,002                       85        1,340                                                 1,425
shares
Common Stock Dividend
  (Ten Percent), 747,009 shares             635       24,692                    (25,327)                        --

Treasury Stock Transactions                                          (476)                                    (476)
                                     ----------   ----------   ----------    ----------   ----------    ----------
Balance at December 31, 2004
  8,246,042 Shares Outstanding       $    6,994       87,991   $   (2,867)   $    1,113   $    1,438    $   94,669
                                     ----------   ----------   ----------    ----------   ----------    ----------
Comprehensive Income
Net Income 2005                                                                  13,130                     13,130
Unrealized Holding Losses on
  Securities Arising During
the
  Period (Net of Income
  Tax Benefit of $2,504)                                                                      (4,037)
 Less: Reclassification
   Adjustment for Gains
   Included in Net Income
   (Net of Income Tax of $193)                                                                   358

Net Unrealized Holding
  Losses on Securities Arising
  During the Period (Net of                                                                                     --
  Income Tax Benefit of $2,697)                                                               (4,395)       (4,395)
                                                                                                        ----------
Total Comprehensive Income                                                                                   8,735
Dividends Declared
  ($0.50 Per Share)                                                              (4,143)                    (4,143)
Common Stock Options
Exercised and Related
  Tax Benefits, 38,673                       67          982                                                 1,049
shares
Treasury Stock Transactions                                        (1,155)                                  (1,155)
                                     ----------   ----------   ----------    ----------   ----------    ----------
Balance at December 31, 2005
  8,284,715 Shares Outstanding       $    7,061       88,973   $   (4,022)   $   10,100   $   (2,957)   $   99,155
                                     ==========   ==========   ==========    ==========   ==========    ==========

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Years Ended December 31,
(In Thousands, Except Per Share Data)                               2005         2004         2003
                                                                 ---------    ---------    ---------
Operating Activities:
Net Income                                                       $  13,130    $  13,109       12,300
Adjustments to Reconcile Net Income to Net Cash Provided
  By Operating Activities:
Depreciation                                                         1,991        1,658        1,448
Amortization of Premium and Accretion of Discount on
  Securities, Net                                                    1,009        1,450        2,761
Provision for Loan Losses                                              500          600          600
Deferred Taxes                                                      (2,008)        (291)      (1,221)
Gain on Sale of Securities, Net                                       (298)        (150)      (1,284)
Gain on Loans Sold                                                     (13)          (4)         (13)
Gain on Disposal of Fixed Assets                                       (28)          --           --
Tax Benefit on Stock Option Exercises                                  347          477          379
Increase in Cash Surrender Value of Life Insurance                    (704)        (705)        (801)
(Increase)/Decrease in Accrued Interest Receivable                    (453)         (80)         311
(Increase)/Decrease in Other Assets                                 (2,305)       1,662       (1,125)
Increase/(Decrease) in Accrued Expenses and Other Liabilities        3,683       (2,556)         626
                                                                 ---------    ---------    ---------
    Net Cash Provided by Operating Activities                       14,851       15,170       13,981
                                                                 ---------    ---------    ---------
Investing Activities:
Proceeds From Maturities of Investment Securities
  Held to Maturity                                                  35,119       25,669       95,655
Proceeds From Maturities of Securities Available for Sale           51,383       42,859       32,110
Proceeds From Calls of Investment Securities Held to Maturity        5,685        2,495        9,170
Proceeds From Sales and Calls of Securities Available for Sale      42,225      102,706      177,391
Purchase of Investment Securities Held to Maturity                 (32,000)     (18,036)     (36,073)
Purchase of Securities Available for Sale                          (88,569)    (146,673)    (356,821)
Proceeds From Sales of Loans                                         2,316          769        1,648
Purchase of Loans                                                 (191,842)     (74,452)          --
Net Increase in Loans                                               (6,772)     (71,539)     (18,807)
Purchases of Premises and Equipment                                 (3,259)      (6,689)      (2,209)
Proceeds from Disposal of Premises and Equipment                        47           --           --
                                                                 ---------    ---------    ---------
    Net Cash Used in Investing Activities                         (185,667)    (142,891)     (97,936)
                                                                 ---------    ---------    ---------
Financing Activities:
Net Increase in Deposits                                           106,330       89,895       76,083
Net Increase in Short-Term Borrowings                               77,500           --           --
Proceeds From Long-Term Debt                                            --        8,000       26,000
Repayments of Long-Term Debt                                        (1,689)      (4,638)        (968)
Dividends Paid                                                      (3,891)      (3,134)      (2,549)
Exercise of Stock Options                                              702          948          535
Purchase of Treasury Stock                                          (1,155)        (476)        (371)
                                                                 ---------    ---------    ---------
    Net Cash Provided by Financing Activities                      177,797       90,595       98,730
                                                                 ---------    ---------    ---------
    Net Increase/(Decrease) in Cash and Cash Equivalents             6,981      (37,126)      14,775
                                                                 ---------    ---------    ---------
Cash and Cash Equivalents at Beginning of Year                      16,518       53,644       38,869
                                                                 ---------    ---------    ---------
Cash and Cash Equivalents at End of Year                         $  23,499    $  16,518       53,644
                                                                 =========    =========    =========
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for:
  Interest                                                       $  18,399    $   9,578    $  10,902
  Income Taxes                                                       8,307        6,437        5,918

See Accompanying Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Organization: The consolidated financial statements of the Corporation are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank. The consolidated statements also include the Bank's wholly-owned subsidiary, Peapack-Gladstone Investment Company and its wholly-owned subsidiary, Peapack-Gladstone Mortgage Group, Inc. While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank's and its subsidiaries' activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.

Business: Peapack-Gladstone Bank, the subsidiary of the Corporation, provides a full range of banking services to individual and corporate customers through its branch operations in central New Jersey. The Bank is subject to competition from other financial institutions, is regulated by certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Financial Statement Presentation: The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statement of condition and revenues and expenses for that period. Actual results could differ from those estimates.

Segment Information: Substantially all of the Corporation's business is conducted through its banking subsidiary and involves the delivery of loan and deposit products to customers. The Corporation makes operating decisions and assesses performance based on an ongoing review of these banking operations, which constitute the only operating segment for financial reporting.

Cash and Cash Equivalents: For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, interest-earning deposits and federal funds sold. Generally, federal funds are sold for one-day periods.
Securities: Investment securities are comprised of debt securities that the Corporation has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount on the level-yield method, over the term of the investments.

     Securities that cannot be categorized as investment securities are classified as securities available for sale. Such securities include debt securities to be held for indefinite periods of time and not intended to be held to maturity, as well as marketable equity securities. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated market value and unrealized holding gains and losses (net of related tax effects) on such securities are excluded from earnings, but are included in Shareholders' Equity as Accumulated Other Comprehensive Income/(Loss). Upon realization, such gains or losses are included in earnings on a trade-date basis using the specific identification method.

     A decline in the estimated market value of any security below cost that is deemed other-than-temporary results in a reduction in the carrying amount to estimated market value. The impairment loss is charged to earnings and a new cost basis of the security is established. In determining whether an impairment is other-than temporary, the Corporation considers, among other things, the duration of the impairment, changes in value subsequent to year end, forecasted performance of the issuer and the Corporation's intent and ability to hold the security until a market price recovery.

     Debt securities that are purchased and held primarily for the purpose of being sold in the near term are classified as trading. Trading securities are carried at market value with realized and unrealized gains and losses reported in non-interest income. There were no trading securities at December 31, 2005 or 2004. Loans: Loans are stated at the principal amount outstanding. Interest on loans is recognized based upon the principal amount outstanding. Loans are stated at face value, less unearned income and net deferred fees. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment, on a level-yield method, to the loan's yield.

     Loans are considered past due when they are not paid in accordance with contractual terms. The accrual of income on loans, including impaired loans, is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent. A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist. Commercial loans are generally charged off after an analysis is completed which indicates that collectibility of the full principal balance is in doubt. Consumer loans are generally charged off after they become 120 days past due. Mortgage loans are not generally placed on a nonaccrual status unless the value of the real estate has deteriorated to the point that a potential loss of principal or interest exists. Subsequent payments are credited to income only if collection of principal is not in doubt. If principal and interest payments are brought contractually current and future collectibility is reasonably assured, loans are returned to accrual status. Mortgage loans are generally charged off when the value of the underlying collateral does not cover the outstanding principal balance. The majority of the Corporation's loans are secured by real estate in the State of New Jersey.

Allowance For Loan Losses: The allowance for loan losses is maintained at a level considered adequate to provide for probable loan losses inherent in the portfolio. The allowance is based on management's evaluation of the loan portfolio considering economic conditions, the volume and nature of the loan portfolio, historical loan loss experience and individual credit situations. The allowance is increased by provisions charged to expense and reduced by charge-offs net of recoveries.

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

     Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a loan to be impaired when it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the fair value of the collateral. Impairment losses are included in the allowance for loan losses through provisions charged to operations. Premises and
Equipment: Premises and equipment are stated at cost, less accumulated depreciation. Depreciation charges are computed using the straight-line method. Equipment and other fixed assets are depreciated over the estimated useful lives, which range from three to ten years. Premises are depreciated over the estimated useful life of 40 years, while leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease. Expenditures for maintenance and repairs are expensed as incurred. The cost of major renewals and improvements are capitalized. Gains or losses realized on routine dispositions are recorded as other income or other expense.

Other Real Estate Owned: Other real estate owned is carried at fair value minus estimated costs to sell, based on an independent appraisal. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the valuation allowance on other real estate owned or to other expense. The Corporation had no other real estate owned as of December 31, 2005 and 2004.

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

     In February 2006, the State of New Jersey Division of Taxation adopted new regulations relating to the dividends paid by Real Estate Investment Trusts
(REIT). Dividends received from a REIT are now ineligible for inclusion in the dividends received deduction for corporations. This regulation applies to dividends paid on or after February 6, 2006. The Corporation believes that this new regulation will not have a material impact on its financial condition or results of operations during 2006.

Stock Option Plans: At December 31, 2005, the Corporation had stock-based employee and non-employee director compensation plans, which are described more fully in Note 12. The Corporation accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.

     No stock-based employee compensation cost is reflected in net income as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant.

     On December 8, 2005, the Board of Directors accelerated the vesting of 116,928 of unvested stock options awarded to outside directors and senior officers under the Corporation's 1998 and 2002 Stock Option Plans and 1998 and 2002 Stock Option Plans for Outside Directors. All but 1,000 of the total accelerated options had an exercise price greater than $28.25, the closing price of the Corporation's common stock on the American Stock Exchange on December 8, 2005. As a result of the acceleration, options to acquire the shares, with exercise prices ranging from $26.73 per share to $30.00 per share, which otherwise would have vested from time to time over the next four and one-half years, became immediately exercisable.

     The Board's decision to accelerate the vesting of these options was in response to a review of the Corporation's long-term incentive compensation programs in light of changes in market practices and recently issued changes in accounting rules resulting from the issuance by the FASB of Statement of Financial Accounting Standard No. 123 (revised 2004), Statement 123(R), Share Based Payment, which the Corporation has adopted effective January 1, 2006. Statement 123(R) requires that all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values beginning with the first interim or annual period after December 15, 2005. Management believes that accelerating the vesting of these options prior to the adoption of Statement 123(R) will result in the Corporation not being required to recognize aggregate compensation expense of $1.21 million for the five years ending December 31, 2010.

     The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:


(In Thousands Except Per Share Data)                    2005         2004         2003
                                                    ----------   ----------   ----------
Net Income:
  As Reported                                       $   13,130   $   13,109   $   12,300
  Less:  Total Stock-Based Compensation
    Expense Determined Under the Fair Value Based
    Method on All Stock Options, Net of Related
    Tax Effects                                          1,603        1,559          193
                                                    ----------   ----------   ----------
  Pro Forma                                         $   11,527   $   11,550   $   12,107
Earnings Per Share:
  As Reported
  Basic                                             $     1.58   $     1.60   $     1.51
  Diluted                                                 1.56         1.56         1.47
  Pro Forma
  Basic                                             $     1.39   $     1.41   $     1.49
  Diluted                                                 1.37         1.38         1.45

Earnings Per Share: In calculating earnings per share, there are no adjustments to net income, which is the numerator of both the Basic and Diluted EPS. The weighted average number of shares outstanding used in the denominator for Diluted EPS is increased over the denominator used for Basic EPS by the effect of potentially dilutive common stock equivalents utilizing the treasury stock method. Common stock equivalents are common stock options outstanding.

     The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2005, 2004 and 2003:

(In Thousands Except Per Share Data)              2005        2004        2003
                                              ----------  ----------  ----------
Net Income                                    $   13,130  $   13,109  $   12,300
                                              ==========  ==========  ==========
Basic Weighted Average Shares Outstanding      8,286,926   8,200,681   8,122,433
Plus:  Common Stock Equivalents                  116,348     177,412     231,062
                                              ----------  ----------  ----------
Diluted Weighted Average Shares Outstanding    8,403,274   8,378,093   8,353,495
                                              ==========  ==========  ==========
Earnings Per Share:
Basic                                         $     1.58  $     1.60  $     1.51
Diluted                                             1.56        1.56        1.47

Treasury Stock: Treasury stock is recorded using the cost method and is presented as an unallocated reduction of shareholders' equity.

Comprehensive Income: Comprehensive income consists of net income and the change during the period in net unrealized gains (losses) on securities available for sale, net of tax, and is presented in the consolidated statements of changes in shareholders' equity.

Reclassification: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2005 presentation.

2.  INVESTMENT SECURITIES HELD TO MATURITY

     A summary of amortized cost and approximate market value of investment securities held to maturity included in the consolidated statements of condition as of December 31, 2005 and 2004 follows:

                                                        2005
                                                    ------------
                                                           Gross          Gross     Approximate
                                        Amortized     Unrealized     Unrealized          Market
(In Thousands)                               Cost          Gains         Losses           Value
                                     ------------   ------------   ------------    ------------
U.S. Treasury                        $        499   $         --   $         (6)   $        493
U.S. Government-Sponsored Agencies          1,497             12             --           1,509
Mortgage-Backed Securities                 21,435             96           (271)         21,260
State and Political Subdivisions           54,653             39           (668)         54,024
                                     ------------   ------------   ------------    ------------
    Total                            $     78,084   $        147   $       (945)   $     77,286
                                     ============   ============   ============    ============

                                                        2004
                                                    ------------
                                                           Gross          Gross     Approximate
                                        Amortized     Unrealized     Unrealized          Market
(In Thousands)                               Cost          Gains         Losses           Value
                                     ------------   ------------   ------------    ------------
U.S. Government-Sponsored Agencies   $     10,006   $        153   $         (1)   $     10,158
Mortgage-Backed Securities                 33,399            350            (75)         33,675
State and Political Subdivisions           42,221            192           (235)         42,177


Other Debt Securities                       1,502             32             --           1,534
                                     ------------   ------------   ------------    ------------
    Total                            $     87,128   $        727   $       (311)   $     87,544
                                     ============   ============   ============    ============

     The amortized cost and approximate market value of investment securities held to maturity as of December 31, 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

Maturing In:                                                         Approximate
(In Thousands)                                   Amortized Cost     Market Value
                                                 --------------   --------------
One Year or Less                                 $       27,235   $       27,140
After One Year Through Five Years                        19,366           18,990
After Five Years Through Ten Years                       10,048            9,896
                                                 --------------   --------------
                                                         56,649           56,026
Mortgage-Backed Securities                               21,435           21,260
                                                 --------------   --------------
   Total                                         $       78,084   $       77,286
                                                 ==============   ==============

     Securities having an approximate carrying value of $300 thousand as of December 31, 2005 were pledged to secure public funds and for other purposes required or permitted by law.

     The following table presents the Corporation's investment securities held to maturity with continuous unrealized losses and the approximate market value of these investments as of December 31, 2005 and 2004.


                                                         2005
                                                            Duration of Unrealized Loss
                                 Less Than 12 Months             12 Months or Longer                 Total
                              Approximate                     Approximate                  Approximate
                                   Market     Unrealized          Market     Unrealized          Market     Unrealized
(In Thousands)                      Value         Losses           Value         Losses           Value         Losses
                             ------------   ------------    ------------   ------------    ------------   ------------
U.S Treasury                 $        493   $         (6)   $         --   $         --    $        493   $         (6)
Mortgage-Backed Securities          7,331            (95)          6,757           (176)         14,088           (271)
State and Political
Subdivisions                       34,879           (278)         14,316           (390)         49,195           (668)
                             ------------   ------------    ------------   ------------    ------------   ------------
    Total                    $     42,703   $       (379)   $     21,073   $       (566)   $     63,776   $       (945)
                             ============   ============    ============   ============    ============   ============

                                                        2004
                                                            Duration of Unrealized Loss
                                 Less Than 12 Months             12 Months or Longer                 Total
                              Approximate                     Approximate                  Approximate
                                   Market     Unrealized          Market     Unrealized          Market     Unrealized
(In Thousands)                      Value         Losses           Value         Losses           Value         Losses
                             ------------   ------------    ------------   ------------    ------------   ------------
U.S. Government-Sponsored
  Agencies                   $      3,015   $         (1)   $         --   $         --    $      3,015   $         (1)
Mortgage-Backed Securities         13,984            (75)             --             --          13,984            (75)
State and Political
Subdivisions                       19,214           (191)            927            (44)         20,141           (235)
                             ------------   ------------    ------------   ------------    ------------   ------------
    Total                    $     36,213   $       (267)   $        927   $        (44)   $     37,140   $       (311)
                             ============   ============    ============   ============    ============   ============

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

     Most of the securities issued by state and political subdivisions in the table above are issued by municipalities located in New Jersey. These investments represent purchases in municipal bonds, which generally have lower coupons; however many are not taxable by the Federal government and their effective yield is higher. Because the Corporation intends to hold these securities to mature at par, no loss is anticipated.

3.  SECURITIES AVAILABLE FOR SALE

     A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2005 and 2004 follows:

                                                               2005
                                                            -----------
                                                                  Gross            Gross      Approximate
                                              Amortized      Unrealized       Unrealized           Market
(In Thousands)                                     Cost           Gains           Losses            Value
                                            -----------     -----------     ------------     ------------
U.S. Government-Sponsored Agencies          $   114,442     $       162     $    (1,983)     $    112,621
Mortgage-Backed Securities                      185,226              34          (3,820)          181,440
State and Political Subdivisions                  8,909             163             (10)            9,062
Other Securities                                 37,846             801            (186)           38,461
                                            -----------     -----------     ------------     ------------
    Total                                   $   346,423     $     1,160     $    (5,999)     $    341,584
                                            ===========     ===========     ============     ============

                                                               2004
                                                            -----------
                                                                  Gross            Gross      Approximate
                                              Amortized      Unrealized       Unrealized           Market
(In Thousands)                                     Cost           Gains           Losses            Value
                                            -----------     -----------     ------------     ------------
U.S. Treasury                               $     1,012     $        14     $          -     $      1,026
U.S. Government-Sponsored Agencies              146,635           1,399            (837)          147,197
Mortgage-Backed Securities                      163,563             831            (674)          163,720
State and Political Subdivisions                  9,312             360              (3)            9,669
Other Securities                                 31,411           1,243             (80)           32,574
                                            -----------     -----------     ------------     ------------
    Total                                   $   351,933     $     3,847     $    (1,594)     $    354,186
                                            ===========     ===========     ============     ============

     The amortized cost and approximate market value of debt securities available for sale as of December 31, 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

Maturing In:                                                     Approximate
(In Thousands)                                 Amortized Cost   Market Value
                                               --------------   ------------
One Year or Less                               $       15,117   $     15,415
After One Year Through Five Years                      97,582         96,058
After Five Years Through Ten Years                     13,996         13,941
After Ten Years                                        34,502         34,730
                                               --------------   ------------
                                                      161,197        160,144

Mortgage-Backed Securities                            185,226        181,440
                                               --------------   ------------
   Total                                       $      346,423   $    341,584
                                               ==============   ============

     Securities having an approximate carrying value of $19.2 million and $14.8 million as of December 31, 2005 and December 31, 2004, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains on sales of securities of $443 thousand, $747 thousand and $1.6 million and gross losses on sales of securities of $145 thousand, $37 thousand and $363 thousand were realized in 2005, 2004 and 2003, respectively. In 2005, the Corporation recognized $253 thousand in gains on the non-monetary exchange of equity securities. In the fourth quarter of 2004, the Corporation recognized a non-cash charge of $560 thousand related to an other-than-temporary impairment charge for Fannie Mae (FNMA) and Freddie Mac (FHLMC) preferred stock with a cost of $2.0 million.

     The  following  table  presents  the   Corporation's   available  for  sale
securities with continuous unrealized losses and the approximate market value of these investments.


                                                         2005
                                                           Duration of Unrealized
                                                                    Loss
                             Less Than 12 Months            12 Months or Longer                 Total
                                 Approximate                    Approximate                 Approximate
                                      Market     Unrealized         Market     Unrealized        Market     Unrealized
(In Thousands)                         Value         Losses          Value        Losses          Value        Losses
                               --------------    -----------    -----------    ----------   ------------    ----------
U.S. Government-Sponsored
  Agencies                     $      29,333     $    (316)     $   70,081     $ (1,667)    $    99,414     $ (1,983)
Mortgage-Backed Securities           122,849        (2,189)         49,319       (1,631)        172,168       (3,820)
State and Political                       --            --             332          (10)            332          (10)
Subdivisions
Other Securities                       4,935           (65)          1,473          (27)          6,408          (92)
Marketable Equity                        772           (62)            328          (32)          1,100          (94)
Securities
                               --------------    -----------    -----------    ----------   ------------    ----------
    Total                      $     157,889     $  (2,632)     $  121,533     $ (3,367)    $   279,422     $ (5,999)
                               ==============    ===========    ===========    ==========   ============    ==========

                                                         2004
                                                           Duration of Unrealized
                                                                    Loss
                             Less Than 12 Months            12 Months or Longer                 Total
                                 Approximate                    Approximate                 Approximate
                                      Market     Unrealized         Market     Unrealized        Market     Unrealized
(In Thousands)                         Value         Losses          Value        Losses          Value        Losses
                               --------------    -----------    -----------    ----------   ------------    ----------
U.S. Government-Sponsored
  Agencies                     $      64,143     $    (604)     $   14,807     $   (233)    $    78,950     $   (837)
Mortgage-Backed Securities            57,964          (450)         13,430         (224)         71,394         (674)
State and Political                      344            (3)             --           --             344           (3)
Subdivisions
Other Securities                       4,942           (59)             --           --           4,942          (59)
Marketable Equity                        315           (21)             --           --             315          (21)
Securities
                               --------------    -----------    -----------    ----------   ------------    ----------
    Total                      $      127,708    $  (1,137)     $   28,237     $   (457)    $   155,945     $  (1,594)
                               ==============    ===========    ===========    ==========   ============    ==========

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

     The marketable equity securities with unrealized losses are evaluated on an individual issuer basis. The Corporation evaluated the near-term prospects of the issuer in relation to the severity and duration of the impairment. Based on that evaluation and the Corporation's ability and intent to hold these securities for a reasonable period of time sufficient for a price recovery, the Corporation does not consider these securities to be other-than-temporarily impaired.

4.  LOANS

     Loans outstanding as of December 31, consisted of the following:

(In Thousands)                                           2005           2004
                                                     ------------   ------------
Loans Secured by 1-4 Family                          $    506,304   $    361,591
Commercial Real Estate                                    196,431        162,166
Commercial Loans                                           33,322         20,821
Construction Loans                                         25,387         17,703
Consumer Loans                                              5,014          7,181
Other Loans                                                 2,015          2,702
                                                     ------------   ------------
  Total Loans                                        $    768,473   $    572,164
                                                     ============   ============

     Included in the totals above for December 31, 2005 is $3.9 million of unamortized discount and $3.1 million of deferred origination costs net of deferred origination fees as compared to $3.8 million of unamortized discount and $1.6 million of deferred origination costs net of deferred origination fees for December 31, 2004.

     Non-accrual loans totaled $339 thousand and $351 thousand at December 31, 2005 and 2004, respectively. At December 31, 2005 there were $47 thousand of loans past due 90 days or more and still accruing interest. There were no loans past due 90 days or more and still accruing interest at December 31, 2004. There are no commitments to lend additional amounts on non-accrual loans. The amount of interest income recognized on year-end non-accrual loans totaled $6 thousand, $14 thousand and $3 thousand in 2005, 2004 and 2003, respectively. Interest income of $21 thousand, $11 thousand and $11 thousand would have been recognized during 2005, 2004 and 2003, respectively, under contractual terms for such non-accrual loans.

     The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100 thousand. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, and consumer loans are excluded. There were no impaired loans during the years ended December 31, 2005, 2004 and 2003.

     In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates. These loans are subject to the Corporation's normal lending policy. All loans are performing.

     The following table shows the changes in loans to officers, directors or their associates.

(In thousands)
Balance, December 31, 2004                      $ 2,383
New loans                                           357
Repayments                                         (791)
                                                -------
Balance, December 31, 2005                      $ 1,949
                                                =======

5.  ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses for the years indicated follows:

                                                   Years Ended December 31,
(In Thousands)                                2005          2004          2003
                                            -------       -------       -------
Balance, Beginning of Year                  $ 6,004       $ 5,467       $ 4,798
Provision Charged to Expense                    500           600           600
Loans Charged-Off                               (16)          (78)          (42)
Recoveries                                       14            15           111
                                            -------       -------       -------
Balance, End of Year                        $ 6,502       $ 6,004       $ 5,467
                                            =======       =======       =======

6.  PREMISES AND EQUIPMENT

     Premises and equipment as of December 31, follows:

(In Thousands)                                             2005            2004
                                                         -------         -------
Land                                                     $ 3,518         $ 3,518
Buildings                                                  8,554           8,554
Furniture and Equipment                                   14,717          13,421
Leasehold Improvements                                     7,905           7,251
Projects in Progress                                       1,545             382
                                                         -------         -------
                                                          36,239          33,126
                                                         -------         -------
Less:  Accumulated Depreciation                           14,827          12,963
                                                         -------         -------
  Total                                                  $21,412         $20,163
                                                         =======         =======

     Depreciation expense amounted to $2.0 million, $1.7 million and $1.4 million for the years ended December 31, 2005, 2004 and 2003, respectively.

7.  DEPOSITS

         Interest expense on time deposits of $100,000 or more totaled $2.7 million, $1.3 million and $1.5 million in 2005, 2004 and 2003, respectively.
         The scheduled maturities of time deposits are as follows:

(In Thousands)
2006                                                                    $236,875
2007                                                                      40,832
2008                                                                      14,727
2009                                                                       6,713
2010                                                                       9,008
                                                                        --------
  Total                                                                 $308,155
                                                                        ========

8.  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

     Advances from the Federal Home Loan Bank of New York (FHLB) totaled $31.7 million and $33.4 million at December 31, 2005 and 2004, respectively, with a weighted average interest rate of 3.51 percent and 3.39 percent, respectively. These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $239.3 million at December 31, 2005 and $160.3 million at December 31, 2004. Advances totaling $23.0 million at December 31, 2005, have fixed maturity dates, while advances totaling $8.7 million were amortizing advances with monthly payments of principal and interest.

     The final maturity dates of the advances are scheduled as follows:


(In Thousands)
2006                                                                    $  6,000
2007                                                                       4,000
2008                                                                       1,448
2009                                                                       2,000
2010                                                                      11,137
Over 5 Years                                                               7,120
                                                                        --------
  Total                                                                 $ 31,705
                                                                        ========

     At December 31, 2005, short-term borrowings at FHLB with an average maturity of 90 days or less, were $65.0 million, while the Corporation had no short-term borrowings at December 31, 2004. The weighted average interest rate for short-term borrowings at December 31, 2005 was 3.84 percent.

     Overnight borrowings totaled $12.5 million at December 31, 2005 as compared to no overnight borrowings at December 31, 2004. For the years ended, December 31, 2005 and 2004, overnight borrowings at FHLB averaged $27.3 million with a weighted average interest rate of 3.40 percent and $20.8 million with a weighted average interest rate of 1.66 percent, respectively. The maximum amount outstanding at any month end during 2005 and 2004 was $59.0 million and $48.3 million, respectively. At December

31, 2005, unused short-term or overnight borrowings commitments totaled $122.5 million from FHLB and $50.0 million from correspondent banks.

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

     The following methods and assumptions were used to estimate the fair value of each class of significant financial instruments:

CASH AND SHORT-TERM INVESTMENTS-The carrying amount of cash and short-term investments is considered to be fair value.

SECURITIES-The fair value of securities is based upon quoted market prices.

LOANS-The fair value of loans is estimated by discounting the future cash flows using the buildup approach consisting of four components: the risk-free rate, credit quality, operating expense and prepayment option price. DEPOSITS-The fair value of deposits with no stated maturity, such as demand deposits, checking accounts, savings and money market accounts, is equal to the carrying amount. The fair value of certificates of deposit is based on the discounted value of contractual cash flows.

OVERNIGHT AND SHORT-TERM BORROWINGS-The carrying amount of overnight and short-term borrowings is considered to be fair value.

LONG-TERM DEBT-The fair value of FHLB advances is based on the discounted value of estimated cash flows. The discount rate is estimated using the rates currently offered for similar remaining advance terms.

The following table summarizes carrying amounts and fair values for financial instruments at December 31:

                                            2005                      2004
                                   Carrying        Fair      Carrying       Fair
(In Thousands)                      Amount        Value       Amount        Value
                                  ----------   ----------   ----------   ----------
Financial Assets:
  Cash and Cash Equivalents       $   23,499   $   23,499   $   16,518   $   16,518
  Investment Securities               78,084       77,286       87,128       87,544
  Securities Available for Sale      341,584      341,584      354,186      354,186
  Loans, Net of Allowance for
   Loans Losses                      761,971      753,922      566,160      566,655
Financial Liabilities:
  Deposits                         1,041,996    1,039,659      935,666      934,929
  Overnight and Short-Term
    Borrowings                        77,500       77,500           --           --
  Long-Term Debt                      31,705       30,431       33,394       32,709

10.  INCOME TAXES

     The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(In Thousands)                                2005          2004          2003
                                            -------       -------       -------
Federal:
  Current Expense                           $ 7,570       $ 6,079       $ 6,939
  Deferred Benefit                           (1,637)         (102)       (1,304)
State:
  Current Expense                               211           296            69
  Deferred (Benefit)/Expense                   (371)         (189)           83
                                            -------       -------       -------
    Total Income Tax Expense                $ 5,773       $ 6,084       $ 5,787
                                            =======       =======       =======
Shareholders' Equity
  Deferred (Benefit)/Expense on
    Unrealized (Loss)/Gain on
    Available for Sale                      $(2,697)      $  (848)      $ 1,530
                                            =======       =======       =======

     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(In Thousands)                                      2005       2004       2003
                                                  -------    -------    -------
Computed "Expected" Tax Expense                   $ 6,616    $ 6,717    $ 6,330
Increase/(Decrease) in Taxes Resulting From:
  Tax-Exempt Income                                  (492)      (516)      (384)
  State Income Taxes                                 (104)        70         99
  Bank Owned Life Insurance Income                   (244)      (244)      (279)
  Other                                                (3)        57         21
                                                  -------    -------    -------
    Total Income Tax Expense                      $ 5,773    $ 6,084    $ 5,787
                                                  =======    =======    =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(In Thousands)                                                2005        2004
                                                            -------     -------
Deferred Tax Assets:
  Allowance for Loans Losses                                $ 2,598     $ 2,397
  Unrealized Loss on Securities Available for Sale            1,882          --
  Post Retirement Benefits Other Than Pensions                  166          32
  Securities Impairment                                          --         224
  Prepaid Alternative Minimum Assessment                        164          58
  Capital Loss Carryover                                         24           3
  Contribution Limitation                                        37          13
  Other                                                          45          --
                                                            -------     -------

Total Gross Deferred Tax Assets                             $ 4,916     $ 2,727
                                                            =======     =======
Deferred Tax Liabilities:
  Investment Securities, Principally Due to
    The Accretion of Bond Discount                          $    78     $    70
  Unrealized Gain on Securities Available for Sale               --         815
  Deferred Loan Origination Costs and Fees                      605         947
  Deferred REIT Dividend                                         --         972
  Bank Premises and Equipment,
    Principally Due to Difference in Depreciation             1,430       1,825
                                                            -------     -------
Total Gross Deferred Tax Liabilities                          2,113       4,629
                                                            -------     -------
Net Deferred Tax Asset/(Liability)                          $ 2,803     $(1,902)
                                                            =======     =======

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

     The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31:

(In Thousands)                                             2005          2004
                                                         --------      --------
Change in Benefit Obligation
Benefit Obligation at Beginning of Year                  $ 10,228      $  8,448
Service Cost                                                1,404         1,098
Interest Cost                                                 586           504
Actuarial Loss                                                602           677
Benefits Paid                                                (437)         (499)
                                                         --------      --------
Benefit Obligation at End of Year                        $ 12,383      $ 10,228
                                                         ========      ========

Change in Plan Assets
Fair Value of Plan Assets at Beginning of Year           $  8,092      $  6,672
Actual Return on Plan Assets                                  483           675
Employer Contribution                                       1,312         1,244
Benefits Paid                                                (437)         (499)
                                                         --------      --------
Fair Value of Plan Assets at End of Year                 $  9,450      $  8,092
                                                         ========      ========

Funded Status
Unfunded Projected Benefit Obligation                    $ (2,933)     $ (2,136)
Unrecognized Transition Asset                                 (25)          (32)
Unrecognized Prior Service Cost                                (2)           (2)

Unrecognized Net Actuarial Loss                             2,926         2,341
                                                         --------      --------
(Accrued)/Prepaid Benefit Cost                           $    (34)     $    171
                                                         ========      ========

     The accumulated benefit obligation for the pension plan was $9.0 million and $7.4 million at December 31, 2005 and 2004, respectively.

     Net periodic expense for the years ended December 31, included the following components:

(In Thousands)                                  2005         2004         2003
                                              -------      -------      -------
Service Cost                                  $ 1,404      $ 1,098      $   978
Interest Cost                                     586          504          437
Expected Return on Plan Assets                   (534)        (468)        (395)
Amortization of:
  Net Loss                                         68           23           55
  Unrecognized Prior Service Cost                  --            1            1
  Transition Asset                                 (7)          (7)          (7)
                                              -------      -------      -------
Net Periodic Benefit Cost                     $ 1,517      $ 1,151      $ 1,069
                                              =======      =======      =======

      The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31:

                                                    2005       2004       2003
                                                  -------    -------    -------
Discount Rate                                        5.50%      5.75%      6.00%
Rate of Increase on Future Compensation              3.00       3.00       3.00

     The Discount Rate was obtained using a high-quality (AA rated), corporate bond rate at year end.

     The following table shows the actuarial assumptions applied for the net periodic expense at December 31:

                                                    2005       2004       2003
                                                  -------    -------    -------
Discount Rate                                        5.75%      6.00%      6.50%
Rate of Increase on Future Compensation              3.00       3.00       3.00
Expected Long-Term Rate of Return on Plan Assets     5.75       6.00       6.50

     The  Corporation's  overall expected  long-term rate of return on assets is
5.50 percent. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual assets categories.

     The weighted-average asset allocation of the Corporation's pension benefits plan assets at December 31, were as follows:

                                                        2005      2004
                                                       ------    ------
Equity Securities                                        63.4%     60.7%
Debt Securities                                          32.2      31.0
Cash and Cash Equivalents                                 4.4       8.3
                                                       ------    ------

    Total                                               100.0%    100.0%
                                                       ======    ======

     The Plan's Trustees are granted full discretion to buy, sell, invest and reinvest in accordance with the pension plan's investment policy. The Trustees establish target asset allocations for equity and debt securities at their regular committee meetings. Cash equivalents are invested in money market funds or in other high quality investments approved by the Trustees of the Plan.

     The Corporation expects to contribute $1.1 million to its pension plan in 2006.

     The following table shows the estimated future pension benefit payments.

(In Thousands)
2006                                                             $    146
2007                                                                  233
2008                                                                  293
2009                                                                  316
2010                                                                  477
2011-2015                                                           3,772

SAVINGS AND PROFIT SHARING PLANS

     In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $42 thousand, $37 thousand and $36 thousand in 2005, 2004 and 2003, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock. The contribution to the profit sharing plan was $225 thousand in 2005, $425 thousand in 2004 and $375 thousand in 2003.

12.  STOCK OPTION PLANS

     The Corporation's incentive stock option plans allow the granting of up to 798,229 shares of the Corporation's common stock to certain key employees. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. Stock options may vest during a period of up to five years after the date of grant. Options granted to officers at or above the senior vice president level are immediately exercisable at the date of grant. As noted in Footnote 1, the Board of Directors accelerated the vesting of 37,728 unvested stock options awarded to senior officers under the Corporation's 1998 and 2002 Stock Option Plans on December 8, 2005.

     Changes in options outstanding during the past three years were as follows:

                               Number of     Exercise Price  Weighted Average
                                  Shares          Per Share    Exercise Price
                              ------------------------------------------------
Balance, December 31, 2002       331,203       $5.56-$26.65            $14.13
Granted During 2003                2,893        24.84-28.93             26.39
Exercised During 2003           (28,470)         5.56-20.52             11.16
Forfeited During 2003            (2,401)        15.19-28.93             18.45
                              ------------------------------------------------
Balance, December 31, 2003       303,225       $5.56-$28.85            $14.49
                              ------------------------------------------------
Granted During 2004              224,965        27.36-32.14             28.95
Exercised During 2004           (53,115)         5.56-24.17             12.00
Forfeited During 2004            (4,885)        13.68-28.89             21.74
                              ------------------------------------------------
Balance, December 31, 2004       470,190       $5.56-$32.14            $21.61
                              ------------------------------------------------
Granted During 2005                8,950        26.73-29.50             28.54
Exercised During 2005           (35,399)         5.56-18.66             10.71
Forfeited During 2005            (2,578)        13.68-30.59             24.67
                              ------------------------------------------------
Balance, December 31, 2005       441,163      $11.85-$32.14            $22.61
                              ================================================

     The following table summarizes information about stock options outstanding at December 31, 2005.

                                     Shares           Remaining           Shares
     Exercise Price            Outstanding    Contractual Life      Exercisable
--------------------------------------------------------------------------------
       < $12.00                     68,062           1.6 years           68,062
     12.01 - 16.05                  17,380           4.9 years           16,282
     16.06 - 19.20                 120,449           4.0 years          112,690
     19.21 - 26.00                   2,589           6.8 years            1,301
     26.01 - 28.90                 216,703           7.7 years          195,996
     28.91 - 32.14                  15,980           8.5 years           12,236
--------------------------------------------------------------------------------
       $22.61 *                    441,163           5.7 years          406,567
================================================================================

* Weighted average exercise price

     The Corporation has non-qualified stock option plans for non-employee directors. The plans allow the granting of up to 398,796 shares of the Corporation's common stock. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. Stock options may vest during a period of up to five years after the date of grant. As noted in Footnote 1, the Board of Directors accelerated the vesting of 79,200 of the unvested stock options awarded to outside directors under the Corporation's 1998 and 2002 Stock Option Plans for Outside Directors on December 8, 2005.

     Changes in options outstanding during the past three years were as follows:

                              Number of    Exercise Price   Weighted Average
                                 Shares         Per Share     Exercise Price
                              -----------------------------------------------
Balance, December 31, 2002      227,951      $5.56-$17.53             $10.86
                              -----------------------------------------------

Exercised During 2003          (31,971)        5.56-15.68               6.95
                              -----------------------------------------------
Balance, December 31, 2003      195,980      $5.56-$17.53             $12.54
                              -----------------------------------------------
Granted During 2004              98,999             28.89              28.89
Exercised During 2004          (52,555)        5.56-17.53               6.40
                              -----------------------------------------------
Balance, December 31, 2004      242,424      $5.56-$28.89             $20.04
                              -----------------------------------------------
Exercised During 2005          (44,694)        5.56-17.53               7.33
                              -----------------------------------------------
Balance, December 31, 2005      197,730     $15.68-$28.89             $22.91
                              ===============================================

     The following table summarizes information about stock options outstanding at December 31, 2005.

          Exercise                      Shares         Remaining         Shares
           Price                   Outstanding  Contractual Life    Exercisable
--------------------------------------------------------------------------------
         < $16.00                       30,567         5.2 years         23,583
       16.01 - 20.00                    68,164         2.4 years         68,164
       20.01 - 28.89                    98,999         8.0 years         98,999
--------------------------------------------------------------------------------
         $22.91 *                      197,730         5.6 years        190,746
================================================================================

* Weighted average exercise price

     At December 31, 2005, there were 84,666 additional shares available for grant under the Plans. The per share weighted-average fair value of stock options granted during 2005, 2004 and 2003 was $9.51, $10.32 and $9.24 on the date of grant using the Black Scholes option-pricing model with the following weighted -average assumptions: 2005 - expected dividend yield of 1.69%, expected volatility of 40%, risk free interest rate of 3.79%, and an expected life of 5 years; 2004 - expected dividend yield of 1.18%, expected volatility of 40%, risk free interest rate of 3.26%, and an expected life of 5 years; 2003 - expected dividend yield of 1.29%, expected volatility of 40%, risk free interest rate of 3.27%, and an expected life of 5 years.

13.  COMMITMENTS

     The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $110.0 million and $71.7 million at December 31, 2005 and 2004, respectively, which are not included in the accompanying consolidated financial statements. These commitments include unused commercial and home equity lines of credit.

     The Corporation issues financial standby letters of credit that are within the scope of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." These are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation. Most of the Corporation's financial standby letters of credit arise in connection with lending relationships and have terms of one year of less. The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $7.4 million and $3.1 million at December 31, 2005 and 2004, respectively. The Corporation's recognized liability for financial standby letters of credit was insignificant at December 31, 2005.

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

     At December 31, 2005, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $2.1 million, $2.0 million and $1.5 million for the years ended December 31, 2005, 2004 and 2003, respectively, which is included in premises and equipment expense in the consolidated statements of income.

     The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2005, were as follows:

(In Thousands)
2006                                                              $ 2,257
2007                                                                2,235
2008                                                                2,239
2009                                                                2,209
2010                                                                2,193
Thereafter                                                         12,753
                                                                  --------
    Total                                                         $23,886
                                                                  ========

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

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2005, the Corporation and the Bank met all requirements to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

     The Corporation's actual capital amounts and ratios are presented in the table.

                                                           To Be Well
                                                        Capitalized Under           For Capital
                                                        Prompt Corrective            Adequacy
(In Thousands)                            Actual        Action Provisions            Purposes
                                 Amount       Ratio     Amount       Ratio      Amount       Ratio
                                --------     -------   ---------     ------   ---------     ------
As of December 31, 2005:
  Total Capital
    (To Risk-Weighted Assets)   $108,011      17.78%   $ 60,744      10.00%   $ 48,595       8.00%
  Tier I Capital
    (To Risk-Weighted Assets)    101,509      16.71      36,446       6.00      24,298       4.00
  Tier I Capital
    (To Average Assets)          101,509       8.66      58,596       5.00      35,157       3.00
As of December 31, 2004:
  Total Capital
    (To Risk-Weighted Assets)   $ 98,626      20.25%   $ 48,707      10.00%   $ 38,966       8.00%
  Tier I Capital
    (To Risk-Weighted Assets)     92,622      19.02      29,224       6.00      19,483       4.00
  Tier I Capital
    (To Average Assets)           92,622       9.18      50,464       5.00      30,278       3.00

15. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

     The following information of the parent company only financial statements should be read in conjunction with the notes to the consolidated financial statements.

Statements of Condition
                                                             December 31,
(In Thousands)                                            2005           2004
                                                       ---------      ---------
Assets:
Cash                                                   $      91      $     101
Interest-Earning Deposits                                  6,985          4,355
Securities Available for Sale                             13,175         13,930
Investment in Subsidiary                                  79,861         77,308
Other Assets                                                 321            228
                                                       ---------      ---------
  Total Assets                                         $ 100,433      $  95,922
                                                       =========      =========
Liabilities:
Other Liabilities                                      $   1,278      $   1,253
                                                       ---------      ---------
  Total Liabilities                                        1,278          1,253

Shareholders' Equity
Common Stock                                               7,061          6,994
Surplus                                                   88,973         87,991
Treasury Stock                                            (4,022)        (2,867)
Retained Earnings                                         10,100          1,113
Accumulated Other Comprehensive
  (Loss)/Income, Net of Income Tax                        (2,957)         1,438
                                                       ---------      ---------
  Total Shareholders' Equity                              99,155         94,669
                                                       ---------      ---------
  Total Liabilities and Shareholders' Equity           $ 100,433      $  95,922
                                                       =========      =========

Statements of Income
                                                      Years Ended December 31,
(In Thousands)                                       2005       2004       2003
                                                   -------    -------    -------
Income
Dividend From Bank                                 $ 6,000    $ 5,750    $ 5,250
Other Income                                           627        452        372
Securities Gains, Net                                  395        236         90
                                                   -------    -------    -------
  Total Income                                       7,022      6,438      5,712
                                                   -------    -------    -------
Expenses
Other Expenses                                         109        105        104
                                                   -------    -------    -------
  Total Expenses                                       109        105        104
                                                   -------    -------    -------
Income Before Income Tax Expense and
  Equity in Undistributed Earnings of
Bank                                                 6,913      6,333      5,608
Income Tax Expense                                     318        196        110
                                                   -------    -------    -------
Net Income Before Equity in
  Undistributed Earnings of Bank                     6,595      6,137      5,498
Equity in Undistributed Earnings of Bank             6,535      6,972      6,802
                                                   -------    -------    -------
  Net Income                                       $13,130    $13,109    $12,300
                                                   =======    =======    =======

Statements of Cash Flows
                                                    Years Ended December 31,
(In Thousands)                                   2005        2004        2003
                                               --------    --------    --------
Cash Flows From Operating Activities:
Net Income                                     $ 13,130    $ 13,109    $ 12,300
Less Equity in Undistributed Earnings            (6,535)     (6,972)     (6,802)
Amortization and Accretion on Securities             11          13          13
Gain on Securities Available for Sale              (142)       (236)        (90)
Increase in Other Assets                            (93)       (145)        (33)
Increase/(Decrease) In Other Liabilities            368         295         (10)
                                               --------    --------    --------
  Net Cash Provided by Operating Activities       6,739       6,064       5,378
                                               --------    --------    --------
Cash Flows From Investing Activities:
Proceeds From Sales of Securities
  Available for Sale                              4,855       5,476       1,670
Proceeds From Maturities of Securities
  Held to Maturity                                   --          --       2,000
Proceeds From Maturities of Securities

  Available for Sale                              1,500       1,950         635
Purchase of Securities Available for Sale        (6,130)     (9,356)     (6,371)
                                               --------    --------    --------
  Net Cash Used in Investing Activities             225      (1,930)     (2,066)
                                               --------    --------    --------
Cash Flows From Financing Activities:
Dividends Paid                                   (3,891)     (3,134)     (2,549)
Exercise of Stock Options                           702         948         535
Treasury Stock Transactions                      (1,155)       (476)       (371)
                                               --------    --------    --------
  Net Cash Used in Financing Activities          (4,344)     (2,662)     (2,385)
                                               --------    --------    --------
Net Increase in Cash                              2,620       1,472         927
Cash at Beginning of Period                       4,456       2,984       2,057
                                               --------    --------    --------
Cash at End of Period                          $  7,076    $  4,456    $  2,984
                                               ========    ========    ========

COMMON STOCK PRICES (UNAUDITED)

     The following table shows the 2005 and 2004 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

                                                                        Dividend
2005                                             High         Low      Per Share
                                              --------     --------    ---------
1st Quarter                                   $  31.77     $  25.94     $  0.110
2nd Quarter                                      30.50        25.50        0.110
3rd Quarter                                      30.38        25.81        0.140
4th Quarter                                      29.28        25.95        0.140

                                                                        Dividend
2004                                             High         Low      Per Share
                                              --------     --------    ---------
1st Quarter                                   $  31.55     $  27.73     $  0.100
2nd Quarter                                      32.27        25.35        0.100
3rd Quarter                                      31.09        26.09        0.110
4th Quarter                                      33.00        28.75        0.110

OFFICERS
Loan and Administration       T. Leonard Hill              Chairman Emeritus *
Gladstone                     Frank A. Kissel              Chairman of the Board & CEO*
                              Robert M. Rogers             President & COO *
                              Arthur F. Birmingham         Executive Vice President & CFO *
                              Garrett P. Bromley           Executive Vice President & Chief Lending Officer
                              Paul W. Bell                 Senior Vice President & Facilities Manager
                              Robert A. Buckley            Senior Vice President & Branch Administrator
                              Finn M.W. Caspersen, Jr      Senior Vice President & Chief Corporate Risk Manager
                              Michael J. Giacobello        Senior Vice President & Senior Commercial Loan Officer
                              Bridget J. Walsh             Senior Vice President & Human Resource Director
                              Stephanie Adkins             Vice President
                              Todd T. Brungard             Vice President & Bank Secrecy Act Compliance Officer
                              Karen M. Ferraro             Vice President
                              Dirk Graham                  Vice President
                              John G. Hariton              Vice President & Corporate Trainer
                              Charles T. Kirk              Vice President
                              Valerie L. Kodan             Vice President
                              Katherine M. Kremins         Vice President
                              Douglas J. Moore             Vice President
                              Christopher P. Pocquat       Vice President
                              Mary M. Russell              Vice President & Comptroller
                              S. Shay Schoenbaum           Vice President & Marketing Officer
                              Scott T. Searle              Vice President
                              James S. Stadtmueller        Vice President
                              Margaret Volk                Vice President & Mortgage Officer
                              Elaine Cardoso               Assistant Vice President
                              Betty J. Cariello            Assistant Vice President
                              E. Sue Gianetti              Assistant Vice President
                              Susan Smith                  Assistant Vice President
                              Sheryl L. Cappa              Assistant Cashier
                              Lynda Cross                  Assistant Cashier & Security Officer
                              Marjorie A. Dzwonczyk        Assistant Cashier & CRA and Compliance Officer
                              Lisa Lough                   Assistant Cashier
                              Eram F. Mirza                Assistant Cashier
                              David L. Petry               Assistant Cashier
                              Michele Ravo                 Assistant Cashier
                              Laura Watt                   Assistant Cashier
                              Antoinette Rosell            Corporate Secretary *
Operations                    Hubert P. Clarke             Senior Vice President Information Systems
Bedminster                    V. Sherri LiCata             Vice President
                              Diane M. Ridolfi             Vice President
                              Frank C. Waldron             Vice President
                              Sandra Borngesser            Assistant Vice President
                              Carol L. Behler              Assistant Cashier
                              Vita M. Parisi               Assistant Cashier
                              Kristin A. Romeo             Assistant Cashier
                              Margaret A. Trimmer          Assistant Cashier
Audit                         Karen M. Chiarello           Vice President & Auditor
Chester                       Shanin Bachstein             Assistant Vice President
Loan                          John A. Scerbo               Vice President
Morristown                    Nancy L. Wynant              Vice President
PGB Trust & Investments       Craig C. Spengeman           President & Chief Investment Officer *
Gladstone                     Bryant K. Alford             First Vice President & Senior Trust Officer
                              John M. Bonk                 First Vice President & Director of Business Development
                              John C. Kautz                First Vice President & Senior Investment Officer
                              Roy C. Miller                First Vice President & Trust Officer
                              John E. Creamer              Vice President & Trust Officer
                              Glenn C. Guerin              Vice President & Trust Officer
                              Michael E. Herrmann          Vice President & Trust Officer
                              Katherine S. Quay            Vice President & Trust Officer
                              Anne M. Smith                Vice President & Trust Officer
                              Kurt G. Talke                Vice President & Trust Officer
                              Scott Marshman               Assistant Vice President & Trust Officer
                              Edward P. Nicolicchia        Assistant Vice President & Trust Officer
                              Catherine A. McCatharn       Trust Officer & Assistant Corporate Secretary *


                              David C. O'Meara             Trust Officer
                              Patricia K. Sawka            Trust Officer
                              Maribeth Brown               Assistant Trust Officer
                              Helen F. Plummer             Assistant Trust Officer
Morristown                    Robert M. Figurelli          Vice President & Trust Officer
                              John J. Lee                  Vice President & Trust Officer
                              Michael T. Tormey            Vice President & Trust Officer
                              Thomas S. Diemar             Assistant Trust Officer
Branches
Bernardsville                 Charles A. Studdiford, III   Vice President
                              Carol E. Ritzer              Assistant Cashier
Bridgewater                   Denise Parella               Vice President
                              Todd Young                   Assistant Vice President
Califon                       Ann W. Kallam                Assistant Vice President
Chatham Main Street           Valerie A. Olpp              Vice President
                              Lisa Treich                  Assistant Cashier
Chatham Shunpike              Donna I. Gisone              Vice President
Chester                       Joan S. Wychules             Assistant Vice President
Clinton                       Carolyn I. Sepkowski         Vice President
Far Hills                     Mary Anne Maloney            Assistant Vice President
Fellowship                    Janet E. Battaglia           Assistant Cashier
Gladstone                     Thomas N. Kasper             Vice President
                              Annette Malanga              Assistant Cashier
Hillsborough                  Teresa M. Lawler             Assistant Cashier
Long Valley                   Amy E. Glaser                Vice President
                              James A. Ciccone             Assistant Cashier
Mendham                       Linda S. Ziropoulos          Assistant Vice President
                              Anna Mentes                  Assistant Cashier
Morristown                    Kathleen T. Becker           Assistant Vice President
New Vernon                    Donna I. Gisone              Vice President
Oldwick                       Tonya M. Flowers             Assistant Cashier
                              Deborah J. Krehely           Assistant Cashier
Pluckemin                     Lee Ann Hunt                 Vice President
                              Rohinton E. Madon            Assistant Cashier
Pottersville                  Tracey Todd                  Assistant Cashier
Warren                        Ronald F. Field              Assistant Cashier


    DIRECTORS

    ANTHONY J. CONSI, II
         Senior Vice President, Weichert Realtors
         Morris Plains, NJ

    PAMELA HILL
         President, Ferris Corp
         Gladstone, NJ

    T.   LEONARD HILL Chairman Emeritus

    FRANK A. KISSEL
         Chairman of the Board & Chief Executive Officer

    JOHN D. KISSEL
         Turpin Realty, Inc.
         Far Hills, NJ

    JAMES R. LAMB, ESQ.
         James R. Lamb, P.C.
         Morristown, NJ

    EDWARD A. MERTON
         President, Merton Excavating & Paving Co.
         Chester, NJ

    F. DUFFIELD MEYERCORD
         Managing Director and Partner, Carl Marks Consulting Group, LLC Bedminster, NJ

    JOHN R. MULCAHY
         Far Hills, NJ

    ROBERT M. ROGERS
         President & Chief Operating Officer

    PHILIP W. SMITH, III
         President, Phillary Management, Inc.
         Far Hills, NJ

    CRAIG C. SPENGEMAN
         President & Chief Investment Officer

    JACK D. STINE
         Trustee, Proprietary House Association
         Perth Amboy, NJ

    OFFICES

    LOAN & ADMINISTRATION BUILDING
         158 Route 206 North, Gladstone, NJ 07934           (908) 234-0700
         www.pgbank.com
         --------------

    PGB TRUST & INVESTMENTS
         190 Main Street, Gladstone, NJ 07934               (908) 719-4360

    BERNARDSVILLE
         36 Morristown Road, Bernardsville, NJ 07924        (908) 766-1711

    BRIDGEWATER
         619 East Main Street, Bridgewater, NJ 08807        (908) 429-9988

    CALIFON
         438 Route 513, Califon, NJ 07830                   (908) 832-5131

    CHATHAM MAIN STREET
         311 Main Street, Chatham, NJ 07928                 (973) 635-8500

    CHATHAM SHUNPIKE
         650 Shunpike Road, Chatham Township, NJ 07928      (973) 377-0081

    CHESTER
         350 Main Street, Chester, NJ 07930                 (908) 879-8115

    CLINTON
         189 Center Street, Clinton, NJ 08809               (908) 238-1935

    FAR HILLS
         26 Dumont Road, Far Hills, NJ 07931                (908) 781-1018

    FELLOWSHIP VILLAGE
         8000 Fellowship Road, Basking Ridge, NJ 07920      (908) 719-4332

    GLADSTONE (Main Office)
         190 Main Street, Gladstone, NJ 07934               (908) 719-4360

    HILLSBOROUGH
         417 Route 206 North, Hillsborough, NJ 08844        (908) 281-1031

    LONG VALLEY
         59 East Mill Road (Route 24), Long Valley, NJ      (908) 876-3300
         07853

    MENDHAM
         17 East Main Street, Mendham, NJ 07945             (973) 543-6499

    MORRISTOWN
         233 South Street, Morristown, NJ 07960             (973) 455-1118

    NEW VERNON
         Village Road, New Vernon, NJ 07976                 (973) 540-0444

    OLDWICK
         169 Lamington Road, Oldwick, NJ 08858              (908) 439-2320

    PLUCKEMIN
         468 Route 206 North, Bedminster, NJ 07921          (908) 658-4500

    POTTERSVILLE
         11 Pottersville Road, Pottersville, NJ 07979       (908) 439-2265

    WARREN
         58 Mountain Boulevard, Warren, NJ 07059            (908) 757-2805

SHAREHOLDER INFORMATION

Corporate Address
158 Route 206, North
Gladstone, New Jersey 07934
(908) 234-0700
www.pgbank.com
--------------

Stock Listing
Peapack-Gladstone Financial Corporation common stock is traded on the American Stock Exchange under the symbol PGC and reported in the Wall Street Journal and most major newspapers.

Independent Registered Public Accounting Firm
KPMG LLP
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Transfer Agent
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

Shareholder Relations
Arthur F. Birmingham, Executive Vice President and Chief Financial Officer
(908) 719-4308
birmingham@pgbank.com
---------------------

Annual Meeting
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 25, 2006 at 2:00 p.m. at Fiddler's Elbow Country Club in Bedminster Township.