Form 10-K, Exhibit 13
period 2006-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2007-03-16
CIK 1050743

Exhibit 13


                              FINANCIAL HIGHLIGHTS
                     (In Thousands, Except Per Share Data)


SELECTED YEAR-END DATA:                          2006             2005             2004
--------------------------------------------------------------------------------------------
   NET INCOME                               $      10,226    $      13,130    $      13,109
--------------------------------------------------------------------------------------------
   TOTAL ASSETS                                 1,288,376        1,255,383        1,067,410
--------------------------------------------------------------------------------------------
   TOTAL DEPOSITS                               1,144,736        1,041,996          935,666
--------------------------------------------------------------------------------------------
   TOTAL SECURITIES                               341,351          419,668          441,314
--------------------------------------------------------------------------------------------
   TOTAL LOANS                                    870,153          768,473          572,164
--------------------------------------------------------------------------------------------
   SHAREHOLDERS' EQUITY                           103,763           99,155           94,669
--------------------------------------------------------------------------------------------
   TRUST DEPARTMENT ASSETS (MARKET VALUE)       1,924,954        1,761,846        1,691,860
--------------------------------------------------------------------------------------------

PER SHARE:
--------------------------------------------------------------------------------------------
   EARNINGS-BASIC                           $        1.24    $        1.58    $        1.60
--------------------------------------------------------------------------------------------
   EARNINGS-DILUTED                                  1.22             1.56             1.56
--------------------------------------------------------------------------------------------
   BOOK VALUE                                       12.55            11.97            11.48
--------------------------------------------------------------------------------------------

FINANCIAL RATIOS:
--------------------------------------------------------------------------------------------
   RETURN ON AVERAGE ASSETS                          0.79%            1.12%            1.30%
--------------------------------------------------------------------------------------------
   RETURN ON AVERAGE EQUITY                         10.10            13.49            14.72
--------------------------------------------------------------------------------------------
   CAPITAL LEVERAGE RATIO                            8.20             8.66             9.18
--------------------------------------------------------------------------------------------
   RISK BASED CAPITAL:
--------------------------------------------------------------------------------------------
      TIER 1                                        15.33            16.71            19.02
--------------------------------------------------------------------------------------------
      TOTAL                                         16.31            17.78            20.25
--------------------------------------------------------------------------------------------

NET
INCOME

IN MILLIONS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

$11.93   $12.30    $13.11    $13.13    $10.23
----------------------------------------------
 '02      '03       '04       '05        '06


TOTAL
ASSETS

IN MILLIONS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

 $860     $968    $1,067    $1,255      $1,288
----------------------------------------------
 '02      '03       '04       '05        '06


DEPOSITS

IN MILLIONS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

 $770     $846      $936    $1,042      $1,145
----------------------------------------------
 '02      '03       '04       '05        '06

EQUITY
CAPITAL

IN MILLIONS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

$77.2    $85.1     $94.7     $99.2      $103.8
----------------------------------------------
 '02      '03       '04       '05        '06

[LOGO OF PEAPACK GLADSTONE BANK]

DEAR SHAREHOLDERS AND FRIENDS,

      In last year's Annual Report we wrote of a growing concern that a protracted flat, and sometimes inverse interest yield curve had begun to squeeze our interest margin. We felt it would continue to do so until a more normal interest rate scenario returned. We now know that the Fed would continue to raise short-term rates at 17 consecutive meetings until they finally paused at their meeting in August 2006.

      The net effect for 2006 was about as anticipated. While we are not able to report our 10th consecutive record earnings year, we did finish 2006 with net income of $10,226,000. All of the financial details are in the Management's Discussion and Analysis section of this report. In addition, we are able to report several positive steps taken to better position our balance sheet and improve earnings and we believe for the long term.

IMPORTANT STEPS

      1) At the end of the third quarter, we made the important decision to implement a balance sheet restructuring. We sold $61.6 million of lower yielding securities, which resulted in an after-tax charge of approximately $1.1 million. Proceeds from the sale were reinvested into higher yielding adjustable rate assets and the balance was used to reduce high cost wholesale funding. Our intention was to improve our net interest margin by almost 25 basis points, and we have done that.

      Another benefit of the program was to reduce overall interest rate risk within the balance sheet. This, too, was accomplished.

      2) You will also notice the beginnings of a change in our balance sheet. Our strategic objective is to grow our commercial business more quickly than in the past. We will increase commercial lending in real terms and as a percentage of our total loan portfolio. A change like this takes time and very deliberate focus.

      We are fortunate to have attracted several new and very talented Lender/New Business Calling Officers to reinforce our existing team of lenders.

      This would be a good place to point out that past due and delinquent loans remain at near historically low levels.

      I would like to assure our longtime customers, that our new focus on business banking will in no way affect our commitment to providing the highest levels of service available in the market to our individual and family customer relationships. We can do both, and I guarantee you that we intend to exceed customer expectations. My phone number is 908-719-4301, Bob Rogers' is 908-719-4302 and Craig Spengeman's is 908-719-3301.

      3) In the last few years we have opened fabulous new branches in the wonderful communities of Bridgewater, Clinton, Hillsborough, Morristown, Oldwick, and Warren. All are performing ahead of expectations and we anticipate they will be great investments for the future.

      As previously reported we have recently opened a branch within the Corporate Headquarters of Chubb. We are dedicated only to the financial needs of their wonderful employees, and we look forward to growing over time.

      Looking ahead, our new branches will be located in communities with outstanding commercial business opportunities. Our new downtown Summit Office will open during the first quarter of 2007. Ms. Nicole Jefferys has joined our Bank and will bring her Summit banking experience to us and our new customers.

      We hope to begin work soon on an already approved and greatly improved Branch near the intersection of Shunpike and Green Village Road in Chatham Township. The new building will provide many new conveniences to our customers in the area, including drive-up banking and an ATM.

      We will continue to look for new locations with great potential.

PGB TRUST AND INVESTMENTS

      PGB Trust and Investments completed another outstanding year with assets under management growing to almost $2,000,000,000. Fees generated by this group grew 10% to $8,400,000. We never lose sight of how important this constant flow of fee income is to the quality of earnings of the entire organization.

      Craig Spengeman and his staff focus on the objectives of their clients. Asset management, trust and estate administration, financial and tax planning all require hard work and dedicated professionals to ensure your goals are achieved. The financial world is complicated, and many families and organizations need help in navigating the ever-changing landscape of investment styles, tax, and financial planning. We have an extraordinary team of 34 professionals ready to help you. You only need to take the first step with a call to Craig Spengeman at 908-719-3301 or John Bonk at 908-719-3318.

CASH DIVIDEND

      Shareholder value is the primary concern of Management and the Board. In November 2006 the Board increased the quarterly dividend by 7% to 15(cent) per share. Over the past six years, the dividend has increased by more than 114%.

      We hope you agree that the strategic changes we have put in motion and the increased dividends paid over the years will combine to produce shareholder value. We believe the most important business decisions for the future are made in the most difficult business environments. We are excited and energized for all the opportunities the future will bring.

DIRECTORS

      As this report is to chronicle all the events of 2006, we again salute the life and service of T. Leonard Hill who died in March. I cannot imagine a more dedicated or productive Director or better friend. His spirit lives on, but we will miss him always.

      Also, after thirty years of service on our Board, Jack D. Stine decided earlier in the year that he would retire as of December 31, 2006. We have been so fortunate to have the benefit of his wisdom and sense of humor for all these years. The Board has unanimously elected Mr. Stine as Director Emeritus, and we look forward to seeing him at an occasional meeting.

      We thank our Employees, Directors and Shareholders for their hard work and great support. Please take every opportunity to refer family, friends and associates to your Bank. We will do a great job for them.


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

      Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for Peapack-Gladstone Bank (the "Bank"), formed in 1921, a commercial bank operating 21 branches in Somerset, Hunterdon and Morris counties.

      During 2006, the quarterly cash dividend rate was increased to $0.15 per share. This new rate raised the cash dividend rate by 7 percent over the previous rate of $0.14 per share. The cash dividend rate has increased 100 percent in the past five years.

      The Corporation experienced decreasing margins as a result of an inverted yield curve and five increases in the federal funds target rate by the Federal Reserve during the year ended December 31, 2006. It was a challenging year for the Corporation. Although loan and deposit growth was strong, increasing on average almost $146 million and $83 million, respectively, net interest income on a tax-equivalent basis declined $2 million during the year. Net interest income was negatively affected by this very challenging operating environment. Highly competitive loan and deposit pricing and the inverted yield curve combined to put pressure on the net interest margin. Yields on interest-bearing liabilities increased 119 basis points, while yields on interest-earning assets increased 48 basis points. The net interest margin declined 51 basis points or 16 percent over 2005 levels. As discussed in this Management's Discussion and Analysis section some of the highlights are as follows:

o     The loan portfolio experienced growth of 13 percent.

o PGB Trust and Investments assets exceeded $1.9 billion in market value, growing more than 9 percent.

o     Deposits surpassed the $1.1 billion level, with nearly 10 percent growth.

RETURN ON
AVERAGE EQUITY

IN PERCENT

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

 17.06   15.14     14.72     13.49       10.10
----------------------------------------------
 '02      '03       '04       '05        '06

RETURN ON
AVERAGE ASSETS

IN PERCENT

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

 1.53     1.34      1.30      1.12       0.79
----------------------------------------------
 '02      '03       '04       '05        '06

o Total assets of the Corporation reached $1.29 billion this year, almost a 3 percent increase.

o The Corporation sold $61.6 million of available-for-sale securities as part of a balance sheet restructuring strategy to improve net interest margin and future net interest income, reduce wholesale funding and decrease its overall interest rate risk.

   Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management's Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.
Note 1 to the Corporation's Audited Consolidated Financial Statements for the year ended December 31, 2006, contains a summary of the Corporation's significant accounting policies. Management believes that the Corporation's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors.

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


NET INTEREST INCOME

IN MILLIONS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

$31.9    $31.2     $35.1     $35.3      $32.8
----------------------------------------------
 '02      '03       '04       '05        '06
is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or New Jersey experience an adverse economic shock. Future adjustments to the provision for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

EARNINGS SUMMARY: The Corporation's net income for the year ended December 31, 2006 was $10.2 million compared to $13.1 million for the year ended December 31, 2005, a decline of $2.9 million, or 22 percent. Earnings per diluted share were $1.22 and $1.56 for the years 2006 and 2005, respectively.

      These results produced a return on average assets of 0.79 percent as compared to 1.12 percent in 2005 and a return on average shareholders' equity of
10.10 percent as compared to 13.49 percent in 2005.

      In 2006, the Corporation experienced strong growth in loans and deposits; however, this was tempered by lower net interest margins and the resultant reduced net interest income.

NET INTEREST INCOME: The primary source of the Corporation's operating income is net interest income, which is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities. Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold. Interest-bearing liabilities include interest-bearing checking, savings and time deposits, Federal Home Loan Bank advances and other borrowings. Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities ("Net Interest Spread") and the relative amounts of earning assets and interest-bearing liabilities. The Corporation's net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets. Credit quality remained excellent in 2006 as loan delinquencies were at low levels.

      Net interest income, on a fully tax-equivalent basis, declined from $36.3 million in 2005 to $34.0 million in 2006. Average earning assets increased $117.7 million or 11 percent from the average balances in 2005 and rates earned on earning assets increased 48 basis points in 2006. Interest expense increased 71 percent over the levels recorded in 2005 on average balances of interest-bearing liabilities that increased $107.3 million or 12 percent. Rates paid in 2006 on interest-bearing liabilities rose 119 basis points over those paid in 2005 as competitive pressure and the influence of rising federal funds target rates drove rates higher. In 2006, the net interest margin declined to
2.76 percent from 3.27 percent in 2005.

      Interest income on earning assets, on a fully tax-equivalent basis, was $68.4 million, an increase of $12.0 million, or 21 percent, over 2005 levels. This increase was primarily due to higher average loans, which rose $145.7 million, offset in part by a decline of $29.1 million in average investments. Rates increased 53 basis points on investments due in part to the sale and maturities of lower yielding bonds, which were partially replaced with higher yielding investments. Rates earned on loans increased 33 basis points, reflecting the Corporation's increased emphasis on commercial and construction lending, which yields higher rates.

      During the year, interest expense rose $14.3 million due to higher rates paid on interest-bearing deposits and increased volume of higher cost money market accounts, certificates of deposit and short-term borrowings. The overall rate paid on interest-bearing deposits increased 117 basis points to 3.27 percent in 2006 as compared to 2.10 percent in 2005. Rates paid on borrowings rose 109 basis points to 4.66 percent. In addition to the pressure on rates due to the competitive environment of deposit gathering, the Federal Reserve Bank increased the Federal funds rate five times in 2006.

      Interest expense also rose due to the increased volume of higher-paying liabilities. On average, the High Yield money market account, which was introduced late in 2005, increased $75.7 million. Fed Tracker money market accounts and certificates of deposit grew $44.3 million and $79.0 million, respectively. Shifting of balances occurred between the traditional money market and savings products, which declined $28.0 million on average, and the High Yield money market accounts, which yielded higher returns to customers. Average interest-bearing checking accounts declined $53.3 million or 28 percent over the comparable period in 2005. The decline was primarily due to the loss of two large municipal escrow accounts, which required above-market interest rates, which the Corporation was not willing to pay. Average noninterest-bearing demand deposits increased $6.9 million or 4 percent during 2006 as compared to 2005. During 2006, average overnight borrowings decreased $2.3 million to $24.9 million and the Bank increased average short-term borrowings by $35.7 million to an average of $60.5 million for the year ended December 31, 2006. Average Federal Home Loan Bank advances declined $2.7 million.

      The Corporation completed a balance sheet restructuring in the third quarter of 2006, selling $61.6 million of available-for-sale securities that were yielding 4.14 percent. The sale resulted in a before tax charge of approximately $1.9 million and an after tax charge of $1.1 million, or $0.13 per diluted share. The Corporation used a majority of the proceeds from the sale to redeem high cost, short-term borrowings and used approximately $20 million to purchase floating-rate securities. The Corporation has experienced an improvement in net interest income and net interest margin following the implementation of the restructuring strategy. In addition to improving future net interest income, the Corporation anticipates a decrease in its overall interest rate risk as a result of the restructuring.

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEETS, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 (FULLY TAX-EQUIVALENT-FTE):

                                                        YEAR ENDED DECEMBER 31, 2006
---------------------------------------------------------------------------------------
                                                                     INCOME/
                                                       AVERAGE       EXPENSE     YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)               BALANCE        (FTE)      (FTE)
---------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
     TAXABLE (1)                                     $   345,190    $   15,857    4.59%
---------------------------------------------------------------------------------------
     TAX-EXEMPT (1) (2)                                   52,040         2,793    5.37
---------------------------------------------------------------------------------------
   LOANS (2) (3)                                         828,337        49,555    5.98
---------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                      2,939           146    4.96
---------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                               1,284            61    4.72
=======================================================================================
    TOTAL INTEREST-EARNING ASSETS                      1,229,790    $   68,412    5.56%
=======================================================================================
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                                22,475
---------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                              (6,516)
---------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                 23,038
---------------------------------------------------------------------------------------
   OTHER ASSETS                                           22,564
=======================================================================================
     TOTAL NONINTEREST-EARNING ASSETS                     61,561
=======================================================================================
     TOTAL ASSETS                                    $ 1,291,351
=======================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
---------------------------------------------------------------------------------------
   CHECKING                                          $   138,045    $    1,044    0.76%
---------------------------------------------------------------------------------------
   MONEY MARKETS                                         317,524        11,955    3.77
---------------------------------------------------------------------------------------
   SAVINGS                                                82,016           567    0.69
---------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                               352,114        15,505    4.40
=======================================================================================
    TOTAL INTEREST-BEARING DEPOSITS                      889,699        29,071    3.27
---------------------------------------------------------------------------------------
   BORROWED FUNDS                                        115,181         5,373    4.66
=======================================================================================
    TOTAL INTEREST-BEARING LIABILITIES                 1,004,880        34,444    3.43
=======================================================================================
NONINTEREST-BEARING LIABILITIES:
 DEMAND DEPOSITS                                         179,597
---------------------------------------------------------------------------------------
 ACCRUED EXPENSES AND OTHER LIABILITIES                    5,659
=======================================================================================
  TOTAL NONINTEREST-BEARING LIABILITIES                  185,256
---------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                     101,215
=======================================================================================
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 1,291,351
=======================================================================================
  NET INTEREST INCOME                                               $   33,968
=======================================================================================
  NET INTEREST SPREAD                                                             2.13
---------------------------------------------------------------------------------------
  NET INTEREST MARGIN (4)                                                         2.76%
---------------------------------------------------------------------------------------

                                                        YEAR ENDED DECEMBER 31, 2005
---------------------------------------------------------------------------------------
                                                                     INCOME/
                                                       AVERAGE       EXPENSE     YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)               BALANCE        (FTE)      (FTE)
---------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
  INVESTMENTS:
    TAXABLE (1)                                     $   373,618    $   15,210    4.07%
---------------------------------------------------------------------------------------
    TAX-EXEMPT (1) (2)                                   52,732         2,550    4.84
---------------------------------------------------------------------------------------
  LOANS (2) (3)                                         682,648        38,593    5.65
---------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD                                      2,253            73    3.26
---------------------------------------------------------------------------------------
  INTEREST-EARNING DEPOSITS                                 807            26    3.17
=======================================================================================
   TOTAL INTEREST-EARNING ASSETS                      1,112,058    $   56,452    5.08%
=======================================================================================
NONINTEREST-EARNING ASSETS:
 CASH AND DUE FROM BANKS                                 21,411
---------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES                               (6,271)
---------------------------------------------------------------------------------------
 PREMISES AND EQUIPMENT                                  21,124
---------------------------------------------------------------------------------------
 OTHER ASSETS                                            24,154
=======================================================================================
  TOTAL NONINTEREST-EARNING ASSETS                       60,418
=======================================================================================
 TOTAL ASSETS                                       $ 1,172,476
=======================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
---------------------------------------------------------------------------------------
  CHECKING                                          $   191,305    $    2,192    1.15%
---------------------------------------------------------------------------------------
  MONEY MARKETS                                         249,096         5,613    2.25
---------------------------------------------------------------------------------------
  SAVINGS                                                99,594           691    0.69
---------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT                               273,140         8,609    3.15
=======================================================================================
   TOTAL INTEREST-BEARING DEPOSITS                      813,135        17,105    2.10
---------------------------------------------------------------------------------------
  BORROWED FUNDS                                         84,490         3,018    3.57
=======================================================================================
   TOTAL INTEREST-BEARING LIABILITIES                   897,625        20,123    2.24
=======================================================================================
NONINTEREST-BEARING LIABILITIES:
 DEMAND DEPOSITS                                        172,692
---------------------------------------------------------------------------------------
 ACCRUED EXPENSES AND OTHER LIABILITIES                   4,827
=======================================================================================
  TOTAL NONINTEREST-BEARING LIABILITIES                 177,519
---------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                     97,332
=======================================================================================
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 1,172,476
=======================================================================================
  NET INTEREST INCOME                                              $   36,329
=======================================================================================
  NET INTEREST SPREAD                                                            2.84
---------------------------------------------------------------------------------------
  NET INTEREST MARGIN (4)                                                        3.27%
---------------------------------------------------------------------------------------


                                                        YEAR ENDED DECEMBER 31, 2004
---------------------------------------------------------------------------------------
                                                                     INCOME/
                                                       AVERAGE       EXPENSE     YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)               BALANCE        (FTE)      (FTE)
---------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
 INVESTMENTS:
  TAXABLE (1)                                        $   418,492    $   15,992    3.82%
---------------------------------------------------------------------------------------
  TAX-EXEMPT (1) (2)                                      42,959         2,155    5.02
---------------------------------------------------------------------------------------
 LOANS (2) (3)                                           483,397        27,566    5.70
---------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD                                        5,122            58    1.13
---------------------------------------------------------------------------------------
 INTEREST-EARNING DEPOSITS                                 1,640            19    1.16
=======================================================================================
  TOTAL INTEREST-EARNING ASSETS                          951,610    $   45,790    4.81%
=======================================================================================
NONINTEREST-EARNING ASSETS:
 CASH AND DUE FROM BANKS                                  19,832
---------------------------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES                                (5,710)
---------------------------------------------------------------------------------------
 PREMISES AND EQUIPMENT                                   17,785
---------------------------------------------------------------------------------------
 OTHER ASSETS                                             26,317
=======================================================================================
  TOTAL NONINTEREST-EARNING ASSETS                        58,224
=======================================================================================
 TOTAL ASSETS                                        $ 1,009,834
=======================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
---------------------------------------------------------------------------------------
  CHECKING                                           $   159,043    $      991    0.62%
---------------------------------------------------------------------------------------
  MONEY MARKETS                                          218,141         2,022    0.93
---------------------------------------------------------------------------------------
  SAVINGS                                                106,518           664    0.62
---------------------------------------------------------------------------------------
  CERTIFICATES OF DEPOSIT                                222,241         4,834    2.18
=======================================================================================
   TOTAL INTEREST-BEARING DEPOSITS                       705,943         8,511    1.21
---------------------------------------------------------------------------------------
  BORROWED FUNDS                                          50,416         1,349    2.68
=======================================================================================
   TOTAL INTEREST-BEARING LIABILITIES                    756,359         9,860    1.30
=======================================================================================
NONINTEREST-BEARING LIABILITIES:
 DEMAND DEPOSITS                                         158,151
---------------------------------------------------------------------------------------
 ACCRUED EXPENSES AND OTHER LIABILITIES                    6,243
=======================================================================================
  TOTAL NONINTEREST-BEARING LIABILITIES                  164,394
---------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                      89,081
=======================================================================================
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 1,009,834
=======================================================================================
  NET INTEREST INCOME                                               $   35,930
=======================================================================================
  NET INTEREST SPREAD                                                             3.51
---------------------------------------------------------------------------------------
  NET INTEREST MARGIN (4)                                                         3.78%
---------------------------------------------------------------------------------------

(1) AVERAGE BALANCES FOR AVAILABLE-FOR-SALE SECURITIES ARE BASED ON AMORTIZED COST.

(2) INTEREST INCOME IS PRESENTED ON A TAX-EQUIVALENT BASIS USING A 35 PERCENT FEDERAL TAX RATE.

(3)   LOANS ARE STATED NET OF UNEARNED INCOME AND INCLUDE NON-ACCRUAL LOANS.

(4) NET INTEREST INCOME ON A TAX-EQUIVALENT BASIS AS A PERCENTAGE OF TOTAL AVERAGE INTEREST-EARNING ASSETS.

RATE/VOLUME ANALYSIS:

THE  EFFECT  OF  VOLUME  AND  RATE  CHANGES  ON  NET   INTEREST   INCOME  (ON  A
TAX-EQUIVALENT BASIS) FOR THE PERIODS INDICATED ARE SHOWN BELOW:

                           YEAR ENDED 2006 COMPARED WITH 2005    YEAR ENDED 2005 COMPARED WITH 2004
----------------------------------------------------------------------------------------------------
                                                       NET                                   NET
                             DIFFERENCE DUE TO      CHANGE IN      DIFFERENCE DUE TO      CHANGE IN
                                 CHANGE IN:          INCOME/           CHANGE IN:          INCOME/
(IN THOUSANDS):              VOLUME       RATE       EXPENSE       VOLUME       RATE       EXPENSE
----------------------------------------------------------------------------------------------------
ASSETS:
 INVESTMENTS                $   (900)    $ 1,790     $    890     $ (1,122)    $   735     $   (387)
----------------------------------------------------------------------------------------------------
 LOANS                        10,225         737       10,962       11,239        (212)      11,027
----------------------------------------------------------------------------------------------------
 FEDERAL FUNDS SOLD               27          46           73          (46)         61           15
----------------------------------------------------------------------------------------------------
 INTEREST-EARNING DEPOSITS        19          16           35          (14)         21            7
====================================================================================================
TOTAL INTEREST INCOME       $  9,371     $ 2,589     $ 11,960     $ 10,057     $   605     $ 10,662
====================================================================================================

LIABILITIES
 CHECKING                   $ (1,521)    $   373     $ (1,148)    $    899     $   302     $  1,201
----------------------------------------------------------------------------------------------------
 MONEY MARKET                  2,384       3,958        6,342        2,211       1,380        3,591
----------------------------------------------------------------------------------------------------
 SAVINGS                        (124)         --         (124)         (43)         70           27
----------------------------------------------------------------------------------------------------
 CERTIFICATES OF DEPOSIT       2,907       3,989        6,896        1,276       2,499        3,775
----------------------------------------------------------------------------------------------------
 BORROWED FUNDS                1,667         688        2,355        1,182         487        1,669
====================================================================================================
TOTAL INTEREST EXPENSE      $  5,313     $ 9,008     $ 14,321     $  5,525     $ 4,738     $ 10,263
====================================================================================================
NET INTEREST INCOME         $  4,058     $(6,419)    $ (2,361)    $  4,532     $(4,133)    $    399
====================================================================================================

LOANS: The loan portfolio represents the largest portion of the Corporation's earning assets and is an important source of interest and fee income. Loans are primarily originated in the State of New Jersey.

      At December 31, 2006, total loans were $870.2 million, an increase of $101.7 million, or 13 percent from 2005 levels. The growth in our portfolios is primarily the result of new business initiatives and our entry into new market areas. Construction loans totaled $46.7 million, an increase of $21.3 million, or 84 percent. Commercial mortgage loans rose $19.0 million or 10 percent in 2006, while residential loans secured by first liens on 1-4 family homes rose $43.6 million or 9 percent from 2005 levels. The majority of residential real estate loan origination was primarily due to the purchase of adjustable rate loans from a third-party mortgage origination entity. All of the loans purchased are secured by properties located in the State of New Jersey. Commercial loans also grew by $5.1 million or 15 percent during 2006. During the past year, the Corporation has increased its emphasis on construction and commercial lending, which yields higher rates.

      The yield on total loans averaged 5.98 percent for 2006, an increase of 33 basis points from the 5.65 percent average yield earned in 2005. The average yield on the mortgage portfolio rose in 2006 to 5.49 percent from 5.45 percent in 2005. The average yield on the commercial loan portfolio increased three basis points to 6.18 percent. Although short-term interest rates continued to rise during the year, it did not have a significant impact on loan yields, as long-term rates remained relatively flat. More significant to the increased income was the increased volume of loans.

THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,

(IN THOUSANDS)                     2006          2005          2004          2003          2002
---------------------------------------------------------------------------------------------------
REAL ESTATE-MORTGAGE
  1-4 FAMILY RESIDENTIAL
  FIRST LIENS                  $   508,808   $   465,228   $   327,974   $   226,887   $   229,679
---------------------------------------------------------------------------------------------------
  JUNIOR LIENS                      30,410        20,316        13,539        11,163        15,211
---------------------------------------------------------------------------------------------------
  HOME EQUITY                       16,072        20,760        20,078        18,251        22,265
---------------------------------------------------------------------------------------------------
REAL ESTATE-COMMERCIAL             215,451       196,431       162,166       130,968       109,932
---------------------------------------------------------------------------------------------------
REAL ESTATE-CONSTRUCTION            46,684        25,387        17,703         9,799         2,063
---------------------------------------------------------------------------------------------------
COMMERCIAL LOANS                    38,471        33,322        20,821        16,632        17,859
---------------------------------------------------------------------------------------------------
CONSUMER LOANS                       9,601         5,014         7,181        10,223         8,206
---------------------------------------------------------------------------------------------------
OTHER LOANS                          4,656         2,015         2,702         3,078         4,545
===================================================================================================
   TOTAL LOANS                 $   870,153   $   768,473   $   572,164   $   427,001   $   409,760
===================================================================================================

INVESTMENT  SECURITIES  HELD  TO  MATURITY:   Investment  securities  are  those
securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. government agencies, mortgage-backed securities and municipal obligations. The Corporation's investment securities held to maturity at amortized cost amounted to $55.2 million at December 31, 2006, compared with $78.1 million at December 31, 2005.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND RATES OF INVESTMENT SECURITIES HELD TO MATURITY AT AMORTIZED COST, AS OF DECEMBER 31, 2006:

                                                     AFTER 1      AFTER 5
                                                         BUT          BUT
                                         WITHIN       WITHIN       WITHIN           AFTER
(IN THOUSANDS)                           1 YEAR      5 YEARS     10 YEARS        10 YEARS        TOTAL
-------------------------------------------------------------------------------------------------------
U.S. TREASURIES                         $    500    $    500      $    --       $      --    $   1,000
                                           3.248%      4.896%          --%             --%       4.072%
-------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)          $     --    $  2,731      $ 1,882       $  12,737    $  17,350
                                              --%      4.746%       5.797%          4.868%       4.950%
-------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS (2)    $ 11,822    $ 19,274      $ 5,719       $      --    $  36,815
                                           4.217%      4.288%       5.317%             --%       4.423%
=======================================================================================================
   TOTAL                                $ 12,322    $ 22,505      $ 7,601       $  12,737    $  55,165
                                           4.178%      4.357%       5.436%          4.868%       4.584%
=======================================================================================================

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

      At December 31, 2006, the Corporation had securities available for sale with a market value of $286.2 million, compared with $341.6 million at December 31, 2005. A $1.4 million net unrealized loss (net of income tax) and a $3.0 million net unrealized loss (net of income tax) was included in shareholders' equity at December 31, 2006 and December 31, 2005, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND RATES OF SECURITIES AVAILABLE FOR SALE, STATED AT MARKET VALUE, AS OF DECEMBER 31, 2006:

                                                     AFTER 1        AFTER 5
                                                         BUT            BUT        AFTER
                                        WITHIN        WITHIN         WITHIN           10
(IN THOUSANDS)                          1 YEAR       5 YEARS       10 YEARS        YEARS           TOTAL
----------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT SPONSORED AGENCIES     $ 20,802     $  36,020      $      --    $      --      $  56,822
                                          3.299%        4.763%            --%          --%         4.226%
---------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)         $     --     $   7,219      $  29,229    $ 104,288      $ 140,736
                                             --%        4.084%         4.224%       4.861%         4.687%
---------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS (2)   $    689     $   4,695      $   2,703    $  15,000      $  23,087
                                          5.853%        5.907%         6.327%       4.420%         4.984%
---------------------------------------------------------------------------------------------------------
OTHER SECURITIES                       $  6,605     $     998      $      --    $  57,938      $  65,541
                                          3.677%        5.607%            --%       6.591%         6.319%
---------------------------------------------------------------------------------------------------------
   TOTAL                               $ 28,096     $  48,932      $  31,932    $ 177,226      $ 286,186
                                          3.442%        4.786%         4.394%       5.382%         4.992%
=========================================================================================================

(1) MORTGAGE-BACKED SECURITIES ARE SHOWN USING STATED FINAL MATURITY.

(2) YIELDS PRESENTED ON A FULLY TAX-EQUIVALENT BASIS.

      Federal funds sold and interest-earning deposits are an additional part of the Corporation's investment and liquidity strategies. The combined average balance of these vehicles during 2006 was $4.2 million as compared to $3.1 million in 2005.

DEPOSITS: Total deposits at December 31, 2006 were $1.14 billion, an increase of $102.7 million or 10 percent from $1.04 billion at December 31, 2005. Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Marketing, sales efforts and a new branch location all contributed to the strong growth in deposits. Total average deposits increased $83.5 million, or 8 percent, over 2005 levels.

      THE FOLLOWING TABLE SETS FORTH INFORMATION CONCERNING THE COMPOSITION OF THE CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:


(IN THOUSANDS)                          2006                    2005                  2004
------------------------------------------------------------------------------------------------
NONINTEREST-BEARING DEMAND     $  179,597      --%      $172,692      --%      $158,151      --%
------------------------------------------------------------------------------------------------
CHECKING                          138,045    0.76        191,305    1.15        159,043    0.62
------------------------------------------------------------------------------------------------
SAVINGS                            82,016    0.69         99,594    0.69        106,518    0.62
------------------------------------------------------------------------------------------------
MONEY MARKETS                     317,524    3.77        249,096    2.25        218,141    0.93
------------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSITS          352,114    4.40        273,140    3.15        222,241    2.18
================================================================================================
   TOTAL DEPOSITS              $1,069,296               $985,827               $864,094
================================================================================================

      Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods of one year or less. These factors translate into a stable customer oriented cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 2006 (IN THOUSANDS):

THREE MONTHS OR LESS                                                    $ 42,765
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                   68,178
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                        15,071
--------------------------------------------------------------------------------
   TOTAL                                                                $126,014
================================================================================

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS: At December 31, 2006 and 2005, Federal Home Loan Bank (FHLB) advances totaled $24.0 million and $31.7 million, respectively, with a weighted average interest rate of 3.59 percent and
3.51 percent, respectively. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2006 have varying terms and interest rates.

      The Corporation had no short-term or overnight borrowings at December 31, 2006. At December 31, 2005, short-term borrowings with an average maturity of 90 days or less totaled $65.0 million, while overnight borrowings totaled $12.5 million.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $6.8 million at December 31, 2006 as compared to $6.4 million at December 31, 2005. At December 31, 2006, the allowance for loan losses as a percentage of total loans outstanding was 0.78 percent compared to 0.83 percent at December 31, 2005 and 1.05 percent at December 31, 2004. The provision for loan losses was $414 thousand for 2006 and $391 thousand for 2005. The allowance as a percentage of total loans declined in 2006 as compared to 2005, while the provision increased over the prior year as loan growth and increases in commercial-related loans was offset by relatively low levels of delinquencies and historical charge-off experience. While the composition of the Bank's loan portfolio was comprised of a higher percentage of lower risk 1-4 family mortgages, the Bank's strategy is to increase the commercial loan portfolios. We anticipate that this strategy will increase the risk in the loan portfolio.

      The provision was based upon management's review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans. Although management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation's loans are secured by real estate in the State of New Jersey. Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation's loan portfolio is susceptible to changes in market conditions in the state and may be adversely affected should real estate values decline or should New Jersey experience an adverse economic downturn. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation's control.

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE PERIODS ENDED DECEMBER 31,

(IN THOUSANDS)                            2006      2005      2004      2003       2002
---------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT
  BEGINNING OF YEAR                    $ 6,378   $ 5,989   $ 5,439   $ 4,778    $ 4,023
---------------------------------------------------------------------------------------
LOANS CHARGED-OFF DURING THE PERIOD
  REAL ESTATE                               --        --        --        --         --
---------------------------------------------------------------------------------------
  CONSUMER                                  13        14        16        42         59
---------------------------------------------------------------------------------------
  COMMERCIAL AND OTHER                      13         2        62        --          9
=======================================================================================
  TOTAL LOANS CHARGED-OFF                   26        16        78        42         68
=======================================================================================
RECOVERIES DURING THE PERIOD
---------------------------------------------------------------------------------------
  REAL ESTATE                               --        --        --        37         --
---------------------------------------------------------------------------------------
  CONSUMER                                   1         2         6        40         36
---------------------------------------------------------------------------------------
  COMMERCIAL AND OTHER                       1        12         9        34          7
=======================================================================================
  TOTAL RECOVERIES                           2        14        15       111         43
=======================================================================================
NET CHARGE-OFFS/(RECOVERIES)                24         2        63       (69)        25
=======================================================================================
PROVISION CHARGED TO EXPENSE               414       391       613       592        780
=======================================================================================
ALLOWANCE FOR LOAN LOSSES AT
  END OF YEAR                          $ 6,768   $ 6,378   $ 5,989   $ 5,439    $ 4,778
=======================================================================================

THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AND THE PERCENTAGE OF EACH LOAN CATEGORY TO TOTAL LOANS AS OF DECEMBER 31,

                                      % OF                 % OF                % OF                % OF                % OF
                                      LOAN                 LOAN                LOAN                LOAN                LOAN
                                  CATEGORY             CATEGORY            CATEGORY            CATEGORY            CATEGORY
                                  TO TOTAL             TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL
(IN THOUSANDS)            2006       LOANS     2005       LOANS    2004       LOANS    2003       LOANS    2002       LOANS
----------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL            $ 4,510       78.1   $ 4,448       82.0   $3,942       81.1   $3,238       80.7   $2,860       80.4
----------------------------------------------------------------------------------------------------------------------------
COMMERCIAL AND OTHER     1,991       17.8     1,767       14.9    1,850       15.5    1,988       15.7    1,696       14.2
----------------------------------------------------------------------------------------------------------------------------
CONSUMER                   267        4.1       163        3.1      197        3.4      213        3.6      222        5.4
============================================================================================================================
     TOTAL             $ 6,768      100.0   $ 6,378      100.0   $5,989      100.0   $5,439      100.0   $4,778      100.0
============================================================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:

                                                          YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                2006       2005       2004       2003       2002
-----------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
 AND STILL ACCRUING INTEREST               $   197    $    47    $    --    $    56    $   203
-----------------------------------------------------------------------------------------------
NON-ACCRUAL LOANS                            1,880        339        351        159        180
===============================================================================================
   TOTAL NON-PERFORMING LOANS                2,077        386        351        215        383
-----------------------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                         --         --         --         --         --
-----------------------------------------------------------------------------------------------
   TOTAL NON-PERFORMING ASSETS             $ 2,077    $   386    $   351    $   215    $   383
===============================================================================================

LOAN CHARGE-OFFS                           $    26    $    16    $    78    $    42    $    68
-----------------------------------------------------------------------------------------------
LOAN RECOVERIES                                 (2)       (14)       (15)      (111)       (43)
===============================================================================================
   NET LOAN CHARGE-OFFS/(RECOVERIES)       $    24    $     2    $    63    $   (69)   $    25
===============================================================================================
ALLOWANCE FOR LOAN LOSSES                  $ 6,768    $ 6,378    $ 5,989    $ 5,439    $ 4,778
===============================================================================================

RATIOS:
-----------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/TOTAL LOANS        0.24 %     0.05 %     0.06 %     0.05 %     0.09 %
-----------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/TOTAL ASSETS       0.16       0.03       0.03       0.02       0.04
-----------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/TOTAL ASSETS      0.16       0.03       0.03       0.02       0.04
-----------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/TOTAL LOANS         0.78       0.83       1.05       1.27       1.17
-----------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/
  TOTAL NON-PERFORMING LOANS                   3.3X      16.5X      17.1X     25.3X       12.5X
-----------------------------------------------------------------------------------------------

      Interest income of $129 thousand, $21 thousand and $11 thousand would have been recognized during 2006, 2005 and 2004, respectively, if non-accrual loans had been current in accordance with their original terms.

CONTRACTUAL OBLIGATIONS: The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2006. Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below (in thousands):

                                  LESS THAN                           MORE THAN
(IN THOUSANDS)                    ONE YEAR    1-3 YEARS   3-5 YEARS    5 YEARS     TOTAL
-----------------------------------------------------------------------------------------
LONG-TERM DEBT OBLIGATIONS        $   4,000   $   2,839   $  13,375   $   3,750   $23,964
-----------------------------------------------------------------------------------------
OPERATING LEASE OBLIGATIONS           2,414       4,735       3,870      11,224    22,243
-----------------------------------------------------------------------------------------
PURCHASE OBLIGATIONS                  1,107         192          --          --     1,299
-----------------------------------------------------------------------------------------
OTHER LONG-TERM LIABILITIES (1)       1,000          --          --          --     1,000
=========================================================================================
  TOTAL                           $   8,521   $   7,766   $  17,245   $  14,974   $48,506
=========================================================================================

(1) THE CORPORATION DOES NOT HAVE AN ESTIMATE OF THE ACTUAL PENSION CONTRIBUTION FOR 2008 AND BEYOND; HOWEVER IT IS ANTICIPATED TO BE APPROXIMATELY $1.0 MILLION IN 2007.

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

      Purchase obligations represent legally binding and enforceable agreements to purchase goods and services from third parties and consist of contractual obligations under data processing service agreements, as well as the contract for the construction of a new branch in Summit. The Corporation also enters into various routine rental and maintenance contracts for facilities and equipment. These contracts are generally for one year and are not significant to the consolidated financial statements of the Corporation.

OFF-BALANCE SHEET ARRANGEMENTS: The following table shows the amounts and expected maturities of significant commitments, as of December 31, 2006. Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

                                  LESS THAN               MORE THAN
(IN THOUSANDS)                    ONE YEAR    1-3 YEARS   3-5 YEARS   5 YEARS    TOTAL
---------------------------------------------------------------------------------------
FINANCIAL LETTERS OF CREDIT       $    793     $     --    $    --     $   --   $   793
---------------------------------------------------------------------------------------
PERFORMANCE LETTERS OF CREDIT        2,361           48         --         --     2,409
---------------------------------------------------------------------------------------
COMMERCIAL LETTERS OF CREDIT         2,990        3,120         --         --     6,110
=======================================================================================
  TOTAL                           $  6,144     $  3,168    $    --     $   --   $ 9,312
=======================================================================================

      Commitments   under  standby   letters  of  credit,   both  financial  and
performance do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: Other income was $10.3 million in 2006, a decline of 11 percent over 2005 levels. The decline was attributable to a net loss on securities sold in 2006 offset, in part, by increases in trust fees and other noninterest income.

      As discussed earlier, the Corporation completed a balance sheet restructuring in 2006, selling $61.6 million of available-for-sale securities, which resulted in a before tax charge of approximately $1.9 million and an after tax charge of $1.1 million, or $0.13 per diluted share. The Corporation used a majority of the proceeds from the sale to redeem high cost, short-term borrowings and used approximately $20 million to purchase floating-rate securities. The Corporation has experienced an improvement in net interest income and net interest margin as a result of the restructuring strategy. In addition to improving future net interest income, the Corporation anticipates a decrease in its overall interest rate risk. Net gains on sales of securities were $551 thousand for the year ended December 31, 2005 and included a $253 thousand gain on the non-monetary exchange of equity securities.

      Trust fees totaling $8.4 million were realized in 2006, an increase of $727 thousand, or 10 percent over the levels in 2005. This increase is attributable to an increased volume of business as the market value of assets under management increased to $1.92 billion.

      In 2006, other income of $837 thousand was realized on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $802 thousand in 2005. BOLI assists in offsetting the rising costs of employee benefits. Other noninterest income of $534 thousand was realized in 2006, an increase of $252 thousand, or 89 percent and was primarily due to increased non-recurring commercial and construction loan fee income.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER INCOME:

(IN THOUSANDS)                                       2006        2005       2004
--------------------------------------------------------------------------------
TRUST FEES                                       $  8,367    $  7,640   $  6,720
--------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS                 1,960       1,877      1,743
--------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                             837         802        793
--------------------------------------------------------------------------------
OTHER NONINTEREST INCOME                              534         282        205
--------------------------------------------------------------------------------
SAFE DEPOSIT RENTAL FEES                              233         233        233
--------------------------------------------------------------------------------
OTHER FEE INCOME                                      117         110         83
--------------------------------------------------------------------------------
SECURITIES (LOSSES)/GAINS, NET                     (1,781)        551        150
================================================================================
  TOTAL                                          $ 10,267    $ 11,495   $  9,927
================================================================================

OTHER EXPENSES: Other expenses totaled $28.9 million in 2006, an increase of $1.5 million or 5 percent compared to $27.5 million in 2005. This increase is commensurate with the growth in the overall level of bank and trust business activity. The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

      Salaries and benefits expense, which accounts for the largest portion of other expenses, increased $1.0 million, or 7 percent, in 2006 as compared to 2005. Normal salary increases, as well as additions to staff, branch expansion and higher group health insurance accounted for the increase. These increases were offset, in part, by lower profit sharing plan contributions. In addition, the Corporation began expensing stock-based compensation as required by Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment, and recorded $59 thousand of expense in 2006. At December 31, 2006, the Corporation's full-time equivalent staff was 232 compared with 228 at December 31, 2005.

      Premises and equipment expense increased to $6.9 million in 2006 from $6.7 million in 2005, an increase of $204 thousand, or 3 percent, due to increases charged by outside vendors for electric, gas, real estate taxes, etc. and additional maintenance costs for branch upkeep.

      Advertising expenses decreased $204 thousand, or 22 percent when compared to 2005. In 2005, the Corporation had higher advertising to promote and introduce deposit products. Stationery and supplies expense declined $67 thousand, or 13 percent. Postage expense rose $53 thousand, or 19 percent, due to increases to postal rates and higher customer accounts. Professional and legal fees rose $268 thousand, or 47 percent, over levels for 2005, due to increases in consulting fees to improve compliance with banking laws and regulations and higher recruitment fees to fill new lending positions.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSES:

(IN THOUSANDS)                                        2006       2005       2004
--------------------------------------------------------------------------------
SALARIES AND BENEFITS                             $ 15,698   $ 14,682   $ 13,898
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                               6,909      6,705      5,668
--------------------------------------------------------------------------------
ADVERTISING                                            732        936        689
--------------------------------------------------------------------------------
PROFESSIONAL AND LEGAL FEES                            833        565        583
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                                469        536        605
--------------------------------------------------------------------------------
TRUST DEPARTMENT                                       467        408        416
--------------------------------------------------------------------------------
TELEPHONE                                              396        390        441
--------------------------------------------------------------------------------
POSTAGE                                                339        286        332
--------------------------------------------------------------------------------
OTHER EXPENSES                                       3,102      2,984      2,546
================================================================================
  TOTAL                                           $ 28,945   $ 27,492   $ 25,178
================================================================================

INCOME TAXES: Income tax expense for the years ended December 31, 2006 and 2005 was $3.5 million and $5.8 million, respectively. The effective tax rate for the year ended December 31, 2006 was 25.53 percent compared to 30.54 percent for the year ended December 31, 2005. Taxable income declined from $18.9 million to $13.7 million from December 31, 2005 to December 31, 2006. The effective tax rate in 2006 decreased due to increased tax-exempt income of $164 thousand as well as a decline in state income tax due to higher taxable income in the Real Estate Investment Trust subsidiary, which has a lower effective state tax rate. In addition, the Bank subsidiary recognized a state tax net operating loss benefit, which also contributed to the decline in the effective tax rate for 2006.

RESULTS OF OPERATIONS 2005 COMPARED TO 2004: Net income for the year ended December 31, 2005 was $13.13 million compared to $13.11 for the year ended December 31, 2004, an increase of $21 thousand. Earnings per diluted share were $1.56 for both year-end 2005 and 2004. These results produced a return on average assets of 1.12 percent as compared to 1.30 percent in 2004 and a return on average shareholders' equity of 13.49 percent as compared to 14.72 percent in 2004. In 2005, the Corporation experienced strong growth in loans and deposits, however, this was tempered by higher cost of funds and asset yields that remained relatively flat to 2004.

      Net interest income, on a fully tax-equivalent basis, increased from $35.9 million in 2004 to $36.3 million in 2005. Average earning assets increased $160.4 million, or 17 percent, from the average balances in 2004 and the interest earned on these assets increased 27 basis points in 2005. Interest expense doubled over the levels recorded in 2004 on average balances of interest-bearing liabilities that increased $141.3 million, or 19 percent. Rates paid in 2005 on interest-bearing liabilities rose 94 basis points over 2004 as competitive pressure and the influence of rising federal funds target rates drove rates higher. In 2005, the net interest margin declined to 3.27 percent from 3.78 percent in 2004.

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

      Other income of $802 thousand was realized on increased cash surrender value on BOLI policies in 2005, as compared to $793 thousand in 2004.

      In 2005, other expenses totaled $27.5 million, an increase of $2.3 million, or 9 percent compared to $25.2 million in 2004. Salaries and benefits expense increased $784 thousand, or 6 percent, in 2005 as compared to 2004. Normal salary increases, as well as additions to staff, branch expansion and higher group health insurance and pension plan costs accounted for the increase. These increases were offset, in part, by lower profit sharing plan contributions and a reduced bonus pool. At December 31, 2005, the full-time equivalent number of employees was 228 as compared to 219 at December 31, 2004.

      Premises and equipment expense increased to $6.7 million in 2005 from $5.7 million in 2004, an increase of $1.0 million, or 18 percent. Occupancy expenses continue to grow as the Corporation invests in new branches and technological capacity, both vital to the Corporation's future growth and profitability.

      Advertising expenses increased $247 thousand in 2005 due to additional advertising for the Bridgewater branch and the advertising of deposit products. Stationery and supplies expense and postage expense declined $69 thousand, or 11 percent, and $46 thousand, or 14 percent, respectively, as cost savings from the implementation of check imaging of customer checks was realized. Telephone expense also declined, when compared with 2004, by $51 thousand, or 12 percent. Professional and legal fees remained relatively constant from 2005 to 2004.

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. Total shareholders' equity grew $4.6 million or 5 percent to $103.8 million at December 31, 2006 as compared with $99.2 million at December 31, 2005.

      The Financial Accounting Standards Board (FASB) issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," which requires the Corporation to recognize on its balance sheet the funded status of pension and other postretirement benefit plans as of December 31, 2006. As a result, the Corporation recorded an unfunded pension benefit obligation, net of taxes, of $1.3 million at December 31, 2006.

      At December 31, 2006, unrealized losses on securities, net of taxes, were $1.4 million as compared to unrealized losses on securities, net of taxes, of $3.0 million at December 31, 2005.

      In addition, the Corporation recorded an adjustment of $494 thousand, net of taxes, resulting from the understatement of lease expense, to beginning retained earnings for 2006. This adjustment was related to the accounting for operating leases on a cash basis rather than a GAAP basis according to the guidance issued by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 was effective as of the end of the Corporation's 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108.

      Federal regulations require banks to meet target Tier 1 and total capital ratios of 4 percent and 8 percent, respectively. The Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums at 15.33 percent and 16.31 percent, respectively, at December 31, 2006. The Corporation's capital leverage ratio was 8.20 percent at December 31, 2006.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

      Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold and interest-earning deposits, totaled $30.3 million at December 31, 2006. In addition, the Corporation has $286.2 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2006, investment securities and securities available for sale maturing within one year amounted to $40.4 million and cash and cash equivalents totaled $30.3 million.

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

      The Corporation's ratio of rate-sensitive assets to rate-sensitive liabilities was approximately 0.72 on December 31, 2006 for the next twelve months subject to certain assumptions explained in the following paragraph. Since this ratio is less than 1.00, the Corporation has a "negative gap" position, which may cause its assets to reprice more slowly than its deposit liabilities. In a declining interest rate environment, interest costs may be expected to fall faster than the interest received on earning assets, thus increasing the net interest spread. If interest rates increase, a negative gap means that the interest received on earning assets may be expected to increase more slowly than the interest paid on the Corporation's liabilities, therefore decreasing the net interest spread. Management does not view this amount as presenting an unusually high risk potential, although no assurances can be given that the Corporation is not at risk from interest rate increases or decreases.

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

THE TABLE BELOW PRESENTS THE MATURITY AND REPRICING RELATIONSHIPS BETWEEN INTEREST-EARNING ASSETS AND INTEREST-BEARING DEPOSITS AS OF DECEMBER 31, 2006 (IN THOUSANDS):

REPRICING OR                                 0-3        3-12       1-5       OVER 5
MATURITY DATE                               MONTHS     MONTHS     YEARS      YEARS       TOTAL
-------------------------------------------------------------------------------------------------
ASSETS
  SECURITIES                               $ 73,267   $ 63,570   $139,617   $ 64,897   $  341,351
-------------------------------------------------------------------------------------------------
  FEDERAL FUNDS SOLD                            103         --         --         --          103
-------------------------------------------------------------------------------------------------
  INTEREST-EARNING DEPOSITS                   6,965         --         --         --        6,965
-------------------------------------------------------------------------------------------------
  LOANS (1)                                 173,657    170,110    399,881    124,625      868,273
=================================================================================================
    TOTAL INTEREST-SENSITIVE ASSETS        $253,992   $233,680   $539,498   $189,522   $1,216,692
=================================================================================================
DEPOSITS
  CERTIFICATES OF DEPOSIT                  $107,979   $203,576   $ 53,114   $     --   $  364,669
-------------------------------------------------------------------------------------------------
  SAVINGS                                    19,794      5,822     29,600     18,782       73,998
-------------------------------------------------------------------------------------------------
  MONEY MARKETS                             189,658     29,379    146,761      1,076      366,874
-------------------------------------------------------------------------------------------------
  CHECKING                                   38,163     11,225     57,071     36,217      142,676
-------------------------------------------------------------------------------------------------
  BORROWED FUNDS                                496      5,509     16,242      1,717       23,964
-------------------------------------------------------------------------------------------------
  NONINTEREST-BEARING DEMAND
   DEPOSITS                                  52,469     15,354     78,383     50,313      196,519
=================================================================================================
   TOTAL INTEREST-SENSITIVE
     LIABILITIES                           $408,559   $270,865   $381,171   $108,105   $1,168,700
=================================================================================================
ASSETS/LIABILITIES                             0.62       0.86       1.42       1.75         1.04
=================================================================================================
ASSETS/LIABILITIES (CUMULATIVE)                0.62       0.72       0.97       1.04
=================================================================================================

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

THE FOLLOWING TABLE PRESENTS THE SCHEDULED MATURITY OF MARKET RISK SENSITIVE INSTRUMENTS AS OF DECEMBER 31, 2006 (IN THOUSANDS):

                               AVERAGE
                              INTEREST        WITHIN        1-5       OVER
MATURING IN:                      RATE        1 YEAR      YEARS    5 YEARS        TOTAL
---------------------------------------------------------------------------------------
ASSETS
SECURITIES                         4.70%    $ 40,418   $ 71,437   $229,496   $  341,351
---------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                 4.96          103         --         --          103
---------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS          4.72        6,965         --         --        6,965
---------------------------------------------------------------------------------------
LOANS (1)                          5.98      140,348    363,750    364,175      868,273
=======================================================================================
  TOTAL                                     $187,834   $435,187   $593,671   $1,216,692
=======================================================================================

LIABILITIES
SAVINGS, CHECKING
  AND MONEY MARKETS                2.52%    $583,548   $     --   $     --   $  583,548
---------------------------------------------------------------------------------------
CDS                                4.40      311,555     53,114         --      364,669
---------------------------------------------------------------------------------------
BORROWED FUNDS                     4.66        4,000     16,214      3,750       23,964
=======================================================================================
  TOTAL                                     $899,103   $ 69,328   $  3,750   $  972,181
=======================================================================================

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

RECENT ACCOUNTING PRONOUNCEMENTS: In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes" (FIN 48), which establishes a recognition threshold and measurement for income tax positions recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a two-step evaluation process for tax positions. The first step is recognition and the second is measurement. For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements.

      Tax positions that meet the more-likely-than-not recognition threshold at the effective date of FIN 48 may be recognized or, continue to be recognized, upon adoption of this Interpretation. The cumulative effect of applying the provisions of FIN 48 shall be reported as an adjustment to the opening balance of retained earnings for that fiscal year. FIN 48 is effective for fiscal years beginning after December 15, 2006. Accordingly, the Corporation adopted FIN 48 on January 1, 2007. The adoption of FIN 48 did not have a material impact on the Corporation's consolidated financial statements.

      FASB issued FASB Statement No. 157, "Fair Value Measurements," in September 2006. Statement 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair-value measurements. Statement 157 only applies to fair-value measurements that are already required or permitted by other accounting standards and is expected to increase the consistency of those measurements. Statement 157 is effective for fair-value measures already required or permitted by other standards for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early application is permissible only if no annual or interim financial statements have been issued for the earlier periods. The Corporation does not expect Statement 157 to have a material effect on its consolidated financial statements at this time.

      The Emerging Issues Task Force (EITF) approved a Consensus, EITF 06-4, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements," in September 2006 which would require that the deferred-compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement be recognized as a liability by the employer and that the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits would be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of the life insurance. The Corporation has 29 split-dollar life insurance
arrangements   that   provide  a  benefit  to  an  employee   that   extends  to
postretirement periods. The Corporation owns and controls these policies, an endorsement split-dollar arrangement, and splits the insurance policy's death benefit with the employee.

      As ratified, EITF 06-4 will be effective for fiscal years beginning after December 15, 2007. Early adoption will be permitted as of the beginning of an entity's fiscal year. Entities adopting EITF 06-4 would choose between retrospective application to all prior periods or treating the application of the Consensus as a cumulative-effect adjustment to beginning retained earnings or to other components of equity or net assets in the statement of financial position. At the time the FASB staff provides final guidance on determining the substance of the benefit provided our employees, the Compensation Committee of the Corporation will decide on whether to amend, discontinue or maintain the benefit in its current form. The Corporation will disclose this decision in the accounting period in which it receives final guidance.

TRUST ASSETS

MARKET VALUE IN BILLIONS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

$1.24    $1.42     $1.69     $1.76      $1.92
----------------------------------------------
 '02      '03       '04       '05        '06

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

      The book value of assets under management in PGB Trust and Investments increased from $1.29 billion at December 31, 2005 to $1.38 billion at December 31, 2006, an increase of 7 percent. The corresponding market value at December 31, 2006 was in excess of $1.92 billion. Fee income generated by PGB Trust and Investments was $8.4 million, $7.6 million and $6.7 million in 2006, 2005 and 2004, respectively.

FORWARD LOOKING STATEMENTS:

The foregoing contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Corporation. Such statements are not historical facts and include expressions about the Corporation's confidence, strategies and expectations about earnings, new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by forward-looking terminology such as "expect," "believe," or "anticipate," or expressions of confidence like "strong," or "on-going," or similar statements or variations of such terms. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

o     The success of the Corporation's balance sheet restructuring initiative.

o     Unexpected decline in the direction of the economy in New Jersey.

o     Unexpected changes in interest rates.

o     Failure to grow business.

o     Inability to manage growth.

o     Unexpected loan prepayment volume.

o     Exposure to credit risks.

o     Insufficient allowance for loan losses.

o     Competition from other financial institutions.

o     Adverse effects of government regulation.

o     Decline in the levels of loan quality and origination volume.

o     Decline in the volume of increase in trust assets or deposits.

      The Corporation assumes no responsibility to update such forward-looking statements in the future.

DIVIDENDS PER SHARE

IN DOLLARS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

$0.33    $0.38     $0.42     $0.50      $0.58
----------------------------------------------
 '02      '03       '04       '05        '06


BOOK VALUE PER SHARE

IN DOLLARS

 [THE FOLLOWING TABLE WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

$9.52   $10.43    $11.48    $11.97     $12.55
----------------------------------------------
 '02      '03       '04       '05        '06

SELECTED CONSOLIDATED FINANCIAL DATA: The following is selected consolidated financial data for the Corporation and its subsidiaries for the years indicated. This information is derived from the historical consolidated financial statements and should be read in conjunction with the Consolidated Financial Statements and Notes.

                                                                        YEARS ENDED DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                2006           2005          2004           2003           2002
------------------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
  Interest Income                                $    67,267     $   55,414    $   44,917    $    41,426     $   43,947
------------------------------------------------------------------------------------------------------------------------
  Interest Expense                                    34,444         20,123         9,860         10,262         12,055
========================================================================================================================
    Net Interest Income                               32,823         35,291        35,057         31,164         31,892
========================================================================================================================
  Provision for Loan Losses                              414            391           613            592            780
========================================================================================================================
    Net Interest Income After
     Provision for Loan Losses                        32,409         34,900        34,444         30,572         31,112
========================================================================================================================
  Other Income,
    Exclusive of Securities
    (Losses)/gains, Net                               12,048         10,944         9,777          8,788          7,642
------------------------------------------------------------------------------------------------------------------------
  Other Expenses                                      28,945         27,492        25,178         22,557         21,081
------------------------------------------------------------------------------------------------------------------------
  Securities (Losses)/gains, Net                      (1,781)           551           150          1,284             52
========================================================================================================================
   Income Before Income
     Tax Expense                                      13,731         18,903        19,193         18,087         17,725
------------------------------------------------------------------------------------------------------------------------
  Income Tax Expense                                   3,505          5,773         6,084          5,787          5,800
========================================================================================================================
   Net Income                                    $    10,226     $   13,130    $   13,109    $    12,300     $   11,925
========================================================================================================================

PER SHARE DATA:                                      2006           2005          2004           2003           2002
------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-BASIC                         $      1.24     $     1.58    $     1.60    $      1.51     $     1.48
------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                              1.22           1.56          1.56           1.47           1.45
------------------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED                                 0.58           0.50          0.42           0.38           0.33
------------------------------------------------------------------------------------------------------------------------
BOOK VALUE END-OF-PERIOD                               12.55          11.97         11.48          10.43           9.52
------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
 OUTSTANDING                                       8,268,226      8,286,926     8,200,681      8,122,433      8,083,088
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK EQUIVALENTS
 (DILUTIVE)                                          102,095        116,348       177,412        231,062        165,453
------------------------------------------------------------------------------------------------------------------------

BALANCE SHEET DATA (AT PERIOD END):                  2006           2005          2004           2003           2002
-----------------------------------------------------------------------------------------------------------------------
  TOTAL ASSETS                                   $ 1,288,376     $1,255,383    $1,067,410    $   968,154     $  859,828
------------------------------------------------------------------------------------------------------------------------
  INVESTMENT SECURITIES                               55,165         78,084        87,128         97,701        168,066
------------------------------------------------------------------------------------------------------------------------
  SECURITIES AVAILABLE FOR SALE                      286,186        341,584       354,186        355,998        212,259
------------------------------------------------------------------------------------------------------------------------
  LOANS                                              870,153        768,473       572,164        427,001        409,760
------------------------------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOAN LOSSES                            6,768          6,378         5,989          5,439          4,778
------------------------------------------------------------------------------------------------------------------------
  TOTAL DEPOSITS                                   1,144,736      1,041,996       935,666        845,771        769,688
------------------------------------------------------------------------------------------------------------------------
  TOTAL SHAREHOLDERS' EQUITY                         103,763         99,155        94,669         85,054         77,158
------------------------------------------------------------------------------------------------------------------------
  TRUST ASSETS (MARKET VALUE)                      1,924,954      1,761,846     1,691,860      1,414,591      1,238,754
------------------------------------------------------------------------------------------------------------------------
  CASH DIVIDENDS DECLARED                              4,794          4,143         3,226          2,760          2,207
------------------------------------------------------------------------------------------------------------------------


SELECTED PERFORMANCE RATIOS:                            2006           2005          2004           2003           2002
------------------------------------------------------------------------------------------------------------------------
  RETURN ON AVERAGE TOTAL ASSETS                        0.79%          1.12%         1.30%          1.34%          1.53%
------------------------------------------------------------------------------------------------------------------------
  RETURN ON AVERAGE TOTAL
   SHAREHOLDERS' EQUITY                                10.10          13.49         14.72          15.14          17.06
------------------------------------------------------------------------------------------------------------------------
  DIVIDEND PAYOUT RATIO                                46.88          31.56         24.61          22.44          18.51
------------------------------------------------------------------------------------------------------------------------
  AVERAGE TOTAL SHAREHOLDERS'
    EQUITY TO AVERAGE ASSETS                            7.84           8.30          8.82           8.84           8.95
------------------------------------------------------------------------------------------------------------------------
  NON-INTEREST EXPENSES
    TO AVERAGE ASSETS                                   2.24           2.34          2.49           2.45           2.70
------------------------------------------------------------------------------------------------------------------------
  NON-INTEREST INCOME
    TO AVERAGE ASSETS                                   0.80           0.98          0.98           1.10           0.99
------------------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS (AT PERIOD END):
------------------------------------------------------------------------------------------------------------------------
  NON-ACCRUAL LOANS TO TOTAL LOANS                      0.22%          0.04%         0.06%          0.04%          0.04%
------------------------------------------------------------------------------------------------------------------------
  NON-PERFORMING ASSETS TO
   TOTAL ASSETS                                         0.16           0.03          0.03           0.02           0.04
------------------------------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOANS LOSSES TO
    NON-PERFORMING LOANS                                 3.3X          16.5X         17.1X          25.3X          12.5X
------------------------------------------------------------------------------------------------------------------------
  ALLOWANCE FOR LOANS LOSSES TO
    TOTAL LOANS                                         0.78%          0.83%         1.05%          1.27%          1.17%
------------------------------------------------------------------------------------------------------------------------
  NET (RECOVERIES)/CHARGE-OFFS
    TO AVERAGE LOANS PLUS
    OTHER REAL ESTATE OWNED                             0.00           0.00          0.01          (0.02)          0.01
------------------------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
------------------------------------------------------------------------------------------------------------------------
  AVERAGE LOANS TO AVERAGE DEPOSITS                    77.47%         69.25%        55.94%         51.23%         61.09%
------------------------------------------------------------------------------------------------------------------------
  TOTAL SHAREHOLDERS' EQUITY TO
    TOTAL ASSETS                                        8.05           7.90          8.87           8.79           8.97
------------------------------------------------------------------------------------------------------------------------
  TIER 1 CAPITAL TO RISK
    WEIGHTED ASSETS                                    15.33          16.71         19.02          20.38          19.51
------------------------------------------------------------------------------------------------------------------------
  TOTAL CAPITAL TO RISK
    WEIGHTED ASSETS                                    16.31          17.78         20.25          21.74          20.81
------------------------------------------------------------------------------------------------------------------------
  TIER 1 LEVERAGE RATIO                                 8.20           8.66          9.18           8.91           9.19
------------------------------------------------------------------------------------------------------------------------

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED:

SELECTED 2006 QUARTERLY DATA:
(IN THOUSANDS EXCEPT PER SHARE DATA)   MARCH 31   JUNE 30   SEPTEMBER 30    DECEMBER 31
---------------------------------------------------------------------------------------
INTEREST INCOME                        $ 15,794   $ 16,581     $ 17,524      $  17,368
---------------------------------------------------------------------------------------
INTEREST EXPENSE                          7,218      8,405        9,669          9,152
=======================================================================================
  NET INTEREST INCOME                     8,576      8,176        7,855          8,216
---------------------------------------------------------------------------------------
PROVISION FOR LOANS LOSSES                   39        100          125            150
---------------------------------------------------------------------------------------
TRUST FEES                                2,245      2,078        1,872          2,172
---------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES), NET               51          5       (1,837)            --
---------------------------------------------------------------------------------------
OTHER INCOME                                890        908          880          1,003
---------------------------------------------------------------------------------------
OTHER EXPENSES                            7,118      7,386        7,210          7,231
---------------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX EXPENSE      4,605      3,681        1,435          4,010
---------------------------------------------------------------------------------------
INCOME TAX EXPENSE                        1,359        986           44          1,116
=======================================================================================
  NET INCOME                           $  3,246   $  2,695     $  1,391      $   2,894
=======================================================================================
EARNINGS PER SHARE-BASIC               $   0.39   $   0.33     $   0.17      $    0.35
---------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                 0.39       0.32         0.17           0.34
---------------------------------------------------------------------------------------


SELECTED 2005 QUARTERLY DATA:
(IN THOUSANDS EXCEPT PER SHARE DATA)   MARCH 31   JUNE 30   SEPTEMBER 30    DECEMBER 31
---------------------------------------------------------------------------------------
INTEREST INCOME                        $ 12,656   $ 13,400     $ 14,266      $  15,092
---------------------------------------------------------------------------------------
INTEREST EXPENSE                          3,629      4,455        5,504          6,535
=======================================================================================
  NET INTEREST INCOME                     9,027      8,945        8,762          8,557
---------------------------------------------------------------------------------------
PROVISION FOR LOANS LOSSES                  131        197          150            (87)
---------------------------------------------------------------------------------------
TRUST FEES                                2,013      1,906        1,895          1,826
---------------------------------------------------------------------------------------
SECURITIES GAINS, NET                       298         37          216             --
---------------------------------------------------------------------------------------
OTHER INCOME                                839        818          828            819
---------------------------------------------------------------------------------------
OTHER EXPENSES                            6,574      7,020        6,861          7,037
=======================================================================================
NET INCOME BEFORE INCOME TAX EXPENSE      5,472      4,489        4,690          4,252
---------------------------------------------------------------------------------------
INCOME TAX EXPENSE                        1,769      1,271        1,475          1,258
---------------------------------------------------------------------------------------
  NET INCOME                           $  3,703   $  3,218     $  3,215      $   2,994
=======================================================================================
EARNINGS PER SHARE-BASIC               $   0.45   $   0.39     $   0.39      $    0.36
---------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                 0.44       0.38         0.38           0.36
---------------------------------------------------------------------------------------

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

      Management assessed the effectiveness of the Corporation's internal control over financial reporting as of December 31, 2006. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based upon our assessment we believe that, as of December 31, 2006, the Corporation's internal control over financial reporting is effective based upon those criteria. The Corporation's independent auditors have issued an audit report on our assessment of, and the effective operation of, the Corporation's internal control over financial reporting. This report begins on the next page.


 /s/ Frank A. Kissel                 /s/ Arthur F. Birmingham

 Frank A. Kissel                     Arthur F. Birmingham
 Chairman of the Board and           Executive Vice President,
 Chief Executive Officer             Chief Financial Officer and
                                     Chief Accounting Officer

February 27, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited management's assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that Peapack-Gladstone Financial Corporation and subsidiary (the "Corporation") maintained effective internal control over financial reporting as of December
31, 2006, based on criteria established in Internal Control -Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Corporation's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Corporation's internal control over financial reporting based on our audit.

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

      In our opinion, management's assessment that Peapack-Gladstone Financial Corporation and subsidiary maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also, in our opinion, Peapack-Gladstone Financial Corporation and subsidiary maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and our report dated February 27, 2007 expressed an unqualified opinion on those consolidated financial statements.


                                                /s/ KPMG LLP


Short Hills, New Jersey
February 27, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary (the "Corporation") as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

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

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peapack-Gladstone Financial Corporation and subsidiary's internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2007 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.

      As discussed in Note 14 to the consolidated financial statements, effective January 1, 2006, the Corporation adopted SEC Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements".


                                                /s/ KPMG LLP


Short Hills, New Jersey
February 27, 2007

CONSOLIDATED STATEMENTS OF CONDITION

                                                                        DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                2006           2005
-------------------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                         $    23,190    $    19,573
-------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                                      103          2,631
-------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                             6,965          1,295
===========================================================================================
  TOTAL CASH AND CASH EQUIVALENTS                                    30,258         23,499
===========================================================================================
INVESTMENT SECURITIES HELD TO MATURITY (APPROXIMATE
  MARKET VALUE $54,523 IN 2006 AND $77,286 IN 2005)                  55,165         78,084
-------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                       286,186        341,584
-------------------------------------------------------------------------------------------
LOANS                                                               870,153        768,473
===========================================================================================
  LESS: ALLOWANCE FOR LOAN LOSSES                                     6,768          6,378
===========================================================================================
  NET LOANS                                                         863,385        762,095
-------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                               24,059         21,412
-------------------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                           5,181          4,828
-------------------------------------------------------------------------------------------
CASH SURRENDER VALUE OF LIFE INSURANCE                               18,689         17,957
-------------------------------------------------------------------------------------------
OTHER ASSETS                                                          5,453          5,924
===========================================================================================
    TOTAL ASSETS                                                $ 1,288,376    $ 1,255,383
===========================================================================================

LIABILITIES
DEPOSITS:
  NONINTEREST-BEARING DEMAND DEPOSITS                           $   196,519    $   185,854
-------------------------------------------------------------------------------------------
  INTEREST-BEARING DEPOSITS:
    CHECKING                                                        142,676        176,175
-------------------------------------------------------------------------------------------
    SAVINGS                                                          73,998         90,744
-------------------------------------------------------------------------------------------
    MONEY MARKET ACCOUNTS                                           366,874        281,068
-------------------------------------------------------------------------------------------
    CERTIFICATES OF DEPOSIT OVER $100,000                           126,014         93,903
-------------------------------------------------------------------------------------------
    CERTIFICATES OF DEPOSIT LESS THAN $100,000                      238,655        214,252
===========================================================================================
     TOTAL DEPOSITS                                               1,144,736      1,041,996
-------------------------------------------------------------------------------------------
SHORT-TERM BORROWINGS                                                    --         77,500
-------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                       23,964         31,705
-------------------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                               15,913          5,027
===========================================================================================
    TOTAL LIABILITIES                                             1,184,613      1,156,228
===========================================================================================
SHAREHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $0.83
  PER SHARE; AUTHORIZED 20,000,000 SHARES;
  ISSUED SHARES, 8,497,463 AT DECEMBER 31, 2006 AND 8,473,718
  AT DECEMBER 31, 2005; OUTSTANDING SHARES, 8,270,973 AT
  DECEMBER 31, 2006 AND 8,284,715 AT DECEMBER 31, 2005)               7,081          7,061
-------------------------------------------------------------------------------------------
SURPLUS                                                              89,372         88,973
-------------------------------------------------------------------------------------------
TREASURY STOCK AT COST, 226,490 SHARES IN 2006
-------------------------------------------------------------------------------------------
  AND 189,003 SHARES IN 2005                                         (4,999)        (4,022)
-------------------------------------------------------------------------------------------
RETAINED EARNINGS                                                    15,038         10,100
-------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE LOSS,
  NET OF INCOME TAX BENEFIT                                          (2,729)        (2,957)
===========================================================================================
    TOTAL SHAREHOLDERS' EQUITY                                      103,763         99,155
===========================================================================================
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 1,288,376    $ 1,255,383
===========================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

                                                         YEARS ENDED DECEMBER 31,

(IN THOUSANDS, EXCEPT PER SHARE DATA)                  2006        2005       2004
------------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                           $ 49,510    $ 38,559   $ 27,542
------------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES
  HELD TO MATURITY:
  TAXABLE                                               1,068       1,591      2,650
------------------------------------------------------------------------------------
  TAX-EXEMPT                                            1,344       1,188        943
------------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
  AVAILABLE FOR SALE:
  TAXABLE                                              14,789      13,619     13,342
------------------------------------------------------------------------------------
  TAX-EXEMPT                                              349         358        363
------------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                            146          73         58
------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                  61          26         19
====================================================================================
    TOTAL INTEREST INCOME                              67,267      55,414     44,917
====================================================================================
INTEREST EXPENSE
INTEREST ON CHECKING ACCOUNTS                           1,044       2,192        991
------------------------------------------------------------------------------------
INTEREST ON SAVINGS AND MONEY MARKET ACCOUNTS          12,522       6,304      2,686
------------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT OVER $100,000       5,406       2,678      1,320
------------------------------------------------------------------------------------
INTEREST ON OTHER CERTIFICATES OF DEPOSIT              10,099       5,931      3,514
------------------------------------------------------------------------------------
INTEREST ON SHORT-TERM BORROWINGS                       4,305       1,879        345
------------------------------------------------------------------------------------
INTEREST ON LONG-TERM DEBT                              1,068       1,139      1,004
====================================================================================
  TOTAL INTEREST EXPENSE                               34,444      20,123      9,860
====================================================================================
  NET INTEREST INCOME BEFORE PROVISION
   FOR LOAN LOSSES                                     32,823      35,291     35,057
====================================================================================
PROVISION FOR LOAN LOSSES                                 414         391        613
====================================================================================
  NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                      32,409      34,900     34,444
------------------------------------------------------------------------------------
OTHER INCOME
TRUST FEES                                              8,367       7,640      6,720
------------------------------------------------------------------------------------
SERVICE CHARGES AND FEES                                2,310       2,220      2,059
------------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                                 837         802        793
------------------------------------------------------------------------------------
OTHER INCOME                                              534         282        205
------------------------------------------------------------------------------------
SECURITIES (LOSSES)/GAINS, NET                         (1,781)        551        150
====================================================================================
  TOTAL OTHER INCOME                                   10,267      11,495      9,927
====================================================================================
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                         15,698      14,682     13,898
------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                  6,909       6,705      5,668
------------------------------------------------------------------------------------
OTHER EXPENSES                                          6,338       6,105      5,612
====================================================================================
  TOTAL OTHER EXPENSES                                 28,945      27,492     25,178
====================================================================================
INCOME BEFORE INCOME TAX EXPENSE                       13,731      18,903     19,193
------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                      3,505       5,773      6,084
====================================================================================
   NET INCOME                                        $ 10,226    $ 13,130   $ 13,109
====================================================================================
EARNINGS PER SHARE
  BASIC                                              $   1.24    $   1.58   $   1.60
------------------------------------------------------------------------------------
  DILUTED                                                1.22        1.56       1.56
====================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

                                                                                          ACCUMULATED
                                                                                                OTHER
                                         COMMON                 TREASURY     RETAINED    COMPREHENSIVE
(IN THOUSANDS, EXCEPT PER SHARE DATA)     STOCK      SURPLUS       STOCK     EARNINGS    INCOME/(LOSS)     TOTAL
-------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003
  7,416,031 SHARES OUTSTANDING          $  6,274   $  61,959   $  (2,391)   $  16,557     $   2,655    $  85,054
-------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
  NET INCOME 2004                                                              13,109                     13,109
  UNREALIZED HOLDING LOSSES ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME
    TAX BENEFIT OF $796)                                                                     (1,119)
   LESS: RECLASSIFICATION
     ADJUSTMENT FOR GAINS
     INCLUDED IN NET INCOME
     (NET OF INCOME TAX OF $52)                                                                  98
                                                                                           --------
  NET UNREALIZED HOLDING
    LOSSES ON SECURITIES ARISING
    DURING THE PERIOD (NET OF
    INCOME TAX BENEFIT OF $848)                                                              (1,217)      (1,217)
                                                                                                       ------------
TOTAL COMPREHENSIVE INCOME                                                                                11,892
DIVIDENDS DECLARED
  ($0.42 PER SHARE)                                                            (3,226)                    (3,226)
COMMON STOCK OPTIONS
  EXERCISED AND RELATED
  TAX BENEFITS, 83,002 SHARES                 85       1,340                                               1,425
COMMON STOCK DIVIDEND
  (TEN PERCENT), 747,009 SHARES              635      24,692                  (25,327)                        --
TREASURY STOCK TRANSACTIONS,
  15,289 SHARES                                                     (476)                                   (476)
-------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2004
  8,246,042 SHARES OUTSTANDING          $  6,994   $  87,991   $  (2,867)   $   1,113     $   1,438    $  94,669
-------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
  NET INCOME 2005                                                              13,130                     13,130
  UNREALIZED HOLDING LOSSES ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME
    TAX BENEFIT OF $2,504)                                                                   (4,037)
   LESS: RECLASSIFICATION
    ADJUSTMENT FOR GAINS
    INCLUDED IN NET INCOME
    (NET OF INCOME TAX OF $193)                                                                 358
                                                                                          ---------
  NET UNREALIZED HOLDING
    LOSSES ON SECURITIES ARISING
    DURING THE PERIOD (NET OF
    INCOME TAX BENEFIT OF
    $2,697)                                                                                  (4,395)      (4,395)
                                                                                                       ------------
TOTAL COMPREHENSIVE INCOME                                                                                 8,735
DIVIDENDS DECLARED
  ($0.50 PER SHARE)                                                                          (4,143)      (4,143)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
  TAX BENEFITS, 68,673 SHARES                 67         982                                               1,049
TREASURY STOCK TRANSACTIONS
  41,420 SHARES                                                   (1,155)                                 (1,155)
-------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2005
  8,284,715 SHARES OUTSTANDING          $  7,061   $  88,973   $  (4,022)   $  10,100     $  (2,957)   $  99,155
-------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY CONTINUED

                                                                                           ACCUMULATED
                                                                                                 OTHER
                                         COMMON                TREASURY      RETAINED    COMPREHENSIVE
(IN THOUSANDS, EXCEPT PER SHARE DATA)     STOCK      SURPLUS      STOCK      EARNINGS    INCOME/(LOSS)       TOTAL
--------------------------------------------------------------------------------------------------------------------
CUMULATIVE EFFECT ADJUSTMENT
  RESULTING FROM THE ADOPTION OF
  SAB NO. 108, NET OF INCOME
  TAX BENEFIT $341                                                               (494)                         (494)
--------------------------------------------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 2006,
  AS ADJUSTED                           $  7,061   $  88,973   $  (4,022)   $   9,606       $ (2,957)     $  98,661
--------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
  NET INCOME 2006                                                              10,226                        10,226
  UNREALIZED HOLDING GAINS ON
    SECURITIES ARISING DURING THE
    PERIOD (NET OF INCOME
    TAX OF $398)                                                                                 416
  LESS: RECLASSIFICATION
    ADJUSTMENT FOR LOSSES
    INCLUDED IN NET INCOME
    (NET OF INCOME TAX
    BENEFIT OF $623)                                                                          (1,158)
                                                                                            ---------
NET UNREALIZED HOLDING
  GAINS ON SECURITIES ARISING
  DURING THE PERIOD (NET OF
  INCOME TAX OF $1,021)                                                                        1,574          1,574
                                                                                                          ---------
TOTAL COMPREHENSIVE INCOME                                                                                   11,800
ADJUSTMENT TO INITIALLY APPLY
  FAS STATEMENT 158 (NET OF TAX                                                               (1,346)        (1,346)
  BENEFIT OF $929)
DIVIDENDS DECLARED
  ($0.58 PER SHARE)                                                            (4,794)                       (4,794)
COMMON STOCK OPTIONS
EXERCISED AND RELATED
  TAX BENEFITS, 13,742 SHARES                 20         399                                                    419
TREASURY STOCK TRANSACTIONS,
  37,484 SHARES                                                     (977)                                      (977)
--------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2006
  8,270,973 SHARES OUTSTANDING          $  7,081   $  89,372   $  (4,999)   $  15,038       $ (2,729)     $ 103,763
====================================================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                      2006        2005        2004
--------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                                       $ 10,226    $ 13,130    $ 13,109
--------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                                        2,068       1,991       1,658
--------------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION OF DISCOUNT ON
  SECURITIES, NET                                                     498       1,009       1,450
--------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                             414         391         613
--------------------------------------------------------------------------------------------------
DEFERRED TAXES                                                     (1,786)     (2,008)       (291)
--------------------------------------------------------------------------------------------------
LOSS/(GAIN) ON SALE OF SECURITIES, NET                              1,781        (298)       (150)
--------------------------------------------------------------------------------------------------
GAIN ON LOANS SOLD                                                     (3)        (13)         (4)
--------------------------------------------------------------------------------------------------
GAIN ON DISPOSAL OF FIXED ASSETS                                      (15)        (28)         --
--------------------------------------------------------------------------------------------------
INCREASE IN CASH SURRENDER VALUE OF LIFE INSURANCE                   (732)       (704)       (705)
--------------------------------------------------------------------------------------------------
INCREASE IN ACCRUED INTEREST RECEIVABLE                              (353)       (453)        (80)
--------------------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN OTHER ASSETS                                 2,434      (2,305)      1,662
--------------------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN ACCRUED EXPENSES AND
  OTHER LIABILITIES                                                 7,767       3,792      (2,569)
==================================================================================================
    NET CASH PROVIDED BY OPERATING ACTIVITIES                      22,299      14,504      14,693
==================================================================================================
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES
  HELD TO MATURITY                                                 32,505      35,119      25,669
--------------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES AVAILABLE FOR SALE          66,093      51,383      42,859
--------------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES
  HELD TO MATURITY                                                 11,996       5,685       2,495
--------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
  AVAILABLE FOR SALE                                               60,330      42,225     102,706
--------------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES HELD TO MATURITY                 (9,722)    (32,000)    (18,036)\
--------------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                         (82,569)    (88,569)   (146,673)
--------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES OF LOANS                                          622       2,316         769
--------------------------------------------------------------------------------------------------
PURCHASE OF LOANS                                                 (26,774)   (191,842)    (74,452)
--------------------------------------------------------------------------------------------------
NET INCREASE IN LOANS                                             (75,549)     (6,772)    (71,539)
--------------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                                (4,715)     (3,259)     (6,689)
--------------------------------------------------------------------------------------------------
PROCEEDS FROM DISPOSAL OF PREMISES AND EQUIPMENT                       15          47          --
==================================================================================================
    NET CASH USED IN INVESTING ACTIVITIES                         (27,768)   (185,667)   (142,891)
==================================================================================================
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                          102,740     106,330      89,895
--------------------------------------------------------------------------------------------------
NET (DECREASE)/INCREASE IN SHORT-TERM BORROWINGS                  (77,500)     77,500          --
--------------------------------------------------------------------------------------------------
PROCEEDS FROM LONG-TERM DEBT                                           --          --       8,000
--------------------------------------------------------------------------------------------------
REPAYMENTS OF LONG-TERM DEBT                                       (7,741)     (1,689)     (4,638)
--------------------------------------------------------------------------------------------------
DIVIDENDS PAID                                                     (4,713)     (3,891)     (3,134)
--------------------------------------------------------------------------------------------------
STOCK-BASED COMPENSATION                                               59          --          --
--------------------------------------------------------------------------------------------------
TAX BENEFIT ON STOCK OPTION EXERCISES                                  29         347         477
--------------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                             331         702         948
--------------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                           (977)     (1,155)       (476)
==================================================================================================
    NET CASH PROVIDED BY FINANCING ACTIVITIES                      12,228     178,144      91,072
==================================================================================================
    NET INCREASE/(DECREASE) IN CASH AND
      CASH EQUIVALENTS                                              6,759       6,981     (37,126)
==================================================================================================
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     23,499      16,518      53,644
==================================================================================================
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $ 30,258    $ 23,499    $ 16,518
==================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
  INTEREST                                                       $ 32,857    $ 18,399    $  9,578
--------------------------------------------------------------------------------------------------
  INCOME TAXES                                                      2,222       8,307       6,437
--------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION: The consolidated financial statements of Peapack-Gladstone Financial Corporation (the "Corporation") are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank. The consolidated statements also include the Bank's wholly-owned subsidiary, Peapack-Gladstone Investment Company and its wholly-owned subsidiary, Peapack-Gladstone Mortgage Group, Inc. While the following footnotes include the collective results of
Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank's and its subsidiaries' activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.

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

      Debt securities that are purchased and held primarily for the purpose of being sold in the near term are classified as trading. Trading securities are carried at market value with realized and unrealized gains and losses reported in non-interest income. There were no trading securities at December 31, 2006 or 2005.

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

      The Corporation defines an impaired loan as an investment in a loan that is on non-accrual status with a principal outstanding balance in excess of $100 thousand. Residential mortgage loans, a group of homogeneous loans that are collectively evaluated for impairment, and consumer loans are excluded. At December 31, 2006, there were two impaired loans to one customer totaling $1.5 million. There were no impaired loans for the years ended December 31, 2005 and 2004.

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

OTHER REAL ESTATE OWNED: Other real estate owned is carried at fair value minus estimated costs to sell, based on an independent appraisal. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the valuation allowance on other real estate owned or to other expense. The Corporation had no other real estate owned as of December 31, 2006 and 2005.

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

      In February 2006, the State of New Jersey Division of Taxation adopted new regulations relating to the dividends paid by Real Estate Investment Trusts
(REIT). Dividends received from a REIT are now ineligible for inclusion in the dividends received deduction for corporations. This regulation applies to dividends paid on or after February 6, 2006. This new regulation did not have a material impact on the Corporation's financial condition or results of operations during 2006.

BENEFIT PLANS: The Corporation has a defined benefit pension plan covering substantially all of its salaried employees, which is more fully described in
Note 11. The benefits are based on an employee's compensation during the five years before retirement, age at retirement and years of service. The Corporation makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

      Effective December 31, 2006, the Corporation adopted FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"

(Statement No. 158), which requires employers to recognize on their balance sheets the funded status of pension and other postretirement benefit plans. Statement 158 will also require fiscal-year-end measurements of plan assets and benefit obligations, eliminating the use of earlier measurement dates currently permissible. The new measurement-date requirement will not be effective until fiscal years ending after December 15, 2008 and the Corporation will comply with this requirement at that time. Statement 158 amends Statements 87, 88, 106 and 132R, but retains most of their measurement and disclosure guidance and will not change the amounts recognized in the income statement as net periodic benefit cost. The Corporation recorded $2.3 million as unfunded pension benefit obligation at December 31, 2006.

STOCK OPTION PLANS: The Corporation has incentive and non-qualified stock option plans that allow the granting of shares of the Corporation's common stock to employees and non-employee directors, which are more fully described in Note 12. The options granted under these plans are exercisable at a price equal to the fair market value of common stock on the date of grant and expire not more than ten years after the date of grant. Stock options may vest during a period of up to five years after the date of grant.

      As of January 1, 2006, the Corporation adopted the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123 (Revised 2004), Share-Based Payment, (Statement 123R), under the modified prospective transition method. Statement 123R requires public companies to recognize compensation expense related to stock-based compensation awards over the period during which an employee is required to provide service for the award. Under the modified prospective transition method, the fair value recognition provisions apply only to new awards or awards modified after January 1, 2006. Additionally, the fair value of existing unvested awards at the date of adoption is recorded in salaries and benefits expense over the remaining requisite service period. Results from prior periods have not been restated.

      The following table represents the impact of the adoption of Statement 123R on the Corporation's financial statements.

                                                    UNDER       UNDER
(DOLLARS IN THOUSANDS EXCEPT SHARE DATA)   STATEMENT 123R      APB 25   DIFFERENCE
----------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAX EXPENSE         $  13,731      $  13,790         $ 59
----------------------------------------------------------------------------------
NET INCOME                                      10,226         10,285           59
----------------------------------------------------------------------------------

EARNINGS PER SHARE - BASIC                   $    1.24      $    1.24         $ --
----------------------------------------------------------------------------------
EARNINGS PER SHARE - DILUTED                      1.22           1.22           --
----------------------------------------------------------------------------------

      Prior to January 1, 2006, the Corporation had accounted for its stock option plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25 (APB 25) and related Interpretations. No stock-based compensation cost was reflected in net income, as all options granted under those plans had an exercise price equal to the market value of their underlying common stock on the date of grant.

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

      The Board's decision to accelerate the vesting of these options was in response to a review of the Corporation's long-term incentive compensation programs in light of changes in market practices and recently issued changes in accounting rules resulting from the issuance by the FASB of Statement 123(R), which the Corporation has adopted effective January 1, 2006. Management believed that accelerating the vesting of these options prior to the adoption of Statement 123(R) resulted in the Corporation not being required to recognize aggregate compensation expense of $1.21 million for the five years ending December 31, 2010.

      The following table illustrates the effect on net income and earnings per share for the years ended December 31, 2005 and 2004 as if the Corporation had applied the fair value recognition provisions of Statement 123R, to stock-based employee compensation in those years.

(IN THOUSANDS EXCEPT PER SHARE DATA)                           2005       2004
--------------------------------------------------------------------------------
NET INCOME:
  AS REPORTED                                                $ 13,130   $ 13,109
--------------------------------------------------------------------------------
  LESS: TOTAL STOCK-BASED COMPENSATION
    EXPENSE DETERMINED UNDER THE FAIR VALUE BASED
    METHOD ON ALL STOCK OPTIONS, NET OF RELATED
    TAX EFFECTS                                                 1,603      1,559
================================================================================
  PRO FORMA                                                  $ 11,527   $ 11,550
================================================================================
EARNINGS PER SHARE:
  AS REPORTED
--------------------------------------------------------------------------------
  BASIC                                                      $   1.58   $   1.60
--------------------------------------------------------------------------------
  DILUTED                                                        1.56       1.56
--------------------------------------------------------------------------------
  PRO FORMA
--------------------------------------------------------------------------------
  BASIC                                                      $   1.39   $   1.41
--------------------------------------------------------------------------------
  DILUTED                                                        1.37       1.38
--------------------------------------------------------------------------------

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

      The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2006, 2005 and 2004:

(IN THOUSANDS EXCEPT PER SHARE DATA)                2006         2005         2004
-------------------------------------------------------------------------------------
NET INCOME                                       $   10,226   $   13,130   $   13,109
=====================================================================================
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING         8,268,226    8,286,926    8,200,681
-------------------------------------------------------------------------------------
PLUS:  COMMON STOCK EQUIVALENTS                     102,095      116,348      177,412
-------------------------------------------------------------------------------------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING       8,370,321    8,403,274    8,378,093
=====================================================================================
EARNINGS PER SHARE:
BASIC                                            $     1.24   $     1.58   $     1.60
-------------------------------------------------------------------------------------
DILUTED                                                1.22         1.56         1.56
-------------------------------------------------------------------------------------

     Options to purchase 317,209 shares of common stock at a weighted average price of $28.89 per share were outstanding and were not included in the computation of diluted earnings per share in 2006 because the option price was greater than the average market price. Options to purchase 325,814 shares of common stock at a weighted average price of $28.94 per share were outstanding and were not included in the computation of diluted earnings per share in 2005 because the option price was greater than the average market price. Options to purchase 12,510 shares of common stock at a weighted average price of $30.05 per share were outstanding and were not included in the computation of diluted earnings per share in 2004 because the option price was greater than the average market price.

TREASURY STOCK: Treasury stock is recorded using the cost method and is presented as an unallocated reduction of shareholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and the change during the period in net unrealized gains (losses) on securities available for sale, net of tax, and is presented in the consolidated statements of changes in shareholders' equity.

RECLASSIFICATION: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2006 presentation.

2.  INVESTMENT SECURITIES HELD TO MATURITY

      A summary of amortized cost and approximate market value of investment securities held to maturity included in the consolidated statements of condition as of December 31, 2006 and 2005 follows:

                                                    2006
                                       GROSS        GROSS    APPROXIMATE
                                   AMORTIZED   UNREALIZED     UNREALIZED    MARKET
(IN THOUSANDS)                          COST        GAINS         LOSSES     VALUE
---------------------------------------------------------------------------------
U.S. TREASURY                      $   1,000     $   2       $    (1)     $ 1,001
---------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES            17,350        60          (245)      17,165
---------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS      36,815        29          (487)      36,357
=================================================================================
  TOTAL                            $  55,165     $  91       $  (733)     $54,523
=================================================================================

                                                       2005
                                         GROSS        GROSS    APPROXIMATE
                                     AMORTIZED   UNREALIZED     UNREALIZED   MARKET
(IN THOUSANDS)                            COST        GAINS         LOSSES    VALUE
-----------------------------------------------------------------------------------
U.S. TREASURY                        $     499     $  --       $    (6)     $   493
-----------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES       1,497        12            --        1,509
-----------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES              21,435        96          (271)      21,260
-----------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS        54,653        39          (668)      54,024
-----------------------------------------------------------------------------------
  TOTAL                              $  78,084     $ 147       $  (945)     $77,286
===================================================================================

      The amortized cost and approximate market value of investment securities held to maturity as of December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:                                                         APPROXIMATE
(IN THOUSANDS)                                     AMORTIZED COST   MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                      $ 12,322        $ 12,274
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                       19,774          19,408
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                       5,719           5,676
================================================================================
                                                        37,815          37,358
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                              17,350          17,165
================================================================================
   TOTAL                                              $ 55,165        $ 54,523
================================================================================

      Securities having an approximate carrying value of $300 thousand as of December 31, 2006 and 2005 were pledged to secure public funds and for other purposes required or permitted by law.

      The following table presents the Corporation's investment securities held to maturity with continuous unrealized losses and the approximate market value of these investments as of December 31, 2006 and 2005.

                                                                           2006
                                                                DURATION OF UNREALIZED LOSS
                                       LESS THAN 12 MONTHS          12 MONTHS OR LONGER                TOTAL
----------------------------------------------------------------------------------------------------------------------
                                  APPROXIMATE                   APPROXIMATE                 APPROXIMATE
                                       MARKET     UNREALIZED         MARKET    UNREALIZED        MARKET     UNREALIZED
(IN THOUSANDS)                          VALUE         LOSSES          VALUE        LOSSES         VALUE        LOSSES
----------------------------------------------------------------------------------------------------------------------
U.S TREASURY                         $    --         $  --        $    499       $   (1)       $    499       $   (1)
----------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED
SECURITIES                             1,298           (14)          9,202         (231)         10,500         (245)
----------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL
SUBDIVISIONS                           7,753           (30)         24,850         (457)         32,603         (487)
======================================================================================================================
  TOTAL                              $ 9,051         $ (44)       $ 34,551       $ (689)       $ 43,602       $ (733)
======================================================================================================================

                                                                            2005
                                                                DURATION OF UNREALIZED LOSS
                                      LESS THAN 12 MONTHS           12 MONTHS OR LONGER                TOTAL
----------------------------------------------------------------------------------------------------------------------
                                  APPROXIMATE                   APPROXIMATE                  APPROXIMATE
                                       MARKET    UNREALIZED          MARKET    UNREALIZED         MARKET    UNREALIZED
(IN THOUSANDS)                         VALUE         LOSSES           VALUE        LOSSES          VALUE        LOSSES
----------------------------------------------------------------------------------------------------------------------
U.S TREASURY                         $    493       $   (6)        $     --       $   --        $    493       $   (6)
----------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED
  SECURITIES                            7,331          (95)           6,757         (176)         14,088         (271)
----------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL
  SUBDIVISIONS                         34,879         (278)          14,316         (390)         49,195         (668)
======================================================================================================================
  TOTAL                              $ 42,703       $ (379)        $ 21,073       $ (566)       $ 63,776       $ (945)
======================================================================================================================

      Management has determined that these unrealized losses for debt securities are temporary and due to interest rate fluctuations rather than the credit ratings of the issuers. The Corporation has a policy to purchase only from issuers with an investment grade credit rating and monitors credit ratings periodically.

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

3. SECURITIES AVAILABLE FOR SALE

      A summary of amortized cost and approximate market value of securities available for sale included in the consolidated statements of condition as of December 31, 2006 and 2005 follows:


                                                          2006
                                                     GROSS         GROSS     APPROXIMATE
                                     AMORTIZED  UNREALIZED    UNREALIZED          MARKET
(IN THOUSANDS)                            COST       GAINS        LOSSES          VALUE
----------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
  AGENCIES                           $  57,265    $     46     $   (489)     $   56,822
----------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES             143,680          25       (2,969)        140,736
----------------------------------------------------------------------------------------
STATE AND POLITICAL
SUBDIVISIONS                            22,998          99          (10)         23,087
----------------------------------------------------------------------------------------
OTHER SECURITIES                        61,179       1,293         (239)         62,233
========================================================================================
  TOTAL DEBT SECURITIES                285,122       1,463       (3,707)        282,878
----------------------------------------------------------------------------------------
FRB AND FHLB STOCK                       3,308          --           --           3,308
========================================================================================
  TOTAL                              $ 288,430    $  1,463     $ (3,707)     $  286,186
========================================================================================

                                                          2005
                                                     GROSS         GROSS     APPROXIMATE
                                     AMORTIZED   UNREALIZED   UNREALIZED          MARKET
(IN THOUSANDS)                            COST       GAINS        LOSSES           VALUE
----------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED
  AGENCIES                           $ 114,442    $    162     $ (1,983)     $  112,621
----------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES             185,226          34       (3,820)        181,440
----------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         8,909         163          (10)          9,062
----------------------------------------------------------------------------------------
OTHER SECURITIES                        31,124         801         (186)         31,739
========================================================================================
  TOTAL DEBT SECURITIES                339,701       1,160       (5,999)        334,862
----------------------------------------------------------------------------------------
FRB AND FHLB STOCK                       6,722          --           --           6,722
========================================================================================
  TOTAL                              $ 346,423    $  1,160     $ (5,999)     $  341,584
========================================================================================

      The amortized cost and approximate market value of debt securities available for sale as of December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:                                                        APPROXIMATE
(IN THOUSANDS)                                     AMORTIZED COST   MARKET VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                     $    27,368    $     28,096
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                         41,932          41,713
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                         2,644           2,703
--------------------------------------------------------------------------------
AFTER TEN YEARS                                           69,498          69,630
================================================================================
                                                         141,442         142,142
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                               143,680         140,736
================================================================================
   TOTAL                                             $   285,122    $    282,878
================================================================================

      Securities having an approximate carrying value of $9.5 million and $19.2 million as of December 31, 2006 and December 31, 2005, respectively, were pledged to secure public funds and for other purposes required or permitted by law. Gross gains on sales of securities of $83 thousand, $443 thousand and $747 thousand and gross losses on sales of securities of $1.9 million, $145 thousand and $37 thousand were realized in 2006, 2005 and 2004, respectively. In 2005, the Corporation recognized $253 thousand in gains on the non-monetary exchange of equity securities. In 2004, the Corporation recognized a non-cash charge of $560 thousand related to an other-than-temporary impairment charge for Fannie Mae
(FNMA) and Freddie Mac (FHLMC) preferred stock with a cost of $2.0 million.

      The  following  table  presents  the  Corporation's   available  for  sale
securities with continuous unrealized losses and the approximate market value of these investments.

                                                         2006
                                              DURATION OF UNREALIZED LOSS
                       LESS THAN 12 MONTHS        12 MONTHS OR LONGER               TOTAL
---------------------------------------------------------------------------------------------------
                    APPROXIMATE                APPROXIMATE                 APPROXIMATE
                         MARKET    UNREALIZED       MARKET     UNREALIZED       MARKET    UNREALIZED
(IN THOUSANDS)            VALUE        LOSSES        VALUE        LOSSES         VALUE        LOSSES
---------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-
 SPONSORED AGENCIES    $ 2,985      $  (14)     $  41,775     $   (475)     $  44,760     $   (489)
---------------------------------------------------------------------------------------------------
MORTGAGE-BACKED
 SECURITIES             18,905        (123)       113,178       (2,846)       132,083       (2,969)
---------------------------------------------------------------------------------------------------
STATE AND POLITICAL
SUBDIVISIONS                --          --            328          (10)           328          (10)
---------------------------------------------------------------------------------------------------
OTHER SECURITIES        11,128         (78)         3,401          (99)        14,529         (177)
---------------------------------------------------------------------------------------------------
MARKETABLE EQUITY
 SECURITIES                437         (40)           174          (22)           611          (62)
===================================================================================================
  TOTAL                $33,455      $ (255)     $ 158,856     $ (3,452)     $ 192,311     $ (3,707)
===================================================================================================


                                                               2005
                                                   DURATION OF UNREALIZED LOSS
                           LESS THAN 12 MONTHS         12 MONTHS OR LONGER                TOTAL
----------------------------------------------------------------------------------------------------------
                       APPROXIMATE                 APPROXIMATE                   APPROXIMATE
                            MARKET    UNREALIZED        MARKET      UNREALIZED        MARKET    UNREALIZED
(IN THOUSANDS)              VALUE         LOSSES         VALUE          LOSSES         VALUE         OSSES
----------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-
  SPONSORED AGENCIES     $  29,333     $   (316)     $  70,081      $ (1,667)     $  99,414     $ (1,983)
----------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED
 SECURITIES                122,849       (2,189)        49,319        (1,631)       172,168       (3,820)
----------------------------------------------------------------------------------------------------------
STATE AND POLITICAL
SUBDIVISIONS                    --           --            332           (10)           332          (10)
----------------------------------------------------------------------------------------------------------
OTHER SECURITIES             4,935          (65)         1,473           (27)         6,408          (92)
----------------------------------------------------------------------------------------------------------
MARKETABLE EQUITY
 SECURITIES                    772          (62)           328           (32)         1,100          (94)
==========================================================================================================
  TOTAL                  $ 157,889     $ (2,632)     $ 121,533      $ (3,367)     $ 279,422     $ (5,999)
==========================================================================================================

      Management has determined that these unrealized losses for debt securities are temporary and due to interest rate fluctuations and volatility rather than the credit ratings of the issuers. The Corporation has a policy to purchase debt securities only from issuers with an investment grade credit rating and monitors credit ratings periodically.

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

      The sale of investment securities at a loss during the restructuring initiative undertaken in 2006 does not change management's assertion that the Bank has the ability and intent to hold temporarily impaired securities to recovery. The Bank's Asset/Liability Committee decided to execute a restructuring of the investment portfolio as a result of the unusual interest rate environment, an inverted yield curve. The transaction was executed in reaction to changes in market conditions to improve performance, reduce leverage and reduce interest rate risk. Management's decision on the total amount of the program was driven by the goal of reducing the overnight borrowings position by approximately 50 percent or $60 million.

4.  LOANS

      Loans outstanding as of December 31, consisted of the following:

(IN THOUSANDS)                                              2006         2005
--------------------------------------------------------------------------------
LOANS SECURED BY 1-4 FAMILY                              $  555,290   $  506,304
--------------------------------------------------------------------------------
COMMERCIAL REAL ESTATE                                      215,451      196,431
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                                           46,684       25,387
--------------------------------------------------------------------------------
COMMERCIAL LOANS                                             38,471       33,322
--------------------------------------------------------------------------------
CONSUMER LOANS                                                9,601        5,014
--------------------------------------------------------------------------------
OTHER LOANS                                                   4,656        2,015
================================================================================
  TOTAL LOANS                                            $  870,153   $  768,473
================================================================================

      Included in the totals above for December 31, 2006 is $3.3 million of unamortized discount and $3.1 million of deferred origination costs net of deferred origination fees as compared to $3.9 million of unamortized discount and $3.1 million of deferred origination costs net of deferred origination fees for December 31, 2005.

      Nonaccrual loans totaled $1.9 million and $339 thousand at December 31, 2006 and 2005, respectively. At December 31, 2006 there were $197 thousand of loans past due 90 days or more and still accruing interest. At December 31, 2005, there were $47 thousand of loans past due 90 days or more and still accruing interest. The amount of interest income recognized on year-end non-accrual loans totaled $212 thousand, $6 thousand and $14 thousand in 2006, 2005 and 2004, respectively. Interest income of $129 thousand, $21 thousand and $11 thousand would have been recognized during 2006, 2005 and 2004, respectively, under contractual terms for such nonaccrual loans.

      At December 31, 2006, the impaired loan portfolio consisted of two commercial loans for $1.5 million for which there was $378 thousand of specific allocation in the allowance for loan losses. At December 31, 2005 and 2004 there were no impaired loans. The average balance of impaired loans for the year ended December 31, 2006 was $12 thousand. At December 31, 2006, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

      In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates. These loans are subject to the Corporation's normal lending policy and Federal Reserve Bank Regulation O. All loans are performing.

      The following table shows the changes in loans to officers, directors or their associates:

(IN THOUSANDS)                                                2006        2005
--------------------------------------------------------------------------------
BALANCE BEGINNING OF YEAR                                  $  1,949    $  2,383
--------------------------------------------------------------------------------
NEW LOANS                                                     2,182         357
--------------------------------------------------------------------------------
REPAYMENTS                                                   (1,224)       (791)
================================================================================
BALANCE AT END OF YEAR                                     $  2,907    $  1,949
================================================================================

5.  ALLOWANCE FOR LOAN LOSSES

      A summary of changes in the allowance for loan losses for the years indicated follows:

                                                      YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                       2006       2005       2004
--------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                        $ 6,378    $ 5,989    $ 5,439
--------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                          414        391        613
--------------------------------------------------------------------------------
LOANS CHARGED-OFF                                     (26)       (16)       (78)
--------------------------------------------------------------------------------
RECOVERIES                                              2         14         15
================================================================================
BALANCE, END OF YEAR                              $ 6,768    $ 6,378    $ 5,989
================================================================================

6.  PREMISES AND EQUIPMENT

      Premises and equipment as of December 31, follows:

(IN THOUSANDS)                                                   2006       2005
--------------------------------------------------------------------------------
LAND                                                         $  5,154   $  3,518
--------------------------------------------------------------------------------
BUILDINGS                                                       8,612      8,554
--------------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                                        15,545     14,717
--------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                                          8,246      7,905
--------------------------------------------------------------------------------
PROJECTS IN PROGRESS                                            3,276      1,545
================================================================================
                                                               40,833     36,239
--------------------------------------------------------------------------------
LESS:  ACCUMULATED DEPRECIATION                                16,774     14,827
================================================================================
 TOTAL                                                       $ 24,059   $ 21,412
================================================================================

      Depreciation expense amounted to $2.1 million, $2.0 million and $1.7 million for the years ended December 31, 2006, 2005 and 2004, respectively.

7.  DEPOSITS

      Interest expense on time deposits of $100,000 or more totaled $5.4 million, $2.7 million and $1.3 million in 2006, 2005 and 2004, respectively.

      The scheduled maturities of time deposits are as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2007                                                                   $ 311,555
--------------------------------------------------------------------------------
2008                                                                      36,109
--------------------------------------------------------------------------------
2009                                                                       5,658
--------------------------------------------------------------------------------
2010                                                                       6,103
--------------------------------------------------------------------------------
2011                                                                       5,244
================================================================================
 TOTAL                                                                 $ 364,669
================================================================================

8.  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

      Advances from the Federal Home Loan Bank of New York (FHLB) totaled $24.0 million and $31.7 million at December 31, 2006 and 2005, respectively, with a weighted average interest rate of 3.59 percent and 3.51 percent, respectively. These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $279.0 million at December 31, 2006 and $239.3 million at December 31, 2005. Advances totaling $17.0 million at December 31, 2006, have fixed maturity dates, while advances totaling $7.0 million were amortizing advances with monthly payments of principal and interest.

      The final maturity dates of the advances are scheduled as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2007                                                                    $  4,000
--------------------------------------------------------------------------------
2008                                                                         839
--------------------------------------------------------------------------------
2009                                                                       2,000
--------------------------------------------------------------------------------
2010                                                                      10,375
--------------------------------------------------------------------------------
2011                                                                       3,000
--------------------------------------------------------------------------------
OVER 5 YEARS                                                               3,750
================================================================================
 TOTAL                                                                  $ 23,964
================================================================================

      The Corporation had no short-term borrowings at December 31, 2006, while at December 31, 2005, short-term borrowings with an average maturity of 90 days or less, totaled $65.0 million with an average interest rate of 3.84 percent. For the year ended December 31, 2006, short-term borrowings averaged $60.5 million with a weighted average interest rate of 5.02 percent as compared to average balances of $24.7 million and a weighted average interest rate of 3.84 percent for the year ended December 31, 2005.

      There were no overnight borrowings at December 31, 2006 as compared to overnight borrowings of $12.5 million at December 31, 2005. Overnight borrowings at FHLB averaged $24.9 million with a weighted average interest rate of 5.10 percent for the year ended December 31, 2006 and $27.3 million with a weighted average interest rate of 3.40 percent for the year ended December 31, 2005. The maximum amount outstanding at any month end during 2006 and 2005 was $44.5 million and $59.0 million, respectively. At December 31, 2006, unused short-term or overnight borrowings commitments totaled $191.2 million from FHLB and $58.0 million from correspondent banks.

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

OVERNIGHT AND SHORT-TERM BORROWINGS - The carrying amount of overnight and short-term borrowings is considered to be fair value.

LONG-TERM DEBT - The fair value of FHLB advances is based on the discounted value of estimated cash flows. The discount rate is estimated using the rates currently offered for similar remaining advance terms.

      The following table summarizes carrying amounts and fair values for financial instruments at December 31:

                                                2006                     2005
---------------------------------------------------------------------------------------
                                      CARRYING       FAIR       CARRYING        FAIR
(IN THOUSANDS)                         AMOUNT       VALUE        AMOUNT        VALUE
---------------------------------------------------------------------------------------
FINANCIAL ASSETS:
 CASH AND CASH EQUIVALENTS          $    30,258   $   30,258   $    23,499   $   23,499
---------------------------------------------------------------------------------------
 INVESTMENT SECURITIES                   55,165       54,523        78,084       77,286
---------------------------------------------------------------------------------------
 SECURITIES AVAILABLE FOR SALE          286,186      286,186       341,584      341,584
---------------------------------------------------------------------------------------
 LOANS, NET OF ALLOWANCE FOR
  LOANS LOSSES                          863,385      854,585       762,095      753,922
---------------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
 DEPOSITS                             1,144,736    1,143,170     1,041,996    1,039,659
---------------------------------------------------------------------------------------
 OVERNIGHT AND SHORT-TERM
   BORROWINGS                                --           --        77,500       77,500
---------------------------------------------------------------------------------------
 LONG-TERM DEBT                          23,964       22,909        31,705       30,431
---------------------------------------------------------------------------------------

10. INCOME TAXES

      The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(IN THOUSANDS)                                    2006        2005        2004
--------------------------------------------------------------------------------
FEDERAL:
  CURRENT EXPENSE                              $  4,963    $  7,570    $  6,079
--------------------------------------------------------------------------------
  DEFERRED EXPENSE/(BENEFIT)                       (645)     (1,637)       (102)
--------------------------------------------------------------------------------
STATE:
 CURRENT EXPENSE                                    328         211         296
--------------------------------------------------------------------------------
 DEFERRED BENEFIT                                (1,141)       (371)       (189)
================================================================================
  TOTAL INCOME TAX EXPENSE                     $  3,505    $  5,773    $  6,084
================================================================================
SHAREHOLDERS' EQUITY:
 DEFERRED EXPENSE/(BENEFIT) ON
   UNREALIZED (LOSS)/GAIN ON
   AVAILABLE FOR SALE                          $  1,021    $ (2,697)   $   (848)
--------------------------------------------------------------------------------
  LEASE ADJUSTMENT                                 (341)         --          --
--------------------------------------------------------------------------------
  UNFUNDED PENSION BENEFIT                         (929)         --          --
================================================================================
  TOTAL DEFERRED BENEFIT                       $   (249)   $ (2,697)   $   (848)
================================================================================

      Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(IN THOUSANDS)                                     2006        2005        2004
--------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE                $  4,806    $  6,616    $  6,717
--------------------------------------------------------------------------------
INCREASE/(DECREASE) IN TAXES
  RESULTING FROM:
 TAX-EXEMPT INCOME                                 (509)       (492)       (516)
--------------------------------------------------------------------------------
 STATE INCOME TAXES                                (529)       (104)         70
--------------------------------------------------------------------------------
 BANK OWNED LIFE INSURANCE INCOME                  (254)       (244)       (244)
--------------------------------------------------------------------------------
 OTHER                                               (9)         (3)         57
================================================================================
  TOTAL INCOME TAX EXPENSE                     $  3,505    $  5,773    $  6,084
================================================================================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(IN THOUSANDS)                                                 2006       2005
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
 ALLOWANCE FOR LOANS LOSSES                                 $  2,707   $  2,598
--------------------------------------------------------------------------------
 UNFUNDED PENSION BENEFIT                                        929         --
--------------------------------------------------------------------------------
 UNREALIZED LOSS ON SECURITIES AVAILABLE FOR SALE                861      1,882
--------------------------------------------------------------------------------
 STATE NET OPERATING LOSS CARRY FORWARD                          569        100
--------------------------------------------------------------------------------
 LEASE ADJUSTMENT                                                312         --
--------------------------------------------------------------------------------
 POST RETIREMENT BENEFITS                                        294        166
--------------------------------------------------------------------------------
 PREPAID ALTERNATIVE MINIMUM ASSESSMENT                          283        164
--------------------------------------------------------------------------------
 CONTRIBUTION LIMITATION                                          37         37
--------------------------------------------------------------------------------
 CAPITAL LOSS CARRYOVER                                           23         24
--------------------------------------------------------------------------------
 OTHER                                                            --         40
================================================================================
TOTAL GROSS DEFERRED TAX ASSETS                              $  6,015   $  5,011
================================================================================
DEFERRED TAX LIABILITIES:
--------------------------------------------------------------------------------
 BANK PREMISES AND EQUIPMENT,
  PRINCIPALLY DUE TO DIFFERENCE IN DEPRECIATION              $    681   $  1,430
--------------------------------------------------------------------------------
  DEFERRED LOAN ORIGINATION COSTS AND FEES                        633        605
--------------------------------------------------------------------------------
  NONMONETARY GAIN                                                 95         95
--------------------------------------------------------------------------------
  INVESTMENT SECURITIES, PRINCIPALLY DUE TO
   THE ACCRETION OF BOND DISCOUNT                                  81         78
--------------------------------------------------------------------------------
  DEFERRED REIT DIVIDEND                                           28         --
================================================================================
TOTAL GROSS DEFERRED TAX LIABILITIES                            1,518      2,208
================================================================================
NET DEFERRED TAX ASSET                                       $  4,497   $  2,803
================================================================================

      Based upon taxes paid and projected future taxable income, management believes that it is more likely than not that the gross deferred tax assets will be realized.

11.  BENEFIT PLANS

PENSION PLAN:

      As discussed in Note 1, the Corporation adopted FASB Statement No. 158 effective December 31, 2006.

      The following table details the impact of the adoption of FASB Statement No. 158 on individual line items in the consolidated Statement of Condition at December 31, 2006:

                                           BEFORE                          AFTER
                                       APPLICATION OF                  APPLICATION OF
(DOLLARS IN THOUSANDS)                 STATEMENT 158     ADJUSTMENTS   STATEMENT 158
-------------------------------------------------------------------------------------
DEFERRED TAX ASSETS                      $     3,568       $    929     $     4,497
-------------------------------------------------------------------------------------
TOTAL ASSETS                               1,287,447            929       1,288,376
-------------------------------------------------------------------------------------
LIABILITY FOR PENSION BENEFITS                   290          2,275           2,565
-------------------------------------------------------------------------------------
TOTAL LIABILITIES                          1,182,338          2,275       1,184,613
-------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE LOSS          (1,383)        (1,346)         (2,729)
-------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                   105,109         (1,346)        103,763
-------------------------------------------------------------------------------------

      The following table shows the change in benefit obligation, the change in plan assets and the funded status for the plan at December 31:

(IN THOUSANDS)                                                 2006        2005
--------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
BENEFIT OBLIGATION AT BEGINNING OF YEAR                    $ 12,383    $ 10,228
--------------------------------------------------------------------------------
SERVICE COST                                                  1,670       1,404
--------------------------------------------------------------------------------
INTEREST COST                                                   659         586
--------------------------------------------------------------------------------
ACTUARIAL LOSS                                                 (659)        602
--------------------------------------------------------------------------------
BENEFITS PAID                                                  (111)       (437)
================================================================================
BENEFIT OBLIGATION AT END OF YEAR                          $ 13,942    $ 12,383
================================================================================

CHANGE IN PLAN ASSETS
--------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR             $  9,450    $  8,092
--------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                                    794         483
--------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                         1,244       1,312
--------------------------------------------------------------------------------
BENEFITS PAID                                                  (111)       (437)
================================================================================
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                   $ 11,377    $  9,450
================================================================================
FUNDED STATUS AT END OF YEAR                               $ (2,565)   $ (2,933)
================================================================================

      The components of accumulated other comprehensive loss related to the pension plan, on a pre-tax basis, at December 31, 2006, are summarized in the following table. We expect that $36 thousand in net actuarial loss and under $1 thousand in prior service cost will be recognized as components of net periodic cost in 2007.

(IN THOUSANDS)
--------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL LOSS                                        $  2,296
--------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                               (19)
--------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                              (2)
================================================================================
TOTAL ACCUMULATED OTHER COMPREHENSIVE LOSS                             $  2,275
================================================================================

      Information concerning the funded status of our defined benefit pension plan and the net amount recognized in the consolidated statement of condition at December 31, 2005, prior to adoption of Statement No. 158 is summarized below.

(IN THOUSANDS)
--------------------------------------------------------------------------------
FUNDED STATUS                                                          $ (2,933)
--------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL LOSS                                           2,926
--------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                               (25)
--------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                              (2)
================================================================================
ACCRUED BENEFIT COST                                                   $    (34)
================================================================================

      The accumulated benefit obligation for the pension plan was $10.5 million and $9.0 million at December 31, 2006 and 2005, respectively. The unfunded pension benefit of $2.6 million at December 31, 2006 is included in accrued expense and other liabilities in the consolidated Statement of Condition. The measurement date for the defined benefit pension plan is September 30, 2006.

      Net periodic expense for the years ended December 31, included the following components:

(IN THOUSANDS)                                   2006        2005        2004
--------------------------------------------------------------------------------
SERVICE COST                                   $  1,670    $  1,404    $  1,098
--------------------------------------------------------------------------------
INTEREST COST                                       659         586         504
--------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                     (897)       (534)       (468)
--------------------------------------------------------------------------------
AMORTIZATION OF:
  NET LOSS                                           75          68          23
--------------------------------------------------------------------------------
  UNRECOGNIZED PRIOR SERVICE COST                    --          --           1
--------------------------------------------------------------------------------
  TRANSITION ASSET                                   (7)         (7)         (7)
================================================================================
NET PERIODIC BENEFIT COST                      $  1,500    $  1,517    $  1,151
================================================================================

      The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31:

                                                   2006        2005        2004
--------------------------------------------------------------------------------
DISCOUNT RATE                                      5.75%       5.50%       5.75%
--------------------------------------------------------------------------------
RATE OF INCREASE ON FUTURE COMPENSATION            3.00        3.00        3.00
--------------------------------------------------------------------------------

      The Discount Rate was obtained using a high-quality (AA rated), corporate bond rate at year end.

      The following table shows the actuarial assumptions applied for the net periodic expense at December 31:

                                                   2006        2005        2004
--------------------------------------------------------------------------------
DISCOUNT RATE                                      5.50%       5.75%       6.00%
--------------------------------------------------------------------------------
RATE OF INCREASE ON FUTURE COMPENSATION            3.00        3.00        3.00
--------------------------------------------------------------------------------
EXPECTED LONG-TERM RATE OF RETURN ON
 PLAN ASSETS                                       8.50        5.75        6.00
--------------------------------------------------------------------------------

      The Corporation's  overall expected  long-term rate of return on assets is
8.50 percent. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual assets categories.

      The  weighted-average   asset  allocation  of  the  Corporation's  pension
benefits plan assets at December 31, were as follows:

                                                               2006        2005
--------------------------------------------------------------------------------
EQUITY SECURITIES                                              59.7%       63.4%
--------------------------------------------------------------------------------
DEBT SECURITIES                                                37.3        32.2
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                                       3.0         4.4
================================================================================
    TOTAL                                                     100.0%      100.0%
================================================================================

      The Plan's Trustees are granted full discretion to buy, sell, invest and reinvest in accordance with the pension plan's investment policy. The Trustees establish target asset allocations for equity and debt securities at their regular committee meetings. Cash equivalents are invested in money market funds or in other high quality investments approved by the Trustees of the Plan.

      The Corporation expects to contribute $1.0 million to its pension plan in 2007.

      The following table shows the estimated future pension benefit payments.

(IN THOUSANDS)
--------------------------------------------------------------------------------
2007                                                                      $  185
--------------------------------------------------------------------------------
2008                                                                         245
--------------------------------------------------------------------------------
2009                                                                         268
--------------------------------------------------------------------------------
2010                                                                         443
--------------------------------------------------------------------------------
2011                                                                         504
--------------------------------------------------------------------------------
2012-2016                                                                  4,556
--------------------------------------------------------------------------------

SAVINGS AND PROFIT SHARING PLANS

      In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $45 thousand, $42 thousand and $37 thousand in 2006, 2005 and 2004, respectively. Contributions to the profit sharing portion are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock. The contribution to the profit sharing plan was $100 thousand in 2006, $225 thousand in 2005 and $425 thousand in 2004.

12.  STOCK OPTION PLANS

      The Corporation's incentive stock option plans allow the granting of up to 798,229 shares of the Corporation's common stock to certain key employees. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. Stock options may vest during a period of up to five years after the date of grant. Some options granted to officers at or above the senior vice president level were immediately exercisable at the date of grant.

      Changes in options outstanding during the past three years were as follows:

                                                                  WEIGHTED    AGGREGATE
                             NUMBER OF     EXERCISE PRICE          AVERAGE    INTRINSIC
                                SHARES          PER SHARE   EXERCISE PRICE        VALUE
---------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003     303,225       $5.56-$28.85      $  14.49
=======================================================================================
GRANTED DURING 2004            224,965        27.36-32.14         28.95
---------------------------------------------------------------------------------------
EXERCISED DURING 2004          (53,115)        5.56-24.17         12.00
---------------------------------------------------------------------------------------
FORFEITED DURING 2004           (4,885)       13.68-28.89         21.74
=======================================================================================
BALANCE, DECEMBER 31, 2004     470,190       $5.56-$32.14      $  21.61
=======================================================================================
GRANTED DURING 2005              9,150        26.73-29.50         28.54
---------------------------------------------------------------------------------------
EXERCISED DURING 2005          (35,399)        5.56-18.66         10.71
---------------------------------------------------------------------------------------
FORFEITED DURING 2005          (14,625)       13.68-30.59         27.24
=======================================================================================
BALANCE, DECEMBER 31, 2005     429,316      $11.85-$32.14      $  22.47
=======================================================================================
GRANTED DURING 2006              6,300        24.35-27.90         25.83
---------------------------------------------------------------------------------------
EXERCISED DURING 2006          (15,568)       11.85-17.89         12.56
---------------------------------------------------------------------------------------
FORFEITED DURING 2006           (6,132)       25.08-29.50         28.77
=======================================================================================
BALANCE, DECEMBER 31, 2006     413,916      $11.85-$32.14      $  22.80      $    2,376
=======================================================================================

      The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation's closing stock price on the last trading day of 2006 and the exercise price, multiplied by the number of in-the-money options).

The aggregate intrinsic value of options exercised during 2006, 2005 and 2004 was $216 thousand, $603 thousand and $939 thousand, respectively.

      The following table summarizes information about stock options outstanding at December 31, 2006.

                                         SHARES          REMAINING        SHARES
EXERCISE PRICE                      OUTSTANDING   CONTRACTUAL LIFE   EXERCISABLE
--------------------------------------------------------------------------------
< $12.00                                 54,697      0.6 YEARS            54,697
--------------------------------------------------------------------------------
12.01 - 16.05                            16,677      4.0 YEARS            16,434
--------------------------------------------------------------------------------
16.06 - 19.20                           117,971      3.0 YEARS           117,776
--------------------------------------------------------------------------------
19.21 - 26.00                             6,341      8.1 YEARS             1,762
--------------------------------------------------------------------------------
26.01 - 28.90                           202,330      7.1 YEARS           184,461
--------------------------------------------------------------------------------
28.91 - 32.14                            15,900      7.5 YEARS            13,032
================================================================================
$22.80 *                                413,916      5.0 YEARS           388,162
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

      Changes in options outstanding during the past three years were as follows:

                                                                  WEIGHTED    AGGREGATE
                            NUMBER OF     EXERCISE PRICE           AVERAGE    INTRINSIC
(DOLLARS IN THOUSANDS)         SHARES          PER SHARE    EXERCISE PRICE        VALUE
---------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003     195,980       $5.56-$17.53       $ 12.54
=======================================================================================
GRANTED DURING 2004             98,999              28.89         28.89
---------------------------------------------------------------------------------------
EXERCISED DURING 2004          (52,555)        5.56-17.53          6.40
=======================================================================================
BALANCE, DECEMBER 31, 2004     242,424       $5.56-$28.89       $ 20.04
=======================================================================================
EXERCISED DURING 2005          (44,694)        5.56-17.53          7.33
=======================================================================================
BALANCE, DECEMBER 31, 2005     197,730      $15.68-$28.89       $ 22.91
=======================================================================================
EXERCISED DURING 2006           (8,177)       15.68-17.53         17.12
=======================================================================================
BALANCE, DECEMBER 31, 2006     189,553      $15.68-$28.89       $ 23.16      $    1,015
=======================================================================================

      The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation's closing stock price on the last trading day of 2006 and the exercise price, multiplied by the number of in-the-money options).

      The aggregate intrinsic value of options exercised during 2006, 2005 and 2004 was $72 thousand, $917 thousand and $1.2 million, respectively.

      The following table summarizes information about stock options outstanding at December 31, 2006.

EXERCISE                                 SHARES          REMAINING        SHARES
PRICE                               OUTSTANDING   CONTRACTUAL LIFE   EXERCISABLE
--------------------------------------------------------------------------------
< $16.05                                 28,750      4.0 years            28,750
--------------------------------------------------------------------------------
16.01 - 20.00                            61,804      1.5 years            61,804
--------------------------------------------------------------------------------
20.01 - 28.89                            98,999      6.6 years            98,999
================================================================================
$23.16 *                                189,553      4.5 years           189,553
================================================================================
* WEIGHTED AVERAGE EXERCISE PRICE

      At December 31, 2006, there were 96,365 additional shares available for grant under the Plans. In addition, 400,000 shares approved by shareholders on April 25, 2006, are available for issue as incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights to directors, officers, employees and independent contractors of the Corporation and its Subsidiaries.

      The per share weighted-average fair value of stock options granted during 2006, 2005 and 2004 was $8.56, $9.51 and $10.32 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

                                                   2006        2005        2004
--------------------------------------------------------------------------------
DIVIDEND YIELD                                     2.19%       1.69%       1.18%
--------------------------------------------------------------------------------
EXPECTED VOLATILITY                                  37%         40%         40%
--------------------------------------------------------------------------------

EXPECTED LIFE                                    5 YEARS     5 YEARS     5 YEARS
--------------------------------------------------------------------------------
RISK-FREE INTEREST RATE                            4.76%       3.79%       3.26%
--------------------------------------------------------------------------------

      The expected life of the option is the typical vesting period of the Corporation's options. The risk-free interest rate is the rate on a five year treasury bond. The volatility, or beta, is the performance the stock has experienced in the last five years as the S&P 500 moved one percent up or down. A beta above one is more volatile than the overall market, while a beta below one is less volatile.

      As of December 31, 2006, there was approximately $187 thousand of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Corporation's stock incentive plans. That cost is expected to be recognized over a weighted average period of 1.6 years.

13. COMMITMENTS

      The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including loan commitments of $124.4 million and $110.0 million at December 31, 2006 and 2005, respectively, which are not included in the accompanying consolidated financial statements. These commitments include unused commercial and home equity lines of credit.

      The Corporation issues financial standby letters of credit that are within the scope of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for

Guarantees, Including Indirect Guarantees of Indebtedness of Others." These are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation. Most of the Corporation's financial standby letters of credit arise in connection with lending relationships and have terms of one year of less. The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $9.3 million and $7.4 million at December 31, 2006 and 2005, respectively. The Corporation's recognized liability for financial standby letters of credit was insignificant at December 31, 2006.

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

      At December 31, 2006, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $2.3 million, $2.1 million and $2.0 million for the years ended December 31, 2006, 2005 and 2004, respectively, which is included in premises and equipment expense in the consolidated statements of income.

      The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2006, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2007                                                                     $ 2,414
--------------------------------------------------------------------------------
2008                                                                       2,402
--------------------------------------------------------------------------------
2009                                                                       2,333
--------------------------------------------------------------------------------
2010                                                                       2,213
--------------------------------------------------------------------------------
2011                                                                       1,657
--------------------------------------------------------------------------------
THEREAFTER                                                                11,224
================================================================================
  TOTAL                                                                  $22,243
================================================================================

      The Corporation is also obligated under legally binding and enforceable agreements to purchase goods and services from third parties, including data processing service agreements and the contract for the construction of a new branch in Summit.

14.  SEC STAFF ACCOUNTING BULLETIN NO. 108

      In September 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108), to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that the Corporation quantify misstatements based on their impact on each of its financial statements and related disclosures. SAB 108 was effective as of the end of the Corporation's 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108.

      The Corporation has several operating leases that have been previously accounted for on a cash basis, which is not in accordance with the straight-line basis requirements of FASB Statement No. 13, "Accounting for Leases." In prior years, the Corporation had evaluated the impact of this error on an annual basis and determined that the difference was not material in each of the respective years. Upon the adoption of SAB 108, which requires that the impact of the error be evaluated on a cumulative basis, the Corporation determined that the error was material and therefore, recorded a correction to the rent liability of $835 thousand and a cumulative effect adjustment, net of tax, of $494 thousand to Shareholders' Equity at the beginning of 2006.

15.  REGULATORY CAPITAL

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

      Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

      As of December 31, 2006, the Corporation and the Bank met all requirements to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

      The Corporation's actual capital amounts and ratios are presented in the table.

                                                      TO BE WELL
                                                   CAPITALIZED UNDER      FOR CAPITAL
                                                   PROMPT CORRECTIVE       ADEQUACY
(IN THOUSANDS)                        ACTUAL       ACTION PROVISIONS       PURPOSES
---------------------------------------------------------------------------------------
                                 AMOUNT    RATIO    AMOUNT    RATIO    AMOUNT    RATIO
---------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2006:
 TOTAL CAPITAL
  (TO RISK-WEIGHTED ASSETS)     $112,663   16.31%   $69,071   10.00%   $55,257    8.00%
---------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO RISK-WEIGHTED ASSETS)      105,895   15.33     41,443    6.00     27,629    4.00
---------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO AVERAGE ASSETS)            105,895    8.20     64,539    5.00     38,724    3.00
=======================================================================================
AS OF DECEMBER 31, 2005:
 TOTAL CAPITAL
  (TO RISK-WEIGHTED ASSETS)     $108,011   17.78%   $60,744   10.00%   $48,595    8.00%
---------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO RISK-WEIGHTED ASSETS)      101,509   16.71     36,446    6.00     24,298    4.00
---------------------------------------------------------------------------------------
 TIER I CAPITAL
  (TO AVERAGE ASSETS)            101,509    8.66     58,596    5.00     35,157    3.00
=======================================================================================

16. CONDENSED FINANCIAL  STATEMENTS OF PEAPACK-GLADSTONE
FINANCIAL  CORPORATION (PARENT COMPANY ONLY)

      The following information of the parent company only financial statements should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                               DECEMBER 31,
(IN THOUSANDS)                                              2006         2005
--------------------------------------------------------------------------------
ASSETS:
CASH                                                     $     147    $      91
--------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                    7,266        6,985
--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                               15,057       13,175
--------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                    82,728       79,861
--------------------------------------------------------------------------------
OTHER ASSETS                                                   182          321
================================================================================
  TOTAL ASSETS                                           $ 105,380    $ 100,433
================================================================================
LIABILITIES:
OTHER LIABILITIES                                        $   1,617    $   1,278
================================================================================
  TOTAL LIABILITIES                                          1,617        1,278
================================================================================
SHAREHOLDERS' EQUITY
COMMON STOCK                                                 7,081        7,061
--------------------------------------------------------------------------------
SURPLUS                                                     89,372       88,973
--------------------------------------------------------------------------------
TREASURY STOCK                                              (4,999)      (4,022)
--------------------------------------------------------------------------------
RETAINED EARNINGS                                           15,038       10,100
--------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE
--------------------------------------------------------------------------------
  LOSS, NET OF INCOME TAX BENEFIT                           (2,729)      (2,957)
================================================================================
  TOTAL SHAREHOLDERS' EQUITY                               103,763       99,155
================================================================================
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 105,380    $ 100,433
================================================================================

STATEMENTS OF INCOME

                                                      YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                      2006       2005       2004
--------------------------------------------------------------------------------
INCOME
DIVIDEND FROM BANK                                $  6,250   $  6,000   $  5,750
--------------------------------------------------------------------------------
OTHER INCOME                                           854        627        452
--------------------------------------------------------------------------------
SECURITIES GAINS, NET                                   83        395        236
================================================================================
  TOTAL INCOME                                       7,187      7,022      6,438
================================================================================
EXPENSES
OTHER EXPENSES                                         106        109        105
================================================================================
  TOTAL EXPENSES                                       106        109        105
================================================================================
INCOME BEFORE INCOME TAX EXPENSE AND
  EQUITY IN UNDISTRIBUTED EARNINGS OF BANK           7,081      6,913      6,333
--------------------------------------------------------------------------------
INCOME TAX EXPENSE                                     268        318        196
================================================================================
NET INCOME BEFORE EQUITY IN
  UNDISTRIBUTED EARNINGS OF BANK                     6,813      6,595      6,137
--------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK             3,413      6,535      6,972
================================================================================
  NET INCOME                                      $ 10,226   $ 13,130   $ 13,109
================================================================================

STATEMENTS OF CASH FLOWS

                                                    YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                   2006        2005        2004
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                     $ 10,226    $ 13,130    $ 13,109
--------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS            (3,413)     (6,535)     (6,972)
--------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION ON SECURITIES             (1)         11          13
--------------------------------------------------------------------------------
GAIN ON SECURITIES AVAILABLE FOR SALE               (83)       (142)       (236)
--------------------------------------------------------------------------------
DECREASE/(INCREASE) IN OTHER ASSETS                 139         (93)       (145)
--------------------------------------------------------------------------------
INCREASE/(DECREASE) IN OTHER LIABILITIES             53          21        (182)
================================================================================
  NET CASH PROVIDED BY OPERATING ACTIVITIES       6,921       6,392       5,587
================================================================================
CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES OF SECURITIES
  AVAILABLE FOR SALE                              1,580       4,855       5,476
--------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
  AVAILABLE FOR SALE                              2,001       1,500       1,950
--------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE        (4,835)     (6,130)     (9,356)
================================================================================
 NET CASH (USED IN)/PROVIDED BY
  INVESTING ACTIVITIES                           (1,254)        225      (1,930)
================================================================================
CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                   (4,713)     (3,891)     (3,134)
--------------------------------------------------------------------------------
TAX BENEFIT ON STOCK OPTION EXERCISES                29         347         477
--------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                           331         702         948
--------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                        (977)     (1,155)       (476)
================================================================================
  NET CASH USED IN FINANCING ACTIVITIES          (5,330)     (3,997)     (2,185)
================================================================================
NET INCREASE IN CASH                                337       2,620       1,472
--------------------------------------------------------------------------------
CASH AT BEGINNING OF PERIOD                       7,076       4,456       2,984
================================================================================
CASH AT END OF PERIOD                          $  7,413    $  7,076    $  4,456
================================================================================


COMMON STOCK PRICES (UNAUDITED)

      The following table shows the 2006 and 2005 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

                                                                       DIVIDEND
2006                                               HIGH       LOW      PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER                                      $  29.50   $  24.45    $  0.14
--------------------------------------------------------------------------------
2ND QUARTER                                         26.26      23.52       0.14
--------------------------------------------------------------------------------
3RD QUARTER                                         27.40      24.15       0.15
--------------------------------------------------------------------------------
4TH QUARTER                                         28.10      24.00       0.15
--------------------------------------------------------------------------------

                                                                       DIVIDEND
2005                                               HIGH       LOW      PER SHARE
--------------------------------------------------------------------------------
1ST QUARTER                                      $  31.77   $  25.94    $  0.11
--------------------------------------------------------------------------------
2ND QUARTER                                         30.50      25.50       0.11
--------------------------------------------------------------------------------
3RD QUARTER                                         30.38      25.81       0.14
--------------------------------------------------------------------------------
4TH QUARTER                                         29.28      25.95       0.14
--------------------------------------------------------------------------------

OFFICERS
---------------------------------------------------------------------------------------------------
LOAN AND
ADMINISTRATION                   FRANK A. KISSEL           CHAIRMAN OF THE BOARD & CEO*
                                 ------------------------------------------------------------------
GLADSTONE                        ROBERT M. ROGERS          PRESIDENT & COO *
                                 ------------------------------------------------------------------
                                 ARTHUR F. BIRMINGHAM      EXECUTIVE VICE PRESIDENT & CFO *
                                 ------------------------------------------------------------------
                                 GARRETT P. BROMLEY        EXECUTIVE VICE PRESIDENT & CHIEF
                                                           LENDING OFFICER
                                 ------------------------------------------------------------------
                                 PAUL W. BELL              SENIOR VICE PRESIDENT &
                                                           FACILITIES MANAGER
                                 ------------------------------------------------------------------
                                 ROBERT A. BUCKLEY         SENIOR VICE PRESIDENT & BRANCH
                                                           ADMINISTRATOR
                                 ------------------------------------------------------------------
                                 FINN M.W. CASPERSEN, JR   SENIOR VICE PRESIDENT & GENERAL
                                                           COUNSEL & CHIEF RISK OFFICER
                                 ------------------------------------------------------------------
                                 MICHAEL J. GIACOBELLO     SENIOR VICE PRESIDENT & SENIOR
                                                           COMMERCIAL LOAN OFFICER
                                 ------------------------------------------------------------------
                                 BRIDGET J. WALSH          SENIOR VICE PRESIDENT & HUMAN
                                                           RESOURCES DIRECTOR
                                 ------------------------------------------------------------------
                                 STEPHANIE M. ADKINS       VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 TODD T. BRUNGARD          VICE PRESIDENT & BANK SECRECY
                                                           ACT COMPLIANCE OFFICER
                                 ------------------------------------------------------------------
                                 JOYCE M. EVANS            VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 KAREN M. FERRARO          VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 DIRK H. GRAHAM            VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 JOHN G. HARITON           VICE PRESIDENT & CORPORATE
                                                           TRAINER
                                 ------------------------------------------------------------------
                                 CHARLES T. KIRK           VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 VALERIE L. KODAN          VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 KATHERINE M. KREMINS      VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 MARC R. MAGLIARO          VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 DENISE M. PACE            VICE PRESIDENT & MARKETING
                                                           OFFICER
                                 ------------------------------------------------------------------
                                 DENISE L. PARELLA         VICE PRESIDENT & BUSINESS
                                                           DEVELOPMENT OFFICER
                                 ------------------------------------------------------------------
                                 CHRISTOPHER P. POCQUAT    VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 MARY M. RUSSELL           VICE PRESIDENT & COMPTROLLER
                                 ------------------------------------------------------------------
                                 SCOTT T. SEARLE           VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 JAMES S. STADTMUELLER     VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 MARGARET O. VOLK          VICE PRESIDENT & MORTGAGE
                                                           OFFICER
                                 ------------------------------------------------------------------
                                 JESSE D. WILLIAMS         VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 RANDALL J. WILLIAMS       VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 *Denotes a Holding Company Officer


                                 BETTY J. CARIELLO         ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 LYNDA A. CROSS            ASSISTANT VICE PRESIDENT &
                                                           SECURITY OFFICER
                                 ------------------------------------------------------------------
                                 E. SUE GIANETTI           ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 ELAINE MULDOWNEY          ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 SUSAN K. SMITH            ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 SHERYL L. CAPPA           ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 MARJORIE A. DZWONCZYK     ASSISTANT CASHIER & CRA AND
                                                           COMPLIANCE OFFICER
                                 ------------------------------------------------------------------
                                 ALEXANDRA A. GARMS        ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 LISA A. LOUGH             ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 ERAM F. MIRZA             ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 DAVID L. PETRY            ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 MICHELE RAVO              ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 ANA P. RIBEIRO            ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 LAURA M. WATT             ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 ANTOINETTE ROSELL         CORPORATE SECRETARY *
---------------------------------------------------------------------------------------------------
OPERATIONS                       HUBERT P. CLARKE          SENIOR VICE PRESIDENT & CHIEF
BEDMINSTER                                                 INFORMATION OFFICER
                                 ------------------------------------------------------------------
                                 V. SHERRI LICATA          VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 DIANE M. RIDOLFI          VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 FRANK C. WALDRON          VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 GREGORY T. ADAMS          ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 SANDRA L. BORNGESSER      ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 KRISTIN A. ROMEO          ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 MARGARET A. TRIMMER       ASSISTANT VICE PRESIDENT
                                 ------------------------------------------------------------------
                                 CAROL L. BEHLER           ASSISTANT CASHIER
                                 ------------------------------------------------------------------
                                 VITA M. PARISI            ASSISTANT CASHIER
---------------------------------------------------------------------------------------------------
AUDIT                            KAREN M. CHIARELLO        VICE PRESIDENT & AUDITOR
                                 ------------------------------------------------------------------
CHESTER                          LISA S. HAGEN             ASSISTANT CASHIER
---------------------------------------------------------------------------------------------------
LOAN                             JOHN A. SCERBO            VICE PRESIDENT
                                 ------------------------------------------------------------------
MORRISTOWN                       NANCY L. WYNANT           VICE PRESIDENT
---------------------------------------------------------------------------------------------------
                                 *Denotes a Holding Company Officer

PGB TRUST & INVESTMENTS          CRAIG C. SPENGEMAN        PRESIDENT & CHIEF INVESTMENT
GLADSTONE                                                  OFFICER *
                                 ------------------------------------------------------------------
                                 BRYANT K. ALFORD          FIRST VICE PRESIDENT & SENIOR
                                                           TRUST OFFICER
                                 ------------------------------------------------------------------
                                 JOHN M. BONK              FIRST VICE PRESIDENT & DIRECTOR
                                                           OF BUSINESS DEVELOPMENT
                                 ------------------------------------------------------------------
                                 JOHN C. KAUTZ             FIRST VICE PRESIDENT & SENIOR
                                                           INVESTMENT OFFICER
                                 ------------------------------------------------------------------
                                 MICHAEL PYLYPYSHYN        FIRST VICE PRESIDENT & SENIOR
                                                           TRUST OPERATIONS OFFICER
                                 ------------------------------------------------------------------
                                 JOHN E. CREAMER           VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 CATHERINE M. DENNING      VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 GLENN C. GUERIN           VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 MICHAEL E. HERRMANN       VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 JAMES R. HOUSMAN          VICE PRESIDENT & DIRECTOR OF TAX
                                 ------------------------------------------------------------------
                                 EDWARD P. NICOLICCHIA     VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 KATHERINE S. QUAY         VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 ANNE M. SMITH             VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 KURT G. TALKE             VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 SCOTT A. MARSHMAN         ASSISTANT VICE PRESIDENT & TRUST
                                                           OFFICER
                                 ------------------------------------------------------------------
                                 DAVID C. O'MEARA          ASSISTANT VICE PRESIDENT & TRUST
                                                           OFFICER
                                 ------------------------------------------------------------------
                                 CATHERINE A. MCCATHARN    TRUST OFFICER & ASSISTANT
                                                           CORPORATE SECRETARY *
                                 ------------------------------------------------------------------
                                 PATRICIA K. SAWKA         TRUST OFFICER
                                 ------------------------------------------------------------------
                                 MARIBETH A. BROWN         ASSISTANT TRUST OFFICER
---------------------------------------------------------------------------------------------------
MORRISTOWN                       ROBERT M. FIGURELLI       VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 JOHN J. LEE               VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 MICHAEL T. TORMEY         VICE PRESIDENT & TRUST OFFICER
                                 ------------------------------------------------------------------
                                 THOMAS S. DIEMAR          TRUST OFFICER
---------------------------------------------------------------------------------------------------
                                 *Denotes a Holding Company Officer

BRANCHES
-----------------------------------------------------------------------------------------------
BERNARDSVILLE                    CHARLES A. STUDDIFORD, III      VICE PRESIDENT
                                 --------------------------------------------------------------
                                 CAROL E. RITZER                 ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
BRIDGEWATER                      TODD E. YOUNG                   VICE PRESIDENT
-----------------------------------------------------------------------------------------------
CALIFON                          ANN W. KALLAM                   VICE PRESIDENT
-----------------------------------------------------------------------------------------------
CHATHAM - MAIN                   MARY ANNE MALONEY               VICE PRESIDENT
                                 --------------------------------------------------------------
                                 LISA A. TREICH                  ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
CHATHAM - SHUNPIKE               DONNA I. GISONE                 VICE PRESIDENT
-----------------------------------------------------------------------------------------------
CHESTER                          JOAN S. WYCHULES                VICE PRESIDENT
-----------------------------------------------------------------------------------------------
CLINTON                          CAROLYN I. SEPKOWSKI            VICE PRESIDENT
-----------------------------------------------------------------------------------------------
FAR HILLS                        ROHINTON E. MADON               ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
FELLOWSHIP                       JANET E. BATTAGLIA              ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
GLADSTONE                        THOMAS N. KASPER                VICE PRESIDENT
                                 --------------------------------------------------------------
                                 ANNETTE F. MALANGA              ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
HILLSBOROUGH                     TERESA M. LAWLER                ASSISTANT VICE PRESIDENT
-----------------------------------------------------------------------------------------------
LONG VALLEY                      AMY E. GLASER                   VICE PRESIDENT
                                 --------------------------------------------------------------
                                 THERESE TADOLINI                ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
MENDHAM                          LINDA S. ZIROPOULOS             VICE PRESIDENT
                                 --------------------------------------------------------------
                                 ANNA M. MENTES                  ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
MORRISTOWN                       VALERIE A. OLPP                 VICE PRESIDENT
-----------------------------------------------------------------------------------------------
NEW VERNON                       DONNA I. GISONE                 VICE PRESIDENT
-----------------------------------------------------------------------------------------------
OLDWICK                          DEBORAH J. KREHELY              ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
PLUCKEMIN                        LEE ANN HUNT                    VICE PRESIDENT
-----------------------------------------------------------------------------------------------
POTTERSVILLE                     TRACEY L. TODD                  ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------
SUMMIT - DEFOREST                M. NICOLE JEFFERYS              VICE PRESIDENT
-----------------------------------------------------------------------------------------------
WARREN                           RONALD F. FIELD                 ASSISTANT VICE PRESIDENT
                                 --------------------------------------------------------------
                                 JAMES CICCONE                   ASSISTANT CASHIER
-----------------------------------------------------------------------------------------------

DIRECTORS
--------------------------------------------------------------------------------

ANTHONY J. CONSI, II
Senior Vice President, Weichert Realtors
Morris Plains, NJ
--------------------------------------------------------------------------------
PAMELA HILL
President, Ferris Corp
Gladstone, NJ
--------------------------------------------------------------------------------
FRANK A. KISSEL
Chairman of the Board & Chief Executive Officer
--------------------------------------------------------------------------------
JOHN D. KISSEL
Turpin Realty, Inc.
Far Hills, NJ
--------------------------------------------------------------------------------
JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ
--------------------------------------------------------------------------------
EDWARD A. MERTON
President, Merton Excavating & Paving Co.
Chester, NJ
--------------------------------------------------------------------------------
F. DUFFIELD MEYERCORD
Managing Director and Partner, Carl Marks Consulting Group, LLC
Bedminster, NJ
--------------------------------------------------------------------------------
JOHN R. MULCAHY
Far Hills, NJ
--------------------------------------------------------------------------------
ROBERT M. ROGERS
President & Chief Operating Officer
--------------------------------------------------------------------------------
PHILIP W. SMITH, III
President, Phillary Management, Inc.
Far Hills, NJ
--------------------------------------------------------------------------------
CRAIG C. SPENGEMAN
President, PGB Trust and Investments
--------------------------------------------------------------------------------
JACK D. STINE
Director Emeritus
Pluckemin, NJ
--------------------------------------------------------------------------------

OFFICES
--------------------------------------------------------------------------------
LOAN & ADMINISTRATION BUILDING
158 ROUTE 206 NORTH, GLADSTONE, NJ 07934                          (908) 234-0700
--------------------------------------------------------------------------------
PGB TRUST & INVESTMENTS
190 MAIN STREET, GLADSTONE, NJ 07934                              (908) 719-4360
--------------------------------------------------------------------------------
BERNARDSVILLE
36 MORRISTOWN ROAD, BERNARDSVILLE, NJ 07924                       (908) 766-1711
--------------------------------------------------------------------------------
BRIDGEWATER
619 EAST MAIN STREET, BRIDGEWATER, NJ 08807                       (908) 429-9988
--------------------------------------------------------------------------------
CALIFON
438 ROUTE 513, CALIFON, NJ 07830                                  (908) 832-5131
--------------------------------------------------------------------------------
CHATHAM - MAIN STREET
311 MAIN STREET, CHATHAM, NJ 07928                                (973) 635-8500
--------------------------------------------------------------------------------
CHATHAM - SHUNPIKE
650 SHUNPIKE ROAD, CHATHAM TOWNSHIP, NJ 07928                     (973) 377-0081
--------------------------------------------------------------------------------
CHESTER
350 MAIN STREET, CHESTER, NJ 07930                                (908) 879-8115
--------------------------------------------------------------------------------
CHUBB CORPORATE HEADQUARTERS
15 MOUNTAIN VIEW ROAD, WARREN, NJ 07059                           (908) 903-2597
--------------------------------------------------------------------------------
CLINTON
189 CENTER STREET, CLINTON, NJ 08809                              (908) 238-1935
--------------------------------------------------------------------------------
FAR HILLS
26 DUMONT ROAD, FAR HILLS, NJ 07931                               (908) 781-1018
--------------------------------------------------------------------------------
FELLOWSHIP VILLAGE
8000 FELLOWSHIP ROAD, BASKING RIDGE, NJ 07920                     (908) 719-4332
--------------------------------------------------------------------------------
GLADSTONE (MAIN OFFICE)
190 MAIN STREET, GLADSTONE, NJ 07934                              (908) 719-4360
--------------------------------------------------------------------------------
HILLSBOROUGH
417 ROUTE 206 NORTH, HILLSBOROUGH, NJ 08844                       (908) 281-1031
--------------------------------------------------------------------------------
LONG VALLEY
59 EAST MILL ROAD (ROUTE 24), LONG VALLEY, NJ 07853               (908) 876-3300
--------------------------------------------------------------------------------
MENDHAM
17 EAST MAIN STREET, MENDHAM, NJ 07945                            (973) 543-6499
--------------------------------------------------------------------------------
MORRISTOWN
233 SOUTH STREET, MORRISTOWN, NJ 07960                            (973) 455-1118
--------------------------------------------------------------------------------
NEW VERNON
VILLAGE ROAD, NEW VERNON, NJ 07976                                (973) 540-0444
--------------------------------------------------------------------------------
OLDWICK
169 LAMINGTON ROAD, OLDWICK, NJ 08858                             (908) 439-2320
--------------------------------------------------------------------------------
PLUCKEMIN
468 ROUTE 206 NORTH, BEDMINSTER, NJ 07921                         (908) 658-4500
--------------------------------------------------------------------------------
POTTERSVILLE
11 POTTERSVILLE ROAD, POTTERSVILLE, NJ 07979                      (908) 439-2265
--------------------------------------------------------------------------------
SUMMIT - DEFOREST
48 DEFOREST AVENUE, SUMMIT, NJ 07901                              (908) 273-2890
--------------------------------------------------------------------------------
WARREN
58 MOUNTAIN BOULEVARD, WARREN, NJ 07059                           (908) 757-2805
--------------------------------------------------------------------------------

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------


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

ANNUAL MEETING
--------------------------------------------------------------------------------
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 24, 2007 at 2:00 p.m. at Hamilton Farm Golf Club in Gladstone.


70