Form 10-K, Exhibit 13
period 2007-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2008-03-12
CIK 1050743

FINANCIAL HIGHLIGHTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

-------------------------------------------------------------------------------------
SELECTED YEAR-END DATA:                            2007          2006          2005
-------------------------------------------------------------------------------------
   NET INCOME                               $    11,862   $    10,226   $    13,130
-------------------------------------------------------------------------------------
   TOTAL ASSETS                               1,346,976     1,288,376     1,255,383
-------------------------------------------------------------------------------------
   TOTAL DEPOSITS                             1,180,267     1,144,736     1,041,996
-------------------------------------------------------------------------------------
   TOTAL SECURITIES                             282,083       338,043       412,946
-------------------------------------------------------------------------------------
   TOTAL LOANS                                  981,180       870,153       768,473
-------------------------------------------------------------------------------------
   SHAREHOLDERS' EQUITY                         107,429       103,763        99,155
-------------------------------------------------------------------------------------
   TRUST DEPARTMENT ASSETS (MARKET VALUE)     2,028,232     1,924,954     1,761,846
-------------------------------------------------------------------------------------

PER SHARE:
-------------------------------------------------------------------------------------
   EARNINGS-BASIC                           $      1.43   $      1.24   $      1.58
-------------------------------------------------------------------------------------
   EARNINGS-DILUTED                                1.42          1.22          1.56
-------------------------------------------------------------------------------------
   BOOK VALUE                                     12.94         12.55         11.97
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
FINANCIAL RATIOS:
-------------------------------------------------------------------------------------
   RETURN ON AVERAGE ASSETS                        0.90%         0.79%         1.12%
-------------------------------------------------------------------------------------
   RETURN ON AVERAGE EQUITY                       11.12         10.10         13.49
-------------------------------------------------------------------------------------
   CAPITAL LEVERAGE RATIO                          8.59          8.20          8.66
-------------------------------------------------------------------------------------
   RISK BASED CAPITAL:
-------------------------------------------------------------------------------------
      TIER 1                                      14.92         15.33         16.71
-------------------------------------------------------------------------------------
      TOTAL                                       15.91         16.31         17.78
-------------------------------------------------------------------------------------

NET INCOME
IN MILLIONS
-----------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                '03        '04        '05        '06         '07
              -----------------------------------------------------
               $12.30     $13.11     $13.13     $10.23      $11.86

TOTAL ASSETS
IN MILLIONS
------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                 '03       '04        '05        '06        '07
               ----------------------------------------------------
                $968      $1,067     $1,255     $1,288     $1,347

DEPOSITS
IN MILLIONS
-----------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                '03        '04        '05        '06        '07
               ----------------------------------------------------
                $846       $936      $1,042     $1,145     $1,180

EQUITY CAPITAL
IN MILLIONS
--------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                 '03        '04       '05       '06       '07
               --------------------------------------------------
                $85.1       $94.7    $99.2    $103.8     $107.4

[PEAPACK GLADSTONE BANK LOGO]

DEAR SHAREHOLDERS AND FRIENDS,

      We are delighted to report a 16% increase in earnings for the year 2007 and a 28% increase in the fourth quarter of 2007 vs. the same period in 2006. We have waited patiently for the flat or inverted interest rate yield curve to correct itself. The Federal Reserve Bank began lowering interest rates in September and has continued with recent substantial cuts. A real yield curve is very beneficial to the earnings of our Bank and adds value to the work being done within our balance sheet.

      You will recall previous letters and press releases where we have talked about the slow and deliberate restructuring currently underway within our balance sheet. We anticipate growing our commercial lending at a faster rate than our retail business. We look to grow these portfolios in real terms and as a percentage of our total loan portfolios.

      We believe that our balance sheet is positioned to make the changes necessary to be successful in this environment. We believe that as we move in this direction, carefully and deliberately, we will be able to deliver substantially better results for our shareholders. It is important that we all understand that a rebalance like this takes time. It does not happen in a few months or quarters. However, it is very exciting that we are beginning to see results as we work into our plan. You will find much more detail in Management's Discussion and Analysis beginning on page 6.

PGB TRUST AND INVESTMENTS

      We would also like to write about the great progress in PGB Trust and Investments. They ended the year with more than $2 billion in assets under administration and generated in excess of $9,560,000 in fees for the year.

      A second business like this in a Bank our size is an extremely rare asset. The ability to generate substantial non-interest income adds to the quality of our earnings year after year.

      Our clients know the value of straight-forward, no-nonsense investment management in these volatile times. They expect service levels not available elsewhere and clear, honest advice to important issues in their lives. Most combine asset management, tax planning and preparation, banking services and borrowing all through their primary contact in PGB Trust and Investments.

      We specialize in managing money today to ensure that your goals are met in the future. Goals are established through good planning and they are met with hard work and good execution. It all begins with a phone call to Craig Spengeman or John Bonk.

BRANCHING

      Our beautiful new branch in Summit opened this past April and has exceeded our growth expectations. Hundreds of new customers have entrusted us with more than $30,000,000 in new deposits. We are very pleased to be part of this vibrant community.

      We have just opened our new branch on Green Village Road in Chatham Township. This branch replaces our small, old office with a full service building, conveniently located just opposite the entrance to Hickory Tree Mall. Access is easy for drive-up windows, drive-up ATM, safe deposit boxes and much, much more. Existing and new customers love the upgrade.

      Two other branches are expected to open this year. The first is in the Kings Shopping Center at the intersection of Routes 22 and 523 in Whitehouse and the second will be on Stelton Road in Piscataway. We believe that both are great investments for the future.

PGC STOCK

      We know that shareholder value is our most important priority. We have been frustrated by an extremely difficult banking environment and you have been patient. The good news is that Management and the Board is firmly focused on a plan that we believe will reward your patience and create value in the years to come.

      The Board increased the quarterly cash dividend in November by $0.01 to $0.16 per share, per quarter. Over the past six years, your cash dividend has increased by 114%. It is our hope that our improvement in earnings and our strong dividend history will motivate current and new shareholders to look favorably on Peapack-Gladstone Financial Corporation. We think we have a great story.

OUTLOOK

      As we write this letter at the beginning of February, there are many forces at work in the financial markets. The exact strengths and weaknesses of the overall economy are currently being debated. Circumstances are changing so quickly that we do not believe anyone is certain about where we are in this cycle.

      We are sure that sub-prime lending has provided inappropriate, and sometimes irresponsible, credit to some individuals buying homes. As these loans reprice, some of the borrowers are not able to afford the debt service. Most of these loans were packaged together into new securities that have been sold around the world. The distress to the individuals, the overall real estate market and the holders of these securities is playing out now. We are sure that there have been excesses and that they will have to work themselves through the system before real improvement can begin.

      We can also reassure shareholders and customers that we did not produce sub-prime mortgages, nor did we purchase any securities collateralized with sub-prime mortgages. We say this directly, not to gloat, but to confirm that sub-prime debt would not have met our longstanding credit standards. The distinction must always be made between lending to low or moderate income individuals and sub-prime debt. Lending to low or moderate income individuals using prudent underwriting standards is great business and we continue to seek it out.

      We have been through many cycles and market adjustments before and we will not try to predict the extent of this one. We will continue to be careful as we grow into the future. We are working hard to always exceed your expectations.

      Thank you for your continuing support.

/s/ Craig C. Spengeman         /s/ Frank A. Kissel   /s/ Robert M. Rogers

    Craig C. Spengeman             Frank A. Kissel       Robert M. Rogers
    PRESIDENT & CIO                CHAIRMAN & CEO        PRESIDENT & COO
    PGB TRUST & INVESTMENTS

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

      Peapack-Gladstone Financial Corporation (the "Corporation"), formed in 1997, is the parent holding company for Peapack-Gladstone Bank (the "Bank"), formed in 1921, a commercial bank operating 22 branches in Somerset, Hunterdon, Morris and Union counties.

      On November 1, 2007, the quarterly cash dividend rate was increased to $0.16 per share or a 7 percent increase over the previous rate of $0.15 per share. The cash dividend rate has increased 114 percent in the past six years.

      In 2007, the Corporation experienced increasing margins as a result of the increase in the commercial loan portfolios and the balance sheet restructuring completed in the third quarter of 2006. The Federal Reserve decreased the federal funds target rate during the last two quarters of 2007. Loan growth was strong, increasing more than $111.0 million, while deposits increased $35.5 million and securities declined $55.0 million. Net interest income on a tax-equivalent basis rose $2.9 million during the year, which is attributable in large part to increases in interest-earning assets and interest-bearing liabilities. Highly competitive loan and deposit pricing continue to put pressure on the net interest margin. Yields on interest-earning assets increased 32 basis points, while yields on interest-bearing liabilities increased 18 basis points. The net interest margin increased 19 basis points or 7 percent over 2006 levels. As discussed in this Management's Discussion and Analysis section, some of the highlights include:

      o Total average loans increased $82.1 million or 10 percent from 2006, as average commercial loans increased $60.6 million or 20 percent.

      o Net interest margin was 2.95 percent in 2007, an increase of 19 basis points as compared to 2006.

      o Total average deposits increased $94.6 million or 9 percent from 2006.

      o     The Bank opened its 22nd branch, a full-service facility in Summit.

      o PGB Trust and Investment assets surpassed $2 billion for the first time.

      o     Revenues from trust income increased 14 percent from 2006 levels.

      Peapack-Gladstone Financial Corporation's common stock trades on the American Stock Exchange under the symbol "PGC".

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management's Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.
Note 1 to the Corporation's Audited Consolidated Financial Statements for the year ended December 31, 2007, contains a summary of the Corporation's significant accounting policies.

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

RETURN ON AVERAGE EQUITY
IN PERCENT
------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                 '03        '04       '05       '06       '07
               ------------------------------------------------
                15.14       14.72     13.49    10.10     11.12

RETURN ON AVERAGE ASSETS
IN PERCENT
------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                 '03        '04       '05       '06      '07
                ----------------------------------------------
                 1.34       1.30      1.12      0.79      0.90

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

EARNINGS SUMMARY: For the year ended December 31, 2007, the Corporation's net income was $11.9 million, an increase of $1.7 million or 16 percent, as compared to $10.2 million for the year ended December 31, 2006. Earnings per diluted share were $1.42 and $1.22 for the years 2007 and 2006, respectively.

      In 2007, these results produced a return on average assets of 0.90 percent as compared to 0.79 percent in 2006 and a return on average shareholders' equity of 11.12 percent as compared to 10.10 percent in 2006.

      The Corporation implemented a long-term business plan in 2007, which calls for a shift in the asset mix to place more emphasis on commercial loans and commercial mortgages. The balance sheet is uniquely suited to accommodate a gradual and significant change. Despite the growth in the commercial business, the Corporation's conservative underwriting requirements remain unchanged.

NET  INTEREST  INCOME:  Net  interest  income  is  the  primary  source  of  the
Corporation's operating income. Net interest income is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities. Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold. Interest-bearing liabilities include interest-bearing checking, savings and time deposits, Federal Home Loan Bank advances and other borrowings. Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities ("Net Interest Spread") and the relative amounts of earning assets and interest-bearing liabilities. The Corporation's net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets. Credit quality remained excellent in 2007 as loan delinquencies remained at low levels.

NET INTEREST INCOME
IN MILLIONS
-------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                '03        '04        '05        '06        '07
              ---------------------------------------------------
               $31.2       $35.1      $35.3     $32.8      $35.9

      Net interest income, on a fully tax-equivalent basis, rose to $36.8 million from $34.0 million in 2006. Average earning assets increased $16.8 million or one percent from the average balances in 2006 and rates earned on earning assets increased 32 basis points in 2007. Interest expense increased 6 percent over the levels recorded in 2006 on average balances of interest-bearing liabilities that increased $4.7 million. Rates paid in 2007 on interest-bearing liabilities rose 18 basis points over those paid in 2006. Although competition remains strong, interest rates were also influenced by decreases in the federal funds target rates during the last two quarters of 2007. The net interest margin rose to 2.95 percent in 2007 from 2.76 percent in 2006.

      On a fully tax-equivalent basis, interest income on earning assets was $73.3 million, an increase of $4.9 million, or 7 percent, over 2006 levels. This increase was primarily due to higher average loans, which rose $82.1 million, offset in part by a decline of $74.4 million in average investments. Rates increased 45 basis points on investments due in part to the maturities of lower yielding bonds. Rates earned on loans increased 17 basis points, reflecting the Corporation's increased emphasis on commercial and construction lending, which yields higher rates.

      During the year, interest expense rose $2.0 million due to higher rates paid on interest-bearing deposits. Interest expense on borrowings declined due to volume, but was offset by increases to interest expense due to increased volume of interest-bearing deposits. The overall rate paid on interest-bearing deposits increased 33 basis points to 3.60 percent in 2007 as compared to 3.27 percent in 2006. Rates paid on borrowings declined 74 basis points to 3.92 percent as overall borrowings declined.

      On average, our High Yield money market account increased $176.4 million; offsetting the discontinued Fed Tracker money market accounts, which declined by $105.2 million. Certificates of deposit grew $39.8 million on average or 11 percent. The traditional money market and savings products declined, on average $21.6 million and $12.8 million, respectively. Average interest-bearing checking accounts declined $4.5 million or 3 percent over the comparable period in 2006. Average noninterest-bearing demand deposits increased $6.3 million or 4 percent during 2007 as compared to 2006.

      Average overnight borrowings decreased $19.5 million during 2007 to $5.4 million. The Corporation decreased short-term borrowings to zero during 2006 as a result of the restructuring initiative and they remained at zero during 2007. Average Federal Home Loan Bank advances declined $3.6 million as the result of maturities and normal principal payments.

      The Corporation completed a balance sheet restructuring in the third quarter of 2006, selling $61.6 million of available-for-sale securities that were yielding 4.14 percent. The sale resulted in a before tax charge of approximately $1.9 million and an after tax charge of $1.1 million, or $0.13 per diluted share. The Corporation used a majority of the proceeds from the sale to redeem high cost, short-term borrowings and used approximately $20 million to purchase floating-rate securities. The Corporation continues to experience an improvement in net interest income and net interest margin following the implementation of the restructuring strategy.

THE FOLLOWING TABLE COMPARES THE AVERAGE BALANCE SHEETS, NET INTEREST SPREADS AND NET INTEREST MARGINS FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005 (FULLY TAX-EQUIVALENT-FTE):

                                                                                YEAR ENDED DECEMBER 31, 2007
----------------------------------------------------------------------------------------------------------------
                                                                                               INCOME/
                                                                                   AVERAGE     EXPENSE    YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)                                           BALANCE       (FTE)    (FTE)
----------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
         TAXABLE (1)                                                         $     266,977   $  13,707     5.13%
----------------------------------------------------------------------------------------------------------------
         TAX-EXEMPT (1) (2)                                                         55,845       2,930     5.25
----------------------------------------------------------------------------------------------------------------
   LOANS (2) (3)                                                                   910,485      55,970     6.15
----------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                                               12,506         656     5.24
----------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                                           804          39     4.91
----------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-EARNING ASSETS                                              1,246,617   $  73,302     5.88%
----------------------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                                                          22,135
----------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                                                        (6,945)
----------------------------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                                           25,321
----------------------------------------------------------------------------------------------------------------
   OTHER ASSETS                                                                     26,519
----------------------------------------------------------------------------------------------------------------
         TOTAL NONINTEREST-EARNING ASSETS                                           67,030
----------------------------------------------------------------------------------------------------------------
         TOTAL ASSETS                                                        $   1,313,647
================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
   CHECKING                                                                  $     133,574   $   1,076     0.81%
----------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                                                                   383,279      14,700     3.84
----------------------------------------------------------------------------------------------------------------
   SAVINGS                                                                          69,247         466     0.67
----------------------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                                                         391,922      19,004     4.85
----------------------------------------------------------------------------------------------------------------
            TOTAL INTEREST-BEARING DEPOSITS                                        978,022      35,246     3.60
----------------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                                                                   31,568       1,237     3.92
----------------------------------------------------------------------------------------------------------------
            TOTAL INTEREST-BEARING LIABILITIES                                   1,009,590      36,483     3.61
----------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                                                 185,909
----------------------------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES                                           11,485
----------------------------------------------------------------------------------------------------------------
         TOTAL NONINTEREST-BEARING LIABILITIES                                     197,394
----------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                               106,663
----------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $   1,313,647
================================================================================================================
      NET INTEREST INCOME                                                                    $  36,819
================================================================================================================
      NET INTEREST SPREAD                                                                                 2. 27
----------------------------------------------------------------------------------------------------------------
      NET INTEREST MARGIN (4)                                                                             2. 95%
----------------------------------------------------------------------------------------------------------------

1.    AVERAGE BALANCES FOR AVAILABLE-FOR-SALE SECURITIES ARE BASED ON AMORTIZED
      COST.

2. INTEREST INCOME IS PRESENTED ON A TAX-EQUIVALENT BASIS USING A 35 PERCENT FEDERAL TAX RATE.

3.    LOANS ARE STATED NET OF UNEARNED INCOME AND INCLUDE NON-ACCRUAL LOANS.

4. NET INTEREST INCOME ON A TAX-EQUIVALENT BASIS AS A PERCENTAGE OF TOTAL AVERAGE INTEREST-EARNING ASSETS.

                                                                                YEAR ENDED DECEMBER 31, 2006
----------------------------------------------------------------------------------------------------------------
                                                                                               INCOME/
                                                                                   AVERAGE     EXPENSE    YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)                                           BALANCE       (FTE)    (FTE)
----------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
         TAXABLE (1)                                                         $     345,190   $  15,857     4.59%
----------------------------------------------------------------------------------------------------------------
         TAX-EXEMPT (1) (2)                                                         52,040       2,793     5.37
----------------------------------------------------------------------------------------------------------------
   LOANS (2) (3)                                                                   828,337      49,555     5.98
----------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                                                2,939         146     4.96
----------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                                         1,284          61     4.72
----------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-EARNING ASSETS                                              1,229,790   $  68,412     5.56%
----------------------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                                                          22,475
----------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                                                        (6,516)
----------------------------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                                           23,038
----------------------------------------------------------------------------------------------------------------
   OTHER ASSETS                                                                     22,564
----------------------------------------------------------------------------------------------------------------
         TOTAL NONINTEREST-EARNING ASSETS                                           61,561
----------------------------------------------------------------------------------------------------------------
         TOTAL ASSETS                                                        $   1,291,351
================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
   CHECKING                                                                  $     138,045   $   1,044     0.76%
----------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                                                                   317,524      11,955     3.77
----------------------------------------------------------------------------------------------------------------
   SAVINGS                                                                          82,016         567     0.69
----------------------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                                                         352,114      15,505     4.40
----------------------------------------------------------------------------------------------------------------
            TOTAL INTEREST-BEARING DEPOSITS                                        889,699      29,071     3.27
----------------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                                                                  115,181       5,373     4.66
----------------------------------------------------------------------------------------------------------------
            TOTAL INTEREST-BEARING LIABILITIES                                   1,004,880      34,444     3.43
----------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                                                 179,597
----------------------------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES                                            5,659
----------------------------------------------------------------------------------------------------------------
         TOTAL NONINTEREST-BEARING LIABILITIES                                     185,256
----------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                               101,215
----------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $   1,291,351
================================================================================================================
      NET INTEREST INCOME                                                                    $  33,968
================================================================================================================
      NET INTEREST SPREAD                                                                                  2.13
----------------------------------------------------------------------------------------------------------------
      NET INTEREST MARGIN (4)                                                                              2.76%
----------------------------------------------------------------------------------------------------------------

                                                                                YEAR ENDED DECEMBER 31, 2005
----------------------------------------------------------------------------------------------------------------
                                                                                               INCOME/
                                                                                   AVERAGE     EXPENSE    YIELD
(IN THOUSANDS, EXCEPT YIELD INFORMATION)                                           BALANCE       (FTE)    (FTE)
----------------------------------------------------------------------------------------------------------------
ASSETS:
INTEREST-EARNING ASSETS:
   INVESTMENTS:
         TAXABLE (1)                                                         $     373,618   $  15,210     4.07%
----------------------------------------------------------------------------------------------------------------
         TAX-EXEMPT (1) (2)                                                         52,732       2,550     4.84
----------------------------------------------------------------------------------------------------------------
   LOANS (2) (3)                                                                   682,648      38,593     5.65
----------------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                                                                2,253          73     3.26
----------------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS                                                           807          26     3.17
----------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST-EARNING ASSETS                                              1,112,058   $  56,452     5.08%
----------------------------------------------------------------------------------------------------------------
NONINTEREST-EARNING ASSETS:
   CASH AND DUE FROM BANKS                                                          21,411
----------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                                                        (6,271)
----------------------------------------------------------------------------------------------------------------
   PREMISES AND EQUIPMENT                                                           21,124
----------------------------------------------------------------------------------------------------------------
   OTHER ASSETS                                                                     24,154
----------------------------------------------------------------------------------------------------------------
         TOTAL NONINTEREST-EARNING ASSETS                                           60,418
----------------------------------------------------------------------------------------------------------------
         TOTAL ASSETS                                                        $   1,172,476
================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING DEPOSITS:
   CHECKING                                                                  $     191,305   $   2,192     1.15%
----------------------------------------------------------------------------------------------------------------
   MONEY MARKETS                                                                   249,096       5,613     2.25
----------------------------------------------------------------------------------------------------------------
   SAVINGS                                                                          99,594         691     0.69
----------------------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT                                                         273,140       8,609     3.15
----------------------------------------------------------------------------------------------------------------
            TOTAL INTEREST-BEARING DEPOSITS                                        813,135      17,105     2.10
----------------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                                                                   84,490       3,018     3.57
----------------------------------------------------------------------------------------------------------------
            TOTAL INTEREST-BEARING LIABILITIES                                     897,625      20,123     2.24
----------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES:
   DEMAND DEPOSITS                                                                 172,692
----------------------------------------------------------------------------------------------------------------
   ACCRUED EXPENSES AND OTHER LIABILITIES                                            4,827
----------------------------------------------------------------------------------------------------------------
         TOTAL NONINTEREST-BEARING LIABILITIES                                     177,519
----------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                                97,332
----------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $   1,172,476
================================================================================================================
      NET INTEREST INCOME                                                                    $  36,329
================================================================================================================
      NET INTEREST SPREAD                                                                                  2.84
----------------------------------------------------------------------------------------------------------------
      NET INTEREST MARGIN (4)                                                                              3.27%
----------------------------------------------------------------------------------------------------------------

RATE/VOLUME ANALYSIS:

THE  EFFECT  OF  VOLUME  AND  RATE  CHANGES  ON  NET   INTEREST   INCOME  (ON  A
TAX-EQUIVALENT BASIS) FOR THE PERIODS INDICATED ARE SHOWN BELOW:

                               YEAR ENDED 2007 COMPARED WITH 2006  YEAR ENDED 2006 COMPARED WITH 2005
------------------------------------------------------------------------------------------------------
                                                              NET                                 NET
                                    DIFFERENCE DUE To   CHANGE IN      DIFFERENCE DUE To    CHANGE IN
                                       CHANGE IN:         INCOME/         CHANGE IN:          INCOME/
(IN THOUSANDS)                       VOLUME      RATE     EXPENSE       VOLUME       RATE     EXPENSE
------------------------------------------------------------------------------------------------------
ASSETS
   INVESTMENTS                     $ (2,886)  $   873   $  (2,013)    $   (900)  $  1,790   $     890
------------------------------------------------------------------------------------------------------
   LOANS                              5,947       468       6,415       10,225        737      10,962
------------------------------------------------------------------------------------------------------
   FEDERAL FUNDS SOLD                   502         8         510           27         46          73
------------------------------------------------------------------------------------------------------
   INTEREST-EARNING DEPOSITS            (24)        2         (22)          19         16          35
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME              $  3,539   $ 1,351   $   4,890     $  9,371   $  2,589   $  11,960
======================================================================================================
LIABILITIES
   CHECKING                        $    (41)  $    73   $      32     $ (1,521)  $    373   $  (1,148)
------------------------------------------------------------------------------------------------------
   MONEY MARKET                       2,481       264       2,745        2,384      3,958       6,342
------------------------------------------------------------------------------------------------------
   SAVINGS                              (85)      (16)       (101)        (124)        --        (124)
------------------------------------------------------------------------------------------------------
   CERTIFICATES OF DEPOSIT            1,837     1,662       3,499        2,907      3,989       6,896
------------------------------------------------------------------------------------------------------
   BORROWED FUNDS                    (4,145)        9      (4,136)       1,667        688       2,355
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE             $     47   $ 1,992   $   2,039     $  5,313   $  9,008   $  14,321
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                $  3,492   $  (641)  $   2,851     $  4,058   $ (6,419)  $  (2,361)
======================================================================================================

LOANS: The loan portfolio represents the largest portion of the Corporation's earning assets and is an important source of interest and fee income. Loans are primarily originated in the State of New Jersey.

      Total loans at December 31, 2007, were $981.2 million as compared to $870.2 million at December 31, 2006, an increase of $111.0 million or 13 percent. The growth in the portfolios is primarily the result of new business initiatives and our entry into new market areas. Construction loans totaled $60.6 million, an increase of $15.8 million, or 35 percent. In 2007, commercial mortgage loans rose $71.7 million or 43 percent to $237.3 million, while residential loans secured by first liens on 1-4 family homes declined slightly by $1.1 million from 2006 levels. Commercial loans also grew by $22.4 million or 21 percent during 2007. The Corporation's long-term strategy calls for an increased emphasis on construction and commercial lending, which yields higher returns.

      The yield on total loans increased 17 basis points to 6.15 percent for 2007 from the 5.98 percent average yield earned in 2006. The average yield on the mortgage portfolio rose in 2007 to 5.23 percent from 5.17 percent in 2006. The average yield on commercial mortgage loans increased 10 basis points to 6.53 percent. In 2007, average yields on commercial loans and commercial construction loans increased 14 basis points and 31 basis points, respectively. Although short-term interest rates continued to rise during the year, it did not have a significant impact on loan yields, as long-term rates remained relatively flat. More significant to the increased income was the increased volume of loans.

THE FOLLOWING TABLE PRESENTS AN ANALYSIS OF OUTSTANDING LOANS AS OF DECEMBER 31,

(IN THOUSANDS)                    2007        2006        2005        2004        2003
---------------------------------------------------------------------------------------
RESIDENTIAL MORTGAGE         $ 497,016   $ 498,079   $ 453,635   $ 315,711   $ 218,309
---------------------------------------------------------------------------------------
COMMERCIAL MORTGAGE            237,316     165,652     157,672     129,922     109,435
---------------------------------------------------------------------------------------
COMMERCIAL LOANS               129,747     107,357     100,787      69,947      56,216
---------------------------------------------------------------------------------------
COMMERCIAL-CONSTRUCTION         60,589      44,764      12,703      17,703       9,799
---------------------------------------------------------------------------------------
CONSUMER LOANS                  37,264      35,836      23,468      19,597      15,218
---------------------------------------------------------------------------------------
OTHER LOANS                     19,248      18,465      20,208      19,284      18,024
---------------------------------------------------------------------------------------
   TOTAL LOANS               $ 981,180   $ 870,153   $ 768,473   $ 572,164   $ 427,001
=======================================================================================

INVESTMENT  SECURITIES  HELD  TO  MATURITY:   Investment  securities  are  those
securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The portfolio consists primarily of U.S. treasury securities, mortgage-backed securities and municipal obligations. The Corporation's investment securities held to maturity at amortized cost amounted to $45.1 million at December 31, 2007, compared with $55.2 million at December 31, 2006.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND RATES OF INVESTMENT SECURITIES HELD TO MATURITY AT AMORTIZED COST, AS OF DECEMBER 31, 2007:

                                                         AFTER 1    AFTER 5
                                                             BUT        BUT
                                               WITHIN     WITHIN     WITHIN      AFTER
(IN THOUSANDS)                                 1 YEAR    5 YEARS   10 YEARS   10 YEARS      TOTAL
--------------------------------------------------------------------------------------------------
U.S. TREASURIES                              $     --   $    500    $    --    $    --   $    500
                                                   --%      4.89%        --%        --%      4.89%
--------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES (1)               $     --   $  2,183    $ 2,985    $ 8,028   $ 13,196
                                                   --%      4.76%      5.58%      5.31%      5.28%
--------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS (2)         $ 10,648   $ 19,445    $ 1,350    $    --   $ 31,443
                                                 4.14%      4.54%      7.10%        --%      4.51%
--------------------------------------------------------------------------------------------------
   TOTAL                                     $ 10,648   $ 22,128    $ 4,335    $ 8,028   $ 45,139
                                                 4.14%      4.57%      6.05%      5.31%      4.74%
==================================================================================================

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

      At December 31, 2007, the Corporation had securities available for sale with a fair value of $236.9 million, compared with $282.9 million at December 31, 2006. A $4.6 million net unrealized loss (net of income tax) and a $1.4 million net unrealized loss (net of income tax) was included in shareholders' equity at December 31, 2007 and December 31, 2006, respectively.

THE FOLLOWING TABLE PRESENTS THE CONTRACTUAL MATURITIES AND RATES OF SECURITIES AVAILABLE FOR SALE, STATED AT FAIR VALUE, AS OF DECEMBER 31, 2007:

                                                      AFTER 1     AFTER 5
                                                          BUT         BUT
                                           WITHIN      WITHIN      WITHIN        AFTER
(IN THOUSANDS)                             1 YEAR     5 YEARS    10 YEARS     10 YEARS        TOTAL
----------------------------------------------------------------------------------------------------
U.S. GOVERNMENT SPONSORED AGENCIES       $ 10,503    $ 13,549    $     --    $      --    $  24,052
                                             5.05%       4.60%         --%          --%        4.79%
----------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES(1)            $     59    $  8,306    $ 22,739    $  87,389    $ 118,493
                                             5.44%       4.14%       4.32%        5.01%        4.82%
----------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS(2)      $     --    $  5,064    $  2,900    $  16,659    $  24,623
                                               --%       5.90%       6.20%        6.45%        6.31%
----------------------------------------------------------------------------------------------------
OTHER SECURITIES                         $     --    $    893    $     --    $  64,852    $  65,745
                                               --%       5.61%         --%        6.40%        6.27%
----------------------------------------------------------------------------------------------------
                                         $ 10,562    $ 27,812    $ 25,639    $ 168,900    $ 232,913
                                             5.05%       4.73%       4.53%        5.71%        5.44%
----------------------------------------------------------------------------------------------------
MARKETABLE EQUITY SECURITIES             $  4,031    $     --    $     --    $      --    $   4,031
                                             4.21%         --%         --%          --%        4.21%
----------------------------------------------------------------------------------------------------
   TOTAL                                 $ 14,593    $ 27,812    $ 25,639    $ 168,900    $ 236,944
                                             4.81%       4.73%       4.53%        5.71%        5.42%
====================================================================================================

(1)   MORTGAGE-BACKED SECURITIES ARE SHOWN USING STATED FINAL MATURITY.

(2)   YIELDS PRESENTED ON A FULLY TAX-EQUIVALENT BASIS.

      Federal funds sold and interest-earning deposits are an additional part of the Corporation's investment and liquidity strategies. The combined average balance of these investments during 2007 was $13.3 million as compared to $4.2 million in 2006.

DEPOSITS: Total deposits at December 31, 2007 were $1.18 billion, an increase of $35.5 million or 3 percent from $1.14 billion at December 31, 2006. Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Marketing, sales efforts and a new branch location all contributed to the growth in deposits. Total average deposits increased $94.6 million, or 9 percent in 2007, over 2006 levels.

THE FOLLOWING  TABLE SETS FORTH  INFORMATION  CONCERNING THE  COMPOSITION OF THE
CORPORATION'S AVERAGE DEPOSIT BASE AND AVERAGE INTEREST RATES PAID FOR THE FOLLOWING YEARS:

(IN THOUSANDS)                                 2007                 2006                 2005
---------------------------------------------------------------------------------------------------
NONINTEREST-BEARING DEMAND              $   185,909     --%  $   179,597     --%  $ 172,692     --%
---------------------------------------------------------------------------------------------------
CHECKING                                    133,574   0.81       138,045   0.76     191,305   1.15
---------------------------------------------------------------------------------------------------
SAVINGS                                      69,247   0.67        82,016   0.69      99,594   0.69
---------------------------------------------------------------------------------------------------
MONEY MARKETS                               383,279   3.84       317,524   3.77     249,096   2.25
---------------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT                     391,922   4.85       352,114   4.40     273,140   3.15
---------------------------------------------------------------------------------------------------
   TOTAL DEPOSITS                       $ 1,163,931          $ 1,069,296          $ 985,827
===================================================================================================

      Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods of one year or less. These factors translate into a stable customer oriented, cost-effective funding source.

THE FOLLOWING TABLE SHOWS REMAINING MATURITY FOR CERTIFICATES OF DEPOSIT OVER $100,000 AS OF DECEMBER 31, 2007 (IN THOUSANDS):

THREE MONTHS OR LESS                                                  $  67,633
--------------------------------------------------------------------------------
OVER THREE MONTHS THROUGH TWELVE MONTHS                                  79,567
--------------------------------------------------------------------------------
OVER TWELVE MONTHS                                                        8,210
--------------------------------------------------------------------------------
   TOTAL                                                              $ 155,410
================================================================================

FEDERAL HOME LOAN BANK ADVANCES: At December 31, 2007 and 2006, Federal Home Loan Bank (FHLB) advances totaled $29.2 million and $24.0 million, respectively, with a weighted average interest rate of 3.69 percent and 3.59 percent, respectively. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2007 have varying terms and interest rates.

      At December 31, 2007, overnight borrowings totaled $15.7 million. There were no overnight borrowings at December 31, 2006

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $7.5 million at December 31, 2007 as compared to $6.8 million at December 31, 2006. At December 31, 2007, the allowance for loan losses as a percentage of total loans outstanding was 0.76 percent compared to 0.78 percent at December 31, 2006 and 0.83 percent at December 31, 2005. The provision for loan losses was $750 thousand for 2007 and $414 thousand for 2006. The allowance as a percentage of total loans declined in 2007 as compared to 2006, while the provision increased over the prior year due to loan growth and increases in commercial-related loans.

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

THE FOLLOWING TABLE PRESENTS THE LOAN LOSS EXPERIENCE DURING THE PERIODS ENDED DECEMBER 31,

(IN THOUSANDS)                                     2007      2006      2005      2004      2003
------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT BEGINNING OF
   YEAR                                         $ 6,768   $ 6,378   $ 5,989   $ 5,439   $ 4,778
------------------------------------------------------------------------------------------------
LOANS CHARGED-OFF DURING THE PERIOD
   MORTGAGE                                          --        --        --        --        --
------------------------------------------------------------------------------------------------
   CONSUMER                                          23        13        14        16        42
------------------------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                              --        13         2        62        --
------------------------------------------------------------------------------------------------
   TOTAL LOANS CHARGED-OFF                           23        26        16        78        42
------------------------------------------------------------------------------------------------
RECOVERIES DURING THE PERIOD
------------------------------------------------------------------------------------------------
   MORTGAGE                                          --        --        --        --        37
------------------------------------------------------------------------------------------------
   CONSUMER                                           2         1         2         6        40
------------------------------------------------------------------------------------------------
   COMMERCIAL AND OTHER                               3         1        12         9        34
------------------------------------------------------------------------------------------------
   TOTAL RECOVERIES                                   5         2        14        15       111
------------------------------------------------------------------------------------------------
NET CHARGE-OFFS/(RECOVERIES)                         18        24         2        63       (69)
------------------------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                        750       414       391       613       592
------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES AT END OF YEAR        $ 7,500   $ 6,768   $ 6,378   $ 5,989   $ 5,439
================================================================================================

THE FOLLOWING TABLE SHOWS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AND THE PERCENTAGE OF EACH LOAN CATEGORY TO TOTAL LOANS AS OF DECEMBER 31,

                                     % OF                 % OF                 % OF                 % OF                 % OF
                                     LOAN                 LOAN                 LOAN                 LOAN                 LOAN
                                 CATEGORY             CATEGORY             CATEGORY             CATEGORY             CATEGORY
                                 TO TOTAL             TO TOTAL             TO TOTAL             TO TOTAL             TO TOTAL
(IN THOUSANDS)            2007      LOANS      2006      LOANS      2005      LOANS      2004      LOANS      2003      LOANS
------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL            $ 2,333       52.5   $ 2,910       59.1   $ 2,888       61.5   $ 2,647       58.4   $ 2,623       55.1
------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL AND OTHER     4,885       43.7     3,591       36.8     3,327       35.4     3,145       38.2     2,603       41.3
------------------------------------------------------------------------------------------------------------------------------
CONSUMER                   282        3.8       267        4.1       163        3.1       197        3.4       213        3.6
------------------------------------------------------------------------------------------------------------------------------
   TOTAL               $ 7,500      100.0   $ 6,768      100.0   $ 6,378      100.0   $ 5,989      100.0   $ 5,439      100.0
==============================================================================================================================

NON-PERFORMING ASSETS:

THE FOLLOWING TABLE PRESENTS FOR THE YEARS INDICATED THE COMPONENTS OF NON-PERFORMING ASSETS:

                                                         YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                2007       2006       2005       2004       2003
-----------------------------------------------------------------------------------------------
LOANS PAST DUE 90 DAYS OR MORE
  AND STILL ACCRUING INTEREST              $    --   $    197   $     47   $     --   $     56
-----------------------------------------------------------------------------------------------
NON-ACCRUAL LOANS                            2,131      1,880        339        351        159
-----------------------------------------------------------------------------------------------
   TOTAL NON-PERFORMING LOANS                2,131      2,077        386        351        215
-----------------------------------------------------------------------------------------------
OTHER REAL ESTATE OWNED                         --         --         --         --         --
-----------------------------------------------------------------------------------------------
   TOTAL NON-PERFORMING ASSETS             $ 2,131   $  2,077   $    386   $    351   $    215
===============================================================================================

LOAN CHARGE-OFFS                           $    23   $     26   $     16   $     78   $     42
-----------------------------------------------------------------------------------------------
LOAN RECOVERIES                                 (5)        (2)       (14)       (15)      (111)
-----------------------------------------------------------------------------------------------
   NET LOAN CHARGE-OFFS/(RECOVERIES)       $    18   $     24   $      2   $     63   $    (69)
===============================================================================================
ALLOWANCE FOR LOAN LOSSES                  $ 7,500   $  6,768   $  6,378   $  5,989   $  5,439
===============================================================================================

RATIOS:
-----------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/TOTAL LOANS        0.22%      0.24%      0.05%      0.06%      0.05%
-----------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS/TOTAL ASSETS       0.16       0.16       0.03       0.03       0.02
-----------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING ASSETS/TOTAL ASSETS      0.16       0.16       0.03       0.03       0.02
-----------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/TOTAL LOANS         0.76       0.78       0.83       1.05       1.27
-----------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES/TOTAL
   NON-PERFORMING LOANS                        3.5X       3.3X      16.5X      17.1X      25.3X
-----------------------------------------------------------------------------------------------

      Interest income of $149 thousand, $129 thousand and $21 thousand would have been recognized during 2007, 2006 and 2005, respectively, if non-accrual loans had been current in accordance with their original terms.

CONTRACTUAL OBLIGATIONS: The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2007. Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below:

                                   LESS THAN                           MORE THAN
(IN THOUSANDS)                      ONE YEAR   1-3 YEARS   3-5 YEARS     5 YEARS        TOTAL
----------------------------------------------------------------------------------------------
LOAN COMMITMENTS                   $ 142,949   $      --   $      --   $      --   $  142,949
----------------------------------------------------------------------------------------------
LONG-TERM DEBT OBLIGATIONS             1,421      15,622       8,908       3,218       29,169
----------------------------------------------------------------------------------------------
OPERATING LEASE OBLIGATIONS            2,467       4,582       3,372      11,278       21,699
----------------------------------------------------------------------------------------------
PURCHASE OBLIGATIONS                     192          --          --          --          192
----------------------------------------------------------------------------------------------
OTHER LONG-TERM  LIABILITIES (1)       1,000          --          --          --        1,000
----------------------------------------------------------------------------------------------
   TOTAL CONTRACTUAL OBLIGATIONS   $ 148,029   $  20,204   $  12,280   $  14,496   $  195,009
==============================================================================================

(1) THE CORPORATION ANTICIPATES THAT IT WILL CONTRIBUTE APPROXIMATELY $1.0 MILLION TO THE PENSION PLAN IN 2008, BUT IT DOES NOT HAVE AN ESTIMATE OF THE ACTUAL PENSION CONTRIBUTION FOR 2009 AND BEYOND.

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

OFF-BALANCE SHEET ARRANGEMENTS: The following table shows the amounts and expected maturities of significant commitments, consisting primarily of letters of credit, as of December 31, 2007. Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

                                LESS THAN               MORE THAN
(IN THOUSANDS)                   ONE YEAR   1-3 YEARS   3-5 YEARS   5 YEARS      TOTAL
---------------------------------------------------------------------------------------
FINANCIAL LETTERS OF CREDIT      $  1,056       $ 400        $ --     $  --   $  1,456
---------------------------------------------------------------------------------------
PERFORMANCE LETTERS OF CREDIT       4,754         373          --        --      5,127
---------------------------------------------------------------------------------------
COMMERCIAL LETTERS OF CREDIT        5,809          --          --       275      6,084
---------------------------------------------------------------------------------------
   TOTAL LETTERS OF CREDIT       $ 11,619       $ 773        $ --     $ 275   $ 12,667
=======================================================================================

      Commitments   under  standby   letters  of  credit,   both  financial  and
performance do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: Other income was $14.0 million in 2007, an increase of 37 percent over 2006 levels. The increase was attributable to increases in trust fees and other noninterest income, offset in part by a decline in other fee income. In addition, the Corporation recorded a net gain on securities sold in 2007 as compared to a net loss on securities sold in 2006.

      Trust fees totaling $9.6 million were realized in 2007, an increase of $1.2 million, or 14 percent over the levels in 2006. This increase is attributable to higher fee schedules and an increased volume of business as the market value of assets under management increased to $2.03 billion in 2007 compared to $1.92 billion in 2006.

      Other income of $900 thousand was realized in 2007 on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $837 thousand in 2006.

      In 2007, the Corporation recognized a pre-tax gain of $548 thousand on the sale of a non-banking related property and other fixed assets as compared to $15 thousand in 2006.

      The Corporation recognized net gains on sales of securities in 2007 of $254 thousand as compared to net losses on sales of securities in 2006 of $1.8 million. The Corporation completed a balance sheet restructuring in 2006, selling $61.6 million of available-for-sale securities, which resulted in a before tax charge of approximately $1.9 million and an after tax charge of $1.1 million, or $0.13 per diluted share. The Corporation used a majority of the proceeds from the sale to redeem high cost, short-term borrowings and used approximately $20 million to purchase floating-rate securities. The Corporation has experienced an improvement in net interest income and net interest margin as a result of the restructuring strategy.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER INCOME:

(IN THOUSANDS)                                       2007       2006       2005
--------------------------------------------------------------------------------
TRUST FEES                                       $  9,563   $  8,367   $  7,640
--------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS                 2,021      1,960      1,877
--------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                             900        837        802
--------------------------------------------------------------------------------
GAINS ON SALES OF FIXED ASSETS                        548         15         28
--------------------------------------------------------------------------------
OTHER NONINTEREST INCOME                              428        519        254
--------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES), NET                        254     (1,781)       551
--------------------------------------------------------------------------------
SAFE DEPOSIT RENTAL FEES                              239        233        233
--------------------------------------------------------------------------------
OTHER FEE INCOME                                       90        117        110
--------------------------------------------------------------------------------
   TOTAL OTHER INCOME                            $ 14,043   $ 10,267   $ 11,495
================================================================================

OTHER EXPENSES: In 2007, other expenses totaled $32.1 million as compared to $28.9 million in 2006, an increase of $3.1 million or 11 percent. This increase is commensurate with the growth in the overall level of bank and trust business activity.

      Salaries and benefits expense, which accounts for the largest portion of other expenses, increased $1.8 million, or 12 percent, in 2007 as compared to 2006. In an effort to improve the net interest margin, the Corporation's strategic plan calls for an increased emphasis on commercial and construction loans, and accordingly, we hired additional commercial lending officers and support staff in 2007. In addition to this increase in staff, salary expense rose due to normal salary increases, trust department and branch expansion and higher group health insurance. At December 31, 2007, the Corporation's full-time equivalent staff was 254 compared with 232 at December 31, 2006.

      Premises and equipment expense increased to $7.8 million in 2007 from $6.9 million in 2006, an increase of $852 thousand, or 12 percent. The Corporation opened its 22nd branch in Summit, New Jersey, in April 2007 and began recording additional depreciation, utility and maintenance expense as a result. The Corporation also recorded additional maintenance costs for branch upkeep and increases to expenditures such as utilities and real estate taxes.

      Professional and legal fees increased $291 thousand, or 35 percent, over levels for 2006, due in part to expenses generated by a review of our benefit plans and higher recruitment fees to fill new lending positions. Advertising expenses increased $160 thousand, or 22 percent when compared to 2006 due to additional advertising for the Summit Branch and to promote deposit products. Excluding the above-mentioned components of other expense, all other expense categories totaled $4.8 million, an increase of $26 thousand, or less than one percent. The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

THE FOLLOWING TABLE PRESENTS THE MAJOR COMPONENTS OF OTHER EXPENSES:

(IN THOUSANDS)                                       2007       2006       2004
--------------------------------------------------------------------------------
SALARIES AND BENEFITS                            $ 17,511   $ 15,698   $ 14,682
--------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                              7,761      6,909      6,705
--------------------------------------------------------------------------------
PROFESSIONAL AND LEGAL FEES                         1,124        833        565
--------------------------------------------------------------------------------
ADVERTISING                                           892        732        936
--------------------------------------------------------------------------------
TRUST DEPARTMENT                                      483        467        408
--------------------------------------------------------------------------------
TELEPHONE                                             450        396        390
--------------------------------------------------------------------------------
STATIONERY AND SUPPLIES                               440        469        536
--------------------------------------------------------------------------------
POSTAGE                                               342        339        286
--------------------------------------------------------------------------------
OTHER EXPENSES                                      3,084      3,102      2,984
--------------------------------------------------------------------------------
   TOTAL OTHER EXPENSES                          $ 32,087   $ 28,945   $ 27,492
================================================================================

INCOME TAXES: Income tax expense for the years ended December 31, 2007 and 2006 was $5.2 million and $3.5 million, respectively. The effective tax rate for the year ended December 31, 2007 was 30.53 percent compared to 25.53 percent for the year ended December 31, 2006. Higher taxable income combined with new regulations adopted by the State of New Jersey, Division of Taxation, relating to the dividends paid deduction on the Real Estate Investment Trust (REIT) subsidiary were the primary reasons for the higher effective tax rate.

RESULTS OF OPERATIONS 2006 COMPARED TO 2005: The Corporation's net income for the year ended December 31, 2006 was $10.2 million compared to $13.1 million for the year ended December 31, 2005, a decline of $2.9 million, or 22 percent. Earnings per diluted share were $1.22 and $1.56 for the years 2006 and 2005, respectively. These results produced a return on average assets of 0.79 percent as compared to 1.12 percent in 2005 and a return on average shareholders' equity of 10.10 percent as compared to 13.49 percent in 2005. In 2006, the Corporation experienced strong growth in loans and deposits; however, this was tempered by lower net interest margins and the resulting reduced net interest income.

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

      In 2006, other income was $10.3 million, a decline of 11 percent over 2005 levels and was attributable to a net loss on securities sold in 2006 offset, in part, by increases in trust fees and other noninterest income.

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

      Trust fees increased $727 thousand, or 10 percent, to $8.4 million in 2006 as compared to 2005. This increase is attributable to an increased volume of business as the market value of assets under management increased to $1.92 billion. Other income of $837 thousand was realized in 2006 on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $802 thousand in 2005. In 2006, other noninterest income, including net gains on sales of fixed assets, of $534 thousand was realized, an increase of $252 thousand, or 89 percent and was primarily due to increased non-recurring commercial and construction loan fee income.

      Other expenses totaled $28.9 million in 2006, an increase of $1.5 million or 5 percent compared to $27.5 million in 2005. This increase is commensurate with the growth in the overall level of bank and trust business activity. Salaries and benefits expense increased $1.0 million, or 7 percent, in 2006 as compared to 2005. Normal salary increases, as well as additions to staff, branch expansion and higher group health insurance accounted for the increase. These increases were offset, in part, by lower profit sharing plan contributions. In addition, the Corporation began expensing stock-based compensation as required by Financial Accounting Standards Board (FASB) Statement No. 123R, "Share-Based Payment," and recorded $59 thousand of expense in 2006. At December 31, 2006, the Corporation's full-time equivalent staff was 232 compared with 228 at December 31, 2005.

      In 2006, premises and equipment expense increased to $6.9 million from $6.7 million in 2005, an increase of $204 thousand, or 3 percent, due to increases charged by outside vendors for utilities, real estate taxes and additional maintenance costs for branch upkeep.

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

CAPITAL RESOURCES: The solid capital base of the Corporation provides the ability for future growth and financial strength. Maintaining a strong capital position supports the Corporation's goal of providing shareholders an attractive and stable long-term return on investment. Total shareholders' equity grew $3.7 million or 4 percent to $107.4 million at December 31, 2007 as compared with $103.8 million at December 31, 2006.

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

      At December 31, 2007, unrealized losses on securities, net of taxes, were $4.6 million as compared to unrealized losses on securities, net of taxes, of $1.4 million at December 31, 2006.

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

      Federal regulations require banks to meet target Tier 1 and total capital ratios of 4 percent and 8 percent, respectively. The Corporation's Tier 1 and total capital ratios are well in excess of regulatory minimums at 14.92 percent and 15.91 percent, respectively, at December 31, 2007. The Corporation's capital leverage ratio was 8.59 percent at December 31, 2007.

LIQUIDITY: Liquidity refers to an institution's ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments and securities available for sale.

      Management feels the Corporation's liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold and interest-earning deposits, totaled $28.2 million at December 31, 2007. In addition, the Corporation has $236.9 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2007, investment securities and securities available for sale maturing within one year amounted to $21.2 million.

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

ASSET/LIABILITY MANAGEMENT: The Corporation's Asset/Liability Committee (ALCO) is responsible for managing the exposure to changes in market interest rates and for establishing policies that monitor and coordinate its sources, uses and pricing of funds.

      We have sought to manage our interest rate risk in order to control the exposure of our earnings and capital to changes in interest rates. As part of our ongoing asset/liability management, we currently use the following strategies to manage our interest rate risk:

   o  Actively market adjustable-rate residential mortgage loans

   o Actively market commercial business loans, which tend to have shorter terms and higher interest rates than residential mortgage loans, and which generate customer relationships that can result in higher non-interest bearing demand deposit accounts

   o Lengthen the weighted average maturity of our liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of New York

   o  Invest in shorter to medium-term securities

   o  Maintain high levels of capital

      The Corporation is not engaged in hedging through the use of derivatives nor does it use interest rate caps and floors.

      ALCO uses a simulation model to analyze net interest income sensitivity to movements in interest rates. The simulation model projects net interest income based on various interest rate scenarios over a 12 and 24 month period. The model is based on the actual maturity and repricing characteristics of rate-sensitive assets and liabilities. The model incorporates certain assumptions, which management believes to be reasonable, regarding the impact of changing interest rates and the prepayment assumptions of certain assets and liabilities as of December 31, 2007. The model assumes changes in interest rates without any proactive change in the balance sheet by management. In the model, the forecasted shape of the yield curve remains static as of December 31, 2007.

      The simulation model is based on market interest rates and prepayment speeds prevalent in the market as of December 31, 2007. New interest-earning asset and interest-bearing liability originations and rate spreads are estimated using the Corporation's budgeted originations for 2008.

THE TABLE SHOWS THE ESTIMATED CHANGES IN THE CORPORATION'S NET PORTFOLIO VALUE THAT WOULD RESULT FROM AN IMMEDIATE PARALLEL CHANGE IN THE MARKET INTEREST RATES AT DECEMBER 31, 2007:

                             ESTIMATED INCREASE/     NPV AS A PERCENTAGE OF
(DOLLARS IN THOUSANDS)         DECREASE IN NPV     PRESENT VALUE OF ASSETS (2)
-------------------------------------------------------------------------------
CHANGE IN                                                             INCREASE/
INTEREST RATES   ESTIMATED                                NPV        (DECREASE)
(BASIS POINTS)     NPV (1)      AMOUNT   PERCENT    RATIO (3)    (BASIS POINTS)
-------------------------------------------------------------------------------
 + 300           $ 162,228   $ (14,052)    (7.97)%      13.52%             (24)
-------------------------------------------------------------------------------
 + 200             169,315      (6,965)    (3.95)       13.79                3
-------------------------------------------------------------------------------
 + 100             175,297        (983)    (0.56)       13.96               20
-------------------------------------------------------------------------------
    --             176,280          --       --         13.76               --
-------------------------------------------------------------------------------
  -100             169,039      (7,241)    (4.11)       13.00              (76)
-------------------------------------------------------------------------------
  -200             155,417     (20,863)   (11.84)       11.82             (194)
-------------------------------------------------------------------------------
  -300             141,833     (34,447)   (19.54)       10.65             (311)
-------------------------------------------------------------------------------

(1) NPV IS THE DISCOUNTED PRESENT VALUE OF EXPECTED CASH FLOWS FROM ASSETS AND LIABILITIES.

(2) PRESENT VALUE OF ASSETS REPRESENTS THE DISCOUNTED PRESENT VALUE OF INCOMING CASH FLOWS ON INTEREST-EARNING ASSETS.

(3)  NPV RATIO REPRESENTS NPV DIVIDED BY THE PRESENT VALUE OF ASSETS.

      Certain shortcomings are inherent in the methodologies used in determining interest rate risk through changes in net portfolio value. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

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

      Real estate prices have declined in the Corporation's trade area and the values of real estate collateralizing the Corporation's loans could also be adversely affected. However, the Corporation is monitoring the situation closely and its results have not been adversely affected.

RECENT ACCOUNTING PRONOUNCEMENTS: In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (Statement No. 159). Statement No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. Statement No. 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.
Statement No. 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement No. 157. The adoption of Statement No. 159 did not have a material impact on its financial statements.

     In  September  2006,  the  FASB  issued  Statement  No.  157,  "Fair  Value
Measurements" (Statement No. 157). Statement No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Statement No. 157 establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The standard is effective for fiscal years beginning after November 15, 2007. The adoption of Statement No. 157 did not have a material impact on its financial statements.

      In September 2006, the FASB Emerging Issues Task Force (EITF) finalized Issue No. 06-4, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements." EITF 06-4 requires that a liability be recorded during the service period when a split-dollar life insurance agreement continues after participants' employment or retirement. The required accrued liability will be based on either the post-employment benefit cost for the continuing life insurance or based on the future death benefit depending on the contractual terms of the underlying agreement. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The adoption of EITF 06-4 will result in an accrued benefit liability entry of $449 thousand, which will be taken against retained earnings and an annual expense of approximately $94 thousand in 2008.

      In September 2006, the FASB EITF finalized Issue No. 06-5, "Accounting for Purchases of Life Insurance - Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4" (Accounting for Purchases of Life Insurance). EITF 06-5 requires that a policyholder consider contractual terms of a life insurance policy in determining the amount that could be realized under the insurance contract. EITF 06-5 also requires that if the contract provides for a greater surrender value if all individual policies in a group are surrendered at the same time, that the surrender value be determined based on the assumption that policies will be surrendered on an individual basis. Lastly, EITF 06-5 discusses whether the cash surrender value should be discounted when the policyholder is contractually limited in its ability to surrender a policy. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The adoption of EITF 06-5 did not have a material impact on the financial statements.

      In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" (Statement No. 156). Statement No. 156 provides the following: 1) revised guidance on when a servicing asset and servicing liability should be recognized;
2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; 3) permits an entity to elect to measure servicing assets and servicing liabilities at fair value each reporting date and report changes in fair value in earnings in the period in which the changes occur; 4) upon initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities for securities which are identified as offsetting the entity's exposure to changes in the fair value of servicing assets or liabilities that a servicer elects to subsequently measure at fair value; and 5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional footnote disclosures. Statement No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006 with the effects of initial adoption being reported as a cumulative-effect adjustment to retained earnings. The adoption of Statement No. 156 did not have a material impact on the Corporation's consolidated financial statements.

      On November 5, 2007, the SEC issued Staff Accounting Bulletin No. 109, "Written Loan Commitments Recorded at Fair Value through Earnings" (SAB 109). Previously, SAB 105, "Application of Accounting Principles to Loan Commitments," stated that in measuring the fair value of a derivative loan commitment, a company should not incorporate the expected net future cash flows related to the associated servicing of the loan. SAB 109 supersedes SAB 105 and indicates that the expected net future cash flows related to the associated servicing of the loan should be included in measuring fair value for all written loan commitments that are accounted for at fair value through earnings. SAB 105 also indicated that internally-developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment, and SAB 109 retains that view. SAB 109 is effective for derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. The adoption of SAB 109 did not have a material impact on the Corporation's consolidated financial statements.

PGB TRUST AND INVESTMENTS: PGB Trust and Investments, a division of the Bank, since its inception in 1972 has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base. Officers from PGB Trust and Investments are available to provide investment services at the Bank's Gladstone, Morristown and Summit Branches.

      The market value of assets under management at December 31, 2007 was in excess of $2.03 billion. Fee income generated by PGB Trust and Investments was $9.6 million, $8.4 million and $7.6 million in 2007, 2006 and 2005, respectively.

                                  TRUST ASSETS
                            MARKET VALUE IN BILLIONS
--------------------------------------------------------------------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                       '03     '04     '05     '06     '07
                      -------------------------------------
                      $1.42   $1.69   $1.76   $1.92   $2.03

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

      o Effectiveness of the Corporation's balance sheet restructuring initiative.

      o     Unexpected decline in the direction of the economy in New Jersey.

      o     Unexpected changes in interest rates.

      o     Failure to grow business.

      o     Inability to manage growth in commercial loans.

      o     Unexpected loan prepayment volume.

      o     Unanticipated exposure to credit risks.

      o     Insufficient allowance for loan losses.

      o     Competition from other financial institutions.

      o     Adverse   effects  of  government   regulation  or  different   than
            anticipated effects from existing regulations.

      o     Decline in the levels of loan quality and origination volume.

      o     Decline in trust assets or deposits.

      o Unexpected classification of securities to other-than-temporary impaired status.

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

                                                                  YEARS ENDED DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)                 2007         2006         2005         2004         2003
---------------------------------------------------------------------------------------------------------------
SUMMARY EARNINGS:
   INTEREST INCOME                             $   72,352   $   67,267   $   55,414   $   44,917   $   41,426
---------------------------------------------------------------------------------------------------------------
   INTEREST EXPENSE                                36,483       34,444       20,123        9,860       10,262
---------------------------------------------------------------------------------------------------------------
      NET INTEREST INCOME                          35,869       32,823       35,291       35,057       31,164
---------------------------------------------------------------------------------------------------------------
   PROVISION FOR LOAN LOSSES                          750          414          391          613          592
---------------------------------------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                            35,119       32,409       34,900       34,444       30,572
---------------------------------------------------------------------------------------------------------------
   OTHER INCOME, EXCLUSIVE OF SECURITIES
      GAINS/(LOSSES), NET                          13,789       12,048       10,944        9,777        8,788
---------------------------------------------------------------------------------------------------------------
   OTHER EXPENSES                                  32,087       28,945       27,492       25,178       22,557
---------------------------------------------------------------------------------------------------------------
   SECURITIES GAINS/(LOSSES), NET                     254       (1,781)         551          150        1,284
---------------------------------------------------------------------------------------------------------------
      INCOME BEFORE INCOME TAX EXPENSE             17,075       13,731       18,903       19,193       18,087
---------------------------------------------------------------------------------------------------------------
   INCOME TAX EXPENSE                               5,213        3,505        5,773        6,084        5,787
---------------------------------------------------------------------------------------------------------------
      NET INCOME                               $   11,862   $   10,226   $   13,130   $   13,109   $   12,300
===============================================================================================================

PER SHARE DATA:
---------------------------------------------------------------------------------------------------------------
   EARNINGS PER SHARE-BASIC                    $     1.43   $     1.24   $     1.58   $     1.60   $     1.51
---------------------------------------------------------------------------------------------------------------
   EARNINGS PER SHARE-DILUTED                        1.42         1.22         1.56         1.56         1.47
---------------------------------------------------------------------------------------------------------------
   GASH DIVIDENDS DECLARED                           0.62         0.58         0.50         0.42         0.38
---------------------------------------------------------------------------------------------------------------
   BOOK VALUE END-OF-PERIOD                         12.94        12.55        11.97        11.48        10.43
---------------------------------------------------------------------------------------------------------------
   WEIGHTED AVERAGE SHARES
      OUTSTANDING                               8,299,271    8,268,226    8,286,926    8,200,681    8,122,433
---------------------------------------------------------------------------------------------------------------
   COMMON STOCK EQUIVALENTS (DILUTIVE)             69,754      102,095      116,348      177,412      231,062
---------------------------------------------------------------------------------------------------------------

BALANCE SHEET DATA (AT PERIOD END):
---------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                $1,346,976   $1,288,376   $1,255,383   $1,067,410   $  968,154
---------------------------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES                           45,139       55,165       78,084       87,128       97,701
---------------------------------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE                  236,944      282,878      334,862      349,656      351,870
---------------------------------------------------------------------------------------------------------------
   LOANS                                          981,180      870,153      768,473      572,164      427,001
---------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES                        7,500        6,768        6,378        5,989        5,439
---------------------------------------------------------------------------------------------------------------
   TOTAL DEPOSITS                               1,180,267    1,144,736    1,041,996      935,666      845,771
---------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                     107,429      103,763       99,155       94,669       85,054
---------------------------------------------------------------------------------------------------------------
   TRUST ASSETS (MARKET VALUE)                  2,028,232    1,924,954    1,761,846    1,691,860    1,414,591
---------------------------------------------------------------------------------------------------------------
   CASH DIVIDENDS DECLARED                          5,150        4,794        4,143        3,226        2,760
---------------------------------------------------------------------------------------------------------------

SELECTED PERFORMANCE RATIOS:                         2007         2006         2005         2004         2003
---------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL ASSETS                    0.90%        0.79%        1.12%        1.30%        1.34%
---------------------------------------------------------------------------------------------------------------
   RETURN ON AVERAGE TOTAL
      SHAREHOLDERS' EQUITY                          11.12        10.10        13.49        14.72        15.14
---------------------------------------------------------------------------------------------------------------
   DIVIDEND PAYOUT RATIO                            43.42        46.88        31.56        24.61        22.44
---------------------------------------------------------------------------------------------------------------
   AVERAGE TOTAL SHAREHOLDERS' EQUITY TO
      AVERAGE ASSETS                                 8.12         7.84         8.30         8.82         8.84
---------------------------------------------------------------------------------------------------------------
   NON-INTEREST EXPENSES TO AVERAGE ASSETS           2.44         2.24         2.34         2.49         2.45
---------------------------------------------------------------------------------------------------------------
   NON-INTEREST INCOME TO AVERAGE ASSETS             1.07         0.80         0.98         0.98         1.10
---------------------------------------------------------------------------------------------------------------

ASSET QUALITY RATIOS (AT PERIOD END):
---------------------------------------------------------------------------------------------------------------
   NON-ACCRUAL LOANS TO TOTAL LOANS                  0.22%        0.22%        0.04%        0.06%        0.04%
---------------------------------------------------------------------------------------------------------------
   NON-PERFORMING ASSETS TO TOTAL ASSETS             0.16         0.16         0.03         0.03         0.02
---------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
      NON-PERFORMING LOANS                            3.5X         3.3X        16.5X        17.1X        25.3X
---------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR LOAN LOSSES TO
      TOTAL LOANS                                    0.76%        0.78%        0.83%        1.05%        1.27%
---------------------------------------------------------------------------------------------------------------
   NET CHARGE-OFFS/(RECOVERIES) TO AVERAGE
      LOANS PLUS OTHER REAL ESTATE OWNED             0.00         0.00         0.00         0.01        (0.02)
---------------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS:
---------------------------------------------------------------------------------------------------------------
   AVERAGE LOANS TO AVERAGE DEPOSITS                78.22%       77.47%       69.25%       55.94%       51.23%
---------------------------------------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY
      TO TOTAL ASSETS                                7.98         8.05         7.90         8.87         8.79
---------------------------------------------------------------------------------------------------------------
   TIER 1 CAPITAL TO RISK WEIGHTED ASSETS           14.92        15.33        16.71        19.02        20.38
---------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL TO RISK WEIGHTED ASSETS            15.91        16.31        17.78        20.25        21.74
---------------------------------------------------------------------------------------------------------------
   TIER 1 LEVERAGE RATIO                             8.59         8.20         8.66         9.18         8.91
---------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE
IN DOLLARS
-------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                      '03     '04     '05     '06     '07
                     --------------------------------------
                     $0.38   $0.42   $0.50   $0.58   $0.62

BOOK VALUE PER SHARE
IN DOLLARS
--------------------

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                    '03      '04      '05      '06      '07
                  -------------------------------------------
                  $10.43   $11.48   $11.97   $12.55   $12.94

THE FOLLOWING TABLE SETS FORTH CERTAIN UNAUDITED QUARTERLY FINANCIAL DATA FOR THE PERIODS INDICATED:

SELECTED 2007 QUARTERLY DATA:

(IN THOUSANDS EXCEPT PER SHARE DATA)                           MARCH 31    JUNE 30   SEPTEMBER 30   DECEMBER 31
----------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                                $ 17,294   $ 17,895       $ 18,256      $ 18,907
----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE                                                  8,970      9,225          9,369         8,919
----------------------------------------------------------------------------------------------------------------
   NET INTEREST INCOME                                            8,324      8,670          8,887         9,988
----------------------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                           125        100            125           400
----------------------------------------------------------------------------------------------------------------
TRUST FEES                                                        2,142      2,459          2,252         2,710
----------------------------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES), NET                                      162        220             --          (128)
----------------------------------------------------------------------------------------------------------------
OTHER INCOME                                                        884        881            912         1,549
----------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                    7,558      8,019          8,098         8,412
----------------------------------------------------------------------------------------------------------------
   INCOME BEFORE INCOME TAX EXPENSE                               3,829      4,111          3,828         5,307
----------------------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                                1,137      1,298          1,179         1,599
----------------------------------------------------------------------------------------------------------------
   NET INCOME                                                  $  2,692   $  2,813       $  2,649      $  3,708
================================================================================================================
EARNINGS PER SHARE-BASIC                                       $   0.33   $   0.34       $   0.32      $   0.45
----------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                                         0.32       0.33           0.32          0.44
----------------------------------------------------------------------------------------------------------------

SELECTED 2006 QUARTERLY DATA:

(IN THOUSANDS EXCEPT PER SHARE DATA)                           MARCH 31    JUNE 30   SEPTEMBER 30   DECEMBER 31
----------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                                $ 15,794   $ 16,581       $ 17,524      $ 17,368
----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE                                                  7,218      8,405          9,669         9,152
----------------------------------------------------------------------------------------------------------------
   NET INTEREST INCOME                                            8,576      8,176          7,855         8,216
----------------------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                            39        100            125           150
----------------------------------------------------------------------------------------------------------------
TRUST FEES                                                        2,245      2,078          1,872         2,172
----------------------------------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES), NET                                       51          5         (1,837)           --
----------------------------------------------------------------------------------------------------------------
OTHER INCOME                                                        890        908            880         1,003
----------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                    7,118      7,386          7,210         7,231
----------------------------------------------------------------------------------------------------------------
   INCOME BEFORE INCOME TAX EXPENSE                               4,605      3,681          1,435         4,010
----------------------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                                1,359        986             44         1,116
----------------------------------------------------------------------------------------------------------------
   NET INCOME                                                  $  3,246   $  2,695       $  1,391      $  2,894
================================================================================================================
EARNINGS PER SHARE-BASIC                                       $   0.39   $   0.33       $   0.17      $   0.35
----------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                                         0.39       0.32           0.17          0.34
----------------------------------------------------------------------------------------------------------------

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

      Management assessed the effectiveness of the Corporation's internal control over financial reporting as of December 31, 2007. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based upon our assessment we believe that, as of December 31, 2007, the Corporation's internal control over financial reporting is effective based upon those criteria. The Corporation's independent auditors have issued an audit report on our assessment of, and the effective operation of, the Corporation's internal control over financial reporting. This report begins on the next page.

/s/ Frank A. Kissel                    /s/ Arthur F. Birmingham

    Frank A. Kissel                        Arthur F. Birmingham
    Chairman of the Board and              Executive Vice President,
    Chief Executive Officer                Chief Financial Officer and
                                           Chief Accounting Officer

    February 29, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited Peapack-Gladstone Financial Corporation's (the Company) internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying
Management Report of Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

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

      In our opinion, Peapack-Gladstone Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of condition at December 31, 2007 and the related statements of income, changes in shareholders' equity, and cash flows for the year then ended of Peapack-Gladstone Financial Corporation and our report dated February 29, 2008 expressed an unqualified opinion on those financial statements.

                                       /s/ Crowe Chizek and Company LLC

                                           Crowe Chizek and Company LLC

Livingston, New Jersey
February 29, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited the accompanying statement of condition of Peapack-Gladstone Financial Corporation as of December 31, 2007, and the related statements of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peapack-Gladstone Financial Corporation's internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 29, 2008 expressed an unqualified opinion thereon.

                                       /s/ Crowe Chizek and Company LLC

                                           Crowe Chizek and Company LLC

Livingston, New Jersey
February 29, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited the accompanying consolidated statement of condition of Peapack-Gladstone Financial Corporation and subsidiary (the Corporation) as of December 31, 2006, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

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

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2006, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

      As discussed in Note 14 to the consolidated financial statements, effective January 1, 2006, the Corporation adopted SEC Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

                                       /s/ KPMG LLP

Short Hills, New Jersey
February 27, 2007

CONSOLIDATED STATEMENTS OF CONDITION

                                                                       DECEMBER 31,
(IN THOUSANDS EXCEPT PER SHARE DATA)                                    2007          2006
-------------------------------------------------------------------------------------------
ASSETS
CASH AND DUE FROM BANKS                                          $    25,443   $    23,190
-------------------------------------------------------------------------------------------
FEDERAL FUNDS SOLD                                                     1,771           103
-------------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                                973         6,965
-------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                    28,187        30,258
-------------------------------------------------------------------------------------------
INVESTMENT SECURITIES HELD TO MATURITY (APPROXIMATE
   MARKET VALUE $45,070 IN 2007 AND $54,523 IN 2006)                  45,139        55,165
-------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                        236,944       282,878
-------------------------------------------------------------------------------------------
FHLB AND FRB STOCK, AT COST                                            4,293         3,308
-------------------------------------------------------------------------------------------
LOANS                                                                981,180       870,153
-------------------------------------------------------------------------------------------
   LESS: ALLOWANCE FOR LOAN LOSSES                                     7,500         6,768
-------------------------------------------------------------------------------------------
   NET LOANS                                                         973,680       863,385
-------------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                                26,236        24,059
-------------------------------------------------------------------------------------------
ACCRUED INTEREST RECEIVABLE                                            5,122         5,181
-------------------------------------------------------------------------------------------
CASH SURRENDER VALUE OF LIFE INSURANCE                                19,474        18,689
-------------------------------------------------------------------------------------------
OTHER ASSETS                                                           7,901         5,453
-------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                $ 1,346,976   $ 1,288,376
===========================================================================================

LIABILITIES
DEPOSITS:
   NONINTEREST-BEARING DEMAND DEPOSITS                           $   199,266   $   196,519
-------------------------------------------------------------------------------------------
   INTEREST-BEARING DEPOSITS:
-------------------------------------------------------------------------------------------
     CHECKING                                                        145,490       142,676
-------------------------------------------------------------------------------------------
     SAVINGS                                                          64,772        73,998
-------------------------------------------------------------------------------------------
     MONEY MARKET ACCOUNTS                                           377,544       366,874
-------------------------------------------------------------------------------------------
     CERTIFICATES OF DEPOSIT OVER $100,000                           155,410       126,014
-------------------------------------------------------------------------------------------
     CERTIFICATES OF DEPOSIT LESS THAN $100,000                      237,785       238,655
-------------------------------------------------------------------------------------------
       TOTAL DEPOSITS                                              1,180,267     1,144,736
-------------------------------------------------------------------------------------------
OVERNIGHT BORROWINGS                                                  15,650            --
-------------------------------------------------------------------------------------------
FEDERAL HOME LOAN BANK ADVANCES                                       29,169        23,964
-------------------------------------------------------------------------------------------
ACCRUED EXPENSES AND OTHER LIABILITIES                                14,461        15,913
-------------------------------------------------------------------------------------------
     TOTAL LIABILITIES                                             1,239,547     1,184,613
-------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
COMMON STOCK (NO PAR VALUE; STATED VALUE $0.83 PER SHARE;
   AUTHORIZED 20,000,000 SHARES; ISSUED SHARES, 8,577,446 AT
   DECEMBER 31, 2007 AND 8,497,463 AT DECEMBER 31, 2006;
   OUTSTANDING SHARES, 8,304,486 AT DECEMBER 31, 2007 AND
   8,270,973 AT DECEMBER 31, 2006)                                     7,148         7,081
-------------------------------------------------------------------------------------------
SURPLUS                                                               90,677        89,372
-------------------------------------------------------------------------------------------
TREASURY STOCK AT COST, 272,960 SHARES IN 2007 AND 226,490
   SHARES IN 2006                                                     (6,255)       (4,999)
-------------------------------------------------------------------------------------------
RETAINED EARNINGS                                                     21,750        15,038
-------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE Loss,
   NET OF INCOME TAX BENEFIT                                          (5,891)       (2,729)
-------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                      107,429       103,763
-------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 1,346,976   $ 1,288,376
===========================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

                                                           YEARS ENDED DECEMBER 31,

(IN THOUSANDS, EXCEPT PER SHARE DATA)                      2007       2006        2005
---------------------------------------------------------------------------------------
INTEREST INCOME
INTEREST AND FEES ON LOANS                             $ 55,906   $ 49,510   $  38,559
---------------------------------------------------------------------------------------
INTEREST ON INVESTMENT SECURITIES
   HELD TO MATURITY:
   TAXABLE                                                  848      1,068       1,591
---------------------------------------------------------------------------------------
   TAX-EXEMPT                                             1,062      1,344       1,188
---------------------------------------------------------------------------------------
INTEREST AND DIVIDENDS ON SECURITIES
   AVAILABLE FOR SALE:
   TAXABLE                                               12,859     14,789      13,619
---------------------------------------------------------------------------------------
   TAX-EXEMPT                                               982        349         358
---------------------------------------------------------------------------------------
INTEREST ON FEDERAL FUNDS SOLD                              656        146          73
---------------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                    39         61          26
---------------------------------------------------------------------------------------
   TOTAL INTEREST INCOME                                 72,352     67,267      55,414
---------------------------------------------------------------------------------------
INTEREST EXPENSE
---------------------------------------------------------------------------------------
INTEREST ON CHECKING ACCOUNTS                             1,076      1,044       2,192
---------------------------------------------------------------------------------------
INTEREST ON SAVINGS AND MONEY MARKET ACCOUNTS            15,166     12,522       6,304
---------------------------------------------------------------------------------------
INTEREST ON CERTIFICATES OF DEPOSIT OVER $100,000         7,134      5,406       2,678
---------------------------------------------------------------------------------------
INTEREST ON OTHER CERTIFICATES OF DEPOSIT                11,870     10,099       5,931
---------------------------------------------------------------------------------------
INTEREST ON OVERNIGHT AND SHORT-TERM BORROWINGS             272      4,305       1,879
---------------------------------------------------------------------------------------
INTEREST ON FEDERAL HOME LOAN BANK ADVANCES                 965      1,068       1,139
---------------------------------------------------------------------------------------
   TOTAL INTEREST EXPENSE                                36,483     34,444      20,123
---------------------------------------------------------------------------------------
      NET INTEREST INCOME BEFORE PROVISION
         FOR LOAN LOSSES                                 35,869     32,823      35,291
---------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                   750        414         391
---------------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION
         FOR LOAN LOSSES                                 35,119     32,409      34,900
---------------------------------------------------------------------------------------
OTHER INCOME
TRUST FEES                                                9,563      8,367       7,640
---------------------------------------------------------------------------------------
SERVICE CHARGES AND FEES                                  2,350      2,310       2,220
---------------------------------------------------------------------------------------
BANK OWNED LIFE INSURANCE                                   900        837         802
---------------------------------------------------------------------------------------
OTHER INCOME                                                976        534         282
---------------------------------------------------------------------------------------
SECURITIES GAINS/(LOSSES), NET                              254     (1,781)        551
---------------------------------------------------------------------------------------
   TOTAL OTHER INCOME                                    14,043     10,267      11,495
---------------------------------------------------------------------------------------
OTHER EXPENSES
SALARIES AND EMPLOYEE BENEFITS                           17,511     15,698      14,682
---------------------------------------------------------------------------------------
PREMISES AND EQUIPMENT                                    7,761      6,909       6,705
---------------------------------------------------------------------------------------
PROFESSIONAL AND LEGAL FEES                               1,124        833         565
---------------------------------------------------------------------------------------
ADVERTISING                                                 892        732         936
---------------------------------------------------------------------------------------
OTHER EXPENSES                                            4,799      4,773       4,604
---------------------------------------------------------------------------------------
   TOTAL OTHER EXPENSES                                  32,087     28,945      27,492
---------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE                         17,075     13,731      18,903
---------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                        5,213      3,505       5,773
---------------------------------------------------------------------------------------
      NET INCOME                                       $ 11,862   $ 10,226   $  13,130
---------------------------------------------------------------------------------------
EARNINGS PER SHARE
---------------------------------------------------------------------------------------
   BASIC                                               $   1.43   $   1.24   $    1.58
---------------------------------------------------------------------------------------
   DILUTED                                                 1.42       1.22        1.56
=======================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

                                                                                                ACCUMULATED
                                                                                                      OTHER
                                                  COMMON                TREASURY   RETAINED   COMPREHENSIVE
(IN THOUSANDS, EXCEPT PER SHARE DATA)              STOCK    SURPLUS        STOCK   EARNINGS          INCOME      TOTAL
-----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2004
   8,246,042 SHARES OUTSTANDING                  $ 6,994   $ 87,991   $   (2,867)  $  1,113        $  1,438   $ 94,669
-----------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
   NET INCOME 2005                                                                   13,130                     13,130
   UNREALIZED HOLDING LOSSES ON
      SECURITIES ARISING DURING THE PERIOD
      (NET OF INCOME TAX BENEFIT OF $2,504)                                                          (4,037)
   LESS: RECLASSIFICATION ADJUSTMENT FOR
      GAINS INCLUDED IN NET INCOME (NET OF
      INCOME TAX OF $193)                                                                               358
                                                                                                   --------
   NET UNREALIZED HOLDING LOSSES ON
      SECURITIES ARISING DURING THE PERIOD
      (NET OF INCOME TAX BENEFIT OF $2,697)                                                          (4,395)    (4,395)
                                                                                                              --------
TOTAL COMPREHENSIVE INCOME                                                                                       8,735
DIVIDENDS DECLARED ($0.50 PER SHARE)                                                 (4,143)                    (4,143)
COMMON STOCK OPTIONS
   EXERCISED AND RELATED
   TAX BENEFITS, 68,673 SHARES                        67        982                                              1,049
TREASURY STOCK TRANSACTIONS,
   41,420 SHARES                                                          (1,155)                               (1,155)
-----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2005
   8,284,715 SHARES OUTSTANDING                  $ 7,061   $ 88,973   $   (4,022)  $ 10,100        $ (2,957)  $ 99,155
-----------------------------------------------------------------------------------------------------------------------
CUMULATIVE EFFECT ADJUSTMENT RESULTING
   FROM THE ADOPTION OF
   SAB No. 108 (NET OF INCOME TAX
      BENEFIT OF $341)                                                                 (494)                      (494)
-----------------------------------------------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 2006, AS ADJUSTED          $ 7,061   $ 88,973   $   (4,022)  $  9,606        $ (2,957)  $ 98,661
-----------------------------------------------------------------------------------------------------------------------

                                                                                                            ACCUMULATED
                                                                                                                  OTHER
                                                               COMMON              TREASURY    RETAINED   COMPREHENSIVE
(IN THOUSANDS, EXCEPT PER SHARE DATA)                           STOCK    SURPLUS      STOCK    EARNINGS          INCOME       TOTAL
------------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
   NET INCOME 2006                                                                               10,226                      10,226
   UNREALIZED HOLDING GAINS ON
      SECURITIES ARISING DURING THE PERIOD (NET
      OF INCOME TAX BENEFIT OF $398)                                                                                416
   LESS: RECLASSIFICATION ADJUSTMENT FOR LOSSES
      INCLUDED IN NET INCOME (NET OF INCOME TAX OF $623)                                                         (1,158)
                                                                                                               --------
   NET UNREALIZED HOLDING GAINS ON SECURITIES ARISING
      DURING THE PERIOD (NET OF INCOME TAX BENEFIT
      OF $1,021)                                                                                                  1,574       1,574
                                                                                                                          ---------
TOTAL COMPREHENSIVE INCOME                                                                                                   11,800
ADJUSTMENT TO INITIALLY APPLY
   FAS STATEMENT 158 (NET OF TAX BENEFIT OF $929)                                                                (1,346)     (1,346)
DIVIDENDS DECLARED ($0.58 PER SHARE)                                                             (4,794)                     (4,794)
COMMON STOCK OPTION EXPENSE                                                   59                                                 59
EXERCISED AND RELATED TAX BENEFITS, 13,742 SHARES                  20        340                                                360
TREASURY STOCK TRANSACTIONS 37,484 SHARES                                              (977)                                   (977)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2006
   8,270,973 SHARES OUTSTANDING                               $ 7,081   $ 89,372   $ (4,999)  $  15,038        $ (2,729)  $ 103,763
------------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
   NET INCOME 2007                                                                               11,862                      11,862
UNREALIZED HOLDING LOSSES ON SECURITIES ARISING DURING
   THE PERIOD (NET OF INCOME TAX BENEFIT OF $2,110)                                                              (3,076)
   LESS: RECLASSIFICATION ADJUSTMENT FOR GAINS INCLUDED
      IN NET INCOME (NET OF INCOME TAX OF $89)                                                                      165
                                                                                                               --------
NET UNREALIZED HOLDING LOSSES ON SECURITIES ARISING
   DURING THE PERIOD (NET OF INCOME TAX BENEFIT
   OF $2,199)                                                                                                    (3,241)     (3,241)
PENSION COSTS (NET OF TAX OF $54)                                                                                    79          79
                                                                                                                          ----------
TOTAL COMPREHENSIVE INCOME                                                                                                    8,700
DIVIDENDS DECLARED ($0.62 PER SHARE)                                                             (5,150)                     (5,150)
COMMON STOCK OPTION EXPENSE                                                  203                                                203
EXERCISED AND RELATED TAX BENEFITS, 79,983 SHARES                  67      1,102                                              1,169
TREASURY STOCK TRANSACTIONS, 46,470 SHARES                                           (1,256)                                 (1,256)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2007
   8,304,486 SHARES OUTSTANDING                               $ 7,148   $ 90,677   $ (6,255)  $  21,750        $ (5,891)  $ 107,429
====================================================================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                      2007         2006        2005
-----------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
NET INCOME                                                       $   11,862   $  10,226   $   13,130
-----------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION                                                          2,254       2,068        1,991
-----------------------------------------------------------------------------------------------------
AMORTIZATION OF PREMIUM AND ACCRETION OF DISCOUNT ON
   SECURITIES, NET                                                      313         498        1,009
-----------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                               750         414          391
-----------------------------------------------------------------------------------------------------
STOCK-BASED COMPENSATION                                                203          59           --
-----------------------------------------------------------------------------------------------------
DEFERRED TAX EXPENSE/(BENEFIT)                                          256      (1,786)      (2,008)
-----------------------------------------------------------------------------------------------------
(GAIN)/LOSS ON SALE OF SECURITIES, NET                                 (254)      1,781         (298)
-----------------------------------------------------------------------------------------------------
GAIN ON LOANS SOLD                                                       (3)         (3)         (13)
-----------------------------------------------------------------------------------------------------
GAIN ON DISPOSAL OF PREMISES AND EQUIPMENT                             (548)        (15)         (28)
-----------------------------------------------------------------------------------------------------
INCREASE IN CASH SURRENDER VALUE OF LIFE INSURANCE                     (785)       (732)        (704)
-----------------------------------------------------------------------------------------------------
DECREASE/(INCREASE) IN ACCRUED INTEREST RECEIVABLE                       59        (353)        (453)
-----------------------------------------------------------------------------------------------------
(INCREASE)/DECREASE IN OTHER ASSETS                                    (559)      2,434       (2,305)
-----------------------------------------------------------------------------------------------------
(DECREASE)/INCREASE IN ACCRUED EXPENSES AND
   OTHER LIABILITIES                                                 (1,407)      7,767        3,792
-----------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                         12,141      22,358       14,504
-----------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
PROCEEDS FROM MATURITIES OF INVESTMENT SECURITIES
   HELD TO MATURITY                                                  16,435      32,505       35,119
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES
   AVAILABLE FOR SALE                                                60,804      66,093       51,383
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM CALLS OF INVESTMENT SECURITIES
   HELD TO MATURITY                                                     150      11,996        5,685
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES AND CALLS OF SECURITIES
AVAILABLE FOR SALE                                                   16,086      60,330       42,225
-----------------------------------------------------------------------------------------------------
PURCHASE OF INVESTMENT SECURITIES HELD TO MATURITY                   (6,654)     (9,722)     (32,000)
-----------------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE,
   INCLUDING FHLB AND FRB STOCK                                     (37,345)    (82,569)     (88,569)
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM SALES OF LOANS                                          3,701         622        2,316
-----------------------------------------------------------------------------------------------------
PURCHASE OF LOANS                                                        --     (26,774)    (191,842)
-----------------------------------------------------------------------------------------------------
NET INCREASE IN LOANS                                              (114,743)    (75,549)      (6,772)
-----------------------------------------------------------------------------------------------------
PURCHASES OF PREMISES AND EQUIPMENT                                  (4,544)     (4,715)      (3,259)
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM DISPOSAL OF PREMISES AND EQUIPMENT                        661          15           47
-----------------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                            (65,449)    (27,768)    (185,667)
-----------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
NET INCREASE IN DEPOSITS                                             35,531     102,740      106,330
-----------------------------------------------------------------------------------------------------
NET INCREASE IN OVERNIGHT BORROWINGS                                 15,650          --           --
-----------------------------------------------------------------------------------------------------
NET (DECREASE)/INCREASE IN SHORT-TERM BORROWINGS                         --     (77,500)      77,500
-----------------------------------------------------------------------------------------------------
PROCEEDS FROM FHLB ADVANCES                                          11,000          --           --
-----------------------------------------------------------------------------------------------------
REPAYMENTS OF FHLB ADVANCES                                          (5,795)     (7,741)      (1,689)
-----------------------------------------------------------------------------------------------------
DIVIDENDS PAID                                                       (5,062)     (4,713)      (3,891)
-----------------------------------------------------------------------------------------------------
TAX BENEFIT ON STOCK OPTION EXERCISES                                    93          29          347
-----------------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                             1,076         331          702
-----------------------------------------------------------------------------------------------------
PURCHASE OF TREASURY STOCK                                           (1,256)       (977)      (1,155)
-----------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                         51,237      12,169      178,144
-----------------------------------------------------------------------------------------------------
   NET (DECREASE)/INCREASE IN CASH AND
      CASH EQUIVALENTS                                               (2,071)      6,759        6,981
-----------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       30,258      23,499       16,518
-----------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   28,187   $  30,258   $   23,499
-----------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
-----------------------------------------------------------------------------------------------------
   INTEREST                                                      $   34,578   $  32,857   $   18,399
-----------------------------------------------------------------------------------------------------
   INCOME TAXES                                                       4,527       2 222        8,307
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

SEGMENT INFORMATION: Substantially all of the Corporation's business is conducted through its banking subsidiary and involves the delivery of loan and deposit products and trust services to customers. The Corporation makes operating decisions and assesses performance based on an ongoing review of these banking operations, which constitute the only operating segment for financial reporting.

CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, interest-earning deposits and federal funds sold. Generally, federal funds are sold for one-day periods. Net cash flows are reported for customer loan and deposit transactions and federal funds purchased and overnight funds.

SECURITIES: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

      Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

      Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses and results in a new cost basis being established. In estimating other-than-temporary losses, management considers the length of time and extent that fair value has been less than cost; the financial condition and near-term prospects of the issuer; and the Corporation's ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

FEDERAL HOME LOAN BANK (FHLB) AND FEDERAL RESERVE BANK (FRB) STOCK: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock, based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security and periodically evaluated for impairment based on ultimate recovery of par value. Cash dividends are reported as income.

      The Bank is also a member of the Federal Reserve Bank and required to own a certain amount of stock. FRB stock is carried at cost and classified as a restricted security. Cash dividends are reported as income.

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

BANK OWNED LIFE INSURANCE (BOLI): The Bank has purchased life insurance policies on certain key executives. BOLI is recorded at its cash surrender value, which is the amount that can be realized.

      The FASB Emerging Issues Task Force (EITF) finalized Issue No. 06-4, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements" (EITF 06-4) in September 2006. EITF 06-4 requires that a liability be recorded during the service period when a split-dollar life insurance agreement continues after participants' employment or retirement. The required accrued liability will be based on either the post-employment benefit cost for the continuing life insurance or based on the future death benefit depending on the contractual terms of the underlying agreement. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Corporation adopted EITF 06-4 on January 1, 2008, which resulted in a cumulative-effect adjustment decreasing retained earnings and increasing liabilities by $449 thousand as of January 1, 2008.

      In September 2006, the FASB EITF finalized Issue No. 06-5, "Accounting for Purchases of Life Insurance - Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4 (Accounting for Purchases of Life Insurance)" (EITF 06-5). EITF 06-5 requires that a policyholder consider contractual terms of a life insurance policy in determining the amount that could be realized under the insurance contract. EITF 06-5 also requires that if the contract provides for a greater surrender value if all individual policies in a group are surrendered at the same time, that the surrender value be determined based on the assumption that policies will be surrendered on an individual basis. Lastly, EITF 06-5 discusses whether the cash surrender value should be discounted when the policyholder is contractually limited in its ability to surrender a policy. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The adoption of EITF 06-5 did not have a material impact on the financial statements.

OTHER REAL ESTATE OWNED: Other real estate owned is carried at fair value minus estimated costs to sell, based on an independent appraisal. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the valuation allowance on other real estate owned or to other expense. The Corporation had no other real estate owned as of December 31, 2007 and 2006.

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

      The Corporation adopted FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes," (FIN 48), as of January 1, 2007. A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50 percent likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The adoption had no affect on the Corporation's financial statements.

      The Corporation is no longer subject to examination by the U.S. federal tax authorities for years prior to 2004 or by New Jersey tax authorities for years prior to 2003.

      The Corporation recognizes interest and/or penalties related to income tax matters in income tax expense.

      In February 2006, the State of New Jersey Division of Taxation adopted new regulations relating to the dividends paid by Real Estate Investment Trusts
(REIT). Dividends received from a REIT are now ineligible for inclusion in the dividends received deduction for corporations. This regulation applies to dividends paid on or after February 6, 2006. This new regulation did not have a material impact on the Corporation's financial condition or results of operations during 2006; however, tax expense increased in 2007 as a result of this regulation.

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

      Effective December 31, 2006, the Corporation adopted FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" (Statement No. 158), which requires employers to recognize on their balance sheets the funded status of pension and other postretirement benefit plans. Statement 158 will also require fiscal-year-end measurements of plan assets and benefit obligations, eliminating the use of earlier measurement dates currently permissible. The new measurement-date requirement will not be effective until fiscal years ending after December 15, 2008 and the Corporation will comply with this requirement at that time. Statement 158 amends Statements 87, 88, 106 and 132R, but retains most of their measurement and disclosure guidance and will not change the amounts recognized in the income statement as net periodic benefit cost. The Corporation recorded $2.3 million as unfunded pension benefit obligation at December 31, 2006. Provisions related to changes in funded status were adopted in 2007 and provisions related to the measurement date will be adopted in 2008.

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

      Effective January 1, 2006, the Corporation adopted FASB Statement No. 123R, "Share-based Payment," (Statement 123R), using the modified prospective transition method. Accordingly, the Corporation has recorded stock-based employee compensation cost using the fair value method starting in 2006. In 2007 and 2006, the Corporation recorded stock-based compensation expense of $203 thousand and $59 thousand, respectively.

      Prior to January 1, 2006, the Corporation reported employee compensation expense for its stock option plans using the intrinsic value method; therefore, no stock-based compensation cost is reflected in net income for the year ended December 31, 2005, as all options granted had an exercise price equal to the market value of their underlying common stock on the date of grant. Stock-based compensation cost, net of related tax effects, would have been $1.6 million under Statement 123R for the year ended December 31, 2005.

      The following table illustrates the effect on net income and earnings per share for the years ended December 31, 2005 as if the Corporation had applied the fair value recognition provisions of Statement 123R, to stock-based employee compensation in that year.

(IN THOUSANDS EXCEPT PER SHARE DATA)                                       2005
--------------------------------------------------------------------------------
NET INCOME:
   AS REPORTED                                                         $ 13,130
--------------------------------------------------------------------------------
   LESS: TOTAL STOCK-BASED COMPENSATION
      EXPENSE DETERMINED UNDER THE FAIR VALUE BASED
      METHOD ON ALL STOCK OPTIONS, NET OF RELATED
      TAX EFFECTS                                                         1,603
--------------------------------------------------------------------------------
   PRO FORMA                                                           $ 11,527
================================================================================
EARNINGS PER SHARE:
   As REPORTED:
      BASIC                                                            $   1.58
--------------------------------------------------------------------------------
      DILUTED                                                              1.56
--------------------------------------------------------------------------------
   PRO FORMA:
      BASIC                                                            $   1.39
--------------------------------------------------------------------------------
      DILUTED                                                              1.37
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

      The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2007, 2006 and 2005:

(IN THOUSANDS EXCEPT PER SHARE DATA)                 2007          2006          2005
--------------------------------------------------------------------------------------
NET INCOME                                    $    11,862   $    10,226   $    13,130
--------------------------------------------------------------------------------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING       8,299,271     8,268,226     8,286,926
--------------------------------------------------------------------------------------
PLUS: COMMON STOCK EQUIVALENTS                     69,754       102,095       116,348
--------------------------------------------------------------------------------------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     8,369,026     8,370,321     8,403,274
======================================================================================
EARNINGS PER SHARE:
BASIC                                         $      1.43   $      1.24   $      1.58
--------------------------------------------------------------------------------------
DILUTED                                              1.42          1.22          1.56
--------------------------------------------------------------------------------------

      Stock options for 375,638, 317,209 and 325,814 were not considered in computing diluted earnings per share for 2007, 2006 and 2005, respectively, because they were antidilutive.

TREASURY STOCK: Treasury stock is recorded using the cost method and is presented as an unallocated reduction of shareholders' equity.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and the change during the period in net unrealized gains (losses) on securities available for sale, net of tax, and is presented in the consolidated statements of changes in shareholders' equity.

NEW ACCOUNTING POLICIES: In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (Statement No. 159). Statement No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. Statement No. 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.
Statement No. 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement No. 157. The adoption of Statement No. 159 did not have a material impact on its financial statements.

      In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" (Statement No. 157). Statement No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Statement No. 157 establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The standard is effective for fiscal years beginning after November 15, 2007. The adoption of Statement No. 157 did not have a material impact on its financial statements.

RECLASSIFICATION: Certain reclassifications have been made in the prior periods' financial statements in order to conform to the 2007 presentation.

2. INVESTMENT SECURITIES HELD TO MATURITY

      A summary of amortized cost and approximate market value of investment securities held to maturity included in the consolidated statements of condition as of December 31, 2007 and 2006 follows:

                                                     2007
                                                    GROSS        GROSS   APPROXIMATE
                                   AMORTIZED   UNREALIZED   UNREALIZED          FAIR
(IN THOUSANDS)                          COST        GAINS       LOSSES         VALUE
-------------------------------------------------------------------------------------
U.S. TREASURY                       $    500        $  14       $   --      $    514
-------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES            13,196           84          (88)       13,192
-------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS      31,443           58         (137)       31,364
-------------------------------------------------------------------------------------
   TOTAL                            $ 45,139        $ 156       $ (225)     $ 45,070
=====================================================================================

                                                     2006
                                                    GROSS        GROSS   APPROXIMATE
                                   AMORTIZED   UNREALIZED   UNREALIZED          FAIR
(IN THOUSANDS)                          COST        GAINS       LOSSES         VALUE
-------------------------------------------------------------------------------------
U.S. TREASURY                       $  1,000        $   2       $   (1)     $  1,001
-------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES            17,350           60         (245)       17,165
-------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS      36,815           29         (487)       36,357
-------------------------------------------------------------------------------------
   TOTAL                            $ 55,165        $  91       $ (733)     $ 54,523
=====================================================================================

      The amortized cost and approximate fair value of investment securities held to maturity as of December 31, 2007, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties. Securities not due at a single maturity, mortgage-backed securities, are shown separately.

MATURING IN:                                                        APPROXIMATE
(IN THOUSANDS)                                     AMORTIZED COST    FAIR VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                         $ 10,648     $  10,604
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                          19,945        19,897
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                          1,350         1,377
--------------------------------------------------------------------------------
                                                           31,943        31,878
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                                 13,196        13,192
--------------------------------------------------------------------------------
   TOTAL                                                 $ 45,139     $  45,070
================================================================================

      Securities having an approximate carrying value of $300 thousand as of December 31, 2007 and 2006 were pledged to secure public funds and for other purposes required or permitted by law.

      The following table presents the Corporation's investment securities held to maturity with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2007 and 2006.

                                                                          2007
                                                              DURATION OF UNREALIZED LOSS
                                      LESS THAN 12 MONTHS         12 MONTHS OR LONGER                  TOTAL
---------------------------------------------------------------------------------------------------------------------
                                   APPROXIMATE                 APPROXIMATE                   APPROXIMATE
                                          FAIR   UNREALIZED           FAIR      UNREALIZED          FAIR   UNREALIZED
(IN THOUSANDS)                           VALUE       LOSSES          VALUE          LOSSES         VALUE       LOSSES
---------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES             $ 1,235        $  (2)      $  6,025          $  (86)     $  7,260      $  (88)
---------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         5,449          (30)        15,634            (107)       21,083        (137)
---------------------------------------------------------------------------------------------------------------------
   TOTAL                               $ 6,684        $ (32)      $ 21,659          $ (193)     $ 28,343      $ (225)
=====================================================================================================================

                                                                          2006
                                                              DURATION OF UNREALIZED LOSS
                                      LESS THAN 12 MONTHS         12 MONTHS OR LONGER                  TOTAL
---------------------------------------------------------------------------------------------------------------------
                                   APPROXIMATE                 APPROXIMATE                   APPROXIMATE
                                          FAIR   UNREALIZED           FAIR      UNREALIZED          FAIR   UNREALIZED
(IN THOUSANDS)                           VALUE       LOSSES          VALUE          LOSSES         VALUE       LOSSES
---------------------------------------------------------------------------------------------------------------------
U.S TREASURY                           $   --         $  --       $    499         $    (1)     $    499      $   (1)
---------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES               1,298          (14)         9,202            (231)       10,500        (245)
---------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS         7,753          (30)        24,850            (457)       32,603        (487)
---------------------------------------------------------------------------------------------------------------------
   TOTAL                               $ 9,051        $ (44)      $ 34,551         $  (689)     $ 43,602      $ (733)
=====================================================================================================================

      Management has determined that these unrealized losses on debt securities are temporary and due to interest rate fluctuations rather than the credit ratings of the issuers. The Corporation has a policy to purchase only from issuers with an investment grade credit rating and monitors credit ratings periodically.

      The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases and recent volatile market conditions in the mortgage-backed securities market. These securities are all rated AAA. The Corporation has the ability and intent to hold these securities for a period of time sufficient to recover all gross unrealized losses.

3. SECURITIES AVAILABLE FOR SALE

      A summary of amortized cost and approximate fair value of securities available for sale included in the consolidated statements of condition as of December 31, 2007 and 2006 follows:

                                                           2007
                                                      GROSS        GROSS   APPROXIMATE
                                     AMORTIZED   UNREALIZED   UNREALIZED          FAIR
(IN THOUSANDS)                            COST        GAINS       LOSSES         VALUE
---------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES   $  23,999         $ 60      $    (7)     $ 24,052
---------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES             119,073          204         (784)      118,493
---------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS        24,926          192         (495)       24,623
---------------------------------------------------------------------------------------
OTHER SECURITIES                        76,631          349       (7,204)       69,776
---------------------------------------------------------------------------------------
   TOTAL                             $ 244,629         $805      $(8,490)     $236,944
=======================================================================================

                                                           2006
                                         GROSS        GROSS                APPROXIMATE
                                     AMORTIZED   UNREALIZED   UNREALIZED          FAIR
(IN THOUSANDS)                            COST        GAINS       LOSSES         VALUE
---------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES    $ 57,265       $   46      $  (489)     $ 56,822
---------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES             143,680           25       (2,969)      140,736
---------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS        22,998           99          (10)       23,087
---------------------------------------------------------------------------------------
OTHER SECURITIES                        61,179        1,293         (239)       62,233
---------------------------------------------------------------------------------------
   TOTAL                              $285,122       $1,463      $(3,707)     $282,878
=======================================================================================

      The amortized cost and approximate fair value of securities available for sale as of December 31, 2007, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

MATURING IN:                                                        APPROXIMATE
(IN THOUSANDS)                                     AMORTIZED COST    FAIR VALUE
--------------------------------------------------------------------------------
ONE YEAR OR LESS                                         $ 10,499      $ 10,503
--------------------------------------------------------------------------------
AFTER ONE YEAR THROUGH FIVE YEARS                          19,509        19,506
--------------------------------------------------------------------------------
AFTER FIVE YEARS THROUGH TEN YEARS                          2,768         2,900
--------------------------------------------------------------------------------
AFTER TEN YEARS                                            88,673        81,511
--------------------------------------------------------------------------------
                                                          121,449       114,420
--------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                                119,073       118,493
--------------------------------------------------------------------------------
MARKETABLE EQUITY SECURITIES                                4,107         4,031
--------------------------------------------------------------------------------
   TOTAL                                                 $244,629      $236,944
================================================================================

      Securities having an approximate carrying value of $17.5 million and $9.5 million as of December 31, 2007 and December 31, 2006, respectively, were pledged to secure public funds and for other purposes required or permitted by law.

      Gross gains on sales of securities of $498 thousand, $83 thousand and $443 thousand and gross losses on sales of securities of $272 thousand, $1.9 million and $145 thousand were realized in 2007, 2006 and 2005, respectively. In 2007, the Corporation recognized $28 thousand in gains on the non-monetary exchange of equity securities. Also, the Corporation recognized $253 thousand in gains on the non-monetary exchange of equity securities in 2005.

      The  following  table  presents  the  Corporation's   available  for  sale
securities with continuous unrealized losses and the approximate fair value of these investments.

                                                                         2007
                                                              DURATION OF UNREALIZED LOSS
                                        LESS THAN 12 MONTHS       12 MONTHS OR LONGER               TOTAL
-------------------------------------------------------------------------------------------------------------------
                                     APPROXIMATE               APPROXIMATE                APPROXIMATE
                                            FAIR   UNREALIZED         FAIR   UNREALIZED          FAIR   UNREALIZED
(IN THOUSANDS)                             VALUE       LOSSES        VALUE       LOSSES         VALUE       LOSSES
-------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES       $    --      $    --      $ 1,491      $    (7)     $  1,491      $    (7)
-------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                14,492          (57)      59,266         (727)       73,758         (784)
-------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS          16,363         (491)         328           (4)       16,691         (495)
-------------------------------------------------------------------------------------------------------------------
OTHER SECURITIES                          53,297       (6,310)       3,459         (538)       56,756       (6,848)
-------------------------------------------------------------------------------------------------------------------
MARKETABLE EQUITY SECURITIES               2,350         (309)         176          (47)        2,526         (356)
-------------------------------------------------------------------------------------------------------------------
   TOTAL                                 $86,502      $(7,167)     $64,720      $(1,323)     $151,222      $(8,490)
===================================================================================================================

                                                                         2006
                                                              DURATION OF UNREALIZED LOSS
                                        LESS THAN 12 MONTHS       12 MONTHS OR LONGER               TOTAL
-------------------------------------------------------------------------------------------------------------------
                                     APPROXIMATE               APPROXIMATE                APPROXIMATE
                                            FAIR   UNREALIZED         FAIR   UNREALIZED          FAIR   UNREALIZED
(IN THOUSANDS)                             VALUE       LOSSES        VALUE       LOSSES         VALUE       LOSSES
-------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT-SPONSORED AGENCIES       $ 2,985        $ (14)   $  41,775      $  (475)     $ 44,760      $  (489)
-------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES                18,905         (123)     113,178       (2,846)      132,083       (2,969)
-------------------------------------------------------------------------------------------------------------------
STATE AND POLITICAL SUBDIVISIONS              --           --          328          (10)          328          (10)
-------------------------------------------------------------------------------------------------------------------
OTHER SECURITIES                          11,128          (78)       3,401          (99)       14,529         (177)
-------------------------------------------------------------------------------------------------------------------
MARKETABLE EQUITY SECURITIES                 437          (40)         174          (22)          611          (62)
-------------------------------------------------------------------------------------------------------------------
   TOTAL                                 $33,455        $(255)   $ 158,856      $(3,452)     $192,311      $(3,707)
===================================================================================================================

      Management has determined that these unrealized losses on debt securities are temporary and due to interest rate fluctuations and volatility rather than the credit ratings of the issuers. The Corporation has a policy to purchase debt securities only from issuers with an investment grade credit rating and monitors credit ratings periodically.

      The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases and recent volatile market conditions in the mortgage-backed securities market. These securities are all rated AAA. The Corporation has the ability and intent to hold these securities for a period of time sufficient to recover all gross unrealized losses.

      The investments in the other securities category consist primarily of pools of trust preferred securities. Most of these securities are adjustable with the rate resetting on a quarterly basis. These securities were investment grade at the time of purchase and remain investment grade at this time. The securities continue to perform according to their contractual terms and all interest payments are current. The Corporation has the ability and intent to hold these investments until a market recovery or maturity. Accordingly, the Corporation has not recognized any other-than-temporary impairment on these securities.

      The sale of investment securities at a loss during the restructuring initiative undertaken in 2006 does not change management's assertion that the Bank has the ability and intent to hold temporarily impaired securities to recovery. The Bank's Asset/Liability Committee decided to execute a restructuring of the investment portfolio as a result of the unusual interest rate environment, an inverted yield curve. The transaction was executed in reaction to changes in market conditions to improve performance, reduce leverage and reduce interest rate risk. Management's decision on the total amount of the program was driven by the goal of reducing the overnight borrowings position substantially.

4. LOANS

      Loans outstanding as of December 31, consisted of the following:

(IN THOUSANDS)                                                  2007       2006
--------------------------------------------------------------------------------
RESIDENTIAL MORTGAGE                                        $497,016   $498,079
--------------------------------------------------------------------------------
COMMERCIAL MORTGAGE                                          237,316    165,652
--------------------------------------------------------------------------------
COMMERCIAL LOANS                                             129,747    107,357
--------------------------------------------------------------------------------
CONSTRUCTION LOANS                                            60,589     44,764
--------------------------------------------------------------------------------
CONSUMER LOANS                                                37,264     35,836
--------------------------------------------------------------------------------
OTHER LOANS                                                   19,248     18,465
--------------------------------------------------------------------------------
   TOTAL                                                    $981,180   $870,153
================================================================================

      Included in the totals above for December 31, 2007 is $3.4 million of unamortized discount and $2.8 million of deferred origination costs net of deferred origination fees as compared to $3.3 million of unamortized discount and $3.1 million of deferred origination costs net of deferred origination fees for December 31, 2006.

      Non-accrual loans totaled $2.1 million and $1.9 million at December 31, 2007 and 2006, respectively. At December 31, 2007 there were no loans past due 90 days or more and still accruing interest. At December 31, 2006 there were $197 thousand of loans past due 90 days or more and still accruing interest.

      At December 31, 2007, the impaired loan portfolio consisted of four commercial loans for $1.8 million for which there was $111 thousand of specific allocation in the allowance for loan losses. At December 31, 2006, the impaired loan portfolio consisted of two commercial loans for $1.5 million for which there was $378 thousand of specific allocation in the allowance for loan losses. At December 31, 2005 there were no impaired loans. At December 31, 2007, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

(IN THOUSANDS)                                              2007   2006    2005
--------------------------------------------------------------------------------
AVERAGE OF INDIVIDUALLY IMPAIRED
 LOANS DURING YEAR                                        $4,686    $12    $ --
--------------------------------------------------------------------------------
INTEREST INCOME RECOGNIZED DURING IMPAIRMENT                 341     --      --
--------------------------------------------------------------------------------
CASH-BASIS INTEREST INCOME RECOGNIZED                        341     --      --
--------------------------------------------------------------------------------

      In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates. These loans are subject to the Corporation's normal lending policy and Federal Reserve Bank Regulation O. All loans are currently performing.

      The following table shows the changes in loans to officers, directors or their associates:

(IN THOUSANDS)                                                 2007       2006
--------------------------------------------------------------------------------
BALANCE BEGINNING OF YEAR                                   $ 2,907   $  1,949
--------------------------------------------------------------------------------
NEW LOANS                                                     2,706      2,182
--------------------------------------------------------------------------------
REPAYMENTS                                                   (1,240)    (1,224)
--------------------------------------------------------------------------------
BALANCE AT END OF YEAR                                      $ 4,373   $  2,907
================================================================================

5. ALLOWANCE FOR LOAN LOSSES

      A summary of changes in the allowance for loan losses for the years indicated follows:

                                                      YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                       2007      2006       2005
--------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                         $6,768   $ 6,378   $  5,989
--------------------------------------------------------------------------------
PROVISION CHARGED TO EXPENSE                          750       414        391
--------------------------------------------------------------------------------
LOANS GHARGED-OFF                                     (23)      (26)       (16)
--------------------------------------------------------------------------------
RECOVERIES                                              5         2         14
--------------------------------------------------------------------------------
BALANCE, END OF YEAR                               $7,500   $ 6,768   $  6,378
================================================================================

6. PREMISES AND EQUIPMENT

      Premises and equipment as of December 31, follows:

(IN THOUSANDS)                                                 2007       2006
--------------------------------------------------------------------------------
LAND                                                        $ 6,027   $  5,154
--------------------------------------------------------------------------------
BUILDINGS                                                    11,316      8,612
--------------------------------------------------------------------------------
FURNITURE AND EQUIPMENT                                      16,268     15,545
--------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                                        8,284      8,246
--------------------------------------------------------------------------------
PROJECTS IN PROGRESS                                          2,586      3,276
--------------------------------------------------------------------------------
                                                             44,481     40,833
--------------------------------------------------------------------------------
LESS: ACCUMULATED DEPRECIATION                               18,245     16,774
--------------------------------------------------------------------------------
   TOTAL                                                    $26,236   $ 24,059
================================================================================

      Depreciation expense amounted to $2.3 million, $2.1 million and $2.0 million for the years ended December 31, 2007, 2006 and 2005, respectively.

7. DEPOSITS

      The scheduled maturities of time deposits are as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2008                                                                  $364,307
--------------------------------------------------------------------------------
2009                                                                    15,058
--------------------------------------------------------------------------------
2010                                                                     5,678
--------------------------------------------------------------------------------
2011                                                                     4,668
--------------------------------------------------------------------------------
2012                                                                     3,484
--------------------------------------------------------------------------------
   TOTAL                                                              $393,195
================================================================================

8. FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

      Advances from the Federal Home Loan Bank of New York (FHLB) totaled $29.2 million and $24.0 million at December 31, 2007 and 2006, respectively, with a weighted average interest rate of 3.69 percent and 3.59 percent, respectively.

      Advances totaling $13.0 million at December 31, 2007, have fixed maturity dates, while advances totaling $5.2 million were amortizing advances with monthly payments of principal and interest. These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $237.2 million at December 31, 2007 and $279.0 million at December 31, 2006.

      At December 31, 2007, the Corporation had $11 million in fixed rate advances that are noncallable for one or two years and then callable quarterly with final maturities of three, five or ten years. These advances are secured by pledges of investment securities totaling $13.1 million at December 31, 2007.

     The scheduled repayments of advances are as follows:

(In Thousands)
-------------------------------------------------------------------------------
2008                                                                    $ 1,421
-------------------------------------------------------------------------------
2009                                                                      3,249
-------------------------------------------------------------------------------
2010                                                                     12,373
-------------------------------------------------------------------------------
2011                                                                      3,446
-------------------------------------------------------------------------------
2012                                                                      5,462
-------------------------------------------------------------------------------
Over 5 Years                                                              3,218
-------------------------------------------------------------------------------
   Total                                                                $29,169
===============================================================================

      At December 31, 2007, overnight borrowings with FHLB totaled $15.7 million at a rate of 4.11 percent as compared to no overnight borrowings at December 31, 2006. At December 31, 2007, unused short-term or overnight borrowings commitments totaled $184.4 million from FHLB and $58.0 million from correspondent banks.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of significant financial instruments:

      The carrying amount of cash, cash equivalents, interest-bearing deposits, Federal Home Loan Bank and Federal Reserve Bank stock and overnight borrowings is considered to be fair value. The carrying amount of deposits with no stated maturity, such as demand deposits, checking accounts, savings and money market accounts, is equal to fair value.

      The fair value of securities is based upon market prices or dealer quotes. If no such information is available, fair value is based on the rate and term of the security and information about the issuer.

      The fair value of loans is estimated by discounting the future cash flows using the buildup approach consisting of four components: the risk-free rate, credit quality, operating expense and prepayment option price.

      The fair value of certificates of deposit is based on the discounted value of the contractual cash flows.

      The fair value of FHLB advances is based on current rates for similar financing.

      The following table summarizes carrying amounts and fair values for financial instruments at December 31:

                                               2007                      2006
--------------------------------------------------------------------------------------
                                       CARRYING         FAIR     CARRYING         FAIR
(IN THOUSANDS)                           AMOUNT        VALUE       AMOUNT        VALUE
--------------------------------------------------------------------------------------
FINANCIAL ASSETS:
   CASH AND CASH EQUIVALENTS         $   28,187   $   28,187   $   30,258   $   30,258
--------------------------------------------------------------------------------------
   INVESTMENT SECURITIES                 45,139       45,070       55,165       54,523
--------------------------------------------------------------------------------------
   SECURITIES AVAILABLE FOR SALE        236,944      236,944      282,878      282,878
--------------------------------------------------------------------------------------
   FHLB AND FRB STOCK                     4,293        4,293        3,308        3,308
--------------------------------------------------------------------------------------
   LOANS, NET OF ALLOWANCE FOR
      LOAN LOSSES                       973,680      980,126      863,385      854,585
--------------------------------------------------------------------------------------
FINANCIAL LIABILITIES:
--------------------------------------------------------------------------------------
   DEPOSITS                           1,180,267    1,180,724    1,144,736    1,143,170
--------------------------------------------------------------------------------------
   OVERNIGHT BORROWINGS                  15,650       15,650           --           --
--------------------------------------------------------------------------------------
   FEDERAL HOME LOAN BANK ADVANCES       29,169       28,675       23,964       22,909
--------------------------------------------------------------------------------------

10. INCOME TAXES

      The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(IN THOUSANDS)                                           2007       2006       2005
------------------------------------------------------------------------------------
FEDERAL:
   CURRENT EXPENSE                                   $  3,986   $  4,963   $  7,570
------------------------------------------------------------------------------------
   DEFERRED EXPENSE/(BENEFIT)                             878       (645)    (1,637)
------------------------------------------------------------------------------------
STATE:
   CURRENT EXPENSE                                        971        328        211
------------------------------------------------------------------------------------
   DEFERRED BENEFIT                                      (622)    (1,141)      (371)
------------------------------------------------------------------------------------
      TOTAL INCOME TAX EXPENSE                       $  5,213   $  3,505   $  5,773
====================================================================================

SHAREHOLDERS' EQUITY:
   DEFERRED EXPENSE/(BENEFIT) ON
      UNREALIZED (LOSS)/GAIN ON AVAILABLE FOR SALE   $ (3,060)  $  1,021   $ (2,697)
------------------------------------------------------------------------------------
      LEASE ADJUSTMENT                                     --       (341)        --
------------------------------------------------------------------------------------
      UNFUNDED PENSION BENEFIT                           (875)      (929)        --
------------------------------------------------------------------------------------
   TOTAL DEFERRED BENEFIT                            $ (3,935)  $   (249)  $ (2,697)
====================================================================================

      Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(IN THOUSANDS)                                           2007       2006       2005
------------------------------------------------------------------------------------
COMPUTED "EXPECTED" TAX EXPENSE                      $  5,976   $  4,806   $  6,616
------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN TAXES RESULTING FROM:
------------------------------------------------------------------------------------
    TAX-EXEMPT INCOME                                    (746)      (509)      (492)
------------------------------------------------------------------------------------
    STATE INCOME TAXES                                    225       (529)      (104)
------------------------------------------------------------------------------------
    BANK OWNED LIFE INSURANCE INCOME                     (270)      (254)      (244)
------------------------------------------------------------------------------------
    OTHER                                                  28         (9)        (3)
------------------------------------------------------------------------------------
      TOTAL INCOME TAX EXPENSE                       $  5,213   $  3,505   $  5,773
====================================================================================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(IN THOUSANDS)                                                                2007      2006
---------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
   ALLOWANCE FOR LOAN LOSSES                                              $  3,006   $ 2,707
---------------------------------------------------------------------------------------------
   UNFUNDED PENSION BENEFIT                                                    875       929
---------------------------------------------------------------------------------------------
   UNREALIZED LOSS ON SECURITIES AVAILABLE FOR SALE                          3,060       861
---------------------------------------------------------------------------------------------
   STATE NET OPERATING LOSS CARRY FORWARD                                    1,131       569
---------------------------------------------------------------------------------------------
   LEASE ADJUSTMENT                                                            267       312
---------------------------------------------------------------------------------------------
   POST RETIREMENT BENEFITS                                                    483       294
---------------------------------------------------------------------------------------------
   PREPAID ALTERNATIVE MINIMUM ASSESSMENT                                      283       283
---------------------------------------------------------------------------------------------
   CONTRIBUTION LIMITATION                                                      34        37
---------------------------------------------------------------------------------------------
   CAPITAL LOSS CARRYOVER                                                       --        23
---------------------------------------------------------------------------------------------
   OTHER                                                                         7        --
---------------------------------------------------------------------------------------------
TOTAL GROSS DEFERRED TAX ASSETS                                           $  9,146   $ 6,015
---------------------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
---------------------------------------------------------------------------------------------
   BANK PREMISES AND EQUIPMENT, PRINCIPALLY DUE TO DIFFERENCE
     IN DEPRECIATION                                                      $  1,751     $ 681
---------------------------------------------------------------------------------------------
   DEFERRED LOAN ORIGINATION COSTS AND FEES                                    702       633
---------------------------------------------------------------------------------------------
   NONMONETARY GAIN                                                             84        95
---------------------------------------------------------------------------------------------
   DEFERRED INCOME                                                             133        --
---------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES, PRINCIPALLY DUE TO THE ACCRETION OF
     BOND DISCOUNT                                                              89        81
---------------------------------------------------------------------------------------------
   DEFERRED REIT DIVIDEND                                                       --        28
---------------------------------------------------------------------------------------------
TOTAL GROSS DEFERRED TAX LIABILITIES                                         2,759     1,518
---------------------------------------------------------------------------------------------
NET DEFERRED TAX ASSET                                                    $  6,387   $ 4,497
=============================================================================================

      Based upon taxes paid and projected future taxable income, management believes that it is more likely than not that the gross deferred tax assets will be realized.

11. BENEFIT PLANS

PENSION PLAN

      The Corporation has a defined benefit pension plan covering substantially all of its salaried employees. The benefits are based on an employee's compensation during the five years before retirement, age at retirement, and years of service. The Corporation used a December 14 measurement date for its pension plans.

      The following table shows the change in benefit obligation and plan assets of the defined benefit pension plan at December 31:

(IN THOUSANDS)                                                             2007       2006
-------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
BENEFIT OBLIGATION AT BEGINNING OF YEAR                                $ 13,942  $  12,383
-------------------------------------------------------------------------------------------
SERVICE COST                                                              1,753      1,670
-------------------------------------------------------------------------------------------
INTEREST COST                                                               779        659
-------------------------------------------------------------------------------------------
ACTUARIAL GAIN                                                             (295)      (659)
-------------------------------------------------------------------------------------------
BENEFITS PAID                                                              (140)      (111)
-------------------------------------------------------------------------------------------
BENEFIT OBLIGATION AT END OF YEAR                                      $ 16,039  $  13,942
-------------------------------------------------------------------------------------------

CHANGE IN PLAN ASSETS
FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR                         $ 11,377  $   9,450
-------------------------------------------------------------------------------------------
ACTUAL RETURN ON PLAN ASSETS                                                817        794
-------------------------------------------------------------------------------------------
EMPLOYER CONTRIBUTION                                                     1,100      1,244
-------------------------------------------------------------------------------------------
BENEFITS PAID                                                              (140)      (111)
-------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT END OF YEAR                               $ 13,154  $  11,377
-------------------------------------------------------------------------------------------
FUNDED STATUS AT END OF YEAR                                           $ (2,885) $  (2,565)
===========================================================================================

      Amounts recognized in other comprehensive income at December 31 consist of:

(IN THOUSANDS)                                                             2007       2006
-------------------------------------------------------------------------------------------
UNRECOGNIZED NET ACTUARIAL LOSS                                        $  2,157  $   2,296
-------------------------------------------------------------------------------------------
UNRECOGNIZED TRANSITION ASSET                                               (13)       (19)
-------------------------------------------------------------------------------------------
UNRECOGNIZED PRIOR SERVICE COST                                              (2)        (2)
-------------------------------------------------------------------------------------------
TOTAL ACCUMULATED OTHER COMPREHENSIVE LOSS                             $  2,142  $   2,275
===========================================================================================

      The accumulated benefit obligation was $12.4 million and $10.5 million at December 31, 2007 and 2006.

      Net periodic expense for the years ended December 31, included the following components:

                                                                2007       2006       2005
-------------------------------------------------------------------------------------------
SERVICE COST                                                 $ 1,753   $  1,670  $   1,404
-------------------------------------------------------------------------------------------
INTEREST COST                                                    779        659        586
-------------------------------------------------------------------------------------------
EXPECTED RETURN ON PLAN ASSETS                                (1,008)      (897)      (534)
-------------------------------------------------------------------------------------------
NET PERIODIC BENEFIT COST                                      1,524      1,432      1,456
-------------------------------------------------------------------------------------------
AMORTIZATION OF:
  NET LOSS                                                        35         75         68
-------------------------------------------------------------------------------------------
  TRANSITION ASSET                                                (7)        (7)        (7)
-------------------------------------------------------------------------------------------
TOTAL RECOGNIZED IN OTHER COMPREHENSIVE INCOME                    28         68         61
-------------------------------------------------------------------------------------------
TOTAL RECOGNIZED IN NET PERIODIC BENEFIT
  COST AND OTHER COMPREHENSIVE INCOME                        $ 1,552   $  1,500  $   1,517
===========================================================================================

      The estimated net actuarial gain and prior service costs that will be recognized as components of net periodic benefit cost over in 2008 are $33 thousand and $7 thousand, respectively.

      The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31:

                                                             2007   2006   2005
--------------------------------------------------------------------------------
DISCOUNT RATE                                                5.75%  5.75%  5.50%
--------------------------------------------------------------------------------
RATE OF INCREASE ON FUTURE COMPENSATION                      3.00   3.00   3.00
--------------------------------------------------------------------------------

      The Discount Rate was obtained using a high-quality (AA rated), corporate bond rate at year end.

      The following table shows the actuarial assumptions applied for the net periodic expense at December 31:

                                                             2007   2006   2005
--------------------------------------------------------------------------------
DISCOUNT RATE                                                5.75%  5.50%  5.75%
--------------------------------------------------------------------------------
RATE OF INCREASE ON FUTURE COMPENSATION                      3.00   3.00    3.0
--------------------------------------------------------------------------------
EXPECTED LONG-TERM RATE OF RETURN ON PLAN ASSETS             8.50   8.50   5.75
--------------------------------------------------------------------------------

      The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual assets categories.

      The asset allocation of the Corporation's pension benefits plan assets at December 31, were as follows:

                                                                   2007    2006
--------------------------------------------------------------------------------
EQUITY SECURITIES                                                  58.3%   59.7%
--------------------------------------------------------------------------------
DEBT SECURITIES                                                    36.8    37.3
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                                           4.9     3.0
--------------------------------------------------------------------------------
  TOTAL                                                           100.0%  100.0%
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

      The Corporation expects to contribute $1.0 million to its pension plan in 2008.

      The following table shows the estimated future pension benefit payments.

(IN THOUSANDS)
--------------------------------------------------------------------------------
2008                                                                      $ 246
--------------------------------------------------------------------------------
2009                                                                        270
--------------------------------------------------------------------------------
2010                                                                        432
--------------------------------------------------------------------------------
2011                                                                        493
--------------------------------------------------------------------------------
2012                                                                        629
--------------------------------------------------------------------------------
2013-2017                                                                 5,346
--------------------------------------------------------------------------------

SAVINGS AND PROFIT SHARING PLANS

      In addition to the retirement plan, the Corporation sponsors a profit sharing plan and a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings portion of the plan, employee contributions are partially matched by the Corporation. Expense for the savings plan was approximately $51 thousand, $45 thousand and $42 thousand in 2007, 2006 and 2005, respectively. Contributions to the profit sharing plan are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock. The contribution to the profit sharing plan was $100 thousand in 2007, $100 thousand in 2006 and $225 thousand in 2005.

12. STOCK OPTION PLANS

      The Corporation's stock option plans allow the granting of shares of the Corporation's common stock as incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights to directors, officers, employees and independent contractors of the Corporation and its Subsidiaries. The total number available to grant in active plans was 1,046,961 shares. There are no shares remaining for issuance with respect to stock option plans approved in 1995; however, shares granted under those plans are still included in the numbers below.

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

      Changes in options outstanding during 2007 were as follows:

                                                       WEIGHTED       AGGREGATE
                                                        AVERAGE       INTRINSIC
                            NUMBER OF  EXERCISE PRICE  EXERCISE           VALUE
                               SHARES       PER SHARE     PRICE  (IN THOUSANDS)
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2006    603,469   $11.85-$32.14    $22.91
--------------------------------------------------------------------------------
GRANTED DURING 2007            66,045     25.10-31.01     28.12
--------------------------------------------------------------------------------
EXERCISED DURING 2007         (79,983)    11.85-26.65     13.54
--------------------------------------------------------------------------------
FORFEITED DURING 2007          (5,719)    16.86-31.01     23.70
--------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2007    583,812   $13.62-$32.14    $24.77          $1,476
================================================================================

      The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation's closing stock price on the last trading day of 2007 and the exercise price, multiplied by the number of in-the-money options).

      The aggregate intrinsic value of options exercised during 2007, 2006 and 2005 was $1.2 million, $288 thousand and $1.5 million, respectively.

      The following table summarizes information about stock options outstanding at December 31, 2007.

                                        SHARES          REMAINING        SHARES
EXERCISE PRICE                     OUTSTANDING   CONTRACTUAL LIFE   EXERCISABLE
--------------------------------------------------------------------------------
< $18.00                               137,615          2.2 YEARS       137,615
--------------------------------------------------------------------------------
18.01 - 28.00                           75,369          2.3 YEARS        67,576
--------------------------------------------------------------------------------
28.01 - 28.50                           63,930          9.0 YEARS           868
--------------------------------------------------------------------------------
28.51 - 29.00                          290,438          5.9 YEARS       282,575
--------------------------------------------------------------------------------
29.01 - 32.14                           16,460          6.6 YEARS        13,536
--------------------------------------------------------------------------------
$24.77 *                               583,812          4.9 YEARS       502,170
================================================================================

* Weighted average exercise price

      At December 31, 2007, there were 435,286 additional shares available for grant under the Plans.

      The per share weighted-average fair value of stock options granted during 2007, 2006 and 2005 was $10.38, $8.56 and $9.51, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

                                                  2007        2006        2005
-------------------------------------------------------------------------------
DIVIDEND YIELD                                   2.00%       2.19%       1.69%
-------------------------------------------------------------------------------
EXPECTED VOLATILITY                                43%         37%         40%
-------------------------------------------------------------------------------
EXPECTED LIFE                                  5 YEARS     5 YEARS     5 YEARS
-------------------------------------------------------------------------------
RISK-FREE INTEREST RATE                          4.56%       4.76%       3.79%
-------------------------------------------------------------------------------

      The expected life of the option is the typical vesting period of the Corporation's options. The risk-free interest rate is the rate on a five year treasury bond. The volatility, or beta, is the performance the stock has experienced in the last five years.

      As of December 31, 2007, there was approximately $629 thousand of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Corporation's stock incentive plans. That cost is expected to be recognized over a weighted average period of 2.0 years.

13. COMMITMENTS

      The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including mostly variable-rate loan commitments of $142.9 million and $124.4 million at December 31, 2007 and 2006, respectively, which are not included in the accompanying consolidated financial statements. These commitments include unused commercial and home equity lines of credit.

      The Corporation issues financial standby letters of credit that are within the scope of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." These are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation. Most of the Corporation's financial standby letters of credit arise in connection with lending relationships and have terms of one year of less. The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $12.7 million and $9.3 million at December 31, 2007 and 2006, respectively. The Corporation's recognized liability for financial standby letters of credit was insignificant at December 31, 2007.

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

      At December 31, 2007, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $2.5 million, $2.3 million and $2.1 million for the years ended December 31, 2007, 2006 and 2005, respectively, which is included in premises and equipment expense in the consolidated statements of income.

      The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2007, were as follows:

(IN THOUSANDS)
--------------------------------------------------------------------------------
2008                                                                    $ 2,467
--------------------------------------------------------------------------------
2009                                                                      2,352
--------------------------------------------------------------------------------
2010                                                                      2,230
--------------------------------------------------------------------------------
2011                                                                      1,684
--------------------------------------------------------------------------------
2012                                                                      1,688
--------------------------------------------------------------------------------
THEREAFTER                                                               11,278
--------------------------------------------------------------------------------
   TOTAL                                                                $21,699
================================================================================

      The Corporation is also obligated under legally binding and enforceable agreements to purchase goods and services from third parties, including data processing service agreements.

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

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2007, the Corporation and the Bank met all requirements to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

      The Corporation's actual capital amounts and ratios are presented in the following table.

                                                    TO BE WELL
                                                 CAPITALIZED UNDER      FOR CAPITAL
                                                 PROMPT CORRECTIVE       ADEQUACY
(IN THOUSANDS)                     ACTUAL        ACTION PROVISIONS       PURPOSES
--------------------------------------------------------------------------------------
                                AMOUNT   RATIO     AMOUNT    RATIO     AMOUNT   RATIO
--------------------------------------------------------------------------------------
As OF DECEMBER 31, 2007:
  TOTAL CAPITAL
  (TO RISK-WEIGHTED ASSETS)  $ 120,229   15.91%  $ 75,570    10.00%  $ 60,456    8.00%
--------------------------------------------------------------------------------------
  TIER I CAPITAL
  (TO RISK-WEIGHTED ASSETS)    112,729   14.92     45,342     6.00     30,228    4.00
--------------------------------------------------------------------------------------
  TIER I CAPITAL
  (TO AVERAGE ASSETS)          112,729    8.59     65,654     5.00     39,393    3.00
--------------------------------------------------------------------------------------
As OF DECEMBER 31, 2006:
  TOTAL CAPITAL
  (TO RISK-WEIGHTED ASSETS)  $ 112,663   16.31%  $ 69,071    10.00%  $ 55,257    8.00%
--------------------------------------------------------------------------------------
  TIER I CAPITAL
  (TO RISK-WEIGHTED ASSETS)    105,895   15.33     41,443     6.00     27,629    4.00
--------------------------------------------------------------------------------------
  TIER I CAPITAL
  (TO AVERAGE ASSETS)          105,895    8.20     64,539     5.00     38,724    3.00
--------------------------------------------------------------------------------------

      The Bank's actual capital amounts and ratios are presented in the following table.

                                                         TO BE WELL
                                                     CAPITALIZED UNDER      FOR CAPITAL
                                                     PROMPT CORRECTIVE       ADEQUACY
(IN THOUSANDS)                          ACTUAL       ACTION PROVISIONS       PURPOSES
------------------------------------------------------------------------------------------
                                    AMOUNT   RATIO     AMOUNT    RATIO     AMOUNT   RATIO
------------------------------------------------------------------------------------------
As OF DECEMBER 31, 2007:
   TOTAL CAPITAL
      (TO RISK-WEIGHTED ASSETS)  $  99,254   10.53%  $ 94,271    10.00%  $ 75,417    8.00%
------------------------------------------------------------------------------------------
   TIER I CAPITAL
      (TO RISK-WEIGHTED ASSETS)     91,753    9.73     56,563     6.00     37,708    4.00
------------------------------------------------------------------------------------------
   TIER I CAPITAL
      (TO AVERAGE ASSETS)           91,753    6.90     66,491     5.00     39,895    3.00
------------------------------------------------------------------------------------------
As OF DECEMBER 31, 2006:
   TOTAL CAPITAL
      (TO RISK-WEIGHTED ASSETS)  $  92,214   13.55%  $ 68,070    10.00%  $ 54,456    8.00%
------------------------------------------------------------------------------------------
   TIER I CAPITAL
      (TO RISK-WEIGHTED ASSETS)     85,446   12.55     40,842     6.00     27,228    4.00
------------------------------------------------------------------------------------------
   TIER I CAPITAL
      (TO AVERAGE ASSETS)           85,446    6.76     63,175     5.00     37,905    3.00
------------------------------------------------------------------------------------------

16. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

      The following information of the parent company only financial statements should be read in conjunction with the notes to the consolidated financial statements.

STATEMENTS OF CONDITION

                                                                   DECEMBER 31,
(IN THOUSANDS)                                                    2007        2006
-----------------------------------------------------------------------------------
ASSETS:
CASH                                                         $     207   $     147
-----------------------------------------------------------------------------------
INTEREST-EARNING DEPOSITS                                       11,057       7,266
-----------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                              11,264       7,413
-----------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE                                   10,418      15,057
-----------------------------------------------------------------------------------
INVESTMENT IN SUBSIDIARY                                        86,543      82,728
-----------------------------------------------------------------------------------
OTHER ASSETS                                                       779         182
-----------------------------------------------------------------------------------
   TOTAL ASSETS                                              $ 109,004   $ 105,380
===================================================================================
LIABILITIES:
OTHER LIABILITIES                                            $   1,575   $   1,617
-----------------------------------------------------------------------------------
   TOTAL LIABILITIES                                             1,575       1,617
-----------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY:
COMMON STOCK                                                     7,148       7,081
-----------------------------------------------------------------------------------
SURPLUS                                                         90,677      89,372
-----------------------------------------------------------------------------------
TREASURY STOCK                                                  (6,255)     (4,999)
-----------------------------------------------------------------------------------
RETAINED EARNINGS                                               21,750      15,038
-----------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF INCOME
   TAX BENEFIT                                                  (5,891)     (2,729)
-----------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                                  107,429     103,763
-----------------------------------------------------------------------------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 109,004   $ 105,380
===================================================================================

STATEMENTS OF INCOME

                                                             YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                2007      2006      2005
--------------------------------------------------------------------------------------
INCOME
DIVIDEND FROM BANK                                         $ 5,000   $ 6,250   $ 6,000
--------------------------------------------------------------------------------------
OTHER INCOME                                                   978       854       627
--------------------------------------------------------------------------------------
SECURITIES GAINS, NET                                          233        83       395
--------------------------------------------------------------------------------------
   TOTAL INCOME                                              6,211     7,187     7,022
--------------------------------------------------------------------------------------
EXPENSES
OTHER EXPENSES                                                  98       106       109
--------------------------------------------------------------------------------------
   TOTAL EXPENSES                                               98       106       109
--------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE AND EQUITY IN
   UNDISTRIBUTED EARNINGS OF BANK                            6,113     7,081     6,913
--------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                             356       268       318
--------------------------------------------------------------------------------------
NET INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF
   BANK                                                      5,757     6,813     6,595
--------------------------------------------------------------------------------------
EQUITY IN UNDISTRIBUTED EARNINGS OF BANK                     6,105     3,413     6,535
--------------------------------------------------------------------------------------
   NET INCOME                                              $11,862   $10,226   $13,130
======================================================================================

STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                      2007       2006       2005
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                      $ 11,862   $ 10,226   $ 13,130
-----------------------------------------------------------------------------------------------
LESS EQUITY IN UNDISTRIBUTED EARNINGS                             (6,105)    (3,413)    (6,535)
-----------------------------------------------------------------------------------------------
AMORTIZATION AND ACCRETION ON SECURITIES                              (3)        (1)        11
-----------------------------------------------------------------------------------------------
GAIN ON SECURITIES AVAILABLE FOR SALE                               (233)       (83)      (142)
-----------------------------------------------------------------------------------------------
(INCREASE)/DECREASE IN OTHER ASSETS                                 (527)       139        (93)
-----------------------------------------------------------------------------------------------
INCREASE IN OTHER LIABILITIES                                        200         53         21
-----------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                       5,194      6,921      6,392
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
PROCEEDS FROM SALES AND CALLS OF SECURITIES AVAILABLE  FOR
   SALE                                                            4,024      1,580      4,855
-----------------------------------------------------------------------------------------------
PROCEEDS FROM MATURITIES OF SECURITIES AVAILABLE FOR SALE          1,002      2,001      1,500
-----------------------------------------------------------------------------------------------
PURCHASE OF SECURITIES AVAILABLE FOR SALE                         (1,220)    (4,835)    (6,130)
-----------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY/(USED IN)
      INVESTING ACTIVITIES                                         3,806     (1,254)       225
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
DIVIDENDS PAID                                                    (5,062)    (4,713)    (3,891)
-----------------------------------------------------------------------------------------------
TAX BENEFIT ON STOCK OPTION EXERCISES                                 93         29        347
-----------------------------------------------------------------------------------------------
EXERCISE OF STOCK OPTIONS                                          1,076        331        702
-----------------------------------------------------------------------------------------------
TREASURY STOCK TRANSACTIONS                                       (1,256)      (977)    (1,155)
-----------------------------------------------------------------------------------------------
   NET CASH USED IN FINANCING ACTIVITIES                          (5,149)    (5,330)    (3,997)
-----------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                          3,851        337      2,620
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   7,413      7,076      4,456
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $ 11,264   $  7,413   $  7,076
===============================================================================================

COMMON STOCK PRICES (UNAUDITED)

      The following table shows the 2007 and 2006 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

                                              DIVIDEND
2007                       HIGH       LOW    PER SHARE
------------------------------------------------------
1ST QUARTER              $31.03    $25.62        $0.15
------------------------------------------------------
2ND QUARTER               32.47     26.78         0.15
------------------------------------------------------
3RD QUARTER               27.80     24.80         0.16
------------------------------------------------------
4TH QUARTER               26.35     24.45         0.16
------------------------------------------------------

                                              DIVIDEND
2006                       HIGH       LOW    PER SHARE
------------------------------------------------------
1ST QUARTER              $29.50    $24.45        $0.14
------------------------------------------------------
2ND QUARTER               26.26     23.52         0.14
------------------------------------------------------
3RD QUARTER               27.40     24.15         0.15
------------------------------------------------------
4TH QUARTER               28.10     24.00         0.15
------------------------------------------------------

OFFICERS
--------------------------------------------------------------------------------

LOAN AND
ADMINISTRATION   FRANK A. KISSEL                CHAIRMAN OF THE BOARD & CEO*
                 -----------------------------------------------------------------------
GLADSTONE        ROBERT M. ROGERS               PRESIDENT & COO*
                 -----------------------------------------------------------------------
                 ARTHUR F. BIRMINGHAM           EXECUTIVE VICE PRESIDENT & CFO *
                 -----------------------------------------------------------------------
                 GARRETT P. BROMLEY             EXECUTIVE VICE PRESIDENT & CHIEF LENDING
                                                OFFICER
                 -----------------------------------------------------------------------
                 FINN M.W. CASPERSEN, JR.       EXECUTIVE VICE PRESIDENT & GENERAL
                                                COUNSEL
                 -----------------------------------------------------------------------
                 PAUL W. BELL                   SENIOR VICE PRESIDENT & FACILITIES
                                                MANAGER
                 -----------------------------------------------------------------------
                 ROBERT A. BUCKLEY              SENIOR VICE PRESIDENT & BRANCH
                                                ADMINISTRATOR
                 -----------------------------------------------------------------------
                 MICHAEL J. GIACOBELLO          SENIOR VICE PRESIDENT & SENIOR
                                                COMMERCIAL LOAN OFFICER
                 -----------------------------------------------------------------------
                 BRIDGET J. WALSH               SENIOR VICE PRESIDENT & HUMAN RESOURCES
                                                DIRECTOR
                 -----------------------------------------------------------------------
                 TODD T. BRUNGARD               VICE PRESIDENT & BANK SECRECY ACT
                                                COMPLIANCE OFFICER
                 -----------------------------------------------------------------------
                 ROBERT G. DI IENNO             VICE PRESIDENT
                 -----------------------------------------------------------------------
                 STEPHANIE M. DIXON-ADKINS      VICE PRESIDENT
                 -----------------------------------------------------------------------
                 KAREN M. FERRARO               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 DIRK H. GRAHAM                 VICE PRESIDENT
                 -----------------------------------------------------------------------
                 THOMAS N. KASPER               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 CHARLES T. KIRK                VICE PRESIDENT
                 -----------------------------------------------------------------------
                 VALERIE L. KODAN               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 KATHERINE M. KREMINS           VICE PRESIDENT & RISK MANAGEMENT
                                                ADMINISTRATOR
                 -----------------------------------------------------------------------
                 DOREEN A. MACCHIAROLA          VICE PRESIDENT & CORPORATE TRAINER
                 -----------------------------------------------------------------------
                 STEPHEN S. MILLER              VICE PRESIDENT
                 -----------------------------------------------------------------------
                 ELAINE MULDOWNEY               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 DENISE M. PACE                 VICE PRESIDENT & MARKETING DIRECTOR
                 -----------------------------------------------------------------------
                 DENISE L. PARELLA              VICE PRESIDENT & BUSINESS DEVELOPMENT
                                                OFFICER
                 -----------------------------------------------------------------------
                 CHRISTOPHER P. POCQUAT         VICE PRESIDENT
                 -----------------------------------------------------------------------
                 MARY M. RUSSELL                VICE PRESIDENT & COMPTROLLER
                 -----------------------------------------------------------------------
                 SCOTT T. SEARLE                VICE PRESIDENT
                 -----------------------------------------------------------------------
                 JAMES S. STADTMUELLER          VICE PRESIDENT
                 -----------------------------------------------------------------------
                 VERONICA V. VALENTINE          VICE PRESIDENT & BUSINESS DEVELOPMENT
                                                OFFICER
                 -----------------------------------------------------------------------
                 MARGARET O. VOLK               VICE PRESIDENT & MORTGAGE OFFICER
                 -----------------------------------------------------------------------
                 JESSE D. WILLIAMS              VICE PRESIDENT
                 -----------------------------------------------------------------------
                 RANDALL J. WILLIAMS            VICE PRESIDENT
                 -----------------------------------------------------------------------
                 JULIE A. BURT                  ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------
                 BETTY J. CARIELLO              ASSISTANT VICE PRESIDENT &
                                                ASSISTANT COMPTROLLER
                 -----------------------------------------------------------------------
                 LYNDA A. CROSS                 ASSISTANT VICE PRESIDENT & SECURITY
                                                OFFICER
                 -----------------------------------------------------------------------
                 E. SUE GIANETTI                ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------

                 * DENOTES A HOLDING COMPANY OFFICER

----------------------------------------------------------------------------------------
                 SUSAN K. SMITH                 ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------
                 SHERYL L. CAPPA                ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 MARJORIE A. DZWONCZYk          ASSISTANT CASHIER & CRA AND
                                                COMPLIANCE OFFICER
                 -----------------------------------------------------------------------
                 ALEXANDRA A. GARMS             ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 ANNETTE HANSON                 ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 LISA A. LOUGH                  ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 ERAM F. MIRZA                  ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 DAVID L. PETRY                 ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 MICHELE RAVO                   ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 ANA P. RIBEIRO                 ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 LAURA M. WATT                  ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 ANTOINETTE ROSELL              CORPORATE SECRETARY *
----------------------------------------------------------------------------------------
OPERATIONS       HUBERT P. CLARKE               SENIOR VICE PRESIDENT &
BEDMINSTER                                      CHIEF INFORMATION OFFICER
                 -----------------------------------------------------------------------
                 V. SHERRI LICATA               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 DIANE M. RIDOLFI               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 FRANK C. WALDRON               VICE PRESIDENT
                 -----------------------------------------------------------------------
                 GREGORY T. ADAMS               ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------
                 KRISTIN A. ROMEO               ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------
                 MARGARET A. TRIMMER            ASSISTANT VICE PRESIDENT
                 -----------------------------------------------------------------------
                 CAROL L. BEHLER                ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 NANCY A. MURPHY                ASSISTANT CASHIER
                 -----------------------------------------------------------------------
                 VITA M. PARISI                 ASSISTANT CASHIER
----------------------------------------------------------------------------------------
AUDIT            KAREN M. CHIARELLO             VICE PRESIDENT & AUDITOR
                 -----------------------------------------------------------------------
CHESTER          LISA S. HAGEN                  ASSISTANT CASHIER
----------------------------------------------------------------------------------------
LOANS            MARC R. MAGLIARO               VICE PRESIDENT
                 -----------------------------------------------------------------------
MORRISTOWN       JOHN P. PENKRAT                VICE PRESIDENT
                 -----------------------------------------------------------------------
                 JOHN A. SCERBO                 VICE PRESIDENT
                 -----------------------------------------------------------------------
                 NANCY J. WYNANT                VICE PRESIDENT
----------------------------------------------------------------------------------------

                 * DENOTES A HOLDING COMPANY OFFICER

----------------------------------------------------------------------------------------
PGB TRUST &      CRAIG C. SPENGEMAN             PRESIDENT & CHIEF INVESTMENT
INVESTMENTS                                     OFFICER *
                 -----------------------------------------------------------------------
GLADSTONE        BRYANT K. ALFORD               FIRST VICE PRESIDENT & SENIOR
                                                TRUST OFFICER
                 -----------------------------------------------------------------------
                 JOHN M. BONK                   FIRST VICE PRESIDENT & DIRECTOR OF
                                                BUSINESS DEVELOPMENT
                 -----------------------------------------------------------------------
                 JOHN E. CREAMER                FIRST VICE PRESIDENT &
                                                SENIOR PORTFOLIO MANAGER
                 -----------------------------------------------------------------------
                 JOHN C. KAUTZ                  FIRST VICE PRESIDENT &
                                                SENIOR INVESTMENT OFFICER
                 -----------------------------------------------------------------------
                 MICHAEL PYLYPYSHYN             FIRST VICE PRESIDENT &
                                                SENIOR TRUST OPERATIONS OFFICER
                 -----------------------------------------------------------------------
                 CATHERINE M. DENNING           VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 GLENN C. GUERIN                VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 MICHAEL E. HERRMANN            VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 JAMES R. HOUSMAN               VICE PRESIDENT & DIRECTOR OF TAX
                 -----------------------------------------------------------------------
                 PETER T. LILLARD               VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 SCOTT A. MARSHMAN              VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 EDWARD P. NICOLICCHIA          VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 KATHERINE S. QUAY              VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 ANNE M. SMITH                  VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 MJ SULLY                       VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 KURT G. TALKE                  VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 THOMAS S. DIEMAR               ASSISTANT VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 DAVID C. O'MEARA               ASSISTANT VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 CATHERINE A. MCCATHARN         TRUST OFFICER & ASSISTANT CORPORATE
                                                SECRETARY *
                 -----------------------------------------------------------------------
                 PATRICIA K. SAWKA              TRUST OFFICER
----------------------------------------------------------------------------------------
MORRISTOWN       JOHN J. LEE                    VICE PRESIDENT & TRUST OFFICER
                 -----------------------------------------------------------------------
                 MICHAEL T. TORMEY              VICE PRESIDENT & TRUST OFFICER
----------------------------------------------------------------------------------------

                 * DENOTES A HOLDING COMPANY OFFICER

BRANCHES

--------------------------------------------------------------------------------

BERNARDSVILLE       CHARLES A. STUDDIFORD, III    VICE PRESIDENT
                    ------------------------------------------------------------
                    CAROL E. RITZER               ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
BRIDGEWATER         TODD E. YOUNG                 VICE PRESIDENT
--------------------------------------------------------------------------------
CALIFON             ANN W. KALLAM                 VICE PRESIDENT
                    ------------------------------------------------------------
                    JACQUELINE R. MILLER          ASSISTANT CASHIER
--------------------------------------------------------------------------------
CHATHAM             MARY ANNE MALONEY             VICE PRESIDENT
                    ------------------------------------------------------------
                    LISA A. TREICH                ASSISTANT CASHIER
--------------------------------------------------------------------------------
CHESTER             JOAN S. WYCHULES              VICE PRESIDENT
                    ------------------------------------------------------------
                    LOUISE TAKACS                 ASSISTANT CASHIER
--------------------------------------------------------------------------------
CHUBB CORPORATE     AMY A. MESSLER                ASSISTANT CASHIER
HEADQUARTERS
--------------------------------------------------------------------------------
CLINTON             CAROLYN I. SEPKOWSKI          VICE PRESIDENT
                    ------------------------------------------------------------
                    HEATHER L. BEGASSE            ASSISTANT CASHIER
--------------------------------------------------------------------------------
FAR HILLS           ROHINTON E. MADON             ASSISTANT CASHIER
--------------------------------------------------------------------------------
FELLOWSHIP          JANET E. BATTAGLIA            ASSISTANT CASHIER
--------------------------------------------------------------------------------
GLADSTONE           ANNETTE F. MALANGA            ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
GREEN VILLAGE       DONNA I. GISONE               VICE PRESIDENT
--------------------------------------------------------------------------------
HILLSBOROUGH        TERESA M. LAWLER              ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
LONG VALLEY         AMY E. GLASER                 VICE PRESIDENT
                    ------------------------------------------------------------
                    THERESE TADOLINI              ASSISTANT CASHIER
--------------------------------------------------------------------------------
MENDHAM             LINDA S. ZIROPOULOS           VICE PRESIDENT
                    ------------------------------------------------------------
                    ANNA M. MENTES                ASSISTANT CASHIER
--------------------------------------------------------------------------------
MORRISTOWN          VALERIE A. OLPP               VICE PRESIDENT
--------------------------------------------------------------------------------
OLDWICK             DEBORAH J. KREHELY            ASSISTANT VICE PRESIDENT
--------------------------------------------------------------------------------
PLUCKEMIN           LEE ANN HUNT                  VICE PRESIDENT
--------------------------------------------------------------------------------
POTTERSVILLE        TRACEY L. TODD                ASSISTANT CASHIER
--------------------------------------------------------------------------------
SUMMIT - DEFOREST   M. NICOLE JEFFERYS            VICE PRESIDENT
--------------------------------------------------------------------------------
WARREN              RONALD F. FIELD               ASSISTANT VICE PRESIDENT
                    ------------------------------------------------------------
                    JAMES CICCONE                 ASSISTANT CASHIER
--------------------------------------------------------------------------------

DIRECTORS
--------------------------------------------------------------------------------

ANTHONY J. CONSI, II
CHESTER, NJ
--------------------------------------------------------------------------------
PAMELA HILL
PRESIDENT, FERRIS CORP
GLADSTONE, NJ
--------------------------------------------------------------------------------
FRANK A. KISSEL
CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------
JOHN D. KISSEL
TURPIN REALTY, INC.
FAR HILLS, NJ
--------------------------------------------------------------------------------
JAMES R. LAMB, ESQ.
JAMES R. LAMB, P.C.
MORRISTOWN, NJ.
--------------------------------------------------------------------------------
EDWARD A. MERTON
PRESIDENT, MERTON EXCAVATING & PAVING CO.
CHESTER, NJ
--------------------------------------------------------------------------------
F. DUFFIELD MEYERCORD
MANAGING DIRECTOR AND PARTNER, CARL MARKS CONSULTING GROUP, LLC
BEDMINSTER, NJ
--------------------------------------------------------------------------------
JOHN R. MULCAHY
FAR HILLS, NJ
--------------------------------------------------------------------------------
ROBERT M. ROGERS
PRESIDENT & CHIEF OPERATING OFFICER
--------------------------------------------------------------------------------
PHILIP W. SMITH, III
PRESIDENT, PHILLARY MANAGEMENT, INC.
FAR HILLS, NJ
--------------------------------------------------------------------------------
CRAIG C. SPENGEMAN
PRESIDENT, PGB TRUST AND INVESTMENTS
--------------------------------------------------------------------------------
JACK D. STINE
DIRECTOR EMERITUS
PLUCKEMIN, NJ
--------------------------------------------------------------------------------

OFFICES
--------------------------------------------------------------------------------

LOAN & ADMINISTRATION BUILDING
158 Route 206 North, Gladstone, NJ 07934                         (908) 234-0700
--------------------------------------------------------------------------------
PGB TRUST & INVESTMENTS
190 Main Street, Gladstone, NJ 07934                             (908) 719-4360
--------------------------------------------------------------------------------
BERNARDSVILLE
36 Morristown Road, Bernardsville, NJ 07924                      (908) 766-1711
--------------------------------------------------------------------------------
BRIDGEWATER
619 East Main Street, Bridgewater, NJ 08807                      (908) 429-9988
--------------------------------------------------------------------------------
GALIFON
438 Route 513, Califon, NJ 07830                                 (908) 832-5131
--------------------------------------------------------------------------------
CHATHAM
311 Main Street, Chatham, NJ 07928                               (973) 635-8500
--------------------------------------------------------------------------------
CHESTER
350 Main Street, Chester, NJ 07930                               (908) 879-8115
--------------------------------------------------------------------------------
CHUBB CORPORATE HEADQUARTERS
15 Mountain View Road, Warren, NJ 07059                          (908) 903-2597
--------------------------------------------------------------------------------
CLINTON
189 Center Street, Clinton, NJ 08809                             (908) 238-1935
--------------------------------------------------------------------------------
FAR HILLS
26 Dumont Road, Far Hills, NJ 07931                              (908) 781-1018
--------------------------------------------------------------------------------
FELLOWSHIP VILLAGE
8000 Fellowship Road, Basking Ridge, NJ 07920                    (908) 719-4332
--------------------------------------------------------------------------------
GLADSTONE (Main Office)
190 Main Street, Gladstone, NJ 07934                             (908) 719-4360
--------------------------------------------------------------------------------
GREEN VILLAGE
278 Green Village Road, Green Village, NJ 07935                  (973) 377-0081
--------------------------------------------------------------------------------
HILLSBOROUGH
417 Route 206 North, Hillsborough, NJ 08844                      (908) 281-1031
--------------------------------------------------------------------------------
LONG VALLEY
59 East Mill Road (Route 24), Long Valley, NJ 07853              (908) 876-3300
--------------------------------------------------------------------------------
MENDHAM
17 East Main Street, Mendham, NJ 07945                           (973) 543-6499
--------------------------------------------------------------------------------
MORRISTOWN
233 South Street, Morristown, NJ 07960                           (973) 455-1118
--------------------------------------------------------------------------------
NEW VERNON
Village Road, New Vernon, NJ 07976                               (973) 540-0444
--------------------------------------------------------------------------------
OLDWICK
169 Lamington Road, Oldwick, NJ 08858                            (908) 439-2320
--------------------------------------------------------------------------------
PLUCKEMIN
468 Route 206 North, Bedminster, NJ 07921                        (908) 658-4500
--------------------------------------------------------------------------------
POTTERSVILLE
11 Pottersville Road, Pottersville, NJ 07979                     (908) 439-2265
--------------------------------------------------------------------------------
SUMMIT - DEFOREST
48 DeForest Avenue, Summit, NJ 07901                             (908) 273-2890
--------------------------------------------------------------------------------
WARREN
58 Mountain Boulevard, Warren, NJ 07059                          (908) 757-2805
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

Crowe Chizek and Company LLC
354 Eisenhower Parkway, Plaza 1
Livingston, New Jersey 07039-1027

TRANSFER AGENT
--------------------------------------------------------------------------------

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

SHAREHOLDER RELATIONS
--------------------------------------------------------------------------------

Arthur F. Birmingham, Executive Vice President and Chief Financial Officer
(908) 719-4308
birmingham@pgbank.com

ANNUAL MEETING
--------------------------------------------------------------------------------

The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 22, 2008 at 2:00 p.m. at Fiddler's Elbow Country Club in Bedminster Township.

                                     NOTES
--------------------------------------------------------------------------------

72