Form 10-K, Exhibit 13
period 2008-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2009-03-16
CIK 1050743

Exhibit 13

FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)

Selected Year-End Data:	2008		2007	2006
Net (Loss)/Income	$(22,060)		$11,862	$10,226
Total Assets	1,385,425		1,346,976	1,288,376
Total Deposits	1,237,888		1,180,267	1,144,736
Total Securities	225,274		282,083	338,043
Total Loans	1,052,982		981,180	870,153
Shareholders’ Equity	83,894		107,429	103,763
Trust Department Assets
(Market Value)	1,804,629		2,028,232	1,924,954

Per Share:
(Loss)/Earnings-Basic	$(2.66)		$1.43	$1.24
(Loss)/Earnings-Diluted	(2.66)		1.42	1.22
Book Value	10.12		12.94	12.55

Financial Ratios:
Return on Average Assets	(1.62	) %	0.90%	0.79%
Return on Average Equity	(20.74)		11.12	10.10
Capital Leverage Ratio	6.15		8.59	8.20
Risk Based Capital:
Tier 1	9.11		14.92	15.33
Total	10.05		15.91	16.31

Total Assets
(In Billions)
2004	$1.07
2005	$1.26
2006	$1.29
2007	$1.35
2008	$1.39

Deposits
(In Millions)
2004	$936
2005	$1,042
2006	$1,145
2007	$1,180
2008	$1,238

Equity Capital
(In Millions)
2004	$94.7
2005	$99.2
2006	$103.8
2007	$107.4
2008	$83.9

• MANAGEMENT’S DISCUSSION AND ANALYSIS

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
Peapack-Gladstone Financial Corporation (the “Corporation”), formed in 1997, is the parent holding company for Peapack-Gladstone Bank (the “Bank”), formed in 1921, a commercial bank operating 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union counties.
The Corporation experienced increasing margins as a result of the decline in interest rates on deposits and borrowings.  The Federal Reserve decreased the federal funds target rate during 2008 to zero to 0.25 percent.  Loan growth was strong, increasing more than $99.5 million, while deposits increased $17.5 million and securities declined $54.5 million.  Net interest income on a tax-equivalent basis rose $10.6 million during the year, which is attributable in large part to declines in rates paid on interest-bearing liabilities offset by lower rates on interest-earning assets and slightly higher volumes on both sides of the balance sheet.  Yields on interest-earning assets decreased 21 basis points, while yields on interest-bearing liabilities declined 118 basis points.  The net interest margin increased 73 basis points or 25 percent over 2007 levels.  As discussed in this Management’s Discussion and Analysis section, some of the highlights include:
•	Total average loans increased $71.8 million or 7 percent from 2007, as average commercial loans increased $93.5 million or 26 percent.
•	Net interest margin was 3.68 percent in 2008, an increase of 73 basis points as compared to 2007.
•
The Bank opened two new branches in 2008, both full-service facilities, in Whitehouse and Piscataway.  Also, a beautiful, new branch was opened in Green Village, which replaced the branches in New Vernon and Shunpike.

•	Revenues from trust income increased 10 percent from 2007 levels.
The Corporation also recorded other-than-temporary impairment charges on its investment securities totaling $56.1 million, $36.5 million after taxes or $4.40 per diluted share.  Much of this impairment charge was for the Corporation’s trust preferred pooled securities.  The investments in trust preferred pooled securities primarily represent an investment in community banks around the country.  Many of these banks are involved in real estate lending in areas hard hit by the real estate downturn and many have come under considerable pressure as a result of significant defaults within their real estate loan portfolios.  The impairment charge taken was the result of an extensive analysis of each of the trust preferred pooled securities.
Late in 2008, the Corporation was approved to sell $28.7 million of preferred stock to the U.S. Treasury in the Capital Purchase Program.  This transaction was completed on January 9, 2009.

Peapack-Gladstone Financial Corporation’s common stock trades on the National Association of Securities Dealers Automated Quotations (NASDAQ) Global Select Market under the symbol “PGC”.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management’s Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  Note 1 to the Corporation’s Audited Consolidated Financial Statements for the year ended December 31, 2008, contains a summary of the Corporation’s significant accounting policies.
Management believes that the Corporation’s policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters.  Changes in these judgments, assumptions or estimates could materially impact results of operations.  This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors.
The provision for loan losses is based upon management’s evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions.  Although management uses the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change.  Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s provision for loan losses.  Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination.  Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey.  Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values continue to decline or New Jersey experience continuing adverse economic conditions.  Future adjustments to the provision for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.
The Corporation accounts for its securities in accordance with Statement of Financial Accounting Standards Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (Statement No. 115).  Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available for sale when they might be sold before maturity due to changes in interest rates, prepayment, risk, liquidity or other factors.  Equity securities with readily determinable fair values are classified as available for sale.  Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses and results in a new cost basis being established.  In estimating other-than-temporary losses, management considers the length of time and extent that fair value has been less than cost; the financial condition and near-term prospects of the issuer; and the Corporation’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.
Securities are evaluated on at least a quarterly basis to determine whether a decline in their value is other-than-temporary.  To determine whether a loss in value is other-than-temporary, Management utilizes criteria such as the reasons underlying the decline, the magnitude and the duration of the decline and the intent and ability of the Corporation to retain its investment in the security for a period of time sufficient to allow for an anticipated recovery in the fair value.  “Other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.  Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized.  Impairment charges totaling $56.1 million have been recognized in 2008.

EARNINGS SUMMARY:  The Corporation recorded a net loss of $22.1 million for the year ended December 31, 2008 as compared to net income of $11.9 million for the year ended December 31, 2007.  The loss per diluted share was $2.66 for 2008 while earnings per diluted share $1.42 for 2007.
In 2008, these results produced a negative return on average assets of 1.62 percent as compared to a positive return on average assets of 0.90 percent in 2007 and a negative return on average shareholders’ equity of 20.74 percent as compared to a positive return 11.12 percent in 2007.
The results for 2008 include other-than-temporary impairment charges on investment securities totaling $56.1 million, $36.5 million after taxes or $4.35 per diluted share.  Excluding the impairment charges, net income for year ended December 31, 2008 was $14.4 million, an increase of $2.6 million or 22 percent from the year ended December 31, 2007.  The Corporation believes that comparing net income without considering the impairment charges provides a better analysis of net income trends.

NET INTEREST INCOME:  Net interest income is the primary source of the Corporation’s operating income.  Net interest income is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities.  Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold.  Interest-bearing liabilities include interest-bearing checking, savings and time

Net Interest Income
(In Millions)
2004	$35.1
2005	$35.3
2006	$32.8
2007	$35.9
2008	$46.3

deposits, Federal Home Loan Bank advances and other borrowings.  Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities (“Net Interest Spread”) and the relative amounts of earning assets and interest-bearing liabilities.  The Corporation’s net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets.  Loan delinquencies rose during the year but remain at relatively low levels.
Net interest income, on a fully tax-equivalent basis, rose to $47.4 million from $36.8 million in 2007.  Average earning assets for the year ended December 31, 2008 increased $41.8 million or 3 percent from the average balances in 2007 and rates earned on earning assets declined 21 basis points in 2008.  Interest expense declined 30 percent from the levels recorded in 2007 on average balances of interest-bearing liabilities that increased $42.1 million.  Rates paid in 2008 on interest-bearing liabilities declined 118 basis points from those paid in 2007.  The Federal Reserve Board reduced the fed funds target rate during 2008 to an unprecedented zero to 0.25 percent.  The Corporation’s net interest margin rose to 3.68 percent from 2.95 percent in 2007.
On a fully tax-equivalent basis, interest income on earning assets remained relatively constant as compared to 2007 at $73.0 million.  Despite the growth in the Corporation’s earning assets, interest income did not increase due to the lower rates earned on earning assets.  Rates declined 32 basis points on loans due in part to the decline in the Federal funds target rate.  Rates earned on securities remained relatively constant at 5.19 percent for 2008 and 5.15 percent for 2007.
Interest expense declined $10.9 million due to lower rates paid on interest-bearing deposits.  Interest expense on borrowings rose due to volume, but was offset by decreases in interest expense due to lower interest rates paid.  The overall rate paid on interest-bearing deposits declined 120 basis points to 2.40 percent in 2008 as compared to 3.60 percent in 2007.  Rates paid on borrowings declined 95 basis points to 2.97 percent as overall interest rates on borrowings declined.
On average, our High Yield money market account increased $24.9 million; offsetting the discontinued Fed Tracker money market accounts, which declined by $17.9 million.  Average interest-bearing checking accounts rose $10.5 million or 8 percent over the comparable period in 2007.  The Corporation introduced a new checking product during 2008, Ultimate Checking, which contributed to the increase.  Average noninterest-bearing demand deposits increased $6.7 million or 4 percent during 2008 as compared to 2007.
Average overnight borrowings increased $9.9 million during 2008 to $15.3 million.  The Corporation increased Federal Home Loan Bank advances during 2008 resulting in average balances of $39.9 million, an increase of $13.8 million or 53 percent.

The following table compares the average balance sheets, net interest spreads and net interest margins for the years ended December 31, 2008, 2007 and 2006 (fully tax-equivalent-FTE):
YEAR ENDED DECEMBER 31, 2008
		Income/
	Average	Expense	Yield
(Dollars In Thousands Except Yield Information)	Balance	(FTE)	(FTE)
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$217,432	$11,061	5.09%
Tax-Exempt (1) (2)	50,928	2,860	5.62
Loans (2) (3)	1,010,007	58,867	5.83
Federal Funds Sold	3,752	116	3.09
Interest-Earning Deposits	6,310	136	2.14
Total Interest-Earning Assets	1,288,429	$73,040	5.67%
Noninterest-Earning Assets:
Cash and Due From Banks	20,823
Allowance for Loan Losses	(8,164)
Premises and Equipment	26,579
Other Assets	33,708
Total Noninterest-Earning Assets	72,946
TOTAL ASSETS	$1,361,375

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-Bearing Deposits:
Checking	$144,070	$1,096	0.76%
Money Markets	392,795	8,104	2.06
Savings	66,071	400	0.61
Certificates of Deposit	392,589	14,326	3.65
Total Interest-Bearing Deposits	995,525	23,926	2.40
Borrowed Funds	56,214	1,671	2.97
Total Interest-Bearing Liabilities	1,051,739	25,597	2.43%
Noninterest-Bearing Liabilities:
Demand Deposits	192,578
Accrued Expenses and Other Liabilities	10,674
Total Noninterest-Bearing Liabilities	203,252
Shareholders’ Equity	106,384
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,361,375
NET INTEREST INCOME		$47,443
Net Interest Spread			3.24%
Net Interest Margin (4)			3.68%

YEAR ENDED DECEMBER 31, 2007
		Income/
	Average	Expense	Yield
(Dollars In Thousands)	Balance	(FTE)	(FTE)
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$266,977	$13,707	5.13%
Tax-Exempt (1) (2)	55,845	2,930	5.25
Loans (2) (3)	910,485	55,970	6.15
Federal Funds Sold	12,506	656	5.24
Interest-Earning Deposits	804	39	4.91
Total Interest-Earning Assets	1,246,617	$73,302	5.88%
Noninterest-Earning Assets:
Cash and Due From Banks	22,135
Allowance for Loan Losses	(6,945)
Premises and Equipment	25,321
Other Assets	26,519
Total Noninterest-Earning Assets	67,030
TOTAL ASSETS	$1,313,647

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-Bearing Deposits:
Checking	$133,574	$1,076	0.81%
Money Markets	383,279	14,700	3.84
Savings	69,247	466	0.67
Certificates of Deposit	391,922	19,004	4.85
Total Interest-Bearing Deposits	978,022	35,246	3.60
Borrowed Funds	31,568	1,237	3.92
Total Interest-Bearing Liabilities	1,009,590	36,483	3.61%
Noninterest-Bearing Liabilities:
Demand Deposits	185,909
Accrued Expenses and Other Liabilities	11,485
Total Noninterest-Bearing Liabilities	197,394
Shareholders’ Equity	106,663
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,313,647
NET INTEREST INCOME		$36,819
Net Interest Spread			2.27%
Net Interest Margin (4)			2.95%

YEAR ENDED DECEMBER 31, 2006
		Income/
	Average	Expense	Yield
(Dollars In Thousands)	Balance	(FTE)	(FTE)
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$345,190	$15,857	4.59%
Tax-Exempt (1) (2)	52,040	2,793	5.37
Loans (2) (3)	828,337	49,555	5.98
Federal Funds Sold	2,939	146	4.96
Interest-Earning Deposits	1,284	61	4.72
Total Interest-Earning Assets	1,229,790	$68,412	5.56%
Noninterest-Earning Assets:
Cash and Due From Banks	22,475
Allowance for Loan Losses	(6,516)
Premises and Equipment	23,038
Other Assets	22,564
Total Noninterest-Earning Assets	61,561
TOTAL ASSETS	$1,291,351

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-Bearing Deposits:
Checking	$138,045	$1,044	0.76%
Money Markets	317,524	11,955	3.77
Savings	82,016	567	0.69
Certificates of Deposit	352,114	15,505	4.40
Total Interest-Bearing Deposits	889,699	29,071	3.27
Borrowed Funds	115,181	5,373	4.66
Total Interest-Bearing Liabilities	1,004,880	34,444	3.43%
Noninterest-Bearing Liabilities:
Demand Deposits	179,597
Accrued Expenses and Other Liabilities	5,659
Total Noninterest-Bearing Liabilities	185,256
Shareholders’ Equity	101,215
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,291,351
NET INTEREST INCOME		$33,968
Net Interest Spread			2.13%
Net Interest Margin (4)			2.76%
1.	Average balances for available-for-sale securities are based on amortized cost.
2.	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
3.	Loans are stated net of unearned income and include non-accrual loans.
4.	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

RATE/VOLUME ANALYSIS:  The effect of volume and rate changes on net interest income (on a tax-equivalent basis) for the periods indicated are shown below:

	Year Ended 2008 Compared with 2007			Year Ended 2007 Compared with 2006
			Net			Net
	Difference Due To		Change In	Difference Due To		Change In
	Change In:		Income/	Change In:		Income/
(In Thousands):	Volume	Rate	Expense	Volume	Rate	Expense
ASSETS:
Investments	$(2,631)	$(85)	$(2,716)	$(2,886)	$873	$(2,013)
Loans	6,716	(3,819)	2,897	5,947	468	6,415
Federal Funds Sold	(340)	(200)	(540)	502	8	510
Interest-Earning Deposits	130	(33)	97	(24)	2	(22)
Total Interest Income	$3,875	$(4,137)	$(262)	$3,539	$1,351	$4,890
LIABILITIES:
Checking	$279	$(259)	$20	$(41)	$73	$32
Money Market	404	(7,000)	(6,596)	2,481	264	2,745
Savings	(22)	(44)	(66)	(85)	(16)	(101)
Certificates of Deposit	32	(4,710)	(4,678)	1,837	1,662	3,499
Borrowed Funds	756	(322)	434	(4,145)	9	(4,136)
Total Interest Expense	$1,449	$(12,335)	$(10,886)	$47	$1,992	$2,039
Net Interest Income	$2,426	$8,198	$10,624	$3,492	$(641)	$2,851

LOANS:  The loan portfolio represents the largest portion of the Corporation’s earning assets and is an important source of interest and fee income.  Loans are primarily originated in the State of New Jersey.
Total loans at December 31, 2008, were $1.05 billion as compared to $981.2 million at December 31, 2007, an increase of $71.8 million or 7 percent.  The growth in the portfolios is primarily the result of new business initiatives and our entry into new market areas.  Construction loans totaled $66.8 million, an increase of $6.2 million, or 10 percent.  In 2008, commercial mortgage loans rose $37.3 million or 16 percent to $274.6 million, while commercial loans also grew by $13.4 million or 10 percent during 2008.  Other loans increased $14.2 million or 74 percent and consumer loans declined $7.5 million or 20 percent due to an increased demand for floating-rate home equity lines and decreased demand for fixed-rate home equity loans, respectively.  The Corporation’s long-term strategy calls for an increased emphasis on construction and commercial lending, which yields higher returns and less emphasis on residential real estate loans.
The yield on total loans decreased 32 basis points to 5.83 percent for 2008 from the 6.15 percent average yield earned in 2007.  The average yield on the mortgage portfolio rose in 2008 to 5.30 percent from 5.23 percent in 2007.  The average yield on commercial mortgage loans remained relatively constant, increasing only four basis points to 6.57 percent.  In 2008, the average yield on commercial loans was 6.31 percent, decreasing 171 basis points and the average yield on commercial construction loans was 6.07 percent decreasing 259 basis points.  The average yield on home equity lines declined to 4.70 percent in 2008 from 7.95 percent in 2007 due to the decline in the prime rate.  Rates declined during the year due to competitive pressure and lower market rates experienced during the latter half of 2008.

The following table presents an analysis of outstanding loans as of December 31,

(In Thousands)	2008	2007	2006	2005	2004
Residential Mortgage	$505,150	$497,016	$498,079	$453,635	$315,711
Commercial Mortgage	274,640	237,316	165,652	157,672	129,922
Commercial Loans	143,188	129,747	107,357	100,787	69,947
Commercial-Construction	66,785	60,589	44,764	12,703	17,703
Consumer Loans	29,789	37,264	35,836	23,468	19,597
Home Equity Loans	31,054	18,430	16,047	18,990	18,287
Other Loans	2,376	818	2,418	1,218	997
Total Loans	$1,052,982	$981,180	$870,153	$768,473	$572,164

INVESTMENT SECURITIES HELD TO MATURITY:  Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity.  These securities are carried at amortized cost.  The portfolio consists primarily of U.S. treasury securities, mortgage-backed securities and municipal obligations.  The Corporation’s investment securities held to maturity at amortized cost amounted to $51.7 million at December 31, 2008, compared with $45.1 million at December 31, 2007.

The following table presents the contractual maturities and rates of investment securities held to maturity at amortized cost, as of December 31, 2008:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
U.S. Treasuries	$-	$500	$-	$-	$500
	-%	4.89%	-%	-%	4.89%
Mortgage-Backed Securities (1)	$932	$563	$5,398	$3,114	$10,007
	4.91%	4.39%	4.90%	4.94%	4.89%
State and Political Subdivisions (2)	$14,284	$14,325	$1,061	$-	$29,670
	3.69%	4.76%	7.30%	-%	4.33%
Other Securities	$-	$-	$-	$11,554	$11,554
	-%	-%	-%	6.29%	6.29%
Total	$15,216	$15,388	$6,459	$14,668	$51,731
	3.76%	4.75%	5.30%	6.01%	4.88%

(1)	Mortgage-backed securities are shown using stated final maturity.
(2)	Yields presented on a fully tax-equivalent basis.

SECURITIES AVAILABLE FOR SALE:  Securities available for sale are used as a part of the Corporation’s interest rate risk management strategy, and they may be sold in response to changes in interest rates, liquidity needs, and other factors.  These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of shareholders’ equity, net of income taxes.  Realized gains and losses are recognized in income at the time the securities are sold.
At December 31, 2008, the Corporation had securities available for sale with a fair value of $173.5 million, compared with $236.9 million at December 31, 2007.  A $1.5 million net unrealized loss (net of income tax) and a $4.6 million net unrealized loss (net of income tax) was included in shareholders’ equity at December 31, 2008 and December 31, 2007, respectively.

The following table presents the contractual maturities and rates of securities available for sale, stated at fair value, as of December 31, 2008:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
Mortgage-Backed Securities (1)	$-	$14,337	$39,675	$92,063	$146,075
	-%	4.14%	4.64%	5.14%	4.91%
State and Political Subdivisions (2)	$1,072	$5,185	$2,657	$12,078	$20,992
	5.22%	6.20%	5.61%	3.67%	4.60%
Other Securities	$-	$320	$-	$2,790	$3,110
	-%	5.61%	-%	5.00%	5.04%
	$1,072	$19,842	$42,332	$106,931	$170,177
	5.22%	4.70%	4.70%	4.97%	4.87%
Marketable Equity Securities	$3,366	$-	$-	$-	$3,366
	4.80%	-%	-%	-%	4.80%
Total	$4,438	$19,842	$42,332	$106,931	$173,543
	4.89%	4.70%	4.70%	4.97%	4.87%

(1)	Mortgage-backed securities are shown using stated final maturity.
(2)	Yields presented on a fully tax-equivalent basis.

Federal funds sold and interest-earning deposits are an additional part of the Corporation’s investment and liquidity strategies.  The combined average balance of these investments during 2008 was $10.1 million as compared to $13.3 million in 2007.

DEPOSITS:  Total deposits at December 31, 2008 were $1.24 billion, an increase of $57.6 million or 5 percent from $1.18 billion at December 31, 2007.  Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income.  Marketing, sales efforts and three new branch locations all contributed to the growth in deposits.  Total average deposits increased $24.2 million, or 2 percent in 2008 over 2007 levels.

The following table sets forth information concerning the composition of the Corporation’s average deposit base and average interest rates paid for the following years:

(In Thousands)	2008		2007		2006
Noninterest-Bearing Demand	$192,578	-%	$185,909	-%	$179,597	-%
Checking	144,070	0.76	133,574	0.81	138,045	0.76
Savings	66,071	0.61	69,247	0.67	82,016	0.69
Money Markets	392,795	2.06	383,279	3.84	317,524	3.77
Certificates of Deposit	392,589	3.65	391,922	4.85	352,114	4.40
Total Deposits	$1,188,103		$1,163,931		$1,069,296

Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods of one year or less.  These factors translate into a stable customer oriented cost-effective funding source.

The following table shows remaining maturity for certificates of deposit over $100,000 as of December 31, 2008 (In thousands):

Three Months or Less	$91,608
Over Three Months Through Twelve Months	77,919
Over Twelve Months	26,299
Total	$195,826

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS:  At December 31, 2008 and 2007, Federal Home Loan Bank (FHLB) advances totaled $39.7 million and $29.2 million, respectively, with a weighted average interest rate of 3.59 percent and 3.69 percent, respectively.  The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements.  The FHLB advances outstanding at December 31, 2008 have varying terms and interest rates, as well as prepayment penalties.
At December 31, 2008 and 2007, overnight borrowings totaled $15.3 million and $15.7 million, respectively.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION:  The allowance for loan losses was $9.7 million at December 31, 2008 as compared to $7.5 million at December 31, 2007.  At December 31, 2008, the allowance for loan losses as a percentage of total loans outstanding was 0.92 percent compared to 0.76 percent at December 31, 2007 and 0.78 percent at December 31, 2006.  The provision for loan losses was $2.4 million for 2008 and $750 thousand for 2007.  The allowance as a percentage of total loans rose in 2008 as compared to 2007 and the provision increased over the prior year due to loan growth and increases in commercial-related loans and delinquencies.
The provision was based upon management’s review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and the existence and net realizable value of the collateral and guarantees securing the loans.  Although management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change.  Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s allowance for loan losses.  Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination.  Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey.  Accordingly, the collectibility of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in market conditions in the state and may be adversely affected should real estate values decline further or New Jersey experience continuing adverse economic conditions.  Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.

The following table presents the loan loss experience during the periods ended December 31,

(In Thousands)	2008	2007	2006	2005	2004
Allowance for Loan Losses At	$7,500	$6,768	$6,378	$5,989	$5,439
Beginning of Year
Loans Charged-Off During the Period
Real Estate	24	-	-	-	-
Consumer	1	23	13	14	16
Commercial and Other	214	-	13	2	62
Total Loans Charged-Off	239	23	26	16	78

Recoveries During the Period
Real Estate	12	-	-	-	-
Consumer	3	2	1	2	6
Commercial and Other	12	3	1	12	9
Total Recoveries	27	5	2	14	15
Net Charge-Offs	212	18	24	2	63
Provision Charged to Expense	2,400	750	414	391	613
Allowance for Loan Losses at End of Year	$9,688	$7,500	$6,768	$6,378	$5,989

The following table shows the allocation of the allowance for loan losses and the percentage of each loan category to total loans as of December 31,

		% of		% of		% of		% of		% of
		Loan		Loan		Loan		Loan		Loan
		Category		Category		Category		Category		Category
		to Total		to Total		to Total		to Total		to Total
(In Thousands)	2008	Loans	2007	Loans	2006	Loans	2005	Loans	2004	Loans
Residential	$2,627	50.9	$2,333	52.5	$2,910	59.1	$2,888	61.5	$2,647	58.4
Commercial and Other	6,753	46.3	4,885	43.7	3,591	36.8	3,327	35.4	3,145	38.2
Consumer	308	2.8	282	3.8	267	4.1	163	3.1	197	3.4
Total	$9,688	100.00	$7,500	100.0	$6,768	100.0	$6,378	100.0	$5,989	100.0

NON-PERFORMING ASSETS:

The following table presents for the years indicated the components of non-performing assets:

		Years Ended December 31,
(In Thousands)	2008	2007	2006	2005	2004
Loans Past Due 90 Days or More
And Still Accruing Interest	$-	$-	$197	$47	$-
Non-Accrual Loans	5,393	2,131	1,880	339	351
Total Non-Performing Loans	5,393	2,131	2,077	386	351
Other Real Estate Owned	1,211	-	-	-	-
Total Non-Performing Assets	$6,604	$2,131	$2,077	$386	$351

Loan Charge-Offs	$239	$23	$26	$16	$78
Loan Recoveries	(27)	(5)	(2)	(14)	(15)
Net Loan Charge-Offs/(Recoveries)	$212	$18	$24	$2	$63

Allowance for Loan Losses	$9,688	$7,500	$6,768	$6,378	$5,989

Ratios:
Total Non-Performing Loans/Total Loans	0.51%		0.22%		0.24%		0.05%		0.06%
Total Non-Performing Loans/Total Assets	0.39		0.16		0.16		0.03		0.03
Total Non-Performing Assets/Total Assets	0.48		0.16		0.16		0.03		0.03
Allowance for Loan Losses/Total Loans	0.92		0.76		0.78		0.83		1.05
Allowance for Loan Losses/Total Non-Performing Loans	1.8	X	3.5	X	3.3	X	16.5	X	17.1	X

Interest income of $235 thousand, $149 thousand and $129 thousand would have been recognized during 2008, 2007 and 2006, respectively, if non-accrual loans had been current in accordance with their original terms.

CONTRACTUAL OBLIGATIONS:  The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2008.  Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below:

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Loan Commitments	$131,456	$-	$-	$-	$131,456
Long-Term Debt Obligations	2,000	15,780	6,968	15,000	39,748
Operating Lease Obligations	2,724	4,712	4,202	13,616	25,254
Purchase Obligations	1,485	-	-	-	1,485
Total Contractual Obligations	$137,665	$20,492	$11,170	$28,616	$197,943

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
Purchase obligations represent legally binding and enforceable agreements to purchase goods and services from third parties and consist of contractual obligations under data processing service agreements, as well as the contract for the construction of a new branch on Morris/Essex Turnpike in Summit.  The Corporation also enters into various routine rental and maintenance contracts for facilities and equipment.  These contracts are generally for one year and are not significant to the consolidated financial statements of the Corporation.

OFF-BALANCE SHEET ARRANGEMENTS:  The following table shows the amounts and expected maturities of significant commitments, consisting primarily of letters of credit, as of December 31, 2008.  Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Financial Letters of Credit	$1,237	$-	$-	$-	$1,237
Performance Letters of Credit	2,746	38	-	-	2,784
Commercial Letters of Credit	5,134	-	110	275	5,519
Total Letters of Credit	$9,117	$38	$110	$275	$9,540

Commitments under standby letters of credit, both financial and performance do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME:  Other income, excluding impairment charges, was $14.9 million in 2008, an increase of $821 thousand or 6 percent over 2007 levels.  The increase was attributable to increases in trust fees and BOLI income, offset in part by a decline in other fee income.  In addition, the Corporation recorded a net gain of $483 thousand on securities sold in 2008 as compared to a net gain of $254 thousand on securities sold in 2007.
Trust fees totaling $10.5 million were realized in 2008, an increase of $975 thousand, or 10 percent over the levels in 2007.  This increase is attributable to higher levels of revenue from higher-margin investment management fees, reduced lower-margin custody fees and higher estate management fees.  The market value of assets under management decreased to $1.80 billion in 2008 compared to $2.03 billion in 2007.  This decline is attributable to the declining value in the equity markets offset in part by new business activity.
Income on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies of $1.1 million was realized in 2008, as compared to $900 thousand in 2007, an increase of $215 thousand or 24 percent.  The increase was a result of an additional investment of $5.0 million during 2008.
The Corporation recognized a pre-tax loss in 2008 of $153 thousand on the disposal of premises and equipment related to the relocation of the Shunpike Branch to Green Village Road and the closure of the New Vernon Branch.  In 2007, the Corporation recorded a pre-tax gain of $548 thousand on the sale of a non-banking related property and other fixed assets.
In addition, the Corporation recorded pre-tax other-than-temporary impairment charges of $56.1 million on securities held in its available for sale and held to maturity investment portfolios.  Of this amount, $55.3 million related to the write-down of trust preferred pooled securities, consisting of securities issued primarily by banks and insurance companies, which are classified as held to maturity.  After the write-down, the securities had a total adjusted carrying value of $11.6 million.  The remaining impairment of $884 thousand was recorded on one corporate bond and four equity securities, which are all classified as available for sale.  After the write-down, the corporate bond had a total adjusted carrying value of $320 thousand and the equity securities had a total adjusted carrying value of $100 thousand.

The following table presents the major components of other income:

(In Thousands)	2008	2007	2006
Trust Fees	$10,538	$9,563	$8,367
Service Charges on Deposit Accounts	2,134	2,021	1,960
Bank Owned Life Insurance	1,115	900	837
(Losses)/Gains on Sales of Fixed Assets	(153)	548	15
Other Noninterest Income	410	428	519
Impairment Charges	(56,146)	-	-
Securities Gains/(Losses), Net	483	254	(1,781)
Safe Deposit Rental Fees	243	239	233
Other Fee Income	95	90	117
Total Other Income	$(41,281)	$14,043	$10,267

OTHER EXPENSES:  In 2008, other expenses totaled $37.3 million as compared to $32.1 million in 2007, an increase of $5.2 million or 16 percent.  This increase is commensurate with the growth in the overall level of bank and trust business activity.
Salaries and benefits expense, which accounts for the largest portion of other expenses, increased $3.1 million, or 18 percent, in 2008 as compared to 2007.  This increase is due, in part, to the amendment of our existing 401(K) profit-sharing and investment plan to enhance the contributions to its salaried employees starting in May 2008.  The amended 401(K) plan replaced the Bank’s defined benefit pension plan which was terminated in 2008.  These actions will reduce the retirement costs per employee in future years and eliminates the market risk of maintaining a defined benefit plan.  In addition, the Corporation added new officers and support staff to carry out the Corporation’s strategic plan, and accordingly, paid higher salaries and incurred higher health care costs as compared to prior periods.  At December 31, 2008, the Corporation’s full-time equivalent staff was 278 compared with 254 at December 31, 2007.
Premises and equipment expense increased to $8.5 million in 2008 from $7.8 million in 2007, an increase of $709 thousand, or 9 percent.  The Corporation opened new branches in Whitehouse and Piscataway, New Jersey, in 2008 and began recording additional depreciation, utility and maintenance expense as a result.  The Corporation also recorded additional maintenance costs for branch upkeep and increases to expenditures such as utilities and real estate taxes.
Professional and legal fees increased $238 thousand, or 30 percent, over levels for 2007, due in part to expenses related to the sale of preferred stock to the Treasury under the TARP program and the extensive analysis of the trust preferred pooled securities portfolio.  Advertising expenses increased $259 thousand, or 29 percent when compared to 2007 due to additional advertising for the Green Village, Whitehouse and Piscataway Branches and to promote deposit products.  The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.
The following table presents the major components of other expenses:

(In Thousands)	2008	2007	2006
Salaries and Benefits	$20,586	$17,511	$15,698
Premises and Equipment	8,470	7,761	6,909
Professional and Legal Fees	1,462	1,124	833
Advertising	1,151	892	732
Trust Department	643	483	467
Stationery and Supplies	479	440	469
Telephone	471	450	396
Postage	363	342	339
Other Expenses	3,660	3,084	3,102
Total Other Expenses	$37,285	$32,087	$28,945

INCOME TAXES:  Income tax expense, exclusive of the tax benefit of $19.7 million recorded on the impairment charges, for the year ended December 31, 2008 was $7.1 million as compared to income tax expense for 2007 of $5.2 million.  The effective tax rate, exclusive of the impairment charges and corresponding tax benefit, for the year ended December 31, 2008 was 32.86 percent compared to 30.53 percent for the year ended December 31, 2007.

RESULTS OF OPERATIONS 2007 COMPARED TO 2006:  The Corporation’s net income for the year ended December 31, 2007, was $11.9 million, an increase of $1.7 million or 16 percent, as compared to $10.2 million for the year ended December 31, 2006.  Earnings per diluted share were $1.42 and $1.22 for the years 2007 and 2006, respectively.  In 2007, these results produced a return on average assets of 0.90 percent as compared to 0.79 percent in 2006 and a return on average shareholders’ equity of 11.12 percent as compared to 10.10 percent in 2006.  In 2007, the Corporation implemented a long-term business plan, which called for a shift in the asset mix to place more emphasis on commercial loans and commercial mortgages.  The balance sheet at the time was uniquely suited to accommodate a gradual and significant change.
In 2007, net interest income, on a fully tax-equivalent basis, rose to $36.8 million from $34.0 million in 2006.  Average earning assets increased $16.8 million or one percent from the average balances in 2006 and rates earned on earning assets increased 32 basis points in 2007.  Interest expense increased 6 percent over the levels recorded in 2006 on average balances of interest-bearing liabilities that increased $4.7 million.  Rates paid in 2007 on interest-bearing liabilities rose 18 basis points over those paid in 2006.  Although competition remained strong, interest rates were also influenced by decreases in the federal funds target rates during the last two quarters of 2007.  The net interest margin rose to 2.95 percent in 2007 from 2.76 percent in 2006.
The Corporation completed a balance sheet restructuring in the third quarter of 2006, selling $61.6 million of available-for-sale securities that were yielding 4.14 percent.  The sale resulted in a before-tax charge of approximately $1.9 million and an after-tax charge of $1.1 million, or $0.13 per diluted share.  The Corporation used a majority of the proceeds from the sale to redeem high cost, short-term borrowings and used approximately $20 million to purchase floating-rate securities.  The Corporation continued to experience an improvement in net interest income and net interest margin into 2007.
In 2007, other income was $14.0 million, an increase of 37 percent over 2006 levels.  The increase was attributable to increases in trust fees and other noninterest income, offset in part by a decline in other fee income.  In addition, the Corporation recorded a net gain of $254 thousand on securities sold in 2007 as compared to a net loss of almost $1.8 million on securities sold in 2006.
Trust fees increased $1.2 million, or 14 percent, to $9.6 million in 2007 as compared to 2006.  This increase is attributable to an increased volume of business as the market value of assets under management increased to $2.03 billion in 2007 compared to $1.92 billion in 2006.

Other income of $900 thousand was realized in 2007 on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $837 thousand in 2006.  The Corporation recognized a pre-tax gain of $548 thousand in 2007 on the sale of a non-banking related property and other fixed assets as compared to $15 thousand in 2006.
Other expenses totaled $32.1 million in 2007, an increase of $3.1 million or 11 percent compared to $28.9 million in 2006.  This increase is commensurate with the growth in the overall level of bank and trust business activity.  Salaries and benefits expense increased $1.8 million, or 12 percent, in 2007 as compared to 2006.  In an effort to improve the net interest margin, the Corporation’s strategic plan called for an increased emphasis on commercial and construction loans, and accordingly, additional commercial lending officers and support staff were hired in 2007.   In addition to this increase in staff, salary expense rose due to normal salary increases, trust department and branch expansion and higher group health insurance.  At December 31, 2007, the Corporation’s full-time equivalent staff was 254 compared with 232 at December 31, 2006.
In 2007, premises and equipment expense increased to $7.8 million from $6.9 million in 2006, an increase of $852 thousand, or 12 percent, due to increases charged by outside vendors for utilities, real estate taxes and additional maintenance costs for branch upkeep.  In addition, the Corporation opened a branch in Summit, New Jersey, in April 2007 and began recording additional depreciation, utility and maintenance expense as a result.
Professional and legal fees increased $291 thousand, or 35 percent in 2007, over levels for 2006, due in part to expenses generated by a review of our benefit plans and higher recruitment fees to fill new lending positions.  When compared to 2006, advertising expenses increased $160 thousand, or 22 percent in 2007 due to additional advertising for the Summit Branch and to promote deposit products.

CAPITAL RESOURCES:  A solid capital base provides the Corporation with the ability for future growth and financial strength.  Maintaining a strong capital position supports the Corporation’s goal of providing shareholders an attractive and stable long-term return on investment.  Total shareholders’ equity declined $23.5 million or 22 percent to $83.9 million at December 31, 2008 as compared with $107.4 million at December 31, 2007.
At December 31, 2008, unrealized losses on securities, net of taxes, were $1.5 million as compared to unrealized losses on securities, net of taxes, of $4.6 million at December 31, 2007.
Federal regulations require banks to meet target Tier 1 and total capital ratios of 4 percent and 8 percent, respectively.  The Corporation’s Tier 1 and total capital ratios are in excess of regulatory minimums at 9.11 percent and 10.05 percent, respectively, at December 31, 2008.  The Corporation’s capital leverage ratio was 6.15 percent at December 31, 2008.
On January 9, 2009, the Corporation sold 28,685 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and a ten-year warrant to purchase up to 143,139 shares of the Corporation’s common stock at an exercise price of $30.06 per share, for an aggregate purchase price of $28.7 million.  Had the Corporation completed the sale before year end, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios would have been 8.23 percent, 12.16 percent and 13.10 percent, respectively.
Cumulative dividends on the preferred shares will accrue on the liquidation preference at a rate of 5 percent per annum for the first five years and at a rate of 9 percent per annum thereafter, but will be paid only when declared by the Corporation’s Board of Directors.  The preferred shares have no maturity date and rank senior to the common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Corporation.  The Corporation may redeem the senior preferred shares three years after the date of the Treasury’s investment, or earlier if it raises in an equity offering net proceeds equal to the amount of the senior preferred shares to be redeemed.  It must raise proceeds equal to at least 25 percent of the issue price of the senior preferred shares to redeem any senior preferred shares prior to the end of the third year.  The redemption price is equal to the sum of the liquidation amount per share and any accrued and unpaid dividends on the senior preferred shares up to, but excluding, the date fixed for redemption.  Notwithstanding the foregoing limitations, under the Stimulus Act the Treasury may, after consultation with the Corporation’s federal regulator, permit the Corporation at any time to redeem the senior preferred shares.  Upon such redemption, the Treasury will liquidate at the current market price the warrant that the Corporation issued to the Treasury.

LIQUIDITY:  Liquidity refers to an institution’s ability to meet short-term requirements in the form of loan requests, deposit withdrawals and maturing obligations.  Principal sources of liquidity include cash, temporary investments and securities available for sale.
Management feels the Corporation’s liquidity position is sufficient to meet future needs.  Cash and cash equivalents, including federal funds sold and interest-earning deposits, totaled $26.9 million at December 31, 2008.  In addition, the Corporation has $173.5 million in securities designated as available for sale.  These securities can be sold in response to liquidity concerns.  As of December 31, 2008, investment securities held to maturity and securities available for sale maturing within one year amounted to $19.7 million.
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

ASSET/LIABILITY MANAGEMENT:  The Corporation’s Asset/Liability Committee (ALCO) is responsible for managing the exposure to changes in market interest rates and for establishing policies that monitor and coordinate its sources, uses and pricing of funds.

We have sought to manage our interest rate risk in order to control the exposure of our earnings and capital to changes in interest rates.  As part of our ongoing asset/liability management, we currently use the following strategies to manage our interest rate risk:
•	Actively market adjustable-rate residential mortgage loans
•
Actively market commercial business loans, which tend to have shorter terms and higher interest rates than residential mortgage loans, and which generate customer relationships that can result in higher non-interest bearing demand deposit accounts

•
Lengthen the weighted average maturity of our liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of New York

•	Invest in shorter to medium-term securities
•	Maintain high levels of capital
The Corporation is not engaged in hedging through the use of derivatives nor does it use interest rate caps and floors although these are options available to manage interest rate risk.
ALCO uses a simulation model to analyze net interest income sensitivity to movements in interest rates.  The simulation model projects net interest income based on various interest rate scenarios over a 12 and 24 month period.  The model is based on the actual maturity and repricing characteristics of rate sensitive assets and liabilities.  The model incorporates certain assumptions, which management believes to be reasonable regarding the impact of changing interest rates and the prepayment assumptions of certain assets and liabilities as of December 31, 2008.  The model assumes changes in interest rates without any proactive change in the balance sheet by management.  In the model, the forecasted shape of the yield curve remains static as of December 31, 2008.
The simulation model is based on market interest rates and prepayment speeds prevalent in the market as of December 31, 2008.  New interest earning asset and interest-bearing liability originations and rate spreads are estimated using the Corporation’s budgeted originations for 2009.
The table shows the estimated changes in the Corporation’s net portfolio value that would result from an immediate parallel change in the market interest rates at December 31, 2008.

	Estimated Decrease in NPV				NPV as a Percentage of Present Value of Assets (2)
(Dollars in Thousands)
Change in
Interest
Rates	Estimated				NPV	Increase/(Decrease)
(basis points)	NPV (1)	Amount	Percent		Ratio (3)	(basis points)

+ 300	$104,176	$(23,111)	(18.16	) %	7.97%	(109.2)
+ 200	112,957	(14,331)	(11.26)		8.44	(62.6)
+ 100	121,975	(5,312)	(4.17)		8.89	(17.5)
-	127,287	-	-		9.06	-
-100	121,479	(5,808)	(4.56)		8.54	(52.5)
-200	103,982	(23,305)	(18.31)		7.29	(177.4)
- 300	86,528	(40,759)	(32.02)		6.07	(299.5)

(1)	NPV is the discounted present value of expected cash flows from assets and liabilities.
(2)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(3)	NPV Ratio represents NPV divided by the present value of assets.

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

EFFECTS OF INFLATION AND CHANGING PRICES:  The financial statements and related financial data presented herein have been prepared in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.  Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature.  As a result, interest rates have a more significant impact on a financial institution’s performance than do general levels of inflation.  Interest rates do not necessarily move in the same magnitude as the prices of goods and services.
Real estate prices have declined in the Corporation’s trade area and the values of real estate collateralizing the Corporation’s loans could also be adversely affected.  However, the Corporation is monitoring the situation closely and its results have not been adversely affected.

RECENT ACCOUNTING PRONOUNCEMENTS:   In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (Statement No. 159).  Statement No. 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  Statement No. 159 was effective for the Corporation on January 1, 2008.  The Corporation did not elect the fair value option for any financial assets or financial liabilities as of January 1, 2008.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (Statement No. 157).  Statement No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  Statement No. 157 establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.  The standard was effective for fiscal years beginning after November 15, 2007.  The adoption of Statement No. 157 did not have a material impact on its financial statements.
In February 2008, the FASB issued Staff Position (FSP) 157-2, “Effective Date of FASB Statement No. 157.” This FSP delays the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material.
In October 2008, the FASB issued Staff Position (FSP) 157-3, “Determining the Fair Value of a Financial Asset when the Market for That Asset Is Not Active.”  This FSP clarifies the application of FAS 157 in a market that is not active.
In September 2006, the FASB Emerging Issues Task Force (EITF) finalized Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.”  EITF 06-4 requires that a liability be recorded during the service period when a split-dollar life insurance agreement continues after participants’ employment or retirement.  The required accrued liability will be based on either the post-employment benefit cost for the continuing life insurance or based on the future death benefit depending on the contractual terms of the underlying agreement.  EITF 06-4 is effective for fiscal years beginning after December 15, 2007.  The adoption of EITF 06-4 resulted in an accrued benefit liability entry of $449 thousand, which was taken against retained earnings and an expense of approximately $130 thousand in 2008.
On November 5, 2007, the SEC issued Staff Accounting Bulletin No. 109, “Written Loan Commitments Recorded at Fair Value through Earnings” (SAB 109). Previously, SAB 105, “Application of Accounting Principles to Loan Commitments,” stated that in measuring the fair value of a derivative loan commitment, a company should not incorporate the expected net future cash flows related to the associated servicing of the loan. SAB 109 supersedes SAB 105 and indicates that the expected net future cash flows related to the associated servicing of the loan should be included in measuring fair value for all written loan commitments that are accounted for at fair value through earnings.  SAB 105 also indicated that internally-developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment, and SAB 109 retains that view.  SAB 109 is effective for derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007.  The adoption of SAB 109 did not have a material impact on the Corporation’s consolidated financial statements.
In December 2007, the SEC issued SAB No. 110, which expresses the views of the SEC regarding the use of a “simplified” method, as discussed in SAB No. 107, in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement No. 123(R), “Share-Based Payment.”  The SEC concluded that a company could, under certain circumstances, continue to use the simplified method for share option grants after December 31, 2007.  The Corporation does not use the simplified method for share options and therefore SAB No. 110 has no impact on the Corporation’s consolidated financial statements.
In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), “Business Combinations” (Statement No. 141(R)), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  Statement No. 141(R) is effective for fiscal years beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The adoption of this standard is not expected to have a material effect on the Corporation’s results of operations or financial position.
In December 2007, the FASB issued FASB Statement No. 160, “Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (Statement No. 160), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets.  Statement No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The adoption of this standard is not expected to have a material effect on the Corporation’s results of operations or financial position.
In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of Statement No. 133 (Statement No. 161).”  Statement No. 161 amends and expands the disclosure requirements of Statement No. 133 for derivative instruments and hedging activities.  Statement No. 161 requires qualitative disclosure about objectives and strategies for using derivative and hedging instruments, quantitative disclosures about fair value amounts of the instruments and gains and losses on such instruments, as well as disclosures about credit-risk features in derivative agreements.  Statement No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of Statement No. 161 is not expected to have a material effect on the Corporation’s results of operations or financial position.

PGB TRUST AND INVESTMENTS:  PGB Trust and Investments, a division of the Bank, since its inception in 1972 has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base.  Officers from PGB Trust and Investments are available to provide investment services at the Bank’s Gladstone, Clinton, Morristown and Summit Branches.
The market value of assets under management at December 31, 2008 was $1.80 billion.  Fee income generated by PGB Trust and Investments was $10.5 million, $9.6 million and $8.4 million in 2008, 2007 and 2006, respectively.

Trust Assets
(Market Value in Billions)
2004	$1.69
2005	$1.76
2006	$1.92
2007	$2.03
2008	$1.80

FORWARD LOOKING STATEMENTS:  The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to the following possibilities:

•	Impairment charges with respect to securities.
•	Unanticipated costs in connection with new branch openings.
•	Further deterioration of the economy.
•	Decline in commercial and residential real estate values.
•	Unexpected changes in interest rates.
•	Inability to manage growth in commercial loans.
•	Unexpected loan prepayment volume.
•	Unanticipated exposure to credit risks.
•	Insufficient allowance for loan losses.
•	Competition from other financial institutions.
•	Adverse effects of government regulation or different than anticipated effects from existing regulations.
•	Passage by Congress of a law which unilaterally amends the terms of the Treasury’s investment in us in a way that adversely affects us.
•	A decline in the levels of loan quality and origination volume
•	A decline in trust assets or deposits.
•	Other unexpected events.

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
	Years Ended December 31,
(In Thousands, Except Per Share Data)	2008	2007	2006	2005	2004
Summary Earnings:
Interest Income	$71,917	$72,352	$67,267	$55,414	$44,917
Interest Expense	25,597	36,483	34,444	20,123	9,860
Net Interest Income	46,320	35,869	32,823	35,291	35,057
Provision for Loan Losses	2,400	750	414	391	613
Net Interest Income After Provision
For Loan Losses	43,920	35,119	32,409	34,900	34,444
Other Income, Exclusive of Securities
Gains/(Losses), net	14,382	13,789	12,048	10,944	9,777
Other Expenses	37,285	32,087	28,945	27,492	25,178
Securities (Losses)/Gains, Net	(55,663)	254	(1,781)	551	150
(Loss)/Income Before Income Tax Expense	(34,646)	17,075	13,731	18,903	19,193
Income Tax (Benefit)/Expense	(12,586)	5,213	3,505	5,773	6,084
Net (Loss)/Income	$(22,060)	$11,862	$10,226	$13,130	$13,109

Per Share Data:
(Loss)/Earnings Per Share-Basic	$(2.66)	$1.43	$1.24	$1.58	$1.60
(Loss)/Earnings Per Share-Diluted	(2.66)	1.42	1.22	1.56	1.56
Cash Dividends Declared	0.64	0.62	0.58	0.50	0.42
Book Value End-Of-Period	10.12	12.94	12.55	11.97	11.48
Weighted Average Shares Outstanding	8,292,693	8,299,271	8,268,226	8,286,926	8,200,681
Common Stock Equivalents (Dilutive)	-	69,754	102,095	116,348	177,412

Balance Sheet Data (At Period End):
Total Assets	$1,385,425	$1,346,976	$1,288,376	$1,255,383	$1,067,410
Investment Securities	51,731	45,139	55,165	78,084	87,128
Securities Available for Sale	173,543	236,944	282,878	334,862	349,656
Total Loans	1,052,982	981,180	870,153	768,473	572,164
Allowance for Loan Losses	9,688	7,500	6,768	6,378	5,989
Total Deposits	1,237,888	1,180,267	1,144,736	1,041,996	935,666
Total Shareholders’ Equity	83,894	107,429	103,763	99,155	94,669
Trust Assets (Market Value)	1,804,629	2,028,232	1,924,954	1,761,846	1,691,860
Cash Dividends Declared	5,304	5,150	4,794	4,143	3,226

Selected Performance Ratios:
Return on Average Total Assets	(1.62	) %	0.90%	0.79%	1.12%	1.30%
Return on Average Total Shareholders’ Equity	(20.74)		11.12	10.10	13.49	14.72
Dividend Payout Ratio	(24.04)		43.42	46.88	31.56	24.61
Average Total Shareholders’ Equity to
Average Assets	7.81		8.12	7.84	8.30	8.82
Non-Interest Expenses to Average Assets	2.74		2.44	2.24	2.34	2.49
Non-Interest Income to Average Assets	(3.03)		1.07	0.80	0.98	0.98

Asset Quality Ratios (At Period End):
Non-Performing Loans to Total Loans	0.51%		0.22%		0.24%		0.05%		0.06%
Non-Performing Assets to Total Assets	0.48		0.16		0.16		0.03		0.03
Allowance For Loan Losses to
Non-Performing Loans	1.8	X	3.5	X	3.3	X	16.5	X	17.1	X
Allowance For Loan Losses to
Total Loans	0.92%		0.76%		0.78%		0.83%		1.05%
Net Charge-Offs/(Recoveries) to Average
Loans plus Other Real Estate Owned	0.02		0.00		0.00		0.00		0.01

Liquidity and Capital Ratios:
Average Loans to Average Deposits	85.01%	78.22%	77.47%	69.25%	55.94%
Total Shareholders’ Equity to Total Assets	6.06	7.98	8.05	7.90	8.87
Tier 1 Capital to Risk Weighted Assets	9.11	14.92	15.33	16.71	19.02
Total Capital to Risk Weighted Assets	10.05	15.91	16.31	17.78	20.25
Tier 1 Leverage Ratio	6.15	8.59	8.20	8.66	9.18

The following table sets forth certain unaudited quarterly financial data for the periods indicated:

Dividends Per Share
(In Dollars)
2004	$0.42
2005	$0.50
2006	$0.58
2007	$0.62
2008	$0.64

Book Value Per Share
(In Dollars)
2004	$11.48
2005	$11.97
2006	$12.55
2007	$12.94
2008	$10.12

Selected 2008 Quarterly Data:	March 31	June 30	September 30	December 31
(In Thousands Except Per Share Data)
Interest Income	$18,345	$17,612	$17,912	$18,048
Interest Expense	7,831	6,195	5,759	5,812
Net Interest Income	10,514	11,417	12,153	12,236
Provision for Loan Losses	430	590	780	600
Trust Fees	2,485	2,665	2,489	2,899
Impairment Charges	-	-	-	(56,146)
Securities Gains, Net	310	69	104	-
Other Income	934	927	964	1,019
Other Expenses	8,609	9,129	9,591	9,956
Income Before Income Tax Expense	5,204	5,359	5,339	(50,548)
Income Tax Expense/(Benefit)	1,741	1,780	1,822	(17,929)
Net Income	$3,463	$3,579	$3,517	$(32,619)
Earnings Per Share-Basic	$0.42	$0.43	$0.42	$(3.93)
Earnings Per Share-Diluted	0.41	0.43	0.42	(3.93)

Selected 2007 Quarterly Data:	March 31	June 30	September 30	December 31
(In Thousands Except Per Share Data)
Interest Income	$17,294	$17,895	$18,256	$18,907
Interest Expense	8,970	9,225	9,369	8,919
Net Interest Income	8,324	8,670	8,887	9,988
Provision for Loan Losses	125	100	125	400
Trust Fees	2,142	2,459	2,252	2,710
Securities Gains/(Losses), Net	162	220	-	(128)
Other Income	884	881	912	1,549
Other Expenses	7,558	8,019	8,098	8,412
Income Before Income Tax Expense	3,829	4,111	3,828	5,307
Income Tax Expense	1,137	1,298	1,179	1,599
Net Income	$2,692	$2,813	$2,649	$3,708
Earnings Per Share-Basic	$0.33	$0.34	$0.32	$0.45
Earnings Per Share-Diluted	0.32	0.33	0.32	0.44

Management Report
Internal Control Over Financial Reporting

Management of the Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Corporation’s internal control system was designed to provide reasonable assurance to the Corporation’s management and board of directors regarding the preparation and fair presentation of published financial statements.   All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2008. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.  Based upon our assessment we believe that, as of December 31, 2008, the Corporation’s internal control over financial reporting is effective based upon those criteria.  The Corporation’s independent auditors have issued an audit report on our assessment of, and the effective operation of, the Corporation’s internal control over financial reporting.  This report begins on the next page.

/s/ Frank A. Kissel	/s/ Arthur F. Birmingham
Frank A. Kissel	Arthur F. Birmingham
Chairman of the Board and	Executive Vice President,
Chief Executive Officer	Chief Financial Officer and
Chief Accounting Officer

March 10, 2009

Report of Independent Registered Public Accounting Firm

Peapack-Gladstone Financial Corporation
Gladstone, New Jersey

We have audited Peapack-Gladstone Financial Corporation’s (the Company) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report of Internal Control Over Financial Reporting.  Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

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

In our opinion, Peapack-Gladstone Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of condition at December 31, 2008 and 2007 and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended of Peapack-Gladstone Financial Corporation and our report dated March 10, 2009 expressed an unqualified opinion on those financial statements.

                                                                                            /s/  Crowe Horwath LLP

Livingston, New Jersey
March 10, 2009

Report of Independent Registered Public Accounting Firm

Peapack-Gladstone Financial Corporation
Gladstone, New Jersey

We have audited the accompanying statements of condition of Peapack-Gladstone Financial Corporation as of December 31, 2008 and 2007, and the related statements of income, changes in shareholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peapack-Gladstone Financial Corporation’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 10, 2009, expressed an unqualified opinion thereon.

                                                                                                                 /s/  Crowe Horwath LLP

Livingston, New Jersey
March 10, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS
PEAPACK-GLADSTONE FINANCIAL CORPORATION:

      We have audited the consolidated statements of income, changes in shareholders’ equity, and cash  flows  of Peapack-Gladstone  Financial  Corporation and subsidiary (the Corporation) for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

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

      In our opinion, the consolidated financial statements referred to above present fairly, in all material   respects,   the results of the operations and the cash flows for the year ended December 31, 2006 for Peapack-Gladstone Financial Corporation and subsidiary, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 14 to the consolidated financial statements, the Corporation has changed its method of quantifying misstatements in the financial statements in the year ended December 31, 2006 due to the adoption of SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements”.

                                                                                                                             /s/ KPMG LLP

Short Hills, New Jersey
February 27, 2007

CONSOLIDATED STATEMENTS OF CONDITION

	December 31,
(In Thousands Except Share Data)	2008	2007
Assets
Cash and Due From Banks	$25,686	$25,443
Federal Funds Sold	200	1,771
Interest-Earning Deposits	1,003	973
Total Cash and Cash Equivalents	26,889	28,187
Investment Securities Held to Maturity (Fair
Value $52,175 in 2008 and $45,070 in 2007)	51,731	45,139
Securities Available for Sale	173,543	236,944
FHLB and FRB Stock, at cost	4,902	4,293
Loans	1,052,982	981,180
Less: Allowance for Loan Losses	9,688	7,500
Net Loans	1,043,294	973,680
Premises and Equipment	26,936	26,236
Other Real Estate Owned	1,211	-
Accrued Interest Receivable	4,117	5,122
Cash Surrender Value of Life Insurance	25,480	19,474
Deferred Tax Assets, net	23,143	6,387
Other Assets	4,179	1,514
Total Assets	$1,385,425	$1,346,976

Liabilities
Deposits:
Noninterest-Bearing Demand Deposits	$210,030	$199,266
Interest-Bearing Deposits:
Checking	167,727	145,490
Savings	67,453	64,772
Money Market Accounts	364,628	377,544
Certificates of Deposit over $100,000	195,826	155,410
Certificates of Deposit less than $100,000	232,224	237,785
Total Deposits	1,237,888	1,180,267
Overnight Borrowings	15,250	15,650
Federal Home Loan Bank Advances	39,748	29,169
Accrued Expenses and Other Liabilities	8,645	14,461
Total Liabilities	1,301,531	1,239,547
Shareholders’ Equity
Common Stock (No Par Value; Stated Value $0.83
Per Share; Authorized 20,000,000 shares;
Issued Shares, 8,628,729 at December 31, 2008 and 8,577,446
at December 31, 2007; Outstanding shares, 8,289,823 at
December 31, 2008 and 8,304,486 at December 31, 2007)	7,190	7,148
Surplus	92,169	90,677
Treasury Stock at Cost, 338,906 shares in 2008
and 272,960 shares in 2007	(7,894)	(6,255)
Retained Earnings	(6,063)	21,750
Accumulated Other Comprehensive Loss,
Net of Income Tax Benefit	(1,508)	(5,891)
Total Shareholders’ Equity	83,894	107,429
Total Liabilities and Shareholders’ Equity	$1,385,425	$1,346,976
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2008	2007	2006
Interest Income
Interest and Fees on Loans	$58,771	$55,906	$49,510
Interest on Investment Securities
Held to Maturity:
Taxable	2,166	848	1,068
Tax-Exempt	917	1,062	1,344
Interest and Dividends on Securities
Available for Sale:
Taxable	8,895	12,859	14,789
Tax-Exempt	916	982	349
Interest on Federal Funds Sold	116	656	146
Interest-Earning Deposits	136	39	61
Total Interest Income	71,917	72,352	67,267
Interest Expense
Interest on Checking Accounts	1,096	1,076	1,044
Interest on Savings and Money Market Accounts	8,504	15,166	12,522
Interest on Certificates of Deposit Over $100,000	6,094	7,134	5,406
Interest on Other Certificates of Deposit	8,232	11,870	10,099
Interest on Overnight and Short-Term Borrowings	217	272	4,305
Interest on Federal Home Loan Bank Advances	1,454	965	1,068
Total Interest Expense	25,597	36,483	34,444
Net Interest Income Before Provision
For Loan Losses	46,320	35,869	32,823
Provision for Loan Losses	2,400	750	414
Net Interest Income After Provision
For Loan Losses	43,920	35,119	32,409
Other Income
Trust Fees	10,538	9,563	8,367
Service Charges and Fees	2,134	2,350	2,310
Bank Owned Life Insurance	1,115	900	837
Other Income	595	976	534
Impairment Charges	(56,146)	-	-
Securities Gains/(Losses), Net	483	254	(1,781)
Total Other Income	(41,281)	14,043	10,267
Other Expenses
Salaries and Employee Benefits	20,586	17,511	15,698
Premises and Equipment	8,470	7,761	6,909
Professional and Legal Fees	1,462	1,124	833
Advertising	1,151	892	732
Other Expenses	5,616	4,799	4,773
Total Other Expenses	37,285	32,087	28,945
(Loss)/Income Before Income Tax Expense	(34,646)	17,075	13,731
Income Tax (Benefit)/Expense	(12,586)	5,213	3,505
Net (Loss)/Income	$(22,060)	$11,862	$10,226
(Loss)/Earnings Per Share
Basic	$(2.66)	$1.43	$1.24
Diluted	(2.66)	1.42	1.22
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

					Accumulated
					Other
(In Thousands, Except	Common		Treasury	Retained	Comprehensive
Share Data)	Stock	Surplus	Stock	Earnings	(Loss)/Income	Total
Balance at December 31, 2005
8,284,715 Shares Outstanding	$7,061	$88,973	$(4,022)	$10,100	$(2,957)	$99,155

Cumulative Effect Adjustment
resulting from the adoption of
SAB No. 108 (Net of Income
Tax Benefit of $341)				(494)		(494)
Balance at January 1, 2006,
As adjusted	$7,061	$88,973	$(4,022)	$9,606	$(2,957)	$98,661

Comprehensive Income:
Net Income 2006				10,226		10,226
Unrealized Holding Gains on
Securities Arising During the
Period (Net of Income
Tax Benefit of $398)					416
Less: Reclassification
Adjustment for Losses
Included in Net Income
(Net of Income Tax Benefit of $623)					(1,158)
Net Unrealized Holding
Gains on Securities Arising
During the Period (Net of
Income Tax Benefit of
$1,021)					1,574	1,574
Total Comprehensive Income						11,800
Adjustment to initially apply
FAS Statement 158 (Net of tax
Benefit of $929)					(1,346)	(1,346)
Dividends Declared
($0.58 per Share)				(4,794)		(4,794)
Common Stock Option Expense		59				59
Common Stock Options
Exercised and Related
Tax Benefits, 13,742 shares	20	340				360
Treasury Stock Transactions
37,484 shares			(977)			(977)
Balance at December 31, 2006
8,270,973 Shares Outstanding	$7,081	$89,372	$(4,999)	$15,038	$(2,729)	$103,763

Comprehensive Income:
Net Income 2007				11,862		11,862
Unrealized Holding Losses on
Securities Arising During the
Period (Net of Income
Tax Benefit of $2,110)					(3,076)
Less: Reclassification
Adjustment for Gains
Included in Net Income
(Net of Income Tax of $89)					165
Net Unrealized Holding
Losses on Securities Arising
During the Period (Net of
Income Tax Benefit of $2,199)					(3,241)	(3,241)
Pension Costs (Net of Tax of $54)					79	79
Total Comprehensive Income						8,700

					Accumulated
					Other
(In Thousands, Except	Common		Treasury	Retained	Comprehensive
Share Data)	Stock	Surplus	Stock	Earnings	(Loss)/Income	Total
Dividends Declared
($0.62 per Share)				(5,150)		(5,150)
Common Stock Option Expense		203				203
Common Stock Options
Exercised and Related
Tax Benefits, 79,983 shares	67	1,102				1,169
Treasury Stock Transactions,
46,470 shares			(1,256)			(1,256)
Balance at December 31, 2007
8,304,486 Shares Outstanding	$7,148	$90,677	$(6,255)	$21,750	$(5,891)	$107,429

Cumulative Effect Adjustment
resulting from the adoption of
EITF 06-4				(449)		(449)
Balance at January 1, 2008,
As adjusted	$7,148	$90,677	$(6,255)	$21,301	$(5,891)	$106,980

Comprehensive Loss:
Net Loss 2008				(22,060)		(22,060)
Unrealized Holding Losses on
Securities Arising During the
Period (Net of Income
Tax Benefit of $17,497)					(33,065)
Less: Reclassification
Adjustment for Gains
Included in Net Income
(Net of Income Tax Benefit
of $19,482)					(36,181)
Net Unrealized Holding
Losses on Securities Arising
During the Period (Net of
Income Tax Expense of $1,985)					3,116	3,116
Pension Costs (Net of Tax of
$875)					1,267	1,267
Total Comprehensive Loss						(17,677)
Dividends Declared
($0.64 per Share)				(5,307)		(5,307)
Common Stock Option Expense		347				347
Common Stock Options
Exercised and Related
Tax Benefits, 51,283 shares	42	1,145		3		1,190
Treasury Stock Transactions,
65,946 shares			(1,639)			(1,639)
Balance at December 31, 2008
8,289,823 Shares Outstanding	$7,190	$92,169	$(7,894)	$(6,063)	$(1,508)	$83,894

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
(In Thousands)	2008	2007	2006
Operating Activities:
Net (Loss)/Income	$(22,060)	$11,862	$10,226
Adjustments to Reconcile Net (Loss)/Income to Net Cash Provided
By Operating Activities:
Depreciation	2,274	2,254	2,068
Amortization of Premium and Accretion of Discount on
Securities, Net	144	313	498
Provision for Loan Losses	2,400	750	414
Stock-based Compensation	347	203	59
Deferred Tax (Benefit)/Expense	(19,615)	256	(1,786)
Excess tax benefit from exercise of stock options	289	93	29
Impairment Charge	56,146	-	-
(Gain)/Loss on Sale of Securities, Net	(483)	(254)	1,781
Proceeds From Sales of Loans	12,203	3,701	622
Loss/(Gain) on Disposal of Premises and Equipment	153	(548)	(15)
Increase in Cash Surrender Value of Life Insurance	(1,006)	(785)	(732)
Distribution of Pension Liability	(3,112)	-	-
Decrease/(Increase) in Accrued Interest Receivable	1,005	59	(353)
(Increase)/Decrease in Other Assets	(2,393)	(559)	2,434
(Decrease)/Increase in Accrued Expenses and Other Liabilities	(1,015)	(1,500)	7,738
Net Cash Provided by Operating Activities	25,277	15,845	22,983
Investing Activities:
Proceeds From Maturities of Investment Securities
Held to Maturity	13,216	16,435	32,505
Proceeds From Maturities of Securities Available for Sale	46,746	60,804	66,093
Proceeds From Calls of Investment Securities Held to Maturity	593	150	11,996
Proceeds From Sales and Calls of Securities Available for Sale	36,120	16,086	60,330
Purchase of Investment Securities Held to Maturity	(9,195)	(6,654)	(9,722)
Purchase of Securities Available for Sale, including FHLB
And FRB Stock	(82,545)	(37,345)	(82,569)
Purchase of Loans	-	-	(26,774)
Net Increase in Loans	(85,941)	(114,746)	(75,552)
Proceeds From Sales of Other Real Estate	513	-	-
Purchases of Premises and Equipment	(3,159)	(4,544)	(4,715)
Proceeds from Disposal of Premises and Equipment	32	661	15
Purchase of Life Insurance	(5,000)	-	-
Net Cash Used in Investing Activities	(88,620)	(69,153)	(28,393)
Financing Activities:
Net Increase in Deposits	57,621	35,531	102,740
Net (Decrease)/Increase in Overnight Borrowings	(400)	15,650	-
Net Decrease in Short-Term Borrowings	-	-	(77,500)
Proceeds From FHLB Advances	12,000	11,000	-
Repayments of FHLB Advances	(1,421)	(5,795)	(7,741)
Dividends Paid	(5,307)	(5,062)	(4,713)
Tax Benefit on Stock Option Exercises	289	93	29
Exercise of Stock Options	902	1,076	331
Purchase of Treasury Stock	(1,639)	(1,256)	(977)
Net Cash Provided by Financing Activities	62,045	51,237	12,169
Net (Decrease)/Increase in Cash and Cash Equivalents	(1,298)	(2,071)	6,759
Cash and Cash Equivalents at Beginning of Year	28,187	30,258	23,499
Cash and Cash Equivalents at End of Year	$26,889	$28,187	$30,258
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for:
Interest	$28,809	$34,578	$32,857
Income Taxes	8,987	4,527	2,222
Transfer of Securities from Available for Sale to Held to
Maturity	48,429	-	-
Transfer of Loans to Other Real Estate Owned	1,731	-	-
See Accompanying Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Organization:  The consolidated financial statements of Peapack-Gladstone Financial Corporation (the “Corporation”) are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank.  The consolidated statements also include the Bank’s wholly-owned subsidiary, Peapack-Gladstone Investment Company and its wholly-owned subsidiary, Peapack-Gladstone Mortgage Group, Inc.  While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank’s and its subsidiaries’ activities.  All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.
Business:  Peapack-Gladstone Bank, the subsidiary of the Corporation, provides a full range of banking and trust services to individual and corporate customers through its branch operations in central New Jersey.  The Bank is subject to competition from other financial institutions, is regulated by certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.
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
Segment Information:  The Corporation’s business is conducted through its banking subsidiary and involves the delivery of loan and deposit products and trust services to customers.  Beginning in 2008, the Corporation changed internal accounting and reporting processes in order to segregate and assess its results among two operating segments, Banking and PGB Trust and Investments and adopted the new processes as of January 1, 2008.  Management uses certain methodologies to allocate income and expense to the business segments.  It was not possible to provide information for prior periods.
The Banking segment includes commercial, commercial real estate, residential and consumer lending activities; deposit generation; operation of ATMs; telephone and internet banking services; merchant credit card services and customer support and sales.
PGB Trust & Investments includes asset management services provided for individuals and institutions; personal trust services, including services as executor, trustee, administrator, custodian and guardian; corporate trust services including services as trustee for pension and profit sharing plans; and other financial planning and advisory services.
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
Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses and results in a new cost basis being established.  In estimating other-than-temporary losses, management considers the length of time and extent that fair value has been less than cost; the financial condition and near-term prospects of the issuer; and the Corporation’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.
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
Loans:  Loans are stated at the principal amount outstanding.  Interest on loans is recognized based upon the principal amount outstanding.  Loans are stated at face value, less unearned income and net deferred fees.  Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment, on a level-yield method, to the loan’s yield.
Loans are considered past due when they are not paid in accordance with contractual terms.  The accrual of income on loans, including impaired loans, is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest, generally when the loan becomes over 90 days delinquent.  A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist.  Commercial loans are generally charged off after an analysis is completed which indicates that collectibility of the full principal balance is in doubt.  Consumer loans are generally charged off after they become 120 days past due.  Mortgage loans are not generally placed on a nonaccrual status unless the value of the real estate has deteriorated to the point that a potential loss of principal or interest exists.  Subsequent payments are credited to income only if collection of principal is not in doubt.  If principal and interest payments are brought contractually current and future collectibility is reasonably assured, loans are returned to accrual status.  Mortgage loans are generally charged off when the value of the underlying collateral does not cover the outstanding principal balance.  The majority of the Corporation’s loans are secured by real estate in the State of New Jersey.
Allowance for Loan Losses:  The allowance for loan losses is maintained at a level considered adequate to provide for probable incurred loan losses inherent in the portfolio.  The allowance is based on management’s evaluation of the loan portfolio considering economic conditions, the volume and nature of the loan portfolio, historical loan loss experience and individual credit situations.  The allowance is increased by provisions charged to expense and reduced by charge-offs net of recoveries.
Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers a loan to be impaired when it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When a loan is considered to be impaired, the amount of impairment is measured based on the fair value of the collateral.  Impairment losses are included in the allowance for loan losses through provisions charged to operations.
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
The FASB Emerging Issues Task Force (EITF) finalized Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements” in September 2006.  EITF 06-4 requires that a liability be recorded during the service period when a split-dollar life insurance agreement continues after participants’ employment or retirement.  The required accrued liability will be based on either the post-employment benefit cost for the continuing life insurance or based on the future death benefit depending on the contractual terms of the underlying agreement.  EITF 06-4 is effective for fiscal years beginning after December 15, 2007.  The Corporation adopted EITF 06-4 on January 1, 2008, which resulted in a cumulative-effect adjustment decreasing retained earnings and increasing liabilities by $449 thousand as of January 1, 2008.
Other Real Estate Owned:  Other real estate owned is carried at the lower of book value or fair value, based on an independent appraisal, less costs to sell.  When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses.  Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the valuation allowance on other real estate owned or to other expense.  The Corporation had $1.2 million of other real estate owned as of December 31, 2008 and no other real estate owned as of December 31, 2007.

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
The Corporation adopted FASB Interpretation 48, Accounting for Uncertainty in Income Taxes, “FIN 48,” as of January 1, 2007.  A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50 percent likely of being realized on examination.  For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.  The adoption had no affect on the Corporation’s financial statements.
The Corporation is no longer subject to examination by the U.S. federal tax authorities for years prior to 2005 or by New Jersey tax authorities for years prior to 2004.  In 2008, the Corporation was audited by the U.S. Federal tax authorities for 2006.  No changes to the tax return were made.
The Corporation recognizes interest and/or penalties related to income tax matters in income tax expense.
In February 2006, the State of New Jersey Division of Taxation adopted new regulations relating to the dividends paid by Real Estate Investment Trusts (REIT).  Dividends received from a REIT are now ineligible for inclusion in the dividends received deduction for corporations.  This regulation applies to dividends paid on or after February 6, 2006.  This new regulation did not have a material impact on the Corporation’s financial condition or results of operations during 2006; however, tax expense increased in 2007 as a result of this regulation.
Benefit Plans:  The Corporation had a defined benefit pension plan covering substantially all of its salaried employees, which was discontinued on May 12, 2008 and is more fully described in Note 11.  The Plan was terminated and substantially all benefits were paid to employees during September 2008.  Contributions totaling $2.1 million have been made during 2008 and no further contributions are expected.  The Corporation amended its existing 401(K) profit-sharing and investment plan to enhance the contributions to its salaried employees starting in May 2008.
Effective December 31, 2006, the Corporation adopted FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (Statement No. 158), which requires employers to recognize on their balance sheets the funded status of pension and other postretirement benefit plans.  Statement No. 158 also requires fiscal-year-end measurements of plan assets and benefit obligations, the use of earlier measurement dates are not permitted.  Statement No. 158 amends Statements No. 87, No. 88, No. 106 and No. 132R, but retains most of their measurement and disclosure guidance and will not change the amounts recognized in the income statement as net periodic benefit cost.  The Corporation recorded $2.3 million as unfunded pension benefit obligation at December 31, 2006.  Provisions related to changes in funded status were adopted in 2007.  Provisions related to the measurement date were adopted in 2008; however, they will have no effect on the Corporation because at the time the defined benefit plan was terminated, the obligation was adjusted to zero.
Stock Option Plans:  The Corporation has incentive and non-qualified stock option plans that allow the granting of shares of the Corporation’s common stock to employees and non-employee directors, which are more fully described in Note 12.  The options granted under these plans are exercisable at a price equal to the fair market value of common stock on the date of grant and expire not more than ten years after the date of grant.  Stock options may vest during a period of up to five years after the date of grant.
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

The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2008, 2007 and 2006:

(In Thousands Except Per Share Data)	2008	2007	2006
Net (Loss)/Income	$(22,060)	$11,862	$10,226
Basic Weighted Average Shares Outstanding	8,292,693	8,299,271	8,268,226
Plus: Common Stock Equivalents	-	69,754	102,095
Diluted Weighted Average Shares Outstanding	8,292,693	8,369,025	8,370,321
(Loss)/Earnings Per Share:
Basic	$(2.66)	$1.43	$1.24
Diluted	(2.66)	1.42	1.22

Stock options for 377,289, 375,638 and 317,209 were not considered in computing diluted earnings per share for 2008, 2007 and 2006, respectively, because they were antidilutive.
Treasury Stock:  Treasury stock is recorded using the cost method and is presented as an unallocated reduction of shareholders’ equity.
Comprehensive Income:  Comprehensive income consists of net income and the change during the period in net unrealized gains or losses on securities available for sale, net of tax, and the change in the pension benefit obligation, net of tax.  It is presented in the consolidated statements of changes in shareholders’ equity.
New Accounting Policies:  In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (Statement No. 159).  Statement No. 159 provides companies with an option to report selected financial assets and liabilities at fair value.  Statement No. 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.  Statement No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007.  The Corporation did not adopt fair value accounting for financial assets or liabilities as of January 1, 2008.  Therefore, the  adoption of Statement No. 159 did not have a material impact on its financial statements.
In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (Statement No. 157).  Statement No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  Statement No. 157 establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.  The standard is effective for fiscal years beginning after November 15, 2007.  The adoption of Statement No. 157 did not have a material impact on its financial statements.
Reclassification:  Certain reclassifications have been made in the prior periods’ financial statements in order to conform to the 2008 presentation.

2.  INVESTMENT SECURITIES HELD TO MATURITY
A summary of amortized cost and fair value of investment securities held to maturity included in the consolidated statements of condition as of December 31, 2008 and 2007 follows:

		2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury	$500	$14	$-	$514
Mortgage-Backed Securities	10,007	214	(34)	10,187
State and Political Subdivisions	29,670	257	(7)	29,920
Other Securities	11,554	-	-	11,554
Total	$51,731	$485	$(41)	$52,175

		2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury	$500	$14	$-	$514
Mortgage-Backed Securities	13,196	84	(88)	13,192
State and Political Subdivisions	31,443	58	(137)	31,364
Total	$45,139	$156	$(225)	$45,070

The amortized cost and fair value of investment securities held to maturity as of December 31, 2008, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.  Securities not due at a single maturity, mortgage-backed securities, are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$14,284	$14,418
After One Year Through Five Years	14,825	14,934
After Five Years Through Ten Years	1,061	1,082
After Ten Years	11,554	11,554
	41,724	41,988
Mortgage-Backed Securities	10,007	10,187
Total	$51,731	$52,175

Securities having an approximate carrying value of $1.4 million and $300 thousand as of December 31, 2008 and 2007, respectively, were pledged to secure public funds and for other purposes required or permitted by law.
In 2008, the Corporation recognized a non-cash charge of $55.3 million related to an other-than-temporary impairment charge for the trust preferred portfolio with a cost of $67.1 million.  The Corporation has the intent and ability to hold these securities to maturity and consequently, as of July 1, 2008, Management changed the accounting treatment for the portfolio from “available for sale” to “held to maturity.”   Although the Corporation’s intent is to continue to hold these securities until maturity, some of the securities may default and, therefore, the Corporation may not recover the original book value.
The following table presents the Corporation’s investment securities held to maturity with continuous unrealized losses and the fair value of these investments as of December 31, 2008 and 2007.

			2008
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities	$1,736	$(34)	$-	$-	$1,736	$(34)
State and Political Subdivisions	3,146	(6)	349	(1)	3,495	(7)
Total	$4,882	$(40)	$349	$(1)	$5,231	$(41)

			2007
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities	$1,235	$(2)	$6,025	$(86)	$7,260	$(88)
State and Political Subdivisions	5,449	(30)	15,634	(107)	21,083	(137)
Total	$6,684	$(32)	$21,659	$(193)	$28,343	$(225)

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

3.  SECURITIES AVAILABLE FOR SALE

A summary of amortized cost and fair value of securities available for sale included in the consolidated statements of condition as of December 31, 2008 and 2007 follows:

		2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
Mortgage-Backed Securities	$146,456	$2,952	$(3,333)	$146,075
State and Political Subdivisions	21,282	141	(431)	20,992
Other Securities	4,319	-	(1,209)	3,110
Marketable Equity Securities	4,069	15	(718)	3,366
Total	$176,126	$3,108	$(5,691)	$173,543

		2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government-Sponsored Agencies	$23,999	$60	$(7)	$24,052
Mortgage-Backed Securities	119,073	204	(784)	118,493
State and Political Subdivisions	24,926	192	(495)	24,623
Other Securities	72,524	68	(6,847)	65,745
Marketable Equity Securities	4,107	281	(357)	4,031
Total	$244,629	$805	$(8,490)	$236,944

The amortized cost and fair value of securities available for sale as of December 31, 2008, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$1,065	$1,072
After One Year Through Five Years	5,390	5,505
After Five Years Through Ten Years	2,702	2,657
After Ten Years	16,444	14,868
	25,601	24,102
Mortgage-Backed Securities	146,456	146,075
Marketable Equity Securities	4,069	3,366
Total	$176,126	$173,543

Securities having an approximate carrying value of $30.4 million and $17.5 million as of December 31, 2008 and December 31, 2007, respectively, were pledged to secure public funds and for other purposes required or permitted by law.
Gross gains on sales of securities of $609 thousand, $498 thousand and $83 thousand and gross losses on sales of securities of $117 thousand, $272 thousand and $1.9 million were realized in 2008, 2007 and 2006, respectively.  In 2008, the Corporation recognized $9 thousand in losses on the non-monetary exchange of equity securities and recognized $28 thousand in gains on the non-monetary exchange of equity securities in 2007.  There were no non-monetary exchanges in 2006.  In 2008, the Corporation recognized a non-cash charge of $884 thousand related to an other-than-temporary impairment charge for one corporate bond and four equity securities with a cost of $1.3 million.
The following table presents the Corporation’s available for sale securities with continuous unrealized losses and the fair value of these investments as of December 31, 2008 and 2007.
.

			2008
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities	$24,019	$(3,157)	$5,354	$(176)	$29,373	$(3,333)
State and Political Subdivisions	7,513	(431)	-	-	7,513	(431)
Other Securities	-	-	1,790	(1,208)	1,790	(1,208)
Marketable Equity Securities	1,843	(366)	800	(353)	2,643	(719)
Total	$33,375	$(3,954)	$7,944	$(1,737)	$41,319	$(5,691)

			2007
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
U.S. Government-Sponsored
Agencies	$-	$-	$1,491	$(7)	$1,491	$(7)
Mortgage-Backed Securities	14,492	(57)	59,266	(727)	73,758	(784)
State and Political Subdivisions	16,363	(491)	328	(4)	16,691	(495)
Other Securities	53,297	(6,310)	3,459	(538)	56,756	(6,848)
Marketable Equity Securities	2,350	(309)	176	(47)	2,526	(356)
Total	$86,502	$(7,167)	$64,720	$(1,323)	$151,222	$(8,490)

Management has determined that the unrealized losses on debt securities are temporary and due to interest rate fluctuations and volatility rather than the credit ratings of the issuers.  The Corporation has a policy to purchase debt securities only from issuers with an investment grade credit rating and monitors credit ratings periodically.

The unrealized losses on investments in mortgage-backed securities were caused by interest rate increases and recent volatile market conditions in the non-agency mortgage-backed securities market.  These securities are all rated AAA.  The Corporation has the ability and intent to hold these securities for a period of time sufficient to recover all gross unrealized losses.

As noted above, Management changed their intent and reclassified the trust preferred pooled securities portfolio from “available for sale” to “held to maturity” as of July 1, 2008 since the Corporation has the ability and intent to hold these securities to maturity.

4.  LOANS

Loans outstanding as of December 31, consisted of the following:

(In Thousands)	2008	2007
Residential Mortgage	$505,150	$497,016
Commercial Mortgage	274,640	237,316
Commercial Loans	143,188	129,747
Construction Loans	66,785	60,589
Consumer Loans	29,789	37,264
Home Equity Loans	31,054	18,430
Other Loans	2,376	818
Total Loans	$1,052,982	$981,180

Included in the totals above for December 31, 2008 are $2.7 million of unamortized discount and $2.7 million of deferred origination costs net of deferred origination fees as compared to $3.4 million of unamortized discount and $2.8 million of deferred origination costs net of deferred origination fees for December 31, 2007.
Non-accrual loans totaled $5.4 million and $2.1 million at December 31, 2008 and 2007, respectively.  At December 31, 2008 and December 31, 2007 there were no loans past due 90 days or more and still accruing interest.
At December 31, 2008, the impaired loan portfolio consisted of four residential loans for $1.1 million and eleven commercial loans for $13.5 million for which there was $949 thousand of specific allocation in the allowance for loan losses.  At December 31, 2007, the impaired loan portfolio consisted of four commercial loans for $1.8 million for which there was $111 thousand of specific allocation in the allowance for loan losses.  At December 31, 2006, the impaired loan portfolio consisted of two commercial loans for $1.5 million for which there was $378 thousand of specific allocation in the allowance for loan losses.  At December 31, 2008, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

(In Thousands)	2008	2007	2006
Average of Individually Impaired Loans During Year	$7,574	$4,686	$12
Interest Income Recognized During Impairment	419	341	-
Cash-Basis Interest Income Recognized	419	341	-

In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates.  These loans are subject to the Corporation’s normal lending policy and Federal Reserve Bank Regulation O.

The following table shows the changes in loans to officers, directors or their associates:

(In thousands)	2008	2007
Balance, Beginning of Year	$4,373	$2,907
New loans	361	2,706
Repayments	(936)	(1,240)
Balance, End of Year	$3,798	$4,373

5.  ALLOWANCE FOR LOAN LOSSES

A summary of changes in the allowance for loan losses for the years indicated follows:
	Years Ended December 31,
(In Thousands)	2008	2007	2006
Balance, Beginning of Year	$7,500	$6,768	$6,378
Provision Charged to Expense	2,400	750	414
Loans Charged-Off	(239)	(23)	(26)
Recoveries	27	5	2
Balance, End of Year	$9,688	$7,500	$6,768

6.  PREMISES AND EQUIPMENT

Premises and equipment as of December 31, follows:

(In Thousands)	2008	2007
Land and Land Improvements	$6,761	$6,027
Buildings	12,875	11,316
Furniture and Equipment	17,673	16,268
Leasehold Improvements	8,974	8,284
Projects in Progress	800	2,586
	47,083	44,481
Less: Accumulated Depreciation	20,147	18,245
Total	$26,936	$26,236

Depreciation expense amounted to $2.3 million, $2.3 million and $2.1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

7.  DEPOSITS

The scheduled maturities of time deposits are as follows:

(In Thousands)
2009	$346,933
2010	59,486
2011	4,543
2012	3,259
2013	13,829
Total	$428,050

8.  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

Advances from FHLB totaled $39.7 million and $29.2 million at December 31, 2008 and 2007, respectively, with a weighted average interest rate of 3.59 percent and 3.69 percent, respectively.
Advances totaling $13.0 million at December 31, 2008, have fixed maturity dates, while advances totaling $3.7 million were amortizing advances with monthly payments of principal and interest.  These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $203.9 million at December 31, 2008 and $237.2 million at December 31, 2007.
At December 31, 2008, the Corporation had $23.0 million in fixed rate advances that are noncallable for one, two or three years and then callable quarterly with final maturities of three, five, seven or ten years.  These advances are secured by pledges of investment securities totaling $25.4 million at December 31, 2008 and $13.1 million at December 31, 2007.
The advances have prepayment penalties.
The scheduled repayments of advances are as follows:

(In Thousands)
2009	$2,000
2010	12,780
2011	3,000
2012	5,000
2013	1,968
Over 5 Years	15,000
Total	$39,748

At December 31, 2008, overnight borrowings with FHLB totaled $15.3 million at a rate of 1.61 percent as compared to $15.7 million at a rate of 4.11 percent at December 31, 2007.  At December 31, 2008, unused short-term or overnight borrowings commitments totaled $234.8 million from FHLB and $58.0 million from correspondent banks.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1:            Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:    Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:    Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Assets Measured on a Recurring Basis
Fair Value Measurements at December 31, 2008 Using
Quoted
Prices in
Active
		Markets	Significant
		For	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2008	(Level 1)	(Level 2)	(Level 3)

Assets:
Available for Sale Securities	$173,543	$3,366	$170,177	$-

Assets Measured on a Non-Recurring Basis

Fair Value Measurements at December 31, 2008 Using
Quoted
Prices in
Active
		Markets	Significant
		For	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2008	(Level 1)	(Level 2)	(Level 3)

Assets:
Held To Maturity Securities	$11,554	$-	$-	$11,554
Impaired Loans	13,641	-	13,641	-

The trust preferred pooled securities within the Corporation’s held to maturity investment portfolio are collateralized by trust preferred securities issued primarily by individual banks, but also by insurance companies and real estate investment trusts.  There has been little or no active trading in these securities for a period of time; therefore the Corporation believes it is more appropriate to determine fair value using discounted cash flow analysis.  To determine fair value, and determine whether the securities were other than temporarily impaired, the Corporation retained and worked with a third party to review the issuers (the collateral) underlying each of the securities.  Among the factors analyzed were the issuers’ profitability, credit quality, asset mix, capital adequacy, leverage and liquidity position, as well as an overall assessment of credit, profitability and capital trends within the portfolio’s issuer universe.  These factors provided an assessment of the portion of the collateral of each security which was likely to default in future periods.  The cash flows associated with the collateral likely to default, together with the cash flows associated with collateral which had already deferred or defaulted, were then eliminated.  In addition, the Corporation assumed constant rates of default in excess of those based upon the historic performance of the underlying collateral.  The resulting cash flows were then discounted to the current period to determine fair value for each security.

In prior periods, the Corporation used a constant rate of default derived from the historic performance of the underlying collateral to assess other-than-temporary impairment.  During the fourth quarter of 2008 a significant portion of the Corporation’s trust preferred pooled securities were downgraded from investment grade to below investment grade; as a result, in the fourth quarter of 2008 the Corporation chose to employ the valuation methodology set forth in the preceding paragraph to assess fair value and other-than-temporary impairment with respect to the pooled trust preferred securities.

The impaired loan balances were compared to current appraisals of the underlying collateral to determine the current fair value.

10.  INCOME TAXES

The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(In Thousands)	2008	2007	2006
Federal:
Current Expense	$6,303	$3,986	$4,963
Deferred (Benefit)/ Expense	(19,374)	878	(645)
State:
Current Expense	726	971	328
Deferred Benefit	(2,857)	(622)	(1,141)
Valuation Allowance	2,610	-	-
Total Income Tax (Benefit)/Expense	$(12,586)	$5,213	$3,505
Shareholders’ Equity:
Deferred (Benefit)/Expense on
Unrealized (Loss)/Gain on Available for Sale	$(1,075)	$(3,060)	$1,021
Lease Adjustment	-	-	(341)
Unfunded Pension Benefit	-	(875)	(929)
Total Deferred Benefit	$(1,075)	$(3,935)	$(249)

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(In Thousands)	2008	2007	2006
Computed “Expected” Tax (Benefit)/Expense	$(12,126)	$5,976	$4,806
(Decrease)/Increase in Taxes Resulting From:
Tax-Exempt Income	(569)	(746)	(509)
State Income Taxes	315	225	(529)
Bank Owned Life Insurance Income	(299)	(270)	(254)
Other	93	28	(9)
Total Income Tax (Benefit)/Expense	$(12,586)	$5,213	$3,505

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(In Thousands)	2008	2007
Deferred Tax Assets:
Allowance for Loan Losses	$3,923	$3,006
Unfunded Pension Benefit	-	875
Unrealized Loss on Securities Available for Sale	1,075	3,060
State Net Operating Loss Carry Forward	1,211	1,131
Lease Adjustment	246	267
Post Retirement Benefits	218	483
Prepaid Alternative Minimum Assessment	283	283
Contribution Limitation	47	34
Other Than Temporary Impairment	22,261	-
Stock Option Expense	45	-
Nonaccrued Interest	113	-
Other	-	7
Valuation Allowance – Other-Than-Temporary Impairment State Tax	(2,610)	-
Total Gross Deferred Tax Assets	$26,812	$9,146
Deferred Tax Liabilities:
Bank Premises and Equipment,
Principally Due to Difference in Depreciation	$1,351	$1,751
Deferred Loan Origination Costs and Fees	847	702
Deferred REIT Dividend	898	-
Deferred Income	425	133
Nonmonetary Gain	97	84
Investment Securities, Principally Due to
the Accretion of Bond Discount	42	89
Other	9	-
Total Gross Deferred Tax Liabilities	3,669	2,759
Net Deferred Tax Asset	$23,143	$6,387

The net deferred asset includes the tax effect of $20.7 million of New Jersey net operating loss carryforwards that expire from 2012 through 2015.  Management has recorded a valuation reserve against the state tax benefits of $2.61 million related to the security impairment charges.  Losses realized upon the ultimate disposition of these securities will likely create additional state tax losses.  Management does not feel it is more likely than not that the Corporation would be able to utilize the losses during the net operating loss carryforward period.

Based upon taxes paid and projected future taxable income, management believes that it is more likely than not that the remaining gross deferred tax assets will be realized.

11.  BENEFIT PLANS

PENSION PLAN:

The Corporation had a defined benefit pension plan covering substantially all of its salaried employees which was discontinued on May 12, 2008.  The Plan was settled and substantially all benefits were paid to employees during September 2008.  Contributions totaling $2.1 million were made during 2008 and no further contributions are expected.  The Corporation amended its existing 401(K) profit-sharing and investment plan to enhance the contributions to its salaried employees starting in May 2008.

The following table shows the change in benefit obligation and plan assets of the defined benefit pension plan at December 31:

(In Thousands)	2008	2007
Change in Benefit Obligation
Benefit Obligation, Beginning of Year	$16,039	$13,942
Service Cost	637	1,753
Interest Cost	460	779
Actuarial Gain	(1,994)	(295)
Benefits Paid	(15,142)	(140)
Benefit Obligation, End of Year	$-	$16,039

Change in Plan Assets
Fair Value of Plan Assets at Beginning of Year	$13,154	$11,377
Actual Return on Plan Assets	(123)	817
Employer Contribution	2,111	1,100
Benefits Paid	(15,142)	(140)
Fair Value of Plan Assets at End of Year	$-	$13,154

Funded Status at End of Year	$-	$(2,885)

Amounts recognized in other accumulated comprehensive income at December 31, 2007 consist of

(In Thousands)	2007
Unrecognized Net Actuarial Loss	$2,157
Unrecognized Transition Asset	(13)
Unrecognized Prior Service Cost	(2)
Total Accumulated Other Comprehensive Loss	$2,142

The accumulated benefit obligation was $12.4 million at December 31, 2007.

Net periodic expense for the years ended December 31, included the following components:

(In Thousands)	2008	2007	2006
Service Cost	$637	$1,753	$1,670
Interest Cost	633	779	659
Expected Return on Plan Assets	(839)	(1,008)	(897)
Net Periodic Benefit Cost	431	1,524	1,432

Amortization of:
Net Loss	17	35	75
Transition Asset	(3)	(7)	(7)
Total Recognized in Other Comprehensive Income	14	28	68

Total Recognized in Net Periodic Benefit
Cost and Other Comprehensive Income	$445	$1,552	$1,500

The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31:

	2007	2006
Discount Rate	5.75%	5.75%
Rate of Increase on Future Compensation	3.00	3.00

The Discount Rate was obtained using a high-quality (AA rated), corporate bond rate at year end.
The following table shows the actuarial assumptions applied for the net periodic expense at December 31:

	2007	2006
Discount Rate	5.75%	5.50%
Rate of Increase on Future Compensation	3.00	3.00
Expected Long-Term Rate of Return on Plan Assets	8.50	8.50

The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual assets categories.

The asset allocation of the Corporation’s pension benefits plan assets at December 31, 2007 were as follows:

2007
Equity Securities	58.3%
Debt Securities	36.8
Cash and Cash Equivalents	4.9
Total	100.0%

The Plan’s Trustees are granted full discretion to buy, sell, invest and reinvest in accordance with the pension plan’s investment policy.  The Trustees establish target asset allocations for equity and debt securities at their regular committee meetings.  Cash equivalents are invested in money market funds or in other high quality investments approved by the Trustees of the Plan.

SAVINGS AND PROFIT SHARING PLANS:

The Corporation sponsors a profit sharing plan and a savings plan under Section 401(K) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service.  The 401(K) plan was amended to enhance the contributions to its salaried employees starting in May 2008 and replaced the Bank’s defined benefit pension plan which was terminated in 2008.  These actions will reduce the retirement costs per employee in future years and eliminates the market risk of maintaining a defined benefit plan.  Under the savings portion of the plan, the Corporation contributes 3% for each employee regardless of the employees' contributions as well as partially matching employee contributions.  In addition, the Corporation is contributing an enhanced benefit to employees who were previously in the defined benefit plan.  In 2008, the enhanced benefit was approximately $765 thousand.  Expense for the savings plan totaled approximately $1.4 million, $51 thousand and $45 thousand in 2008, 2007 and 2006, respectively.
Contributions to the profit sharing plan are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock.  The aggregate contribution to the profit sharing plan was $100 thousand each in 2008, 2007 and 2006.

12.  STOCK OPTION PLANS

The Corporation’s stock option plans allow the granting of shares of the Corporation’s common stock as incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights to directors, officers, employees and independent contractors of the Corporation and its Subsidiaries.  The total number available to grant in active plans was 738,800 shares.  There are no shares remaining for issuance with respect to stock option plans approved in 1995 and 1998; however, shares granted under those plans are still included in the numbers below.
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

Changes in options outstanding during 2008 were as follows:

			Weighted	Aggregate
			Average	Intrinsic
	Number of	Exercise Price	Exercise	Value
	Shares	Per Share	Price	(In Thousands)
Balance, December 31, 2007	583,812	$13.62-$32.14	$24.77
Granted During 2008	72,360	21.97-33.18	25.07
Exercised During 2008	(51,283)	13.68-28.89	17.65
Forfeited During 2008	(5,278)	15.70-33.00	25.65
Balance, December 31, 2008	599,611	$13.62-$33.18	$25.41	$1,560

Vested and Expected to Vest (1)	591,434	$15.68-$33.18	$25.41	$1,550

Exercisable at December 31,
2008	468,710	$13.62-$32.14	$25.12	$1,423

(1)  The difference between the shares which are exercisable (fully vested) and those which are expected to vest is due to anticipated forfeitures.

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation’s closing stock price on the last trading day of 2008 and the exercise price, multiplied by the number of in-the-money options).
The aggregate intrinsic value of options exercised during 2008, 2007 and 2006 was $428 thousand, $1.2 million and $288 thousand, respectively.

The following table summarizes information about stock options outstanding at December 31, 2008.

	Shares	Remaining	Shares
Exercise Price	Outstanding	Contractual Life	Exercisable
< $18.00	90,514	2.0 years	90,514
18.01 – 28.00	135,209	5.0 years	65,277
28.01 – 28.50	64,414	8.0 years	13,590
28.51 – 29.00	288,814	4.9 years	284,961
29.01 – 40.00	20,660	6.4 years	14,368
$25.41 *	599,611	4.9 years	468,710

* Weighted average exercise price

At December 31, 2008, there were 366,405 additional shares available for grant under the Plans.

The per share weighted-average fair value of stock options granted during 2008, 2007 and 2006 was $10.94, $10.38 and $8.56, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

	2008	2007	2006
Dividend yield	2.40%	2.00%	2.19%
Expected volatility	50%	43%	37%
Expected life	7 years	5 years	5 years
Risk-free interest rate	3.80%	4.56%	4.76%

For 2008, the expected life of the option is the typical holding period of the Corporation’s options before being exercised by the optionee.  For 2007 and 2006, the expected life of the option is the typical vesting period of the Corporation’s options.  The risk-free interest rate is the rate on a seven-year treasury bond for 2008 and the five year treasury bond for 2007 and 2006.  The volatility, or beta, is the performance the stock has experienced in the last five years.
As of December 31, 2008, there was approximately $1.0 million of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Corporation’s stock incentive plans.  That cost is expected to be recognized over a weighted average period of 1.9 years.

13.  COMMITMENTS

The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business.  Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner.  There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including mostly variable-rate loan commitments of $131.5 million and $142.9 million at December 31, 2008 and 2007, respectively, which are not included in the accompanying consolidated financial statements.  These commitments include unused commercial and home equity lines of credit.
The Corporation issues financial standby letters of credit that are within the scope of FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.”  These are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation.  Most of the Corporation’s financial standby letters of credit arise in connection with lending relationships and have terms of one year of less.  The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $9.5 million and $12.7 million at December 31, 2008 and 2007, respectively.  The Corporation’s recognized liability for financial standby letters of credit was insignificant at December 31, 2008.
For commitments to originate loans, the Corporation’s maximum exposure to credit risk is represented by the contractual amount of those instruments.  Those commitments represent ultimate exposure to credit risk only to the extent that they are subsequently drawn upon by customers.  The Corporation uses the same credit policies and underwriting standards in making loan commitments as it does for on-balance-sheet instruments.  For loan commitments, the Corporation would generally be exposed to interest rate risk from the time a commitment is issued with a defined contractual interest rate.
At December 31, 2008, the Corporation was obligated under non-cancelable operating leases for certain premises.  Rental expense aggregated $2.7 million, $2.5 million and $2.3 million for the years ended December 31, 2008, 2007 and 2006, respectively, which is included in premises and equipment expense in the consolidated statements of income.
The minimum annual lease payments under the terms of the lease agreements, as of December 31, 2008, were as follows:

(In Thousands)
2009	$2,724
2010	2,626
2011	2,086
2012	2,096
2013	2,106
Thereafter	13,616
Total	$25,254

The Corporation is also obligated under legally binding and enforceable agreements to purchase goods and services from third parties, including data processing service agreements.

14.  SEC STAFF ACCOUNTING BULLETIN NO. 108

In September 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108), to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that the Corporation quantify misstatements based on their impact on each of its financial statements and related disclosures. SAB 108 was effective as of the end of the Corporation’s 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108.
The Corporation has several operating leases that have been previously accounted for on a cash basis, which is not in accordance with the straight-line basis requirements of FASB Statement No. 13, “Accounting for Leases.”  In prior years, the Corporation had evaluated the impact of this error on an annual basis and determined that the difference was not material in each of the respective years.  Upon the adoption of SAB 108, which requires that the impact of the error be evaluated on a cumulative basis, the Corporation determined that the error was material and therefore, recorded a correction to the rent liability of $835 thousand and a cumulative effect adjustment, net of tax, of $494 thousand to Shareholders’ Equity at the beginning of 2006.

15.  REGULATORY CAPITAL

The Corporation and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation and the Bank’s consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of the Corporation’s and the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  The Corporation’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  As of December 31, 2008, the Corporation and the Bank meet all capital adequacy requirements to which they are subject.
As of December 31, 2008, the Corporation met all requirements to be considered well capitalized under the regulatory guidelines.  While the Bank’s Tier I capital ratios met the requirements to be considered well capitalized, the total capital ratio is considered adequate.  To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

The Corporation’s actual capital amounts and ratios are presented in the following table.

			To Be Well
			Capitalized Under				For Capital
			Prompt Corrective				Adequacy
(In Thousands)	Actual		Action Provisions				Purposes
	Amount	Ratio	Amount		Ratio		Amount		Ratio
As of December 31, 2008:
Total Capital
(To Risk-Weighted Assets)	$93,557	10.05%	$	N/A	N/A	%	$	N/A	N/A	%
Tier I Capital
(To Risk-Weighted Assets)	84,819	9.11		N/A	N/A			N/A	N/A
Tier I Capital
(To Average Assets)	84,819	6.15		N/A	N/A			N/A	N/A
As of December 31, 2007:
Total Capital
(To Risk-Weighted Assets)	$120,229	15.91	$	N/A	N/A	%	$	N/A	N/A	%
Tier I Capital
(To Risk-Weighted Assets)	112,729	14.92		N/A	N/A			N/A	N/A
Tier I Capital
(To Average Assets)	112,729	8.59		N/A	N/A			N/A	N/A

The Bank’s actual capital amounts and ratios are presented in the following table.

			To Be Well
			Capitalized Under		For Capital
			Prompt Corrective		Adequacy
(In Thousands)	Actual		Action Provisions		Purposes
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2008:
Total Capital
(To Risk-Weighted Assets)	$88,926	9.44%	$94,160	10.00%	$75,328	8.00%
Tier I Capital
(To Risk-Weighted Assets)	80,188	8.52	56,496	6.00	37,664	4.00
Tier I Capital
(To Average Assets)	80,188	5.83	68,716	5.00	41,229	3.00
As of December 31, 2007:
Total Capital
(To Risk-Weighted Assets)	$99,254	10.53	$94,271	10.00%	$75,417	8.00%
Tier I Capital
(To Risk-Weighted Assets)	91,753	9.73	56,563	6.00	37,708	4.00
Tier I Capital
(To Average Assets)	91,753	6.90	66,491	5.00	39,895	3.00

16.  BUSINESS SEGMENTS

Late in 2007, the Corporation changed internal accounting and reporting processes in order to segregate and assess its results among two operating segments, Banking and PGB Trust and Investments and adopted the new processes as of January 1, 2008.  Management uses certain methodologies to allocate income and expense to the business segments.  A funds transfer pricing methodology is used to assign interest income and interest expense to each interest-earning asset and interest-bearing liability on a matched maturity funding basis.  Certain indirect expenses are allocated to segments.  These include support unit expenses such as technology and operations and other support functions.  Taxes are allocated to each segment based on the effective rate for the period shown.

Banking

The Banking segment includes commercial, commercial real estate, residential and consumer lending activities; deposit generation; operation of ATMs; telephone and internet banking services; merchant credit card services and customer support and sales.

PGB Trust & Investments

PGB Trust & Investments includes asset management services provided for individuals and institutions; personal trust services, including services as executor, trustee, administrator, custodian and guardian; corporate trust services including services as trustee for pension and profit sharing plans; and other financial planning and advisory services.
The following table presents the statements of income and total assets for the Corporation’s reportable segments for the twelve months ended December 31, 2008.

(in thousands)		PGB Trust
	Banking	& Investments	Total
Net interest income	$43,198	$3,122	$46,320
Noninterest (loss)/income	(51,995)	10,714	(41,281)
Total (loss)/income	(8,797)	13,836	5,039

Provision for loan losses	2,400	-	2,400
Premises and equipment expense	7,703	767	8,470
Salaries and benefits	15,994	4,592	20,586
Other noninterest expense	5,630	2,599	8,229
Total noninterest expense	31,727	7,958	39,685
(Loss)/income before income tax expense	(40,524)	5,878	(34,646)
Income tax (benefit)/expense	(14,517)	1,931	(12,586)
Net (loss)/income	$(26,007)	$3,947	$(22,060)

Total assets at period end	$1,384,036	$1,389	$1,385,425

17.           SUBSEQUENT EVENTS

On January 9, 2009, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Corporation sold 28,685 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and a ten-year warrant to purchase up to 143,139 shares of the Corporation’s common stock, no par value at an exercise price of $30.06 per share, for an aggregate purchase price of $28,685,000 in cash.
Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter.  Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference.  If the Corporation redeems the Preferred Stock and the Treasury still owns the Warrant, the Corporation could repurchase the Warrant from the Treasury for its fair market value.  Unless both the holder and the Corporation agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 143,139 shares of Common Stock being issued).
The Securities Purchase Agreement, pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Stock, including with respect to the payment of cash dividends in excess of $0.16 per share, which was the amount of the last regular dividend declared by the Corporation prior to October 14, 2008 and on the Corporation’s ability to repurchase its Common Stock.  The Corporation is also subject to certain executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).

18.  CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

The following information of the parent company only financial statements should be read in conjunction with the notes to the consolidated financial statements.

Statements of Condition
	December 31,
(In Thousands)	2008	2007
Assets:
Cash	$124	$207
Interest-Earning Deposits	270	11,057
Total Cash and Cash Equivalents	394	11,264
Securities Available for Sale	4,686	10,418
Investment in Subsidiary	79,684	86,543
Other Assets	630	779
Total Assets	$85,394	$109,004
Liabilities:
Other Liabilities	$1,500	$1,575
Total Liabilities	1,500	1,575
Shareholders’ Equity
Common Stock	7,190	7,148
Surplus	92,169	90,677
Treasury Stock	(7,894)	(6,255)
Retained Earnings	(6,063)	21,750
Accumulated Other Comprehensive
Loss, Net of Income Tax Benefit	(1,508)	(5,891)
Total Shareholders’ Equity	83,894	107,429
Total Liabilities and Shareholders’ Equity	$85,394	$109,004

Statements of Income
	Years Ended December 31,
(In Thousands)	2008	2007	2006
Income
Dividend From Bank	$2,000	$5,000	$6,250
Other Income	666	978	854
Securities (Losses)/Gains, Net	(718)	233	83
Total Income	1,948	6,211	7,187
Expenses
Other Expenses	97	98	106
Total Expenses	97	98	106
Income Before Income Tax Expense and
Equity in Undistributed Earnings of
Bank	1,851	6,113	7,081
Income Tax (Benefit)/Expense	(53)	356	268
Net Income Before Equity in
Undistributed Earnings of Bank	1,904	5,757	6,813
Equity in Undistributed Earnings of Bank	(23,964)	6,105	3,413
Net (Loss)/Income	$(22,060)	$11,862	$10,226

Statements of Cash Flows
	Years Ended December 31,
(In Thousands)	2008	2007	2006
Cash Flows From Operating Activities:
Net (Loss)/Income	$(22,060)	$11,862	$10,226
Less Equity in Undistributed Earnings	23,964	(6,105)	(3,413)
Amortization and Accretion on Securities	-	(3)	(1)
Loss/(Gain) on Securities Available for Sale	718	(233)	(83)
Decrease/(Increase) in Other Assets	342	(527)	139
Increase in Other Liabilities	(77)	200	53
Net Cash Provided by Operating Activities	2,887	5,194	6,921
Cash Flows From Investing Activities:
Capital Contribution to Subsidiary	(12,500)	-	-
Proceeds From Sales and Calls of Securities
Available for Sale	5,937	4,024	1,580
Proceeds From Maturities of Securities
Available for Sale	-	1,002	2,001
Purchase of Securities Available for Sale	(1,439)	(1,220)	(4,835)
Net Cash (Used in)/Provided by
Investing Activities	(8,002)	3,806	(1,254)
Cash Flows From Financing Activities:
Dividends Paid	(5,307)	(5,062)	(4,713)
Tax Benefit on Stock Option Exercises	289	93	29
Exercise of Stock Options	902	1,076	331
Treasury Stock Transactions	(1,639)	(1,256)	(977)
Net Cash Used in Financing Activities	(5,755)	(5,149)	(5,330)
Net (Decrease)/Increase in Cash and
Cash Equivalents	(10,870)	3,851	337
Cash and Cash Equivalents at Beginning of Period	11,264	7,413	7,076
Cash and Cash Equivalents at End of Period	$394	$11,264	$7,413

COMMON STOCK PRICES (UNAUDITED)

The following table shows the 2008 and 2007 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock.

			Dividend
2008	High	Low	Per Share
1st Quarter	$27.25	$20.98	$0.16
2nd Quarter	29.79	21.97	0.16
3rd Quarter	37.93	21.16	0.16
4th Quarter	34.00	22.85	0.16

			Dividend
2007	High	Low	Per Share
1st Quarter	$31.03	$25.62	$0.15
2nd Quarter	32.47	26.78	0.15
3rd Quarter	27.80	24.80	0.16
4th Quarter	26.35	24.45	0.16

OFFICERS
Loan and Administration	Frank A. Kissel	Chairman of the Board & CEO*
Gladstone	Robert M. Rogers	President & COO*
	Arthur F. Birmingham	Executive Vice President & CFO *
	Garrett P. Bromley	Executive Vice President & Chief Lending Officer
	Finn M.W. Caspersen, Jr.	Executive Vice President & General Counsel
	Robert A. Buckley	Senior Vice President & Branch Administrator
	Michael J. Giacobello	Senior Vice President & Retail Delivery
	Charles T. Kirk	Senior Vice President & Construction Lender
	Vincent A. Spero	Senior Vice President & Senior Commercial Lender
	Bridget J. Walsh	Senior Vice President & Human Resources Director
	Todd T. Brungard	Vice President & Bank Secrecy Act Compliance Officer
	Lynda A. Cross	Vice President & Security Officer
	Karen M. Ferraro	Vice President
	Dirk H. Graham	Vice President
	Valerie L. Kodan	Vice President
	Katherine M. Kremins	Vice President & Risk Management Administrator
	Doreen A. Macchiarola	Vice President & Corporate Trainer
	Rene Merghart	Vice President & Facilities Director
	Stephen S. Miller	Vice President
	Elaine Muldowney	Vice President
	Denise M. Pace	Vice President & Marketing Director
	Paula L. Palermo	Vice President & Director of Sales
	Denise L. Parella	Vice President & Business Development Officer
	Christopher P. Pocquat	Vice President
	Mary M. Russell	Vice President & Comptroller
	Scott T. Searle	Vice President
	Susan K. Smith	Vice President
	James S. Stadtmueller	Vice President
	Veronica V. Valentine	Vice President & Business Development Officer
	Margaret O. Volk	Vice President & Mortgage Officer
	Jesse D. Williams	Vice President
	Randall J. Williams	Vice President
	Julie A. Burt	Assistant Vice President
	Betty J. Cariello	Assistant Vice President & Assistant Comptroller
	Ryan P. Corcoran	Assistant Vice President
	Yvonna R. Coyne	Assistant Vice President
	Ann M. Ficken	Assistant Vice President
	Michael Moreland	Assistant Vice President
	Sheryl L. Cappa	Assistant Cashier
	Marjorie A. Dzwonczyk	Assistant Cashier & CRA and Compliance Officer
	Alexandra A. Garms	Assistant Cashier
	Annette Hanson	Assistant Cashier
	Lisa A. Lough	Assistant Cashier
	Eram F. Mirza	Assistant Cashier
	Michele Ravo	Assistant Cashier
	Ana P. Ribeiro	Assistant Cashier
	Laura M. Watt	Assistant Cashier
	Antoinette Rosell	Corporate Secretary *
Operations	Hubert P. Clarke	Senior Vice President & Chief Information Officer
Bedminster	Thomas N. Kasper	Vice President
	V. Sherri LiCata	Vice President
	Diane M. Ridolfi	Vice President
	Frank C. Waldron	Vice President
	Nancy A. Murphy	Assistant Vice President
	Vita M. Parisi	Assistant Vice President
	Kristin A. Romeo	Assistant Vice President
	Margaret A. Trimmer	Assistant Vice President
	Carol L. Behler	Assistant Cashier
Audit	Karen M. Chiarello	Vice President & Auditor
Chester	Lisa S. Hagen	Assistant Vice President
Loan	Marc R. Magliaro	Vice President
Morristown	John A. Scerbo	Vice President
* Denotes A Holding Company Officer

PGB Trust & Investments	Craig C. Spengeman	President & Chief Investment Officer *
Gladstone	Bryant K. Alford	First Vice President & Senior Trust Officer
	John M. Bonk	First Vice President & Director of Business Development
	John E. Creamer	First Vice President & Senior Portfolio Manager
	John C. Kautz	First Vice President & Senior Investment Officer
	Michael Pylypyshyn	First Vice President & Senior Trust Operations Officer
	Kurt G. Talke	First Vice President & Senior Trust Officer
	Catherine M. Denning	Vice President & Trust Officer
	Glenn C. Guerin	Vice President & Trust Officer
	Michael E. Herrmann	Vice President & Trust Officer
	James R. Housman	Vice President & Director of Tax
	George P. Kurtz, Jr.	Vice President & Trust Officer
	Peter T. Lillard	Vice President & Trust Officer
	John Markovich	Vice President & Trust Officer
	Scott A. Marshman	Vice President & Trust Officer
	Edward P. Nicolicchia	Vice President & Trust Officer
	Liza Rosenzweig	Vice President & Trust Officer
	Anne M. Smith	Vice President & Trust Officer
	MJ Sully	Vice President & Trust Officer
	John Tarver	Vice President & Trust Officer
	David C. O’Meara	Assistant Vice President & Trust Officer
	Catherine A. McCatharn	Trust Officer & Assistant Corporate Secretary *
	Patricia K. Sawka	Trust Officer
	Polly S. Sumerfield	Assistant Trust Officer
Morristown	John J. Lee	Vice President & Trust Officer
	Michael T. Tormey	Vice President & Trust Officer
Branches
Bernardsville	Charles A. Studdiford, III	Vice President
	Carol E. Ritzer	Assistant Vice President
Bridgewater	Todd E. Young	Vice President
Califon	Ann W. Kallam	Vice President
	Jacqueline R. Miller	Assistant Cashier
Chatham	Mary Anne Maloney	Vice President
	Lisa A. Treich	Assistant Cashier
Chester	Joan S. Wychules	Vice President
	Louise Takacs	Assistant Cashier
Chubb Corporate Headquarters	Amy A. Messler	Assistant Vice President
Clinton	Carolyn I. Sepkowski	Vice President
	Heather L. Begasse	Assistant Cashier
Far Hills	Rohinton E. Madon	Assistant Vice President
Fellowship	Janet E. Battaglia	Assistant Vice President
Gladstone	Annette F. Malanga	Vice President
Green Village	Donna I. Gisone	Vice President
Hillsborough	Teresa M. Lawler	Vice President
Long Valley	Amy E. Glaser	Vice President
	Therese Tadolini	Assistant Cashier
Mendham	Linda S. Ziropoulos	Vice President
	Anna M. Mentes	Assistant Cashier
Morristown	Valerie A. Olpp	Vice President
	Krista L. Bullard	Assistant Cashier
Oldwick	Deborah J. Krehely	Vice President
Piscataway	Lorraine M. Meyers	Vice President
Pluckemin	Lee Ann Hunt	Vice President
Pottersville	Tracey L. Tomacheske	Assistant Cashier
Summit – DeForest	John W. Brun	Vice President
Warren	Ronald F. Field	Vice President
	James Ciccone	Assistant Cashier
Whitehouse	Elizabeth Miller	Vice President
* Denotes Holding Company Officer

DIRECTORS

ANTHONY J. CONSI, II
Chester, NJ

PAMELA HILL
President, Ferris Corp
Gladstone, NJ

FRANK A. KISSEL
Chairman of the Board & Chief Executive Officer

JOHN D. KISSEL
Turpin Realty, Inc.
Far Hills, NJ

JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ

EDWARD A. MERTON
President, Merton Excavating & Paving Co.
Chester, NJ

F. DUFFIELD MEYERCORD
Managing Director and Partner, Carl Marks Consulting Group, LLC
Bedminster, NJ

JOHN R. MULCAHY
Far Hills, NJ

ROBERT M. ROGERS
President & Chief Operating Officer

PHILIP W. SMITH, III
President, Phillary Management, Inc.
Far Hills, NJ

CRAIG C. SPENGEMAN
President, PGB Trust and Investments

JACK D. STINE
Director Emeritus
Pluckemin, NJ

OFFICES

LOAN & ADMINISTRATION BUILDING
158 Route 206 North, Gladstone, NJ 07934	(908) 234-0700
www.pgbank.com

PGB TRUST & INVESTMENTS
190 Main Street, Gladstone, NJ 07934	(908) 719-4360

BERNARDSVILLE
36 Morristown Road, Bernardsville, NJ 07924	(908) 766-1711

BRIDGEWATER
619 East Main Street, Bridgewater, NJ 08807	(908) 429-9988

CALIFON
438 Route 513, Califon, NJ 07830	(908) 832-5131

CHATHAM
311 Main Street, Chatham, NJ 07928	(973) 635-8500

CHESTER
350 Main Street, Chester, NJ 07930	(908) 879-8115

CHUBB CORPORATE HEADQUARTERS
15 Mountain View Road, Warren, NJ 07059	(908) 903-2597

CLINTON
189 Center Street, Clinton, NJ 08809	(908) 238-1935

FAR HILLS
26 Dumont Road, Far Hills, NJ 07931	(908) 781-1018

FELLOWSHIP VILLAGE
8000 Fellowship Road, Basking Ridge, NJ 07920	(908) 719-4332

GLADSTONE (Main Office)
190 Main Street, Gladstone, NJ 07934	(908) 719-4360

GREEN VILLAGE
278 Green Village Road, Green Village, NJ 07935	(973) 377-0081

HILLSBOROUGH
417 Route 206 North, Hillsborough, NJ 08844	(908) 281-1031

LONG VALLEY
59 East Mill Road (Route 24), Long Valley, NJ 07853	(908) 876-3300

MENDHAM
17 East Main Street, Mendham, NJ 07945	(973) 543-6499

MORRISTOWN
233 South Street, Morristown, NJ 07960	(973) 455-1118

OLDWICK
169 Lamington Road, Oldwick, NJ 08858	(908) 439-2320

PISCATAWAY
1038 Stelton Road, Piscataway, NJ 08854	(732) 562-8799

PLUCKEMIN
468 Route 206 North, Bedminster, NJ 07921	(908) 658-4500

POTTERSVILLE
11 Pottersville Road, Pottersville, NJ 07979	(908) 439-2265

SUMMIT - DEFOREST
48 DeForest Avenue, Summit, NJ 07901	(908) 273-2890

WARREN
58 Mountain Boulevard, Warren, NJ 07059	(908) 757-2805

WHITEHOUSE
531 US Highway 22 East, Whitehouse Station, NJ 08889	(908) 534-5590

SHAREHOLDER INFORMATION

Corporate Address
158 Route 206, North
Gladstone, New Jersey 07934
(908) 234-0700
www.pgbank.com

Stock Listing
Peapack-Gladstone Financial Corporation common stock is traded on the
NASDAQ Global Select Market under the symbol PGC and reported in the Wall Street
Journal and most major newspapers.

Independent Registered Public Accounting Firm
Crowe Horwath LLP
345 Eisenhower Parkway, Plaza 1
Livingston, New Jersey 07039-1027

Transfer Agent
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

Shareholder Relations
Arthur F. Birmingham, Executive Vice President and Chief Financial Officer
(908) 719-4308
investorrelations@pgbank.com

Annual Meeting
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 28, 2009 at 2:00 p.m. at Bridgewater Manor in
Bridgewater.