Form 10-K, Exhibit 13
period 2009-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2010-03-16
CIK 1050743

Exhibit 13

FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)

Selected Year-End Data:	2009	2008		2007
Net Income/(Loss)	$7,126	$(22,060)		$11,862
Net Income/(Loss) Available
To Common Shareholders	5,633	(22,060)		11,862
Total Assets	1,512,353	1,385,425		1,342,976
Total Deposits	1,349,669	1,237,888		1,180,267
Total Investment Securities	361,943	225,274		282,083
Total Loans	983,537	1,052,982		981,180
Total Shareholders’ Equity	119,509	83,894		107,429

Trust Department Assets under
Administration (Market Value)	1,856,229	1,804,629		2,028,232

Per Common Share:
Earnings/(Loss)-Basic	$0.64	$(2.53)		$1.36
Earnings/(Loss)-Diluted	0.64	(2.53)		1.35
Book Value	10.57	9.64		12.32

Financial Ratios:
Return on Average Assets	0.49%	(1.62	) %	0.90%
Return on Average Common Equity	6.26	(20.74)		11.12

Regulatory Capital Ratios:
Total Capital to Risk-Weighted Assets	13.71	10.05		15.91
Tier 1 Capital to Risk-Weighted Assets	12.45	9.11		14.92
Tier 1 Capital to Average Assets	7.93	6.15		8.59

Total Assets
(In Billions)
2005	$1.26
2006	$1.29
2007	$1.35
2008	$1.39
2009	$1.51

Deposits
(In Billions)
2005	$1.04
2006	$1.15
2007	$1.18
2008	$1.24
2009	$1.35

Equity Capital
(In Millions)
2005	$99.2
2006	$103.8
2007	$107.4
2008	$83.9
2009	$119.5

Dear Shareholders and Friends,

I have often said that a community bank is a reflection of the communities it serves.  We give credit to our founders for establishing our Bank in what would prove to be one of the premier community bank markets in the country.  The towns we serve are vibrant, exciting places to live and work, and our clientele reflect the same.  However, virtually all segments of our economy have been affected by the severe environment of the last two to three years.

Individuals, households and businesses are struggling to rebalance themselves to move from the “old normal to the new normal.”  They are making progress, as we knew they would.  De-leveraging is hard work.  It takes time to achieve a new sustainable financial balance.  When they get to that point, we will see confidence return and the communities we serve will slowly go back on offense.

People are smart and resilient and we believe it is our job to work with our customers who are working hard to rebalance.  We have plenty of money to lend to qualified borrowers to fuel growth when our customers regain the confidence to borrow.

EARNINGS

We generated $7.1 million of net income during the course of 2009.  While not a stellar year, we were profitable when many of the banks in the country were not.  In addition to being profitable, we have grown our depositor base significantly during the year.  On average total deposits grew 9.2 percent during 2009.  More importantly, we have done a good job protecting our interest rate margin, ending the year at 3.44  percent for the quarter ended December 31, 2009.

Additionally, we have diligently managed our funds, building substantial short and medium-term liquidity into our balance sheet during 2009.  We are well positioned when loan demand increases and interest rates rise.

CAPITAL and DIVIDENDS

At the end of 2009, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 7.93 percent, 12.45 percent and 13.71 percent, respectively.  All are above levels to be considered well capitalized under regulatory guidelines.

As reported in January 2010, our strong capital position and the profits generated during the year enabled us to repay 25 percent or $7.2 million of the funds taken from Treasury early in 2009, under its Capital Purchase Program.  We are pleased to have made a substantial reduction and will continue to do more as we build capital and see strength returning to the economy.

Building capital with profits is the best way to grow capital and to complete the repayment of the Capital Purchase Program.  To put the Corporation in the strongest position to do this, the Board made the very difficult decision to reduce the dividend from 64¢ to 20¢ annually.  The result was to retain $3.8 million in capital on an annual basis.  At the same time, the Board paid shareholders a 5 percent stock dividend.

Also during 2009, the dividend reinvestment plan was enhanced to give shareholders a 3 percent discount on shares purchased with the cash dividend or with optional cash payments up to $50,000 per quarter.  The shares will be issued from the Corporation’s unissued shares, which will build capital.  We encourage shareholders to take advantage of this opportunity.

Shares of virtually all financial institutions have been severely impacted in this environment.  We absolutely believe that strong banks such as ours have been unduly punished in the market.  As the economy improves, well positioned banks with strong, liquid balance sheets and diversified sources of income (PGB Trust & Investments, for example) are going to do well.

CREDIT and LOAN QUALITY

During the course of 2009, our loan portfolios have decreased from just over $1 billion to $983 million.  This is a result of customers de-leveraging, as they should, and a lack of demand for new credit from quality borrowers.  As discussed earlier, this trend will reverse as confidence improves.

There is no question that the economy has taken a toll on some of our borrowers.  You would expect lenders to see increases in their non-performing assets.  We have our share, although at a more modest level than our peer group.  We ended the year with non-performing assets to total assets at 0.80 percent compared to a peer group median of 1.26 percent (as of September 30, 2009).  Also during the year, we charged off $6.3 million in non-performing loans but at the same time built our loan loss reserve to 1.34 percent of total loans.  As always, we are aggressively trying to resolve any issues we do have.

A very bright spot in the year was that our residential first mortgage group closed a record $150 million of loans.  We sold the longer duration loans and maintained the shorter duration loans in portfolio, to benefit our interest rate risk position and generate profits.

PGB TRUST & INVESTMENTS

Total assets under administration in PGB Trust & Investments grew throughout the year to end at $1.856 billion.  Market performance was part of the success, but so was new business generation.  In tough markets, individuals and families need to know that they have a trusted advisor who is always looking out for their best interests.  Our straightforward, no-nonsense investment style works well and brings welcome order to an uncertain world.

During the summer, Craig Spengeman announced the establishment of a new Trust & Investments office in Bethlehem, Pennsylvania.  This is a strong and established market and we have an outstanding team ready to serve our new clients.  They are off to a great start.

OTHER ACCOMPLISHMENTS

During 2009 we undertook a very Comprehensive Performance Enhancement Program.  As a result, we have generated additional efficiencies that will benefit earnings and/or enhance the customer experience.

We opened our Summit-Short Hills Branch in September and they are off to a good start.

We introduced two new savings programs, increased our Home Equity Line of Credit portfolio, increased our officer-calling program and at the same time reduced overtime costs.

PGB Trust & Investments is on target for an April conversion to its new operating system.  The change will give us and our customers a much stronger platform from which to operate.

ADMINISTRATION BUILDING

We have recently announced that the Corporation has leased new space located at 500 Hills Drive in Bedminster, New Jersey, that will serve as our new Headquarters.  It is hard to believe that we have been in our current location for 15 years.  It has served us well.  When we moved in, the Bank had total assets of $300 million as compared to $1.5 billion today.  Unfortunately, the old building could not be expanded to accommodate us in the future.

It is fair to say that normally we would not elect to take on a project like this in a down economy.  However, we are very pleased to report that because of the down economy we were able to negotiate a very favorable, long-term lease for our new space.  The other, very valuable advantage is that virtually all departments will be under one roof, including PGB Trust & Investments.

500 Hills Drive is easy to find and has great parking and access for our customers.  We plan to make the move in early summer.

RETIREMENTS

During the course of the year, senior officers Paul Bell, Art Birmingham and Garrett Bromley moved into retirement.  They each had long and distinguished banking careers and we thank them for their service to the Corporation.

We have been delighted to welcome Jeffrey Carfora as our new Executive Vice President and CFO, Vincent Spero as Executive Vice President and Chief Lending Officer and Rene Merghart as Vice President in charge of Facilities.  Additionally, Richard Ragoza joined the Bank as Senior Vice President and Senior Credit Officer and Kurt Talke is now First Vice President and head of Trust Administration in PGB Trust & Investments.

OUTLOOK

We are optimistic for the future and are in the middle of our new strategic planning process as this is being written.  I can assure you that you have an outstanding and focused group working on your behalf.

We are also realistic about the environment in the short term.  Our Country has stepped back from the darkest days at the end of 2008 and all of us are repositioning ourselves for opportunities that the future will bring.  Recovery is not a straight line and is going to take time and patience.  Progress is being made in the bigger world and in your Bank.

We want to thank our employees and Board for their extraordinary work this year and our shareholders for their continuing support.

/s/ Craig C. Spengemen	/s/ Frank A. Kissel	/s/ Robert M. Rogers
Craig C. Spengemen	Frank A. Kissel	Robert M. Rogers
President & CIO	Chairman & CEO	President & COO
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
Peapack-Gladstone Financial Corporation (the “Corporation”), formed in 1997, is the parent holding company for Peapack-Gladstone Bank (the “Bank”), formed in 1921, a commercial bank operating 24 branches in Somerset, Hunterdon, Morris, Middlesex and Union counties.
The Corporation recorded positive earnings and increased capital for 2009 despite the significant impact the recession has had on financial institutions and their borrowers.  The Corporation increased the provision for loan losses substantially in 2009, as the continued weakness in the overall economy and in the real estate markets has negatively impacted borrowers and their property values.  The Bank, however, has not seen the same significant deterioration in the loan portfolio as many other institutions because of conservative underwriting at the time of origination and continued diligence in managing the loan portfolio.  The Corporation was also able to resolve certain problem assets during 2009.  Deposit growth was strong, increasing more than $111.8 million, while loans decreased $69.4 million compared to the year-end 2008 balances.  The securities portfolio increased $137.1 million, as excess cash generated from deposit growth and loan prepayments was invested, primarily in shorter duration assets.  Net interest income on a tax-equivalent basis increased $1.9 million during the year, which is attributable in large part to declining rates paid on interest-bearing liabilities offset by lower rates earned on interest-earning assets.  Yields on interest-earning assets decreased 80 basis points, while yields on interest-bearing liabilities declined 88 basis points.  As discussed in this Management’s Discussion and Analysis section, some of the highlights include:
•
Total average deposits increased $109.1 million or 9 percent from 2008, as average checking and money market deposits increased $57.3 million or 40 percent and $35.3 million or 9 percent, respectively.

•	The Bank opened a new, full-service branch in 2009 in Summit, New Jersey, expanding our presence in that Union County community.
•	PGB Trust and Investments opened an office in Bethlehem, Pennsylvania.
•	The Corporation sold $28.7 million of preferred stock to the U.S. Treasury in the Capital Purchase Program in January 2009.
Additionally, subsequent to year end 2009, the Corporation repurchased approximately $7.2 million of the preferred stock on January 6, 2010, representing 25 percent of the original amount sold.
Peapack-Gladstone Financial Corporation’s common stock trades on the National Association of Securities Dealers Automated Quotations (NASDAQ) Global Select Market under the symbol “PGC.”

CRITICAL ACCOUNTING POLICIES AND ESTIMATES:   Management’s Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  Note 1 to the Corporation’s Audited Consolidated Financial Statements for the year ended December 31, 2009, contains a summary of the Corporation’s significant accounting policies.
Management believes that the Corporation’s policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters.  Changes in these judgments, assumption or estimates could materially impact results of operations.  This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors.
The provision for loan losses is based upon management’s evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectability may not be assured, the existence and estimated fair value of any underlying collateral and guarantees securing the loans, and current economic and market conditions.  Although management uses the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change.  Various regulatory agencies, as an internal part of their examination process, periodically review the Corporation’s provision for loan losses.  Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination.  Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey.  Accordingly, the collectability of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values continue to decline or New Jersey experiences continuing adverse economic conditions.  Future adjustments to the provision for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.
The Corporation accounts for its securities in accordance with “Accounting for Certain Investments in Debt and Equity Securities,” which was codified into ASC 320.  Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available for sale when they might be sold before maturity due to changes in interest rates, prepayment, risk, liquidity or other factors.  Equity securities with readily determinable fair values are classified as available for sale.  Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
For declines in the fair value of securities below their cost that are other-than-temporary, the amount of impairment is split into two components – other-than-temporary impairment related to other factors, which is recognized in other comprehensive income and other-than-temporary impairment related to credit loss, which must be recognized in the income statement.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  In estimating other-than-temporary losses on a quarterly basis, management considers the length of time and extent that fair value has been less than cost; the financial condition and near-term prospects of the issuer; and whether the Corporation has the intent to sell these securities or it is likely that it will be required to sell the securities before their anticipated recovery.
Securities are evaluated on at least a quarterly basis to determine whether a decline in their values is other-than-temporary.  To determine whether a loss in value is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and the duration of the decline and the intent and ability of the Corporation to retain its investment in the security for a period of time sufficient to allow for an anticipated recovery in the fair value.  “Other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.  Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings or comprehensive income is recognized.  No impairment charges were recognized in 2009; however impairment charges totaling $56.1 million were recognized in 2008.

EARNINGS SUMMARY:           The Corporation recorded net income of $7.1 million and diluted earnings per share, after the effect of the preferred dividend, of $0.64 for the year ended December 31, 2009.  These results compared to a net loss of $22.1 million and loss per diluted share of $2.53 for the year ended December 31, 2008.  Per share results have been adjusted for the five percent stock dividend declared in June 2009.
These results produced a positive return on average assets of 0.49 percent in 2009 as compared to a negative return on average assets of 1.62 percent in 2008 and a positive return on average common shareholders’ equity of 6.26 percent as compared to a negative return on average common shareholders’ equity of 20.74 percent in 2008.
For comparative purposes, the Corporation believes that comparing net income without considering the 2008 impairment charges on investment securities provides a better analysis of net income trends; therefore, net income available for common shareholders for 2009 declined $8.8 million or 61 percent when compared to net income for 2008, excluding the $56.1 million ($36.5 million, after taxes) impairment charges. The 2009 period includes increases in the provision for loan losses, the industry-wide FDIC assessment and in other real estate owned expense, as well as dividends on preferred stock, when compared to the 2008 period.

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

Net Interest Income
(In Millions)
2005	$35.3
2006	$32.8
2007	$35.9
2008	$46.3
2009	$48.3

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
On a fully tax-equivalent basis, net interest income in 2009 rose 4 percent to $49.4 million from $47.4 million in 2008.  The Corporation’s net interest margin for 2009 was 3.58 percent, declining 10 basis points from 3.68 percent in 2008.
Interest income on earning assets, on a fully tax-equivalent basis, declined $6.0 million to $67.0 million for 2009 as compared to 2008.  Average earning assets for the year ended December 31, 2009 totaled almost $1.38 billion, an increase of $88.7 million or 7 percent from the average balance in 2008, but the average rate earned on earning assets declined 80 basis points in 2009 to 4.87 percent. Despite the growth in the Corporation’s earning assets, interest income declined due to the lower rates earned on earning assets.  The decline in the average rate on earning assets was due to the overall decline in market rates in 2009 coupled with a conscious growth in lower-yielding, but less risky and shorter duration interest-earning deposits and investment securities.  Average investments in interest-earning deposits increased $52.1 million in 2009 compared to 2008 and the average yield was 0.15 percent for 2009.  Average taxable investment securities increased $30.1 million to $247.5 million for 2009 and the average yield was 3.80 percent for 2009 compared to 5.09 percent in 2008.
Average interest-bearing liabilities for the year ended December 31, 2009 totaled $1.14 billion, reflecting an increase of $84.4 million or 8 percent from the average balance in 2008, while the average rate paid declined 88 basis points for 2009 to 1.55 percent.  The decline in the average rate on interest-bearing liabilities was due to the overall decline in market rates in 2009 coupled with targeted growth of lower-costing core deposits.
Average interest-bearing checking accounts rose $57.3 million or 40 percent over the comparable period in 2008.  Checking account growth is due to the Corporation’s focus on core deposit growth, particularly checking, coupled with growth in the Corporation’s Ultimate Checking product, which increased over $33.6 million due to sales initiatives and a higher rate than other checking products offered.  The Corporation introduced Ultimate Checking late in 2008.   Money market accounts increased an average of $35.3 million during 2009 compared to 2008.  The Corporation’s focus on core deposit growth, as well as certain customers tending to “park” funds in money market accounts in lower interest rate environments accounted for this growth.
Interest expense on borrowings declined as the average balance of borrowings declined during 2009.  Average borrowings declined $17.7 million during 2009 to $38.5 million as the result of the elimination of a short-term, overnight borrowing position in 2009 as well as principal repayments and maturities on Federal Home Loan Bank advances.  Average rates paid on borrowings rose 58 basis points to 3.55 percent as the Corporation maintained almost no overnight borrowings throughout 2009 and the rates paid on Federal Home Loan Bank borrowings were higher than the 2008 blended average rate of all borrowings.

The following table compares the average balance sheets, net interest spreads and net interest margins for the years ended December 31, 2009, 2008 and 2007 (fully tax-equivalent-FTE):

Year Ended December 31, 2009

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$247,500	$9,395	3.80%
Tax-Exempt(1)(2)	49,652	2,474	4.98
Loans (2)(3)	1,021,457	55,059	5.39
Federal Funds Sold	201	-	0.20
Interest-Earning Deposits	58,364	90	0.15
Total Interest-Earning Assets	1,377,174	$67,018	4.87%
Noninterest-Earning Assets:
Cash and Due from Banks	7,958
Allowance for Loan Losses	(10,879)
Premises and Equipment	27,361
Other Assets	57,802
Total Noninterest-Earning Assets	82,242
Total Assets	$1,459,416
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$201,399	$1,476	0.73%
Money Markets	428,063	4,510	1.05
Savings	70,850	320	0.45
Certificates of Deposit	397,329	9,985	2.51
Total Interest-Bearing Deposits	1,097,641	16,291	1.48
Borrowed Funds	38,507	1,368	3.55
Total Interest-Bearing Liabilities	1,136,148	17,659	1.55%
Noninterest-Bearing Liabilities:
Demand Deposits	199,543
Accrued Expenses and Other Liabilities	7,144
Total Noninterest-Bearing Liabilities	206,687
Shareholders’ Equity	116,581
Total Liabilities and Shareholders’ Equity	$1,459,416
Net Interest Income		$49,359
Net Interest Spread			3.32%
Net Interest Margin (4)			3.58%

Year Ended December 31, 2008

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$217,432	$11,061	5.09%
Tax-Exempt(1)(2)	50,928	2,860	5.62
Loans (2)(3)	1,010,007	58,867	5.83
Federal Funds Sold	3,752	116	3.09
Interest-Earning Deposits	6,310	136	2.14
Total Interest-Earning Assets	1,288,429	$73,040	5.67%
Noninterest-Earning Assets:
Cash and Due from Banks	20,823
Allowance for Loan Losses	(8,164)
Premises and Equipment	26,579
Other Assets	33,708
Total Noninterest-Earning Assets	72,946
Total Assets	$1,361,375
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$144,070	$1,096	0.76%
Money Markets	392,795	8,104	2.06
Savings	66,071	400	0.61
Certificates of Deposit	392,589	14,326	3.65
Total Interest-Bearing Deposits	995,525	23,926	2.40
Borrowed Funds	56,214	1,671	2.97
Total Interest-Bearing Liabilities	1,051,739	25,597	2.43%
Noninterest-Bearing Liabilities:
Demand Deposits	192,578
Accrued Expenses and Other Liabilities	10,674
Total Noninterest-Bearing Liabilities	203,252
Shareholders’ Equity	106,384
Total Liabilities and Shareholders’ Equity	$1,361,375
Net Interest Income		$47,443
Net Interest Spread			3.24%
Net Interest Margin (4)			3.68%

Year Ended December 31, 2007

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$266,977	$13,707	5.13%
Tax-Exempt(1)(2)	55,845	2,930	5.25
Loans (2)(3)	910,485	55,970	6.15
Federal Funds Sold	12,506	656	5.24
Interest-Earning Deposits	804	39	4.91
Total Interest-Earning Assets	1,246,617	$73,302	5.88%
Noninterest-Earning Assets:
Cash and Due from Banks	22,135
Allowance for Loan Losses	(6,945)
Premises and Equipment	25,321
Other Assets	26,519
Total Noninterest-Earning Assets	67,030
Total Assets	$1,313,647
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$133,574	$1,076	0.81%
Money Markets	383,279	14,700	3.84
Savings	69,247	466	0.67
Certificates of Deposit	391,922	19,004	4.85
Total Interest-Bearing Deposits	978,022	35,246	3.60
Borrowed Funds	31,568	1,237	3.92
Total Interest-Bearing Liabilities	1,009,590	36,483	3.61%
Noninterest-Bearing Liabilities:
Demand Deposits	185,909
Accrued Expenses and Other Liabilities	11,485
Total Noninterest-Bearing Liabilities	197,394
Shareholders’ Equity	106,663
Total Liabilities and Shareholders’ Equity	$1,313,647
Net Interest Income		$36,819
Net Interest Spread			2.27%
Net Interest Margin (4)			2.95%
1.	Average balance for available-for-sale securities are based on amortized cost.
2.	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
3.	Loans are stated net of unearned income and include non-accrual loans.
4.	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

RATE/VOLUME ANALYSIS:  The effect of volume and rate changes on net interest income (on a tax-equivalent basis) for the periods indicated are shown below:

	Year Ended 2009 Compared with 2008			Year Ended 2008 Compared with 2007
			Net			Net
	Difference due to		Change In	Difference due to		Change In
	Change In:		Income/	Change In:		Income/
(In Thousands):	Volume	Rate	Expense	Volume	Rate	Expense
ASSETS:
Investments	$(299)	$(1,753)	$(2,052)	$(2,631)	$(85)	$(2,716)
Loans	521	(4,329)	(3,808)	6,716	(3,819)	2,897
Federal Funds Sold	(59)	(57)	(116)	(340)	(200)	(540)
Interest-Earning Deposits	185	(231)	(46)	130	(33)	97
Total Interest Income	$348	$(6,370)	$(6,022)	$3,875	$(4,137)	$(262)
LIABILITIES:
Checking	$713	$(333)	$380	$279	$(259)	$20
Money Market	742	(4,336)	(3,594)	404	(7,000)	(6,596)
Savings	28	(108)	(80)	(22)	(44)	(66)
Certificates of Deposit	171	(4,512)	(4,341)	32	(4,710)	(4,678)
Borrowed Funds	(216)	(87)	(303)	756	(322)	434
Total Interest Expense	$1,438	$(9,376)	$(7,938)	$1,449	$(12,335)	$(10,886)
Net Interest Income	$(1,090)	$3,006	$1,916	$2,426	$8,198	$10,624

LOANS:  The loan portfolio represents the largest portion of the Corporation’s earning assets and is an important source of interest and fee income.  Loans are primarily originated in the State of New Jersey.
At December 31, 2009, total loans were $983.5 million as compared to $1.05 billion at December 31, 2008, a decline of $69.4 million or 7 percent.  The Corporation experienced reduced loan demand from quality borrowers in 2009 than in 2008 due to the economic environment.    In 2009, residential mortgage loans declined $52.5 million or 10 percent, to $452.6 million.  The decrease was a result of the Corporation selling its longer-term, fixed-rate mortgage loans at origination.  These loans have become more in demand in the current low-rate environment and these mortgages have been sold rather than retained in portfolio for interest rate risk management purposes.  At December 31, 2009, commercial and construction loans totaled $120.6 million and $64.8 million, respectively, declining $22.6 million or 16 percent and $2.0 million or 3 percent, respectively, from last year’s totals as loan demand and quality borrowers on the commercial front have been scarce during the year.  In 2009, commercial mortgage loans rose $5.0 million or 2 percent to $279.6 million due to additional loan demand from existing customers.  Home equity lines of credit increased $7.7 million or 25 percent and consumer loans declined $4.2 million or 14 percent due to an increased demand for floating-rate home equity lines and decreased demand for fixed-rate home equity loans, respectively.  The Corporation also increased its marketing efforts for the home equity line product during 2009.
The yield on total loans decreased 44 basis points to 5.39 percent for 2009 from the 5.83 percent average yield earned in 2008.  The average yield on the mortgage portfolio declined in 2009 to 5.12 percent from 5.30 percent in 2008.  The average yield on the commercial mortgage loan portfolio declined 30 basis points to 6.27 percent during 2009.  The average yield on commercial loans was 5.59 percent in 2009, decreasing 72 basis points.  In 2009, the average yield on commercial construction loans was 4.28 percent decreasing 179 basis points from 2008; this rate was the most dependent on LIBOR which remained at low levels during 2009 from 2008.  The average yield on home equity lines declined 161 basis points to 3.09 percent in 2009 from 4.70 percent in 2008 due to the low prime rate.  Rates declined during the year due to lower market rates experienced during 2009.

The following table presents an analysis of outstanding loans, net of unamortized discounts and deferred loan origination costs, as of December 31,

(In Thousands)	2009	2008	2007	2006	2005
Residential Mortgage	$452,641	$505,150	$497,016	$498,079	$453,635
Commercial Mortgage	279,595	274,640	237,316	165,652	157,672
Commercial Loans	120,554	143,188	129,747	107,357	100,787
Commercial-Construction	64,816	66,785	60,589	44,764	12,703
Home Equity Lines of Credit	38,728	31,054	18,430	16,047	18,990
Consumer Loans	25,638	29,789	37,264	35,836	23,468
Other Loans	1,565	2,376	818	2,418	1,218
Total Loans	$983,537	$1,052,982	$981,180	$870,153	$768,473

The following table presents the contractual repayments of the loan portfolio at December 31, 2009:

(In Thousands)	Within	After 1 But	After
	One Year	Within 5 Years	5 Years	Total
Residential Mortgage	$109,111	$195,030	$148,500	$452,641
Commercial Mortgage	40,390	196,523	42,682	279,595
Commercial Loans	62,365	52,806	5,383	120,554
Commercial-Construction	64,816	-	-	64,816
Home Equity Lines of Credit	38,728	-	-	38,728
Consumer Loans	6,081	8,792	10,765	25,638
Other Loans	1,565	-	-	1,565
Total Loans	$323,056	$453,151	$207,330	$983,537

The following table presents the loans that have a predetermined interest rate and an adjustable interest rate due after one year at December 31, 2009:

(In Thousands)	Predetermined	Adjustable
	Interest Rate	Interest Rate
Residential Mortgage	$195,311	$142,922
Commercial Mortgage	22,249	238,855
Commercial Loans	8,621	30,412
Consumer Loans	22,111	-
Total Loans	$248,292	$412,189

The Corporation has not made nor invested in subprime loans or “Alt-A” type mortgages.  At December 31, 2009, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

INVESTMENT SECURITIES HELD TO MATURITY:  Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity.  These securities are carried at amortized cost.  The Corporation’s investment securities held to maturity at amortized cost amounted to $89.5 million at December 31, 2009, compared with $51.7 million at December 31, 2008.

The carrying value of investment securities held to maturity for the years ended December 31, 2009, 2008 and 2007 are shown below.

(In Thousands)	2009	2008	2007
U.S. Treasury and U.S. Government-
Sponsored Agencies	$16,200	$500	$500
Mortgage-Backed Securities-Residential	42,538	10,007	13,196
State and Political Subdivisions	20,646	29,670	31,443
Trust Preferred Securities	10,075	11,554	-
Total	$89,459	$51,731	$45,139

The following table presents the contractual maturities and rates of investment securities held to maturity at amortized cost, as of December 31, 2009:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
U.S. Government-Sponsored Agencies	$-	$10,000	$-	$6,200	$16,200
	-%	2.24%	-%	3.00%	2.53%
Mortgage-Backed Securities-	$150	$5,126	$27,951	$9,311	$42,538
Residential (1)	4.47%	1.46%	3.49%	2.96%	3.14%
State and Political Subdivisions (2)	$11,169	$8,789	$688	$-	$20,646
	3.57%	5.17%	5.56%	-%	4.32%
Trust Preferred Securities	$-	$-	$-	$10,075	$10,075
	-%	-%	-%	2.39%	2.39%
Total	$11,319	$23,915	$28,639	$25,586	$89,459
	3.58%	3.15%	3.54%	2.75%	3.22%
(1) Mortgage-backed securities are shown using stated final maturity.
(2) Yields presented on a fully tax-equivalent basis.

INVESTMENT SECURITIES AVAILABLE FOR SALE:  Investment securities available for sale are used as a part of the Corporation’s liquidity and interest rate risk management strategies, and they may be sold in response to changes in interest rates, liquidity needs, and other factors.  These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of shareholders’ equity, net of income taxes.  Realized gains and losses are recognized in income at the time the securities are sold.
At December 31, 2009, the Corporation had investment securities available for sale with a fair value of $272.5 million, compared with $173.5 million at December 31, 2008.  A $1.6 million net unrealized loss (net of income tax) and a $1.5 million net unrealized loss (net of income tax) was included in shareholders’ equity at December 31, 2009 and December 31, 2008, respectively.

The carrying value of investment securities available for sale for the years ended December 31, 2009, 2008 and 2007 are shown below.

(In Thousands)	2009	2008	2007
U.S. Government-Sponsored Agencies	$129,984	$-	$24,052
Mortgage-Backed Securities-Residential	117,464	146,075	118,493
State and Political Subdivisions	19,073	20,992	24,623
Other Securities	3,046	3,110	65,745
Marketable Equity Securities	2,917	3,366	4,031
Total	$272,484	$173,543	$236,944

The following table presents the contractual maturities and rates of securities available for sale, stated at fair value, as of December 31, 2009:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
U.S. Government-Sponsored Agencies	$-	$129,984	$-	$-	$129,984
	-%	1.69%	-%	-%	1.69%
Mortgage-Backed Securities -	$2,780	$12,271	$29,762	$72,651	$117,464
Residential (1)	4.06%	4.36%	4.71%	5.05%	4.87%
State and Political Subdivisions (2)	$257	$3,568	$3,817	$11,431	$19,073
	5.95%	6.37%	5.62%	3.96%	4.75%
Other Securities	$-	$-	$-	$3,046	$3,046
	-%	-%	-%	2.81%	2.81%
	$3,037	$145,823	$33,579	$87,128	$269,567
	4.22%	2.02%	4.82%	4.80%	3.28%
Marketable Equity Securities	$2,917	$-	$-	$-	$2,917
	4.71%	-%	-%	-%	4.71%
Total	$5,954	$145,823	$33,579	$87,128	$272,484
	4.48%	2.02%	4.82%	4.80%	3.30%
(1) Mortgage-backed securities are shown using stated final maturity.
(2) Yields presented on a fully tax-equivalent basis.

Federal funds sold and interest-earning deposits are an additional part of the Corporation’s liquidity and interest rate risk strategies.  The combined average balance of these investments during 2009 was $58.6 million as compared to $10.1 million in 2008.

DEPOSITS:  Total deposits at December 31, 2009 were $1.35 billion, an increase of $111.8 million or 9 percent from $1.24 billion at December 31, 2008.  Our strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income.  Marketing, sales efforts and two new branch locations all contributed to the growth in deposits.  Total average deposits increased $109.1 million, or 9 percent in 2009 over 2008 levels.

The following table sets forth information concerning the composition of the Corporation’s average deposit base and average interest rates paid for the following years:

(In Thousands)	2009		2008		2007
Noninterest-Bearing Demand	$199,543	-%	$192,578	-%	$185,909	-%
Checking	201,399	0.73	144,070	0.76	133,574	0.81
Savings	70,850	0.45	66,071	0.61	69,247	0.67
Money Markets	428,063	1.05	392,795	2.06	383,279	3.84
Certificates of Deposit	397,329	2.51	392,589	3.65	391,922	4.85
Total Deposits	$1,297,184		$1,188,103		$1,163,931

Certificates of deposit over $100,000 are generally purchased by local municipal governments or individuals for periods of one year or less.  These factors translate into a stable customer oriented cost-effective funding source.

The following table shows remaining maturity for certificates of deposit of $100,000 or more as of December 31, 2009 (in thousands):

Three Months or Less	$81,706
Over Three Months through Six Months	22,287
Over Six Months through Twelve Months	20,953
Over Twelve Months	22,192
Total	$147,138

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS:  At December 31, 2009 and 2008, Federal Home Loan Bank (FHLB) advances totaled $36.5 million and $39.7 million, respectively, with a weighted average interest rate of 3.59 percent for both periods.  The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements.  The FHLB advances outstanding at December 31, 2009 have varying terms and interest rates, as well as prepayment penalties.

At December 31, 2009, there were no overnight borrowings, while at December 31, 2008, overnight borrowings totaled $15.3 million.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION:  The allowance for loan losses was $13.2 million at December 31, 2009 as compared to $9.7 million at December 31, 2008.  At December 31, 2009, the allowance for loan losses as a percentage of total loans outstanding was 1.34 percent compared to 0.92 percent at

December 31, 2008 and 0.76 percent at December 31, 2007.  The provision for loan losses was $9.7 million for 2009 and $2.4 million for 2008.  The allowance as a percentage of total loans rose in 2009 as compared to 2008 and the provision increased over the prior year due to increases in delinquencies and charge-offs.
The provision was based upon management’s review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectability may not be assure, and the existence and fair value of the collateral and guarantees securing the loans.  Although management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change.  Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s allowance for loan losses.  Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination.  Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey.  Accordingly, the collectability of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in market conditions in the state and may be adversely affected should real estate values decline further or New Jersey experience continuing adverse economic conditions.  Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.

The following table presents the loan loss experience during the periods ended December 31,
(In Thousands)	2009	2008	2007	2006	2005
Allowance for Loan Losses at
Beginning of Year	$9,688	$7,500	$6,768	$6,378	$5,989
Loans Charged-Off During the Period:
Residential Mortgage	861	7	-	-	-
Commercial Mortgage	1,393	-	-	-	-
Commercial and Construction	3,957	214	-	13	2
Home Equity Lines of Credit	15	17	-	-	-
Consumer and Other	51	1	23	13	14
Total Loans Charged-Off	6,277	239	23	26	16
Recoveries During the Period:
Residential Mortgage	-	-	-	-	-
Commercial Mortgage	-	12	-	-	-
Commercial and Construction	73	-	3	1	12
Home Equity Lines of Credit	-	12	-	-	-
Consumer and Other	8	3	2	1	2
Total Recoveries	81	27	5	2	14
Net Charge-Offs	6,196	212	18	24	2
Provision Charged to Expense	9,700	2,400	750	414	391
Allowance for Loan Losses at End of Year	$13,192	$9,688	$7,500	$6,768	$6,378

Ratios:
Allowance for Loan Losses/Total Loans	1.34%		0.92%		0.76%		0.78%		0.83%
Allowance for Residential 1-4/Residential 1-4 Loans	0.45		0.52		0.47		0.58		0.64
Allowance for Commercial/Commercial Loans	2.34		1.39		1.14		1.13		1.23
Allowance for Consumer/Consumer Loans	0.43		0.49		0.50		0.49		0.37
Allowance for Loan Losses/
Total Non-Performing Loans	1.1	X	1.8	X	3.5	X	3.3	X	16.5	X

The following table shows the allocation of the allowance for loan losses and the percentage of each loan category to total loans as of December 31,

		% of		% of		% of		% of		% of
		Loan		Loan		Loan		Loan		Loan
		Category		Category		Category		Category		Category
		To Total		To Total		To Total		To Total		To Total
(In Thousands)	2009	Loans	2008	Loans	2007	Loans	2006	Loans	2005	Loans
Residential	$2,023	46.0	$2,627	50.9	$2,333	52.5	$2,910	59.1	$2,888	61.5
Commercial and
Other	10,889	47.3	6,753	46.3	4,885	43.7	3,591	36.8	3,327	35.4
Consumer	280	6.7	308	2.8	282	3.8	267	4.1	163	3.1
Total	$13,192	100.0	$9,688	100.0	$7,500	100.0	$6,768	100.0	$6,378	100.0

ASSET QUALITY:

The following table presents various asset quality data for the years indicated:

	Years Ended December 31,
(In Thousands)	2009	2008	2007	2006	2005

Loans Past Due 30-89 Days	$6,015	$8,728	$11,192	$1,499	$21

Troubled Debt Restructured Loans	$11,123	$-	$-	$-	$-

Loans Past Due 90 Days or
More and Still Accruing Interest	$496	$-	$-	197	$47
Non-accrual Loans	11,256	5,393	2,131	1,880	339
Total Non-Performing Loans	11,752	5,393	2,131	2,077	386
Other Real Estate Owned	360	1,211	-	-	-
Total Non-Performing Assets	$12,112	$6,604	$2,131	2,077	$386

Ratios:
Total Non-Performing Loans/Total Loans	1.19%	0.51%	0.22%	0.24%	0.05
Total Non-Performing Loans/Total Assets	0.78	0.39	0.16	0.16	0.03
Total Non-Performing Assets/Total Assets	0.80	0.48	0.16	0.16	0.03
Interest income of $365 thousand, $235 thousand and $149 thousand would have been recognized during 2009, 2008 and 2007, respectively, if non-accrual loans had been current in accordance with their original terms.  Interest income of $204 thousand would have been recognized in 2009 had troubled debt restructured loans been in accordance with their original terms.  The amount of interest income that was recorded as of December 31, 2009 for non-accrual loans was $374 thousand, while interest income of $422 thousand was recorded for 2009 for troubled debt restructured loans.

Due to the continued weakness in the housing markets and economic environment during 2009, some borrowers have found it difficult to make their loan payments under contractual terms.  In certain of these cases, the Corporation has chosen to grant concessions and modify certain loan terms for a limited period of time.  As a result, the Corporation’s troubled debt restructured (“TDR”) loans totaled $11.1 million at December 31, 2009, as indicated in the table above.

Of the $11.1 million TDR loans, $4.2 million were residential mortgage loans whereby the borrower was granted a three-month deferral of their loan payment.  The remaining $6.9 million were commercial and commercial mortgage loans whereby the borrower was granted a lower interest rate, resulting in lower payments, for a short period of time. All of these loans were considered impaired as of December 31, 2009 and were valued under Accounting by Creditors for Impairment of a Loan.  As of December 31, 2009, all TDR loans were paying in accordance with restructured terms.

The Corporation does not have any potential problem loans that causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans.

CONTRACTUAL OBLIGATIONS:  The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2009.  Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below:

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Loan Commitments	$130,471	$-	$-	$-	$130,471
Long-Term Debt Obligations	11,944	8,000	1,555	15,000	36,499
Lease Obligations	2,561	5,731	5,806	23,681	37,779
Purchase Obligations	3,162	-	-	-	3,162
Total Contractual Obligations	$148,138	$13,731	$7,361	$38,681	$207,911

Long-term debt obligations include borrowings from the Federal Home Loan Bank with defined terms.  The table reflects scheduled repayments of principal.
Leases represent obligations entered into by the Corporation for the use of land and premises.  The leases generally have escalation terms based upon certain defined indexes.  Common area maintenance charges may also apply and are adjusted annually based on the terms of the lease agreements.
Purchase obligations represent legally binding and enforceable agreements to purchase goods and services from third parties and consist of contractual obligations under data processing service agreements, as well as the contract for the building improvements in a new leased corporate headquarters facility in Bedminster.  The Corporation also enters into various routine rental and maintenance contracts for facilities and equipment.  These contracts are generally for one year.
As previously announced on January 5, 2010, the Bank will relocate its administrative offices, upon expiration of its current lease, in the summer of 2010, to a new leased facility at 500 Hills Drive, Bedminster, New Jersey.  The Bank will occupy approximately 40,000 square feet of space.  Under the terms of the lease, the Bank will make total payments of $15.7 million over a 15-year period, which is included in the table above.

OFF-BALANCE SHEET ARRANGEMENTS:  The following table shows the amounts and expected maturities of significant commitments, consisting primarily of letters of credit, as of December 31, 2009.  Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Financial Letters of Credit	$380	$400	$-	$-	$780
Performance Letters of Credit	3,440	93	-	-	3,533
Commercial Letters of Credit	3,858	122	275	-	4,255
Total Letters of Credit	$7,678	$615	$275	$-	$8,568

Commitments under standby letters of credit, both financial and performance, do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME:  The Corporation recorded total other income of $13.8 million in 2009 as compared to a loss of $41.3 million in 2008.  Excluding impairment charges, other income recorded in 2008 was $14.9 million.  The decrease in 2009 was attributable to decreases in trust fees, BOLI income and net securities gains, offset in part by increases in service charges and other noninterest income.
Trust fees totaling $9.4 million were realized in 2009, a decline of $1.1 million or almost 11 percent, over the levels in 2008.  This decrease reflects the reduction of certain recurring fees earned on the placement of funds in money market instruments, due to the current low interest rate environment, as well as a reduction in non-recurring fiduciary fees.  Additionally, the market value of assets under administration, on which fees are generated, fell significantly during the first half of 2009 due to the recession.  The market value of assets under administration improved in the second half of 2009, rising to almost $1.86 billion at December 31, 2009, compared to $1.80 billion at December 31, 2008, as the result of improving values in the equity markets and new business activity.
The Corporation recorded income of $886 thousand on the increased cash surrender value on Bank Owned Life Insurance (BOLI) policies in 2009, as compared to $1.1 million in 2008, a decrease of $229 thousand or 21 percent, primarily due to the lower interest rate environment during 2009.
Other noninterest income of $943 thousand was realized in 2009 as compared to $257 thousand in 2008, an increase of $686 thousand.  This is the result of an increase in the income earned on the sale of mortgage loans at origination of $657 thousand from $137 thousand in the same 2008 period.  More customers have been interested in longer-term, fixed-rate mortgages in the current low-rate environment.  These mortgages have been sold rather than retained in portfolio for interest rate risk management purposes.  In addition, the Corporation recognized a pre-tax loss in 2009 of $13 thousand on the sale of non-banking related property compared to a pre-tax loss in 2008 of $153 thousand on the disposal of premises and equipment related to the relocation of the Shunpike Branch to Green Village Road and the closure of the New Vernon Branch.
In 2008, the Corporation recorded pre-tax other-than-temporary impairment charges of $56.1 million on securities held in its available for sale and held to maturity investment portfolios.  Of this amount, $55.3 million related to the write-down of trust preferred pooled securities, consisting of securities issued primarily by banks and insurance companies, which are classified as held to maturity.  After the write-down, the securities had a total adjusted carrying value of $11.6 million as of December 31, 2008.  The remaining impairment of $884 thousand was recorded on one corporate bond and four equity securities, which are all classified as available for sale.  After the write-down, the corporate bond had a total adjusted carrying value of $320 thousand and the equity securities had a total adjusted carrying value of $100 thousand.

OPERATING EXPENSES:  In 2009, operating expenses totaled $42.3 million, as compared to $37.3 million in 2008, an increase of $5.0 million or 13 percent.
Salaries and benefits expense, which accounts for the largest portion of operating expenses, increased $1.3 million, or 6 percent, in 2009 as compared to 2008.  This increase is due, in part, to increased staff for two new branch locations and one new trust office, normal salary increases and increased health care costs, offset in part by reduced retirement costs.   In addition, the Corporation paid increased commissions in 2009 to mortgage originators on staff.  As noted earlier, the Corporation recorded higher income in 2009 on the sale of longer-term, fixed-rate mortgage loans, which were originated as a result of the efforts of our mortgage originators.  Employee retirement costs, including the 401(K) plan and the defined benefit pension plan, declined in 2009 due to the termination of the Bank's defined benefit pension plan in 2008 and the amendment of the 401(K) plan.  At December 31, 2009, the Corporation's full-time equivalent staff was 281 compared with 278 at December 31, 2008.
Premises and equipment expense increased to $8.8 million in 2009 from $8.5 million in 2008, an increase of $333 thousand, or 4 percent.  The Corporation opened new branches in Piscataway, New Jersey, in late 2008 and Summit, New Jersey, in 2009, as well as a new Trust Office in Bethlehem, Pennsylvania, in 2009.
FDIC assessment expense increased $2.7 million to $3.3 million from $563 thousand.  This increase was due to a substantial, industry-wide increase in the FDIC assessment rates.  Professional and legal fees increased $122 thousand, or 8 percent, over levels for 2008, due in part to expenses related to increased delinquent loans and loan review, the lease on the new administration building and the subsequent partial redemption of the preferred stock as well as expenses associated with the enhanced dividend reinvestment plan.
Trust expense rose $178 thousand or 28 percent to $821 thousand in 2008, due in part to higher processing fees to maintain the trust customers’ accounts, offset in part by lower expenses to prepare customers’ tax returns.  Advertising expense totaled $793 thousand and $1.2 million in 2009 and 2008, respectively, a decline of $358 thousand or 31 percent, due to a general reduction in marketing efforts.  In addition, the Corporation recorded a provision for losses on OREO of $640 thousand in 2009 associated with a contract for sale, while there was no such provision in 2008.  The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

The following table presents the major components of operating expenses:
(In Thousands)	2009	2008	2007
Salaries and Benefits	$21,877	$20,586	$17,511
Premises and Equipment	8,803	8,470	7,761
FDIC Assessment	3,309	563	135
Professional and Legal Fees	1,584	1,462	1,124
Trust Department	821	643	483
Advertising	793	1,151	892
Provision for ORE Losses	640	-	-
Telephone	543	471	450
Stationery and Supplies	512	479	440
Postage	376	363	342
Other Operating Expenses	3,008	3,097	2,949
Total Operating Expenses	$42,266	$37,285	$32,087

INCOME TAXES:  Income tax expense for the year ended December 31, 2009 was $3.1 million as compared to an income tax expense of $7.1 million, exclusive of the tax benefit of $19.7 million recorded on the impairment charges, for the year ended December 31, 2008.  The effective tax rate for the year ended December 31, 2009 was 30.00 percent compared to 32.86 percent, exclusive of the impairment charges and corresponding tax benefit, for the year ended December 31, 2008.  The lower effective tax rate for 2009 was the result of lower pre-tax income without the same percentage decline in permanent tax benefits.

RESULTS OF OPERATIONS 2008 COMPARED TO 2007:  The Corporation recorded a net loss of $22.1 million for the year ended December 31, 2008 as compared to net income of $11.9 million for the year ended December 31, 2007.  The loss per diluted share was $2.53 for 2008 as compared to earnings per diluted share of $1.35 for 2007.  The per share amounts have been adjusted for the 5 percent stock dividend paid in August 2009.  In 2008, these results produced a negative return on average assets of 1.62 percent and a negative return on average common shareholders’ equity of 20.74 percent as compared to a positive return on average assets of 0.90 percent and a positive return on average common shareholders’ equity of 11.12 percent in 2007.
The results for 2008 include other-than-temporary impairment charges on investment securities totaling $56.1 million, $36.5 million after taxes or $4.19 per diluted share, as adjusted for the 5 percent stock dividend paid in August 2009.  Excluding the impairment charges, net income for the year ended December 31, 2008 was $14.4 million, an increase of $2.6 million or 22 percent from the year ended December 31, 2007.  The Corporation believes that comparing net income without considering the impairment charges provides a better analysis of net income trends.
On a fully tax-equivalent basis, net interest income rose to $47.4 million in 2008 from $36.8 million in 2007.  For the year ended December 31, 2008, average earning assets increased $41.8 million or 3 percent from the average balances in 2007.  Rates earned on earning assets declined 21 basis points in 2008, while rates paid on interest-bearing liabilities declined 118 basis points from those paid in 2007.  Interest expense declined 30 percent from the levels recorded in 2007 on average balances of interest-bearing liabilities that increased $42.1 million.  The Federal Reserve Board reduced the federal funds target rate during 2008 to an unprecedented low of zero to 0.25 percent.  The Corporation’s net interest margin rose to 3.68 percent in 2008 from 2.95 percent in 2007.
For the year ended December 31, 2008, other income, excluding impairment charges, was $14.9 million, an increase of $821 thousand or 6 percent over 2007 levels.  The increase was attributable to increases in trust fees and BOLI income, offset in part by a decline in other fee income.  In 2008 and 2007, the Corporation recorded a net gain on securities sold of $483 thousand and $254 thousand, respectively.
Trust fees totaling $10.5 million were realized in 2008, an increase of $975 thousand, or 10 percent, over the levels in 2007.  This increase was attributable to higher levels of revenue from higher-margin investment management fees.  The market value of assets under management at December 31, 2008 was $1.80 billion as compared to $2.03 billion at year end 2007, and is due, in large part, to the declining value in the equity markets.
In 2008, the Corporation recorded income on increased cash surrender value on Bank Owned Life Insurance (BOLI) policies of $1.1 million as compared to $900 thousand in 2007, an increase of $215 thousand or 24 percent.  The increase was the result of an additional investment of $5.0 million during 2008.
The Corporation also recorded pre-tax other-than-temporary impairment charges of $56.1 million on securities held in its available for sale and held to maturity investment portfolios.  Of this amount, $55.3 million related to the write-down of trust preferred pooled securities, consisting of securities issued primarily by banks and insurance companies, which are classified as held to maturity.  After the write-down, the securities had a total adjusted carrying value of $11.6 million.  The remaining impairment of $884 thousand was recorded on one corporate bond and four equity securities, which were all classified as available for sale.  After the write-down, the corporate bond had a total adjusted carrying value of $320 thousand and the equity securities had a total adjusted carrying value of $100 thousand.
Other expenses totaled $37.3 million in 2008 as compared to $32.1 million in 2007, an increase of $5.2 million or 16 percent.  This increase is commensurate with the growth in the overall level of bank and trust business activity.
In 2008, the Corporation recorded salaries and benefits expense of $20.6 million, an increase of $3.1 million, or 18 percent, as compared to 2007.  This increase was due, in part, to the amendment of the existing 401(K) profit-sharing and investment plan to enhance the contributions to salaried employees beginning in May 2008.  The amended 401(K) plan replaced the Bank’s defined benefit pension plan which was terminated in 2008.  These actions were expected to reduce the retirement costs per employee in future years and eliminate the market risk of maintaining a defined benefit plan.  At December 31, 2008, the Corporation’s full-time equivalent staff was 278 compared with 254 at December 31, 2007.
Premises and equipment expense increased to $8.5 million in 2008 from $7.8 million in 2007, an increase of $709 thousand, or 9 percent.  The Corporation opened new branches in Whitehouse and Piscataway, New Jersey, relocated another branch to a new building in 2008 and began recording additional depreciation, utility and maintenance expense as a result.

In 2008, professional and legal fees increased $238 thousand, or 30 percent, over levels for 2007, due in part to expenses related to the sale of preferred stock to the U.S. Treasury under the TARP program and the extensive analysis of the trust preferred pooled securities portfolio.  In 2008, the Corporation recorded $1.2 million in advertising expenses, an increase of $259 thousand, or 29 percent, when compared to 2007 due to additional advertising for the Green Village, Whitehouse and Piscataway branches and to promote deposit products.

CAPITAL RESOURCES:  A solid capital base provides the Corporation with the ability for future growth and financial strength.  Maintaining a strong capital position supports the Corporation’s goal of providing shareholders an attractive and stable long-term return on investment.  Total shareholders’ equity grew $35.6 million or 42 percent to $119.5 million at December 31, 2009 as compared with $83.9 million at December 31, 2008.
At December 31, 2009, the Corporation’s Tier 1 and total capital ratios were 12.45 percent and 13.71 percent, respectively.  The Corporation’s capital leverage ratio was 7.93 percent at December 31, 2009.  Management believes the Corporation’s capital ratios are adequate.
On January 9, 2009, under the U.S. Department of the Treasury (the “Treasury”) Capital Purchase Program (“CPP”), the Corporation sold 28,685 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and a ten-year warrant to purchase up to 150,296 shares of the Corporation’s common stock at an exercise price of $28.63 per share, for an aggregate purchase price of $28.7 million.
Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter.  Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference.  If the Corporation redeems the Preferred Stock and the Treasury still owns the Warrant, the Corporation could repurchase the Warrant from the Treasury for its fair market value.  Unless both the holder and the Corporation agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 150,296 shares if Common Stock being issued).
On January 6, 2010, the Corporation repurchased 25 percent of the preferred shares, repaying approximately $7.2 million to the Treasury, including accrued and unpaid dividends of approximately $51 thousand. The Corporation’s redemption of the shares was not subject to additional conditions or stipulations from the Treasury.  As a result of the repurchase, the accretion related to the preferred stock was accelerated and approximately $330 thousand was recorded as a reduction to retained earnings in the first quarter of 2010.

LIQUIDITY:  Liquidity refers to an institution’s ability to meet short-term requirements in the form of loan fundings, deposit withdrawals and maturing obligations.  Principal sources of liquidity include cash, temporary investments, securities available for sale, deposit inflows and loan repayments.
Management feels the Corporation’s liquidity position is sufficient to meet future needs.  Cash and cash equivalents, including federal funds sold and interest-earning deposits, totaled $80.0 million at December 31, 2009.  In addition, the Corporation has $272.5 million in securities designated as available for sale.  These securities can be sold in response to liquidity concerns.  As of December 31, 2009, investment securities held to maturity and securities available for sale maturing within one year amounted to $11.4 million.
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
Management has sought to manage interest rate risk in order to control the exposure of earnings and capital to changes in interest rates.  As part of the ongoing asset/liability management, management currently uses the following strategies to manage our interest rate risk:
•	Actively market adjustable-rate residential mortgage loans
•
Actively market commercial business loans, which tend to have shorter terms and higher interest rates than residential mortgage loans, and which generate customer relationships that can result in higher non-interest bearing demand deposit accounts

•	Actively sell longer-term, fixed-rate mortgages in the current low rate environment
•
Lengthen the weighted average maturity of liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of New York

•	Invest in shorter to medium-term securities
•	Maintain high levels of capital
The Corporation is not engaged in hedging through the use of derivatives nor does it use interest rate caps and floors although these are options available to manage interest rate risk.
ALCO uses a simulation model to analyze net interest income sensitivity to movements in interest rates.  The simulation model projects net interest income based on various interest rate scenarios over a 12 and 24 month period.  The model is based on the actual maturity and repricing characteristics of rate sensitive assets and liabilities.  The model incorporates certain assumptions, which management believes to be reasonable regarding the impact of changing interest rates and the prepayment assumptions of certain assets and liabilities as of December 31, 2009.  The model assumes changes in interest rates without any proactive change in the balance sheet by management.  In the model, the forecasted shape of the yield curve remains static as of December 31, 2009.
The simulation model is based on market interest rates and prepayment speeds prevalent in the market as of December 31, 2009.  New interest earning asset and interest-bearing liability originations and rate spreads are estimated using the Corporation’s budgeted originations for 2010.

The table shows the estimated changes in the Corporation’s net portfolio value that would result from an immediate parallel change in the market interest rates at December 31, 2009.

	Estimated Increase/				NPV as a Percentage of
(Dollars in Thousands)	Decrease in NPV				Present Value of Assets (2)
Change In
Interest
Rates	Estimated				NPV	Increase/(Decrease)
(Basis Points)	NPV (1)	Amount	Percent		Ratio(3)	(basis points)
+300	$149,455	$(26,212)	(14.92	) %	10.44%	(103.4)
+200	160,155	(15,512)	(8.83)		10.93	(54.5)
+100	171,209	(4,458)	(2.54)		11.41	(6.6)
-	175,667	-	-		11.48	-
-100	174,562	(1,105)	(0.63)		11.25	(22.9)
-200	161,911	(13,756)	(7.83)		10.37	(110.6)
-300	147,030	(28,637)	(16.30)		9.39	(208.1)

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

RECENT ACCOUNTING PRONOUNCEMENTS:  In December 2007, guidance was issued regarding Business Combinations (ASC Section 805-20), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any no controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  It is effective for fiscal years beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The adoption of this standard did not have a material effect on the Corporation’s results of operations or financial position.
In December 2007, guidance was issued regarding “Noncontrolling Interest in Consolidated Financial Statements” (ASC Section 810-10-65), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. It is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.   Adoption did not have a significant impact on the Corporation’s results of operations or financial position.
In March 2008, guidance was issued regarding “Disclosures about Derivative Instruments and Hedging Activities” (ASC Section 815-10).  It amends and expands the disclosure requirements for derivative instruments and hedging activities and requires qualitative disclosure about objectives and strategies for using derivative and hedging instruments, quantitative disclosures about fair value amounts of the instruments and gains and losses on such instruments, as well as disclosures about credit-risk features in derivative agreements. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of this standard did not have a material effect on the Corporation’s results of operations or financial position.
In February 2008, guidance was issued regarding “Fair Value for Non-Financial Assets and Liabilities” (ASC Section 820-10).  The Corporation adopted this for non-financial assets and liabilities that are not recognized or disclosed at fair value in the financial statements, effective January 1, 2009.  The adoption of this did not have a material impact on the Corporation’s financial condition or results of operation.
In April 2009, guidance was issued regarding, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (ASC Section 820-10-65-4).  It provides factors to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability and circumstances that may indicate that a transaction is not orderly.  In those instances, adjustments to the transactions or quoted prices may be necessary to estimate fair value.  It does not apply to Level 1 inputs.  It also requires additional disclosures, including inputs and valuation techniques used, and changes thereof, to measure the fair value.  It is effective for interim and annual reporting periods ending after June 15, 2009.  Early adoption is permitted for periods ending after March 15, 2009.  Adoption did not have a material impact on the Corporation’s financial position or results of operation.
In April 2009, guidance was issued regarding, “Recognition and Presentation of Other-Than-Temporary Impairments” (ASC Section 320-10-65-65).  It applies to debt securities classified as available-for-sale and held-to-maturity and makes other-than-temporary impairment guidance more operational and improves related presentation and disclosure requirements.  This requires that impairment losses related to credit losses will be included in earnings. Impairments related to other factors will be included in other comprehensive income, when management asserts it does not have the intent to sell the security and it is not more likely than not that it will have to sell the security before its recovery.
For debt securities held at the beginning of the interim period of adoption for which an other-than-temporary impairment was previously recognized, if the entity does not intend to sell and it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the entity will recognize the cumulative-effect adjustment, including related tax effects, to the beginning balance of retained earnings and corresponding adjustment to accumulated other comprehensive income.  This is effective for interim and annual periods ending after June 15, 2009.  Early adoption is permitted for periods ending after March 15, 2009.  Upon adoption at June 30, 2009, the Corporation recorded a $3.1 million increase to retained earnings and accumulated other comprehensive loss as of April 1, 2009 relating to the non-credit related portion of the impairment loss recorded at December 31, 2008 on the Corporation’s trust preferred pooled securities.
In April 2009, guidance was issued regarding, “Interim Disclosures about Fair Value of Financial Instruments” (ASC Section 825), requiring disclosures about fair value of financial instruments in interim reporting periods of publicly traded companies that were previously only required to be disclosed in annual financial statements. The provisions are effective for the Corporation’s interim period ending on June 30, 2009.  As this amends only the disclosure requirements about fair value of financial instruments in interim periods, the adoption did not have a material impact on the Corporation’s financial statements.
In April 2009, guidance was issued to amend or rescind portions of the interpretive guidance included in the Staff Accounting Bulletin Series to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Specifically, this aims to bring existing guidance into conformity with recent pronouncements, including, Business Combinations and Noncontrolling Interests in Consolidated Financial Statements.  It was effective June 10, 2009 and did not have a material impact on the Corporation’s financial statements.
In May 2009, guidance was issued regarding Subsequent Events that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  This establishes (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) disclosures an entity should make about events or transactions that occurred after the balance sheet date.  This became effective for the Corporation’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Corporation’s financial statements.  The Corporation evaluates subsequent events through the date that the financial statements are issued.
Accounting for Transfers of Financial Assets amends Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  It also eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures about all continuing involvements with transferred financial information about gains and losses (resulting from transfers) during the period. This will be effective January 1, 2010 and is not expected to have a significant impact on the Corporation’s financial statements.
The Financial Accounting Standards Board Accounting Standards Codification system (FASB ASC) recently became the official authoritative source of nongovernmental generally accepted accounting principles (GAAP).  Rules and interpretive releases of the U.S. Securities and Exchange Commission (SEC) also remain sources of authoritative GAAP for SEC registrants.  The codification is not intended to change GAAP or any requirements of the SEC, but rather it is intended to make the accounting and reporting standards easier to find and use by organizing them by topic.  The codification was effective for nongovernmental financial statements issued for interim and annual periods ending after September 15, 2009, and supersedes previously existing non-SEC accounting and reporting standards.  The GAAP hierarchy now consists of just two levels:  authoritative, represented by the FASB ASC; and nonauthoritative, represented by all other accounting literature.  All non-SEC guidance in the codification carries an equal level of authority.  All nongrandfathered, non-SEC accounting literature not included in the Codification is superseded and deemed nonauthoritative.  Adoption did not have a significant impact on the Corporation’s financial statements.

PGB TRUST AND INVESTMENTS:  PGB Trust and Investments, a division of the Bank, since its inception in 1972 has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base.  Officers from PGB Trust and Investments are available to provide investment services at the Bank’s main office in Gladstone and at four other locations in Clinton, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania.
The market value of assets under management at December 31, 2009 was $1.86 billion.  Fee income generated by PGB Trust Investments was $9.4 million, $10.5 million and $9.6 million in 2009, 2008 and 2007, respectively.

Trust Assets
(Market Value in Billions)
2005	$1.76
2006	$1.92
2007	$2.03
2008	$1.80
2009	$1.86

FORWARD LOOKING STATEMENTS:  The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to those factors identified in the “Risk Factor” section of our Annual Report on Form 10-K and:
•	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
•	declines in value in our investment portfolio;
•	increases in our allowance for loan losses;
•	increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	we may be unable to successfully grow our business;
•	we may be unable to manage our growth;
•	a continued or unexpected decline in real estate values within our market areas;
•	increased or unexpected competition from our competitors;
•	significant regulatory oversight which may adversely affect our business;
•	higher than expected FDIC insurance premiums;
•	market conditions and other factors may adversely affect the market price of our common stock;
•	lack of liquidity to fund our various cash obligations;
•	our preferred shares issued under the Treasury’s Capital Purchase Program will impact net income available to our common shareholders and our earnings per share;
•	further offerings of our equity securities may result in dilution of our common stock and a reduction in the price of our common stock;
•	reduction in our lower-cost funding sources;
•	changes in accounting policies or accounting standards;
•	we may be unable to adapt to technological changes;
•	our internal controls and procedures may not be adequate;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;
•	future earnings volatility caused by economic or other factors; and
•	other unexpected material adverse changes in our operations or earnings.

The Corporation undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Corporation cannot guarantee future results, levels of activity, performance or achievements.

SELECTED CONSOLIDATED FINANCIAL DATA:
The following is selected consolidated financial data for the Corporation and its subsidiaries for the years indicated.  This information is derived from the historical consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes.

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2009	2008	2007	2006	2005
Summary Earnings:
Interest Income	$66,007	$71,917	$72,352	$67,267	$55,414
Interest Expense	17,659	25,597	36,483	34,444	20,123
Net Interest Income	48,348	46,320	35,869	32,823	35,291
Provision for Loan Losses	9,700	2,400	750	414	391
Net Interest Income After Provision
For Loan Losses	38,648	43,920	35,119	32,409	34,900
Other Income, Exclusive of Securities
Gains/(Losses), Net	13,729	14,382	13,789	12,048	10,944
Other Expenses	42,266	37,285	32,087	28,945	27,492
Securities Gains/(Losses), Net	69	(55,663)	254	(1,781)	551
Income/(Loss) Before Income
Tax Expense	10,180	(34,646)	17,075	13,731	18,903
Income Tax Expense/(Benefit)	3,054	(12,586)	5,213	3,505	5,773
Net Income/(Loss)	7,126	(22,060)	11,862	10,226	13,130
Dividends on Preferred Stock and Accretion	1,493	-	-	-	-
Net Income/(Loss) Available to Common Shareholders	$5,633	$(22,060)	$11,862	$10,226	$13,130

Per Share Data: (Reflects a 5% Stock Dividend in 2009 Except for Cash Dividends Per Share)
Earnings/(Loss) Per Share-Basis	$0.64	$(2.53)	$1.36	$1.18	$1.50
Earnings/(Loss) Per Share-Diluted	0.64	(2.53)	1.35	1.16	1.49
Cash Dividends Declared	0.26	0.64	0.62	0.58	0.50
Book Value End-of-Period	10.57	9.64	12.32	11.95	11.40
Weighted Average Shares
Outstanding	8,715,419	8,707,327	8,714,234	8,681,637	8,701,272
Common Stock Equivalents (Dilutive)	50,838	-	73,241	107,199	122,165

Balance Sheet Data (at Period End):
Total Assets	$1,512,353	$1,385,425	$1,346,976	$1,288,376	$1,255,383
Investment Securities Held to Maturity	89,459	51,731	45,139	55,165	78,084
Securities Available for Sale	277,799	173,543	236,944	282,878	334,862
Total Loans	983,537	1,052,982	981,180	870,153	768,473
Allowance for Loan Losses	13,192	9,688	7,500	6,768	6,378
Total Deposits	1,349,669	1,237,888	1,180,267	1,144,736	1,041,996
Total Shareholders’ Equity	119,509	83,894	107,429	103,763	99,155
Trust Assets under Administration (Market Value)	1,856,229	1,804,629	2,028,232	1,924,954	1,761,846
Cash Dividends:
Common	2,199	5,304	5,150	4,794	4,143
Preferred	1,218	-	-	-	-

Selected Performance Ratios:	2009	2008		2007	2006	2005
Return on Average Total Assets	0.49%	(1.62	) %	0.90%	0.79%	1.12%
Return on Average Common Shareholders’
Equity	6.26	(20.74)		11.12	10.10	13.49
Dividend Payout Ratio	39.05	(24.04)		43.42	46.88	31.56

Non-Interest Expenses to Average Assets	2.90	2.74		2.44	2.24	2.34
Non-Interest Income to Average Assets	0.95	(3.03)		1.07	0.80	0.98

Asset Quality Ratios (At Period End):
Non-Performing Loans to Total Loans	1.19%		0.51%		0.22%		0.24%		0.05%
Non-Performing Assets to
Total Assets	0.80		0.48		0.16		0.16		0.03
Allowance for Loan Losses to
Non-Performing Loans	1.1	X	1.8	X	3.5	X	3.3	X	16.5	X
Allowance for Loan Losses to
Total Loans	1.34%		0.92%		0.76%		0.78%		0.83%
Net Charge-Offs to Average Loans Plus
Other Real Estate Owned	0.61		0.02		0.00		0.00		0.00

Liquidity and Capital Ratios:
Average Loans to Average Deposits	78.74%	85.01%	78.22%	77.47%	69.25%
Total Shareholders’ Equity to
Total Assets	7.90	6.06	7.98	8.05	7.90
Average Common Shareholders’ Equity to
Average Assets	6.17	7.81	8.12	7.84	8.30
Total Capital to Risk-Weighted Assets	13.71	10.05	15.91	16.31	17.78
Tier 1 Capital to Risk-Weighted Assets	12.45	9.11	14.92	15.33	16.71
Tier 1 Leverage Ratio	7.93	6.15	8.59	8.20	8.66

Dividends Per Share
(In Dollars)
2005	$0.50
2006	$0.58
2007	$0.62
2008	$0.64
2009	$0.26

Book Value Per Share
(In Dollars)
2005	$11.40
2006	$11.95
2007	$12.32
2008	$9.64
2009	$10.57

The following table sets forth certain unaudited quarterly financial data for the periods indicated:

Selected 2009 Quarterly Data:
(In Thousands Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$16,795	$16,709	$16,380	$16,123
Interest Expense	4,987	4,543	4,129	4,000
Net Interest Income	11,808	12,166	12,251	12,123
Provision for Loan Losses	2,000	2,000	2,750	2,950
Trust Fees	2,332	2,550	2,200	2,346
Securities Gains/(Losses), Net	5	108	(2)	(42)
Other Income	983	1,114	1,137	1,067
Operating Expenses	9,524	11,195	10,940	10,607
Income Before Income Tax Expense	3,604	2,743	1,896	1,937
Income Tax Expense	1,122	813	583	536
Net Income	2,482	1,930	1,313	1,401
Dividends and Accretion on
Preferred Stock	205	428	430	430
Net Income Available to Common
Shareholders	$2,277	$1,502	$883	$971
Earnings Per Share-Basic	$0.26	$0.17	$0.10	$0.11
Earnings Per Share-Diluted	0.26	0.17	0.10	0.11

Selected 2008 Quarterly Data:
(In Thousands Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$18,345	$17,612	$17,912	$18,048
Interest Expense	7,831	6,195	5,759	5,812
Net Interest Income	10,514	11,417	12,153	12,236
Provision for Loan Losses	430	590	780	600
Trust Fees	2,485	2,665	2,489	2,899
Impairment Charges	-	-	-	(56,146)
Securities Gains, Net	310	69	104	-
Other Income	934	927	964	1,019
Operating Expenses	8,609	9,129	9,591	9,956
Income/(Loss) Before Income Tax Expense	5,204	5,359	5,339	(50,548)
Income Tax Expense/(Benefit)	1,741	1,780	1,822	(17,929)
Net Income/(Loss)	$3,463	$3,579	$3,517	$(32,619)
Earnings/(Loss) Per Share-Basic	$0.40	$0.41	$0.40	$(3.75)
Earnings/(Loss) Per Share-Diluted	0.39	0.41	0.40	(3.75)

Selected 2007 Quarterly Data:
(In Thousands Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$17,294	$17,895	$18,256	$18,907
Interest Expense	8,970	9,225	9,369	8,919
Net Interest Income	8,324	8,670	8,887	9,988
Provision for Loan Losses	125	100	125	400
Trust Fees	2,142	2,459	2,252	2,710
Securities Gains, Net	162	220	-	(128)
Other Income	884	881	912	1,549
Operating Expenses	7,558	8,019	8,098	8,412
Income Before Income Tax Expense	3,829	4,111	3,828	5,307
Income Tax Expense	1,137	1,298	1,179	1,599
Net Income	$2,692	$2,813	$2,649	$3,708
Earnings Per Share-Basic	$0.31	$0.32	$0.30	$0.43
Earnings Per Share-Diluted	0.30	0.31	0.30	0.42

COMMON STOCK PRICES (UNAUDITED)

The following table shows the 2009 and 2008 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock and the dividends declared each quarter.

			Dividends
			Declared
2009	High	Low	Per Share
1st Quarter	$27.68	$11.22	$0.16
2nd Quarter	22.00	15.38	0.05
3rd Quarter	19.72	15.76	-	*
4th Quarter	16.05	11.03	0.05	*

			Dividends
			Declared
2008	High	Low	Per Share
1st Quarter	$25.95	$19.98	$0.16
2nd Quarter	28.37	20.92	0.16
3rd Quarter	36.12	20.15	0.16
4th Quarter	32.38	21.76	0.16

The stock prices have been restated to reflect the 5 percent stock dividend declared June 18, 2009.

*  For the third quarter 2009, the Board of Directors voted to change future dividend declaration dates to the month following the end of each quarter.  This will allow the Board to declare dividends based upon the prior quarter’s financial performance.  Thus, the $0.05 dividend declared in October of the fourth quarter, was based on the third quarter’s financial performance.

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

Management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2009. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.  Based upon our assessment we believe that, as of December 31, 2009, the Corporation’s internal control over financial reporting is effective based upon those criteria.  The Corporation’s independent auditors have issued an audit report on our assessment of, and the effective operation of, the Corporation’s internal control over financial reporting.  This report begins on the next page.

/s/ Frank A. Kissel	/s/ Jeffrey J. Carfora

Frank A. Kissel	Jeffrey J. Carfora
Chairman of the Board and	Executive Vice President,
Chief Executive Officer	Chief Financial Officer and
Chief Accounting Officer

March 16, 2010

Report of Independent Registered Public Accounting Firm

Peapack-Gladstone Financial Corporation
Gladstone, New Jersey

We have audited Peapack-Gladstone Financial Corporation’s (the Company) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report of Internal Control Over Financial Reporting.  Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

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

In our opinion, Peapack-Gladstone Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control – Integrated Framework issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of condition at December 31, 2009 and 2008 and the related statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009 of Peapack-Gladstone Financial Corporation and our report dated March 16, 2010 expressed an unqualified opinion on those financial statements.

/s/ Crowe Horwath LLP Crowe Horwath LLP

Livingston, New Jersey
March 16, 2010

Report of Independent Registered Public Accounting Firm

Peapack-Gladstone Financial Corporation
Gladstone, New Jersey

We have audited the accompanying statements of condition of Peapack-Gladstone Financial Corporation as of December 31, 2009 and 2008, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peapack-Gladstone Financial Corporation’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 16, 2010, expressed an unqualified opinion thereon.

/s/ Crowe Horwath LLP Crowe Horwath LLP

Livingston, New Jersey
March 16, 2010

CONSOLIDATED STATEMENTS OF CONDITION

	December 31,
(In Thousands, Except Share Data)	2009	2008
Assets
Cash and Due From Banks	$7,864	$25,686
Federal Funds Sold	201	200
Interest-Earning Deposits	71,907	1,003
Total Cash and Cash Equivalents	79,972	26,889
Investment Securities Held to Maturity (Fair
Value $87,827 in 2009 and $52,175 in 2008)	89,459	51,731
Securities Available for Sale	272,484	173,543
FHLB and FRB Stock, at cost	5,315	4,902
Loans	983,537	1,052,982
Less: Allowance for Loan Losses	13,192	9,688
Net Loans	970,345	1,043,294
Premises and Equipment	27,911	26,936
Other Real Estate Owned	360	1,211
Accrued Interest Receivable	4,444	4,117
Bank Owned Life Insurance	26,292	25,480
Deferred Tax Assets, net	23,522	23,143
Other Assets	12,249	4,179
Total Assets	$1,512,353	$1,385,425

Liabilities
Deposits:
Noninterest-Bearing Demand Deposits	$216,127	$210,030
Interest-Bearing Deposits:
Checking	255,058	167,727
Savings	73,866	67,453
Money Market Accounts	458,303	364,628
Certificates of Deposit $100,000 and over	147,138	195,826
Certificates of Deposit less than $100,000	199,177	232,224
Total Deposits	1,349,669	1,237,888
Overnight Borrowings	-	15,250
Federal Home Loan Bank Advances	36,499	39,748
Accrued Expenses and Other Liabilities	6,676	8,645
Total Liabilities	1,392,844	1,301,531
Shareholders’ Equity
Preferred Stock (No Par Value; Authorized 500,000 Shares;
Issued 28,685 Shares at December 31, 2009 and None at
December 31, 2008; Liquidation Preference of $1,000 Per Share)	27,359	-
Common Stock (No Par Value; Stated Value $0.83
Per Share; Authorized 21,000,000 Shares;
Issued Shares, 9,131,666 at December 31, 2009 and 9,060,165
at December 31, 2008; Outstanding Shares, 8,723,488 at
December 31, 2009 and 8,704,314 at December 31, 2008)	7,593	7,190
Surplus	95,021	92,169
Treasury Stock at Cost, 408,178 Shares at December 31, 2009
and 355,851 Shares at December 31, 2008	(8,988)	(7,894)
Retained Earnings	471	(6,063)
Accumulated Other Comprehensive Loss,
Net of Income Tax Benefit	(1,947)	(1,508)
Total Shareholders’ Equity	119,509	83,894
Total Liabilities and Shareholders’ Equity	$1,512,353	$1,385,425
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2009	2008	2007
Interest Income
Interest and Fees on Loans	$54,978	$58,771	$55,906
Interest on Investment Securities
Held to Maturity:
Taxable	1,383	2,166	848
Tax-Exempt	905	917	1,062
Interest and Dividends on Securities
Available for Sale:
Taxable	8,012	8,895	12,859
Tax-Exempt	639	916	982
Interest on Federal Funds Sold	-	116	656
Interest-Earning Deposits	90	136	39
Total Interest Income	66,007	71,917	72,352
Interest Expense
Interest on Checking Accounts	1,476	1,096	1,076
Interest on Savings and Money Market Accounts	4,830	8,504	15,166
Interest on Certificates of Deposit Over $100,000	4,331	6,094	7,134
Interest on Other Certificates of Deposit	5,654	8,232	11,870
Interest on Overnight and Short-Term Borrowings	2	217	272
Interest on Federal Home Loan Bank Advances	1,366	1,454	965
Total Interest Expense	17,659	25,597	36,483
Net Interest Income Before Provision
For Loan Losses	48,348	46,320	35,869
Provision for Loan Losses	9,700	2,400	750
Net Interest Income After Provision
For Loan Losses	38,648	43,920	35,119
Other Income
Trust Fees	9,428	10,538	9,563
Service Charges and Fees	2,472	2,472	2,350
Bank Owned Life Insurance	886	1,115	900
Other Income	943	257	976
Impairment Charges	-	(56,146)	-
Securities Gains, Net	69	483	254
Total Other Income	13,798	(41,281)	14,043
Operating Expenses
Salaries and Employee Benefits	21,877	20,586	17,511
Premises and Equipment	8,803	8,470	7,761
FDIC Insurance	3,309	563	135
Professional and Legal Fees	1,584	1,462	1,124
Other Expenses	6,693	6,204	5,556
Total Operating Expenses	42,266	37,285	32,087
Income/(Loss) Before Income Tax Expense	10,180	(34,646)	17,075
Income Tax Expense/(Benefit)	3,054	(12,586)	5,213
Net Income/(Loss)	7,126	(22,060)	11,862
Dividends on Preferred Stock and Accretion	1,493	-	-
Net Income/(Loss) Available to Common Shareholders	$5,633	$(22,060)	$11,862
Earnings/(Loss) Per Common Share
Basic	$0.64	$(2.53)	$1.36
Diluted	0.64	(2.53)	1.35
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

						Accumulated
						Other
(In Thousands, Except	Common	Preferred		Treasury	Retained	Comprehensive
Per Share Data)	Stock	Stock	Surplus	Stock	Earnings	Income/(Loss)	Total
Balance at January 1, 2007
8,684,521 Shares Outstanding	$7,081	$-	$89,372	$(4,999)	$15,038	$(2,729)	$103,763

Comprehensive Income:
Net Income 2007					11,862		11,862
Unrealized Holding Losses on
Securities Arising During the
Period (Net of Income
Tax Benefit of $2,110)						(3,076)
Less: Reclassification
Adjustment for Gains
Included in Net Income
(Net of Income Tax Expense
of $89)						165
Net Unrealized Holding
Losses on Securities Arising
During the Period (Net of
Income Tax Benefit of $2,199)						(3,241)	(3,241)
Pension Costs (Net of Income Tax Expense of
$54)						79	79
Total Comprehensive Income							8,700
Dividends Declared on Common
Stock ($0.62 per Share)					(5,150)		(5,150)
Common Stock Option Expense			203				203
Common Stock Options
Exercised and Related
Tax Benefits, 83,982 shares	67		1,102				1,169
Treasury Stock Transactions,
48,793 shares				(1,256)			(1,256)
Balance at December 31, 2007
8,719,710 Shares Outstanding	$7,148	$-	$90,677	$(6,255)	$21,750	$(5,891)	$107,429

						Accumulated
						Other
(In Thousands, Except	Common	Preferred		Treasury	Retained	Comprehensive
Per Share Data)	Stock	Stock	Surplus	Stock	Earnings	Income/(Loss)	Total
Cumulative Effect Adjustment
resulting from the adoption of
ASC 715-60					(449)		(449)
Balance at January 1, 2008,
As adjusted	$7,148	$-	$90,677	$(6,255)	$21,301	$(5,891)	$106,980

Comprehensive Loss:
Net Loss 2008					(22,060)		(22,060)
Unrealized Holding Losses on
Securities Arising During the
Period (Net of Income
Tax Benefit of $17,497)						(33,065)
Less: Reclassification
Adjustment for Losses
Included in Net Income
(Net of Income Tax Benefit
of $19,482)						(36,181)
Net Unrealized Holding
Losses on Securities Arising
During the Period (Net of
Income Tax Expense of $1,985)						3,116	3,116
Pension Costs (Net of Income Tax Expense of
$875)						1,267	1,267
Total Comprehensive Loss							(17,677)
Dividends Declared on Common
Stock ($0.64 per Share)					(5,307)		(5,307)
Common Stock Option Expense			347				347
Common Stock Options
Exercised and Related
Tax Benefits, 53,846 shares	42		1,145		3		1,190
Treasury Stock Transactions,
69,243 shares				(1,639)			(1,639)
Balance at December 31, 2008
8,704,313 Shares Outstanding	$7,190	$-	$92,169	$(7,894)	$(6,063)	$(1,508)	$83,894

						Accumulated
						Other
(In Thousands, Except	Common	Preferred		Treasury	Retained	Comprehensive
Per Share Data)	Stock	Stock	Surplus	Stock	Earnings	Income/(Loss)	Total
Comprehensive Income:
Net Income 2009					7,126		7,126
Unrealized Holding Gains on
Securities Arising During the
Period, Net of Amortization
(Net of Income Tax Expense
of $1,853)						2,706
Less: Reclassification
Adjustment for Gains
Included in Net Income (Net
of Income Tax Expense of $24)						45
Net Unrealized Holding Gains
on Securities Arising during
the Period (Net of Income Tax
Expense of $1,829)						2,661	2,661
Total Comprehensive Income							9,787
Gross Proceeds from Issuance
of Preferred Stocks and
Warrant		27,084	1,601				28,685
Accretion of Discount on
Preferred Stock		275			(275)		-
Costs Related to Issuance of
Preferred Stock			(112)				(112)
Cash Dividends Declared on
Common Stock
($0.26 per Share)					(2,199)		(2,199)
Common Stock Dividend,
5 Percent, 434,272 shares	346		(346)				-
Cash Dividends Declared on
Preferred Stock					(1,218)		(1,218)
Common Stock Option Expense			343				343
Common Stock Options
Exercised and Related Tax
Benefits, 63,921 shares	51		1,266				1,317
Issuance of Shares (Dividend
Reinvestment Program),
7,581 shares	6		100				106
Adjustment to Initially Apply
“Recognition and Presentation
Of Other-Than-Temporary
Impairments” under
ASC 320-10-65 (Net of Income
Tax Benefit of $1,669)					3,100	(3,100)	-
Increase in Treasury Shares
Associated with Common
Stock Options Exercised,
52,327 shares				(1,094)			(1,094)
Balance at December 31, 2009
8,723,488 Common Shares
Outstanding	$7,593	$27,359	$95,021	$(8,988)	$471	$(1,947)	$119,509
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(In Thousands)	2009	2008	2007
Operating Activities:
Net Income/(Loss)	$7,126	$(22,060)	$11,862
Adjustments to Reconcile Net (Loss)/Income to Net Cash
Provided By Operating Activities:
Depreciation	2,433	2,274	2,254
Amortization of Premium and Accretion of Discount on
Securities, Net	39	144	313
Provision for Loan Losses	9,700	2,400	750
Provision for OREO	640	-	-
Stock-based Compensation	343	347	203
Deferred Tax (Benefit)/Expense	(539)	(19,615)	256
Excess tax benefit from exercise of stock options	292	289	93
Impairment Charge	-	56,146	-
Gain on Sale of Securities, Net	(69)	(483)	(254)
Proceeds From Sales of Loans	51,027	12,340	3,701
Loans Originated for Sale	(50,370)	(12,203)	-
Gain on Loans Sold	(657)	(137)	-
Gain on OREO Sold	(16)	-	-
Loss/(Gain) on Disposal of Premises and Equipment	13	153	(548)
Increase in Cash Surrender Value of Life Insurance	(812)	(1,006)	(785)
Distribution of Pension Liability	-	(3,112)	-
(Increase)/Decrease in Accrued Interest Receivable	(327)	1,005	59
Increase in Other Assets	(10,378)	(2,393)	(559)
Decrease in Accrued Expenses and Other Liabilities	(643)	(1,015)	(1,500)
Net Cash Provided by Operating Activities	7,802	13,074	15,845
Investing Activities:
Proceeds From Maturities of Investment Securities
Held to Maturity	20,572	13,216	16,435
Proceeds From Maturities of Securities Available for Sale	37,290	46,746	60,804
Proceeds From Calls of Investment Securities Held to Maturity	1,003	593	150
Proceeds From Sales and Calls of Securities Available for Sale	2,058	36,120	16,086
Purchase of Investment Securities Held to Maturity	(60,010)	(9,195)	(6,654)
Purchase of Securities Available for Sale, including FHLB
And FRB Stock	(133,475)	(82,545)	(37,345)
Net Decrease/(Increase) in Loans	63,249	(73,738)	(114,746)
Proceeds From Sales of Other Real Estate	574	513	-
Purchases of Premises and Equipment	(3,423)	(3,159)	(4,544)
Proceeds from Disposal of Premises and Equipment	2	32	661
Purchase of Life Insurance	-	(5,000)	-
Net Cash Used in Investing Activities	(72,160)	(76,417)	(69,153)
Financing Activities:
Net Increase in Deposits	111,781	57,621	35,531
Net (Decrease)/Increase in Overnight Borrowings	(15,250)	(400)	15,650
Proceeds From FHLB Advances	-	12,000	11,000
Repayments of FHLB Advances	(3,249)	(1,421)	(5,795)
Gross Proceeds from Issuance of Preferred Stock and Warrants	28,685	-	-
Issuance Costs of Preferred Stock	(112)	-	-
Dividends Paid on Preferred Stock	(1,218)	-	-
Dividends Paid on Common Stock	(3,525)	(5,307)	(5,062)
Tax Benefit on Stock Option Exercises	292	289	93
Exercise of Stock Options	1,025	902	1,076
Sale of Common Shares (DRIP Program)	106	-	-
Treasury Stock Transactions	(1,094)	(1,639)	(1,256)
Net Cash Provided by Financing Activities	117,441	62,045	51,237
Net (Decrease)/Increase in Cash and Cash Equivalents	53,083	(1,298)	(2,071)
Cash and Cash Equivalents at Beginning of Year	26,889	28,187	30,258
Cash and Cash Equivalents at End of Year	$79,972	$26,889	$28,187
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for:
Interest	$19,090	$28,809	$34,578
Income Taxes	5,098	8,987	4,527
Transfer of Securities from Available for Sale to Held to
Maturity	-	48,429	-
Transfer of Loans to Other Real Estate Owned	347	1,731	-
See Accompanying Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Organization:  The consolidated financial statements of Peapack-Gladstone Financial Corporation (the “Corporation”) are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank (“the Bank”).  The consolidated statements also include the Bank’s wholly-owned subsidiary, Peapack-Gladstone Mortgage Group, Inc.  During 2009, the Bank closed its subsidiary, Peapack-Gladstone Investment Company.  While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank’s and its subsidiary’s activities.  All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.
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
Segment Information:  The Corporation’s business is conducted through its banking subsidiary and involves the delivery of loan and deposit products and trust services to customers.  Beginning on January 1, 2008, the Corporation changed internal accounting and reporting processes in order to segregate and assess its results among two operating segments, Banking and PGB Trust and Investments and adopted the new processes.  Management uses certain methodologies to allocate income and expense to the business segments.  It was not possible to provide information for prior periods.
The Banking segment includes commercial, commercial real estate, residential and consumer lending activities; deposit generation; operation of ATMs; telephone and internet banking services; merchant credit card services and customer support sales.
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
For declines in the fair value of securities below their cost that are other-than-temporary, the amount of impairment is split into two components – other-than-temporary impairment related to other factors, which is recognized in other comprehensive income and other-than-temporary impairment related to credit loss, which must be recognized in the income statement.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  In estimating other-than-temporary losses on a quarterly basis, management considers the length of time and extent that fair value has been less than cost; the financial condition and near-term prospects of the issuer; and whether the Corporation has the intent to sell these securities or it is likely that it will be required to sell the securities before their anticipated recovery.
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
Loans are considered past due when they are not paid in accordance with contractual terms.  The accrual on income on loans, including impaired loans, is discontinued if certain factors indicate reasonable doubt as to the timely collectability of such interest, generally when the loan becomes over 90 days delinquent.  A non-accrual loan is not returned to an accrual status until factors indicating doubtful collection no longer exist.  Commercial loans are generally charged off after an analysis is completed which indicates that collectability of the full principal balance is in doubt.  Consumer loans are generally charged off after they become 120 days past due.  Mortgage loans are not generally placed on a nonaccrual status unless the value of the real estate has deteriorated to the point that a potential loss of principal or interest exists.  Subsequent payments are credited to income only if collection of principal is not in doubt.  If principal and interest payment are brought contractually current and future collectability is reasonably assured, loan are returned to accrual status.  Mortgage loans are generally charged off when the value of the underlying collateral does not cover the outstanding principal balance.  The majority of the Corporation’s loans are secured by real estate in the State of New Jersey.
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
Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers a loan to be impaired when it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When a loan is considered to be impaired, the amount of impairment is measured based on the fair value of the collateral, if collateral dependent, or on the present value of future cash flows.  Impairment losses are included in the allowance for loan losses through provisions charged to operations.  Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.
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
Bank Owned Life Insurance (BOLI):  The Bank has purchased life insurance policies on certain key executives.  BOLI is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.
Other Real Estate Owned:  Other real estate owned is carried at the lower of cost or fair value, based on an independent appraisal, less costs to sell.  When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses.  Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the valuation allowance on other real estate owned and to operating expense.  The Corporation had $360 thousand of other real estate owned as of December 31, 2009 and $1.2 million of other real estate owned as of December 31, 2008.
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
The Corporation recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50 percent likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.
The Corporation is no longer subject to examination by the U.S. Federal tax authorities for years prior to 2006 or by New Jersey tax authorities for years prior to 2005.  In 2008, the Corporation was audited by the U.S. Federal tax authorities for 2006.  No changes to the tax return were made.
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
Earnings Per Share:  In calculating earnings per share, there are no adjustments to net income, which is the numerator of both the Basic and Diluted EPS.  The weighted average number of shares outstanding used in the denominator for Diluted EPS is increased over the denominator used for Basic EPS by the effect of potentially dilutive common stock equivalents utilizing the treasury stock method.  Common stock equivalents are common stock options outstanding.  Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2009, 2008 and 2007:

(In Thousands Except Per Share Data)	2009	2008	2007
Net Income/(Loss) Available to Common
Shareholders	$5,633	$(22,060)	$11,862
Basic Weighted Average Shares Outstanding	8,715,419	8,707,327	8,714,234
Plus: Common Stock Equivalents	50,838	-	73,241
Diluted Weighted Average Shares Outstanding	8,766,257	8,707,327	8,787,475
Earnings/(Loss) Per Share:
Basic	$0.64	$(2.53)	$1.36
Diluted	0.64	(2.53)	1.35

Stock options for 478,901, 396,153 and 394,419 were not considered in computing diluted earnings per share for 2009, 2008 and 2007, respectively, because they were antidilutive.
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
The components of other comprehensive income/(loss) and related tax effects for the years ended December 31, 2009, 2008 and 2007 were as follows:

	2009	2008	2007
Unrealized holding gains/(losses) on available for sale
securities	$4,559	$(50,562)	$(5,186)
Reclassification adjustment for losses/(gains) realized
in income	(69)	55,663	(254)
Reclassification adjustment for prior other-than-
temporary impairment charges	(4,769)	-	-
Net unrealized gains/(losses)	(279)	5,101	(5,440)
Pension costs	-	2,142	133
Tax effect	(160)	(2,860)	2,145
Net-of-tax amount	(439)	4,383	(3,162)

Equity:  Stock dividends in excess of 20% are reported by transferring the par value of the stock issued from retained earnings to common stock.  Stock dividends for 20% or less are reported by transferring the fair value, as of the ex-dividend date, of the stock issued from retained earnings to common stock and additional paid-in capital.  Fractional share amounts are paid in cash with a reduction in retained earnings.  On June 18, 2009, a five percent stock dividend was declared.  All prior share information has been restated for the stock dividend.  Treasury stock is carried at cost.
New Accounting Policies:  In December 2007, guidance was issued regarding Business Combinations (ASC Section 805-20), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  It is effective for fiscal years beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The adoption of this standard did not have a material effect on the Corporation’s results of operations or financial position.
In December 2007, guidance was issued regarding “Noncontrolling Interest in Consolidated Financial Statements” (ASC Section 810-10-65), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. It is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.   Adoption did not have a significant impact on the Corporation’s results of operations or financial position.
In March 2008, guidance was issued regarding “Disclosures about Derivative Instruments and Hedging Activities” (ASC Section 815-10).  It amends and expands the disclosure requirements for derivative instruments and hedging activities and requires qualitative disclosure about objectives and strategies for using derivative and hedging instruments, quantitative disclosures about fair value amounts of the instruments and gains and losses on such instruments, as well as disclosures about credit-risk features in derivative agreements. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of this standard did not have a material effect on the Corporation’s results of operations or financial position.
In February 2008, guidance was issued regarding “Fair Value for Non-Financial Assets and Liabilities” (ASC Section 820-10).  The Corporation adopted this for non-

financial assets and liabilities that are not recognized or disclosed at fair value in the financial statements, effective January 1, 2009.  The adoption of this did not have a material impact on the Corporation’s financial condition or results of operation.
In April 2009, guidance was issued regarding, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (ASC Section 820-10-65-4).  It provides factors to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability and circumstances that may indicate that a transaction is not orderly.  In those instances, adjustments to the transactions or quoted prices may be necessary to estimate fair value.  It does not apply to Level 1 inputs.  It also requires additional disclosures, including inputs and valuation techniques used, and changes thereof, to measure the fair value.  It is effective for interim and annual reporting periods ending after June 15, 2009.  Early adoption is permitted for periods ending after March 15, 2009.  Adoption did not have a material impact on the Corporation’s financial position or results of operation.
In April 2009, guidance was issued regarding, “Recognition and Presentation of Other-Than-Temporary Impairments” (ASC Section 320-10-65-65).  It applies to debt securities classified as available-for-sale and held-to-maturity and makes other-than-temporary impairment guidance more operational and improves related presentation and disclosure requirements.  This requires that impairment losses related to credit losses will be included in earnings. Impairments related to other factors will be included in other comprehensive income, when management asserts it does not have the intent to sell the security and it is not more likely than not that it will have to sell the security before its recovery.
For debt securities held at the beginning of the interim period of adoption for which an other-than-temporary impairment was previously recognized, if the entity does not intend to sell and it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the entity will recognize the cumulative-effect adjustment, including related tax effects, to the beginning balance of retained earnings and corresponding adjustment to accumulated other comprehensive income.  This is effective for interim and annual periods ending after June 15, 2009.  Early adoption is permitted for periods ending after March 15, 2009.  Upon adoption at June 30, 2009, the Corporation recorded a $3.1 million increase to retained earnings and accumulated other comprehensive loss as of April 1, 2009 relating to the non-credit related portion of the impairment loss recorded at December 31, 2008 on the Corporation’s trust preferred pooled securities.
In April 2009, guidance was issued regarding, “Interim Disclosures about Fair Value of Financial Instruments” (ASC Section 825), requiring disclosures about fair value of financial instruments in interim reporting periods of publicly traded companies that were previously only required to be disclosed in annual financial statements. The provisions are effective for the Corporation’s interim period ending on June 30, 2009.  As this amends only the disclosure requirements about fair value of financial instruments in interim periods, the adoption did not have a material impact on the Corporation’s financial statements.
In April 2009, guidance was issued to amend or rescind portions of the interpretive guidance included in the Staff Accounting Bulletin Series to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Specifically, this aims to bring existing guidance into conformity with recent pronouncements, including Business Combinations and Noncontrolling Interests in Consolidated Financial Statements.  It was effective June 10, 2009 and did not have a material impact on the Corporation’s financial statements.
In May 2009, guidance was issued regarding Subsequent Events that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  This establishes (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) disclosures an entity should make about events or transactions that occurred after the balance sheet date.  This became effective for the Corporation’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Corporation’s financial statements.  The Corporation evaluates subsequent events through the date that the financial statements are issued.
Accounting for Transfers of Financial Assets amends Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  It also eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures about all continuing involvements with transferred financial information about gains and losses (resulting from transfers) during the period. This will be effective January 1, 2010 and is not expected to have a significant impact on the Corporation’s financial statements.
The Financial Accounting Standards Board Accounting Standards Codification system (FASB ASC) recently became the official authoritative source of nongovernmental generally accepted accounting principles (GAAP).  Rules and interpretive releases of the U.S. Securities and Exchange Commission (SEC) also remain sources of authoritative GAAP for SEC registrants.  The codification is not intended to change GAAP or any requirements of the SEC, but rather it is intended to make the accounting and reporting standards easier to find and use by organizing them by topic.  The codification was effective for nongovernmental financial statements issued for interim and annual periods ending after September 15, 2009, and supersedes previously existing non-SEC accounting and reporting standards.  The GAAP hierarchy now consists of just two levels:  authoritative, represented by the FASB ASC; and nonauthoritative, represented by all other accounting literature.  All non-SEC guidance in the codification carries an equal level of authority.  All nongrandfathered, non-SEC accounting literature not included in the Codification is superseded and deemed nonauthoritative.  Adoption did not have a significant impact on the Corporation’s financial statements.
Reclassification:  Certain reclassifications have been made in the prior periods’ financial statements in order to conform to the 2009 presentation.

2.  INVESTMENT SECURITIES HELD TO MATURITY

A summary of amortized cost and approximate fair value of investment securities held to maturity included in the Consolidated Statements of Condition as of December 31, 2009 and 2008 follows:

		2009
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government Sponsored
Agencies	$16,200	$13	$(117)	$16,096
Mortgage-Backed Securities -
Residential	42,538	325	(18)	42,845
State and Political Subdivisions	20,646	361	-	21,007
Trust Preferred Pooled Securities	10,075	-	(2,196)	7,879
Total	$89,459	$699	$(2,331)	$87,827

		2008
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury	$500	$14	$-	$514
Mortgage-Backed Securities -
Residential	10,007	214	(34)	10,187
State and Political Subdivisions	29,670	257	(7)	29,920
Trust Preferred Pooled Securities	11,554	-	-	11,554
Total	$51,731	$485	$(41)	$52,175

The amortized cost and approximate fair value of investment securities held to maturity as of December 31, 2009, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.  Securities not due at a single maturity, mortgage-backed securities, are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$11,169	$11,222
After One Year Through Five Years	18,789	19,081
After Five Years Through Ten Years	688	693
After Ten Years	16,275	13,986
	46,921	44,982
Mortgage-Backed Securities - Residential	42,538	42,845
Total	$89,459	$87,827

Securities having an approximate carrying value of $12.2 million and $1.4 million as of December 31, 2009 and 2008, respectively, were pledged to secure public funds and for other purposes required or permitted by law.
The trust preferred pooled securities within the Corporation’s held to maturity investment portfolio are collateralized by trust preferred securities issued primarily by individual bank holding companies, but also by insurance companies and real estate investment trusts.  There has been little or no active trading in these securities for a period of time; therefore the Corporation believes in most cases it is more appropriate to determine fair value using discounted cash flow analysis.  As of December 31, 2008, to determine fair value, and determine whether the securities were other-than-temporarily impaired, the Corporation retained and worked with a third party to review the issuers (the collateral) underlying each of the securities.  Among the factors analyzed were the issuers’ profitability, credit quality, asset mix, capital adequacy, leverage and liquidity position, as well as an overall assessment of credit, profitability and capital trends within the portfolio’s issuer universe.  These factors provided an assessment of the portion of the collateral of each security which was likely to default in future periods.  The cash flows associated with the collateral likely to default, together with the cash flows associated with collateral which had already deferred or defaulted, were then eliminated.  In addition, the Corporation assumed constant rates of default in excess of those based upon the historic performance of the underlying collateral.  The resulting cash flows were then discounted to the current period to determine fair value for each security.  The discount rate utilized was based on a risk-free rate (LIBOR) plus spreads appropriate for the product, which include consideration of liquidity and credit uncertainty.
During 2009, to periodically assess the credit assumptions and related input data that could affect the fair value of each security, each quarter management compared actual deferrals and defaults to the assumed deferrals and defaults included in the valuation model.  Throughout 2009, actual deferrals and defaults were in line with assumptions.
In periods prior to the fourth quarter of 2008, the Corporation used a constant rate of default derived from the historic performance of the underlying collateral to assess other-than-temporary impairment.  As of November 7, 2008, when the September 30, 2008 Form 10-Q was filed, management expected the securities to return 100 percent of their principal and interest.  At that time, over 91 percent of the Corporation’s trust preferred pooled securities still carried investment grade ratings. As noted in a December 30, 2008 Press Release and Form 8-K, it was not until November 12, 2008 that Moody’s downgraded 180 tranches of 44 trust preferred pooled securities including many of the securities held by the Corporation. Additionally, Moody’s placed most of the Corporation’s remaining investment grade trust preferred pooled securities on credit watch for possible future downgrade.  The market value of these securities continued to sharply decline during the quarter as the liquidity in the debt markets dropped to unprecedented levels.  At that time, the Corporation did not believe the market values would recover within the foreseeable future.  The number of notices of deferral and default by the underlying institutions accelerated during this period.  As a result, in the fourth quarter of 2008 the Corporation chose to employ the valuation methodology set forth in the preceding paragraphs to assess fair value and other-than-temporary impairment with respect to the pooled trust preferred securities.  Other-than-temporary impairment charges of $56.1 million were recognized for the fourth quarter of 2008.
As of December 31, 2009, the Corporation again worked with a third party to model each security and review its valuation.  The modeling process and related assumptions were similar to the process and related assumptions employed as of December 31, 2008.  As a result of this process no additional impairment charges were recorded for the year ended December 31, 2009.

Further significant downturns in the real estate markets and/or the economy could cause additional issuers to defer paying dividends on these securities and/or ultimately default; however, the Corporation has already recorded a substantial write-down of its trust preferred pooled securities portfolio.  Such occurrences, if beyond those assumed in the current valuation, could cause an additional write-down of the portfolio, with a negative impact on earnings.  We do not expect that an additional write-down would have a material effect on the cash flows from the securities or on our liquidity position.

The following table presents the Corporation’s investment securities held to maturity with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2009 and 2008.

			2009
			Duration of Unrecognized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
U.S. Government-Sponsored
Agencies	$11,084	$(117)	$-	$-	$11,084	$(117)
Mortgage-Backed Securities -
Residential	9,633	(16)	19	(2)	9,652	(18)
Trust Preferred Pooled Securities	1,258	(2,196)	-	-	1,258	(2,196)
Total	$21,975	$(2,329)	$19	$(2)	$21,994	$(2,331)

			2008
			Duration of Unrecognized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities -
Residential	$1,736	$(34)	$-	$-	$1,736	$(34)
State and Political Subdivisions	3,146	(6)	349	(1)	3,495	(7)
Total	$4,882	$(40)	$349	$(1)	$5,231	$(41)

Management has determined that any unrecognized losses on the mortgage-backed securities held to maturity at December 31, 2009, are temporary and due to interest rate fluctuations and/or volatile market conditions, rather than the creditworthiness of the issuers.  The Corporation monitors creditworthiness of issuers periodically, including issuers of trust preferred securities on a quarterly basis.  The Corporation does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery.

3. INVESTMENT SECURITIES AVAILABLE FOR SALE
A summary of amortized cost and approximate fair value of investment securities available for sale included in the Consolidated Statements of Condition as of December 31, 2009 and 2008 follows:

		2009
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government Sponsored
Agencies	$129,748	$353	$(117)	$129,984
Mortgage-Backed Securities -
Residential	113,926	4,114	(576)	117,464
State and Political Subdivisions	18,830	304	(61)	19,073
Other Securities	3,998	-	(952)	3,046
Marketable Equity Securities	3,296	80	(459)	2,917
Total	$269,798	$4,851	$(2,165)	$272,484

		2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
Mortgage-Backed Securities -
Residential	$146,456	$2,952	$(3,333)	$146,075
State and Political Subdivisions	21,282	141	(431)	20,992
Other Securities	4,319	-	(1,209)	3,110
Marketable Equity Securities	4,069	15	(718)	3,366
Total	$176,126	$3,108	$(5,691)	$173,543

The amortized cost and approximate fair value of investment securities available for sale as of December 31, 2009, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.  Securities not due at a single maturity, mortgage-backed securities and marketable equity securities, are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$255	$257
After One Year Through Five Years	133,193	133,552
After Five Years Through Ten Years	3,686	3,817
After Ten Years	15,442	14,477
	152,576	152,103
Mortgage-Backed Securities - Residential	113,926	117,464
Marketable Equity Securities	3,296	2,917
Total	$269,798	$272,484

Securities having an approximate carrying value of $24.7 million and $30.4 million as of December 31, 2009 and December 31, 2008, respectively, were pledged to secure public funds and for other purposes required or permitted by law.

Proceeds on sales of securities totaled $658 thousand, $7.6 million and $6.3 million in 2009, 2008 and 2007, respectively.  Gross gains on sales of securities of $144 thousand, $609 thousand and $498 thousand and gross losses on sales of securities of $75 thousand, $117 thousand and $272 thousand were realized in 2009, 2008 and 2007, respectively.  There were no non-monetary exchanges in 2009.  In 2008, the Corporation recognized $9 thousand in losses on the non-monetary exchange of equity securities and recognized $28 thousand in gains on the non-monetary exchange of equity securities in 2007.  In 2008, the Corporation recognized a non-cash charge of $884 thousand related to an other-than-temporary impairment charge for one corporate bond and four equity securities with a cost of $1.3 million.  No other-than-temporary impairment charges were recognized in 2009.
The following table presents the Corporation’s available for sale securities with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2009 and 2008.

			2009
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
U.S. Government-Sponsored
Agencies	$34,170	$(117)	$-	$-	$34,170	$(117)
Mortgage-Backed Securities -
Residential	5,388	(69)	7,118	(507)	12,506	(576)
State and Political Subdivisions	980	(6)	720	(55)	1,700	(61)
Other Securities	-	-	2,046	(952)	2,046	(952)
Marketable Equity Securities	-	-	1,508	(459)	1,508	(459)
Total	$40,538	$(192)	$11,392	$(1,973)	$51,930	$(2,165)
			2008
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities -
Residential	$24,019	$(3,157)	$5,354	$(176)	$29,373	$(3,333)
State and Political Subdivisions	7,513	(431)	-	-	7,513	(431)
Other Securities	-	-	1,790	(1,208)	1,790	(1,208)
Marketable Equity Securities	1,843	(366)	800	(353)	2,643	(719)
Total	$33,375	$(3,954)	$7,944	$(1,737)	$41,319	$(5,691)

Management believes that the unrealized losses on investment securities available for sale are temporary and due to interest rate fluctuations and/or volatile market conditions rather than the creditworthiness of the issuers.  The Corporation does not intend to sell these securities nor is it likely that it will be required to sell the securities before their anticipated recovery.  At December 31, 2009, the unrealized loss on the other securities is related to one trust preferred security, which was issued by a large bank holding company.  The turmoil in the financial markets and a merger resulted in sharp declines in all the securities of this bank holding company.  The security continues to be rated investment grade by Moody’s.  Additionally, at December 31, 2009, the fair value of this security has improved from the fair value at December 31, 2008.  It is not considered other-than-temporarily impaired.

4.  LOANS

Loans outstanding as of December 31, consisted of the following:

		% of Total		% of Total
(In Thousands)	2009	Loans	2008	Loans
Residential Mortgage	$452,641	46.0%	$505,150	48.0%
Commercial Mortgage	279,595	28.4%	274,640	26.1%
Commercial Loans	120,554	12.3%	143,188	13.6%
Construction Loans	64,816	6.6%	66,785	6.3%
Home Equity Lines of Credit	38,728	3.9%	31,054	3.0%
Consumer Loans, Including
Fixed Rate Home Equity Loans	25,638	2.6%	29,789	2.8%
Other Loans	1,565	0.2%	2,376	0.2%
Total Loans	$983,537	100.0%	$1,052,982	100.0%

Included in the totals above for December 31, 2009 are $2.0 million of unamortized discount and $2.5 million of deferred origination costs net of deferred origination fees as compared to $2.7 million of unamortized discount and $2.7 million of deferred origination costs net of deferred origination fees for December 31, 2008.

The following table presents the types of non-performing loans at December 31, 2009 and 2008.  Nonperforming loans of $11.8 million at December 31, 2009 and $5.4 million at December 31, 2008 are considered and included in impaired loans, for the same respective periods.

		Number of		Number of
(Dollars in thousands)	2009	Relationships	2008	Relationships
Residential Mortgage	$2,567	9	$1,094	4
Commercial Mortgage	2,195	5	2,686	3
Commercial Loans	1,698	4	1,613	2
Construction Loans	5,035	1	-	-
Home Equity Lines of Credit	85	1	-	-
Consumer Loans	172	1	-	-
Total	$11,752	21	$5,393	9

The following table presents the types of troubled debt restructured loans at December 31, 2009.  There were no troubled debt restructured loans at December 31, 2008.  The commercial mortgage troubled debt restructured loans of $6.9 million at December 31, 2009 are all considered and included in impaired loans at December 31, 2009.  Troubled debt restructured loans were paying in accordance with restructured terms as of December 31, 2009.

		Number of
(Dollars in thousands)	2009	Relationships
Residential Mortgage	$4,186	17
Commercial Mortgage	6,937	2
Total	$11,123	19

The following table presents the types of impaired loans at December 31, 2009 and 2008.  Impaired loans include non-performing loans of $11.3 million at December 31, 2009 and $5.4 million at December 31, 2008.  Impaired loans also include troubled debt restructured loans of $6.9 million at December 31, 2009.

		Number of		Number of
(Dollars in thousands)	2009	Relationships	2008	Relationships
Residential Mortgage	$2,479	8	$1,103	4
Commercial Mortgage	21,382	10	5,396	4
Commercial Loans	5,426	12	1,751	3
Construction Loans	17,437	2	6,340	1
Home Equity Lines of Credit	85	1	-	-
Total	$46,809	33	$14,590	12
Specific Reserves, Included
in the Allowance for Loan
Losses	$2,064		$949

Impaired loans totaling $35.7 million have no specific reserves, while impaired loans totaling $11.1 million have specific reserves of $2.1 million.

All troubled debt restructured loans and impaired loans are valued under Accounting by Creditors for Impairment of a Loan, codified as ASC 310.

The majority of problem loans are secured by real estate, which has declined in value.

(In Thousands)	2009	2008	2007
Average of Individually Impaired Loans During Year	$23,646	$7,574	$4,686
Interest Income Recognized During Impairment	1,116	419	341
Cash-Basis Interest Income Recognized	1,116	419	341

In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates.  These loans are subject to the Corporation’s normal lending policy and Federal Reserve Bank Regulation O.

The following table shows the changes in loans to officers, directors or their associates:

(In Thousands)	2009	2008
Balance, Beginning of Year	$3,798	$4,373
New Loans	940	361
Repayments	(1,387)	(936)
Loans With Individuals No Longer Considered
Related Parties	(159)	-
Balance, At End of Year	$3,192	$3,798

5.  ALLOWANCE FOR LOAN LOSSES

A summary of changes in the allowance for loan losses for the years indicated follows:

	Years Ended December 31,
(In Thousands)	2009	2008	2007
Balance, Beginning of Year	$9,688	$7,500	$6,768
Provision Charged to Expense	9,700	2,400	750
Loans Charged-Off	(6,277)	(239)	(23)
Recoveries	81	27	5
Balance, End of Year	$13,192	$9,688	$7,500

6.  PREMISES AND EQUIPMENT

Premises and equipment as of December 31, follows:

(In Thousands)	2009	2008
Land and Land Improvements	$7,152	$6,761
Buildings	14,642	12,875
Furniture and Equipment	18,867	17,673
Leasehold Improvements	9,134	8,974
Projects in Progress	606	800
	50,401	47,083
Less: Accumulated Depreciation	22,490	20,147
Total	$27,911	$26,936

Depreciation expense amounted to $2.4 million, $2.3 million and $2.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

7.  DEPOSITS

The following table sets forth the details of total deposits:

(In Thousands)	December 31, 2009		December 31, 2008

	$	%	$	%
Noninterest-Bearing
Demand Deposits	$216,127	16.01%	$210,030	16.97%
Interest-Bearing Checking	255,058	18.90	167,727	13.55
Savings	73,866	5.47	67,453	5.45
Money Market	458,303	33.96	364,628	29.45
Certificates of Deposit	346,315	25.66	428,050	34.58
Total Deposits	$1,349,669	100.00%	$1,237,888	100.00%

The scheduled maturities of time deposits are as follows:

(In Thousands)
2010	$275,525
2011	34,465
2012	3,262
2013	12,374
2014	20,689
Total	$346,315

8.  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS
Advances from FHLB totaled $36.5 million and $39.7 million at December 31, 2009 and 2008, respectively, with a weighted average interest rate of 3.59 percent for both periods.
Advances totaling $11.0 million at December 31, 2009, have fixed maturity dates, while advances totaling $2.5 million were amortizing advances with monthly payments of principal and interest.  These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $140.9 million at December 31, 2009 and $203.9 million at December 31, 2008.
At December 31, 2009 and 2008, the Corporation had $23.0 million in fixed rate advances that are noncallable for one, two or three years and then callable quarterly with final maturities of three, five, seven or ten years.  These advances are secured by pledges of investment securities totaling $25.7 million at December 31, 2009 and $25.4 million at December 31, 2008.
The advances have prepayment penalties.

The scheduled principal repayments and maturities of advances are as follows:

(In Thousands)
2010	$11,944
2011	3,000
2012	5,000
2013	1,555
2014	-
Over 5 Years	15,000
Total	$36,499

At December 31, 2009, there were no overnight borrowings with FHLB, while at December 31, 2008, overnight borrowings with FHLB totaled $15.3 million at a rate of 1.61 percent.  At December 31, 2009, unused short-term or overnight borrowings commitments totaled $250.0 million from FHLB and $28.0 million from correspondent banks.

9. FAIR VALUE

The following methods and assumptions were used to estimate the fair value of significant financial instruments:
The carrying amount of cash, cash equivalents, interest-earning deposits, and overnight borrowings is considered to be fair value.  It was not practicable to determine the fair value of Federal Home Loan Bank and Federal Reserve Bank stock due to restrictions placed on their transferability.  The carrying amount of deposits with no stated maturity, such as demand deposits, checking accounts, savings and money market accounts, is equal to fair value.
The fair value of securities is based upon market prices or dealer quotes.  If no such information is available, fair value is based on the rate and term of the security and information about the issuer.
The fair value of loans is based on the estimated future cash flows discounted at market replacement rates for similar terms.
The fair value of certificates of deposit is based on the contractual future cash flows discounted at the current Federal Home Loan Bank advance rates for similar terms.
The fair value of FHLB Advances is based on the contractual future cash flows discounted at the current FHLB market rates for similar term advances.

The following table summarizes carrying amounts and fair values for financial instruments for the periods indicated:

	December 31, 2009		December 31, 2008
	Carrying	Fair	Carrying	Fair
(In Thousands)	Amount	Value	Amount	Value
Financial Assets:
Cash and Cash Equivalents	$79,972	$79,972	$26,889	$26,889
Investment Securities, Held to Maturity	89,459	87,827	51,731	52,175
Investment Securities Available for Sale	272,484	272,484	173,543	173,543
FHLB and FRB Stock	5,315	N/A	4,902	N/A
Loans, Net of Allowance for
Loan Losses	970,345	974,143	1,043,294	1,052,320
Financial Liabilities:
Deposits	1,349,669	1,351,549	1,237,888	1,243,230
Overnight Borrowings	-	-	15,250	15,250
Federal Home Loan Bank Advances	36,499	37,729	39,748	41,310

Accounting guidance under ASC Section 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

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

Assets Measured on a Recurring Basis:
		Fair Value Measurements Using
		Quoted
		Prices in
		Active
		Markets	Significant
		For	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
(In Thousands)	2009	(Level 1)	(Level 2)	(Level 3)

Assets:
U.S. Government-Sponsored
Agencies	$129,984	$-	$129,984	$-
Mortgage-Backed Securities	117,464	-	117,464	-
State and Political Subdivisions	19,073	-	19,073	-
Other Securities	3,046	-	3,046	-
Marketable Equity Securities	2,917	2,917	-	-
Total	$272,484	$2,917	$269,567	$-

	December 31,
(In Thousands)	2008

Assets:
Mortgage-Backed Securities	$146,075	$-	$146,075	$-
State and Political Subdivisions	20,992	-	20,992	-
Other Securities	3,110	-	3,110	-
Marketable Equity Securities	3,366	3,366	-	-
Total	$173,543	$3,366	$170,177	$-

Assets Measured on a Non-Recurring Basis:
		Fair Value Measurements Using
		Quoted
		Prices in
		Active
		Markets	Significant
		For	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
(In Thousands)	2009	(Level 1)	(Level 2)	(Level 3)
Assets:
Impaired Loans	$9,001	$-	$-	$9,001

	December 31,
(In Thousands)	2008
Assets:
Trust Preferred Pooled
Securities	$11,554	$-	$-	$11,554
Impaired Loans	14,590	-	-	14,590

The trust preferred pooled securities within the Corporation’s held to maturity  investment portfolio are collateralized by trust preferred securities issued primarily by individual banks, but also by insurance companies and real estate investment trusts.  There has been little or no active trading in these securities for a period of time; therefore the Corporation believes it is more appropriate to determine fair value using discounted cash flow analysis.  To determine fair value, and determine whether the securities were other than temporarily impaired, the Corporation retained and worked with a third party to review the issuers (the collateral) underlying each of the securities.  Among the factors analyzed were the issuers’ profitability, credit quality, asset mix, capital adequacy, leverage and liquidity position, as well as an overall assessment of credit, profitability and capital trends within the portfolio’s issuer universe.  These factors provided an assessment of the portion of the collateral of each security which was likely to default in future periods.  The cash flows associated with the collateral which had already deferred or defaulted, were then eliminated.  In addition, the Corporation assumed constant rates of default in excess of those based upon the historic performance of the underlying collateral.  The result cash flows were then discounted to the current period to determine fair value for each security.
In prior periods, the Corporation used a constant rate of default derived from the historic performance of the underlying collateral to assess other-than-temporary impairment.  During the fourth quarter of 2008, a significant portion of the Corporation’s trust preferred pooled securities were downgraded from investment grade to below investment grade; as a result, in the fourth quarter of 2008 the Corporation chose to employ the valuation methodology set forth in the preceding paragraph to assess fair value and other-than-temporary impairment with respect to the pooled trust securities.
The impaired loan balances were compared to current appraisals of the underlying collateral to determine the current fair value.  Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $46.8 million, with a valuation allowance of $2.1 million at December 31, 2009.  At December 31, 2008, impaired loans had a carrying amount of $14.6 million, with a valuation allowance of $949 thousand.

10.  INCOME TAXES
The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(In Thousands)	2009	2008	2007
Federal:
Current Expense	$3,447	$6,303	$3,986
Deferred (Benefit)/Expense	(674)	(19,374)	878
State:
Current Expense	146	726	971
Deferred (Benefit)	(209)	(2,851)	(622)
Valuation Allowance	344	2,610	-
Total Income Tax Expense/(Benefit)	$3,054	$(12,586)	$5,213

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(In Thousands)	2009	2008	2007
Computed “Expected” Tax Expense/(Benefit)	$3,563	$(12,126)	$5,976
(Decrease)/Increase in Taxes Resulting From:
Tax-Exempt Income	(580)	(569)	(746)
State Income Taxes	(21)	315	225
Bank Owned Life Insurance Income	(223)	(299)	(270)
Interest Disallowance	66
Stock-Based Compensation	94
Other	155	93	28
Total Income Tax Expense/(Benefit)	$3,054	$(12,586)	$5,213
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(In Thousands)	2009	2008
Deferred Tax Assets:
Allowance for Loan Losses	$5,367	$3,923
Unrealized Loss on Securities Available for Sale	-	1,075
State Net Operating Loss Carry Forward	1,360	1,211
Lease Adjustment	227	246
Post Retirement Benefits	232	218
Prepaid Alternative Minimum Assessment	283	283
Contribution Limitation	58	47
Other Than Temporary Impairment	20,935	22,261
Unrealized Loss on Market Adjustment on Other-Than-Temporary
Impaired Securities	1,949	-
Stock Option Expense	64	45
Nonaccrued Interest	818	113
Valuation Allowance-Other-Than-Temporary Impairment State Tax	(3,233)	(2,610)
Total Gross Deferred Tax Assets	$28,060	$26,812

(In Thousands)	2009	2008
Deferred Tax Liabilities:
Bank Premises and Equipment, Principally Due to Difference in
Depreciation	$1,057	$1,351
Unrealized Gain on Securities Available for Sale	754	-
Deferred Loan Origination Costs and Fees	859	847
Deferred REIT Dividend	898	898
Deferred Income	535	425
Nonmonetary Gain	97	97
Investment Securities, Principally due to the Accretion of Bond
Discount	96	42
Other	242	9
Total Gross Deferred Tax Liabilities	4,538	3,669
Net Deferred Tax Asset	$23,522	$23,143

The net deferred asset includes the tax effect of $24.0 million of New Jersey net operating loss carryforwards that expire from 2012 through 2029.  Management has recorded a valuation reserve against the net state tax benefits of $3.2 million related to the security impairment charges.  Losses realized upon the ultimate disposition of these securities will likely create additional state tax losses.  Management does not feel it is more likely than not that the Corporation would be able to utilize the losses during the net operating loss carryforward period.
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
The following table shows the change in benefit obligation and plan assets of the defined benefit pension plan at December 31, 2008:

(In Thousands)
Change in Benefit Obligation
Benefit Obligation at Beginning of Year	$16,039
Service Cost	637
Interest Cost	460
Actuarial Gain	(1,994)
Benefits Paid	(15,142)
Benefit Obligation at End of Year	$-

(In Thousands)
Change in Plan Assets
Fair Value of Plan Assets at Beginning of Year	$13,154
Actual Return on Plan Assets	(123)
Employer Contribution	2,111
Benefits Paid	(15,142)
Fair Value of Plan Assets at End of Year	$-
Funded Status at End of Year	$-

Net periodic pension expense for the year ended December 31, 2008 and 2007, included the following components:

(In Thousands)	2008	2007
Service Cost	$637	$1,753
Interest Cost	633	779
Expected Return on Plan Assets	(839)	(1,008)
Net Periodic Benefit Cost	431	1,524
Amortization of:
Net Loss	17	35
Transition Asset	(3)	(7)
Total Recognized in Other Comprehensive Income	14	28
Total Recognized in Net Periodic Benefit Cost and
Other Comprehensive Income	$445	$1,552

The following table shows the actuarial assumptions applied for the valuation of plan obligations at December 31, 2007:

2007
Discount Rate	5.75%
Rate of Increase on Future Compensation	3.00

The Discount Rate was obtained using a high-quality (AA rated), corporate bond rate at year end.

The following table shows the actuarial assumptions applied for the net periodic expense at December 31, 2007:

2007
Discount Rate	5.75%
Rate of Increase on Future Compensation	3.00
Expected Long-Term Rate of Return on Plan Assets	8.50

SAVINGS AND PROFIT SHARING PLANS:
The Corporation sponsors a profit sharing plan and a savings plan under Section 401(K) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service.  The 401(K) plan was amended to enhance the contributions to its salaried employees starting in May 2008 and replaced the Bank’s defined benefit pension plan which was terminated in 2008.  These actions will reduce the retirement costs per employee in future years and eliminates the market risk of maintaining a defined benefit plan.  Under the savings portion of the plan, the Corporation contributes 3 percent for each employee regardless of the employees’ contributions as well as partially matching employee contributions.  In addition, the Corporation is contributing an enhanced benefit to employees who were previously in the defined benefit plan.  In 2009 and 2008, the enhanced benefit was approximately $964 thousand and $765 thousand, respectively.  Expense for the savings plan totaled approximately $1.7 million, $1.3 million and $51 thousand in 2009, 2008 and 2007, respectively.
Contributions to the profit sharing plan are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock.  The aggregate contribution to the profit sharing plan was $100 thousand in each of 2009, 2008 and 2007.

12.  STOCK OPTION PLANS
The Corporation’s stock option plans allow the granting of shares of the Corporation’s common stock as incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights to directors, officers, employees and independent contractors of the Corporation and its Subsidiaries.  The total number available to grant in active plans was 775,740 shares.  There are no shares remaining for issuance with respect to stock option plans approved in 1995 and 1998; however, shares granted under those plans are still included in the numbers below.
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

Changes in options outstanding during 2009 were as follows:

			Weighted	Aggregate
			Average	Intrinsic
	Number of	Exercise Price	Exercise	Value
	Shares	Per Share	Price	(In Thousands)
Balance, January 1, 2009	629,591	$12.97-$31.60	$24.20
Granted During 2009	10,480	11.91-24.14	16.54
Exercised During 2009	(63,921)	14.93-17.77	17.33
Forfeited During 2009	(18,268)	12.97-28.10	23.50
Balance, December 31, 2009	557,882	$11.91-$31.60	$24.86	$2
Vested and Expected to Vest (1)	538,402	$11.91-$31.60	$24.91	$2
Exercisable at December 31, 2009	454,033	$12.97-$31.60	$25.01	$-
(1) The difference between the shares which are exercisable (fully vested) and those which are expected to vest is due to anticipated forfeitures.
The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation’s closing stock price on the last trading day of 2009 and the exercise price, multiplied by the number of in-the-money options).
The aggregate intrinsic value of options exercised during 2009, 2008 and 2007 was $230 thousand, $428 thousand and $1.2 million, respectively.

The following table summarizes information about stock options outstanding at December 31, 2009:

	Shares	Remaining	Shares
Exercise Price	Outstanding	Contractual Life	Exercisable
<18.00	91,875	1.7 Years	85,175
18.01-28.00	445,996	4.9 Years	353,299
28.01-28.50	5,775	7.2 Years	2,562
28.51-29.00	12,441	4.3 Years	12,252
29.01-40.00	1,795	7.6 Years	745
$24.86 *	557,882	4.4 Years	454,033
*  Weighted Average Exercise Price

At December 31, 2009, there were 380,508 additional shares available for grant under the Plans.
The per share weighted-average fair value of stock options granted during 2009, 2008 and 2007 was $7.33, $10.94 and $10.38, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2009	2008	2007
Dividend Yield	2.05%	2.40%	2.00%
Expected Volatility	50%	50%	43%
Expected Life	7 Years	7 Years	5 Years
Risk-Free Interest Rate	2.57%	3.80%	4.56%

For 2009 and 2008, the expected life of the option is the typical holding period of the Corporation’s options before being exercised by the optionee.  For 2007, the expected life of the option is the typical vesting period of the Corporation’s options.  The risk-free interest rate is the rate on a seven-year treasury bond for 2009 and 2008 and the five-year treasury bond for 2007.  The volatility, or beta, is the performance the stock has experienced in the last five years.
As of December 31, 2009, there was approximately $718 thousand of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Corporation’s stock incentive plans.  That cost is expected to be recognized over a weighted average period of 1.5 years.

13. COMMITMENTS AND CONTINGENCIES

The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business.  Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner.  There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including mostly variable-rate loan commitments of $130.5 million and $131.5 million at December 31, 2009 and 2008, respectively, which are not included in the accompanying consolidated financial statements.  These commitments include unused commercial and home equity lines of credit.
The Corporation issues financial standby letters of credit that are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation.  Most of the Corporation’s financial standby letters of credit arise in connection with lending relations and have terms of one year or less.  The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $8.6 million and $9.5 million at December 31, 2009 and 2008, respectively.  The Corporation’s recognized liability for financial standby letters of credit was insignificant at December 31, 2009.
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
At December 31, 2009, the Corporation was obligated under non-cancelable operating leases for certain premises.  Rental expense aggregated $2.8 million, $2.7 million and $2.5 million for the years ended December 31, 2009, 2008 and 2007, respectively, which is included in premises and equipment expense in the consolidated statements of income.

The minimum annual lease payments under the terms of the operating lease agreements, as of December 31, 2009, were as follows:

(In Thousands)
2010	$2,449
2011	2,067
2012	2,056
2013	2,066
2014	1,877
Thereafter	11,579
Total	$22,094

Upon expiration of its current lease, the Bank will relocate its administrative offices in the summer of 2010 to 500 Hills Drive, Bedminster, New Jersey.  The Bank will occupy approximately 40,000 square fee of space at its new location.  Under the terms of the lease, the Bank will make total payments of $15.7 million over a 15-year period.
The Corporation is also obligated under legally binding and enforceable agreements to purchase goods and services from third parties, including data processing service agreements.

14.  REGULATORY CAPITAL

The Corporation through the Bank is subject to various regulatory capital requirements administered by the Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation and the Bank’s consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  The Corporation’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  As of December 31, 2009, the Bank exceeds all requirements to be considered well capitalized under prompt corrective action provisions.  Management also believes the Corporation is well capitalized when compared to the Bank’s capital requirements.
To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

The Bank’s actual capital amounts and ratios are presented in the following table.

			To Be Well
			Capitalized Under		For Capital
			Prompt Corrective		Adequacy
(In Thousands)	Actual		Action Provisions		Purposes
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2009:
Total Capital
(To Risk-Weighted Assets)	$125,552	12.99%	$96,618	10.00%	$77,294	8.00%
Tier I Capital
(To Risk-Weighted Assets)	113,461	11.74	57,971	6.00	38,647	4.00
Tier I Capital
(To Average Assets)	113,461	7.46	76,025	5.00	45,615	3.00
As of December 31, 2008:
Total Capital
(To Risk-Weighted Assets)	$88,926	9.44%	$94,160	10.00%	$75,328	8.00%
Tier I Capital
(To Risk-Weighted Assets)	80,188	8.52	56,496	6.00	37,664	4.00
Tier I Capital
(To Average Assets)	80,188	5.83	68,716	5.00	41,229	3.00

The Corporation’s actual capital amounts and ratios are presented in the following table.

			To Be Well
			Capitalized Under		For Capital
			Prompt Corrective		Adequacy
	Actual		Action Provisions		Purposes
(In Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2009:
Total Capital
(To Risk-Weighted Assets)	$133,040	13.71%	N/A	N/A	N/A	N/A
Tier I Capital
(To Risk-Weighted Assets)	120,893	12.45	N/A	N/A	N/A	N/A
Tier I Capital
(To Average Assets)	120,893	7.93	N/A	N/A	N/A	N/A
As of December 31, 2008:
Total Capital
(To Risk-Weighted Assets)	$93,557	10.05%	N/A	N/A	N/A	N/A
Tier I Capital
(To Risk-Weighted Assets)	84,819	9.11	N/A	N/A	N/A	N/A
Tier I Capital
(To Average Assets)	84,819	6.15	N/A	N/A	N/A	N/A

15.  PREFERRED STOCK

On January 9, 2009, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Corporation sold 28,685 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and a ten-year warrant to purchase up to 150,295 shares of the Corporation’s common stock, no par value at an exercise price of $28.63 per share, after adjusting for the five percent stock dividend declared on June 18, 2009, for an aggregate purchase price of $28.7 million in cash, allocated $1.6 million to warrants and $27.1 million to preferred stock.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5 percent per annum for the first five years, and at a rate of 9 percent per annum thereafter.  Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference.  If the Corporation redeems the Preferred Stock and the Treasury still owns the Warrant, the Corporation could repurchase the Warrant from the Treasury for its fair market value.  Unless both the holder and the Corporation agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 150,295 shares of Common Stock being issued).

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

16.  BUSINESS SEGMENTS
Late in 2007, the Corporation changed internal accounting and reporting processes in order to segregate and assess its results among two operating segments, Banking and PGB Trust and Investments and adopted the new processes as of January 1, 2008.  Management uses certain methodologies to allocate income and expense to the business segments.  A funds transfer pricing methodology is used to assign interest income and interest expense.  Certain indirect expenses are allocated to segments.  These include support unit expenses such as technology and operations and other support functions.  Taxes are allocated to each segment based on the effective rate for the period shown.

Banking
The Banking segment includes commercial, commercial real estate, residential and consumer lending activities; deposit generation; operation of ATMs; telephone and internet banking services; merchant credit card services and customer support and sales.

PGB Trust & Investments
PGB Trust & Investments includes asset management services provided for individuals and institutions; personal trust services, including services as executor, trustee, administrator, custodian and guardian, corporate trust services including services as trustee for pension and profit sharing plans; and other financial planning and advisory services.
The following table presents the statements of income and total assets for the Corporation’s reportable segments for the twelve months ended December 31, 2009 and 2008.

Twelve Months Ended December 31, 2009
		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$45,286	$3,062	$48,348
Other Income	4,202	9,596	13,798
Total Income	49,488	12,658	62,146
Provision for Loan Losses	9,700	-	9,700
Salaries and Benefits	17,246	4,631	21,877
Premises and Equipment Expense	8,042	761	8,803
Other Operating Expense	8,676	2,910	11,586
Total Operating Expense	43,664	8,302	51,966
Income Before Income Tax Expense	5,824	4,356	10,180
Income Tax Expense	1,747	1,307	3,054
Net Income	$4,077	$3,049	$7,126
Total Assets at Period End	$1,510,615	$1,738	$1,512,353

Twelve Months Ended December 31, 2008
		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$43,198	$3,122	$46,320
Other (Loss)/Income	(51,995)	10,714	(41,281)
Total (Loss)/Income	(8,797)	13,836	5,039
Provision for Loan Losses	2,400	-	2,400
Salaries and Benefits	15,994	4,592	20,586
Premises and Equipment Expense	7,703	767	8,470
Other Operating Expense	5,630	2,599	8,229
Total Operating Expense	31,727	7,958	39,685
(Loss)/Income Before Income Tax Expense	(40,524)	5,878	(34,646)
Income Tax (Benefit)/Expense	(14,517)	1,931	(12,586)
Net (Loss)/Income	$(26,007)	$3,947	$(22,060)
Total Assets at Period End	$1,384,036	$1,389	$1,385,425

17.  SUBSEQUENT EVENTS

On January 6, 2010, the Corporation redeemed 25 percent of the preferred shares issued under the Treasury’s CPP, repaying approximately $7.2 million to the Treasury, including accrued and unpaid dividends of approximately $51 thousand. The Corporation’s redemption of the shares was not subject to additional conditions or stipulations from the Treasury.  As a result of the repurchase, the accretion related to the preferred stock was accelerated and approximately $330 thousand was recorded as a reduction to retained earnings in the first quarter of 2010.

18. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

The following information of the parent company only financial statements should be read in conjunction with the notes to the consolidated financial statements.

Statements of Condition
	December 31,
(In Thousands)	2009	2008
Assets
Cash	$1,102	$124
Interest-Earning Deposits	1,632	270
Total Cash and Cash Equivalents	2,734	394
Securities Available for Sale	3,917	4,686
Investment in Subsidiary	112,315	79,684
Other Assets	654	630
Total Assets	$119,620	$85,394
Liabilities
Other Liabilities	$111	$1,500
Total Liabilities	111	1,500
Shareholders’ Equity
Preferred Stock	27,359	-
Common Stock	9,194	7,190
Surplus	93,420	92,169
Treasury Stock	(8,988)	(7,894)
Retained Earnings	471	(6,063)
Accumulated Other Comprehensive
Loss, Net of Income Tax Benefit	(1,947)	(1,508)
Total Shareholders’ Equity	119,509	83,894
Total Liabilities and Shareholders’ Equity	$119,620	$85,394

Statements of Income
	Years Ended December 31,
(In Thousands)	2009	2008	2007
Income
Dividend From Bank	$-	$2,000	$5,000
Other Income	309	666	978
Securities Gains/(Losses), Net	67	(718)	233
Total Income	376	1,948	6,211
Expenses
Other Expenses	73	97	98
Total Expenses	73	97	98
Income Before Income Tax Expense and
Equity in Undistributed Earnings of Bank	303	1,851	6,113
Income Tax Expense/(Benefit)	68	(53)	356
Net Income Before Equity in
Undistributed Earnings of Bank	235	1,904	5,757
Equity in Undistributed Earnings of Bank	6,891	(23,964)	6,105
Net Income/(Loss)	$7,126	$(22,060)	$11,862
Dividends on Preferred Stock and Accretion	1,493	-	-
Net Income/(Loss) Available to
Common Shareholders	$5,633	$(22,060)	$11,862

Statements of Cash Flows
	Years Ended December 31,
(In Thousands)	2009	2008	2007
Cash Flows From Operating Activities:
Net Income/(Loss)	$7,126	$(22,060)	$11,862
Less Equity in Undistributed Earnings	(6,891)	23,964	(6,105)
Amortization and Accretion on Securities	-	-	(3)
(Gain)/Loss on Securities Available for Sale	(67)	718	(233)
(Increase)/Decrease in Other Assets	(145)	342	(527)
(Decrease)/Increase in Other Liabilities	(85)	(77)	200
Net Cash (Used In)/Provided by
Operating Activities	(62)	2,887	5,194
Cash Flows From Investing Activities:
Capital Contribution to Subsidiary	(23,000)	(12,500)	-
Proceeds From Sales and Calls of Securities
Available for Sale	1,160	5,937	4,024
Proceeds From Maturities of Securities
Available for Sale	-	-	1,002
Purchase of Securities Available for Sale	-	(1,439)	(1,220)
Net Cash (Used In)/Provided by
Investing Activities	(21,840)	(8,002)	3,806
Cash Flows From Financing Activities:
Gross Proceeds from Preferred Stock and Warrant	28,685	-	-
Costs Related to Issuance of Preferred Stock	(112)	-	-
Cash Dividends Paid on Preferred Stock	(1,219)	-	-
Cash Dividends Paid on Common Stock	(3,524)	(5,307)	(5,062)
Tax Benefit on Stock Option Exercises	292	289	93
Exercise of Stock Options	1,108	902	1,076
Issuance of Shares (DRIP Program)	106	-	-
Treasury Stock Transactions	(1,094)	(1,639)	(1,256)
Net Cash Provided By/(Used in)
Financing Activities	24,242	(5,755)	(5,149)
Net Increase/(Decrease) in Cash and Cash Equivalents	2,340	(10,870)	3,851
Cash and Cash Equivalents at Beginning of Period	394	11,264	7,413
Cash and Cash Equivalents at End of Period	$2,734	$394	$11,264

OFFICERS
Loan and Administration	Frank A. Kissel	Chairman of the Board & CEO*
Gladstone	Robert M. Rogers	President & COO*
	Jeffrey J. Carfora	Executive Vice President & CFO*
	Finn M.W. Caspersen, Jr.	Executive Vice President & General Counsel*
	Vincent A. Spero	Executive Vice President & Chief Lending Officer
	Robert A. Buckley	Senior Vice President & Branch Administrator
	Michael J. Giacobello	Senior Vice President & Retail Sales and Support
	Richard J. Ragoza	Senior Vice President & Senior Credit Officer
	Bridget J. Walsh	Senior Vice President & Human Resources Director
	Todd T. Brungard	Vice President & Bank Secrecy Act Compliance Officer
	Lynda A. Cross	Vice President & Security Officer
	Karen M. Ferraro	Vice President
	Dirk H. Graham	Vice President
	Valerie L. Kodan	Vice President
	Katherine M. Kremins	Vice President & Risk Management Administrator
	Doreen A. Macchiarola	Vice President & Corporate Trainer
	Rene B. Merghart	Vice President & Director of Facilities
	Stephen S. Miller	Vice President
	Elaine Muldowney	Vice President
	Denise M. Pace-Sanders	Vice President & Marketing Director
	Paula L. Palermo	Vice President & Director of Sales
	Denise L. Parella	Vice President & Business Development Officer
	Christopher P. Pocquat	Vice President
	Mary M. Russell	Vice President & Comptroller
	Scott T. Searle	Vice President
	Susan K. Smith	Vice President
	James S. Stadtmueller	Vice President
	Veronica V. Valentine	Vice President & Business Development Officer
	Margaret O. Volk	Vice President & Mortgage Officer
	Jesse D. Williams	Vice President
	Randall J. Williams	Vice President
	Eileen C. Wolfe	Vice President
	Julie A. Burt	Assistant Vice President
	Betty J. Cariello	Assistant Vice President & Assistant Comptroller
	Ryan P. Corcoran	Assistant Vice President
	Ann M. Ficken	Assistant Vice President
	Alexandra A. Garms	Assistant Vice President
	Eram F. Mirza	Assistant Vice President
	Michele Ravo	Assistant Vice President
	Ana P. Ribeiro	Assistant Vice President
	Veronica M. Smith	Assistant Vice President
	Sheryl L. Cappa	Assistant Cashier
	Marjorie A. Dzwonczyk	Assistant Cashier & CRA and Compliance Officer
	Annette M. Hanson	Assistant Cashier
	Lisa A. Lough	Assistant Cashier
	Therese Tadolini	Assistant Cashier
	Laura M. Watt	Assistant Cashier
	Antoinette Rosell	Corporate Secretary*
Operations	Hubert P. Clarke	Senior Vice President & Chief Information Officer
Bedminster	Thomas N. Kasper	Vice President
	V. Sherri LiCata	Vice President
	Diane M. Ridolfi	Vice President
	Frank C. Waldron	Vice President
	Marie S. Arney	Assistant Vice President
	Michael J. Coakley	Assistant Vice President
	Nancy A. Murphy	Assistant Vice President
	Vita M. Parisi	Assistant Vice President
	Margaret A. Trimmer	Assistant Vice President
Audit	Karen M. Chiarello	Vice President & Auditor
Chester	Lisa S. Hagen	Assistant Vice President
Loan	Marc R. Magliaro	Vice President
Morristown	John A. Scerbo	Vice President
Summit	Michael Moreland	Assistant Vice President
PGB Trust & Investments	Craig C. Spengeman	President & Chief Investment Officer*
Gladstone	John M. Bonk	First Vice President & Director of Business Development
	John E. Creamer	First Vice President & Senior Portfolio Manager
	John C. Kautz	First Vice President & Senior Investment Officer
	Michael H. Pylypyshyn	First Vice President & Senior Trust Operations Officer
	Kurt G. Talke	First Vice President & Senior Trust Officer
* Denotes A Holding Company Officer

	Catherine M. Denning	Vice President & Trust Officer
	Glenn C. Guerin	Vice President & Trust Officer
	Michael E. Herrmann	Vice President & Trust Officer
	James R. Housman	Vice President & Director of Tax
	Scott A. Marshman	Vice President & Trust Officer
	Edward P. Nicolicchia	Vice President & Trust Officer
	Liza M. Rosenweig	Vice President & Trust Officer
	Anne M. Smith	Vice President & Trust Officer
	David C. O’Meara	Assistant Vice President & Trust Officer
	Patricia K. Sawka	Assistant Vice President & Trust Officer
	Catherine A. McCatharn	Trust Officer & Assistant Corporate Secretary*
	Rosalie DeBendetto	Assistant Trust Officer
	Polly S. Sumerfield	Assistant Trust Officer
Clinton	John W. Tarver	Vice President & Trust Officer
Morristown	Bryant K. Alford	Vice President & Senior Trust Officer
	Sarah A. Krieger	Vice President & Portfolio Manager
	John J. Lee	Vice President & Trust Officer
	Joseph Markovich	Vice President & Trust Officer
	MJ Sully	Vice President & Trust Officer
	Michael T. Tormey	Vice President & Trust Officer
	Anthony D. Pasculli	Assistant Trust Officer
Summit	Peter T. Lillard	Vice President & Trust Officer
Bethlehem	Jane A. Kapinas	Vice President & Trust Officer
	George P. Kurtz, Jr.	Vice President & Trust Officer
	Benjamin M. Tenaglia, III	Vice President & Trust Officer
* Denotes A Holding Company Officer

Branches
Bernardsville	Charles A. Studdiford, III	Vice President
	Carol L. Ritzer	Assistant Vice President
Bridgewater	Todd E. Young	Vice President
Califon	Ann W. Kallam	Vice President
	Jacqueline R. Miller	Assistant Cashier
Chatham	Mary Anne Maloney	Vice President
	Lisa A. Treich	Assistant Cashier
Chester	Joan S. Wychules	Vice President
	Louise C. Takacs	Assistant Cashier
Chubb Corporate Headquarters	Amy A. Messler	Assistant Vice President
Clinton	Elizabeth M. Miller	Vice President
Far Hills	Rohinton E. Madon	Assistant Vice President
Fellowship	Janet E. Battaglia	Assistant Vice President
Gladstone	Annette F. Malanga	Vice President
Green Village	Donna I. Gisone	Vice President
Hillsborough	Teresa A. Lawler	Vice President
Long Valley	Amy E. Glaser	Vice President
Mendham	Linda S. Ziropolous	Vice President
	Anna M. Mentes	Assistant Cashier
Morristown	Valerie A. Olpp	Vice President
	Krista L. Bullard	Assistant Cashier
Oldwick	Deborah J. Krehely	Vice President
Piscataway	Lorraine M. Meyers	Vice President
Pluckemin	Lee Ann Hunt	Vice President
Pottersville	Tracey L. Tomacheske	Assistant Cashier
Summit – DeForest	John W. Brun	Vice President
Summit – Short Hills	Kim A. Kaminski	Vice President
Warren	Ronald F. Field	Vice President
	James A. Ciccone	Assistant Cashier
Whitehouse	Jennifer A. Johnson	Assistant Vice President

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
President, Merton Excavating & Paving Co.
Chester, NJ

F. DUFFIELD MEYERCORD
Managing Director and Partner, Carl Marks Consulting Group, LLC
Bedminster, NJ

JOHN R. MULCAHY
Far Hills, NJ

ROBERT M. ROGERS
President & Chief Operating Officer

PHILIP W. SMITH, III
President, Phillary Management, Inc.
Far Hills, NJ

CRAIG C. SPENGEMAN
President, PGB Trust and Investments

JACK D. STINE
Director Emeritus
Pluckemin, NJ

OFFICES

LOAN & ADMINISTRATION BUILDING
158 Route 206 North, Gladstone, NJ 07934	(908) 234-0700
www.pgbank.com

BERNARDSVILLE
36 Morristown Road, Bernardsville, NJ 07924	(908) 766-1711

BRIDGEWATER
619 East Main Street, Bridgewater, NJ 08807	(908) 429-9988

CALIFON
438 Route 513, Califon, NJ 07830	(908) 832-5131

CHATHAM
311 Main Street, Chatham, NJ 07928	(973) 635-8500

CHESTER
350 Main Street, Chester, NJ 07930	(908) 879-8115

CHUBB CORPORATE HEADQUARTERS
15 Mountain View Road, Warren, NJ 07059	(908) 903-2597

CLINTON (T)
189 Center Street, Clinton, NJ 08809	(908) 238-1935

FAR HILLS
26 Dumont Road, Far Hills, NJ 07931	(908) 781-1018

FELLOWSHIP VILLAGE
8000 Fellowship Road, Basking Ridge, NJ 07920	(908) 719-4332

GLADSTONE (Main Office) (T)
190 Main Street, Gladstone, NJ 07934	(908) 719-4360

GREEN VILLAGE ROAD
278 Green Village Road, Green Village, NJ 07935	(973) 377-0081

HILLSBOROUGH
417 Route 206 North, Hillsborough, NJ 08844	(908) 281-1031

LONG VALLEY
59 East Mill Road (Route 24), Long Valley, NJ 07853	(908) 876-3300

MENDHAM
17 East Main Street, Mendham, NJ 07945	(973) 543-6499

MORRISTOWN (T)
233 South Street, Morristown, NJ 07960	(973) 455-1118

OLDWICK
169 Lamington Road, Oldwick, NJ 08858	(908) 439-2320

PISCATAWAY
1038 Stelton Road, Piscataway, NJ 08854	(732) 562-8799

PLUCKEMIN
468 Route 202/206 North, Bedminster, NJ 07921	(908) 658-4500

POTTERSVILLE
11 Pottersville Road, Pottersville, NJ 07979	(908) 439-2265

SUMMIT – DEFOREST (T)
48 DeForest Avenue, Summit, NJ 07901	(908) 273-2890

SUMMIT – SHORT HILLS
54 Morris & Essex Turnpike, Summit, NJ 07901	(973) 467-8900

WARREN
58 Mountain Boulevard, Warren, NJ 07059	(908) 757-2805

WHITEHOUSE
531 US Highway 22 East, Whitehouse Station, NJ 08889	(908) 534-5590

BETHLEHEM (T)
One Bethlehem Plaza, Suite 410, Bethlehem, PA 18018	(610) 861-4030

(T) Denotes PGB Trust & Investments Office

SHAREHOLDER INFORMATION

Corporate Address
158 Route 206, North
Gladstone, New Jersey 07934
(908) 234–0700
www.pgbank.com

Effective July 1, 2010 – New Corporate Address
500 Hills Drive
Bedminster, New Jersey 07921

Stock Listing
Peapack-Gladstone Financial Corporation common stock is traded on the
NASDAQ Global Select Market under the symbol PGC and reported in the Wall Street Journal and most major newspapers.

Independent Registered Public Accounting Firm
Crowe Horwath LLP
345 Eisenhower Parkway, Plaza 1
Livingston, New Jersey 07039-1027

Transfer Agent
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
(800) 368-5948

Shareholder Relations
Jeffrey J. Carfora, Executive Vice President and Chief Financial Officer
(908) 719-4308
jcarfora@pgbank.com

Annual Meeting
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 27, 2010 at 2:00 p.m. at the Bridgewater Manor in
Bridgewater.