Form 10-K, Exhibit 13
period 2010-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2011-03-16
CIK 1050743

Exhibit 13

FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data)

Selected Year-End Data:	2010	2009	2008
Net Income/(Loss)	$7,664	$7,126	$(22,060)
Net Income/(Loss) Available
To Common Shareholders	5,978	5,633	(22,060)
Total Assets	1,505,425	1,512,353	1,385,425
Total Deposits	1,351,546	1,349,669	1,237,888
Total Investment Securities	415,353	361,943	225,274
Total Loans	932,497	983,537	1,052,982
Total Shareholders’ Equity	117,716	119,509	83,894

Trust Department Assets under
Administration (Market Value)	1,940,404	1,856,229	1,804,629

Per Common Share:
Earnings/(Loss)-Basic	$0.68	$0.64	$(2.53)
Earnings/(Loss)-Diluted	0.68	0.64	(2.53)
Book Value	11.03	10.57	9.64

Financial Ratios:
Net Interest Margin	3.64%	3.58%	3.68%
Return on Average Assets	0.52	0.49%	(1.62)
Return on Average Common Equity	6.26	6.26	(20.74)

Regulatory Capital Ratios:
Total Capital to Risk-Weighted Assets	14.16%	13.71%	10.05%
Tier 1 Capital to Risk-Weighted Assets	12.91	12.45	9.11
Tier 1 Capital to Average Assets	7.96	7.93	6.15

Total Assets
(In Billions)
2006	$1.29
2007	$1.35
2008	$1.39
2009	$1.51
2010	$1.51

Deposits
(In Billions)
2006	$1.15
2007	$1.18
2008	$1.24
2009	$1.35
2010	$1.35

Equity Capital
(In Millions)
2006	$103.8
2007	$107.4
2008	$83.9
2009	$119.5
2010	$117.7

1921     -     90TH Anniversary     -     2011

DEAR SHAREHOLDERS AND FRIENDS,

Most of us will remember 2010 as the year when we could feel some balance return to the markets and the economy.  There seems to be more confidence that the job you have now will still be there in the future.  Households dramatically increased their rate of savings.  This new cushion will create security and confidence.

At the same time, most households also began to reduce debt where possible.  That is called de-leveraging, and it takes time.  In many cases it will take several years to bring debt levels into balance with asset values.  Progress is being made.

Customers create free cash to save and reduce debt by reducing spending wherever possible.  This obviously affects businesses everywhere.  The correct response of business is to reduce expenses, cut inventory and thereby conserve their cash and reduce their debt where possible.

All of this is very important, because we believe 2010 was the year when businesses that bank with us made great strides to rebalance their finances to a point where they have confidence to look at opportunities the future will certainly bring.  We also believe that the strong recovery in the stock market has had a positive effect on the outlook of investors, especially those nearing retirement.

As we move ahead, the de-leveraging will certainly continue.  Consumer and corporate spending will find the level that the “new” economy will support.  That will be the new foundation from which we will all build upon.

How fast all this happens will determine when meaningful job growth returns.  This is a desperate time for the millions who are unemployed or underemployed.

There is no question that businesses will wait as long as possible to add jobs because of the multiple uncertainties created by government overregulation.  None of us should underestimate the effect this is having.  Examples are future healthcare costs, new taxes that are sure to come and multiple compliance requirements on everyday business transactions.  There is no clarity on these issues today and it is having a negative effect on the recovery.  The American people can deal with any situation as long as the challenge is clear.

EARNINGS

For the year ended December 31, 2010, PGC recorded net income of $7.7 million reflecting a 7.5 percent increase when compared to $7.1 million for the 2009 year.  Diluted earnings per share grew from $0.64 for 2009 to $0.68 for 2010.

While these numbers are not where we need to be as we move forward, they do reflect great strength in our deposit mix, net interest margin, earnings from PGB Trust & Investments and efficiency ratios.  In other words, we believe our core businesses are doing very well and we are positioned well to improve earnings as levels of provisioning for loan losses normalize.

ASSET QUALITY

At December 31, 2010, non-performing loans increased slightly to $18.8 million or 2.01 percent of loans.  These are very manageable levels and shareholders should know that Management believes all non-performing loans have been written down or reserved for at appropriate levels.

We are encouraged that many non-performing assets are nearing resolution and believe we will see improvement during the course of 2011.  This economic downturn has been difficult for virtually everyone.  It is a slow process to work out non-performing assets to ensure maximum shareholder value is retained.  We are making very good progress and borrowers are stabilizing as is the economy.

CAPITAL

On December 31, 2010, the Corporation’s leverage ratio, tier1 and total risk based capital ratios were 7.96 percent, 12.91 percent and 14.16 percent, respectively. All ratios are above the levels to be considered well capitalized and the ratios reflect the $7.2 million reduction in regulatory capital due to the partial redemption in January 2010 of the preferred shares previously issued in January 2009 under the Treasury’s Capital Purchase program (CPP).

We are pleased to have been able to redeem in March 2011 an additional $7.2 million previously issued under the Treasury’s CPP.  When combining 2010’s $7.2 million redemption with this latest $7.2 million redemption, we have repaid half of the original CPP funds from internally generated capital, without diluting our existing shareholders.  Our plan has been, and is, to redeem the CPP investment over time, from internally generated capital.  We believe this strategy is in the best interests of the Corporation, as well as our shareholders.

PGB TRUST & INVESTMENTS

This economic environment has proven that it is vital to have a trusted advisor like PGB Trust & Investments.  A steady hand and valuable insights into financial markets has served our clients well.  Volatility is stressful and it is vital to have long-term vision and goals to work toward.  We encourage you to contact Craig Spengeman or John Bonk to discuss how we can help you and your family.

During 2010, assets under administration grew to nearly $2 billion and gross fees grew to nearly $10 million.

ACCOMPLISHMENTS

There were many accomplishments during 2010.  Our administrative offices were relocated to 500 Hills Drive in Bedminster.  The slow commercial real estate market enabled us to negotiate a very favorable, long-term lease and to fit up the space for an amount well below estimates.  The result is a more efficient home for our company and the opportunity to have almost everyone under one roof for the first time in over 15 years.

We also completed a comprehensive three year strategic plan in 2010.  Looking inward and outward for opportunities in an environment such as this was very valuable and has energized us.

We originated more residential mortgages than ever before, over $150 million in 2010.  We kept the shorter-duration loans in the Bank’s portfolio and sold the longer-duration, fixed-rate loans producing substantial fee income, while mitigating interest rate risk.

PGB Trust & Investments migrated its system to a very robust SEI platform which will serve us and our clients well into the future.

We made important progress in adjusting our balance sheet to reduce interest rate risk and provide for liquidity when customers begin to borrow more as the economy improves.

During 2010 and early 2011, we redeemed 50 percent of the Treasury’s CPP investment in our Corporation.

The Bank was honored by the New Jersey Bankers Association with its Community Service Award for all the good work of our Officers and Employees in the Communities where we work and live.

Electronic banking is important today and will likely change how we all bank in the future.  We have fabulous products to meet this demand including online and mobile phone banking.  Please talk to the manager in the branch nearest you to hear all the details.

CONCLUSIONS

2010 required hard work from everyone.  I want to thank our Employees, Officers and Directors for their efforts.  They were extraordinary.

I also want to thank our customers and shareholders for their continuing support and confidence.  We could not do it without you.

2011 is our 90th Anniversary and we are very proud of our history and the important part you have allowed us to play in the communities we serve.  We look forward to continued improvement throughout the year.

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
The Corporation recorded increased earnings for 2010, but financial institutions and their borrowers are still working to recover from the effects of the recession. The Corporation recorded a slightly increased provision for loan losses in 2010, as the continued weakness in the overall economy and in the real estate markets continued to negatively impact borrowers and their property values. However, the Bank has not seen the same significant deterioration in the loan portfolio as many other institutions because of conservative underwriting at the time of origination and continued diligence in managing the loan portfolio. Management resolved several larger problem assets during 2010, as well as several in early 2011.
A planned change in the mix of deposits contributed to an increase in net interest income and net interest margin during 2010. The Corporation experienced deposit growth in its checking and money market products that was tempered with a planned decline in certificate of deposit balances. Loans decreased compared to the year-end 2009 balances, while the securities portfolio increased, as cash generated from deposit growth and loan prepayments was invested, primarily in shorter duration assets. Yields on interest-earning assets decreased 43 basis points, while yields on interest-bearing liabilities declined 59 basis points.
As further discussed in this Management’s Discussion and Analysis section, some of the highlights in 2010 include:
•	Trust fee income and market value of PGB Trust & Investments assets under administration both increased approximately 5 percent.
•	Net interest income and net interest margin improved, due principally to an improved deposit mix and a reduced cost of funds.
•
In January 2010, the Corporation repurchased approximately $7.2 million of the preferred stock sold to the U.S. Treasury in the Capital Purchase Program, representing 25 percent of the original amount sold. In March 2011, the Corporation repurchased an additional $7.2 million of the preferred stock.

Peapack-Gladstone Financial Corporation’s common stock trades on the National Association of Securities Dealers Automated Quotations (NASDAQ) Global Select Market under the symbol “PGC.”

CRITICAL ACCOUNTING POLICIES AND ESTIMATES:  Management’s Discussion and Analysis of Financial Condition and Results of Operation is based upon the Corporation’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to the Corporation’s Audited Consolidated Financial Statements for the year ended December 31, 2010, contains a summary of the Corporation’s significant accounting policies.
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
The provision for loan losses is based upon Management’s evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectability may not be assured, the existence and estimated fair value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although Management uses the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s provision for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values continue to decline or should New Jersey experience continuing adverse economic conditions. Future adjustments to the provision for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.
The Corporation accounts for its securities in accordance with “Accounting for Certain Investments in Debt and Equity Securities,” which was codified into ASC 320. Debt securities are classified as held to maturity and carried at amortized cost when Management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity due to changes in interest rates, prepayment risk, liquidity or other factors. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
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
Securities are evaluated on at least a quarterly basis to determine whether a decline in their values is other-than-temporary. To determine whether a loss in value is other-than-temporary, Management utilizes criteria such as the reasons underlying the decline, the magnitude and the duration of the decline and the intent and ability of the Corporation to retain its investment in the security for a period of time sufficient to allow for an anticipated recovery in the fair value. “Other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings or comprehensive income is recognized. The Corporation recognized impairment charges of $360 thousand on several equity securities in its portfolio as well as $581 thousand on several trust preferred pooled securities. No impairment charges were recognized in 2009.

EARNINGS SUMMARY:  For the year ended December 31, 2010, the Corporation recorded net income of $7.7 million and diluted earnings per share, after the effect of the preferred dividend, of $0.68 as compared to net income of $7.1 million and diluted earnings per share, after the effect of the preferred dividend, of $0.64 for the year ended December 31, 2009. Per share results have been adjusted for the five percent stock dividend declared in June 2009.
These results produced a return on average assets of 0.52 percent and 0.49 percent in 2010 and 2009, respectively, and a return on average common shareholders’ equity of 6.26 percent in both 2010 and 2009.
When compared to the 2009 period, the 2010 period included increased net interest income and trust fee income, partially offset by increased provision for loan losses, problem loan expense and occupancy expense.

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

Net Interest Income
(In Millions)
2006	$32.8
2007	$35.9
2008	$46.3
2009	$48.3
2010	$49.9

economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets.
In 2010, net interest income, on a fully tax-equivalent basis, rose 2 percent to $50.6 million from $49.4 million in 2009. The Corporation’s net interest margin for 2010 was 3.64 percent, increasing six basis points from 3.58 percent in 2009.
Interest income on earning assets, on a fully tax-equivalent basis, declined $5.4 million to $61.6 million for 2010 as compared to 2009. Interest income declined from 2009 due to the lower rates earned on earning assets. Average earning assets for the year ended December 31, 2010 totaled $1.39 billion, an increase of $10.2 million or less than 1 percent from the average balance in 2009, while the average rate earned on earning assets was 4.44 percent in 2010, a decline of 43 basis points from the average rate earned in 2009. The decline in the average rate on earning assets was due to the sustained low market rates in 2010 coupled with growth in lower-yielding, but less risky and shorter duration investment securities and interest-earning deposits. In 2010, average investment securities totaled $364.6 million, an increase of $67.4 million compared to 2009 and the average yield was 3.00 percent for 2010. Average investments in interest-earning deposits increased $5.8 million to $64.2 million for 2010 when compared to 2009 and the average yield was 0.23 percent for 2010.
During 2010, the average yield on total loans decreased 12 basis points to 5.27 percent from the 5.39 percent average yield earned in 2009. The average yield on the mortgage portfolio declined in 2010 to 4.87 percent from 5.12 percent in 2009. During 2010, the average yield on the commercial mortgage loan portfolio declined 15 basis points to 6.12 percent, while the average yield on commercial loans increased 23 basis points to 5.82 percent. Because the rate on commercial construction loans was the most dependent on LIBOR, which remained at low levels during 2010, the average yield on this portfolio was 3.99 percent, decreasing 29 basis points from 2009. The average yield on home equity lines increased 12 basis points to 3.21 percent in 2010 from 3.09 percent in 2009. Many rates declined during the year due to lower market rates and competitive pressure experienced during 2010.
For the year ended December 31, 2010, average interest-bearing liabilities totaled $1.15 billion, reflecting an increase of $9.5 million or 1 percent from the average balance in 2009, while the average rate paid declined to 0.96 percent for 2010 from 1.55 percent for 2009. The decline in the average rate on interest-bearing liabilities was due to the sustained low in market rates in 2010 coupled with targeted growth of lower-costing core deposits and planned run-off of higher-paying certificates of deposit.
Average money market accounts rose $82.3 million, or 19 percent, from 2009 to $510.3 million during 2010, while average interest-bearing checking accounts rose $57.6 million or 29 percent over the comparable period in 2009. Checking account growth is due to the Corporation’s focus on core deposit growth. Additionally, the Corporation’s high yield money market product continues to be a popular vehicle for customers looking for a safe, interest-bearing account to hold their funds in this continuing lower interest rate environment. The Corporation’s Ultimate Checking product, which was introduced late in 2008, increased over $36.9 million in 2010 from 2009 due to continuing sales initiatives and a higher rate than other checking products offered. Average certificates of deposit declined $131.2 million, or 33 percent, because the Corporation opted not to pay higher rates on maturing certificates of deposit.  Rates declined 90 basis points from the 2009 year to the 2010 year.
Interest expense on borrowings declined as the average balance of borrowings declined during 2010. Average borrowings declined $9.0 million during 2010 to $29.6 million as the result of principal repayments and maturities on Federal Home Loan Bank advances and average rates paid on borrowings was 3.54 percent.

The following table compares the average balance sheets, net interest spreads and net interest margins for the years ended December 31, 2010, 2009 and 2008 (fully tax-equivalent-FTE):

Year Ended December 31, 2010

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$329,605	$9,315	2.83%
Tax-Exempt(1)(2)	34,985	1,607	4.59
Loans (2)(3)	958,472	50,529	5.27
Federal Funds Sold	174	1	0.23
Interest-Earning Deposits	64,182	149	0.23
Total Interest-Earning Assets	1,387,418	$61,601	4.44%
Noninterest-Earning Assets:
Cash and Due from Banks	8,567
Allowance for Loan Losses	(14,070)
Premises and Equipment	31,826
Other Assets	69,309
Total Noninterest-Earning Assets	95,632
Total Assets	$1,483,050
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$258,995	$1,586	0.61%
Money Markets	510,331	3,619	0.71
Savings	77,023	289	0.38
Certificates of Deposit	266,134	4,286	1.61
Total Interest-Bearing Deposits	1,112,483	9,780	0.88
Borrowed Funds	29,552	1,046	3.54
Capital Lease Obligation	3,637	206	5.64
Total Interest-Bearing Liabilities	1,145,672	11,032	0.96%
Noninterest-Bearing Liabilities:
Demand Deposits	214,753
Accrued Expenses and Other Liabilities	6,490
Total Noninterest-Bearing Liabilities	221,243
Shareholders’ Equity	116,135
Total Liabilities and Shareholders’ Equity	$1,483,050
Net Interest Income		$50,569
Net Interest Spread			3.48%
Net Interest Margin (4)			3.64%

Year Ended December 31, 2009

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$247,500	$9,395	3.80%
Tax-Exempt(1)(2)	49,652	2,474	4.98
Loans (2)(3)	1,021,457	55,059	5.39
Federal Funds Sold	201	-	0.20
Interest-Earning Deposits	58,364	90	0.15
Total Interest-Earning Assets	1,377,174	$67,018	4.87%
Noninterest-Earning Assets:
Cash and Due from Banks	7,958
Allowance for Loan Losses	(10,879)
Premises and Equipment	27,361
Other Assets	57,802
Total Noninterest-Earning Assets	82,242
Total Assets	$1,459,416
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$201,399	$1,476	0.73%
Money Markets	428,063	4,510	1.05
Savings	70,850	320	0.45
Certificates of Deposit	397,329	9,985	2.51
Total Interest-Bearing Deposits	1,097,641	16,291	1.48
Borrowed Funds	38,507	1,368	3.55
Total Interest-Bearing Liabilities	1,136,148	17,659	1.55%
Noninterest-Bearing Liabilities:
Demand Deposits	199,543
Accrued Expenses and Other Liabilities	7,144
Total Noninterest-Bearing Liabilities	206,687
Shareholders’ Equity	116,581
Total Liabilities and Shareholders’ Equity	$1,459,416
Net Interest Income		$49,359
Net Interest Spread			3.32%
Net Interest Margin (4)			3.58%

Year Ended December 31, 2008

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$217,432	$11,061	5.09%
Tax-Exempt(1)(2)	50,928	2,860	5.62
Loans (2)(3)	1,010,007	58,867	5.83
Federal Funds Sold	3,752	116	3.09
Interest-Earning Deposits	6,310	136	2.14
Total Interest-Earning Assets	1,288,429	$73,040	5.67%
Noninterest-Earning Assets:
Cash and Due from Banks	20,823
Allowance for Loan Losses	(8,164)
Premises and Equipment	26,579
Other Assets	33,708
Total Noninterest-Earning Assets	72,946
Total Assets	$1,361,375
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$144,070	$1,096	0.76%
Money Markets	392,795	8,104	2.06
Savings	66,071	400	0.61
Certificates of Deposit	392,589	14,326	3.65
Total Interest-Bearing Deposits	995,525	23,926	2.40
Borrowed Funds	56,214	1,671	2.97
Total Interest-Bearing Liabilities	1,051,739	25,597	2.43%
Noninterest-Bearing Liabilities:
Demand Deposits	192,578
Accrued Expenses and Other Liabilities	10,674
Total Noninterest-Bearing Liabilities	203,252
Shareholders’ Equity	106,384
Total Liabilities and Shareholders’ Equity	$1,361,375
Net Interest Income		$47,443
Net Interest Spread			3.24%
Net Interest Margin (4)			3.68%
1.	Average balance for available-for-sale securities are based on amortized cost.
2.	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
3.	Loans are stated net of unearned income and include non-accrual loans.
4.	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

RATE/VOLUME ANALYSIS:  The effect of volume and rate changes on net interest income (on a tax-equivalent basis) for the periods indicated are shown below:

	Year Ended 2010 Compared with 2009			Year Ended 2009 Compared with 2008
			Net			Net
	Difference due to		Change In	Difference due to		Change In
	Change In:		Income/	Change In:		Income/
(In Thousands):	Volume	Rate	Expense	Volume	Rate	Expense
ASSETS:
Investments	$1,053	$(2,000)	$(947)	$(299)	$(1,753)	$(2,052)
Loans	(3,040)	(1,490)	(4,530)	521	(4,329)	(3,808)
Federal Funds Sold	1	-	1	(59)	(57)	(116)
Interest-Earning Deposits	9	50	59	185	(231)	(46)
Total Interest Income	$(1,977)	$(3,440)	$(5,417)	$348	$(6,370)	$(6,022)
LIABILITIES:
Checking	$484	$(375)	$109	$713	$(333)	$380
Money Market	798	(1,689)	(891)	742	(4,336)	(3,594)
Savings	28	(58)	(30)	28	(108)	(80)
Certificates of Deposit	(2,733)	(2,966)	(5,699)	171	(4,512)	(4,341)
Borrowed Funds	(302)	(20)	(322)	(216)	(87)	(303)
Capital Lease Obligation	206	-	206	-	-	-
Total Interest Expense	$(1,519)	$(5,108)	$(6,627)	$1,438	$(9,376)	$(7,938)
Net Interest Income	$(458)	$1,668	$1,210	$(1,090)	$3,006	$1,916

LOANS:  The loan portfolio represents the largest portion of the Corporation’s earning assets and is an important source of interest and fee income. Loans are primarily originated in the State of New Jersey.
At December 31, 2010, total loans were $932.5 million as compared to $983.5 million at December 31, 2009, a decline of $51.0 million or 5 percent. During most of 2010, the Corporation experienced reduced loan demand from quality borrowers compared to 2009 due to the economic environment. Residential mortgage loans declined $33.0 million, or 7 percent, from 2009 to $419.7 million in 2010. The decrease was a result of loan prepayments that outpaced originations coupled with the sale of the Corporation’s longer-term, fixed-rate mortgage loans at origination. This type of loan has become more popular with customers in the current low-rate environment and these mortgages have been sold rather than retained in portfolio for interest rate risk management purposes. In 2010, commercial mortgages increased $8.6 million or 3 percent to $288.2 million and commercial loans rose $10.9 million or 9 percent to $131.4 million due to increased loan demand from quality borrowers. At December 31, 2010 and 2009, construction loans totaled $25.4 million and $64.8 million, respectively, declining $39.4 million or 61 percent as the Bank has decided to decrease its exposure in construction lending. Home equity lines of credit increased $7.0 million or 18 percent and consumer loans declined $5.0 million or 20 percent due to an increased demand for floating-rate home equity lines and decreased demand for fixed-rate home equity loans, respectively. The Corporation also increased its marketing efforts for the home equity line product during 2010.

The following table presents an analysis of outstanding loans, net of unamortized discounts and deferred loan origination costs, as of December 31,

(In Thousands)	2010	2009	2008	2007	2006
Residential Mortgage	$419,653	$452,641	$505,150	$497,016	$498,079
Commercial Mortgage	288,183	279,595	274,640	237,316	165,652
Commercial Loans	131,408	120,554	143,188	129,747	107,357
Commercial-Construction	25,367	64,816	66,785	60,589	44,764
Home Equity Lines of Credit	45,775	38,728	31,054	18,430	16,047
Consumer Loans	20,622	25,638	29,789	37,264	35,836
Other Loans	1,489	1,565	2,376	818	2,418
Total Loans	$932,497	$983,537	$1,052,982	$981,180	$870,153

The following table presents the contractual repayments of the loan portfolio at December 31, 2010:

(In Thousands)	Within One Year	After 1 But Within 5 Years	After 5 Years	Total
Residential Mortgage	$148,858	$197,277	$73,518	$419,653
Commercial Mortgage	56,423	209,671	22,089	288,183
Commercial Loans	60,818	59,109	11,481	131,408
Commercial-Construction	25,367	-	-	25,367
Home Equity Lines of Credit	45,775	-	-	45,775
Consumer Loans	6,918	9,986	3,718	20,622
Other Loans	1,489	-	-	1,489
Total Loans	$345,648	$476,043	$110,806	$932,497

The following table presents the loans that have a predetermined interest rate and an adjustable interest rate due after one year at December 31, 2010:

	Predetermined Interest Rate	Adjustable Interest Rate
Residential Mortgage	$140,291	$111,715
Commercial Mortgage	15,425	286,895
Commercial Loans	6,661	7,640
Consumer Loans	18,222	-
Total Loans	$180,599	$406,250

The Corporation has not made nor invested in subprime loans or “Alt-A” type mortgages. At December 31, 2010, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

INVESTMENT SECURITIES HELD TO MATURITY:  Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The Corporation’s investment securities held to maturity at amortized cost amounted to $140.3 million at December 31, 2010, compared with $89.5 million at December 31, 2009.

The carrying value of investment securities held to maturity for the years ended December 31, 2010, 2009 and 2008 are shown below.

(In Thousands)	2010	2009	2008
U.S. Treasury and U.S. Government-Sponsored Entities	$45,485	$16,200	$500
Mortgage-Backed Securities-Residential	67,745	42,538	10,007
State and Political Subdivisions	17,671	20,646	29,670
Trust Preferred Pooled Securities	9,376	10,075	11,554
Total	$140,277	$89,459	$51,731

The following table presents the contractual maturities and yields of investment securities held to maturity at amortized cost, as of December 31, 2010:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
U.S. Government-Sponsored Entities	$-	$-	$23,816	$21,669	$45,485
	-%	-%	1.01%	1.51%	1.25%
Mortgage-Backed Securities-	$-	$3,445	$34,774	$29,526	$67,745
Residential (1)	-%	1.47%	2.93%	2.76%	2.78%
State and Political Subdivisions (2)	$13,193	$4,478	$-	$-	$17,671
	2.23%	5.51%	-%	-%	3.06%
Trust Preferred Pooled Securities (1)	$-	$-	$-	$9,376	$9,376
	-%	-%	-%	2.18%	2.18%
Total	$13,193	$7,923	$58,590	$60,571	$140,277
	2.23%	3.75%	2.15%	2.22%	2.23%
(1) Shown using stated final maturity.
(2) Yields presented on a fully tax-equivalent basis.

INVESTMENT SECURITIES AVAILABLE FOR SALE: Investment securities available for sale are used as a part of the Corporation’s liquidity and interest rate risk management strategies, and they may be sold in response to changes in interest rates, liquidity needs, and/or other factors. These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of shareholders’ equity, net of income taxes. Realized gains and losses are recognized in income at the time the securities are sold.
At December 31, 2010, the Corporation had investment securities available for sale with a fair value of $275.1 million, compared with $272.5 million at December 31, 2009. A $1.5 million net unrealized gain (net of income tax) and a $1.6 million net unrealized gain (net of income tax) was included in shareholders’ equity at December 31, 2010 and December 31, 2009, respectively.

The carrying value of investment securities available for sale for the years ended December 31, 2010, 2009 and 2008 are shown below:

(In Thousands)	2010	2009	2008
U.S. Treasury and U.S. Government-Sponsored Entities	$51,135	$129,984	$-
Mortgage-Backed Securities-Residential	202,090	117,464	146,075
State and Political Subdivisions	16,613	19,073	20,992
Other Securities	3,001	3,046	3,110
CRA Investment Fund	1,499	-	-
Marketable Equity Securities	738	2,917	3,366
Total	$275,076	$272,484	$173,543

The following table presents the contractual maturities and yields of debt securities available for sale, stated at fair value, as of December 31, 2010:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
U.S. Treasury and U.S. Government-Sponsored Entities	$-	$50,151	$-	$984	$51,135
	-%	1.75%	-%	4.51%	1.80%
Mortgage-Backed Securities -	$-	$7,604	$77,476	$117,010	$202,090
Residential (1)	-%	4.40%	2.89%	3.36%	3.22%
State and Political Subdivisions (2)	$1,377	$831	$4,445	$9,960	$16,613
	6.23%	6.90%	5.62%	3.18%	4.25%
Other Securities	$-	$-	$-	$3,001	$3,001
	-%	-%	-%	2.82%	2.82%
Total	$1,377	$58,586	$81,921	$130,955	$272,839
	6.23%	2.15%	3.03%	3.34%	3.01%
(1) Mortgage-backed securities are shown using stated final maturity.
(2) Yields presented on a fully tax-equivalent basis.

Federal funds sold and interest-earning deposits are an additional part of the Corporation’s liquidity and interest rate risk strategies. The combined average balance of these investments during 2010 was $64.4 million as compared to $58.6 million in 2009.

DEPOSITS: At December 31, 2010, the Corporation reported an increase in total deposits of $1.9 million, or 0.1 percent, from the balance reported at December 31, 2009. The Corporation’s strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Total average deposits increased $30.1 million, or 2 percent, in 2010 over 2009 levels.

The following table sets forth information concerning the composition of the Corporation’s average deposit base and average interest rates paid for the following years:

(In Thousands)	2010		2009		2008
Noninterest-Bearing Demand	$214,753	-%	$199,543	-%	$192,578	-%
Checking	258,995	0.61	201,399	0.73	144,070	0.76
Savings	77,023	0.38	70,850	0.45	66,071	0.61
Money Markets	510,331	0.71	428,063	1.05	392,795	2.06
Certificates of Deposit	266,134	1.61	397,329	2.51	392,589	3.65
Total Deposits	$1,327,236	0.74%	$1,297,184	1.26%	$1,188,103	2.01%

Certificates of deposit $100,000 and over are generally purchased by local municipal governments or individuals for periods of one year or less. The following table shows remaining maturity for certificates of deposit of $100,000 or more as of December 31, 2010 (in thousands):

Three Months or Less	$24,424
Over Three Months through Six Months	31,690
Over Six Months through Twelve Months	10,653
Over Twelve Months	12,544
Total	$79,311

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS: At December 31, 2010 and 2009, Federal Home Loan Bank (FHLB) advances totaled $24.1 million and $36.5 million, respectively, with a weighted average interest rate of 3.54 percent and 3.59 percent, respectively. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time to meet its funding requirements. The FHLB advances outstanding at December 31, 2010 have varying terms and interest rates, as well as prepayment penalties. There were no overnight borrowings at December 31, 2010 and 2009.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION:  The allowance for loan losses was $14.3 million at December 31, 2010 as compared to $13.2 million at December 31, 2009. At December 31, 2010, the allowance for loan losses as a percentage of total loans outstanding was 1.53 percent compared to 1.34 percent at December 31, 2009. The provision for loan losses was $10.0 million for 2010, $9.7 million for 2009 and $2.4 million for 2008. The allowance as a percentage of total loans rose in 2010 as compared to 2009 and the provision increased over the prior year due to increases in delinquencies and charge-offs, as well as continued weakness in the overall economy and the real estate markets.
The provision was based upon Management’s review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectability may not be assured, and the existence and fair value of the collateral and guarantees securing the loans. Although Management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in market conditions in the state and may be adversely affected should real estate values decline further or New Jersey experience continuing adverse economic conditions. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.

The following table presents the loan loss experience during the periods ended December 31, of the years indicated:
(In Thousands)	2010	2009	2008	2007	2006
Allowance for Loan Losses at
Beginning of Year	$13,192	$9,688	$7,500	$6,768	$6,378
Loans Charged-Off During the Period:
Residential Mortgage	450	861	7	-	-
Commercial Mortgage	198	1,393	-	-	-
Commercial and Construction	8,330	3,957	214	-	13
Home Equity Lines of Credit	-	15	17	-	-
Consumer and Other	188	51	1	23	13
Total Loans Charged-Off	9,166	6,277	239	23	26
Recoveries During the Period:
Residential Mortgage	-	-	-	-	-
Commercial Mortgage	15	-	12	-	-
Commercial and Construction	239	73	-	3	1
Home Equity Lines of Credit	-	-	12	-	-
Consumer and Other	2	8	3	2	1
Total Recoveries	256	81	27	5	2
Net Charge-Offs	8,910	6,196	212	18	24
Provision Charged to Expense	10,000	9,700	2,400	750	414
Allowance for Loan Losses at End of Year	$14,282	$13,192	$9,688	$7,500	$6,768

Ratios:
Allowance for Loan Losses/Total Loans	1.53%		1.34%		0.92%		0.76%		0.78%
Allowance for Residential 1-4/Residential 1-4 Loans	0.40		0.45		0.52		0.47		0.58
Allowance for Commercial/Commercial Loans	2.74		2.34		1.39		1.14		1.13
Allowance for Consumer/Consumer Loans	0.62		0.43		0.49		0.50		0.49
Allowance for Loan Losses/
Total Non-Performing Loans	0.76	X	1.1	X	1.8	X	3.5	X	3.3	X

The following table shows the allocation of the allowance for loan losses and the percentage of each loan category to total loans as of December 31, of the years indicated:

		% of		% of		% of		% of		% of
		Loan		Loan		Loan		Loan		Loan
		Category		Category		Category		Category		Category
		To Total		To Total		To Total		To Total		To Total
(In Thousands)	2010	Loans	2009	Loans	2008	Loans	2007	Loans	2006	Loans
Residential	$1,682	45.0	$2,023	46.0	$2,627	50.9	$2,333	52.5	$2,910	59.1
Commercial and
Other	12,176	47.7	10,889	47.3	6,753	46.3	4,885	43.7	3,591	36.8
Consumer	424	7.3	280	6.7	308	2.8	282	3.8	267	4.1
Total	$14,282	100.0	$13,192	100.0	$9,688	100.0	$7,500	100.0	$6,768	100.0

 Net charge-offs in 2010 exceeded historical levels; therefore the Corporation maintained an elevated provision for loan losses. The portion of the allowance for loan losses allocated to loans collectively evaluated for impairment, commonly referred to as general reserves, increased during the year from $11.1 million to $11.8 million. General reserves at December 31, 2010, exceed the amount charged off during 2010 and represent 1.30% of loans collectively evaluated for impairment as of the end of the year. At December 31, 2009, general reserves were 1.26% of loans collectively evaluated for impairment.

The allowance for loan losses decreased as a percentage of nonperforming loans as the level of nonperforming loans increased during the year. Nonperforming loans are specifically evaluated for impairment. Also, Management commonly records partial charge-offs of the excess of the principal balance over the net realizable value of collateral for collateral dependent impaired loans.  As a result, the allowance for loan losses does not always change proportionately with changes in nonperforming loans.  Management partially charged off $3.0 million on loans identified as collateral- dependent impaired loans as of the end of the 2010.

ASSET QUALITY:

The following table presents various asset quality data for the years indicated:

	Years Ended December 31,
(In Thousands)	2010	2009	2008	2007	2006

Loans Past Due 30-89 Days	$5,475	$6,015	$8,728	$11,192	$1,499

Troubled Debt Restructured Loans	$7,157	$11,123	$-	$-	$-

Loans Past Due 90 Days or
More and Still Accruing Interest	$666	$496	$-	$-	$197
Non-accrual Loans	18,114	11,256	5,393	2,131	1,880
Total Non-Performing Loans	18,780	11,752	5,393	2,131	2,077
Other Real Estate Owned	4,000	360	1,211	-	-
Total Non-Performing Assets	$22,780	$12,112	$6,604	$2,131	$2,077

Ratios:
Total Non-Performing Loans/Total Loans	2.01%	1.19%	0.51%	0.22%	0.24
Total Non-Performing Loans/Total Assets	1.25	0.78	0.39	0.16	0.16
Total Non-Performing Assets/Total Assets	1.51	0.80	0.48	0.16	0.16

Interest income of $721 thousand, $365 thousand and $235 thousand would have been recognized during 2010, 2009 and 2008, respectively, if non-accrual loans had been current in accordance with their original terms. Interest income of $303 thousand and $204 thousand would have been recognized during 2010 and 2009 had troubled debt restructured loans been in accordance with their original terms. The amount of interest income that was recorded for non-accrual loans was $484 thousand and $374 thousand for 2010 and 2009. Interest income of $733 thousand and $422 thousand was recorded for 2010 and 2009 for troubled debt restructured loans.
Due to the continued weakness in the housing markets and economic environment during 2010, some borrowers have found it difficult to make their loan payments under contractual terms. In certain of these cases, the Corporation has chosen to grant concessions and modify certain loan terms for a limited period of time.
The following table presents the types of troubled debt restructured loans at December 31, 2010 and 2009.

	December 31,	Number of	December 31,	Number of
(Dollars in Thousands)	2010	Relationships	2009	Relationships
Residential Mortgage	$1,425	8	$4,186	17
Commercial Mortgage	5,152	4	6,937	2
Commercial Loans	580	3	-	-
Total	$7,157	15	$11,123	19

All commercial mortgage troubled debt restructured loans are considered and included in impaired loans at December 31, 2010 and had specific reserves of $268 thousand. At December 31, 2009, the commercial mortgage troubled debt restructured loans of $6.9 million are all considered and included in impaired loans with specific reserves of $293 thousand. All troubled debt restructured loans were paying in accordance with restructured terms as of December 31, 2010 and 2009.

The Corporation does not have any potential problem loans that causes Management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans.

The following table presents the types of impaired loans at December 31, 2010 and 2009. Impaired loans includes non-performing loans of $18.1 million and $11.3 million at December 31, 2010 and 2009, respectively. Impaired loans also includes commercial mortgage troubled debt restructured loans of $5.2 million at December 31, 2010 and $6.9 million at December 31, 2009.

	December 31,	Number of	December 31,	Number of
(Dollars in Thousands)	2010	Relationships	2009	Relationships
Residential Mortgage	$4,578	12	$2,479	8
Commercial Mortgage	15,642	14	21,382	10
Commercial Loans	2,330	7	5,426	12
Construction Loans	5,225	2	17,437	2
Consumer Loans	537	2
Home Equity Lines of Credit	85	1	85	1
Total	$28,397	38	$46,809	33
Specific Reserves,
Included in the
Allowance for Loan
Losses	$2,479		$2,064

CONTRACTUAL OBLIGATIONS: The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2010. Further discussion of these commitments is included in the Footnotes to the Consolidated Financial Statements noted below:

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Loan Commitments	$108,701	$-	$-	$-	$108,701
Long-Term Debt Obligations	3,000	6,126	3,000	12,000	24,126
Operating Lease Obligations	2,203	4,310	3,888	9,814	20,215
Capital Lease Obligations	258	886	1,089	7,230	9,463
Purchase Obligations	417	-	-	-	417
Total Contractual Obligations	$114,579	$11,322	$7,977	$29,044	$162,922
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

OFF-BALANCE SHEET ARRANGEMENTS:  The following table shows the amounts and expected maturities of significant commitments, consisting primarily of letters of credit, as of December 31, 2010. Further discussion of these commitments is included in Note 13 to the Consolidated Financial Statements:

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Financial Letters of Credit	$796	$-	$-	$-	$796
Performance Letters of Credit	2,518	-	-	-	2,518
Commercial Letters of Credit	3,815	110	275	-	4,200
Total Letters of Credit	$7,129	$110	$275	$-	$7,514

Commitments under standby letters of credit, both financial and performance, do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: The Corporation recorded total other income of $14.1 million in 2010, an increase of $317 thousand or 2 percent over 2009 levels. The increase in 2010 was attributable to increases in trust fees, service charges and income from loan sales, offset in part by impairment charges on several equity and trust preferred pooled securities. Trust fees totaling $9.9 million were realized in 2010, an increase of $473 thousand or 5 percent, over the levels in 2009. This increase is attributable to an increase in the market value of assets under administration, on which the investment management fees are based and higher margin business, partially offset by a reduction of certain fees earned on placement of funds in money market instruments, due to the reduced interest rate environment. The market value of assets under administration increased to $1.94 billion at December 31, 2010, compared to $1.86 billion at December 31, 2009, as the result of improving values in the equity markets as well as new business activity.
The Corporation recorded income from service charges and fees of $2.8 million in 2010, an increase of $326 thousand or 13 percent, over the levels in 2009. This increase is attributable to increased overdraft and NSF charges.
The Corporation recorded income of $863 thousand on the cash surrender value on Bank Owned Life Insurance (BOLI) policies in 2010, as compared to $886 thousand in 2009, a decrease of $23 thousand or 3 percent, primarily due to the lower interest rate environment during 2010.
Gain on loans sold at origination increased from $657 thousand in 2009 to $1.0 million in 2010, an increase of $384 thousand or 58 percent. More customers have been interested in longer-term, fixed-rate mortgages in the current low-rate environment. These mortgages have been sold rather than retained in portfolio for interest rate risk management purposes.
Other noninterest income of $329 thousand was realized in 2010 as compared to $286 thousand in 2009, an increase of $43 thousand or 15 percent. This is the result of an increase in the late fee income earned on loans offset in part by a loss realized on the sale of other real estate owned during 2010.
Net gains on sales of securities totaled $124 thousand and $69 thousand in 2010 and 2009, respectively. In the second half of 2010, the Corporation recorded two other-than-temporary non-cash impairment charges, $360 thousand on its equity portfolio and $581 thousand on three trust preferred pooled securities.

OPERATING EXPENSES: In 2010, operating expenses totaled $43.1 million, as compared to $42.3 million in 2009, an increase of $844 thousand, or 2 percent.
Salaries and benefits expense, which accounts for the largest portion of operating expenses, totaled $22.5 million in 2010, an increase of $652 thousand, or 3 percent, when compared to 2009. This increase is due, in part, to normal salary increases, increased benefit costs and increased commissions paid to mortgage originators on staff. As noted earlier, in 2010 the Corporation recorded higher income in 2010 on the sale of longer-term, fixed-rate mortgage loans, which were originated as a result of the efforts of our mortgage originators. At December 31, 2010, the Corporation's full-time equivalent staff was 284 compared with 281 at December 31, 2009.
Premises and equipment expense totaled $9.6 million in 2010 as compared to $8.8 million in 2009, an increase of $821 thousand, or 9 percent. This increase is attributable to the addition of a new corporate headquarters with higher operating expenses than the previous administration building. The Corporation also occupied two new offices in 2009, increasing occupancy expenses for 2010.
In 2010, the FDIC assessment expense decreased $987 thousand, or 30 percent, to $2.3 million from $3.3 million. The 2009 FDIC insurance expense included the industry-wide special FDIC insurance premium assessed in the second quarter of 2009. Additionally, the Bank’s quarterly assessments have declined in 2010.
Trust expense totaled $1.3 million in 2010, increasing $470 thousand, or 57 percent, over 2009 expense as the costs of a major system upgrade were recorded. The new system is expected to increase efficiencies in maintaining client information as well as increase capacity for additional services. Advertising expense totaled $691 thousand and $793 thousand in 2010 and 2009, respectively, a decline of $102 thousand or 13 percent, due to a general reduction in marketing efforts. Due to the installation of new telephone technology, expense for this line item increased $244 thousand, or 45 percent, over 2009. In addition, the Corporation recorded a provision for losses on other real estate owned of $640 thousand in 2009 associated with a contract for sale, while there was no such provision in 2010. The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.
The following table presents the major components of operating expenses:
(In Thousands)	2010	2009	2008
Salaries and Benefits	$22,529	$21,877	$20,586
Premises and Equipment	9,624	8,803	8,470
FDIC Assessment	2,322	3,309	563
Professional and Legal Fees	1,505	1,584	1,462
Trust Department	1,291	821	643
Advertising	691	793	1,151
Provision for ORE Losses	-	640	-
Telephone	787	543	471
Stationery and Supplies	450	512	479
Postage	357	376	363
Other Operating Expenses	3,554	3,008	3,097
Total Operating Expenses	$43,110	$42,266	$37,285

INCOME TAXES:  Income tax expense for the year ended December 31, 2010 was $3.2 million as compared to income tax expense of $3.1 million for the year ended December 31, 2009. The effective tax rate for the year ended December 31, 2010 was 29.66 percent compared to 30.00 percent for the year ended December 31, 2009.

RESULTS OF OPERATIONS 2009 COMPARED TO 2008: For the year ended December 31, 2009, the Corporation recorded net income of $7.1 million and diluted earnings per share, after the effect of the preferred dividend, of $0.64. These results compared to a net loss of $22.1 million and loss per diluted share of $2.53 for the year ended December 31, 2008. Per share results have been adjusted for the five percent stock dividend paid in August 2009. In 2009, these results produced a positive return on average assets of 0.49 percent and a positive return on average common shareholders’ equity of 6.26 percent as compared to a negative return on average assets of 1.62 percent and a negative return on average common shareholders’ equity of 20.74 percent in 2008.

The results for 2008 include other-than-temporary impairment charges on investment securities totaling $56.1 million, $36.5 million after taxes or $4.19 per diluted share, as adjusted for the 5 percent stock dividend paid in August 2009. For comparative purposes, the Corporation believes that comparing net income without considering the 2008 impairment charges on investment securities provides a better analysis of net income trends; therefore, net income available for common shareholders for 2009 declined $8.8 million or 61 percent when compared to net income for 2008, excluding the impairment charges. The 2009 period includes increases in the provision for loan losses, the industry-wide FDIC assessment and in other real estate owned expense, as well as dividends on preferred stock issued in January 2009, when compared to the 2008 period.
In 2009, on a fully tax-equivalent basis, net interest income rose to $49.4 million from $47.4 million in 2008, due to increased average earning assets. For the year ended December 31, 2009, average earning assets increased $88.7 million or 7 percent from average balances in 2008. Interest income on earning assets, on a fully tax-equivalent basis, declined $6.0 million to $67.0 million for 2009 as compared to 2008. Rates earned on earning assets declined 80 basis points in 2009 to 4.87 percent. Despite the growth in the Corporation’s earning assets, interest income declined in 2009 as compared to 2008, due to the lower rates earned on earning assets. Average interest-bearing liabilities for the year ended December 31, 2009, totaled $1.14 billion, reflecting an increase of $84.4 million or 8 percent from the average balance in 2008, while the average rate paid declined 88 basis points from rates paid in 2008. The decline in the average rate on interest-bearing liabilities was due to the overall decline in market rates in 2009 coupled with targeted growth of lower-costing deposits. The Corporation’s net interest margin declined ten basis points to 3.58 percent in 2009 from 3.68 percent in 2008.
The Corporation recorded other income for the year ended December 31, 2009, of $13.8 million as compared to other income, excluding impairment charges, of $14.9 million, in 2008. The decline was attributable to decreases in trust fees, BOLI income and net securities gains, offset in part by increases in service charges and other noninterest income.
In 2009, the Corporation realized trust fees totaling $9.4 million, a decline of $1.1 million, or almost 11 percent, over the levels in 2008. The market value of assets under administration, on which fees are generated, fell significantly during the first half of 2009 due to the recession. The market value of assets under administration improved in the second half of 2009, rising to almost $1.86 billion at December 31, 2009, as compared to $1.80 billion at year end 2008, and is due to the improving values in the equity markets and new business activity. Additionally, the decrease reflects the reduction of certain recurring fees earned on the placement of funds in money market instruments, due to the low interest rate environment in 2009, as well as a reduction in non-recurring fiduciary fees.
The Corporation recorded income on increased cash surrender value of Bank Owned Life Insurance (BOLI) policies of $886 thousand in 2009 as compared to $1.1 million in 2008, a decrease of $229 thousand or 21 percent, primarily due to the lower interest rate environment during 2009.
In 2009, other noninterest income of $943 thousand was realized as compared to $257 thousand in 2008, an increase of $686 thousand. This is the result of an increase in the income earned on the sale of mortgage loans at origination of $657 thousand from

$137 thousand in the same 2008 period. In addition, the Corporation recognized a pre-tax loss in 2009 of $13 thousand on the sale of non-banking related property compared to a pre-tax loss in 2008 of $153 thousand on the disposal of premises and equipment related to the relocation of the Shunpike Branch to Green Village Road and the closure of the New Vernon Branch.
The Corporation recorded operating expenses of $42.3 million in 2009 as compared to $37.3 million in 2008, an increase of $5.0 million or 13 percent. In 2009, salaries and benefits expense totaled $21.9 million, an increase of $1.3 million, or 6 percent, as compared to 2008. This increase was due, in part, to increased staff for two new branch locations and one new trust office, normal salary increases and increased health care costs, offset in part by reduced retirement costs. In addition, the Corporation paid increased commissions in 2009 to mortgage originators on staff. As noted earlier, the Corporation recorded higher income in 2009 on the sale of mortgage loans, which were originated as a result of the efforts of our mortgage originators. At December 31, 2009, the Corporation’s full-time equivalent staff was 281 compared with 278 at December 31, 2008.
In 2009, premises and equipment expense increased to $8.8 million from $8.5 million in 2008, an increase of $333 thousand, or 4 percent. The Corporation opened new branches in Piscataway, New Jersey, in late 2008 and Summit, New Jersey, in 2009, as well as a new Trust Office in Bethlehem, Pennsylvania, in 2009.
In 2009, there was a substantial, industry-wide increase in the FDIC assessment rates, resulting in a $2.7 million increase in the Corporation’s FDIC assessment expense over 2008 levels. Professional and legal fees increased $122 thousand or 8 percent, over levels for 2008, due in part to expenses related to increased delinquent loans and loan review, the lease on the new administration building and the subsequent partial redemption of the preferred stock as well as expenses associated with the enhanced dividend reinvestment plan.
In 2009, Trust expense rose $178 thousand or 28 percent to $821 thousand as compared to 2008, due in part to higher processing fees to maintain the trust customers’ accounts, offset in part by lower expenses to prepare customers’ tax returns. Due to a general reduction in marketing efforts, advertising expense totaled $793 thousand in 2009, a decline of $358 thousand or 31 percent, compared to 2008. The Corporation also recorded a provision for losses on OREO of $640 thousand in 2009 associated with a contract for sale, while there was no such provision in 2008.

CAPITAL RESOURCES:  A solid capital base provides the Corporation with the ability to support future growth and financial strength. Maintaining a strong capital position supports the Corporation’s goal of providing shareholders an attractive and stable long-term return on investment. Total shareholders’ equity decreased $1.8 million or 2 percent to $117.7 million at December 31, 2010 as compared with $119.5 million at December 31, 2009.
At December 31, 2010, the Corporation’s Tier 1 and total capital ratios were 12.91 percent and 14.16 percent, respectively. The Corporation’s capital leverage ratio was 7.96 percent at December 31, 2010. Management believes the Corporation’s capital ratios are adequate.

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
Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference. If the Corporation redeems the Preferred Stock and the Treasury still owns the Warrant, the Corporation could repurchase the Warrant from the Treasury for its fair market value. If the Corporation and the Treasury cannot agree on a repurchase price, the warrant will be sold by the Treasury in a public auction. Unless both the holder and the Corporation agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 150,296 shares if Common Stock being issued).

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
In February 2011, the Corporation received approval to repurchase an additional 25 percent of the preferred shares. On March 2, 2011, the Corporation repaid approximately $7.2 million to the Treasury, including accrued and unpaid dividends of approximately $17 thousand. As with the first redemption, this one was also not subject to additional conditions or stipulations from the Treasury. Accretion related to the preferred stock was accelerated and approximately $244 thousand was recorded as a reduction to retained earnings in the first quarter of 2011.

LIQUIDITY:  Liquidity refers to an institution’s ability to meet short-term requirements in the form of loan fundings, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments, securities available for sale, deposit inflows and loan repayments.
Management feels the Corporation’s liquidity position is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold and interest-earning deposits, totaled $62.7 million at December 31, 2010. In addition, the Corporation has $275.1 million in securities designated as available for sale. These securities can be sold in response to liquidity concerns. As of December 31, 2010, investment securities held to maturity and securities available for sale maturing within one year amounted to $14.6 million.
Another source of liquidity is borrowing capacity. The Corporation has a variety of sources of liquidity available, including short and long-term borrowings from the Federal Home Loan Bank of New York, short-term borrowings from the Federal Reserve Bank Discount Window, federal funds purchased from correspondent banks and loan participation or sales of loans. The Corporation also generates liquidity from the regular principal payments received on its loan portfolio and on its mortgage-backed security portfolio.

ASSET/LIABILITY MANAGEMENT: The Corporation’s Asset/Liability Committee (ALCO) is responsible for managing the exposure to changes in market interest rates and for establishing policies that monitor and coordinate its sources, uses and pricing of funds.

Management has sought to manage interest rate risk in order to control the exposure of earnings and capital to changes in interest rates. As part of the ongoing asset/liability management, Management currently uses the following strategies to manage interest rate risk:
•	Actively market adjustable-rate residential mortgage loans
•
Actively market commercial mortgage loans, which tend to have shorter terms and higher interest rates than residential mortgage loans, and which generate customer relationships that can result in higher non-interest bearing demand deposit accounts

•	Actively sell longer-term, fixed-rate mortgages in the current low rate environment
•	Actively market core deposit relationships, which are generally longer duration liabilities
•
Lengthen the weighted average maturity of liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of New York

•	Invest in shorter duration securities
•	Maintain high levels of capital
At this time, the Corporation is not engaged in hedging through the use of derivatives nor does it use interest rate caps and floors although these are options available to manage interest rate risk.
ALCO uses simulation modeling to analyze the Corporation’s net interest income sensitivity, as well as the Corporation’s net portfolio value sensitivity to movements in interest rates. The model is based on the actual maturity and repricing characteristics of rate sensitive assets and liabilities. The model incorporates certain assumptions, which management believes to be reasonable regarding the impact of changing interest rates and the prepayment assumptions of certain assets and liabilities as of December 31, 2010. The model assumes changes in interest rates without any proactive change in the balance sheet by management. In the model, the forecasted shape of the yield curve remains static as of December 31, 2010.
The simulation model is based on market interest rates and prepayment speeds prevalent in the market as of December 31, 2010. New interest earning asset and interest bearing liability originations and rate spreads are estimated using the Corporation’s budgeted originations for 2011.
In an immediate and sustained 200 basis point increase in market rates at December 31, 2010, net interest income for 2011 would decline approximately 5 percent and net interest income for 2012 would improve approximately 2 percent, compared to a flat interest rate scenario.

The table below shows the estimated changes in the Corporation’s net portfolio value (also known as economic value of portfolio equity) that would result from an immediate parallel change in the market interest rates at December 31, 2010.

	Estimated Increase/				NPV as a Percentage of
(Dollars in Thousands)	Decrease in NPV				Present Value of Assets (2)
Change In
Interest
Rates	Estimated				NPV	Increase/(Decrease)
(Basis Points)	NPV (1)	Amount	Percent		Ratio(3)	(basis points)
+300	$149,187	$(24,041)	(13.88	) %	10.50%	(85)
+200	160,340	(12,888)	(7.44)		11.00	(35)
+100	171,490	(1,738)	(1.00)		11.46	11
Flat interest rates	173,228	-	-		11.35	-
-100	168,708	(4,520)	(2.61)		10.90	(45)
-200	156,836	(16,392)	(9.46)		10.07	(128)
-300	142,344	(30,884)	(17.83)		9.14	(221)

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

PGB TRUST AND INVESTMENTS:  Since its inception in 1972, PGB Trust and Investments, a division of the Bank, has served in the roles of executor and trustee while providing investment management, custodial, tax, retirement and financial services to its growing client base. Officers from PGB Trust and Investments are available to provide investment services at the Corporate Headquarters in Bedminster and at five other locations, Clinton, Gladstone, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania.
The market value of assets under administration at December 31, 2010 was $1.94 billion. Fee income generated by PGB Trust Investments was $9.9 million, $9.4 million and $10.5 million in 2010, 2009 and 2008, respectively.

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
•	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	inability to successfully grow our business;
•	inability to manage our growth;
•	a continued or unexpected decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

•	higher than expected FDIC insurance premiums;
•	lack of liquidity to fund our various cash obligations;
•	repurchase of our preferred shares issued under the Treasury’s Capital Purchase Program which will impact net income available to our common shareholders and our earnings per share;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and

Trust Assets
(Market Value in Billions)
2006	$1.92
2007	$2.03
2008	$1.80
2009	$1.86
2010	$1.94

•	other unexpected material adverse changes in our operations or earnings.

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

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2010	2009	2008	2007	2006
Summary Earnings:
Interest Income	$60,922	$66,007	$71,917	$72,352	$67,267
Interest Expense	11,032	17,659	25,597	36,483	34,444
Net Interest Income	49,890	48,348	46,320	35,869	32,823
Provision for Loan Losses	10,000	9,700	2,400	750	414
Net Interest Income After Provision
For Loan Losses	39,890	38,648	43,920	35,119	32,409
Other Income, Exclusive of Securities
Gains/(Losses), Net	14,932	13,729	14,382	13,789	12,048
Securities Gains/(Losses), Net	124	69	483	254	(1,781)
Impairment Charges on Securities	(941)	-	(56,146)	-	-
Other Expenses	43,110	42,266	37,285	32,087	28,945
Income/(Loss) Before Income
Tax Expense	10,895	10,180	(34,646)	17,075	13,731
Income Tax Expense/(Benefit)	3,231	3,054	(12,586)	5,213	3,505
Net Income/(Loss)	7,664	7,126	(22,060)	11,862	10,226
Dividends on Preferred Stock and Accretion	1,686	1,493	-	-	-
Net Income/(Loss) Available to Common Shareholders	$5,978	$5,633	$(22,060)	$11,862	$10,226

Per Share Data: (Reflects a 5% Stock Dividend in 2009 Except for Cash Dividends Per Share)
Earnings/(Loss) Per Share-Basic	$0.68	$0.64	$(2.53)	$1.36	$1.18
Earnings/(Loss) Per Share-Diluted	0.68	0.64	(2.53)	1.35	1.16
Cash Dividends Declared	0.20	0.26	0.64	0.62	0.58
Book Value End-of-Period	11.03	10.57	9.64	12.32	11.95
Weighted Average Shares
Outstanding	8,784,655	8,715,419	8,707,327	8,714,234	8,681,637
Common Stock Equivalents (Dilutive)	366	50,838	-	73,241	107,199

Balance Sheet Data (at Period End):
Total Assets	$1,505,425	$1,512,353	$1,385,425	$1,346,976	$1,288,376
Investment Securities Held to Maturity	140,277	89,459	51,731	45,139	55,165
Securities Available for Sale	279,700	277,799	173,543	236,944	282,878
Total Loans	932,497	983,537	1,052,982	981,180	870,153
Allowance for Loan Losses	14,282	13,192	9,688	7,500	6,768
Total Deposits	1,351,546	1,349,669	1,237,888	1,180,267	1,144,736
Total Shareholders’ Equity	117,716	119,509	83,894	107,429	103,763
Trust Assets under Administration (Market Value)	1,940,404	1,856,229	1,804,629	2,028,232	1,924,954
Cash Dividends:
Common	1,757	2,199	5,304	5,150	4,794
Preferred	1,126	1,218	-	-	-

Selected Performance Ratios:
Return on Average Total Assets	0.52%	0.49%	(1.62	) %	0.90%	0.79%
Return on Average Common Shareholders’
Equity	6.26	6.26	(20.74)		11.12	10.10
Dividend Payout Ratio	29.39	39.05	(24.04)		43.42	46.88

Non-Interest Expenses to Average Assets	2.91	2.90	2.74		2.44	2.24
Non-Interest Income to Average Assets	0.95	0.95	(3.03)		1.07	0.80

Asset Quality Ratios (At Period End):	2010		2009		2008		2007		2006
Non-Performing Loans to Total Loans	2.01%		1.19%		0.51%		0.22%		0.24%
Non-Performing Assets to
Total Assets	1.51		0.80		0.48		0.16		0.16
Allowance for Loan Losses to
Non-Performing Loans	0.8	X	1.1	X	1.8	X	3.5	X	3.3	X
Allowance for Loan Losses to
Total Loans	1.53%		1.34%		0.92%		0.76%		0.78%
Net Charge-Offs to Average Loans Plus
Other Real Estate Owned	0.93		0.61		0.02		0.00		0.00

Liquidity and Capital Ratios:
Average Loans to Average Deposits	72.22%	78.74%	85.01%	78.22%	77.47%
Total Shareholders’ Equity to
Total Assets	7.82	7.90	6.06	7.98	8.05
Average Common Shareholders’ Equity to
Average Assets	6.43	6.17	7.81	8.12	7.84
Total Capital to Risk-Weighted Assets	14.16	13.71	10.05	15.91	16.31
Tier 1 Capital to Risk-Weighted Assets	12.91	12.45	9.11	14.92	15.33
Tier 1 Leverage Ratio	7.96	7.93	6.15	8.59	8.20

The following table sets forth certain unaudited quarterly financial data for the periods indicated:

Selected 2010 Quarterly Data:
(In Thousands, Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$15,791	$15,450	$14,974	$14,707
Interest Expense	3,243	2,963	2,612	2,214
Net Interest Income	12,548	12,487	12,362	12,493
Provision for Loan Losses	2,400	2,750	2,000	2,850
Trust Fees	2,364	2,686	2,254	2,598
Securities Gains/(Losses), Net	-	2	126	(4)
Impairment Charges	-	-	(360)	(581)
Other Income	1,108	1,098	1,203	1,621
Operating Expenses	10,530	11,005	10,886	10,689
Income Before Income Tax Expense	3,090	2,518	2,699	2,588
Income Tax Expense	965	762	793	711
Net Income	2,125	1,756	1,906	1,877
Dividends and Accretion on
Preferred Stock	710	324	326	326
Net Income Available to Common
Shareholders	$1,415	$1,432	$1,580	$1,551
Earnings Per Share-Basic	$0.16	$0.16	$0.18	$0.18
Earnings Per Share-Diluted	0.16	0.16	0.18	0.18

Dividends Per Share
(In Dollars)
2006	$0.58
2007	$0.62
2008	$0.64
2009	$0.26
2010	$0.20

Book Value Per Share
(In Dollars)
2006	$11.95
2007	$12.32
2008	$9.64
2009	$10.57
2010	$11.03

Selected 2009 Quarterly Data:
(In Thousands, Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$16,795	$16,709	$16,380	$16,123
Interest Expense	4,987	4,543	4,129	4,000
Net Interest Income	11,808	12,166	12,251	12,123
Provision for Loan Losses	2,000	2,000	2,750	2,950
Trust Fees	2,332	2,550	2,200	2,346
Securities Gains/(Losses), Net	5	108	(2)	(42)
Other Income	983	1,114	1,137	1,067
Operating Expenses	9,524	11,195	10,940	10,607
Income Before Income Tax Expense	3,604	2,743	1,896	1,937
Income Tax Expense	1,122	813	583	536
Net Income	2,482	1,930	1,313	1,401
Dividends and Accretion on
Preferred Stock	205	428	430	430
Net Income Available to Common
Shareholders	2,277	1,502	883	971
Earnings Per Share-Basic	$0.26	$0.17	$0.10	$0.11
Earnings Per Share-Diluted	0.26	0.17	0.10	0.11

Selected 2008 Quarterly Data:
(In Thousands, Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$18,345	$17,612	$17,912	$18,048
Interest Expense	7,831	6,195	5,759	5,812
Net Interest Income	10,514	11,417	12,153	12,236
Provision for Loan Losses	430	590	780	600
Trust Fees	2,485	2,665	2,489	2,899
Impairment Charges	-	-	-	(56,146)
Securities Gains, Net	310	69	104	-
Other Income	934	927	964	1,019
Operating Expenses	8,609	9,129	9,591	9,956
Income/(Loss) Before Income Tax Expense	5,204	5,359	5,339	(50,548)
Income Tax Expense/(Benefit)	1,741	1,780	1,822	(17,929)
Net Income/(Loss)	$3,463	$3,579	$3,517	$(32,619)
Earnings/(Loss) Per Share-Basic	$0.40	$0.41	$0.40	$(3.75)
Earnings/(Loss) Per Share-Diluted	0.39	0.41	0.40	(3.75)

COMMON STOCK PRICES (UNAUDITED)

The following table shows the 2010 and 2009 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock and the dividends declared each quarter.

			Dividends
			Declared
2010	High	Low	Per Share
1st Quarter	$15.87	$10.65	$0.05
2nd Quarter	16.57	11.64	0.05
3rd Quarter	13.59	10.60	0.05
4th Quarter	13.29	11.17	0.05

			Dividends
			Declared
2009	High	Low	Per Share
1st Quarter	$27.68	$11.22	$0.16
2nd Quarter	22.00	15.38	0.05
3rd Quarter	19.72	15.76	-	*
4th Quarter	16.05	11.03	0.05	*

The stock prices have been restated to reflect the 5 percent stock dividend declared June 18, 2009.

*  For the third quarter of 2009, the Board of Directors voted to change future dividend declaration dates to the month following the end of each quarter. This allowed the Board to declare dividends based upon the prior quarter’s financial performance. Thus, the $0.05 dividend declared in October 2009, was based on the third quarter’s financial performance.

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

Management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2010. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.  Based upon our assessment we believe that, as of December 31, 2010, the Corporation’s internal control over financial reporting is effective based upon those criteria.  The Corporation’s independent auditors have issued an audit report on the effective operation of the Corporation’s internal control over financial reporting.  This report begins on the next page.

/s/ Frank A. Kissel	/s/ Jeffrey J. Carfora
Frank A. Kissel	Jeffrey J. Carfora
Chairman of the Board and	Executive Vice President,
Chief Executive Officer	Chief Financial Officer and
Chief Accounting Officer

March 16, 2011

Crowe Horwath LLP
Independent Member Crowe Horwath International

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2010. We also have audited Peapack-Gladstone Financial Corporation’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles. Also in our opinion, Peapack-Gladstone Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal

/s/Crowe Horwath LLP
Crowe Horwath LLP

Livingston, New Jersey
March 16, 2011

CONSOLIDATED STATEMENTS OF CONDITION

	December 31,
(In Thousands, Except Share Data)	2010	2009
Assets
Cash and Due From Banks	$6,490	$7,864
Federal Funds Sold	100	201
Interest-Earning Deposits	56,097	71,907
Total Cash and Cash Equivalents	62,687	79,972
Investment Securities Held to Maturity (Fair
Value $138,438 in 2010 and $87,827 in 2009)	140,277	89,459
Securities Available for Sale	275,076	272,484
FHLB and FRB Stock, at cost	4,624	5,315
Loans	932,497	983,537
Less: Allowance for Loan Losses	14,282	13,192
Net Loans	918,215	970,345
Premises and Equipment	33,820	27,911
Other Real Estate Owned	4,000	360
Accrued Interest Receivable	4,231	4,444
Bank Owned Life Insurance	27,074	26,292
Deferred Tax Assets, net	25,725	23,522
Other Assets	9,696	12,249
Total Assets	$1,505,425	$1,512,353

Liabilities
Deposits:
Noninterest-Bearing Demand Deposits	$228,764	$216,127
Interest-Bearing Deposits:
Checking	290,322	255,058
Savings	80,799	73,866
Money Market Accounts	524,449	458,303
Certificates of Deposit $100,000 and over	79,311	147,138
Certificates of Deposit less than $100,000	147,901	199,177
Total Deposits	1,351,546	1,349,669
Federal Home Loan Bank Advances	24,126	36,499
Capital Lease Obligation	6,304	-
Accrued Expenses and Other Liabilities	5,733	6,676
Total Liabilities	1,387,709	1,392,844
Shareholders’ Equity
Preferred Stock (No Par Value; Authorized 500,000 Shares;
Issued 21,513 Shares at December 31, 2010 and 28,685 at
December 31, 2009; Liquidation Preference of $1,000 Per Share)	20,746	27,359
Common Stock (No Par Value; Stated Value $0.83
Per Share; Authorized 21,000,000 Shares;
Issued Shares, 9,199,038 at December 31, 2010 and 9,131,666
at December 31, 2009; Outstanding Shares, 8,790,860 at
December 31, 2010 and 8,723,488 at December 31, 2009)	7,650	7,593
Surplus	95,586	95,021
Treasury Stock at Cost (408,178 Shares at December 31, 2010
and 2009)	(8,988)	(8,988)
Retained Earnings	4,693	471
Accumulated Other Comprehensive Loss,
Net of Income Tax Benefit	(1,971)	(1,947)
Total Shareholders’ Equity	117,716	119,509
Total Liabilities and Shareholders’ Equity	$1,505,425	$1,512,353
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2010	2009	2008
Interest Income
Interest and Fees on Loans	$50,455	$54,978	$58,771
Interest on Investment Securities
Held to Maturity:
Taxable	2,037	1,383	2,166
Tax-Exempt	467	905	917
Interest and Dividends on Securities
Available for Sale:
Taxable	7,278	8,012	8,895
Tax-Exempt	535	639	916
Interest on Federal Funds Sold	1	-	116
Interest-Earning Deposits	149	90	136
Total Interest Income	60,922	66,007	71,917
Interest Expense
Interest on Checking Accounts	1,586	1,476	1,096
Interest on Savings and Money Market Accounts	3,908	4,830	8,504
Interest on Certificates of Deposit Over $100,000	1,620	4,331	6,094
Interest on Other Certificates of Deposit	2,666	5,654	8,232
Interest on Overnight and Short-Term Borrowings	-	2	217
Interest on Federal Home Loan Bank Advances	1,046	1,366	1,454
Interest on Capital Lease Obligation	206	-	-
Total Interest Expense	11,032	17,659	25,597
Net Interest Income Before Provision
For Loan Losses	49,890	48,348	46,320
Provision for Loan Losses	10,000	9,700	2,400
Net Interest Income After Provision
For Loan Losses	39,890	38,648	43,920
Other Income
Trust Fees	9,901	9,428	10,538
Service Charges and Fees	2,798	2,472	2,472
Bank Owned Life Insurance	863	886	1,115
Gain on Loans Sold	1,041	657	137
Other Income	329	286	120
Other-Than-Temporary Impairment:
Total Impairment Charges on Securities	(941)	-	(56,146)
Loss Recognized in Other Comprehensive Income	-	-	-
Net Impairment Loss Recognized in Earnings	(941)	-	(56,146)
Securities Gains, Net	124	69	483
Total Other Income	14,115	13,798	(41,281)
Operating Expenses
Salaries and Employee Benefits	22,529	21,877	20,586
Premises and Equipment	9,624	8,803	8,470
FDIC Insurance	2,322	3,309	563
Professional and Legal Fees	1,505	1,584	1,462
Other Expenses	7,130	6,693	6,204
Total Operating Expenses	43,110	42,266	37,285
Income/(Loss) Before Income Tax Expense	10,895	10,180	(34,646)
Income Tax Expense/(Benefit)	3,231	3,054	(12,586)
Net Income/(Loss)	7,664	7,126	(22,060)
Dividends on Preferred Stock and Accretion	1,686	1,493	-
Net Income/(Loss) Available to Common Shareholders	$5,978	$5,633	$(22,060)
Earnings/(Loss) Per Common Share
Basic	$0.68	$0.64	$(2.53)
Diluted	0.68	0.64	(2.53)
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(In Thousands, Except Per Share Data)	Preferred Stock	Common Stock	Surplus	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Total
Balance at January 1, 2008
8,719,710 Shares Outstanding	$-	$7,148	$90,677	$(6,255)	$21,750	$(5,891)	$107,429
Cumulative Effect Adjustment
resulting from the adoption of
ASC 715-60					(449)		(449)
Balance at January 1, 2008,
As adjusted	$-	$7,148	90,677	$(6,255)	$21,301	$(5,891)	$106,980

Comprehensive Loss:
Net Loss 2008					(22,060)		(22,060)
Unrealized Holding Losses on
Securities Arising During the
Period (Net of Income
Tax Benefit of $17,497)						(33,065)
Less: Reclassification
Adjustment for Losses
Included in Net Income
(Net of Income Tax Benefit
of $19,482)						(36,181)
Net Unrealized Holding
Gains on Securities Arising
During the Period (Net of
Income Tax Expense of $1,985)						3,116	3,116
Pension Costs (Net of Income Tax
Expense of $875)						1,267	1,267
Total Comprehensive Loss							(17,677)
Dividends Declared on Common
Stock ($0.64 per Share)					(5,307)		(5,307)
Common Stock Option Expense			347				347
Common Stock Options
Exercised and Related
Tax Benefits, 53,846 shares		42	1,145		3		1,190
Treasury Stock Transactions,
69,243 shares				(1,639)			(1,639)
Balance at December 31, 2008
8,704,313 Shares Outstanding	$-	$7,190	$92,169	$(7,894)	$(6,063)	$(1,508)	$83,894

(In Thousands, Except Per Share Data)	Preferred Stock	Common Stock	Surplus	Treasury Stock	Retained Earnings	Accumulated Comprehensive Other Income/(Loss)	Total
Comprehensive Income:
Net Income 2009					7,126		7,126
Unrealized Holding Gains on
Securities Arising During the
Period, Net of Amortization
(Net of Income Tax Expense
of $1,853)						2,706
Less: Reclassification
Adjustment for Gains
Included in Net Income (Net
of Income Tax Expense of $24)						45
Net Unrealized Holding Gains
on Securities Arising during
the Period (Net of Income Tax
Expense of $1,829)						2,661	2,661
Total Comprehensive Income							9,787
Gross Proceeds from Issuance
of Preferred Stocks and
Warrant, 28,685 shares	27,084		1,601				28,685
Accretion of Discount on
Preferred Stock	275				(275)		-
Costs Related to Issuance of
Preferred Stock			(112)				(112)
Cash Dividends Declared on
Common Stock
($0.26 per Share)					(2,199)		(2,199)
Common Stock Dividend,
5 Percent, 434,272 shares		346	(346)				-
Cash Dividends Declared on
Preferred Stock					(1,218)		(1,218)
Common Stock Option Expense			343				343
Common Stock Options
Exercised and Related Tax
Benefits, 63,921 shares		51	1,266				1,317
Issuance of Shares (Dividend
Reinvestment Program),
7,581 shares		6	100				106
Adjustment to Initially Apply
“Recognition and Presentation
Of Other-Than-Temporary
Impairments” under
ASC 320-10-65 (Net of Income
Tax Benefit of $1,669)					3,100	(3,100)	-
Increase in Treasury Shares
Associated with Common
Stock Options Exercised,
52,327 shares				(1,094)			(1,094)
Balance at December 31, 2009
8,723,488 Common Shares Outstanding	$27,359	$7,593	$95,021	$(8,988)	$471	$(1,947)	$119,509

(In Thousands, Except Per Share Data)	Preferred Stock	Common Stock	Surplus	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Total
Comprehensive Income:
Net Income 2010					7,664		7,664
Unrealized Holding Losses on
Securities Arising During the
Period, Net of Amortization
(Net of Income Tax Benefit
of $342)						(252)
Less: Reclassification
Adjustment for Losses
Included in Net Income (Net
of Income Tax Benefit of $286)						(228)
Net Unrealized Holding Losses
on Securities Arising during
the Period (Net of Income Tax
Benefit of $56)						(24)	(24)
Total Comprehensive Income							7,640
Issuance of Restricted Stock, 55,993 shares		47	(47)				-
Amortization of Restricted Stock			150				150
Redemption of Preferred Stock,
7,172 shares	(7,172)						(7,172)
Accretion of Discount on
Preferred Stock	559				(559)		-
Cash Dividends Declared on
Common Stock
($0.20 per Share)					(1,757)		(1,757)
Cash Dividends Declared on
Preferred Stock					(1,126)		(1,126)
Common Stock Option Expense			332				332
Sales of Shares (Dividend
Reinvestment Program), 11,379 shares		10	130				140
Balance at December 31, 2010
8,790,860 Common Shares Outstanding	$20,746	$7,650	$95,586	$(8,988)	$4,693	$(1,971)	$117,716
See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
(In Thousands)	2010	2009	2008
Operating Activities:
Net Income/(Loss)	$7,664	$7,126	$(22,060)
Adjustments to Reconcile Net (Loss)/Income to Net Cash
Provided By Operating Activities:
Depreciation	3,146	2,433	2,274
Amortization of Premium and Accretion of Discount on
Securities, Net	723	39	144
Amortization of Restricted Stock	150
Provision for Loan Losses	10,000	9,700	2,400
Provision for OREO	-	640	-
Stock-based Compensation Expense	332	343	347
Deferred Tax Benefit	(2,148)	(539)	(19,615)
Excess tax benefit from exercise of stock options	-	(292)	(289)
Impairment Charges on Securities	941	-	56,146
Gain on Sale of Securities, Net	(124)	(69)	(483)
Proceeds From Sales of Loans	74,347	51,027	12,340
Loans Originated for Sale	(73,306)	(50,370)	(12,203)
Gain on Loans Sold	(1,041)	(657)	(137)
Loss/(Gain) on OREO Sold	18	(16)	-
Loss on Disposal of Premises and Equipment	-	13	153
Increase in Cash Surrender Value of Life Insurance	(782)	(812)	(1,006)
Distribution of Pension Liability	-	-	(3,112)
Decrease/(Increase) in Accrued Interest Receivable	213	(327)	1,005
Decrease/(Increase) in Other Assets	2,556	(9,794)	(1,815)
Decrease in Accrued Expenses and Other Liabilities	(736)	(643)	(1,015)
Net Cash Provided by Operating Activities	21,953	7,802	13,074
Investing Activities:
Proceeds From Maturities of Investment Securities
Held to Maturity	23,111	20,572	13,216
Proceeds From Maturities of Securities Available for Sale	43,705	37,290	46,746
Proceeds From Calls of Investment Securities Held to Maturity	48,158	1,003	593
Proceeds From Sales and Calls of Securities Available for Sale	172,929	2,058	36,120
Purchase of Investment Securities Held to Maturity	(122,770)	(60,010)	(9,195)
Purchase of Securities Available for Sale, including FHLB
And FRB Stock	(219,474)	(133,475)	(82,545)
Purchase of Loans	(943)	-	-
Net Decrease/(Increase) in Loans	38,550	63,249	(73,738)
Proceeds From Sales of Other Real Estate	865	574	513
Purchases of Premises and Equipment	(2,958)	(3,423)	(3,159)
Proceeds from Disposal of Premises and Equipment	-	2	32
Purchase of Life Insurance	-	-	(5,000)
Net Cash Used in Investing Activities	(18,827)	(72,160)	(76,417)
Financing Activities:
Net Increase in Deposits	1,877	111,781	57,621
Net Decrease in Overnight Borrowings	-	(15,250)	(400)
Proceeds From FHLB Advances	-	-	12,000
Repayments of FHLB Advances	(12,373)	(3,249)	(1,421)
Gross Proceeds from Issuance of Preferred Stock and Warrants	-	28,685	-
Redemption of Preferred Stock	(7,172)	-	-
Issuance Costs of Preferred Stock	-	(112)	-
Dividends Paid on Preferred Stock	(1,126)	(1,218)	-
Dividends Paid on Common Stock	(1,757)	(3,525)	(5,307)
Tax Benefit on Stock Option Exercises	-	292	289
Exercise of Stock Options	-	1,025	902
Sale of Common Shares (Dividend Reinvestment Program)	140	106	-
Treasury Stock Transactions	-	(1,094)	(1,639)
Net Cash (Used in)/Provided by Financing Activities	(20,411)	117,441	62,045
Net (Decrease)/Increase in Cash and Cash Equivalents	(17,285)	53,083	(1,298)
Cash and Cash Equivalents at Beginning of Year	79,972	26,889	28,187
Cash and Cash Equivalents at End of Year	$62,687	$79,972	$26,889
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for:
Interest	$11,557	$19,090	$28,809
Income Taxes	5,164	5,098	8,987
Transfer of Securities from Available for Sale to Held to
Maturity	-	-	48,429
Transfer of Loans to Other Real Estate Owned	4,523	347	1,731
Acquisition of Leased Premises	6,097	-	-
See Accompanying Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Organization:  The consolidated financial statements of Peapack-Gladstone Financial Corporation (the “Corporation”) are prepared on the accrual basis and include the accounts of the Corporation and its wholly-owned subsidiary, Peapack-Gladstone Bank (“the Bank”). The consolidated statements also include the Bank’s wholly-owned subsidiary, Peapack-Gladstone Mortgage Group, Inc., which was liquidated into the Bank on December 31, 2010. During 2009, the Bank closed its subsidiary, Peapack-Gladstone Investment Company. While the following footnotes include the collective results of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank, these footnotes primarily reflect the Bank’s and its subsidiaries’ activities. All significant intercompany balances and transactions have been eliminated from the accompanying consolidated financial statements.
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
Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses and judgments about the other-than-temporary impairment of securities are particularly subject to change.
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
Interest-Earning Deposits in Other Financial Institutions: Interest-earning deposits in other financial institutions mature within one year and are carried at cost.
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
Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, Management considers the extent and duration of the unrealized loss and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) other-than-temporary impairment related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.
Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) Stock:  The Bank is a member of the FHLB system. Members are required to own a certain amount of stock, based on the level of borrowings and other factors. FHLB stock is carried at cost, classified as a restricted security and periodically evaluated for impairment based on ultimate recovery of par value. Cash dividends are reported as income.
The Bank is also a member of the Federal Reserve Bank and required to own a certain amount of stock. FRB stock is carried at cost and classified as a restricted security. Cash dividends are reported as income.
Loans Held for Sale:  Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors.  Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.
Mortgage loans held for sale are generally sold with servicing rights released; therefore, no servicing rights are recorded. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.
Loans:  Loans are stated at the principal amount outstanding. Interest on loans is recognized based upon the principal amount outstanding. Loans are stated at face value, less unearned income and net deferred fees. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment, on a level-yield method, to the loan’s yield. The definition of recorded investment in loans includes accrued interest receivable, however, for the Corporation’s loan disclosures, accrued interest was excluded as the impact was not material.
Loans are considered past due when they are not paid in accordance with contractual terms. The accrual of income on loans, including impaired loans, is discontinued if, in the opinion of Management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past 90 days or more and collateral, if any, is insufficient to cover principal and interest. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. A non-accrual loan is returned to accrual status only when interest and principal payments are brought current and future payments are reasonably assured. Commercial loans are generally charged off after an analysis is completed which indicates that collectability of the full principal balance is in doubt. Consumer loans are generally charged off after they become 120 days past due. Subsequent payments are credited to income only if collection of principal is not in doubt. If principal and interest payments are brought contractually current and future collectability is reasonably assured, loans are returned to accrual status. Mortgage loans are generally charged off when the value of the underlying collateral does not cover the outstanding principal balance. The majority of the Corporation’s loans are secured by real estate in the State of New Jersey.
Allowance for Loan Losses:  The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when Management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in Management’s judgment, should be charged off.
The allowance consists of specific and general components. The specific component of the allowance relates to loans that are individually classified as impaired.
A loan is impaired when, based on current information and events, it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and are evaluated for impairment. Factors considered by Management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
All loans are individually evaluated for impairment when loans are classified as substandard by Management. If a loan is considered impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral less estimated disposition costs if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment while they are performing assets. If and when a residential mortgage is placed on nonaccrual status and in the process of collection, such as through a foreclosure action then they are evaluated for impairment on an individual basis and the loan is reported, net, at the fair value of the collateral less estimated disposition costs.
A troubled debt restructuring is a renegotiated loan with concessions made by the lender to a borrower who is experiencing financial difficulty. Troubled debt restructurings are separately identified for impairment and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral, less estimated disposition costs.  For troubled debt restructurings that subsequently default, the Corporation determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.
The general component of the allowance covers non-impaired loans and is based primarily on the Bank’s historical loss experience adjusted for current factors.  The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Corporation on a weighted average basis over the previous two years.  This actual loss experience is adjusted by other qualitative factors based on the risks present for each portfolio segment.  These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.
In determining an appropriate amount for the allowance, the Bank segments and evaluates the loan portfolio based on Federal call report codes. The following portfolio segments have been identified (all amounts as of December 31, 2010):
a)
Primary Residential Mortgage – The Bank had $433.0 million of loans secured by primary residential mortgages of which $416.7 million were conventional 1-4 family residential mortgage loans and the balance were either commercial loans or other consumer purpose loan secured by a mortgage. The Bank retains in its portfolio most conventional mortgage loans that have maturities of 15 years or less and sells all loans with maturities greater than 15 years. The Bank does not engage in sub-prime lending.

b)	Home Equity Lines of Credit – The Bank had $45.8 million outstanding under home equity lines of credit, representing approximately 40 percent of the aggregate committed line amounts of $115.0 million.
c)
Junior Lien Loan on Residence – There were $15.4 million of loans secured by junior liens on residences of which 78.5 percent were for consumer purposes and the remaining 21.5 percent were for commercial business purposes.

d)	Multifamily Property – The Bank had $41.0 million of loans secured by apartment buildings.
e)
Owner Occupied Commercial Real Estate – The Bank had $117.7 million of loans secured by primary commercial mortgages where the borrower used all or a majority of the property to conduct its own business or the business of a related entity.

f)
Investment Commercial Real Estate – The Bank had $215.6 million of loans secured by primary commercial mortgages where all or most of the property was not being used by the borrower or a related entity. These properties consist of office buildings, retail stores, warehouses and mixed-use properties.

g)	Commercial and Industrial – There were $27.8 million of loans to business entities which were secured by the assets of the business.
h)
Commercial Construction – The Bank had $25.4 million of construction loans for the development of commercial projects such as office buildings, retail shopping centers and apartments. There were unfunded commitments of $1.3 million still remaining.

i)	Consumer and Other – The Bank had $10.7 million of consumer loans, loans to government entities and loans to not-for-profit entities.
Premises and Equipment:  Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation charges are computed using the straight-line method. Equipment and other fixed assets are depreciated over the estimated useful lives, which range from three to ten years. Premises are depreciated over the estimated useful life of 40 years, while leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease. Expenditures for maintenance and repairs are expensed as incurred. The cost of major renewals and improvements are capitalized. Gains or losses realized on routine dispositions are recorded as other income or other expense.
Other Real Estate Owned:  Other real estate owned is initially carried at fair value, based on an independent appraisal, less costs to sell. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Any subsequent write-downs that may be required to the carrying value of the properties or losses on the sale of properties are charged to the provision for other real estate owned and to operating expense. Operating costs after acquisition are expensed.
Bank Owned Life Insurance (BOLI):  The Bank has purchased life insurance policies on certain key executives. BOLI is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.
Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.  Instruments, such as standby letters of credit, that are considered financial guarantees are recorded at fair value at inception.
Income Taxes:  The Corporation files a consolidated Federal income tax return. Separate state income tax returns are filed for each subsidiary based on current laws and regulations.
The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the enacted tax rates. Such tax assets and liabilities are adjusted for the effect of a change in tax rates in the period of enactment.
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
The Corporation is no longer subject to examination by the U.S. Federal tax authorities for years prior to 2007 or by New Jersey tax authorities for years prior to 2006. In 2008, the Corporation was audited by the U.S. Federal tax authorities for the 2006 tax year. No changes to the tax return were made.
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
Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees and non-employee directors, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Corporation’s common stock at the date of grant is used for restricted stock awards. Compensation expense is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation expense is recognized on a straight-line basis over the requisite service period for the entire award. The stock options granted under these plans are exercisable at a price equal to the fair market value of common stock on the date of grant and expire not more than ten years after the date of grant.
Earnings Per Share:  In calculating earnings per share, there are no adjustments to net income available to common shareholders, which is the numerator of both the Basic and Diluted EPS. The weighted average number of shares outstanding used in the denominator for Diluted EPS is increased over the denominator used for Basic EPS by the effect of potentially dilutive common stock equivalents utilizing the treasury stock method. Common stock options outstanding are common stock equivalents, while restricted stock is considered issued and outstanding when granted. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.
The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2010, 2009 and 2008:

(In Thousands Except Per Share Data)	2010	2009	2008
Net Income/(Loss) Available to Common
Shareholders	$5,978	$5,633	$(22,060)
Basic Weighted Average Shares Outstanding	8,784,655	8,715,419	8,707,327
Plus: Common Stock Equivalents	366	50,838	-
Diluted Weighted Average Shares Outstanding	8,785,021	8,766,257	8,707,327
Earnings/(Loss) Per Share:
Basic	$0.68	$0.64	$(2.53)
Diluted	0.68	0.64	(2.53)

Stock options averaging 583,665, 478,901 and 396,153 shares were not considered in computing diluted earnings per share for 2010, 2009 and 2008, respectively, because they were antidilutive. The warrant issued to the U.S. Treasury for 150,296 common shares was also not considered in computing diluted earnings per share for 2010 and 2009 because it was antidilutive.
Loss Contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the financial statements.
Restrictions on Cash:  Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements.
Comprehensive Income:  Comprehensive income consists of net income and the change during the period in net unrealized gains or losses on securities available for sale, net of tax, and the change in the pension benefit obligation, net of tax. It is presented in the consolidated statements of changes in shareholders’ equity.
Equity:  Stock dividends in excess of 20 percent are reported by transferring the par value of the stock issued from retained earnings to common stock. Stock dividends for 20 percent or less are reported by transferring the fair value, as of the ex-dividend date, of the stock issued from retained earnings to common stock and additional paid-in capital. Fractional share amounts are paid in cash with a reduction in retained earnings. On June 18, 2009, a five percent stock dividend was declared. All prior share information has been restated for the stock dividend. Treasury stock is carried at cost.
Reclassification:  Certain reclassifications have been made in the prior periods’ financial statements in order to conform to the 2010 presentation.
New Accounting Policies: ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures About Fair Value Measurements,” requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the statement of financial position and (ii) companies should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. The disclosures related to the gross presentation of purchases, sales, issuances and settlements of assets and liabilities included in Level 3 of the fair value hierarchy will be required for the Corporation beginning January 1, 2011. The remaining disclosure requirements and clarifications made by ASU 2010-06 became effective for the Corporation on January 1, 2010.
ASU No. 2010-11, “Derivatives and Hedging (Topic 815) – Scope Exception Related to Embedded Credit Derivatives,” clarifies that the only form of an embedded credit derivative that is exempt from embedded derivative bifurcation requirements are those that relate to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. The provisions of ASU 2010-11 became effective for the Corporation on July 1, 2010 and did not have a significant impact on the Corporation’s financial statements.
ASU No. 2010-20, “Receivables (Topic 310) – Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses,” requires entities to provide disclosures designed to facilitate financial statement users’ evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowance for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and class of financing receivable, which is generally a disaggregation of portfolio segment. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. ASU 2010-20 became effective for the Corporation’s financial statements as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period will be required for the Corporation’s financial statements that include periods beginning on or after January 1, 2011. ASU 2011-01, “Receivables (Topic 310) – Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20,” temporarily deferred the effective date for disclosures related to troubled debt restructurings to coincide with the effective date of a proposed accounting standards update related to troubled debt restructurings, which is currently expected to be effective for periods ending after June 15, 2011.

2.  INVESTMENT SECURITIES HELD TO MATURITY

A summary of amortized cost and approximate fair value of investment securities held to maturity included in the Consolidated Statements of Condition as of December 31, 2010 and 2009 follows:

	2010
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government Sponsored
Entities	$45,485	$11	$(790)	$44,706
Mortgage-Backed Securities -
Residential	67,745	921	(494)	68,172
State and Political Subdivisions	17,671	184	(31)	17,824
Trust Preferred Pooled Securities	9,376	-	(1,640)	7,736
Total	$140,277	$1,116	$(2,955)	$138,438

	2009
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government Sponsored
Entities	$16,200	$13	$(117)	$16,096
Mortgage-Backed Securities -
Residential	42,538	325	(18)	42,845
State and Political Subdivisions	20,646	361	-	21,007
Trust Preferred Pooled Securities	10,075	-	(2,196)	7,879
Total	$89,459	$699	$(2,331)	$87,827

The amortized cost and approximate fair value of investment securities held to maturity as of December 31, 2010, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.  Securities not due at a single maturity date, mortgage-backed securities, are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$13,193	$13,210
After One Year Through Five Years	4,478	4,613
After Five Years Through Ten Years	23,816	23,407
After Ten Years	21,669	21,300
	63,156	62,530
Mortgage-Backed Securities - Residential	67,745	68,172
Trust Preferred Pooled Securities	9,376	7,736
Total	$140,277	$138,438

Securities held to maturity having an approximate carrying value of $12.7 million and $12.2 million as of December 31, 2010 and 2009, respectively, were pledged to secure public funds and for other purposes required or permitted by law.
The trust preferred pooled securities within the Corporation’s held to maturity investment portfolio are collateralized by trust preferred securities issued primarily by individual bank holding companies, but also by insurance companies and real estate investment trusts.  There has been little or no active trading in these securities for several years; therefore the Corporation believes in most cases it is more appropriate to estimate fair value using discounted cash flow analysis.  As of December 31, 2008, to estimate fair value, and determine whether the securities were other-than-temporarily impaired, the Corporation retained and worked with a third party to review the issuers (the collateral) underlying each of the securities.  Among the factors analyzed were the issuers’ profitability, credit quality, asset mix, capital adequacy, leverage and liquidity position, as well as an overall assessment of credit, profitability and capital trends within the portfolio’s issuer universe.  These factors provided an assessment of the portion of the collateral of each security which was likely to default in future periods.  The cash flows associated with the collateral likely to default, together with the cash flows associated with collateral which had already deferred or defaulted, were then eliminated.  In addition, the Corporation assumed constant rates of default in excess of those based upon the historic performance of the underlying collateral.  The resulting cash flows were then discounted to the current period to determine fair value for each security.  The discount rate utilized was based on a risk-free rate (LIBOR) plus spreads appropriate for the product, which include consideration of liquidity and credit uncertainty.
Each quarter during 2010 and 2009, to periodically assess the credit assumptions and related input data that could affect the fair value of each security, Management compared actual deferrals and defaults to the assumed deferrals and defaults included in the valuation model.
As of December 31, 2010 and 2009, the Corporation again worked with a third party to model the securities and review its valuation.  The modeling process and related assumptions were similar to the process and related assumptions employed as of December 31, 2008.  In 2010, as a result of this process additional impairment charges of $581 thousand were recorded on three trust preferred pooled securities for the year ended December 31, 2010, while no additional impairment charges were recorded for the year ended December 31, 2009.
Further significant downturns in the real estate markets and/or the economy could cause additional issuers to defer paying dividends on these securities and/or ultimately default. Such occurrences, if beyond those assumed in the current valuation, could cause an additional write-down of the portfolio, with a negative impact on earnings; however, the Corporation has already recorded a substantial write-down of its trust preferred pooled securities portfolio. We do not expect that an additional write-down would have a material effect on the cash flows from the securities or on our liquidity position.
At December 31, 2010, other-than-temporary impairment recognized in accumulated other comprehensive income totaled $3.1 million.

The following table presents the Corporation’s investment securities held to maturity with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2010 and 2009.

			2010
			Duration of Unrecognized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
U.S. Government-Sponsored
Entities	$39,707	$(790)	$-	$-	$39,707	$(790)
Mortgage-Backed Securities -
Residential	32,553	(494)	-	-	32,553	(494)
State and Political Subdivisions	9,667	(31)	-	-	9,667	(31)
Trust Preferred Pooled Securities	-	-	1,782	(1,640)	1,782	(1,640)
Total	$81,927	$(1,315)	$1,782	$(1,640)	$83,709	$(2,955)

			2009
			Duration of Unrecognized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
U.S. Government-Sponsored
Entities	$11,084	$(117)	$-	$-	$11,084	$(117)
Mortgage-Backed Securities -
Residential	9,633	(16)	19	(2)	9,652	(18)
Trust Preferred Pooled Securities	1,258	(2,196)	-	-	1,258	(2,196)
Total	$21,975	$(2,329)	$19	$(2)	$21,994	$(2,331)

Management has determined that any unrecognized losses on the securities held to maturity at December 31, 2010, are temporary and due to interest rate fluctuations and/or volatile market conditions, rather than the creditworthiness of the issuers.  The Corporation monitors creditworthiness of issuers periodically, including issuers of trust preferred securities on a quarterly basis.  The Corporation does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery. All mortgage-backed securities were issued by U.S. government-sponsored agencies.

The table below presents a rollforward for the periods ended December 31, 2010 and 2009 of the credit losses recognized in earnings:

	Trust Preferred Securities
(In Thousands)	2010	2009
Beginning Balance, January 1,	$50,492	$55,262
Adjustment to Initially Apply “Recognition and
Presentation of Other-Than-Temporary
Impairments” Under ASC 320-10-65	-	(4,770)
	50,492	50,492
Additions to Credit Losses on Securities for
Which no Previous Other-Than-Temporary
Impairment was Recognized	-	-
Increases to Credit Losses on Securities for
Which Other-Than-Temporary Impairment
Was Previously Recognized	581	-
Reductions for Previous Credit Losses Realized
On Securities Sold During the Period	-	-
Reductions for Previous Credit Losses Related
To Securities the Company Now Intends to Sell
Or Will be More Likely Than Not Required
To Sell	-	-
Reductions for Previous Credit Losses Due to an
Increase in Cash Flows Expected to be Collected	-	-
Ending Balance, December 31,	$51,073	$50,492

3. INVESTMENT SECURITIES AVAILABLE FOR SALE
A summary of amortized cost and approximate fair value of investment securities available for sale included in the Consolidated Statements of Condition as of December 31, 2010 and 2009 follows:

		2010
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury and U.S. Government Sponsored
Entities	$50,926	$209	$-	$51,135
Mortgage-Backed Securities -
Residential	199,099	4,179	(1,188)	202,090
State and Political Subdivisions	16,418	243	(48)	16,613
Other Securities	5,499	-	(999)	4,500
Marketable Equity Securities	680	58	-	738
Total	$272,622	$4,689	$(2,235)	$275,076

		2009
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government Sponsored
Entities	129,748	353	(117)	129,984
Mortgage-Backed Securities -
Residential	113,926	4,114	(576)	117,464
State and Political Subdivisions	18,830	304	(61)	19,073
Other Securities	3,998	-	(952)	3,046
Marketable Equity Securities	3,296	80	(459)	2,917
Total	$269,798	$4,851	$(2,165)	$272,484

The amortized cost and approximate fair value of investment securities available for sale as of December 31, 2010, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.  Securities not due at a single maturity, such as mortgage-backed securities, marketable equity securities and the CRA Investment Fund (included in other securities), are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$1,357	$1,377
After One Year Through Five Years	50,777	50,982
After Five Years Through Ten Years	4,275	4,445
After Ten Years	14,934	13,945
	71,343	70,749
Mortgage-Backed Securities - Residential	199,099	202,090
CRA Investment Fund	1,500	1,499
Marketable Equity Securities	680	738
Total	$272,622	$275,076

Securities available for sale having an approximate carrying value of $17.7 million and $24.7 million as of December 31, 2010 and December 31, 2009, respectively, were pledged to secure public funds and for other purposes required or permitted by law.
Proceeds on sales of securities totaled $10.3 million, $658 thousand and $7.6 million in 2010, 2009 and 2008, respectively. Gross gains on sales of securities of $224 thousand, $144 thousand and $609 thousand and gross losses on sales of securities of $100 thousand, $75 thousand and $117 thousand were realized in 2010, 2009 and 2008, respectively. There were no non-monetary exchanges in 2010 and 2009 but in 2008, the Corporation recognized $9 thousand in losses on the non-monetary exchange of equity securities. In 2010, the Corporation recognized a non-cash charge of $360 thousand related to an other-than-temporary impairment charge for seven equity securities with a cost of $1.1 million and in 2008, recognized a non-cash charge of $884 thousand related to an other-than-temporary impairment charge for one corporate bond and four equity securities with a cost of $1.3 million.  No other-than-temporary impairment charges were recognized in 2009.
The following table presents the Corporation’s available for sale securities with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2010 and 2009.

			2010
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities -
Residential	$102,695	$(984)	$2,211	$(204)	$104,906	$(1,188)
State and Political Subdivisions	777	(14)	446	(34)	1,223	(48)
Other Securities	1,499	(1)	3,001	(998)	4,500	(999)
Total	$104,971	$(999)	$5,658	$(1,236)	$110,629	$(2,235)

			2009
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
U.S. Government-Sponsored
Entities	$34,170	$(117)	$-	$-	$34,170	$(117)
Mortgage-Backed Securities -
Residential	5,388	(69)	7,118	(507)	12,506	(576)
State and Political Subdivisions	980	(6)	720	(55)	1,700	(61)
Other Securities	-	-	2,046	(952)	2,046	(952)
Marketable Equity Securities	-	-	1,508	(459)	1,508	(459)
Total	$40,538	$(192)	$11,392	$(1,973)	$51,930	$(2,165)

Management believes that the unrealized losses on investment securities available for sale are temporary and due to interest rate fluctuations and/or volatile market conditions rather than the creditworthiness of the issuers.  The Corporation does not intend to sell these securities nor is it likely that it will be required to sell the securities before their anticipated recovery; however, Management also closely monitors market conditions and may sell the securities if it determines it would be beneficial to do so.
At December 31, 2010, the unrealized loss on the other securities is related to two single-issuer trust preferred securities. The largest portion of the unrealized loss, $908 thousand, is related to a security issued by a large bank holding company that has experienced declines in all its securities due to the turmoil in the financial markets and a merger. The security continues to be rated investment grade by Moody’s. Additionally, at December 31, 2010, the fair value of this security has improved from the fair value at

December 31, 2009. It is not considered other-than-temporarily impaired. The other trust preferred security was issued by a large community bank that recorded a profit in its most recent reporting period and was considered well capitalized. It was determined that the credit risk associated with this security is minimal and that the unrealized loss is due to its type, as trust preferred securities remain out of favor with investors.

4.  LOANS

Loans outstanding, by general ledger classification, as of December 31, consisted of the following:

		% of Total		% of Total
(In Thousands)	2010	Loans	2009	Loans
Residential Mortgage	$419,653	45.0%	$452,641	46.0%
Commercial Mortgage	288,183	30.9	279,595	28.4
Commercial Loans	131,408	14.1	120,554	12.3
Construction Loans	25,367	2.7	64,816	6.6
Home Equity Lines of Credit	45,775	4.9	38,728	3.9
Consumer Loans, Including
Fixed Rate Home Equity Loans	20,622	2.2	25,638	2.6
Other Loans	1,489	0.2	1,565	0.2
Total Loans	$932,497	100.0%	$983,537	100.0%

Included in residential mortgage loans in the table above are $3.1 million and $3.7 million of residential real estate loans held for sale as of December 31, 2010 and 2009, respectively. Also, included in the totals above for December 31, 2010 are $1.4 million of unamortized discount and $2.3 million of deferred origination costs net of deferred origination fees as compared to $2.0 million of unamortized discount and $2.5 million of deferred origination costs net of deferred origination fees for December 31, 2009.

In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates.  These loans are subject to the Corporation’s normal lending policy and Federal Reserve Bank Regulation O.

The following table shows the changes in loans to officers, directors or their associates:

(In Thousands)	2010	2009
Balance, Beginning of Year	$3,192	$3,798
New Loans	1,638	940
Repayments	(3,438)	(1,387)
Loans With Individuals No Longer Considered
Related Parties	(209)	(159)
Balance, At End of Year	$1,183	$3,192

A summary of changes in the allowance for loan losses for the years indicated follows:

	Years Ended December 31,
(In Thousands)	2010	2009	2008
Balance, Beginning of Year	$13,192	$9,688	$7,500
Provision Charged to Expense	10,000	9,700	2,400
Loans Charged-Off	(9,166)	(6,277)	(239)
Recoveries	256	81	27
Balance, End of Year	$14,282	$13,192	$9,688

The following table presents the loan balances by portfolio segment, based on impairment method, and the corresponding balances in the allowance for loan losses as of December 31, 2010:

(In Thousands)	Total Loans Individually Evaluated for Impairment	Ending ALLL Attributable to Loans Individually Evaluated for Impairment	Total Loans Collectively Evaluated for Impairment	Ending ALLL Attributable to Loans Collectively Evaluated for Impairment	Total Loans	Total Ending ALLL
Primary
Residential
Mortgage	4,578	$-	$428,466	$1,502	$433,044	$1,502
Home Equity Lines
of Credit	85	-	45,730	160	45,815	160
Junior Lien Loan
On Residence	537	-	14,981	228	15,518	228
Multifamily
Property	691	26	40,327	277	41,018	303
Owner-Occupied
Commercial
Real Estate	3,051	504	114,634	2,740	117,685	3,244
Investment Commercial
Real Estate	11,900	1,141	203,692	3,151	215,592	4,292
Commercial and
Industrial	2,330	308	25,448	2,411	27,778	2,719
Commercial
Construction	5,225	500	20,149	746	25,374	1,246
Consumer and
Other	-	-	10,673	66	10,673	66
Unallocated	-	-	-	522	-	522
Total ALLL	28,397	$2,479	$904,100	$11,803	$932,497	$14,282

Impaired loans consisted of the following at December 31,

(In Thousands)	2010	2009
Loans with no Allocated Allowance for Loan Losses	$5,200	$34,333
Loans with Allocated Allowance for Loan Losses	23,197	12,476
Total	$28,397	$46,809
Amount of the Allowance for Loan Losses Allocated	$2,479	$2,064

The following table presents the types of impaired loans at December 31,

		Number of		Number of
(Dollars in Thousands)	2010	Relationships	2009	Relationships
Residential Mortgage	$4,578	12	$2,479	8
Commercial Mortgage	15,642	14	21,382	10
Commercial Loans	2,330	7	5,426	12
Construction Loans	5,225	2	17,437	2
Consumer Loans	537	2
Home Equity Lines of Credit	85	1	85	1
Total	$28,397	38	$46,809	33

Impaired loans include non-accrual loans of $18.1 million at December 31, 2010 and $11.3 million at December 31, 2009. Impaired loans also includes commercial mortgage troubled debt restructured loans of $5.2 million at December 31, 2010 and $6.9 million at December 31, 2009.  As of December 31, 2010, impaired loans totaling $5.2 million have no specific reserves, while impaired loans totaling $23.2 million have specific reserves of $2.5 million.
At December 31, 2010, $28.4 million of the $41.9 million of loans classified as substandard were also considered impaired as compared to December 31, 2009, when all $46.8 million of substandard loans were considered impaired.

The following information is presented for loans classified as impaired for the years ended December 31,

(In Thousands)	2010	2009	2008
Average of Individually Impaired Loans During Year	$21,469	$23,646	$7,574
Interest Income Recognized During Impairment	822	1,116	419
Cash-Basis Interest Income Recognized	822	1,116	419

The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2010:

	Unpaid
	Principal	Recorded	Specific
(In Thousands)	Balance	Investment	Reserves
With No Related Allowance Recorded:
Primary Residential Mortgage	$5,080	$4,578	$-
Home Equity Lines of Credit	100	85	-
Junior Lien Loan on Residence	660	537	-
Consumer and Other Loans	-	-	-
Total Loans with No Related Allowance	$5,840	$5,200	$-

With Related Allowance Recorded:
Multifamily Property	713	691	26
Owner-Occupied Commercial Real Estate	1,773	3,051	505
Investment Commercial Real Estate	11,900	11,900	1,141
Commercial and Industrial	3,007	2,330	307
Commercial Construction	8,199	5,225	500
Total Loans with Related Allowance	$25,592	$23,197	$2,479
Total Loans Individually Evaluated for
Impairment	$31,432	$28,397	$2,479

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2010:

(In Thousands)	Nonaccrual	Loans Past Due Over 90 Days And Still Accruing Interest
Residential Mortgage	$4,578	$-
Commercial Mortgage	6,339	666
Commercial Loans	1,750	-
Construction Loans	5,225	-
Home Equity Lines of Credit	85	-
Consumer Loans	137	-
Total	$18,114	$666
Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following table presents the aging of the recorded investment in past due loans as of December 31, 2010 by class of loans, excluding nonaccrual loans:

	30-59	60-89	Greater Than
	Days	Days	90 Days	Total
(In Thousands)	Past Due	Past Due	Past Due	Past Due
Residential Mortgage	$3,490	$162	$-	$3,652
Commercial Mortgage	1,548	-	666	2,214
Commercial Loans	274	-	-	274
Construction Loans	-	-	-	-
Home Equity Lines of Credit	-	-	-	-
Consumer Loans	1	-	-	1
Total	$5,313	$162	$666	$6,141

The following table presents the types of troubled debt restructured loans at December 31, 2010 and 2009.  The commercial mortgage troubled debt restructured loans of $5.2 million at December 31, 2010 are all considered and included in impaired loans at December 31, 2010.  Troubled debt restructured loans were paying in accordance with restructured terms as of December 31, 2010.

		Number of		Number of
(Dollars in Thousands)	2010	Relationships	2009	Relationships
Residential Mortgage	$1,425	8	$4,186	17
Commercial Mortgage	5,152	4	6,937	2
Commercial Loans	580	3	-	-
Total	$7,157	15	$11,123	19

As of December 31, 2010 and 2009, the Corporation has allocated $268 thousand and $293 thousand, respectively, of specific reserves to customers whose loan terms have been modified in troubled debt restructurings. The Corporation has not committed to lend additional amounts as of December 31, 2010 and 2009 to customers with outstanding loans that are classified as troubled debt restructurings.

Credit Quality Indicators:

The Corporation categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  The Corporation analyzes loans individually by classifying the loans as to credit risk.  This analysis includes all commercial loans with an outstanding balance of $150 thousand or more.  The risk rating analysis of loans is performed (i) when the loan is initially underwritten, (ii) annually for loans in excess of $500,000, (iii) on a random quarterly basis from either internal reviews with the Senior Credit Officer or externally through an independent loan review firm, or

(iv) whenever management otherwise  identifies a potentially negative trend or issue relating to a borrower. The Corporation uses the following definitions for risk ratings:

Special Mention:  Loans subject to special mention have a potential weakness that deserves management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or of the institution’s credit position at some future date.
Substandard:  Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.
Doubtful:  Loans classified as doubtful have all the weakness inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.  Loans listed as not rated are either less than $150 thousand or are included in groups of homogeneous loans.  As of December 31, 2010, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special
(In Thousands)	Pass	Mention	Substandard	Doubtful
Primary Residential Mortgage	$422,972	$5,495	$4,578	$-
Home Equity Lines of Credit	45,730	-	85	-
Junior Lien Loan on Residence	14,877	104	537	-
Multifamily Property	39,709	166	1,142	-
Owner-Occupied Commercial
Real Estate	89,136	14,722	13,827	-
Investment Commercial
Real Estate	187,201	14,468	13,923	-
Commercial and Industrial	23,284	1,864	2,630	-
Commercial Construction	20,149	-	5,225	-
Consumer and Other Loans	10,673	-	-	-
Total	$853,731	$36,819	$41,947	$-

At December 31, 2010, $28.4 million of the $41.9 million of loans classified as substandard were also considered impaired as compared to December 31, 2009, when all $46.8 million of substandard loans were considered impaired.

The Corporation considers the performance of the loan portfolio and its impact on the allowance for loan losses.  For residential and consumer loans, the Corporation also evaluated credit quality based on the aging status of the loan, which was previously presented, and by payment activity.

The following table presents the recorded investment in residential and consumer loans based on payment activity as of December 31, 2010:

	Primary		Junior Lien
	Residential	Home Equity	Loan on
(In Thousands)	Mortgage	Lines of Credit	Residence	Other Consumer
Performing	$421,195	$45,730	$12,032	$4,393
Non-performing	4,578	85	138	-
Total	$425,773	$45,815	$12,170	$4,393

The following table presents the types of non-performing loans at December 31, 2010 and 2009.  Non-performing loans of $18.1 million at December 31, 2010 and $11.3 million at December 31, 2009 are considered and included in impaired loans for the same respective periods.

		Number of		Number of
(Dollars in thousands)	2010	Relationships	2009	Relationships
Residential Mortgage	$4,578	12	$2,567	9
Commercial Mortgage	7,005	10	2,195	5
Commercial Loans	1,750	4	1,698	4
Construction Loans	5,225	2	5,035	1
Home Equity Lines of Credit	85	1	85	1
Consumer Loans	137	1	172	1
Total	$18,780	30	$11,752	21

5.  PREMISES AND EQUIPMENT

Premises and equipment as of December 31, follows:

(In Thousands)	2010	2009
Land and Land Improvements	$7,152	$7,152
Buildings	14,660	14,642
Furniture and Equipment	19,346	18,867
Leasehold Improvements	8,970	9,134
Projects in Progress	378	606
Capital Lease Asset	6,097	-
	56,603	50,401
Less: Accumulated Depreciation	22,783	22,490
Total	$33,820	$27,911

The Corporation recorded depreciation expense of $3.1 million, $2.4 million and $2.3 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The Corporation leases its corporate headquarters building under a capital lease. The lease arrangement requires monthly payments through 2025. Related depreciation expense and accumulated depreciation of $267 thousand is included in 2010 results.

6.  OTHER REAL ESTATE OWNED

At December 31, 2010 and 2009, the Corporation had other real estate owned totaling $4.0 million and $360 thousand, respectively.

The following table shows the activity in other real estate owned for the years ended December 31,

	2010	2009
Balance, Beginning of Year	$360	$1,211
OREO Properties Added	4,523	360
Sales During Year	(883)	(1,211)
Balance, End of Year	$4,000	$360

The following table shows the activity in the valuation allowance for the years ended December 31,

(In Thousands)	2010	2009	2008
Balance, Beginning of Year	$-	$-	$-
Additions Charged to Expense	-	640	-
Direct Writedowns	-	(640)	-
Balance, End of Year	$-	$-	$-

The following table shows expenses related to foreclosed assets for the years ended December 31,

(In Thousands)	2010	2009	2008
Net Loss/(Gain) on Sales	$19	$(16)	$7
Provision for Unrealized Losses	-	640	-
Operating Expenses, Net of Rental Income	28	132	191
Total	$47	$756	$198

7.  DEPOSITS

The following table sets forth the details of total deposits:

(In Thousands)	December 31, 2010		December 31, 2009

	$	%	$	%
Noninterest-Bearing
Demand Deposits	$228,764	16.93%	$216,127	16.01%
Interest-Bearing Checking	290,322	21.48	255,058	18.90
Savings	80,799	5.98	73,866	5.47
Money Market	524,449	38.80	458,303	33.96
Certificates of Deposit	227,212	16.81	346,315	25.66
Total Deposits	$1,351,546	100.00%	$1,349,669	100.00%

The scheduled maturities of time deposits are as follows:

(In Thousands)
2011	$156,323
2012	21,465
2013	12,331
2014	17,550
2015	19,543
Total	$227,212

8.  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

Advances from FHLB totaled $24.1 million and $36.5 million at December 31, 2010 and 2009, respectively, with a weighted average interest rate of 3.54 percent and 3.59 percent, respectively.

Advances totaling $4.0 million at December 31, 2010, have fixed maturity dates, while advances totaling $1.1 million were amortizing advances with monthly payments of principal and interest.  These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $102.7 million at December 31, 2010.

Also at December 31, 2010, the Corporation had $19.0 million in fixed rate advances that are noncallable for one, two or three years and then callable quarterly with final maturities of five, seven or ten years from the original date of the advance. All of these advances are beyond their initial noncallable periods. These advances are secured by pledges of investment securities totaling $22.2 million at December 31, 2010.

The advances have prepayment penalties.

The scheduled principal repayments and maturities of advances are as follows:

(In Thousands)
2011	$3,446
2012	5,462
2013	218
2014	-
2015	3,000
Over 5 Years	12,000
Total	$24,126

At December 31, 2010 and at December 31, 2009 there were no overnight borrowings with the FHLB.  At December 31, 2010, unused short-term or overnight borrowing commitments totaled $250.0 million from the FHLB and $28.0 million from correspondent banks.

9. FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

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

Level 3:                      Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Corporation used the following methods and significant assumptions to estimate the fair value:

Investment Securities:  The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used, if available, to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.
Impaired Loans:  The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.
Other Real Estate Owned:  Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

The following table summarizes, for the periods indicated, assets measured at fair value on a recurring basis, including financial assets for which the Corporation has elected the fair value option:

Assets Measured on a Recurring Basis:
		Fair Value Measurements Using
(In Thousands)	December 31, 2010	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets:
U.S. Treasury and U.S. Government-Sponsored
Entities	$51,135	$-	$51,135	$-
Mortgage-Backed Securities -
Residential	202,090	-	202,090	-
State and Political Subdivisions	16,613	-	16,613	-
Other Securities	3,001	-	3,001	-
CRA Investment Fund	1,499	-	1,499	-
Marketable Equity Securities	738	738	-	-
Total	$275,076	$738	$274,338	$-

	December 31,
(In Thousands)	2009

Assets:
U.S. Government-Sponsored
Entities	$129,984	$-	$129,984	$-

Mortgage-Backed Securities -	117,464	-	117,464	-
Residential
State and Political Subdivisions	19,073	-	19,073	-
Other Securities	3,046	-	3,046	-
Marketable Equity Securities	2,917	2,917	-	-
Total	$272,484	$2,917	$269,567	$-

The following table summarizes, for the periods indicated, assets measured at fair value on a non-recurring basis:

Assets Measured on a Non-Recurring Basis:
		Fair Value Measurements Using
(In Thousands)	December 31, 2010	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Impaired Loans:		-	-
Commercial Mortgage	10,452			10,452
Commercial	3,346			3,346

	December 31,
(In Thousands)	2009
Assets:
Impaired Loans:		-	-
Commercial Mortgage	6,258			6,258
Commercial	2,743			2,743
Other Real Estate Owned:
Commercial	360			360

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $28.4 million, with a valuation allowance of $2.5 million at December 31, 2010. At December 31, 2009, impaired loans had a principal balance of $46.8 million with a valuation allowance of $2.1 million.

The carrying amounts and estimated fair values of financial instruments at December 31, 2010 and 2009 are as follows:

	December 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
(In Thousands)	Amount	Value	Amount	Value
Financial Assets:
Cash and Cash Equivalents	$62,687	$62,687	$79,972	$79,972
Investment Securities, Held to Maturity	140,277	138,438	89,459	87,827
Investment Securities Available for Sale	275,076	275,076	272,484	272,484
FHLB and FRB Stock	4,624	N/A	5,315	N/A
Loans, Net of Allowance for
Loan Losses	918,215	917,257	970,345	974,143
Accrued Interest Receivable	4,231	4,231	4,444	4,444
Financial Liabilities:
Deposits	1,351,546	1,353,834	1,349,669	1,351,549
Federal Home Loan Bank Advances	24,126	25,330	36,499	37,729
Accrued Interest Payable	716	716	1,447	1,447

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

The carrying amount is the estimated fair value for cash and cash equivalents, interest-earning deposits, accrued interest receivable and payable, demand deposits, short-term debt, and variable-rate loans or deposits that reprice frequently and fully. For fixed-rate loans or deposits and for variable-rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk, including consideration of credit spreads. Fair value of debt is based on current rates for similar financing. It was not practicable to determine the fair value of FHLB or FRB stock due to restrictions placed on its transferability. The fair value of off-balance sheet items is not considered material or is based on the current fees or cost that would be charged to enter into or terminate such arrangements.

10.  INCOME TAXES
The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(In Thousands)	2010	2009	2008
Federal:
Current Expense	$4,752	$3,447	$6,303
Deferred (Benefit)	(1,874)	(674)	(19,374)
State:
Current Expense	627	146	726
Deferred (Benefit)	(306)	(209)	(2,851)
Valuation Allowance	32	344	2,610
Total Income Tax Expense/(Benefit)	$3,231	$3,054	$(12,586)

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(In Thousands)	2010	2009	2008
Computed “Expected” Tax Expense/(Benefit)	$3,813	$3,563	$(12,126)
(Decrease)/Increase in Taxes Resulting From:
Tax-Exempt Income	(386)	(580)	(569)
State Income Taxes	229	(21)	315
Bank Owned Life Insurance Income	(225)	(223)	(299)
Interest Disallowance	33	66	-
Stock-Based Compensation	61	94	-
Rate Adjustment	(100)	(100)	-
Other	(194)	255	93
Total Income Tax Expense/(Benefit)	$3,231	$3,054	$(12,586)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(In Thousands)	2010	2009
Deferred Tax Assets:
Allowance for Loan Losses	$5,834	$5,367
Unrealized Loss on Securities Available for Sale	-	-
State Net Operating Loss Carry Forward	1,071	1,360
Lease Adjustment	180	227
Post Retirement Benefits	238	232
Prepaid Alternative Minimum Assessment	283	283
Contribution Limitation	58	58
Other Than Temporary Impairment	20,940	20,935
Unrealized Loss on Market Adjustment on Other-Than-Temporary
Impaired Securities	1,905	1,949
Stock Option Expense	139	64
Nonaccrued Interest	1,698	818
Accrued Compensation	157	56
Valuation Allowance-Other-Than-Temporary Impairment State Tax	(3,260)	(3,233)
Total Gross Deferred Tax Assets	$29,243	$28,116

Deferred Tax Liabilities:
Bank Premises and Equipment, Principally Due to Difference in
Depreciation	$1,474	$1,057
Unrealized Gain on Securities Available for Sale	661	754
Deferred Loan Origination Costs and Fees	835	859
Deferred REIT Dividend	-	898
Deferred Income	404	535
Nonmonetary Gain	97	97
Investment Securities, Principally due to the Accretion of Bond
Discount	47	96
Other	-	298
Total Gross Deferred Tax Liabilities	3,518	4,594
Net Deferred Tax Asset	$25,725	$23,522

The net deferred asset includes the tax effect of $18.3 million of New Jersey net operating loss carryforwards that expire from 2012 through 2029.  Management has recorded a valuation reserve against the net state tax benefits of $3.3 million related to the security impairment charges.  Losses realized upon the ultimate disposition of these securities will likely create additional state tax losses.  Management does not feel it is more likely than not that the Corporation would be able to utilize the losses during the net operating loss carryforward period.
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
Net periodic pension expense for the year ended December 31, 2008, included the following components:

(In Thousands)	2008
Service Cost	$637
Interest Cost	633
Expected Return on Plan Assets	(839)
Net Periodic Benefit Cost	431
Amortization of:
Net Loss	17
Transition Asset	(3)
Total Recognized in Other Comprehensive Income	14
Total Recognized in Net Periodic Benefit Cost and
Other Comprehensive Income	$445

SAVINGS AND PROFIT SHARING PLANS:
The Corporation sponsors a profit sharing plan and a savings plan under Section 401(K) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service.  The savings plan was amended to enhance the contributions to its salaried employees starting in May 2008 and replaced the Bank’s defined benefit pension plan which was terminated in 2008.  These actions will reduce the retirement costs per employee in future years and eliminates the market risk of maintaining a defined benefit plan. Under the savings portion of the plan, the Corporation contributes three percent of salary for each employee regardless of the employees’ contributions as well as partially matching employee contributions.  In addition, the Corporation is contributing an enhanced benefit to employees who were previously in the defined benefit plan.  In 2010 and 2009, the enhanced benefit was approximately $801 thousand and $964 thousand, respectively.  Expense for the savings plan totaled approximately $1.7 million, $1.8 million and $1.3 million in 2010, 2009 and 2008, respectively.
Contributions to the profit sharing plan are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock.  The aggregate contribution to the profit sharing plan was $100 thousand in each of 2010, 2009 and 2008.

12.  STOCK-BASED COMPENSATION
The Corporation’s 2002 Long-Term Stock Incentive Plan (as amended) and 2006 Long-Term Stock Incentive Plan allow the granting of shares of the Corporation’s common stock as incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights to directors, officers, employees and independent contractors of the Corporation and its Subsidiaries. The total number initially available to grant in active plans was 775,740 shares. There are no shares remaining for issuance with respect to stock option plans approved in 1995 and 1998; however, options granted under those plans are still included in the numbers below. At December 31, 2010, there were 285,332 additional shares available for grant under the unexpired plans.
Options granted under the long-term stock incentive plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.  Stock options may vest during a period of up to five years after the date of grant.  Some options granted to officers at or above the senior vice president level were immediately exercisable at the date of grant.
Changes in options outstanding during 2010 were as follows:

	Number of Options	Exercise Price Per Share	Weighted Average Exercise Price	Aggregate Intrinsic Value (In Thousands)
Balance, January 1, 2010	557,882	$11.91-$31.60	$24.86
Granted During 2010	68,400	10.83-15.49	13.39
Exercised During 2010	-	-	-
Forfeited During 2010	(47,519)	13.03-31.60	21.96
Balance, December 31, 2010	578,763	$10.83-$31.43	$23.75	$7
Vested and Expected to Vest (1)	566,095	$10.83-$31.43	$23.88	$2
Exercisable at December 31, 2010	444,688	$11.91-$31.43	$25.26	$1
(1) The difference between the shares which are exercisable (fully vested) and those which are expected to vest is due to anticipated forfeitures.
The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation’s closing stock price on the last trading day of 2010 and the exercise price, multiplied by the number of in-the-money options).
There were no options exercised during 2010.  The aggregate intrinsic value of options exercised during 2009 and 2008 was $230 thousand and $428 thousand, respectively.
The following table summarizes information about stock options outstanding at December 31, 2010:

Exercise Price	Options Outstanding	Remaining Contractual Life	Options Exercisable
<15.00	98,710	6.5 Years	29,574
15.01-25.00	112,649	4.3 Years	72,709
25.01-27.50	67,582	5.6 Years	45,250
27.51-32.00	299,822	2.9 Years	297,155
$23.75*	578,763	4.1 Years	444,688
* Weighted Average Exercise Price

The per share weighted-average fair value of stock options granted during 2010, 2009 and 2008 was $8.31, $7.33 and $10.94, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2010	2009	2008
Dividend Yield	1.30%	2.05%	2.40%
Expected Volatility	72%	50%	50%
Expected Life	7 Years	7 Years	7 Years
Risk-Free Interest Rate	2.91%	2.57%	3.80%

For 2010, 2009 and 2008, the expected life of the option is the typical holding period of the Corporation’s options before being exercised by the optionee.  The risk-free interest rate is the rate on a seven-year treasury bond for 2010, 2009 and 2008.  The volatility, or beta, is the performance the stock has experienced in the last five years.
As of December 31, 2010, there was approximately $834 thousand of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Corporation’s stock incentive plans. That cost is expected to be recognized over a weighted average period of 1.7 years.
In 2010, the Corporation issued 55,993 restricted stock awards at a fair value equal to the market price of the Corporation’s common stock at the date of grant. The awards fully vest on the fifth anniversary of the grant date. As of December 31, 2010, there was $602 thousand of total unrecognized compensation cost related to nonvested shares. There was no vesting of restricted stock awards during 2010.

13. COMMITMENTS AND CONTINGENCIES

The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business.  Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner.  There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including mostly variable-rate loan commitments of $108.7 million and $130.5 million at December 31, 2010 and 2009, respectively, which are not included in the accompanying consolidated financial statements.  These commitments include unused commercial and home equity lines of credit.
The Corporation issues financial standby letters of credit that are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation.  Most of the Corporation’s financial standby letters of credit arise in connection with lending relations and have terms of one year or less.  The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $7.5 million and $8.6 million at December 31, 2010 and 2009, respectively.  The fair value of the Corporation’s liability for financial standby letters of credit was insignificant at December 31, 2010.
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
At December 31, 2010, the Corporation was obligated under non-cancelable operating leases for certain premises.  Rental expense aggregated $2.6 million, $2.8 million and $2.7 million for the years ended December 31, 2010, 2009 and 2008, respectively, which is included in premises and equipment expense in the consolidated statements of income.
The minimum annual lease payments under the terms of the operating lease agreements, as of December 31, 2010, were as follows:

(In Thousands)
2011	$2,203
2012	2,148
2013	2,162
2014	1,938
2015	1,950
Thereafter	9,814
Total	$20,215

In the Summer of 2010, the Corporation relocated its administrative offices under a capital lease. The following is a schedule by year of future minimum lease payments under the capitalized lease, together with the present value of net minimum lease payments as of December 31, 2010.

(In Thousands)
2011	$258
2012	443
2013	443
2014	524
2015	565
Thereafter	7,230
Total minimum lease payments	9,463
Less amount representing interest	3,159
Present value of net minimum lease payments	$6,304

The Corporation is also obligated under legally binding and enforceable agreements to purchase goods and services from third parties, including data processing service agreements.

14.  REGULATORY CAPITAL

The Corporation through the Bank is subject to various regulatory capital requirements administered by the Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation and the Bank’s consolidated financial statements. If adequately capitalized, regulatory approval is required to accept brokered deposits.  If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.
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
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). At year-end 2010 and 2009, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed the institution’s category. Management also believes the Corporation is well capitalized when compared to the Bank’s capital requirements.
To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.
The Bank’s actual capital amounts and ratios are presented in the following table.

(In Thousands)	Actual		To Be Well Capitalized Under Prompt Corrective Action Provisions		For Capital Adequacy Purposes
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2010:
Total Capital
(To Risk-Weighted Assets)	$124,653	13.54%	$92,092	10.00%	$73,674	8.00%
Tier I Capital
(To Risk-Weighted Assets)	113,108	12.28	55,255	6.00	36,837	4.00
Tier I Capital
(To Average Assets)	113,108	7.57	74,751	5.00	44,851	4.00
As of December 31, 2009:
Total Capital
(To Risk-Weighted Assets)	$125,552	12.99%	$96,618	10.00%	$77,294	8.00%
Tier I Capital
(To Risk-Weighted Assets)	113,461	11.74	57,971	6.00	38,647	4.00
Tier I Capital
(To Average Assets)	113,461	7.46	76,025	5.00	45,615	4.00

The Corporation’s actual capital amounts and ratios are presented in the following table.

(In Thousands)	Actual		To Be Well Capitalized Under Prompt Corrective Action Provisions		For Capital Adequacy Purposes
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2010:
Total Capital
(To Risk-Weighted Assets)	$130,695	14.16%	N/A	N/A	$73,831	8.00%
Tier I Capital
(To Risk-Weighted Assets)	119,125	12.91	N/A	N/A	36,915	4.00
Tier I Capital
(To Average Assets)	119,125	7.96	N/A	N/A	44,903	4.00
As of December 31, 2009:
Total Capital
(To Risk-Weighted Assets)	$133,040	13.71%	N/A	N/A	74,188	8.00
Tier I Capital
(To Risk-Weighted Assets)	120,893	12.45	N/A	N/A	37,094	4.00
Tier I Capital
(To Average Assets)	120,893	7.93	N/A	N/A	44,903	4.00

As fully described in Footnote 15, Preferred Stock, the Corporation redeemed a portion of the preferred shares issued under the Treasury’s Capital Purchase Program, repaying $7.2 million on March 2, 2011. In association with this repayment, the Bank paid a $5.5 million dividend to the Corporation on March 1, 2011.

15.  PREFERRED STOCK

On January 9, 2009, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Corporation sold 28,685 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and a ten-year warrant to purchase up to 150,296 shares of the Corporation’s common stock, no par value at an exercise price of $28.63 per share, after adjusting for the five percent stock dividend declared on June 18, 2009, for an aggregate purchase price of $28.7 million in cash, allocated $1.6 million to warrants and $27.1 million to preferred stock.

Cumulative dividends on the preferred shares will accrue on the liquidation preference at a rate of 5 percent per annum for the first five years, and at a rate of 9 percent per annum thereafter.  Subject to the approval of the Board of Governors of the Federal Reserve System, the preferred shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference.  If the Corporation redeems the preferred shares and the Treasury still owns the warrant, the Corporation could repurchase the warrant from the Treasury for its fair market value.  Unless both the holder and the Corporation agree otherwise, the exercise of the warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 150,296 shares of common stock being issued).

The Securities Purchase Agreement, pursuant to which the preferred shares and the warrant were sold, contains limitations on the payment of dividends on the common stock, including with respect to the payment of quarterly cash dividends in excess of $0.16 per share, which was the amount of the last regular dividend declared by the Corporation prior to October 14, 2008 and on the Corporation’s ability to repurchase its Common Stock.  The Corporation is also subject to certain executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).

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

On March 2, 2011, the Corporation redeemed an additional 25 percent of the original preferred shares issued under the Treasury’s CPP, repaying approximately $7.2 million to the Treasury, including accrued and unpaid dividends of approximately $15 thousand. The Corporation’s redemption of the shares was not subject to additional conditions or stipulations from the Treasury.  As a result of the repurchase, the accretion related to the preferred stock was accelerated and approximately $246 thousand was recorded as a reduction to retained earnings in the first quarter of 2011.

16.  BUSINESS SEGMENTS
The Corporation assesses its results among two operating segments, Banking and PGB Trust and Investments.  Management uses certain methodologies to allocate income and expense to the business segments.  A funds transfer pricing methodology is used to assign interest income and interest expense.  Certain indirect expenses are allocated to segments.  These include support unit expenses such as technology and operations and other support functions.  Taxes are allocated to each segment based on the effective rate for the period shown.

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
The following table presents the statements of income and total assets for the Corporation’s reportable segments for the twelve months ended December 31, 2010 and 2009.

Twelve Months Ended December 31, 2010

		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$46,291	$3,599	$49,890
Noninterest Income	4,076	10,039	14,115
Total Income	50,367	13,638	64,005
Provision for Loan Losses	10,000	-	10,000
Salaries and Benefits	17,570	4,959	22,529
Premises and Equipment Expense	8,861	763	9,624
Other Noninterest Expense	6,984	3,973	10,957
Total Noninterest Expense	43,415	9,695	53,110
Income Before Income Tax Expense	6,952	3,943	10,895
Income Tax Expense	2,060	1,171	3,231
Net Income	$4,892	$2,772	$7,664
Total Assets at Period End	$1,504,098	$1,327	$1,505,425

Twelve Months Ended December 31, 2009

		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$44,622	$3,726	$48,348
Noninterest Income	4,202	9,596	13,798
Total Income	48,824	13,322	62,146
Provision for Loan Losses	9,700	-	9,700
Salaries and Benefits	17,051	4,826	21,877
Premises and Equipment Expense	8,042	761	8,803
Other Noninterest Expense	8,207	3,379	11,586
Total Noninterest Expense	43,000	8,966	51,966
Income Before Income Tax Expense	5,824	4,356	10,180
Income Tax Expense	1,747	1,307	3,054
Net Income	$4,077	$3,049	$7,126
Total Assets at Period End	$1,510,615	$1,738	$1,512,353

Twelve Months Ended December 31, 2008

		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$43,198	$3,122	$46,320
Noninterest (Loss)/Income	(51,995)	10,714	(41,281)
Total (Loss)/Income	(8,797)	13,836	5,039
Provision for Loan Losses	2,400	-	2,400
Salaries and Benefits	15,994	4,592	20,586
Premises and Equipment Expense	7,703	767	8,470
Other Noninterest Expense	5,630	2,599	8,229
Total Noninterest Expense	31,727	7,958	39,685
(Loss)/Income Before Income Tax Expense	(40,524)	5,878	(34,646)
Income Tax (Benefit)/Expense	(14,517)	1,931	(12,586)
Net (Loss)/Income	$(26,007)	$3,947	$(22,060)
Total Assets at Period End	$1,384,036	$1,389	$1,385,425

17. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

The following information of the parent company only financial statements should be read in conjunction with the notes to the consolidated financial statements.

Statements of Condition
	December 31,
(In Thousands)	2010	2009
Assets
Cash	$283	$1,102
Interest-Earning Deposits	3,526	1,632
Total Cash and Cash Equivalents	3,809	2,734
Securities Available for Sale	1,648	3,917
Investment in Subsidiary	111,719	112,315
Other Assets	599	654
Total Assets	$117,775	$119,620
Liabilities
Other Liabilities	$59	$111
Total Liabilities	59	111
Shareholders’ Equity
Preferred Stock	20,746	27,359
Common Stock	7,650	9,194
Surplus	95,586	93,420
Treasury Stock	(8,988)	(8,988)
Retained Earnings	4,693	471
Accumulated Other Comprehensive	0
Loss, Net of Income Tax Benefit	(1,971)	(1,947)
Total Shareholders’ Equity	117,716	119,509
Total Liabilities and Shareholders’ Equity	$117,775	$119,620

Statements of Income
	Years Ended December 31,
(In Thousands)	2010	2009	2008
Income
Dividend From Bank	$8,663	$-	$2,000
Other Income	166	309	666
Impairment Charges on Securities	(360)	-	(884)
Securities (Losses)/Gains, Net	(19)	67	166
Total Income	8,450	376	1,948
Expenses
Other Expenses	74	73	97
Total Expenses	74	73	97
Income Before Income Tax Expense and
Equity in Undistributed Earnings of Bank	8,376	303	1,851
Income Tax (Benefit)/Expense	(124)	68	(53)
Net Income Before Equity in
Undistributed Earnings of Bank	8,500	235	1,904
(Dividends in Excess of Earnings)/Equity in
Undistributed Earnings of Bank	(836)	6,891	(23,964)
Net Income/(Loss)	$7,664	$7,126	$(22,060)
Dividends on Preferred Stock and Accretion	1,686	1,493	-
Net Income/(Loss) Available to
Common Shareholders	$5,978	$5,633	$(22,060)

Statements of Cash Flows
	Years Ended December 31,
(In Thousands)	2010	2009	2008
Cash Flows From Operating Activities:
Net Income/(Loss)	$7,664	$7,126	$(22,060)
Equity in Undistributed Loss/(Earnings)	836	(6,891)	23,964
Loss/(Gain) on Securities Available for Sale	379	(67)	718
(Increase)/Decrease in Other Assets	(74)	(145)	342
Decrease in Other Liabilities	(52)	(85)	(77)
Net Cash Provided by/(Used In)
Operating Activities	8,753	(62)	2,887
Cash Flows From Investing Activities:
Capital Contribution to Subsidiary	-	(23,000)	(12,500)
Proceeds From Sales and Calls of Securities
Available for Sale	2,237	1,160	5,937
Purchase of Securities Available for Sale	-	-	(1,439)
Net Cash Provided by/(Used In)
Investing Activities	2,237	(21,840)	(8,002)
Cash Flows From Financing Activities:
Gross Proceeds from Preferred Stock and Warrant	-	28,685	-
Costs Related to Issuance of Preferred Stock	-	(112)	-
Redemption of Preferred Stock	(7,172)	-	-
Cash Dividends Paid on Preferred Stock	(1,126)	(1,219)	-
Cash Dividends Paid on Common Stock	(1,757)	(3,524)	(5,307)
Tax Benefit on Stock Option Exercises	-	292	289
Exercise of Stock Options	-	1,108	902
Issuance of Common Shares (DRIP Program)	140	106	-
Treasury Stock Transactions	-	(1,094)	(1,639)
Net Cash (Used in)/Provided By
Financing Activities	(9,915)	24,242	(5,755)
Net Increase/(Decrease) in Cash and Cash Equivalents	1,075	2,340	(10,870)
Cash and Cash Equivalents at Beginning of Period	2,734	394	11,264
Cash and Cash Equivalents at End of Period	$3,809	$2,734	$394

OFFICERS
Corporate Headquarters	Frank A. Kissel	Chairman of the Board & CEO*
Bedminster	Robert M. Rogers	President & COO*
	Jeffrey J. Carfora	Executive Vice President & CFO*
	Finn M.W. Caspersen, Jr.	Executive Vice President & General Counsel*
	Vincent A. Spero	Executive Vice President & Chief Lending Officer
	Robert A. Buckley	Senior Vice President & Branch Administrator
	Michael J. Giacobello	Senior Vice President & Retail Sales and Support
	Richard J. Ragoza	Senior Vice President & Senior Credit Officer
	Mary M. Russell	Senior Vice President & Comptroller
	Bridget J. Walsh	Senior Vice President & Human Resources Director
	Candida R. Almeida	Vice President
	Helen Bamford	Vice President & Senior Compliance Officer
	Todd T. Brungard	Vice President & Bank Secrecy Act Compliance Officer
	Karen A. Collier	Vice President
	Ryan P. Corcoran	Vice President
	Lynda A. Cross	Vice President & Security Officer
	Karen M. Ferraro	Vice President
	Deborah M. Heins	Vice President
	Valerie L. Kodan	Vice President
	Marc R. Magliaro	Vice President
	Rene B. Merghart	Vice President & Director of Facilities
	Stephen S. Miller	Vice President
	Elaine Muldowney	Vice President
	Denise M. Pace-Sanders	Vice President & Marketing Director
	Denise L. Parella	Vice President & Business Development Officer
	Christopher P. Pocquat	Vice President
	Scott T. Searle	Vice President
	Susan K. Smith	Vice President
	James S. Stadtmueller	Vice President
	Veronica V. Valentine	Vice President & Business Development Officer
	Margaret O. Volk	Vice President & Mortgage Officer
	Jesse D. Williams	Vice President
	Randall J. Williams	Vice President
	Richard B. Barfuss	Assistant Vice President
	Julie A. Burt	Assistant Vice President
	Sheryl L. Cappa	Assistant Vice President
	Betty J. Cariello	Assistant Vice President & Assistant Comptroller
	Marjorie A. Dzwonczyk	Assistant Vice President & CRA and Compliance Officer
	Ann M. Ficken	Assistant Vice President
	Alexandra A. Garms	Assistant Vice President
	Audrey E. Gunter	Assistant Vice President
	Eram F. Mirza	Assistant Vice President
	Michele Ravo	Assistant Vice President
	Ana P. Ribeiro	Assistant Vice President
	Victoria Scalera	Assistant Vice President
	Geraldine Segars	Assistant Vice President
	Veronica M. Smith	Assistant Vice President
	Eleanor B. Velasquez	Assistant Vice President
	Annette M. Hanson	Assistant Cashier
	Truong Le	Assistant Cashier
	Robert Lynch	Assistant Cashier
	Laura M. Watt	Assistant Cashier
	Antoinette Rosell	Corporate Secretary*
PGB Trust & Investments	Craig C. Spengeman	President & Chief Investment Officer*
Bedminster	John M. Bonk	First Vice President & Director of Wealth Management
	John E. Creamer	First Vice President & Senior Portfolio Manager
	Michael H. Pylypyshyn	First Vice President & Senior Trust Operations Officer
	Kurt G. Talke	First Vice President & Senior Trust Officer
	Catherine M. Denning	Vice President & Trust Officer
	Glenn C. Guerin	Vice President & Senior Financial Consultant
	Michael E. Herrmann	Vice President & Portfolio Manager
	James R. Housman	Vice President & Director of Tax
	Daniel Leary III	Vice President & Senior Trust Officer
	Scott A. Marshman	Vice President & Trust Operations Officer
	Edward P. Nicolicchia	Vice President & Trust Operations Officer
	David C. O’Meara	Vice President & Trade Systems Manager
	Liza M. Rosenzweig	Vice President & Trust Officer/Compliance
	Patricia K. Sawka	Vice President & Trust Officer
	Anne M. Smith	Vice President & Portfolio Manager
* Denotes a Holding Company Officer

	Catherine A. McCatharn	Trust Officer & Assistant Corporate Secretary*
	Rosalie De Benedetto	Assistant Tax Officer
	Polly S. Sumerfield	Assistant Trust Operations Officer
Clinton	John W. Tarver	Vice President & Senior Financial Consultant
Morristown	Bryant K. Alford	Vice President & Senior Trust Officer
	Sarah A. Krieger	Vice President & Portfolio Manager
	John J. Lee	Vice President & Portfolio Manager
	Joseph Markovich	Vice President & Portfolio Manager
	MJ Sully	Vice President & Trust Officer
	Michael T. Tormey	Vice President & Private Wealth Advisor
	Anthony D. Pasculli	Trust Officer
Summit	Peter T. Lillard	Vice President & Private Wealth Advisor
Bethlehem	Jane A. Kapinas	Vice President & Trust Officer
	George P. Kurtz, Jr.	Vice President & Private Wealth Advisor
	Robert Platner	Vice President & Senior Portfolio Manager
	Benjamin M. Tenaglia, III	Vice President & Portfolio Manager
Operations	Hubert P. Clarke	Senior Vice President & Chief Information Officer
Bedminster	Katherine M. Kremins	Senior Vice President & Senior Operations Officer
	Thomas N. Kasper	Vice President
	Nancy A. Murphy	Vice President
	Diane M. Ridolfi	Vice President
	Frank C. Waldron	Vice President
	Marie S. Arney	Assistant Vice President
	Michael J. Coakley	Assistant Vice President
	Vita M. Parisi	Assistant Vice President
	Margaret A. Trimmer	Assistant Vice President
	Scott Moore	Assistant Cashier
Audit	Karen M. Chiarello	Senior Vice President & Auditor
Chester	Lisa S. Hagen	Assistant Vice President
Loan
Morristown	John A. Scerbo	Vice President
Summit	Michael Moreland	Assistant Vice President
Training
Chester	Doreen A. Macchiarola	Vice President & Corporate Trainer
* Denotes a Holding Company Officer

Branches
Bernardsville	Charles A. Studdiford, III	Vice President
	Carol E. Ritzer	Assistant Vice President
Bridgewater	Todd E. Young	Vice President
Califon	Ann W. Kallam	Vice President
	Jacqueline R. Miller	Assistant Cashier
Chatham	Therese Tadolini	Assistant Cashier
	Lisa A. Treich	Assistant Cashier
Chester	Joan S. Wychules	Vice President
	Louise C. Takacs	Assistant Cashier
Chubb Corporate Headquarters	Amy A. Messler	Assistant Vice President
Clinton	Elizabeth M. Miller	Vice President
Far Hills	Rohinton E. Madon	Vice President
Fellowship	Janet E. Battaglia	Assistant Vice President
Gladstone	Annette F. Malanga	Vice President
	Daniel J. Prasnal	Assistant Cashier
Green Village	Donna I. Gisone	Vice President
Hillsborough	Teresa M. Lawler	Vice President
	Maria C. Dentici	Assistant Cashier
Long Valley	Amy E. Glaser	Vice President
	Jessica L. Ballentine	Assistant Cashier
Mendham	Lauren T. Giacobbe	Vice President
	Anna M. Mentes	Assistant Cashier
Morristown	Valerie A. Olpp	Vice President
	Krista L. Bullard	Assistant Cashier
Oldwick	Deborah J. Krehely	Vice President
Piscataway	Lorraine M. Meyers	Vice President
Pluckemin	Lee Ann Hunt	Vice President
Pottersville	Tracey L. Goodroad	Assistant Cashier
Summit – DeForest	John W. Brun	Vice President
	Kim M. Waldron	Assistant Cashier
Summit – Short Hills	Kim A. Kaminski	Vice President
Warren	Ronald F. Field	Vice President
	James A. Ciccone	Assistant Cashier
Whitehouse	Jennifer A. Johnson	Assistant Vice President

DIRECTORS

ANTHONY J. CONSI, II
Jupiter, FL

PAMELA HILL
Vice President, Ferris Corp
Gladstone, NJ

FRANK A. KISSEL
Chairman of the Board & Chief Executive Officer

JOHN D. KISSEL
Turpin Realty, Inc.
Far Hills, NJ

JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ

EDWARD A. MERTON
Chester, NJ

F. DUFFIELD MEYERCORD
Managing Director and Partner, Carl Marks Consulting Group, LLC
Bedminster, NJ

JOHN R. MULCAHY
Far Hills, NJ

ROBERT M. ROGERS
President & Chief Operating Officer

PHILIP W. SMITH, III
President, Phillary Management, Inc.
Far Hills, NJ

CRAIG C. SPENGEMAN
President, PGB Trust and Investments

JACK D. STINE
Director Emeritus
Pluckemin, NJ

OFFICES

CORPORATE HEADQUARTERS (T)
500 Hills Drive, Bedminster, NJ 07921	(908) 234-0700
www.pgbank.com

BERNARDSVILLE
36 Morristown Road, Bernardsville, NJ 07924	(908) 766-1711

BRIDGEWATER
619 East Main Street, Bridgewater, NJ 08807	(908) 429-9988

CALIFON
438 Route 513, Califon, NJ 07830	(908) 832-5131

CHATHAM
311 Main Street, Chatham, NJ 07928	(973) 635-8500

CHESTER
350 Main Street, Chester, NJ 07930	(908) 879-8115

CHUBB CORPORATE HEADQUARTERS
15 Mountain View Road, Warren, NJ 07059	(908) 903-2597

CLINTON (T)
189 Center Street, Clinton, NJ 08809	(908) 238-1935

FAR HILLS
26 Dumont Road, Far Hills, NJ 07931	(908) 781-1018

FELLOWSHIP VILLAGE
8000 Fellowship Road, Basking Ridge, NJ 07920	(908) 719-4332

GLADSTONE (Main Office) (T)
190 Main Street, Gladstone, NJ 07934	(908) 719-4360

GREEN VILLAGE ROAD
278 Green Village Road, Green Village, NJ 07935	(973) 377-0081

HILLSBOROUGH
417 Route 206 North, Hillsborough, NJ 08844	(908) 281-1031

LONG VALLEY
59 East Mill Road, Long Valley, NJ 07853	(908) 876-3300

MENDHAM
17 East Main Street, Mendham, NJ 07945	(973) 543-6499

MORRISTOWN (T)
233 South Street, Morristown, NJ 07960	(973) 455-1118

OLDWICK
169 Lamington Road, Oldwick, NJ 08858	(908) 439-2320

PISCATAWAY
1038 Stelton Road, Piscataway, NJ 08854	(732) 562-8799

PLUCKEMIN
468 Route 202/206 North, Bedminster, NJ 07921	(908) 658-4500

POTTERSVILLE
11 Pottersville Road, Pottersville, NJ 07979	(908) 439-2265

SUMMIT – DEFOREST (T)
48 DeForest Avenue, Summit, NJ 07901	(908) 273-2890

SUMMIT – SHORT HILLS
54 Morris & Essex Turnpike, Summit, NJ 07901	(973) 467-8900

WARREN
58 Mountain Boulevard, Warren, NJ 07059	(908) 757-2805

WHITEHOUSE
531 US Highway 22 East, Whitehouse Station, NJ 08889	(908) 534-5590

BETHLEHEM (T)
One Bethlehem Plaza, Suite 410, Bethlehem, PA 18018	(610) 861-4030

(T) Denotes PGB Trust & Investments Office

SHAREHOLDER INFORMATION

Corporate Address
500 Hills Drive
Bedminster, NJ 07921
(908) 234–0700
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
Cranford, New Jersey 07016-3572
(800) 368-5948

Shareholder Relations
Jeffrey J. Carfora, Executive Vice President and Chief Financial Officer
(908) 719-4308
jcarfora@pgbank.com

Annual Meeting
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 26, 2011 at 2:00 p.m. at the Fiddler’s Elbow Country Club in Bedminster, New Jersey.