Form 10-K, Exhibit 13
period 2011-12-31
PEAPACK GLADSTONE FINANCIAL CORP
filed 2012-03-15
CIK 1050743

Exhibit 13

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data)

Selected Year-End Data:	2011	2010	2009
Net Income	$12,168	$7,664	$7,126
Net Income Available to Common Shareholders	10,940	5,978	5,633
Total Assets	1,600,335	1,505,425	1,512,353
Total Deposits	1,443,892	1,351,546	1,349,669
Total Investment Securities	420,239	415,353	361,943
Total Loans	1,038,345	932,497	983,537
Total Shareholders’ Equity	122,971	117,716	119,509

Trust Department Assets under Administration (Market Value)	1,957,146	1,940,404	1,856,229

Per Common Share:
Earnings-Basic	$1.25	$0.68	$0.64
Earnings-Diluted	1.25	0.68	0.64
Book Value	12.47	11.03	10.57

Financial Ratios:
Net Interest Margin	3.47%	3.64%	3.58%
Return on Average Assets	0.79	0.52	0.49
Return on Average Common Equity	10.74	6.26	6.26

Regulatory Capital Ratios:
Total Capital to Risk-Weighted Assets	13.76%	14.16%	13.71%
Tier 1 Capital to Risk-Weighted Assets	12.51	12.91	12.45
Tier 1 Capital to Average Assets	7.73	7.96	7.93

Total Assets		Net Interest Income
(In Billions)		(In Millions)
2007	$1.35	2007	$35.9
2008	$1.39	2008	$46.3
2009	$1.51	2009	$48.3
2010	$1.51	2010	$49.9
2011	$1.60	2011	$48.9

Deposits		Trust Assets
(In Billions)		(Market Value in Billions)
2007	$1.18	2007	$2.03
2008	$1.24	2008	$1.80
2009	$1.35	2009	$1.86
2010	$1.35	2010	$1.94
2011	$1.44	2011	$1.96

Equity Capital		Dividends Per Share
(In Millions)		(In Dollars)
2007	$107.4	2007	$0.62
2008	$83.9	2008	$0.64
2009	$119.5	2009	$0.26
2010	$117.7	2010	$0.20
2011	$123.0	2011	$0.20

		Book Value Per Share
		(In Dollars)
		2007	$12.32
		2008	$9.64
		2009	$10.57
		2010	$11.03
		2011	$12.47

DEAR SHAREHOLDERS AND FRIENDS,

Your Company made significant progress on several fronts during 2011. Earnings per share, excluding the one-time State tax benefit recognized in 2011 and discussed in full later in this report, improved 34 percent for the full year and 44 percent in the last quarter of 2011 when compared to the same quarter in 2010.

The total loan portfolio was up $106 million, or over 11 percent to $1.04 billion. Contrary to reports that banks are not lending – we are. And, we have been successful in finding new, solid credit opportunities. We are proud to report that during 2011 we closed on a record $321 million of new loans. The pipelines going into the new year are strong.

Total deposits grew $92 million during 2011, up about 7 percent compared to year end 2010. Our culture of nurturing our customer relationships is particularly important in these unsettled times. We are always grateful for the trust placed in us by our customers.

We are very mindful that the interest being paid on deposits in this very low rate environment is difficult for those who rely on earnings from their savings. Various policies in Washington are ensuring that interest rates remain at all time lows in order to stimulate the economy as much as possible. The result is that borrowers enjoy very low rates, while savers do not.

CAPITAL

As you may have seen in our January 9, 2012 press release, we sought and received approval from the U.S. Treasury to redeem all of the remaining preferred shares originally issued under the Treasury’s Capital Purchase Program. The final payment, including all accrued and unpaid dividends, was made on January 11, 2012.

It had been an important corporate priority to repay the CPP investment completely from internally generated capital, without diluting existing shareholders. This was our plan; we have been successful; and we thank our shareholders for their patience.

There is an important fact about the national CPP program that we would like you to know. There has been so much negative rhetoric aimed at banks by many in Washington that it has been overlooked that the banks have already repaid more principal and dividends than were issued to banks under the program in 2008 and 2009. U. S. taxpayers have received back from the banks about $13 billion more than was lent out. The program for banks will be profitable to the deserving taxpayers even if not another dollar is repaid, which will not happen.

The Corporation’s Capital ratios as of December 31, 2011 and following the repayment of CPP were all above the levels necessary to be considered well capitalized under regulatory guidelines.

During the course of 2011, we paid out 20 cents per share in dividends to shareholders. This represented a 1.86 percent dividend yield (based on year end pricing) and a 22 percent dividend payout ratio (excluding the effect of the State tax benefit). The Board reviews the dividend payment each quarter, considering current and projected earnings, capital (now adjusted for no CPP) and the general economy.

PGB TRUST & INVESTMENTS

Our Wealth Management business had another strong year in asset growth, fees earned and new clients coming aboard.

The slow economic recovery along with worldwide events resulting in volatile equity markets and an extended period of low interest rates presented opportunity to gain new client relationships for PGB Trust & Investments. In addition, the uncertain tax environment preceding an election year allowed for many tax and estate planning opportunities as well. Our growing staff of qualified professionals took pride and pleasure in assisting individuals, families and organizations with meeting their financial objectives. We extend an invitation and encourage all to take that first step and contact Craig C. Spengeman, John M. Bonk or Stephen M. Kozuch to explore how we can help you, as your trusted advisor, meet your financial objectives, generation to generation.

During 2011, fee income grew to $10.7 million reflecting nearly 8 percent growth. Market value of assets under administration at year end stood at $1.96 billion. The growth in fee income is a reflection of our continued focus on higher margin trust and investment services.

ASSET QUALITY

The non-performing loan ratio continued to improve in 2011. We have been successful in resolving several important problem assets during the course of the year. We believe others are now in a position to be resolved in the near term. Shareholders can be assured that management will always try to maximize value when assets are moved off the books and that troubled assets have already been written down to what we believe are appropriate levels.

There is much more on this and all other aspects of the Bank throughout this report.

OUTLOOK

The Federal Reserve has now said that interest rates are going to be extremely low well into 2014. They probably have no choice but to implement this in light of the fact that in 2011 the U.S. Treasury took in taxes and other revenues of about $2.3 trillion and spent about $3.6 trillion. Simple math tells us that the difference of about $1.3 trillion had to be borrowed. Without leadership in Washington and action by the two houses of Congress, there is no reason to think that deficits like this won’t continue. We all know the answers to how our Country can get back in balance. They include entitlement and tax policy reform, and less government intrusion into virtually every corner of business. It’s not going to be easy and certainly not without pain for everyone. However, if the folks in Washington would agree to a plan that would address these issues, we believe the Country would breathe a sigh of relief and then move toward a true recovery with the confidence that there is a sustainable plan in place.

While we wait, your Bank and each of us individually will find ways to economize, be more efficient and learn to live in a very low and protracted interest rate environment. A good place to start is a thorough review of any borrowings you might have. Low rates are available on virtually any type of loan.

CONCLUSIONS

We want to thank our Employees, Officers and Directors for another year of hard work, good ideas and steady guidance.

As we begin our 91st year in business, we are proud of our history. We have often said that a community bank is a reflection of the communities that it serves. Difficult times are felt by all, but so too is the optimistic feeling that things are improving and building strength. We are feeling more optimistic, and hope you are too.

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

The Corporation recorded increased earnings for 2011 and, although, financial institutions and their borrowers continue to recover from the effects of the recession, Management believes that some signs of improvement are evident. The Corporation recorded a lower provision for loan losses in 2011, as the Bank has not seen the same level of deterioration in the loan portfolio in the past year as in the years since the recession began. The Corporation also maintains its conservative underwriting standards at the time of origination and continues its diligence in managing the loan portfolio.

Total loans grew over 11 percent from 2010 to 2011; however, the Corporation’s net interest income declined slightly in 2011 due to the continued low interest rate environment.

As further discussed in this Management’s Discussion and Analysis section, some of the highlights in 2011 include:

•	Trust fee income increased approximately 8 percent.
•	Provision for loan losses declined 28 percent.
•	A one-time state tax benefit was recorded in September 2011.
•	Total loans grew over 11 percent; deposits grew nearly 7 percent.
•	In March 2011, the Corporation repurchased approximately $7.2 million of the preferred stock sold to the U.S. Treasury in the Capital Purchase Program, representing 25 percent of the original amount sold. In January 2012, the Corporation repurchased the remaining CPP investment of $14.4 million.

Peapack-Gladstone Financial Corporation’s common stock trades on the National Association of Securities Dealers Automated Quotations (NASDAQ) Global Select Market under the symbol “PGC.”

CRITICAL ACCOUNTING POLICIES AND ESTIMATES: Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon the Corporation’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Corporation to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to the Corporation’s Audited Consolidated Financial Statements for the year ended December 31, 2011, contains a summary of the Corporation’s significant accounting policies.

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

The provision for loan losses is based upon Management’s evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectability may not be assured, the existence and estimated fair value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although Management uses the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values continue to decline or should New Jersey experience continuing adverse economic conditions. Future adjustments to the provision for loan losses and allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.

The Corporation accounts for its securities in accordance with “Accounting for Certain Investments in Debt and Equity Securities,” which was codified into Accounting Standards Codification (“ASC”) 320. Debt securities are classified as held to maturity and carried at amortized cost when Management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity due to changes in interest rates, prepayment risk, liquidity or other factors. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Securities are evaluated on at least a quarterly basis to determine whether a decline in value is other-than-temporary. To determine whether a decline in value is other-than-temporary, Management considers the reasons underlying the decline, the near-term prospects of the issuer, the extent and duration of the decline and whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. “Other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other-than-temporary, the amount of the impairment is split into two components – other-than-temporary impairment related to credit loss, which must be recognized in the income statement and other-than-temporary impairment related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of the impairment is recognized through earnings. No impairment charges were recognized in 2011; however, in 2010, the Corporation recognized impairment charges of $360 thousand on several equity securities in its portfolio as well as $581 thousand on several trust preferred pooled securities.

EARNINGS SUMMARY: The Corporation recorded net income of $12.2 million for the year ended December 31, 2011, and diluted earnings per share, including the effect of the preferred dividend, of $1.25 as compared to net income of $7.7 million and diluted earnings per share, including the effect of the preferred dividend, of $0.68 for the year ended December 31, 2010.

These results produced a return on average assets of 0.79 percent and 0.52 percent in 2011 and 2010, respectively, and a return on average common shareholders’ equity of 10.74 percent in 2011 and 6.26 percent in 2010.

The year ended December 31, 2011 included a lower provision for loan losses, higher trust fee income, gains from the ongoing strategic sales of securities and a one-time state tax benefit, described more fully below. These positive effects were partially offset by decreased net interest income and a provision for losses on other real estate owned (“OREO”).

NET INTEREST INCOME: The primary source of the Corporation’s operating income is net interest income, which is the difference between interest and dividends earned on earning assets and fees earned on loans, and interest paid on interest-bearing liabilities. Earning assets include loans to individuals and businesses, investment securities, interest-earning deposits and federal funds sold. Interest-bearing liabilities include interest-bearing checking, savings and time deposits, Federal Home Loan Bank advances and other borrowings. Net interest income is determined by the difference between the yields earned on earning assets and the rates paid on interest-bearing liabilities (“Net Interest Spread”) and the relative amounts of earning assets and interest-bearing liabilities. The Corporation’s net interest spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows and general levels of non-performing assets.

Net interest income, on a fully tax-equivalent basis, declined 2 percent to $49.6 million in 2011 from $50.6 million in 2010. The Corporation’s net interest margin for 2011 was 3.47 percent, decreasing 17 basis points from 3.64 percent in 2010.

On a fully tax-equivalent basis, interest income on earning assets, declined $4.9 million to $56.7 million for 2011 as compared to 2010. Interest income declined from 2010 primarily due to the lower rates earned on earning assets. An increase in the volume of earning assets mitigated some of this decline. Average earning assets for the years ended December 31, 2011 and 2010 totaled $1.43 billion and $1.39 billion, respectively, an increase of $43.2 million or 3 percent from the average balance in 2010. The average rate earned on earning assets was 3.96 percent in 2011, as compared to 4.44 percent in 2010, a decline of 48 basis points. The decline in the average rate on earning assets was due to the sustained low market rates in 2011 coupled with growth in lower-yielding, but less risky and shorter duration investment securities and interest-earning deposits. Average investment securities totaled $409.2 million, an increase of $44.7 million compared to 2010. The average yield was 2.39 percent for 2011. Average loan balances increased during 2011 to $965.7 million from $958.5 million in 2010, an increase of $7.2 million. The average yield on total loans decreased 43 basis points to 4.84 percent from 5.27 percent in 2010. The average yield on the residential mortgage portfolio declined in 2011 to 4.34 percent from 4.87 percent in 2010. During 2011, the average yield on the commercial mortgage loan portfolio declined 58 basis points to 5.54 percent and the average yield on commercial loans also declined to 5.35 percent. The average yield on home equity lines remained relatively constant from 2010 at 3.23 percent for 2011 and 3.21 percent for 2010. Average rates declined during the year due to lower market rates and competitive pressure experienced during 2011.

Average interest-bearing liabilities totaled $1.16 billion and $1.15 billion for the years ended December 31, 2011 and 2010, respectively, reflecting an increase of $16.2 million or 1 percent from the average balance in 2010, while the average rate paid declined to 0.61 percent for 2011 from 0.96 percent for 2010. The decline in the average rate on interest-bearing liabilities was due to the sustained low in market rates in 2011 coupled with targeted growth of lower-costing core deposits and continued run-off of higher-paying certificates of deposit.

The Corporation experienced continued growth in interest-bearing checking accounts during 2011, which grew an average of $59.5 million, or 23 percent, from 2010, Noninterest-bearing checking accounts grew $29.1 million to $243.9 million for the year ended December 31, 2011 from 2010’s levels. Checking account growth is due to the Corporation’s relationship orientation. The Corporation has successfully focused on business and personal core deposit generation, particularly checking; establishing municipal relationships within its market territory; and growth in deposits associated with its commercial mortgage and commercial loan growth. The Corporation’s Ultimate Checking product remains popular with customers, increasing $24.5 million in 2011 from 2010 due to continuing sales initiatives and a slightly higher rate than other checking products. Average money market accounts rose $9.4 million, or 2 percent, from 2010. The Corporation’s money market growth slowed during 2011 as rates declined on these products. Average certificates of deposit declined $58.2 million, or 22 percent, as the Corporation opted not to pay higher rates on maturing certificates of deposit and average rates declined 26 basis points from the 2010 year to the 2011 year.

The average balance of borrowings declined $6.9 million during 2011 to $22.6 million as the result of regular principal repayments and maturities on Federal Home Loan Bank advances, as well as the early prepayment of a $3.0 million advance. The average rate paid on borrowings was 3.28 percent during 2011 as compared to 3.54 percent during 2010, a decrease of 26 basis points.

The average balance on capital lease obligations rose $2.8 million from 2010, as the Corporation’s capital lease obligation related to its corporate headquarters was outstanding for all of 2011 as compared to approximately half of 2010. The average rate on the capital lease obligations declined 65 basis points from 2010 to 4.99 percent during 2011.

The following table compares the average balance sheets, net interest spreads and net interest margins for the years ended December 31, 2011, 2010 and 2009 (on a fully tax-equivalent basis-“FTE”):

Year Ended December 31, 2011

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$369,905	$8,351	2.26%
Tax-Exempt(1)(2)	39,338	1,439	3.66
Loans Held for Sale	880	56	6.41
Loans (2)(3)	965,716	46,716	4.84
Federal Funds Sold	100	—	0.23
Interest-Earning Deposits	54,664	144	0.26
Total Interest-Earning Assets	1,430,603	$56,706	3.96%
Noninterest-Earning Assets:
Cash and Due from Banks	8,260
Allowance for Loan Losses	(14,561)
Premises and Equipment	33,015
Other Assets	73,263
Total Noninterest-Earning Assets	99,977
Total Assets	$1,530,580
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$318,446	$1,045	0.33%
Money Markets	519,702	2,010	0.39
Savings	86,818	205	0.24
Certificates of Deposit	207,892	2,815	1.35
Total Interest-Bearing Deposits	1,132,858	6,075	0.54
Borrowed Funds	22,622	742	3.28
Capital Lease Obligation	6,397	319	4.99
Total Interest-Bearing Liabilities	1,161,877	7,136	0.61%
Noninterest-Bearing Liabilities:
Demand Deposits	243,850
Accrued Expenses and Other Liabilities	7,954
Total Noninterest-Bearing Liabilities	251,804
Shareholders’ Equity	116,899
Total Liabilities and Shareholders’ Equity	$1,530,580
Net Interest Income		$49,570
Net Interest Spread			3.35%
Net Interest Margin (4)			3.47%

Year Ended December 31, 2010

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$329,605	$9,315	2.83%
Tax-Exempt(1)(2)	34,985	1,607	4.59
Loans (2)(3)	958,472	50,529	5.27
Federal Funds Sold	174	1	0.23
Interest-Earning Deposits	64,182	149	0.23
Total Interest-Earning Assets	1,387,418	$61,601	4.44%
Noninterest-Earning Assets:
Cash and Due from Banks	8,567
Allowance for Loan Losses	(14,070)
Premises and Equipment	31,826
Other Assets	69,309
Total Noninterest-Earning Assets	95,632
Total Assets	$1,483,050
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$258,995	$1,586	0.61%
Money Markets	510,331	3,619	0.71
Savings	77,023	289	0.38
Certificates of Deposit	266,134	4,286	1.61
Total Interest-Bearing Deposits	1,112,483	9,780	0.88
Borrowed Funds	29,552	1,046	3.54
Capital Lease Obligation	3,637	206	5.64
Total Interest-Bearing Liabilities	1,145,672	11,032	0.96%
Noninterest-Bearing Liabilities:
Demand Deposits	214,753
Accrued Expenses and Other Liabilities	6,490
Total Noninterest-Bearing Liabilities	221,243
Shareholders’ Equity	116,135
Total Liabilities and Shareholders’ Equity	$1,483,050
Net Interest Income		$50,569
Net Interest Spread			3.48%
Net Interest Margin (4)			3.64%

Year Ended December 31, 2009

		Income/
	Average	Expense	Yield
(In thousands except yield information)	Balance	(FTE)	(FTE)
Assets:
Interest-Earning Assets:
Investments:
Taxable (1)	$247,500	$9,395	3.80%
Tax-Exempt(1)(2)	49,652	2,474	4.98
Loans (2)(3)	1,021,457	55,059	5.39
Federal Funds Sold	201	—	0.20
Interest-Earning Deposits	58,364	90	0.15
Total Interest-Earning Assets	1,377,174	$67,018	4.87%
Noninterest-Earning Assets:
Cash and Due from Banks	7,958
Allowance for Loan Losses	(10,879)
Premises and Equipment	27,361
Other Assets	57,802
Total Noninterest-Earning Assets	82,242
Total Assets	$1,459,416
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits:
Checking	$201,399	$1,476	0.73%
Money Markets	428,063	4,510	1.05
Savings	70,850	320	0.45
Certificates of Deposit	397,329	9,985	2.51
Total Interest-Bearing Deposits	1,097,641	16,291	1.48
Borrowed Funds	38,507	1,368	3.55
Total Interest-Bearing Liabilities	1,136,148	17,659	1.55%
Noninterest-Bearing Liabilities:
Demand Deposits	199,543
Accrued Expenses and Other Liabilities	7,144
Total Noninterest-Bearing Liabilities	206,687
Shareholders’ Equity	116,581
Total Liabilities and Shareholders’ Equity	$1,459,416
Net Interest Income		$49,359
Net Interest Spread			3.32%
Net Interest Margin (4)			3.58%

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

RATE/VOLUME ANALYSIS: The effect of volume and rate changes on net interest income (on a tax-equivalent basis) for the periods indicated are shown below:

	Year Ended 2011 Compared with 2010			Year Ended 2010 Compared with 2009
			Net			Net
	Difference due to		Change In	Difference due to		Change In
	Change In:		Income/	Change In:		Income/
(In Thousands):	Volume	Rate	Expense	Volume	Rate	Expense
ASSETS:
Investments	$2,161	$(3,293)	$(1,132)	$1,053	$(2,000)	$(947)
Loans	539	(4,352)	(3,813)	(3,040)	(1,490)	(4,530)
Loans Held for Sale	56	—	56	—	—	—
Federal Funds Sold	(1)	—	(1)	1	—	1
Interest-Earning Deposits	(23)	18	(5)	9	50	59
Total Interest Income	$2,732	$(7,627)	$(4,895)	$(1,977)	$(3,440)	$(5,417)
LIABILITIES:
Checking	$251	$(791)	$(540)	$484	$(375)	$109
Money Market	43	(1,652)	(1,609)	798	(1,689)	(891)
Savings	30	(115)	(85)	28	(58)	(30)
Certificates of Deposit	(848)	(623)	(1,471)	(2,733)	(2,966)	(5,699)
Borrowed Funds	(267)	(37)	(304)	(302)	(20)	(322)
Capital Lease Obligation	139	(26)	113	206	—	206
Total Interest Expense	$(652)	$(3,244)	$(3,896)	$(1,519)	$(5,108)	$(6,627)
Net Interest Income	$3,384	$(4,383)	$(999)	$(458)	$1,668	$1,210

INVESTMENT SECURITIES HELD TO MATURITY: Investment securities are those securities that the Corporation has both the ability and intent to hold to maturity. These securities are carried at amortized cost. The Corporation’s investment securities held to maturity at amortized cost totaled $100.7 million at December 31, 2011, compared with $140.3 million at December 31, 2010.

The carrying value of investment securities held to maturity for the years ended December 31, 2011, 2010 and 2009 are shown below.

(In Thousands)	2011	2010	2009
U.S. Government-Sponsored Entities	$—	$45,485	$16,200
Mortgage-Backed Securities-Residential	67,394	67,745	42,538
State and Political Subdivisions	24,608	17,671	20,646
Trust Preferred Pooled Securities	8,717	9,376	10,075
Total	$100,719	$140,277	$89,459

The following table presents the contractual maturities and yields of investment securities held to maturity at amortized cost, as of December 31, 2011:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
Mortgage-Backed Securities-Residential (1)	$—	$2,434	$26,897	$38,063	$67,394
	—%	1.96%	2.64%	2.20%	2.37%
State and Political Subdivisions (2)	$24,353	$255	$—	$—	$24,608
	1.68%	10.72%	—%	—%	1.77%
Trust Preferred Pooled Securities (1)	$—	$—	$—	$8,717	$8,717
	—%	—%	—%	2.79%	2.79%
Total	$24,353	$2,689	$26,897	$46,780	$100,719
	1.68%	2.79%	2.64%	2.31%	2.26%

(1) Shown using stated final maturity.

(2) Yields presented on a fully tax-equivalent basis.

INVESTMENT SECURITIES AVAILABLE FOR SALE: Investment securities available for sale are used as a part of the Corporation’s liquidity and interest rate risk management strategies, and they may be sold in response to changes in interest rates, liquidity needs, prepayment speeds and/or other factors. These securities are carried at estimated fair value, and unrealized changes in fair value are recognized as a separate component of shareholders’ equity, net of income taxes. Realized gains and losses are recognized in income at the time the securities are sold.

At December 31, 2011, the Corporation had investment securities available for sale with a fair value of $319.5 million, compared with $275.1 million at December 31, 2010. Net unrealized gains (net of income tax) of $3.2 million and $1.5 million were included in shareholders’ equity at December 31, 2011 and 2010, respectively.

The carrying value of investment securities available for sale for the years ended December 31, 2011, 2010 and 2009 are shown below:

(In Thousands)	2011	2010	2009
U.S. Treasury and U.S. Government-Sponsored Entities	$46,878	$51,135	$129,984
Mortgage-Backed Securities-Residential	236,984	202,090	117,464
State and Political Subdivisions	29,851	16,613	19,073
Other Securities	2,167	3,001	3,046
CRA Investment Fund	3,040	1,499	—
Marketable Equity Securities	600	738	2,917
Total	$319,520	$275,076	$272,484

The following table presents the contractual maturities and yields of debt securities available for sale, stated at fair value, as of December 31, 2011:

		After 1	After 5
		But	But	After
	Within	Within	Within	10
(In Thousands)	1 Year	5 Years	10 Years	Years	Total
U.S. Government-Sponsored Entities	$—	$—	$11,466	$35,412	$46,878
	—%	—%	1.34%	1.48%	1.45%
Mortgage-Backed Securities -Residential (1)	$320	$112	$98,978	$137,574	$236,984
	4.54%	4.72%	2.44%	2.45%	2.45%
State and Political Subdivisions (2)	$—	$7,447	$17,476	$4,928	$29,851
	—%	1.67%	3.68%	5.03%	3.38%
Other Securities	$—	$—	$—	$2,167	$2,167
	—%	—%	—%	1.23%	1.23%
Total	$320	$7,559	$127,920	$180,081	$315,880
	4.54%	1.72%	2.51%	2.31%	2.38%

(1) Mortgage-backed securities are shown using stated final maturity.

(2) Yields presented on a fully tax-equivalent basis.

Federal funds sold and interest-earning deposits are an additional part of the Corporation’s liquidity and interest rate risk management strategies. The combined average balance of these investments during 2011 was $54.8 million as compared to $64.4 million in 2010.

LOANS: The loan portfolio represents the largest portion of the Corporation’s earning assets and is an important source of interest and fee income. Loans are primarily originated in the State of New Jersey.

Total loans were $1.04 billion at December 31, 2011, as compared to $932.5 million at December 31, 2010, an increase of $105.8 million or 11 percent. The growth in the portfolios was primarily a result of new business initiatives during 2011. Residential mortgage loans totaled $498.5 million at December 31, 2011, an increase of $78.8 million, or 19 percent, from 2010 and was attributable to originations retained in the portfolio that have outpaced loan paydowns. During this period of lower interest rates, refinance activity has generally been robust and many of these loans have been retained in portfolio; however, the Corporation does sell certain of its longer-term, fixed-rate loan production as a source of noninterest income and as part of its interest rate risk management strategy in the lower rate environment. Commercial mortgages increased $42.4 million or 15 percent to $330.6 million in 2011 due primarily to high quality borrowers looking to refinance multi-family and other commercial mortgages held by other institutions. At December 31, 2011 and 2010, construction loans totaled $13.7 million and $25.4 million, respectively, declining $11.7 million or 46 percent as the Bank continued to decrease its exposure in construction lending. Also in 2011, commercial loans declined $7.6 million or 6 percent to $123.8 million. Home equity lines of credit increased $4.5 million, or 10 percent, and consumer loans declined $1.1 million, or 6 percent, due to the Corporation’s focus on the origination of shorter-duration floating-rate home equity loans and decreased customer demand for fixed-rate home equity loans, respectively.

The following table presents an analysis of outstanding loans by loan type, net of unamortized discounts and deferred loan origination costs, as of December 31,

(In Thousands)	2011	2010	2009	2008	2007
Residential Mortgage	$498,482	$419,653	$452,641	$505,150	$497,016
Commercial Mortgage	330,559	288,183	279,595	274,640	237,316
Commercial Loans	123,845	131,408	120,554	143,188	129,747
Commercial-Construction	13,713	25,367	64,816	66,785	60,589
Home Equity Lines of Credit	50,291	45,775	38,728	31,054	18,430
Consumer Loans	19,439	20,622	25,638	29,789	37,264
Other Loans	2,016	1,489	1,565	2,376	818
Total Loans	$1,038,345	$932,497	$983,537	$1,052,982	$981,180

The following table presents the contractual repayments of the loan portfolio, by loan type, at December 31, 2011:

	Within	After 1 But
(In Thousands)	One	Within	After
	Year	5 Years	5 Years	Total
Residential Mortgage	$204,800	$206,484	$87,198	$498,482
Commercial Mortgage	78,408	219,173	32,978	330,559
Commercial Loans	61,384	58,198	4,263	123,845
Commercial-Construction	13,713	—	—	13,713
Home Equity Lines of Credit	50,291	—	—	50,291
Consumer Loans	6,545	9,339	3,555	19,439
Other Loans	2,016	—	—	2,016
Total Loans	$417,157	$493,194	$127,994	$1,038,345

The following table presents the loans, by loan type, that have a predetermined interest rate and an adjustable interest rate due after one year at December 31, 2011:

(In Thousands)	Predetermined	Adjustable
	Interest Rate	Interest Rate
Residential Mortgage	$265,319	$113,866
Commercial Mortgage	27,152	325,519
Commercial Loans	5,997	7,625
Consumer Loans	17,034	154
Total Loans	$315,502	$447,164

The Corporation has not made nor invested in subprime loans or “Alt-A” type mortgages. At December 31, 2011, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

DEPOSITS: At December 31, 2011, the Corporation reported total deposits of $1.44 billion, an increase of $92.3 million, or 6.8 percent, from the balance reported at December 31, 2010. The Corporation’s strategy is to fund earning asset growth with core deposits, which is an important factor in the generation of net interest income. Total average deposits for 2011 increased $49.5 million, or 3.7 percent, over 2010 average levels.

The following table sets forth information concerning the composition of the Corporation’s average deposit base and average interest rates paid for the following years:

(In Thousands)	2011		2010		2009
Noninterest-Bearing Demand	$243,850	—%	$214,753	—%	$199,543	—%
Checking	318,446	0.33	258,995	0.61	201,399	0.73
Savings	86,818	0.24	77,023	0.38	70,850	0.45
Money Markets	519,702	0.39	510,331	0.71	428,063	1.05
Certificates of Deposit	207,892	1.35	266,134	1.61	397,329	2.51
Total Deposits	$1,376,708	0.44%	$1,327,236	0.74%	$1,297,184	1.26%

Certificates of deposit $100,000 and over are generally purchased by local municipal governments or individuals for periods of one year or less. The following table shows remaining maturity for certificates of deposit of $100,000 or more as of December 31, 2011 (in thousands):

Three Months or Less	$15,259
Over Three Months through Six Months	28,286
Over Six Months through Twelve Months	19,529
Over Twelve Months	8,709
Total	$71,783

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS: At December 31, 2011 and 2010, Federal Home Loan Bank (FHLB) advances totaled $17.7 million and $24.1 million, respectively, with a weighted average interest rate of 3.41 percent and 3.54 percent, respectively. During 2011, the Corporation completed an early prepayment of a $3.0 million FHLB advance, incurring a $192 thousand prepayment penalty. The Corporation considers FHLB advances an added source of funding, and accordingly, executes transactions from time to time as an additional part of Corporation’s liquidity and interest rate risk management strategies. The FHLB advances outstanding at December 31, 2011 have varying terms and interest rates, as well as prepayment penalties. There were no overnight borrowings at December 31, 2011 and 2010.

ALLOWANCE FOR LOAN LOSSES AND RELATED PROVISION: The allowance for loan losses was $13.2 million at December 31, 2011 as compared to $14.3 million at December 31, 2010. At December 31, 2011, the allowance for loan losses as a percentage of total loans outstanding was 1.27 percent compared to 1.53 percent at December 31, 2010. The provision for loan losses was $7.3 million for 2011, $10.0 million for 2010 and $9.7 million for 2009. The decline in the allowance as a percentage of loans is primarily due to lower specific reserves on impaired loans. The provision was based upon Management’s review and evaluation of the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, general market and economic conditions, detailed analysis of individual loans for which full collectability may not be assured, and the existence and fair value of the collateral and guarantees securing the loans. Although Management used the best information available, the level of the allowance for loan losses remains an estimate, which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s allowance for loan losses. Such agencies may require the Corporation to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of the Corporation’s loans are secured by real estate in the State of New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of the Corporation’s loan portfolio is susceptible to changes in market conditions in the state and may be adversely affected should real estate values decline further or New Jersey experience continuing adverse economic conditions. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Corporation’s control.

The following table presents the loan loss experience, by loan type, during the periods ended December 31, of the years indicated:

(In Thousands)	2011	2010	2009	2008	2007
Allowance for Loan Losses at
Beginning of Year	$14,282	$13,192	$9,688	$7,500	$6,768
Loans Charged-Off During the Period:
Residential Mortgage	763	450	861	7	—
Commercial Mortgage	6,767	198	1,393	—	—
Commercial and Construction	879	8,330	3,957	214	—
Home Equity Lines of Credit	89	—	15	17	—
Consumer and Other	41	188	51	1	23
Total Loans Charged-Off	8,539	9,166	6,277	239	23
Recoveries During the Period:
Residential Mortgage	—	—	—	—	—
Commercial Mortgage	96	15	—	12	—
Commercial and Construction	119	239	73	—	3
Home Equity Lines of Credit	—	—	—	12	—
Consumer and Other	15	2	8	3	2
Total Recoveries	230	256	81	27	5
Net Charge-Offs	8,309	8,910	6,196	212	18
Provision Charged to Expense	7,250	10,000	9,700	2,400	750
Allowance for Loan Losses at End of Year	$13,223	$14,282	$13,192	$9,688	$7,500

Ratios:
Allowance for Loan Losses/Total Loans	1.27%		1.53%		1.34%		0.92%		0.76%
Allowance for Loan Losses/
Total Non-Performing Loans	0.69	X	0.76	X	1.1	X	1.8	X	3.5	X

The following table shows the allocation of the allowance for loan losses and the percentage of each loan category, by collateral type, to total loans as of December 31, of the years indicated:

		% of		% of		% of		% of		% of
		Loan		Loan		Loan		Loan		Loan
		Category		Category		Category		Category		Category
		To Total		To Total		To Total		To Total		To Total
(In Thousands)	2011	Loans	2010	Loans	2009	Loans	2008	Loans	2007	Loans
Residential	$2,682	55.0	$1,890	52.5	$2,023	46.0	$2,627	50.9	$2,333	52.5
Commercial and Other	9,955	43.8	11,804	46.3	10,889	47.3	6,753	46.3	4,885	43.7
Consumer	78	1.2	66	1.2	280	6.7	308	2.8	282	3.8
Unallocated	508	N/A	522	N/A	—	N/A	—	N/A	—	N/A
Total	$13,223	100.0	$14,282	100.0	$13,192	100.0	$9,688	100.0	$7,500	100.0

The portion of the allowance for loan losses allocated to loans collectively evaluated for impairment, commonly referred to as general reserves, increased during the year from $11.8 million at year end 2010 to $11.9 million at year end 2011. General reserves at December 31, 2011 exceed the amount charged off during 2011 and represent 1.18 percent of loans collectively evaluated for impairment as of the end of the year. At December 31, 2010, general reserves were 1.30 percent of loans collectively evaluated for impairment.

The decline in the general reserve was primarily a result of a slight shift in the loan portfolio mix. The residential and multi-family portfolios experienced growth of approximately $144 million when comparing December 31, 2011 to December 31, 2010. These portfolios generally carry a lower allocation of the general allowance for loan losses. In addition, the Corporation experienced a decline in the commercial real estate and construction loan portfolios during 2011, which combined declined by approximately $45 million. The commercial real estate and the construction portfolios generally carry a higher allocation of general allowance for loan losses.

The allowance for loan losses decreased as a percentage of nonperforming loans as the level of nonperforming loans increased slightly during the year. Nonperforming loans are specifically evaluated for impairment. Also, Management commonly records partial charge-offs of the excess of the principal balance over the net realizable value of collateral for collateral dependent impaired loans; as a result, the allowance for loan losses does not always change proportionately with changes in nonperforming loans. Management charged off $8.3 million on loans identified as collateral-dependent impaired loans during 2011.

ASSET QUALITY:

The following table presents various asset quality data for the years indicated:

	Years Ended December 31,
(In Thousands)	2011	2010	2009	2008	2007

Loans Past Due 30-89 Days	$11,632	$5,475	$6,015	$8,728	$11,192

Troubled Debt Restructured Loans	$11,104	$7,157	$11,123	$—	$—

Loans Past Due 90 Days or
More and Still Accruing Interest	$345	$666	$496	$—	$—
Nonaccrual Loans	18,865	18,114	11,256	5,393	2,131
Total NonPerforming Loans	19,210	18,780	11,752	5,393	2,131
Other Real Estate Owned	7,137	4,000	360	1,211	—
Total NonPerforming Assets	$26,347	$22,780	$12,112	$6,604	$2,131

Ratios:
Total NonPerforming Loans/Total Loans	1.85%	2.01%	1.19%	0.51%	0.22
Total NonPerforming Loans/Total Assets	1.20	1.25	0.78	0.39	0.16
Total NonPerforming Assets/Total Assets	1.65	1.51	0.80	0.48	0.16

Due to the continued weakness in the housing markets and economic environment during 2011, some borrowers have found it difficult to make their loan payments under contractual terms. In certain of these cases, the Corporation has chosen to grant concessions and modify certain loan terms for a limited period of time.

The following table presents the troubled debt restructured loans, by collateral, at December 31, 2011 and 2010.

	December 31,	Number of	December 31,	Number of
(Dollars in Thousands)	2011	Relationships	2010	Relationships
Primary Residential Mortgage	$1,608	4	$1,425	8
Multifamily Property	—	—	379	1
Owner-Occupied Commercial Real Estate	3,738	3	4,773	3
Investment Commercial Real Estate	5,249	2	—	—
Commercial and Industrial	509	3	580	3
Total	$11,104	12	$7,157	15

At December 31, 2011 and 2010, $3.8 million and $379 thousand, respectively, of troubled debt restructured loans are also included in nonaccrual loans above. All troubled debt restructured loans are considered and included in impaired loans at December 31, 2011 and had specific reserves of $987 thousand. At December 31, 2010, all troubled debt restructured loans are considered and included in impaired loans and had specific reserves of $268 thousand.

Except as set forth above, the Corporation does not have any potential problem loans that causes Management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans.

Impaired loans include non-accrual loans of $18.9 million and $18.1 million at December 31, 2011 and 2010, respectively. Impaired loans also include commercial mortgage troubled debt restructured loans of $5.4 million at December 31, 2011 and $5.2 million at December 31, 2010.

The following table presents impaired loans, by collateral type, at December 31, 2011 and 2010.

	December 31,	Number of	December 31,	Number of
(Dollars in Thousands)	2011	Relationships	2010	Relationships
Primary Residential Mortgage	$8,878	25	$4,578	12
Home Equity Lines of Credit	489	3	85	1
Junior Lien Loan on Residence	680	4	537	2
Multifamily Property	550	2	691	1
Owner-Occupied Commercial Real Estate	9,054	11	3,051	9
Investment Commercial Real Estate	5,986	3	11,900	4
Commercial and Industrial	576	4	2,330	7
Commercial Construction	—	—	5,225	2
Total	$26,213	52	$28,397	38
Specific Reserves,
Included in the
Allowance for Loan
Losses	$1,288		$2,479

CONTRACTUAL OBLIGATIONS: The following table shows the significant contractual obligations of the Corporation by expected payment period, as of December 31, 2011.

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Loan Commitments	$104,374	$—	$—	$—	$104,374
Long-Term Debt Obligations	5,462	218	—	12,000	17,680
Operating Lease Obligations	2,449	4,460	3,745	8,109	18,763
Capital Lease Obligations	638	1,357	1,520	9,891	13,406
Purchase Obligations	342	43	—	—	385
Total Contractual Obligations	$113,265	$6,078	$5,265	$30,000	$154,608

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

OFF-BALANCE SHEET ARRANGEMENTS: The following table shows the amounts and expected maturities of significant commitments, consisting primarily of letters of credit, as of December 31, 2011.

	Less Than			More Than
(In Thousands)	One Year	1-3 Years	3-5 Years	5 Years	Total
Financial Letters of Credit	$347	$400	$61	$—	$808
Performance Letters of Credit	1,921	15	—	—	1,936
Commercial Letters of Credit	471	110	275	—	856
Total Letters of Credit	$2,739	$525	$336	$—	$3,600

Commitments under standby letters of credit, both financial and performance, do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

OTHER INCOME: The Corporation recorded total other income of $16.7 million in 2011, an increase of $2.6 million or 18 percent over 2010 levels. The increase in 2011 was attributable to increases in trust fees, service charges, bank owned life insurance and net securities gains, offset in part by a loss on the sale of an OREO property and lower gains on loans sold at origination. The year ended December 31, 2010 also included impairment charges on several equity and trust preferred pooled securities.

The Corporation realized trust fees totaling $10.7 million in 2011, an increase of $785 thousand or 8 percent, over the levels in 2010. This increase is attributable to an increase in trust business, including higher margin business, an increase in the average market value of assets under administration, on which the investment management fees are based, partially offset by a reduction of certain fees earned on placement of funds in money market instruments, due to the reduced interest rate environment. The average market value of assets under administration for 2011 increased to $1.95 billion compared to $1.89 billion for 2010, as the result of improving values in the markets as well as new business activity. The market value of assets under administration as of December 31, 2011 was $1.96 billion.

Income from service charges and fees of $2.9 million were recorded in 2011, an increase of $110 thousand or 4 percent, over the levels in 2010. This increase is principally attributable to increased core deposit accounts and activity from such account holders.

The Corporation also recorded income of $1.4 million related to Bank Owned Life Insurance (BOLI) policies in 2011, as compared to $863 thousand in 2010, an increase of $564 thousand or 65 percent, primarily due to proceeds on a life insurance policy received due to the passing of a former officer.

2011 reflected a $539 thousand decrease in gain on loans sold at origination as certain longer duration loans were retained in portfolio. Additionally, a $250 thousand loss on sale of an OREO property was included in other income during 2011.

Net gains on sales of securities totaled $1.0 million and $124 thousand in 2011 and 2010, respectively. The Corporation strategically sold investments during 2011 to reduce prepayment risk and/or interest rate risk and/or to benefit future yield or current capital. During the second half of 2010, the Corporation recorded two other-than-temporary non-cash impairment charges, $360 thousand on its equity portfolio and $581 thousand on three trust preferred pooled securities.

OPERATING EXPENSES: The following table presents the major components of operating expenses:

(In Thousands)	2011	2010	2009
Salaries and Benefits	$23,230	$22,529	$21,877
Premises and Equipment	9,371	9,624	8,803
FDIC Assessment	1,532	2,322	3,309
Trust Department	1,542	1,291	821
Loan Expense	1,029	888	301
Professional and Legal Fees	987	1,145	1,384
Provision for ORE Losses	865	—	640
Telephone	765	787	543
Advertising	697	691	793
Stationery and Supplies	416	450	512
Postage	373	357	376
Other Operating Expenses	3,592	3,026	2,907
Total Operating Expenses	$44,399	$43,110	$42,266

Operating expenses totaled $44.4 million in 2011, as compared to $43.1 million in 2010, an increase of $1.3 million, or 3 percent.

Salaries and benefits expense, which accounts for the largest portion of operating expenses, totaled $23.2 million in 2011, an increase of $701 thousand, or 3 percent, when compared to 2010. This increase is due to the increased costs of additional staff for the Corporation to keep up with the increased regulatory burden on financial institutions, normal salary increases and increased benefit costs, partially offset by various operational efficiencies. The Corporation’s full-time equivalent staff was 295 and 284 at December 31, 2011 and 2010, respectively.

In 2011, premises and equipment expense totaled $9.4 million as compared to $9.6 million in 2010, a decrease of $253 thousand, or 3 percent. 2011 included certain operational efficiencies. 2010 included certain one-time expenses due to the move to a new administration building.

The FDIC assessment expense decreased $790 thousand, or 34 percent, to $1.5 million in 2011 from $2.3 million in 2010. The Corporation’s assessments declined due to a regulatory change in the calculation of assessments.

Trust expense increased $251 thousand, or 19 percent, from 2010 totaling $1.5 million in 2011, as 2011 included a full year of the costs of a major system upgrade. The new system has improved efficiencies in maintaining client information as well as increased capacity for additional services. Professional and legal fees totaled $987 thousand in 2011, decreasing $158 thousand, or 14 percent, over 2010 expense due to certain one-time expenses in 2010. Loan expense totaled $1.0 million in 2011, increasing $141 thousand, or 16 percent, over 2010 expense due to higher expenses associated with problem loans. In 2011, the Corporation recorded a provision for losses on other real estate owned of $865 thousand, while there was no such provision in 2010.

When compared to 2010, other operating expenses in 2011 included: a $192 thousand prepayment penalty on the early payoff of an above market rate FHLB advance; greater expense associated with debit cards and internet and bill pay due to increased activity in 2011; and increased expenses associated with OREO. The Corporation strives to operate in an efficient manner and control costs as a means of producing increased earnings and enhancing shareholder value.

INCOME TAXES: Income tax expense for the year ended December 31, 2011 was $1.8 million as compared to income tax expense of $3.2 million for the year ended December 31, 2010. Included in income tax expense for 2011 was the reversal of a previously recorded valuation allowance of $3.0 million (or 21.37 percent of pretax income) against net state tax benefits related to security impairment charges recorded in the year ended December 31, 2008. Circumstances and projections indicated that this deferred tax asset would be realized in future periods. The effective tax rate for the year ended December 31, 2011 was 12.97 percent compared to 29.66 percent for the year ended December 31, 2010.

RESULTS OF OPERATIONS 2010 COMPARED TO 2009: For the year ended December 31, 2010, the Corporation recorded net income of $7.7 million and diluted earnings per share, after the effect of the preferred dividend, of $0.68. These results compared to net income of $7.1 million and diluted earnings per share, after the effect of the preferred dividend, of $0.64 for the year ended December 31, 2009. Per share results have been adjusted for the five percent stock dividend declared in 2009. These results produced a return on average assets of 0.52 percent and 0.49 percent in 2010 and 2009, respectively, and a return on average common shareholders’ equity of 6.26 percent in both 2010 and 2009. When compared to the 2009 period, 2010 included increased net interest income and trust fee income, partially offset by increased provision for loan losses, problem loan expense and occupancy expense.

Net interest income, on a fully tax-equivalent basis, was $50.6 million in 2010 as compared to $49.4 million in 2009; while the Corporation’s net interest margin increased six basis points to 3.64 percent in 2010 from 3.58 percent in 2009. Interest income on earning assets, on a fully tax-equivalent basis, declined $5.4 million to $61.6 million for 2010 as compared to 2009 due to the lower rates earned on earning assets. Total interest expense declined $6.6 million from 2009 to 2010, due, in large part, to the decline in certificate of deposit balances and rates.

The average rate earned on earning assets was 4.44 percent in 2010, a decline of 43 basis points from the average rate earned in 2009. The average yield on investment securities was 3.00 percent for 2010, while the average yield on investments in interest-earning deposits was 0.23 percent for 2010. The average yield on total loans decreased 12 basis points during 2010 to 5.27 percent from the 5.39 percent average yield earned in 2009. The average rate on earning assets declined due to the sustained low market rates in 2010 coupled with growth in lower-yielding, but less risky and shorter duration investment securities and interest-earning deposits.

The average rate paid on interest-bearing liabilities declined to 0.96 percent for 2010 from 1.55 percent for 2009. During 2010, the average rate paid on interest-bearing deposits was 0.88 percent as compared to 1.48 percent during 2009. The average rates paid on Federal Home Loan Bank borrowings was 3.54 percent. The decline in the average rate on interest-bearing liabilities was due to the sustained low in market rates in 2010 coupled with targeted growth of lower-costing core deposits and planned run-off of higher-paying certificates of deposit.

For the year ended December 31, 2010, average earning assets totaled $1.39 billion, an increase of $10.2 million or less than 1 percent from the average balance in 2009. Average investment securities totaled $364.6 million in 2010, an increase of $67.4 million compared to 2009, while average loans totaled $958.5 million in 2010 as compared to $1.02 billion in 2009, a decline of $63.0 million, or 6 percent. Average investments in interest-earning deposits increased $5.8 million to $64.2 million for 2010 when compared to 2009.

For the year ended December 31, 2010, average interest-bearing liabilities totaled $1.15 billion, reflecting an increase of $9.5 million or 1 percent from the average balance in 2009. Average money market accounts rose $82.3 million, or 19 percent, from 2009 to $510.3 million during 2010, while average interest-bearing checking accounts rose $57.6 million or 29 percent over the comparable period in 2009. Checking account growth during 2010 was due to the Corporation’s focus on core deposit growth. Average certificates of deposit declined $131.2 million, or 33 percent, because the Corporation opted not to pay higher rates on maturing certificates of deposit.

In 2010, the Corporation recorded total other income of $14.1 million, an increase of $317 thousand or 2 percent over 2009 levels which was attributable to increases in trust fees, service charges and income from loan sales, offset in part by impairment charges on several equity and trust preferred pooled securities.

Trust fees totaled $9.9 million in 2010, an increase of $473 thousand or 5 percent, over the levels in 2009. This increase was attributable to an increase in the market value of assets under administration, on which the investment management fees are based and higher margin business, partially offset by a reduction of certain fees earned on placement of funds in money market instruments, due to the reduced interest rate environment. As a result of improving values in the equity markets as well as new business activity, the market value of assets under administration increased to $1.94 billion at December 31, 2010, compared to $1.86 billion at December 31, 2009.

The Corporation recorded income from service charges and fees of $2.8 million in 2010, an increase of $326 thousand or 13 percent, over the levels in 2009. This increase was attributable to increased overdraft and NSF charges. Also in 2010, the Corporation recorded income of $863 thousand on the cash surrender value on Bank Owned Life Insurance (BOLI) policies, as compared to $886 thousand in 2009, a decrease of $23 thousand or 3 percent, primarily due to the lower interest rate environment during 2010.

Gain on loans sold at origination increased from $657 thousand in 2009 to $1.0 million in 2010, an increase of $384 thousand or 58 percent. More customers were interested in longer-term, fixed-rate mortgages in the 2010 low-rate environment. These mortgages were sold rather than retained in portfolio for interest rate risk management purposes. Other noninterest income of $329 thousand was realized in 2010 as compared to $286 thousand in 2009, an increase of $43 thousand or 15 percent. This was the result of an increase in the late fee income earned on loans offset in part by a loss realized on the sale of other real estate owned during 2010.

Net gains on sales of securities totaled $124 thousand and $69 thousand in 2010 and 2009, respectively. In the second half of 2010, the Corporation recorded two other-than-temporary non-cash impairment charges, $360 thousand on its equity portfolio and $581 thousand on three trust preferred pooled securities.

In 2010, operating expenses totaled $43.1 million, as compared to $42.3 million in 2009, an increase of $844 thousand, or 2 percent. Salaries and benefits expense totaled $22.5 million in 2010, an increase of $652 thousand, or 3 percent, when compared to 2009, due, in part, to normal salary increases, increased benefit costs and increased commissions paid to mortgage originators on staff. As noted earlier, in 2010, the Corporation recorded higher income in 2010 on the sale of longer-term, fixed-rate mortgage loans, which were originated as a result of the efforts of our mortgage originators. The Corporation’s full-time equivalent staff was 284 and 281 at December 31, 2010 and 2009, respectively.

Premises and equipment expense totaled $9.6 million in 2010 as compared to $8.8 million in 2009, an increase of $821 thousand, or 9 percent. This increase was attributable to the addition of a new corporate headquarters with higher operating expenses than the previous administration building. The Corporation also occupied two new offices in 2009, increasing occupancy expenses for 2010. In 2010, the FDIC assessment expense decreased $987 thousand, or 30 percent, to $2.3 million from $3.3 million. The 2009 FDIC insurance expense included the industry-wide special FDIC insurance premium assessed in the second quarter of 2009. Additionally, the Bank’s quarterly assessments declined in 2010.

In 2010, Trust expense totaled $1.3 million, increasing $470 thousand, or 57 percent, over 2009 due to the expenses of a major system upgrade. The new system has increased efficiencies in maintaining client information as well as increasing capacity for additional services. In 2010 and 2009, advertising expense totaled $691 thousand and $793 thousand, respectively, a decline of $102 thousand or 13 percent, due to a general reduction in traditional marketing efforts. Due to the installation of new telephone technology, expense for this line item increased $244 thousand, or 45 percent, over 2009. In addition, the Corporation recorded a provision for losses on other real estate owned of $640 thousand in 2009 associated with a contract for sale, while there was no such provision in 2010.

CAPITAL RESOURCES: A solid capital base provides the Corporation with the ability to support future growth and financial strength. Maintaining a strong capital position supports the Corporation’s goal of providing shareholders an attractive and stable long-term return on investment. Total shareholders’ equity increased $5.3 million or 4.5 percent to $123.0 million at December 31, 2011 when compared to $117.7 million at December 31, 2010.

At December 31, 2011, the Corporation’s common equity to total assets ratio was 6.81 percent, up from 6.44 percent at December 31, 2010. Also at December 31, 2011, the Corporation’s Tier 1 and total capital ratios were 12.51 percent and 13.76 percent, respectively, and its capital leverage ratio was 7.73 percent at December 31, 2011. On January 9, 2009, under the U.S. Department of the Treasury (the “Treasury”) Capital Purchase Program (“CPP”), the Corporation sold 28,685 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and a ten-year warrant to purchase up to 150,296 shares of the Corporation’s common stock at an exercise price of $28.63 per share, for an aggregate purchase price of $28.7 million.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5 percent per annum for the first five years, and at a rate of 9 percent per annum thereafter. Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference.

On January 6, 2010 and March 2, 2011, the Corporation redeemed 25 percent of the preferred shares issued under the Treasury’s CPP, each time repaying approximately $7.2 million to the Treasury, including accrued and unpaid dividends of approximately $51 thousand and $17 thousand, respectively. As a result of the repurchase, the accretion related to the preferred stock was accelerated and approximately $330 thousand and $246 thousand was recorded as a reduction to retained earnings in the first quarters of 2010 and 2011, respectively.

In January 2012, the Corporation announced that it had received approval to repurchase the remaining 50 percent of the preferred shares. On January 11, 2012, the Corporation repaid approximately $14.5 million to the Treasury, including accrued and unpaid dividends of approximately $112 thousand. Accretion related to the preferred stock was accelerated and approximately $362 thousand was recorded as a reduction to retained earnings in the first quarter of 2012. The 150,296 common share warrant remains outstanding after the redemption.

Since the preferred shares have been repurchased, the Corporation could repurchase the Warrant from the Treasury for its fair market value. If the Corporation and the Treasury cannot agree on a repurchase price, the warrant will be sold by the Treasury in a public auction. Unless both the holder and the Corporation agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 150,296 shares of Common Stock being issued).

Management believes the Corporation’s capital position and capital ratios are adequate. Additionally, Management believes it would have ready access to the capital markets should the need arise.

LIQUIDITY: Liquidity refers to an institution’s ability to meet short-term requirements including loan fundings, deposit withdrawals and maturing obligations. Principal sources of liquidity include cash, temporary investments, securities available for sale, deposit inflows and loan repayments.

Management actively monitors and manages the Corporation’s liquidity position and feels it is sufficient to meet future needs. Cash and cash equivalents, including federal funds sold and interest-earning deposits, totaled $43.1 million at December 31, 2011. In addition, the Corporation has $319.5 million in securities designated as available for sale at December 31, 2011. These securities can be sold in response to liquidity concerns. In addition, the Corporation generates significant liquidity from scheduled and unscheduled principal repayments of loans and mortgage-backed securities.

Another source of liquidity is borrowing capacity. At December 31, 2011, unused short-term or overnight borrowing commitments totaled $462.4 million from the FHLB and $28.9 million from correspondent banks.

ASSET/LIABILITY MANAGEMENT: The Corporation’s Asset/Liability Committee (ALCO) is responsible for implementing, monitoring and advising the Board of Directors on the level of interest rate risk. ALCO is responsible for developing, implementing and/or monitoring asset/liability management reports and strategies. In this regard, an interest rate risk simulation model, which utilizes the current balance sheet along with forward interest rate and growth projections prepared on a quarterly basis. This model has the ability to demonstrate balance sheet gaps, policy compliance analysis and predict changes to net interest income and economic/market value of portfolio equity under various interest rate scenarios.

In general, ALCO attempts to maintain a balance sheet that provides the maximum return possible consistent with acceptable exposure to credit and interest rate risk and substantial enough cash flows and reinvestment opportunities to allow the Corporation to remain profitable in all modeled rate environments.

ALCO is generally authorized to manage interest rate risk through management of capital and management of cash flows and duration of assets and liabilities, including sales and purchases of assets, as well as additions of wholesale borrowings.

Management currently uses the following strategies to manage interest rate risk:

•	Actively market adjustable-rate and/or shorter-term residential mortgage loans;
•	Actively market commercial mortgage loans, which tend to have shorter terms and higher interest rates than residential mortgage loans, and which generate customer relationships that can result in higher non-interest bearing demand deposit accounts;
•	Actively sell longer-term, fixed-rate mortgages in the current low rate environment;
•	Actively market core deposit relationships, which are generally longer duration liabilities;

•	Lengthen the weighted average maturity of liabilities through retail deposit pricing strategies but without using longer-term wholesale funding such as fixed-rate advances from the Federal Home Loan Bank of New York;
•	Closely monitor and actively manage the investment portfolio, including management of prepayment risk and interest rate risk; and
•	Maintain high levels of capital.

At this time, the Corporation is not engaged in hedging through the use of derivatives nor does it use interest rate caps and floors.

ALCO uses simulation modeling, described above, to analyze the Corporation’s net interest income sensitivity, as well as the Corporation’s economic value of portfolio equity under various interest rate scenarios. The model is based on the actual maturity and repricing characteristics of rate sensitive assets and liabilities. The model incorporates certain prepayment and interest rate assumptions, which Management believes to be reasonable as of December 31, 2011. The model assumes changes in interest rates without any proactive change in the balance sheet by Management. In the model, the forecasted shape of the yield curve remains static as of December 31, 2011.

In an immediate and sustained 200 basis point increase in market rates at December 31, 2011, net interest income for 2012 would decline approximately 9 percent while net interest income for 2013 would improve approximately 2 percent, compared to a flat interest rate scenario.

The table below shows the estimated changes in the Corporation’s economic value of portfolio equity (“EVPE”) that would result from an immediate parallel change in the market interest rates at December 31, 2011.

	Estimated Increase/			EVPE as a Percentage of
(Dollars in Thousands)	Decrease in EVPE			Present Value of Assets (2)
Change In					Increase/
Interest					(Decrease)
Rates	Estimated			EVPE	(basis
(Basis Points)	EVPE (1)	Amount	Percent	Ratio(3)	points)
+300	$173,062	$(9,888)	(5.40)%	11.57%	18.8
+200	182,063	(887)	(0.48)	11.85	46.7
+100	187,488	4,538	2.48	11.90	51.7
Flat interest rates	182,950	—	—	11.39	—
-100	167,763	(15,187)	(8.30)	10.34	(104.7)
-200	150,245	(32,705)	(17.88)	9.26	(212.8)
-300	146,264	(36,686)	(20.05)	9.00	(238.4)

(1) EVPE is the discounted present value of expected cash flows from assets and liabilities.

(2) Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(3) EVPE ratio represents EVPE divided by the present value of assets.

Certain shortcomings are inherent in the methodologies used in determining interest rate risk through changes in EVPE. Modeling changes in EVPE require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the EVPE tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the EVPE tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

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

PGB TRUST AND INVESTMENTS: Since its inception in 1972, PGB Trust and Investments, a division of the Bank, has served in the roles of executor and trustee and has provided investment management, custodial, tax, retirement and financial services to its growing client base. Officers from PGB Trust and Investments are available to provide investment services at the Corporate Headquarters in Bedminster and at five other locations, Clinton, Gladstone, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania.

The market value of assets under administration at December 31, 2011 was $1.96 billion. Fee income generated by PGB Trust Investments was $10.7 million, $9.9 million and $9.4 million in 2011, 2010 and 2009, respectively.

FORWARD LOOKING STATEMENTS: The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about Management’s confidence and strategies and Management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but not limited to

•	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	inability to successfully grow our business;
•	inability to manage our growth;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure or that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	lack of liquidity to fund our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

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

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2011	2010	2009	2008	2007
Summary Earnings:
Interest Income	$56,051	$60,922	$66,007	$71,917	$72,352
Interest Expense	7,136	11,032	17,659	25,597	36,483
Net Interest Income	48,915	49,890	48,348	46,320	35,869
Provision for Loan Losses	7,250	10,000	9,700	2,400	750
Net Interest Income After Provision For Loan Losses	41,665	39,890	38,648	43,920	35,119
Other Income, Exclusive of Securities Gains/(Losses), Net	15,679	14,932	13,729	14,382	13,789
Securities Gains/(Losses), Net	1,037	124	69	483	254
Impairment Charges on Securities		(941)	—	(56,146)	—
Other Expenses	44,399	43,110	42,266	37,285	32,087
Income/(Loss) Before Income Tax Expense	13,982	10,895	10,180	(34,646)	17,075
Income Tax Expense/(Benefit)	1,814	3,231	3,054	(12,586)	5,213
Net Income/(Loss)	12,168	7,664	7,126	(22,060)	11,862
Dividends on Preferred Stock and Accretion	1,228	1,686	1,493	—	—
Net Income/(Loss) Available to Common Shareholders	$10,940	$5,978	$5,633	$(22,060)	$11,862

Per Share Data: (Reflects a 5% Stock Dividend in 2009 Except for Cash Dividends Per Share)
Earnings/(Loss) Per Share-Basic	$1.25	$0.68	$0.64	$(2.53)	$1.36
Earnings/(Loss) Per Share-Diluted	1.25	0.68	0.64	(2.53)	1.35
Cash Dividends Declared	0.20	0.20	0.26	0.64	0.62
Book Value End-of-Period	12.47	11.03	10.57	9.64	12.32
Weighted Average Shares Outstanding	8,741,209	8,784,655	8,715,419	8,707,327	8,714,234
Common Stock Equivalents (Dilutive)	1,061	366	50,838	—	73,241

Balance Sheet Data (at Period End):
Total Assets	$1,600,335	$1,505,425	$1,512,353	$1,385,425	$1,346,976
Investment Securities Held to Maturity	100,719	140,277	89,459	51,731	45,139
Securities Available for Sale	319.520	275,076	272,484	168,641	232,651
FHLB and FRB Stock, at cost	4,569	4,624	5,315	4,902	4,293
Total Loans	1,038,345	932,497	983,537	1,052,982	981,180
Allowance for Loan Losses	13,223	14,282	13,192	9,688	7,500
Total Deposits	1,443,892	1,351,546	1,349,669	1,237,888	1,180,267
Total Shareholders’ Equity	122,971	117,716	119,509	83,894	107,429
Trust Assets under Administration (Market Value)	1,957,146	1,940,404	1,856,229	1,804,629	2,028,232
Cash Dividends:
Common	1,765	1,757	2,199	5,304	5,150
Preferred	824	1,126	1,218	—	—

Selected Performance Ratios:
Return on Average Total Assets	0.79%	0.52%	0.49%	(1.62)%	0.90%
Return on Average Common Shareholders’ Equity	10.74	6.26	6.26	(20.74)	11.12
Dividend Payout Ratio	16.13	29.39	39.05	(24.04)	43.42
Equity to Assets Ratio	7.64	7.83	7.99	7.81	8.12

Non-Interest Expenses to Average Assets	2.90	2.91	2.90	2.74	2.44
Non-Interest Income to Average Assets	1.09	0.95	0.95	(3.03)	1.07

Asset Quality Ratios (At Period End):	2011		2010		2009		2008		2007
NonPerforming Loans to Total Loans	1.85%		2.01%		1.19%		0.51%		0.22%
NonPerforming Assets to Total Assets	1.65		1.51		0.80		0.48		0.16
Allowance for Loan Losses to NonPerforming Loans	0.7	X	0.8	X	1.1	X	1.8	X	3.5	X
Allowance for Loan Losses to Total Loans	1.27%		1.53%		1.34%		0.92%		0.76%
Net Charge-Offs to Average Loans Plus Other Real Estate Owned	0.86		0.93		0.61		0.02		0.00

Liquidity and Capital Ratios:
Average Loans to Average Deposits	70.15%	72.22%	78.74%	85.01%	78.22%
Total Shareholders’ Equity to Total Assets	7.68	7.82	7.90	6.06	7.98
Average Common Shareholders’ Equity to Average Assets	6.66	6.43	6.17	7.81	8.12
Total Capital to Risk-Weighted Assets	13.76	14.16	13.71	10.05	15.91
Tier 1 Capital to Risk-Weighted Assets	12.51	12.91	12.45	9.11	14.92
Tier 1 Leverage Ratio	7.73	7.96	7.93	6.15	8.59

The following table sets forth certain unaudited quarterly financial data for the periods indicated:

Selected 2011 Quarterly Data:
(In Thousands, Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$14,257	$14,099	$13,594	$14,101
Interest Expense	2,036	1,916	1,699	1,485
Net Interest Income	12,221	12,183	11,895	12,616
Provision for Loan Losses	2,000	2,000	1,500	1,750
Trust Fees	2,718	2,829	2,555	2,584
Securities Gains/(Losses), Net	196	277	248	316
Other Income	1,255	1,218	1,170	1,350
Operating Expenses	11,243	11,035	10,573	11,548
Income Before Income Tax Expense	3,147	3,472	3,795	3,568
Income Tax Expense	1,006	1,304	(1,537)	1,041
Net Income	2,141	2,168	5,332	2,527
Dividends and Accretion on Preferred Stock	570	219	219	220
Net Income Available to Common Shareholders	$1,571	$1,949	$5,113	$2,307
Earnings Per Share-Basic	$0.18	$0.22	$0.58	$0.26
Earnings Per Share-Diluted	0.18	0.22	0.58	0.26

Selected 2010 Quarterly Data:
(In Thousands, Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$15,791	$15,450	$14,974	$14,707
Interest Expense	3,243	2,963	2,612	2,214
Net Interest Income	12,548	12,487	12,362	12,493
Provision for Loan Losses	2,400	2,750	2,000	2,850
Trust Fees	2,364	2,686	2,254	2,598
Securities Gains/(Losses), Net	—	2	126	(4)
Impairment Charges	—	—	(360)	(581)
Other Income	1,108	1,098	1,203	1,621
Operating Expenses	10,530	11,005	10,886	10,689
Income Before Income Tax Expense	3,090	2,518	2,699	2,588
Income Tax Expense	965	762	793	711
Net Income	2,125	1,756	1,906	1,877
Dividends and Accretion on Preferred Stock	710	324	326	326
Net Income Available to Common Shareholders	$1,415	$1,432	$1,580	$1,551
Earnings Per Share-Basic	$0.16	$0.16	$0.18	$0.18
Earnings Per Share-Diluted	0.16	0.16	0.18	0.18

Selected 2009 Quarterly Data:
(In Thousands, Except Per Share Data)	March 31	June 30	September 30	December 31
Interest Income	$16,795	$16,709	$16,380	$16,123
Interest Expense	4,987	4,543	4,129	4,000
Net Interest Income	11,808	12,166	12,251	12,123
Provision for Loan Losses	2,000	2,000	2,750	2,950
Trust Fees	2,332	2,550	2,200	2,346
Securities Gains/(Losses), Net	5	108	(2)	(42)
Other Income	983	1,114	1,137	1,067
Operating Expenses	9,524	11,195	10,940	10,607
Income Before Income Tax Expense	3,604	2,743	1,896	1,937
Income Tax Expense	1,122	813	583	536
Net Income	2,482	1,930	1,313	1,401
Dividends and Accretion on Preferred Stock	205	428	430	430
Net Income Available to Common Shareholders	$2,277	$1,502	$883	$971
Earnings Per Share-Basic	$0.26	$0.17	$0.10	$0.11
Earnings Per Share-Diluted	0.26	0.17	0.10	0.11

COMMON STOCK PRICES

The following table shows the 2011 and 2010 range of prices paid on known trades of Peapack-Gladstone Financial Corporation common stock and the dividends declared each quarter.

			Dividends
			Declared
2011	High	Low	Per Share
1st Quarter	$14.20	$12.71	$0.05
2nd Quarter	13.45	10.87	0.05
3rd Quarter	11.97	9.60	0.05
4th Quarter	11.06	9.71	0.05

			Dividends
			Declared
2010	High	Low	Per Share
1st Quarter	$15.87	$10.65	$0.05
2nd Quarter	16.57	11.64	0.05
3rd Quarter	13.59	10.60	0.05
4th Quarter	13.29	11.17	0.05

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

Management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2011. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based upon our assessment we believe that, as of December 31, 2011, the Corporation’s internal control over financial reporting is effective based upon those criteria. The Corporation’s independent auditors have issued an audit report on the effectiveness of the Corporation’s internal control over financial reporting. This report begins on the next page.

/s/ Frank A. Kissel	/s/ Jeffrey J. Carfora
Frank A. Kissel	Jeffrey J. Carfora
Chairman of the Board and	Executive Vice President,
Chief Executive Officer	Chief Financial Officer and
Chief Accounting Officer

March 15, 2012

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated statements of condition of Peapack-Gladstone Financial Corporation (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011. We also have audited Peapack-Gladstone Financial Corporation’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

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

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peapack-Gladstone Financial Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Peapack-Gladstone Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ Crowe Horwath LLP
Livingston, New Jersey
March 15, 2012

CONSOLIDATED STATEMENTS OF CONDITION

	December 31,
(In Thousands, Except Share Data)	2011	2010
Assets
Cash and Due From Banks	$7,097	$6,490
Federal Funds Sold	100	100
Interest-Earning Deposits	35,856	56,097
Total Cash and Cash Equivalents	43,053	62,687
Investment Securities Held to Maturity (Fair Value $99,427 in 2011 and $138,438 in 2010)	100,719	140,277
Securities Available for Sale	319,520	275,076
FHLB and FRB Stock, at cost	4,569	4,624
Loans held for sale, at fair value	2,841	N/A
Loans	1,038,345	932,497
Less: Allowance for Loan Losses	13,223	14,282
Net Loans	1,025,122	918,215
Premises and Equipment	31,941	33,820
Other Real Estate Owned	7,137	4,000
Accrued Interest Receivable	4,078	4,231
Bank Owned Life Insurance	27,296	27,074
Deferred Tax Assets, net	26,731	25,725
Other Assets	7,328	9,696
Total Assets	$1,600,335	$1,505,425

Liabilities
Deposits:
Noninterest-Bearing Demand Deposits	$297,459	$228,764
Interest-Bearing Deposits:
Checking	341,180	290,322
Savings	92,322	80,799
Money Market Accounts	516,920	524,449
Certificates of Deposit $100,000 and over	71,783	79,311
Certificates of Deposit less than $100,000	124,228	147,901
Total Deposits	1,443,892	1,351,546
Federal Home Loan Bank Advances	17,680	24,126
Capital Lease Obligation	9,178	6,304
Accrued Expenses and Other Liabilities	6,614	5,733
Total Liabilities	1,477,364	1,387,709
Shareholders’ Equity
Preferred Stock (No Par Value; Authorized 500,000 Shares; Issued 14,341 Shares at December 31, 2011 and 21,513 at December 31, 2010; Liquidation Preference of $1,000 Per Share)	13,979	20,746
Common Stock (No Par Value; Stated Value $0.83 Per Share; Authorized 21,000,000 Shares; Issued Shares, 9,240,889 at December 31, 2011 and 9,199,038 at December 31, 2010; Outstanding Shares, 8,832,711 at December 31, 2011 and 8,790,860 at December 31, 2010)	7,685	7,650
Surplus	96,323	95,586
Treasury Stock at Cost (408,178 Shares at December 31, 2011 and 2010)	(8,988)	(8,988)
Retained Earnings	13,868	4,693
Accumulated Other Comprehensive Income/(Loss), Net of Income Tax Expense/Benefit	104	(1,971)
Total Shareholders’ Equity	122,971	117,716
Total Liabilities and Shareholders’ Equity	$1,600,335	$1,505,425

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
(In Thousands, Except Per Share Data)	2011	2010	2009
Interest Income
Interest and Fees on Loans	$46,628	$50,455	$54,978
Interest Loans Held for Sale	56	N/A	N/A
Interest on Investment Securities
Held to Maturity:
Taxable	2,066	2,037	1,383
Tax-Exempt	354	467	905
Interest and Dividends on Securities
Available for Sale:
Taxable	6,285	7,278	8,012
Tax-Exempt	518	535	639
Interest on Federal Funds Sold	—	1	—
Interest-Earning Deposits	144	149	90
Total Interest Income	56,051	60,922	66,007
Interest Expense
Interest on Checking Accounts	1,045	1,586	1,476
Interest on Savings and Money Market Accounts	2,215	3,908	4,830
Interest on Certificates of Deposit Over $100,000	1,060	1,620	4,331
Interest on Other Certificates of Deposit	1,755	2,666	5,654
Interest on Overnight and Short-Term Borrowings	3	—	2
Interest on Federal Home Loan Bank Advances	739	1,046	1,366
Interest on Capital Lease Obligation	319	206	—
Total Interest Expense	7,136	11,032	17,659
Net Interest Income Before Provision For Loan Losses	48,915	49,890	48,348
Provision for Loan Losses	7,250	10,000	9,700
Net Interest Income After Provision for Loan Losses	41,665	39,890	38,648
Other Income
Trust Fees	10,686	9,901	9,428
Service Charges and Fees	2,908	2,798	2,472
Bank Owned Life Insurance	1,427	863	886
Gain on Loans Sold	502	1,041	657
Other Income	156	329	286
Other-Than-Temporary Impairment Loss:
Total Impairment Charges on Securities	—	(941)	—
Loss Recognized in Other Comprehensive Income	—	—	—
Net Impairment Loss Recognized in Earnings	—	(941)	—
Securities Gains, Net	1,037	124	69
Total Other Income	16,716	14,115	13,798
Operating Expenses
Salaries and Employee Benefits	23,230	22,529	21,877
Premises and Equipment	9,371	9,624	8,803
Other Operating Expenses (See Footnote 10)	11,798	10,957	11,586
Total Operating Expenses	44,399	43,110	42,266
Income Before Income Tax Expense	13,982	10,895	10,180
Income Tax Expense	1,814	3,231	3,054
Net Income	12,168	7,664	7,126
Dividends on Preferred Stock and Accretion	1,228	1,686	1,493
Net Income Available to Common Shareholders	$10,940	$5,978	$5,633
Earnings Per Common Share
Basic	$1.25	$0.68	$0.64
Diluted	1.25	0.68	0.64

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

						Accumulated
						Other
	Preferred	Common		Treasury	Retained	Comprehensive
(In Thousands, Except Per Share Data)	Stock	Stock	Surplus	Stock	Earnings	Income/(Loss)	Total
Balance at January 1, 2009
8,704,313 Common Shares Outstanding	$—	$7,190	$92,169	$(7,894)	$(6,063)	$(1,508)	$83,894
Comprehensive Income:
Net Income 2009					7,126		7,126
Unrealized Holding Gains on Securities Arising During the Period, Net of Amortization (Net of Income Taxes of $1,853)						2,706
Less: Reclassification Adjustment for Gains Included in Net Income (Net of Income Taxes of $24)						45
Net Unrealized Holding Gains on Securities Arising during the Period (Net of Income Taxes of $1,829)						2,661	2,661
Total Comprehensive Income							9,787
Gross Proceeds from Issuance of Preferred Stocks and Warrant, 28,685 shares	27,084		1,601				28,685
Accretion of Discount on Preferred Stock	275				(275)		—
Costs Related to Issuance of Preferred Stock			(112)				(112)
Cash Dividends Declared on Common Stock ($0.26 per Share)					(2,199)		(2,199)
Common Stock Dividend, 5 Percent, 434,272 shares		346	(346)				—
Cash Dividends Declared on Preferred Stock					(1,218)		(1,218)
Common Stock Option Expense			343				343
Common Stock Options Exercised and Related Tax Benefits, 63,921 shares		51	1,266				1,317
Issuance of Shares (Dividend Reinvestment Program), 7,581 shares		6	100				106
Adjustment to Initially Apply “Recognition and Presentation Of Other-Than-Temporary Impairments” under ASC 320-10-65 (Net of Income Taxes of $1,669)					3,100	(3,100)	—
Increase in Treasury Shares Associated with Common Stock Options Exercised, 52,327 shares				(1,094)			(1,094)
Balance at December 31, 2009 8,723,488 Common Shares Outstanding	$27,359	$7,593	$95,021	$(8,988)	$471	$(1,947)	$119,509

						Accumulated
						Other
	Preferred	Common		Treasury	Retained	Comprehensive
(In Thousands, Except Per Share Data)	Stock	Stock	Surplus	Stock	Earnings	Income/(Loss)	Total
Comprehensive Income:
Net Income 2010					7,664		7,664
Unrealized Holding Losses on Securities Arising During the Period, Net of Amortization (Net of Income Taxes of $342)						(252)
Less: Reclassification Adjustment for Losses Included in Net Income (Net of Income Taxes of $286)						(228)
Net Unrealized Holding Losses on Securities Arising during the Period (Net of Income Taxes of $56)						(24)	(24)
Total Comprehensive Income							7,640
Issuance of Restricted Stock, 55,993 shares		47	(47)				—
Amortization of Restricted Stock			150				150
Redemption of Preferred Stock, 7,172 shares	(7,172)						(7,172)
Accretion of Discount on Preferred Stock	559				(559)		—
Cash Dividends Declared on Common Stock ($0.20 per Share)					(1,757)		(1,757)
Cash Dividends Declared on Preferred Stock					(1,126)		(1,126)
Common Stock Option Expense			332				332
Sales of Shares (Dividend Reinvestment Program), 11,379 shares		10	130				140
Balance at December 31, 2010 8,790,860 Common Shares Outstanding	$20,746	$7,650	$95,586	$(8,988)	$4,693	$(1,971)	$117,716

						Accumulated
						Other
	Preferred	Common		Treasury	Retained	Comprehensive
(In Thousands, Except Per Share Data)	Stock	Stock	Surplus	Stock	Earnings	Income/(Loss)	Total
Comprehensive Income:
Net Income 2011					12,168		12,168
Unrealized Holding Gains on Securities Arising During the Period, Net of Amortization (Net of Income Taxes of $1,400)						2,749
Less: Reclassification Adjustment for Gains Included in Net Income (Net of Income Taxes of $363)						674
Net Unrealized Holding Gains on Securities Arising during the Period (Net of Income Taxes of $1,037)						2,075	2,075
Total Comprehensive Income							14,243
Issuance of Restricted Stock, 28,732 shares		24	(24)				—
Amortization of Restricted Stock			258				258
Redemption of Preferred Stock, 7,172 shares	(7,172)						(7,172)
Accretion of Discount on Preferred Stock	405				(405)		—
Cash Dividends Declared on Common Stock ($0.20 per Share)					(1,765)		(1,765)
Cash Dividends Declared on Preferred Stock					(823)		(823)
Common Stock Option Expense			362				362
Sales of Shares (Dividend Reinvestment Program), 13,119 shares		11	141				152
Balance at December 31, 2011 8,832,711 Common Shares Outstanding	$13,979	$7,685	$96,323	$(8,988)	$13,868	$104	$122,971

See Accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(In Thousands)	2011	2010	2009
Operating Activities:
Net Income	$12,168	$7,664	$7,126
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	2,870	3,146	2,433
Amortization of Premium and Accretion of Discount on Securities, Net	3,017	723	39
Amortization of Restricted Stock	258	150	—
Provision for Loan Losses	7,250	10,000	9,700
Valuation allowance on other real estate owned	865	—	640
Stock-based Compensation Expense	362	332	343
Deferred Tax Expense/(Benefit)	933	(2,148)	(539)
Reversal of Valuation Allowance – Deferred Tax Assets	(2,976)	—	—
Excess tax benefit from exercise of stock options	—	—	(292)
Impairment Charges on Securities	—	941	—
Gain on Sale of Securities, Net	(1,037)	(124)	(69)
Proceeds From Sales of Loans	34,488	74,347	51,027
Loans Originated for Sale	(36,827)	(73,306)	(50,370)
Gain on Loans Sold	(502)	(1,041)	(657)
Loss/(Gain) on OREO Sold	203	18	(16)
Loss on Disposal of Premises and Equipment	—	—	13
Increase in Cash Surrender Value of Life Insurance	(907)	(782)	(812)
Gain on life insurance proceeds	(403)	—	—
Decrease/(Increase) in Accrued Interest Receivable	153	213	(327)
Decrease/(Increase) in Other Assets	2,368	2,556	(9,794)
Increase/(Decrease) in Accrued Expenses and Other Liabilities	178	(736)	(643)
Net Cash Provided by Operating Activities	22,461	21,953	7,802
Investing Activities:
Proceeds From Maturities of Investment Securities Held to Maturity	39,094	23,111	20,572
Proceeds From Maturities of Securities Available for Sale	70,464	43,705	37,290
Proceeds From Calls of Investment Securities Held to Maturity	62,500	48,158	1,003
Proceeds From Sales of Securities Available for Sale	64,908	162,484	1,400
Proceeds From Calls of Securities Available for Sale	45,360	10,445	658
Purchase of Investment Securities Held to Maturity	(62,587)	(122,770)	(60,010)
Purchase of Securities Available for Sale, including FHLB And FRB Stock	(229,392)	(219,474)	(133,475)
Purchase of Loans	(10,893)	(943)	—
Net (Increase)/Decrease in Loans	(106,391)	38,550	63,249
Proceeds From Sales of Other Real Estate	7,576	865	574
Purchases of Premises and Equipment	(975)	(2,958)	(3,423)
Proceeds from Disposal of Premises and Equipment	861	—	2
Life insurance proceeds	1,088	—	—
Net Cash Used in Investing Activities	(118,387)	(18,827)	(72,160)
Financing Activities:
Net Increase in Deposits	92,346	1,877	111,781
Net Decrease in Overnight Borrowings	—	—	(15,250)
Repayments of FHLB Advances	(6,446)	(12,373)	(3,249)
Gross Proceeds from Issuance of Preferred Stock and Warrants	—	—	28,685
Redemption of Preferred Stock	(7,172)	(7,172)	—
Issuance Costs of Preferred Stock	—	—	(112)
Dividends Paid on Preferred Stock	(823)	(1,126)	(1,218)
Dividends Paid on Common Stock	(1,765)	(1,757)	(3,525)
Tax Benefit on Stock Option Exercises	—	—	292
Exercise of Stock Options	—	—	1,025
Sale of Common Shares (Dividend Reinvestment Program)	152	140	106
Treasury Stock Transactions	—	—	(1,094)
Net Cash Provided by/(Used in) Financing Activities	76,292	(20,411)	117,441
Net (Decrease)/Increase in Cash and Cash Equivalents	(19,634)	(17,285)	53,083
Cash and Cash Equivalents at Beginning of Year	62,687	79,972	26,889
Cash and Cash Equivalents at End of Year	$43,053	$62,687	$79,972
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for:
Interest	$7,072	$11,557	$19,090
Income Taxes	2,919	5,164	5,098
Transfer of Loans to Other Real Estate Owned	12,613	4,523	347
Acquisition of Leased Premises	2,813	6,097	—

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

Basis of Financial Statement Presentation: The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In preparing the financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statement of condition and revenues and expenses for that period. Actual results could differ from those estimates. The significant estimates that are particularly subject to change include the adequacy of the allowance for loan losses, fair value of investment securities and other-than-temporary impairment on investment securities.

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

Cash and Cash Equivalents: For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, interest-earning deposits and federal funds sold. Generally, federal funds are sold for one-day periods. Net cash flows are reported for customer loan and deposit transactions and overnight borrowings.

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

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights released; therefore, no servicing rights are recorded. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans: Loans that Management has the intent and ability to hold for the foreseeable future or until maturity are stated at the principal amount outstanding. Interest on loans is recognized based upon the principal amount outstanding. Loans are stated at face value, less purchased premium and discounts and net deferred fees. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment, on a level-yield method, to the loan’s yield. The definition of recorded investment in loans includes accrued interest receivable, however, for the Corporation’s loan disclosures, accrued interest was excluded as the impact was not material.

Loans are considered past due when they are not paid in accordance with contractual terms. The accrual of income on loans, including impaired loans, is discontinued if, in the opinion of Management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past 90 days or more and collateral, if any, is insufficient to cover principal and interest. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. A nonaccrual loan is returned to accrual status only when interest and principal payments are brought current and future payments are reasonably assured. Commercial loans are generally charged off after an analysis is completed which indicates that collectability of the full principal balance is in doubt. Consumer loans are generally charged off after they become 120 days past due. Subsequent payments are credited to income only if collection of principal is not in doubt. If principal and interest payments are brought contractually current and future collectability is reasonably assured, loans are returned to accrual status. Mortgage loans are generally charged off when the value of the underlying collateral does not cover the outstanding principal balance. The majority of the Corporation’s loans are secured by real estate in the State of New Jersey.

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

All loans are individually evaluated for impairment when loans are classified as substandard by Management. If a loan is considered impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral less estimated disposition costs if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment while they are performing assets. If and when a residential mortgage is placed on nonaccrual status and in the process of collection, such as through a foreclosure action, then they are evaluated for impairment on an individual basis and the loan is reported, net, at the fair value of the collateral less estimated disposition costs.

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

In determining an appropriate amount for the allowance, the Bank segments and evaluates the loan portfolio based on Federal call report codes, which are based on collateral. The following portfolio classes have been identified:

a)	Primary Residential Mortgage – represents all loans collaterized by the borrower’s primary residence. These are closed-end loans secured by 1-4 family residential properties that are secured by first liens. The Bank retains in its portfolio most conventional mortgage loans that have maturities of 15 years or less and generally sells most loans with maturities greater than 15 years. The Bank does not engage in sub-prime lending.

b)	Home Equity Lines of Credit – These are revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit.
c)	Junior Lien Loan on Residence – These are closed-end loans secured by 1-4 family residential properties that are secured by junior liens.
d)	Multifamily Property – These are loans secured by multifamily (5 or more) residential properties.
e)	Owner Occupied Commercial Real Estate – These are loans secured by owner-occupied nonfarm nonresidential properties.
f)	Investment Commercial Real Estate –These are loans secured by nonfarm nonresidential properties that are not owner-occupied.
g)	Commercial and Industrial – These are commercial and industrial loans not secured by real estate.
h)	Agricultural Production – These are loans to finance agricultural production and other loans to farmers.
i)	Commercial Construction – These are loans for construction, land development and other land loans.
j)	Consumer and Other – These are loans to individuals for household, family and other personal expenditures as well as obligations of states and political subdivisions in the U.S. This also represents all other loans that cannot be categorized in any of the previously mentioned loan segments.

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

Other Real Estate Owned (OREO): Other real estate owned is initially recorded at fair value, less costs to sell. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. A valuation allowance is recorded through earnings for any subsequent decline in fair value and any gains or losses on the sale of properties are recorded through earnings. Operating costs after acquisition are expensed.

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

The Corporation is no longer subject to examination by the U.S. Federal tax authorities for years prior to 2008 or by New Jersey tax authorities for years prior to 2007.

The Corporation recognizes interest and/or penalties related to income tax matters in income tax expense.

Benefit Plans: The Corporation has a 401(K) profit-sharing and investment plan, which was last amended to enhance the contributions to its salaried employees starting in May 2008. The plan is more fully described in Note 12.

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees and non-employee directors, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Corporation’s common stock at the date of grant is used for restricted stock awards. Compensation expense is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation expense is recognized on a straight-line basis over the requisite service period for the entire award. The stock options granted under these plans are exercisable at a price equal to the fair value of common stock on the date of grant and expire not more than ten years after the date of grant.

Earnings Per Share (“EPS”): In calculating earnings per share, there are no adjustments to net income available to common shareholders, which is the numerator of both the Basic and Diluted EPS. The weighted average number of shares outstanding used in the denominator for Diluted EPS is increased over the denominator used for Basic EPS by the effect of potentially dilutive common stock equivalents utilizing the treasury stock method. Common stock options outstanding are common stock equivalents, as are restricted stock until vested. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

The following table shows the calculation of both Basic and Diluted earnings per share for the years ended December 31, 2011, 2010 and 2009:

(In Thousands Except Per Share Data)	2011	2010	2009
Net Income Available to Common Shareholders	$10,940	$5,978	$5,633
Basic Weighted Average Shares Outstanding	8,741,209	8,784,655	8,715,419
Plus: Common Stock Equivalents	1,061	366	50,838
Diluted Weighted Average Shares Outstanding	8,742,270	8,785,021	8,766,257
Earnings Per Share:
Basic	$1.25	$0.68	$0.64
Diluted	1.25	0.68	0.64

Average shares of 657,121, 583,665 and 478,901 were not considered in computing diluted earnings per share for 2011, 2010 and 2009, respectively, because they were antidilutive. These antidilutive shares include stock options, unvested restricted stock awards and the warrant issued to the U.S. Treasury for 150,296 common shares.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements.

Comprehensive Income: Comprehensive income consists of net income and the change during the period in the Corporation’s net unrealized gains or losses on securities available for sale, net of tax, less adjustments for realized gains and losses, net amortization of the unrealized loss on securities transferred to held to maturity from available for sale and accretion of the non-credit component on certain held to maturity securities with other-than-temporary impairment charges in previous periods. Total comprehensive income for the years ended 2011, 2010 and 2009 was $14.2 million, $7.6 million and $9.8 million, respectively.

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

Reclassification: Certain reclassifications have been made in the prior periods’ financial statements in order to conform to the 2011 presentation and had no effect on the consolidated income statements or shareholders’ equity.

New Accounting Policies: In June 2011, the Financial Accounting Standards Board (“FASB”) amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in two separate consecutive statements. The amendments in this guidance are effective as of the beginning of the fiscal reporting year and interim periods within that year, beginning after December 15, 2011. The Corporation is currently evaluating the impact of this pronouncement on its financial statement presentation and disclosures.

2. INVESTMENT SECURITIES HELD TO MATURITY

A summary of amortized cost and estimated fair value of investment securities held to maturity included in the Consolidated Statements of Condition as of December 31, 2011 and 2010 follows:

	2011
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In Thousands)	Cost	Gains	Losses	Value
Mortgage-Backed Securities - Residential	$67,394	$1,393	$(1)	$68,786
State and Political Subdivisions	24,608	52	—	24,660
Trust Preferred Pooled Securities	8,717	2,170	(4,906)	5,981
Total	$100,719	$3,615	$(4,907)	$99,427

	2010
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government Sponsored Entities	$45,485	$11	$(790)	$44,706
Mortgage-Backed Securities - Residential	67,745	921	(494)	68,172
State and Political Subdivisions	17,671	184	(31)	17,824
Trust Preferred Pooled Securities	9,376	—	(1,640)	7,736
Total	$140,277	$1,116	$(2,955)	$138,438

The amortized cost and approximate fair value of investment securities held to maturity as of December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, mortgage-backed securities and trust preferred pooled securities, are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$24,353	$24,397
After One Year Through Five Years	255	263
After Five Years Through Ten Years	—	—
After Ten Years	—	—
	24,608	24,660
Mortgage-Backed Securities - Residential	67,394	68,786
Trust Preferred Pooled Securities	8,717	5,981
Total	$100,719	$99,427

Securities held to maturity having an approximate carrying value of $44.9 million and $12.7 million as of December 31, 2011 and 2010, respectively, were pledged to secure public funds and for other purposes required or permitted by law.

The following table presents the Corporation’s investment securities held to maturity with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2011 and 2010.

2011
	Less Than 12 Months		Duration of Unrecognized Loss 12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities - Residential	$3,194	$(1)	$—	$—	$3,194	$(1)
Trust Preferred Pooled Securities	—	—	2,729	(4,906)	2,729	(4,906)
Total	$3,194	$(1)	$2,729	$(4,906)	$5,923	$(4,907)

2010
	Less Than 12 Months		Duration of Unrecognized Loss 12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses

U.S. Government-Sponsored Entities	$39,707	$(790)	$—	$—	$39,707	$(790)

Mortgage-Backed Securities - Residential	32,553	(494)	—	—	32,553	(494)
State and Political Subdivisions	9,667	(31)	—	—	9,667	(31)
Trust Preferred Pooled Securities	—	—	1,782	(1,640)	1,782	(1,640)
Total	$81,927	$(1,315)	$1,782	$(1,640)	$83,709	$(2,955)

Management has determined that any unrecognized losses on the securities held to maturity at December 31, 2011, are temporary and due to interest rate fluctuations and/or volatile market conditions, rather than the creditworthiness of the issuers. The Corporation monitors creditworthiness of issuers periodically, including issuers of trust preferred securities on a quarterly basis. The Corporation does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery. All mortgage-backed securities were issued by U.S. government-sponsored agencies.

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

Each quarter during 2011 and 2010, to periodically assess the credit assumptions and related input data that could affect the fair value of each security, Management compared actual deferrals and defaults to the assumed deferrals and defaults included in the valuation model.

As of December 31, 2011 and 2010, the Corporation again worked with a third party to model the securities and review its valuation. The modeling process and related assumptions were similar to the process and related assumptions employed as of December 31, 2008. In 2011, no additional impairment charges were recorded, while $581 thousand in impairment charges were recorded on three trust preferred pooled securities for the year ended December 31, 2010.

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

At December 31, 2011 and 2010, other-than-temporary impairment recognized in accumulated other comprehensive income totaled $2.7 million and $3.1 million, respectively.

The table below presents a rollforward for the periods ended December 31, 2011 and 2010 of the credit losses recognized in earnings:

	Trust Preferred Securities
(In Thousands)	2011	2010
Beginning Balance, January 1,	$51,073	$50,492
Additions to Credit Losses on Securities for Which no Previous Other-Than-Temporary Impairment was Recognized	—	—
Increases to Credit Losses on Securities for Which Other-Than-Temporary Impairment Was Previously Recognized	—	581
Reductions for Previous Credit Losses Realized On Securities Sold During the Period	—	—
Reductions for Previous Credit Losses Related To Securities the Company Now Intends to Sell Or Will be More Likely Than Not Required To Sell	—	—
Reductions for Previous Credit Losses Due to an Increase in Cash Flows Expected to be Collected	—	—
Ending Balance, December 31,	51,073	51,073

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

A summary of amortized cost and approximate fair value of investment securities available for sale included in the Consolidated Statements of Condition as of December 31, 2011 and 2010 follows:

		2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Government-Sponsored Entities	$46,729	$149	$—	$46,878
Mortgage-Backed Securities - Residential	232,240	4,891	(147)	236,984
State and Political Subdivisions	28,539	1,314	(2)	29,851
Other Securities	5,999	40	(832)	5,207
Marketable Equity Securities	593	7	—	600
Total	$314,100	$6,401	$(981)	$319,520

		2010
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury and U.S. Government-Sponsored Entities	$50,926	$209	$—	$51,135
Mortgage-Backed Securities - Residential	199,099	4,179	(1,188)	202,090
State and Political Subdivisions	16,418	243	(48)	16,613
Other Securities	5,499	—	(999)	4,500
Marketable Equity Securities	680	58	—	738
Total	$272,622	$4,689	$(2,235)	$275,076

The amortized cost and approximate fair value of investment securities available for sale as of December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties. Securities not due at a single maturity, such as mortgage-backed securities, marketable equity securities and the CRA Investment Fund (included in other securities), are shown separately.

Maturing In:
(In Thousands)	Amortized Cost	Fair Value
One Year or Less	$—	$—
After One Year Through Five Years	7,352	7,447
After Five Years Through Ten Years	27,924	28,942
After Ten Years	42,991	42,507
	78,267	78,896
Mortgage-Backed Securities - Residential	232,240	236,984
CRA Investment Fund	3,000	3,040
Marketable Equity Securities	593	600
Total	$314,100	$319,520

Securities available for sale having an approximate carrying value of $8.7 million and $17.7 million as of December 31, 2011 and December 31, 2010, respectively, were pledged to secure public funds and for other purposes required or permitted by law.

Proceeds on sales of securities totaled $64.9 million, $10.3 million and $658 thousand in 2011, 2010 and 2009, respectively. Gross gains on sales of securities of $1.2 million, $224 thousand and $144 thousand and gross losses on sales of securities of $117 thousand, $100 thousand and $75 thousand were realized in 2011, 2010 and 2009, respectively. The net tax expense related to the net gains on securities sales were $363 thousand, $43 thousand and $24 thousand in 2011, 2010 and 2009, respectively.

The following table presents the Corporation’s available for sale securities with continuous unrealized losses and the approximate fair value of these investments as of December 31, 2011 and 2010.

2011
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities - Residential	$32,931	$(120)	$317	$(27)	$33,248	$(147)
State and Political Subdivisions	736	(2)	—	—	736	(2)
Other Securities	—	—	2,167	(832)	2,167	(832)
Total	$33,667	$(122)	$2,484	$(859)	$36,151	$(981)

2010
			Duration of Unrealized Loss
	Less Than 12 Months		12 Months or Longer		Total
	Approximate		Approximate		Approximate
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(In Thousands)	Value	Losses	Value	Losses	Value	Losses
Mortgage-Backed Securities - Residential	$102,695	$(984)	$2,211	$(204)	$104,906	$(1,188)
State and Political Subdivisions	777	(14)	446	(34)	1,223	(48)
Other Securities	1,499	(1)	3,001	(998)	4,500	(999)
Total	$104,971	$(999)	$5,658	$(1,236)	$110,629	$(2,235)

Management believes that the unrealized losses on investment securities available for sale are temporary and due to interest rate fluctuations and/or volatile market conditions rather than the creditworthiness of the issuers. The Corporation does not intend to sell these securities nor is it likely that it will be required to sell the securities before their anticipated recovery.

At December 31, 2011, the unrealized loss of $832 thousand on Other Securities is related to a security issued by a large bank holding company that has experienced declines in all its securities due to the turmoil in the financial markets and a merger. The security is a single-issuer trust preferred security. It was downgraded to below investment grade by Moody’s and is currently rated Ba1. Management monitors the performance of the issuer on a quarterly basis to determine if there are any credit events that could result in deferral or default of the security. In spite of the credit downgrade, the fair value of this security at December 31, 2011, is higher than the fair value at December 31, 2010. Management believes the depressed valuation is a result of the nature of the security (trust preferred bond) and the bond’s very low yield. At December 31, 2011, Management does not intend to sell the security nor is it likely that it will be required to sell the security before its anticipated recovery.

No other-than-temporary impairment charges were recognized in 2011; however, in 2010, the Corporation recognized a noncash charge of $360 thousand related to an other-than-temporary impairment charge for seven equity securities with a cost of $1.1 million. No other-than-temporary impairment charges were recognized in 2009.

4. LOANS

The following table presents loans outstanding, by type of loan, as of December 31:

		% of Total		% of Total
(In Thousands)	2011	Loans	2010	Loans
Residential Mortgage	$498,482	48.01%	$419,653	45.00%
Commercial Mortgage	330,559	31.84	288,183	30.91
Commercial Loans	123,845	11.93	131,408	14.09
Construction Loans	13,713	1.32	25,367	2.72
Home Equity Lines of Credit	50,291	4.84	45,775	4.91
Consumer Loans, Including Fixed Rate Home Equity Loans	19,439	1.87	20,622	2.21
Other Loans	2,016	0.19	1,489	0.16
Total Loans	$1,038,345	100.00%	$932,497	100.00%

In determining an appropriate amount for the allowance, the Bank segments and evaluates the loan portfolio based on Federal call report codes. The following portfolio classes have been identified as of December 31:

		% of Total		% of Total
(In Thousands)	2011	Loans	2010	Loans
Primary Residential Mortgages	$511,418	49.40%	$430,647	46.30%
Home Equity Lines of Credit	50,394	4.87	45,815	4.92
Junior Lien Loan on Residence	13,053	1.26	15,518	1.67
Multifamily Property	104,056	10.05	41,018	4.41
Owner-Occupied Commercial Real Estate	107,852	10.42	117,685	12.65
Investment Commercial Real Estate	186,998	18.06	215,696	23.19
Commercial and Industrial	29,825	2.88	27,711	2.98
Agricultural Production Loans	18	N/A	—	—
Commercial Construction	19,208	1.85	25,406	2.73
Consumer and Other	12,516	1.21	10,673	1.15
Total Loans	$1,035,338	100.00%	$930,169	100.00%
Net Deferred Fees	3,007		2,328
Total Loans Including Net Deferred Fees	$1,038,345		$932,497

Included in the totals above for December 31, 2011 is $691 thousand of unamortized discount as compared to $1.4 million of unamortized discount for December 31, 2010.

In the ordinary course of business, the Corporation, through the Bank, may extend credit to officers, directors or their associates. These loans are subject to the Corporation’s normal lending policy and Federal Reserve Bank Regulation O.

The following table shows the changes in loans to officers, directors or their associates:

(In Thousands)	2011	2010
Balance, Beginning of Year	$1,183	$3,192
New Loans	793	1,638
Repayments	(648)	(3,438)
Loans With Individuals No Longer Considered Related Parties	—	(209)
Balance, At End of Year	$1,328	$1,183

The following tables present the loan balances by portfolio segment, based on impairment method, and the corresponding balances in the allowance for loan losses as of December 31, 2011 and December 31, 2010:

December 31, 2011
		Ending ALLL		Ending ALLL
	Total	Attributable	Total	Attributable
	Loans	to Loans	Loans	to Loans
	Individually	Individually	Collectively	Collectively
	Evaluated for	Evaluated for	Evaluated for	Evaluated for	Total	Total Ending
(In Thousands)	Impairment	Impairment	Impairment	Impairment	Loans	ALLL
Primary Residential Mortgage	$8,878	$345	$502,540	$2,069	$511,418	$2,414
Home Equity Lines of Credit	489	—	49,905	204	50,394	204
Junior Lien Loan On Residence	680	9	12,373	55	13,053	64
Multifamily Property	550	52	103,506	653	104,056	705
Owner-Occupied Commercial Real Estate	9,054	322	98,798	2,786	107,852	3,108
Investment Commercial Real Estate	5,986	509	181,012	3,672	186,998	4,181
Commercial and Industrial	576	51	29,249	1,240	29,825	1,291
Agricultural Production	—	—	18	1	18	1
Commercial Construction	—	—	19,208	669	19,208	669
Consumer and Other	—	—	12,516	78	12,516	78
Unallocated	—	—	—	508	—	508
Total ALLL	$26,213	$1,288	$1,009,125	$11,935	$1,035,338	$13,223

December 31, 2010
		Ending ALLL		Ending ALLL
	Total	Attributable	Total	Attributable
	Loans	to Loans	Loans	to Loans
	Individually	Individually	Collectively	Collectively
	Evaluated for	Evaluated for	Evaluated for	Evaluated for	Total	Total Ending
(In Thousands)	Impairment	Impairment	Impairment	Impairment	Loans	ALLL
Primary Residential Mortgage	$4,578	$—	$426,069	$1,502	$430,647	$1,502
Home Equity Lines of Credit	85	—	45,730	160	45,815	160
Junior Lien Loan On Residence	537	—	14,981	228	15,518	228
Multifamily Property	691	26	40,327	277	41,018	303
Owner-Occupied Commercial Real Estate	3,051	504	114,634	2,273	117,685	2,777
Investment Commercial Real Estate	11,900	1,141	203,796	3,618	215,696	4,759
Commercial and Industrial	2,330	308	25,381	2,411	27,711	2,719
Commercial Construction	5,225	500	20,181	746	25,406	1,246
Consumer and Other	—	—	10,673	66	10,673	66
Unallocated	—	—	—	522	—	522
Total ALLL	$28,397	$2,479	$901,772	$11,803	$930,169	$14,282

Impaired loans include nonaccrual loans of $18.9 million at December 31, 2011 and $18.1 million at December 31, 2010. Impaired loans also includes performing troubled debt restructured loans of $7.3 million at December 31, 2011 and $5.7 million at December 31, 2010. The allowance allocated to troubled debt restructured loans which are nonaccrual totaled $280 thousand and $268 thousand, as of December 31, 2011 and December 31, 2010, respectively. All accruing troubled debt restructured loans were paying in accordance with restructured terms as of December 31, 2011. The Corporation has not committed to lend additional amounts as of December 31, 2011 to customers with outstanding loans that are classified as loan restructurings.

The following tables present loans individually evaluated for impairment by class of loans as of December 31, 2011 and December 31, 2010:

December 31, 2011
	Unpaid			Average	Interest
	Principal	Recorded	Specific	Impaired	Income
(In Thousands)	Balance	Investment	Reserves	Loans	Recognized
With No Related Allowance Recorded:
Primary Residential Mortgage	7,586	5,844	—	4,721	87
Multifamily Property	312	286	—	243	—
Owner-Occupied Commercial Real Estate	10,630	7,049	—	5,575	158
Investment Commercial Real Estate	397	299	—	322	20
Commercial and Industrial	475	475	—	433	24
Home Equity Lines of Credit	595	489	—	66	18
Junior Lien Loan on Residence	682	555	—	453	9
Total Loans with No Related Allowance	20,677	14,997	—	11,813	316
With Related Allowance Recorded:
Primary Residential Mortgage	3,083	3,034	345	1,496	99
Multifamily Property	264	264	52	71	13
Owner-Occupied Commercial Real Estate	2,020	2,005	322	1,254	66
Investment Commercial Real Estate	5,979	5,687	509	2,865	373
Commercial and Industrial	101	101	51	495	9
Junior Lien Loan on Residence	138	125	9	128	—
Commercial Construction	—	—	—	995	—
Total Loans with Related Allowance	11,585	11,216	1,288	7,304	560
Total Loans Individually Evaluated for Impairment	32,262	26,213	1,288	19,117	876

December 31, 2010
	Unpaid			Average	Interest
	Principal	Recorded	Specific	Impaired	Income
(In Thousands)	Balance	Investment	Reserves	Loans	Recognized
With No Related Allowance Recorded:
Primary Residential Mortgage	5,080	4,578	—	2,953	66
Home Equity Lines of Credit	100	85	—	85	—
Junior Lien Loan on Residence	660	537	—	430	6
Total Loans with No Related Allowance	5,840	5,200	—	3,468	72
With Related Allowance Recorded:
Primary Residential Mortgage	—	—	—	1,016	94
Multifamily Property	713	691	26	110	—
Owner-Occupied Commercial Real Estate	8,238	7,972	504	7,043	275
Investment Commercial Real Estate	6,979	6,979	1,141	450	157
Commercial and Industrial	3,464	2,330	308	1,149	62
Junior Lien Loan on Residence	—	—	—	24	—
Commercial Construction	8,199	5,225	500	8,205	74
Consumer and Other	—	—	—	4
Total Loans with Related Allowance	27,593	23,197	2,479	18,001	662
Total Loans Individually Evaluated for Impairment	33,433	28,397	2,479	21,469	734

There is no cash received into income on nonaccruing impaired loans for the year ended December 31, 2011.

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2011 and December 31, 2010:

December 31, 2011
		Loans Past Due
		Over 90 Days
		And Still
		Accruing
(In Thousands)	Nonaccrual	Interest
Primary Residential Mortgage	$7,468	$—
Home Equity Lines of Credit	489	—
Junior Lien Loan on Residence	680	—
Multifamily Property	550	—
Owner-Occupied Commercial Real Estate	8,641	—
Investment Commercial Real Estate	1,037	—
Commercial and Industrial	—	345
Consumer and Other	—	—
Total	$18,865	$345

December 31, 2010
		Loans Past Due
		Over 90 Days
		And Still
		Accruing
(In Thousands)	Nonaccrual	Interest
Primary Residential Mortgage	$4,578	$—
Home Equity Lines of Credit	85	—
Junior Lien Loan on Residence	537	—
Multifamily Property	378	361
Owner-Occupied Commercial Real Estate	1,594	305
Investment Commercial Real Estate	3,966	—
Commercial and Industrial	1,751	—
Commercial Construction	5,225	—
Total	$18,114	$666

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following tables present the aging of the recorded investment in past due loans as of December 31, 2011 and December 31, 2010 by class of loans, excluding nonaccrual loans:

December 31, 2011
	30-59	60-89	Greater Than
	Days	Days	90 Days	Total
(In Thousands)	Past Due	Past Due	Past Due	Past Due
Primary Residential Mortgage	$4,857	$898	$—	$5,755
Home Equity Lines of Credit	565	19	—	584
Junior Lien Loan on Residence	399	—	—	399
Multifamily Property	395	—	—	395
Owner-Occupied Commercial Real Estate	3,381	—	—	3,381
Investment Commercial Real Estate	242	—	—	242
Commercial and Industrial	368	—	345	713
Commercial Construction	500	—	—	500
Consumer and Other	8	—	—	8
Total	$10,715	$917	$345	$11,977

December 31, 2010
	30-59	60-89	Greater Than
	Days	Days	90 Days	Total
(In Thousands)	Past Due	Past Due	Past Due	Past Due
Primary Residential Mortgage	$3,490	$162	$—	$3,652
Junior Lien Loan on Residence	—	—	—	—
Multifamily Property	—	—	361	361
Owner-Occupied Commercial Real Estate	820	—	305	1,125
Investment Commercial Real Estate	728	—	—	728
Commercial and Industrial	274	—	—	274
Consumer and Other	1	—	—	1
Total	$5,313	$162	$666	$6,141

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

The Corporation considers the performance of the loan portfolio and its impact on the allowance for loan losses. For residential and consumer loans, the Corporation evaluated credit quality primarily based on the aging status of the loan, which was previously presented.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. As of December 31, 2011, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special
(In Thousands)	Pass	Mention	Substandard	Doubtful
Primary Residential Mortgage	$496,815	$5,437	$9,166	$—
Home Equity Lines of Credit	49,905	—	489	—
Junior Lien Loan on Residence	12,244	129	680	—
Multifamily Property	102,948	163	945	—
Owner-Occupied Commercial Real Estate	81,797	9,524	16,531	—
Investment Commercial Real Estate	157,579	9,599	19,820	—
Agricultural Production Loans	18	—	—	—
Commercial and Industrial	28,020	835	970	—
Commercial Construction	18,474	234	500	—
Consumer and Other Loans	12,021	495	—	—
Total	$959,821	$26,416	$49,101	$—

As of December 31, 2010, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special
(In Thousands)	Pass	Mention	Substandard	Doubtful
Primary Residential Mortgage	$420,574	$5,495	$4,578	$—
Home Equity Lines of Credit	45,730	—	85	—
Junior Lien Loan on Residence	14,877	104	537	—
Multifamily Property	39,710	166	1,142	—
Owner-Occupied Commercial Real Estate	89,136	14,722	13,827	—
Investment Commercial Real Estate	187,305	14,468	13,923	—
Commercial and Industrial	23,217	1,864	2,630	—
Commercial Construction	20,181	—	5,225	—
Consumer and Other Loans	10,673	—	—	—
Total	$851,403	$36,819	$41,947	$—

At December 31, 2011, $26.2 million of the $49.1 million of the substandard loans were also considered impaired as compared to December 31, 2010, when $28.4 million of the $41.9 million of the substandard loans were also considered impaired.

The Corporation considers the performance of the loan portfolio and its impact on the allowance for loan losses. For residential and consumer loans, the Corporation also evaluated credit quality based on the aging status of the loan, which was previously presented.

The activity in the allowance for loan losses for the year ended December 31, 2011 is summarized below:

	January 1,				December 31,
	2011				2011
	Beginning				Ending
(In Thousands)	ALLL	Charge-Offs	Recoveries	Provision	ALLL
Primary Residential Mortgage	$1,502	$(763)	$—	$1,675	$2,414
Home Equity Lines of Credit	160	(89)	—	133	204
Junior Lien Loan On Residence	228	(13)	14	(165)	64
Multifamily Property	303	(75)	8	469	705
Owner-Occupied Commercial Real Estate	2,777	(3,405)	40	3,696	3,108
Investment Commercial Real Estate	4,759	(3,287)	48	2,661	4,181
Agricultural Production	—	—	—	1	1
Commercial and Industrial	2,719	(272)	108	(1,264)	1,291
Commercial Construction	1,246	(607)	11	19	669
Consumer and Other	66	(28)	1	39	78
Unallocated	522	—	—	(14)	508
Total ALLL	$14,282	$(8,539)	$230	$7,250	$13,223

A summary of changes in the allowance for loan losses for the years indicated follows:

(In Thousands)	2010	2009
Balance, Beginning of Year	$13,192	$9,688
Provision Charged to Expense	10,000	9,700
Loans Charged-Off	(9,166)	(6,277)
Recoveries	256	81
Balance, End of Year	$14,282	$13,192

Troubled Debt Restructurings:

The Corporation has allocated $707 thousand and $324 thousand of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2011 and December 31, 2010, respectively. There were no unfunded commitments to lend additional amounts to customers with outstanding loans that are classified as troubled debt restructurings.

During the period ended December 31, 2011, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower that the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan.

The following table presents loans by class modified as troubled debt restructurings that occurred during the year ended December 31, 2011:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
Troubled Debt Restructurings	Contracts	Investment	Investment
Primary Residential Mortgage	3	$1,410	$1,410
Owner-Occupied Commercial Real Estate	1	412	412
Investment Commercial Real Estate	1	4,949	4,949
Total	5	$6,771	$6,771

The residential mortgages were modified by extending the maturities longer than six months. Both of the commercial real estate loans were modified to an interest only basis pending the sale of the underlying collateral. The Bank did not forgive any principal or interest on any of these loans and expects to collect the full amount that is contractually owed.

The following table presents loans by class modified as troubled debt restructurings on accrual as of December 31, 2011:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded	Specific
Troubled Debt Restructurings on Accrual	Contracts	Investment	Investment	Reserves
Primary Residential Mortgage	3	$1,410	$1,410	$201
Owner-Occupied Commercial Real Estate	1	412	412	—
Investment Commercial Real Estate	1	4,950	4,950	455
Commercial and Industrial	3	509	509	51
Total	8	$7,281	$7,281	$707

There are five loans totaling $3.8 million that have been categorized as troubled debt restructurings that are also included in loans that are on nonaccrual. Three of these loans consist of owner-occupied commercial real estate and total $3.3 million. One is a residential first mortgage totaling $198 thousand and one is a commercial mortgage totaling $299 thousand on a mixed use investment property.

The following table presents loans by class modified as troubled debt restructurings during the year ended December 31, 2011 for which there was a payment default during the same period:

Troubled Debt Restructurings That	Number of	Recorded
Subsequently Defaulted	Contracts	Investment
Owner-Occupied Commercial Real Estate	1	$412

Total	1	$412

The terms of certain other loans were modified during the period ending December 31, 2011 that did not meet the definition of a troubled debt restructuring. These are loans that are still on the books and have a total recorded investment as December 31, 2011 of $2.7 million. The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties or a delay in a payment that was considered to be insignificant.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Corporation’s internal underwriting policy.

5. PREMISES AND EQUIPMENT

Premises and equipment as of December 31, follows:

(In Thousands)	2011	2010
Land and Land Improvements	$4,943	$7,152
Buildings	11,892	14,660
Furniture and Equipment	19,529	19,346
Leasehold Improvements	9,016	8,970
Projects in Progress	111	378
Capital Lease Asset	8,911	6,097
	54,402	56,603
Less: Accumulated Depreciation	22,461	22,783
Total	$31,941	$33,820

The Corporation recorded depreciation expense of $2.9 million, $3.1 million and $2.4 million for the years ended December 31, 2011, 2010 and 2009, respectively.

The Corporation leases its corporate headquarters building under a capital lease. The lease arrangement requires monthly payments through 2025. Related depreciation expense and accumulated depreciation of $400 thousand is included in 2011 results.

In December 2011, the Corporation completed a sale-leaseback transaction involving its Gladstone property. The Corporation leased the majority of the building to house its branch. The lease arrangement requires monthly payments through 2031. The gain on the sale of $764 thousand was deferred and will be accreted to income over the life of the lease. Payments began on January 1, 2012 and no expense is included in the 2011 results.

6. OTHER REAL ESTATE OWNED

At December 31, 2011 and 2010, the Corporation had other real estate owned totaling $7.1 million, net of valuation allowance, and $4.0 million, respectively.

The following table shows the activity in other real estate owned, excluding the valuation allowance, for the years ended December 31,

(In Thousands)	2011	2010
Balance, Beginning of Year	$4,000	$360
OREO Properties Added	12,613	4,523
Sales During Year	(8,611)	(883)
Balance, End of Year	$8,002	$4,000

The following table shows the activity in the valuation allowance for the years ended December 31,

(In Thousands)	2011	2010	2009
Balance, Beginning of Year	$—	$—	$—
Additions Charged to Expense	865	—	640
Direct Writedowns	—	—	(640)
Balance, End of Year	$865	$—	$—

The following table shows expenses related to other real estate owned for the years ended December 31,

(In Thousands)	2011	2010	2009
Net Loss/(Gain) on Sales	$203	$19	$(16)
Provision for Unrealized Losses	865	—	640
Operating Expenses, Net of Rental Income	179	28	132
Total	$1,247	$47	$756

7. DEPOSITS

The following table sets forth the details of total deposits:

	December 31, 2011		December 31, 2010

(In Thousands)	$	%	$	%
Noninterest-Bearing Demand Deposits	$297,459	20.60%	$228,764	16.93%
Interest-Bearing Checking	341,180	23.63	290,322	21.48
Savings	92,322	6.39	80,799	5.98
Money Market	516,920	35.80	524,449	38.80
Certificates of Deposit	196,011	13.58	227,212	16.81
Total Deposits	$1,443,892	100.00%	$1,351,546	100.00%

The scheduled maturities of time deposits are as follows:

(In Thousands)
2012	$117,722
2013	34,601
2014	17,537
2015	15,826
2016	10,325
Total	$196,011

8. FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

Advances from FHLB totaled $17.7 million and $24.1 million at December 31, 2011 and 2010, respectively, with a weighted average interest rate of 3.41 percent and 3.54 percent, respectively.

At December 31, 2011 advances totaling $1.0 million with a rate of 3.88 percent, have fixed maturity dates, while at December 31, 2010, advances totaling $4.0 million with a weighted average rate of 3.69 percent, have fixed maturity dates. At December 31, 2011, advances totaling $680 thousand with a weighted average rate of 3.73 percent, were amortizing advances with monthly payments of principal and interest, while at December 31, 2010, advances totaling $1.1 million with a weighted average rate of 3.73 percent, were amortizing advances with monthly payments of principal and interest. These advances are secured by blanket pledges of certain 1-4 family residential mortgages totaling $76.5 million at December 31, 2011 and $102.7 million at December 31, 2010.

Also at December 31, 2011, the Corporation had $16.0 million in variable rate advances, with a weighted average rate of 3.45 percent, that are noncallable for one, two or three years and then callable quarterly with final maturities of five, seven or ten years from the original date of the advance, while at December 31, 2010, the Corporation had $19.0 million in variable rate advances, with a weighted average rate of 3.29 percent. All of these advances are beyond their initial noncallable periods. These advances are secured by pledges of investment securities totaling $20.1 million at December 31, 2011 and $22.2 million at December 31, 2010.

The advances have prepayment penalties.

The scheduled principal repayments and maturities of advances are as follows:

(In Thousands)
2012	$5,462
2013	218
2014	—
2015	—
2016	—
Over 5 Years	12,000
Total	$17,680

At December 31, 2011 and at December 31, 2010 there were no overnight borrowings with the FHLB. At December 31, 2011, unused short-term or overnight borrowing commitments totaled $462.4 million from the FHLB and $28.9 million from correspondent banks.

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

The Corporation used the following methods and significant assumptions to estimate the fair value:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used, if available, to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations. There were no transfers of securities between Level 1 and Level 2 during 2011.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals, less cost to sell. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

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

The following table summarizes, for the periods indicated, assets measured at fair value on a recurring basis:

		Fair Value Measurements Using
		Quoted
		Prices in
		Active
		Markets	Significant
		For	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
(In Thousands)	2011	(Level 1)	(Level 2)	(Level 3)

Assets:
Securities Available for Sale
U.S. Government-Sponsored Entities	$46,878	$—	$46,878	$—
Mortgage-Backed Securities - Residential	236,984	—	236,984	—
State and Political Subdivisions	29,851	—	29,851	—
Other Securities	2,167	—	2,167	—
CRA Investment Fund	3,040	—	3,040	—
Marketable Equity Securities	600	600	—	—
Total	$319,520	$600	$318,920	$—

	December 31,
(In Thousands)	2010

Assets:
Securities Available for Sale
U.S. Treasury and U.S. Government-Sponsored Entities	$51,135	$—	$51,135	$—
Mortgage-Backed Securities - Residential	202,090	—	202,090	—
State and Political Subdivisions	16,613	—	16,613	—
Other Securities	3,001	—	3,001	—
CRA Investment Fund	1,499	—	1,499	—
Marketable Equity Securities	738	738	—	—
Total	$275,076	$738	$274,338	$—

The following table summarizes, for the periods indicated, assets measured at fair value on a non-recurring basis:

		Fair Value Measurements Using
		Quoted
		Prices in
		Active
		Markets	Significant
		For	Other	Significant
		Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
(In Thousands)	2011	(Level 1)	(Level 2)	(Level 3)
Assets:
Impaired Loans:
Primary Residential Mortgage	$1,462	$—	$—	$1,462
Owner-Occupied Commercial Mortgage	1,303	—	—	1,303
Investment Commercial Real Estate	228	—	—	228
Multifamily	212	—	—	212
Junior Lien on Residence	117	—	—	117

OREO	2,135	—	—	2,135

	December 31,
(In Thousands)	2010
Assets:
Impaired Loans:
Multifamily	$286	$—	$—	$286
Owner-Occupied Commercial Mortgage	4,328	—	—	4,328
Investment Commercial Real Estate	5,838	—	—	5,838
Commercial & Industrial	346	—	—	346
Commercial Construction	3,000	—	—	3,000

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $4.6 million, with a valuation allowance of $1.3 million at December 31, 2011. Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $16.3 million, with a valuation allowance of $2.5 million at December 31, 2010.

At December 31, 2011 other real estate owned, at fair value, consisted of one property with a gross investment of $3.0 million and a valuation allowance of $865 thousand.

The carrying amounts and estimated fair values of financial instruments at December 31, 2011 and 2010 are as follows:

	December 31, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
(In Thousands)	Amount	Value	Amount	Value
Financial Assets:
Cash and Cash Equivalents	$43,053	$43,053	$62,687	$62,687
Investment Securities, Held to Maturity	100,719	99,427	140,277	138,438
Investment Securities Available for Sale	319,520	319,520	275,076	275,076
FHLB and FRB Stock	4,569	N/A	4,624	N/A
Loans Held for Sale	2,841	2,841	—	—
Loans, Net of Allowance for Loan Losses	1,025,122	1,034,541	918,215	917,257
Accrued Interest Receivable	4,078	4,078	4,231	4,231
Financial Liabilities:
Deposits	1,443,892	1,446,778	1,351,546	1,353,834
Federal Home Loan Bank Advances	17,680	19,100	24,126	25,330
Accrued Interest Payable	460	460	716	716

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

10. OTHER OPERATING EXPENSES

The following table presents the major components of other operating expenses:

(In Thousands)	2011	2010	2009
FDIC Insurance	$1,532	$2,322	$3,309
Trust Department	1,542	1,291	821
Loan Expense	1,029	888	301
Professional and Legal Fees	987	1,145	1,384
Provision for ORE Losses	865	—	640
Other Operating Expenses	5,843	5,311	5,131
Total Other Operating Expenses	$11,798	$10,957	$11,586

11. INCOME TAXES

The income tax expense included in the consolidated financial statements for the years ended December 31, is allocated as follows:

(In Thousands)	2011	2010	2009
Federal:
Current Expense	$3,856	$4,752	$3,447
Deferred Expense/(Benefit)	1,364	(1,874)	(674)
State:
Current Expense	1	627	146
Deferred Benefit	(431)	(306)	(209)
Reversal of Valuation Allowance	(2,976)	32	344
Total Income Tax Expense	$1,814	$3,231	$3,054

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income before taxes as a result of the following:

(In Thousands)	2011	2010	2009
Computed “Expected” Tax Expense	$4,894	$3,813	$3,563
(Decrease)/Increase in Taxes Resulting From:
Tax-Exempt Income	(350)	(386)	(580)
State Income Taxes	(2,200)	229	(21)
Bank Owned Life Insurance Income	(413)	(225)	(223)
Interest Disallowance	23	33	66
Stock-Based Compensation	65	61	94
Rate Adjustment	(100)	(100)	(100)
Other	(105)	(194)	255
Total Income Tax Expense	$1,814	$3,231	$3,054

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

(In Thousands)	2011	2010
Deferred Tax Assets:
Allowance for Loan Losses	$5,402	$5,834
Valuation Allowance for OREO Losses	353	—
State Net Operating Loss Carry Forward	274	1,071
Lease Adjustment	185	180
Post Retirement Benefits	253	238
Prepaid Alternative Minimum Assessment	283	283
Contribution Limitation	56	58
Other Than Temporary Impairment	20,924	20,940
Unrealized Loss on Market Adjustment on Other-Than-Temporary Impaired Securities	1,866	1,905
State Capital Loss	21	—
Stock Option Expense	212	139
Nonaccrued Interest	1,781	1,698
Accrued Compensation	204	157
Capital Leases	62	—
Valuation Allowance-Other-Than-Temporary Impairment State Tax	(12)	(3,260)
Total Gross Deferred Tax Assets	$31,864	$29,243

Deferred Tax Liabilities:
Bank Premises and Equipment, Principally Due to Difference in Depreciation	$1,843	$1,474
Unrealized Gain on Securities Available for Sale	1,931	661
Deferred Loan Origination Costs and Fees	1,090	835
Deferred Income	130	404
Nonmonetary Gain	97	97
Investment Securities, Principally due to the Accretion of Bond Discount	42	47
Total Gross Deferred Tax Liabilities	5,133	3,518
Net Deferred Tax Asset	$26,731	$25,725

The net deferred asset includes the tax effect of $4.7 million of New Jersey net operating loss carryforwards that expire from 2012 through 2029.

During 2008, the Corporation recorded a $56.1 million other-than-temporary impairment on its trust preferred pooled securities. The impairment was recorded at the Bank level and resulted in a deferred state tax benefit of approximately $3.3 million. At December 31, 2008, the Corporation concluded that it was more likely than not that it would not realize this state tax benefit before the expiration of the net operating loss carryforward period and recorded a full valuation allowance against the state tax benefit. At the time, the analysis was based on numerous factors, including the State of New Jersey tax statutes, the ongoing performance and related forecasts of the Corporation and the Bank and the status of the economy and its impact on the forecasts.

The Corporation concluded, during the third quarter of 2011, that it was more likely than not that the 2008 state tax benefit was realizable and as such reversed the full valuation allowance, which resulted in an income tax benefit recognized in the third quarter of $3.0 million. The determination was based on the trends in state taxable income of the Bank and the five-year earnings forecast that was completed during the third quarter of 2011.

Based upon taxes paid and projected future taxable income, Management believes that it is more likely than not that the gross deferred tax assets will be realized.

12. BENEFIT PLANS

SAVINGS AND PROFIT SHARING PLANS:

The Corporation sponsors a profit sharing plan and a savings plan under Section 401(K) of the Internal Revenue Code, covering substantially all salaried employees over the age of 21 with at least 12 months service. Under the savings plan, the Corporation contributes three percent of salary for each employee regardless of the employees’ contributions as well as partially matching employee contributions. In addition, the Corporation is contributing an enhanced benefit to employees who were previously in the defined benefit plan, which was discontinued in 2008. In 2011 and 2010, the enhanced benefit was approximately $830 thousand and $801 thousand, respectively. Expense for the savings plan totaled approximately $2.0 million, $1.7 million and $1.8 million in 2011, 2010 and 2009, respectively.

Contributions to the profit sharing plan are made at the discretion of the Board of Directors and all funds are invested solely in Peapack-Gladstone Corporation common stock. The aggregate contribution to the profit sharing plan was $100 thousand in each of 2011, 2010 and 2009.

13. STOCK-BASED COMPENSATION

The Corporation’s 2002 Long-Term Stock Incentive Plan (as amended) and 2006 Long-Term Stock Incentive Plan allow the granting of shares of the Corporation’s common stock as incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights to directors, officers, employees and independent contractors of the Corporation and its Subsidiaries. The total number initially available to grant in active plans was 775,740 shares. There are no shares remaining for issuance with respect to stock option plans approved in 1995 and 1998; however, options granted under those plans are still included in the numbers below. At December 31, 2011, there were 187,977 additional shares available for grant under the unexpired plans.

Options granted under the long-term stock incentive plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. Stock options may vest during a period of up to five years after the date of grant. Some options granted to officers at or above the senior vice president level were immediately exercisable at the date of grant. The Corporation has a policy of using new shares to satisfy option exercises.

Changes in options outstanding during 2011 were as follows:

			Weighted
		Weighted	Average	Aggregate
		Average	Remaining	Intrinsic
	Number of	Exercise	Contractual	Value (In
	Options	Price	Term	Thousands)
Balance, January 1, 2011	578,763	$23.75
Granted During 2011	71,200	13.03
Expired During 2011	(67,901)	15.55
Forfeited During 2011	(4,280)	15.53
Balance, December 31, 2011	577,782	$23.45	4.44 years	$—
Vested and Expected to Vest (1)	550,674	$23.83	4.44 years	$—
Exercisable at December 31, 2011	418,321	$26.37	3.08 years	$—

(1) The difference between the shares which are exercisable (fully vested) and those which are expected to vest is due to anticipated forfeitures.

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation’s closing stock price on the last trading day of 2011 and the exercise price, multiplied by the number of in-the-money options). The Corporation’s closing stock price on December 31, 2011 was $10.75; therefore, there was less than $1 thousand intrinsic value in the stock options outstanding at that date.

There were no options exercised during 2011 and 2010. The aggregate intrinsic value of options exercised during 2009 was $230 thousand.

The per share weighted-average fair value of stock options granted during 2011, 2010 and 2009 was $3.88, $8.31 and $7.33, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2011	2010	2009
Dividend Yield	1.60%	1.30%	2.05%
Expected Volatility	32%	72%	50%
Expected Life	7 Years	7 Years	7 Years
Risk-Free Interest Rate	2.08%	2.91%	2.57%

For 2011, 2010 and 2009, the expected life of the option is the typical holding period of the Corporation’s options before being exercised by the optionee. The risk-free interest rate is the rate on a seven-year treasury bond for 2011, 2010 and 2009. The volatility is the performance the stock has experienced in the last five years.

As of December 31, 2011, there was approximately $640 thousand of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Corporation’s stock incentive plans. That cost is expected to be recognized over a weighted average period of 1.4 years.

The Corporation issued 28,732 and 55,993 restricted stock awards in 2011 and 2010, respectively, at a fair value equal to the market price of the Corporation’s common stock at the date of grant. The awards vest 40 percent after two years and 20 percent each year after until fully vesting on the fifth anniversary of the grant date. There were no forfeitures or vesting of restricted stock awards during 2011. As of December 31, 2011, there was $733 thousand of total unrecognized compensation cost related to nonvested shares,which is expected to vest over 1.6 years.

Changes in nonvested shares for 2011 were as follows:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Balance, January 1, 2011	55,993	$13.43
Granted During 2011	28,732	13.53
Vested During 2011	—	—
Balance, December 31, 2011	84,725	$13.46

14. COMMITMENTS AND CONTINGENCIES

The Corporation, in the ordinary course of business, is a party to litigation arising from the conduct of its business. Management does not consider that these actions depart from routine legal proceedings and believes that such actions will not affect its financial position or results of its operations in any material manner. There are various outstanding commitments and contingencies, such as guarantees and credit extensions, including mostly variable-rate loan commitments of $104.4 million and $108.7 million at December 31, 2011 and 2010, respectively, which are not included in the accompanying consolidated financial statements. These commitments include unused commercial and home equity lines of credit.

The Corporation issues financial standby letters of credit that are irrevocable undertakings by the Corporation to guarantee payment of a specified financial obligation. Most of the Corporation’s financial standby letters of credit arise in connection with lending relations and have terms of one year or less. The maximum potential future payments the Corporation could be required to make equals the contract amount of the standby letters of credit and amounted to $3.6 million and $7.5 million at December 31, 2011 and 2010, respectively. The fair value of the Corporation’s liability for financial standby letters of credit was insignificant at December 31, 2011.

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

At December 31, 2011, the Corporation was obligated under non-cancelable operating leases for certain premises. Rental expense aggregated $2.4 million, $2.6 million and $2.8 million for the years ended December 31, 2011, 2010 and 2009, respectively, which is included in premises and equipment expense in the consolidated statements of income.

The minimum annual lease payments under the terms of the operating lease agreements, as of December 31, 2011, were as follows:

(In Thousands)
2012	$2,449
2013	2,361
2014	2,099
2015	2,012
2016	1,733
Thereafter	8,109
Total	$18,763

The Corporation leases its administrative offices under a capital lease and, in addition, sold its Gladstone property in December 2011 and leased back the portion housing the branch under a capital lease.

The following is a schedule by year of future minimum lease payments under capitalized leases, together with the present value of net minimum lease payments as of December 31, 2011.

(In Thousands)
2012	$638
2013	638
2014	719
2015	760
2016	760
Thereafter	9,891
Total minimum lease payments	13,406
Less amount representing interest	(4,228)
Present value of net minimum lease payments	$9,178

The Corporation is also obligated under legally binding and enforceable agreements to purchase goods and services from third parties, including data processing service agreements.

15. REGULATORY CAPITAL

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

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). At year-end 2011 and 2010, the Bank maintained capital levels which met or exceeded the levels required to be considered well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that Management believes have changed the institution’s category.

To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.

The Bank’s actual capital amounts and ratios are presented in the following table.

			To Be Well
			Capitalized Under		For Capital
			Prompt Corrective		Adequacy
	Actual		Action Provisions		Purposes
(In Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2011:
Total Capital
(To Risk-Weighted Assets)	$131,993	13.50%	$97,737	10.00%	$78,190	8.00%
Tier I Capital
(To Risk-Weighted Assets)	119,764	12.25	58,642	6.00	39,095	4.00
Tier I Capital
(To Average Assets)	119,764	7.58	79,019	5.00	63,216	4.00
As of December 31, 2010:
Total Capital
(To Risk-Weighted Assets)	$124,653	13.54%	$92,092	10.00%	$73,674	8.00%
Tier I Capital
(To Risk-Weighted Assets)	113,108	12.28	55,255	6.00	36,837	4.00
Tier I Capital
(To Average Assets)	113,108	7.57	74,751	5.00	59,801	4.00

The Corporation’s actual capital amounts and ratios are presented in the following table.

			To Be Well
			Capitalized Under		For Capital
			Prompt Corrective		Adequacy
(In Thousands)	Actual		Action Provisions		Purposes
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2011:
Total Capital
(To Risk-Weighted Assets)	$134,541	13.76%	N/A	N/A	$78,241	8.00%
Tier I Capital
(To Risk-Weighted Assets)	122,304	12.51	N/A	N/A	39,120	4.00
Tier I Capital
(To Average Assets)	122,304	7.73	N/A	N/A	63,261	4.00
As of December 31, 2010:
Total Capital
(To Risk-Weighted Assets)	$130,695	14.16%	N/A	N/A	$73,831	8.00%
Tier I Capital
(To Risk-Weighted Assets)	119,125	12.91	N/A	N/A	36,915	4.00
Tier I Capital
(To Average Assets)	119,125	7.96	N/A	N/A	59,870	4.00

As fully described in Footnote 18, Subsequent Events, the Corporation redeemed the remaining portion of the preferred shares issued under the Treasury’s Capital Purchase Program, repaying $14.5 million on January 11, 2012. In association with this repayment, the Bank paid a $14.5 million dividend to the Corporation on January 10, 2012. The dividend was specifically approved by the Bank’s primary regulator.

16. PREFERRED STOCK

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

Cumulative dividends on the preferred shares accrue on the liquidation preference at a rate of 5 percent per annum for the first five years, and at a rate of 9 percent per annum thereafter. Subject to the approval of the Board of Governors of the Federal Reserve System, the preferred shares are redeemable at the option of the Corporation at 100 percent of their liquidation preference. If the Corporation redeems the preferred shares and the Treasury still owns the warrant, the Corporation could repurchase the warrant from the Treasury for its fair market value. Unless both the holder and the Corporation agree otherwise, the exercise of the warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 150,296 shares of common stock being issued).

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

On January 6, 2010 and March 2, 2011, the Corporation redeemed 25 percent of the preferred shares issued under the Treasury’s CPP, each time repaying approximately $7.2 million to the Treasury, including accrued and unpaid dividends of approximately $51 thousand and $17 thousand, respectively. As a result of the repurchase, the accretion related to the preferred stock was accelerated and approximately $330 thousand and $246 thousand was recorded as a reduction to retained earnings in the first quarters of 2010 and 2011, respectively. The Corporation’s redemption of the shares was not subject to additional conditions or stipulations from the Treasury.

17. BUSINESS SEGMENTS

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

The following table presents the statements of income and total assets for the Corporation’s reportable segments for the twelve months ended December 31, 2011, 2010 and 2009.

Twelve Months Ended December 31, 2011
		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$45,394	$3,521	$48,915
Noninterest Income	5,748	10,968	16,716
Total Income	51,142	14,489	65,631
Provision for Loan Losses	7,250	—	7,250
Salaries and Benefits	18,194	5,036	23,230
Premises and Equipment Expense	8,717	654	9,371
Other Noninterest Expense	7,837	3,961	11,798
Total Noninterest Expense	41,998	9,651	51,649
Income Before Income Tax Expense	9,144	4,838	13,982
Income Tax Expense	153	1,661	1,814
Net Income	$8,991	$3,177	$12,168
Total Assets at Period End	$1,599,007	$1,328	$1,600,335

Twelve Months Ended December 31, 2010
		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$46,291	$3,599	$49,890
Noninterest Income	4,076	10,039	14,115
Total Income	50,367	13,638	64,005
Provision for Loan Losses	10,000	—	10,000
Salaries and Benefits	17,570	4,959	22,529
Premises and Equipment Expense	8,861	763	9,624
Other Noninterest Expense	6,984	3,973	10,957
Total Noninterest Expense	43,415	9,695	53,110
Income Before Income Tax Expense	6,952	3,943	10,895
Income Tax Expense	2,060	1,171	3,231
Net Income	$4,892	$2,772	$7,664
Total Assets at Period End	$1,504,098	$1,327	$1,505,425

Twelve Months Ended December 31, 2009
		PGB Trust
(In Thousands)	Banking	& Investments	Total
Net Interest Income	$44,622	$3,726	$48,348
Noninterest (Loss)/Income	4,202	9,596	13,798
Total (Loss)/Income	48,824	13,322	62,146
Provision for Loan Losses	9,700	—	9,700
Salaries and Benefits	17,051	4,826	21,877
Premises and Equipment Expense	8,042	761	8,803
Other Noninterest Expense	8,207	3,379	11,586
Total Noninterest Expense	43,000	8,966	51,966
(Loss)/Income Before Income Tax Expense	5,824	4,356	10,180
Income Tax (Benefit)/Expense	1,747	1,307	3,054
Net (Loss)/Income	$4,077	$3,049	$7,126
Total Assets at Period End	$1,510,615	$1,738	$1,512,353

18. SUBSEQUENT EVENTS

On January 11, 2012, the Corporation redeemed the remaining 50 percent of the preferred shares issued under the Treasury’s CPP, repaying approximately $14.5 million to the Treasury, including accrued and unpaid dividends of approximately $112 thousand. The Corporation’s redemption of the shares was not subject to additional conditions or stipulations from the Treasury. As a result of the repurchase, the accretion related to the preferred stock was accelerated and approximately $362 thousand was recorded as a reduction to retained earnings in the first quarter of 2012. The 150,296 common share warrant remains outstanding after the redemption.

19. CONDENSED FINANCIAL STATEMENTS OF PEAPACK-GLADSTONE FINANCIAL CORPORATION (PARENT COMPANY ONLY)

Statements of Condition
	December 31,
(In Thousands)	2011	2010
Assets
Cash	$1,420	$283
Interest-Earning Deposits	35	3,526
Total Cash and Cash Equivalents	1,455	3,809
Securities Available for Sale	600	1,648
Investment in Subsidiary	120,426	111,719
Other Assets	509	599
Total Assets	$122,990	$117,775
Liabilities
Other Liabilities	$19	$59
Total Liabilities	19	59
Shareholders’ Equity
Preferred Stock	13,979	20,746
Common Stock	7,685	7,650
Surplus	96,323	95,586
Treasury Stock	(8,988)	(8,988)
Retained Earnings	13,868	4,693
Accumulated Other Comprehensive Income/ (Loss), Net of Income Tax Benefit	104	(1,971)
Total Shareholders’ Equity	122,971	117,716
Total Liabilities and Shareholders’ Equity	$122,990	$117,775

Statements of Income
	Years Ended December 31,
(In Thousands)	2011	2010	2009
Income
Dividend From Bank	$6,120	$8,663	$—
Other Income	76	166	309
Impairment Charges on Securities	—	(360)	—
Securities Gains/(Losses), Net	20	(19)	67
Total Income	6,216	8,450	376
Expenses
Other Expenses	68	74	73
Total Expenses	68	74	73
Income Before Income Tax Expense and Equity in Undistributed Earnings of Bank	6,148	8,376	303
Income Tax Expense/(Benefit)	16	(124)	68
Net Income Before Equity in Undistributed Earnings of Bank	6,132	8,500	235
Equity in Undistributed Earnings of Bank/(Dividends in Excess of Earnings)	6,036	(836)	6,891
Net Income	$12,168	$7,664	$7,126
Dividends on Preferred Stock and Accretion	1,228	1,686	1,493
Net Income Available to Common Shareholders	$10,940	$5,978	$5,633

Statements of Cash Flows
	Years Ended December 31,
(In Thousands)	2011	2010	2009
Cash Flows From Operating Activities:
Net Income	$12,168	$7,664	$7,126
Equity in Undistributed (Earnings)/Loss	(6,036)	836	(6,891)
(Gain)/Loss on Securities Available for Sale	(20)	379	(67)
Decrease/(Increase) in Other Assets	78	(74)	(145)
Decrease in Other Liabilities	(44)	(52)	(85)
Net Cash Provided by/(Used In) Operating Activities	6,146	8,753	(62)
Cash Flows From Investing Activities:
Capital Contribution to Subsidiary	—	—	(23,000)
Proceeds From Sales and Calls of Securities Available for Sale	1,108	2,237	1,160
Net Cash Provided by/(Used In) Investing Activities	1,108	2,237	(21,840)
Cash Flows From Financing Activities:
Gross Proceeds from Preferred Stock and Warrant	—	—	28,685
Costs Related to Issuance of Preferred Stock	—	—	(112)
Redemption of Preferred Stock	(7,172)	(7,172)	—
Cash Dividends Paid on Preferred Stock	(823)	(1,126)	(1,219)
Cash Dividends Paid on Common Stock	(1,765)	(1,757)	(3,524)
Tax Benefit on Stock Option Exercises	—	—	292
Exercise of Stock Options	—	—	1,108
Issuance of Common Shares (DRIP Program)	152	140	106
Treasury Stock Transactions	—	—	(1,094)
Net Cash (Used in)/Provided By Financing Activities	(9,608)	(9,915)	24,242
Net (Decrease)/Increase in Cash and Cash Equivalents	(2,354)	1,075	2,340
Cash and Cash Equivalents at Beginning of Period	3,809	2,734	394
Cash and Cash Equivalents at End of Period	$1,455	$3,809	$2,734

OFFICERS
Corporate Headquarters	Frank A. Kissel	Chairman of the Board & CEO*
Bedminster	Robert M. Rogers	President & COO*
	Jeffrey J. Carfora	Executive Vice President & CFO*
	Finn M.W. Caspersen, Jr.	Executive Vice President & General Counsel*
	Vincent A. Spero	Executive Vice President & Chief Lending Officer
	Robert A. Buckley	Senior Vice President & Branch Administrator
	Michael J. Giacobello	Senior Vice President & Retail Sales and Support
	Richard J. Ragoza	Senior Vice President & Senior Credit Officer
	Mary M. Russell	Senior Vice President & Comptroller
	Bridget J. Walsh	Senior Vice President & Human Resources Director
	Candida R. Almeida	Vice President
	Richard B. Barfuss	Vice President
	John W. Brun	Vice President & Business Development Officer
	Todd T. Brungard	Vice President & Bank Secrecy Act Compliance Officer
	Sheryl L. Cappa	Vice President
	Karen A. Collier	Vice President
	Ryan P. Corcoran	Vice President
	Lynda A. Cross	Vice President & Security Officer
	Karen M. Ferraro	Vice President
	Deborah M. Heins	Vice President
	Valerie L. Kodan	Vice President
	Marc R. Magliaro	Vice President
	Jean McDonnell	Vice President
	Rene B. Merghart	Vice President & Director of Facilities
	Stephen S. Miller	Vice President
	Elaine Muldowney	Vice President
	Denise M. Pace-Sanders	Vice President & Marketing Director
	Denise L. Parella	Vice President & Business Development Officer
	Christopher P. Pocquat	Vice President
	Scott T. Searle	Vice President
	Geraldine Segars	Vice President
	Susan K. Smith	Vice President
	James S. Stadtmueller	Vice President
	Margaret O. Volk	Vice President & Mortgage Officer
	Jesse D. Williams	Vice President
	Randall J. Williams	Vice President
	Alexandra A. Buono	Assistant Vice President
	Julie A. Burt	Assistant Vice President
	Betty J. Cariello	Assistant Vice President & Assistant Comptroller
	Marjorie A. Dzwonczyk	Assistant Vice President & CRA and Compliance Officer
	Ann M. Ficken	Assistant Vice President
	Audrey E. Gunter	Assistant Vice President
	James F. Meissner	Assistant Vice President
	Eram F. Mirza	Assistant Vice President
	Michele Ravo	Assistant Vice President
	Ana P. Ribeiro	Assistant Vice President
	Victoria Scalera	Assistant Vice President
	Veronica M. Smith	Assistant Vice President
	Eleanor B. Velasquez	Assistant Vice President
	Laura M. Watt	Assistant Vice President
	Annette M. Hanson	Assistant Cashier
	Truong Le	Assistant Cashier
	Robert Lynch	Assistant Cashier
	Adam Skillin	Assistant Cashier
	Antoinette Rosell	Corporate Secretary*
PGB Trust & Investments	Craig C. Spengeman	President & Chief Investment Officer*
Bedminster	John M. Bonk	First Vice President & Director of Wealth Management
	John E. Creamer	First Vice President & Senior Portfolio Manager
	Stephen M. Kozuch	First Vice President & Co-Director of Wealth Management
	Daniel J. Leary, III	First Vice President & Chief Fiduciary Officer
	Michael H. Pylypyshyn	First Vice President & Senior Trust Operations Officer
	Kurt G. Talke	First Vice President & Senior Trust Officer
	Catherine M. Denning	Vice President & Trust Officer
	Glenn C. Guerin	Vice President & Senior Financial Consultant
	Michael E. Herrmann	Vice President & Portfolio Manager
	James R. Housman	Vice President & Director of Tax
	Carolyn Larke	Vice President & Trust Officer
	Scott A. Marshman	Vice President & Trust Operations Officer
	Edward P. Nicolicchia	Vice President & Trust Operations Officer

	David C. O’Meara	Vice President & Trade Systems Manager
	Liza M. Rosenzweig	Vice President & Trust Officer/Compliance
	Patricia K. Sawka	Vice President & Trust Officer
	Anne M. Smith	Vice President & Portfolio Manager
	Rosalie De Benedetto	Assistant Tax Officer
	Daniel J. Prasnal	Assistant Trust Officer
	Polly S. Sumerfield	Assistant Trust Operations Officer
Bernardsville	Bruce B. Ficken	Assistant Vice President & Financial Consultant
Clinton	John W. Tarver	Vice President & Senior Financial Consultant
Morristown	Bryant K. Alford	Vice President & Senior Trust Officer
	Sarah A. Krieger	Vice President & Portfolio Manager
	John J. Lee	Vice President & Portfolio Manager
	Joseph Markovich	Vice President & Portfolio Manager
	MJ Sully	Vice President & Trust Officer
	Michael T. Tormey	Vice President & Private Wealth Advisor
	Anthony D. Pasculli	Assistant Vice President & Trust Officer
Summit	Peter T. Lillard	Vice President & Private Wealth Advisor
Bethlehem	Jane A. Kapinas	Vice President & Trust Officer
	Benjamin M. Tenaglia, III	Vice President & Portfolio Manager
Operations	Hubert P. Clarke	Senior Vice President & Chief Information Officer
Bedminster	Katherine M. Kremins	Senior Vice President & Senior Operations Officer
	Michael J. Coakley	Vice President
	Thomas N. Kasper	Vice President
	Nancy A. Murphy	Vice President
	Diane M. Ridolfi	Vice President
	Frank C. Waldron	Vice President
	Marie S. Arney	Assistant Vice President
	Vita M. Parisi	Assistant Vice President
	Margaret A. Trimmer	Assistant Vice President
	Scott Moore	Assistant Cashier
	Sharon Murphy	Assistant Cashier
	Marilyn A. Suitt	Assistant Cashier
Audit	Karen M. Chiarello	Senior Vice President & Auditor
Chester
Loan
Morristown	John A. Scerbo	Vice President
Summit	Michael Moreland	Assistant Vice President
Training	Doreen A. Macchiarola	Vice President & Corporate Trainer
Chester	Erin E. Villagra	Assistant Cashier

Branches
Bernardsville	Charles A. Studdiford, III	Vice President
	Carol E. Ritzer	Assistant Vice President
	Krista L. Bullard	Assistant Cashier
Bridgewater	Todd E. Young	Vice President
	Thomas W.S. Logan, III	Assistant Cashier
Califon	Ann W. Kallam	Vice President
Chatham	Therese Tadolini	Assistant Cashier
Chester	Joan S. Wychules	Vice President
	Louise C. Takacs	Assistant Cashier
Chubb Corporate Headquarters	Amy A. Messler	Assistant Vice President
Clinton	Elizabeth M. Miller	Vice President
	Marjorie J. Takleszyn	Assistant Cashier
Far Hills	Rohinton E. Madon	Vice President
Fellowship	Janet E. Battaglia	Assistant Vice President
Gladstone	Annette F. Malanga	Vice President
	Christie L. Sedita	Assistant Cashier
Green Village	Donna I. Gisone	Vice President
	Kerline B. Gourdet	Assistant Cashier
Hillsborough	Teresa M. Lawler	Vice President
	Maria C. Dentici	Assistant Cashier
Long Valley	Amy E. Glaser	Vice President
	Jessica L. Ballentine	Assistant Cashier
Mendham	Lauren T. Giacobbe	Vice President
	Anna M. Mentes	Assistant Cashier
Morristown	Valerie A. Olpp	Vice President
	Lisa A. Treich	Assistant Cashier
Oldwick	Deborah J. Krehely	Vice President
	Toni Jay-Choynake	Assistant Cashier
Piscataway	Lorraine M. Meyers	Vice President
Pluckemin	Lee Ann Hunt	Vice President
	Jacqueline R. Miller	Assistant Cashier
Pottersville	Tracey L. Goodroad	Assistant Vice President
Summit – DeForest	Kim M. Waldron	Assistant Cashier
Summit – Short Hills	Kim A. Kaminski	Vice President
Warren	Ronald F. Field	Vice President
	James A. Ciccone	Assistant Cashier
Whitehouse	Mary Lashine	Assistant Cashier

DIRECTORS

ANTHONY J. CONSI, II
Jupiter, FL

PAMELA HILL
Vice President, Ferris Corp
Gladstone, NJ

FRANK A. KISSEL
Chairman of the Board & Chief Executive Officer

JOHN D. KISSEL
Turpin Realty, Inc.
Far Hills, NJ

JAMES R. LAMB, ESQ.
James R. Lamb, P.C.
Morristown, NJ

EDWARD A. MERTON
Chester, NJ

F. DUFFIELD MEYERCORD
Managing Director and Partner, Carl Marks Consulting Group, LLC
Bedminster, NJ

JOHN R. MULCAHY
Far Hills, NJ

ROBERT M. ROGERS
President & Chief Operating Officer

PHILIP W. SMITH, III
President, Phillary Management, Inc.
Far Hills, NJ

CRAIG C. SPENGEMAN
President, PGB Trust and Investments

JACK D. STINE
Director Emeritus
Pluckemin, NJ

OFFICES

CORPORATE HEADQUARTERS (T)
500 Hills Drive, Bedminster, NJ 07921	(908) 234-0700
www.pgbank.com

BERNARDSVILLE
36 Morristown Road, Bernardsville, NJ 07924	(908) 766-1711

BRIDGEWATER
619 East Main Street, Bridgewater, NJ 08807	(908) 429-9988

CALIFON
438 Route 513, Califon, NJ 07830	(908) 832-5131

CHATHAM
311 Main Street, Chatham, NJ 07928	(973) 635-8500

CHESTER
350 Main Street, Chester, NJ 07930	(908) 879-8115

CHUBB CORPORATE HEADQUARTERS
15 Mountain View Road, Warren, NJ 07059	(908) 903-2597

CLINTON (T)
189 Center Street, Clinton, NJ 08809	(908) 238-1935

FAR HILLS
26 Dumont Road, Far Hills, NJ 07931	(908) 781-1018

FELLOWSHIP VILLAGE
8000 Fellowship Road, Basking Ridge, NJ 07920	(908) 719-4332

GLADSTONE (Main Office) (T)
190 Main Street, Gladstone, NJ 07934	(908) 719-4360

GREEN VILLAGE ROAD
278 Green Village Road, Green Village, NJ 07935	(973) 377-4790

HILLSBOROUGH
417 Route 206 North, Hillsborough, NJ 08844	(908) 281-1031

LONG VALLEY
59 East Mill Road, Long Valley, NJ 07853	(908) 876-3300

MENDHAM
17 East Main Street, Mendham, NJ 07945	(973) 543-6499

MORRISTOWN (T)
233 South Street, Morristown, NJ 07960	(973) 455-1118

OLDWICK
169 Lamington Road, Oldwick, NJ 08858	(908) 439-2320

PISCATAWAY
1038 Stelton Road, Piscataway, NJ 08854	(732) 562-8799

PLUCKEMIN
468 Route 202/206 North, Bedminster, NJ 07921	(908) 658-4500

POTTERSVILLE
11 Pottersville Road, Pottersville, NJ 07979	(908) 439-2265

SUMMIT – DEFOREST (T)
48 DeForest Avenue, Summit, NJ 07901	(908) 273-2890

SUMMIT – SHORT HILLS
54 Morris & Essex Turnpike, Summit, NJ 07901	(973) 467-8900

WARREN
58 Mountain Boulevard, Warren, NJ 07059	(908) 757-2805

WHITEHOUSE
531 US Highway 22 East, Whitehouse Station, NJ 08889	(908) 534-5590

BETHLEHEM (T)
One Bethlehem Plaza, Suite 410, Bethlehem, PA 18018	(610) 861-4030

(T) Denotes PGB Trust & Investments Office

SHAREHOLDER INFORMATION

Corporate Address
500 Hills Drive
Bedminster, NJ 07921
(908) 234–0700
www.pgbank.com

Stock Listing
Peapack-Gladstone Financial Corporation common stock is traded on the
NASDAQ Global Select Market under the symbol PGC.

Independent Registered Public Accounting Firm
Crowe Horwath LLP
345 Eisenhower Parkway, Plaza 1
Livingston, New Jersey 07039-1027

Transfer Agent
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
(800) 368-5948

Shareholder Relations
Jeffrey J. Carfora, Executive Vice President and Chief Financial Officer
(908) 719-4308
jcarfora@pgbank.com

Annual Meeting
The annual meeting of shareholders of Peapack-Gladstone Financial Corporation will be held on April 24, 2012 at 2:00 p.m. at the Fiddler’s Elbow Country Club in
Bedminster, New Jersey.

